EXECUTION COPY




                    RESIDENTIAL ASSET SECURITIES CORPORATION,

                                    Company,

                        RESIDENTIAL FUNDING CORPORATION,

                                Master Servicer,

                                       and

                       THE FIRST NATIONAL BANK OF CHICAGO,

                                     Trustee




                         POOLING AND SERVICING AGREEMENT

                            Dated as of March 1, 1997



                       Mortgage Pass-Through Certificates

                                 Series 1997-KS1






NY1-196367.4

                                                 TABLE OF CONTENTS
                                                                      Page

                                                     ARTICLE I

                                                    DEFINITIONS............  2
Section 1.01.  Definitions...................................................  2
         Adjusted Mortgage Rate..............................................  2
         Adjustment Date.....................................................  2
         Advance    .........................................................  2
         Affiliate  .........................................................  2
         Agreement  .........................................................  3
         Amount Held for Future Distribution.................................  3
         Appraised Value.....................................................  3
         Assignment .........................................................  3
         Assignment Agreement................................................  3
         Available Distribution Amount.......................................  3
         Bankruptcy Amount...................................................  4
         Bankruptcy Code.....................................................  4
         Bankruptcy Loss.....................................................  4
         Book-Entry Certificate..............................................  4
         Business Day........................................................  4
         Buydown Funds.......................................................  4
         Buydown Mortgage Loan...............................................  5
         Cash Liquidation....................................................  5
         Certificate.........................................................  5
         Certificate Account.................................................  5
         Certificate Account Deposit Date....................................  5
         Certificateholder or Holder.........................................  5
                           Certificate Insurer Premium Rate..................  6
         Certificate Owner...................................................  6
         Certificate Principal Balance.......................................  6
         Certificate Register and Certificate Registrar......................  6
         Class      .........................................................  6
         Class A Certificate.................................................  6
         Class A-I Certificate...............................................  6
         Class A-I Percentage................................................  6
         Class A-II Certificate..............................................  7
         Class A-II Percentage...............................................  7
         Class R Certificate.................................................  7
         Closing Date........................................................  7
         Code       .........................................................  7
         Converted Mortgage Loan.............................................  8
         Convertible Mortgage Loan...........................................  8
         Converting Mortgage Loan............................................  8
         Corporate Trust Office..............................................  8


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          Curtailment..................................................... 8
          Custodial Account............................................... 8
          Custodial Agreement............................................. 8
          Custodian  ..................................................... 8
          Cut-off Date.................................................... 9
          Cut-off Date Principal Balance.................................. 9
          Deficient Valuation............................................. 9
          Definitive Certificate.......................................... 9
          Deleted Mortgage Loan........................................... 9
          Delinquency Ratio............................................... 9
          Delinquent....................................................  9
          Depository .....................................................10
          Depository Participant..........................................10
          Destroyed Mortgage Note.........................................10
          Determination Date..............................................10
          Disqualified Organization.......................................10
          Distribution Date...............................................10
          Due Date   .....................................................10
          Due Period .....................................................11
          Eligible Account................................................11
          Event of Default................................................11
          Excess Bankruptcy Loss..........................................11
          Excess Fraud Loss...............................................11
          Excess Special Hazard Loss......................................11
          Extraordinary Events............................................11
          Extraordinary Losses............................................12
          FDIC       .....................................................12
          FHLMC      .....................................................12
          Final Distribution Date.........................................12
          Fitch      .....................................................12
          FNMA       .....................................................13
          Foreclosure Profits.............................................13
          Fraud Loss Amount...............................................13
          Fraud Losses....................................................14
          Gross Margin....................................................14
          Group I Cumulative Insurance Payments...........................14
          Group I Loans...................................................14
          Group II Cumulative Insurance Payments..........................14
          Group II Loans..................................................14
          High Cost Loan..................................................14
          Independent.....................................................14
          Initial Certificate Principal Balance...........................15
                            Insurance Agreement...........................15
                            Insurance Proceeds............................15
                            Insured Amount................................15

 ..........................................................................15


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                                                        ii

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        Insurer    ..................................................... 15
        Interest Accrual Period......................................... 16
        Junior Mortgage Loan............................................ 16
        Late Collections................................................ 16
        Late Payment Rate............................................... 16
        LIBOR Rate Adjustment Date...................................... 17
        Liquidation Proceeds............................................ 17
        Loan-to-Value Ratio............................................. 17
        Loan Group ..................................................... 17
        Loan Group I.................................................... 17
        Loan Group I Excess Cash Flow................................... 17
        Loan Group II................................................... 17
        Loan Group II Excess Cash Flow.................................. 17
        Maturity Date................................................... 17
        Minimum Mortgage Rate........................................... 18
        Monthly Payment................................................. 18
        Moody's    ..................................................... 18
        Mortgage   ..................................................... 18
        Mortgage File................................................... 18
        Mortgage Loan Schedule.......................................... 18
        Mortgage Loans.................................................. 20
        Mortgage Note................................................... 20
        Mortgage Rate................................................... 20
        Mortgaged Property.............................................. 20
        Mortgagor  ..................................................... 20
        Net Mortgage Rate............................................... 20
        Non-Primary Residence Loans..................................... 21
        Non-United States Person........................................ 21
        Nonrecoverable Advance.......................................... 21
        Nonsubserviced Mortgage Loan.................................... 21
        Notice     ..................................................... 21
        Officers' Certificate........................................... 21
        Opinion of Counsel.............................................. 21
        Optional Termination Date....................................... 22
        Outstanding Mortgage Loan....................................... 22
        Ownership Interest.............................................. 22
        Pass-Through Rate............................................... 22
        Paying Agent.................................................... 22
        Percentage Interest............................................. 22
        Periodic Cap.................................................... 22
        Permitted Investments........................................... 22
        Permitted Transferee............................................ 24
        Person     ..................................................... 24
        Policy     ..................................................... 24
        Pool Stated Principal Balance................................... 24
        Prepayment Assumption........................................... 24
        Prepayment Period............................................... 24


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                                                   iii

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         Primary Insurance Policy...................................... 25
         Principal Distribution Amount................................. 25
         Principal Prepayment.......................................... 26
         Principal Prepayment in Full.................................. 26
         Program Guide................................................. 26
         Purchase Price................................................ 26
         Qualified Substitute Mortgage Loan............................ 26
         Rating Agency................................................. 27
         Realized Loss................................................. 27
         Record Date................................................... 27
         Relief Act ................................................... 27
         REMIC      ................................................... 28
         REMIC Administrator........................................... 28
         REMIC Provisions.............................................. 28
         REO Acquisition............................................... 28
         REO Disposition............................................... 28
         REO Imputed Interest.......................................... 28
         REO Proceeds.................................................. 28
         REO Property.................................................. 28
         Request for Release........................................... 28
         Required Insurance Policy..................................... 28
         Required Subordinated Amount.................................. 29
         Residential Funding........................................... 30
         Responsible Officer........................................... 30
         Rolling Six Month Delinquency Rate............................ 30
         Seller     ................................................... 30
         Seller's Agreement............................................ 30
         Servicing Accounts............................................ 31
         Servicing Advances............................................ 31
         Servicing Fee................................................. 31
                           Servicing Fee Rate.......................... 31
         Servicing Officer............................................. 31
         Special Hazard Amount......................................... 31
         Standard & Poor's............................................. 32
         Startup Date.................................................. 32
         Stated Principal Balance...................................... 32
         Subordinated Amount........................................... 32
         Subordination Deficiency Amount............................... 32
         Subordination Increase Amount................................. 33
         Subordination Reduction Amount................................ 33
         Subserviced Mortgage Loan..................................... 33
         Subservicer................................................... 33
         Subservicer Advance........................................... 34
         Subservicing Account.......................................... 34
         Subservicing Agreement........................................ 34
         Tax Returns................................................... 34
         Transfer   ................................................... 34


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         Transferee ...................................................... 34
         Transferor ...................................................... 34
         Trigger Event.................................................... 34
         Trust Fund ...................................................... 35
         12 Month Loss Amount............................................. 35
         Uniform Single Attestation Program for Mortgage Bankers.......... 35
         Uninsured Cause.................................................. 35
         United States Person............................................. 35
         Voting Rights.................................................... 36
Section 1.02.       Determination of LIBOR................................ 36

                                                    ARTICLE II

                                  CONVEYANCE OF MORTGAGE LOANS;
                                ORIGINAL ISSUANCE OF CERTIFICATES....... 38
Section 2.01. Conveyance of Mortgage Loans................................. 38
Section 2.02. Acceptance by Trustee........................................ 41
Section 2.03. Representations, Warranties and Covenants of the Master
              Servicer and the Company..................................... 42
Section 2.04. Representations and Warranties of Sellers; Additional
              Representations and Warranties of Residential Funding........ 44
Section 2.05. Execution and Authentication of Certificates................. 46

                                     ARTICLE III

                            ADMINISTRATION AND SERVICING
                                  OF MORTGAGE LOANS........................ 47
Section 3.01. Master Servicer to Act as Servicer........................... 47
Section 3.02. Subservicing Agreements Between Master Servicer and
              Subservicers; Enforcement of Subservicers' and Sellers'
              Obligations.................................................. 48
Section 3.03. Successor Subservicers....................................... 49
Section 3.04. Liability of the Master Servicer............................. 50
Section 3.05. No Contractual Relationship Between Subservicer and Trustee
              or Certificateholders........................................ 50
Section 3.06. Assumption or Termination of Subservicing Agreements by
              Trustee...................................................... 50
Section 3.07. Collection of Certain Mortgage Loan Payments; Deposits to
              Custodial Account............................................ 51
Section 3.08. Subservicing Accounts; Servicing Accounts.................... 53
Section 3.09. Access to Certain Documentation and Information Regarding the
              Mortgage Loans............................................... 55
Section 3.10. Permitted Withdrawals from the Custodial Account............. 55
Section 3.11. Maintenance of Primary Insurance Coverage.................... 57
Section 3.12. Maintenance of Fire Insurance and Omissions and Fidelity
              Coverage..................................................... 57


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Section 3.13.Enforcement of Due-on-Sale Clauses; Assumption and
             Modification Agreements; Certain Assignments.................. 59
Section 3.14.Realization Upon Defaulted Mortgage Loans..................... 61
Section 3.15.Trustee to Cooperate; Release of Mortgage Files............... 63
Section 3.16.Servicing and Other Compensation; Compensating Interest....... 64
Section 3.17.Reports to the Trustee and the Company........................ 65
Section 3.18.Annual Statement as to Compliance............................. 66
Section 3.19.Annual Independent Public Accountants' Servicing Report....... 66
Section 3.20.Right of the Company in Respect of the Master Servicer........ 67
Section 3.21.Converted Mortgage Loans; Certain Procedures and
             Purchasers.................................................... 67
Section 3.22.Administration of Buydown Funds............................... 68

                                    ARTICLE IV

                          PAYMENTS TO CERTIFICATEHOLDERS................... 70
Section 4.01.Certificate Account........................................... 70
Section 4.02.Distributions................................................. 71
Section 4.03.Statements to Certificateholders.............................. 74
Section 4.04.Distribution of Reports to the Trustee and the Company;
             Advances by the Master Servicer............................... 77
Section 4.05.Allocation of Realized Losses................................. 79
Section 4.06.Reports of Foreclosures and Abandonment of Mortgaged
             Property...................................................... 80
Section 4.07.Optional Purchase of Defaulted Mortgage Loans................. 80
Section 4.08.The Policy.................................................... 80

                                     ARTICLE V

                                 THE CERTIFICATES.......................... 82
Section 5.01.The Certificates.............................................. 82
Section 5.02.Registration of Transfer and Exchange of Certificates......... 83
Section 5.03.Mutilated, Destroyed, Lost or Stolen Certificates............. 88
Section 5.04.Persons Deemed Owners......................................... 88
Section 5.05.Appointment of Paying Agent................................... 89
Section 5.06.Optional Purchase of Certificates............................. 89

                                    ARTICLE VI

                        THE COMPANY AND THE MASTER SERVICER................ 92
Section 6.01.Respective Liabilities of the Company and the Master Servicer. 92
Section 6.02.Merger or Consolidation of the Company or the Master
                    Servicer; Assignment of Rights and Delegation of Duties
                    by Master Servicer..................................... 92
Section 6.03.Limitation on Liability of the Company, the Master Servicer and
             Others........................................................ 93
Section 6.04.Company and Master Servicer Not to Resign..................... 94


NY1-196367.4
                                                    vi

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                                                    ARTICLE VII

                                             DEFAULT..................... 94
Section 7.01.Events of Default............................................. 94
Section 7.02.Trustee or Company to Act; Appointment of Successor........... 96
Section 7.03.Notification to Certificateholders............................ 97
Section 7.04.Waiver of Events of Default................................... 97
Section 7.05.Trigger Events; Removal of Master Servicer............... 98

                                   ARTICLE VIII

                              CONCERNING THE TRUSTEE....................... 99
Section 8.01.Duties of Trustee............................................. 99
Section 8.02.Certain Matters Affecting the Trustee.........................101
Section 8.03.Trustee Not Liable for Certificates or Mortgage Loans.........102
Section 8.04.Trustee May Own Certificates..................................102
Section 8.05.Master Servicer to Pay Trustee's Fees and Expenses;
             Indemnification...............................................103
Section 8.06.Eligibility Requirements for Trustee..........................104
Section 8.07.Resignation and Removal of the Trustee........................104
Section 8.08.Successor Trustee.............................................105
Section 8.09.Merger or Consolidation of Trustee............................106
Section 8.10.Appointment of Co-Trustee or Separate Trustee.................106
Section 8.11.Appointment of Custodians.....................................107
Section 8.12.Appointment of Office or Agency...............................107

                                    ARTICLE IX

                                    TERMINATION............................107
Section 9.01.Termination Upon Purchase by the Master Servicer or the
             Company or Liquidation of All Mortgage Loans..................107
Section 9.02.Additional Termination Requirements...........................110

                                     ARTICLE X

                                        REMIC PROVISIONS...................111
Section 10.01 REMIC Administration........................................111
Section 10.02.Master Servicer, REMIC Administrator and Trustee
                                  Indemnification..........................114

                                           ARTICLE XI

                                    MISCELLANEOUS PROVISIONS.............115
Section 11.01. Amendment.....................................................115
Section 11.02. Recordation of Agreement; Counterparts........................118
Section 11.03. Limitation on Rights of Certificateholders....................118
Section 11.04. Governing Law.................................................119


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                                                   vii

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Section 11.05. Notices.....................................................119
Section 11.06. Notices to Rating Agency and the Insurer....................120
Section 11.07. Severability of Provisions..................................121
Section 11.08. Supplemental Provisions for Resecuritization................121
Section 11.09. Rights of the Insurer.......................................121



EXHIBITS

Exhibit A           Form of Class A Certificate
Exhibit B           Form of Class R Certificate
Exhibit C           Form of Custodial Agreement
Exhibit D-1         Mortgage Loan Schedule - Group I
Exhibit D-2         Mortgage Loan Schedule - Group II
Exhibit E           Forms of Request for Release
Exhibit F-1         Form of Transfer Affidavit and Agreement
Exhibit F-2         Form of Transferor Certificate
Exhibit G           Form of Investor Representation Letter
Exhibit H           Form of Transferor Representation Letter
Exhibit I           Text of Amendment to Pooling and Servicing
                    Agreement Pursuant to Section 11.01(e) for a
                    Limited Guaranty
Exhibit J           Form of Limited Guaranty
Exhibit K           Form of Lender Certification for Assignment of Mortgage Loan
Exhibit L           Form of Rule 144A Investment Representation
Exhibit M           High Cost Mortgage Loans
Exhibit N           Representations and Warranties of Residential Funding
Exhibit O           Certificate Guaranty Insurance Policy




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                                                       viii

                  This Pooling and Servicing Agreement, effective as of March 1, 1997, among RESIDENTIAL ASSET SECURITIES CORPORATION, as the company (together with its permitted successors and assigns, the "Company"), RESIDENTIAL FUNDING CORPORATION, as master servicer (together with its permitted successors and assigns, the "Master Servicer"), and THE FIRST NATIONAL BANK OF CHICAGO, a national banking association, as trustee (together with its permitted successors and assigns, the "Trustee"),

                                              PRELIMINARY STATEMENT:

                  The Company intends to sell mortgage pass-through certificates (collectively, the "Certificates"), to be issued hereunder in six classes, which in the aggregate will evidence the entire beneficial ownership interest in the Mortgage Loans (as defined herein). As provided herein, the Master Servicer will make an election to treat the entire segregated pool of assets subject to this Agreement (including the Mortgage Loans) as a real estate mortgage investment conduit (a "REMIC") for federal income tax purposes and such segregated pool of assets will be designated as the "Trust Fund." Each Class of Class A
Certificates will represent ownership of "regular interests" in the REMIC consisting of the Trust Fund, and the Class R Certificates will constitute the sole Class of "residual interest" therein for purposes of the REMIC Provisions (as defined herein) under federal income tax law.

                  The following table sets forth the designation, type, Pass-Through Rate, aggregate Initial Certificate Principal Balance, Maturity Date, initial ratings and certain features for each Class of Certificates comprising the interests in the Trust Fund created hereunder.



                                                 Aggregate Initial
                              Pass-Through     Certificate
  Designation     Type         Rate           Principal Balance     Features                Maturity Date    Initial Ratings
 -----------     ----        ------          -----------------      --------                -------------

                                                                                                                         Moody
                                                                                                                S&P      's


Class A-I-1      Senior     Adjustable        $52,000,000.00       Senior/Sequential       April 25, 2027       AAA         Aaa
                                Rate

Class A-I-2      Senior           7.07%       $32,000,000.00       Senior/Sequential       April 25, 2027       AAA         Aaa

Class A-I-3      Senior           7.39%       $16,000,000.00       Senior/Sequential       April 25, 2027       AAA         Aaa

Class A-I-4      Senior           7.65%       $21,743,601.00       Senior/Sequential       April 25, 2027       AAA         Aaa

Class A-II       Senior  Adjustable Rate     $151,859,043.00            Senior             April 25, 2027       AAA         Aaa


Class R         Subordinate      N/A         $1.60                Subordinate/Residual     April 25, 2027        A         N/A




                  The Mortgage Loans have an aggregate Cut-off Date Principal Balance equal to $273,602,645.60. The Mortgage Loans are comprised of two Loan Groups. The Group I Loans are fixed-rate first and junior lien mortgage loans having terms to maturity at origination or modification of not more than 30 years and the Group II Loans are adjustable rate first lien mortgage loans having terms to maturity at origination or modification of not more than 30 years.

                  In consideration of the mutual agreements herein contained, the Company, the Master Servicer and the Trustee agree as follows:


NY1-196367.4

                                    ARTICLE I

                                   DEFINITIONS

     Section 1.01. Definitions. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.
                  Accrued Certificate Interest: With respect to each Distribution Date, as to any Class A Certificate, interest accrued during the related Interest Accrual Period at the related Pass-Through Rate on the Certificate Principal Balance thereof immediately prior to such Distribution Date (or in the case of the first Distribution Date, the Cut-off Date) in each case reduced by (i) the interest portion (adjusted to the Net Mortgage Rate) of Realized Losses with respect to Mortgage Loans in the related Loan Group (including Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses and Extraordinary Losses) not allocated solely to the Class R Certificates pursuant to Section 4.05, (ii) the interest portion of Advances with respect to the related Loan Group previously made with respect to a Mortgage Loan or REO Property which remained unreimbursed following the Cash Liquidation or REO Disposition of such Mortgage Loan or REO Property that were made with respect to delinquencies that were ultimately determined to be Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses and (iii) any other interest shortfalls with respect to the related Loan Group not covered by the subordination provided by the Class R Certificates, including interest that is not collectible from the Mortgagor for the related Due Period pursuant to the Relief Act or similar legislation or regulations as in effect from time to time (without reduction for any Class A-I Unpaid Interest Shortfalls and Class A-II Unpaid Interest Shortfalls), with all such reductions allocated among all of the Class A-I Certificates in the case of any of such reductions that derive from Loan Group I, in proportion to their respective amounts of Accrued Certificate Interest which would have resulted absent such reductions, and to the Class A-II Certificates in the case of any of such reductions that derive from Loan Group II. Accrued Certificate Interest will be calculated on the Class A-I Certificates (other than the Class A-I-1 Certificates) on the basis of a 360-day year consisting of twelve 30-day months, and on the Class A-I-1 Certificates and Class A-II Certificates on the basis of the actual number of days in the related Interest Accrual Period and a 360-day year.

                  Adjusted Mortgage Rate: With respect to any Mortgage Loan and any date of determination, the Mortgage Rate borne by the related Mortgage Note, less the rate at which the related Subservicing Fee accrues.

                  Adjustment Date: As to each Group II Loan, each date set forth in the related Mortgage Note on which an adjustment to the interest rate on such Mortgage Loan becomes effective.

     Advance: As to any Mortgage Loan, any advance made by the Master Servicer, pursuant to Section 4.04.

     Affiliate: With respect to any Person, any other Person controlling, controlled by or under common control with such first Person. For the purposes of this definition,

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                                                         2

"control" means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

Agreement: This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

                  Amount Held for Future Distribution: As to any Distribution Date and each Loan Group, the total of the amounts held in the Custodial Account at the close of business on the preceding Determination Date on account of (i) Liquidation Proceeds, Insurance Proceeds, Principal Prepayments, Mortgage Loan purchases made pursuant to Section 2.02, 2.03, 2.04, 3.21 or 4.07 and Mortgage Loan substitutions made pursuant to Section 2.03 or 2.04 received or made in the month of such Distribution Date (other than such Liquidation Proceeds, Insurance Proceeds and purchases of Mortgage Loans that the Master Servicer has deemed to have been received in the preceding month in accordance with Section 3.07(b)) and (ii) payments which represent early receipt of scheduled payments of principal and interest due on a date or dates subsequent to the Due Date in the related Due Period, in each case with respect to the Mortgage Loans in the related Loan Group.

                  Appraised Value: As to any Mortgaged  Property,  the lesser of
(i) the appraised value of such Mortgaged Property based upon the appraisal made at the time of the origination of the related Mortgage Loan, and (ii) the sales price of the Mortgaged Property at such time of origination, except in the case of a Mortgaged Property securing a refinanced or modified Mortgage Loan as to which it is either the appraised value based upon the appraisal made at the time of origination of the loan which was refinanced or modified or the appraised value determined in an appraisal at the time of refinancing or modification, as the case may be.

                  Assignment: An assignment of the Mortgage, notice of transfer or equivalent instrument, in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale of the Mortgage Loan to the Trustee for the benefit of Certificateholders, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering Mortgages secured by Mortgaged Properties located in the same county, if permitted by law and accompanied by an Opinion of Counsel to that effect.

                  Assignment Agreement: The Assignment and Assumption Agreement, dated March 27, 1997, between Residential Funding and the Company relating to the transfer and assignment of the Mortgage Loans.

                  Available Distribution Amount: As to any Distribution Date and each Loan Group, an amount equal to (a) the sum of (i) the amount relating to the Mortgage Loans on deposit in the Custodial Account as of the close of business on the immediately preceding Determination Date and amounts deposited in the Custodial Account in connection with the substitution of Qualified
Substitute Mortgage Loans, (ii) the amount of any Advance made on the immediately preceding Certificate Account Deposit Date, (iii) any amount deposited in the Certificate Account on the related Certificate Account Deposit Date pursuant to the second paragraph of Section 3.12(a), (iv) any amount that the Master Servicer is not permitted to


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                                                         3
withdraw from the Custodial Account pursuant to Section 3.16(e) and (v) any amount deposited in the Certificate Account pursuant to Section 4.07 or 9.01, reduced by (b) the sum as of the close of business on the immediately preceding Determination Date of (w) aggregate Foreclosure Profits, (x) the Amount Held for Future Distribution, (y) amounts permitted to be withdrawn by the Master Servicer from the Custodial Account in respect of the Mortgage Loans pursuant to clauses (ii)-(x), inclusive, of Section 3.10(a) and (z) the Certificate Insurer Premium payable on such Distribution Date, in each case with respect to the related Loan Group.

                  Bankruptcy Amount: As of any date of determination and with respect to each of Loan Group I and Loan Group II, an amount equal to the excess, if any, of (A) $100,000 over (B) the aggregate amount of Bankruptcy Losses with respect to the related Loan Group allocated to the Class R
Certificates or the related Loan Group I Excess Cash Flow or Loan Group II Excess Cash Flow in accordance with Section 4.05. The Bankruptcy Amount for any Loan Group may be further reduced by the Master Servicer (including accelerating the manner in which such coverage is reduced) provided that prior to any such reduction, the Master Servicer shall (i) obtain written approval from the Insurer and written confirmation from each Rating Agency that such reduction shall not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency, without taking into account the Policy, and (ii) provide a copy of such written confirmation to the Trustee and the Insurer.

                  Bankruptcy Code:  The Bankruptcy Code of 1978, as amended.

                  Bankruptcy Loss: With respect to any Mortgage Loan, a Deficient Valuation or Debt Service Reduction; provided, however, that neither a Deficient Valuation nor a Debt Service Reduction shall be deemed a Bankruptcy Loss hereunder so long as the Master Servicer has notified the Trustee and the Insurer in writing that the Master Servicer is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related Mortgage Loan and either (A) the related Mortgage Loan is not in default with regard to payments due thereunder or (B) delinquent payments of principal and interest under the related Mortgage Loan and any premiums on any applicable primary hazard insurance policy and any related escrow payments in respect of such Mortgage Loan are being advanced on a current basis by the Master Servicer or a Subservicer, in either case without giving effect to any Debt Service Reduction.

     Book-Entry Certificate: Any Certificate registered in the name of the Depository or its nominee.
                  Business Day: Any day other than (i) a Saturday or a Sunday or
(ii) a day on which banking institutions in the State of New York, the State of Michigan, the State of California or the State of Illinois (and such other state or states in which the Custodial Account or the Certificate Account are at the time located) are required or authorized by law or executive order to be closed.

     Buydown Funds: Any amount contributed by the seller of a Mortgaged Property, the Company or other source in order to enable the Mortgagor to reduce the payments required

NY1-196367.4
                                                         4
to be made from the Mortgagor's funds in the early years of a Mortgage Loan. Buydown Funds are not part of the Trust Fund prior to deposit into the Custodial or Certificate Account.

                  Buydown Mortgage Loan: Any Mortgage Loan as to which a specified amount of interest is paid out of related Buydown Funds in accordance with a related buydown agreement.

                  Cash Liquidation: As to any defaulted Mortgage Loan other than a Mortgage Loan as to which an REO Acquisition occurred, a determination by the Master Servicer that it has received all Insurance Proceeds, Liquidation Proceeds and other payments or cash recoveries which the Master Servicer reasonably and in good faith expects to be finally recoverable with respect to such Mortgage Loan.

                  Certificate:  Any Class A Certificate or Class R Certificate.

                  Certificate Account: The account or accounts created and maintained pursuant to Section 4.01, which shall be entitled "The First National Bank of Chicago, as trustee, in trust for the registered holders of Residential Asset Securities Corporation, Mortgage Pass-Through Certificates, Series 1997-KS1" and which must be an Eligible Account. Any such account or accounts created and maintained subsequent to the Closing Date shall be subject to the approval of the Insurer, which approval shall not be unreasonably withheld.

     Certificate Account Deposit Date: As to any Distribution Date, the Business Day prior thereto.
                  Certificateholder or Holder: The Person in whose name a Certificate is registered in the Certificate Register, except that neither a Disqualified Organization nor a Non-United States Person shall be a holder of a Class R Certificate for any purpose hereof. Solely for the purpose of giving any consent or direction pursuant to this Agreement, any Certificate, other than a Class R Certificate, registered in the name of the Company, the Master Servicer or any Subservicer or any Affiliate thereof shall be deemed not to be outstanding and the Percentage Interest or Voting Rights evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests or Voting Rights necessary to effect any such consent or direction has been obtained. All references herein to "Holders" or "Certificateholders" shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and participating members thereof, except as otherwise specified herein; provided, however, that the Trustee shall be required to recognize as a "Holder" or "Certificateholder" only the Person in whose name a Certificate is registered in the Certificate Register. Unless otherwise indicated in this Agreement, the Custodial Agreement or the Assignment Agreement, whenever reference is made to the actions taken by the Trustee on behalf of the Certificateholders, such reference shall include the Insurer as long as there is no Insurer Default continuing.

                  Certificate Insurer Premium: The premium payable to the Insurer on each Distribution Date in an amount equal to one-twelfth of the product of the Certificate Insurer Premium Rate and the Certificate Principal Balance of the Class A Certificates immediately prior to such Distribution Date.


NY1-196367.4
                                                         5

     Certificate Insurer Premium Rate: The per annum rate specified in the Insurance Agreement for the purpose of calculating the Certificate Insurer Premium.
                  Certificate Owner: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Certificate, as reflected on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent, if any, and otherwise on the books of a Depository Participant, if any, and otherwise on the books of the Depository.

                  Certificate Principal Balance: With respect to each Class A Certificate, on any date of determination, an amount equal to (i) the initial Certificate Principal Balance of such Certificate as specified on the face thereof, minus (ii) the sum of (x) the aggregate of all amounts previously distributed with respect to such Certificate (or any predecessor Certificate) (including such amounts paid pursuant to the Policy) to reduce the Certificate Principal Balance thereof pursuant to Section 4.02(a) and (y) the aggregate of all reductions in Certificate Principal Balance deemed to have occurred in connection with Realized Losses which were previously allocated to such Certificate (or any predecessor Certificate) pursuant to Section 4.05 (other than any such amounts included in an Insured Amount paid pursuant to the Policy). With respect to each Class R Certificate, on any date of determination, an amount equal to the Percentage Interest evidenced by such Certificate times the sum of (i) the excess, if any, of (A) the then aggregate Stated Principal Balance of the Group I Loans over (B) the then aggregate Certificate Principal Balance of all Class A-I Certificates then outstanding plus (ii) the excess, if any, of (A) the then aggregate Stated Principal Balance of the Group II Loans over (B) the then aggregate Certificate Principal Balance of all Class A-II Certificates then outstanding.

     Certificate Register and Certificate Registrar: The register maintained and the registrar appointed pursuant to Section 5.02.

Class:  Collectively, all of the Certificates bearing the same designation.

Class A Certificate:  Any one of the Class A-I or Class A-II Certificates.

                  Class A-I Certificate: Any one of the Class A-I-1, Class A-I-2, Class A-I-3 or Class A-I-4 Certificates executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit A, senior to the Class R Certificates with respect to distributions and the allocation of Realized Losses in respect of Loan Group I as set forth in Section 4.05, and evidencing an interest designated as a "regular interest" in the REMIC for purposes of the REMIC Provisions.

                  Class A-I Percentage: With respect to any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the aggregate Certificate Principal Balance of the Class A-I Certificates and the denominator of which is the aggregate Stated Principal Balance of the Group I Loans (or related REO Properties), in each case prior to giving effect to distributions to be made on such Distribution Date.

                  Class A-I Unpaid Interest Shortfall: With respect to any Distribution Date and the Class A-I Certificates, the amount of any Prepayment Interest Shortfalls with respect to Loan Group I for such Distribution Date, to the extent not offset by the Master Servicer with a


NY1-196367.4
                                                         6
payment of Compensating Interest as provided in Section 3.16 or by Loan Group I Excess Cash Flow or Loan Group II Excess Cash Flow as provided in Section 4.02(b).

                  Class A-II Certificate: Any one of the Class A-II Certificates executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit A, senior to the Class R Certificates with respect to distributions and the allocation of Realized Losses in respect of Loan Group II as set forth in Section 4.05, and evidencing an interest designated as a "regular interest" in the REMIC for purposes of the REMIC Provisions.

                  Class A-II Percentage: With respect to any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the aggregate Certificate Principal Balance of the Class A-II Certificates and the denominator of which is the aggregate Stated Principal Balance of the Group II Loans (or related REO Properties), in each case prior to giving effect to distributions to be made on such Distribution Date.

                  Class A-II Unpaid Interest Shortfall: With respect to any Distribution Date and the Class A-II Certificates, the sum of (i) the amount by which the Accrued Certificate Interest on the Class A-II Certificates exceeds an amount equal to (x) one-twelfth of the product of the aggregate Stated Principal Balance of the Group II Loans multiplied by (y) the weighted average of the Net Mortgage Rates on the Group II Loans as of the Due Date immediately preceding the related Due Period, weighted on the basis of the respective Stated Principal Balances immediately preceding such Distribution Date and (ii) the amount of any Prepayment Interest Shortfalls with respect to Loan Group II for such Distribution Date, to the extent not offset by the Master Servicer with a payment of Compensating Interest as provided in Section 3.16 or by Loan Group II Excess Cash Flow or Loan Group I Excess Cash Flow as provided in Section 4.02(b).

                  Class R Certificate: Any one of the Class R Certificates executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit B, and evidencing an interest designated as a "residual interest" in the REMIC for purposes of the REMIC Provisions.

                  Closing Date:  March 27, 1997.

                  Code:  The Internal Revenue Code of 1986.

                  Combined Loan-to-Value Ratio: The ratio, expressed as a percentage, equal to the sum of (i) the Cut-off Date Principal Balance of such Junior Mortgage Loan and (ii) the principal balance of any related mortgage loans that constitute liens senior to the lien of the Junior Mortgage Loan on the related Mortgaged Property, at the time of the origination of such Junior Mortgage Loan (or, if appropriate, at the time of an appraisal subsequent to origination), to the lesser of (A) the appraised value of the related Mortgaged Property determined in the appraisal used in the origination of such Junior Mortgage Loan (or, if appropriate, the value determined in an appraisal obtained subsequent to origination) and (B) if applicable under the corresponding program, the sales price of each Mortgaged Property.



NY1-196367.4
                                                         7

                  Compensating Interest: With respect to any Distribution Date, an amount equal to Prepayment Interest Shortfalls resulting from Principal Prepayments in Full or Curtailments during the related Prepayment Period, but not more than the lesser of (a) one-twelfth of 0.125% of the Stated Principal Balance of the Mortgage Loans immediately preceding such Distribution Date and
(b) the sum of the Servicing Fee, all income and gain on amounts held in the Custodial Account and the Certificate Account and payable to the Certificateholders with respect to such Distribution Date and servicing compensation to which the Master Servicer may be entitled pursuant to Section 3.10(a)(v) and (vi); provided that for purposes of this definition the amount of the Servicing Fee will not be reduced pursuant to Section 7.02 except as may be required pursuant to the last sentence of such Section.

                  Converted Mortgage Loan: Any Convertible Mortgage Loan with respect to which the interest rate borne by such Mortgage Loan has been converted from an adjustable interest rate to a fixed interest rate.

                  Convertible Mortgage Loan: Any Group II Loan which by its terms grants to the related Mortgagor the option to convert the interest rate borne by such Mortgage Loan from an adjustable interest rate to a fixed interest rate.

                  Converting Mortgage Loan: Any Convertible Mortgage Loan with respect to which the related Mortgagor has given notice of its intent to convert from an adjustable interest rate to a fixed interest rate and prior to the conversion of such Convertible Mortgage Loan.


     Corporate Trust Office: The principal office of the Trustee at which at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this instrument is located at One First National Plaza, Suite 0126, Chicago, Illinois 60670-0126, Attention: Residential Funding Corporation Series 1997-KS1.

     Curtailment: Any Principal Prepayment made by a Mortgagor which is not a Principal Prepayment in Full.

                  Custodial Account: The custodial account or accounts created and maintained pursuant to Section 3.07 in the name of a depository institution, as custodian for the holders of the Certificates and for the Insurer, for the holders of certain other interests in mortgage loans serviced or sold by the Master Servicer and for the Master Servicer, into which the amounts set forth in
Section 3.07 shall be deposited directly. Any such account or accounts shall be an Eligible Account.

                  Custodial Agreement: An agreement that may be entered into among the Company, the Master Servicer, the Trustee and a Custodian in substantially the form of Exhibit C hereto.

     Custodian:  A custodian  appointed  pursuant to a Custodial  Agreement  and
reasonably  acceptable  to  the  Insurer.   Norwest  Bank  Minnesota,   National
Association is acceptable to the Insurer.

NY1-196367.4
                                                         8

                  Cut-off Date:  March 1, 1997.

                  Cut-off Date Principal Balance: As to any Mortgage Loan, the unpaid principal balance thereof at the Cut-off Date after giving effect to all installments of principal due on or prior thereto, whether or not received.

                  Debt Service Reduction: With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction constituting a Deficient Valuation.

                  Deficiency Amount: With respect to the Class A-I Certificates or Class A-II Certificates as of any Distribution Date, (i) any shortfall in amounts available in the Certificate Account to pay interest for the related Interest Accrual Period on the Certificate Principal Balance of such Class A Certificates at the then-applicable Pass-Through Rate, net of any interest shortfalls relating to the Relief Act and any Class A-I Unpaid Interest Shortfalls and any Class A-II Unpaid Interest Shortfalls allocated to such Class A Certificates, (ii) the principal portion of any Realized Losses allocated to such Class A Certificates with respect to such Distribution Date and (iii) the Certificate Principal Balance of such Class A Certificates to the extent unpaid on the Final Distribution Date or earlier termination of the Trust Fund pursuant to Section 9.01(a) hereof.

                  Deficient Valuation: With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding indebtedness under the Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any scheduled Monthly Payment that constitutes a permanent forgiveness of principal, which valuation or reduction results from a proceeding under the Bankruptcy Code.

 Definitive Certificate: Any definitive, fully registered Certificate.

     Deleted Mortgage Loan: A Mortgage Loan replaced or to be replaced with a Qualified Substitute Mortgage Loan.

                  Delinquency Ratio: With respect to any Distribution Date, the percentage equivalent of a fraction (a) the numerator of which equals the sum of
(i) 100% of the aggregate Stated Principal Balance of all Mortgage Loans that are 90 or more days Delinquent, 75% of the aggregate Stated Principal Balance of all Mortgage Loans that are in foreclosure and (iii) 100% of the aggregate Stated Principal Balance of all Mortgage Loans that are converted to REO Properties, in each case as of the last day of the related Due Period and (b) the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of such Due Period.

                  Delinquent: A Mortgage Loan is "delinquent" if any payment due thereon is not made by the close of business on the day such payment is scheduled to be due. A Mortgage Loan is "30 days delinquent" if such payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such payment was due, or, if there is no such corresponding day (e.g., as when a 30-day month follows a


NY1-196367.4
                                                         9

31-day month in which a payment was due on the 31st day of such month) then on the last day of such immediately succeeding month. Similarly for "60 days delinquent," "90 days delinquent" and so on.

                  Depository: The Depository Trust Company, or any successor Depository hereafter named. The nominee of the initial Depository for purposes of registering those Certificates that are to be Book-Entry Certificates is Cede & Co. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

                  Depository Participant: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

          Destroyed Mortgage Note: A Mortgage Note the original of which was permanently lost or destroyed and has not been replaced.

                  Determination Date: With respect to any Distribution Date, the 20th day (or if such 20th day is not a Business Day, the Business Day immediately following such 20th day) of the month of the related Distribution Date.

                  Disqualified Organization: Any organization defined as a "disqualified organization" under Section 860E(e)(5) of the Code, which includes any of the following: (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for the FHLMC, a majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code and (v) any other Person so designated by the Trustee based upon an Opinion of Counsel that the holding of an Ownership Interest in a Class R Certificate by such Person may cause the REMIC or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Class R Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

                  Distribution Date: The 25th day of any month beginning in the month immediately following the month of the initial issuance of the Certificates or, if such 25th day is not a Business Day, the Business Day immediately following such 25th day.

 Due Date: With respect to each Mortgage Loan, the date on which the monthly payment is due.


NY1-196367.4
                                                        10

                  Due Period: With respect to any Distribution Date, the period commencing on the second day of the month preceding the month of such Distribution Date and ending on the first day of the month in which such Distribution Date occurs.

                  Eligible Account: An account that is any of the following: (i) maintained with a depository institution the debt obligations of which have been rated by each Rating Agency in its highest rating available, or (ii) an account or accounts in a depository institution in which such accounts are fully insured to the limits established by the FDIC, provided that any deposits not so insured shall, to the extent acceptable to each Rating Agency, as evidenced in writing, be maintained such that (as evidenced by an Opinion of Counsel delivered to the Trustee and each Rating Agency) the registered Holders of Certificates have a claim with respect to the funds in such account or a perfected first security interest against any collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such account is maintained, or (iii) in the case of the Custodial Account, either (A) a trust account or accounts maintained in the corporate trust department of The First National Bank of Chicago, or (B) an account or accounts maintained in the corporate asset services department of The First National Bank of Chicago as long as its short term debt obligations are rated P-1 (or the equivalent) or better by each Rating Agency, and its long term debt obligations are rated A2 (or the equivalent) or better, by each Rating Agency, or (iv) in the case of the Certificate Account, a trust account or accounts maintained in the corporate trust division of The First National Bank of Chicago, or (v) an account or accounts of a depository institution acceptable to each Rating Agency (as evidenced in writing by each Rating Agency that use of any such account as the Custodial Account or the Certificate Account will not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency).

                  Event of Default:  As defined in Section 7.01.

                  Excess Bankruptcy Loss: With respect to the Mortgage Loans in a Loan Group, any Bankruptcy Loss, or portion thereof, which exceeds the then applicable Bankruptcy Amount with respect to the related Loan Group.

                  Excess Fraud Loss: With respect to the Mortgage Loans in a Loan Group, any Fraud Loss, or portion thereof, which exceeds the then applicable Fraud Loss Amount with respect to the related Loan Group.

                  Excess Special Hazard Loss: With respect to the Mortgage Loans in a Loan Group, any Special Hazard Loss, or portion thereof, that exceeds the then applicable Special Hazard Amount with respect to the related Loan Group.

                  Extraordinary Events: Any of the following conditions with respect to a Mortgaged Property or Mortgage Loan causing or resulting in a loss which causes the liquidation of such Mortgage Loan:



NY1-196367.4
                                                        11

                  (a) losses that are of the type that would be covered by the fidelity bond and the errors and omissions insurance policy required to be maintained pursuant to Section 3.12(b) but are in excess of the coverage maintained thereunder;

                  (b) nuclear reaction or nuclear radiation or radioactive contamination, all whether controlled or uncontrolled, and whether such loss be direct or indirect, proximate or remote or be in whole or in part caused by, contributed to or aggravated by a peril covered by the definition of the term "Special Hazard Loss";

     (c) hostile or warlike action in time of peace or war, including action in hindering, combatting or defending against an actual, impending or expected attack;

     1. by any government or sovereign power, de jure or de facto, or by any authority maintaining or using military, naval or air forces; or

   2.   by military, naval or air forces; or

   3.   by an agent of any such government, power, authority or forces;

     (d) any weapon of war employing atomic fission or radioactive force whether in time of peace or war; or

                  (e) insurrection, rebellion, revolution, civil war, usurped power or action taken by governmental authority in hindering, combatting or defending against such an occurrence, seizure or destruction under quarantine or customs regulations, confiscation by order of any government or public authority; or risks of contraband or illegal transportation or trade.

     Extraordinary Losses: Any loss incurred on a Mortgage Loan caused by or resulting from an Extraordinary Event.

     FASIT: A "financial asset securitization investment trust" within the meaning of Section 860L of the Code.

        FDIC:  Federal Deposit Insurance Corporation or any successor thereto.

                  FHLMC: Federal Home Loan Mortgage Corporation, a corporate instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, or any successor thereto.

                  Final Distribution Date: The Distribution Date on which the final distribution in respect of the Certificates will be made pursuant to
Section 9.01, which Final Distribution Date shall in no event be later than the end of the 90-day liquidation period described in Section 9.02.

   Fitch:  Fitch Investors Service, L.P. or its successor in interest.



NY1-196367.4
                                                        12

                  FNMA: Federal National Mortgage Association, a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, or any successor thereto.

                  Foreclosure Profits: As to any Distribution Date or related Determination Date and any Mortgage Loan, the excess, if any, of Liquidation Proceeds, Insurance Proceeds and REO Proceeds (net of all amounts reimbursable therefrom pursuant to Section 3.10(a)(ii)) in respect of each Mortgage Loan or REO Property for which a Cash Liquidation or REO Disposition occurred in the related Prepayment Period over the sum of the unpaid principal balance of such Mortgage Loan or REO Property (determined, in the case of an REO Disposition, in accordance with Section 3.14) plus accrued and unpaid interest at the Mortgage Rate on such unpaid principal balance from the Due Date to which interest was last paid by the Mortgagor to the first day of the month following the month in which such Cash Liquidation or REO Disposition occurred.

                  Fraud Loss Amount: As of any date of determination after the Cut-off Date and with respect to each of Loan Group I and Loan Group II, an amount equal to (X) prior to the first anniversary of the Cut-off Date an amount equal to 3.00% of the aggregate outstanding principal balance of all of the Mortgage Loans in the related Loan Group as of the Cut-off Date minus the aggregate amount of Fraud Losses with respect to such Loan Group allocated to the Class R Certificates or the related Loan Group I Excess Cash Flow or Loan Group II Excess Cash Flow in accordance with Section 4.05 since the Cut-off Date up to such date of determination, (Y) from the first to the second anniversary of the Cut-off Date, an amount equal to (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the Cut-off Date and (b) 2.00% of the aggregate outstanding principal balance of all of the Mortgage Loans in the related Loan Group as of the most recent anniversary of the Cut-off Date minus
(2) the Fraud Losses with respect to such Loan Group allocated to the Class R Certificates or the related Loan Group I Excess Cash Flow or Loan Group II Excess Cash Flow in accordance with Section 4.05 since the most recent anniversary of the Cut-off Date up to such date of determination and (Z) from the second to the fifth anniversary of the Cut-off Date, an amount equal to (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the Cut-off Date and (b) 1.00% of the aggregate outstanding principal balance of all of the Mortgage Loans in the related Loan Group as of the most recent anniversary of the Cut-off Date minus (2) the Fraud Losses with respect to such Loan Group allocated to the Class R Certificates or the related Loan Group I Excess Cash Flow or Loan Group II Excess Cash Flow in accordance with Section
4.05 since the most recent anniversary of the Cut-off Date up to such date of determination. On and after the fifth anniversary of the Cut-off Date the Fraud Loss Amount with respect to each Loan Group shall be zero.

                  The Fraud Loss Amount may be further reduced by the Master Servicer (including accelerating the manner in which such coverage is reduced) provided that prior to any such reduction, the Master Servicer shall (i) obtain written approval from the Insurer and written confirmation from each Rating Agency that such reduction shall not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency, without taking into account the Policy, and (ii) provide a copy of such written confirmation to the Trustee and the Insurer.


NY1-196367.4
                                                        13

 Fraud Losses: Losses on Mortgage Loans as to which there was fraud in the origination of such Mortgage Loan.

                  Gross Margin: As to each Group II Loan, the fixed percentage set forth in the related Mortgage Note and indicated in Exhibit D hereto as the "NOTE MARGIN," which percentage is added to the Index on each Adjustment Date to determine (subject to rounding in accordance with the related Mortgage Note, the Periodic Cap, the Maximum Interest Rate and the Minimum Interest Rate) the interest rate to be borne by such Mortgage Loan until the next Adjustment Date.

                  Group I Cumulative Insurance Payments: As of any time of determination, the aggregate amount of all Insured Amounts previously made by the Insurer under the Policy in respect of the Class A-I Certificates minus (a) the sum of (i) the aggregate of all payments previously made to the Insurer pursuant to Section 4.02 hereof as reimbursement for such Insured Amounts, (ii) any payments made by the Insurer and related to Loan Group I attributable to Excess Bankruptcy Losses, Excess Fraud Losses, Excess Special Hazard Losses and Extraordinary Losses and (iii) any payments made by the Insurer attributable to Realized Losses in excess of 6.75% of the aggregate Cut-off Date Principal Balance of the Mortgage Loans, plus (b) interest thereon from the date such amounts became due until paid in full, at a rate of interest equal to the Late Payment Rate.

  Group I Loans: The Mortgage Loans designated on the Mortgage Loan Schedule attached hereto as Exhibit D-1.

                  Group II Cumulative Insurance Payments: As of any time of determination, the aggregate amount of all Insured Amounts previously made by the Insurer under the Policy in respect of the Class A-II Certificates minus (a) the sum of (i) the aggregate of all payments previously made to the Insurer pursuant to Section 4.02 hereof as reimbursement for such Insured Amounts, (ii) any payments made by the Insurer and related to Loan Group II attributable to Excess Bankruptcy Losses, Excess Fraud Losses, Excess Special Hazard Losses and Extraordinary Losses and (iii) any payments made by the Insurer attributable to Realized Losses in excess of 6.75% of the aggregate Cut-off Date Principal Balance of the Mortgage Loans, plus (b) interest thereon from the date such amounts became due until paid in full, at a rate of interest equal to the Late Payment Rate.

 Group II Loans: The Mortgage Loans designated on the Mortgage Loan Schedule attached hereto as Exhibit D-2.

                  High Cost Loan: The Mortgage Loans set forth hereto as Exhibit L that are subject to special rules, disclosure requirements and other provisions that were added to the Federal Truth in Lending Act by the Home Ownership and Equity Protection Act of 1994.

                  Independent: When used with respect to any specified Person, means such a Person who (i) is in fact independent of the Company, the Master Servicer and the Trustee, or any Affiliate thereof, (ii) does not have any direct financial interest or any material indirect financial interest in the Company, the Master Servicer or the Trustee or in an Affiliate thereof, and
(iii) is not connected with the Company, the Master Servicer or the Trustee as an officer,


NY1-196367.4
                                                        14
employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

                  Index: With respect to any Group II Loan and as to any Adjustment Date therefor, (i) a per annum rate equal to the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of one year as reported by the Federal Reserve Board in statistical Release No. H.15(519) as most recently available as of the date forty-five days (or thirty days, with respect to one Mortgage Loan) prior to the Adjustment Date, or (ii) a per annum rate equal to an average of interbank offered rates for six-month U.S.
dollar-denominated deposits in the London market based on quotations of major banks, (A) as published in The Wall Street Journal and as most recently available as of the first Business Day of the month immediately preceding the month in which such Adjustment Date occurs or (B) as published in The Wall Street Journal and as most recently available as of the date forty-five days prior to such Adjustment Date, or (C) as published by FNMA and as most recently available as of the date forty-five days prior to such Adjustment Date, each as provided in the related Mortgage Note, or, in the event that such index is no longer available, an index selected by the Master Servicer and reasonably acceptable to the Trustee that is based on comparable information.

                  Initial Certificate Principal Balance: With respect to each Class of Certificates, the Certificate Principal Balance of such Class of Certificates as of the Cut-off Date as set forth in the Preliminary Statement hereto.

                  Insurance Account: The account or accounts created and maintained pursuant to Section 4.08, which shall be entitled "The First National Bank of Chicago, as trustee, in trust for the registered holders of Residential Asset Securities Corporation, Mortgage Pass-Through Certificates, Series 1997-KS1, Class A," and which must be an Eligible Account.

     Insurance Agreement: The Insurance and Indemnity Agreement, dated as of March 27, 1997, among the Insurer, the Trustee, the Master Servicer and the Company. Insurance Proceeds: Proceeds paid in respect of the Mortgage
Loans pursuant to any Primary Insurance Policy or any other related insurance policy (excluding the Policy) covering a Mortgage Loan, to the extent such proceeds are payable to the mortgagee under the Mortgage, any Subservicer, the Master Servicer or the Trustee and are not applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the procedures that the Master Servicer would follow in servicing mortgage loans held for its own account.

     Insured Amount: With respect to the Class A Certificates, as of any Distribution Date, the Deficiency Amount, if any, for such Distribution Date.

     Insurer: AMBAC Indemnity Corporation, a Wisconsin-domiciled stock insurance corporation or its successors in interest.

     Insurer Account: An account of the Insurer maintained at Citibank, N.A. (ABA No. 021-000089), Account No. 40609486, Attention: Pamela Dottin, or such other account as

NY1-196367.4
                                                        15
may be designated by the Insurer to the Trustee in writing not less than five Business Days prior to the related Distribution Date.

                  Insurer Default: The existence and continuance of any of the following: (a) a failure by the Insurer to make a payment required under the Policy in accordance with its terms; or (b)(i) the Insurer (A) files any petition or commences any case or proceeding under any provision or chapter of the Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization, (B) makes a general assignment for the benefit of its creditors, or (C) has an order for relief entered against it under the Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization which is final and nonappealable; or (ii) a court of competent jurisdiction, the Wisconsin insurance department or other competent regulatory authority enters a final and nonappealable order, judgment or decree (A) appointing a custodian, trustee, agent or receiver for the Insurer or for all or any material portion of its property or (B) authorizing the taking of possession by a custodian, trustee, agent or receiver of the Insurer (or the taking of possession of all or any material portion of the property of the Insurer).

                  Interest Accrual Period: With respect to any Class A-I Certificate (other than the Class A-I-1 Certificates) and any Distribution Date, the calendar month preceding the month in which such Distribution Date occurs. With respect to the Class A-I-1 Certificates and Class A-II Certificates, (i) with respect to the Distribution Date in April 1997, the period commencing the Closing Date and ending on the day preceding the Distribution Date in April 1997 and (ii) with respect to any Distribution Date after the Distribution Date in April 1997, the period commencing on the Distribution Date of the month immediately preceding the month in which such Distribution Date occurs and ending on the day preceding such Distribution Date. Notwithstanding the foregoing, the distributions of interest on any Distribution Date and the calculation of Accrued Certificate Interest for all Classes of Certificates will reflect interest accrued, and receipts with respect thereto, on the Mortgage Loans for the preceding calendar month, as may be reduced in accordance with the definition of Accrued Certificate Interest.

 Junior Mortgage Loan: Any Mortgage Loan that is secured by a junior lien on the related Mortgaged Property.

                  Late Collections: With respect to any Mortgage Loan, all amounts received during any Due Period, whether as late payments of Monthly Payments or as Insurance Proceeds, Liquidation Proceeds or otherwise, which represent late payments or collections of Monthly Payments due but delinquent for a previous Due Period and not previously recovered.

                  Late Payment Rate:  As defined in the Insurance Agreement.

                  LIBOR: With respect to any Distribution Date, the arithmetic mean of the London interbank offered rate quotations for one-month U.S. Dollar deposits, expressed on a per annum basis, determined in accordance with Section 1.02.

                  LIBOR  Business  Day:  Any day other  than (i) a  Saturday  or
Sunday or (ii) a day on which banking institutions in London, England are required or authorized to by law to be closed.


NY1-196367.4
                                                        16

                  LIBOR Rate Adjustment Date: With respect to each Distribution Date and the Class A-I-1 Certificates and Class A-II Certificates, the second LIBOR Business Day immediately preceding the commencement of the related Interest Accrual Period.

                  Liquidation Proceeds: Amounts (other than Insurance Proceeds) received by the Master Servicer in connection with the taking of an entire Mortgaged Property by exercise of the power of eminent domain or condemnation or in connection with the liquidation of a defaulted Mortgage Loan through trustee's sale, foreclosure sale or otherwise, other than REO Proceeds.

                  Loan-to-Value Ratio: As of any date, the fraction, expressed as a percentage, the numerator of which is the current principal balance of the related Mortgage Loan at the date of determination and the denominator of which is the Appraised Value of the related Mortgaged Property.

                  Loan Group:  Either or both of Loan Group I or Loan Group II.

  Loan Group I:  The group of Mortgage Loans comprised of the Group I Loans.

                  Loan Group I Excess Cash Flow: As of any Distribution Date, the excess of (x) the Available Distribution Amount for Loan Group I for such Distribution Date over (y) the sum of (1) the amount payable on such Distribution Date in respect of the Class A-I Certificates pursuant to Section 4.02(a)(i) and (2) the sum of the amounts relating to the Group I Loans described in clause (b)(1)-(3) of the definition of Principal Distribution Amount.

 Loan Group II:  The group of Mortgage Loans comprised of the Group II Loans.

                  Loan Group II Excess Cash Flow: As of any Distribution Date, the excess of (x) the Available Distribution Amount for Loan Group II for such Distribution Date over (y) the sum of (1) the amount payable on such Distribution Date in respect of the Class A-II Certificates pursuant to Section 4.02(a)(i) and (2) the sum of the amounts relating to the Group II Loans described in clause (b)(1)-(3) of the definition of Principal Distribution Amount.

                  Maturity Date: The latest possible maturity date, solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury Regulations, by which the Certificate Principal Balance of each Class of Certificates representing a regular interest in the REMIC would be reduced to zero, which for the Class A-I Certificates is April 25, 2027, and which for the Class A-II Certificates is April 25, 2027, which is the Distribution Date immediately following the latest scheduled maturity date of any Mortgage Loan in the related Loan Group.

                  Maximum Class A-I-1 Rate: With respect to the Class A-I-1 Certificates and each Interest Accrual Period, a per annum rate equal to (x)(1) one-twelfth of the aggregate Stated Principal Balance of the Group I Loans multiplied by the weighted average of the Net Mortgage Rates on the Group I Loans as of the Due Date immediately preceding the related Due Period, weighted on the basis of the respective Stated Principal Balances immediately preceding the related Distribution Date, divided by (2) the Certificate Principal Balance of the Class A-I


NY1-196367.4
                                                        17

Certificates immediately prior to the Distribution Date multiplied by (y) 360 divided by the actual number of days in the related Interest Accrual Period.

                  Maximum Class A-I-4 Rate: With respect to the Class A-I-4 Certificates and each Distribution Date, a per annum rate equal to the weighted average of the Net Mortgage Rates on the Group I Loans as of the Due Date immediately preceding the related Due Period.

                  Maximum Class A-II Rate: With respect to the Class A-II Certificates and each Interest Accrual Period, a per annum rate equal to (x)(1) one-twelfth of the aggregate Stated Principal Balance of the Group II Loans immediately prior to such Distribution Date multiplied by the weighted average of the Maximum Net Mortgage Rates on the Group II Loans as of the Due Date immediately preceding the related Due Period, weighted on the basis of the respective Stated Principal Balances immediately preceding the related Distribution Date, divided by (2) the Certificate Principal Balance of the Class A-II Certificates immediately prior to such Distribution Date multiplied by (y) 360 divided by the actual number of days in the related Interest Accrual Period.

                  Maximum Mortgage Rate: As to any Group II Loan, the rate indicated in Exhibit D hereto as the "NOTE CEILING," which rate is the maximum interest rate that may be applicable to such Group II Loan at any time during the life of such Mortgage Loan.

                  Maximum Net Mortgage Rate: As to any Group II Loan, the rate per annum indicated in Exhibit D as the "MAX NET MTG RT" for such Group II Loan.

                  Minimum Mortgage Rate: As to any Group II Loan, the greater of
(i) the Note Margin and (ii) the rate indicated in Exhibit D hereto as the "NOTE FLOOR", which rate may be applicable to such Group II Loan at any time during the life of such Group II Loan.

                  Monthly Payment: With respect to any Mortgage Loan (including any REO Property) and the Due Date in any Due Period, the payment of principal and interest due thereon in accordance with the amortization schedule at the time applicable thereto (after adjustment, if any, for Curtailments and for Deficient Valuations occurring prior to such Due Date but before any adjustment to such amortization schedule by reason of any bankruptcy, other than a Deficient Valuation, or similar proceeding or any moratorium or similar waiver or grace period).

  Moody's:  Moody's Investors Service, Inc. or its successor in interest.

                  Mortgage: With respect to each Mortgage Note related to a Mortgage Loan, the mortgage, deed of trust or other comparable instrument creating a first or junior lien on an estate in fee simple or leasehold interest in real property securing a Mortgage Note.

                  Mortgage File: The mortgage documents listed in Section 2.01 pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

     Mortgage Loan Schedule: The list of the Mortgage Loans attached hereto as Exhibit D-1 (with respect to the Group I Loans) and Exhibit D-2 (with respect to Group II

NY1-196367.4
                                                        18

Loans) (each as amended from time to time to reflect the addition of Qualified Substitute Mortgage Loans), which lists shall set forth at a minimum the following information as to each Mortgage Loan in the related Loan Group:

                  (i)      the Mortgage Loan identifying number ("RFC LOAN #");

     (ii) the street address of the Mortgaged Property including state and zip code ("ADDRESS");

                  (iii) the maturity of the Mortgage Note ("MATURITY DATE" for the Group I Loans and "MATURITY DT" for the Group II Loans);

     (iv) the Mortgage Rate as of the Cut-off Date ("ORIG RATE" for the Group I Loans and "CURR RATE" for the Group II Loans);

                  (v)      the Subservicer pass-through-rate ("CURR NET");

      (vi)     the Net Mortgage Rate as of the Cut-off Date ("NET MTG RT");

                  (vii) the scheduled monthly payment of principal, if any, and interest as of the Cut-off Date ("ORIGINAL P & I" for the Group I Loans and "CURRENT P & I" for the Group II Loans);

                  (viii)   the Cut-off Date Principal Balance ("PRINCIPAL BAL");

                  (ix)     the Loan-to-Value Ratio at origination ("LTV");

     (x) the rate at which the Subservicing Fee accrues as of the Cut-off Date ("SUBSERV FEE") and at which the Servicing Fee accrues ("MSTR SERV FEE");

                  (xi) a code "T", "BT" or "CT" under the column "LN FEATURE," indicating that the Mortgage Loan is secured by a second or vacation residence (the absence of any such code means the Mortgage Loan is secured by a primary residence);

                  (xii) a code "N" under the column "OCCP CODE", indicating that the Mortgage Loan is secured by a non-owner occupied residence (the absence of any such code means the Mortgage Loan is secured by an owner occupied residence);

  (xiii)   the Maximum Mortgage Rate for the Group II Loans ("NOTE CEILING");

 (xiv)    the Maximum Net Mortgage Rate for the Group II Loans ("NET
CEILING");

     (xv) the maximum subservicer pass-through rate for the Group II Loans ("NET CEILING"); (xvi) the Note Margin for the Group II Loans ("NOTE MARGIN");


NY1-196367.4
                                                        19

     (xvii) the first Adjustment Date after the Cut-off Date for the Group II Loans ("NXT INT CHG DT");

     (xviii) the Periodic Cap for the Group II Loans ("PERIODIC DECR" or "PERIODIC INCR"); and

                  (xix) the rounding of the semi-annual or annual adjustment to the Mortgage Rate with respect to the Group II Loans ("NOTE METHOD").

Such schedules may consist of multiple reports that collectively set forth all of the information required.

                  Mortgage Loans: Such of the mortgage loans transferred and assigned to the Trustee pursuant to Section 2.01 as from time to time are held or deemed to be held as a part of the Trust Fund, the Mortgage Loans originally so held being identified in the initial Mortgage Loan Schedule, and Qualified Substitute Mortgage Loans held or deemed held as part of the Trust Fund including, without limitation, with respect to each Mortgage Loan, each related Mortgage Note, Mortgage and Mortgage File and all rights appertaining thereto.

                  Mortgage Note: The originally executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan, together with any modification thereto.

                  Mortgage Rate: As to any Mortgage Loan, the interest rate borne by the related Mortgage Note, or any modification thereto. The Mortgage Rate on the Group II Loans will adjust: (a) semi-annually commencing (i) six months after the date of origination, (ii) two years after the date of origination, or (iii) three years after the date of origination, or (b) annually commencing one year after the date of origination, each as specified in the related Mortgage Note, in each case, on the Adjustment Date to equal the sum (rounded to the nearest multiple of one-eighth of one percent (0.125%) or up to the nearest one-eighth of one percent with respect to 1.8% of the Group II Loans, which are indicated by a "U" on Exhibit D-2 hereto, except in the case of 0.6% of the Group II Loans, which do not round and are indicated by an "X" on Exhibit D-2 hereto under the heading "NOTE METHOD"), of the related Index plus the Note Margin, in each case subject to the applicable Periodic Cap, Maximum Mortgage Rate and Minimum Mortgage Rate.

    Mortgaged Property:  The underlying real property securing a Mortgage Loan.

                  Mortgagor:  The obligor on a Mortgage Note.

                  Net Mortgage Rate: As to any Group I Loan, a per annum rate equal to the Adjusted Mortgage Rate for such Mortgage Loan minus the sum of the Servicing Fee Rate and the Certificate Insurer Premium Rate. With respect to each Group II Loan and each Due Date occurring on or prior to the first Adjustment Date for such Group II Loan, the rate designated as the "NET MTG RT" for such Group II Loan on Exhibit D-2 hereto (which rate is net of the Certificate Insurer Premium Rate and the related Servicing Fee Rate) and with respect to each Group II Loan and each Due Date occurring after each Adjustment Date, a rate equal to the


NY1-196367.4
                                                        20

Adjusted Mortgage Rate minus the sum of the Servicing Fee Rate and the Certificate Insurer Premium Rate; provided that (i) the Net Mortgage Rate becoming effective on any Adjustment Date shall not be greater or less than the Net Mortgage Rate immediately prior to such Adjustment Date plus or minus the Periodic Cap applicable to such Group II Loan and (ii) the Net Mortgage Rate for any Group II Loan shall not exceed a rate equal to the Maximum Net Mortgage Rate for such Group II Loan. Notwithstanding the foregoing, for any Converted Mortgage Loan that is not repurchased pursuant to Section 3.21 hereof, effective with the first Due Date occurring after the effective date of each conversion, the Net Mortgage Rate shall be the interest rate borne by the related Group II Loan minus the sum of (i) 0.50% and the Certificate Insurer Premium Rate.

     Non-Primary Residence Loans: The Mortgage Loans designated as secured by second or vacation residences, or by non-owner occupied residences, on the Mortgage Loan Schedule.

  Non-United States Person:  Any Person other than a United States Person.

                  Nonrecoverable Advance: Any Advance previously made or proposed to be made by the Master Servicer in respect of a Mortgage Loan (other than a Deleted Mortgage Loan) which, in the good faith judgment of the Master Servicer, will not, or, in the case of a proposed Advance, would not, be ultimately recoverable by the Master Servicer from related Late Collections, Insurance Proceeds, Liquidation Proceeds or REO Proceeds.

 Nonsubserviced Mortgage Loan: Any Mortgage Loan that, at the time of reference thereto, is not subject to a Subservicing Agreement.

                  Note Margin: As to each Group II Loan, the fixed percentage set forth in the related Mortgage Note and indicated in Exhibit D-2 hereto as the "NOTE MARGIN," which percentage is added to the Index on each Adjustment Date to determine (subject to rounding in accordance with the related Mortgage Note, the Periodic Cap, the Maximum Mortgage Rate and the Minimum Mortgage Rate) the interest rate to be borne by such Group II Loan until the next Adjustment Date.

                  Notice:  As defined in Section 4.04.

                  Officers' Certificate: A certificate signed by the Chairman of the Board, the President or a Vice President or Assistant Vice President, or a Director or Managing Director, and by the Treasurer, the Secretary, or one of the Assistant Treasurers or Assistant Secretaries of the Company or the Master Servicer, as the case may be, and delivered to the Trustee and the Insurer, as required by this Agreement.

                  Opinion of Counsel: A written opinion of counsel acceptable to the Trustee and the Master Servicer, and reasonably acceptable to the Insurer, who may be counsel for the Company or the Master Servicer, provided that any opinion of counsel (i) referred to in the definition of "Disqualified Organization" or (ii) relating to the qualification of the Trust Fund as a REMIC or compliance with the REMIC Provisions must, unless otherwise specified, be an opinion of Independent counsel.


NY1-196367.4
                                                        21

                  Optional Termination Date: Any Distribution Date on or after which the Pool Stated Principal Balance of the Mortgage Loans (before giving effect to distributions to be made on such Distribution Date) is less than 10% of the aggregate Cut-off Date Principal Balance of the Mortgage Loans.

                  Outstanding Mortgage Loan: As to the Due Date in any Due Period, a Mortgage Loan (including an REO Property) that was not the subject of a Principal Prepayment in Full, Cash Liquidation or REO Disposition and that was not purchased, deleted or substituted for prior to such Due Date pursuant to
Section 2.02, 2.03, 2.04, 3.21 or 4.07.

                  Ownership Interest: As to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

                  Pass-Through Rate: With respect to the Class A-I Certificates (other than the Class A-I-1 Certificates) and any Distribution Date, the per annum rate set forth in the Preliminary Statement hereto; provided, however, that on any Distribution Date following the Optional Termination Date, the Pass-Through Rate on the Class A-I-4 Certificates will be 8.15%; and (ii) on any Distribution Date the Pass-Through Rate with respect to the Class A-I-4 Certificates shall not exceed the Maximum Class A-I-4 Rate. With respect to the Class A-I-1 Certificates and each Interest Accrual Period, a per annum rate equal to the lesser of (i) LIBOR plus 0.14% and (ii) the Maximum Class A-I-1 Rate. With respect to the Class A-II Certificates and each Interest Accrual Period, a per annum rate equal to the lesser of (i) LIBOR plus 0.24% (or, on any Distribution Date following the Optional Termination Date, LIBOR plus 0.48%), and (ii) the Maximum Class A-II Rate.

 Paying Agent: The First National Bank of Chicago or any successor Paying Agent appointed by the Trustee.

                  Percentage Interest: With respect to any Class A Certificate, the undivided percentage ownership interest in the related Class evidenced by such Certificate, which percentage ownership interest shall be equal to the Initial Certificate Principal Balance thereof divided by the aggregate Initial Certificate Principal Balance of all of the Certificates of the same Class. The Percentage Interest with respect to a Class R Certificate shall be stated on the face thereof.

                  Periodic Cap: With respect to each Group II Loan, the periodic rate cap that limits the increase or the decrease of the related Mortgage Rate on any Adjustment Date pursuant to the terms of the related Mortgage Note.

                  Permitted Investments:  One or more of the following:

                  (i) obligations of or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof when such obligations are backed by the full faith and credit of the United States;



NY1-196367.4
                                                        22

                  (ii) repurchase  agreements on obligations specified in clause
         (i) maturing not more than one month from the date of acquisition thereof, provided that the unsecured obligations of the party agreeing to repurchase such obligations are at the time rated by each Rating Agency in its highest short-term rating available;

                  (iii) federal funds, certificates of deposit, demand deposits, time deposits and bankers' acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers' acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than 30 days) denominated in United States dollars of any U.S. depository institution or trust company incorporated under the laws of the United States or any state thereof or of any domestic branch of a foreign depository institution or trust company; provided that the debt obligations of such depository institution or trust company (or, if the only Rating Agency is Standard & Poor's, in the case of the principal depository institution in a depository institution holding company, debt obligations of the depository institution holding company) at the date of acquisition thereof have been rated by each Rating Agency in its highest short-term rating available; and provided further that, if the only Rating Agency is Standard & Poor's and if the depository or trust company is a principal subsidiary of a bank holding company and the debt obligations of such subsidiary are not separately rated, the applicable rating shall be that of the bank holding company; and, provided further that, if the original maturity of such short-term obligations of a domestic branch of a foreign depository institution or trust company shall exceed 30 days, the short-term rating of such institution shall be A-1+ in the case of Standard & Poor's if Standard & Poor's is the Rating Agency;

                  (iv) commercial paper (having original maturities of not more than 365 days) of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by each Rating Agency in its highest short-term rating available; provided that such commercial paper shall have a remaining maturity of not more than 30 days;

     (v) a money market fund or a qualified investment fund rated by each Rating Agency in its highest rating available; and

                  (vi) other obligations or securities that are acceptable to the Insurer and each Rating Agency as a Permitted Investment hereunder and will not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency, as evidenced in writing;

provided, however, that no instrument shall be a Permitted Investment if it represents, either (1) the right to receive only interest payments with respect to the underlying debt instrument or (2) the right to receive both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity greater than 120% of the yield to maturity at par of such underlying obligations. References herein to the highest rating available on unsecured long-term debt shall mean AAA in the case of Standard & Poor's and Fitch and Aaa in the case of Moody's, and


NY1-196367.4
                                                        23
references herein to the highest rating available on unsecured commercial paper and short-term debt obligations shall mean the following: A-1 in the case of Standard & Poor's, P-1 in the case of Moody's and either A-1 by Standard & Poor's, P-1 by Moody's or F-1 by Fitch in the case of Fitch.

Permitted Transferee: Any Transferee of a Class R Certificate, other than a Disqualified Organization or Non-United States Person.

                  Person: Any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.
     Policy: The Certificate Guaranty Insurance Policy No. AB0103BE issued by the Insurer in respect of the Class A Certificates, a copy of which is attached hereto as Exhibit 0.

                  Pool Stated Principal Balance: As to any date of determination, the aggregate of the Stated Principal Balances of each Mortgage Loan that was an Outstanding Mortgage Loan on the Due Date in the Due Period preceding such date of determination.

                  Prepayment Assumption: With respect to the Class A-I Certificates, the prepayment assumption to be used for determining the accrual of original issue discount and premium and market discount on such Certificates for federal income tax purposes, which assumes a constant prepayment rate of 4.0% per annum of the then outstanding principal balance of the Group I Loans in the first month of the life of such Group I Loans and an additional 1.818182% per annum in each month thereafter until the twelfth month, and beginning in the twelfth month and in each month thereafter during the life of the Group I Loans, a constant prepayment rate of 24% per annum each month. With respect to the Class A-II Certificates, a prepayment assumption of 24% of the constant prepayment rate, used for determining the accrual of original issue discount and premium and market discount on the Class A-II Certificates for federal income tax purposes. The constant prepayment rate assumes that the stated percentage of the outstanding principal balance of the Group II Loans is prepaid over the course of a year.

                  Prepayment Interest Shortfall: As to any Distribution Date and any Mortgage Loan (other than a Mortgage Loan relating to an REO Property) that was the subject of (a) a Principal Prepayment in Full during the related Prepayment Period, an amount equal to the excess of one month's interest at the related Net Mortgage Rate on the Stated Principal Balance of such Mortgage Loan over the amount of interest (adjusted to the related Net Mortgage Rate) paid by the Mortgagor for such Prepayment Period to the date of such Principal Prepayment in Full or (b) a Curtailment during the prior calendar month, an amount equal to one month's interest at the related Net Mortgage Rate on the amount of such Curtailment.

Prepayment Period: As to any Distribution Date, the calendar month preceding the month of distribution.



NY1-196367.4
                                                        24

     Primary  Insurance  Policy:   Each  primary  policy  of  mortgage  guaranty
insurance as indicated on Exhibit D with the exception of either code "23" or "96" under the column "MI CO CODE."

 Principal Distribution Amount: With respect to any Distribution Date and each Loan Group, the lesser of:

                  (a) the excess of (i) the related Available Distribution Amount over (ii) the amount payable on the related Class or Classes of Class A Certificates pursuant to
                           Section 4.02(a)(i); and

                  (b)      the sum of:

                           (1) the principal portion of each Monthly Payment received or Advanced with respect to the related Due Period on each Outstanding Mortgage Loan in such Loan Group;

                           (2) the Stated Principal Balance of any Mortgage Loan in such Loan Group repurchased during the related Prepayment Period (or deemed to have been so repurchased in accordance with Section 3.07(b)) pursuant to Section 2.02, 2.03, 2.04, 3.21 or 4.07 and the amount of any shortfall deposited in the Custodial Account in connection with the substitution of a Deleted Mortgage Loan in such Loan Group pursuant to Section 2.03 or 2.04 during the related Prepayment Period;

                           (3) the principal portion of all other unscheduled collections (including, without limitation, Principal Prepayments in Full, Curtailments, Insurance Proceeds, Liquidation Proceeds and REO Proceeds) received during the related Prepayment Period (or deemed to have been so received) to the extent applied by the Master Servicer as recoveries of principal of the Mortgage Loans in such Loan Group pursuant to Section 3.14;

                           (4) the principal portion of any Realized Losses incurred (or deemed to have been incurred) on any Mortgage Loans in such Loan Group in the related Prepayment Period to the extent covered by (i) Loan Group I Excess Cash Flow for such Distribution Date and, to the extent remaining after application in accordance with Section 4.05, Loan Group II Excess Cash Flow (in the case of Realized Losses on the Group I Loans); and (ii) Loan Group II Excess Cash Flow for such Distribution Date and, to the extent remaining after application in accordance with
                           Section 4.05, Loan Group I Excess Cash Flow (in the case of Realized Losses on the Group II Loans); and

  (5)      the amount of any related Subordination Increase Amount for such
                           Distribution Date;



NY1-196367.4
                                                        25
                                                       minus

  (6) the amount of any related Subordination Reduction Amount for such Distribution Date.

                  Principal Prepayment: Any payment of principal or other recovery on a Mortgage Loan, including a recovery that takes the form of Liquidation Proceeds or Insurance Proceeds, which is received in advance of its scheduled Due Date and is not accompanied by an amount as to interest representing scheduled interest on such payment due on any date or dates in any month or months subsequent to the month of prepayment.

  Principal Prepayment in Full: Any Principal Prepayment made by a Mortgagor of the entire principal balance of a Mortgage Loan.

                  Program Guide: The AlterNet Seller Guide or the Residential Funding Seller Guide, as applicable, for mortgage collateral sellers that participate in Residential Funding's AlterNet Mortgage Program, and Residential Funding's Servicing Guide and any other subservicing arrangements which Residential Funding has arranged to accommodate the servicing of the Mortgage Loans and including, for purposes of this Agreement, such arrangements as Residential Funding has made with LSI Financial Group and Equity Lending Inc., and in each case all supplements and amendments thereto published by Residential Funding from time to time.

                  Purchase Price: With respect to any Mortgage Loan (or REO Property) required to be or otherwise purchased on any date pursuant to Section 2.02, 2.03, 2.04, 3.21 or 4.07, an amount equal to the sum of (i) 100% of the Stated Principal Balance thereof plus the principal portion of any related unreimbursed Advances and (ii) unpaid accrued interest at the Adjusted Mortgage Rate (or at the sum of the Net Mortgage Rate and the Certificate Insurer Premium Rate in the case of a purchase made by the Master Servicer) on the Stated Principal Balance thereof to the first day of the month following the month of purchase from the Due Date to which interest was last paid by the Mortgagor.

                  Qualified Substitute Mortgage Loan: A Mortgage Loan substituted by Residential Funding or the Company for a Deleted Mortgage Loan which must, on the date of such substitution, as confirmed in an Officers' Certificate delivered to the Trustee, (i) have an outstanding principal balance, after deduction of the principal portion of the monthly payment due in the month of substitution (or in the case of a substitution of more than one Mortgage Loan for a Deleted Mortgage Loan, an aggregate outstanding principal balance, after such deduction), not in excess of the Stated Principal Balance of the Deleted Mortgage Loan (the amount of any shortfall to be deposited by Residential
Funding, in the Custodial Account in the month of substitution); (ii) have a Mortgage Rate and a Net Mortgage Rate no lower than and not more than 1% per annum higher than the Mortgage Rate and Net Mortgage Rate, respectively, of the Deleted Mortgage Loan as of the date of substitution; (iii) have a Loan-to-Value Ratio at the time of substitution no higher than that of the Deleted Mortgage Loan at the time of substitution; (iv) have a remaining term to stated maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan; (v) comply with each representation and warranty set forth in Sections 2.03 and 2.04 hereof and Section 4 of the


NY1-196367.4
                                                        26

Assignment Agreement and (vi) in the case of the Group II Loans, (w) have a Mortgage Rate that adjusts with the same frequency and based upon the same Index as that of the Deleted Mortgage Loan, (x) have a Note Margin not less than that of the Deleted Mortgage Loan; (y) have a Periodic Rate Cap that is equal to that of the Deleted Mortgage Loan; and (z) have a next Adjustment Date no later than that of the Deleted Mortgage Loan.

                  Rating Agency: With respect to the Class A Certificates, Standard & Poor's and Moody's. If either agency or a successor is no longer in existence, "Rating Agency" shall be such statistical credit rating agency, or other comparable Person, designated by the Company and the Insurer, notice of which designation shall be given to the Trustee and the Master Servicer.

                  Realized Loss: With respect to each Mortgage Loan (or REO Property) as to which a Cash Liquidation or REO Disposition has occurred, an amount (not less than zero) equal to (i) the Stated Principal Balance of the Mortgage Loan (or REO Property) as of the date of Cash Liquidation or REO Disposition, plus (ii) interest (and REO Imputed Interest, if any) at the sum of the Net Mortgage Rate and the Certificate Insurer Premium Rate from the Due Date as to which interest was last paid or advanced to Certificateholders up to the last day of the month in which the Cash Liquidation (or REO Disposition) occurred on the Stated Principal Balance of such Mortgage Loan (or REO Property) outstanding during each Due Period that such interest was not paid or advanced, minus (iii) the proceeds, if any, received during the month in which such Cash Liquidation (or REO Disposition) occurred, to the extent applied as recoveries of interest at the sum of the Net Mortgage Rate and the Certificate Insurer Premium Rate and to principal of the Mortgage Loan, net of the portion thereof reimbursable to the Master Servicer or any Subservicer with respect to related Advances or expenses as to which the Master Servicer or Subservicer is entitled to reimbursement thereunder but which have not been previously reimbursed. With respect to each Mortgage Loan which has become the subject of a Deficient Valuation, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to such Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation. With respect to each Mortgage Loan which has become the object of a Debt Service Reduction, the amount of such Debt Service Reduction. Notwithstanding the above, neither a Deficient Valuation nor a Debt Service Reduction shall be deemed a Realized Loss hereunder so long as the Master Servicer has notified the Trustee and the Insurer in writing that the Master Servicer is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related Mortgage Loan and either (A) the related Mortgage Loan is not in default with regard to payments due thereunder or (B) delinquent payments of principal and interest under the related Mortgage Loan and any premiums on any applicable primary hazard insurance policy and any related escrow payments in respect of such Mortgage Loan are being advanced on a current basis by the Master Servicer or a Subservicer, in either case without giving effect to any Debt Service Reduction.

                  Record Date: With respect to each Distribution Date, the close of business on the last Business Day of the month next preceding the month in which the related Distribution Date occurs.

 Relief Act:  The Soldiers' and Sailors' Civil Relief Act of 1940, as amended.


NY1-196367.4
                                                        27

                  REMIC: A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code. As used herein, the term "the REMIC" shall mean the REMIC created under this Agreement.

                  REMIC Administrator: Residential Funding Corporation. If Residential Funding Corporation is found by a court of competent jurisdiction to no longer be able to fulfill its obligations as REMIC Administrator under this Agreement the Master Servicer or Trustee acting as Master Servicer shall appoint a successor REMIC Administrator, acceptable to the Insurer, subject to assumption of the REMIC Administrator obligations under this Agreement.

                  REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and temporary and final regulations (or, to the extent not inconsistent with such temporary or final regulations, proposed regulations) and published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

                  REO Acquisition: The acquisition by the Master Servicer on behalf of the Trustee for the benefit of the Certificateholders of any REO Property pursuant to Section 3.14.

                  REO Disposition: As to any REO Property, a determination by the Master Servicer that it has received substantially all Insurance Proceeds, Liquidation Proceeds, REO Proceeds and other payments and recoveries (including proceeds of a final sale) which the Master Servicer expects to be finally recoverable from the sale or other disposition of the REO Property.

                  REO Imputed Interest: As to any REO Property, for any period, an amount equivalent to interest (at the sum of the Net Mortgage Rate and the Certificate Insurer Premium Rate that would have been applicable to the related Mortgage Loan had it been outstanding) on the unpaid principal balance of the Mortgage Loan as of the date of acquisition thereof for such period.

                  REO Proceeds: Proceeds, net of expenses, received in respect of any REO Property (including, without limitation, proceeds from the rental of the related Mortgaged Property) which proceeds are required to be deposited into the Custodial Account only upon the related REO Disposition.

                  REO Property: A Mortgaged Property acquired by the Master Servicer through foreclosure or deed in lieu of foreclosure in connection with a defaulted Mortgage Loan.

 Request for Release: A request for release, the forms of which are attached as Exhibit E hereto.

                  Required Insurance Policy: With respect to any Mortgage Loan, any insurance policy which is required to be maintained from time to time under this Agreement, the Program Guide or the related Subservicing Agreement in respect of such Mortgage Loan.



NY1-196367.4
                                                        28

                  Required Subordinated Amount:  With respect to:

         (A) Loan Group I and any Distribution Date, an amount equal to 1.50% of the aggregate Cut-off Date Principal Balance of the Group I Loans; provided, however, that so long as (x) the Rolling Six Month Delinquency Rate does not exceed 5.00%, (y) the aggregate amount of all Realized Losses on the Mortgage Loans do not exceed 2.00% of the aggregate Cut-off Date Principal Balance of the Mortgage Loans and (z) no claim has been made on the Policy by the Trustee, which has not been reimbursed as Group I Cumulative Insurance Payments and Group II Cumulative Insurance Payments pursuant to Section 4.02 within six months from the date such claim representing an Insured Amount has been paid by the Insurer, then with respect to any Distribution Date after the later to occur of (a) the 30th Distribution Date following the Cut-off Date and (b) the first Distribution Date on which the Stated Principal Balance of the Group I Loans, after giving effect to distributions to be made on such Distribution Date, is equal to or less than 50% of the aggregate Cut-off Date Principal Balance of the Group I Loans, the Required Subordinated Amount will equal the greater of (i) 3.00% of the Stated Principal Balance of the Group I Loans immediately preceding such Distribution Date, and (ii) 1.00% of the aggregate Cut-off Date Principal Balance of the Group I Loans. Notwithstanding the foregoing, if the Required Subordinated Amount is not reduced pursuant to the previous sentence, on or after the first Distribution Date on which the Stated Principal Balance of the Group I Loans, after giving effect to distributions to be made on such Distribution Date, is equal to or less than 33% of the aggregate Cut-off Date Principal Balance of the Group I Loans and the amount of Realized Losses with respect to any Distribution Date does not exceed 4.25% of the aggregate Cut-off Date Principal Balance of the Mortgage Loans, the Required Subordination Amount shall be 6.50% of the then outstanding aggregate Stated Principal Balance of the Group I Loans. In addition, if the Required Subordinated Amount was reduced pursuant to the first sentence of this definition and the aggregate amount of Realized Losses with respect to any Distribution Date (i) exceeds 3.75% of the aggregate Cut-off Date Principal Balance of the Mortgage Loans, the Required
         Subordination Amount in respect of Loan Group I shall be 6.00% of the then outstanding aggregate Stated Principal Balance of the Group I Loans or (ii) exceeds 4.50% of the aggregate Cut-off Date Principal Balance of the Mortgage Loans, the Required Subordination Amount in respect of Loan Group I shall be 7.50% of the then outstanding aggregate Stated Principal Balance of the Group I Loans; and

         (B) Loan Group II and any Distribution Date, an amount equal to 2.50% of the aggregate Cut-off Date Principal Balance of the Group II Loans, provided however, that so long as (x) the Rolling Six Month Delinquency Rate does not exceed 9.00%, (y) the aggregate amount of all Realized Losses on the Mortgage Loans do not exceed 2.50% of the aggregate Cut-off Date Principal Balance of the Mortgage Loans, and (z) no claim has been made on the Policy by the Trustee, which has not been reimbursed as Group I Cumulative Insurance Payments and Group II Cumulative Insurance Payments pursuant to Section 4.02 within six months from the date such claim representing an Insured Amount has been paid by the Insurer, then with respect to any Distribution Date after the later to occur of (a) the 30th Distribution Date following the Cut-off Date and (b) the first Distribution Date on which the Stated Principal Balance of the Group II Loans, after


NY1-196367.4
                                                        29
         giving effect to distributions to be made on such Distribution Date, is equal to or less than 50% of the aggregate Cut-off Date Principal Balance of the Group II Loans, the Required Subordinated Amount will equal the greater of 5.00% of the Stated Principal Balance of the Group II Loans immediately preceding such Distribution Date and (ii) 1.00% of the aggregate Cut-off Date Principal Balance of the Group II Loans. Notwithstanding the foregoing, if the Required Subordinated Amount is not reduced pursuant to the previous sentence, on or after the first Distribution Date on which the Stated Principal Balance of the Group II Loans, after giving effect to distributions to be made on such Distribution Date, is equal to or less than 33% of the aggregate Cut-off Date Principal Balance of the Group II Loans and the amount of Realized Losses with respect to any Distribution Date does not exceed 4.25% of the aggregate Cut-off Date Principal Balance of the Mortgage Loans, the Required Subordination Amount shall be 7.50% of the then outstanding aggregate Stated Principal Balance of the Group II Loans. In addition, if the Required Subordinated Amount was reduced pursuant to the first sentence of this definition and the aggregate amount of Realized Losses with respect to any Distribution Date (i) exceeds 3.75% of the aggregate Cut-off Date Principal Balance of the Mortgage Loans, the Required Subordination Amount in respect of Loan Group II shall be 6.00% of the then outstanding aggregate Stated Principal Balance of the Group II Loans or (ii) exceeds 4.50% of the aggregate Cut-off Date Principal Balance of the Mortgage Loans, the Required Subordination Amount in respect of Loan Group II shall be 7.50% of the then outstanding aggregate Stated Principal Balance of the Group I Loans.

The Required Subordinated Amount may be reduced with the prior written consent of the Insurer and the Rating Agencies.

     Residential   Funding:   Residential   Funding   Corporation,   a  Delaware
corporation, in its capacity as seller of the Mortgage Loans to the Company and any successor thereto.

                  Responsible Officer: When used with respect to the Trustee, any officer of the Corporate Trust Department of the Trustee, including any Senior Vice President, any Vice President, any Assistant Vice President, any Assistant Secretary, any Trust Officer or Assistant Trust Officer, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers to whom, with respect to a particular matter, such matter is referred.

                  Rolling Six Month Delinquency Rate: As of any Distribution Date, the fraction, expressed as a percentage, equal to the average of the Delinquency Ratio for each of the six (or one, two, three, four and five in the case of the first, second, third, fourth and fifth Distribution Dates) immediately preceding Due Periods.

eller: As to any Mortgage Loan, a Person, including any Subservicer, that executed a Seller's Agreement applicable to such Mortgage Loan.

     Seller's Agreement: An agreement for the origination and sale of Mortgage Loans generally in the form of the seller contract referred to or contained in the Program Guide, or

NY1-196367.4
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



in such other form as has been approved by the Master Servicer and the Company, each containing representations and warranties in respect of one or more Mortgage Loans.

 Servicing Accounts: The account or accounts created and maintained pursuant to Section 3.08.

                  Servicing Advances: All customary, reasonable and necessary "out of pocket" costs and expenses incurred in connection with a default, delinquency or other unanticipated event by the Master Servicer in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of a Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures,
(iii) the management and liquidation of any REO Property and (iv) compliance with the obligations under Sections 3.01, 3.08, 3.12(a) and 3.14, including, if the Master Servicer or any Affiliate of the Master Servicer provides services such as appraisals and brokerage services that are customarily provided by Persons other than servicers of mortgage loans, reasonable compensation for such services.

                  Servicing Fee: With respect to any Mortgage Loan and Distribution Date, the fee payable monthly to the Master Servicer in respect of master servicing compensation that accrues at an annual rate equal to the Servicing Fee Rate multiplied by the Stated Principal Balance of such Mortgage Loan as of the related Due Date in the related Due Period, as may be adjusted pursuant to Section 3.16(e), provided, however, that the Servicing Fee with respect to any Converted Mortgage Loan which remains a Mortgage Loan shall accrue at a rate equal to 0.50% per annum on the outstanding principal balance thereof unless the Master Servicer contracts with a Subservicer to subservice such Mortgage Loan in which case the Servicing Fee will be reduced by the amount of the Subservicing Fee.

Servicing Fee Rate: The per annum rate designated on the Mortgage Loan Schedule as the "MSTR SERV FEE".

                  Servicing Officer: Any officer of the Master Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and specimen signature appear on a list of servicing officers furnished to the Trustee and the Insurer by the Master Servicer, as such list may from time to time be amended.

                  Special Hazard Amount: As of any Distribution Date and with respect to Loan Group I and Loan Group II, an amount equal to $1,270,558 and $1,518,590, respectively, minus the sum of (i) the aggregate amount of Special Hazard Losses related to such Loan Group allocated to the Class R Certificates or the related Loan Group I Excess Cash Flow or Loan Group II Excess Cash Flow in accordance with Section 4.05 and (ii) the Adjustment Amount (as defined below) as most recently calculated. For each anniversary of the Cut-off Date, the "Adjustment Amount" shall be equal to the amount, if any, by which the amount calculated in accordance with the preceding sentence (without giving effect to the deduction of the Adjustment Amount for such anniversary) exceeds the greatest of (i) twice the outstanding principal balance of the Mortgage Loan in the related Loan Group that has the largest outstanding principal balance on the Distribution Date immediately preceding such anniversary, (ii) the product of 1.00% multiplied by the outstanding principal balance of all Mortgage Loans in the related Loan Group on the Distribution Date immediately preceding such anniversary and (iii) the aggregate


NY1-196367.4
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



outstanding  principal  balance (as of the  immediately  preceding  Distribution
Date) of the Mortgage Loans in the related Loan Group in any single five-digit California zip code area with the largest amount of Mortgage Loans by aggregate principal balance as of such anniversary.

                  The Special Hazard Amount may be further reduced by the Master Servicer (including accelerating the manner in which coverage is reduced) provided that prior to any such reduction, the Master Servicer shall (i) obtain written approval of the Insurer and written confirmation from each Rating Agency that such reduction shall not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency, without taking into account the Policy, and (ii) provide a copy of such written confirmation to the Trustee and the Insurer.

                  Special Hazard Loss: Any Realized Loss not in excess of the lesser of the cost of repair or the cost of replacement of a Mortgaged Property suffered by such Mortgaged Property on account of direct physical loss, exclusive of (i) any loss of a type covered by a hazard policy or a flood insurance policy required to be maintained in respect of such Mortgaged Property pursuant to Section 3.12(a), except to the extent of the portion of such loss not covered as a result of any coinsurance provision and (ii) any Extraordinary Loss.
 Standard & Poor's: Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, or its successor in interest.

   Startup Date: The day designated as such pursuant to Article X hereof.

                  Stated Principal Balance: With respect to any Mortgage Loan or related REO Property, at any given time, (i) the Cut-off Date Principal Balance of the Mortgage Loan, minus (ii) the sum of (a) the principal portion of the Monthly Payments due with respect to such Mortgage Loan or REO Property during each Due Period ending prior to the most recent Distribution Date which were received or with respect to which an Advance was made, and (b) all Principal Prepayments with respect to such Mortgage Loan or REO Property, and all Insurance Proceeds, Liquidation Proceeds and REO Proceeds, to the extent applied by the Master Servicer as recoveries of principal in accordance with Section
3.14 with respect to such Mortgage Loan or REO Property, in each case which were distributed pursuant to Section 4.02 on any previous Distribution Date, and (c) any Realized Loss allocated to Certificateholders with respect thereto for any previous Distribution Date.

                  Subordinated Amount: As of any Distribution Date with respect to each Loan Group, the excess, if any, of (a) the aggregate Stated Principal Balances of the Mortgage Loans in such Loan Group immediately following such Distribution Date over (b) the Certificate Principal Balance of the Class A-I or Class A-II Certificates (as applicable) as of such Distribution Date (after taking into account the payment of the amounts described in clauses (b) (1)-(4) of the definition of Principal Distribution Amount on such Distribution Date).

                  Subordination Deficiency Amount: With respect to any Distribution Date and each Loan Group, the excess, if any, of (a) the related Required Subordinated Amount applicable to such Distribution Date over (b) the related Subordinated Amount applicable to such


NY1-196367.4
                                                        32

Distribution Date prior to taking into account the payment of any related Subordination Increase Amounts on such Distribution Date.

                  Subordination   Increase   Amount:   With   respect   to   any
Distribution Date and each Loan Group, the lesser of (a) the Subordination Deficiency Amount as of such Distribution Date (after taking into account the payment of the related Principal Distribution Amount on such Distribution Date (exclusive of the payment of any related Subordination Increase Amount)) and (b)

         (i) with respect to Loan Group I, the sum of (A) the amount of Loan Group I Excess Cash Flow on such Distribution Date as reduced by the sum of (1) any Realized Losses included in clause (b)(4) of the definition of Principal Distribution Amount with respect to such Distribution Date that is attributable to Loan Group I, (2) any Realized Losses included in clause (b)(4) of the Principal Distribution Amount with respect to such Distribution Date that is attributable to Loan Group II, (3) Group I Cumulative Insurance Payments for such Distribution Date, and (4) Group II Cumulative Insurance Payments for such Distribution Date covered by Loan Group I Excess Cash Flow; and B) any Loan Group II Excess Cash Flow remaining after paying any Subordination Increase Amount with respect to Loan Group II in accordance with the priorities set forth in Section 4.05; and

         (ii) with respect to Loan Group II, the sum of (A) the amount of Loan Group II Excess Cash Flow on such Distribution Date as reduced by (1) any Realized Losses included in clause (b)(4) of the definition of Principal Distribution Amount with respect to such Distribution Date that is attributable to Loan Group II, (2) any Realized Losses included in clause (b)(4) of the Principal Distribution Amount with respect to such Distribution Date that is attributable to Loan Group I, (3) Group II Cumulative Insurance Payments for such Distribution Date, and (4) Group I Cumulative Insurance Payments for such Distribution Date covered by Loan Group II Excess Cash Flow; and (B) any Loan Group I Excess Cash Flow remaining after paying any Subordination Increase Amount with respect to Loan Group I in accordance with the priorities set forth in Section 4.05.

                  Subordination Reduction Amount: With respect to any Distribution Date and a Loan Group, an amount equal to the lesser of (a) the excess, if any, of (x) the related Subordinated Amount that would exist following such Distribution Date following payment of the related Principal Distribution Amount (exclusive of any reductions thereto attributable to the related Subordinated Reduction Amount) over (y) the related Required Subordinated Amount for such Distribution Date and (b) the sum of the amounts for such Distribution Date specified in clauses (b)(1)-(3) of the definition of Principal Distribution Amount for such Loan Group.

 Subserviced Mortgage Loan: Any Mortgage Loan that, at the time of reference thereto, is subject to a Subservicing Agreement.

                  Subservicer:  Any  Person  with whom the Master  Servicer  has entered into a Subservicing Agreement and who generally satisfied the requirements set forth in the Program Guide in respect of the qualification of a Subservicer as of the date of its approval as a Subservicer by the Master Servicer.


NY1-196367.4
                                                        33

                  Subservicer Advance: Any delinquent installment of principal and interest on a Mortgage Loan which is advanced by the related Subservicer (net of its Subservicing Fee) pursuant to the Subservicing Agreement.

 Subservicing Account: An account established by a Subservicer in accordance with Section 3.08.

                  Subservicing Agreement: The written contract between the Master Servicer and any Subservicer relating to servicing and administration of certain Mortgage Loans as provided in Section 3.02, generally in the form of the servicer contract referred to or contained in the Program Guide or in such other form as has been approved by the Master Servicer and the Company.

                  Subservicing Fee: As to any Mortgage Loan, the fee payable monthly to the related Subservicer (or, in the case of a Nonsubserviced Mortgage Loan, to the Master Servicer) in respect of subservicing and other compensation that accrues with respect to each Distribution Date at an annual rate designated as "SUBSERV FEE" in Exhibit D-1 and Exhibit D-2.

                  Tax Returns: The federal income tax return on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of the Trust Fund due to its classification as a REMIC under the REMIC Provisions, together with any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal, state or local tax laws.

     Transfer: Any direct or indirect transfer, sale, pledge, hypothecation or other form of assignment of any Ownership Interest in a Certificate.

Transferee: Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

 Transferor: Any Person who is disposing by Transfer of any Ownership Interest in a Certificate.

 Trigger Event: As of any Determination Date, the occurrence of any of the following scenarios:

     (a) The aggregate Rolling Six-Month Delinquency Rate is greater than 10.00%

 (b) The  aggregate  12 Month Loss  Amount is  greater  than or equal to 2.75% of the aggregate Stated Principal Balance; or

                  (c) the aggregate Realized Losses on the Mortgage Loans exceed
                  (a) with respect to the first 12 Distribution Dates, 2.25% of the aggregate Cut-off Date Principal Balance, (b) with respect to the next 12 Distribution Dates, 3.75% of the


NY1-196367.4
                                                        34
                  aggregate Cut-off Date Principal Balance, (c) with respect to the next 12 Distribution Dates, 5.25% of the aggregate Cut-off Date Principal Balance, (d) with respect to the next 12 Distribution Dates, 6.75% of the aggregate Cut-off Date Principal Balance, and (e) with respect to all Distribution Dates thereafter, 8.00% of the aggregate Cut-off Date Principal Balance.

  Trust Fund: The segregated pool of assets, with respect to which a REMIC election is to be made, consisting of:

                  (i)      the Mortgage Loans and the related Mortgage Files,

                  (ii) all payments on and collections in respect of the Mortgage Loans due after the Cut-off Date as shall be on deposit in the Custodial Account or in the Certificate Account and identified as belonging to the Trust Fund,

                  (iii) property which secured a Mortgage Loan and which has been acquired for the benefit of the Certificateholders by foreclosure or deed in lieu of foreclosure,

  (iv)     the hazard insurance policies and Primary Insurance Policies, if any,

                  (v)      the Policy,

                  (vi)     any amounts on deposit in the Insurance Account, and

                  (vii)    all proceeds of clauses (i) through (vi) above.

     12 Month Loss Amount: With respect to any Distribution Date, an amount equal to the aggregate of all Realized Losses on the Mortgage Loans during the 12 preceding Due Periods.
                  Uniform Single Attestation Program for Mortgage Bankers: The Uniform Single Attestation Program for Mortgage Bankers, as published by the Mortgage Bankers Association of America and effective with respect to fiscal periods ending on or after December 15, 1995.

                  Uninsured Cause: Any cause of damage to property subject to a Mortgage such that the complete restoration of such property is not fully reimbursable by the hazard insurance policies.

                  United States Person: A citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate or trust whose income from sources without the United States is includable in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States. The term "United States" shall have the meaning set forth in
Section 7701 of the Code or successor provisions.



NY1-196367.4
                                                        35

                  Voting Rights: The portion of the voting rights of all of the Certificates which is allocated to any Certificate. 99% of all of the Voting Rights shall be allocated among Holders of each Class of Certificates, other than the Class R Certificates, in proportion to the outstanding Certificate Principal Balances of their respective Certificates; and the Holders of the Class R Certificates shall be entitled to 1% of all of the Voting Rights, allocated among the Certificates of such Class in accordance with their respective Percentage Interest.

                  Section 1.02.     Determination of LIBOR.

                  LIBOR applicable to the calculation of the Pass-Through Rate on the Class A-I-1 Certificates and Class A-II Certificates for any Interest Accrual Period will be determined on each LIBOR Rate Adjustment Date.

                  On each LIBOR Rate Adjustment Date, LIBOR shall be established by the Trustee and, as to any Interest Accrual Period, will equal the rate for one month United States dollar deposits that appears on the Telerate Screen Page 3750 as of 11:00 a.m., London time, on such LIBOR Rate Adjustment Date. "Telerate Screen Page 3750" means the display designated as page 3750 on the Telerate Service (or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks). If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, LIBOR shall be so established by use of such other service for displaying LIBOR or comparable rates as may be selected by the Trustee after consultation with the Master Servicer), the rate will be the Reference Bank Rate. The "Reference Bank Rate" will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the reference banks (which shall be any three major banks that are engaged in transactions in the London interbank market, selected by the Trustee after consultation with the Master Servicer) as of 11:00 a.m., London time, on the LIBOR Rate Adjustment Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the Certificate Principal Balance of the Class A Certificates then outstanding. The Trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate will be the arithmetic mean of the quotations rounded up to the next multiple of 1/16%. If on such date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Trustee after consultation with the Master Servicer, as of 11:00 a.m., New York City time, on such date for loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the Certificate Principal Balance of the Class A Certificates then outstanding. If no such quotations can be obtained, the rate will be LIBOR for the prior Distribution Date.

                  The establishment of LIBOR by the Trustee on any LIBOR Rate Adjustment Date and the Trustee's subsequent calculation of the Pass-Through Rate applicable to the Class A Certificates for the relevant Interest Accrual Period, in the absence of manifest error, will be final and binding.

                  Promptly following each LIBOR Rate Adjustment Date the Trustee shall supply the Master Servicer with the results of its determination of LIBOR on such date. Furthermore, the Trustee will supply to any Certificateholder so requesting by telephone the Pass-Through


NY1-196367.4
                                                        36

Rate on the Class A Certificates for the current and the immediately preceding Interest Accrual Period.



NY1-196367.4
                                                        37

                                                    ARTICLE II

                                           CONVEYANCE OF MORTGAGE LOANS;
                                         ORIGINAL ISSUANCE OF CERTIFICATES

                  Section 2.01.     Conveyance of Mortgage Loans.

                  (a) The Company, concurrently with the execution and delivery hereof, does hereby assign to the Trustee without recourse all the right, title and interest of the Company in and to the Mortgage Loans, including all interest and principal received on or with respect to the Mortgage Loans after the Cut-off Date (other than payments of principal and interest due on the Mortgage Loans on or before the Cut-off Date).

                  (b) In connection with such assignment, and contemporaneously with the delivery of this Agreement the Company delivered or caused to be delivered hereunder to the Trustee the Policy, and except as set forth in
Section 2.01(c) below, the Company does hereby deliver to, and deposit with, the Trustee, or to and with one or more Custodians, as the duly appointed agent or agents of the Trustee for such purpose, the following documents or instruments (or copies thereof as permitted by this Section): with respect to each Mortgage Loan so assigned:

                           (i) The original Mortgage Note, endorsed without recourse to the order of the Trustee and showing an unbroken chain of endorsements from the originator thereof to the Person endorsing it to the Trustee;

                           (ii) The original Mortgage with evidence of recording indicated thereon or a copy of the Mortgage certified by the public recording office in which such Mortgage has been recorded;

                           (iii) An original Assignment of the Mortgage to the Trustee with evidence of recording indicated thereon or a copy of such assignment certified by the public recording office in which such assignment has been recorded;

                           (iv) The original recorded assignment or assignments of the Mortgage showing an unbroken chain of title from the originator thereof to the Person assigning it to the Trustee or a copy of such assignment or assignments of the Mortgage certified by the public recording office in which such assignment or assignments have been recorded;

                           (v) The original of each modification, assumption agreement or preferred loan agreement, if any, relating to such Mortgage Loan or a copy of each modification, assumption agreement or preferred loan agreement certified by the public recording office in which such document has been recorded; and



NY1-196367.4
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



                           (vi) With respect to any High Cost Loan, the notice to assignees that the Mortgage Loan is subject to special truth in lending rules, to the extent required by applicable law.

                  (c) The Company may, in lieu of delivering the documents set forth in Section 2.01(b)(iv) and (v) to the Trustee or the Custodian or Custodians, deliver such documents to the Master Servicer, and the Master
Servicer shall hold such documents in trust for the use and benefit of all present and future Certificateholders and the Insurer until such time as is set forth below. Within ten Business Days following the earlier of (i) the receipt of the original of each of the documents or instruments set forth in Section 2.01(b)(iv) and (v) (or copies thereof as permitted by such Section) for any Mortgage Loan and (ii) a written request by the Trustee to deliver those documents with respect to any or all of the Mortgage Loans then being held by the Master Servicer, the Master Servicer shall deliver a complete set of such documents to the Trustee or the Custodian or Custodians that are the duly appointed agent or agents of the Trustee.

                  On the Closing Date, the Master Servicer shall certify that it has in its possession an original or copy of each of the documents referred to in Section 2.01(b)(iv) and (v) which has been delivered to it by the Company. Every six months after the Closing Date, for so long as the Master Servicer is holding documents pursuant to this Section 2.01(c), the Master Servicer shall deliver to (i) Moody's, if it is one of the Rating Agencies, (ii) the Trustee,
(iii) the Insurer and (iv) each Custodian a report setting forth the status of the documents which it is holding pursuant to this Section 2.01(c).

                  (d) In the event that in connection with any Mortgage Loan the Company cannot deliver the Mortgage, any assignment, modification, assumption agreement or preferred loan agreement (or copy thereof certified by the public recording office) with evidence of recording thereon concurrently with the execution and delivery of this Agreement solely because of a delay caused by the public recording office where such Mortgage, assignment, modification, assumption agreement or preferred loan agreement, as the case may be, has been delivered for recordation, the Company shall deliver or cause to be delivered to the Trustee or the respective Custodian a true and correct photocopy of such Mortgage, assignment, modification, assumption agreement or preferred loan agreement.

                  The Company shall promptly cause to be recorded in the appropriate public office for real property records the Assignment referred to in clause (iii) of Section 2.01(b), except in states where, in the opinion of counsel acceptable to the Trustee, the Insurer and the Master Servicer, such recording is not required to protect the Trustee's interests in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Company or the originator of such Mortgage Loan.

                  Any of the items set forth in Section 2.01(b) that may be delivered as a copy rather than the original may be delivered in microfiche form.

                  The Company shall deliver to the Trustee or the Custodian within 120 days of the Closing Date the original or a copy of the title insurance policy, with respect to each Mortgaged Property that is delivered to the Seller at origination of the Mortgage Loan, to the extent the


NY1-196367.4
                                                        39

Company has such title insurance policy in its possession as of the Closing Date. The Company or the Master Servicer shall hold in trust for the use and benefit of all present and future Certificateholders and the Insurer, the original or a copy of the title insurance binder with respect to each Mortgaged Property that is delivered to the Seller at origination of the Mortgage Loan, to the extent the Company or the Master Servicer, as applicable, has such title insurance binder in its possession as of the Closing Date.

                  (e) It is intended that the conveyances by the Company to the Trustee of the Mortgage Loans as provided for in this Section 2.01 be construed as a sale by the Company to the Trustee of the Mortgage Loans for the benefit of the Certificateholders. Further, it is not intended that any such conveyance be deemed to be a pledge of the Mortgage Loans by the Company to the Trustee to secure a debt or other obligation of the Company. However, in the event that the Mortgage Loans are held to be property of the Company or of Residential Funding, or if for any reason this Agreement is held or deemed to create a security interest in the Mortgage Loans, then it is intended that (a) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the New York Uniform Commercial Code and the Uniform Commercial Code of any other applicable jurisdiction; (b) the conveyances provided for in this
Section 2.01 shall be deemed to be (1) a grant by the Company to the Trustee of a security interest in all of the Company's right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to (A) the Mortgage Loans, including with respect to each Mortgage Loan, the Mortgage Notes, the Mortgages, any related insurance policies and all other documents in the related Mortgage Files, (B) all amounts payable pursuant to the Mortgage Loans in accordance with the terms thereof and (C) any and all general intangibles consisting of, arising from or relating to any of the foregoing, and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all amounts from time to time held or invested in the Certificate Account or the Custodial Account, whether in the form of cash, instruments, securities or other property and (2) an assignment by the Company to the Trustee of any security interest in any and all of Residential Funding's right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to the property described in the foregoing clauses (1)(A), (B) and (C) granted by Residential Funding to the Company pursuant to the Assignment Agreement; (c) the possession by the Trustee, the Custodian or any other agent of the Trustee of Mortgage Notes or such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party," or possession by a purchaser or a person designated by such secured party, for purposes of perfecting the security interest pursuant to the Minnesota Uniform Commercial Code and the Uniform Commercial Code of any other applicable jurisdiction (including, without limitation, Section 9-305, 8-313 or 8-321 thereof); and (d) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Trustee for the purpose of perfecting such security interest under applicable law.

                  The Company and, at the Company's direction, Residential Funding and the Trustee shall, to the extent consistent with this Agreement, take such reasonable actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the


NY1-196367.4
                                                        40

Mortgage Loans and the other property described above, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement. Without limiting the generality of the foregoing, the Company shall prepare and deliver to the Trustee not less than 15 days prior to any filing date and, the Trustee shall forward for filing, or shall cause to be forwarded for filing, at the expense of the Company, all filings necessary to maintain the effectiveness of any original filings necessary under the Uniform Commercial Code as in effect in any jurisdiction to perfect the Trustee's security interest in or lien on the Mortgage Loans as evidenced by an Officer's Certificate of the Company, with a copy delivered to the Insurer, including without limitation (x) continuation statements, and (y) such other statements as may be occasioned by
(1) any change of name of Residential Funding, the Company or the Trustee (such preparation and filing shall be at the expense of the Trustee, if occasioned by a change in the Trustee's name), (2) any change of location of the place of business or the chief executive office of Residential Funding or the Company or
(3) any transfer of any interest of Residential Funding or the Company in any Mortgage Loan.

                  Section 2.02.     Acceptance by Trustee.

                  The Trustee acknowledges receipt (or, with respect to Mortgage Loans subject to a Custodial Agreement, and based solely upon a receipt or certification executed by the Custodian, receipt by the respective Custodian as the duly appointed agent of the Trustee) of the documents referred to in Section 2.01(b)(i) through (iii) above (except that for purposes of such acknowledgement only, a Mortgage Note may be endorsed in blank and an Assignment of Mortgage may be in blank) and declares that it, or a Custodian as its agent, holds and will hold such documents and the other documents constituting a part of the Mortgage Files delivered to it, or a Custodian as its agent, in trust for the use and benefit of all present and future Certificateholders. The Trustee or Custodian (such Custodian being so obligated under a Custodial Agreement) agrees, for the benefit of Certificateholders, to review each Mortgage File delivered to it pursuant to Section 2.01(b) within 45 days after the Closing Date to ascertain that all required documents (specifically as set forth in Section 2.01(b)), have been executed and received, and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule, as supplemented, that have been conveyed to it. Upon delivery of the Mortgage Files by the Company or the Master Servicer, the Trustee shall acknowledge receipt (or, with respect to Mortgage Loans subject to a Custodial Agreement, and based solely upon a receipt or certification executed by the Custodian, receipt by the respective Custodian as the duly appointed agent of the Trustee) of the documents referred to in Section 2.01(c) above. The Trustee or Custodian (such Custodian being so obligated under a Custodial Agreement) agrees to review each Mortgage File delivered to it pursuant to Section 2.01(c) within 45 days after receipt thereof to ascertain that all documents required to be delivered pursuant to such Section have been received, and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule, as supplemented, that have been conveyed to it.

                  If the Custodian, as the Trustee's agent, finds any document or documents constituting a part of a Mortgage File to be missing or defective in any material respect, the Trustee shall promptly so notify the Master
Servicer and the Company. Pursuant to Section 2.3 of the Custodial Agreement, the Custodian will notify the Master Servicer, the Company and the Trustee of any such omission or defect found by it in respect of any Mortgage File held by


NY1-196367.4
                                                        41
it. The Master Servicer shall promptly notify the related Subservicer or Seller of such omission or defect and request that such Subservicer or Seller correct or cure such omission or defect within 60 days from the date the Master Servicer was notified of such omission or defect and, if such Subservicer or Seller does not correct or cure such omission or defect within such period, that such Subservicer or Seller purchase such Mortgage Loan from the Trust Fund at its Purchase Price, in either case within 90 days from the date the Master Servicer was notified of such omission or defect. The Purchase Price for any such Mortgage Loan, whether purchased by the Seller or the Subservicer, shall be deposited or caused to be deposited by the Master Servicer in the Custodial Account maintained by it pursuant to Section 3.07 and, upon receipt by the Trustee of written notification of such deposit signed by a Servicing Officer, the Trustee or any Custodian, as the case may be, shall release to the Master Servicer the related Mortgage File and the Trustee shall execute and deliver such instruments of transfer or assignment prepared by the Master Servicer, in each case without recourse, as shall be necessary to vest in the Seller or its designee or the Subservicer or its designee, as the case may be, any Mortgage Loan released pursuant hereto and thereafter such Mortgage Loan shall not be part of the Trust Fund. It is understood and agreed that the obligation of the Seller or the Subservicer, as the case may be, to so cure or purchase any Mortgage Loan as to which a material defect in or omission of a constituent document exists shall constitute the sole remedy respecting such defect or omission available to Certificateholders or the Trustee on behalf of Certificateholders (except for the Insurer's rights under the Insurance Agreement).

     Section 2.03. Representations, Warranties and Covenants of the Master Servicer and the Company.

     (a) The Master Servicer hereby represents and warrants to the Trustee for the benefit of the Certificateholders and the Insurer that:

                           (i) The Master Servicer is a corporation duly organized, validly existing and in good standing under the laws governing its creation and existence and is or will be in compliance with the laws of each state in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan in accordance with the terms of this Agreement;

                           (ii) The execution and delivery of this Agreement by the Master Servicer and its performance and compliance with the terms of this Agreement will not violate the Master Servicer's Certificate of Incorporation or Bylaws or constitute a material default (or an event which, with notice or lapse of time, or both, would constitute a material default) under, or result in the material breach of, any material contract, agreement or other instrument to which the Master Servicer is a party or which may be applicable to the Master Servicer or any of its assets;

                           (iii) This Agreement, assuming due authorization, execution and delivery by the Trustee and the Company, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against it in accordance with the terms hereof subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and to general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;


NY1-196367.4
                                                        42

                           (iv) The Master Servicer is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Master Servicer or its properties or might have consequences that would materially adversely affect its performance hereunder;

                           (v) No litigation is pending or, to the best of the Master Servicer's knowledge, threatened against the Master Servicer which would prohibit its entering into this Agreement or performing its obligations under this Agreement;

                           (vi) The Master Servicer will comply in all material respects in the performance of this Agreement with all reasonable rules and requirements of each insurer under each Required Insurance Policy;

                           (vii) No information, certificate of an officer, statement furnished in writing or report delivered to the Company, any Affiliate of the Company or the Trustee by the Master Servicer will, to the knowledge of the Master Servicer, contain any untrue statement of a material fact or omit a material fact necessary to make the information, certificate, statement or report not misleading; and

                           (viii) The Master Servicer has examined each existing, and will examine each new, Subservicing Agreement and is or will be familiar with the terms thereof. The terms of each existing Subservicing Agreement and each designated Subservicer are acceptable to the Master Servicer and any new Subservicing Agreements will comply with the provisions of Section 3.02.

It is understood and agreed that the representations and warranties set forth in this Section 2.03(a) shall survive delivery of the respective Mortgage Files to the Trustee or any Custodian.

                  Upon discovery by either the Company, the Master Servicer, the Insurer, the Trustee or any Custodian of a breach of any representation or warranty set forth in this Section 2.03(a) which materially and adversely affects the interests of the Certificateholders or the Insurer in any Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties (any Custodian being so obligated under a Custodial Agreement). Within 90 days of its discovery or its receipt of notice of such breach, the Master Servicer shall either (i) cure such breach in all material respects or
(ii) to the extent that such breach is with respect to a Mortgage Loan or a related document, purchase such Mortgage Loan from the Trust Fund at the Purchase Price and in the manner set forth in Section 2.02. The obligation of the Master Servicer to cure such breach or to so purchase such Mortgage Loan shall constitute the sole remedy in respect of a breach of a representation and warranty set forth in this Section 2.03(a) available to the Certificateholders or the Trustee on behalf of the Certificateholders (except for the Insurer's rights under Section 3.03 of the Insurance Agreement).

                  (b) The Company hereby represents and warrants to the Trustee for the benefit of Certificateholders and the Insurer that, immediately prior to the assignment of the Mortgage Loans to the Trustee, the Company had good title to, and was the sole owner of, each Mortgage


NY1-196367.4
                                                        43

Loan free and clear of any pledge, lien, encumbrance or security interest (other than rights to servicing and related compensation) and such assignment validly transfers ownership of the Mortgage Loans to the Trustee free and clear of any pledge, lien, encumbrance or security interest.

It is understood and agreed that the representations and warranties set forth in this Section 2.03(b) shall survive delivery of the respective Mortgage Files to the Trustee or any Custodian.

                  Upon discovery by any of the Company, the Master Servicer, the Insurer, the Trustee or any Custodian of a breach of any of the representations and warranties set forth in this Section 2.03(b) which materially and adversely affects the interests of the Certificateholders or the Insurer in any Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties (including the Insurer) (any Custodian being so obligated under a Custodial Agreement). Within 90 days of its discovery or its receipt of notice of breach, the Company shall either (i) cure such breach in all material respects or (ii) purchase such Mortgage Loan from the Trust Fund at the Purchase Price and in the manner set forth in Section 2.02; provided that the Company shall have the option to substitute a Qualified Substitute Mortgage Loan or Loans for such Mortgage Loan if such substitution occurs within two years following the Closing Date. Any such substitution shall be effected by the Company under the same terms and conditions as provided in Section 2.04 for substitutions by Residential Funding. It is understood and agreed that the obligation of the Company to cure such breach or to so purchase or substitute for any Mortgage Loan as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to
Certificateholders (other than the Insurer) or the Trustee on behalf of Certificateholders (other than the Insurer). Notwithstanding the foregoing, the Company shall not be required to cure breaches or purchase or substitute for Mortgage Loans as provided in this Section 2.03(b) if the substance of the breach of a representation set forth above also constitutes fraud in the origination of the Mortgage Loan.

Section 2.04. Representations and Warranties of Sellers; Additional Representations and Warranties of Residential Funding.

                  The Company, as assignee of Residential Funding under the Assignment Agreement, hereby assigns to the Trustee for the benefit of the Certificateholders all of its right, title and interest in respect of the Assignment Agreement and each Seller's Agreement applicable to a Mortgage Loan. Insofar as the Assignment Agreement or such Seller's Agreement relates to the representations and warranties made by Residential Funding or the related Seller in respect of such Mortgage Loan and any remedies provided thereunder for any breach of such representations and warranties, such right, title and interest may be enforced by the Master Servicer on behalf of the Trustee and the Certificateholders. Upon the discovery by the Company, the Master Servicer, the Trustee, the Insurer or any Custodian of a breach of any of the representations and warranties made in a Seller's Agreement or the Assignment Agreement in respect of any Mortgage Loan which materially and adversely affects the interests of the Certificateholders or the Insurer in such Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties (including the Insurer) (any Custodian being so obligated under a Custodial Agreement). The Master Servicer shall promptly notify the related Seller and Residential Funding, of such breach and request that such Seller or Residential


NY1-196367.4
                                                        44

Funding, as the case may be, either (i) cure such breach in all material respects within 90 days from the date the Master Servicer was notified of such breach or (ii) purchase such Mortgage Loan from the Trust Fund at the Purchase Price and in the manner set forth in Section 2.02. Residential Funding hereby additionally represents and warrants to the Trustee for the benefit of the Certificateholders and the Insurer each of the representations and warranties set forth in Exhibit N hereto. Upon the discovery by the Company, the Master Servicer, the Trustee, the Insurer or any Custodian of a breach of any of such representations and warranties in respect of any Mortgage Loan which materially and adversely affects the interests of the Certificateholders or the Insurer in such Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties and the Insurer (any Custodian being so obligated under a Custodial Agreement) at the same time as notice is given pursuant to the preceding paragraph of corresponding breach of representation or warranty made in Seller's Agreement. The Master Servicer shall promptly notify Residential Funding of such breach and request that Residential Funding either (i) cure such breach in all material respects within 90 days from the date the Master Servicer was notified of such breach or (ii) purchase such Mortgage Loan from the Trust Fund within 90 days of the date of such written notice of such breach at the Purchase Price and in the manner set forth in Section 2.02 in the event that the Mortgage Loan has not been purchased by the Seller due to a breach of representation any warranty of the related Seller's Agreement as set forth in the preceding paragraph; provided that Residential Funding shall have the option to substitute a Qualified Substitute Mortgage Loan or Loans for such Mortgage Loan if such substitution occurs within two years following the Closing Date; provided further that if the breach would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such substitution must occur within 90 days from the date the Master Servicer was notified of the breach if such 90 day period expires before two years following the Closing Date. In the event that Residential Funding elects to substitute a Qualified Substitute Mortgage Loan or Loans for a Deleted Mortgage Loan pursuant to this Section 2.04, Residential Funding shall deliver to the Trustee for the benefit of the Certificateholders with respect to such Qualified Substitute Mortgage Loan or Loans, the original Mortgage Note, the Mortgage, an Assignment of the Mortgage in recordable form, and such other documents and agreements as are required by Section 2.01, with the Mortgage Note endorsed as required by Section 2.01. No substitution will be made in any calendar month after the Determination Date for such month. Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution shall not be part of the Trust Fund and will be retained by the Master Servicer and remitted by the Master Servicer to Residential Funding on the next succeeding Distribution Date. For the month of substitution, distributions to the Certificateholders will include the Monthly Payment due on a Deleted Mortgage Loan for such month and thereafter Residential Funding shall be entitled to retain all amounts received in respect of such Deleted Mortgage Loan. The Master Servicer shall amend or cause to be amended the Mortgage Loan Schedule for the benefit of the Certificateholders to reflect the removal of such Deleted Mortgage Loan and the substitution of the Qualified Substitute Mortgage Loan or Loans and the Master Servicer shall deliver the amended Mortgage Loan Schedule to the Trustee. Upon such substitution, the Qualified Substitute Mortgage Loan or Loans shall be subject to the terms of this Agreement and the related Subservicing Agreement in all respects, the related Seller shall be deemed to have made the representations and warranties with respect to the Qualified Substitute Mortgage Loan made in the related Seller Agreements as of the date of substitution, Residential Funding shall be deemed to have made the representations and warranties with respect to the Qualified Substitute Mortgage Loan contained


NY1-196367.4
                                                        45
in Exhibit N hereto, as of the date of substitution, and the covenants, representations and warranties set forth in this Section 2.04, and in Section 2.03(b) hereof.

                  In connection with the substitution of one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Master Servicer will determine the amount (if any) by which the aggregate principal balance of all such Qualified Substitute Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all such Deleted Mortgage Loans (in each case after application of the principal portion of the Monthly Payments due in the month of substitution that are to be distributed to Certificateholders in the month of substitution). Residential Funding shall deposit the amount of such shortfall into the Custodial Account on the day of substitution, without any reimbursement therefor. Residential Funding shall give notice in writing to the Trustee of such event, which notice shall be accompanied by an Officers' Certificate as to the calculation of such shortfall and by an Opinion of Counsel to the effect that such substitution will not cause
(a) any federal tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or on "contributions after the startup date" under
Section 860G(d)(1) of the Code or (b) any portion of the Trust Fund to fail to qualify as a REMIC at any time that any Certificate is outstanding.

                  It is understood and agreed that the obligation of the Seller or Residential Funding, as the case may be, to cure such breach or purchase (or in the case of Residential Funding to substitute for) such Mortgage Loan as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to Certificateholders (other than the Insurer) or the Trustee on behalf of Certificateholders (other than the Insurer). If the Master Servicer is Residential Funding, then the Trustee shall also have the right to give the notification and require the purchase or substitution provided for in the second preceding paragraph in the event of such a breach of a representation or warranty made by Residential Funding in the Assignment Agreement. In connection with the purchase of or substitution for any such Mortgage Loan by Residential Funding, the Trustee shall assign to Residential Funding all of the right, title and interest in respect of the Seller's Agreement and the Assignment Agreement applicable to such Mortgage Loan.

                  Section 2.05. Execution and Authentication of Certificates The Trustee acknowledges the assignment to it of the Mortgage
Loans and the delivery of the Mortgage Files to it, or any Custodian on its behalf, subject to any exceptions noted, together with the assignment to it of all other assets included in the Trust Fund, receipt of which is hereby acknowledged. Concurrently with such delivery and in exchange therefor, the Trustee, pursuant to the written request of the Company executed by an officer of the Company, has executed and caused to be authenticated and delivered to or upon the order of the Company the Certificates in authorized denominations which evidence ownership of the entire Trust Fund.



NY1-196367.4
                                                        46

                                                    ARTICLE III

                                           ADMINISTRATION AND SERVICING
                                                 OF MORTGAGE LOANS

                  Section 3.01.     Master Servicer to Act as Servicer.

                  (a) The Master Servicer shall service and administer the Mortgage Loans in accordance with the terms of this Agreement and the respective Mortgage Loans and in a manner consistent with industry practice and shall have full power and authority, acting alone or through Subservicers as provided in
Section 3.02, to do any and all things which it may deem necessary or desirable in connection with such servicing and administration. Without limiting the generality of the foregoing, the Master Servicer in its own name or in the name of a Subservicer is hereby authorized and empowered by the Trustee when the Master Servicer or the Subservicer, as the case may be, believes it appropriate in its best judgment, to execute and deliver, on behalf of the Certificateholders and the Trustee or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, or of consent to assumption or modification in connection with a proposed conveyance, or of assignment of any Mortgage and Mortgage Note in connection with the repurchase of a Mortgage Loan and all other comparable instruments, or with respect to the modification or re-recording of a Mortgage for the purpose of correcting the Mortgage, the subordination of the lien of the Mortgage in favor of a public utility company or government agency or unit with powers of eminent domain, the taking of a deed in lieu of foreclosure, the completion of judicial or non-judicial foreclosure, the conveyance of a Mortgaged Property to the related insurer, the acquisition of any property acquired by foreclosure or deed in lieu of foreclosure, or the management, marketing and conveyance of any property acquired by foreclosure or deed in lieu of foreclosure with respect to the Mortgage Loans and with respect to the Mortgaged Properties. If the Mortgage relating to a Mortgage Loan did not have a lien senior to the Mortgage Loan on the related Mortgaged Property as of the Cut-off Date, then the Master Servicer, in such capacity, may not consent to the placing of a lien senior to that of the Mortgage on the related Mortgaged Property. If the Mortgage relating to a Mortgage Loan had a lien senior to the Mortgage Loan on the related Mortgaged Property as of the Cut-off Date, then the Master Servicer, in such capacity, may consent to the refinancing of the prior senior lien; provided that (i) the resulting Combined Loan-to-Value Ratio of such Mortgage Loan is no higher than the greater of the Combined Loan-to-Value Ratio prior to such refinancing or 70% (or 80% for those borrowers with a FICO "credit score" of 670 or greater), (ii) the interest rate for the loan evidencing the refinanced senior lien is no higher than the interest rate on the loan evidencing the existing senior lien immediately prior to the date of such refinancing; provided, however, if the loan evidencing the existing senior lien prior to the date of refinancing has an adjustable rate and the loan evidencing the refinanced senior lien has a fixed rate, then the loan evidencing the refinanced senior lien may be up to 2.0% higher than the then-current mortgage rate of the loan evidencing the existing senior lien and (iii) the loan evidencing the refinanced senior lien is not subject to negative amortization.

                  The Master Servicer will, to the extent consistent with the servicing standards set forth herein, take whatever actions as may be necessary to file a claim under or enforce or allow the Trustee to file a claim under or enforce any title insurance policy with respect to any


NY1-196367.4
                                                        47

Mortgage Loan including, without limitation, joining in or causing any Seller or Subservicer (or any other party in possession of any title insurance policy) to join in any claims process, negotiations, actions or proceedings necessary to make a claim under or enforce any title insurance policy. Notwithstanding anything in this Agreement to the contrary, the Master Servicer shall not (unless the Mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of the Master Servicer, reasonably foreseeable) make or permit any modification, waiver, or amendment of any term of any Mortgage Loan that would both (i) effect an exchange or reissuance of such Mortgage Loan under Section 1001 of the Code (or final, temporary or proposed Treasury regulations promulgated thereunder) (other than in connection with a proposed conveyance or assumption of such Mortgage Loan that is treated as a Principal Prepayment in Full pursuant to Section 3.13(d) hereof) and (ii) cause the Trust Fund to fail to qualify as a REMIC under the Code or the imposition of any tax on "prohibited transactions" or "contributions" after the startup date under the REMIC Provisions. The Trustee shall furnish the Master Servicer with any powers of attorney and other documents necessary or appropriate to enable the Master Servicer to service and administer the Mortgage Loans. In servicing and administering any Nonsubserviced Mortgage Loan, the Master Servicer shall act reasonably and in good faith and, to the extent not inconsistent with this Agreement, comply with the Program Guide as if it were the originator of such Mortgage Loan and had retained the servicing rights and obligations in respect thereof.

         In connection with servicing and administering the Mortgage Loans, the Master Servicer and any Affiliate of the Master Servicer may perform services such as appraisals and brokerage services that are not customarily provided by servicers of mortgage loans, and shall be entitled to reasonable compensation therefor in accordance with Section 3.10.

                  (b) All costs incurred by the Master Servicer or by Subservicers in effecting the timely payment of taxes and assessments on the properties subject to the Mortgage Loans shall not, for the purpose of calculating monthly distributions to the Certificateholders, be added to the amount owing under the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loan so permit, and such costs shall be recoverable to the extent permitted by Section 3.10(a)(ii).

Section 3.02. Subservicing Agreements Between Master Servicer and Subservicers; Enforcement of Subservicers' and Sellers' Obligations.

                  (a) The Master Servicer may continue in effect Subservicing Agreements entered into by Residential Funding and Subservicers prior to the execution and delivery of this Agreement, and may enter into new Subservicing Agreements with Subservicers, for the servicing and administration of all or some of the Mortgage Loans. Each Subservicer shall be either (i) an institution the accounts of which are insured by the FDIC or (ii) another entity that engages in the business of originating or servicing mortgage loans, and in either case shall be authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law to enable the Subservicer to perform its obligations hereunder and under the Subservicing Agreement, and in either case shall be a FHLMC, FNMA or HUD approved mortgage servicer. Each Subservicer of a Mortgage Loan shall be entitled to receive and retain, as provided in the related


NY1-196367.4
                                                        48

Subservicing Agreement and in Section 3.07, the related Subservicing Fee from payments of interest received on such Mortgage Loan after payment of all amounts required to be remitted to the Master Servicer in respect of such Mortgage Loan. For any Mortgage Loan that is a Nonsubserviced Mortgage Loan, the Master Servicer shall be entitled to receive and retain an amount equal to the Subservicing Fee from payments of interest. Unless the context otherwise requires, references in this Agreement to actions taken or to be taken by the Master Servicer in servicing the Mortgage Loans include actions taken or to be taken by a Subservicer on behalf of the Master Servicer. Each Subservicing Agreement will be upon such terms and conditions as are generally required by, permitted by or consistent with the Program Guide and are not inconsistent with this Agreement and as the Master Servicer and the Subservicer have agreed. With the approval of the Master Servicer, a Subservicer may delegate its servicing obligations to third-party servicers, but such Subservicer will remain obligated under the related Subservicing Agreement. The Master Servicer and a Subservicer may enter into amendments thereto or a different form of Subservicing Agreement, and the form referred to or included in the Program Guide is merely provided for information and shall not be deemed to limit in any respect the discretion of the Master Servicer to modify or enter into different Subservicing Agreements; provided, however, that any such amendments or different forms shall be consistent with and not violate the provisions of either this Agreement or the Program Guide in a manner which would materially and adversely affect the interests of the Certificateholders or the Insurer.

                  (b) As part of its servicing activities hereunder,  the Master
Servicer,   for   the   benefit   of  the   Trustee,   the   Insurer   and   the
Certificateholders, shall use its best reasonable efforts to enforce the obligations of each Subservicer under the related Subservicing Agreement and of each Seller under the related Seller's Agreement, to the extent that the non-performance of any such obligation would have a material and adverse effect on a Mortgage Loan, including, without limitation, the obligation to purchase a Mortgage Loan on account of defective documentation, as described in Section 2.02, or on account of a breach of a representation or warranty, as described in
Section 2.04. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Subservicing Agreements or Seller's Agreements, as appropriate, and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer would employ in its good faith business judgment and which are normal and usual in its general mortgage servicing activities. The Master Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loan or (ii) from a specific recovery of costs, expenses or attorneys fees against the party against whom such enforcement is directed.

                  Section 3.03.     Successor Subservicers.

                  The Master Servicer shall be entitled to terminate any Subservicing Agreement that may exist in accordance with the terms and conditions of such Subservicing Agreement and without any limitation by virtue of this Agreement; provided, however, that in the event of termination of any Subservicing Agreement by the Master Servicer or the Subservicer, the Master Servicer shall either act as servicer of the related Mortgage Loan or enter into a Subservicing Agreement with a successor Subservicer which will be bound by the terms of the related Subservicing Agreement. If the Master Servicer or any Affiliate of Residential Funding


NY1-196367.4
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



acts as servicer, it will not assume liability for the representations and warranties of the Subservicer which it replaces. If the Master Servicer enters into a Subservicing Agreement with a successor Subservicer, the Master Servicer shall use reasonable efforts to have the successor Subservicer assume liability for the representations and warranties made by the terminated Subservicer in respect of the related Mortgage Loans and, in the event of any such assumption by the successor Subservicer, the Master Servicer may, in the exercise of its business judgment, release the terminated Subservicer from liability for such representations and warranties.

                  Section 3.04.     Liability of the Master Servicer.

                  Notwithstanding any Subservicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Master Servicer or a Subservicer or reference to actions taken through a Subservicer or otherwise, the Master Servicer shall remain obligated and liable to the Trustee, the Insurer and Certificateholders for the servicing and administering of the Mortgage Loans in accordance with the provisions of Section
3.01 without diminution of such obligation or liability by virtue of such Subservicing Agreements or arrangements or by virtue of indemnification from the Subservicer or the Company and to the same extent and under the same terms and conditions as if the Master Servicer alone were servicing and administering the Mortgage Loans. The Master Servicer shall be entitled to enter into any agreement with a Subservicer or Seller for indemnification of the Master Servicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

     Section 3.05. No Contractual Relationship Between Subservicer and Trustee or Certificateholders.

                  Any Subservicing Agreement that may be entered into and any other transactions or services relating to the Mortgage Loans involving a Subservicer in its capacity as such and not as an originator shall be deemed to be between the Subservicer and the Master Servicer alone and the Trustee and Certificateholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Subservicer in its capacity as such except as set forth in Section 3.06. The foregoing provision shall not in any way limit a Subservicer's obligation to cure an omission or defect or to repurchase a Mortgage Loan as referred to in Section
2.02 hereof.

     Section 3.06. Assumption or Termination of Subservicing Agreements by Trustee.
                  (a) In the event the Master Servicer shall for any reason no longer be the master servicer (including by reason of an Event of Default), the Trustee, its designee or its successor shall thereupon assume all of the rights and obligations of the Master Servicer under each Subservicing Agreement that may have been entered into. The Trustee, its designee or the successor servicer for the Trustee shall be deemed to have assumed all of the Master Servicer's interest therein and to have replaced the Master Servicer as a party to the Subservicing Agreement to the same extent as if the Subservicing Agreement had been assigned to the assuming party except that the Master Servicer shall not thereby be relieved of any liability or obligations under the Subservicing Agreement.



NY1-196367.4
                                                        50

                  (b) The Master Servicer shall, upon request of the Trustee but at the expense of the Master Servicer, deliver to the assuming party all documents and records relating to each Subservicing Agreement and the Mortgage Loans then being serviced and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of each Subservicing Agreement to the assuming party.

                  (c) Unless an Insurer Default exists, the Master Servicer will if it is authorized to do so under the relevant Subservicing Agreement, upon the request of the Insurer at a time when the Insurer may, under the terms hereof, remove the Master Servicer, terminate any Subservicing Agreement.

 Section 3.07.     Collection of Certain Mortgage Loan Payments; Deposits to
                                    Custodial Account.

                  (a) The Master Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans, and shall, to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any related Primary Insurance Policy, follow such collection procedures as it would employ in its good faith business judgment and which are normal and usual in its general mortgage servicing activities. Consistent with the foregoing, the Master Servicer may in its discretion (i) waive any late payment charge or any prepayment charge or penalty interest in connection with the prepayment of a Mortgage Loan and (ii) extend the Due Date for payments due on a Mortgage Loan in accordance with the Program Guide, provided, however, that the Master Servicer shall first determine that any such waiver or extension will not impair the coverage of any related Primary Insurance Policy or materially adversely affect the lien of the related Mortgage. In the event of any such arrangement, the Master Servicer shall make timely advances on the related Mortgage Loan during the scheduled period in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangements unless otherwise agreed to by the Insurer and the Holders of the Classes of Certificates affected thereby; provided, however, that no such extension shall be made if any advance would be a Nonrecoverable Advance. Consistent with the terms of this Agreement, the Master Servicer may also waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in the Master Servicer's determination such waiver, modification, postponement or indulgence is not materially adverse to the interests of the Insurer and the Certificateholders (taking into account any estimated Realized Loss that might result absent such action), provided, however, that the Master Servicer may not modify materially or permit any Subservicer to modify any Mortgage Loan, including without limitation any modification that would change the Mortgage Rate, forgive the payment of any principal or interest (unless in connection with the liquidation of the related Mortgage Loan or except in connection with prepayments to the extent that such reamortization is not inconsistent with the terms of the Mortgage Loan), or extend the final maturity date of such Mortgage Loan, unless such Mortgage Loan is in default or, in the judgment of the Master Servicer, such default is reasonably foreseeable. In connection with any Curtailment of a Mortgage Loan, the Master Servicer, to the extent not inconsistent with the terms of the Mortgage Note and local law and practice, may permit the Mortgage Loan to be re-amortized such that the Monthly Payment is recalculated as an amount that will fully amortize the remaining Stated Principal Amount thereof by the original Maturity Date based on the


NY1-196367.4
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



original Mortgage Rate; provided, that such reamortization shall not be permitted if it would constitute a reissuance of the Mortgage Loan for federal income tax purposes.

                  (b) The Master Servicer shall establish and maintain a Custodial Account in which the Master Servicer shall deposit or cause to be deposited on a daily basis, except as otherwise specifically provided herein, the following payments and collections remitted by Subservicers or received by it in respect of the Mortgage Loans subsequent to the Cut-off Date (other than in respect of principal and interest on the Mortgage Loans due on or before the Cut-off Date):

                           (i) All payments on account of principal, including Principal Prepayments made by Mortgagors on the Mortgage Loans and the principal component of any Subservicer Advance or of any REO Proceeds received in connection with an REO Property for which an REO Disposition has occurred;

                           (ii) All payments on account of interest at the Adjusted Mortgage Rate on the Mortgage Loans, including Buydown Funds, if any, and the interest component of any Subservicer Advance or of any REO Proceeds received in connection with an REO Property for which an REO Disposition has occurred;

   (iii) Insurance Proceeds and Liquidation Proceeds (net of any related expenses of the Subservicer);

                           (iv) All proceeds of any Mortgage Loans purchased pursuant to Section 2.02, 2.03, 2.04, 3.21 or 4.07 and all amounts required to be deposited in connection with the substitution of a Qualified Substitute Mortgage Loan pursuant to Section 2.03 or 2.04; and

   (v) Any amounts required to be deposited pursuant to Section 3.07(c) or 3.22.

The foregoing requirements for deposit in the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments on the Mortgage Loans which are not part of the Trust Fund (consisting of payments in respect of principal and interest on the Mortgage Loans due on or before the Cut-off Date) and payments or collections in the nature of prepayment charges or late payment charges or assumption fees may but need not be deposited by the Master Servicer in the Custodial Account. In the event any amount not required to be deposited in the Custodial Account is so deposited, the Master Servicer may at any time withdraw such amount from the Custodial Account, any provision herein to the contrary notwithstanding. The Custodial Account may contain funds that belong to one or more trust funds created for mortgage pass-through certificates of other series and may contain other funds respecting payments on mortgage loans belonging to the Master
Servicer or serviced or master serviced by it on behalf of others. Notwithstanding such commingling of funds, the Master Servicer shall keep records that accurately reflect the funds on deposit in the Custodial Account that have been identified by it as being attributable to the Mortgage Loans.



NY1-196367.4
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



                  With respect to Insurance Proceeds, Liquidation Proceeds, REO Proceeds and the proceeds of the purchase of any Mortgage Loan pursuant to Sections 2.02, 2.03, 2.04, 3.21 and 4.07 received in any calendar month, the Master Servicer may elect to treat such amounts as included in the related Available Distribution Amount for the Distribution Date in the month of receipt, but is not obligated to do so. If the Master Servicer so elects, such amounts will be deemed to have been received (and any related Realized Loss shall be deemed to have occurred) on the last day of the month prior to the receipt thereof.

                  (c) The Master Servicer shall use its best efforts to cause the institution maintaining the Custodial Account to invest the funds in the Custodial Account attributable to the Mortgage Loans in Permitted Investments which shall mature not later than the Certificate Account Deposit Date next following the date of such investment (with the exception of the Amount Held for Future Distribution) and which shall not be sold or disposed of prior to their maturities. All income and gain realized from any such investment shall be for the benefit of the Master Servicer as additional servicing compensation and shall be subject to its withdrawal or order from time to time. The amount of any losses incurred in respect of any such investments attributable to the investment of amounts in respect of the Mortgage Loans shall be deposited in the Custodial Account by the Master Servicer out of its own funds immediately as realized.

                  (d) The Master Servicer shall give notice to the Trustee and the Company of any change in the location of the Custodial Account and the location of the Certificate Account prior to the use thereof.

                  Section 3.08.     Subservicing Accounts; Servicing Accounts.

                  (a) In those cases where a Subservicer is servicing a Mortgage Loan pursuant to a Subservicing Agreement, the Master Servicer shall cause the Subservicer, pursuant to the Subservicing Agreement, to establish and maintain one or more Subservicing Accounts which shall be an Eligible Account or, if such account is not an Eligible Account, shall generally satisfy the requirements of the Program Guide and be otherwise acceptable to the Master Servicer, the Insurer and each Rating Agency. The Subservicer will be required thereby to deposit into the Subservicing Account on a daily basis all proceeds of Mortgage Loans received by the Subservicer, less its Subservicing Fees and unreimbursed advances and expenses, to the extent permitted by the Subservicing Agreement. If the Subservicing Account is not an Eligible Account, the Master Servicer shall be deemed to have received such monies upon receipt thereof by the Subservicer. The Subservicer shall not be required to deposit in the Subservicing Account payments or collections in the nature of prepayment charges or late charges or assumption fees. On or before the date specified in the Program Guide, but in no event later than the Determination Date, the Master Servicer shall cause the Subservicer, pursuant to the Subservicing Agreement, to remit to the Master Servicer for deposit in the Custodial Account all funds held in the Subservicing Account with respect to each Mortgage Loan serviced by such Subservicer that are required to be remitted to the Master Servicer. The Subservicer will also be required, pursuant to the Subservicing Agreement, to advance on such scheduled date of remittance amounts equal to any scheduled monthly installments of principal and interest less its Subservicing Fees on any Mortgage Loans for which payment was not received by the Subservicer. This obligation to advance with respect to each Mortgage Loan will continue up


NY1-196367.4
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



to and including the first of the month following the date on which the related Mortgaged Property is sold at a foreclosure sale or is acquired by the Trust Fund by deed in lieu of foreclosure or otherwise. All such advances received by the Master Servicer shall be deposited promptly by it in the Custodial Account.

                  (b) The Subservicer may also be required, pursuant to the Subservicing Agreement, to remit to the Master Servicer for deposit in the Custodial Account interest at the Adjusted Mortgage Rate on any Curtailment received by such Subservicer in respect of a Mortgage Loan from the related Mortgagor during any month that is to be applied by the Subservicer to reduce the unpaid principal balance of the related Mortgage Loan as of the first day of such month, from the date of application of such Curtailment to the first day of the following month. Any amounts paid by a Subservicer pursuant to the preceding sentence shall be for the benefit of the Master Servicer as additional servicing compensation and shall be subject to its withdrawal or order from time to time pursuant to Sections 3.10(a)(iv) and (v).

                  (c) In addition to the Custodial Account and the Certificate Account, the Master Servicer shall for any Nonsubserviced Mortgage Loan, and shall cause the Subservicers for Subserviced Mortgage Loans to, establish and maintain one or more Servicing Accounts and deposit and retain therein all collections from the Mortgagors (or advances from Subservicers) for the payment of taxes, assessments, hazard insurance premiums, Primary Insurance Policy premiums, if applicable, or comparable items for the account of the Mortgagors. Each Servicing Account shall satisfy the requirements for a Subservicing Account and, to the extent permitted by the Program Guide or as is otherwise acceptable to the Master Servicer, may also function as a Subservicing Account. Withdrawals of amounts related to the Mortgage Loans from the Servicing Accounts may be made only to effect timely payment of taxes, assessments, hazard insurance premiums, Primary Insurance Policy premiums, if applicable, or comparable items, to reimburse the Master Servicer or Subservicer out of related collections for any payments made pursuant to Sections 3.11 (with respect to the Primary Insurance Policy) and 3.12(a) (with respect to hazard insurance), to refund to any Mortgagors any sums as may be determined to be overages, to pay interest, if required, to Mortgagors on balances in the Servicing Account or to clear and terminate the Servicing Account at the termination of this Agreement in accordance with Section 9.01 or in accordance with the Program Guide. As part of its servicing duties, the Master Servicer shall, and the Subservicers will, pursuant to the Subservicing Agreements, be required to pay to the Mortgagors interest on funds in this account to the extent required by law.

                  (d) The Master Servicer shall advance the payments referred to in the preceding subsection that are not timely paid by the Mortgagors or advanced by the Subservicers on the date when the tax, premium or other cost for which such payment is intended is due, but the Master Servicer shall be required so to advance only to the extent that such advances, in the good faith judgment of the Master Servicer, will be recoverable by the Master Servicer out of Insurance Proceeds, Liquidation Proceeds or otherwise.



NY1-196367.4
                                                        54

 Section 3.09.     Access to Certain Documentation and Information Regarding the
                                    Mortgage Loans.

                  In the event that compliance with this Section 3.09 shall make any Class of Certificates legal for investment by federally insured savings and loan associations, the Master Servicer shall provide, or cause the Subservicers to provide, to the Trustee, the Office of Thrift Supervision or the FDIC and the supervisory agents and examiners thereof access to the documentation regarding the Mortgage Loans required by applicable regulations of the Office of Thrift Supervision, such access being afforded without charge but only upon reasonable request and during normal business hours at the offices designated by the Master Servicer. The Master Servicer shall permit such representatives to photocopy any such documentation and shall provide equipment for that purpose at a charge reasonably approximating the cost of such photocopying to the Master Servicer.

 Section 3.10.     Permitted Withdrawals from the Custodial Account.

                  (a) The Master Servicer may, from time to time as provided herein, make withdrawals from the Custodial Account of amounts on deposit therein pursuant to Section 3.07 that are attributable to the Mortgage Loans for the following purposes:

  (i) to make deposits into the Certificate Account in the amounts and in the manner provided for in Section 4.01;

                           (ii) to reimburse itself or the related Subservicer for previously unreimbursed advances or expenses made pursuant to Sections 3.01, 3.08, 3.12(a), 3.14 and 4.04 or otherwise reimbursable pursuant to the terms of this Agreement, such withdrawal right being limited to amounts received on particular Mortgage Loans (including, for this purpose, REO Proceeds, Insurance Proceeds, Liquidation Proceeds and proceeds from the purchase of a Mortgage Loan pursuant to
         Section 2.02, 2.03, 2.04, 3.21 or 4.07) which represent (A) Late Collections of Monthly Payments for which any such advance was made in the case of Subservicer Advances or Advances pursuant to Section 4.04 and (B) late recoveries of the payments for which such advances were made in the case of Servicing Advances;

                           (iii) to pay to itself or the related Subservicer (if not previously retained by such Subservicer) out of each payment received by the Master Servicer on account of interest on a Mortgage Loan as contemplated by Sections 3.14 and 3.16, an amount equal to that remaining portion of any such payment as to interest (but not in excess of the Servicing Fee and the Subservicing Fee, if not previously retained) which, when deducted, will result in the remaining amount of such interest being interest at a rate per annum equal to the sum of the Net Mortgage Rate plus the Certificate Insurer Premium Rate on the amount specified in the amortization schedule of the related Mortgage Loan as the principal balance thereof at the beginning of the period respecting which such interest was paid after giving effect to any previous Curtailments;



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



                           (iv)  to  pay  to  itself  as  additional   servicing
         compensation any interest or investment income earned on funds deposited in the Custodial Account that it is entitled to withdraw pursuant to Section 3.07(c);

     (v) to pay to itself as additional servicing compensation any Foreclosure Profits, and any amounts remitted by Subservicers as interest in respect of Curtailments pursuant to Section 3.08(b);
                           (vi)  to pay to
  itself,  a  Subservicer,  a  Seller,
         Residential Funding, the Company or any other appropriate Person, as the case may be, with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased or otherwise transferred pursuant to Section 2.02, 2.03, 2.04, 3.21, 4.07 or 9.01, all amounts received thereon and not required to be distributed to Certificateholders as of the date on which the related Stated Principal Balance or Purchase Price is determined;

     (vii) to reimburse itself or the related Subservicer for any Nonrecoverable Advance or Advances in the manner and to the extent provided in subsection (c) below;

                 (viii)  to  reimburse   itself  or  the  Company  for
         expenses  incurred by and reimbursable to it or the Company pursuant to
         Section 3.14(c), 6.03, 10.01 or otherwise;

                           (ix) to reimburse  itself for amounts  expended by it
         (a) pursuant to Section 3.14 in good faith in connection with the restoration of property damaged by an Uninsured Cause, and (b) in connection with the liquidation of a Mortgage Loan or disposition of an REO Property to the extent not otherwise reimbursed pursuant to clause
         (ii) or (viii) above; and

                           (x) to withdraw any amount deposited in the Custodial Account that was not required to be deposited therein pursuant to
         Section 3.07, including any payoff fees or penalties or any other additional amounts payable to the Master Servicer or Subservicer pursuant to the terms of the Mortgage Note.

                  (b) Since, in connection with withdrawals  pursuant to clauses
(ii), (iii), (v) and (vi), the Master Servicer's entitlement thereto is limited to collections or other recoveries on the related Mortgage Loan, the Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Custodial Account pursuant to such clauses.

                  (c) The Master Servicer shall be entitled to reimburse itself or the related Subservicer for any advance made in respect of a Mortgage Loan that the Master Servicer determines to be a Nonrecoverable Advance by withdrawal from the Custodial Account of amounts on deposit therein attributable to the Mortgage Loans on any Certificate Account Deposit Date succeeding the date of such determination. Such right of reimbursement in respect of a Nonrecoverable Advance on any such Certificate Account Deposit Date shall be limited to an amount not exceeding the portion of such advance previously paid to Certificateholders (and not theretofore reimbursed to the Master Servicer or the related Subservicer).


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




                  Section 3.11.     Maintenance of Primary Insurance Coverage.

                  (a)  The  Master  Servicer  shall  not  take,  or  permit  any
Subservicer to take, any action which would result in noncoverage under any applicable Primary Insurance Policy of any loss which, but for the actions of the Master Servicer or Subservicer, would have been covered thereunder. To the extent coverage is available, the Master Servicer shall keep or cause to be kept in full force and effect each such Primary Insurance Policy until the principal balance of the related Mortgage Loan secured by a Mortgaged Property is reduced to 80% or less of the Appraised Value in the case of such a Mortgage Loan having a Loan-to-Value Ratio (or, in the case of a Junior Mortgage Loan, the Combined Loan-to-Value Ratio) at origination in excess of 80%, provided that such Primary Insurance Policy was in place as of the Cut-off Date and the Company had knowledge of such Primary Insurance Policy. The Master Servicer shall not cancel or refuse to renew any such Primary Insurance Policy applicable to a Nonsubserviced Mortgage Loan, or consent to any Subservicer canceling or refusing to renew any such Primary Insurance Policy applicable to a Mortgage Loan subserviced by it, that is in effect at the date of the initial issuance of the Certificates and is required to be kept in force hereunder unless the replacement Primary Insurance Policy for such canceled or non-renewed policy is maintained with an insurer whose claims-paying ability is acceptable to each Rating Agency for mortgage pass-through certificates having a rating equal to or better than the lower of the then-current rating or the rating assigned to the Certificates as of the Closing Date by such Rating Agency.

                  (b) In connection with its activities as administrator and servicer of the Mortgage Loans, the Master Servicer agrees to present or to cause the related Subservicer to present, on behalf of the Master Servicer, the Subservicer, if any, the Trustee and Certificateholders, claims to the insurer under any Primary Insurance Policies, in a timely manner in accordance with such policies, and, in this regard, to take or cause to be taken such reasonable action as shall be necessary to permit recovery under any Primary Insurance Policies respecting defaulted Mortgage Loans. Pursuant to Section 3.07, any Insurance Proceeds collected by or remitted to the Master Servicer under any Primary Insurance Policies shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 3.10.

  Section 3.12.     Maintenance of Fire Insurance and Omissions and Fidelity
                                    Coverage.

                  (a) The Master Servicer shall cause to be maintained for each Mortgage Loan fire insurance with extended coverage in an amount which is equal to the lesser of the principal balance owing on such Mortgage Loan (together with the principal balance of any mortgage loan secured by a lien that is senior to the Mortgage Loan) or 100 percent of the insurable value of the improvements; provided, however, that such coverage may not be less than the minimum amount required to fully compensate for any loss or damage on a replacement cost basis. To the extent it may do so without breaching the related Subservicing Agreement, the Master Servicer shall replace any Subservicer that does not cause such insurance, to the extent it is available, to be maintained. The Master Servicer shall also cause to be maintained on property acquired upon foreclosure, or deed in lieu of foreclosure, of any Mortgage Loan, fire insurance with extended coverage in an amount which is at least equal to the amount necessary to avoid the application of any co-insurance clause contained in the related hazard insurance policy. Pursuant to Section 3.07, any amounts collected by the Master Servicer under any such policies


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



(other than amounts to be applied to the restoration or repair of the related Mortgaged Property or property thus acquired or amounts released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures) shall be deposited in the Custodial Account, subject to withdrawal pursuant to
Section 3.10. Any cost incurred by the Master Servicer in maintaining any such insurance shall not, for the purpose of calculating monthly distributions to Certificateholders, be added to the amount owing under the Mortgage Loan, notwithstanding that the terms of the Mortgage Loan so permit. Such costs shall be recoverable by the Master Servicer out of related late payments by the Mortgagor or out of Insurance Proceeds and Liquidation Proceeds to the extent permitted by Section 3.10. It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor or maintained on property acquired in respect of a Mortgage Loan other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. When the improvements securing a Mortgage Loan are located at the time of origination of such Mortgage Loan in a federally designated special flood hazard area, the Master Servicer shall cause flood insurance (to the extent available) to be maintained in respect thereof. Such flood insurance shall be in an amount equal to the lesser of (i) the amount required to compensate for any loss or damage to the Mortgaged Property on a replacement cost basis and (ii) the maximum amount of such insurance available for the related Mortgaged Property under the national flood insurance program (assuming that the area in which such Mortgaged Property is located is participating in such program).

                  In the event that the Master Servicer shall obtain and maintain a blanket fire insurance policy with extended coverage insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first sentence of this
Section 3.12(a), it being understood and agreed that such policy may contain a deductible clause, in which case the Master Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with the first sentence of this Section 3.12(a) and there shall have been a loss which would have been covered by such policy, deposit in the Certificate Account the amount not otherwise payable under the blanket policy because of such deductible clause. Any such deposit by the Master Servicer shall be made on the Certificate Account Deposit Date next preceding the Distribution Date which occurs in the month following the month in which payments under any such policy would have been deposited in the Custodial Account. In connection with its activities as administrator and servicer of the Mortgage Loans, the Master Servicer agrees to present, on behalf of itself, the Trustee and Certificateholders, claims under any such blanket policy.

                  (b) The Master Servicer shall obtain and maintain at its own expense and keep in full force and effect throughout the term of this Agreement a blanket fidelity bond and an errors and omissions insurance policy covering the Master Servicer's officers and employees and other persons acting on behalf of the Master Servicer in connection with its activities under this Agreement. The amount of coverage shall be at least equal to the coverage that would be required by FNMA or FHLMC, whichever is greater, with respect to the Master Servicer if the Master Servicer were servicing and administering the Mortgage Loans for FNMA or FHLMC. In the event that any such bond or policy ceases to be in effect, the Master Servicer shall obtain a comparable replacement bond or policy from an issuer or insurer, as the case may be, meeting the requirements, if any, of the Program Guide and acceptable to the Company. Coverage of the Master Servicer under a policy or bond obtained by an Affiliate of the Master Servicer and


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



providing the coverage required by this Section 3.12(b) shall satisfy the requirements of this Section 3.12(b).

 Section 3.13.     Enforcement of Due-on-Sale Clauses; Assumption and
                                    Modification Agreements; Certain Assignments

                  (a) When any Mortgaged Property is conveyed by the Mortgagor, the Master Servicer or Subservicer, to the extent it has knowledge of such conveyance, shall enforce any due-on-sale clause contained in any Mortgage Note or Mortgage, to the extent permitted under applicable law and governmental regulations, but only to the extent that such enforcement will not adversely affect or jeopardize coverage under any Required Insurance Policy. Notwithstanding the foregoing:

                           (i) the Master Servicer shall not be deemed to be in default under this Section 3.13(a) by reason of any transfer or assumption which the Master Servicer is restricted by law from preventing; and

                           (ii) if the Master Servicer determines that it is reasonably likely that any Mortgagor will bring, or if any Mortgagor does bring, legal action to declare invalid or otherwise avoid enforcement of a due-on-sale clause contained in any Mortgage Note or Mortgage, the Master Servicer shall not be required to enforce the due-on-sale clause or to contest such action.

                  (b) Subject to the Master Servicer's duty to enforce any due-on-sale clause to the extent set forth in Section 3.13(a), in any case in which a Mortgaged Property is to be conveyed to a Person by a Mortgagor, and such Person is to enter into an assumption or modification agreement or supplement to the Mortgage Note or Mortgage which requires the signature of the Trustee, or if an instrument of release signed by the Trustee is required releasing the Mortgagor from liability on the Mortgage Loan, the Master Servicer is authorized, subject to the requirements of the sentence next following, to execute and deliver, on behalf of the Trustee, the assumption agreement with the Person to whom the Mortgaged Property is to be conveyed and such modification agreement or supplement to the Mortgage Note or Mortgage or other instruments as are reasonable or necessary to carry out the terms of the Mortgage Note or Mortgage or otherwise to comply with any applicable laws regarding assumptions or the transfer of the Mortgaged Property to such Person; provided, however, none of such terms and requirements shall both constitute a "significant modification" effecting an exchange or reissuance of such Mortgage Loan under the Code (or final, temporary or proposed Treasury regulations promulgated thereunder) and cause the Trust Fund to fail to qualify as a REMIC under the Code or the imposition of any tax on "prohibited transactions" or "contributions" after the startup date under the REMIC Provisions. The Master
Servicer shall execute and deliver such documents only if it reasonably determines that (i) its execution and delivery thereof will not conflict with or violate any terms of this Agreement or cause the unpaid balance and interest on the Mortgage Loan to be uncollectible in whole or in part, (ii) any required consents of insurers under any Required Insurance Policies have been obtained and (iii) subsequent to the closing of the transaction involving the assumption or transfer (A) the Mortgage Loan will continue to be secured by a first mortgage lien (or junior lien of the same priority in relation to any senior mortgage loan, with respect to any Mortgage Loan secured by a junior Mortgage)


NY1-196367.4
                                                        59
pursuant to the terms of the Mortgage, (B) such transaction will not adversely affect the coverage under any Required Insurance Policies, (C) the Mortgage Loan will fully amortize over the remaining term thereof, (D) no material term of the Mortgage Loan (including the interest rate on the Mortgage Loan) will be altered nor will the term of the Mortgage Loan be changed and (E) if the seller/transferor of the Mortgaged Property is to be released from liability on the Mortgage Loan, the buyer/transferee of the Mortgaged Property would be qualified to assume the Mortgage Loan based on generally comparable credit quality and such release will not (based on the Master Servicer's or Subservicer's good faith determination) adversely affect the collectability of the Mortgage Loan. Upon receipt of appropriate instructions from the Master Servicer in accordance with the foregoing, the Trustee shall execute any necessary instruments for such assumption or substitution of liability as directed by the Master Servicer. Upon the closing of the transactions contemplated by such documents, the Master Servicer shall cause the originals or true and correct copies of the assumption agreement, the release (if any), or the modification or supplement to the Mortgage Note or Mortgage to be delivered to the Trustee or the Custodian and deposited with the Mortgage File for such Mortgage Loan. Any fee collected by the Master Servicer or such related
Subservicer for entering into an assumption or substitution of liability agreement will be retained by the Master Servicer or such Subservicer as additional servicing compensation.

                  (c) The Master Servicer or the related Subservicer, as the case may be, shall be entitled to approve a request from a Mortgagor for a partial release of the related Mortgaged Property, the granting of an easement thereon in favor of another Person, any alteration or demolition of the related Mortgaged Property or other similar matters if it has determined, exercising its good faith business judgment in the same manner as it would if it were the owner of the related Mortgage Loan, that the security for, and the timely and full collectability of, such Mortgage Loan would not be adversely affected thereby and that the Trust Fund would not fail to continue to qualify as a REMIC under the Code as a result thereof and that no tax on "prohibited transactions" or "contributions" after the startup day would be imposed on the REMIC as a result thereof. With respect to any Junior Mortgage Loan, a partial release pursuant to this Section 3.13 shall be permitted only if the Combined Loan-to-Value Ratio for such Mortgage Loan after such partial release does not exceed the Combined Loan-to-Value Ratio for such Mortgage Loan as of the Cut-off Date. Any fee collected by the Master Servicer or the related Subservicer for processing such a request will be retained by the Master Servicer or such Subservicer as additional servicing compensation.

                  (d) Subject to any other applicable terms and conditions of this Agreement, the Trustee and Master Servicer shall be entitled to approve an assignment in lieu of satisfaction with respect to any Mortgage Loan, provided the obligee with respect to such Mortgage Loan following such proposed assignment provides the Trustee and Master Servicer with a "Lender Certification for Assignment of Mortgage Loan" in the form attached hereto as Exhibit K, in form and substance satisfactory to the Trustee and Master Servicer, providing the following: (i) that the Mortgage Loan is secured by Mortgaged Property located in a jurisdiction in which an assignment in lieu of satisfaction is required to preserve lien priority, minimize or avoid mortgage recording taxes or otherwise comply with, or facilitate a refinancing under, the laws of such jurisdiction; (ii) that the substance of the assignment is, and is intended to be, a refinancing of such Mortgage Loan and that the form of the transaction is solely to comply with, or facilitate the transaction under, such local laws;
(iii) that the Mortgage Loan following the


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



proposed assignment will have a rate of interest at least 0.25 percent below or above the rate of interest on such Mortgage Loan prior to such proposed assignment; and (iv) that such assignment is at the request of the borrower under the related Mortgage Loan. Upon approval of an assignment in lieu of satisfaction with respect to any Mortgage Loan, the Master Servicer shall receive cash in an amount equal to the unpaid principal balance of and accrued interest on such Mortgage Loan and the Master Servicer shall treat such amount as a Principal Prepayment in Full with respect to such Mortgage Loan for all purposes hereof.

                  Section 3.14.     Realization Upon Defaulted Mortgage Loans.

                  (a) The Master  Servicer  shall  foreclose  upon or  otherwise comparably convert (which may include an REO Acquisition) the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.07. In connection with such foreclosure or other conversion, the Master Servicer shall, consistent with
Section 3.11, follow such practices and procedures (including, in the case of any default on a related senior mortgage loan, the advancing of funds to correct such default if deemed to be appropriate by the Master Servicer) as it shall deem  necessary  or  advisable,  as shall be  normal  and  usual in its  general mortgage servicing activities and as shall be required or permitted by the Program Guide; provided that the Master Servicer shall not be liable in any respect hereunder if the Master Servicer is acting in connection with any such foreclosure or other conversion in a manner that is consistent with the provisions of this Agreement. The Master Servicer, however, shall not be required to expend its own funds or incur other reimbursable charges in connection with any foreclosure, or attempted foreclosure which is not completed, or towards the correction of any default on a related senior mortgage loan, or towards the restoration of any property unless it shall determine (i) that such restoration and/or foreclosure will increase the proceeds of liquidation of the Mortgage Loan to Holders of Certificates of one or more Classes or the Insurer after reimbursement to itself for such expenses or charges and (ii) that such expenses and charges will be recoverable to it through Liquidation Proceeds, Insurance Proceeds, or REO Proceeds (respecting which it shall have priority for purposes of withdrawals from the Custodial Account pursuant to Section 3.10, whether or not such expenses and charges are actually recoverable from related Liquidation Proceeds, Insurance Proceeds or REO Proceeds). In the event of such a determination by the Master Servicer pursuant to this Section 3.14(a), the Master Servicer shall be entitled to reimbursement of its funds so expended pursuant to Section 3.10. Concurrently with the foregoing, the Master Servicer may pursue any remedies that may be available in connection with a breach of a representation and warranty with respect to any such Mortgage Loan in accordance with Sections 2.03 and 2.04. However, the Master Servicer is not required to continue to pursue both foreclosure (or similar remedies) with respect to the Mortgage Loans and remedies in connection with a breach of a representation and warranty if the Master Servicer determines in its reasonable discretion that one such remedy is more likely to result in a greater recovery as to the Mortgage Loan. Upon the occurrence of a Cash Liquidation or REO Disposition, following the deposit in the Custodial Account of all Insurance Proceeds, Liquidation Proceeds and other payments and recoveries referred to in the definition of "Cash Liquidation" or "REO Disposition," as applicable, upon receipt by the Trustee of written notification of such deposit signed by a Servicing Officer, the Trustee or any Custodian, as the case may be, shall release to the Master Servicer the related Mortgage File and the Trustee shall execute and deliver such instruments of transfer or assignment prepared


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



by the Master Servicer, in each case without recourse, as shall be necessary to vest in the Master Servicer or its designee, as the case may be, the related Mortgage Loan, and thereafter such Mortgage Loan shall not be part of the Trust Fund. Notwithstanding the foregoing or any other provision of this Agreement, in the Master Servicer's sole discretion with respect to any defaulted Mortgage Loan or REO Property as to either of the following provisions, (i) a Cash Liquidation or REO Disposition may be deemed to have occurred if substantially all amounts expected by the Master Servicer to be received in connection with the related defaulted Mortgage Loan or REO Property have been received, and (ii) for purposes of determining the amount of any Liquidation Proceeds, Insurance Proceeds, REO Proceeds or other unscheduled collections or the amount of any Realized Loss, the Master Servicer may take into account minimal amounts of additional receipts expected to be received or any estimated additional liquidation expenses expected to be incurred in connection with the related defaulted Mortgage Loan or REO Property.

                  (b) In the event that title to any Mortgaged Property is acquired by the Trust Fund as an REO Property by foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be issued to the Trustee or to its nominee on behalf of Certificateholders. Notwithstanding any such acquisition of title and cancellation of the related Mortgage Loan, such REO Property shall (except as otherwise expressly provided herein) be considered to be an Outstanding Mortgage Loan held in the Trust Fund until such time as the REO Property shall be sold. Consistent with the foregoing for purposes of all calculations hereunder so long as such REO Property shall be considered to be an Outstanding Mortgage Loan it shall be assumed that, notwithstanding that the indebtedness evidenced by the related Mortgage Note shall have been discharged, such Mortgage Note and the related amortization schedule in effect at the time of any such acquisition of title (after giving effect to any previous Curtailments and before any adjustment thereto by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period) remain in effect.

                  (c) In the event that the Trust Fund acquires any REO Property as aforesaid or otherwise in connection with a default or imminent default on a Mortgage Loan, the Master Servicer, on behalf of the Trust Fund, shall sell any REO Property either (i) within two years after its acquisition by the Trust Fund as determined for the purposes of Section 860G(a)(8) of the Code or (ii) prior to the expiration of any extension to such two-year grace period which is requested on behalf of the Trust Fund by the Master Servicer (at the expense of the Trust Fund) more than 60 days prior to the end of such two-year grace period and granted by the Internal Revenue Service, unless the Master Servicer has delivered to the Trustee an Opinion of Counsel, addressed to the Trustee and the Master Servicer, to the effect that the holding by the Trust Fund of such REO Property subsequent to two years after its acquisition will not result in the imposition on the Trust Fund of taxes on "prohibited transactions" as defined in
Section 860F of the Code, or cause the Trust Fund to fail to qualify as a REMIC under Federal law at any time that any Certificates are outstanding, in which case the Trust Fund may continue to hold such REO Property (subject to any conditions contained in such Opinion of Counsel). The Master Servicer shall be entitled to be reimbursed from the Custodial Account for any costs incurred in obtaining such Opinion of Counsel, as provided in Section 3.10. Notwithstanding any other provision of this Agreement, no REO Property acquired by the Trust Fund shall be rented (or allowed to continue to be rented) or otherwise used by or on behalf of the Trust Fund in such circumstances or manner or pursuant to any terms that would (i) cause such REO


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Property  to fail to qualify as  "foreclosure  property"  within the  meaning of
Section 860G(a)(8) of the Code or (ii) subject the Trust Fund to the imposition of any federal income taxes on the income earned from such REO Property, including any taxes imposed by reason of Section 860G(c) of the Code, unless the Master Servicer has agreed to indemnify and hold harmless the Trust Fund with respect to the imposition of any such taxes.

                  (d) The proceeds of any Cash Liquidation, REO Disposition or purchase or repurchase of any Mortgage Loan pursuant to the terms of this Agreement, as well as any recovery resulting from a collection of Liquidation Proceeds, Insurance Proceeds or REO Proceeds, will be applied in the following order of priority: first, to reimburse the Master Servicer or the related Subservicer in accordance with Section 3.10(a)(ii); second, to the Certificateholders to the extent of accrued and unpaid interest on the Mortgage Loan, and any related REO Imputed Interest, at the Net Mortgage Rate, to the Due Date in the related Due Period prior to the Distribution Date on which such amounts are to be distributed; third, to the Certificateholders as a recovery of principal on the Mortgage Loan (or REO Property); fourth, to all Servicing Fees and Subservicing Fees payable therefrom (and the Master Servicer and the Subservicer shall have no claims for any deficiencies with respect to such fees which result from the foregoing allocation); fifth, to the Insurer for reimbursement for any payments made pursuant to the Policy to the extent not reimbursed pursuant to Section 4.02(a); and sixth, to Foreclosure Profits.

  Section 3.15.     Trustee to Cooperate; Release of Mortgage Files.

                  (a) Upon becoming aware of the payment in full of any Mortgage Loan, or upon the receipt by the Master Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Master Servicer will immediately notify the Trustee (if it holds the related Mortgage
File) or the Custodian by a certification of a Servicing Officer (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Custodial Account pursuant to Section 3.07 have been or will be so deposited), substantially in one of the forms attached hereto as Exhibit E requesting delivery to it of the Mortgage File. Upon receipt of such certification and request, the Trustee shall promptly release, or cause the Custodian to release, the related Mortgage File to the Master Servicer. The
Master Servicer is authorized to execute and deliver to the Mortgagor the request for reconveyance, deed of reconveyance or release or satisfaction of mortgage or such instrument releasing the lien of the Mortgage, together with the Mortgage Note with, as appropriate, written evidence of cancellation thereon. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Custodial Account or the Certificate Account.

                  (b) From time to time as is appropriate for the servicing or foreclosure of any Mortgage Loan, the Master Servicer shall deliver to the Custodian, with a copy to the Trustee, a certificate of a Servicing Officer substantially in one of the forms attached as Exhibit E hereto, requesting that possession of all, or any document constituting part of, the Mortgage File be released to the Master Servicer and certifying as to the reason for such release and that such release will not invalidate any insurance coverage provided in respect of the Mortgage Loan under any Required Insurance Policy. Upon receipt of the foregoing, the Trustee shall deliver, or cause the Custodian to deliver, the Mortgage File or any document therein to the Master


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Servicer.  The Master  Servicer  shall cause each  Mortgage File or any document therein so released to be returned to the Trustee, or the Custodian as agent for the Trustee when the need therefor by the Master Servicer no longer exists, unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Custodial Account or
(ii) the Mortgage File or such document has been delivered directly or through a Subservicer to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered directly or through a Subservicer to the Trustee a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery. In the event of the liquidation of a Mortgage Loan, the Trustee shall deliver the Request for Release with respect thereto to the Master Servicer upon deposit of the related Liquidation Proceeds in the Custodial Account.

                  (c) The Trustee or the Master Servicer on the Trustee's behalf shall execute and deliver to the Master Servicer, if necessary, any court pleadings, requests for trustee's sale or other documents necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. Together with such documents or pleadings (if signed by the Trustee), the Master Servicer shall deliver to the Trustee a certificate of a Servicing Officer requesting that such pleadings or documents be executed by the Trustee and certifying as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate any insurance coverage under any Required Insurance Policy or invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

   Section 3.16.     Servicing and Other Compensation; Compensating Interest.

                  (a) The Master Servicer, as compensation for its activities hereunder, shall be entitled to receive on each Distribution Date the amounts provided for by clauses (iii), (iv), (v) and (vi) of Section 3.10(a). The amount of servicing compensation provided for in such clauses shall be accounted for on a Mortgage Loan-by-Mortgage Loan basis. In the event that Liquidation Proceeds, Insurance Proceeds and REO Proceeds (net of amounts reimbursable therefrom pursuant to Section 3.10(a)(ii)) in respect of a Cash Liquidation or REO Disposition exceed the unpaid principal balance of such Mortgage Loan plus unpaid interest accrued thereon (including REO Imputed Interest) at a per annum rate equal to the related Net Mortgage Rate, the Master Servicer shall be entitled to retain therefrom and to pay to itself and/or the related Subservicer, any Foreclosure Profits and any Servicing Fee or Subservicing Fee considered to be accrued but unpaid.

                  (b) Additional servicing compensation in the form of prepayment charges, assumption fees, late payment charges, investment income on amounts in the Custodial Account or the Certificate Account or otherwise shall be retained by the Master Servicer or the Subservicer to the extent provided herein, subject to clause (e) below.


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                  (c) The Master  Servicer shall be required to pay, or cause to be paid, all expenses incurred by it in connection with its servicing activities hereunder (including payment of premiums for the Primary Insurance Policies, if any, to the extent such premiums are not required to be paid by the related Mortgagors, and the fees and expenses of the Trustee and any Custodian) and shall not be entitled to reimbursement therefor except as specifically provided in Sections 3.10 and 3.14.

                  (d) The Master Servicer's right to receive servicing compensation may not be transferred in whole or in part except in connection with the transfer of all of its responsibilities and obligations of the Master Servicer under this Agreement.

                  (e) Notwithstanding clauses (a) and (b) above, the amount of servicing compensation that the Master Servicer shall be entitled to receive for its activities hereunder for the period ending on each Distribution Date shall be reduced (but not below zero) by an amount equal to Compensating Interest (if any) for such Distribution Date. Such reduction shall be applied during such period as follows: first, to any Servicing Fee or Subservicing Fee to which the Master Servicer is entitled pursuant to Section 3.10(a)(iii); second, to any income or gain realized from any investment of funds held in the Custodial
Account or the Certificate Account to which the Master Servicer is entitled pursuant to Sections 3.07(c) or 4.01(c), respectively; and third, to any amounts of servicing compensation to which the Master Servicer is entitled pursuant to
Section 3.10(a)(v) or (vi). In making such reduction, the Master Servicer will not withdraw from the Custodial Account any such amount representing all or a portion of the Servicing Fee to which it is entitled pursuant to Section 3.10(a)(iii); (ii) will not withdraw from the Custodial Account or Certificate Account any such amount to which it is entitled pursuant to Section 3.07(c) or 4.01(c) and (iii) will not withdraw from the Custodial Account any such amount of servicing compensation to which it is entitled pursuant to Section 3.10(a)(v) or (vi). Compensating Interest shall be allocated on any Distribution Date to each Loan Group pro rata based upon the Prepayment Interest Shortfalls for each such Loan Group for such Distribution Date. With respect to any Distribution Date, Compensating Interest derived from Loan Group I shall be used on such Distribution Date (i) to cover any Prepayment Interest Shortfalls on the Group I Loans and (ii) to cover any Prepayment Interest Shortfalls on the Group II Loans, but only to the extent not covered by Compensating Interest derived from Loan Group II. With respect to any Distribution Date, Compensating Interest derived from Loan Group II shall be used on such Distribution Date (i) to cover any Prepayment Interest Shortfalls on the Group II Loans and (ii) to cover any Prepayment Interest Shortfalls on the Group I Loans, but only to the extent not covered by Compensating Interest derived from Loan Group I.

                  Section 3.17.     Reports to the Trustee and the Company.

                  Not later than fifteen days after each Distribution Date, the Master Servicer shall forward to the Trustee and the Company a statement, certified by a Servicing Officer, setting forth the status of the Custodial Account as of the close of business on such Distribution Date as it relates to the Mortgage Loans and showing, for the period covered by such statement, the aggregate of deposits in or withdrawals from the Custodial Account in respect of the Mortgage Loans for each category of deposit specified in Section 3.07 and each category of withdrawal specified in Section 3.10.



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                  Section 3.18.     Annual Statement as to Compliance.

                  The Master Servicer will deliver to the Company, the Trustee and the Insurer on or before March 31 of each year, beginning with the first March 31 that occurs at least six months after the Cut-off Date, an Officers' Certificate stating, as to each signer thereof, that (i) a review of the activities of the Master Servicer during the preceding calendar year related to its servicing of mortgage loans and of its performance under the pooling and servicing agreements, including this Agreement, has been made under such officers' supervision, (ii) to the best of such officers' knowledge, based on such review, the Master Servicer has complied in all material respects with the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers and has fulfilled all of its material obligations in all material respects throughout such year, or, if there has been material noncompliance with such servicing standards or a default in the fulfillment in all material respects of any such obligation relating to this Agreement, such statement shall include a description of such noncompliance or specify each such default, as the case may be, known to such officer and the nature and status thereof and that no Trigger Event has occurred, or if a Trigger Event has occurred, specifying the nature thereof, such statement with respect to a Trigger Event may be delivered as a separate Officers' Certificate, and (iii) to the best of such officers' knowledge, each Subservicer has complied in all material respects with the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers and has fulfilled all of its material obligations under its Subservicing Agreement in all material respects throughout such year, or if there has been material noncompliance with such servicing standards or a material default in the fulfillment of such obligations relating to this Agreement, specifying such statement shall include a description of such noncompliance or specify each such default, as the case may be, known to such officer and the nature and status thereof.


   Section 3.19.     Annual Independent Public Accountants' Servicing Report.

                  On or before March 31 of each year, beginning with the first March 31 that occurs at least six months after the Cut-off Date, the Master Servicer at its expense shall cause a firm of independent public accountants which is any one of the six major nationally recognized firms of independent public accountants or a firm reasonably acceptable to the Insurer and which is also a member of the American Institute of Certified Public Accountants to furnish a report to the Company, the Trustee and the Insurer stating its opinion that, on the basis of an examination conducted by such firm substantially in accordance with standards established by the American Institute of Certified Public Accountants, the assertions made pursuant to Section 3.18 regarding compliance with the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers during the preceding calendar year are fairly stated in all material respects, subject to such exceptions and other qualifications that, in the opinion of such firm, such accounting standards require it to report. In rendering such statement, such firm may rely, as to matters relating to the direct servicing of mortgage loans by Subservicers, upon comparable statements for examinations conducted by independent public accountants substantially in accordance with standards established by the American Institute of Certified Public Accountants (rendered within one year of such statement) with respect to such Subservicers.



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



 Section 3.20.     Right of the Company in Respect of the Master Servicer.

                  The Master Servicer shall afford the Company, upon reasonable notice, during normal business hours access to all records maintained by the Master Servicer in respect of its rights and obligations hereunder and access to officers of the Master Servicer responsible for such obligations. Upon request, the Master Servicer shall furnish the Company with its most recent financial statements and such other information as the Master Servicer possesses regarding its business, affairs, property and condition, financial or otherwise. The Master Servicer shall also cooperate with all reasonable requests for information including, but not limited to, notices, tapes and copies of files, regarding itself, the Mortgage Loans or the Certificates from any Person or Persons identified by the Company or Residential Funding. The Insurer hereby is so identified. The Company may, but is not obligated to perform, or cause a designee to perform, any defaulted obligation of the Master Servicer hereunder or exercise the rights of the Master Servicer hereunder; provided that the Master Servicer shall not be relieved of any of its obligations hereunder by virtue of such performance by the Company or its designee. The Company shall not have the responsibility or liability for any action or failure to act by the Master Servicer and is not obligated to supervise the performance of the Master Servicer under this Agreement or otherwise.

 Section 3.21.     Converted Mortgage Loans; Certain Procedures and Purchasers.

                  (a) The Trustee, as Note Holder (as defined in the Mortgage Notes for the Mortgage Loans), hereby authorizes and directs the Master Servicer, on behalf of the Note Holder, to determine fixed interest rates into which Mortgagors under Convertible Mortgage Loans may convert the adjustable interest rates on their Mortgage Notes in accordance with the fixed formula set forth in such Mortgage Notes. The Master Servicer agrees to make such determinations and otherwise administer the program contemplated in the Mortgage Notes for the Convertible Mortgage Loans until the later to occur of (i) the date on which all the Convertible Mortgage Loans have become Converted Mortgage Loans, and (ii) the last date on which Mortgagors have the option to convert the adjustable interest rates on their Mortgage Notes to fixed interest rates.

                  (b) Upon becoming aware of the conversion of any Convertible Mortgage Loan, the Master Servicer will promptly notify the Trustee (if it holds the related Mortgage File) or the Custodian. Prior to the day on which a Convertible Mortgage Loan has become a Converted Mortgage Loan, the related Subservicer shall be obligated under the terms of the Program Guide to purchase any Converting Mortgage Loan at the Purchase Price. In the event that such Subservicer fails to so purchase a Converting Mortgage Loan, the Master Servicer shall use its best efforts to purchase such Converted Mortgage Loan during the one-month period following the date of conversion to a Converted Mortgage Loan. All amounts paid by a Subservicer or the Master Servicer in connection with the purchase of a Converting Mortgage Loan or Converted Mortgage Loan, as the case may be, will be deposited in the Custodial Account.

                  (c) Notwithstanding that a Mortgage Loan becomes a Converting Mortgage Loan or Converted Mortgage Loan in any month, such Converting Mortgage Loan or Converted Mortgage Loan shall remain in the Trust Fund and all payments in respect thereof shall remain


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



in the Trust Fund unless and until such Converting Mortgage Loan or Converted Mortgage Loan, as the case may be, is purchased by the related Subservicer or the Master Servicer, pursuant to Section 3.21(b). Pursuant to the Program Guide, each related Subservicer is obligated to repurchase Converting Mortgage Loans. The Master Servicer will use its best reasonable efforts to enforce such obligation with respect to each Subservicer. A failure by the related Subservicer to purchase a Converting Mortgage Loan constitutes an event of default under the Program Guide, provided, however, that in the event the Master Servicer is acting as Subservicer, the failure of the Subservicer to purchase a Converting Mortgage Loan shall not constitute an Event of Default hereunder.

                  (d) In the event that any Converting Mortgage Loan or Converted Mortgage Loan is not purchased as provided in Section 3.21(b), the amount of the conversion fee, if any, paid by the Mortgagor in connection with the conversion of the adjustable rate on such Converted Mortgage Loan into a fixed rate shall be deposited by the Master Servicer into the Custodial Account on the Business Day immediately preceding the Distribution Date on which the proceeds of the purchase of such Converted Mortgage Loan were to be distributed to Certificateholders. The obligation of the Master Servicer to deposit the amounts, if any, required by this subsection (d) shall not limit or affect any purchase under subsection (b) above.

                  (e) Upon any purchase of a Converting Mortgage Loan or Converted Mortgage Loan, as the case may be, by the related Subservicer or the Master Servicer pursuant to Section 3.21(b) and the deposit in the Custodial Account of the Purchase Price, the Master Servicer shall give the Trustee written notice thereof and, based thereon, the Trustee shall release, or cause any Custodian to release, the related Mortgage File and convey such Mortgage Loan to the purchaser whereupon such purchased Converted Mortgage Loan shall cease to be part of the Trust Fund.

                  (f) The undertaking by the Master Servicer to use its best efforts to purchase any Converted Mortgage Loan as provided in this Section 3.21 shall terminate without further action upon the day which is one month after the date of conversion of such Converted Mortgage Loan. The undertaking by the Master Servicer under this Section 3.21 shall be construed as an agreement independent of any other provisions of this Agreement. No party to this Agreement or any successor to any such party shall be required to purchase any Converted Mortgage Loan.

                  Section 3.22.     Administration of Buydown Funds.

                  (a) With respect to any Buydown Mortgage Loan, the Subservicer has deposited Buydown Funds in an account that satisfies the requirements for a Subservicing Account (the "Buydown Account"). The Master Servicer shall cause the Subservicing Agreement to require that upon receipt from the Mortgagor of the amount due on a Due Date for each Buydown Mortgage Loan, the Subservicer will withdraw from the Buydown Account the predetermined amount that, when added to the amount due on such date from the Mortgagor, equals the full Monthly
Payment and transmit that amount in accordance with the terms of the Subservicing Agreement to the Master Servicer together with the related payment made by the Mortgagor or advanced by the Subservicer.



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



                  (b) If the Mortgagor on a Buydown Mortgage Loan prepays such loan in its entirety during the period (the "Buydown Period") when Buydown Funds are required to be applied to such Buydown Mortgage Loan, the Subservicer shall be required to withdraw from the Buydown Account and remit any Buydown Funds remaining in the Buydown Account in accordance with the related buydown agreement. The amount of Buydown Funds which may be remitted in accordance with the related buydown agreement may reduce the amount required to be paid by the Mortgagor to fully prepay the related Mortgage Loan. If the Mortgagor on a Buydown Mortgage Loan defaults on such Mortgage Loan during the Buydown Period and the property securing such Buydown Mortgage Loan is sold in the liquidation thereof (either by the Master Servicer or the insurer under any related Primary Insurance Policy), the Subservicer shall be required to withdraw from the Buydown Account the Buydown Funds for such Buydown Mortgage Loan still held in the Buydown Account and remit the same to the Master Servicer in accordance with the terms of the Subservicing Agreement and the Master Servicer shall deposit such Buydown Funds in the Custodial Account or, if instructed by the Master Servicer, pay to the insurer under any related Primary Insurance Policy if the Mortgaged Property is transferred to such insurer and such insurer pays all of the loss (including expenses) incurred in respect of such default. Any amount so remitted pursuant to the preceding sentence will be deemed to reduce the amount owed on the Mortgage Loan.



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





                                                    ARTICLE IV

                                          PAYMENTS TO CERTIFICATEHOLDERS

                  Section 4.01.     Certificate Account.

                  (a) The Master Servicer acting as agent of the Trustee shall establish and maintain a Certificate Account in which the Master Servicer shall cause to be deposited on behalf of the Trustee on or before 2:00 P.M. New York time on each Certificate Account Deposit Date by wire transfer of immediately available funds an amount equal to the sum of (i) any Advance for the immediately succeeding Distribution Date, (ii) any amount required to be deposited in the Certificate Account pursuant to Section 3.12(a), (iii) any amount that the Master Servicer is not permitted to withdraw from the Certificate Account pursuant to Section 3.16(e), (iv) any amount required to be deposited in the Certificate Account pursuant to Section 4.07, (v) any amount required to be deposited in the Certificate Account pursuant to Section 9.01,
(vi) an amount equal to the Certificate Insurer Premium payable on such Distribution Date and (vii) all other amounts constituting the Available Distribution Amount for each Loan Group for the immediately succeeding Distribution Date.

                  In addition, as and to the extent required pursuant to Section 4.08(b) the Trustee shall withdraw from the Insurance Account and deposit into the Certificate Account the amount necessary to pay the Insured Amount on each Distribution Date to the extent received from the Insurer.

                  (b) On each Distribution Date, prior to making any other distributions referred to in Section 4.02 herein, the Trustee shall withdraw from the Certificate Account and pay to the Insurer, by wire transfer of immediately available funds to the Insurer Account, the Certificate Insurer Premium for such Distribution Date; provided, however, that an amount equal to $3,226.50 shall be subtracted from the Certificate Insurer Premium payable on the Distribution Date occurring in April 1997 and shall be paid to the Master Servicer in reimbursement of certain administrative costs previously paid by the Master Servicer pursuant to the Insurance Agreement. The wiring instructions of the Insurer are attached hereto as Exhibit O.

                  (c) The Trustee shall, upon written request from the Master Servicer, invest or cause the institution maintaining the Certificate Account to invest the funds in the Certificate Account in Permitted Investments designated in the name of the Trustee for the benefit of the Insurer and the
Certificateholders, which shall mature not later than the Business Day next preceding the Distribution Date next following the date of such investment (except that (i) any investment in the institution with which the Certificate Account is maintained may mature on such Distribution Date and (ii) any other investment may mature on such Distribution Date if the Trustee shall advance funds on such Distribution Date to the Certificate Account in the amount payable on such investment on such Distribution Date, pending receipt thereof to the extent necessary to make distributions on the Certificates) and shall not be sold or disposed of prior to maturity. All income and gain realized from any such investment shall be for the


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benefit of the Master  Servicer and shall be subject to its  withdrawal or order from time to time. The amount of any losses incurred in respect of any such investments shall be deposited in the Certificate Account by the Master Servicer out of its own funds immediately as realized.

                  Section 4.02.     Distributions.

                  (a) On each Distribution Date, the Master Servicer on behalf of the Trustee or the Paying Agent appointed by the Trustee shall distribute to each Certificateholder of record on the next preceding Record Date (other than as provided in Section 9.01 respecting the final distribution) either in immediately available funds (by wire transfer or otherwise) to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder has so notified the Master Servicer or the Paying Agent, as the case may be, or, if such Certificateholder has not so notified the Master Servicer or the Paying Agent by the Record Date, by check mailed to such Certificateholder at the address of such Holder appearing in the Certificate Register such Certificateholder's share (based on the aggregate of the Percentage Interests represented by Certificates of the applicable Class held by such Holder) of the following amounts, in the following order of priority, in each case to the extent of the related Available Distribution Amount plus the related Insured Amount for such Distribution Date, if any, transferred from the Insurance Account and payable to the Class A-I or Class A-II Certificateholders (as applicable) in accordance with Section 4.08):

                           (i) to the Class A Certificateholders, Accrued Certificate Interest thereon for such Distribution Date, minus, with respect to the Class A-I Certificates, any Class A-I Unpaid Interest Shortfalls for such Distribution Date, and with respect to the Class A-II Certificates, any Class A-II Unpaid Interest Shortfalls for such Distribution Date, plus any interest due thereon pursuant to this
         Section 4.02(a)(i) remaining unpaid from any previous Distribution Date, for which no Insured Amount has been previously paid to the Class A Certificateholders;

                           (ii) (x) to the Class A-I Certificateholders, the Principal Distribution Amount (except for any portion of the Principal Distribution Amount described in clauses (4) and (5) of the definition thereof) for Loan Group I (applied to reduce the Certificate Principal Balances of such Class A-I Certificates until such Certificate Principal Balances are reduced to zero) to be distributed as follows:

       first, to the Class A-I-1 Certificates, until the Certificate Principal
                  Balance thereof has been reduced to zero;

(B)      second, to the Class A-I-2 Certificates, until the Certificate
                  Principal Balance thereof has been reduced to zero;

(C)      third, to the Class A-I-3 Certificates, until the Certificate Principal
                  Balance thereof has been reduced to zero; and

(D)      fourth, to the Class A-I-4 Certificates, until the Certificate
                  Principal Balance thereof has been reduced to zero;



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        (y) to the Class A-II Certificateholders, the Principal Distribution
         Amount (except for any portion of the Principal Distribution Amount described in clauses (4) and (5) of the definition thereof) for Loan Group II (applied to reduce the Certificate Principal Balance of such Class A-II Certificates until such Certificate Principal Balance is reduced to zero) shall be distributed to the Class A-II Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and

                           (iii)  following  the   distributions  set  forth  in
         Section 4.02(b), to the Class R Certificateholders, the balance, if any, of the related Available Distribution Amount.

                  (b) In addition to the foregoing distributions, on each Distribution Date the following amounts shall be distributed by the Trustee in the manner set forth above as follows:

                           (i) Loan Group I Excess Cash Flow for such Distribution Date will be applied: first, to pay the principal portion of Realized Losses incurred (or deemed to have been incurred) on the Group I Loans for the preceding Prepayment Period; second, to pay the principal portion of Realized Losses incurred (or deemed to have been incurred) on the Group II Loans for the preceding Prepayment Period (to the extent not covered by Loan Group II Excess Cash Flow); third, to pay to the Insurer Group I Cumulative Insurance Payments; fourth, to pay to the Insurer Group II Cumulative Insurance Payments (to the extent not covered by Loan Group II Excess Cash Flow); fifth, to pay any related Subordination Increase Amount with respect to the Class A-I Certificates; sixth, to pay any related Subordination Increase Amount with respect to the Class A-II Certificates (to the extent not covered by Loan Group II Excess Cash Flow); seventh, to pay the holders of the Class A-I Certificates the amount of any Prepayment Interest Shortfalls allocated thereto with respect to the Group I Loans, to the extent not covered by Compensating Interest; eighth, to pay to the holders of the Class A-II Certificates the amount of any Prepayment Interest Shortfalls allocated thereto with respect to the Group II Loans, to the extent not covered by Compensating Interest and Loan Group II Excess Cash Flow; ninth, to pay the holders of the Class A-I Certificates any Class A-I Unpaid Interest Shortfalls remaining unpaid from prior Distribution Dates together with interest thereon at the related Pass-Through Rate for such Class of Class A-I Certificates to which such Class A-I Unpaid Interest Shortfalls were allocated (as adjusted from time to time, with respect to the Class A-I-1 Certificates), until the payment of such Class A-I Unpaid Interest Shortfalls; tenth, to pay the Class A-II Certificates any Class A-II Unpaid Interest Shortfalls remaining unpaid from prior Distribution Dates together with interest thereon at the Pass-Through Rate with respect to the Class A-II Certificates (as adjusted from time to time), until the payment of such Class A-II Unpaid Interest Shortfalls, to the extent not covered by Loan Group II Excess Cash Flow; and eleventh, to the holders of the Class R Certificates; and

                           (ii) Loan Group II Excess Cash Flow for such Distribution Date will be applied: first, to pay the principal portion of Realized Losses incurred (or deemed to have been incurred) on the Group II Loans for the preceding Prepayment Period; second, to pay the principal portion of Realized Losses incurred (or deemed to have been incurred) on the Group I Loans for the preceding Prepayment Period (to the extent not


NY1-196367.4
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



         covered by Loan Group I Excess Cash Flow); third, to pay to the Insurer Group II Cumulative Insurance Payments; fourth, to pay to the Insurer of Group I Cumulative Insurance Payments (to the extent not covered by Loan Group I Excess Cash Flow); fifth, to pay any related Subordination Increase Amount with respect to the Class A-II Certificates; sixth, to pay any related Subordination Increase Amount with respect to the Class A-I Certificates (to the extent not covered by Loan Group I Excess Cash
         Flow); seventh, to pay the holders of the Class A-II Certificates the amount of any Prepayment Interest Shortfalls allocated thereto with respect to the Group II Loans, to the extent not covered by Compensating Interest; eighth, to pay to the holders of the Class A-I Certificates the amount of any Prepayment Interest Shortfalls allocated thereto with respect to the Group I Loans, to the extent not covered by Compensating Interest and Loan Group I Excess Cash Flow; ninth, to pay the holders of the Class A-II Certificates any Class A-II Unpaid Interest Shortfalls remaining unpaid from prior Distribution Dates together with interest thereon at the Pass-Through Rate with respect to the Class A-II Certificates (as adjusted from time to time), until the payment of such Class A-II Unpaid Interest Shortfalls; tenth, to pay the Class A-I Certificates any Class A-I Unpaid Interest Shortfalls remaining unpaid from prior Distribution Dates together with interest thereon at the related Pass-Through Rate for such Class of Class A-I Certificates to which such Unpaid Interest Shortfalls were allocated (as adjusted from time to time, with respect to the Class A-I-1 Certificates), until the payment of such Class A-I Unpaid Interest Shortfalls, to the extent not covered by Loan Group I Excess Cash Flow; and eleventh, to the holders of the Class R Certificates. Any Class A-I Unpaid Interest Shortfalls and Class A-II Unpaid Interest Shortfalls remaining unpaid pursuant to the foregoing clause (v) will not be covered by the Policy but will be paid to the extent of the remaining Available Distribution Amount pursuant to the priorities set forth in
         Section 4.02(a) on future Distribution Dates.

                  (c) Within five Business Days before the related Distribution Date, the Master Servicer shall notify the Trustee of the amounts, if any, payable to the Insurer pursuant to Sections 4.02(b)(i) and (ii).

                  (d) In addition to the foregoing distributions, with respect to any Mortgage Loan that was previously the subject of a Cash Liquidation or an REO Disposition that resulted in a Realized Loss, in the event that within two years of the date on which such Realized Loss was determined to have occurred the Master Servicer receives amounts which the Master Servicer reasonably believes to represent subsequent recoveries (net of any related liquidation expenses), or determines that it holds surplus amounts previously reserved to cover estimated expenses specifically related to such Mortgage Loan (including, but not limited to, recoveries (net of any related liquidation expenses) in respect of the representations and warranties made by the related Seller pursuant to the applicable Seller's Agreement), the Master Servicer shall distribute such amounts to the Class or Classes to which such Realized Loss was allocated (with the amounts to be distributed allocated among such Classes in the same proportions as such Realized Loss was allocated), and within each such Class to the Certificateholders of record as of the Record Date immediately preceding the date of such distribution (or of such Class of Certificates is no longer outstanding, to the Certificateholders of record at the time that such Realized Loss was allocated); provided that no such distribution to any Class of Certificates of


NY1-196367.4
                                                        73
subsequent recoveries related to a Mortgage Loan shall exceed, either individually or in the aggregate and together with any other amounts paid in reimbursement therefor, the amount of the related Realized Loss that was allocated to such Class of Certificates. For the purposes of this Section 4.02(b) any allocation of a Realized Loss to Loan Group I Excess Cash Flow or Loan Group II Excess Cash Flow will be treated as an allocation of a Realized Loss to the Class R Certificates. Notwithstanding the foregoing, to the extent that the Master Servicer receives recoveries with respect to Realized Losses which were allocated to the Class A Certificates and which were paid by the Insurer pursuant to the Policy and not previously reimbursed pursuant to Section 4.02(b), such recoveries shall be paid directly to the Insurer and applied to reduce the Group I Cumulative Insurance Payments or Group II Cumulative Insurance Payments, as applicable, then due to the Insurer prior to any payment of such amounts to any current Certificateholder or any previous Certificateholder. Any amounts to be so distributed shall not be remitted to or distributed from the Trust Fund, and shall constitute subsequent recoveries with respect to Mortgage Loans that are no longer assets of the Trust Fund.

                  (e) Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents and none of the Trustee, the Certificate Registrar, the Company or the Master Servicer shall have any responsibility therefor.

                  (f) Except as otherwise provided in Section 9.01, if the Master Servicer anticipates that a final distribution with respect to any Class of Certificates will be made on the next Distribution Date, the Master Servicer shall, no later than the Determination Date in the month of such final distribution, notify the Trustee and the Insurer and the Trustee shall, no later than two (2) Business Days after such Determination Date, mail on such date to each Holder of such Class of Certificates a notice to the effect that: (i) the Trustee anticipates that the final distribution with respect to such Class of Certificates will be made on such Distribution Date but only upon presentation and surrender of such Certificates at the office of the Trustee or as otherwise specified therein, and (ii) no interest shall accrue on such Certificates from and after the end of the prior calendar month. In the event that Certificateholders do not surrender their Certificates for final cancellation, the Trustee shall cause such funds to be withdrawn from the Certificate Account and credited to a separate escrow account for the benefit of such Certificateholders as provided in Section 9.01(d).

                  Section 4.03.     Statements to Certificateholders.

                  (a) Concurrently with each distribution charged to the Certificate Account and with respect to each Distribution Date the Master Servicer shall forward to the Trustee and the Trustee shall forward by mail to each Holder, the Company and the Insurer a statement setting forth the following information as to each Class of Certificates and each Loan Group, in each case to the extent applicable:



NY1-196367.4
                                                        74

                           (i) (a) the amount of such distribution to the Certificateholders of such Class applied to reduce the Certificate
         Principal Balance thereof, and (b) the aggregate amount included therein representing Principal Prepayments;

(ii) the amount of such distribution to Holders of such Class of Certificates allocable to interest;

                           (iii) if the distribution to the Holders of such Class of Certificates is less than the full amount that would be distributable to such Holders if there were sufficient funds available therefor, the amount of the shortfall;

 (iv)     the amount of any Advance by the Master Servicer pursuant to
         Section 4.04;

     (v) the number and Pool Stated Principal Balance of the Mortgage Loans after giving effect to the distribution of principal on such Distribution Date;

(vi) the aggregate Certificate Principal Balance of each Class of the Certificates and each of the Class A-I, Class A-II and Class R Percentages, after giving effect to the amounts distributed on such Distribution Date, separately identifying any reduction thereof due to Realized Losses other than pursuant to an actual distribution of principal;

                           (vii) on the basis of the most recent reports furnished to it by Subservicers, the number and aggregate principal balances of Mortgage Loans that are Delinquent (A) one month, (B) two months and (C) three or more months and the number and aggregate principal balance of Mortgage Loans that are in foreclosure;

 (viii) the number, aggregate principal balance and book value of any REO Properties;

                           (ix)  the  aggregate  Accrued  Certificate   Interest
         remaining unpaid, if any, for each Class of Certificates, after giving effect to the distribution made on such Distribution Date;

          (x) the related Required Subordinated Amount and Subordinated Amount, after giving effect to distributions made on such Distribution Date;

                           (xi) the aggregate amount of Realized Losses for such Distribution Date and the aggregate amount of Realized Losses on the Mortgage Loans incurred since the Cut-off Date;

ii) the aggregate amount of any recoveries on previously foreclosed loans from Sellers due to a breach of representation or warranty;

                           (xiii)  the  weighted   average   remaining  term  to
         maturity of the Mortgage Loans after giving effect to the amounts distributed on such Distribution Date;


NY1-196367.4
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




                           (xiv) the weighted average Mortgage Rates of the Mortgage Loans after giving effect to the amounts distributed on such Distribution Date;

                           (xv) the amount of any Insured Amount made on such Distribution Date, the amount of any reimbursement payment made to the Insurer on such Distribution Date pursuant to Section 4.02(a) and the amount of Cumulative Insurance Amounts after giving effect to any such Insured Amount or any such reimbursement payment to the Insurer;

                           (xvi) the Special Hazard Amount, Fraud Loss Amount and Bankruptcy Amount as of the close of business on such Distribution Date and a description of any change in the calculation of such amounts;

         (xvii) the Pass-Through Rates on the Class A-I-1 Certificates and the Class A-II Certificates for such Distribution Date;

                           (xviii) the aggregate principal balance of all Converting Mortgage Loans and Converted Mortgage Loans, as the case may be, purchased by the related Subservicer or the Master Servicer pursuant to Section 3.21 or any Subservicing Agreement, the proceeds of which are being distributed on such Distribution Date and the aggregate principal balance of all Converted Mortgage Loans which have not been so purchased pursuant to Section 3.21; and

                           (xix) the amount of Class A-I Unpaid Interest Shortfalls and Class A-II Unpaid Interest Shortfalls for such
         Distribution Date and the amount of Class A-I Unpaid Interest Shortfalls and Class A-II Unpaid Interest Shortfalls for any previous Distribution Date that remain unpaid, together with Accrued Interest thereon.

In the case of information furnished pursuant to clauses (i) and (ii) above, the amounts shall be expressed as a dollar amount per Certificate with a $1,000 denomination. In addition to the statement provided to the Trustee as set forth in this Section 4.03(a), the Master Servicer shall provide to any manager of a trust fund consisting of some or all of the Certificates, upon reasonable request, such additional information as is reasonably obtainable by the Master Servicer at no additional expense to the Master Servicer.

                  (b) Within a reasonable period of time after the end of each calendar year, the Master Servicer shall prepare, or cause to be prepared, and the Trustee shall forward, or cause to be forwarded, to each Person who at any time during the calendar year was the Holder of a Certificate, other than a Class R Certificate, a statement containing the information set forth in clauses
(i) and (ii) of subsection (a) above aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Master Servicer and Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer and Trustee pursuant to any requirements of the Code.

                  (c) Within a reasonable period of time after the end of each calendar year, the Master Servicer shall prepare, or cause to be prepared, and the Trustee shall forward, or cause


NY1-196367.4
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



to be forwarded, to each Person who at any time during the calendar year was the Holder of a Class R Certificate, a statement containing the applicable distribution information provided pursuant to this Section 4.03 aggregated for such calendar year or applicable portion thereof during which such Person was the Holder of a Class R Certificate. Such obligation of the Master Servicer and Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer and Trustee pursuant to any requirements of the Code.

                  (d) As soon as reasonably practicable, upon the written request of any Certificateholder, the Master Servicer shall provide the requesting Certificateholder with such information as is necessary and appropriate, in the Master Servicer's sole discretion, for purposes of satisfying applicable reporting requirements under Rule 144A.

 Section 4.04. istribution of Reports to the Trustee and the Company; Advances
                                    by the Master Servicer.

                  (a) Prior to the close of business on the Business Day next succeeding each Determination Date, the Master Servicer shall furnish a written statement to the Trustee, the Insurer, any Paying Agent and the Company (the information in such statement to be made available to Certificateholders by the Master Servicer on request) (provided that the Master Servicer will use its best efforts to deliver such written statement not later than 12:00 p.m. New York time on the second Business Day prior to the Distribution Date) setting forth
(i) the Available Distribution Amount, (ii) the amounts required to be withdrawn from the Custodial Account and deposited into the Certificate Account on the immediately succeeding Certificate Account Deposit Date pursuant to clause (iii) of Section 4.01(a), (iii) the Certificate Insurer Premium, if any, (iv) if the Master Servicer determines that a Deficiency Amount exists for such Distribution Date, the amount necessary to complete the notice in the form of Exhibit A to the Policy (the "Notice"), (v) Group I Cumulative Insurance Payments and Group II Cumulative Insurance Payments after giving effect to the distributions to be made pursuant to Section 4.02(b) on such Distribution Date, (vi) the calculation of scenarios under the definition of Trigger Event and (vii) the aggregate Purchase Prices for, and outstanding principal balances of, any Converted Mortgage Loans required to be purchased on or prior to the succeeding Certificate Account Deposit Date pursuant to Section 3.21(b) and, if applicable, the amounts required to be deposited on or prior to such Certificate Account Deposit Date pursuant to Section 3.21(d) and (viii) the amount of Class A-I Unpaid Interest Shortfalls and Class A-II Unpaid Interest Shortfalls. The determination by the Master Servicer of such amounts shall, in the absence of obvious error, be presumptively deemed to be correct for all purposes hereunder and the Trustee shall be protected in relying upon the same without any independent check or verification.

                  (b) On or before 2:00 P.M. New York time on each Certificate Account Deposit Date, the Master Servicer shall either (i) deposit in the Certificate Account from its own funds, or funds received therefor from the Subservicers, an amount equal to the Advances to be made by the Master Servicer in respect of the related Distribution Date, which shall be in an aggregate amount equal to the aggregate amount of Monthly Payments (with each interest portion thereof adjusted to a per annum rate equal to the sum of the Net Mortgage Rate plus the Certificate Insurer Premium Rate), less the amount of any related Debt Service Reductions or reductions in the amount of interest collectable from the Mortgagor pursuant to the Relief Act


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                                                        77
or  similar  legislation  or  regulations  then in  effect,  on the  Outstanding
Mortgage Loans as of the related Due Date in the related Due Period, which Monthly Payments were delinquent as of the close of business as of the related Determination Date; provided that no Advance shall be made if it would be a Nonrecoverable Advance, (ii) withdraw from amounts on deposit in the Custodial Account and deposit in the Certificate Account all or a portion of the Amount Held for Future Distribution in discharge of any such Advance, or (iii) make advances in the form of any combination of (i) and (ii) aggregating the amount of such Advance. Any portion of the Amount Held for Future Distribution so used shall be replaced by the Master Servicer by deposit in the Certificate Account on or before 11:00 A.M. New York time on any future Certificate Account Deposit Date to the extent that funds attributable to the Mortgage Loans that are available in the Custodial Account for deposit in the Certificate Account on such Certificate Account Deposit Date shall be less than payments to Certificateholders required to be made on the following Distribution Date. The Master Servicer shall be entitled to use any Advance made by a Subservicer as described in Section 3.07(b) that has been deposited in the Custodial Account on or before such Distribution Date as part of the Advance made by the Master Servicer pursuant to this Section 4.04.

                  The determination by the Master Servicer that it has made a Nonrecoverable Advance or that any proposed Advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by a certificate of a Servicing Officer delivered to the Company, the Insurer and the Trustee.

                  In the event that the Master Servicer determines as of the Business Day preceding any Certificate Account Deposit Date that it will be unable to deposit in the Certificate Account an amount equal to the Advance required to be made for the immediately succeeding Distribution Date, it shall give notice to the Trustee and the Insurer of its inability to advance (such notice may be given by telecopy), not later than 3:00 P.M., New York time, on such Business Day, specifying the portion of such amount that it will be unable to deposit. Not later than 3:00 P.M., New York time, on the Certificate Account Deposit Date the Trustee shall, unless by 12:00 Noon, New York time, on such day the Trustee shall have been notified in writing (by telecopy) that the Master Servicer shall have directly or indirectly deposited in the Certificate Account such portion of the amount of the Advance as to which the Master Servicer shall have given notice pursuant to the preceding sentence, pursuant to Section 7.01,
(a) terminate all of the rights and obligations of the Master Servicer under this Agreement in accordance with Section 7.01 and (b) assume the rights and obligations of the Master Servicer hereunder, including the obligation to deposit in the Certificate Account an amount equal to the Advance for the immediately succeeding Distribution Date.

                  The Trustee shall deposit all funds it receives pursuant to this Section 4.04 into the Certificate Account.



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                  Section 4.05.     Allocation of Realized Losses.

                  Prior to each Distribution Date, the Master Servicer shall determine the total amount of Realized Losses, if any, that resulted from any Cash Liquidation, Debt Service Reduction, Deficient Valuation or REO Disposition that occurred during the related Prepayment Period. The amount of each Realized Loss shall be evidenced by an Officers' Certificate. All Realized Losses (other than Excess Special Hazard Losses, Extraordinary Losses, Excess Bankruptcy Losses and Excess Fraud Losses), will be allocated: first, to the Loan Group I Excess Cash Flow for the related Distribution Date in the case of Realized Losses on the Group I Loans and to the Loan Group II Excess Cash Flow for the related Distribution Date in the case of Realized Losses on the Group II Loans; second, to the remaining Loan Group I Excess Cash Flow for the related Distribution Date in the case of Realized Losses on the Group II Loans and to the remaining Loan Group II Excess Cash Flow for the related Distribution Date in the case of Realized Losses on the Group I Loans; third, to the Class R Certificates up to an amount equal to (i) in the case of Realized Losses on the Group I Loans, the excess, if any, of (x) the then aggregate Stated Principal Balance of the Group I Loans over (y) the then aggregate Certificate Principal Balance of the Class A-I Certificates and (ii) in the case of Realized Losses on the Group II Loans, the excess, if any, of (x) the then aggregate Stated Principal Balance of the Group II Loans over (y) the then aggregate Certificate Principal Balance of the Class A-II Certificates; and fourth, in the case of Realized Losses on Group I Loans, to the Class A-I Certificates on a pro rata basis and in the case of Realized Losses on Group II Loans, to the Class A-II
Certificates; provided; however, that the aggregate amount of Realized Losses that are allocable to the Loan Group I Excess Cash Flow, Loan Group II Excess Cash Flow and the Class R Certificates pursuant to clauses first, second and third above shall not exceed 6.75% of the aggregate Cut-off Date Principal Balance of the Mortgage Loans. The Class A-I Percentage or Class A-II Percentage of any Excess Special Hazard Losses, Excess Bankruptcy Losses, Excess Fraud Losses and Extraordinary Losses, as applicable, will be allocated among the related Class or Classes of Class A Certificates on a pro rata basis as described below and the remainder of such Realized Losses will be allocated to the Class R Certificates.

                  As used herein, an allocation of a Realized Loss on a "pro rata basis" among two or more specified Classes of Certificates means an allocation on a pro rata basis, among the various Classes so specified, to each such Class of Certificates on the basis of their then outstanding Certificate Principal Balances prior to giving effect to distributions to be made on such Distribution Date in the case of the principal portion of a Realized Loss or in accordance with the definition of Accrued Certificate Interest in the case of an interest portion of a Realized Loss. Any allocation of the principal portion of Realized Losses (other than Debt Service Reductions) to a Class of Certificates shall be made by reducing the Certificate Principal Balance thereof by the amount so allocated, which allocation shall be deemed to have occurred on such Distribution Date. Any allocation of the principal portion of Realized Losses to the Class R Certificates, shall be made by operation of the definition of "Certificate Principal Balance" and by operation of the provisions of Section 4.02(a). Allocations of the interest portions of Realized Losses shall be made by operation of the definition of "Accrued Certificate Interest" and by operation of the provisions of Section 4.02(a). All Realized Losses and all other losses allocated to a Class of Certificates hereunder will be allocated among the Certificates of such Class in proportion to the Percentage Interests evidenced thereby.



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  Section 4.06.  Reports of Foreclosures and Abandonment of Mortgaged Property.

                  The Master Servicer or the Subservicers shall file information returns with respect to the receipt of mortgage interest received in a trade or business, the reports of foreclosures and abandonments of any Mortgaged Property and the informational returns relating to cancellation of indebtedness income with respect to any Mortgaged Property required by Sections 6050H, 6050J and 6050P of the Code, respectively, and deliver to the Trustee an Officers' Certificate on or before March 31 of each year stating that such reports have been filed. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by such Sections 6050H, 6050J and 6050P of the Code.

      Section 4.07.     Optional Purchase of Defaulted Mortgage Loans.

                  As to any Mortgage Loan which is delinquent in payment by 90 days or more, the Master Servicer may, at its option, purchase such Mortgage Loan from the Trustee at the Purchase Price therefor. If at any time the Master Servicer makes a payment to the Certificate Account covering the amount of the Purchase Price for such a Mortgage Loan, and the Master Servicer provides to the Trustee a certification signed by a Servicing Officer stating that the amount of such payment has been deposited in the Certificate Account, then the Trustee shall execute the assignment of such Mortgage Loan at the request of the Master Servicer without recourse to the Master Servicer which shall succeed to all the Trustee's right, title and interest in and to such Mortgage Loan, and all security and documents relative thereto. Such assignment shall be an assignment outright and not for security. The Master Servicer will thereupon own such Mortgage, and all such security and documents, free of any further obligation to the Trustee or the Certificateholders with respect thereto.

                  Section 4.08.     The Policy.

                  (a) If pursuant to Section 4.04(a)(iv), the Master Servicer determines that a Deficiency Amount exists for such Distribution Date, the Trustee shall complete the Notice and submit such Notice in accordance with the Policy to the Insurer no later than 12:00 P.M., New York City time, on the Business Day immediately preceding each Distribution Date, as a claim for an Insured Amount (provided that the Trustee shall submit such notice on the second Business Day immediately preceding such Distribution Date if it is able to do
so) in an amount equal to such Deficiency Amount.

                  (b) The Trustee shall establish and maintain the Insurance Account on behalf of the Holders of the Class A Certificates. Upon receipt of an Insured Amount from the Insurer on behalf of the Class A Certificateholders, the Trustee shall deposit such Insured Amount in the Insurance Account. All amounts on deposit in the Insurance Account shall remain uninvested. On each Distribution Date, the Trustee shall transfer any Insured Amount then on deposit in the Insurance Account to the Certificate Account. The Trustee shall distribute on each Distribution Date the Deficiency Amount with respect to each Loan Group for such Distribution Date from the Certificate Account, together with the distributions due to the Class A Certificateholders on such Distribution Date, as follows: (i) the portion of any such Deficiency Amount related to clauses (i) and (ii) of the definition of Deficiency Amount shall be distributed among the related Class A Certificateholders on a pro rata basis; and (ii) the portion of any such


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Deficiency Amount related to clause (iii) of the definition of Deficiency Amount shall be distributed to the related Class A Certificateholders in accordance with Section 9.01(c).

                  (c) The Trustee shall (i) receive as attorney-in-fact of each Class A Certificateholder any Insured Amount from the Insurer and (ii) distribute such Insured Amount to such Class A Certificateholders as set forth in subsection (b) above. Insured Amounts disbursed by the Trustee from proceeds of the Policy shall not be considered payment by the Trust Fund with respect to the Class A Certificates, nor shall such disbursement of such Insured Amounts discharge the obligations of the Trust Fund with respect to the amounts thereof, and the Insurer shall become owner of such amounts to the extent covered by such Insured Amounts as the deemed assignee of such Class A Certificateholders. The Trustee hereby agrees on behalf of each Class A Certificateholder (and each Class A Certificateholder, by its acceptance of its Class A Certificates, hereby agrees) for the benefit of the Insurer that the Trustee shall recognize that to the extent the Insurer pays Insured Amounts, either directly or indirectly (as by paying through the Trustee), to the Class A Certificateholders, the Insurer will be entitled to be subrogated to the rights of the Class A Certificateholders to the extent of such payments.



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                                                     ARTICLE V

                                                 THE CERTIFICATES

                  Section 5.01.     The Certificates.

                  (a) The Class A Certificates and Class R Certificates shall be substantially in the forms set forth in Exhibits A and B and shall, on original issue, be executed and delivered by the Trustee to the Certificate Registrar for authentication and delivery to or upon the order of the Company upon receipt by the Trustee or one or more Custodians of the documents specified in Section
2.01. The Class A Certificates shall be issuable in minimum dollar denominations of $25,000 and integral multiples of $1 in excess thereof. The Class R Certificates shall be issuable in minimum percentage interests of 20.0% and integral multiples of .01% in excess thereof; provided, however, that one Class R Certificate will be issuable to the REMIC Administrator as "tax matters person" pursuant to Section 10.01(c) in a minimum denomination representing a Percentage Interest of not less than 0.01%.

                  The Certificates shall be executed by manual or facsimile signature on behalf of an authorized officer of the Trustee. Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificate or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by the Certificate Registrar by manual signature, and such certificate upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

                  (b) The Class A Certificates shall initially be issued as one or more Certificates registered in the name of the Depository or its nominee and, except as provided below, registration of such Certificates may not be transferred by the Trustee except to another Depository that agrees to hold such Certificates for the respective Certificate Owners with Ownership Interests therein. The Certificate Owners shall hold their respective Ownership Interests in and to each of the Class A Certificates, through the book-entry facilities of the Depository and, except as provided below, shall not be entitled to Definitive Certificates in respect of such Ownership Interests. All transfers by Certificate Owners of their respective Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall transfer the Ownership Interests only in the Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

                  The Trustee, the Master Servicer and the Company may for all purposes (including the making of payments due on the respective Classes of Book-Entry Certificates) deal with the Depository as the authorized representative of the Certificate Owners with respect to the respective Classes of Book-Entry Certificates for the purposes of exercising the rights of


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



Certificateholders hereunder. The rights of Certificate Owners with respect to the respective Classes of Book-Entry Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository Participants and brokerage firms representing such Certificate Owners. Multiple requests and directions from, and votes of, the Depository as Holder of any Class of Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Depository of such record date.

                  If (i)(A) the Company advises the Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository and (B) the Company is unable to locate a qualified successor or (ii) the Company at its option advises the Trustee in writing that it elects to terminate the book-entry system through the
Depository,  the  Trustee  shall  notify all  Certificate  Owners,  through  the
Depository,  of the  occurrence  of any such  event and of the  availability  of
Definitive Certificates to Certificate Owners requesting the same. Upon surrender to the Trustee of the Book-Entry Certificates by the Depository, accompanied by registration instructions from the Depository for registration of transfer, the Trustee shall issue the Definitive Certificates. Neither the Company, the Master Servicer nor the Trustee shall be liable for any actions taken by the Depository or its nominee, including, without limitation, any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Company in connection with the issuance of the Definitive Certificates pursuant to this Section 5.01 shall be deemed to be imposed upon and performed by the Trustee, and the Trustee and the Master Servicer shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

  Section 5.02.     Registration of Transfer and Exchange of Certificates.

                  (a) The Trustee shall cause to be kept at one of the offices or agencies to be appointed by the Trustee in accordance with the provisions of
Section 8.12 a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee is initially appointed Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided. The Certificate Registrar, or the Trustee, shall provide the Master Servicer with a certified list of Certificateholders as of each Record Date prior to the related Determination Date.

                  (b) Upon surrender for registration of transfer of any Certificate at any office or agency of the Trustee maintained for such purpose pursuant to Section 8.12 and, in the case of any Class R Certificate, upon satisfaction of the conditions set forth below, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of a like Class and aggregate Percentage Interest.



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



                  (c) At the option of the Certificateholders, Certificates may be exchanged for other Certificates of authorized denominations of a like Class and aggregate Percentage Interest, upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange the Trustee shall execute and the Certificate Registrar shall authenticate and deliver the Certificates of such Class which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Trustee or the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

                  (d) No transfer, sale, pledge or other disposition of a Class R Certificate shall be made unless such transfer, sale, pledge or other disposition is exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with said Act and laws. Except as otherwise provided in this Section 5.02(d), in the event that a transfer of a Class R Certificate is to be made, (i) unless the Company directs the Trustee otherwise, the Trustee shall require a written Opinion of Counsel acceptable to and in form and substance satisfactory to the Trustee and the Company that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said Act and laws or is being made pursuant to said Act and laws, which Opinion of Counsel shall not be an expense of the Trustee, the Trust Fund, the Company or the Master Servicer, and (ii) the Trustee shall require the transferee to execute a representation letter, substantially in the form of Exhibit G hereto, and the Trustee shall require the transferor to execute a representation letter, substantially in the form of Exhibit I hereto, each acceptable to and in form and substance satisfactory to the Company and the Trustee certifying to the Company and the Trustee the facts surrounding such transfer, which representation letters shall not be an expense of the Trustee, the Trust Fund, the Company or the Master Servicer. In lieu of the requirements set forth in the preceding sentence, transfers of Class R Certificates may be made in accordance with this Section 5.02(d) if the prospective transferee of such a Certificate provides the Trustee and the Master Servicer with an investment letter substantially in the form of Exhibit L attached hereto, which investment letter shall not be an expense of the Trustee, the Company, or the Master Servicer, and which investment letter states that, among other things, such transferee (i) is a "qualified institutional buyer" as defined under Rule 144A, acting for its own account or the accounts of other "qualified institutional buyers" as defined under Rule 144A, and (ii) is aware that the proposed transferror intends to rely on the exemption from registration requirements under the 1933 Act provided by Rule 144A. The Holder of a Class R Certificate desiring to effect any transfer, sale, pledge or other disposition shall, and does hereby agree to, indemnify the Trustee, the Company, the Master Servicer and the Certificate Registrar against any liability that may result if the transfer, sale, pledge or other disposition is not so exempt or is not made in accordance with such federal and state laws and this Agreement.

                  (e) In the case of any Class R Certificate presented for registration in the name of an employee benefit plan or other plan subject to the prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code (or comparable provisions of any subsequent enactments) or any Person (including an investment manager, a named fiduciary or a trustee of any such plan) who is using "plan


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



assets" of any such plan to effect such acquisition, the Trustee shall require an Opinion of Counsel acceptable to and in form and substance satisfactory to the Trustee, the Company and the Master Servicer to the effect that the purchase or holding of a Class R Certificate is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, and will not subject the Trustee, the Company or the Master Servicer to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trustee, the Company or the Master Servicer. The Trustee shall require that any prospective transferee of a Class R Certificate provide either a certification to the effect set forth in paragraph six of Exhibit G, which the Trustee may rely upon without further inquiry or investigation, or such certifications as the Trustee may deem desirable or necessary in order to establish that such transferee or the Person in whose name such registration is requested is not an employee benefit plan or other plan subject to the prohibited transaction provisions of ERISA or Section 4975 of the Code, or any Person (including an investment manager, a named fiduciary or a trustee of any such plan) who is using "plan assets" of any such plan to effect such acquisition.

                  (f) (i) Each Person who has or who acquires any Ownership Interest in a Class R Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trustee or its designee under clause (iii)(A) below to deliver payments to a Person other than such Person and to negotiate the terms of any mandatory sale under clause
(iii)(B) below and to execute all instruments of transfer and to do all other things necessary in connection with any such sale. The rights of each Person acquiring any Ownership Interest in a Class R Certificate are expressly subject to the following provisions:

                                    (A) Each  Person  holding or  acquiring  any
                  Ownership Interest in a Class R Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

                                    (B) In connection with any proposed Transfer
                  of any Ownership Interest in a Class R Certificate, the Trustee shall require delivery to it, and shall not register the Transfer of any Class R Certificate until its receipt of,
                  (I) an affidavit and agreement (a "Transfer Affidavit and Agreement," in the form attached hereto as Exhibit G-1) from the proposed Transferee, in form and substance satisfactory to the Master Servicer, representing and warranting, among other things, that it is a Permitted Transferee, that it is not acquiring its Ownership Interest in the Class R Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person who is not a Permitted
                  Transferee, that for so long as it retains its Ownership Interest in a Class R Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of this Section 5.02(f) and agrees to be bound by them, and (II) a certificate, in the form attached hereto as Exhibit G-2, from the Holder wishing to transfer the Class R Certificate, in form and substance satisfactory to the Master Servicer, representing and warranting, among other things, that no purpose of the proposed Transfer is to impede the assessment or collection of tax.


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




                                    (C)   Notwithstanding   the  delivery  of  a
                  Transfer Affidavit and Agreement by a proposed Transferee under clause (B) above, if a Responsible Officer of the Trustee who is assigned to this Agreement has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in a Class R Certificate to such proposed Transferee shall be effected.

                                    (D) Each  Person  holding or  acquiring  any
                  Ownership Interest in a Class R Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to transfer its Ownership Interest in a Class R Certificate and (y) not to transfer its Ownership Interest unless it provides a certificate to the Trustee in the form attached hereto as Exhibit G-2.

                                    (E) Each  Person  holding  or  acquiring  an
                  Ownership Interest in a Class R Certificate, by purchasing an Ownership Interest in such Certificate, agrees to give the Trustee written notice that it is a "pass-through interest holder" within the meaning of Temporary Treasury Regulations
                  Section 1.67- 3T(a)(2)(i)(A) immediately upon acquiring an Ownership Interest in a Class R Certificate, if it is, or is holding an Ownership Interest in a Class R Certificate on behalf of, a "pass-through interest holder."

                           (ii) The Trustee will register the Transfer of any Class R Certificate only if it shall have received the Transfer Affidavit and Agreement, a certificate of the Holder requesting such transfer in the form attached hereto as Exhibit G-2 and all of such other documents as shall have been reasonably required by the Trustee as a condition to such registration. Transfers of the Class R Certificates to Non-United States Persons and Disqualified
         Organizations (as defined in Section 860E(e)(5) of the Code) are prohibited.

                           (iii) (A) If any Disqualified Organization shall become a holder of a Class R Certificate, then the last preceding Permitted Transferee shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such Transfer of such Class R Certificate. If a Non-United States Person shall become a holder of a Class R
         Certificate, then the last preceding United States Person shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such Transfer of such Class R Certificate. If a transfer of a Class R Certificate is disregarded pursuant to the provisions of Treasury Regulations Section 1.860E-1 or Section 1.860G-3, then the last preceding Permitted Transferee shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such Transfer of such Class R Certificate. The Trustee shall be under no liability to any Person for any registration of Transfer of a Class R Certificate that is in fact not permitted by this Section 5.02(f) or for making any payments due on such Certificate to the holder thereof or for taking any other action with respect to such holder under the provisions of this Agreement.



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



                                    (B) If any purported Transferee shall become
                  a Holder of a Class R Certificate in violation of the restrictions in this Section 5.02(f) and to the extent that the retroactive restoration of the rights of the Holder of such Class R Certificate as described in clause (iii)(A) above shall be invalid, illegal or unenforceable, then the Master Servicer shall have the right, without notice to the holder or any prior holder of such Class R Certificate, to sell such Class R Certificate to a purchaser selected by the Master Servicer on such terms as the Master Servicer may choose. Such purported Transferee shall promptly endorse and deliver each Class R Certificate in accordance with the instructions of the Master Servicer. Such purchaser may be the Master Servicer itself or any Affiliate of the Master Servicer. The proceeds of such sale, net of the commissions (which may include commissions payable to the Master Servicer or its Affiliates), expenses and taxes due, if any, will be remitted by the Master Servicer to such purported Transferee. The terms and conditions of any sale under this clause (iii)(B) shall be determined in the sole discretion of the Master Servicer, and the Master Servicer shall not be liable to any Person having an Ownership Interest in a Class R Certificate as a result of its exercise of such discretion.

                           (iv) The Master Servicer, on behalf of the Trustee, shall make available, upon written request from the Trustee, all information necessary to compute any tax imposed (A) as a result of the Transfer of an Ownership Interest in a Class R Certificate to any Person who is a Disqualified Organization, including the information regarding "excess inclusions" of such Class R Certificates required to be provided to the Internal Revenue Service and certain Persons as described in Treasury Regulations Sections 1.860D-1(b)(5) and 1.860E-2(a)(5), and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in Section 1381 of the Code that holds an Ownership Interest in a Class R Certificate having as among its record holders at any time any Person who is a Disqualified Organization. Reasonable compensation for providing such information may be required by the Master Servicer from such Person.

                           (v) The provisions of this Section 5.02(f) set forth prior to this clause (v) may be modified, added to or eliminated, provided that there shall have been delivered to the Trustee the following:

                                    (A)  written  consent  of  the  Insurer  and
                  written notification from each Rating Agency to the effect that the modification, addition to or elimination of such provisions will not cause such Rating Agency to downgrade its then-current ratings, if any, of any Class of the Class A Certificates below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency without taking into account the Policy; and

                                    (B) a  certificate  of the  Master  Servicer
                  stating that the Master Servicer has received an Opinion of Counsel, in form and substance satisfactory to the Master Servicer, to the effect that such modification, addition to or absence


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                  of such  provisions  will not cause the Trust Fund to cease to qualify as a REMIC and will not cause (x) the Trust Fund to be subject to an entity-level tax caused by the Transfer of any Class R Certificate to a Person that is a Disqualified Organization or (y) a Certificateholder or another Person to be subject to a REMIC-related tax caused by the Transfer of a Class R Certificate to a Person that is not a Permitted Transferee.

                  (g) No service charge shall be made for any transfer or exchange of Certificates of any Class, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

     (h) All Certificates surrendered for transfer and exchange shall be destroyed by the Certificate Registrar.

 Section 5.03.     Mutilated, Destroyed, Lost or Stolen Certificates.

                  If (i) any mutilated Certificate is surrendered to the Certificate Registrar, or the Trustee and the Certificate Registrar receive evidence to their satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trustee and the Certificate Registrar such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor, Class and Percentage Interest but bearing a number not contemporaneously outstanding. Upon the issuance of any new Certificate under this Section, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) connected therewith. Any duplicate Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

                  Section 5.04.     Persons Deemed Owners.

                  Prior to due presentation of a Certificate for registration of transfer, the Company, the Master Servicer, the Insurer, the Trustee, the Certificate Registrar and any agent of the Company, the Master Servicer, the Insurer, the Trustee or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.02 and for all other purposes whatsoever, except as and to the extent provided in the definition of "Certificateholder" and in Section 4.08, and neither the Company, the Master Servicer, the Trustee, the Insurer, the Certificate Registrar nor any agent of the Company, the Master Servicer, the Trustee or the Certificate Registrar shall be affected by notice to the contrary except as provided in Section 5.02(f).



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                  Section 5.05.     Appointment of Paying Agent.

                  The Trustee may, with the consent of the Insurer (so long as no Insurer Default exists), which consent shall not be unreasonably withheld, appoint a Paying Agent for the purpose of making distributions to Certificateholders pursuant to Section 4.02. In the event of any such appointment, on or prior to each Distribution Date the Master Servicer on behalf of the Trustee shall deposit or cause to be deposited with the Paying Agent a sum sufficient to make the payments to Certificateholders in the amounts and in the manner provided for in Section 4.02, such sum to be held in trust for the benefit of Certificateholders.

                  The Trustee shall cause each Paying Agent to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee that such Paying Agent will hold all sums held by it for the payment to Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to such Certificateholders. Any sums so held by such Paying Agent shall be held only in Eligible Accounts to the extent such sums are not distributed to the Certificateholders on the date of receipt by such Paying Agent.

                  Section 5.06.     Optional Purchase of Certificates.

                  (a) On any Distribution Date on which the Pool Stated Principal Balance is less than ten percent of the Cut-off Date Principal Balance of the Mortgage Loans, either the Master Servicer or the Company shall have the right, at its option, to purchase the Certificates in whole, but not in part, at a price equal to the outstanding Certificate Principal Balance of the Certificates plus Accrued Certificate Interest thereon for the related Interest Accrual Period and any previously unpaid Accrued Certificate Interest, including any Class A-I Unpaid Interest Shortfalls and Class A-II Unpaid Interest
Shortfalls remaining unpaid on the preceding Distribution Date, together with interest thereon at the related Pass-Through Rate for such Class of Class A Certificates to which such Class A-I Unpaid Interest Shortfalls or Class A-II Unpaid Interest Shortfalls, as applicable, were allocated (as adjusted from time to time, with respect to the Class A-I-1 Certificates and Class A-II Certificates) until the payment of such Class A-I Unpaid Interest Shortfalls or Class A-II Unpaid Interest Shortfalls.

                  (b) The Master Servicer or the Company, as applicable, shall give the Trustee not less than 60 days' prior notice of the Distribution Date on which the Master Servicer or the Company, as applicable, anticipates that it will purchase the Certificates pursuant to Section 5.06(a). Notice of any such purchase, specifying the Distribution Date upon which the Holders may surrender their Certificates to the Trustee for payment in accordance with this Section 5.06, shall be given promptly by the Master Servicer or the Company, as applicable, by letter to Certificateholders (with a copy to the Certificate Registrar, the Insurer and each Rating Agency) mailed not earlier than the 15th day and not later than the 25th day of the month next preceding the month of such final distribution specifying:

                           (i) the Distribution Date upon which purchase of the Certificates is anticipated to be made upon presentation and surrender of such Certificates at the office or agency of the Trustee therein designated,

                           (ii)     the purchase price therefor, if known, and


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




                           (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified.

If either the Master Servicer or the Company gives the notice specified above, the Master Servicer or the Company, as applicable, shall deposit in the Certificate Account before the Distribution Date on which the purchase pursuant to Section 5.06(a) is to be made, in immediately available funds, an amount equal to the purchase price for the Certificates computed as provided above.

                  (c) Upon presentation and surrender of the Certificates to be purchased pursuant to Section 5.06(a) by the Holders thereof, the Trustee shall distribute to such Holders an amount equal to the outstanding Certificate Principal Balance thereof plus the sum of Accrued Certificate Interest thereon for the related Accrual Period and any previously unpaid Accrued Certificate Interest with respect thereto, including any Class A-I Unpaid Interest Shortfalls and Class A-II Unpaid Interest Shortfalls remaining unpaid on the preceding Distribution Date, together with interest thereon at the related Pass-Through Rate for such Class of Class A Certificates to which such Class A-I Unpaid Interest Shortfalls or Class A-II Unpaid Interest Shortfalls, as applicable, were allocated (as adjusted from time to time, with respect to the Class A-I-1 Certificates and Class A-II Certificates) until the payment of such Class A-I Unpaid Interest Shortfalls or Class A-II Unpaid Interest Shortfalls.

                  (d) In the event that any Certificateholders do not surrender their Certificates on or before the Distribution Date on which a purchase pursuant to this Section 5.06 is to be made, the Trustee shall on such date cause all funds in the Certificate Account deposited therein by the Master Servicer or the Company, as applicable, pursuant to Section 5.06(b) to be withdrawn therefrom and deposited in a separate escrow account for the benefit of such Certificateholders, and the Master Servicer or the Company, as applicable, shall give a second written notice to such Certificateholders to surrender their Certificates for payment of the purchase price therefor. If within six months after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee shall take appropriate steps as directed by the Master Servicer or the Company, as applicable, to contact the Holders of such Certificates concerning surrender of their Certificates. The costs and expenses of maintaining the escrow account and of contacting Certificateholders shall be paid out of the assets which remain in the escrow account. If within nine months after the second notice any Certificates shall not have been surrendered for cancellation in accordance with this Section 5.06, the Trustee shall pay to the Master Servicer or the Company, as applicable, all amounts distributable to the Holders thereof and the Master Servicer or the Company, as applicable, shall thereafter hold such amounts until distributed to such Holders. No interest shall accrue or be payable to any Certificateholder on any amount held in the escrow account or by the Master Servicer or the Company, as applicable, as a result of such Certificateholder's failure to surrender its Certificate(s) for payment in accordance with this Section 5.06. Any Certificate that is not surrendered on the Distribution Date on which a purchase pursuant to this Section 5.06 occurs as provided above will be deemed to have been purchased and the Holder as of such date will have no rights with respect thereto except to receive the purchase price therefor minus any costs and expenses associated with such escrow account and notices allocated thereto. Any Certificates so purchased or deemed to have been purchased on such Distribution Date shall


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



remain outstanding hereunder. The Master Servicer or the Company, as applicable, shall be for all purposes the Holder thereof as of such date, subject to any rights of the Insurer hereunder with respect thereto.


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



                                   ARTICLE VI

                       THE COMPANY AND THE MASTER SERVICER

  Section 6.01. Respective Liabilities of the Company and the Master Servicer.

                  The Company and the Master Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by the Company and the Master Servicer herein. By way of illustration and not limitation, the Company is not liable for the servicing and administration of the Mortgage Loans, nor is it obligated by
Section 3.21, 7.01 or 10.01 to assume any obligations of the Master Servicer or to appoint a designee to assume such obligations, nor is it liable for any other obligation hereunder that it may, but is not obligated to, assume unless it elects to assume such obligation in accordance herewith.

     Section 6.02. Merger or Consolidation of the Company or the Master Servicer; Assignment of Rights and Delegation of Duties by Master Servicer.

                  (a) The Company and the Master Servicer will each keep in full effect its existence, rights and franchises as a corporation under the laws of the state of its incorporation, and will each obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

                  (b) Any Person into which the Company or the Master Servicer may be merged or consolidated, or any corporation resulting from any merger or consolidation to which the Company or the Master Servicer shall be a party, or any Person succeeding to the business of the Company or the Master Servicer, shall be the successor of the Company or the Master Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person to the Master Servicer shall be qualified to service mortgage loans on behalf of FNMA or FHLMC; and provided further that each Rating Agency's ratings, if any, of the Class A Certificates (without taking into account the Policy) in effect immediately prior to such merger or consolidation will not be qualified, reduced or withdrawn as a result thereof (as evidenced by a letter to such effect from each Rating Agency).

                  (c)  Notwithstanding  anything  else in this  Section 6.02 and
Section 6.04 to the contrary, the Master Servicer may assign its rights and delegate its duties and obligations under this Agreement; provided that the Person accepting such assignment or delegation shall be a Person which is qualified to service mortgage loans on behalf of FNMA or FHLMC, is reasonably satisfactory to the Trustee, the Insurer and the Company, is willing to service the Mortgage Loans and executes and delivers to the Company, the Insurer and the Trustee an agreement, in form and substance reasonably satisfactory to the Company, the Insurer and the Trustee, which contains an assumption by such Person of the due and punctual performance and


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



observance of each covenant and condition to be performed or observed by the Master Servicer under this Agreement; provided further that each Rating Agency's rating of the Classes of Certificates that have been rated in effect immediately prior to such assignment and delegation will not be qualified, reduced or withdrawn as a result of such assignment and delegation (as evidenced by a letter to such effect from each Rating Agency), without taking into account the Policy. In the case of any such assignment and delegation, the Master Servicer shall be released from its obligations under this Agreement, except that the Master Servicer shall remain liable for all liabilities and obligations incurred by it as Master Servicer hereunder prior to the satisfaction of the conditions to such assignment and delegation set forth in the next preceding sentence.

   Section 6.03. Limitation on Liability of the Company, the Master Servicer and
                                    Others.

                  Neither the Company, the Master Servicer nor any of the directors, officers, employees or agents of the Company or the Master Servicer shall be under any liability to the Trust Fund or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Company, the Master Servicer or any such Person against any breach of warranties or representations made herein or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Company, the Master Servicer and any director, officer, employee or agent of the Company or the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Company, the Master Servicer and any director, officer, employee or agent of the Company or the Master Servicer shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage
Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder.

                  Neither the Company nor the Master Servicer shall be under any obligation to appear in, prosecute or defend any legal or administrative action, proceeding, hearing or examination that is not incidental to its respective duties under this Agreement and which in its opinion may involve it in any expense or liability; provided, however, that the Company or the Master Servicer may in its discretion undertake any such action, proceeding, hearing or examination that it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action, proceeding, hearing or examination and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Company and the Master Servicer shall be entitled to be reimbursed therefor out of amounts attributable to the Mortgage Loans on deposit in the Custodial Account as provided by Section 3.10 and, on the Distribution Date(s) following such reimbursement, the aggregate of such expenses and costs shall be allocated in reduction of the Accrued Certificate Interest on each


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



Class entitled thereto in the same manner as if such expenses and costs constituted a Prepayment Interest Shortfall.

                  Section 6.04.     Company and Master Servicer Not to Resign.

                  Subject to the provisions of Section 6.02, neither the Company nor the Master Servicer shall resign from its respective obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law. Any such determination permitting the resignation of the Company or the Master Servicer shall be evidenced by an Opinion of Counsel (at the expense of the resigning party) to such effect delivered to the Trustee and the Insurer. No such resignation by the Master Servicer shall become effective until the Trustee or a successor servicer reasonably acceptable to the Insurer shall have assumed the Master Servicer's responsibilities and obligations in accordance with Section 7.02.

                                                    ARTICLE VII

                                                      DEFAULT

                  Section 7.01.     Events of Default.

                  Event of Default, wherever used herein, means any one of the following events (whatever reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                  (i) the Master Servicer shall fail to distribute or cause to be distributed to Holders of Certificates of any Class any distribution required to be made under the terms of the Certificates of such Class and this Agreement and, in either case, such failure shall continue unremedied for a period of 5 days after the date upon which written notice of such failure, requiring such failure to be remedied, shall have been given to the Master Servicer by the Trustee, the Insurer or the Company or to the Master Servicer, the Company and the Trustee by the Holders of Certificates of such Class evidencing Percentage Interests aggregating not less than 25%; or

                  (ii) the Master Servicer shall fail to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer contained in the Certificates of any Class or in this Agreement and such failure shall continue unremedied for a period of 30 days (except that such number of days shall be 15 in the case of a failure to pay the premium for any Required Insurance Policy) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee, the Insurer or the Company, or to the Master Servicer, the Company and the Trustee by the Holders of Certificates of any Class evidencing, as to such Class, Percentage Interests aggregating not less than 25%; or



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



                  (iii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or appointing a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

                  (iv) the Master Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings of, or relating to, the Master Servicer or of, or relating to, all or substantially all of the property of the Master Servicer; or

                  (v) the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of, or commence a voluntary case under, any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

                  (vi) the Master Servicer shall notify the Trustee  pursuant to
         Section 4.04(b) that it is unable to deposit in the Certificate Account an amount equal to the Advance.

                  If an Event of Default described in clauses (i)-(v) of this Section shall occur, then, and in each and every such case, so long as such Event of Default shall not have been remedied, either the Company or the Trustee shall at the direction of the Insurer (unless an Insurer Default is continuing) or at the direction of Holders of Certificates entitled to at least 51% of the Voting Rights (which Voting Rights of the Class A Certificateholders may be exercised by the Insurer without the consent of such Holders and may only be exercised by such Holders with the prior written consent of the Insurer so long as there does not exist a failure by the Insurer to make a required payment under the Policy), by notice in writing to the Master Servicer (and to the Company and the Insurer if given by the Trustee or to the Trustee and the Insurer if given by the Company), terminate all of the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof, other than its rights as a Certificateholder hereunder; provided, however, that unless an Insurer Default is continuing the successor to the Master Servicer appointed pursuant to Section 7.02 shall be acceptable to the Insurer and shall have accepted the duties of Master Servicer effective upon the resignation of the Master Servicer. If an Event of Default described in clause (vi) hereof shall occur, the Trustee with the consent of the Insurer shall, by notice to the Master Servicer, the Company and the Insurer, immediately terminate all of the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof, other than its rights as a Certificateholder hereunder as provided in Section 4.04(b). On or after the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates (other than as a Holder thereof) or the Mortgage Loans or otherwise, shall subject to Section 7.02 pass to and be vested in the Trustee or the Trustee's designee appointed pursuant to Section 7.02; and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or


NY1-196367.4
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



accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Master Servicer agrees to cooperate with the Trustee in effecting the termination of the Master Servicer's responsibilities and rights hereunder, including, without limitation, the transfer to the Trustee or its designee for administration by it of all cash amounts which shall at the time be credited to the Custodial Account or the Certificate Account or thereafter be received with respect to the Mortgage Loans. No such termination shall release the Master Servicer for any liability that it would otherwise have hereunder for any act or omission prior to the effective time of such termination.

                  Notwithstanding any termination of the activities of Residential Funding in its capacity as Master Servicer hereunder, Residential Funding shall be entitled to receive, out of any late collection of a Monthly Payment on a Mortgage Loan which was due prior to the notice terminating Residential Funding's rights and obligations as Master Servicer hereunder and received after such notice, that portion to which Residential Funding would have been entitled pursuant to Sections 3.10(a)(ii), (vi) and (vii) as well as its Servicing Fee in respect thereof, and any other amounts payable to Residential Funding hereunder the entitlement to which arose prior to the termination of its activities hereunder. Upon the termination of Residential Funding as Master Servicer hereunder the Company shall deliver to the Trustee a copy of the Program Guide and upon request of the Insurer, a copy of the Program Guide to the Insurer.

       Section 7.02.     Trustee or Company to Act; Appointment of Successor.

                  On and after the time the Master Servicer receives a notice of termination pursuant to Section 7.01 or resigns in accordance with Section 6.04, the Insurer may appoint a successor Master Servicer and if the Insurer fails to do so within 30 days, the Trustee or, upon notice to the Insurer and the Company and with the Company's and the Insurer's consent (which shall not be unreasonably withheld) a designee (which meets the standards set forth below) of the Trustee, shall be the successor in all respects to the Master Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer (except for the responsibilities, duties and liabilities contained in Sections 2.02 and 2.03(a), excluding the duty to notify related Subservicers or Sellers as set forth in such Sections, and its obligations to deposit amounts in respect of losses incurred prior to such notice or termination on the investment of funds in the Custodial Account or the Certificate Account pursuant to Sections 3.07(c) and 4.01(c) by the terms and provisions hereof); provided, however, that any failure to perform such duties or responsibilities caused by the preceding Master Servicer's failure to provide information required by Section 4.04 shall not be considered a default by the Trustee hereunder. As compensation therefor, the Trustee shall be entitled to all funds relating to the Mortgage Loans which the Master Servicer would have been entitled to charge to the Custodial Account or the Certificate Account if the Master Servicer had continued to act hereunder and, in addition, shall be entitled to the income from any Permitted Investments made with amounts attributable to the Mortgage Loans held in the Custodial Account or the Certificate Account. If the Trustee has become the successor to the Master Servicer in accordance with Section 6.04 or Section 7.01, then notwithstanding the above, the Insurer may appoint a successor Master Servicer and if the Insurer fails to do so within 30 days, the Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act, appoint, or petition a


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court of competent  jurisdiction to appoint,  any  established  housing and home finance institution, which is also a FNMA- or FHLMC-approved mortgage servicing institution, having a net worth of not less than $10,000,000 as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder. Pending appointment of a successor to the Master Servicer hereunder, the Trustee shall become successor to the Master Servicer and shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the initial Master Servicer hereunder. The Company, the Trustee, the Custodian and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. The Servicing Fee for any successor Master Servicer appointed pursuant to this Section 7.02 will be lowered with respect to those Mortgage Loans, if any, where the Subservicing Fee accrues at a rate of less than 0.50% per annum in the event that the successor Master Servicer is not servicing such Mortgage Loans directly and it is necessary to raise the related Subservicing Fee to a rate of 0.50% per annum in order to hire a Subservicer with respect to such Mortgage Loans.

                  Section 7.03.     Notification to Certificateholders.

                  (a) Upon any such termination or appointment of a successor to the Master Servicer, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register and the Insurer.

                  (b) Within 60 days after the occurrence of any Event of Default, the Trustee shall transmit by mail to all Holders of Certificates and to the Insurer notice of each such Event of Default hereunder known to the Trustee, unless such Event of Default shall have been cured or waived as provided in Section 7.04 hereof.

                  Section 7.04.     Waiver of Events of Default.

                  The Insurer or the Holders representing at least 66% of the Voting Rights of Certificates affected by a default or Event of Default hereunder may waive any default or Event of Default, with the written consent of the Insurer, which consent shall not be unreasonably withheld; provided, however, that (a) a default or Event of Default under clause (i) of Section 7.01 may be waived, with the written consent of the Insurer, only by all of the Holders of Certificates affected by such default or Event of Default (which Voting Rights of the Class A Certificateholders may be exercised by the Insurer without the consent of such Holders and may only be exercised by such Holders with the prior written consent of the Insurer so long as there does not exist a failure by the Insurer to make a required payment under the Policy) and (b) no waiver pursuant to this Section 7.04 shall affect the Holders of Certificates in the manner set forth in Section 11.01(b)(i), (ii) or (iii). Upon any such waiver of a default or Event of Default by the Insurer or the Holders representing the requisite percentage of Voting Rights of Certificates affected by such default or Event of Default with the consent of the Insurer, which consent shall not be unreasonably withheld, such default or Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. No such waiver shall


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



extend to any subsequent or other default or Event of Default or impair any right consequent thereon except to the extent expressly so waived.

                  Section 7.05. Trigger Events; Removal of Master Servicer.

                  (a) Upon determination by the Insurer that a Trigger Event has occurred, the Insurer shall give notice of such Trigger Event to the Master Servicer, the Company, the Trustee and to each Rating Agency.

                  (b) At any time after such determination and while a Trigger Event is continuing, the Insurer may direct the Trustee to remove the Master Servicer if the Insurer makes a determination that the manner of master servicing was a factor contributing to the size of the delinquencies or losses incurred in the Trust Fund.

                  (c) Upon receipt of directions to remove the Master Servicer pursuant to the preceding clause (b), the Trustee shall notify the Master Servicer that it has been terminated and the Master Servicer shall be terminated in the same manner as specified in Sections 7.01 and 7.02.

                  (d) After notice of occurrence of a Trigger Event has been given and while a Trigger Event is continuing, until and unless the Master Servicer has been removed as provided in clause (b), the Master Servicer covenants and agrees to act as the Master Servicer for a term from the occurrence of the Trigger Event to the end of the calendar quarter in which such Trigger Event occurs, which term may at the Insurer's discretion be extended by notice to the Trustee for successive terms of three (3) calendar months each, until the termination of the Trust Fund. The Master Servicer will, upon the receipt of each such notice of extension (a "Master Servicer Extension Notice") become bound for the duration of the term covered by such Master Servicer Extension Notice to continue as Master Servicer subject to and in accordance with this Agreement. If, as of the fifteenth (15th) day prior to the last day of any term as the Master Servicer, the Trustee shall not have received any Master Servicer Extension Notice from the Insurer, the Trustee shall, within five (5) days thereafter, give written notice of such nonreceipt to the Insurer and the Master Servicer. If any such term expires without a Master Servicer Extension Notice then the Trustee shall act as Master Servicer as provided in Section 7.02.

                  (e) No provision of this Section 7.05 shall have the effect of limiting the rights of the Company, the Trustee, the Certificateholders or the Insurer under Section 7.01.




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                                                   ARTICLE VIII

                                              CONCERNING THE TRUSTEE

                  Section 8.01.     Duties of Trustee.

                  (a) The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs.

                  (b)   The   Trustee,   upon   receipt   of  all   resolutions,
certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement. The Trustee shall notify the Insurer and the Certificateholders of any such documents which do not materially conform to the requirements of this Agreement in the event that the Trustee, after so requesting, does not receive satisfactorily corrected documents.

                  The Trustee shall forward or cause to be forwarded in a timely fashion the notices, reports and statements required to be forwarded by the Trustee pursuant to Sections 4.03, 4.06, 7.03, and 10.01. The Trustee shall furnish in a timely fashion to the Master Servicer such information as the Master Servicer may reasonably request from time to time for the Master Servicer to fulfill its duties as set forth in this Agreement and the Trustee shall furnish in a timely fashion to the Insurer such information as the Insurer may reasonably request from time to time for the Insurer to protect its interests and to fulfill its duties as set forth in the Policy. The Trustee covenants and agrees that it shall perform its obligations hereunder in a manner so as to maintain the status of the Trust Fund as a REMIC under the REMIC Provisions and to prevent the imposition of any federal, state or local income, prohibited transaction, contribution or other tax on the Trust Fund to the extent that maintaining such status and avoiding such taxes are reasonably within the control of the Trustee and are reasonably within the scope of its duties under this Agreement.

                  (c) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

                           (i) Prior to the occurrence of an Event of Default, and after the curing or waiver of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth


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



         of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee by the Company or the Master Servicer and which on their face, do not contradict the requirements of this Agreement;

                      (ii) The Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

                     (iii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Insurer or the Certificateholders holding Certificates which evidence, Percentage Interests aggregating not less than 25% of the affected classes as to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement;

                      (iv) The Trustee shall not be charged with knowledge of any default (other than a default in payment to the Trustee) specified in clauses (i) and (ii) of Section 7.01 or an Event of Default under clauses (iii), (iv) and (v) of Section 7.01 unless a Responsible Officer of the Trustee assigned to and working in the Corporate Trust Office obtains actual knowledge of such failure or event or the Trustee receives written notice of such failure or event at its Corporate Trust Office from the Master Servicer, the Insurer, the Company or any Certificateholder; and

                     (v) Except to the extent provided in Section 7.02, no provision in this Agreement shall require the Trustee to expend or risk its own funds (including, without limitation, the making of any Advance) or otherwise incur any personal financial liability in the performance of any of its duties as Trustee hereunder, or in the exercise of any of its rights or powers, if the Trustee shall have reasonable grounds for believing that repayment of funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                  (d) The Trustee shall timely pay, from its own funds, the amount of any and all federal, state and local taxes imposed on the Trust Fund or its assets or transactions including, without limitation, (A) "prohibited transaction" penalty taxes as defined in Section 860F of the Code, if, when and as the same shall be due and payable, (B) any tax on contributions to a REMIC after the Closing Date imposed by Section 860G(d) of the Code and (C) any tax on "net income from foreclosure property" as defined in Section 860G(c) of the Code, but only if such taxes arise out of a breach by the Trustee of its obligations hereunder, which breach constitutes negligence or willful misconduct of the Trustee.


                  (e) No provision in this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur any personal financial liability in connection with the enforcement of the Policy, or in the exercise of any of its rights or powers thereunder, if the Trustee shall have reasonable grounds for believing that repayment of funds or adequate indemnity against such risk or liability is not reasonably assured to it.



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



                  Section 8.02.     Certain Matters Affecting the Trustee.

                  (a)      Except as otherwise provided in Section 8.01:

                           (i) The Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                           (ii) The Trustee may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

                           (iii) The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders or the Insurer, pursuant to the provisions of this Agreement, unless such Certificateholders or the Insurer shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby and the Insurer has given its consent; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default (which has not been cured), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs;

                           (iv) The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

                           (v) Prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by the Insurer or Holders of Certificates of any Class evidencing, as to such Class, Percentage Interests, aggregating not less than 50% with the written consent of the Insurer; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to so proceeding. The reasonable expense of every such examination shall be paid by the Master Servicer, if an Event of Default shall have occurred and is continuing, and otherwise by the Certificateholder or the Insurer requesting the investigation;


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




                           (vi) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys provided that the Trustee shall remain liable for any acts of such agents or attorneys; and

                           (vii) To the extent authorized under the Code and the regulations promulgated thereunder, each Holder of a Class R Certificate hereby irrevocably appoints and authorizes the Trustee to be its attorney-in-fact for purposes of signing any Tax Returns required to be filed on behalf of the Trust Fund. The Trustee shall sign on behalf of the Trust Fund and deliver to the Master Servicer in a timely manner any Tax Returns prepared by or on behalf of the Master Servicer that the Trustee is required to sign as determined by the Master Servicer pursuant to applicable federal, state or local tax laws, provided that the Master Servicer shall indemnify the Trustee for signing any such Tax Returns that contain errors or omissions.

                  (b) Following the issuance of the Certificates, the Trustee shall not accept any contribution of assets to the Trust Fund unless it shall have obtained or been furnished with an Opinion of Counsel to the effect that such contribution will not (i) cause the Trust Fund to fail to qualify as a REMIC at any time that any Certificates are outstanding or (ii) cause the Trust Fund to be subject to any federal tax as a result of such contribution (including the imposition of any federal tax on "prohibited transactions" imposed under Section 860F(a) of the Code).

  Section 8.03.     Trustee Not Liable for Certificates or Mortgage Loans.

                  The recitals contained herein and in the Certificates (other than the execution of the Certificates and relating to the acceptance and receipt of the Mortgage Loans) shall be taken as the statements of the Company or the Master Servicer as the case may be, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates (except that the Certificates shall be duly and validly executed and authenticated by it as Certificate Registrar) or of any Mortgage Loan or related document. Except as otherwise provided herein, the Trustee shall not be accountable for the use or application by the Company or the Master Servicer of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Company or the Master Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Custodial Account or the Certificate Account by the Company or the Master Servicer.

                  Section 8.04.     Trustee May Own Certificates.

                  The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee.



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



  Section 8.05.     Master Servicer to Pay Trustee's Fees and Expenses;
                                    Indemnification.

                  (a) The Master Servicer covenants and agrees to pay to the Trustee and any co-trustee from time to time, and the Trustee and any co-trustee shall be entitled to, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by each of them in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee and any co-trustee, and the Master Servicer will pay or reimburse the Trustee and any co-trustee upon request for all reasonable expenses, disbursements and advances incurred or made by the Trustee or any co-trustee in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ, and the expenses incurred by the Trustee or any co-trustee in connection with the appointment of an office or agency pursuant to Section 8.12) except any such expense, disbursement or advance as may arise from its negligence or bad faith.

                  (b) The Master Servicer agrees to indemnify the Trustee for, and to hold the Trustee harmless against, any loss, liability or expense incurred without negligence or willful misconduct on its part, arising out of, or in connection with, the acceptance and administration of the Trust Fund, including the costs and expenses (including reasonable legal fees and expenses) of defending itself against any claim in connection with the exercise or performance of any of its powers or duties under this Agreement, provided that:

                         (i) with respect to any such claim, the Trustee shall have given the Master Servicer written notice thereof promptly after the Trustee shall have actual knowledge thereof;

                        (ii) while maintaining control over its own defense, the Trustee shall cooperate and consult fully with the Master Servicer in preparing such defense; and

                       (iii) notwithstanding anything in this Agreement to the contrary, the Master Servicer shall not be liable for settlement of any claim by the Trustee entered into without the prior consent of the Master Servicer which consent shall not be unreasonably withheld.

No termination of this Agreement  shall affect the  obligations  created by this
Section 8.05(b) of the Master Servicer to indemnify the Trustee under the conditions and to the extent set forth herein.

                  Notwithstanding the foregoing, the indemnification provided by the Master Servicer in this Section 8.05(b) shall not pertain to any loss, liability or expense of the Trustee, including the costs and expenses of defending itself against any claim, incurred in connection with any actions taken by the Trustee at the direction of Certificateholders pursuant to the terms of this Agreement.



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



                  Section 8.06.     Eligibility Requirements for Trustee.

                  The Trustee hereunder shall at all times be a national banking association or a New York banking corporation having its principal office in a state and city acceptable to the Company and the Insurer and organized and doing business under the laws of such state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority. If such corporation or national banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07.

                  Section 8.07.     Resignation and Removal of the Trustee.

                  (a) The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Company and the Insurer. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee acceptable to the Insurer by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, then the Insurer may appoint a successor trustee and if the Insurer fails to do so within 30 days, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

                  (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Insurer or the Company with the consent of the Insurer, which consent shall not be unreasonably withheld, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Insurer or the Company with the consent of the Insurer, which consent shall not be unreasonably withheld, may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee. In addition, in the event that the Insurer or the Company determines that the Trustee has failed (i) to make a claim available under the Policy or failed to distribute or cause to be distributed to Certificateholders any amount required to be distributed hereunder (including any Insured Amount), if such amount is held by the Trustee or its Paying Agent (other than the Master Servicer or the Company) for distribution or (ii) to otherwise observe or perform in any material respect any of its covenants, agreements or obligations hereunder, and such failure shall continue unremedied for a period of 5 days (in respect of clause (i) above) or 30 days (in respect of clause (ii) above) after the date on which written notice of such failure, requiring that the same be remedied, shall have been given to the Trustee by the Company or the Insurer, then the Insurer or the Company with the consent of the Insurer, which consent shall not be unreasonably


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withheld,  may remove the Trustee  and  appoint a  successor  trustee by written instrument delivered as provided in the preceding sentence. In connection with the appointment of a successor trustee pursuant to the preceding sentence, the Company shall, on or before the date on which any such appointment becomes effective, obtain from each Rating Agency written confirmation that the appointment of any such successor trustee will not result in the reduction of the ratings on any class of the Certificates below the lesser of the then current or original ratings on such Certificates, without taking into account the Policy.

                  (c) During the continuance of an Insurer Default, the Holders of Certificates entitled to at least 51% of the Voting Rights may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Company, one complete set to the Trustee so removed and one complete set to the successor so appointed.

                  (d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor trustee as provided in Section 8.08.

                  Section 8.08.     Successor Trustee.

                  (a) Any  successor  trustee  appointed  as provided in Section
8.07 shall execute, acknowledge and deliver to the Company and the Insurer and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The predecessor trustee shall deliver to the successor trustee all Mortgage Files and related documents and statements held by it hereunder (other than any Mortgage Files at the time held by a Custodian, which shall become the agent of any successor trustee hereunder), and the Company, the Master Servicer and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations.

                  (b) No successor trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.06.

                  (c) Upon acceptance of appointment by a successor trustee as provided in this Section, the Company shall mail notice of the succession of such trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register. If the Company fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Company.



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                  Section 8.09.     Merger or Consolidation of Trustee.

                  Any corporation or national banking association into which the Trustee may be merged or converted or with which it may be consolidated or any corporation or national banking association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or national banking association succeeding to the business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation or national banking association shall be eligible under the provisions of Section 8.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. The Trustee shall mail notice of any such merger or consolidation to the Certificateholders at their address as shown in the Certificate Register.

   Section 8.10.     Appointment of Co-Trustee or Separate Trustee.

                  (a) Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. If the Master Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.08 hereof.

                  (b) In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10 all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee, and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

                  (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be


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provided therein, subject to all the provisions of this Agreement,  specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

                  (d) Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

                  Section 8.11.     Appointment of Custodians.

                  The Trustee may, with the consent of the Master Servicer, the Insurer and the Company, appoint one or more Custodians who are not Affiliates of the Company, the Master Servicer or any Seller to hold all or a portion of the Mortgage Files as agent for the Trustee, by entering into a Custodial Agreement. Subject to Article VIII, the Trustee agrees to comply with the terms of each Custodial Agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders. Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall have a combined capital and surplus of at least $15,000,000 and shall be qualified to do business in the jurisdiction in which it holds any
Mortgage  File.  Each  Custodial  Agreement  may be amended  only as provided in
Section 11.01. The Trustee shall notify the Certificateholders of the appointment of any Custodian (other than the Custodian appointed as of the Closing Date) pursuant to this Section 8.11.

                  Section 8.12.     Appointment of Office or Agency.

                  The Trustee will maintain an office or agency in the City of New York where Certificates may be surrendered for registration of transfer or exchange. The Trustee initially designates its offices located at 14 Wall Street, 8th Floor, New York, New York 10005 for the purpose of keeping the Certificate Register. The Trustee will maintain an office at the address stated in Section 11.05(c) hereof where notices and demands to or upon the Trustee in respect of this Agreement may be served.

                                                    ARTICLE IX

                                                    TERMINATION

 Section 9.01. Termination Upon Purchase by the Master Servicer or the Company or Liquidation of All Mortgage Loans.

                  (a) Subject to Section 9.02, the respective obligations and responsibilities of the Company, the Master Servicer and the Trustee created hereby in respect of the Certificates (other than the obligation of the Trustee to make certain payments after the Final Distribution Date to Certificateholders and the obligation of the Company to send certain notices as


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



hereinafter set forth) shall terminate upon the last action required to be taken by the Trustee on the Final Distribution Date pursuant to this Article IX following the earlier of:

                           (i) the later of the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan, or

                           (ii) the purchase by the Master Servicer or the Company of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund (other than the Policy) at a price equal to 100% of the unpaid principal balance of each Mortgage Loan (or, if less than such unpaid principal balance, the fair market value of the related underlying property of such Mortgage Loan with respect to Mortgage Loans as to which title has been acquired if such fair market value is less than such unpaid principal balance) (net of any unreimbursed Advances attributable to principal) on the day of repurchase, plus accrued interest thereon at the Net Mortgage Rate plus the Policy Premium Rate to, but not including, the first day of the month in which such repurchase price is distributed, plus the sum of
         (A) any Class A-I Unpaid Interest Shortfalls and any Class A-II Unpaid Interest Shortfalls remaining unpaid from prior Distribution Dates, together with interest thereon at the related Pass-Through Rate for such Class of Class A Certificates to which such Class A-I Unpaid Interest Shortfalls or Class A-II Unpaid Interest Shortfalls, as applicable, were allocated (as adjusted from time to time, with respect to the Class A-I-1 Certificates and Class A-II Certificates) until the payment of such Class A-I Unpaid Interest Shortfalls or Class A-II Unpaid Interest Shortfalls and (B) any amounts due to the Insurer under the Insurance Agreement; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof and provided further that the purchase price set forth above shall be increased as is necessary, as determined by the Master Servicer, to avoid disqualification of the Trust Fund as a REMIC.

                  The right of the Master Servicer or the Company to purchase all the assets of the Trust Fund pursuant to clause (ii) above is conditioned upon the Pool Stated Principal Balance as of the Final Distribution Date being less than ten percent of the Cut-off Date Principal Balance of the Mortgage Loans. If such right is exercised by the Master Servicer, the Master Servicer shall be deemed to have been reimbursed for the full amount of any unreimbursed Advances theretofore made by it with respect to the Mortgage Loans. In addition, the Master Servicer or the Company, as applicable, shall provide to the Trustee the certification required by Section 3.15 and the Trustee and any Custodian shall, promptly following payment of the purchase price, release to the Master Servicer or the Company, as applicable, the Mortgage Files pertaining to the Mortgage Loans being purchased. No purchase pursuant to clause (ii) is permitted if it would result in a draw on the Policy unless the Insurer consents in writing.

                  (b) The Master Servicer or, in the case of a final distribution as a result of the exercise by the Company of its right to purchase the assets of the Trust Fund, the Company, shall give the Trustee and the Insurer not less than 60 days' prior notice of the Distribution Date


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



on which the Master Servicer or the Company, as applicable, anticipates that the final distribution will be made to Certificateholders (whether as a result of the exercise by the Master Servicer or the Company of its right to purchase the assets of the Trust Fund or otherwise). Notice of any termination, specifying the anticipated Final Distribution Date (which shall be a date that would otherwise  be  a  Distribution  Date)  upon  which  the  Certificateholders  may surrender their Certificates to the Trustee for payment of the final distribution and cancellation, shall be given promptly by the Master Servicer or the Company, as applicable (if it is exercising its right to purchase the assets of the Trust Fund), or by the Trustee (in any other case) by letter to Certificateholders mailed not earlier than the 15th day and not later than the 25th day of the month next preceding the month of such final distribution specifying:

                           (i) the anticipated Final Distribution Date upon which final payment of the Certificates is anticipated to be made upon presentation and surrender of Certificates at the office or agency of the Trustee therein designated,

      (ii)     the amount of any such final payment, if known, and

                           (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, and that payment will be made only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified.

If the Master Servicer or the Company, as applicable, is obligated to give notice to Certificateholders as aforesaid, it shall give such notice to the Certificate Registrar at the time such notice is given to Certificateholders. In the event such notice is given by the Master Servicer or the Company, the Master Servicer or the Company, as applicable, shall deposit in the Certificate Account before the Final Distribution Date in immediately available funds an amount equal to the purchase price for the assets of the Trust Fund computed as above provided.

                  (c) Upon presentation and surrender of the Certificates by the
Certificateholders, the Trustee shall distribute to the Certificateholders and to the Insurer (i) the amount otherwise distributable on such Distribution Date, if not in connection with the Master Servicer's or the Company's election to repurchase, or (ii) if the Master Servicer or the Company elected to so repurchase, an amount determined as follows: (A) with respect to each Certificate the outstanding Certificate Principal Balance thereof, plus Accrued Certificate Interest thereon for the related Interest Accrual Period and any previously unpaid Accrued Certificate Interest, including any Class A-I Unpaid Interest Shortfalls and Class A-II Unpaid Interest Shortfalls remaining unpaid on the preceding Distribution Date, together with interest thereon at the related Pass-Through Rate for such Class of Class A Certificates to which such Class A-I Unpaid Interest Shortfalls or Class A-II Unpaid Interest Shortfalls, as applicable, were allocated (as adjusted from time to time, with respect to the Class A-I-1 Certificates and Class A-II Certificates) until the payment of such Class A-I Unpaid Interest Shortfalls or Class A-II Unpaid Interest Shortfalls, subject to the priority set forth in Section 4.02(a), and (B) with respect to the Class R Certificates, any excess of the amounts available for distribution (including the repurchase price specified in clause (ii) of subsection (a) of this Section) over the total amount distributed under the immediately preceding clause (A) and (C) with respect to the Insurer, any amounts owed to it pursuant to the Insurance Agreement.



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



                  (d) In the event that any Certificateholders shall not surrender their Certificates for final payment and cancellation on or before the Final Distribution Date, the Trustee shall on such date cause all funds in the Certificate Account not distributed in final distribution to Certificateholders to be withdrawn therefrom and credited to the remaining Certificateholders by depositing such funds in a separate escrow account for the benefit of such Certificateholders, and the Master Servicer or the Company, as applicable (if it exercised its right to purchase the assets of the Trust Fund), or the Trustee (in any other case) shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six months after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee shall take appropriate steps as directed by the Master Servicer or the Company, as applicable, to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining the escrow account and of contacting Certificateholders shall be paid out of the assets which remain in the escrow account. If within nine months after the second notice any Certificates shall not have been surrendered for cancellation, the Trustee shall pay to the Master Servicer or the Company, as applicable, all amounts distributable to the holders thereof and the Master Servicer or the Company, as applicable, shall thereafter hold such amounts until distributed to such holders. No interest shall accrue or be payable to any Certificateholder on any amount held in the escrow account or by the Master Servicer or the Company, as applicable, as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 9.01 and the Certificateholders shall look only to the Master Servicer for such payment.

                  Section 9.02.     Additional Termination Requirements.

                  (a) The Trust Fund shall be terminated in accordance  with the following additional requirements, unless the Trustee and the Master Servicer have received an Opinion of Counsel (which Opinion of Counsel shall not be an expense of the Trustee or the Insurer) to the effect that the failure of the Trust Fund to comply with the requirements of this Section 9.02 will not (i) result in the imposition on the Trust Fund of taxes on "prohibited transactions," as described in Section 860F of the Code, or (ii) cause the Trust Fund to fail to qualify as a REMIC at any time that any Certificate is outstanding:

                           (i) The Master Servicer shall establish a 90-day liquidation period for the Trust Fund and specify the first day of such period in a statement attached to the Trust Fund's final Tax Return pursuant to Treasury regulations Section 1.860F-1. The Master Servicer also shall satisfy all of the requirements of a qualified liquidation for the Trust Fund under Section 860F of the Code and the regulations thereunder;

                           (ii) The Master Servicer shall notify the Trustee at the commencement of such 90-day liquidation period and, at or prior to the time of making of the final payment on the Certificates, the Trustee shall sell or otherwise dispose of all of the remaining assets of the Trust Fund in accordance with the terms hereof; and

                           (iii) If the Master Servicer is exercising its right to purchase the assets of the Trust Fund, the Master Servicer shall, during the 90-day liquidation period and at or prior to the Final Distribution Date, purchase all of the assets of the Trust Fund for


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



         cash; provided, however, that in the event that a calendar quarter ends after the commencement of the 90-day liquidation period but prior to the Final Distribution Date, the Master Servicer shall not purchase any of the assets of the Trust Fund prior to the close of that calendar quarter.

                  (b) Each Holder of a Certificate and the Trustee hereby irrevocably approves and appoints the Master Servicer as its attorney-in-fact to adopt a plan of complete liquidation for the Trust Fund at the expense of the Trust Fund in accordance with the terms and conditions of this Agreement.

                                                     ARTICLE X

                                                 REMIC PROVISIONS

                  Section 10.01 REMIC Administration.

                  (a) The REMIC Administrator shall make an election to treat the Trust Fund as a REMIC under the Code and, if necessary, under applicable state law. Such election will be made on Form 1066 or other appropriate federal tax or information return (including Form 8811) or any appropriate state return for the taxable year ending on the last day of the calendar year in which the Certificates are issued. For the purposes of the REMIC election in respect of the Trust Fund, the Class A Certificates shall be designated as the "regular interests" and the Class R Certificates shall be designated as the sole class of "residual interests" in the REMIC. The REMIC Administrator and the Trustee shall not permit the creation of any "interests" (within the meaning of Section 860G of the Code) in the REMIC other than the Certificates.

                  (b) The Closing Date is hereby designated as the "startup day" of the Trust Fund within the meaning of Section 860G(a)(9) of the Code.

                  (c) The REMIC Administrator shall hold a Class R Certificate representing a 0.01% Percentage Interest of the Class R Certificates and shall be designated as the "tax matters person" with respect to the REMIC in the manner provided under Treasury regulations section 1.860F-4(d) and temporary Treasury regulations section 301.6231(a)(7)-1T. The REMIC Administrator, as tax matters person, shall (i) act on behalf of the REMIC in relation to any tax matter or controversy involving the Trust Fund and (ii) represent the Trust Fund in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority with respect thereto. The legal expenses, including without limitation attorneys' or accountants' fees, and costs of any such proceeding and any liability resulting therefrom shall be expenses of the Trust Fund and the REMIC Administrator shall be entitled to reimbursement therefor out of amounts attributable to the Mortgage Loans on deposit in the Custodial Account as provided by Section 3.10 unless such legal expenses and costs are incurred by reason of the REMIC Administrator's willful misfeasance, bad faith or gross negligence. If the REMIC Administrator is no longer the Master Servicer hereunder, at its option the REMIC Administrator may continue its duties as REMIC Administrator and shall be paid reasonable compensation not to exceed $3,000 per year by any successor Master Servicer hereunder for so acting as the REMIC Administrator.



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



                  (d) The REMIC Administrator shall prepare or cause to be prepared all of the Tax Returns that it determines are required with respect to the REMIC created hereunder and deliver such Tax Returns in a timely manner to the Trustee and the Trustee shall sign and file such Tax Returns in a timely manner. The expenses of preparing such returns shall be borne by the REMIC Administrator without any right of reimbursement therefor. The REMIC Administrator agrees to indemnify and hold harmless the Trustee with respect to any tax or liability arising from the Trustee's signing of Tax Returns that contain errors or omissions. The Trustee and Master Servicer shall promptly provide the REMIC Administrator with such information as the REMIC Administrator may from time to time request for the purpose of enabling the REMIC Administrator to prepare Tax Returns.

                  (e) The REMIC Administrator shall provide (i) to any Transferor of a Class R Certificate such information as is necessary for the application of any tax relating to the transfer of a Class R Certificate to any Person who is not a Permitted Transferee, (ii) to the Trustee and the Trustee shall forward to the Certificateholders such information or reports as are required by the Code or the REMIC Provisions including reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption) and (iii) to the Internal Revenue Service the name, title, address and telephone number of the person who will serve as the representative of the REMIC.

                  (f) The Master Servicer and the REMIC Administrator shall take such actions and shall cause the REMIC created hereunder to take such actions as are reasonably within the Master Servicer's or the REMIC Administrator's control and the scope of its duties more specifically set forth herein as shall be necessary or desirable to maintain the status thereof as a REMIC under the REMIC Provisions (and the Trustee shall assist the Master Servicer and the REMIC Administrator, to the extent reasonably requested by the Master Servicer and the REMIC Administrator to do so). In performing their duties as more specifically set forth herein, the Master Servicer and the REMIC Administrator shall not knowingly or intentionally take any action, cause the Trust Fund to take any action or fail to take (or fail to cause to be taken) any action reasonably within their respective control and the scope of duties more specifically set forth herein, that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of the REMIC as a REMIC or (ii) result in the imposition of a tax upon the REMIC (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the
Code) (either such event, in the absence of an Opinion of Counsel or the indemnification referred to in this sentence, an "Adverse REMIC Event") unless the Master Servicer or the REMIC Administrator, as applicable, has received an Opinion of Counsel (at the expense of the party seeking to take such action or, if such party fails to pay such expense, and the Master Servicer or the REMIC Administrator, as applicable, determines that taking such action is in the best interest of the Trust Fund and the Certificateholders and is not adverse to the interests of the Insurer, at the expense of the Trust Fund, but in no event at the expense of the Master Servicer, the REMIC Administrator or the Trustee) to the effect that the contemplated action will not, with respect to the REMIC created hereunder, endanger such status or, unless the Master Servicer or the REMIC Administrator or both, as applicable, determine in its or their sole discretion to indemnify the Trust Fund against the imposition of such a tax, result in the imposition of such a tax. Wherever in this Agreement a contemplated action may not be taken because the timing of such action might result in the imposition of a tax on the Trust Fund, or


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may only be taken  pursuant to an Opinion of Counsel  that such action would not impose a tax on the Trust Fund, such action may nonetheless be taken provided that the indemnity given in the preceding sentence with respect to any taxes that might be imposed on the Trust Fund has been given and that all other preconditions to the taking of such action have been satisfied. The Trustee shall not take or fail to take any action (whether or not authorized hereunder) as to which the Master Servicer or the REMIC Administrator, as applicable, has advised it in writing that it has received an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action. In addition, prior to taking any action with respect to the REMIC or its assets, or causing the REMIC to take any action, which is not expressly permitted under the terms of this Agreement, the Trustee will consult with the Master Servicer or the REMIC Administrator, as applicable, or its designee, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to the REMIC and the Trustee shall not take any such action or cause the REMIC to take any such action as to which the Master Servicer or the REMIC Administrator, as applicable, has advised it in writing that an Adverse REMIC
Event  could  occur.  The  Master  Servicer  or  the  REMIC  Administrator,   as
applicable, may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not expressly permitted by this Agreement, but in no event at the expense of the Master Servicer or the REMIC Administrator. At all times as may be required by the Code, the Master Servicer or the REMIC Administrator, as applicable, will to the extent within its control and the scope of its duties more specifically set forth herein, maintain substantially all of the assets of the REMIC as "qualified mortgages" as defined in Section 860G(a)(3) of the Code and "permitted investments" as defined in Section 860G(a)(5) of the Code.

                  (g) In the event that any tax is imposed on "prohibited transactions" of the REMIC created hereunder as defined in Section 860F(a)(2) of the Code, on "net income from foreclosure property" of the REMIC as defined in
Section 860G(c) of the Code, on any contributions to the REMIC after the startup day therefor pursuant to Section 860G(d) of the Code, or any other tax imposed by the Code or any applicable provisions of state or local tax laws, such tax shall be charged (i) to the Master Servicer, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under this Agreement or the Master Servicer has in its sole discretion determined to indemnify the Trust Fund against such tax, (ii) to the Trustee, if such tax arises out of or results from a breach by the Trustee of any of its obligations under this Article X, or (iii) otherwise against amounts on deposit in the Custodial Account as provided by Section 3.10 and on the Distribution Date(s) following such reimbursement the aggregate of such taxes shall be allocated in reduction of the Accrued Certificate Interest on each Class entitled thereto in the same manner as if such taxes constituted a Prepayment Interest Shortfall.

                  (h) The Trustee and the Master Servicer shall, for federal income tax purposes, maintain books and records with respect to the REMIC on a calendar year and on an accrual basis or as otherwise may be required by the REMIC Provisions.

                  (i) Following the startup day, neither the Master Servicer nor the Trustee shall accept any contributions of assets to the REMIC unless (subject to Section 10.01(f)) the Master Servicer and the Trustee shall have received an Opinion of Counsel (at the expense of the party seeking to make such contribution) to the effect that the inclusion of such assets in the REMIC


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will not cause the Trust Fund to fail to qualify as a REMIC at any time that any
Certificates are outstanding or subject the REMIC to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

                  (j) Neither the Master Servicer nor the Trustee shall (subject to Section 10.01(f)) enter into any arrangement by which the REMIC will receive a fee or other compensation for services nor permit the REMIC to receive any income from assets other than "qualified mortgages" as defined in Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code.

                  (k) Solely for the purposes of Section 1.860G-1(a)(4)(iii) of the Treasury Regulations, the "latest possible maturity date" by which the Certificate Principal Balance of each Class of Certificates representing a regular interest in the REMIC would be reduced to zero is April 25, 2027, which is the Distribution Date immediately following the latest scheduled maturity of any Mortgage Loan.

                  (l) Within 30 days after the Closing Date, the REMIC Administrator shall prepare and file with the Internal Revenue Service Form 8811, "Information Return for Real Estate Mortgage Investment Conduits (REMIC) and Issuers of Collateralized Debt Obligations" for the REMIC.

                  (m) Neither the Trustee nor the Master Servicer shall sell, dispose of or substitute for any of the Mortgage Loans (except in connection with (i) the default, imminent default or foreclosure of a Mortgage Loan, including but not limited to, the acquisition or sale of a Mortgaged Property acquired by deed in lieu of foreclosure, (ii) the bankruptcy of the REMIC, (iii) the termination of the REMIC pursuant to Article IX of this Agreement or (iv) a purchase of Mortgage Loans pursuant to Article II or III of this Agreement) or acquire any assets for the REMIC or sell or dispose of any investments in the Custodial Account or the Certificate Account for gain, or accept any contributions to the REMIC after the Closing Date unless it has received an Opinion of Counsel that such sale, disposition, substitution or acquisition will not (a) affect adversely the status of the Trust Fund as a REMIC or (b) unless the Master Servicer has determined in its sole discretion to indemnify the Trust Fund against such tax, cause the REMIC to be subject to a tax on "prohibited transactions" or "contributions" pursuant to the REMIC Provisions.

 Section 10.02.    Master Servicer, REMIC Administrator and Trustee
                                            Indemnification.

                  (a) The Trustee agrees to indemnify the Trust Fund, the Insurer, the Company, the REMIC Administrator and the Master Servicer for any taxes and costs including, without limitation, any reasonable attorneys fees imposed on or incurred by the Trust Fund, the Insurer, the Company or the Master Servicer, as a result of a breach of the Trustee's covenants set forth in
Article VIII or this Article X. In the event that Residential Funding is no longer the Master Servicer, the Trustee shall indemnify Residential Funding for any taxes and costs including, without limitation, any reasonable attorneys fees imposed on or incurred by Residential Funding as a result of a breach of the Trustee's covenants set forth in Article VIII or this Article X.


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                  (b) The  REMIC  Administrator  agrees to  indemnify  the Trust
Fund, the Insurer, the Company, the Master Servicer and the Trustee for any taxes and costs (including, without limitation, any reasonable attorneys' fees) imposed on or incurred by the Trust Fund, the Insurer, the Company, the Master Servicer or the Trustee, as a result of a breach of the REMIC Administrator's covenants set forth in this Article X with respect to compliance with the REMIC Provisions, including without limitation, any penalties arising from the Trustee's execution of Tax Returns prepared by the REMIC Administrator that contain errors or omissions; provided, however, that such liability will not be imposed to the extent such breach is a result of an error or omission in information provided to the REMIC Administrator by the Master Servicer in which case Section 10.02(c) will apply.

                  (c) The Master Servicer agrees to indemnify the Trust Fund, the Insurer, the Company, the REMIC Administrator and the Trustee for any taxes and costs (including, without limitation, any reasonable attorneys' fees) imposed on or incurred by the Trust Fund, the Insurer, the Company or the Trustee, as a result of a breach of the Master Servicer's covenants set forth in this Article X or in Article III with respect to compliance with the REMIC Provisions, including without limitation, any penalties arising from the Trustee's execution of Tax Returns prepared by the Master Servicer that contain errors or omissions.

                                                    ARTICLE XI

                                             MISCELLANEOUS PROVISIONS

                  Section 11.01.    Amendment.

                  (a) This Agreement or any Custodial Agreement may be amended from time to time by the Company, the Master Servicer and the Trustee, with the consent of the Insurer, but without the consent of any of the Certificateholders:

                  (i)      to cure any ambiguity,

     (ii) to correct or supplement any provisions herein or therein, which may be inconsistent with any other provisions herein or therein or to correct any error,
                  (iii) to modify, eliminate or add to any of its provisions to such extent as shall be necessary or desirable to maintain the qualification of the Trust Fund as a REMIC at all times that any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund pursuant to the Code that would be a claim against the Trust Fund, provided that the Trustee has received an Opinion of Counsel to the effect that (A) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (B) such action will not adversely affect in any material respect the interests of any Certificateholder,

                  (iv) to change the timing and/or nature of deposits into the Custodial Account or the Certificate Account or to change the name in which the Custodial Account is maintained, provided that (A) the Certificate Account Deposit Date shall in no event be later than the related Distribution Date, (B) such change shall not, as evidenced by an


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         Opinion  of  Counsel,  adversely  affect in any  material  respect  the interests of any Certificateholder and (C) such change shall not result in a reduction of the rating assigned to any Class of Certificates below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date (without taking into account the Policy), as evidenced by a letter from each Rating Agency to such effect,

                  (v) to modify, eliminate or add to the provisions of Section 5.02(f) or any other provision hereof restricting transfer of the Class R Certificates by virtue of their being the "residual interests" in the Trust Fund provided that (A) such change shall not result in reduction of the rating assigned to any such Class of Certificates below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date, as evidenced by a letter from each Rating Agency to such effect, and (B) such change shall not, as evidenced by an Opinion of Counsel (at the expense of the party seeking so to modify, eliminate or add such provisions), cause the Trust Fund or any of the Certificateholders (other than the transferor) to be subject to a federal tax caused by a transfer to a Person that is not a Permitted Transferee, or

                  (vi) to make any other provisions with respect to matters or questions arising under this Agreement or such Custodial Agreement which shall not be materially inconsistent with the provisions of this Agreement, provided that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder and is authorized or permitted under
         Section 11.09(d).

                  (b) This Agreement or any Custodial Agreement may also be amended from time to time by the Company, the Master Servicer and the Trustee with the consent of the Insurer and the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or such Custodial Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

     (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate,
                           (ii) adversely affect in any material respect the interest of the Holders of Certificates of any Class in a manner other than as described in clause (i) hereof without the consent of Holders of Certificates of such Class evidencing, as to such Class, Percentage Interests aggregating not less than 66%, or

                           (iii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, in any such case without the consent of the Holders of all Certificates of such Class then outstanding.

                  (c) Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel (at the expense of the party seeking such amendment) to the effect that such


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



amendment or the exercise of any power granted to the Master Servicer, the Company or the Trustee in accordance with such amendment will not result in the imposition of a federal tax on the Trust Fund or cause the Trust Fund to fail to qualify as a REMIC at any time that any Certificate is outstanding.

                  (d) Promptly after the execution of any such amendment the Trustee shall furnish written notification of the substance of such amendment to each Certificateholder. It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

                  (e) The Company shall have the option, in its sole discretion, to obtain and deliver to the Trustee any corporate guaranty, payment obligation, irrevocable letter of credit, surety bond, insurance policy or similar instrument or a reserve fund, or any combination of the foregoing, for the purpose of protecting the Holders of the Class R Certificates against any or all Realized Losses or other shortfalls. Any such instrument or fund shall be held by the Trustee for the benefit of the Class R Certificateholders, but shall not be and shall not be deemed to be under any circumstances included in the Trust Fund. To the extent that any such instrument or fund constitutes a reserve fund for federal income tax purposes, (i) any reserve fund so established shall be an outside reserve fund and not an asset of the Trust Fund, (ii) any such reserve fund shall be owned by the Company, and (iii) amounts transferred by the Trust Fund to any such reserve fund shall be treated as amounts distributed by the Trust Fund to the Company or any successor, all within the meaning of Treasury regulations Section 1.860G-2(h). In connection with the provision of any such instrument or fund, this Agreement and any provision hereof may be modified, added to, deleted or otherwise amended in any manner that is related or incidental to such instrument or fund or the establishment or administration thereof, such amendment to be made by written instrument executed or consented to by the Company and such related insurer but without the consent of any Certificateholder and without the consent of the Master Servicer or the Trustee being required unless any such amendment would impose any additional obligation on, or otherwise adversely affect the interests of the Class A Certificateholders, the Class R Certificateholders, the Master Servicer or the Trustee, as applicable; provided that the Company obtains an Opinion of Counsel (which need not be an opinion of Independent counsel) to the effect that any such amendment will not cause (a) any federal tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or on "contributions after the startup date" under Section 860G(d)(1) of the Code and (b) the Trust Fund to fail to qualify as a REMIC at any time that any Certificate is outstanding. In the event that the Company elects to provide such coverage in the form of a limited guaranty provided by General Motors Acceptance Corporation, the Company may elect that the text of such amendment to this Agreement shall be substantially in the form attached hereto as Exhibit I (in which case Residential Funding's Subordinate Certificate Loss Obligation as described in such exhibit shall be established by Residential Funding's consent to such amendment) and that the limited guaranty shall be executed in the form attached hereto as Exhibit J, with such changes as the Company shall deem to be appropriate; it being understood that the Trustee has reviewed and


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approved the content of such forms and that the Trustee's consent or approval to the use thereof is not required.

                  Section 11.02.    Recordation of Agreement; Counterparts.

                  (a) To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer and at its expense on direction by the Trustee (pursuant to the request of the Insurer or Holders of Certificates entitled to at least 25% of the Voting Rights), but only upon direction accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

                  (b) For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

                  Section 11.03.    Limitation on Rights of Certificateholders.

                  (a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of any of the parties hereto.

                  (b) No Certificateholder shall have any right to vote (except as expressly provided herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

                  (c) No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee and the Insurer a written notice of default and of the continuance thereof, as hereinbefore provided and such default would not result in a claim under the Policy, and unless also the Holders of Certificates of any Class evidencing in the aggregate not less than 25% of the related Percentage Interests of such Class, shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby and the Insurer shall have given its written consent, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding it being understood and intended, and


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being  expressly   covenanted  by  each   Certificateholder   with  every  other
Certificateholder and the Trustee, that no one or more Holders of Certificates of any Class shall have any right in any manner whatever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates of such Class or any other Class, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the common benefit of Certificateholders of such Class or all Classes, as the case may be. For the protection and enforcement of the provisions of this Section 11.03, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

                  Section 11.04.    Governing Law.

                  This agreement and the Certificates shall be governed by and construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

                  Section 11.05.    Notices.

                  All demands and notices hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid (except for notices to the Trustee which shall be deemed to have been duly given only when received), to (a) in the case of the Company, 8400 Normandale Lake Boulevard, Suite 700, Minneapolis, Minnesota 55437, Attention: President, or such other address as may hereafter be furnished to the Master Servicer and the Trustee in writing by the Company, (b) in the case of the Master Servicer, 10 Universal City Plaza, Suite 2100, Universal City, California 91608, Attention: Ms. Becker or such other address as may be hereafter furnished to the Company and the Trustee by the Master Servicer in writing, (c) in the case of the Trustee, One First National Plaza, Suite 0126, Chicago, Illinois 60670-0126, Attention: Residential Asset Securities Corporation Series 1997-KS1 or such other address as may hereafter be furnished to the Company and the Master Servicer in writing by the Trustee, (d) in the case of Moody's, 99 Church Street, 4th Floor, New York, New York, 10007,
Attention: Residential Mortgage Pass-Through Monitoring, or such other address as may hereafter be furnished to the Company, the Trustee and the Master
Servicer in writing by Moody's, (e) in the case of Standard & Poor's, 26 Broadway, 15th Floor, New York, New York 10004 Attention: Mortgage Surveillance or such other address as may be hereafter furnished to the Company, Trustee and Master Servicer by Standard & Poor's and (f) in the case of the Insurer, AMBAC Indemnity Corporation, One State Street Plaza, New York, New York 10004
Attention: Structured Finance MBS or such other address as may be hereafter furnished in writing by the Insurer. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.



NY1-196367.4
                                                        119

                  Section 11.06.    Notices to Rating Agency and the Insurer.

                  The Company, the Master Servicer or the Trustee, as applicable, shall notify each Rating Agency, the Insurer and each Subservicer at such time as it is otherwise required pursuant to this Agreement to give notice of the occurrence of, any of the events described in clause (a), (b), (c), (d),
(g), (h), (i) or (j) below or provide a copy to each Rating Agency and the Insurer at such time as otherwise required to be delivered pursuant to this Agreement of any of the statements described in clauses (e) and (f) below:

                  (a)      a material change or amendment to this Agreement,

                  (b)      the occurrence of an Event of Default,

     (c) the termination or appointment of a successor Master Servicer or Trustee or a change in the majority ownership of the Trustee,
                  (d) the filing of any claim under the Master Servicer's blanket fidelity bond and the errors and omissions insurance policy required by Section 3.12 or the cancellation or modification of coverage under any such instrument,

(e) the statement required to be delivered to the Holders of each Class of Certificates pursuant to Section 4.03,

     (f) the statements required to be delivered pursuant to Sections 3.18 and 3.19,
(g)      a change in the location of the Custodial Account or the Certificate
         Account,

                  (h) the occurrence of any monthly cash flow shortfall to the Holders of any Class of Certificates resulting from the failure by the Master Servicer to make an Advance pursuant to Section 4.04 or the occurrence of a Trigger Event,

                  (i)      the occurrence of the Final Distribution Date, and

  (j)      the repurchase of or substitution for any Mortgage Loan,

provided, however, that with respect to notice of the occurrence of the events described in clauses (d), (g) or (h) above, the Master Servicer shall provide prompt written notice to each Rating Agency, the Insurer and the Subservicer of any such event known to the Master Servicer.

                  In addition to the above delivery requirements, the Company, the Master Servicer or the Trustee, as applicable, shall provide a copy to the Insurer at such time as otherwise required to be delivered pursuant to this Agreement of any of written confirmation, written notice or legal opinion.



NY1-196367.4
                                                        120

                  Section 11.07.    Severability of Provisions.

                  If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof or of the Insurer.

                  Section 11.08.    Supplemental Provisions for Resecuritization

                  (a) This Agreement may be supplemented by means of the addition of a separate Article hereto (a "Supplemental Article") for the purpose of resecuritizing any of the Certificates issued hereunder, under the following circumstances. With respect to any Class or Classes of Certificates issued hereunder, or any portion of any such Class, as to which the Company or any of its Affiliates (or any designee thereof) is the registered Holder (the "Resecuritized Certificates"), the Company may deposit such Resecuritized Certificates into a new REMIC, grantor trust, FASIT or custodial arrangement (a "Restructuring Vehicle") to be held by the Trustee pursuant to a Supplemental Article. The instrument adopting such Supplemental Article shall be executed by the Company, the Master Servicer and the Trustee; provided, that neither the Master Servicer nor the Trustee shall withhold their consent thereto if their respective interests would not be materially adversely affected thereby. To the extent that the terms of the Supplemental Article do not in any way affect any provisions of this Agreement as to any of the Certificates initially issued hereunder, the adoption of the Supplemental Article shall not constitute an "amendment" of this Agreement.

                  Each Supplemental Article shall set forth all necessary provisions relating to the holding of the Resecuritized Certificates by the Trustee, the establishment of the Restructuring Vehicle, the issuing of various classes of new certificates by the Restructuring Vehicle and the distributions to be made thereon, and any other provisions necessary to the purposes thereof. In connection with each Supplemental Article, the Company shall deliver to the Trustee an Opinion of Counsel to the effect that (i) the Restructuring Vehicle will qualify as a REMIC, grantor trust, FASIT or other entity not subject to taxation for federal income tax purposes and (ii) the adoption of the Supplemental Article will not endanger the status of the Trust Fund as a REMIC or result in the imposition of a tax upon the Trust Fund (including but not limited to the tax on prohibited transaction as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC as set forth in Section 860(G)(d) of the Code.

                  Section 11.09.    Rights of the Insurer.

   (a)      The Insurer is an express third-party beneficiary of this Agreement.

                  (b) On each Distribution Date the Trustee shall forward to the Insurer a copy of the reports furnished to the Class A Certificateholders and the Company on such Distribution Date.



NY1-196367.4
                                                        121

                  (c) The Trustee shall provide to the Insurer copies of any report, notice, Opinion of Counsel, Officer's Certificate, request for consent or request for amendment to any document related hereto promptly upon the Trustee's production or receipt thereof.

                  (d) Unless an Insurer Default exists, the Trustee and the Company shall not agree to any amendment to this Agreement without first having obtained the prior written consent of the Insurer, if such consent is not unreasonably withheld.

                  (e) So long as there does not exist a failure by the Insurer to make a required payment under the Policy, the Insurer shall have the right to exercise all rights of the Holders of the Class A Certificates under this Agreement without any consent of such Holders, and such Holders may exercise such rights only with the prior written consent of the Insurer, except as provided herein.

                  (f) The Insurer shall not be entitled to exercise any of its rights hereunder so long as there exists a failure by the Insurer to make a required payment under the Policy.


NY1-196367.4
                                                        122

                  IN WITNESS WHEREOF, the Company, the Master Servicer and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized and their respective seals, duly attested, to be hereunto affixed, all as of the date and year first above written.

                              RESIDENTIAL ASSET SECURITIES
                              CORPORATION
[Seal]


                              By:
                                  Name:      William E. Waldusky
                                  Title:     Vice President

Attest:
Name:
Title:  Vice President


                                 RESIDENTIAL FUNDING CORPORATION
[Seal]


                                                      By:
                                                          Name:
                                                          Title:

Attest:
Name:     William E. Waldusky
Title:     Director


                                THE FIRST NATIONAL BANK OF CHICAGO,
                                as Trustee
[Seal]


                                By:
                                    Name:
                                    Title:

Attest:
Name:
Title:


NY1-196367.4

STATE OF NEW YORK                           )
                                            ) ss.:
COUNTY OF HENNEPIN                  )

                  On the 27th day of March, 1997 before me, a notary public in and for said State, personally appeared William E. Waldusky, known to me to be a Vice President of Residential Asset Securities Corporation, one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                          ------------------------------
                                                   Notary Public

[Notarial Seal]



NY1-196367.4

STATE OF MINNESOTA                          )
                                            ) ss.:
COUNTY OF HENNEPIN                          )

                  On the 27th day of March, 1997 before me, a notary public in and for said State, personally appeared _______________, known to me to be a Director of Residential Funding Corporation, one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                    ------------------------------
                                             Notary Public

[Notarial Seal]



NY1-196367.4

STATE OF ILLINOIS                   )
                                    ) ss.:
COUNTY OF COOK             )


                  On the 27th day of March, 1997 before me, a notary public in and for said State, personally appeared ________________, known to me to be a Vice President of The First National Bank of Chicago, the national banking association that executed the within instrument, and also known to me to be the person who executed it on behalf of said association, and acknowledged to me that such national banking association executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                  ------------------------------
                                           Notary Public

[Notarial Seal]



NY1-196367.4

                                                     EXHIBIT A

                                            FORM OF CLASS A CERTIFICATE

                  SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986.

[THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS March 27, 1997. ASSUMING THAT THE MORTGAGE LOANS PREPAY AT % OF THE CONSTANT PREPAYMENT RATE (AS DESCRIBED IN THE PROSPECTUS SUPPLEMENT), THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $___ OF OID PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, THE YIELD TO MATURITY IS ____% AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $____ PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, COMPUTED USING THE APPROXIMATE METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL PREPAY AT A RATE BASED ON THE CONSTANT PREPAYMENT RATE OR AT ANY OTHER RATE.]



NY1-196367.4
                                                        A-1

                                     Certificate No. _______________

Class A Senior                       Adjustable Pass-Through Rate

                                            % Initial Pass-Through Rate

Date of Pooling and Servicing
Agreement and Cut-off Date:
March 1, 1997                        Percentage Interest: ____%

First Distribution Date:
April 25, 1997
                                Aggregate Initial Certificate Principal Balance
                                     of the Class A Certificates:   $

Master Servicer:                Initial Certificate Principal Balance of this
Residential Funding Corporation      Certificate: $


Assumed Final Distribution Date:     CUSIP
__________ 25, 202_


                                               MORTGAGE PASS-THROUGH
                                                    CERTIFICATE
                                                  SERIES 1997-KS1

         evidencing a percentage interest in the distributions allocable to the Class A Certificates with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family adjustable and fixed interest rate, first and junior lien mortgage loans formed and sold by RESIDENTIAL ASSET SECURITIES CORPORATION

                  This Certificate is payable solely from the assets of the Trust Fund and proceeds of any claim payable on the Policy (as defined in the Agreement), and does not represent an obligation of or interest in Residential Asset Securities Corporation, the Master Servicer, the Trustee referred to below or GMAC Mortgage Corporation or any of their affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality or by Residential Asset Securities Corporation, the Master Servicer, the Trustee or GMAC Mortgage Corporation or any of their affiliates. None of the Company, the Master Servicer, GMAC Mortgage Corporation or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

                  This certifies that _______________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Initial Certificate Principal Balance of this Certificate by the aggregate Initial Certificate Principal Balance of all Class A


NY1-196367.4
                                                        A-2

Certificates, both as specified above) in certain distributions with respect to the Trust Fund consisting primarily of an interest in a pool of conventional one- to four-family adjustable and fixed interest rate, first and junior lien mortgage loans (the "Mortgage Loans"), formed and sold by Residential Asset Securities Corporation (hereinafter called the "Company," which term includes any successor entity under the Agreement referred to below). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement") among the Company, the Master Servicer and The First National Bank of Chicago, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing as described in the Agreement, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the month immediately preceding the month of such distribution (the "Record Date"), from the Available Distribution Amount in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to Holders of Class A Certificates on such Distribution Date.

                  Distributions on this Certificate will be made either by the Master Servicer acting on behalf of the Trustee or by a Paying Agent appointed by the Trustee in immediately available funds (by wire transfer or otherwise) for the account of the Person entitled thereto if such Person shall have so notified the Master Servicer or such Paying Agent, or by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register.

                  Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose in the City and State of New York. The Initial Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of distributions allocable to principal and any Realized Losses allocable hereto. This Certificate is one of the Class A Certificates referred to in the above-mentioned Agreement.

                  This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

                  The  Certificates  are  limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event Master Servicer funds are advanced with respect to any Mortgage Loan, such advance is reimbursable to the Master Servicer, to the extent provided in the


NY1-196367.4
                                                        A-3

Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

                  As provided in the Agreement,  withdrawals  from the Custodial
Account and/or the Certificate Account created for the benefit of Certificateholders and the Insurer may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including without limitation reimbursement to the Company and the Master Servicer of advances made, or certain expenses incurred, by either of them.

                  The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Company, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Company, the Master Servicer and the Trustee with the consent of the Insurer and the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates and, in certain additional circumstances, without the consent of the Holders of certain Classes of Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee in the City and State of New York, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  The Certificates are issuable only as registered Certificates without coupons in Classes and in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  The Company, the Master Servicer, the Trustee, the Insurer and the Certificate Registrar and any agent of the Company, the Master Servicer, the Trustee, the Insurer or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the Master Servicer, the Trustee, the Insurer nor any such agent shall be affected by notice to the contrary.


NY1-196367.4
                                                        A-4

                  This Certificate shall be governed by and construed in accordance with the laws of the State of New York.

                  The obligations created by the Agreement in respect of the Certificates and the Trust Fund created thereby shall terminate upon the payment to Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of
(i) the maturity or other liquidation of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan, and (ii) the purchase by the Master Servicer or the Company from the Trust Fund of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans, thereby effecting early retirement of the Certificates. The Agreement permits, but does not require, the Master Servicer or the Company (i) to purchase, at a price determined as provided in the Agreement, all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan or (ii) to purchase in whole, but not in part, all of the Certificates from the Holders thereof; provided, that any such option may only be exercised if the Pool Stated Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of any such purchase are distributed is less than ten percent of the Cut-off Date Principal Balance of the Mortgage Loans.

                  Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


NY1-196367.4
                                                        A-5

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: March 27, 1997

                             THE FIRST NATIONAL BANK OF CHICAGO, as
                             Trustee


                             By:________________________________
                                Authorized Signatory

Certificate of
Authentication

This is one of the Class A
Certificates referred to
in the within-mentioned
Agreement.

THE FIRST NATIONAL BANK OF CHICAGO,
  as Certificate Registrar


By:________________________________
   Authorized Signatory




NY1-196367.4
                                                        A-6

                                                    ASSIGNMENT


     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto (Please print or typewrite name and address including postal zip code of assignee) the beneficial interest evidenced by the within Mortgage Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class to the above named assignee and deliver such Certificate to the following address:


Dated:
                                       Signature by or on behalf of assignor




                                            Signature Guaranteed

                                             DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

     Distributions shall be made, by wire transfer or otherwise, in immediately available funds to for the account of account number , or, if mailed by check, to . Applicable statements should be mailed to . This information is provided by , the assignee named above, or , as its agent.



NY1-196367.4
                                                        A-7

                                                     EXHIBIT B

                                            FORM OF CLASS R CERTIFICATE


THE CLASS R CERTIFICATE WILL NOT BE ENTITLED TO PAYMENTS CONSTITUTING THE AVAILABLE DISTRIBUTION AMOUNT UNTIL SUCH TIME AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN (THE "AGREEMENT").

THIS CLASS R CERTIFICATE IS SUBORDINATE TO THE CLASS A CERTIFICATES, TO THE EXTENT DESCRIBED HEREIN AND IN THE AGREEMENT.

THIS CERTIFICATE MAY NOT BE HELD BY OR TRANSFERRED TO A NON-
UNITED STATES PERSON OR A DISQUALIFIED ORGANIZATION (AS DEFINED
BELOW).

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT (THE "AGREEMENT").

NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO ANY PERSON, UNLESS THE TRANSFEREE PROVIDES EITHER A CERTIFICATION PURSUANT TO SECTION 5.02(e) OF THE AGREEMENT OR AN OPINION OF COUNSEL SATISFACTORY TO THE MASTER SERVICER, THE COMPANY AND THE TRUSTEE THAT THE PURCHASE OF THIS CERTIFICATE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE MASTER SERVICER, THE COMPANY OR THE TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT.

ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES A TRANSFER AFFIDAVIT TO THE MASTER SERVICER AND THE TRUSTEE THAT (1) SUCH TRANSFEREE IS NOT (A) THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE


NY1-196367.4
                                                        B-1

FOREGOING, (B) ANY ORGANIZATION (OTHER THAN A COOPERATIVE DESCRIBED IN SECTION 521 OF THE CODE) WHICH IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE, (C) ANY ORGANIZATION DESCRIBED IN SECTION 1381(a)(2)(C) OF THE CODE, (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (A), (B) OR (C) BEING HEREIN REFERRED TO AS A "DISQUALIFIED ORGANIZATION") OR (D) AN AGENT OF A DISQUALIFIED ORGANIZATION, (2) NO PURPOSE OF SUCH TRANSFER IS TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX AND (3) SUCH TRANSFEREE SATISFIES CERTAIN ADDITIONAL CONDITIONS RELATING TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OR ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR AN AGENT OF A DISQUALIFIED ORGANIZATION, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF THIS CERTIFICATE BY ACCEPTANCE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH.



NY1-196367.4
                                                        B-2

Class R                          Certificate No.

Date of Pooling and Servicing    Percentage Interest: _____%
Agreement and Cut-off Date:
March 1, 1997                             Initial Certificate Principal
                                 Balance of this Certificate:
                                 $----------
First Distribution Date:
April 25, 1997
                                 Aggregate Initial Certificate
                                 Principal Balance of the Class R
                                 Certificates $_______________
Master Servicer:
Residential Funding Corporation

Assumed Final Distribution Date:
_________ 25, 20__


                                               MORTGAGE PASS-THROUGH
                                                   CERTIFICATE,
                                                  SERIES 1997-KS1

         evidencing a percentage interest in any distributions allocable to the Class R Certificates with respect to the Trust Fund consisting primarily of a pool of conventional one- to four-family adjustable and fixed interest rate, first and junior lien mortgage loans formed and sold by RESIDENTIAL ASSET SECURITIES CORPORATION

                  This Certificate is payable solely from the assets of the Trust Fund and does not represent an obligation of or interest in Residential Asset Securities Corporation, the Master Servicer, the Trustee referred to below or GMAC Mortgage Corporation or any of their affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality or by Residential Asset Securities Corporation, the Master Servicer, the Trustee or GMAC Mortgage Corporation or any of their affiliates. None of the Company, the Master Servicer, GMAC Mortgage Corporation or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

                  This certifies that is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Initial
Certificate  Principal  Balance of this  Certificate  by the  aggregate  Initial
Certificate Principal Balance of all Class R Certificates, both as specified above) in certain distributions with respect to the Trust Fund consisting primarily of a pool of conventional one- to four-family adjustable and fixed interest rate, first and junior lien mortgage loans (the "Mortgage Loans"), formed and sold by Residential Asset Securities Corporation (hereinafter called the "Company," which term includes any successor entity under the Agreement referred to below). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement")


NY1-196367.4
                                                        B-3
among the Company, the Master Servicer and The First National Bank of Chicago, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing as described in the Agreement, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the month immediately preceding the month of such distribution (the "Record Date"), from the Available Distribution Amount in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to Holders of Class R Certificates on such Distribution Date.

                  Each Holder of this Certificate will be deemed to have agreed to be bound by the restrictions set forth in the Agreement to the effect that
(i) each person holding or acquiring any Ownership Interest in this Certificate must be a United States Person and a Permitted Transferee, (ii) the transfer of any Ownership Interest in this Certificate will be conditioned upon the delivery to the Trustee of, among other things, an affidavit to the effect that it is a United States Person and Permitted Transferee, (iii) any attempted or purported transfer of any Ownership Interest in this Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee, and (iv) if any person other than a United States Person and a Permitted Transferee acquires any Ownership Interest in this Certificate in violation of such restrictions, then the Company will have the right, in its sole discretion and without notice to the Holder of this Certificate, to sell this Certificate to a purchaser selected by the Company, which purchaser may be the Company, or any affiliate of the Company, on such terms and conditions as the Company may choose.

                  Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose in the City and State of New York. The Holder of this Certificate may have additional obligations with respect to this Certificate, including tax liabilities.

                  No transfer of this Class R Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is to be made, (i) the Trustee or the Company may require an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Company that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state and (ii) the transferee shall execute an investment letter in the form described by the Agreement. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Company, the Master Servicer and the


NY1-196367.4
                                                        B-4

Certificate Registrar acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws.

                  No transfer of this Class R Certificate will be made unless the Trustee has received either (i) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee, the Company and the Master Servicer with respect to the permissibility of such transfer under the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and Section 4975 of the Internal Revenue Code (the "Code") and stating, among other things, that the transferee's acquisition of a Class R Certificate will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or (ii) a representation letter, in the form as described by the Agreement, stating that the transferee is not an employee benefit or other plan subject to the prohibited transaction provisions of ERISA or Section 4975 of the Code (a "Plan), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan.

                  This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

                  The  Certificates  are  limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event Master Servicer funds are advanced with respect to any Mortgage Loan, such advance is reimbursable to the Master Servicer, to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

                  As provided in the Agreement,  withdrawals  from the Custodial
Account and/or the Certificate Account created for the benefit of Certificateholders and the Insurer may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including without limitation reimbursement to the Company and the Master Servicer of advances made, or certain expenses incurred, by either of them.

                  The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Company, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Company, the Master Servicer, the Insurer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates and, in certain additional circumstances, without the consent of the Holders of certain Classes of Certificates.



NY1-196367.4
                                                        B-5

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee in the City and State of New York, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  The Certificates are issuable only as registered Certificates without coupons in Classes and in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  The Company, the Master Servicer, the Trustee, the Certificate Registrar and the Insurer and any agent of the Company, the Master Servicer, the Trustee, the Certificate Registrar or the Insurer may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the Master Servicer, the Insurer, the Trustee nor any such agent shall be affected by notice to the contrary.

                  This Certificate shall be governed by and construed in accordance with the laws of the State of New York.

                  The obligations created by the Agreement in respect of the Certificates and the Trust Fund created thereby shall terminate upon the payment to Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of
(i) the maturity or other liquidation of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan, and (ii) the purchase by the Master Servicer or the Company from the Trust Fund of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans, thereby effecting early retirement of the Certificates. The Agreement permits, but does not require, the Master Servicer or the Company (i) to purchase, at a price determined as provided in the Agreement, all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan or (ii) to purchase in whole, but not in part, all of the Certificates from the Holders thereof; provided, that any such option may only be exercised if the Pool Stated Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of any such purchase are distributed is less than ten percent of the Cut-off Date Principal Balance of the Mortgage Loans.



NY1-196367.4
                                                        B-6

                  Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purpose have the same effect as if set forth at this place.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


NY1-196367.4
                                                        B-7

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  March 27, 1997

                         THE FIRST NATIONAL BANK OF CHICAGO,
                         as Trustee


                         By:
                              Authorized Signatory

Certificate of
Authentication

This is one of the Class R
Certificates referred to
in the within-mentioned
Agreement.

THE FIRST NATIONAL BANK OF CHICAGO,
   as Certificate Registrar


By:
      Authorized Signatory




NY1-196367.4
                                                        B-8

                                                    ASSIGNMENT


     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto (Please print or typewrite name and address including postal zip code of assignee)
the beneficial interest evidenced by the within Mortgage Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:


Dated:
                            Signature by or on behalf of assignor




                            Signature Guaranteed


                             DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to for the account of account number , or, if mailed by check, to Applicable statements should be mailed to .

     This information is provided by , the assignee named above, or , as its agent.


NY1-196367.4
                                                        B-9

                                                     EXHIBIT C

                                                CUSTODIAL AGREEMENT

                  THIS CUSTODIAL AGREEMENT (as amended and supplemented from time to time, the "Agreement"), dated as of March 1, 1997, by and among THE FIRST NATIONAL BANK OF CHICAGO, as Trustee (including its successors under the Pooling Agreement defined below, the "Trustee"), RESIDENTIAL ASSET SECURITIES CORPORATION (together with any successor in interest, the "Company"), RESIDENTIAL FUNDING CORPORATION, as master servicer (together with any successor in interest or successor under the Pooling Agreement referred to below, the "Master Servicer"), and NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION (together with any successor in interest or any successor appointed hereunder, the "Custodian").


                                          W I T N E S S E T H T H A T :

                  WHEREAS, the Company, the Master Servicer, and the Trustee have entered into a Pooling and Servicing Agreement dated as of March 1, 1997, relating to the issuance of Residential Asset Securities Corporation, Mortgage Pass-Through Certificates, Series 1997-KS1 (as in effect on the date of this agreement, the "Original Pooling Agreement," and as amended and supplemented from time to time, the "Pooling Agreement"); and

                  WHEREAS, the Custodian has agreed to act as agent for the Trustee for the purposes of receiving and holding certain documents and other instruments delivered by the Company and the Master Servicer under the Pooling Agreement, all upon the terms and conditions and subject to the limitations hereinafter set forth;

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the Trustee, the Company, the Master Servicer and the Custodian hereby agree as follows:


                                                     ARTICLE I

                                                    Definitions

                  Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned in the Original Pooling Agreement, unless otherwise required by the context herein.




NY1-196367.4
                                                        C-1

                                                    ARTICLE II

                                           Custody of Mortgage Documents

                  Section 2.1. Custodian to Act as Agent; Acceptance of Mortgage Files. The Custodian, as the duly appointed agent of the Trustee for these purposes, acknowledges receipt of the Mortgage Files relating to the Mortgage Loans identified on the schedule attached hereto (the "Mortgage Files") and declares that it holds and will hold the Mortgage Files as agent for the Trustee, in trust, for the use and benefit of all present and future Certificateholders.

                  Section 2.2. Recordation of Assignments. If any Mortgage File includes one or more assignments to the Trustee of Mortgage Notes and related Mortgages that have not been recorded, each such assignment shall be delivered by the Custodian to the Company for the purpose of recording it in the appropriate public office for real property records, and the Company, at no expense to the Custodian, shall promptly cause to be recorded in the appropriate public office for real property records each such assignment and, upon receipt thereof from such public office, shall return each such assignment to the Custodian.

                  Section 2.3.  Review of Mortgage Files.

                  (a) On or prior to the Closing Date, the Custodian shall deliver to the Trustee an Initial Certification in the form annexed hereto as Exhibit One evidencing receipt of a Mortgage File for each Mortgage Loan listed on the Schedule attached hereto (the "Mortgage Loan Schedule").

                  (b) Within 45 days of the initial issuance of the Certificates, the Custodian agrees, for the benefit of Certificateholders, to review, in accordance with the provisions of Section 2.02 of the Pooling Agreement, each Mortgage File, and shall deliver to the Trustee an Interim Certification in the form annexed hereto as Exhibit Two to the effect that all documents required to be delivered pursuant to Section 2.01(b) of the Pooling Agreement have been executed and received and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule, except for any exceptions listed on Schedule A attached to such Interim Certification. Within 45 days of receipt of the documents required to be delivered pursuant to Section 2.01(c) of the Pooling Agreement, the Custodian agrees, for the benefit of Certificateholders, to review, in accordance with the provisions of Section 2.02 of the Pooling Agreement, each such document, and shall deliver to the Trustee either (i) an Interim Certification in the form attached hereto as Exhibit Two to the effect that all such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule, except for any exceptions listed on Schedule A attached to such Interim Certification or (ii) a Final Certification as set forth in subsection (c) below. The Custodian shall be under no duty or obligation to inspect, review or examine said documents, instruments, certificates or other papers to determine that the same are genuine, enforceable, or appropriate for the represented purpose or that they have actually been recorded or that they are other than what they purport to be on their face. If in performing the review required by this Section 2.3 the Custodian finds any document or documents constituting a part of a Mortgage File to be defective in any material respect, the Custodian shall promptly so notify the Company, the Master Servicer and the Trustee. Upon receipt of written notification from the Master Servicer, signed by a Servicing Officer, that the


NY1-196367.4
                                                        C-2

Master Servicer or a Subservicer, as the case may be, has made a deposit into the Certificate Account in payment for the purchase of the related Mortgage Loan in an amount equal to the Purchase Price for such Mortgage Loan, the Custodian shall release to the Master Servicer the related Mortgage File.

                  (c) Upon receipt of all documents required to be in the Mortgage Files the Custodian shall deliver to the Trustee a Final Certification in the form annexed hereto as Exhibit Three evidencing the completeness of the Mortgage Files.

                  Upon receipt of written request from the Trustee, the Custodian shall as soon as practicable supply the Trustee with a list of all of the documents relating to the Mortgage Loans then contained in the Mortgage Files.

                  Section 2.4. Notification of Breaches of Representations and Warranties. Upon discovery by the Custodian of a breach of any representation or warranty made by the Master Servicer or the Company as set forth in the Pooling Agreement or by a Seller in a Seller's Agreement or by Residential Funding or the Company in the Assignment Agreement with respect to a Mortgage Loan relating to a Mortgage File, the Custodian shall give prompt written notice to the Company, the Master Servicer and the Trustee.

                  Section 2.5. Custodian to Cooperate; Release of Mortgage Files. Upon the repurchase or substitution of any Mortgage Loan pursuant to
Article II of the Pooling Agreement or payment in full of any Mortgage Loan, or the receipt by the Master Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Master Servicer shall immediately notify the Custodian by a certification (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Custodial Account pursuant to Section 3.07 of the Pooling Agreement have been or will be so deposited) of a Servicing Officer and shall request delivery to it of the Mortgage File. The Custodian agrees, upon receipt of such certification and request, promptly to release to the Master Servicer the related Mortgage File. The Master Servicer shall deliver to the Custodian and the Custodian agrees to accept the Mortgage Note and other documents constituting the Mortgage File with respect to any Qualified Substitute Mortgage Loan.

                  From time to time as is appropriate for the servicing or foreclosures of any Mortgage Loan, including, for this purpose, collection under any Primary Insurance Policy or any Mortgage Pool Insurance Policy, the Master Servicer shall deliver to the Custodian a certificate of a Servicing Officer requesting that possession of all, or any document constituting part, of the Mortgage File be released to the Master Servicer and certifying as to the reason for such release and that such release will not invalidate any insurance coverage provided in respect of the Mortgage Loan under any of the Required Insurance Policies. With such certificate, the Master Servicer shall deliver to the Custodian a trust receipt signed by a Servicing Officer on behalf of the Master Servicer, and upon receipt of the foregoing, the Custodian shall deliver the Mortgage File or such document to the Master Servicer. The Master Servicer shall cause each Mortgage File or any document therein so released to be returned to the Custodian when the need therefor by the Master Servicer no longer exists, unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in


NY1-196367.4
                                                        C-3
the Custodial Account or (ii) the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered to the Custodian a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery. In the event of the liquidation of a Mortgage Loan, the Custodian shall deliver the Trust Receipt with respect thereto to the Master Servicer upon deposit of the related Liquidation Proceeds in the Custodial Account as provided in the Pooling Agreement.

                  Section 2.6. Assumption Agreements. In the event that any assumption agreement or substitution of liability agreement is entered into with respect to any Mortgage Loan subject to this Agreement in accordance with the terms and provisions of the Pooling Agreement, the Master Servicer shall notify the Custodian that such assumption or substitution agreement has been completed by forwarding to the Custodian the original of such assumption or substitution agreement, which shall be added to the related Mortgage File and, for all purposes, shall be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting parts thereof.

                                                    ARTICLE III

                                             Concerning the Custodian

                  Section 3.1. Custodian a Bailee and Agent of the Trustee. With respect to each Mortgage Note, Mortgage and other documents constituting each Mortgage File which are delivered to the Custodian, the Custodian is exclusively the bailee and agent of the Trustee and has no instructions to hold any Mortgage Note or Mortgage for the benefit of any person other than the Trustee, holds such documents for the benefit of Certificateholders and undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. Except upon compliance with the provisions of Section 2.5 of this Agreement, no Mortgage Note, Mortgage or other document constituting a part of a Mortgage File shall be delivered by the Custodian to the Company or the Master Servicer or otherwise released from the possession of the Custodian.

                  Section 3.2. Indemnification. The Company hereby agrees to indemnify and hold the Custodian harmless from and against all claims, liabilities, losses, actions, suits or proceedings at law or in equity, or any other expenses, fees or charges of any character or nature, which the Custodian may incur or with which the Custodian may be threatened by reason of its acting as custodian under this Agreement, including indemnification of the Custodian against any and all expenses, including attorney's fees if counsel for the Custodian has been approved by the Company, and the cost of defending any action, suit or proceedings or resisting any claim. Notwithstanding the foregoing, it is specifically understood and agreed that in the event any such claim, liability, loss, action, suit or proceeding or other expense, fee or charge shall have been caused by reason of any negligent act, negligent failure to act or willful misconduct on the part of the Custodian, or which shall constitute a willful breach of its duties hereunder, the indemnification provisions of this Agreement shall not apply.



NY1-196367.4
                                                        C-4

                  Section 3.3. Custodian May Own Certificates. The Custodian in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Custodian.

                  Section 3.4. Master Servicer to Pay Custodian's Fees and Expenses. The Master Servicer covenants and agrees to pay to the Custodian from time to time, and the Custodian shall be entitled to, reasonable compensation for all services rendered by it in the exercise and performance of any of the powers and duties hereunder of the Custodian, and the Master Servicer will pay or reimburse the Custodian upon its request for all reasonable expenses, disbursements and advances incurred or made by the Custodian in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ), except any such expense, disbursement or advance as may arise from its negligence or bad faith.

                  Section 3.5. Custodian May Resign; Trustee May Remove Custodian. The Custodian may resign from the obligations and duties hereby imposed upon it as such obligations and duties relate to its acting as Custodian of the Mortgage Loans. Upon receiving such notice of resignation, the Trustee shall either take custody of the Mortgage Files itself and give prompt notice thereof to the Company, the Master Servicer and the Custodian, or promptly appoint a successor Custodian by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Custodian and one copy to the successor Custodian. If the Trustee shall not have taken custody of the Mortgage Files and no successor Custodian shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Custodian may petition any court of competent jurisdiction for the appointment of a successor Custodian.

                  The Trustee may remove the Custodian at any time. In such event, the Trustee shall appoint, or petition a court of competent jurisdiction to appoint, a successor Custodian hereunder. Any successor Custodian shall be a depository institution subject to supervision or examination by federal or state authority and shall be able to satisfy the other requirements contained in
Section 3.7 and shall be unaffiliated with the Master Servicer or the Company.

                  Any resignation or removal of the Custodian and appointment of a successor Custodian pursuant to any of the provisions of this Section 3.5 shall become effective upon acceptance of appointment by the successor Custodian. The Trustee shall give prompt notice to the Company and the Master Servicer of the appointment of any successor Custodian. No successor Custodian shall be appointed by the Trustee without the prior approval of the Company and the Master Servicer.

                  Section 3.6. Merger or Consolidation of Custodian. Any Person into which the Custodian may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Custodian shall be a party, or any Person succeeding to the business of the Custodian, shall be the successor of the Custodian hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.



NY1-196367.4
                                                        C-5

                  Section 3.7. Representations of the Custodian. The Custodian hereby represents that it is a depository institution subject to supervision or examination by a federal or state authority, has a combined capital and surplus of at least $15,000,000 and is qualified to do business in the jurisdictions in which it will hold any Mortgage File.


                                                    ARTICLE IV

                                             Miscellaneous Provisions

                  Section 4.1. Notices. All notices, requests, consents and demands and other communications required under this Agreement or pursuant to any other instrument or document delivered hereunder shall be in writing and, unless otherwise specifically provided, may be delivered personally, by telegram or telex, or by registered or certified mail, postage prepaid, return receipt requested, at the addresses specified on the signature page hereof (unless changed by the particular party whose address is stated herein by similar notice in writing), in which case the notice will be deemed delivered when received.

                  Section 4.2. Amendments. No modification or amendment of or supplement to this Agreement shall be valid or effective unless the same is in writing and signed by all parties hereto, and neither the Company, the Master Servicer nor the Trustee shall enter into any amendment hereof except as permitted by the Pooling Agreement. The Trustee shall give prompt notice to the Custodian of any amendment or supplement to the Pooling Agreement and furnish the Custodian with written copies thereof.

                  Section 4.3. Governing Law. This Agreement shall be deemed a contract made under the laws of the State of New York and shall be construed and enforced in accordance with and governed by the laws of the State of New York.

                  Section 4.4. Recordation of Agreement. To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer and at its expense on direction by the Trustee (pursuant to the request of holders of Certificates evidencing undivided interests in the aggregate of not less than 25% of the Trust Fund), but only upon direction accompanied by an Opinion of Counsel reasonably satisfactory to the Master Servicer to the effect that the failure to effect such recordation is likely to materially and adversely affect the interests of the Certificateholders.

                  For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

     Section 4.5. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held

NY1-196367.4
                                                        C-6
invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the holders thereof.




NY1-196367.4
                                                        C-7

IN WITNESS WHEREOF, this Agreement is executed as of the date first above written.

Address:                        THE FIRST NATIONAL BANK OF CHICAGO,
                                 as Trustee
One North State Street
9th Floor
Chicago, Illinois 60602
Attention:Corporate Trust

                                By:
                                Name:
                                Title:

Address:                        RESIDENTIAL ASSET SECURITIES
                                CORPORATION
8400 Normandale Lake Boulevard
Minneapolis, Minnesota  55437

                                  By:
                                  Name:
                                  Title:


Address:                          RESIDENTIAL FUNDING
                                  CORPORATION, as Master Servicer
10 Universal City Plaza
Suite 2100
Universal City, California 91608

                                                     By:
                                                     Name:
                                                     Title:


Address:                                             NORWEST BANK MINNESOTA,
                                                     NATIONAL ASSOCIATION
401 Second Avenue South
Minneapolis, Minnesota  55479

                                                     By:
                                                     Name:
                                                     Title:


NY1-196367.4
                                                        C-8

STATE OF ILLINOIS                           )
                                            ) ss.:
COUNTY OF COOK                      )

                  On the ____ day of March, 1997, before me, a notary public in and for said State, personally appeared ___________________, known to me to be a ______________ of The First National Bank of Chicago, a national banking association that executed the within instrument, and also known to me to be the person who executed it on behalf of said national banking association, and acknowledged to me that such national banking association executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.




                                                              Notary Public


[SEAL]





NY1-196367.4
                                                        C-9

STATE OF MINNESOTA                  )
                                    ) ss.:
COUNTY OF HENNEPIN                  )

                  On the ____ day of March, 1997, before me, a notary public in and for said State, personally appeared _________________, known to me to be a Trust Officer of Norwest Bank Minnesota, National Association, a national banking association that executed the within instrument, and also known to me to be the person who executed it on behalf of said national banking association, and acknowledged to me that such national banking association executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.





                                                     Notary Public


[SEAL]




NY1-196367.4
                                                       C-10

STATE OF MINNESOTA                          )
                                            ) ss.:
COUNTY OF HENNEPIN                          )


                  On the day of March,  1997  before me, a notary  public in and for said State, personally appeared ________________, known to me to be a ____________ of Residential Asset Securities Corporation, one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.




                                            Notary Public

[Notarial Seal]


STATE OF MINNESOTA                          )
                                            ) ss:
COUNTY OF HENNEPIN                          )

                  On the day of March, 1997 before me, a notary public in and for said State, personally appeared ________________, known to me to be a ______________ of Residential Funding Corporation, one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.




                                                     Notary Public

[Notarial Seal]





NY1-196367.4
                                                       C-11

                                                    EXHIBIT ONE

                                                 FORM OF CUSTODIAN
                                               INITIAL CERTIFICATION


                                 March 27, 1997



The First National Bank of Chicago
One North State Street
9th Floor
Chicago, Illinois 60602

Attention:  Corporate Trust Administration

     Re: Custodial Agreement dated as of March 1, 1997, by and among The First National Bank of Chicago, Residential Asset Securities Corporation, Residential Funding Corporation and Norwest Bank Minnesota, National Association, Mortgage Pass-Through Certificates, Series 1997-KS1
Ladies and Gentlemen:

                  In accordance with Section 2.3 of the above-captioned Custodial Agreement, and subject to Section 2.02 of the Pooling Agreement, the undersigned, as Custodian, hereby certifies that it has received a Mortgage File (which contains an original Mortgage Note) to the extent required in Section 2.01(b) of the Pooling Agreement with respect to each Mortgage Loan listed in the Mortgage Loan Schedule.

                  Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Custodial Agreement.

                             NORWEST BANK MINNESOTA,
                              NATIONAL ASSOCIATION



                                                              By:
                                                              Name:
                                                              Title:




NY1-196367.4
                                                       C-12

                                                    EXHIBIT TWO



                                      FORM OF CUSTODIAN INTERIM CERTIFICATION



                                                              __________, 1997



The First National Bank of Chicago
One North State Street
9th Floor
Chicago, Illinois 60602

Attention:  Corporate Trust Administration

Re:  Custodial  Agreement  dated as of March 1,  1997,  by and  among  The First
     National Bank of Chicago, Residential Asset Securities Corporation, Residential Funding Corporation and Norwest Bank Minnesota, National Association, Mortgage Pass-Through Certificates, Series 1997-KS1
Ladies and Gentlemen:

                  In accordance with Section 2.3 of the above-captioned Custodial Agreement, the undersigned, as Custodian, hereby certifies that it has received a Mortgage File to the extent required pursuant to Section 2.01(b) of the Pooling Agreement with respect to each Mortgage Loan listed in the Mortgage Loan Schedule, and it has reviewed the Mortgage File and the Mortgage Loan Schedule and has determined that: all required documents have been executed and received and that such documents related to the Mortgage Loans identified on the Mortgage Loan Schedule, with any exceptions listed on Schedule A attached hereto.

                  Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Custodial Agreement.

                             NORWEST BANK MINNESOTA,
                              NATIONAL ASSOCIATION


                                                              By:
                                                              Name:
                                                     Title:


NY1-196367.4
                                                       C-13

                                                   EXHIBIT THREE



                                       FORM OF CUSTODIAN FINAL CERTIFICATION



                                                              ----------------




The First National Bank of Chicago
One North State Street
9th Floor
Chicago, Illinois 60602

Attention:  Corporate Trust Administration
Re:  Custodial  Agreement  dated as of March 1,  1997,  by and  among  The First
     National Bank of Chicago, Residential Asset Securities Corporation, Residential Funding Corporation and Norwest Bank Minnesota, National Association, Mortgage Pass-Through Certificates, Series 1997-KS1
Ladies and Gentlemen:

                  In accordance with Section 2.3 of the above-captioned Custodial Agreement, the undersigned, as Custodian, hereby certifies that it has received a Mortgage File with respect to each Mortgage Loan listed in the Mortgage Loan Schedule it has received:

                  (i) The original Mortgage Note, endorsed without recourse to the order of the Trustee and showing an unbroken chain of endorsements from the originator thereof to the Person endorsing it to the Trustee or an original lost note affidavit from the related Seller or Residential Funding stating that the original Mortgage Note was lost, misplaced or destroyed, together with a copy of the related Mortgage Note;

                  (ii)  The  original   Mortgage   with  evidence  of  recording
         indicated thereon or a copy of the Mortgage certified by the public recording office in which such mortgage has been recorded;

                  (iii) An original Assignment of the Mortgage to the Trustee with evidence of recording indicated thereon or a copy of such assignment certified by the public recording office in which such assignment has been recorded;



NY1-196367.4
                                                       C-14

                  (iv) The original recorded assignment or assignments of the Mortgage showing an unbroken chain of title from the originator thereof to the Person assigning it to the Trustee or a copy of such assignment or assignments of the Mortgage certified by the public recording office in which such assignment or assignments have been recorded; and

                  (v) The original of each modification, assumption agreement or preferred loan agreement, if any, relating to such Mortgage Loan or a copy of each modification, assumption agreement or preferred loan agreement certified by the public recording office in which such document has been recorded.

                  Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Custodial Agreement.

                             NORWEST BANK MINNESOTA,
                              NATIONAL ASSOCIATION


                                                              By:
                                                              Name:
                                                              Title:




NY1-196367.4
                                                       C-15

                                                    EXHIBIT D-1

                                         MORTGAGE LOAN SCHEDULE - GROUP 1


  RUN ON     : 03/25/97           RFC DISCLOSURE SYSTEM       RFFSD177-01
  AT         : 08.28.35          FIXED RATE LOAN LISTING      AMORTIZED BALANCE
  SERIES     : RASC 1997-KS1 GRP I                            CUTOFF : 03/01/97
  POOL       : 0004241
             :
             :
  POOL STATUS: F

  RFC LOAN #     S/S CODE          PMT TYPE      ORIGINAL BAL     LOAN FEATURE
                                   ORIG TERM     PRINCIPAL BAL    # OF UNITS
  ADDRESS                          ORIG RATE     ORIGINAL P+I     LTV
  ADDRESS LINE 2                   CURR NET      CURRENT P+I      VALUE
  CITY           STATE  ZIP        LOAN PURP     NOTE DATE        MI CO CODE
  SERVICER LOAN #                  PROP TYPE     1ST PMT DATE     MI CVG
  SELLER LOAN #                    OCCP CODE     MATURITY DATE
  INVESTOR LOAN #
  ______________________________________________________________________________


    1389987          076/076             F          650,000.00         ZZ
                                         360        635,279.02          1
    10454 SYLVAN LANE WEST             8.625          5,055.64         65
                                       8.375          5,055.64    1,006,410.00
    JACKSONVILLE     FL   32257          2            04/07/94         00
    3634602                              05           06/01/94          0
    3634602                              O            05/01/24
    0


    1397805          A15/824             F           26,000.00         ZZ
                                         180         24,243.74          1
    12454 TAM-O-SHANTER LANE          13.990            346.08         17
                                      13.090            346.08      160,000.00
    AUBURN           CA   95603          5            10/24/94         00
    280001397805                         05           12/07/94          0
    1140994                              O            11/07/09
    0


    1397823          A15/824             F           15,300.00         ZZ
                                         180         14,363.94          1
    2457 NW JETTY                     12.600            189.57         18
                                      11.700            189.57       85,000.00
    LINCOLN CITY     OR   97367          5            10/27/94         00
    280001397823                         01           12/10/94          0
    0894260                              O            11/10/09
    0


    1400730          922/K01             F           73,000.00         ZZ
                                         360         71,924.47          1
    4215 PARNELL ROAD                  9.500            613.82         80
                                       9.000            613.82       92,000.00
    MARIETTA         GA   30062          5            12/31/94         00
    0380092586                           05           02/06/95          0
1


    0103739                              O            01/06/25
    0


    1400926          922/K01             F           73,600.00         ZZ
                                         360         72,443.66          1
    3690 DEANNE DRIVE                 10.100            651.34         80
                                       9.600            651.34       92,000.00
    STOCKBRIDGE      GA   30281          5            01/05/95         00
    0380092594                           05           02/10/95          0
    070003                               O            01/10/25
    0


    1403139          A15/824             F           25,000.00         ZZ
                                         180         23,743.95          1
    15330 NW NORWICH STREET           14.500            341.38         18
                                      14.000            341.38      147,000.00
    BEAVERTON        OR   97006          5            12/28/94         00
    280001403139                         07           02/13/95          0
    1194213                              O            01/13/10
    0


    1403145          A15/824             F           11,575.00         ZZ
                                         180         10,972.07          1
    472 HACIENDA AVENUE               13.990            154.07         10
                                      13.490            154.07      118,000.00
    PERRIS           CA   92571          5            12/02/94         00
    280001403145                         05           01/16/95          0
    1094106                              O            12/16/09
    0


    1415543          820/824             F           20,000.00         ZZ
                                         180         18,939.76          1
    4290 SUNNYSIDE DRIVE              12.250            243.26         18
                                      11.750            243.26      115,000.00
    RIVERSIDE        CA   92506          5            03/07/95         00
    280001415543                         05           05/01/95          0
    0160466219                           O            04/01/10
    0


    1415549          820/824             F           36,500.00         ZZ
                                         180         35,022.45          1
    3329 AMARILLO STREET              14.750            504.62         20
                                      14.250            504.62      189,000.00
    SIMI VALLEY      CA   93063          5            03/16/95         00
    280001415549                         05           05/01/95          0
    0160468211                           O            04/01/10
    0


1


    1415551          820/824             F           19,000.00         ZZ
                                         180         18,177.91          1
    1940 STONE MILL DRIVE             14.000            253.03         17
                                      13.500            253.03      115,000.00
    ELIZABETHTOWN    PA   17022          5            03/20/95         00
    280001415551                         05           05/01/95          0
    0160468320                           O            04/01/10
    0


    1415558          820/824             F           54,500.00         ZZ
                                         180         51,446.27          1
    1863 ST NORBERT DRIVE             11.000            619.45         15
                                      10.500            619.45      380,000.00
    DANVILLE         CA   94526          2            03/06/95         00
    280001415558                         05           05/01/95          0
    0160463721                           O            04/01/10
    0


    1415566          820/824             F           40,500.00         ZZ
                                         180         38,393.49          1
    25764 HARRIET AVENUE              13.500            525.82         37
                                      13.000            525.82      110,000.00
    MORENO VALLEY    CA   92388          5            12/09/94         00
    280001415566                         05           02/01/95          0
    01941193                             O            01/10/10
    0


    1417976          B56/824             F           16,400.00         ZZ
                                         180         15,822.81          1
    8329 KEYESPORT WAY                16.300            244.31         10
                                      15.800            244.31      164,000.00
    CITRUS HEIGHTS   CA   95610          5            03/30/95         00
    280001417976                         05           05/15/95          0
    0295294                              O            04/15/10
    0


    1418106          B56/824             F           17,900.00         ZZ
                                         120         16,265.38          1
    4985 SOUTHWEST 9TH STREET         13.990            277.82         16
                                      13.490            277.82      115,000.00
    MARGATE          FL   33068          5            05/03/95         00
    280001418106                         05           07/01/95          0
    0395005                              O            06/01/05
    0


    1438293          820/820             F           36,350.00         ZZ
                                         180         36,109.89          1
    1705 NORTH 1030 WEST              11.875            370.41         33
                                      11.375            370.41      111,000.00
1


    OREM             UT   84057          5            06/23/95         00
    1606020                              05           08/01/95          0
    1606020                              O            07/01/10
    0


    1438298          820/820             F           31,500.00         ZZ
                                         180         30,256.85          1
    3207 NORTH LIBERTY STREET         13.875            416.86         27
                                      13.375            416.86      118,000.00
    PORTLAND         OR   97217          5            05/26/95         00
    1606313                              05           07/01/95          0
    1606313                              O            06/01/10
    0


    1438300          820/820             F           70,000.00         ZZ
                                         180         69,605.14          1
    4 BUCKTHORN LANE                  12.250            733.52         16
                                      11.750            733.52      460,000.00
    IRVINE           CA   92714          5            07/20/95         00
    1606325                              03           09/01/95          0
    1606325                              O            08/01/10
    0


    1438301          820/820             F           19,500.00         ZZ
                                         180         19,362.99          1
    2016 WEST 8300 SOUTH              11.375            191.25         13
                                      10.875            191.25      157,000.00
    WEST JORDAN      UT   84088          5            07/13/95         00
    1606319                              05           09/01/95          0
    1606319                              O            08/01/10
    0


    1438303          820/820             F           35,500.00         ZZ
                                         180         32,141.55          1
    4902 SOUTH SWASEY CIRCLE          11.375            348.17         27
                                      10.875            348.17      133,000.00
    SALT LAKE CITY   UT   84118          5            07/18/95         00
    1606350                              05           09/01/95          0
    1606350                              O            08/01/10
    0


    1438304          820/820             F           50,000.00         ZZ
                                         180         47,979.11          1
    11143 NEW MORNING ROAD            12.825            626.88         11
                                      12.325            626.88      455,000.00
    LA MESA          CA   91941          5            06/29/95         00
    1605394                              05           09/01/95          0
    1605394                              O            08/01/10
    0
1




    1438305          820/820             F           46,200.00         ZZ
                                         180         44,399.40          1
    1149 HARWICH DRIVE                13.400            596.75         25
                                      12.900            596.75      190,000.00
    SAN MARCOS       CA   92069          5            06/20/95         00
    1605479                              05           08/01/95          0
    1605479                              O            07/01/10
    0


    1438327          820/820             F           39,000.00         ZZ
                                         180         38,746.61          1
    1129 EAST 900 SOUTH               12.625            420.02         34
                                      12.125            420.02      115,000.00
    SPANISH FORK     UT   84660          5            07/10/95         00
    1606032                              05           08/01/95          0
    1606032                              O            07/01/10
    0


    1438328          820/820             F           17,875.00         ZZ
                                         180         16,404.23          1
    1021 NORTH ELDERBERRY AVENUE      11.025            203.45         13
                                      10.525            203.45      140,500.00
    ONTARIO          CA   91762          5            07/20/95         00
    01606026                             05           09/01/95          0
    01606026                             O            08/01/10
    0


    1438330          820/820             F           16,300.00         ZZ
                                         180         15,668.45          1
    1072 WEST 150 NORTH               13.500            211.63         15
                                      13.000            211.63      112,000.00
    OREM             UT   84057          5            06/12/95         00
    1605476                              05           08/01/95          0
    1605476                              O            07/01/10
    0


    1438331          820/820             F           72,000.00         ZZ
                                         180         71,499.57          1
    1685 SOUTH HOMSY AVENUE           11.275            700.68         27
                                      10.775            700.68      275,000.00
    FRESNO           CA   93727          5            07/14/95         00
    1605482                              05           09/01/95          0
    1605482                              O            08/01/10
    0


    1438332          820/820             F           16,900.00         ZZ
                                         180         16,226.57          1
1


    1334 WEST 540 NORTH               13.500            219.42         17
                                      13.000            219.42      101,000.00
    PLEASANT GROVE   UT   84062          5            06/26/95         00
    1606039                              05           08/01/95          0
    1606039                              O            07/01/10
    0


    1438334          820/820             F           22,000.00         ZZ
                                         360         21,847.95          1
    16750 SUPERIOR STREET             12.360            232.41         11
                                      11.860            232.41      217,000.00
    NORTH HILLS      CA   91343          5            05/15/95         00
    1607010                              03           07/01/95          0
    1607010                              O            06/01/25
    0


    1438335          820/820             F           50,000.00         ZZ
                                         180         47,843.63          1
    756 MARIGOLD WAY                  12.250            608.15         21
                                      11.750            608.15      240,000.00
    SAN MARCOS       CA   92069          5            06/20/95         00
    1605473                              05           08/01/95          0
    1605473                              O            07/01/10
    0


    1438337          820/820             F           15,025.00         ZZ
                                         180         14,376.46          1
    18901 N LOCKEWOOD LANE            14.550            205.68         14
                                      14.050            205.68      110,000.00
    LOCKEFORD        CA   95237          5            05/31/95         00
    1605494                              05           09/01/95          0
    1605494                              O            08/01/10
    0


    1438339          820/820             F           40,900.00         ZZ
                                         180         38,997.38          1
    2030 RENFORD POINTE               12.000            490.87         21
                                      11.500            490.87      204,461.00
    MARIETTA         GA   30066          1            06/15/95         00
    1606322                              05           07/15/95          0
    1606322                              O            06/15/10
    0


    1438341          820/820             F           26,500.00         ZZ
                                         180         21,501.33          1
    4226 WEST FLAT CREEK CIRCLE       11.875            270.04         16
                                      11.375            270.04      171,000.00
    WEST JORDAN      UT   84088          5            06/21/95         00
    1606015                              05           08/01/95          0
1


    1606015                              O            07/01/10
    0


    1438342          820/820             F           42,700.00         ZZ
                                         180         40,975.70          1
    7854 VANALDEN AVENUE              13.000            540.26         21
                                      12.500            540.26      212,000.00
    RESEDA           CA   91335          5            06/12/95         00
    1606001                              05           08/01/95          0
    1606001                              O            07/01/10
    0


    1438343          820/820             F           26,450.00         ZZ
                                         180         25,407.17          1
    1527 SOUTH ORANGE AVENUE          13.425            342.09         16
                                      12.925            342.09      175,000.00
    WEST COVINA      CA   91790          5            07/10/95         00
    1605435                              05           09/01/95          0
    1605435                              O            08/01/10
    0


    1438344          820/820             F           51,890.00         ZZ
                                         180         51,505.53          1
    408 EAST 775 NORTH                11.375            508.92         40
                                      10.875            508.92      131,000.00
    BOUNTIFUL        UT   84010          5            07/18/95         00
    1606320                              05           09/01/95          0
    1606320                              O            08/01/10
    0


    1438345          820/820             F           36,000.00         ZZ
                                         180         34,653.36          1
    1730 NORTH 560 WEST               13.250            461.43         30
                                      12.750            461.43      122,000.00
    WEST BOUNTIFUL   UT   84087          5            07/19/95         00
    1606331                              05           09/01/95          0
    1606331                              O            08/01/10
    0


    1438349          820/820             F           21,000.00         ZZ
                                         180         19,967.33          1
    1821 YOLANDA CIRCLE               11.353            243.36          8
                                      10.853            243.36      274,000.00
    CLAYTON          CA   94517          5            05/12/95         00
    1605481                              05           07/01/95          0
    1605481                              O            06/01/10
    0


1


    1438350          820/820             F           16,500.00         ZZ
                                         180         15,841.98          1
    9754 FOUNTAIN VALLEY DRIVE        14.500            225.31         13
                                      14.000            225.31      135,000.00
    STOCKTON         CA   95209          5            05/17/95         00
    1605500                              05           07/01/95          0
    1605500                              O            06/01/10
    0


    1438351          820/820             F           20,700.00         ZZ
                                         180         15,697.48          1
    537 7TH STREET                    11.875            210.93         28
                                      11.375            210.93       75,000.00
    EVANSTON         WY   82930          5            07/10/95         00
    1606029                              05           09/01/95          0
    1606029                              O            08/01/10
    0


    1438359          820/820             F           25,400.00         ZZ
                                         180         24,154.24          1
    19 BENNINGHAM PLACE               10.275            277.24         10
                                       9.775            277.24      256,000.00
    LUGUNA NIGUEL    CA   92677          1            07/17/95         00
    1605485                              03           09/01/95          0
    1605485                              O            08/01/10
    0


    1438360          820/820             F           27,650.00         ZZ
                                         180         26,521.80          1
    1370 PARSONS AVENUE               13.500            358.99         14
                                      13.000            358.99      210,000.00
    CAMPBELL         CA   95008          5            05/03/95         00
    1606003                              05           07/01/95          0
    1606003                              O            06/01/10
    0


    1438363          820/820             F           37,000.00         ZZ
                                         180         35,646.21          1
    1469 WEST 570 NORTH               13.500            480.38         35
                                      13.000            480.38      108,000.00
    CLINTON          UT   84015          5            06/30/95         00
    1606040                              05           09/01/95          0
    1606040                              O            08/01/10
    0


    1438366          820/820             F           36,000.00         ZZ
                                         180         34,582.54          1
    24317 SARGEANT ROAD               13.900            477.01         18
                                      13.400            477.01      208,000.00
1


    RAMONA           CA   92065          5            05/30/95         00
    1605407                              03           07/15/95          0
    1605407                              O            06/15/10
    0


    1438368          820/820             F           15,250.00         ZZ
                                         180         14,416.57          1
    438 EAST 224TH STREET             11.250            175.73         11
                                      10.750            175.73      145,000.00
    CARSON           CA   90745          5            06/21/95         00
    1606011                              05           08/01/95          0
    1606011                              O            07/01/10
    0


    1438372          820/820             F           15,000.00         ZZ
                                         180         13,890.54          1
    1212 BROWNING DRIVE               13.375            193.50         23
                                      12.875            193.50       67,000.00
    SACRAMENTO       CA   95815          5            05/24/95         00
    1606335                              05           07/01/95          0
    1606335                              O            06/01/10
    0


    1438373          820/820             F           32,000.00         ZZ
                                         180         30,673.96          1
    1927 NORTH HIDDEN LANE            13.325            411.75         17
                                      12.825            411.75      192,000.00
    LONG BEACH       CA   90815          5            05/23/95         00
    1605214                              05           07/01/95          0
    1605214                              O            06/01/10
    0


    1438375          820/820             F           20,100.00         ZZ
                                         180         18,570.01          1
    3204 15TH AVENUE                  11.490            234.68         24
                                      10.990            234.68       87,000.00
    EVANS            CO   80620          5            05/23/95         00
    1606030                              05           07/01/95          0
    1606030                              O            06/01/10
    0


    1438376          820/820             F           19,000.00         ZZ
                                         180         18,503.23          1
    13532 SOUTH 2290 WEST             12.625            204.62         16
                                      12.125            204.62      126,000.00
    RIVERTON         UT   84065          5            06/29/95         00
    60632717                             05           08/01/95          0
    60632717                             O            07/01/10
    0
1




    1438389          820/820             F           38,000.00         ZZ
                                         180         36,384.53          1
    2316 JULIET STREET                12.000            456.07         27
                                      11.500            456.07      145,000.00
    LOS ANGELES      CA   90007          5            07/03/95         00
    60541914                             05           09/01/95          0
    60541914                             O            08/01/10
    0


    1438401          820/820             F           31,575.00         ZZ
                                         180         30,290.37          1
    2362 NORTH LUGO AVENUE            12.271            384.48         30
                                      11.771            384.48      105,500.00
    SAN BERNARDINO   CA   92404          5            07/19/95         00
    60532613                             05           09/01/95          0
    60532613                             O            08/01/10
    0


    1438402          820/820             F          320,000.00         ZZ
                                         180        317,438.94          1
    507 CAMERON STREET                13.125          3,571.13         57
                                      12.625          3,571.13      565,000.00
    ALEXANDRIA       VA   22314          2            06/26/95         00
    1606318                              05           08/01/95          0
    1606318                              O            07/01/10
    0


    1438406          820/820             F           23,400.00         ZZ
                                         180         22,005.90          1
    28505 JOHNSON LANE                12.990            295.91         16
                                      12.490            295.91      155,000.00
    CHISAGO          MN   55013          5            07/21/95         00
    60542311                             05           09/01/95          0
    60542311                             O            08/01/10
    0


    1438418          820/820             F           30,000.00         ZZ
                                         180         28,675.08          1
    1151 BLANC COURT                  12.075            361.50          9
                                      11.575            361.50      355,000.00
    PLEASANTON       CA   94566          5            07/24/95         00
    60634513                             05           09/01/95          0
    60634513                             O            08/01/10
    0


    1438422          820/820             F           14,100.00         ZZ
                                         180         13,464.41          1
1


    1470 N.W. 175TH STREET            11.490            164.63         20
                                      10.990            164.63       71,000.00
    MIAMI            FL   33169          5            07/03/95         00
    60632913                             05           09/01/95          0
    60632913                             O            08/01/10
    0


    1438481          820/820             F           36,500.00         ZZ
                                         180         33,716.44          1
    3606 LEILANI WAY                  11.750            432.21         12
                                      11.250            432.21      310,000.00
    ALTADENA         CA   91001          5            07/14/95         00
    60547716                             05           09/01/95          0
    60547716                             O            08/01/10
    0


    1438516          820/820             F           17,400.00         ZZ
                                         180         17,282.44          1
    6256 SOUTH PARK POINT ROAD        11.875            177.31         17
                                      11.375            177.31      105,000.00
    WEST JORDAN      UT   84084          5            06/26/95         00
    60604112                             05           08/01/95          0
    60604112                             O            07/01/10
    0


    1438523          820/820             F           27,800.00         ZZ
                                         180         27,611.56          1
    5434 WEST ARISTADA AVENUE         11.875            283.28         25
                                      11.375            283.28      114,000.00
    WEST JORDAN      UT   84084          5            07/20/95         00
    60633212                             05           09/01/95          0
    60633212                             O            08/01/10
    0


    1454568          862/824             F           17,250.00         ZZ
                                         180         16,629.17          1
    5227 GORDON AVENUE                13.950            229.15         10
                                      13.450            229.15      173,000.00
    EL CERRITO       CA   94530          1            07/24/95         00
    280001454568                         05           09/01/95          0
    7814387                              O            08/01/10
    0


    1454569          862/824             F           50,000.00         ZZ
                                         180         48,526.54          1
    2223 REEF COURT                   14.500            682.76         13
                                      14.000            682.76      402,000.00
    BYRON            CA   94514          5            09/25/95         00
    280001454569                         05           11/01/95          0
1


    7818156                              O            10/01/10
    0


    1454573          862/824             F           35,000.00         ZZ
                                         180         34,099.97          1
    1508 BLAINE AVENUE NORTHEAST      15.250            495.87         26
                                      14.750            495.87      138,000.00
    RENTON           WA   98056          5            10/02/95         00
    280001454573                         05           12/01/95          0
    7851082                              N            11/01/10
    0


    1454582          862/824             F           13,000.00         ZZ
                                         180         12,642.45          1
    7211 SE 84TH AVENUE               15.250            184.18         18
                                      14.750            184.18       74,000.00
    PORTLAND         OR   97266          5            09/15/95         00
    280001454582                         05           11/01/95          0
    7890205                              N            10/01/10
    0


    1454584          862/824             F          147,000.00         ZZ
                                         180        146,065.40          1
    713 GEORGINA AVENUE               11.125          1,413.82         14
                                      10.625          1,413.82    1,100,000.00
    SANTA MONICA     CA   90402          5            09/08/95         00
    280001454584                         05           11/01/95          0
    7895899                              O            10/01/10
    0


    1454591          862/824             F           35,400.00         ZZ
                                         180         34,244.50          1
    621 HUBBARD AVENUE                13.375            456.67         10
                                      12.875            456.67      354,000.00
    SANTA CLARA      CA   95051          5            09/18/95         00
    280001454591                         05           11/01/95          0
    7909468                              O            10/01/10
    0


    1454595          862/824             F           72,550.00         ZZ
                                         180         70,208.48          1
    7422 CLIFFSIDE COURT              13.500            941.94         12
                                      13.000            941.94      609,485.00
    LOS ANGELES      CA   91304          5            09/13/95         00
    280001454595                         05           11/01/95          0
    7912108                              O            10/01/10
    0


1


    1454606          862/824             F           13,900.00         ZZ
                                         180         13,490.27          1
    13539 UTOPIA ROAD                 14.500            189.81         10
                                      14.000            189.81      139,000.00
    POWAY            CA   92064          1            09/22/95         00
    280001454606                         05           11/01/95          0
    7928773                              O            10/01/10
    0


    1454612          862/824             F           47,500.00         ZZ
                                         180         45,966.87          1
    418 SOUTH PROSPECT                13.500            616.71         10
                                      13.000            616.71      475,000.00
    MANHATTAN BEACH  CA   90266          5            09/19/95         00
    280001454612                         05           11/01/95          0
    7942949                              O            10/01/10
    0


    1454618          862/824             F           12,850.00         ZZ
                                         180         12,495.72          1
    25485 KNOLLWOOD DRIVE             14.500            175.47         10
                                      14.000            175.47      129,000.00
    MURRIETA         CA   92563          1            09/29/95         00
    280001454618                         05           12/01/95          0
    7946924                              O            11/01/10
    0


    1454621          862/824             F           21,400.00         ZZ
                                         180         20,811.41          1
    12756 TORCH STREET                15.250            303.19         20
                                      14.750            303.19      109,000.00
    BALDWIN PARK     CA   91706          5            09/21/95         00
    280001454621                         05           11/01/95          0
    7957996                              N            10/01/10
    0


    1456274          820/820             F           52,000.00         ZZ
                                         180         51,719.78          1
    942 SCOTT DRIVE                   13.500            595.61         65
                                      13.000            595.61       80,000.00
    WEST PALM BEACH  FL   33415          5            09/15/95         00
    0160567711                           05           11/01/95          0
    101928                               O            10/01/10
    0


    1465785          862/824             F           46,500.00         ZZ
                                         180         44,916.44          1
    1620 GRANVIA ALTAMIRA             11.375            539.52         10
                                      10.875            539.52      465,000.00
1


    PALOS VERDES ES  CA   90274          1            11/15/95         00
    280001465785                         05           01/01/96          0
    4000543                              O            12/01/10
    0


    1465786          862/824             F           15,950.00         ZZ
                                         180         15,525.84          1
    10382 LONGDEN STREET              14.125            213.76         10
                                      13.625            213.76      159,500.00
    CYPRESS          CA   90630          1            11/15/95         00
    280001465786                         05           01/01/96          0
    4001160                              O            12/01/10
    0


    1465788          862/824             F           10,000.00         ZZ
                                         180          7,277.89          1
    4591 SOUTH ALTONIA CIRCLE         11.000            113.66          9
                                      10.500            113.66      118,000.00
    WEST VALLEY CIT  UT   84120          5            11/07/95         00
    280001465788                         05           01/01/96          0
    4001483                              O            12/01/10
    0


    1465792          862/824             F           22,800.00         ZZ
                                         180         22,193.75          1
    942 KOLEETA DRIVE                 14.125            305.56         10
                                      13.625            305.56      228,000.00
    HARBOR CITY ARE  CA   90710          2            11/22/95         00
    280001465792                         05           01/01/96          0
    4003141                              O            12/01/10
    0


    1465798          862/824             F           89,700.00         ZZ
                                         180         86,862.67          1
    1300 PALOS VERDES BOULEVARD       11.375          1,040.75         34
                                      10.875          1,040.75      270,000.00
    REDONDO BEACH    CA   90277          5            12/05/95         00
    280001465798                         05           02/01/96          0
    4004354                              O            01/01/11
    0


    1465800          862/824             F           29,900.00         ZZ
                                         180         29,100.81          1
    715 2ND STREET                    13.250            383.24         10
                                      12.750            383.24      299,000.00
    HERMOSA BEACH    CA   90254          1            11/29/95         00
    280001465800                         05           02/01/96          0
    4004735                              O            01/01/11
    0
1




    1465803          862/824             F           16,875.00         ZZ
                                         180         16,453.53          1
    311 FOURTH AVENUE                 13.990            224.62         25
                                      13.490            224.62       68,000.00
    GOLD HILL        OR   97525          5            12/07/95         00
    280001465803                         05           02/01/96          0
    4010674                              O            01/01/11
    0


    1465804          862/824             F           11,700.00         ZZ
                                         180         11,412.99          1
    103 COMMUNITY DRIVE               15.000            163.76         15
                                      14.500            163.76       78,000.00
    SILVER LAKE      WA   98645          5            11/28/95         00
    280001465804                         05           01/01/96          0
    4010765                              N            12/01/10
    0


    1465805          862/824             F           39,750.00         ZZ
                                         180         38,769.65          1
    6104 SOUTHEAST WOODWARD STREET    14.125            532.71         25
                                      13.625            532.71      159,000.00
    PORTLAND         OR   97215          5            12/04/95         00
    280001465805                         05           02/01/96          0
    4013868                              O            01/01/11
    0


    1465813          862/824             F           26,100.00         ZZ
                                         180         25,406.14          1
    271 AVALON CIRCLE                 14.125            349.78         16
                                      13.625            349.78      173,915.00
    PITTSBURG        CA   94565          1            11/22/95         00
    280001465813                         05           01/01/96          0
    4021929                              O            12/01/10
    0


    1465815          862/824             F           32,000.00         ZZ
                                         180         30,175.61          1
    820 TAMARACK DRIVE                11.375            371.29         10
                                      10.875            371.29      320,000.00
    SAN RAFAEL       CA   94903          1            11/14/95         00
    280001465815                         05           01/01/96          0
    4032595                              O            12/01/10
    0


    1465820          862/824             F           34,500.00         ZZ
                                         180         33,638.43          1
1


    15250 CHATSWORTH STREET           13.990            459.22         25
    (MISSION HILLS)                   13.490            459.22      140,000.00
    LOS ANGELES      CA   91345          5            12/06/95         00
    280001465820                         05           02/01/96          0
    4043808                              O            01/01/11
    0


    1465828          862/824             F           17,500.00         ZZ
                                         180         17,070.96          1
    362 WEST J STREET                 15.000            244.93         20
                                      14.500            244.93       87,500.00
    BRAWLEY          CA   92227          1            11/30/95         00
    280001465828                         05           01/01/96          0
    4069803                              N            12/01/10
    0


    1465830          862/824             F           33,600.00         ZZ
                                         180         32,628.51          1
    3529 YORKTOWN ROAD                14.500            458.81         20
                                      14.000            458.81      168,000.00
    FREMONT          CA   94538          1            10/12/95         00
    280001465830                         05           12/01/95          0
    7796220                              O            11/01/10
    0


    1465833          862/824             F           24,100.00         ZZ
                                         180         23,435.67          1
    11643 SILVERGATE DRIVE            14.500            329.09         10
                                      14.000            329.09      241,000.00
    DUBLIN           CA   94568          1            10/04/95         00
    280001465833                         05           12/01/95          0
    7818420                              O            11/01/10
    0


    1465834          862/824             F           32,750.00         ZZ
                                         180         31,029.97          1
    1420 PARKVIEW COURT               14.750            452.77         10
                                      14.250            452.77      327,500.00
    PLEASANTON       CA   94566          2            10/12/95         00
    280001465834                         05           12/01/95          0
    7819097                              O            11/01/10
    0


    1465847          862/824             F           14,025.00         ZZ
                                         180         13,571.74          1
    6304 WEST LUPINE AVENUE           12.750            175.15         15
                                      12.250            175.15       93,500.00
    GLENDALE         AZ   85304          1            10/26/95         00
    280001465847                         05           12/01/95          0
1


    7874977                              O            11/01/10
    0


    1465851          862/824             F           35,000.00         ZZ
                                         180         33,255.33          1
    10211 OLD RIVER ROAD              11.875            417.25         21
                                      11.375            417.25      170,000.00
    FORESTVILLE      CA   95436          5            10/23/95         00
    280001465851                         05           12/01/95          0
    7881592                              O            11/01/10
    0


    1465861          862/824             F           13,600.00         ZZ
                                         180         13,250.25          1
    5360 COLONY PARK CIRCLE           15.250            192.68         10
                                      14.750            192.68      136,000.00
    SAN JOSE         CA   95123          2            10/02/95         00
    280001465861                         01           12/01/95          0
    7910490                              N            11/01/10
    0


    1465865          862/824             F           46,600.00         ZZ
                                         180         44,972.18          1
    34 PRIMROSE WAY                   11.875            555.54         10
                                      11.375            555.54      466,750.00
    SAN RAMON        CA   94583          1            10/05/95         00
    280001465865                         05           12/01/95          0
    7911217                              O            11/01/10
    0


    1465869          862/824             F           45,000.00         ZZ
                                         180         43,803.68          1
    24759 CALLE LARGO                 14.125            603.07         14
                                      13.625            603.07      335,000.00
    CALABASAS        CA   91302          5            11/02/95         00
    280001465869                         03           01/01/96          0
    7915861                              O            12/01/10
    0


    1465870          862/824             F          100,000.00         ZZ
                                         180         93,792.71          1
    4360 SOUTH HIGUERA STREET         13.500          1,298.32         17
                                      13.000          1,298.32      600,000.00
    SAN LUIS OBISPO  CA   93406          5            10/16/95         00
    280001465870                         05           12/01/95          0
    7915937                              O            11/01/10
    0


1


    1465871          862/824             F           40,000.00         ZZ
                                         180         38,897.37          1
    560 GALSWORTHY STREET             14.500            546.21         20
                                      14.000            546.21      205,000.00
    THOUSAND OAKS    CA   91360          5            10/11/95         00
    280001465871                         05           12/01/95          0
    7916315                              O            11/01/10
    0


    1465879          862/824             F           35,800.00         ZZ
                                         180         34,848.19          1
    2301 CARPINTERIA DRIVE            14.125            479.78         21
                                      13.625            479.78      178,900.00
    ANTIOCH          CA   94509          1            11/09/95         00
    280001465879                         05           01/01/96          0
    7926330                              O            12/01/10
    0


    1465882          862/824             F           27,000.00         ZZ
                                         180         26,255.72          1
    175 PARNASSUS CIRCLE              14.500            368.69         18
                                      14.000            368.69      155,000.00
    OCEANSIDE        CA   92054          1            10/05/95         00
    280001465882                         05           12/01/95          0
    7931025                              O            11/01/10
    0


    1465887          862/824             F           28,400.00         ZZ
                                         180         27,644.89          1
    3827 OCANA AVENUE                 14.125            380.61         20
                                      13.625            380.61      142,000.00
    LONG BEACH       CA   90808          1            11/13/95         00
    280001465887                         05           01/01/96          0
    7945314                              O            12/01/10
    0


    1465892          862/824             F           33,800.00         ZZ
                                         180         32,868.39          1
    10 EUCALYPTUS                     14.500            461.54         20
                                      14.000            461.54      170,000.00
    IRVINE           CA   92715          1            10/18/95         00
    280001465892                         03           12/01/95          0
    7946882                              O            11/01/10
    0


    1465895          862/824             F           21,000.00         ZZ
                                         180         20,421.10          1
    184 EAST LAKESIDE DRIVE           14.500            286.76         10
                                      14.000            286.76      210,000.00
1


    WALDPORT         OR   97394          1            10/12/95         00
    280001465895                         05           12/01/95          0
    7954977                              O            11/01/10
    0


    1465897          862/824             F           10,000.00         ZZ
                                         180          9,971.41          1
    17659 NORTHEAST COUCH STREET      14.500            122.46          9
                                      14.000            122.46      122,000.00
    PORTLAND         OR   97230          1            10/10/95         00
    280001465897                         05           12/01/95          0
    7955289                              O            11/01/10
    0


    1465906          862/824             F           34,300.00         ZZ
                                         180         33,459.13          1
    729 SOUTHEAST 169TH DRIVE         15.000            480.06         29
                                      14.500            480.06      119,000.00
    PORTLAND         OR   97233          5            11/27/95         00
    280001465906                         05           01/01/96          0
    7956584                              N            12/01/10
    0


    1465918          862/824             F           20,000.00         ZZ
                                         180         19,473.60          1
    2012 KHATRI COURT                 15.000            279.92         14
                                      14.500            279.92      145,000.00
    RIVERBANK        CA   95367          5            10/17/95         00
    280001465918                         05           12/01/95          0
    7963143                              O            11/01/10
    0


    1465920          862/824             F           21,000.00         ZZ
                                         180         20,466.87          1
    950 WINTERPARK LANE               14.625            288.54         20
                                      14.125            288.54      105,000.00
    TURLOCK          CA   95380          1            11/20/95         00
    280001465920                         05           01/01/96          0
    7964018                              O            12/01/10
    0


    1465930          862/824             F           19,900.00         ZZ
                                         180         19,388.87          1
    624 SKYWAY DRIVE                  14.500            271.74         10
                                      14.000            271.74      199,900.00
    SAN JOSE         CA   95111          1            11/22/95         00
    280001465930                         03           01/01/96          0
    7973522                              O            12/01/10
    0
1




    1465933          862/824             F           21,000.00         ZZ
                                         180         19,985.82          1
    2575 EASTON WAY #82               14.625            288.54         21
                                      14.125            288.54      100,000.00
    SAN JOSE         CA   95133          1            11/08/95         00
    280001465933                         01           01/01/96          0
    7974256                              O            12/01/10
    0


    1465934          862/824             F           49,100.00         ZZ
                                         180         47,855.46          1
    879 LINDA VISTA AVENUE            15.000            687.20         20
                                      14.500            687.20      256,000.00
    MOUNTAIN VIEW    CA   94043          5            11/16/95         00
    280001465934                         05           01/01/96          0
    7974991                              N            12/01/10
    0


    1465937          862/824             F           45,200.00         ZZ
                                         180         43,998.36          1
    6153 GLEN HARBOR DRIVE            14.125            605.75         20
                                      13.625            605.75      226,000.00
    SAN JOSE         CA   95123          1            11/27/95         00
    280001465937                         05           01/01/96          0
    7975568                              O            12/01/10
    0


    1465942          862/824             F           14,200.00         ZZ
                                         180         13,834.82          4
    2467 L STREET 1-4                 15.250            201.18         10
                                      14.750            201.18      142,000.00
    SAN DIEGO        CA   92102          2            10/24/95         00
    280001465942                         05           12/01/95          0
    7978158                              N            11/01/10
    0


    1465950          862/824             F           25,500.00         ZZ
                                         180         24,602.40          1
    1556 JAMACHA ROAD                 11.000            289.84         10
                                      10.500            289.84      255,000.00
    EL CAJON         CA   92019          5            11/09/95         00
    280001465950                         05           01/01/96          0
    7980444                              O            12/01/10
    0


    1465952          862/824             F           22,100.00         ZZ
                                         180         21,545.36          1
1


    6571 CORTE LA PAZ                 14.750            305.54         15
                                      14.250            305.54      149,000.00
    CARLSBAD         CA   92009          1            11/16/95         00
    280001465952                         01           01/01/96          0
    7981038                              O            12/01/10
    0


    1465955          862/824             F           10,000.00         ZZ
                                         180          9,754.81          1
    224 EVENINGSIDE GLEN              15.000            139.96         11
                                      14.500            139.96       92,000.00
    ESCONDIDO        CA   92026          5            11/15/95         00
    280001465955                         07           01/01/96          0
    7981905                              O            12/01/10
    0


    1465963          862/824             F           25,000.00         ZZ
                                         180         24,350.49          1
    3401 MCBAIN AVENUE                14.375            339.26         12
                                      13.875            339.26      220,000.00
    REDONDO BEACH    CA   90278          2            11/22/95         00
    280001465963                         05           01/01/96          0
    7984438                              N            12/01/10
    0


    1465965          862/824             F           24,750.00         ZZ
                                         180         24,058.36          1
    5907 HARVEY WAY                   14.125            331.69         15
                                      13.625            331.69      165,000.00
    LAKEWOOD         CA   90713          2            11/08/95         00
    280001465965                         05           01/01/96          0
    7985211                              O            12/01/10
    0


    1465970          862/824             F           11,800.00         ZZ
                                         180         11,474.71          1
    1004 MEZPAH STREET                14.500            161.13         16
                                      14.000            161.13       78,500.00
    LAS VEGAS        NV   89106          1            10/16/95         00
    280001465970                         05           12/01/95          0
    7997026                              O            11/01/10
    0


    1465976          862/824             F           37,500.00         ZZ
                                         180         36,622.70          1
    3427 ALMERIA STREET               15.500            537.75         15
    (SAN PEDRO AREA)                  15.000            537.75      250,000.00
    LOS ANGELES      CA   90731          1            11/21/95         00
    280001465976                         05           01/01/96          0
1


    7998198                              N            12/01/10
    0


    1465977          862/824             F           10,000.00         ZZ
                                         180          9,734.03          1
    7944 LISA DAWN AVENUE             14.125            134.02         11
                                      13.625            134.02       98,000.00
    LAS VEGAS        NV   89117          5            11/22/95         00
    280001465977                         03           01/01/96          0
    7998313                              O            12/01/10
    0


    1465978          862/824             F           40,000.00         ZZ
                                         180         39,019.37          1
    610 SOUTH MARIPOSA STREET         15.000            559.84         15
                                      14.500            559.84      280,000.00
    BURBANK          CA   91506          5            11/13/95         00
    280001465978                         05           01/01/96          0
    7998362                              N            12/01/10
    0


    1465979          862/824             F           16,000.00         ZZ
                                         180         15,598.35          1
    2015 EUCLID AVENUE                14.750            221.21         10
                                      14.250            221.21      160,000.00
    LONG BEACH       CA   90815          5            11/09/95         00
    280001465979                         05           01/01/96          0
    7998388                              N            12/01/10
    0


    1465980          862/824             F           10,000.00         ZZ
                                         180          9,734.02          1
    1005 PYRAMID DRIVE                14.125            134.02         13
                                      13.625            134.02       79,500.00
    LAS VEGAS        NV   89108          1            11/27/95         00
    280001465980                         05           01/01/96          0
    7998479                              O            12/01/10
    0


    1465981          862/824             F           10,000.00         ZZ
                                         180          9,734.02          1
    2828 HOLMES STREET                14.125            134.02         15
                                      13.625            134.02       68,000.00
    NORTH LAS VEGAS  NV   89030          1            11/27/95         00
    280001465981                         05           01/01/96          0
    7998503                              O            12/01/10
    0


1


    1465982          862/824             F           23,500.00         ZZ
                                         180         22,875.18          1
    3628 GINGERWOOD COURT             14.125            314.94         11
                                      13.625            314.94      234,000.00
    THOUSAND OAKS    CA   91360          5            11/15/95         00
    280001465982                         05           01/01/96          0
    7998545                              O            12/01/10
    0


    1465983          862/824             F           11,900.00         ZZ
                                         180         11,583.57          1
    2743 CARNATION LANE               14.125            159.48         20
                                      13.625            159.48       59,500.00
    HENDERSON        NV   89014          5            11/20/95         00
    280001465983                         01           01/01/96          0
    7998925                              O            12/01/10
    0


    1465984          862/824             F           17,250.00         ZZ
                                         180         16,824.48          1
    15722 MAYALL STREET               14.125            231.18         15
    (GRANADA HILLS AREA)              13.625            231.18      115,000.00
    LOS ANGELES      CA   91344          1            12/05/95         00
    280001465984                         05           02/01/96          0
    7999188                              O            01/01/11
    0


    1465995          862/824             F           24,000.00         ZZ
                                         180         23,170.67          1
    2567 FRANCIS DRIVE                12.000            288.05         13
                                      11.500            288.05      188,000.00
    PINOLE           CA   94564          2            10/18/95         00
    280001465995                         05           12/01/95          0
    7983521                              O            11/01/10
    0


    1465997          862/824             F           37,600.00         ZZ
                                         180         36,441.34          1
    1109 ANTELOPE PLACE               12.500            463.43         10
    (NEWBURY PARK AREA)               12.000            463.43      376,000.00
    THOUSAND OAKS    CA   91320          5            11/09/95         00
    280001465997                         05           01/01/96          0
    7998149                              O            12/01/10
    0


    1466000          862/824             F           27,500.00         ZZ
                                         180         26,699.39          1
    6924 NORTH FOTHERINGHAM STREET    13.500            357.04         22
                                      13.000            357.04      129,000.00
1


    SPOKANE          WA   99208          2            11/29/95         00
    280001466000                         05           01/01/96          0
    7854748                              O            12/01/10
    0


    1466002          862/824             F           15,000.00         ZZ
                                         180         14,546.91          1
    1224 EAST EMPIRE AVENUE           13.500            194.75         25
                                      13.000            194.75       60,000.00
    SPOKANE          WA   99207          5            10/24/95         00
    280001466002                         05           12/01/95          0
    7984206                              O            11/01/10
    0


    1466105          862/824             F           17,800.00         ZZ
                                         180         17,266.52          1
    2019 TOKAY STREET                 14.950            248.52         10
                                      14.450            248.52      179,000.00
    SANTA ROSA       CA   95404          1            11/02/95         00
    280001466105                         05           01/01/96          0
    7911928                              O            12/01/10
    0


    1466162          862/824             F           38,900.00         ZZ
                                         180         37,727.89          1
    610 MYSTIC LANE                   12.750            485.80         19
                                      12.250            485.80      205,000.00
    FOSTER CITY      CA   94404          5            11/01/95         00
    280001466162                         03           01/01/96          0
    7973001                              O            12/01/10
    0


    1488645          668/824             F           70,500.00         ZZ
                                         360         70,132.76          1
    308 RALEIGH STREET SE              9.875            612.19         71
                                       9.375            612.19      100,000.00
    WASHINGTON       DC   20032          5            03/27/96         00
    280001488645                         05           05/01/96          0
    0108093                              O            04/01/26
    0


    1488767          921/921             F          117,750.00         ZZ
                                         360        116,946.81          1
    45 WORTHINGTON ROAD               10.500          1,077.11         75
                                      10.000          1,077.11      157,000.00
    STAFFORD         CT   06075          5            03/20/96         00
    408427                               05           05/01/96          0
    408427                               O            04/01/26
    0
1




    1494122          705/824             F          176,000.00         ZZ
                                         360        175,398.07          2
    952 EAST 223RD STREET             10.875          1,659.49         85
                                      10.375          1,659.49      207,500.00
    BRONX            NY   10466          1            05/13/96         23
    280001494122                         05           07/01/96          0
    96030109                             O            06/01/26
    0


    1503971          180/824             F          164,400.00         ZZ
                                         360        164,096.05          1
    18035 PIERCE RD                   12.500          1,754.58         72
                                      12.000          1,754.58      228,500.00
    BREMEN           IN   45506          5            07/18/96         00
    280001503971                         05           09/01/96          0
    1503971                              O            08/01/26
    0


    1506668          E22/824             F          104,000.00         ZZ
                                         360        103,718.14          1
    5355 PINECREST COURT              10.000            912.67         80
                                       9.500            912.67      130,000.00
    EUREKA           CA   95503          2            07/29/96         00
    0410125827                           05           10/01/96          0
    0410125827                           O            09/01/26
    0


    1508615          921/921             F           45,000.00         ZZ
                                         360         44,865.99          1
    744 POPLAR STREET                 10.950            426.85         30
                                      10.450            426.85      150,000.00
    MONROE           GA   30655          5            06/10/96         00
    296897                               05           08/01/96          0
    296897                               O            07/01/26
    0


    1508617          921/921             F          167,900.00         ZZ
                                         360        167,446.33          1
    8043 SOUTH CARR COURT             11.400          1,649.90         80
                                      10.900          1,649.90      209,900.00
    LITTLETON        CO   80123          1            06/13/96         00
    504290                               05           08/01/96          0
    504290                               O            07/01/26
    0


    1512333          E22/824             F           56,000.00         T
                                         360         55,886.94          1
1


    1761 SIGMA ROAD                   11.375            549.23         80
                                      10.875            549.23       70,000.00
    MCKINLEYVILLE    CA   95519          2            08/13/96         00
    0410126528                           05           10/01/96          0
    0410126528                           O            09/01/26
    0


    1513037          637/824             F          107,500.00         ZZ
                                         360        107,313.85          1
    376A CEDAR LANE                   11.625          1,074.83         64
    T/O BEEKMAN                       11.125          1,074.83      170,000.00
    POUGHQUAG        NY   12570          5            10/21/96         00
    280001513037                         05           12/01/96          0
    9227398                              O            11/01/26
    0


    1513680          637/824             F           67,475.00         ZZ
                                         360         67,327.27          1
    RT 1 BOX 372 B                    11.000            642.58         85
                                      10.500            642.58       79,384.00
    WAYNESVILLE      MO   65583          4            09/06/96         23
    280001513680                         05           10/01/96          0
    9323858                              O            09/01/26
    0


    1514236          637/824             F           96,000.00         ZZ
                                         360         95,710.84          1
    208 E HINKLEY                     10.250            860.26         80
                                       9.750            860.26      120,000.00
    MOUNT SHASTA     CA   96067          1            07/23/96         00
    280001514236                         05           09/01/96          0
    3438587                              O            08/01/26
    0


    1515099          705/824             F           76,000.00         ZZ
                                         360         75,883.97          1
    596 KENT AVENUE                   10.750            709.45         44
                                      10.250            709.45      175,000.00
    TEANECK          NJ   07666          5            10/28/96         00
    280001515099                         05           12/01/96          0
    96030136                             O            11/01/26
    0


    1516329          971/824             F           68,000.00         ZZ
                                         360         67,862.50          1
    600 E 54 ST                       10.500            622.02         44
                                      10.000            622.02      157,500.00
    HIALEAH          FL   33013          5            09/12/96         00
    280001516329                         05           11/01/96          0
1


    123456                               O            10/01/26
    0


    1516347          664/824             F           24,750.00         ZZ
                                         360         24,694.29          1
    15417 CLAREMONT AVENUE            10.875            233.37         75
                                      10.375            233.37       33,000.00
    HARVEY           IL   60426          5            08/26/96         00
    280001516347                         05           10/01/96          0
    1516347                              N            09/01/26
    0


    1516435          526/824             F           29,400.00         ZZ
                                         360         29,324.37          1
    214 PALMETTO COURT                10.250            263.46         70
                                       9.750            263.46       42,000.00
    OLDSMAR          FL   34677          1            08/08/96         00
    280001516435                         05           10/01/96          0
    0137336                              O            09/01/26
    0


    1517010          F64/824             F          114,750.00         ZZ
                                         360        114,455.01          1
    3543 N WATERSIDE DRIVE            10.250          1,028.28         85
                                       9.750          1,028.28      135,000.00
    LANEXA           VA   23089          4            08/27/96         23
    280001517010                         05           10/01/96          0
    1517010                              O            09/01/26
    0


    1517421          751/824             F          400,000.00         ZZ
                                         360        398,915.89          1
    22 BLUFF ROAD                     10.000          3,510.29         55
                                       9.500          3,510.29      735,000.00
    GLEN COVE        NY   11542          5            08/21/96         00
    280001517421                         05           10/01/96          0
    58029                                O            09/01/26
    0


    1517579          771/824             F           65,625.00         ZZ
                                         360         65,179.30          1
    853 HARRISON AVE                  10.875            618.77         75
                                      10.375            618.77       87,500.00
    SCHENECTADY      NY   12306          1            08/30/96         00
    280001517579                         05           10/01/96          0
    9606076                              O            09/01/26
    0


1


    1517599          921/921             F          115,000.00         ZZ
                                         360        114,769.08          1
    1905 BELARCO DRIVE                12.350          1,213.98         77
                                      11.850          1,213.98      150,000.00
    KNOXVILLE        TN   37918          2            07/12/96         00
    298299                               05           09/01/96          0
    298299                               O            08/01/26
    0


    1517724          637/824             F           65,000.00         ZZ
                                         360         64,875.38          1
    610 COLLEGE DRIVE                 10.750            606.77         36
                                      10.250            606.77      185,000.00
    SALINAS          CA   93901          5            09/20/96         00
    280001517724                         05           11/01/96          0
    3438736                              O            10/01/26
    0


    1517767          180/824             F           28,500.00         ZZ
                                         360         28,474.57          2
    6234 HARRISON AVENUE              11.875            290.42         75
                                      11.375            290.42       38,000.00
    HAMMOND          IN   46320          1            11/07/96         00
    280001517767                         05           01/01/97          0
    4422952                              N            12/01/26
    0


    1518128          637/824             F           53,820.00         ZZ
                                         360         53,688.77          1
    LAKE ROAD 5-91                    10.500            492.32         90
                                      10.000            492.32       59,800.00
    CAMDENTON        MO   65020          1            09/10/96         11
    280001518128                         05           10/01/96         25
    9321175                              O            09/01/26
    0


    1518154          962/824             F           40,400.00         ZZ
                                         360         40,341.56          1
    318 1ST AVENUE E                  11.000            384.74         75
                                      10.500            384.74       53,900.00
    WEST FARGO       ND   58078          2            11/08/96         00
    280001518154                         05           12/01/96          0
    1518154                              N            11/01/26
    0


    1518923          180/824             F          147,000.00         ZZ
                                         360        146,747.18          1
    4004 NAGLE STREET                 11.250          1,427.75         82
                                      10.750          1,427.75      180,000.00
1


    BRYAN            TX   77801          2            09/18/96         23
    280001518923                         05           11/01/96          0
    4454203                              O            10/01/26
    0


    1519683          562/562             F          240,000.00         ZZ
                                         360        239,384.20          1
    736 HOLMDEL ROAD                  11.000          2,285.58         80
                                      10.500          2,285.58      300,000.00
    HOLMDEL          NJ   07733          5            07/10/96         00
    516724                               05           09/01/96          0
    516724                               O            08/01/26
    0


    1519689          562/562             F          100,000.00         ZZ
                                         360         99,775.94          1
    3050 WAVERLY AVENUE               11.625            999.84         43
                                      11.125            999.84      235,000.00
    OCEANSIDE        NY   11572          5            07/23/96         00
    516682                               05           09/01/96          0
    516682                               O            08/01/26
    0


    1519737          562/562             F          259,250.00         ZZ
                                         360        258,566.66          1
    157-40 10TH AVENUE                10.875          2,444.45         85
                                      10.375          2,444.45      305,000.00
    WHITESTONE       NY   11357          5            07/29/96         23
    519462                               05           09/01/96          0
    519462                               O            08/01/26
    0


    1519749          562/562             F          198,050.00         T
                                         360        197,581.42          1
    30 SEA GATE AVENUE                11.375          1,942.41         85
                                      10.875          1,942.41      233,000.00
    WEST HAMPTON     NY   11977          2            07/29/96         23
    519454                               05           09/01/96          0
    519454                               O            08/01/26
    0


    1519756          562/562             F          207,000.00         ZZ
                                         360        206,572.76          1
    17 THELMA COURT                   12.000          2,129.23         80
                                      11.500          2,129.23      260,000.00
    MIDDLETOWN       NJ   07701          1            07/26/96         00
    260163                               05           09/01/96          0
    260163                               O            08/01/26
    0
1




    1519883          934/824             F          114,300.00         ZZ
                                         360        114,110.89          1
    14174 NW 88TH COURT               10.375          1,034.88         80
                                       9.875          1,034.88      142,900.00
    MIAMI            FL   33016          1            10/02/96         00
    280001519883                         05           12/01/96          0
    61006112                             O            11/01/26
    0


    1520631          637/824             F           45,000.00         ZZ
                                         360         44,947.70          1
    1003 PARK AVENUE                  12.000            462.88         39
                                      11.500            462.88      117,000.00
    HUNTINGTON       NY   11743          5            10/02/96         00
    280001520631                         05           12/01/96          0
    9378878                              O            11/01/26
    0


    1520891          E19/824             F           56,700.00         ZZ
                                         360         56,546.34          1
    31940 G HIGHWAY 97 NORTH          10.000            497.58         38
                                       9.500            497.58      151,600.00
    RONASKET         WA   98855          2            08/28/96         00
    280001520891                         05           10/01/96          0
    100010680                            O            09/01/26
    0


    1521105          450/824             F          100,000.00         ZZ
                                         180         98,602.92          1
    124 HIGHLAND                      10.625          1,113.16         56
                                      10.125          1,113.16      180,000.00
    LAKE ORION       MI   48362          2            08/26/96         00
    280001521105                         05           10/01/96          0
    4173274                              O            09/01/11
    0


    1521697          575/824             F           49,000.00         ZZ
                                         180         48,371.34          1
    1423 BRIARWOOD DRIVE S. E.         9.500            511.67         62
                                       9.000            511.67       80,000.00
    CULLMAN          AL   35055          5            09/17/96         00
    280001521697                         05           11/01/96          0
    500000002                            O            10/01/11
    0


    1521747          A07/824             F           63,750.00         ZZ
                                         360         63,675.36          1
1


    527 E WILMINGTON AVENUE           10.625            589.11         85
                                      10.125            589.11       75,000.00
    SALT LAKE CITY   UT   84106          2            11/07/96         23
    280001521747                         05           01/01/97          0
    960384                               O            12/01/26
    0


    1521755          822/824             F           63,000.00         ZZ
                                         360         62,908.87          1
    45 NOBLEWOOD LANE                 11.000            599.97         54
                                      10.500            599.97      118,000.00
    LEVITTOWN        PA   19054          2            10/22/96         00
    280001521755                         05           12/01/96          0
    3536005713                           O            11/01/26
    0


    1521956          E22/824             F           63,000.00         ZZ
                                         360         62,862.09          1
    402 NORTHWEST RIVERFRONT STREE    11.000            599.96         85
                                      10.500            599.96       74,521.00
    BEND             OR   97701          1            08/01/96         23
    0410113005                           05           10/01/96          0
    0410113005                           O            09/01/26
    0


    1523027          637/824             F           61,150.00         ZZ
                                         360         61,033.07          1
    1252 PRAIRIE AVENUE               11.625            611.41         90
                                      11.125            611.41       67,995.00
    BELOIT           WI   53511          1            09/07/96         23
    280001523027                         05           10/01/96          0
    9323049                              O            09/01/26
    0


    1523517          637/824             F          115,000.00         ZZ
                                         360        114,705.00          1
    538 NORTH WASHINGTON STREET        9.375            956.52         88
                                       8.875            956.52      131,000.00
    NORTH ATTLEBORO  MA   02760          2            09/23/96         23
    280001523517                         05           11/01/96          0
    9349994                              O            10/01/26
    0


    1523704          637/824             F          224,000.00         ZZ
                                         360        223,598.65          2
    1344 40TH STREET                  10.000          1,965.76         80
                                       9.500          1,965.76      280,000.00
    BROOKLYN         NY   11218          2            10/25/96         00
    280001523704                         05           12/01/96          0
1


    9226838                              O            11/01/26
    0


    1524115          450/824             F           43,500.00         ZZ
                                         360         43,437.09          1
    25195 HURON                       11.000            414.26         54
                                      10.500            414.26       82,000.00
    ROSEVILLE        MI   48066          2            10/02/96         00
    280001524115                         05           12/01/96          0
    4174561                              O            11/01/26
    0


    1524620          450/824             F          207,000.00         ZZ
                                         360        206,684.03          1
    10481 DOWNING DRIVE               10.750          1,932.31         78
                                      10.250          1,932.31      266,000.00
    TOWNSHIP OF HAM  MI   48143          1            10/22/96         00
    280001524620                         05           12/01/96          0
    4260337                              O            11/01/26
    0


    1524803          921/921             F           42,700.00         ZZ
                                         360         42,650.28          1
    7971 RIGGS ROAD #7                13.850            500.88         70
                                      13.350            500.88       61,000.00
    ADELPHI          MD   20783          5            08/23/96         00
    413773                               01           10/01/96          0
    413773                               O            09/01/26
    0


    1524950          921/921             F           83,700.00         ZZ
                                         360         83,530.14          1
    46 BIRCHLAND AVENUE               11.350            819.31         90
                                      10.850            819.31       93,000.00
    EAST LONGMEADOW  MA   01028          1            08/30/96         23
    412841                               05           10/01/96          0
    412841                               O            09/01/26
    0


    1524957          921/921             F          100,725.00         ZZ
                                         360        100,520.61          1
    92 GINA DRIVE                     11.350            985.96         78
                                      10.850            985.96      130,000.00
    CARROLLTON       GA   30116          1            08/28/96         00
    298877                               05           10/01/96          0
    298877                               O            09/01/26
    0


1


    1524967          637/824             F           90,000.00         ZZ
                                         360         89,889.21          1
    35 KNOB HILL ROAD                 11.750            908.47         90
                                      11.250            908.47      100,000.00
    PERU             NY   12972          1            10/18/96         11
    280001524967                         05           12/01/96         30
    9380163                              O            11/01/26
    0


    1525209          560/824             F          132,000.00         ZZ
                                         360        131,651.55          1
    11806 DOVERHILL DRIVE             10.125          1,170.61         80
                                       9.625          1,170.61      165,000.00
    SAINT LOUIS      MO   63128          1            08/26/96         00
    280001525209                         05           10/01/96          0
    457122109                            O            09/01/26
    0


    1525322          560/824             F           57,600.00         ZZ
                                         360         57,489.90          1
    347 WHEEL HUB PLACE               11.625            575.91         80
                                      11.125            575.91       72,000.00
    BORREGO SPRINGS  CA   92004          1            08/09/96         00
    280001525322                         05           10/01/96          0
    456724608                            O            09/01/26
    0


    1526708          E22/824             F           74,200.00         ZZ
                                         180         73,198.17          1
    9429 SW 4TH LANE                  11.000            843.35         70
                                      10.500            843.35      106,000.00
    MIAMI            FL   33174          5            08/19/96         00
    0410193767                           05           10/01/96          0
    0410193767                           O            09/01/11
    0


    1526725          575/824             F           54,400.00         ZZ
                                         360         54,131.14          1
    423 WEST BROADWAY                 10.500            497.62         80
                                      10.000            497.62       68,000.00
    RED LION         PA   17356          1            09/27/96         00
    280001526725                         05           11/01/96          0
    1767201                              O            10/01/26
    0


    1526740          921/921             F          159,750.00         ZZ
                                         360        159,481.11          1
    1812 LAWRENCE STREET NE           11.350          1,563.74         90
                                      10.850          1,563.74      177,500.00
1


    WASHINGTON       DC   20018          5            08/27/96         23
    412254                               05           11/01/96          0
    412254                               O            10/01/26
    0


    1526813          A07/824             F           21,750.00         ZZ
                                         360         21,704.80          1
    5 BOULEVARD KNOLLS                10.375            196.93         70
                                       9.875            196.93       31,100.00
    POUGHKEEPSIE     NY   12601          1            10/03/96         00
    280001526813                         05           11/01/96          0
    NG                                   N            10/01/26
    0


    1526858          E22/824             F          125,000.00         ZZ
                                         360        124,718.86          1
    6208 RIDGEBERRY COURT             10.875          1,178.61         85
                                      10.375          1,178.61      148,000.00
    ORLANDO          FL   32819          2            08/23/96         23
    0410197768                           05           10/01/96          0
    0410197768                           O            09/01/26
    0


    1527026          B24/824             F          177,200.00         ZZ
                                         360        176,975.16          2
    12 WEST END AVENUE                10.250          1,587.89         80
                                       9.750          1,587.89      221,500.00
    WESTPORT         CT   06880          1            11/13/96         00
    280001527026                         05           01/01/97          0
    175178                               O            12/01/26
    0


    1527159          A59/824             F          119,200.00         T
                                         360        119,112.24          1
    ROUTE 4                           10.875          1,123.93         80
    BOX 152                           10.375          1,123.93      149,000.00
    PELICAN RAPIDS   MN   56572          1            12/10/96         00
    280001527159                         05           02/01/97          0
    1527159                              O            01/01/27
    0


    1527309          F96/824             F           98,000.00         ZZ
                                         360         97,842.17          1
    15 ANGELA DRIVE                   10.500            896.44         70
                                      10.000            896.44      140,000.00
    LITTLE EGG HARB  NJ   08087          5            10/03/96         00
    280001527309                         05           12/01/96          0
    1064                                 O            11/01/26
    0
1




    1527353          921/921             F           80,000.00         ZZ
                                         360         79,844.56          1
    3085 STILL ROAD                   11.550            795.29         80
                                      11.050            795.29      100,000.00
    CUMMING          GA   30131          2            08/27/96         00
    299644                               05           10/01/96          0
    299644                               O            09/01/26
    0


    1527374          921/921             F          193,500.00         ZZ
                                         360        193,087.28          1
    28301 JARVIS ST NW                11.850          1,968.05         90
                                      11.350          1,968.05      215,000.00
    ZIMMERMAN        MN   55398          2            07/31/96         23
    505446                               05           09/01/96          0
    505446                               O            08/01/26
    0


    1527522          420/824             F          123,000.00         ZZ
                                         360        122,761.42          1
    1528 BAYWOOD DRIVE                 9.625          1,045.49         71
                                       9.125          1,045.49      175,000.00
    PETALUMA         CA   94954          5            10/15/96         00
    280001527522                         05           12/01/96          0
    0000338574                           O            11/01/26
    0


    1527555          E22/824             F           84,000.00         ZZ
                                         360         83,866.83          1
    4726 HITTLE DRIVE                 11.625            839.87         59
                                      11.125            839.87      144,000.00
    INDIANAPOLIS     IN   46239          1            09/18/96         00
    0410161491                           05           11/01/96          0
    0410161491                           O            10/01/26
    0


    1527578          830/824             F           60,000.00         ZZ
                                         360         59,884.99          1
    439 COTTONWOOD STREET             10.750            560.09         50
                                      10.250            560.09      121,500.00
    MIDVALE          UT   84047          5            09/24/96         00
    280001527578                         05           11/01/96          0
    STAKERMAR528149                      O            10/01/26
    0


    1527898          562/562             F          100,000.00         ZZ
                                         360         99,787.79          1
1


    12 SKY TOP                        11.875          1,019.01         32
                                      11.375          1,019.01      315,000.00
    KATONAH          NY   10536          5            07/31/96         00
    519546                               05           09/01/96          0
    519546                               O            08/01/26
    0


    1527910          562/562             F          264,000.00         ZZ
                                         360        263,390.08          1
    1962 NORTHEAST 119TH ROAD         10.750          2,464.40         80
                                      10.250          2,464.40      330,000.00
    NORTH MIAMI      FL   33181          2            08/08/96         00
    519660                               05           10/01/96          0
    519660                               O            09/01/26
    0


    1528003          562/562             F           54,000.00         ZZ
                                         360         53,878.51          1
    125 DANFORTH AVENUE               10.875            509.17         78
                                      10.375            509.17       70,000.00
    JERSEY CITY      NJ   07305          2            08/30/96         00
    519082                               05           10/01/96          0
    519082                               O            09/01/26
    0


    1528004          562/562             F          125,000.00         ZZ
                                         360        124,747.71          2
    70-01 31ST AVENUE                 11.375          1,225.96         41
                                      10.875          1,225.96      305,000.00
    JACKSON HEIGHTS  NY   11370          5            08/20/96         00
    518373                               05           10/01/96          0
    518373                               O            09/01/26
    0


    1528005          562/562             F           69,150.00         ZZ
                                         180         68,268.37          3
    18 ST JOSEPH PLACE                11.625            813.31         70
                                      11.125            813.31       98,800.00
    YONKERS          NY   10703          1            08/30/96         00
    517755                               05           10/01/96          0
    517755                               N            09/01/11
    0


    1528436          637/824             F           48,450.00         ZZ
                                         360         48,392.11          1
    101 SOUTH MAPLE                   11.875            493.71         85
                                      11.375            493.71       57,000.00
    BLACK CREEK      WI   54106          1            10/25/96         23
    280001528436                         05           12/01/96          0
1


    9324567                              O            11/01/26
    0


    1528438          962/824             F           52,200.00         ZZ
                                         360         52,124.47          1
    302 12TH AVENUE SW                11.000            497.12         90
                                      10.500            497.12       58,000.00
    MANDAN           ND   58554          2            10/01/96         23
    280001528438                         05           12/01/96          0
    1528438                              O            11/01/26
    0


    1528447          450/824             F           75,700.00         ZZ
                                         360         75,584.44          1
    10076 OLD HIGHWAY 99              10.750            706.65         69
                                      10.250            706.65      110,000.00
    WHITE RIVER TWP  MI   49437          2            10/17/96         00
    280001528447                         05           12/01/96          0
    4226064                              O            11/01/26
    0


    1528448          450/824             F           22,700.00         ZZ
                                         120         22,175.01          1
    134 RICHTON                       11.500            319.15         57
                                      11.000            319.15       40,000.00
    HIGHLAND PARK    MI   48203          2            10/21/96         00
    280001528448                         05           12/01/96          0
    4276101                              O            11/01/06
    0


    1528478          751/824             F           95,000.00         ZZ
                                         180         93,479.47          1
    224 EAST LINWOOD AVENUE           10.875          1,072.32         90
                                      10.375          1,072.32      106,000.00
    MAPLE SHADE      NJ   08052          5            08/22/96         23
    280001528478                         05           09/28/96          0
    5807                                 O            08/28/11
    0


    1528480          751/824             F           60,000.00         ZZ
                                         360         59,886.20          1
    9 SMITH STREET                    10.800            562.35         62
                                      10.300            562.35       98,000.00
    MONTICELLO       NY   12701          5            09/04/96         00
    280001528480                         05           11/01/96          0
    5806                                 N            10/01/26
    0


1


    1528547          G08/824             F           82,000.00         ZZ
                                         360         81,777.18          1
    5925 NACOOCHEE TRAIL              11.375            804.23         50
                                      10.875            804.23      165,000.00
    FLOWERY BRANCH   GA   30542          5            06/28/96         00
    280001528547                         05           08/01/96          0
    6520025                              O            07/01/26
    0


    1528686          751/824             F           69,000.00         ZZ
                                         180         67,805.08          1
    813 STONE AVENUE                  10.000            741.48         54
                                       9.500            741.48      129,000.00
    WALDORF          MD   20602          5            08/14/96         00
    280001528686                         05           09/20/96          0
    58032                                O            08/20/11
    0


    1528733          450/824             F           62,400.00         ZZ
                                         360         62,282.12          1
    8146 MAST TR                       9.750            536.11         80
                                       9.250            536.11       78,000.00
    HAMLIN TWP       MI   48827          1            10/30/96         00
    280001528733                         05           12/01/96          0
    4242400                              O            11/01/26
    0


    1528747          B75/824             F          135,900.00         ZZ
                                         360        135,618.17          1
    6563 EAST BRECKENRIDGE WAY        11.250          1,319.94         80
                                      10.750          1,319.94      169,900.00
    FLAGSTAFF        AZ   86004          1            08/23/96         00
    280001528747                         05           10/01/96          0
    2478915                              O            09/01/26
    0


    1528829          A52/824             F           50,000.00         ZZ
                                         240         49,797.56          1
    803 TALMADGE AVENUE                9.875            478.38         61
                                       9.375            478.38       83,000.00
    GARDEN CITY      GA   31408          2            11/25/96         00
    280001528829                         05           01/01/97          0
    172691                               O            12/01/16
    0


    1529029          751/824             F          164,000.00         ZZ
                                         180        163,163.96          1
    150-04 BAYSIDE AVENUE              9.500          1,379.00         80
                                       9.000          1,379.00      205,000.00
1


    FLUSHING         NY   11354          5            05/01/96         00
    280001529029                         05           06/06/96          0
    580166                               O            05/06/11
    0


    1529205          664/824             F           79,150.00         ZZ
                                         360         78,989.92          1
    918 29TH STREET NW                10.500            724.02         80
                                      10.000            724.02       98,950.00
    CEDAR RAPIDS     IA   52405          1            09/27/96         00
    280001529205                         05           11/01/96          0
    2231652                              O            10/01/26
    0


    1529231          766/824             F           47,250.00         ZZ
                                         360         47,154.46          1
    205 LAKEVIEW DRIVE #203           10.500            432.21         75
                                      10.000            432.21       63,000.00
    FT LAUDERDALE    FL   33326          1            09/14/96         00
    280001529231                         01           11/01/96          0
    96DA0330                             O            10/01/26
    0


    1529409          E20/824             F           46,500.00         ZZ
                                         360         46,383.58          1
    1360 MEMORIAL DRIVE               10.375            421.02         75
                                       9.875            421.02       62,000.00
    ATLANTA          GA   30317          2            08/14/96         00
    280001529409                         05           10/01/96          0
    BAYNE                                N            09/01/26
    0


    1529459          E20/824             F           56,250.00         ZZ
                                         180         55,455.15          1
    4643 CEDAR RIDGE TRAIL            10.500            621.79         75
                                      10.000            621.79       75,000.00
    STONE MOUNTAIN   GA   30083          5            08/21/96         00
    280001529459                         05           10/01/96          0
    PORTER                               N            09/01/11
    0


    1529510          897/824             F          109,000.00         ZZ
                                         360        108,606.85          1
    22912 CHRIST CHURCH ROAD           8.625            847.79         69
                                       8.125            847.79      160,000.00
    AQUASCO          MD   20608          5            08/26/96         00
    280001529510                         05           10/01/96          0
    5030810                              O            09/01/26
    0
1




    1529529          A07/824             F          184,000.00         ZZ
                                         360        183,726.33          3
    6710 SO PAXTON AVE                 9.500          1,547.17         80
                                       9.000          1,547.17      230,000.00
    CHICAGO          IL   60649          2            11/15/96         00
    280001529529                         05           01/01/97          0
    176066                               O            12/01/26
    0


    1529540          229/824             F           62,550.00         ZZ
                                         360         62,427.49          1
    313 STUART AVENUE                 10.650            579.20         90
                                      10.150            579.20       69,500.00
    CHUBBUCK         ID   83202          1            09/27/96         04
    280001529540                         05           11/01/96         25
    0007239437                           O            10/01/26
    0


    1529704          637/824             F           65,000.00         ZZ
                                         360         64,925.90          1
    80 LAKEWOOD AVENUE                10.750            606.77         45
                                      10.250            606.77      145,000.00
    LAKE RONKONKOMA  NY   11779          5            11/13/96         00
    280001529704                         05           01/01/97          0
    9381096                              O            12/01/26
    0


    1529713          E88/824             F           55,380.00         ZZ
                                         180         54,806.58          1
    713 EAGLE ST                       9.375            574.13         73
                                       8.875            574.13       76,500.00
    NIXA             MO   65714          2            10/14/96         00
    280001529713                         05           12/01/96          0
    1600092094                           O            11/01/11
    0


    1529715          757/824             F           73,950.00         ZZ
                                         360         73,826.18          1
    3726 HUYTON COURT                 11.375            725.28         85
                                      10.875            725.28       87,000.00
    CHARLOTTE        NC   28215          1            09/24/96         23
    280001529715                         09           11/01/96          0
    2864536                              O            10/01/26
    0


    1529889          E22/824             F           51,000.00         ZZ
                                         360         50,919.61          1
1


    406 CRESTMERE DRIVE               12.500            544.30         85
                                      12.000            544.30       60,000.00
    LENOIR           NC   28645          1            09/06/96         23
    0410198311                           05           10/01/96          0
    0410198311                           O            09/01/26
    0


    1529951          G26/824             F          168,000.00         ZZ
                                         360        167,762.94          1
    56 JOAN COURT                      9.750          1,443.38         80
                                       9.250          1,443.38      210,000.00
    ELMONT           NY   11003          1            11/22/96         00
    280001529951                         05           01/01/97          0
    21345                                O            12/01/26
    0


    1529963          B30/824             F           64,000.00         ZZ
                                         360         63,907.42          1
    LOT 4                             11.000            609.49         80
    SPARROW SUBDIVISION               10.500            609.49       80,000.00
    STRONGHURST      IL   61480          2            10/30/96         00
    280001529963                         05           12/01/96          0
    030L768X                             O            11/01/26
    0


    1529976          751/824             F          100,800.00         ZZ
                                         360        100,521.15          1
    205 SALEM ROAD                    10.650            933.39         80
                                      10.150            933.39      126,000.00
    ARCHBALD         PA   18403          2            07/25/96         00
    280001529976                         05           09/01/96          0
    600116                               O            08/01/26
    0


    1529979          921/921             F          105,000.00         ZZ
                                         360        104,776.04          1
    777 SOUTH SHERMAN STREET          10.250            940.91         75
                                       9.750            940.91      140,000.00
    DENVER           CO   80209          2            09/18/96         00
    270173                               05           11/01/96          0
    270173                               O            10/01/26
    0


    1529980          751/824             F          120,800.00         ZZ
                                         360        120,489.37          1
    497 ACORN DRIVE                   10.990          1,149.50         80
                                      10.490          1,149.50      151,000.00
    WARMINSTER       PA   18974          5            07/19/96         00
    280001529980                         05           09/01/96          0
1


    580329                               O            08/01/26
    0


    1529981          751/824             F           40,500.00         ZZ
                                         180         39,884.80          1
    R-527 MARY STREET                 11.450            471.84         63
                                      10.950            471.84       65,000.00
    SCRANTON         PA   18508          5            08/09/96         00
    280001529981                         05           09/15/96          0
    580325                               O            08/15/11
    0


    1529982          751/824             F           44,500.00         ZZ
                                         180         43,845.43          1
    RR#2 BOX 281                      11.800            528.37         69
                                      11.300            528.37       65,000.00
    MIFFLINBURG      PA   17844          5            08/08/96         00
    280001529982                         05           09/15/96          0
    580327                               O            08/15/11
    0


    1529992          751/824             F           64,000.00         ZZ
                                         360         63,822.93          1
    405 MONONGAHELA AVENUE            10.650            592.63         80
                                      10.150            592.63       80,000.00
    ELIZABETH        PA   15037          5            08/02/96         00
    280001529992                         05           09/10/96          0
    301835                               O            08/10/26
    0


    1530005          751/824             F           36,000.00         ZZ
                                         240         35,657.52          1
    616 34TH STREET                    9.950            346.22         80
                                       9.450            346.22       45,000.00
    BEAVER FALLS     PA   15010          5            07/25/96         00
    280001530005                         05           09/01/96          0
    580330                               O            08/01/16
    0


    1530030          921/921             F           41,900.00         ZZ
                                         360         41,821.61          1
    2330 MITCHELL ROAD                11.350            410.15         72
                                      10.850            410.15       59,000.00
    NORCROSS         GA   30071          1            09/23/96         00
    300236                               01           11/01/96          0
    300236                               O            10/01/26
    0


1


    1530031          751/824             F           48,000.00         ZZ
                                         360         47,847.57          1
    412 FOSTER STREET                 10.000            421.24         80
                                       9.500            421.24       60,000.00
    SCRANTON         PA   18508          5            07/26/96         00
    280001530031                         05           09/01/96          0
    600244                               O            08/01/26
    0


    1530070          686/824             F          385,000.00         ZZ
                                         360        383,646.49          1
    80 SOUTH DEEPLANDS                 8.750          3,028.80         50
                                       8.250          3,028.80      785,000.00
    GROSSE POINTE S  MI   48230          1            09/09/96         00
    280001530070                         05           10/01/96          0
    17706906                             O            09/01/26
    0


    1530152          751/824             F          156,000.00         ZZ
                                         180        155,554.45          1
    751 WEST ALLENS LANE              10.500          1,427.00         60
                                      10.000          1,427.00      263,000.00
    PHILADELPHIA     PA   19119          5            08/02/96         00
    280001530152                         05           09/10/96          0
    200959                               O            08/10/11
    0


    1530168          751/824             F          118,500.00         ZZ
                                         360        118,320.80          1
    49 CASSON LANE                    11.840          1,204.34         58
                                      11.340          1,204.34      205,000.00
    WEST PATERSON    NJ   07424          2            09/03/96         00
    280001530168                         05           11/01/96          0
    580434                               O            10/01/26
    0


    1530174          147/824             F           45,900.00         ZZ
                                         360         45,827.59          1
    8435 E 34TH STREET                12.500            489.88         84
                                      12.000            489.88       55,000.00
    INDIANAPOLIS     IN   46226          2            08/16/96         23
    280001530174                         09           10/01/96          0
    518022                               O            09/01/26
    0


    1530555          921/921             F           30,000.00         ZZ
                                         360         29,641.31          1
    105 QUEEN STREET                  12.450            319.02         37
                                      11.950            319.02       82,000.00
1


    BRISTOL          CT   06010          1            08/23/96         00
    413518                               05           10/01/96          0
    413518                               O            09/01/26
    0


    1530575          180/824             F           25,100.00         ZZ
                                         180         24,873.53          1
    221 S HIGH ST                     10.875            283.32         75
                                      10.375            283.32       33,500.00
    BROWNSTOWN       IN   47220          5            10/17/96         00
    280001530575                         05           12/01/96          0
    4546107                              O            11/01/11
    0


    1530577          664/824             F           72,500.00         ZZ
                                         360         72,403.34          1
    1006 GALAXY DRIVE                 11.375            711.06         74
                                      10.875            711.06       98,500.00
    ARLINGTON        TX   76017          2            10/25/96         00
    280001530577                         05           12/01/96          0
    2204840                              O            11/01/26
    0


    1530582          A11/824             F           40,500.00         ZZ
                                         360         40,447.46          1
    243 NORTON AVE                    11.500            401.07         75
                                      11.000            401.07       54,000.00
    PONTIAC          MI   48342          5            10/29/96         00
    280001530582                         05           12/01/96          0
    510796393                            N            11/01/26
    0


    1530795          201/824             F          127,500.00         ZZ
                                         360        127,289.04          1
    4363 SW 96TH AVENUE               10.375          1,154.40         75
                                       9.875          1,154.40      170,000.00
    MIAMI            FL   33165          5            10/24/96         00
    280001530795                         05           12/01/96          0
    4100937301                           O            11/01/26
    0


    1530798          180/824             F           67,000.00         ZZ
                                         360         66,900.43          1
    1342 BENTON STREET                10.875            631.74         61
                                      10.375            631.74      109,900.00
    DENVER           CO   80214          1            10/11/96         00
    280001530798                         05           12/01/96          0
    4538260                              O            11/01/26
    0
1




    1530799          952/824             F           23,500.00         ZZ
                                         360         23,469.50          1
    3430 FAIRFAX DRIVE                11.500            232.72         50
                                      11.000            232.72       47,000.00
    CAMDEN           NJ   08110          5            10/30/96         00
    280001530799                         05           12/01/96          0
    96081342                             N            11/01/26
    0


    1531083          664/824             F           37,500.00         ZZ
                                         360         37,427.25          1
    RT 1 BOX 304                       9.625            318.75         50
                                       9.125            318.75       75,000.00
    MADISONVILLE     TX   77864          1            10/17/96         00
    280001531083                         05           12/01/96          0
    2204766                              O            11/01/26
    0


    1531084          664/824             F           79,500.00         ZZ
                                         180         78,731.82          1
    2408 BEAVER RUN                   10.125            860.41         79
                                       9.625            860.41      101,000.00
    GARLAND          TX   75044          2            10/16/96         00
    280001531084                         05           12/01/96          0
    2204907                              O            11/01/11
    0


    1531095          E48/824             F          171,000.00         ZZ
                                         360        170,745.94          1
    604 GLEN OAKS DRIVE               10.875          1,612.34         90
                                      10.375          1,612.34      190,000.00
    FRANKLIN         TN   37064          2            10/15/96         23
    280001531095                         05           12/01/96          0
    1531095                              O            11/01/26
    0


    1531096          180/824             F           62,000.00         ZZ
                                         360         61,900.13          1
    22378 INCA ROAD                   10.500            567.14         42
                                      10.000            567.14      148,000.00
    INDIAN HILLS     CO   80454          5            10/10/96         00
    280001531096                         05           12/01/96          0
    4073177                              O            11/01/26
    0


    1531145          751/824             F           45,000.00         ZZ
                                         180         44,910.62          1
1


    41 CHARLES AVENUE                 11.450            443.92         54
                                      10.950            443.92       84,000.00
    DEPTFORD         NJ   08096          1            08/30/96         00
    280001531145                         05           10/01/96          0
    580129                               O            09/01/11
    0


    1531150          751/824             F           67,500.00         ZZ
                                         180         67,334.24          1
    2320 JAMES STREET                 10.440            614.42         90
                                       9.940            614.42       75,000.00
    BALTIMORE        MD   21230          1            09/10/96         23
    280001531150                         05           10/16/96          0
    580107                               O            09/16/11
    0


    1531165          751/824             F           76,415.00         ZZ
                                         180         76,212.95          1
    2 GATES ROAD                      11.500            756.73         85
                                      11.000            756.73       89,900.00
    FRANKFORT        NY   13340          1            07/31/96         23
    280001531165                         05           08/31/96          0
    580211                               O            07/31/11
    0


    1531166          751/824             F           45,000.00         ZZ
                                         180         44,882.82          1
    1155 TREASURE AVENUE              10.190            401.24         75
                                       9.690            401.24       60,000.00
    MANAHAWKIN       NJ   08050          1            08/27/96         00
    280001531166                         05           10/01/96          0
    58071                                O            09/01/11
    0


    1531168          751/824             F          139,500.00         ZZ
                                         180        139,220.90          1
    487 HENRY STREET                  10.550          1,281.28         90
                                      10.050          1,281.28      155,000.00
    WEST HEMPSTEAD   NY   11552          1            09/09/96         23
    280001531168                         05           11/01/96          0
    580228                               O            10/01/11
    0


    1531367          E88/824             F           46,900.00         ZZ
                                         360         46,838.87          1
    1088 GERANIUM AVENUE EAST         10.125            415.92         68
                                       9.625            415.92       69,900.00
    ST PAUL          MN   55106          1            11/07/96         00
    280001531367                         05           01/01/97          0
1


    1800103912                           O            12/01/26
    0


    1531507          921/921             F           91,125.00         ZZ
                                         360         90,987.50          1
    4577 FREEPORT WAY                 11.850            926.82         90
                                      11.350            926.82      101,250.00
    DENVER           CO   80239          1            09/30/96         23
    271254                               05           11/01/96          0
    271254                               O            10/01/26
    0


    1531511          E22/824             F           60,000.00         ZZ
                                         360         59,881.86          1
    324 JUPITER DRIVE                 10.625            554.46         80
                                      10.125            554.46       75,000.00
    SATELLITE BEACH  FL   32937          1            09/26/96         00
    0410241293                           05           11/01/96          0
    0410241293                           O            10/01/26
    0


    1531572          637/824             F           43,200.00         ZZ
                                         360         43,118.36          1
    1209 PARIS ROAD                    9.750            371.16         90
                                       9.250            371.16       48,000.00
    MEXICO           MO   65265          1            10/17/96         10
    280001531572                         05           12/01/96         25
    9323734                              O            11/01/26
    0


    1531574          830/824             F           76,500.00         ZZ
                                         360         76,369.99          1
    1695 EAST 1450 SOUTH              10.250            685.52         90
                                       9.750            685.52       85,000.00
    OGDEN            UT   84404          1            10/14/96         23
    280001531574                         01           12/01/96          0
    1788744                              O            11/01/26
    0


    1531795          560/824             F           59,500.00         ZZ
                                         360         59,403.03          1
    2 BIRCHMEADOW ROAD                11.500            589.23         70
                                      11.000            589.23       85,000.00
    AMESBURY         MA   01913          1            09/27/96         00
    280001531795                         05           11/01/96          0
    418752705                            O            10/01/26
    0


1


    1531804          664/824             F           33,900.00         ZZ
                                         360         33,865.33          1
    133 TRAVIS ROAD                   11.250            329.26         85
                                      10.750            329.26       39,900.00
    WEATHERFORD      TX   76088          1            11/13/96         12
    280001531804                         05           01/01/97         12
    2204964                              O            12/01/26
    0


    1531818          A80/824             F          264,000.00         ZZ
                                         360        263,597.05          1
    11930 SW 93 TERR                  10.750          2,464.39         80
                                      10.250          2,464.39      330,000.00
    MIAMI            FL   33186          1            10/22/96         00
    280001531818                         05           12/01/96          0
    9615132                              O            11/01/26
    0


    1531861          637/824             F           30,000.00         ZZ
                                         360         29,956.60          1
    CONWAY ROAD                       11.000            285.70         34
                                      10.500            285.70       90,000.00
    CAMDEN           ME   04843          1            10/21/96         00
    280001531861                         05           12/01/96          0
    9091349                              O            11/01/26
    0


    1531879          962/824             F           42,000.00         ZZ
                                         360         41,942.47          2
    861 SHOREWOOD DRIVE               11.250            407.93         56
                                      10.750            407.93       75,000.00
    DETROIT LAKES    MN   56501          5            10/30/96         00
    280001531879                         05           12/01/96          0
    1531879                              O            11/01/26
    0


    1531880          921/921             F           91,000.00         ZZ
                                         360         90,875.68          1
    3917 INNERDALE COURT              12.300            957.11         72
                                      11.800            957.11      127,000.00
    RANDALLSTOWN     MD   21133          5            09/25/96         00
    414805                               05           11/01/96          0
    414805                               O            10/01/26
    0


    1531888          971/824             F          212,500.00         ZZ
                                         360        212,170.69          1
    532 NORTH VICTORIA PARK ROAD      10.800          1,991.64         85
                                      10.300          1,991.64      250,000.00
1


    FORT LAUDERDALE  FL   33301          2            10/25/96         23
    280001531888                         05           12/01/96          0
    9660646                              O            11/01/26
    0


    1531979          962/824             F           56,250.00         ZZ
                                         360         56,195.55          1
    1702 1ST AVENUE S                 11.500            557.04         90
                                      11.000            557.04       62,500.00
    FARGO            ND   58103          1            11/15/96         23
    280001531979                         05           01/01/97          0
    1531979                              O            12/01/26
    0


    1531981          201/824             F           23,200.00         ZZ
                                         180         23,000.11          1
    6500 SANDS POINT DRIVE #519       11.375            269.18         80
                                      10.875            269.18       29,000.00
    HOUSTON          TX   77074          1            10/21/96         00
    280001531981                         01           12/01/96          0
    7800943446                           O            11/01/11
    0


    1532042          705/824             F          113,600.00         ZZ
                                         180        112,661.78          1
    122-15 115TH AVENUE                8.625          1,127.00         80
                                       8.125          1,127.00      142,000.00
    S. OZONE PARK    NY   11420          5            11/26/96         00
    280001532042                         05           01/01/97          0
    96030320                             O            12/01/11
    0


    1532166          922/824             F           44,000.00         ZZ
                                         360         43,963.45          1
    515 FORGE DALE ROAD               13.500            503.98         37
                                      13.000            503.98      120,000.00
    BARTO            PA   19504          5            10/25/96         00
    280001532166                         05           12/01/96          0
    961145                               O            11/01/26
    0


    1532191          705/824             F           75,000.00         ZZ
                                         360         74,885.52          3
    779 DAWSON STREET                 10.750            700.11         40
                                      10.250            700.11      190,000.00
    BRONX            NY   10455          5            10/30/96         00
    280001532191                         05           12/01/96          0
    96030361                             N            11/01/26
    0
1




    1532286          637/824             F           82,600.00         ZZ
                                         360         82,473.88          1
    507 BOUNTY DRIVE NE               10.750            771.06         85
                                      10.250            771.06       97,180.00
    POPLAR GROVE     IL   61065          1            10/29/96         23
    280001532286                         03           12/01/96          0
    9474461                              O            11/01/26
    0


    1532296          664/824             F           77,950.00         ZZ
                                         360         77,802.70          1
    64348 E LOOKOUT DRIVE              9.750            669.72         60
                                       9.250            669.72      130,000.00
    BRIGHTWOOD       OR   97011          5            10/21/96         00
    280001532296                         05           12/01/96          0
    2221976                              O            11/01/26
    0


    1532352          751/824             F          153,000.00         ZZ
                                         360        152,745.12          1
    183 QUEBEC ROAD                   12.250          1,603.28         85
                                      11.750          1,603.28      180,000.00
    ISLAND PARK      NY   11558          2            09/19/96         23
    280001532352                         05           10/24/96          0
    580429                               O            09/24/26
    0


    1532389          751/824             F           75,000.00         ZZ
                                         180         74,831.30          1
    3306 OTIS STREET                  10.000            658.18         74
                                       9.500            658.18      102,000.00
    MT RAINIER       MD   20712          5            09/27/96         00
    280001532389                         05           11/03/96          0
    580388                               N            10/03/11
    0


    1532390          751/824             F           64,000.00         ZZ
                                         360         63,851.80          1
    919 DECATUR STREET NW             10.740            596.95         56
                                      10.240            596.95      115,000.00
    WASHINGTON       DC   20011          5            09/19/96         00
    280001532390                         05           10/19/96          0
    580210                               N            09/19/26
    0


    1532393          751/824             F          110,000.00         ZZ
                                         180        109,787.45          1
1


    195 GEORGETOWN ROAD               11.575          1,095.62         34
                                      11.075          1,095.62      325,000.00
    WESTON           CT   06883          5            09/17/96         00
    280001532393                         05           10/23/96          0
    58098                                O            09/23/11
    0


    1532394          751/824             F          176,000.00         ZZ
                                         180        175,512.79          1
    100 WILTON WOODS LANE              9.900          1,531.54         58
                                       9.400          1,531.54      305,000.00
    MEDIA            PA   19063          2            08/30/96         00
    280001532394                         05           10/01/96          0
    580130                               O            09/01/11
    0


    1532395          751/824             F          118,200.00         ZZ
                                         180        117,916.17          1
    1 DURELL DRIVE                     9.690          1,010.32         74
                                       9.190          1,010.32      160,000.00
    JACKSON          NJ   08527          5            09/18/96         00
    280001532395                         05           11/01/96          0
    580192                               O            10/01/11
    0


    1532466          751/824             F           70,500.00         ZZ
                                         180         69,457.89          1
    44 EAST LEXINGTON STREET          10.000            757.60         72
                                       9.500            757.60       98,000.00
    ALLENTOWN        PA   18103          2            08/30/96         00
    280001532466                         05           10/06/96          0
    580155                               O            09/06/11
    0


    1532468          751/824             F          101,250.00         ZZ
                                         360        101,058.01          1
    4374 MATILDA AVENUE               10.800            948.96         75
                                      10.300            948.96      135,000.00
    BRONX            NY   10466          1            09/27/96         00
    280001532468                         05           11/01/96          0
    580226                               O            10/01/26
    0


    1532469          180/824             F           50,000.00         ZZ
                                         360         49,953.15          1
    1124 JAMAICA STREET                9.750            429.58         71
                                       9.250            429.58       71,000.00
    AURORA           CO   80010          5            12/06/96         00
    280001532469                         05           02/01/97          0
1


    4583415                              N            01/01/27
    0


    1532476          751/824             F           70,000.00         ZZ
                                         180         69,870.07          2
    75-77 EAST AVENUE                 10.900            661.35         70
                                      10.400            661.35      100,000.00
    BRIDGEPORT       CT   06610          1            09/13/96         00
    280001532476                         05           11/01/96          0
    4572626113                           N            10/01/11
    0


    1532483          751/824             F          109,000.00         ZZ
                                         180        108,742.73          1
    300 EAST FOURTH STREET            10.650          1,009.31         78
                                      10.150          1,009.31      140,000.00
    CLIFTON          NJ   07011          2            09/20/96         00
    280001532483                         05           10/26/96          0
    82131                                O            09/26/11
    0


    1532506          664/824             F           40,000.00         ZZ
                                         360         39,937.26          1
    15 CARDINAL                       10.625            369.64         50
                                      10.125            369.64       80,000.00
    CARPENTERSVILLE  IL   60110          5            10/30/96         00
    280001532506                         05           12/01/96          0
    2233872                              N            11/01/26
    0


    1532626          140/824             F          108,750.00         ZZ
                                         360        108,600.55          1
    738 39TH PLACE SO                  9.875            944.33         75
                                       9.375            944.33      145,000.00
    BIRMINGHAM       AL   35222          2            11/15/96         00
    280001532626                         05           01/01/97          0
    428203                               O            12/01/26
    0


    1532633          180/824             F          104,000.00         ZZ
                                         360        103,860.83          1
    8657 WEST 79TH PLACE              10.000            912.67         80
                                       9.500            912.67      130,000.00
    ARVADA           CO   80005          5            11/08/96         00
    280001532633                         05           01/01/97          0
    4585253                              O            12/01/26
    0


1


    1532661          921/921             F           65,000.00         ZZ
                                         360         64,901.84          1
    4009 ATWATER DRIVE                10.800            609.21         51
                                      10.300            609.21      128,000.00
    NORTH PORT       FL   34287          5            10/03/96         00
    506766                               05           12/01/96          0
    506766                               O            11/01/26
    0


    1532813          921/921             F           50,000.00         ZZ
                                         360         49,599.01          1
    1228 MERIDEN ROAD                 10.850            470.51         66
                                      10.350            470.51       76,000.00
    WATERBURY        CT   06705          1            09/27/96         00
    413898                               05           11/01/96          0
    413898                               O            10/01/26
    0


    1532855          G43/824             F          108,200.00         ZZ
                                         360        108,034.83          1
    14852 SW 177 TERRACE              10.750          1,010.03         80
                                      10.250          1,010.03      135,270.00
    MIAMI            FL   33187          4            10/30/96         00
    280001532855                         05           12/01/96          0
    9607042                              O            11/01/26
    0


    1532861          637/824             F           39,000.00         ZZ
                                         360         38,949.39          1
    13794 HWY O                       11.500            386.22         75
                                      11.000            386.22       52,600.00
    DIXON            MO   65459          2            10/28/96         00
    280001532861                         05           12/01/96          0
    9324476                              O            11/01/26
    0


    1532892          934/824             F           59,600.00         ZZ
                                         360         59,509.00          1
    19241 SW 121ST AVENUE             10.750            556.36         80
                                      10.250            556.36       74,500.00
    MIAMI            FL   33177          1            10/24/96         00
    280001532892                         05           12/01/96          0
    61006455                             O            11/01/26
    0


    1532893          757/824             F           29,200.00         ZZ
                                         180         28,911.38          1
    106 TROUTMAN AVENUE                9.875            311.56         80
                                       9.375            311.56       36,500.00
1


    FORT VALLEY      GA   31030          2            10/10/96         00
    280001532893                         05           12/01/96          0
    2860476                              O            11/01/11
    0


    1532919          811/824             F          107,950.00         ZZ
                                         360        107,698.85          1
    1697 SALERNO CIRCLE                8.750            849.24         80
                                       8.250            849.24      134,943.00
    FT LAUDERDALE    FL   33327          1            10/28/96         00
    280001532919                         03           12/01/96          0
    FM00103126                           O            11/01/26
    0


    1532959          E22/824             F           27,000.00         ZZ
                                         360         26,949.78          1
    902 WEST 34TH                     11.750            272.54         90
                                      11.250            272.54       30,000.00
    ASHTABULA        OH   44004          1            08/19/96         23
    0410213995                           05           10/01/96          0
    0410213995                           O            09/01/26
    0


    1532961          180/824             F           97,750.00         ZZ
                                         180         97,083.92          1
    HCR BOX 129                       10.750          1,095.73         85
                                      10.250          1,095.73      115,000.00
    HAWORTH          OK   74740          1            11/12/96         23
    280001532961                         05           01/01/97          0
    4403408                              O            12/01/11
    0


    1533088          F64/824             F           50,000.00         ZZ
                                         360         49,927.65          1
    14160 ELLETTS CROSSINGS ROAD      11.000            476.17         52
                                      10.500            476.17       98,000.00
    ASHLAND          VA   23005          5            10/25/96         00
    280001533088                         05           12/01/96          0
    1059                                 O            11/01/26
    0


    1533123          820/820             F           72,250.00         ZZ
                                         360         72,205.21          1
    514 NORTH DRIVE                   15.763            957.79         56
                                      15.263            957.79      130,000.00
    BIRMINGHAM       AL   35206          2            09/17/96         00
    1609708                              05           11/01/96          0
    1609708                              O            10/01/26
    0
1




    1533135          664/824             F           24,000.00         ZZ
                                         360         23,968.87          1
    1827 SHOPIERE RD                  11.500            237.67         75
                                      11.000            237.67       32,000.00
    BELOIT           WI   53511          1            10/29/96         00
    280001533135                         05           12/01/96          0
    12345                                N            11/01/26
    0


    1533136          664/824             F          116,000.00         ZZ
                                         360        115,786.54          1
    5 SCOTTIE COURT                    9.875          1,007.29         80
                                       9.375          1,007.29      145,000.00
    MANTENO          IL   60950          2            10/26/96         00
    280001533136                         05           12/01/96          0
    2235034                              O            11/01/26
    0


    1533137          664/824             F           56,200.00         ZZ
                                         360         56,107.01          1
    907 ALMADEN STREET                10.375            508.84         75
                                       9.875            508.84       75,000.00
    EUGENE           OR   97402          5            10/23/96         00
    280001533137                         05           12/01/96          0
    2224442                              N            11/01/26
    0


    1533139          664/824             F          103,500.00         ZZ
                                         360        103,337.67          3
    1242 JACKSON STREET               10.625            956.45         75
                                      10.125            956.45      138,000.00
    EUGENE           OR   97402          5            10/23/96         00
    280001533139                         05           12/01/96          0
    2224434                              N            11/01/26
    0


    1533143          201/824             F           97,500.00         ZZ
                                         360         97,366.00          1
    8501 SW 186 STREET                 9.875            846.64         70
                                       9.375            846.64      140,000.00
    MIAMI            FL   33157          5            11/13/96         00
    280001533143                         05           01/01/97          0
    4100939281                           O            12/01/26
    0


    1533148          820/820             F          105,000.00         ZZ
                                         360        104,715.42          1
1


    6271 SOUTH FIELD COURT            10.000            921.45         74
                                       9.500            921.45      143,000.00
    LITTLETON        CO   80123          5            08/20/96         00
    1609525                              05           10/01/96          0
    1609525                              O            09/01/26
    0


    1533150          820/820             F          136,000.00         ZZ
                                         360        135,611.47          1
    1440 OLD TOPANGA CANYON ROAD       9.750          1,168.45         78
                                       9.250          1,168.45      175,000.00
    TOPANGA AREA     CA   90290          2            08/14/96         00
    1609504                              05           10/01/96          0
    1609504                              O            09/01/26
    0


    1533151          820/820             F          190,500.00         ZZ
                                         360        189,955.78          1
    1458 COUNTY ROAD 501               9.750          1,636.69         80
                                       9.250          1,636.69      240,000.00
    BAYFIELD         CO   81122          2            08/23/96         00
    1609495                              05           10/01/96          0
    1609495                              O            09/01/26
    0


    1533152          820/820             F           42,000.00         ZZ
                                         360         41,897.65          1
    119 SOUTH HARVEY                  10.500            384.19         70
                                      10.000            384.19       60,000.00
    FERGUSON         MO   63135          5            08/09/96         00
    1609490                              05           10/01/96          0
    1609490                              O            09/01/26
    0


    1533154          F81/824             F           61,500.00         ZZ
                                         360         61,410.91          1
    8842 SOUTH CEDAR STREET            9.625            522.74         67
                                       9.125            522.74       92,000.00
    WEST JORDAN      UT   84088          5            11/05/96         00
    280001533154                         05           01/01/97          0
    950130                               O            12/01/26
    0


    1533209          820/820             F           53,000.00         ZZ
                                         180         52,903.72          1
    8040 SOUTH LASALLE STREET         11.000            504.74         74
                                      10.500            504.74       72,000.00
    CHICAGO          IL   60620          5            09/12/96         00
    1609348                              05           11/01/96          0
1


    1609348                              O            10/01/11
    0


    1533215          820/820             F           43,500.00         ZZ
                                         360         43,431.78          1
    2134 WASHINGTON AVENUE            10.625            401.99         58
                                      10.125            401.99       75,000.00
    SAN BERNARDINO   CA   92411          2            09/26/96         00
    1609980                              05           12/01/96          0
    1609980                              O            11/01/26
    0


    1533218          820/820             F           68,000.00         ZZ
                                         360         67,926.89          1
    ROUTE 2 BOX 92 A                  12.350            717.83         80
                                      11.850            717.83       85,000.00
    CHARLES TOWN     WV   25414          1            10/04/96         00
    1610014                              05           12/01/96          0
    1610014                              O            11/01/26
    0


    1533219          820/820             F           30,000.00         ZZ
                                         180         28,584.88          1
    5624 PEARL COURT                   8.500            295.42         79
                                       8.000            295.42       38,000.00
    FORT MOHAVE      AZ   86427          2            10/26/95         00
    1609793                              05           12/01/95          0
    1609793                              O            11/01/10
    0


    1533262          820/820             F           50,400.00         ZZ
                                         360         50,323.90          1
    10200 KEMPTON AVENUE              10.800            472.37         80
                                      10.300            472.37       63,000.00
    CLEVELAND        OH   44108          5            09/28/96         00
    016100115                            05           12/01/96          0
    016100115                            O            11/01/26
    0


    1533264          696/824             F           90,000.00         ZZ
                                         360         89,883.29          1
    4400 56TH AVENUE                  11.500            891.26         75
                                      11.000            891.26      120,000.00
    BLADENSBURG      MD   20710          2            11/05/96         00
    280001533264                         05           12/01/96          0
    9250006                              O            11/01/26
    0


1


    1533265          820/820             F           97,500.00         ZZ
                                         180         80,708.25          2
    502-504 NORTH DALTON AVENUE       11.990          1,002.15         63
                                      11.490          1,002.15      155,000.00
    AZUSA            CA   91702          5            09/12/96         00
    1609841                              05           11/01/96          0
    1609841                              N            10/01/11
    0


    1533309          A52/824             F           57,800.00         ZZ
                                         360         57,718.64          1
    258 WEST WASHINGTON STREET        11.125            555.91         85
                                      10.625            555.91       68,000.00
    NEWNAN           GA   30263          2            10/25/96         23
    280001533309                         05           12/01/96          0
    173070                               O            11/01/26
    0


    1533323          820/820             F          297,000.00         ZZ
                                         180        296,489.14          1
    2200 SOUTH 5TH. AVENUE            11.250          2,884.65         90
                                      10.750          2,884.65      330,000.00
    ARCADIA          CA   91006          5            09/17/96         23
    1609853                              05           11/01/96          0
    1609853                              O            10/01/11
    0


    1533342          820/820             F           35,000.00         ZZ
                                         360         34,934.87          1
    8931 MCNERNEY AVENUE              11.750            353.30         22
                                      11.250            353.30      164,000.00
    SOUTH GATE       CA   90280          5            08/16/96         00
    1609887                              05           10/01/96          0
    1609887                              O            09/01/26
    0


    1533363          637/824             F          100,000.00         ZZ
                                         360         99,922.28          1
    196 LAKE DRIVE #196B-1            10.625            924.10         80
                                      10.125            924.10      125,000.00
    OLYMPIA FIELDS   IL   60461          1            12/19/96         00
    280001533363                         01           02/01/97          0
    9477456                              O            01/01/27
    0


    1533407          820/820             F           41,600.00         ZZ
                                         180         41,558.95          1
    730 WITHERSPOON DR                13.750            484.69         65
                                      13.250            484.69       64,000.00
1


    KOKOMO           IN   46901          2            09/12/96         00
    1609829                              05           11/01/96          0
    1609829                              O            10/01/11
    0


    1533416          820/820             F           75,500.00         ZZ
                                         180         74,544.28          1
    4500 DON ARTURO PLACE              9.650            795.24         18
                                       9.150            795.24      430,000.00
    LOS ANGELES      CA   90008          5            09/18/96         00
    1609822                              05           11/01/96          0
    1609822                              O            10/01/11
    0


    1533444          820/820             F           60,900.00         ZZ
                                         180         60,813.08          1
    4805 NORTH HIGHWAY 91             12.250            638.17         70
                                      11.750            638.17       87,000.00
    MONA             UT   84645          5            09/04/96         00
    1609894                              05           11/01/96          0
    1609894                              O            10/01/11
    0


    1533460          664/824             F          228,000.00         ZZ
                                         360        227,632.76          1
    906 DELORES                       10.500          2,085.61         80
                                      10.000          2,085.61      285,000.00
    BENSENVILLE      IL   60106          2            10/31/96         00
    280001533460                         05           12/01/96          0
    2235158                              O            11/01/26
    0


    1533586          A52/824             F           72,000.00         ZZ
                                         240         71,609.76          1
    1428 WOODLAND ROAD                 9.875            688.86         69
                                       9.375            688.86      105,000.00
    THOMASTON        GA   30286          2            10/25/96         00
    280001533586                         05           12/01/96          0
    UNKNOWN                              O            11/01/16
    0


    1533598          922/824             F           35,500.00         ZZ
                                         360         35,464.11          1
    4108 WESTERN ST                   12.625            382.32         90
                                      12.125            382.32       39,500.00
    DALLAS           TX   75211          1            11/01/96         23
    280001533598                         05           12/01/96          0
    961187                               O            11/01/26
    0
1




    1533608          637/824             F           94,000.00         ZZ
                                         360         93,848.58          1
    2685 WAILAKI STREET               10.500            859.86         69
                                      10.000            859.86      138,000.00
    SOUTH LAKE TAHO  CA   96150          2            10/23/96         00
    280001533608                         05           12/01/96          0
    3439759                              O            11/01/26
    0


    1533663          971/824             F           53,400.00         ZZ
                                         360         53,320.56          1
    10361 SOUTHWEST 184TH STREET       9.500            449.02         67
                                       9.000            449.02       80,000.00
    MIAMI            FL   33157          5            11/15/96         00
    280001533663                         05           01/01/97          0
    9660668                              O            12/01/26
    0


    1533767          766/824             F           70,200.00         ZZ
                                         360         70,122.13          1
    210 CRESTLINE BLVD                10.875            661.91         90
                                      10.375            661.91       78,000.00
    GREENVILLE       NC   27834          2            11/22/96         23
    280001533767                         05           01/01/97          0
    965M0146                             O            12/01/26
    0


    1533777          450/824             F           19,200.00         ZZ
                                         360         19,178.71          1
    414 BATES                         10.875            181.03         80
                                      10.375            181.03       24,000.00
    JACKSON          MI   49202          1            11/14/96         00
    280001533777                         05           01/01/97          0
    8714174517                           O            12/01/26
    0


    1533781          882/824             F           55,000.00         ZZ
                                         360         54,842.90          1
    8800 NW 15TH STREET               10.500            503.11         62
                                      10.000            503.11       90,000.00
    PEMBROKE PINES   FL   33024          2            07/26/96         00
    280001533781                         05           09/01/96          0
    965171                               O            08/01/26
    0


    1533784          A11/824             F           73,950.00         ZZ
                                         360         73,854.09          1
1


    8116 MAST TRAIL                   11.500            732.32         85
                                      11.000            732.32       87,000.00
    SPRINGPORT       MI   49284          1            10/31/96         23
    280001533784                         05           12/01/96          0
    1511096800                           O            11/01/26
    0


    1533785          180/824             F           83,000.00         ZZ
                                         360         82,851.29          1
    3902 JUNIPER CIRCLE               10.000            728.38         46
                                       9.500            728.38      182,500.00
    EVERGREEN        CO   80439          5            10/25/96         00
    280001533785                         05           12/01/96          0
    4073243                              O            11/01/26
    0


    1533793          A69/824             F          148,500.00         ZZ
                                         360        148,440.99          1
    41 MOHAWK AVENUE                  10.500          1,358.39         90
                                      10.000          1,358.39      165,000.00
    DEER PARK        NY   11729          1            01/22/97         23
    280001533793                         05           03/01/97          0
    9669                                 O            02/01/27
    0


    1533861          E22/824             F           98,600.00         ZZ
                                         360         98,463.78          1
    7438 PLEASANT RIDGE DR            12.250          1,033.23         85
                                      11.750          1,033.23      116,000.00
    HOUSTON          TX   77095          1            09/25/96         23
    0410272215                           05           11/01/96          0
    0410272215                           O            10/01/26
    0


    1533877          637/824             F          154,000.00         ZZ
                                         360        153,809.74          1
    47 OAKDALE DRIVE                  10.375          1,394.33         70
                                       9.875          1,394.33      220,000.00
    CENTERPORT       NY   11721          1            11/27/96         00
    280001533877                         05           01/01/97          0
    9382342                              O            12/01/26
    0


    1533894          G43/824             F           62,250.00         ZZ
                                         360         62,175.11          1
    18601 SW 122 COURT                10.500            569.43         75
                                      10.000            569.43       83,000.00
    MIAMI            FL   33177          5            10/30/96         00
    280001533894                         05           01/01/97          0
1


    9609054                              O            12/01/26
    0


    1533913          971/824             F           60,000.00         ZZ
                                         360         59,931.61          1
    6030 NW 201 TERRACE               10.750            560.09         50
                                      10.250            560.09      120,000.00
    MIAMI            FL   33015          5            10/30/96         00
    280001533913                         05           01/01/97          0
    9610493                              O            12/01/26
    0


    1533915          180/824             F           36,825.00         ZZ
                                         360         36,792.16          1
    2507 9TH AVE                      11.875            375.25         75
                                      11.375            375.25       49,100.00
    CANYON           TX   79015          1            11/05/96         00
    280001533915                         05           01/01/97          0
    4588463                              N            12/01/26
    0


    1533916          450/824             F          110,800.00         ZZ
                                         360        110,655.61          1
    2855 SUN TERRACE DR               10.125            982.60         80
                                       9.625            982.60      138,500.00
    HARTLAND TWP     MI   48353          2            11/08/96         00
    280001533916                         05           01/01/97          0
    4260899                              O            12/01/26
    0


    1533920          455/824             F           67,500.00         ZZ
                                         360         67,396.96          1
    6685 PEA RIDGE RD                 10.750            630.10         75
                                      10.250            630.10       90,000.00
    GAINESVILLE      GA   30506          2            10/14/96         00
    280001533920                         05           12/01/96          0
    52794                                O            11/01/26
    0


    1533923          450/824             F           67,000.00         ZZ
                                         360         66,910.34          1
    6504 LEONARD ST                   10.000            587.97         51
                                       9.500            587.97      132,000.00
    POLKTON TOWNSHI  MI   49404          5            11/07/96         00
    280001533923                         05           01/01/97          0
    4226247                              O            12/01/26
    0


1


    1534005          E44/824             F           62,200.00         ZZ
                                         360         62,102.51          1
    4222 NORTH 1400 WEST               9.250            511.70         75
                                       8.750            511.70       83,000.00
    HELPER           UT   84526          5            11/01/96         00
    280001534005                         05           01/01/97          0
    13111576                             O            12/01/26
    0


    1534017          696/824             F          193,600.00         ZZ
                                         360        193,390.99          1
    3470 CRAMBELL COURT               11.000          1,843.70         80
                                      10.500          1,843.70      242,000.00
    WOODBRIDGE       VA   22192          2            11/07/96         00
    280001534017                         05           01/01/97          0
    7540148                              O            12/01/26
    0


    1534023          E58/824             F           67,800.00         ZZ
                                         360         67,713.96          2
    3300 LERCH DRIVE                  10.250            607.56         72
                                       9.750            607.56       95,000.00
    BALTIMORE        MD   21214          5            11/14/96         00
    280001534023                         05           01/01/97          0
    8922346                              O            12/01/26
    0


    1534024          180/824             F           64,000.00         ZZ
                                         360         63,904.91          1
    2830 WEST 25TH AVENUE             10.875            603.45         80
                                      10.375            603.45       80,000.00
    DENVER           CO   80211          5            10/28/96         00
    280001534024                         05           12/01/96          0
    4585477                              O            11/01/26
    0


    1534025          180/824             F          140,000.00         ZZ
                                         360        139,762.14          1
    718 A MEADOW CREEK DRIVE          10.250          1,254.54         80
                                       9.750          1,254.54      175,000.00
    FRISCO           CO   80443          1            10/25/96         00
    280001534025                         01           12/01/96          0
    4586681                              O            11/01/26
    0


    1534325          180/824             F           43,750.00         ZZ
                                         360         43,683.21          1
    10424 WEST MONTEROSA STREET       10.750            408.40         70
                                      10.250            408.40       62,500.00
1


    PHOENIX          AZ   85039          5            10/30/96         00
    280001534325                         05           12/01/96          0
    4343968                              O            11/01/26
    0


    1534404          A59/824             F           44,000.00         ZZ
                                         240         43,753.74          1
    14609 283 1/2 AVENUE               9.625            413.74         80
                                       9.125            413.74       55,000.00
    ZIMMERMAN        MN   55398          5            10/30/96         00
    280001534404                         05           12/01/96          0
    1534404                              O            11/01/16
    0


    1534553          562/562             F           56,400.00         ZZ
                                         180         55,761.00          2
    6019 HARRISON PLACE               10.875            636.63         70
                                      10.375            636.63       80,600.00
    WEST NEW YORK    NJ   07093          1            09/04/96         00
    518258                               05           11/01/96          0
    518258                               N            10/01/11
    0


    1534558          562/562             F           73,500.00         T
                                         360         73,411.64          1
    107 MONROE DRIVE                  12.875            805.89         70
                                      12.375            805.89      105,000.00
    MASTIC BEACH     NY   11951          5            09/12/96         00
    519769                               05           11/01/96          0
    519769                               O            10/01/26
    0


    1534563          562/562             F          110,000.00         ZZ
                                         360        109,794.79          1
    8 WESTWOOD DRIVE                  10.875          1,037.18         15
                                      10.375          1,037.18      775,000.00
    HARRISON         NY   10528          5            09/20/96         00
    515114                               05           11/01/96          0
    515114                               O            10/01/26
    0


    1534564          562/562             F           43,400.00         ZZ
                                         360         43,321.18          1
    261 FULTON STREET                 11.000            413.31         68
                                      10.500            413.31       64,480.00
    WOODBRIDGE       NJ   07095          1            09/18/96         00
    518225                               05           11/01/96          0
    518225                               N            10/01/26
    0
1




    1534566          971/824             F           80,400.00         ZZ
                                         360         80,273.94          1
    1350 NW 154TH LANE                10.625            742.97         70
                                      10.125            742.97      115,000.00
    PEMBROKE PINES   FL   33028          1            10/31/96         00
    280001534566                         09           12/01/96          0
    9610307                              O            11/01/26
    0


    1534575          G26/824             F           94,500.00         ZZ
                                         360         94,466.30          1
    933 PLEASURE DRIVE                11.000            899.95         70
                                      10.500            899.95      135,000.00
    FLANDERS         NY   11901          1            01/29/97         00
    280001534575                         05           03/01/97          0
    0545                                 O            02/01/27
    0


    1534577          180/824             F           25,875.00         ZZ
                                         360         25,836.51          2
    214 & 216 S. FITZHUGH AVENUE      10.875            243.98         75
                                      10.375            243.98       34,500.00
    DALLAS           TX   75246          1            10/31/96         00
    280001534577                         05           12/01/96          0
    4638625                              N            11/01/26
    0


    1534586          562/562             F           52,500.00         ZZ
                                         180         51,884.51          1
    79-12 45TH AVENUE                 10.500            580.34         75
    UNIT 3H                           10.000            580.34       70,000.00
    ELMHURST         NY   11373          1            09/13/96         00
    521534                               01           11/01/96          0
    521534                               O            10/01/11
    0


    1534588          562/562             F           80,000.00         ZZ
                                         360         79,638.92          1
    184 NORTH COATES AVENUE           10.625            739.28         50
                                      10.125            739.28      160,000.00
    RONKONKOMA       NY   11779          1            09/26/96         00
    523050                               05           11/01/96          0
    523050                               O            10/01/26
    0


    1534713          637/824             F           34,850.00         ZZ
                                         360         34,839.16          1
1


    RT 1 BOX 525                      11.625            348.45         90
                                      11.125            348.45       38,750.00
    BAGLEY           MN   56621          1            01/31/97         23
    280001534713                         05           03/01/97          0
    9418252                              O            02/01/27
    0


    1534718          E48/824             F          175,000.00         ZZ
                                         360        174,795.07          1
    1636 KINNARD DRIVE                10.625          1,617.18         84
                                      10.125          1,617.18      210,000.00
    FRANKLIN         TN   37064          2            11/15/96         23
    280001534718                         05           01/01/97          0
    6791                                 O            12/01/26
    0


    1534725          180/824             F           50,400.00         ZZ
                                         360         50,340.97          1
    4219 E 56TH STREET                10.625            465.75         80
                                      10.125            465.75       63,000.00
    INDIANAPOLIS     IN   46220          1            11/15/96         00
    280001534725                         09           01/01/97          0
    4548491                              O            12/01/26
    0


    1534727          637/824             F           65,250.00         ZZ
                                         360         65,171.51          1
    6450 US 23 HIGHWAY                10.500            596.87         75
                                      10.000            596.87       87,000.00
    CHEBOYGAN        MI   49721          5            11/12/96         00
    280001534727                         05           01/01/97          0
    9415787                              O            12/01/26
    0


    1534752          882/824             F           50,000.00         ZZ
                                         360         49,946.01          1
    115 WEST 2 COURT                  11.000            476.16         19
                                      10.500            476.16      265,000.00
    MIAMI BEACH      FL   33139          5            10/31/96         00
    280001534752                         05           01/01/97          0
    960351                               O            12/01/26
    0


    1534919          E88/824             F           44,700.00         ZZ
                                         360         44,626.04          1
    8341 LAKESHORE DRIVE              10.375            404.72         71
                                       9.875            404.72       63,000.00
    DEXTER           IA   50070          1            10/31/96         00
    280001534919                         03           12/01/96          0
1


    0200097258                           O            11/01/26
    0


    1535131          731/824             F           41,250.00         ZZ
                                         180         40,553.62          1
    3343 OCMULGEE EAST BOULEVARD       8.500            406.21         65
                                       8.000            406.21       63,500.00
    MACON            GA   31201          5            08/16/96         00
    280001535131                         05           10/01/96          0
    3140962439                           O            09/01/11
    0


    1535154          E22/824             F           19,650.00         ZZ
                                         180         19,424.79          1
    8841 SUNRISE LAKES BOULEVARD      10.750            220.27         69
    UNIT #104                         10.250            220.27       28,500.00
    SUNRISE          FL   33322          1            09/30/96         00
    0410243257                           01           11/01/96          0
    0410243257                           N            10/01/11
    0


    1535166          637/824             F           30,000.00         ZZ
                                         360         29,965.79          1
    109 S MCARTHUR                    10.750            280.05         75
                                      10.250            280.05       40,000.00
    NORTH PEKIN      IL   61554          1            11/27/96         00
    280001535166                         05           01/01/97          0
    9417486                              O            12/01/26
    0


    1535179          757/824             F          138,000.00         ZZ
                                         360        137,777.70          1
    1896 MACEDONIA ROAD               10.500          1,262.35         85
                                      10.000          1,262.35      163,000.00
    SPRING HOPE      NC   27882          2            10/23/96         23
    280001535179                         05           12/01/96          0
    2861540                              O            11/01/26
    0


    1535215          575/824             F           85,000.00         ZZ
                                         360         84,847.67          4
    557 PENORA STREET                 10.000            745.94         68
                                       9.500            745.94      125,000.00
    DEPEW            NY   14043          5            10/10/96         00
    280001535215                         05           12/01/96          0
    456006760                            N            11/01/26
    0


1


    1535221          E22/824             F           71,900.00         ZZ
                                         360         71,806.03          1
    1236 ALUM SPRINGS ROAD            12.500            767.36         90
                                      12.000            767.36       79,900.00
    BASYE            VA   22810          1            10/02/96         23
    0410243703                           05           11/01/96          0
    0410243703                           O            10/01/26
    0


    1535236          A69/824             F          168,750.00         ZZ
                                         360        168,622.36          1
    41 VILLA ROAD                     10.750          1,575.25         75
                                      10.250          1,575.25      225,000.00
    LITTLE FALLS     NJ   07424          5            11/26/96         00
    280001535236                         05           02/01/97          0
    071000013                            O            01/01/27
    0


    1535295          A35/824             F          256,000.00         ZZ
                                         360        255,692.13          1
    5665 DUNEVILLE STREET             10.500          2,341.73         80
                                      10.000          2,341.73      320,000.00
    LAS VEGAS        NV   89118          1            11/12/96         00
    280001535295                         05           01/01/97          0
    2612                                 O            12/01/26
    0


    1535322          480/824             F           74,900.00         ZZ
                                         360         74,788.74          1
    3295 LONG MEADOW PASS             10.875            706.22         75
                                      10.375            706.22       99,900.00
    KENNESAW         GA   30144          1            10/31/96         00
    280001535322                         05           12/01/96          0
    200141                               O            11/01/26
    0


    1535473          696/824             F           60,000.00         T
                                         360         59,935.24          1
    4019 ROEBLING LANE                11.000            571.39         80
                                      10.500            571.39       75,000.00
    VIRGINIA BEACH   VA   23452          1            11/13/96         00
    280001535473                         05           01/01/97          0
    7540149                              O            12/01/26
    0


    1535494          686/824             F           35,000.00         ZZ
                                         360         34,968.23          1
    222 GREENE ST                      9.900            304.57         34
                                       9.400            304.57      105,000.00
1


    BRISTOL          CT   06010          1            12/06/96         00
    280001535494                         05           02/01/97          0
    817842198                            O            01/01/27
    0


    1535497          637/824             F           64,750.00         ZZ
                                         360         64,663.33          1
    92 MILL CREEK DRIVE               10.000            568.23         70
                                       9.500            568.23       92,500.00
    WILLITS          CA   95490          2            11/08/96         00
    280001535497                         05           01/01/97          0
    3439601                              O            12/01/26
    0


    1535502          776/824             F           72,000.00         ZZ
                                         360         71,913.40          1
    840 E LANZIT AVE                  10.500            658.61         80
                                      10.000            658.61       90,000.00
    LOS ANGELES      CA   90059          5            11/19/96         00
    280001535502                         05           01/01/97          0
    2135387                              O            12/01/26
    0


    1535507          575/824             F           31,000.00         ZZ
                                         360         30,964.66          1
    41 EAST CHESTNUT STREET           10.750            289.38         50
                                      10.250            289.38       62,000.00
    NORRISTOWN       PA   19401          5            11/27/96         00
    280001535507                         07           01/01/97          0
    1788389                              N            12/01/26
    0


    1535612          A52/824             F           47,600.00         ZZ
                                         180         47,275.63          1
    4417 MARONEY MILL ROAD            10.750            533.57         70
                                      10.250            533.57       68,000.00
    DOUGLASVILLE     GA   30134          5            11/08/96         00
    280001535612                         05           01/01/97          0
    175017                               O            12/01/11
    0


    1535636          G34/824             F          120,000.00         ZZ
                                         360        119,835.09          1
    60 BRUCE ROAD                      9.875          1,042.02         77
                                       9.375          1,042.02      156,000.00
    MARLBOROUGH      MA   01752          5            11/13/96         00
    280001535636                         05           01/01/97          0
    6108570                              O            12/01/26
    0
1




    1535680          A17/824             F           53,000.00         ZZ
                                         360         52,921.17          1
    219 HAVERHILL STREET               9.500            445.65         29
                                       9.000            445.65      184,000.00
    NO READING       MA   01864          2            11/14/96         00
    280001535680                         05           01/01/97          0
    1535680                              O            12/01/26
    0


    1535822          934/824             F          159,750.00         ZZ
                                         360        159,541.82          1
    1800 SW 85 COURT                  10.125          1,416.70         90
                                       9.625          1,416.70      177,500.00
    MIAMI            FL   33155          1            11/13/96         23
    280001535822                         05           01/01/97          0
    61006526                             O            12/01/26
    0


    1535911          560/824             F           60,000.00         ZZ
                                         360         59,883.59          1
    1304 W OREGON STREET               9.625            510.00         78
                                       9.125            510.00       77,000.00
    LAPEER           MI   48446          5            10/18/96         00
    280001535911                         05           12/01/96          0
    456579606                            O            11/01/26
    0


    1536023          B24/824             F           52,500.00         ZZ
                                         180         52,268.02          1
    21 RICHMOND HILL AVENUE           11.000            596.71         70
    UNIT 2                            10.500            596.71       75,000.00
    STAMFORD         CT   06902          1            12/12/96         00
    280001536023                         01           02/01/97          0
    175973                               O            01/01/12
    0


    1536111          757/824             F           75,000.00         ZZ
                                         180         74,275.34          1
    738 TWIN RIDGE DRIVE              10.125            811.70         75
                                       9.625            811.70      100,000.00
    GARDENDALE       AL   35071          5            10/24/96         00
    280001536111                         05           12/01/96          0
    2869907                              O            11/01/11
    0


    1536112          757/824             F           77,500.00         ZZ
                                         360         77,375.13          1
1


    603 MORGAN MILL ROAD              10.500            708.93         76
                                      10.000            708.93      102,500.00
    SENOIA           GA   30276          4            10/15/96         00
    280001536112                         05           12/01/96          0
    2868321                              O            11/01/26
    0


    1536118          450/824             F           62,050.00         ZZ
                                         360         61,996.32          1
    5316 AUDUBON ROAD                 10.125            550.27         85
                                       9.625            550.27       73,000.00
    DETROIT          MI   48224          2            12/02/96         23
    280001536118                         05           02/01/97          0
    4276960                              O            01/01/27
    0


    1536121          A22/824             F          192,000.00         ZZ
                                         360        191,666.19          1
    183 CLEENPUT TERRACE               8.750          1,510.46         80
                                       8.250          1,510.46      240,000.00
    PARAMUS          NJ   07652          1            11/25/96         00
    280001536121                         05           01/01/97          0
    96632                                O            12/01/26
    0


    1536146          664/824             F          159,300.00         ZZ
                                         360        159,137.12          1
    19718 SEQUOIA                     11.250          1,547.22         90
                                      10.750          1,547.22      177,100.00
    LYNWOOD          IL   60411          1            11/14/96         23
    280001536146                         05           01/01/97          0
    1536146                              O            12/01/26
    0


    1536396          962/824             F           20,700.00         ZZ
                                         360         20,677.62          1
    RR 1                              11.000            197.14         90
                                      10.500            197.14       23,000.00
    GALESBURG        ND   58035          1            11/18/96         23
    280001536396                         05           01/01/97          0
    1536396                              O            12/01/26
    0


    1536398          664/824             F           46,400.00         ZZ
                                         360         46,342.67          2
    832 155TH STREET E                10.375            420.11         80
                                       9.875            420.11       58,000.00
    PHOENIX          IL   60426          1            11/19/96         00
    280001536398                         05           01/01/97          0
1


    2235844                              O            12/01/26
    0


    1536401          E20/824             F           52,000.00         ZZ
                                         360         51,910.52          1
    7368 OVIS COURT                   11.250            505.06         80
                                      10.750            505.06       65,000.00
    RIVERDALE        GA   30274          1            10/03/96         00
    280001536401                         05           11/01/96          0
    53210                                O            10/01/26
    0


    1536403          766/824             F           99,775.00         ZZ
                                         360         99,600.88          1
    12825 SW 45 LANE                  10.125            884.83         68
                                       9.625            884.83      148,000.00
    MIAMI            FL   33175          2            10/11/96         00
    280001536403                         05           12/01/96          0
    96020568                             O            11/01/26
    0


    1536404          757/824             F           53,900.00         ZZ
                                         180         53,430.20          1
    FRANCES STREET                    11.250            621.12         70
                                      10.750            621.12       77,000.00
    CASHIERS         NC   28717          2            10/22/96         00
    280001536404                         05           12/01/96          0
    2867810                              O            11/01/11
    0


    1536438          E88/824             F           57,000.00         ZZ
                                         360         56,912.95          1
    500 N 7TH STREET                   9.375            474.10         68
                                       8.875            474.10       84,000.00
    INDIANOLA        IA   50125          1            11/13/96         00
    280001536438                         05           01/01/97          0
    0200097458                           O            12/01/26
    0


    1536463          E22/824             F          158,400.00         ZZ
                                         360        158,144.86          1
    233 MOUNTAIN VALLEY COURT         10.500          1,448.95         80
                                      10.000          1,448.95      198,000.00
    HENDERSONVILLE   NC   28739          2            10/07/96         00
    0410239719                           05           12/01/96          0
    0410239719                           O            11/01/26
    0


1


    1536467          B32/824             F          126,500.00         ZZ
                                         180        126,102.77          1
    820 SABLE POINTE ROAD             12.750          1,374.67         80
                                      12.250          1,374.67      158,200.00
    ALPHARETTA       GA   30201          1            08/30/96         00
    280001536467                         03           10/01/96          0
    923213                               O            09/01/11
    0


    1536601          B32/824             F           93,300.00         ZZ
                                         180         93,246.32          1
    27539 CONSTITUTION HIGHWAY        15.100          1,187.19         60
                                      14.600          1,187.19      155,500.00
    RHOADSVILLE      VI   22542          1            10/18/96         00
    280001536601                         05           12/01/96          0
    923110                               O            11/01/11
    0


    1536665          F96/824             F           98,250.00         ZZ
                                         360         98,193.50          1
    1315 SUNRISE AVENUE               12.000          1,010.61         75
                                      11.500          1,010.61      131,000.00
    POINT PLEASANT   NJ   08742          2            12/16/96         00
    280001536665                         05           02/01/97          0
    1121                                 O            01/01/27
    0


    1536667          E48/824             F          121,450.00         ZZ
                                         360        121,283.10          1
    5831 PETTUS ROAD                   9.875          1,054.61         85
                                       9.375          1,054.61      142,900.00
    ANTIOCH          TN   37013          1            11/14/96         23
    280001536667                         05           01/01/97          0
    14313                                O            12/01/26
    0


    1536680          816/824             F          190,000.00         ZZ
                                         360        189,758.93          1
    1095 EAST WATKINS LANE            10.250          1,702.59         72
                                       9.750          1,702.59      266,000.00
    ALPINE           UT   84004          4            11/14/96         00
    280001536680                         05           01/01/97          0
    141061                               O            12/01/26
    0


    1536682          B24/824             F          140,000.00         ZZ
                                         360        139,831.61          1
    7 CATHERINE STREET                10.500          1,280.64         80
                                      10.000          1,280.64      175,000.00
1


    NORWALK          CT   06854          1            11/14/96         00
    280001536682                         05           01/01/97          0
    VAVAL                                O            12/01/26
    0


    1536695          E22/824             F           53,200.00         ZZ
                                         180         52,736.31          1
    3007 MOSS SIDE AVE                11.250            613.05         70
                                      10.750            613.05       76,000.00
    RICHMOND         VA   23222          5            10/24/96         00
    0410241541                           05           12/01/96          0
    0410241541                           O            11/01/11
    0


    1536722          E22/824             F          204,850.00         ZZ
                                         360        204,569.43          1
    6800 KENNEDY DRIVE                11.250          1,989.63         85
                                      10.750          1,989.63      241,000.00
    COLLEYVILLE      TX   76034          1            10/24/96         23
    0410262414                           05           12/01/96          0
    0410262414                           O            11/01/26
    0


    1536748          956/824             F          130,000.00         ZZ
                                         180        129,771.95          1
    670 FENLEY AVENUE                 10.100          1,150.46         60
                                       9.600          1,150.46      218,000.00
    SAN JOSE         CA   95117          5            10/21/96         00
    280001536748                         05           12/01/96          0
    610058                               O            11/01/11
    0


    1536760          956/824             F          172,000.00         ZZ
                                         180        171,592.16          1
    4219 FOLSOM STREET                 9.750          1,477.75         70
                                       9.250          1,477.75      248,000.00
    SAN FRANCISCO    CA   94110          5            08/30/96         00
    280001536760                         05           11/01/96          0
    608208                               O            10/01/11
    0


    1536779          B32/824             F           31,000.00         ZZ
                                         180         30,738.45          1
    5211 LINDEN HEIGHTS AVENUE        11.600            364.11         69
                                      11.100            364.11       45,000.00
    BALTIMORE        MA   21215          5            10/15/96         00
    280001536779                         07           12/01/96          0
    923436                               O            11/01/11
    0
1




    1536812          E22/824             F           88,000.00         ZZ
                                         360         87,876.14          1
    5817 SHERMAN                      11.125            846.37         58
                                      10.625            846.37      153,000.00
    DOWNERS GROVE    IL   60516          1            10/18/96         00
    0410175236                           05           12/01/96          0
    0410175236                           O            11/01/26
    0


    1536901          956/824             F          112,000.00         ZZ
                                         180        111,696.44          1
    3903 ARCHWOOD ROAD                10.000            982.88         80
                                       9.500            982.88      140,000.00
    CAMERON PARK     CA   95682          5            08/22/96         00
    280001536901                         05           10/01/96          0
    608127                               O            09/01/11
    0


    1536905          G08/824             F           60,100.00         ZZ
                                         360         60,002.07          1
    4005 TREELINE DRIVE               11.500            595.17         88
                                      11.000            595.17       68,816.00
    GAINESVILLE      GA   30506          4            09/19/96         23
    280001536905                         05           11/01/96          0
    1524797                              O            10/01/26
    0


    1536908          E88/824             F           24,500.00         ZZ
                                         120         24,256.36          1
    2200 6TH AVENUE                    9.750            320.39         56
                                       9.250            320.39       44,000.00
    ROCK ISLAND      IL   61201          5            12/06/96         00
    280001536908                         05           02/01/97          0
    3100106202                           O            01/01/07
    0


    1536930          450/824             F           62,000.00         ZZ
                                         180         61,504.75          1
    49433 PLYMOUTH WAY                 9.000            628.85         44
                                       8.500            628.85      142,000.00
    PLYMOUTH TOWNSH  MI   48170          1            11/22/96         00
    280001536930                         06           01/01/97          0
    4278750                              O            12/01/11
    0


    1536949          766/824             F           30,000.00         ZZ
                                         360         29,757.40          1
1


    2130 NW 64TH STREET               11.500            297.09         75
                                      11.000            297.09       40,000.00
    MIAMI            FL   33147          1            10/25/96         00
    280001536949                         05           12/01/96          0
    960Z0589                             N            11/01/26
    0


    1536954          956/824             F           80,000.00         ZZ
                                         180         79,838.23          1
    4415 OVEREND AVENUE               10.500            731.79         70
                                      10.000            731.79      115,000.00
    RICHMOND         CA   94804          1            09/10/96         00
    280001536954                         05           11/01/96          0
    608181                               O            10/01/11
    0


    1536955          956/824             F           49,000.00         ZZ
                                         180         48,921.60          1
    1244 61ST AVENUE                  11.600            488.98         58
                                      11.100            488.98       84,500.00
    OAKLAND          CA   94621          5            09/05/96         00
    280001536955                         05           11/01/96          0
    608174                               O            10/01/11
    0


    1536957          956/824             F           84,500.00         ZZ
                                         180         84,302.67          3
    242 I STREET                      10.700            785.62         65
                                      10.200            785.62      130,000.00
    TURLOCK          CA   95380          5            08/22/96         00
    280001536957                         05           10/01/96          0
    603243                               N            09/01/11
    0


    1536963          956/824             F          204,000.00         ZZ
                                         360        203,678.44          1
    188 FLORENTINE AVENUE             11.650          2,043.57         80
                                      11.150          2,043.57      255,000.00
    SAN FRANCISCO    CA   94112          5            09/09/96         00
    280001536963                         05           11/01/96          0
    609001                               O            10/01/26
    0


    1537001          F05/824             F           65,000.00         ZZ
                                         360         64,937.09          1
    2023 MAIDEN LANE                  11.500            643.69         47
                                      11.000            643.69      140,000.00
    ALTADENA         CA   91001          5            11/12/96         00
    280001537001                         05           01/01/97          0
1


    96110602                             N            12/01/26
    0


    1537002          G43/824             F          161,000.00         ZZ
                                         360        160,853.08          1
    1468 SW 3RD STREET                 9.875          1,398.05         70
                                       9.375          1,398.05      230,000.00
    MIAMI            FL   33135          5            11/29/96         00
    280001537002                         05           02/01/97          0
    9610022WS                            N            01/01/27
    0


    1537035          450/824             F           36,450.00         ZZ
                                         360         36,416.75          1
    1202 W ALLEGAN ST                  9.875            316.51         72
                                       9.375            316.51       51,000.00
    LANSING          MI   48915          2            12/05/96         00
    280001537035                         05           02/01/97          0
    4242517                              O            01/01/27
    0


    1537051          664/824             F           67,500.00         ZZ
                                         360         67,450.28          1
    7514 S LUELLA                     10.875            636.46         87
                                      10.250            636.46       78,000.00
    CHICAGO          IL   60649          5            12/16/96         23
    280001537051                         05           02/01/97          0
    12345                                O            01/01/27
    0


    1537059          971/824             F           37,800.00         ZZ
                                         360         37,730.42          1
    3170 NW 57TH STREET                9.875            328.24         59
                                       9.375            328.24       65,000.00
    MIAMI            FL   33147          2            11/20/96         00
    280001537059                         05           12/25/96          0
    9660669                              O            11/25/26
    0


    1537069          637/824             F           27,200.00         ZZ
                                         180         27,065.15          1
    WATER STREET                       9.750            288.15         85
                                       9.250            288.15       32,000.00
    BIRMINGHAM       IA   52535          2            12/20/96         23
    280001537069                         05           02/01/97          0
    9417072                              O            01/01/12
    0


1


    1537087          E22/824             F          100,000.00         ZZ
                                         360         99,806.04          1
    20095 SOUTHWEST CHARLENE COURT     9.625            849.99         80
                                       9.125            849.99      125,000.00
    ALOHA            OR   97006          5            10/16/96         00
    0410222814                           05           12/01/96          0
    0410222814                           O            11/01/26
    0


    1537200          E22/824             F           33,200.00         ZZ
                                         360         33,145.88          1
    5258 SE ISABELITA AVENUE          11.500            328.78         80
                                      11.000            328.78       41,500.00
    STUART           FL   34997          1            09/27/96         00
    0410241228                           05           11/01/96          0
    0410241228                           O            10/01/26
    0


    1537237          921/921             F           52,720.00         ZZ
                                         360         52,620.40          1
    3550 SOUTH HARLAN STREET #113      9.750            452.95         80
                                       9.250            452.95       65,900.00
    DENVER           CO   80235          1            10/23/96         00
    273912                               01           12/01/96          0
    273912                               O            11/01/26
    0


    1537241          E22/824             F           38,900.00         ZZ
                                         360         38,854.79          1
    1707 29TH STREET                  12.000            400.13         67
                                      11.500            400.13       58,900.00
    ORLANDO          FL   32805          1            10/14/96         00
    0410246250                           05           12/01/96          0
    0410246250                           O            11/01/26
    0


    1537327          A52/824             F           98,000.00         ZZ
                                         360         97,905.11          1
    1724 GOLFCREST COURT              11.500            970.49         70
                                      11.000            970.49      140,000.00
    STONE MOUNTAIN   GA   30088          5            11/20/96         23
    280001537327                         05           01/01/97          0
    176911                               O            12/01/26
    0


    1537334          E44/824             F          299,000.00         ZZ
                                         360        298,406.11          1
    10430 CANYON OAKS CIRCLE           9.500          2,514.15         60
                                       9.000          2,514.15      500,000.00
1


    SANDY            UT   84092          2            11/15/96         00
    280001537334                         05           01/01/97          0
    11264679                             O            12/01/26
    0


    1537347          180/824             F           43,200.00         ZZ
                                         360         43,165.51          1
    1009 WEST BALTIMORE               10.500            395.17         90
                                      10.000            395.17       48,000.00
    DURANT           OK   74701          2            12/17/96         04
    280001537347                         05           02/01/97         25
    4403630                              O            01/01/27
    0


    1537517          830/824             F           63,000.00         ZZ
                                         180         62,529.62          1
    5822 FOREST GROVE BL               9.750            667.40         75
                                       9.250            667.40       84,000.00
    ORLANDO          FL   32808          5            11/22/96         00
    280001537517                         05           01/01/97          0
    DISBROWR0528810                      N            12/01/11
    0


    1537523          F96/824             F           90,000.00         ZZ
                                         180         89,357.91          1
    452 SHIP AVENUE                   10.250            980.96         72
                                       9.750            980.96      125,000.00
    BEACHWOOD BORO   NJ   08722          5            11/21/96         00
    280001537523                         05           01/01/97          0
    1168                                 O            12/01/11
    0


    1537525          E58/824             F          260,000.00         ZZ
                                         360        259,670.08          1
    6118 UNION CAMP DRIVE             10.250          2,329.87         80
                                       9.750          2,329.87      325,000.00
    FAIRFAX STATION  VA   22039          2            11/20/96         00
    280001537525                         03           01/01/97          0
    8921181                              O            12/01/26
    0


    1537585          A01/824             F           22,000.00         ZZ
                                         180         21,803.73          1
    3139 RALEIGH-FRAYSER              11.000            250.06         74
                                      10.500            250.06       30,000.00
    MEMPHIS          TN   38128          5            10/23/96         00
    280001537585                         05           12/01/96          0
    96104862                             O            11/01/11
    0
1




    1537652          G17/824             F          314,100.00         ZZ
                                         360        313,668.33          1
    24250 VIA LENARDO                  9.875          2,727.49         90
                                       9.375          2,727.49      349,000.00
    YORBA LINDA      CA   92887          1            11/15/96         23
    280001537652                         05           01/01/97          0
    268905                               O            12/01/26
    0


    1537656          664/824             F          126,000.00         ZZ
                                         360        125,840.11          1
    8224 PECAN RIDGE DRIVE            10.250          1,129.09         75
                                       9.750          1,129.09      168,000.00
    N RICHLAND HILL  TX   76180          1            11/21/96         00
    280001537656                         05           01/01/97          0
    2205755                              O            12/01/26
    0


    1537664          921/921             F          178,150.00         ZZ
                                         360        177,921.45          1
    860 SOUTH HARRISON STREET         11.550          1,771.01         80
                                      11.050          1,771.01      225,000.00
    DENVER           CO   80209          2            10/15/96         00
    273623                               05           12/01/96          0
    273623                               O            11/01/26
    0


    1537665          921/921             F           74,250.00         ZZ
                                         360         74,139.24          1
    4688 GRENNSPRING ROAD             11.900            758.03         75
                                      11.400            758.03       99,000.00
    COLLEGE PARK     GA   30337          5            09/27/96         00
    300186                               05           11/01/96          0
    300186                               O            10/01/26
    0


    1537666          921/921             F           76,000.00         ZZ
                                         360         75,903.57          1
    3289 APACHE COURT                 11.600            758.43         76
                                      11.100            758.43      100,000.00
    POWDER SPRINGS   GA   30073          2            10/25/96         00
    300905                               05           12/01/96          0
    300905                               O            11/01/26
    0


    1537786          971/824             F          147,000.00         ZZ
                                         360        146,854.81          1
1


    8603 NW 55TH PLACE                 9.500          1,236.06         72
                                       9.000          1,236.06      205,000.00
    CORAL SPRINGS    FL   33067          5            12/17/96         00
    280001537786                         05           02/01/97          0
    9660676                              O            01/01/27
    0


    1537843          526/824             F           29,600.00         ZZ
                                         180         29,300.76          3
    84-86 WILMONT STREET               9.625            311.33         80
                                       9.125            311.33       37,000.00
    SPRINGFIELD      MA   01108          1            10/22/96         12
    280001537843                         05           12/01/96         12
    00133941                             N            11/01/11
    0


    1537850          A01/824             F           56,250.00         ZZ
                                         360         56,143.70          1
    208 ASTER DRIVE                    9.750            483.28         75
                                       9.250            483.28       75,000.00
    CLARKSVILLE      TN   37042          2            10/25/96         00
    280001537850                         05           12/01/96          0
    96103615                             O            11/01/26
    0


    1537857          A01/824             F           87,550.00         ZZ
                                         180         86,723.06          1
    4596 BLANDFORD DRIVE              10.375            961.01         85
                                       9.875            961.01      103,000.00
    MEMPHIS          TN   38141          2            10/25/96         23
    280001537857                         05           12/01/96          0
    96102429                             O            11/01/11
    0


    1537899          E22/824             F           78,300.00         ZZ
                                         360         78,192.74          1
    2213 COBBLEFIELD CIRCLE           11.250            760.50         80
                                      10.750            760.50       97,900.00
    APOPKA           FL   32703          1            10/30/96         00
    0410191738                           05           12/01/96          0
    0410191738                           O            11/01/26
    0


    1537963          696/824             F          259,450.00         ZZ
                                         360        258,876.72          1
    2104 QUEENSGUARD                   9.000          2,087.59         80
                                       8.500          2,087.59      324,347.00
    SILVER SPRING    MD   20906          1            10/24/96         00
    280001537963                         03           12/01/96          0
1


    3224707                              O            11/01/26
    0


    1538102          B75/824             F           74,000.00         T
                                         360         73,906.62          1
    2421 EAST SPEEDWAY BOULEVARD      11.625            739.88         80
                                      11.125            739.88       92,500.00
    TUCSON           AZ   85719          1            10/11/96         00
    280001538102                         05           12/01/96          0
    2473700                              O            11/01/26
    0


    1538103          766/824             F          126,000.00         ZZ
                                         360        125,822.68          1
    18843 SW 92 AVENUE                11.125          1,211.84         90
                                      10.625          1,211.84      140,000.00
    MIAMI            FL   33157          1            10/25/96         23
    280001538103                         05           12/01/96          0
    96JL085                              O            11/01/26
    0


    1538108          E22/824             F           78,750.00         ZZ
                                         360         78,530.59          1
    1085 JENNIE RIDGE TRAIL           11.875            802.46         75
                                      11.375            802.46      105,000.00
    KISSIMMEE        FL   34747          1            10/23/96         00
    0410247035                           05           12/01/96          0
    0410247035                           O            11/01/26
    0


    1538118          E63/824             F           40,000.00         ZZ
                                         180         39,953.40          1
    5426 NORTHEAST 39TH AVENUE        11.990            411.14         44
                                      11.490            411.14       92,000.00
    PORTLAND         OR   97211          5            10/07/96         00
    280001538118                         05           12/01/96          0
    96212076                             O            11/01/11
    0


    1538124          E63/824             F          143,200.00         ZZ
                                         180        143,033.65          1
    27056 GADING ROAD                 12.000          1,472.97         80
                                      11.500          1,472.97      179,000.00
    HAYWARD          CA   94544          1            10/18/96         00
    280001538124                         05           12/01/96          0
    96303046                             O            11/01/11
    0


1


    1538254          921/921             F           67,500.00         ZZ
                                         360         67,434.36          1
    60 MARLIN DRIVE                   12.800            736.15         74
                                      12.300            736.15       92,000.00
    NEW HAVEN        CT   06515          1            10/28/96         00
    414557                               05           12/01/96          0
    414557                               O            11/01/26
    0


    1538271          180/824             F           35,550.00         ZZ
                                         180         35,284.58          1
    RT 1                               9.750            376.60         90
                                       9.250            376.60       39,500.00
    SADLER           TX   75264          1            11/21/96         04
    280001538271                         05           01/01/97         25
    4403614                              O            12/01/11
    0


    1538356          921/921             F           40,800.00         ZZ
                                         180         40,420.76          1
    300 TOMMY LEE COOK ROAD           10.550            452.27         80
                                      10.050            452.27       51,000.00
    PALMETTO         GA   30268          5            10/21/96         00
    300798                               05           12/01/96          0
    300798                               O            11/01/11
    0


    1538378          201/824             F          152,000.00         ZZ
                                         360        151,878.65          2
    2 PARK AVENUE                     10.500          1,390.41         80
    THE BOROUGH OF                    10.000          1,390.41      192,000.00
    FLEMINGTON       NJ   08822          5            12/23/96         00
    280001538378                         05           02/01/97          0
    2000923819                           O            01/01/27
    0


    1538399          971/824             F           91,000.00         ZZ
                                         360         90,896.29          1
    2725 NORTHEAST 21ST AVENUE        10.750            849.47         61
                                      10.250            849.47      150,000.00
    FORT LAUDERDALE  FL   33306          5            11/25/96         00
    280001538399                         03           01/01/97          0
    UNKNOWN                              O            12/01/26
    0


    1538411          757/824             F          106,480.00         ZZ
                                         360        106,348.44          1
    2393 KATIE ANN LANE               10.375            964.08         80
                                       9.875            964.08      133,100.00
1


    DACULA           GA   30211          1            11/06/96         00
    280001538411                         05           01/01/97          0
    2872281                              O            12/01/26
    0


    1538413          757/824             F          100,000.00         ZZ
                                         180         98,874.19          1
    2400 INTERLACKIN CIRCLE           10.625          1,113.16         73
                                      10.125          1,113.16      137,000.00
    CLEVELAND        TN   37312          5            10/18/96         00
    280001538413                         05           12/01/96          0
    980409                               O            11/01/11
    0


    1538419          455/824             F          180,000.00         ZZ
                                         360        179,725.25          1
    802 CHANNING PLACE                10.750          1,680.27         79
                                      10.250          1,680.27      228,000.00
    ATLANTA          GA   30318          5            10/31/96         00
    280001538419                         05           12/05/96          0
    52968                                O            11/05/26
    0


    1538445          934/824             F          183,000.00         ZZ
                                         360        182,663.98          1
    10120 S.W. 128TH STREET            9.875          1,589.08         80
                                       9.375          1,589.08      229,000.00
    MIAMI            FL   33176          2            11/21/96         00
    280001538445                         05           01/01/97          0
    61006607                             O            12/01/26
    0


    1538450          934/824             F          103,500.00         ZZ
                                         360        103,353.94          1
    6310 NW 199TH LANE                 9.750            889.23         90
                                       9.250            889.23      115,000.00
    MIAMI            FL   33015          1            11/25/96         23
    280001538450                         05           01/01/97          0
    61006473                             O            12/01/26
    0


    1538499          560/824             F           96,700.00         ZZ
                                         360         96,507.44          1
    1147 SOMERVILLE GROVE TERRACE      9.500            813.11         80
                                       9.000            813.11      120,900.00
    MIDLOTHIAN       VA   23113          1            10/25/96         00
    280001538499                         05           12/01/96          0
    450565791                            O            11/01/26
    0
1




    1538574          G72/824             F          144,350.00         ZZ
                                         360        144,123.77          1
    1310 FIRESTONE RD                  9.250          1,187.53         69
                                       8.750          1,187.53      210,000.00
    LITITZ           PA   17543          2            11/23/96         00
    280001538574                         05           01/01/97          0
    1538574                              O            12/01/26
    0


    1538594          921/921             F           73,000.00         ZZ
                                         360         72,908.39          1
    1675 SAGRIMORE CIRCLE             11.650            731.28         64
                                      11.150            731.28      115,000.00
    LAFAYETTE        CO   80026          5            10/04/96         00
    506733                               05           12/01/96          0
    506733                               O            11/01/26
    0


    1538600          921/921             F           86,700.00         ZZ
                                         180         85,825.53          1
    6515 WEST KINGSLEY AVE             9.650            913.21         58
                                       9.150            913.21      150,000.00
    LITTLETON        CO   80123          2            10/25/96         00
    272484                               05           12/01/96          0
    272484                               O            11/01/11
    0


    1538601          921/921             F           88,000.00         ZZ
                                         360         87,905.38          1
    5137 FOREST DR.                   12.350            928.96         80
                                      11.850            928.96      110,000.00
    COVINGTON        GA   30209          2            10/24/96         00
    300871                               05           12/01/96          0
    300871                               O            11/01/26
    0


    1538604          921/921             F           64,000.00         ZZ
                                         360         63,916.08          1
    163 CHANDLER WAY                  11.450            631.35         60
                                      10.950            631.35      107,500.00
    SENOIA           GA   30276          5            10/23/96         00
    300020                               05           12/01/96          0
    300020                               O            11/01/26
    0


    1538606          921/921             F           44,500.00         ZZ
                                         180         44,069.04          1
1


    2923 ROCKROSE AVENUE              10.100            480.93         69
                                       9.600            480.93       65,000.00
    BALTIMORE        MD   21215          2            10/09/96         00
    415562                               07           12/01/96          0
    415562                               O            11/01/11
    0


    1538609          664/824             F          116,600.00         ZZ
                                         360        116,448.03          1
    111 CHESTNUT                      10.125          1,034.04         64
                                       9.625          1,034.04      185,000.00
    WHEELING         IL   60090          2            11/21/96         00
    280001538609                         05           01/01/97          0
    2251544                              O            12/01/26
    0


    1538640          686/824             F           93,000.00         ZZ
                                         360         92,865.95          1
    11880 STRADFORD WOOD               9.650            792.20         61
                                       9.150            792.20      153,000.00
    ROSWELL          GA   30076          1            11/21/96         00
    280001538640                         05           01/01/97          0
    817692643                            O            12/01/26
    0


    1538642          E22/824             F           80,000.00         ZZ
                                         360         79,896.25          1
    403 TWIN LAKE RD                  11.500            792.23         80
                                      11.000            792.23      100,000.00
    TOBACCO TOWNSHI  MI   48612          1            10/31/96         00
    0410163422                           05           12/01/96          0
    0410163422                           O            11/01/26
    0


    1538733          816/824             F          166,400.00         ZZ
                                         360        166,194.42          1
    2674 REDWOOD STREET               10.375          1,506.60         80
                                       9.875          1,506.60      208,000.00
    LAS VEGAS        NV   89102          2            11/20/96         00
    280001538733                         05           01/01/97          0
    73556                                O            12/01/26
    0


    1538740          664/824             F           33,750.00         ZZ
                                         360         33,723.76          1
    329 YEALONDA AVENUE               10.625            311.89         90
                                      10.125            311.89       37,500.00
    ODESSA           TX   79763          1            12/06/96         23
    280001538740                         05           02/01/97          0
1


    2205573                              O            01/01/27
    0


    1538756          A01/824             F           25,000.00         ZZ
                                         180         24,769.15          1
    1408 ARLING AVENUE                10.625            278.30         72
                                      10.125            278.30       35,000.00
    LOUISVILLE       KY   40215          5            10/24/96         00
    280001538756                         05           12/01/96          0
    96103073                             O            11/01/11
    0


    1538818          G43/824             F          125,450.00         ZZ
                                         360        125,314.55          1
    1115 NW 130 AVENUE                11.000          1,194.69         90
                                      10.500          1,194.69      139,400.00
    MIAMI            FL   33182          1            11/20/96         23
    280001538818                         05           01/01/97          0
    9611006WS                            O            12/01/26
    0


    1538819          G43/824             F           62,000.00         ZZ
                                         360         61,889.39          1
    14680 SW 156 AVENUE                8.625            482.23         55
                                       8.125            482.23      114,490.00
    MIAMI            FL   33196          1            11/29/96         00
    280001538819                         05           01/01/97          0
    9610049                              O            12/01/26
    0


    1539192          A52/824             F           73,000.00         ZZ
                                         360         72,896.99          1
    47 ROCKY CIRCLE NE                 9.750            627.18         46
                                       9.250            627.18      160,000.00
    WHITE            GA   30184          5            11/25/96         00
    280001539192                         05           01/01/97          0
    177611                               O            12/01/26
    0


    1539211          664/824             F           78,500.00         ZZ
                                         360         78,383.20          1
    4268 HARVEST TRAIL                 9.500            660.08         77
                                       9.000            660.08      102,000.00
    LOVES PARK       IL   61111          2            11/26/96         00
    280001539211                         05           01/01/97          0
    2251841                              O            12/01/26
    0


1


    1539288          971/824             F           40,384.00         ZZ
                                         180         40,187.43          1
    7551 NW 1ST COURT                  9.950            432.73         35
                                       9.450            432.73      116,000.00
    PEMBROKE PINES   FL   33024          5            12/09/96         00
    280001539288                         05           02/01/97          0
    9660703                              O            01/01/12
    0


    1539290          A69/824             F          116,000.00         ZZ
                                         360        115,876.05          1
    38 WYCOFF STREET                   9.125            943.82         80
    APARTMENT 4L                       8.625            943.82      145,000.00
    BROOKLYN         NY   11201          1            12/10/96         00
    280001539290                         08           02/01/97          0
    0                                    O            01/01/27
    0


    1539295          G31/824             F          135,000.00         ZZ
                                         360        134,902.22          1
    1184 WALNUT STREET                10.950          1,280.54         90
                                      10.450          1,280.54      150,000.00
    UNIONDALE        NY   11553          1            12/27/96         23
    280001539295                         05           02/01/97          0
    183964                               O            01/01/27
    0


    1539310          180/824             F          192,000.00         ZZ
                                         360        191,925.73          1
    8404 CINEMA COURT                 10.625          1,774.27         80
                                      10.125          1,774.27      240,000.00
    CLINTON          MO   20735          5            01/22/97         00
    280001539310                         05           03/01/97          0
    4650677                              O            02/01/27
    0


    1539316          757/824             F           62,100.00         ZZ
                                         360         62,023.27          1
    ROUTE 1 BOX 210A                  10.375            562.26         75
                                       9.875            562.26       82,800.00
    COLUMBIA         AL   36319          2            11/06/96         00
    280001539316                         05           01/01/97          0
    2870756                              O            12/01/26
    0


    1539320          637/824             F          216,400.00         ZZ
                                         360        216,186.27          1
    1040 LOWELL AVENUE                 9.500          1,819.61         80
                                       9.000          1,819.61      270,500.00
1


    COTATI           CA   94931          1            12/18/96         23
    280001539320                         05           02/01/97          0
    9312513                              O            01/01/27
    0


    1539393          757/824             F          119,000.00         ZZ
                                         360        118,874.97          1
    1029 COUNTY ROAD 269              11.125          1,144.52         85
                                      10.625          1,144.52      140,000.00
    SELMA            AL   36701          1            11/06/96         23
    280001539393                         05           01/01/97          0
    2869170                              O            12/01/26
    0


    1539483          F74/824             F           93,500.00         ZZ
                                         360         93,345.30          1
    1265 EAST 125TH STREET            10.375            846.56         85
                                       9.875            846.56      110,000.00
    LOS ANGELES      CA   90059          5            10/17/96         23
    280001539483                         05           12/01/96          0
    12982                                O            11/01/26
    0


    1539517          921/921             F           41,600.00         ZZ
                                         360         41,533.70          1
    1736 WILLIAMS AVENUE              10.550            382.09         73
                                      10.050            382.09       57,000.00
    EAST POINT       GA   30344          1            10/30/96         00
    300525                               05           12/01/96          0
    300525                               O            11/01/26
    0


    1539522          F96/824             F           89,000.00         ZZ
                                         180         88,592.83          1
    8112 GRAND AVENUE                 10.625            990.71         56
                                      10.125            990.71      160,000.00
    NORTH BERGEN TO  NJ   07047          2            12/03/96         00
    280001539522                         05           02/01/97          0
    5029                                 O            01/01/12
    0


    1539523          575/824             F           70,000.00         ZZ
                                         360         69,888.48          2
    210 HELLAM STREET                  9.625            594.99         70
                                       9.125            594.99      100,000.00
    WRIGHTSVILLE     PA   17368          1            11/22/96         00
    280001539523                         05           01/01/97          0
    1785021                              O            12/01/26
    0
1




    1539534          F74/824             F          133,900.00         ZZ
                                         360        133,768.34          1
    6128 SOUTH LA CIENEGA BOULEVAR    12.750          1,455.08         65
                                      12.250          1,455.08      206,000.00
    LOS ANGELES      CA   90056          5            10/09/96         00
    280001539534                         05           12/01/96          0
    12799                                O            11/01/26
    0


    1539558          F74/824             F           35,000.00         ZZ
                                         360         34,942.10          1
    6000 LITTLE MOUNTAIN ROAD         10.375            316.89         30
                                       9.875            316.89      120,000.00
    SOMERSET         CA   95684          5            10/21/96         00
    280001539558                         05           12/01/96          0
    13011                                O            11/01/26
    0


    1539568          E44/824             F          130,000.00         ZZ
                                         360        129,830.59          1
    2009 EAST 6225 SOUTH              10.125          1,152.87         43
                                       9.625          1,152.87      305,000.00
    OGDEN            UT   84403          5            11/26/96         00
    280001539568                         05           01/01/97          0
    013374910                            O            12/01/26
    0


    1539570          637/824             F           48,375.00         ZZ
                                         360         48,295.11          1
    3705 54TH STREET EAST              9.000            389.24         75
                                       8.500            389.24       64,500.00
    MINNEAPOLIS      MN   55417          1            11/26/96         00
    280001539570                         05           01/01/97          0
    9419979                              O            12/01/26
    0


    1539578          F36/824             F          109,000.00         ZZ
                                         360        108,892.34          2
    5910-12 157TH ST. CT. EAST         9.500            916.53         63
                                       9.000            916.53      175,000.00
    PUYALLUP         WA   98373          1            12/19/96         00
    280001539578                         05           02/01/97          0
    06500990                             O            01/01/27
    0


    1539585          E08/824             F           41,600.00         ZZ
                                         360         41,583.47          1
1


    7824-B NW 40TH STREET             10.500            380.53         80
                                      10.000            380.53       52,000.00
    CORAL SPRINGS    FL   33065          1            01/31/97         00
    280001539585                         05           03/01/97          0
    179996                               N            02/01/27
    0


    1539586          140/824             F          105,500.00         ZZ
                                         180        104,977.00          1
    4167 CARMEL DR                     9.750          1,117.63         45
                                       9.250          1,117.63      235,000.00
    MOBILE           AL   36608          5            12/16/96         00
    280001539586                         05           02/01/97          0
    427819                               O            01/01/12
    0


    1539589          B24/824             F          146,250.00         ZZ
                                         360        146,156.07          1
    71 STILLWATER AVENUE              11.500          1,448.30         65
                                      11.000          1,448.30      225,000.00
    STAMFORD         CT   06902          1            01/07/97         00
    280001539589                         05           02/01/97          0
    UNKNOWN                              O            01/01/27
    0


    1539590          766/824             F          109,710.00         ZZ
                                         360        109,559.74          1
    14408 SW 115 TERRACE              11.250          1,065.57         90
                                      10.750          1,065.57      121,900.00
    MIAMI            FL   33186          1            10/22/96         01
    280001539590                         05           12/01/96         25
    96SG0966                             O            11/01/26
    0


    1539599          F74/824             F           66,000.00         ZZ
                                         360         65,853.83          1
    8818 MARY AVENUE                   8.990            530.58         49
                                       8.490            530.58      135,000.00
    LOS ANGELES      CA   90002          5            10/17/96         00
    280001539599                         05           12/01/96          0
    13034                                O            11/01/26
    0


    1539600          E22/824             F           80,000.00         ZZ
                                         360         79,901.76          2
    9100 S COTTAGE GROVE              11.750            807.53         67
                                      11.250            807.53      121,000.00
    CHICAGO          IL   60619          5            10/25/96         00
    0410174890                           05           12/01/96          0
1


    0410174890                           O            11/01/26
    0


    1539628          A52/824             F          120,000.00         ZZ
                                         180        119,411.85          1
    4B SEABREEZE LANE                  9.875          1,280.37         60
                                       9.375          1,280.37      200,000.00
    TYBEE ISLAND     GA   31328          2            12/23/96         00
    280001539628                         05           02/01/97          0
    UNKNOWN                              N            01/01/12
    0


    1539634          E88/824             F           40,000.00         ZZ
                                         360         39,962.51          1
    6937 MACBETH CIRCLE                9.750            343.67         50
                                       9.250            343.67       80,500.00
    WOODBURY         MN   55125          1            12/02/96         00
    280001539634                         09           02/01/97          0
    1800103934                           O            01/01/27
    0


    1539635          664/824             F          110,000.00         ZZ
                                         360        109,879.37          1
    1541 FOWLER AVENUE                 9.000            885.09         74
                                       8.500            885.09      150,000.00
    EVANSTON         IL   60201          5            12/11/96         00
    280001539635                         05           02/01/97          0
    1539635                              N            01/01/27
    0


    1539637          G72/824             F           70,800.00         ZZ
                                         360         70,758.20          1
    25 N DIAMOND ST                    8.625            550.68         60
                                       8.125            550.68      118,000.00
    YORK             PA   17402          5            01/23/97         00
    280001539637                         05           03/01/97          0
    1539637                              N            02/01/27
    0


    1539638          G72/824             F           51,000.00         ZZ
                                         360         50,969.89          1
    108 N DIAMOND ST                   8.625            396.67         60
                                       8.125            396.67       85,000.00
    YORK             PA   17402          5            01/23/97         00
    280001539638                         05           03/01/97          0
    1539638                              N            02/01/27
    0


1


    1539639          G72/824             F          188,000.00         ZZ
                                         360        187,889.01          1
    3765 STARVIEW DR                   8.625          1,462.24         80
                                       8.125          1,462.24      235,000.00
    YORK             PA   17402          2            01/23/97         00
    280001539639                         05           03/01/97          0
    1539639                              O            02/01/27
    0


    1539644          E20/824             F           74,800.00         ZZ
                                         360         74,713.10          1
    3177 CLIFTON CHURCH RD            12.000            769.41         85
                                      11.500            769.41       88,000.00
    ATLANTA          GA   30316          5            10/28/96         23
    280001539644                         05           12/01/96          0
    1                                    O            11/01/26
    0


    1539787          921/921             F           68,250.00         ZZ
                                         360         68,148.05          1
    1416 CORNWALL ROAD                10.850            642.24         75
                                      10.350            642.24       91,000.00
    DECATUR          GA   30032          1            10/15/96         00
    300533                               05           12/01/96          0
    300533                               O            11/01/26
    0


    1539793          927/824             F          137,700.00         ZZ
                                         360        137,584.00          1
    18 POSADA DR                      10.250          1,233.94         90
                                       9.750          1,233.94      153,000.00
    PUEBLO           CO   81005          1            12/19/96         23
    280001539793                         05           02/01/97          0
    290569                               O            01/01/27
    0


    1539794          664/824             F          102,400.00         ZZ
                                         360        102,311.41          1
    327 GENOA ST #A                   10.125            908.11         80
                                       9.625            908.11      128,000.00
    MONROVIA         CA   91016          2            12/11/96         00
    280001539794                         09           02/01/97          0
    1235                                 O            01/01/27
    0


    1539802          A59/824             F           65,000.00         ZZ
                                         360         64,910.65          1
    166 FARRINGTON STREET              9.875            564.43         47
                                       9.375            564.43      140,000.00
1


    ST PAUL          MN   55102          5            11/25/96         00
    280001539802                         07           01/01/97          0
    1539802                              O            12/01/26
    0


    1539810          971/824             F           56,000.00         ZZ
                                         360         55,948.89          1
    6161 NW 24TH COURT                 9.875            486.28         64
                                       9.375            486.28       88,000.00
    MARGATE          FL   33063          5            12/02/96         00
    280001539810                         05           02/01/97          0
    9660673                              O            01/01/27
    0


    1539816          B24/824             F          140,400.00         ZZ
                                         360        140,239.99          1
    39 WARREN ST                      10.750          1,310.61         80
                                      10.250          1,310.61      175,500.00
    SRAMPFORD        CT   06902          1            11/27/96         23
    280001539816                         05           01/01/97          0
    178117                               O            12/01/26
    0


    1539824          757/824             F          100,000.00         ZZ
                                         360         99,882.91          1
    6026 BELL MEADE COURT             10.625            924.10         80
                                      10.125            924.10      125,000.00
    VILLA RICA       GA   30180          2            11/11/96         00
    280001539824                         05           01/01/97          0
    2873073                              O            12/01/26
    0


    1539829          757/824             F          101,915.00         ZZ
                                         360        101,801.93          1
    3919 RASBERRY DRIVE               10.875            960.95         85
                                      10.375            960.95      119,900.00
    WILSON           NC   27896          1            11/12/96         23
    280001539829                         05           01/01/97          0
    2872372                              O            12/01/26
    0


    1539870          921/921             F          105,000.00         ZZ
                                         360        104,839.71          1
    688 SOUTH WOODSTOCK DRIVE         10.750            980.16         75
                                      10.250            980.16      140,000.00
    PUEBLO           CO   81007          5            10/24/96         00
    273490                               05           12/01/96          0
    273490                               O            11/01/26
    0
1




    1539872          F03/824             F          124,950.00         ZZ
                                         360        124,776.19          1
    4536 PARMALEE GULCH ROAD           9.500          1,050.65         85
                                       9.000          1,050.65      147,000.00
    INDIAN HILLS     CO   80454          5            12/05/96         23
    280001539872                         05           02/01/97          0
    DEN10287                             O            01/01/27
    0


    1539884          E22/824             F          120,000.00         ZZ
                                         360        119,784.96          1
    4471 PEAK VIEW                    10.000          1,053.09         73
                                       9.500          1,053.09      165,000.00
    ERIE             CO   80516          5            10/29/96         00
    0410271597                           05           12/01/96          0
    0410271597                           O            11/01/26
    0


    1539899          180/824             F           65,000.00         ZZ
                                         360         64,955.90          1
    1099 EAST 10600 SOUTH             11.250            631.32         70
                                      10.750            631.32       94,000.00
    SANDY            UT   84094          2            12/13/96         00
    280001539899                         05           02/01/97          0
    4633749                              O            01/01/27
    0


    1539903          201/824             F          164,650.00         ZZ
                                         360        164,469.43          1
    9035 S.W. 156TH COURT              9.000          1,324.82         80
                                       8.500          1,324.82      205,820.00
    MIAMI            FL   33196          1            12/02/96         00
    280001539903                         05           02/01/97          0
    4100936642                           O            01/01/27
    0


    1539905          E88/824             F           51,000.00         ZZ
                                         360         50,954.67          1
    302 E GLENWOOD                    10.000            447.57         85
                                       9.500            447.57       60,000.00
    SPRINGFIELD      MO   65807          5            12/11/96         23
    280001539905                         05           02/01/97          0
    1600092240                           O            01/01/27
    0


    1539916          E06/824             F          229,500.00         ZZ
                                         360        229,267.30          1
1


    3882 BLACKTHORN STREET             9.375          1,908.86         90
                                       8.875          1,908.86      255,000.00
    IRVINE           CA   92606          2            12/20/96         23
    280001539916                         05           02/01/97          0
    OC96000156                           O            01/01/27
    0


    1539930          575/824             F           65,450.00         ZZ
                                         360         65,403.09          1
    2637 MCMANAWAY DRIVE              11.000            623.30         85
                                      10.500            623.30       77,000.00
    MIDLOTHIAN       VA   23221          5            12/10/96         23
    280001539930                         05           02/01/97          0
    500000175                            O            01/01/27
    0


    1539935          450/824             F           95,000.00         ZZ
                                         360         94,906.17          1
    6135 ARROYO VISTA DR NE            9.500            798.81         76
                                       9.000            798.81      125,000.00
    CANNON TOWNSHIP  MI   49341          1            12/06/96         00
    280001539935                         05           02/01/97          0
    4219705                              O            01/01/27
    0


    1539961          921/921             F          138,600.00         ZZ
                                         360        138,414.23          1
    1795 BIG HAYNES COURT             11.350          1,356.71         90
                                      10.850          1,356.71      154,000.00
    GRAYSON          GA   30221          1            10/25/96         23
    380048                               05           12/01/96          0
    380048                               O            11/01/26
    0


    1539964          921/921             F          123,250.00         ZZ
                                         360        122,527.63          1
    154 WILDWOOD DRIVE                10.850          1,159.80         85
                                      10.350          1,159.80      145,000.00
    DEBARY           FL   32713          1            11/07/96         23
    301366                               05           01/01/97          0
    301366                               O            12/01/26
    0


    1539972          921/921             F           54,000.00         ZZ
                                         360         53,939.33          1
    351 LELAND TERRACE                12.150            561.69         69
                                      11.650            561.69       78,400.00
    ATLANTA          GA   30317          5            10/29/96         00
    380030                               05           12/01/96          0
1


    380030                               O            11/01/26
    0


    1540014          G87/824             F           36,750.00         ZZ
                                         180         36,469.35          1
    277 EAST 100 NORTH                 9.500            383.75         66
                                       9.000            383.75       56,500.00
    VERNAL           UT   84078          5            11/27/96         00
    280001540014                         05           01/01/97          0
    178074                               O            12/01/11
    0


    1540024          G87/824             F           92,140.00         ZZ
                                         360         92,013.37          1
    697 NORTH 600 EAST                 9.875            800.10         85
                                       9.375            800.10      108,400.00
    FIRTH            ID   83236          5            11/25/96         23
    280001540024                         05           01/01/97          0
    101361                               O            12/01/26
    0


    1540054          921/921             F          101,000.00         ZZ
                                         360        100,893.30          1
    17 MILDRED STREET                 11.100            969.49         82
                                      10.600            969.49      124,000.00
    DRACUT           MA   01826          2            11/06/96         23
    413559                               05           01/01/97          0
    413559                               O            12/01/26
    0


    1540134          934/824             F          164,000.00         ZZ
                                         360        163,931.22          1
    3601 SW 141 AVENUE                10.250          1,469.61         80
                                       9.750          1,469.61      205,000.00
    MIRAMAR          FL   33027          1            01/22/97         00
    280001540134                         05           03/01/97          0
    61006656                             O            02/01/27
    0


    1540141          830/824             F           68,900.00         ZZ
                                         360         68,802.77          1
    1473 MAPLE ROAD                    9.750            591.96         77
                                       9.250            591.96       90,000.00
    CLEVELAND        OH   44121          5            12/05/96         00
    280001540141                         05           01/01/97          0
    1782325                              O            12/01/26
    0


1


    1540286          696/824             F           32,000.00         ZZ
                                         360         31,960.47          1
    1905 WEST BALTIMORE STREET        10.375            289.73         80
                                       9.875            289.73       40,000.00
    BALTIMORE        MD   21223          5            12/04/96         00
    280001540286                         05           01/01/97          0
    7020196                              O            12/01/26
    0


    1540307          E44/824             F           81,000.00         ZZ
                                         360         80,920.00          1
    577 NORTH COTTONWOOD LANE          9.500            681.09         88
                                       9.000            681.09       93,000.00
    PRICE            UT   84501          2            12/04/96         23
    280001540307                         05           02/01/97          0
    13111587                             O            01/01/27
    0


    1540325          664/824             F           81,000.00         ZZ
                                         360         80,911.17          1
    4232 RENFRO COURT                  9.000            651.75         90
                                       8.500            651.75       90,000.00
    ALVARADO         TX   76009          1            12/10/96         12
    280001540325                         05           02/01/97         25
    2206374                              O            01/01/27
    0


    1540336          664/824             F           54,800.00         ZZ
                                         360         54,756.25          1
    4005 APPLEWOOD COURT              10.500            501.28         90
                                      10.000            501.28       60,900.00
    ALVARADO         TX   76009          1            12/10/96         23
    280001540336                         05           02/01/97          0
    2206068                              O            01/01/27
    0


    1540439          F22/824             F           96,000.00         ZZ
                                         360         95,738.48          1
    64 TELFORD STREET                 10.000            842.47         80
                                       9.500            842.47      120,000.00
    NEWARK           NJ   07106          5            08/19/96         00
    280001540439                         05           10/01/96          0
    7300056745                           O            09/01/26
    0


    1540685          E22/824             F           56,700.00         ZZ
                                         360         56,613.46          1
    303 EAST FRONT STREET             10.750            529.28         80
                                      10.250            529.28       70,900.00
1


    LYNDEN           WA   98264          1            10/18/96         00
    0410223309                           05           12/01/96          0
    0410223309                           O            11/01/26
    0


    1540846          E44/824             F           53,000.00         ZZ
                                         360         52,954.13          1
    251 NORTH 4TH AVENUE              10.125            470.02         69
                                       9.625            470.02       77,000.00
    PRICE            UT   84501          5            12/04/96         00
    280001540846                         05           02/01/97          0
    13111599                             O            01/01/27
    0


    1540851          664/824             F          229,000.00         ZZ
                                         360        228,826.78          1
    2309 PENNSBURY COURT              10.750          2,137.68         83
                                      10.250          2,137.68      277,000.00
    SCHAUMBURG       IL   60194          5            12/13/96         23
    280001540851                         05           02/01/97          0
    180577                               O            01/01/27
    0


    1540859          B96/824             F           71,600.00         ZZ
                                         360         71,539.69          1
    12938 COTTONWOOD DRIVE            10.250            641.61         80
                                       9.750            641.61       89,500.00
    TUSCALOOSA       AL   35111          1            12/16/96         00
    280001540859                         05           02/01/97          0
    1540859                              O            01/01/27
    0


    1540875          F18/824             F          154,800.00         ZZ
                                         360        154,666.06          1
    2636 RIM ROAD                     10.125          1,372.81         90
                                       9.625          1,372.81      172,000.00
    SAN PABLO        CA   94806          1            12/04/96         23
    280001540875                         05           02/01/97          0
    96155                                O            01/01/27
    0


    1540915          766/824             F           71,250.00         ZZ
                                         360         71,118.90          1
    3750 SW 45 TERRACE                 9.875            618.70         75
                                       9.375            618.70       95,000.00
    HOLLYWOOD        FL   33023          5            10/24/96         00
    280001540915                         05           12/01/96          0
    96DA0431                             O            11/01/26
    0
1




    1540916          180/824             F           77,700.00         ZZ
                                         180         77,323.50          1
    270 COUNTY ROAD 1592              10.000            834.97         70
                                       9.500            834.97      111,000.00
    BAILEYTON        AL   35019          5            12/13/96         00
    280001540916                         05           02/01/97          0
    4678728                              O            01/01/12
    0


    1540926          E22/824             F           45,000.00         ZZ
                                         360         44,956.44          1
    139 WILBUR STREET SE              11.500            445.63         65
                                      11.000            445.63       70,000.00
    WYOMING          MI   49548          1            11/01/96         00
    0410161996                           05           01/01/97          0
    0410161996                           O            12/01/26
    0


    1540949          686/824             F           64,000.00         ZZ
                                         360         63,885.81          1
    7344 S CALUMET                     8.625            497.79         80
                                       8.125            497.79       80,000.00
    CHICAGO          IL   60619          5            11/04/96         00
    280001540949                         05           01/01/97          0
    817714447                            O            12/01/26
    0


    1540976          180/824             F          124,000.00         ZZ
                                         360        123,886.87          1
    5105 TALL OAK COURT                9.875          1,076.75         80
                                       9.375          1,076.75      155,000.00
    TEMPLE HILLS     MD   20748          2            12/31/96         00
    280001540976                         05           02/01/97          0
    4692984                              O            01/01/27
    0


    1540984          F49/824             F          207,000.00         ZZ
                                         360        206,730.26          1
    2201 WOODHILL ROAD                10.125          1,835.72         76
                                       9.625          1,835.72      275,000.00
    EDMOND           OK   73003          2            12/03/96         00
    280001540984                         05           01/01/97          0
    30409                                O            12/01/26
    0


    1541090          F96/824             F           65,500.00         ZZ
                                         180         65,189.79          1
1


    697 W COMMODORE BLVD              10.250            713.92         53
                                       9.750            713.92      125,000.00
    JACKSON          NJ   08527          5            12/19/96         00
    280001541090                         05           02/01/97          0
    5028                                 O            01/01/12
    0


    1541117          830/824             F           59,500.00         ZZ
                                         360         59,456.19          1
    6843 C.R. 34                      10.875            561.02         85
                                      10.375            561.02       70,000.00
    BUTLER           IN   46721          1            12/06/96         23
    280001541117                         05           02/01/97          0
    BANNISTER528849                      O            01/01/27
    0


    1541130          664/824             F           98,000.00         ZZ
                                         360         97,910.56          1
    1431 NW 20TH STREET                9.875            850.99         80
                                       9.375            850.99      122,500.00
    LINCOLN CITY     OR   97367          2            12/12/96         00
    280001541130                         05           02/01/97          0
    2244226                              O            01/01/27
    0


    1541134          637/824             F          132,100.00         ZZ
                                         360        131,666.94          1
    37 DEWEY STREET                   10.500          1,208.37         90
                                      10.000          1,208.37      146,800.00
    GARFIELD         NJ   07026          1            07/01/96         23
    280001541134                         05           08/01/96          0
    9258336                              O            07/01/26
    0


    1541164          A80/824             F          158,400.00         ZZ
                                         360        158,259.26          1
    10000 SW 12TH TERRACE             10.000          1,390.08         90
                                       9.500          1,390.08      176,000.00
    MIAMI            FL   33174          1            12/04/96         23
    280001541164                         05           02/01/97          0
    9615185                              O            01/01/27
    0


    1541170          455/824             F          178,000.00         ZZ
                                         360        177,865.36          1
    3860 ADAMS ROAD                   10.750          1,661.60         66
                                      10.250          1,661.60      270,000.00
    CUMMING          GA   30131          2            12/10/96         00
    280001541170                         05           02/01/97          0
1


    53752                                O            01/01/27
    0


    1541180          921/921             F           41,000.00         ZZ
                                         360         40,960.73          1
    147 EASTFORD ROAD                 11.550            407.59         59
                                      11.050            407.59       70,000.00
    EASTFORD         CT   06242          5            11/08/96         00
    415976                               05           01/01/97          0
    415976                               O            12/01/26
    0


    1541203          180/824             F           78,350.00         ZZ
                                         360         78,313.44          1
    1022 CARDIFF ST                    9.750            673.15         75
                                       9.250            673.15      104,500.00
    CASPER           WY   82609          5            01/06/97         00
    280001541203                         05           03/01/97          0
    4631487                              O            02/01/27
    0


    1541223          816/824             F          128,000.00         ZZ
                                         360        127,886.27          1
    547 SOUTH LUCERNE DRIVE           10.000          1,123.29         80
                                       9.500          1,123.29      160,000.00
    SALEM            UT   84653          5            12/05/96         00
    280001541223                         05           02/01/97          0
    141182                               O            01/01/27
    0


    1541366          560/824             F          151,200.00         ZZ
                                         360        150,906.73          1
    3048  NW 27TH TERRACE              9.625          1,285.19         80
                                       9.125          1,285.19      189,000.00
    BOCA RATON       FL   33434          1            10/31/96         00
    280001541366                         03           12/01/96          0
    450565981                            O            11/01/26
    0


    1541375          A52/824             F           87,050.00         ZZ
                                         360         86,933.48          1
    3848 CAPTAIN DRIVE                10.000            763.93         69
                                       9.500            763.93      126,900.00
    CHAMBLEE         GA   30341          1            12/04/96         00
    280001541375                         05           01/01/97          0
    179020                               O            12/01/26
    0


1


    1541413          766/824             F          148,500.00         ZZ
                                         360        148,452.54          1
    515 NE 107 STREET                 11.500          1,470.58         90
                                      11.000          1,470.58      165,000.00
    MIAMI            FL   33161          1            01/10/97         10
    280001541413                         05           03/01/97         25
    96DA0528                             O            02/01/27
    0


    1541517          G28/824             F          258,750.00         ZZ
                                         360        258,494.42          3
    644, #1 AND #2 GRANT STREET        9.500          2,175.72         75
                                       9.000          2,175.72      345,000.00
    SANTA MONICA     CA   90405          5            12/05/96         00
    280001541517                         05           02/01/97          0
    1541517                              O            01/01/27
    0


    1541631          E22/824             F          116,950.00         ZZ
                                         360        116,810.32          1
    1006 SOUTH GABRIEL DRIVE          11.875          1,191.72         90
                                      11.375          1,191.72      129,950.00
    LEANDER          TX   78641          1            10/31/96         23
    0410270631                           05           12/01/96          0
    0410270631                           O            11/01/26
    0


    1541752          922/824             F           29,700.00         ZZ
                                         360         29,680.91          1
    2112 ADAMS STREET                 11.500            294.12         85
                                      11.000            294.12       35,000.00
    PADUCAH          KY   42003          1            12/11/96         23
    280001541752                         05           02/01/97          0
    961315                               O            01/01/27
    0


    1541822          637/824             F           59,000.00         ZZ
                                         360         58,946.16          1
    4727 CUMMINGS ROAD                 9.875            512.33         56
                                       9.375            512.33      105,500.00
    EUREKA           CA   95503          5            12/19/96         00
    280001541822                         05           02/01/97          0
    9517566                              O            01/01/27
    0


    1541823          450/824             F          117,000.00         ZZ
                                         360        116,893.25          1
    30858 MAYVILLE ST                  9.875          1,015.97         62
                                       9.375          1,015.97      191,000.00
1


    LIVONIA          MI   48152          5            12/12/96         00
    280001541823                         05           02/01/97          0
    4278552                              O            01/01/27
    0


    1541828          637/824             F           52,800.00         ZZ
                                         360         52,750.52          1
    1767 N CONGRESS AVENUE             9.750            453.64         80
                                       9.250            453.64       66,000.00
    WEST PALM BEACH  FL   33401          1            12/13/96         00
    280001541828                         09           02/01/97          0
    9453523                              O            01/01/27
    0


    1541830          816/824             F           84,000.00         ZZ
                                         360         83,932.95          1
    810 SOUTH 300 WEST                10.500            768.38         63
                                      10.000            768.38      135,000.00
    SALEM            UT   84653          5            12/10/96         00
    280001541830                         05           02/01/97          0
    141187                               O            01/01/27
    0


    1541856          208/824             F          170,000.00         ZZ
                                         360        169,832.10          1
    2363 BOTULPH ROAD                  9.500          1,429.45         76
                                       9.000          1,429.45      224,000.00
    SANTA FE         NM   87505          2            12/09/96         00
    280001541856                         05           02/01/97          0
    34096                                O            01/01/27
    0


    1541864          455/824             F          108,000.00         ZZ
                                         180        107,476.67          1
    1015 TRAYMORE DRIVE               10.000          1,160.58         71
                                       9.500          1,160.58      153,000.00
    NORCROSS         GA   30093          5            12/17/96         00
    280001541864                         05           02/01/97          0
    53788                                O            01/01/12
    0


    1541865          766/824             F          109,650.00         ZZ
                                         360        109,486.90          1
    14628 SW 95 LANE                   9.500            922.00         85
                                       9.000            922.00      129,000.00
    MIAMI            FL   33186          5            11/15/96         23
    280001541865                         05           01/01/97          0
    96SG1031                             O            12/01/26
    0
1




    1541868          140/824             F           98,600.00         ZZ
                                         360         98,529.36          1
    4623 WOODED OAK CIRCLE            11.000            938.99         80
                                      10.500            938.99      123,284.00
    LOUISVILLE       KY   40245          1            12/06/96         00
    280001541868                         05           02/01/97          0
    424417                               O            01/01/27
    0


    1541890          A01/824             F           30,000.00         ZZ
                                         120         29,537.90          1
    1089 MARECHALNEIL DRIVE            9.250            384.10         47
                                       8.750            384.10       65,000.00
    MEMPHIS          TN   38114          5            11/06/96         00
    280001541890                         05           01/01/97          0
    96115707                             O            12/01/06
    0


    1541894          E22/824             F           21,200.00         ZZ
                                         360         20,825.26          1
    6320 ACKEL STREET                 12.000            218.07         80
    UNIT 234                          11.500            218.07       26,500.00
    METAIRIE         LA   70003          1            10/31/96         00
    0410267538                           01           12/01/96          0
    0410267538                           O            11/01/26
    0


    1541925          686/824             F          125,250.00         ZZ
                                         360        125,136.32          1
    17509 54TH PLACE WEST              9.900          1,089.92         75
                                       9.400          1,089.92      167,000.00
    LYNNWOOD         WA   98037          5            12/16/96         00
    280001541925                         05           02/01/97          0
    817629926                            O            01/01/27
    0


    1541976          664/824             F          256,000.00         ZZ
                                         360        255,711.88          1
    23633 SCHULTIES ROAD               8.875          2,036.86         80
                                       8.375          2,036.86      320,000.00
    LOS GATOS        CA   95030          5            12/17/96         00
    280001541976                         05           02/01/97          0
    2153765                              O            01/01/27
    0


    1541993          253/824             F          111,350.00         ZZ
                                         360        111,263.46          1
1


    804 WILLOW CT                     10.625          1,028.99         85
                                      10.125          1,028.99      131,000.00
    SAGINAW          TX   76179          1            12/06/96         23
    280001541993                         05           02/01/97          0
    313777                               O            01/01/27
    0


    1542008          604/824             F          211,500.00         ZZ
                                         240        208,365.08          1
    39 MOESER PLACE                   10.150          2,062.08         75
                                       9.650          2,062.08      282,000.00
    OLD TAPPAN       NJ   07675          2            03/30/96         00
    280001542008                         05           05/04/96          0
    77103172                             O            04/04/16
    0


    1542010          604/824             F           58,500.00         ZZ
                                         180         58,338.22          1
    338 SNYDER AVE.                   10.650            541.69         69
                                      10.150            541.69       85,000.00
    PITMAN           NJ   08071          2            07/31/96         00
    280001542010                         05           09/05/96          0
    77105277                             O            08/05/11
    0


    1542011          604/824             F           72,000.00         ZZ
                                         360         71,899.20          2
    1111 COTTMAN AVENUE               11.150            693.85         80
                                      10.650            693.85       91,000.00
    PHILADELPHIA     PA   19111          1            10/16/96         00
    280001542011                         05           12/01/96          0
    77105521                             O            11/01/26
    0


    1542012          604/824             F           24,000.00         ZZ
                                         240         23,875.48          1
    62 ALDEN STREET                   13.350            287.18         80
                                      12.850            287.18       30,000.00
    SPRINGFIELD      MA   01109          5            09/25/96         00
    280001542012                         05           10/30/96          0
    77105601                             O            09/30/16
    0


    1542013          604/824             F          100,000.00         ZZ
                                         240         99,343.24          1
    BALD HILL ROAD                    10.150            974.98         77
                                       9.650            974.98      130,000.00
    WELLS            ME   04090          5            10/25/96         00
    280001542013                         05           11/30/96          0
1


    77105816                             O            10/30/16
    0


    1542014          604/824             F          126,000.00         ZZ
                                         360        125,820.37          1
    10003 ANGORA TERRACE              12.950          1,388.89         90
                                      12.450          1,388.89      140,000.00
    CHELTENHAM       MD   20623          2            09/19/96         23
    280001542014                         05           10/24/96          0
    77106029                             O            09/24/26
    0


    1542015          604/824             F           97,750.00         ZZ
                                         240         97,025.61          1
    5538 HUNT PLACE NE                 9.200            892.09         85
                                       8.700            892.09      115,000.00
    WASHINGTON       DC   20019          2            10/23/96         23
    280001542015                         05           11/28/96          0
    77106225                             O            10/28/16
    0


    1542016          604/824             F          145,600.00         ZZ
                                         240        144,458.40          1
    45 BUTTERNUT LANE                  8.750          1,286.68         80
                                       8.250          1,286.68      182,000.00
    LEVITTOWN        NY   11756          2            10/24/96         00
    280001542016                         05           11/29/96          0
    77106320                             O            10/29/16
    0


    1542017          604/824             F           88,000.00         ZZ
                                         360         87,780.12          1
    139 BERWYN STREET                  9.500            739.95         80
                                       9.000            739.95      110,000.00
    ROSELLE PARK     NJ   07204          2            10/21/96         00
    280001542017                         05           11/25/96          0
    77106616                             O            10/25/26
    0


    1542018          604/824             F          108,750.00         ZZ
                                         240        108,343.66          1
    10 PEGASUS WAY                    12.700          1,250.92         75
                                      12.200          1,250.92      145,000.00
    WASHINGTON TOWN  NJ   08080          5            10/16/96         00
    280001542018                         05           12/01/96          0
    77106895                             O            11/01/16
    0


1


    1542019          604/824             F           66,500.00         ZZ
                                         360         66,313.74          1
    293 MARTIN LUTHER KING BLVD.       8.950            532.68         70
                                       8.450            532.68       95,000.00
    NEWARK           NJ   07102          5            10/23/96         00
    280001542019                         07           11/28/96          0
    77106953                             N            10/28/26
    0


    1542020          604/824             F          178,200.00         ZZ
                                         240        177,248.29          1
    154 COOPERSKILL ROAD               9.990          1,718.49         90
                                       9.490          1,718.49      198,000.00
    DELRAN           NJ   08075          5            10/17/96         23
    280001542020                         05           12/01/96          0
    77106959                             O            11/01/16
    0


    1542021          604/824             F           77,400.00         ZZ
                                         240         76,945.97          1
    431 PINE STREET                   11.250            812.12         90
                                      10.750            812.12       86,000.00
    BRIDGETON CITY   NJ   08302          2            10/24/96         23
    280001542021                         05           11/29/96          0
    77107146                             O            10/29/16
    0


    1542022          604/824             F          146,700.00         ZZ
                                         240        145,916.55          1
    109 GARFIELD AVENUE                9.990          1,414.71         90
                                       9.490          1,414.71      163,000.00
    CHERRY HILL TOW  NJ   08002          5            10/26/96         23
    280001542022                         05           12/01/96          0
    77107195                             O            11/01/16
    0


    1542023          604/824             F          114,135.00         ZZ
                                         240        113,421.69          1
    1332 MARSHALL MILL ROAD            8.750          1,008.62         90
                                       8.250          1,008.62      128,000.00
    FRANKLINVILLE    NJ   08322          2            10/25/96         23
    280001542023                         05           12/01/96          0
    77107210                             O            11/01/16
    0


    1542024          604/824             F           89,600.00         ZZ
                                         240         89,056.61          1
    1522 PERSHING AVE.                 8.990            805.58         80
                                       8.490            805.58      112,000.00
1


    LACEY TWP        NJ   08731          2            10/26/96         00
    280001542024                         05           12/01/96          0
    77107212                             O            11/01/16
    0


    1542025          604/824             F          242,600.00         ZZ
                                         240        240,450.64          1
    90 SARATOGA DRIVE                  9.900          2,325.09         75
                                       9.400          2,325.09      325,000.00
    WEST WINDSOR TO  NJ   08512          5            10/26/96         00
    280001542025                         05           12/01/96          0
    77107216                             O            11/01/16
    0


    1542026          604/824             F           85,200.00         ZZ
                                         240         84,790.27          1
    258 PARK AVENUE                   10.800            867.86         78
                                      10.300            867.86      110,000.00
    DEPTFORD TOWNSH  NJ   08096          5            10/25/96         00
    280001542026                         05           12/01/96          0
    77107218                             O            11/01/16
    0


    1542027          604/824             F          153,000.00         ZZ
                                         240        151,880.31          2
    16 WILLIAM STREET                  9.300          1,406.24         77
                                       8.800          1,406.24      201,000.00
    NORTH ARLINGTON  NJ   07031          5            10/25/96         00
    280001542027                         05           11/30/96          0
    77107239                             O            10/30/16
    0


    1542028          604/824             F           76,000.00         ZZ
                                         240         75,293.09          1
    155 DAY STREET                     7.950            633.33         80
                                       7.450            633.33       95,000.00
    CLIFTON          NJ   07015          2            10/31/96         00
    280001542028                         05           12/05/96          0
    77107342                             O            11/05/16
    0


    1542029          604/824             F          226,100.00         ZZ
                                         240        224,838.80          1
    1 PHYLLIS DRIVE                    9.650          2,129.74         83
                                       9.150          2,129.74      275,000.00
    MONTVALE         NJ   07645          5            11/05/96         23
    280001542029                         05           12/11/96          0
    77107402                             O            11/11/16
    0
1




    1542030          604/824             F           85,500.00         ZZ
                                         240         85,146.72          1
    179 SACRAMENTO COURT              11.950            938.45         90
                                      11.450            938.45       95,000.00
    MANTUA TWP       NJ   08051          5            11/07/96         23
    280001542030                         05           12/13/96          0
    77107498                             O            11/13/16
    0


    1542031          604/824             F           68,000.00         ZZ
                                         240         67,620.69          1
    27 VOORHEES STREET                 9.650            640.52         76
                                       9.150            640.52       90,000.00
    NEWARK           NJ   07111          5            11/11/96         00
    280001542031                         05           12/15/96          0
    77107585                             O            11/15/16
    0


    1542032          604/824             F          162,000.00         ZZ
                                         240        161,063.75          1
    24 ARDMORE STREET                 12.550          1,846.26         90
                                      12.050          1,846.26      180,000.00
    BRAINTREE        MA   02184          5            08/15/96         23
    280001542032                         05           10/01/96          0
    800222726                            O            09/01/16
    0


    1542033          604/824             F           94,500.00         ZZ
                                         240         94,084.95          1
    222 EAST 22ND STREET              11.490          1,007.12         90
                                      10.990          1,007.12      105,000.00
    PATERSON         NJ   07514          5            10/10/96         23
    280001542033                         05           12/01/96          0
    800263275                            O            11/01/16
    0


    1542034          604/824             F           72,000.00         ZZ
                                         360         71,891.36          1
    91 ENDSLEY DRIVE                  11.850            732.30         90
                                      11.350            732.30       80,000.00
    MOORESVILLE      IN   46158          2            10/25/96         23
    280001542034                         05           11/29/96          0
    800334035                            O            10/29/26
    0


    1542035          604/824             F           93,000.00         ZZ
                                         240         92,615.72          1
1


    3470 SE 29TH COURT                11.950          1,020.77         60
                                      11.450          1,020.77      157,000.00
    OCALA            FL   34471          5            10/23/96         00
    280001542035                         05           12/01/96          0
    800467829                            O            11/01/16
    0


    1542036          604/824             F           77,500.00         ZZ
                                         240         77,242.79          1
    RR2 BOX 2612                      13.850            955.30         50
                                      13.350            955.30      155,000.00
    SAYLORSBURG      PA   18353          5            10/11/96         00
    280001542036                         05           11/17/96          0
    800489224                            O            10/17/16
    0


    1542037          604/824             F           99,000.00         ZZ
                                         240         98,642.40          1
    611 HORNBEAN ROAD                 12.950          1,156.34         90
                                      12.450          1,156.34      110,000.00
    EDGEWOOD         MD   21040          2            10/15/96         23
    280001542037                         05           12/01/96          0
    800501133                            O            11/01/16
    0


    1542038          604/824             F           74,000.00         ZZ
                                         360         73,941.96          1
    401 CEDAR AVE.                    13.750            862.18         80
                                      13.250            862.18       93,000.00
    LINDENWALD       NJ   08043          1            10/22/96         00
    280001542038                         05           12/01/96          0
    970000438                            O            11/01/26
    0


    1542040          604/824             F           62,000.00         ZZ
                                         180         61,647.32          1
    1182 BARNACLE DRIVE                9.450            519.07         56
                                       8.950            519.07      112,000.00
    MANAHAWKIN       NJ   08050          5            04/18/96         00
    280001542040                         05           05/23/96          0
    77102261                             O            04/23/11
    0


    1542041          604/824             F           72,375.00         ZZ
                                         180         72,219.95          1
    722 PORTER STREET                 11.100            694.72         75
                                      10.600            694.72       96,500.00
    EASTON           PA   18042          5            09/05/96         00
    280001542041                         05           10/10/96          0
1


    77104634                             O            09/10/11
    0


    1542042          604/824             F          150,000.00         ZZ
                                         180        149,799.00          1
    1128 GREENTREE LANE               11.350          1,468.29         53
                                      10.850          1,468.29      285,000.00
    PENN VALLEY      PA   19072          5            10/25/96         00
    280001542042                         05           12/01/96          0
    77104750                             N            11/01/11
    0


    1542043          604/824             F           26,500.00         ZZ
                                         180         26,392.73          1
    428 COOK AVE.                      9.500            222.83         38
                                       9.000            222.83       70,000.00
    PAULSBORO        NJ   08066          5            07/02/96         00
    280001542043                         05           08/08/96          0
    77104858                             O            07/08/11
    0


    1542044          604/824             F          144,000.00         ZZ
                                         180        143,636.41          1
    1035 LAUREL DRIVE                  9.450          1,205.58         63
                                       8.950          1,205.58      232,000.00
    BETHLEHEM        PA   18017          1            09/05/96         00
    280001542044                         05           11/01/96          0
    77104950                             N            10/01/11
    0


    1542045          604/824             F           65,000.00         ZZ
                                         180         64,816.34          1
    6009 41ST AVENUE                  10.550            597.01         50
                                      10.050            597.01      132,000.00
    HYATTSVILLE      MD   20782          5            08/13/96         00
    280001542045                         05           09/19/96          0
    77105104                             O            08/19/11
    0


    1542046          604/824             F          137,286.00         ZZ
                                         180        137,026.64          1
    61 PRINCETON LANE                  9.750          1,179.50         91
                                       9.250          1,179.50      152,450.00
    FAIRPORT         NY   14550          1            10/30/96         23
    280001542046                         05           12/01/96          0
    77105176                             O            11/01/11
    0


1


    1542047          604/824             F           52,500.00         ZZ
                                         180         52,393.83          1
    20 EMERSON ROAD                   10.500            480.24         75
                                      10.000            480.24       70,000.00
    PLYMOUTH         MA   02360          1            10/01/96         00
    280001542047                         05           11/01/96          0
    77105235                             O            10/01/11
    0


    1542048          604/824             F          149,250.00         ZZ
                                         180        149,024.65          1
    151 PALMER ROAD                   10.800          1,398.83         75
                                      10.300          1,398.83      201,000.00
    PLYMPTON         MA   02367          1            10/03/96         00
    280001542048                         05           12/01/96          0
    77105269                             N            11/01/11
    0


    1542049          604/824             F          101,250.00         ZZ
                                         180        101,070.06          1
    411 HEMLOCK, LOCUST LAKES VI      11.100            971.89         75
                                      10.600            971.89      135,000.00
    POCONO LAKE      PA   18347          5            09/16/96         00
    280001542049                         05           11/01/96          0
    77105378                             O            10/01/11
    0


    1542050          604/824             F          281,250.00         ZZ
                                         180        280,705.17          1
    40 MARJALEEN DRIVE                10.700          2,614.85         75
                                      10.200          2,614.85      375,000.00
    RANDOLPH TWP     NJ   07869          1            09/17/96         00
    280001542050                         05           11/01/96          0
    77105478                             O            10/01/11
    0


    1542051          604/824             F           30,000.00         ZZ
                                         180         29,968.70          1
    1542 E MAYLAND STREET             13.500            343.62         59
                                      13.000            343.62       51,000.00
    PHILADELPHIA     PA   19138          5            10/23/96         00
    280001542051                         07           11/28/96          0
    77105625                             N            10/28/11
    0


    1542052          604/824             F           90,000.00         ZZ
                                         180         89,858.11          1
    518 MOUND COURT                   11.650            901.58         82
                                      11.150            901.58      110,000.00
1


    LEBANON          OH   45036          2            09/12/96         23
    280001542052                         01           11/01/96          0
    77105667                             O            10/01/11
    0


    1542053          604/824             F           48,000.00         ZZ
                                         180         47,942.80          1
    3180 TUCKAHOE ROAD                14.450            585.88         80
                                      13.950            585.88       60,000.00
    CAMDEN           NJ   08104          5            08/26/96         00
    280001542053                         05           09/30/96          0
    77105813                             O            08/30/11
    0


    1542054          604/824             F          112,410.00         ZZ
                                         180        112,265.79          1
    1005 COUNTY RD 336                11.550          1,117.48         90
                                      11.050          1,117.48      124,900.00
    BOUVEY           MN   55709          5            10/11/96         23
    280001542054                         05           12/01/96          0
    77105843                             O            11/01/11
    0


    1542055          604/824             F           79,000.00         ZZ
                                         180         78,852.29          1
    30515 DEEP BRANCH ROAD             9.800            681.64         80
                                       9.300            681.64       99,000.00
    TRAPPE           MD   21673          5            10/09/96         00
    280001542055                         05           12/01/96          0
    77105878                             O            11/01/11
    0


    1542056          604/824             F           53,625.00         ZZ
                                         180         53,557.28          1
    4005 PRINCESS PLACE               12.700            580.65         65
                                      12.200            580.65       82,500.00
    WILMINGTON       NC   28405          5            10/14/96         00
    280001542056                         05           11/18/96          0
    77105899                             O            10/18/11
    0


    1542057          604/824             F           86,850.00         ZZ
                                         180         86,720.27          1
    113 OVERLOOK DRIVE                10.850            817.26         90
                                      10.350            817.26       96,500.00
    BREVARD          NC   28712          5            10/24/96         23
    280001542057                         05           12/01/96          0
    77105903                             O            11/01/11
    0
1




    1542058          604/824             F           51,800.00         ZZ
                                         180         51,720.07          1
    23 ROSEWOOD DRIVE                 10.700            481.60         70
                                      10.200            481.60       74,000.00
    HARRISBURG       PA   17109          1            10/08/96         00
    280001542058                         05           12/01/96          0
    77106019                             O            11/01/11
    0


    1542059          604/824             F           90,400.00         ZZ
                                         180         90,255.90          1
    68 CHERRY CIRCLE                  12.450            961.30         80
                                      11.950            961.30      113,000.00
    GLOUCESTER TOWN  NJ   08012          5            09/09/96         00
    280001542059                         05           10/13/96          0
    77106065                             O            09/13/11
    0


    1542060          604/824             F           55,000.00         ZZ
                                         180         54,909.45          1
    807 NORTH STREET                  10.500            503.11         74
                                      10.000            503.11       75,000.00
    WEATHERLY        PA   18255          1            10/25/96         00
    280001542060                         05           12/01/96          0
    77106075                             O            11/01/11
    0


    1542061          604/824             F           39,000.00         ZZ
                                         180         38,952.10          1
    RR 1 BOX 901                      11.750            393.67         65
                                      11.250            393.67       60,000.00
    NEW COLUMBIA     PA   17856          5            10/04/96         00
    280001542061                         05           12/01/96          0
    77106099                             N            11/01/11
    0


    1542062          604/824             F          103,125.00         ZZ
                                         180        102,900.30          1
    16 PICKWICK DRIVE                 10.150            916.45         73
                                       9.650            916.45      142,000.00
    MARLTON          NJ   08053          1            09/30/96         00
    280001542062                         05           11/01/96          0
    77106139                             O            10/01/11
    0


    1542063          604/824             F          105,000.00         ZZ
                                         180        104,807.28          1
1


    51 HOLLY DRIVE                    10.950            995.97         70
                                      10.450            995.97      150,000.00
    SO. CHATHAM      MA   02659          1            09/30/96         00
    280001542063                         05           11/01/96          0
    77106194                             O            10/01/11
    0


    1542064          604/824             F           84,000.00         ZZ
                                         180         83,778.85          1
    219 MUSKET LANE                    9.250            691.05         80
                                       8.750            691.05      105,000.00
    LOCUST GROVE     VA   22508          2            10/10/96         00
    280001542064                         03           11/16/96          0
    77106228                             O            10/16/11
    0


    1542065          604/824             F           72,000.00         ZZ
                                         180         71,898.11          1
    8 HILLSIDE AVENUE                 11.100            691.12         68
                                      10.600            691.12      106,000.00
    MERRIMAC         MA   01860          5            10/28/96         00
    280001542065                         05           11/11/96          0
    77106342                             O            10/11/11
    0


    1542066          604/824             F           81,250.00         ZZ
                                         180         81,087.46          1
    9709-B LEATHERFERN TERRACE        10.550            746.26         65
                                      10.050            746.26      125,000.00
    GAITHERSBURG     MD   20879          1            10/01/96         00
    280001542066                         01           11/01/96          0
    77106358                             O            10/01/11
    0


    1542067          604/824             F           72,000.00         ZZ
                                         180         71,883.97          1
    1105 CROOKED CREEK ROAD SE        11.550            715.76         80
                                      11.050            715.76       90,000.00
    EATONTON         GA   31024          2            10/07/96         00
    280001542067                         05           11/01/96          0
    77106363                             O            10/01/11
    0


    1542068          604/824             F           63,000.00         ZZ
                                         180         62,889.23          1
    2745 NOVUS PL                     11.150            607.12         90
                                      10.650            607.12       70,000.00
    SARASOTA         FL   34237          5            10/18/96         23
    280001542068                         05           11/23/96          0
1


    77106402                             O            10/23/11
    0


    1542069          604/824             F          136,000.00         ZZ
                                         180        135,798.93          1
    49 OAK STREET                     10.900          1,284.89         85
                                      10.400          1,284.89      160,000.00
    FLORENCE         MA   01060          1            10/24/96         23
    280001542069                         05           12/01/96          0
    77106417                             O            11/01/11
    0


    1542070          604/824             F           49,500.00         ZZ
                                         180         49,423.65          1
    1 TEABERRY COURT                  11.750            499.66         75
                                      11.250            499.66       66,000.00
    EVESHAM TOWNSHI  NJ   08053          2            09/24/96         00
    280001542070                         01           11/01/96          0
    77106418                             O            10/01/11
    0


    1542071          604/824             F           52,500.00         ZZ
                                         180         52,425.84          1
    30 GAYLORD CIRCLE                 12.990            580.34         59
                                      12.490            580.34       89,000.00
    WILLINGBORO      NJ   08046          5            09/24/96         00
    280001542071                         05           10/30/96          0
    77106454                             O            09/30/11
    0


    1542072          604/824             F           62,725.00         ZZ
                                         180         62,627.16          1
    203 SALEM COURT, #2               10.650            580.82         65
                                      10.150            580.82       96,500.00
    PRINCETON        NJ   08540          1            10/31/96         00
    280001542072                         01           12/01/96          0
    77106502                             O            11/01/11
    0


    1542073          604/824             F           66,000.00         ZZ
                                         180         65,920.25          1
    606 HARMERSVILLE-PECKS CORNE      12.850            722.36         80
                                      12.350            722.36       82,500.00
    QUINTON TOWNSHI  NJ   08302          5            10/02/96         00
    280001542073                         05           11/07/96          0
    77106600                             O            10/07/11
    0


1


    1542074          604/824             F          223,000.00         ZZ
                                         180        222,524.34          1
    66 WARWICK DRIVE                  10.250          1,998.31         85
                                       9.750          1,998.31      265,000.00
    WESTWOOD         MA   02090          2            10/10/96         23
    280001542074                         05           11/16/96          0
    77106634                             O            10/16/11
    0


    1542076          604/824             F          189,100.00         ZZ
                                         180        188,858.37          1
    6 WOODLAND TERRACE                12.600          2,032.87         89
                                      12.100          2,032.87      213,000.00
    HIGH BRIDGE BOR  NJ   08829          5            10/11/96         23
    280001542076                         05           11/17/96          0
    77106638                             O            10/17/11
    0


    1542077          604/824             F          142,500.00         ZZ
                                         180        142,236.44          1
    8728 RIDGE ROAD                    9.850          1,234.77         75
                                       9.350          1,234.77      192,000.00
    BETHESDA         MD   20817          1            10/30/96         00
    280001542077                         05           12/01/96          0
    77106729                             O            11/01/11
    0


    1542078          604/824             F           92,400.00         ZZ
                                         180         92,256.96          1
    446 MAURICE RIVER PARKWAY         14.950          1,164.65         70
                                      14.450          1,164.65      132,000.00
    VINELAND         NJ   08360          5            10/08/96         00
    280001542078                         05           11/15/96          0
    77106742                             O            10/15/11
    0


    1542079          604/824             F           99,200.00         ZZ
                                         180         99,061.12          1
    1482 WOODRIDGE LANE               11.150            955.97         80
                                      10.650            955.97      124,000.00
    LINCOLNTON       NC   28092          2            10/25/96         00
    280001542079                         05           12/01/96          0
    77106838                             O            11/01/11
    0


    1542080          604/824             F          191,000.00         ZZ
                                         180        190,497.20          1
    7 EDWARDS TERRACE                  9.250          1,571.31         76
                                       8.750          1,571.31      253,000.00
1


    UPPER TOWNSHIP   NJ   08230          5            10/12/96         00
    280001542080                         05           11/18/96          0
    77106851                             O            10/18/11
    0


    1542081          604/824             F           94,500.00         ZZ
                                         180         94,376.52          1
    6 MCQUIRE STREET                  12.500          1,008.56         90
                                      12.000          1,008.56      105,000.00
    WRIGHTSTOWN BOR  NJ   08562          5            10/12/96         23
    280001542081                         05           11/18/96          0
    77106852                             O            10/18/11
    0


    1542082          604/824             F           73,000.00         ZZ
                                         180         72,863.09          1
    47 STONEHAVEN LANE                10.850            686.93         79
                                      10.350            686.93       93,000.00
    WILLINGBORO      NJ   08046          5            10/14/96         00
    280001542082                         05           11/18/96          0
    77106853                             O            10/18/11
    0


    1542083          604/824             F           85,500.00         ZZ
                                         180         85,307.30          1
    121 EAST OAKLAND AVENUE            9.990            749.69         90
                                       9.490            749.69       95,000.00
    CITY OF PLEASAN  NJ   08232          2            10/12/96         23
    280001542083                         05           11/18/96          0
    77106897                             O            10/18/11
    0


    1542084          604/824             F           69,000.00         ZZ
                                         180         68,895.88          1
    19 CROSSLAND AVENUE               11.850            701.79         85
                                      11.350            701.79       82,000.00
    CITY OF SALEM    NJ   08079          5            10/17/96         23
    280001542084                         05           11/22/96          0
    77106926                             O            10/22/11
    0


    1542085          604/824             F          140,000.00         ZZ
                                         180        139,713.87          1
    166 SUMMIT AVENUE                 10.450          1,275.40         70
                                       9.950          1,275.41      200,000.00
    WALDWICK BOROUG  NJ   07463          2            10/17/96         00
    280001542085                         05           11/22/96          0
    77106960                             O            10/22/11
    0
1




    1542086          604/824             F          129,600.00         ZZ
                                         180        129,356.93          1
    822 WEST SCHOOL LANE              10.850          1,219.54         80
                                      10.350          1,219.54      162,000.00
    GALLOWAY TOWNSH  NJ   08213          5            10/19/96         00
    280001542086                         05           11/24/96          0
    77106985                             O            10/24/11
    0


    1542087          604/824             F           78,750.00         ZZ
                                         180         78,571.01          1
    143 ROCKAFELLOW MILL ROAD          9.950            688.18         38
                                       9.450            688.18      210,177.00
    READINGTON TOWN  NJ   08822          5            10/21/96         00
    280001542087                         05           11/25/96          0
    77107021                             O            10/25/11
    0


    1542088          604/824             F           90,000.00         ZZ
                                         180         89,363.02          1
    1666 OLD BLACK HORSE PIKE          9.990            789.15         90
                                       9.490            789.15      100,000.00
    GLOUCESTER TWP   NJ   08012          2            10/21/96         23
    280001542088                         05           11/25/96          0
    77107023                             O            10/25/11
    0


    1542089          604/824             F           90,400.00         ZZ
                                         180         90,110.70          1
    31 DORCHESTER DRIVE                8.300            682.33         80
                                       7.800            682.33      113,000.00
    SOUTHAMPTON TOW  NJ   08088          2            10/24/96         00
    280001542089                         05           11/28/96          0
    77107069                             O            10/28/11
    0


    1542090          604/824             F           63,000.00         ZZ
                                         180         62,943.93          1
    33 ST. PAUL AVENUE                14.200            756.45         70
                                      13.700            756.45       90,000.00
    NEWARK           NJ   07106          5            10/22/96         00
    280001542090                         05           11/28/96          0
    77107070                             O            10/28/11
    0


    1542091          604/824             F          127,800.00         ZZ
                                         180        127,580.19          1
1


    120 GOLFVEIW DRIVE                11.250          1,241.27         90
                                      10.750          1,241.27      142,000.00
    WASHINGTON TOWN  NJ   08080          5            10/24/96         23
    280001542091                         05           11/29/96          0
    77107111                             O            10/29/11
    0


    1542092          604/824             F          102,800.00         ZZ
                                         180        102,728.86          1
    82 ORION WAY                      14.300          1,242.50         80
                                      13.800          1,242.50      129,000.00
    WASHINGTON TOWN  NJ   08080          2            10/25/96         00
    280001542092                         05           12/01/96          0
    77107145                             O            11/01/11
    0


    1542093          604/824             F          166,500.00         ZZ
                                         180        166,196.99          1
    104 PIXIE MOSS TRAIL              10.990          1,584.36         75
                                      10.490          1,584.36      222,000.00
    MEDFORD          NJ   08055          2            10/24/96         00
    280001542093                         05           11/29/96          0
    77107147                             O            10/29/11
    0


    1542094          604/824             F          283,500.00         ZZ
                                         180        283,111.69          1
    10 LANDSDOWN ROAD                 11.250          2,753.53         90
                                      10.750          2,753.53      315,000.00
    FRANKLIN         NJ   08801          5            10/24/96         23
    280001542094                         05           12/01/96          0
    77107148                             O            11/01/11
    0


    1542095          604/824             F          102,600.00         ZZ
                                         180        102,250.23          1
    218 HARGROVE AVENUE               11.250            996.51         90
                                      10.750            996.51      114,000.00
    PEMBERTON TOWNS  NJ   08015          5            10/25/96         23
    280001542095                         05           12/01/96          0
    77107196                             O            11/01/11
    0


    1542096          604/824             F          144,000.00         ZZ
                                         180        143,741.42          1
    7 GURLEY ROAD                      9.990          1,262.64         90
                                       9.490          1,262.64      160,000.00
    EDISON TOWNSHIP  NJ   08817          5            10/26/96         23
    280001542096                         05           12/01/96          0
1


    77107199                             O            11/01/11
    0


    1542097          604/824             F          185,500.00         ZZ
                                         180        184,210.12          1
    9 WINDSOR DRIVE                   11.500          1,836.99         79
                                      11.000          1,836.99      237,000.00
    WEST WINDSOR TO  NJ   08550          5            10/25/96         00
    280001542097                         05           12/01/96          0
    77107203                             O            11/01/11
    0


    1542098          604/824             F           86,850.00         ZZ
                                         180         86,764.60          1
    20 GRANT STREET                   12.750            943.79         90
                                      12.250            943.79       96,500.00
    RIVERSIDE        NJ   08075          5            10/25/96         23
    280001542098                         05           12/01/96          0
    77107211                             O            11/01/11
    0


    1542099          604/824             F           95,850.00         ZZ
                                         180         95,706.84          1
    7 GILLISON AVENUE                 10.850            901.95         90
                                      10.350            901.95      106,500.00
    BOROUGH OF PENN  NJ   08069          2            10/26/96         23
    280001542099                         05           12/01/96          0
    77107220                             O            11/01/11
    0


    1542100          604/824             F          112,000.00         ZZ
                                         180        111,830.88          1
    1039 FARMINGDALE ROAD             10.800          1,049.71         83
                                      10.300          1,049.71      135,000.00
    JACKSON          NJ   08527          5            10/28/96         23
    280001542100                         05           12/01/96          0
    77107237                             O            11/01/11
    0


    1542101          604/824             F           91,000.00         ZZ
                                         180         90,784.25          3
    103 NORTH 17TH STREET              9.750            781.83         70
                                       9.250            781.83      130,000.00
    EAST ORANGE      NJ   07017          5            10/25/96         00
    280001542101                         05           11/30/96          0
    77107261                             N            10/30/11
    0


1


    1542102          604/824             F          108,000.00         ZZ
                                         180        107,199.21          1
    25 BOLTON STREET                  11.300          1,053.06         90
                                      10.800          1,053.06      120,000.00
    LOWELL           MA   01852          2            10/23/96         23
    280001542102                         05           11/28/96          0
    800015727                            O            10/28/11
    0


    1542103          604/824             F           70,550.00         ZZ
                                         360         70,455.55          3
    56-58 DUNCAN ST                   10.000            619.13         75
                                       9.500            619.13       95,000.00
    NEW BEDFORD      MA   02740          1            11/07/96         00
    280001542103                         05           01/01/97          0
    800235620                            O            12/01/26
    0


    1542105          604/824             F          118,000.00         ZZ
                                         180        117,711.26          1
    24 TAM O SHANTER COURT             9.600          1,000.83         90
                                       9.100          1,000.83      132,000.00
    DOVER            DE   19904          2            10/17/96         23
    280001542105                         05           11/22/96          0
    800320239                            O            10/22/11
    0


    1542106          604/824             F           65,000.00         ZZ
                                         180         64,739.32          1
    129 SOUTH MAIN STREET             14.650            803.73         65
                                      14.150            803.73      100,000.00
    MEDFORD          NJ   08055          5            10/08/96         00
    280001542106                         05           11/01/96          0
    800438702                            O            10/01/11
    0


    1542107          604/824             F           93,000.00         ZZ
                                         180         92,854.97          1
    209 POPLAR AVENUE                 10.650            861.15         84
                                      10.150            861.15      111,000.00
    MERCHANTVILLE    NJ   08109          2            10/25/96         23
    280001542107                         05           12/01/96          0
    800446011                            O            11/01/11
    0


    1542108          604/824             F          168,300.00         ZZ
                                         180        168,117.03          1
    9 BRIAR HILL RD                   12.300          1,770.12         90
                                      11.800          1,770.12      187,000.00
1


    ORCHARD PARK     NY   14127          5            10/22/96         23
    280001542108                         05           12/01/96          0
    800476856                            O            11/01/11
    0


    1542109          604/824             F           36,000.00         ZZ
                                         180         35,963.26          1
    155 MILLICENT AVENUE              13.600            415.18         80
                                      13.100            415.18       45,000.00
    BUFFALO          NY   14215          2            10/23/96         00
    280001542109                         05           11/28/96          0
    800477241                            O            10/28/11
    0


    1542110          604/824             F           65,450.00         ZZ
                                         180         65,370.51          1
    260 EDWARD LANE                   11.800            663.17         84
                                      11.300            663.17       78,000.00
    CATASAUQUA       PA   18032          5            10/23/96         23
    280001542110                         09           12/01/96          0
    800488458                            O            11/01/11
    0


    1542111          604/824             F           52,400.00         ZZ
                                         180         52,305.87          1
    208 FRONTAGE RD.                  11.050            501.00         80
                                      10.550            501.00       65,500.00
    RINCON           GA   31326          2            10/10/96         00
    280001542111                         05           11/16/96          0
    800522112                            O            10/16/11
    0


    1542112          604/824             F           70,000.00         ZZ
                                         180         69,932.49          1
    799 BARNABY PLACE                 13.850            821.11         70
                                      13.350            821.11      100,000.00
    WHEELING         IL   60690          2            10/11/96         00
    280001542112                         01           11/17/96          0
    800591576                            O            10/17/11
    0


    1542113          604/824             F           68,000.00         ZZ
                                         180         65,156.28          1
    247 ADAMS STREET                   9.800            722.43         51
                                       9.300            722.43      135,000.00
    PISCATAWAY       NJ   08854          5            11/21/95         00
    280001542113                         05           12/27/95          0
    77100767                             O            11/27/10
    0
1




    1542114          604/824             F           83,000.00         ZZ
                                         180         82,026.96          1
    WIRE ROAD                         10.500            917.48         54
                                      10.000            917.48      155,000.00
    WELLS            ME   04090          1            09/24/96         00
    280001542114                         05           11/01/96          0
    77104136                             O            10/01/11
    0


    1542115          604/824             F           35,000.00         ZZ
                                         180         34,160.56          1
    70 IRIS STREET                     9.250            360.22         44
                                       8.750            360.22       81,000.00
    PEMBERTON        NJ   08015          5            06/21/96         00
    280001542115                         05           07/26/96          0
    77104692                             O            06/26/11
    0


    1542116          604/824             F           21,150.00         ZZ
                                         180         20,971.41          1
    115 MAIN STREET                   11.650            249.10         61
                                      11.150            249.10       35,000.00
    GILBERTON        PA   17934          2            10/09/96         00
    280001542116                         05           12/01/96          0
    77105797                             N            11/01/11
    0


    1542117          604/824             F          175,000.00         ZZ
                                         180        172,128.45          1
    37 TIMBER ROAD                    10.600          1,945.31         70
                                      10.100          1,945.31      250,000.00
    EAST BRUNSWICK   NJ   08816          5            08/26/96         00
    280001542117                         05           09/30/96          0
    77105814                             O            08/30/11
    0


    1542118          604/824             F           72,900.00         ZZ
                                         180         72,240.75          1
    3701 W. COLDSPRING LN             10.850            821.73         90
                                      10.350            821.73       81,000.00
    BALTIMORE        MD   21215          5            10/24/96         23
    280001542118                         05           12/01/96          0
    77105923                             O            11/01/11
    0


    1542119          604/824             F           37,800.00         ZZ
                                         120         36,905.39          2
1


    63 BELMONT AVENUE                 10.850            517.49         54
                                      10.350            517.49       70,000.00
    PATERSON         NJ   07522          2            10/09/96         00
    280001542119                         05           11/15/96          0
    77105939                             O            10/15/06
    0


    1542120          604/824             F           50,000.00         ZZ
                                         180         49,551.99          2
    3000 HOTEL ROAD                   10.950            566.73         59
                                      10.450            566.73       86,000.00
    AUBURN           ME   04210          5            11/08/96         00
    280001542120                         05           12/14/96          0
    77106044                             O            11/14/11
    0


    1542121          604/824             F           72,000.00         ZZ
                                         180         71,454.74          1
    29453 GOLTON DRIVE                12.750            899.16         90
                                      12.250            899.16       80,000.00
    EASTON           MD   21601          5            10/21/96         23
    280001542121                         05           12/01/96          0
    77106069                             O            11/01/11
    0


    1542122          604/824             F           29,400.00         ZZ
                                         180         29,072.24          1
    924 EAST MAIN ST                  11.050            335.08         69
                                      10.550            335.08       43,000.00
    ALBEMARLE        NC   28001          5            10/17/96         00
    280001542122                         05           11/22/96          0
    77106305                             N            10/22/11
    0


    1542123          604/824             F           33,600.00         ZZ
                                         180         33,357.00          1
    1851 VIA IMMACULATA               15.600            484.15         80
                                      15.100            484.15       42,000.00
    MOBILE           AL   36605          5            10/24/96         00
    280001542123                         05           11/29/96          0
    77106308                             O            10/29/11
    0


    1542124          604/824             F           58,500.00         ZZ
                                         180         57,841.80          1
    351 HURFFVILLE-CROSSKEYS          10.950            663.07         48
    ROAD                              10.450            663.07      122,000.00
    WASHINGTON TOWN  NJ   08012          5            09/24/96         00
    280001542124                         05           11/01/96          0
1


    77106389                             O            10/01/11
    0


    1542125          604/824             F          108,000.00         ZZ
                                         180        106,169.27          1
    158 BRIGHTON AVENUE               10.950          1,224.14         90
                                      10.450          1,224.14      120,000.00
    EAST ORANGE      NJ   07017          2            10/24/96         23
    280001542125                         05           11/29/96          0
    77106745                             O            10/29/11
    0


    1542126          604/824             F          135,900.00         ZZ
                                         180        134,363.91          1
    1503 SAINT MATTHEW DRIVE          10.900          1,536.11         90
                                      10.400          1,536.11      151,000.00
    WEST DEPTFORD T  NJ   08093          2            10/12/96         23
    280001542126                         05           11/18/96          0
    77106854                             O            10/18/11
    0


    1542127          604/824             F           42,750.00         ZZ
                                         180         42,283.16          1
    614 WEST 5TH STREET               11.300            493.98         75
                                      10.800            493.98       57,000.00
    PALMYRA          NJ   08065          5            10/18/96         00
    280001542127                         05           11/23/96          0
    77106989                             O            10/23/11
    0


    1542129          604/824             F          187,200.00         ZZ
                                         180        184,286.51          1
    1302 BARNESDALE ROAD               9.990          2,010.52         90
                                       9.490          2,010.52      208,000.00
    WEST DEPTFORD T  NJ   08096          5            10/18/96         23
    280001542129                         05           11/23/96          0
    77106990                             O            10/23/11
    0


    1542130          604/824             F          138,150.00         ZZ
                                         180        136,738.10          1
    43 SWATHMORE DRIVE                11.990          1,657.14         90
                                      11.490          1,657.14      153,500.00
    CARTERET BOROUG  NJ   07008          5            10/19/96         23
    280001542130                         05           11/24/96          0
    77106991                             O            10/24/11
    0


1


    1542131          604/824             F           70,400.00         ZZ
                                         180         69,397.42          1
    414 RIECK TERRACE                  9.950            754.37         84
                                       9.450            754.37       84,000.00
    CITY OF VINELAN  NJ   08360          5            10/22/96         23
    280001542131                         05           11/28/96          0
    77107068                             O            10/28/11
    0


    1542132          604/824             F           92,500.00         ZZ
                                         180         91,307.95          2
    1522 SEVENTH AVE.                  9.450            963.12         80
                                       8.950            963.12      117,000.00
    PLEASANTVILLE    NJ   08232          5            10/23/96         00
    280001542132                         05           11/28/96          0
    77107114                             O            10/28/11
    0


    1542133          604/824             F           72,000.00         ZZ
                                         180         71,829.26          1
    244 WARREN AVENUE                  9.990            773.28         80
                                       9.490            773.28       90,000.00
    BELLMAWR         NJ   08031          5            10/23/96         00
    280001542133                         05           11/28/96          0
    77107117                             O            10/28/11
    0


    1542134          604/824             F          150,300.00         ZZ
                                         180        148,640.22          1
    43 MOUNT LANE                     10.900          1,698.88         90
                                      10.400          1,698.88      167,000.00
    DOVER TWP.       NJ   08753          5            10/25/96         23
    280001542134                         05           12/01/96          0
    77107213                             O            11/01/11
    0


    1542135          604/824             F           62,000.00         ZZ
                                         120         60,840.67          1
    11 WASHINGTON AVENUE              10.990            853.70         76
                                      10.490            853.70       82,000.00
    MOUNT EPHRIAM    NJ   08059          5            10/26/96         00
    280001542135                         05           12/01/96          0
    77107221                             O            11/01/06
    0


    1542136          604/824             F           65,000.00         ZZ
                                         180         64,237.76          2
    98 CEDAR AVENUE                    7.950            619.30         55
                                       7.450            619.30      120,000.00
1


    NEWARK           NJ   08869          5            10/28/96         00
    280001542136                         05           12/01/96          0
    77107240                             O            11/01/11
    0


    1542137          604/824             F           91,700.00         ZZ
                                         180         90,803.07          1
    2858 GLASSBORO - CROSSKEYS RD      9.990            984.85         77
                                       9.490            984.85      120,000.00
    WASHINGTON TWP.  NJ   08028          2            10/28/96         00
    280001542137                         05           12/01/96          0
    77107255                             O            11/01/11
    0


    1542138          604/824             F          137,600.00         ZZ
                                         120        134,722.02          1
    10 GARWOOD BLVD                    8.990          1,742.31         80
                                       8.490          1,742.31      172,000.00
    EAST GREENWICH   NJ   08020          5            11/01/96         00
    280001542138                         05           12/06/96          0
    77107341                             O            11/06/06
    0


    1542139          604/824             F           60,800.00         ZZ
                                         180         60,203.15          1
    322 WARREN STREET                  9.950            651.50         80
                                       9.450            651.50       76,000.00
    GLOUCESTER CITY  NJ   08030          5            11/02/96         00
    280001542139                         07           12/07/96          0
    77107365                             O            11/07/11
    0


    1542140          604/824             F           60,800.00         ZZ
                                         120         59,374.41          1
    17 DAVIS AVENUE                    9.800            796.76         80
                                       9.300            796.76       76,000.00
    SALEM            NJ   08079          2            11/07/96         00
    280001542140                         05           12/13/96          0
    77107497                             O            11/13/06
    0


    1542142          604/824             F           30,400.00         ZZ
                                         180         30,202.54          1
    190 KEHR ST                       14.350            412.02         80
                                      13.850            412.02       38,000.00
    BUFFALO          NY   14211          2            11/08/96         00
    280001542142                         05           12/14/96          0
    800477151                            O            11/14/11
    0
1




    1542143          604/824             F           38,400.00         ZZ
                                         180         38,047.92          1
    913 REAR EAST ELM STREET          10.700            429.25         80
                                      10.200            429.25       48,000.00
    SCRANTON         PA   18505          5            11/05/96         00
    280001542143                         05           12/11/96          0
    800489300                            O            11/11/11
    0


    1542144          604/824             F           28,800.00         ZZ
                                          60         26,761.61          1
    2055 S AIKENS STREET              14.500            677.61         80
                                      14.000            677.61       36,000.00
    PHILADELPHIA     PA   19142          5            08/27/96         00
    280001542144                         07           10/01/96          0
    800493051                            O            09/01/01
    0


    1542145          604/824             F           12,000.00         ZZ
                                         180         11,803.08          1
    428 SOUTH 54TH STREET             14.950            167.54         39
                                      14.450            167.54       31,000.00
    PHILADELPHIA     PA   19143          5            10/07/96         00
    280001542145                         09           11/11/96          0
    800493086                            O            10/11/11
    0


    1542146          604/824             F           99,750.00         ZZ
                                         180         98,927.80          1
    1061 COTTAGE COURT DRIVE          11.850          1,187.56         75
                                      11.350          1,187.56      133,000.00
    FAIRBORN         OH   45324          5            10/25/96         00
    280001542146                         05           12/01/96          0
    800563482                            O            11/01/11
    0


    1542147          604/824             F           92,000.00         ZZ
                                         180         91,303.25          1
    885 FARNHAM LN                    12.750          1,148.93         80
                                      12.250          1,148.93      115,000.00
    WHEATON          IL   60187          5            10/25/96         00
    280001542147                         01           11/30/96          0
    800592969                            O            10/30/11
    0


    1542175          A98/824             F           99,000.00         ZZ
                                         360         98,955.02          1
1


    25 VISTA ROAD                      9.875            859.67         90
                                       9.375            859.67      110,000.00
    WEST MILFORD     NJ   07480          1            01/29/97         23
    280001542175                         05           03/01/97          0
    185711                               O            02/01/27
    0


    1542186          637/824             F           82,600.00         ZZ
                                         360         82,522.59          1
    1605 W.A. BARR ROAD                9.750            709.67         70
                                       9.250            709.67      118,000.00
    MT. SHASTA       CA   96067          1            12/10/96         00
    280001542186                         05           02/01/97          0
    3440203                              O            01/01/27
    0


    1542260          E22/824             F           74,250.00         ZZ
                                         360         74,169.84          1
    8195 EAST ATHERTON ROAD           11.000            707.10         75
                                      10.500            707.10       99,000.00
    DAVISON          MI   48423          1            11/12/96         00
    0410165328                           05           01/01/97          0
    0410165328                           O            12/01/26
    0


    1542400          A52/824             F           50,400.00         ZZ
                                         180         50,147.29          1
    SAPELO GARDENS RD                  9.625            530.10         80
                                       9.125            530.10       63,000.00
    CRESENT          GA   31304          2            12/09/96         00
    280001542400                         05           02/01/97          0
    179615                               O            01/01/12
    0


    1542401          A52/824             F           88,200.00         ZZ
                                         360         88,143.35          1
    32A DUNCAN DR                     11.500            873.44         70
                                      11.000            873.44      126,000.00
    THOMASVILLE      AL   36784          5            12/13/96         00
    280001542401                         05           02/01/97          0
    180417                               O            01/01/27
    0


    1542420          G72/824             F          113,050.00         ZZ
                                         360        112,959.75          1
    6128 W DODGE RD                   10.500          1,034.11         85
                                      10.000          1,034.11      133,000.00
    CLIO             MI   48420          5            12/14/96         23
    280001542420                         05           02/01/97          0
1


    1542420                              O            01/01/27
    0


    1542453          637/824             F           47,700.00         ZZ
                                         360         47,671.00          1
    20961 EASTWOOD                    11.750            481.49         90
                                      11.250            481.49       53,000.00
    WARREN           MI   48089          1            12/18/96         23
    280001542453                         05           02/01/97          0
    9418351                              O            01/01/27
    0


    1542502          E22/824             F           37,400.00         ZZ
                                         360         37,363.79          1
    2536 ADA                          11.500            370.37         75
                                      11.000            370.37       49,900.00
    JENNINGS         MO   63136          1            11/05/96         00
    0410164560                           05           01/01/97          0
    0410164560                           N            12/01/26
    0


    1542560          E22/824             F           72,000.00         ZZ
                                         360         71,934.01          1
    528 WEGHORST STREET               11.750            726.78         90
                                      11.250            726.78       80,000.00
    INDIANAPOLIS     IN   46203          2            11/06/96         23
    0410260699                           05           01/01/97          0
    0410260699                           O            12/01/26
    0


    1542638          757/824             F           84,600.00         ZZ
                                         180         82,998.40          1
    147 SANDY CREEK ROAD              10.000            909.12         82
                                       9.500            909.12      103,363.00
    COMMERCE         GA   30529          2            11/04/96         23
    280001542638                         05           01/01/97          0
    2871424                              O            12/01/11
    0


    1542640          E22/824             F           65,700.00         ZZ
                                         360         65,632.81          1
    14130 GOODYEAR ROAD               11.250            638.12         90
                                      10.750            638.12       73,000.00
    DAYTON           TX   77535          1            11/13/96         23
    0410268379                           05           01/01/97          0
    0410268379                           O            12/01/26
    0


1


    1542658          A01/824             F           31,125.00         ZZ
                                         360         31,083.32          1
    176 LAKEVIEW DRIVE                10.000            273.15         75
                                       9.500            273.15       41,500.00
    DIXON            KY   42409          5            11/21/96         00
    280001542658                         05           01/01/97          0
    96116892                             O            12/01/26
    0


    1542726          696/824             F           64,000.00         ZZ
                                         360         63,956.58          1
    ROUTE 3 BOX 24                    11.250            621.61         80
                                      10.750            621.61       80,000.00
    HUSTLE           VA   22476          5            12/26/96         00
    280001542726                         05           02/01/97          0
    9560021                              O            01/01/27
    0


    1542756          560/824             F           86,700.00         ZZ
                                         360         86,601.19          1
    1745 LAUREL OAK DR                10.750            809.33         73
                                      10.250            809.33      119,000.00
    FLINT            MI   48507          5            11/21/96         00
    280001542756                         05           01/01/97          0
    457481901                            O            12/01/26
    0


    1542796          E22/824             F           96,000.00         ZZ
                                         360         95,890.60          1
    7326 GREENLY DRIVE                10.750            896.14         75
                                      10.250            896.14      129,000.00
    OAKLAND          CA   94605          2            11/05/96         00
    0410232789                           05           01/01/97          0
    0410232789                           O            12/01/26
    0


    1542807          664/824             F          218,500.00         ZZ
                                         360        216,289.19          1
    115 DEFENDER COURT                10.000          1,917.50         90
                                       9.500          1,917.50      242,779.00
    ROCKWALL         TX   75087          1            12/17/96         23
    280001542807                         03           02/01/97          0
    2206274                              O            01/01/27
    0


    1542808          E22/824             F           30,000.00         ZZ
                                         180         29,770.89          1
    821 NW 20TH AVE                    9.500            313.27         27
                                       9.000            313.27      112,000.00
1


    MIAMI            FL   33125          5            11/13/96         00
    0410242036                           05           01/01/97          0
    0410242036                           O            12/01/11
    0


    1542810          664/824             F           50,400.00         ZZ
                                         360         50,355.21          1
    1006 MARIE AVENUE                 10.000            442.30         80
                                       9.500            442.30       63,000.00
    MACHESNEY PARK   IL   61115          5            12/18/96         00
    280001542810                         05           02/01/97          0
    2238475                              O            01/01/27
    0


    1542824          560/824             F          126,000.00         ZZ
                                         360        125,840.12          1
    507 COUNTY ROAD 579               10.250          1,129.09         50
                                       9.750          1,129.09      255,000.00
    UNION TOWNSHIP   NJ   08848          1            11/26/96         00
    280001542824                         05           01/01/97          0
    457668606                            O            12/01/26
    0


    1542864          180/824             F           85,340.00         ZZ
                                         360         85,282.11          1
    507 PINETAP PLACE                 11.250            828.87         85
                                      10.750            828.87      100,400.00
    KISSIMMEE        FL   34758          1            12/20/96         23
    280001542864                         05           02/01/97          0
    4695656                              O            01/01/27
    0


    1542877          664/824             F           70,550.00         ZZ
                                         180         70,219.68          1
    37 APPLE COURT                    10.375            774.41         85
                                       9.875            774.41       83,000.00
    PARK FOREST      IL   60466          5            12/21/96         23
    280001542877                         05           02/01/97          0
    180852                               O            01/01/12
    0


    1542880          637/824             F          139,000.00         ZZ
                                         360        138,859.04          1
    4820 MARKAY RIDGE                  9.375          1,156.14         74
                                       8.875          1,156.14      188,000.00
    GOLDEN VALLEY    MN   55422          5            12/18/96         00
    280001542880                         05           02/01/97          0
    9436106                              O            01/01/27
    0
1




    1542886          816/824             F           88,800.00         ZZ
                                         360         88,718.99          1
    878 EAST 200 NORTH                 9.875            771.09         80
                                       9.375            771.09      111,000.00
    PAYSON           UT   84651          5            12/13/96         00
    280001542886                         05           02/01/97          0
    141203                               O            01/01/27
    0


    1542888          E88/824             F           56,500.00         ZZ
                                         360         56,477.55          1
    711 36TH ST                       10.500            516.83         76
                                      10.000            516.83       75,000.00
    DES MOINES       IA   50312          2            01/17/97         00
    280001542888                         05           03/01/97          0
    900089760                            O            02/01/27
    0


    1542892          575/824             F           47,500.00         ZZ
                                         360         47,468.65          1
    214 CRESTWOOD DRIVE               11.375            465.86         70
                                      10.875            465.86       67,900.00
    N. SYRACUSE      NY   13212          1            12/12/96         00
    280001542892                         05           02/01/97          0
    500000157                            O            01/01/27
    0


    1542899          962/824             F           31,000.00         ZZ
                                         180         30,856.51          1
    RT 1 BOX 106                      10.500            342.68         46
                                      10.000            342.68       67,500.00
    BARNESVILLE      MN   56514          5            12/31/96         00
    280001542899                         05           02/01/97          0
    1542899                              O            01/01/12
    0


    1542902          A80/824             F          172,500.00         ZZ
                                         360        172,338.37          1
    7551 SW 58TH STREET                9.750          1,482.05         75
                                       9.250          1,482.05      230,000.00
    MIAMI            FL   33143          5            12/26/96         00
    280001542902                         05           02/01/97          0
    9615222                              O            01/01/27
    0


    1542949          A69/824             F           92,000.00         ZZ
                                         360         91,947.06          1
1


    41 HUGHES STREET                   8.750            723.77         80
                                       8.250            723.77      115,000.00
    MAPLEWOOD        NJ   07040          2            01/10/97         00
    280001542949                         05           03/01/97          0
    1542949                              O            02/01/27
    0


    1542998          686/824             F          156,600.00         ZZ
                                         360        156,446.94          1
    3144 COURT STREET                  9.550          1,322.50         90
                                       9.050          1,322.50      174,000.00
    BARTLETT         TN   38134          1            12/12/96         23
    280001542998                         05           02/01/97          0
    817558836                            O            01/01/27
    0


    1543021          A07/824             F          165,000.00         ZZ
                                         360        164,868.29          1
    95 GOLLER PLACE                   10.500          1,509.32         75
                                      10.000          1,509.32      220,000.00
    STATEN ISLAND    NY   10314          5            12/06/96         00
    280001543021                         05           02/01/97          0
    NG                                   O            01/01/27
    0


    1543126          180/824             F          173,000.00         ZZ
                                         360        172,910.31          1
    199 EAST 1975 NORTH                9.250          1,423.23         76
                                       8.750          1,423.23      230,000.00
    CENTERVILLE      UT   84014          5            01/02/97         00
    280001543126                         05           03/01/97          0
    4632154                              O            02/01/27
    0


    1543165          962/824             F           43,000.00         ZZ
                                         360         42,971.61          1
    RT 2 BOX 317                      11.375            421.73         65
                                      10.875            421.73       67,000.00
    GLYNDON          MN   56547          5            12/18/96         00
    280001543165                         09           02/01/97          0
    1543165                              O            01/01/27
    0


    1543166          766/824             F          129,750.00         ZZ
                                         180        129,092.01          1
    6386 SW 15 STREET                  9.500          1,354.88         71
                                       9.000          1,354.88      185,000.00
    WEST MIAMI       FL   33144          5            12/18/96         00
    280001543166                         05           02/01/97          0
1


    960Z0762                             O            01/01/12
    0


    1543169          E59/824             F          175,500.00         ZZ
                                         360        175,377.64          1
    7521 KALUA LANE                   11.125          1,687.93         90
                                      10.625          1,687.93      195,000.00
    TUSTIN           CA   92680          1            12/17/96         23
    280001543169                         05           02/01/97          0
    225947851                            O            01/01/27
    0


    1543175          766/824             F           90,000.00         ZZ
                                         360         89,924.19          1
    332 189 STREET                    10.250            806.49         59
                                       9.750            806.49      155,000.00
    MIAMI            FL   33160          1            12/18/96         00
    280001543175                         05           02/01/97          0
    96JL100                              O            01/01/27
    0


    1543176          A52/824             F           43,500.00         ZZ
                                         360         43,468.84          1
    4311 CASHTOWN ROAD                11.000            414.26         70
                                      10.500            414.26       63,000.00
    BREMEN           GA   30110          2            12/19/96         00
    280001543176                         05           02/01/97          0
    181404                               O            01/01/27
    0


    1543260          686/824             F           25,620.00         ZZ
                                         360         25,598.63          1
    2701 MIDDLE RIVER DRIVE           10.300            230.54         70
    UNIT 16                            9.800            230.54       36,600.00
    FT. LAUDERDALE   FL   33306          1            12/18/96         00
    280001543260                         01           02/01/97          0
    817673569                            O            01/01/27
    0


    1543286          696/824             F           81,900.00         ZZ
                                         360         81,847.39          1
    1215 GRUMMAN DRIVE                11.500            811.05         75
                                      11.000            811.05      109,500.00
    RICHMOND         VA   23229          2            12/24/96         00
    280001543286                         05           02/01/97          0
    9570022                              O            01/01/27
    0


1


    1543422          208/824             F           75,000.00         ZZ
                                         180         74,602.11          1
    2089 5TH STREET                    9.000            760.70         55
                                       8.500            760.70      138,000.00
    SANTA FE         NM   87505          2            12/13/96         00
    280001543422                         05           02/01/97          0
    34106                                O            01/01/12
    0


    1543509          E59/824             F          156,000.00         ZZ
                                         360        155,811.92          1
    47644 FAIRVIEW ROAD                9.875          1,354.62         77
                                       9.375          1,354.62      205,000.00
    NEWBERRY SPRING  CA   92365          5            12/18/96         00
    280001543509                         05           02/01/97          0
    568544334                            O            01/01/27
    0


    1543510          253/824             F           85,500.00         ZZ
                                         360         85,431.73          1
    1115 SOMERSET                     10.500            782.11         72
                                      10.000            782.11      120,000.00
    CANYON LAKE      TX   78133          2            12/23/96         00
    280001543510                         05           02/01/97          0
    323288                               O            01/01/27
    0


    1543570          450/824             F           51,700.00         ZZ
                                         360         51,681.06          1
    4646 POLK                         10.875            487.47         71
                                      10.375            487.47       73,000.00
    DEARBORN HEIGHT  MI   48125          5            12/23/96         00
    280001543570                         05           03/01/97          0
    4279006                              O            02/01/27
    0


    1543571          450/824             F           81,900.00         ZZ
                                         360         81,838.05          1
    20600 BEAUFAIT                    10.750            764.52         90
                                      10.250            764.52       91,000.00
    HARPER WOODS     MI   48225          1            12/18/96         23
    280001543571                         05           02/01/97          0
    4294856                              O            01/01/27
    0


    1543574          664/824             F           50,400.00         ZZ
                                         360         50,362.89          1
    201 GREEN ACRES ROAD              10.875            475.22         90
                                      10.375            475.22       56,000.00
1


    WEATHERFORD      TX   76086          1            12/20/96         12
    280001543574                         05           02/01/97         25
    2206498                              O            01/01/27
    0


    1543576          737/824             F           75,000.00         ZZ
                                         360         74,933.36          1
    7851 NORTH CASIMIR PULASKI        10.000            658.18         68
                                       9.500            658.18      111,000.00
    TUCSON           AZ   85741          1            12/18/96         00
    280001543576                         05           02/01/97          0
    940016                               O            01/01/27
    0


    1543580          686/824             F           51,300.00         ZZ
                                         180         51,074.88          1
    855 17TH TERRACE NE               11.075            585.50         90
                                      10.575            585.50       57,000.00
    WINTER HAVEN     FL   33881          1            12/13/96         23
    280001543580                         05           02/01/97          0
    817604762                            O            01/01/12
    0


    1543581          686/824             F           48,100.00         ZZ
                                         360         48,051.73          1
    1420 VANDERBILT DRIVE              9.425            401.83         65
                                       8.925            401.83       74,000.00
    BAKERSFIELD      CA   93305          1            12/04/96         00
    280001543581                         05           02/01/97          0
    817532146                            O            01/01/27
    0


    1543703          A07/824             F          144,500.00         ZZ
                                         360        144,399.26          1
    4129 NEWCASTLE ROAD               11.125          1,389.77         85
                                      10.625          1,389.77      170,000.00
    LAS VEGAS        NV   89103          2            12/17/96         23
    280001543703                         05           02/01/97          0
    1543703                              O            01/01/27
    0


    1543754          696/824             F           25,700.00         ZZ
                                         120         25,177.46          1
    855 WHITE OAK ROAD                 9.500            332.55         21
                                       9.000            332.55      127,000.00
    FALMOUTH         VA   22405          5            11/04/96         00
    280001543754                         05           12/01/96          0
    9010086                              O            11/01/06
    0
1




    1543787          A80/824             F          152,000.00         ZZ
                                         360        151,885.01          1
    11300 S.W. 91ST AVENUE            10.750          1,418.90         80
                                      10.250          1,418.90      190,000.00
    MIAMI            FL   33176          1            01/03/97         00
    280001543787                         05           02/01/97          0
    9615230                              O            01/01/27
    0


    1543818          766/824             F          113,200.00         ZZ
                                         360        113,087.36          3
    30 SW 5 STREET                    11.375          1,110.23         80
                                      10.875          1,110.23      141,500.00
    DANIA            FL   33004          1            11/26/96         00
    280001543818                         05           01/01/97          0
    96SG1097                             O            12/01/26
    0


    1543830          962/824             F           41,625.00         ZZ
                                         360         41,606.09          1
    1226 14TH STREET S                 9.875            361.45         75
                                       9.375            361.45       55,500.00
    FARGO            ND   58103          5            01/16/97         00
    280001543830                         05           03/01/97          0
    1543830                              N            02/01/27
    0


    1543841          A91/824             F           80,000.00         ZZ
                                         360         79,955.23          1
    1882 FAIRHAVEN ROAD               12.125            830.60         50
                                      11.625            830.60      162,000.00
    EAST MEADOW      NY   11554          1            12/20/96         00
    280001543841                         05           02/01/97          0
    123348                               O            01/01/27
    0


    1543853          927/824             F           66,300.00         ZZ
                                         360         66,249.85          1
    1532 E 17TH                       10.750            618.90         85
                                      10.250            618.90       78,000.00
    PUEBLO           CO   81001          1            12/20/96         23
    280001543853                         05           02/01/97          0
    292888                               O            01/01/27
    0


    1543855          A52/824             F          124,000.00         ZZ
                                         360        123,922.53          1
1


    978 BERNE STREET                  11.625          1,239.80         89
                                      11.125          1,239.80      140,000.00
    ATLANTA          GA   30316          1            12/13/96         23
    280001543855                         05           02/01/97          0
    UNKNOWN                              O            01/01/27
    0


    1543860          E22/824             F          216,750.00         ZZ
                                         360        216,452.12          1
    118 PARKER ROAD                    9.875          1,882.15         85
                                       9.375          1,882.15      255,000.00
    WASHINGTON       NJ   07926          2            11/18/96         23
    0410249452                           05           01/01/97          0
    0410249452                           O            12/01/26
    0


    1544079          140/824             F           35,000.00         ZZ
                                         180         34,826.48          1
    4519 SHANNON SPRINGS RD            9.750            370.78         47
                                       9.250            370.78       74,900.00
    COLUMBIA         SC   29206          1            12/30/96         00
    280001544079                         05           02/01/97          0
    427628                               O            01/01/12
    0


    1544082          180/824             F           81,450.00         ZZ
                                         360         81,417.63          1
    5148 HOLLY FARMS DRIVE            10.500            745.06         84
                                      10.000            745.06       97,000.00
    VIRGINIA BEACH   VA   23462          5            12/30/96         10
    280001544082                         05           03/01/97         20
    4695870                              O            02/01/27
    0


    1544099          766/824             F           58,100.00         ZZ
                                         360         58,003.89          1
    25028 SW 124 COURT                10.375            526.04         70
                                       9.875            526.04       83,000.00
    MIAMI            FL   33032          2            10/25/96         00
    280001544099                         05           12/01/96          0
    960Z0563                             O            11/01/26
    0


    1544104          757/824             F           70,000.00         ZZ
                                         240         69,823.65          1
    475 EDGE ROAD                     10.375            693.00         56
                                       9.875            693.00      125,000.00
    VILLA RICA       GA   30180          5            11/26/96         00
    280001544104                         05           02/01/97          0
1


    2875813                              O            01/01/17
    0


    1544122          E48/824             F           58,500.00         ZZ
                                         360         58,445.18          1
    3903 CROUCH DRIVE                  9.750            502.61         75
                                       9.250            502.61       78,000.00
    NASHVILLE        TN   37207          5            12/13/96         00
    280001544122                         05           02/01/97          0
    961088                               O            01/01/27
    0


    1544201          F81/824             F           74,900.00         ZZ
                                         180         74,528.70          1
    5968 RED ZINC DRIVE                9.750            793.46         70
                                       9.250            793.46      107,000.00
    SALT LAKE CITY   UT   84118          5            12/19/96         00
    280001544201                         05           02/01/97          0
    950162                               O            01/01/12
    0


    1544244          637/824             F           56,500.00         ZZ
                                         360         56,475.00          1
    157 COUNTRY ROAD 1268             10.000            495.83         85
                                       9.500            495.83       66,500.00
    FALKVILLE        AL   35622          5            01/23/97         23
    280001544244                         05           03/01/97          0
    3006418                              O            02/01/27
    0


    1544280          686/824             F           65,000.00         ZZ
                                         360         64,939.74          1
    14922 TRINIDAD COURT               9.800            560.84         40
                                       9.300            560.84      165,000.00
    RANCHO MURIETA   CA   95683          5            12/24/96         00
    280001544280                         09           02/01/97          0
    818070948                            O            01/01/27
    0


    1544406          455/824             F           50,400.00         ZZ
                                         360         50,360.83          1
    2118 ASHLEY DRIVE                 10.625            465.75         80
                                      10.125            465.75       63,000.00
    AUGUSTA          GA   30906          5            11/27/96         00
    280001544406                         05           02/01/97          0
    53663                                O            01/01/27
    0


1


    1544419          560/824             F           26,100.00         ZZ
                                         360         26,083.22          1
    107 SEA ROAD                      11.500            258.47         29
                                      11.000            258.47       90,000.00
    KENNEBUNK        ME   04043          5            11/27/96         00
    280001544419                         05           02/01/97          0
    417197100                            O            01/01/27
    0


    1544422          560/824             F           89,250.00         ZZ
                                         360         89,145.49          1
    56769 JOSHUA DRIVE                10.625            824.76         75
                                      10.125            824.76      119,500.00
    YUCCA VALLEY     CA   92284          1            11/08/96         00
    280001544422                         05           01/01/97          0
    434542403                            O            12/01/26
    0


    1544452          180/824             F          240,000.00         ZZ
                                         360        239,893.83          1
    1493 AZTEC WAY                    10.000          2,106.17         80
                                       9.500          2,106.17      300,000.00
    LAS VEGAS        NV   89109          5            01/15/97         00
    280001544452                         05           03/01/97          0
    4530317                              O            02/01/27
    0


    1544627          B74/824             F          114,400.00         ZZ
                                         180        114,225.40          1
    1311 EAST BOWLER                  10.750          1,067.90         90
                                      10.250          1,067.90      128,305.00
    PAHRUMP          NV   89014          2            10/08/96         23
    280001544627                         05           12/01/96          0
    963247                               O            11/01/11
    0


    1544637          B74/824             F          108,000.00         ZZ
                                         180        107,948.31          1
    3209 SYLVIA BOULEVARD             14.625          1,333.27         80
                                      14.125          1,333.27      136,000.00
    TACOMA           WA   98409          2            11/13/96         00
    280001544637                         05           01/01/97          0
    963450                               O            12/01/11
    0


    1544638          B74/824             F          136,000.00         ZZ
                                         360        135,822.77          1
    2925 CHESTNUT AVENUE              10.125          1,206.08         80
                                       9.625          1,206.08      170,000.00
1


    COSTA MESA       CA   92626          1            11/22/96         00
    280001544638                         05           01/01/97          0
    963387                               O            12/01/26
    0


    1544648          B74/824             F           92,400.00         ZZ
                                         180         92,308.08          1
    1147 VAN PELT AVENUE              11.375            906.23         74
                                      10.875            906.23      125,000.00
    LOS ANGELES ARE  CA   90063          5            11/27/96         00
    280001544648                         05           01/01/97          0
    963815                               O            12/01/11
    0


    1544847          934/824             F          100,000.00         ZZ
                                         360         99,963.36          1
    9900 S.W. 115TH AVENUE            10.875            942.89         58
                                      10.375            942.89      175,000.00
    MIAMI            FL   33176          1            01/03/97         00
    280001544847                         05           03/01/97          0
    61006772                             O            02/01/27
    0


    1544939          686/824             F          100,000.00         ZZ
                                         360         99,902.26          1
    57 SCOTLAND ROAD                   9.550            844.51         80
                                       9.050            844.51      125,000.00
    CHAPLIN          CT   06235          1            12/31/96         00
    280001544939                         05           02/01/97          0
    817842206                            O            01/01/27
    0


    1545092          E22/824             F           39,200.00         ZZ
                                         360         39,159.94          1
    3801 11TH AVENUE SOUTH            11.250            380.73         70
                                      10.750            380.73       56,000.00
    ST PETERSBURG    FL   33711          2            11/22/96         00
    0410250757                           05           01/01/97          0
    0410250757                           O            12/01/26
    0


    1545174          E22/824             F           65,000.00         ZZ
                                         360         64,903.31          1
    1507 E BERRENDO ROAD               9.500            546.56         45
                                       9.000            546.56      147,500.00
    ROSWELL          NM   88201          2            11/14/96         00
    0410136634                           05           01/01/97          0
    0410136634                           O            12/01/26
    0
1




    1545225          B32/824             F           70,000.00         ZZ
                                         180         69,945.20          1
    1236 FOLLY ROAD                   12.460            744.91         78
                                      11.960            744.91       90,000.00
    CHARLESTON       SC   29412          5            11/27/96         00
    280001545225                         05           01/01/97          0
    923765                               N            12/01/11
    0


    1545254          B32/824             F          206,400.00         ZZ
                                         180        206,264.71          1
    925 T ST. NW                      13.250          2,323.60         80
                                      12.750          2,323.60      258,000.00
    WASHINGTON       DC   20001          5            11/29/96         00
    280001545254                         07           01/01/97          0
    923676                               O            12/01/11
    0


    1545262          637/824             F          144,000.00         ZZ
                                         180        143,269.74          1
    101 LEAHY ROAD                     9.500          1,503.69         80
                                       9.000          1,503.69      180,000.00
    GRASS VALLEY     CA   95945          5            12/24/96         00
    280001545262                         05           02/01/97          0
    3440229                              O            01/01/12
    0


    1545270          B32/824             F           65,000.00         ZZ
                                         180         64,963.64          1
    13108 KARA LANE                   13.950            767.60         40
                                      13.450            767.60      164,000.00
    SILVER SPRING    MD   20904          5            11/21/96         00
    280001545270                         09           01/01/97          0
    923669                               O            12/01/11
    0


    1545316          560/824             F           44,100.00         ZZ
                                         360         44,044.01          1
    151 BURNHAM STREET                10.250            395.19         70
                                       9.750            395.19       63,000.00
    HARTFORD         CT   06112          5            11/21/96         00
    280001545316                         05           01/01/97          0
    416982502                            O            12/01/26
    0


    1545325          B30/824             F          123,200.00         ZZ
                                         360        123,200.00          1
1


    3500 PINEY FORK RD                10.625          1,138.49         80
                                      10.125          1,138.49      155,000.00
    LIBRARY          PA   15129          2            02/11/97         00
    280001545325                         05           04/01/97          0
    150N4728XR                           O            03/01/27
    0


    1545840          686/824             F          103,000.00         ZZ
                                         360        102,949.87          1
    2011 JONES AVE                     9.550            869.84         59
                                       9.050            869.84      175,000.00
    LOS ANGELES      CA   90032          5            01/06/97         00
    280001545840                         05           03/01/97          0
    817533318                            O            02/01/27
    0


    1545888          560/824             F           69,200.00         ZZ
                                         360         69,107.39          1
    303 SE 60TH ST                    10.000            607.28         80
                                       9.500            607.28       86,500.00
    GRAND RAPIDS     MI   49548          2            11/27/96         00
    280001545888                         05           01/01/97          0
    450590344                            O            12/01/26
    0


    1545898          560/824             F          112,800.00         ZZ
                                         360        112,636.57          1
    14152 GREENTREE DRIVE              9.625            958.79         80
                                       9.125            958.79      141,000.00
    WELLINGTON       FL   33414          1            12/02/96         00
    280001545898                         03           01/01/97          0
    450590112                            O            12/01/26
    0


    1545985          696/824             F           37,800.00         ZZ
                                         360         37,781.62          1
    2467 MAIDEN LANE SW               12.750            410.77         60
                                      12.250            410.77       63,000.00
    ROANOKE          VA   24015          5            12/26/96         00
    280001545985                         05           02/01/97          0
    9580025                              N            01/01/27
    0


    1546017          B24/824             F          144,000.00         ZZ
                                         360        143,846.16          1
    684 EVERGREEN PARKWAY              9.125          1,171.63         80
                                       8.625          1,171.63      181,000.00
    UNION            NJ   07083          5            12/30/96         00
    280001546017                         05           02/01/97          0
1


    UNKNOWN                              O            01/01/27
    0


    1546018          776/824             F          134,300.00         ZZ
                                         360        134,158.87          1
    10285 CHRISLAND COURT             11.125          1,291.68         85
                                      10.625          1,291.68      158,000.00
    SAN JOSE         CA   95127          2            11/19/96         23
    280001546018                         05           01/01/97          0
    6237566                              O            12/01/26
    0


    1546040          E48/824             F           35,000.00         ZZ
                                         180         34,820.49          1
    1048 GASSER ROAD                   9.375            362.84         34
                                       8.875            362.84      105,000.00
    ASHLAND CITY     TN   37015          5            12/26/96         00
    280001546040                         05           02/01/97          0
    961091                               O            01/01/12
    0


    1546047          766/824             F          128,340.00         ZZ
                                         360        128,245.52          1
    271 NW 151 AVENUE                 10.875          1,210.11         89
                                      10.375          1,210.11      145,500.00
    PEMBROKE PINES   FL   33028          1            12/11/96         23
    280001546047                         05           02/01/97          0
    960Z0787                             O            01/01/27
    0


    1546048          766/824             F           53,200.00         ZZ
                                         360         53,139.37          1
    8933 SW 131 CT #202               10.750            496.61         80
                                      10.250            496.61       66,500.00
    MIAMI            FL   33186          1            11/29/96         00
    280001546048                         01           01/01/97          0
    960Z0747                             O            12/01/26
    0


    1546060          776/824             F           58,550.00         ZZ
                                         360         58,493.30          1
    3201 CROSSWINDS                   11.500            579.82         85
                                      11.000            579.82       68,900.00
    HIGH RIDGE       MO   63049          1            11/21/96         23
    280001546060                         03           01/01/97          0
    8239570                              O            12/01/26
    0


1


    1546064          776/824             F          180,000.00         ZZ
                                         360        179,717.88          1
    2220 TERRACE VIEW COURT            9.250          1,480.82         80
                                       8.750          1,480.82      225,000.00
    COOL             CA   95614          1            11/11/96         00
    280001546064                         03           01/01/97          0
    2336764                              O            12/01/26
    0


    1546075          E22/824             F          144,750.00         ZZ
                                         360        144,602.01          1
    12728 MACHETE TRAIL               11.250          1,405.90         80
                                      10.750          1,405.90      180,990.00
    AUSTIN           TX   78729          1            11/21/96         00
    0410271316                           05           01/01/97          0
    0410271316                           O            12/01/26
    0


    1546076          776/824             F           76,150.00         ZZ
                                         360         75,351.39          1
    #1 ST. KEVINS DRIVE               11.250            739.62         89
                                      10.750            739.62       85,700.00
    EAST ALTON       IL   62024          2            12/02/96         23
    280001546076                         05           02/01/97          0
    8135695                              O            01/01/27
    0


    1546078          E22/824             F          191,000.00         ZZ
                                         360        190,757.65          1
    10800 E GRAND RIVER               10.250          1,711.55         75
                                       9.750          1,711.55      255,000.00
    GREEN OAK TOWNS  MI   48116          2            11/20/96         00
    0410163976                           05           01/01/97          0
    0410163976                           O            12/01/26
    0


    1546115          637/824             F          212,000.00         ZZ
                                         360        211,898.44          1
    19070 CONNIE DRIVE                 9.625          1,801.98         80
                                       9.125          1,801.98      265,000.00
    GRASS VALLEY     CA   95949          5            01/24/97         00
    280001546115                         05           03/01/97          0
    3440583                              O            02/01/27
    0


    1546129          E20/824             F           65,250.00         ZZ
                                         360         65,169.89          1
    1610 MASSACHUSETTS AVENUE         11.750            658.64         90
                                      11.250            658.64       72,500.00
1


    MARIETTA         GA   30060          1            11/05/96         23
    280001546129                         05           12/01/96          0
    296242S                              O            11/01/26
    0


    1546130          E20/824             F           22,500.00         ZZ
                                         360         22,473.85          1
    864 MCDANIEL STREET               12.000            231.44         75
                                      11.500            231.44       30,000.00
    ATLANTA          GA   30030          1            10/31/96         00
    280001546130                         05           12/01/96          0
    RUSSELL                              N            11/01/26
    0


    1546305          A52/824             F           74,000.00         ZZ
                                         180         73,628.96          1
    3424 N CREEKVIEW DRIVE             9.625            778.32         75
                                       9.125            778.32       99,000.00
    LAWRENCEVILLE    GA   30244          5            12/26/96         00
    280001546305                         05           02/01/97          0
    183020                               O            01/01/12
    0


    1546372          450/824             F          102,800.00         ZZ
                                         180        102,551.98          1
    2786 TORREY AVE                   10.000          1,104.69         80
                                       9.500          1,104.69      128,500.00
    PITTSFIELD TWP   MI   48108          5            01/21/97         00
    280001546372                         05           03/01/97          0
    4261434                              O            02/01/12
    0


    1546568          180/824             F           83,200.00         ZZ
                                         360         83,166.94          1
    680 EAST GENTILE STREET           10.500            761.06         80
                                      10.000            761.06      104,000.00
    LAYTON           UT   84041          5            01/22/97         00
    280001546568                         05           03/01/97          0
    4703690                              O            02/01/27
    0


    1546600          894/824             F           54,400.00         ZZ
                                         180         54,360.60          1
    704 NORTH 20TH AVENUE             10.950            516.01         80
                                      10.450            516.01       68,000.00
    YAKIMA           WA   98902          2            12/04/96         00
    280001546600                         05           02/01/97          0
    106353                               O            01/01/12
    0
1




    1546605          562/562             F          212,000.00         ZZ
                                         360        211,745.03          1
    420 EAST PHILIP STREET            10.500          1,939.25         80
                                      10.000          1,939.25      265,000.00
    ELMWOOD PARK     NJ   07407          2            11/18/96         00
    527721                               05           01/01/97          0
    527721                               O            12/01/26
    0


    1546606          894/824             F           85,000.00         ZZ
                                         180         84,938.43          1
    1843 SE 182ND AVE                 10.950            806.27         85
                                      10.450            806.27      100,000.00
    PORTLAND         OR   97233          2            12/03/96         23
    280001546606                         05           02/01/97          0
    106347                               O            01/01/12
    0


    1546608          562/562             F           15,250.00         ZZ
                                         360         15,227.94          1
    78-80 WEST 48TH STREET            11.000            145.23         70
    UNIT 2A                           10.500            145.23       21,840.00
    BAYONNE          NJ   07002          1            10/31/96         00
    527234                               05           12/01/96          0
    527234                               O            11/01/26
    0


    1546612          562/562             F           44,800.00         ZZ
                                         360         44,736.94          1
    3 SAGEWOOD DRIVE                  11.125            430.88         80
                                      10.625            430.88       56,000.00
    SHIRLEY          NY   11967          1            10/30/96         00
    524868                               05           12/01/96          0
    524868                               O            11/01/26
    0


    1546614          894/824             F           27,500.00         ZZ
                                         180         27,329.22          1
    3501 ASHLEY DRIVE NE              11.750            325.64         16
                                      11.250            325.64      176,000.00
    OLYMPIA          WA   98506          5            12/09/96         00
    280001546614                         05           01/13/97          0
    106656                               O            12/13/11
    0


    1546619          894/824             F           99,450.00         ZZ
                                         180         99,341.46          1
1


    7614 EAST E STREET                10.950            943.33         85
                                      10.450            943.33      117,000.00
    TACOMA           WA   98404          2            11/05/96         23
    280001546619                         05           01/01/97          0
    106550                               O            12/01/11
    0


    1546623          894/824             F           59,500.00         ZZ
                                         180         59,451.98          1
    407 EAST FAIRVIEW AVENUE          10.450            542.05         85
                                       9.950            542.05       70,000.00
    SPOKANE          WA   99207          2            12/04/96         23
    280001546623                         05           02/01/97          0
    400421                               O            01/01/12
    0


    1546633          894/824             F           98,400.00         ZZ
                                         180         98,311.63          1
    30443 S DHOOGHE RD                 9.950            859.90         80
                                       9.450            859.90      123,000.00
    COLTON           OR   97017          2            11/25/96         00
    280001546633                         05           02/01/97          0
    106118                               O            01/01/12
    0


    1546636          686/824             F           70,000.00         ZZ
                                         360         69,976.62          1
    2606 HELENA STREET                11.300            682.55         28
                                      10.800            682.55      250,000.00
    SAN LUIS OBISPO  CA   93401          5            01/14/97         00
    280001546636                         05           03/01/97          0
    818049694                            O            02/01/27
    0


    1546657          E22/824             F          124,000.00         ZZ
                                         360        123,858.67          1
    1959 CHARDONNAY DRIVE             10.750          1,157.52         80
                                      10.250          1,157.52      155,000.00
    OAKLEY           CA   94561          2            11/11/96         00
    0410233050                           05           01/01/97          0
    0410233050                           O            12/01/26
    0


    1546676          922/824             F          114,700.00         ZZ
                                         360        114,672.25          1
    1601 PIEDMONT PLACE               12.750          1,246.44         85
                                      12.250          1,246.44      135,000.00
    CARROLLTON       TX   75006          1            01/24/97         23
    280001546676                         05           03/01/97          0
1


    961426                               O            02/01/27
    0


    1546681          A91/824             F           92,000.00         ZZ
                                         360         91,913.81          1
    245 BUCHANAN STREET                9.750            790.42         80
                                       9.250            790.42      115,000.00
    CENTERPORT       NY   11721          1            12/31/96         00
    280001546681                         05           02/01/97          0
    12345                                O            01/01/27
    0


    1546683          F81/824             F          150,000.00         ZZ
                                         360        149,935.40          1
    463 EAST SEVENTH AVENUE           10.125          1,330.23         66
                                       9.625          1,330.23      230,000.00
    SALT LAKE CITY   UT   84103          5            01/02/97         00
    280001546683                         05           03/01/97          0
    950166                               O            02/01/27
    0


    1546710          180/824             F           78,000.00         ZZ
                                         360         77,969.00          4
    36 N SAN JOSE STREET              10.500            713.50         65
                                      10.000            713.50      120,000.00
    MESA             AZ   85201          1            01/09/97         00
    280001546710                         05           03/01/97          0
    4530507                              O            02/01/27
    0


    1546731          E22/824             F           46,400.00         ZZ
                                         360         46,344.18          1
    1890 W 56TH STREET                10.500            424.44         80
    UNIT # 1424                       10.000            424.44       58,000.00
    HIALEAH          FL   33012          1            11/27/96         00
    0410251441                           05           01/01/97          0
    0410251441                           O            12/01/26
    0


    1546776          E22/824             F           31,500.00         ZZ
                                         360         31,459.14          1
    3919 56TH AVENUE NORTH            11.500            311.94         79
                                      11.000            311.94       40,000.00
    ST PETERSBURG    FL   33714          5            11/06/96         00
    0410248389                           05           12/01/96          0
    0410248389                           N            11/01/26
    0


1


    1546855          E22/824             F           54,050.00         ZZ
                                         360         54,001.81          1
    3641 CHIPPEWA ST                  11.875            550.77         75
                                      11.375            550.77       72,100.00
    ST LOUIS         MO   63116          2            11/25/96         00
    0410162291                           05           01/01/97          0
    0410162291                           N            12/01/26
    0


    1546869          140/824             F           66,350.00         ZZ
                                         360         66,320.65          1
    4744 FRONTIER ROAD                10.000            582.27         75
                                       9.500            582.27       88,500.00
    PACE             FL   32571          1            01/08/97         00
    280001546869                         05           03/01/97          0
    428092                               O            02/01/27
    0


    1546871          B96/824             F          200,000.00         ZZ
                                         360        199,956.78          1
    3924 FOREST GLEN DR               13.250          2,251.55         67
                                      12.750          2,251.55      301,500.00
    MOUNTAIN BROOK   AL   35213          5            01/16/97         00
    280001546871                         05           03/01/97          0
    1996073                              O            02/01/27
    0


    1546894          894/824             F           70,000.00         ZZ
                                         180         69,931.59          1
    5523 N BURRAGE AVENUE              9.550            591.15         67
                                       9.050            591.15      105,000.00
    PORTLAND         OR   97217          5            12/10/96         00
    280001546894                         05           02/01/97          0
    106398                               O            01/01/12
    0


    1546912          180/824             F           95,000.00         ZZ
                                         360         94,965.19          1
    745 S RARITAN STREET              10.875            895.75         80
                                      10.375            895.75      120,000.00
    DENVER           CO   80223          5            01/08/97         00
    280001546912                         05           03/01/97          0
    4704102                              O            02/01/27
    0


    1546951          A94/824             F          106,250.00         ZZ
                                         360        106,201.73          1
    879 PENN STREET                    9.875            922.62         85
                                       9.375            922.62      125,000.00
1


    BRYN MAWR        PA   19010          5            01/15/97         23
    280001546951                         05           03/01/97          0
    100444                               O            02/01/27
    0


    1546961          F81/824             F          127,500.00         ZZ
                                         360        127,453.29          1
    190 WEST 700 SOUTH                10.875          1,202.18         85
                                      10.375          1,202.18      150,000.00
    HEBER CITY       UT   84032          5            01/13/97         23
    280001546961                         05           03/01/97          0
    950171                               O            02/01/27
    0


    1546963          A65/824             F           90,000.00         ZZ
                                         360         89,953.34          2
    1507-1509 E 109TH ST               9.250            740.41         59
                                       8.750            740.41      155,000.00
    LOS ANGELES      CA   90059          5            01/08/97         00
    280001546963                         05           03/01/97          0
    1259634504                           O            02/01/27
    0


    1546966          B96/824             F           26,000.00         ZZ
                                         180         25,954.93          1
    5414 CATHY DRIVE                  13.500            337.57         50
                                      13.000            337.57       53,000.00
    MONTGOMERY       AL   36108          5            01/03/97         00
    280001546966                         05           03/01/97          0
    1546966                              O            02/01/12
    0


    1546975          637/824             F           77,000.00         ZZ
                                         360         76,965.02          1
    2986 MOUNT CLARE DRIVE             9.875            668.63         35
                                       9.375            668.63      220,000.00
    SAN JOSE         CA   95148          1            01/08/97         00
    280001546975                         05           03/01/97          0
    9518812                              N            02/01/27
    0


    1547013          E47/824             F           65,600.00         ZZ
                                         360         65,566.23          1
    1910 TOPANGO PLACE                12.500            700.13         73
                                      12.000            700.13       90,000.00
    CROFTON          MD   21114          5            12/09/96         00
    280001547013                         01           02/01/97          0
    2101657112                           N            01/01/27
    0
1




    1547025          E47/824             F          140,250.00         ZZ
                                         180        140,052.10          1
    541 VENTURA AVENUE                 9.750          1,204.96         85
                                       9.250          1,204.96      165,000.00
    CORONA           CA   91719          5            11/15/96         23
    280001547025                         05           01/01/97          0
    0500420913                           O            12/01/11
    0


    1547034          E44/824             F           40,000.00         ZZ
                                         360         39,983.67          1
    980 NORTH OAKLEY STREET           10.375            362.16         42
                                       9.875            362.16       97,000.00
    SALT LAKE CITY   UT   84116          5            12/30/96         00
    280001547034                         05           03/01/97          0
    11665259                             O            02/01/27
    0


    1547038          E22/824             F           41,250.00         ZZ
                                         360         41,201.70          1
    5705 TALLOW TREE DRIVE            10.625            381.19         75
                                      10.125            381.19       55,000.00
    AUSTIN           TX   78744          1            11/26/96         00
    0410284699                           05           01/01/97          0
    0410284699                           N            12/01/26
    0


    1547097          686/824             F          171,500.00         ZZ
                                         360        171,426.52          1
    27364 OAK SUMMIT ROAD             10.150          1,524.08         70
                                       9.650          1,524.08      245,000.00
    AGOURA HILLS     CA   91301          5            01/09/97         00
    280001547097                         05           03/01/97          0
    818048597                            O            02/01/27
    0


    1547100          E47/824             F          128,800.00         ZZ
                                         180        128,225.37          1
    5303 BREWER ROAD                  10.125          1,142.23         84
                                       9.625          1,142.23      155,000.00
    BELTSVILLE       MD   20705          5            11/18/96         23
    280001547100                         05           01/01/97          0
    2101322112                           O            12/01/11
    0


    1547129          E47/824             F           34,900.00         ZZ
                                         180         34,863.30          1
1


    1235 MARYLAND AVENUE, NE          11.125            335.67         28
                                      10.625            335.67      125,000.00
    WASHINGTON       DC   20002          5            11/14/96         00
    280001547129                         07           01/01/97          0
    2101762112                           O            12/01/11
    0


    1547152          E47/824             F           34,000.00         ZZ
                                         180         33,959.08          1
    3477 SHADY DRIVE                  10.500            311.02         26
                                      10.000            311.02      135,000.00
    EDGEWATER        MD   21037          2            11/14/96         00
    280001547152                         03           01/01/97          0
    2101695112                           O            12/01/11
    0


    1547164          894/824             F           60,000.00         ZZ
                                         180         59,708.99          1
    4505 NE GRAND AVENUE               9.990            644.40         62
                                       9.490            644.40       98,000.00
    PORTLAND         OR   97211          5            12/10/96         00
    280001547164                         05           02/01/97          0
    106548                               O            01/01/12
    0


    1547191          E47/824             F           56,900.00         ZZ
                                         180         56,860.50          1
    16318 HILLCROFT DRIVE             12.999            629.39         10
                                      12.499            629.39      569,189.00
    ROCKVILLE        MD   20853          1            11/27/96         00
    280001547191                         03           01/01/97          0
    2102125112                           O            12/01/11
    0


    1547199          894/824             F           95,550.00         ZZ
                                         180         95,458.51          1
    23375 S VIOLA WELCH ROAD          11.550            949.87         65
                                      11.050            949.87      147,000.00
    BEAVERCREEK      OR   97004          5            11/07/96         00
    280001547199                         05           01/01/97          0
    106297                               O            12/01/11
    0


    1547206          894/824             F           46,000.00         ZZ
                                         180         45,961.24          1
    624 SPRUCE CIRCLE                 10.250            412.21         70
                                       9.750            412.21       66,000.00
    GOODING          ID   83330          5            12/11/96         00
    280001547206                         05           02/01/97          0
1


    106881                               O            01/01/12
    0


    1547245          E47/824             F           45,000.00         ZZ
                                         180         44,936.12          1
    11338 WALLACE WOODS ROAD           9.750            386.62         75
                                       9.250            386.62       60,000.00
    WORTON           MD   21678          5            11/13/96         00
    280001547245                         05           01/01/97          0
    2101500112                           O            12/01/11
    0


    1547333          A07/824             F          130,000.00         ZZ
                                         360        129,843.65          1
    5209 RIM VIEW LANE                10.500          1,189.16         65
                                      10.000          1,189.16      200,110.00
    LAS VEGAS        NV   89130          1            11/15/96         00
    280001547333                         03           01/01/97          0
    123546                               O            12/01/26
    0


    1547346          450/824             F          102,000.00         ZZ
                                         360        101,961.60          1
    38635 GAINSBOROUGH                10.750            952.15         64
                                      10.250            952.15      160,000.00
    CLINTON TWP      MI   48038          5            01/10/97         00
    280001547346                         05           03/01/97          0
    4295564                              O            02/01/27
    0


    1547406          E47/824             F           35,750.00         ZZ
                                         180         35,528.00          1
    6307 TEABERRY WAY                 11.750            423.33         25
                                      11.250            423.33      146,500.00
    CLINTON          MD   20735          5            11/06/96         00
    280001547406                         05           01/01/97          0
    2101329112                           O            12/01/11
    0


    1547452          E47/824             F           79,100.00         ZZ
                                         180         78,585.38          1
    2596 SOUTHEAST 9TH STREET         11.250            911.50         14
                                      10.750            911.50      595,000.00
    POMPANO BEACH    FL   33062          5            11/08/96         00
    280001547452                         05           01/01/97          0
    2101183112                           O            12/01/11
    0


1


    1547462          561/824             F           25,000.00         ZZ
                                         360         24,993.23          1
    616 S 14TH STREET                 12.250            261.98         31
                                      11.750            261.98       82,500.00
    CATASAUQUA       PA   18032          1            01/10/97         00
    280001547462                         05           03/01/97          0
    8949190                              O            02/01/27
    0


    1547463          E47/824             F           48,750.00         ZZ
                                         360         48,712.17          1
    1681 NORTH GRAPEVINE ROAD         12.500            520.29         75
                                      12.000            520.29       65,000.00
    CHARLESTON       WV   25320          5            11/15/96         00
    280001547463                         05           01/01/97          0
    2101457112                           O            12/01/26
    0


    1547464          757/824             F          102,000.00         ZZ
                                         360        101,918.57          1
    3500 CLAYTON PLACE                10.500            933.04         75
                                      10.000            933.04      136,000.00
    BIRMINGHAM       AL   35216          1            12/18/96         00
    280001547464                         05           02/01/97          0
    2879468                              O            01/01/27
    0


    1547469          757/824             F           59,025.00         ZZ
                                         360         58,971.15          1
    220 PHOENETIA DRIVE                9.875            512.54         75
                                       9.375            512.54       78,700.00
    ST AUGUSTINE     FL   32086          1            12/09/96         00
    280001547469                         03           02/01/97          0
    2878585                              O            01/01/27
    0


    1547473          E47/824             F           29,750.00         ZZ
                                         360         29,722.73          1
    19 NORTH ROSE STREET              11.750            300.30         70
                                      11.250            300.30       42,500.00
    BALTIMORE        MD   21224          5            12/12/96         00
    280001547473                         05           01/01/97          0
    2101506112                           N            12/01/26
    0


    1547501          E47/824             F           37,850.00         ZZ
                                         240         37,715.43          1
    3323 RAVENWOOD AVENUE             10.875            387.47         75
                                      10.375            387.47       50,500.00
1


    BALTIMORE        MD   21213          5            11/11/96         00
    280001547501                         07           01/01/97          0
    2101239112                           O            12/01/16
    0


    1547507          E47/824             F          426,800.00         ZZ
                                         180        426,228.68          1
    16318 HILLCROFT DRIVE              9.999          3,745.17         75
                                       9.499          3,745.17      569,189.00
    ROCKVILLE        MD   20853          1            11/27/96         00
    280001547507                         03           01/01/97          0
    2101984112                           O            12/01/11
    0


    1547513          E47/824             F           63,750.00         ZZ
                                         180         63,675.33          1
    4305 RIDGEWOOD AVENUE             10.625            589.12         85
                                      10.125            589.12       75,000.00
    BALTIMORE        MD   21215          5            11/27/96         23
    280001547513                         05           01/01/97          0
    2102026112                           O            12/01/11
    0


    1547515          A46/824             F          115,250.00         ZZ
                                         360        115,187.05          1
    8308 JOHN ROBERT DRIVE             9.000            927.33         90
                                       8.500            927.33      128,100.00
    OKLAHOMA CITY    OK   73135          1            01/08/97         23
    280001547515                         05           03/01/97          0
    9231212                              O            02/01/27
    0


    1547516          E47/824             F           49,050.00         ZZ
                                         360         49,020.18          1
    311 7TH STREET, N.E. #203         11.750            495.12         65
                                      11.250            495.12       75,500.00
    WASHINGTON       DC   20002          5            12/11/96         00
    280001547516                         01           02/01/97          0
    2101688112                           N            01/01/27
    0


    1547519          E47/824             F           57,750.00         ZZ
                                         360         57,714.89          1
    3736 ELLERSLIE AVENUE             11.750            582.94         75
                                      11.250            582.94       77,000.00
    BALTIMORE        MD   21218          5            12/13/96         00
    280001547519                         07           02/01/97          0
    2102337112                           O            01/01/27
    0
1




    1547521          E47/824             F           82,500.00         ZZ
                                         360         82,382.52          1
    17 BENICIA ROAD                    9.740            708.20         75
                                       9.240            708.20      110,000.00
    VALLEJO          CA   94590          5            11/25/96         00
    280001547521                         05           01/01/97          0
    0500451913                           O            12/01/26
    0


    1547524          E88/824             F           77,250.00         ZZ
                                         360         77,177.61          1
    4770 NW 51ST STREET                9.750            663.70         75
                                       9.250            663.70      103,000.00
    DES MOINES       IA   50310          2            12/16/96         00
    280001547524                         05           02/01/97          0
    2300093197                           O            01/01/27
    0


    1547525          E47/824             F           28,400.00         ZZ
                                         180         28,162.29          1
    519 EAST BURLWOOD LANE            10.375            257.14         15
                                       9.875            257.14      198,500.00
    LEMOORE          CA   93245          5            11/14/96         00
    280001547525                         05           01/01/97          0
    0500381913                           O            12/01/11
    0


    1547526          E47/824             F          227,650.00         ZZ
                                         360        227,447.07          1
    10894 HARMEL DRIVE                11.875          2,319.76         75
                                      11.375          2,319.76      303,535.00
    COLUMBIA         MD   21044          1            11/15/96         00
    280001547526                         03           01/01/97          0
    2101483112                           O            12/01/26
    0


    1547532          686/824             F          202,000.00         ZZ
                                         360        201,906.75          1
    960 SAN PIERRE WAY                 9.800          1,742.92         64
                                       9.300          1,742.92      320,000.00
    MOUNTAIN VIEW    CA   94043          5            01/13/97         00
    280001547532                         05           03/01/97          0
    818070021                            O            02/01/27
    0


    1547537          664/824             F           67,600.00         ZZ
                                         360         67,572.40          1
1


    19938 CEDAR LANE                  10.375            612.06         80
                                       9.875            612.06       84,500.00
    BEND             OR   97701          1            01/09/97         00
    280001547537                         05           03/01/97          0
    2245983                              O            02/01/27
    0


    1547543          A65/824             F           80,000.00         ZZ
                                         360         79,971.47          1
    9606 HOBACK STREET                11.000            761.86         50
                                      10.500            761.86      160,000.00
    BELLFLOWER       CA   90706          1            01/21/97         00
    280001547543                         05           03/01/97          0
    3019632601                           O            02/01/27
    0


    1547555          918/824             F          108,000.00         ZZ
                                         360        108,000.00          1
    689 WINDMILL AVE                   9.750            927.89         80
                                       9.250            927.89      135,000.00
    NORTH BABYLON    NY   11703          1            02/03/97         00
    280001547555                         05           04/01/97          0
    11710                                O            03/01/27
    0


    1547557          E47/824             F           56,250.00         ZZ
                                         180         56,198.67          1
    4531 FOOTE STREET, NE              9.875            488.45         70
                                       9.375            488.45       81,000.00
    WASHINGTON       DC   20019          2            12/05/96         00
    280001547557                         07           02/01/97          0
    2101976112                           N            01/01/12
    0


    1547561          E47/824             F           44,100.00         ZZ
                                         180         44,052.40          1
    305 SOUTH JOLIET STREET           11.000            419.97         74
                                      10.500            419.97       60,000.00
    JOLIET           IL   60436          5            11/18/96         00
    280001547561                         05           01/01/97          0
    0500333913                           O            12/01/11
    0


    1547575          E47/824             F           68,000.00         ZZ
                                         180         67,920.38          1
    15603 HENRIETTA DRIVE             10.625            628.39         20
                                      10.125            628.39      340,000.00
    ACCOKEEK         MD   20607          1            11/22/96         00
    280001547575                         05           01/01/97          0
1


    2101777112                           O            12/01/11
    0


    1547608          140/824             F           45,500.00         ZZ
                                         360         45,481.92          1
    5416 CHIPPER LANE                 10.500            416.21         70
                                      10.000            416.21       65,000.00
    PACE             FL   32571          5            01/08/97         00
    280001547608                         05           03/01/97          0
    428090                               N            02/01/27
    0


    1547776          E22/824             F          129,500.00         ZZ
                                         360        129,335.68          1
    504 17TH STREET NW                10.250          1,160.45         80
                                       9.750          1,160.45      161,900.00
    ALBUQUERQUE      NM   87104          1            11/20/96         12
    0410289128                           05           01/01/97          0
    0410289128                           O            12/01/26
    0


    1547801          816/824             F           84,000.00         ZZ
                                         360         83,958.68          1
    5268 EAST MONROE                   9.500            706.32         80
                                       9.000            706.32      105,000.00
    LAS VEGAS        NV   89110          5            01/23/97         00
    280001547801                         05           03/01/97          0
    073356                               O            02/01/27
    0


    1547813          A11/824             F           48,800.00         ZZ
                                         180         48,672.48          1
    567 E. MUIR                        9.125            498.60         80
                                       8.625            498.60       61,000.00
    HAZEL PARK       MI   48030          5            01/08/97         00
    280001547813                         05           03/01/97          0
    511296131                            O            02/01/12
    0


    1547815          E22/824             F          135,000.00         ZZ
                                         360        134,903.28          1
    319 LAUREL PLACE                  11.000          1,285.64         90
                                      10.500          1,285.64      150,000.00
    BIRMINGHAM       AL   35209          1            12/13/96         23
    0410254106                           05           02/01/97          0
    0410254106                           O            01/01/27
    0


1


    1547818          E22/824             F           97,200.00         ZZ
                                         360         97,115.73          1
    767 SALEM ROAD                    12.000            999.81         90
                                      11.500            999.81      108,000.00
    LINCOLNTON       NC   28092          1            12/04/96         23
    0410252514                           05           01/01/97          0
    0410252514                           O            12/01/26
    0


    1547828          664/824             F          146,250.00         ZZ
                                         360        146,191.88          1
    25623 SE 394TH STREET             10.500          1,337.81         75
                                      10.000          1,337.81      195,000.00
    ENUMCLAW         WA   98022          5            01/17/97         00
    280001547828                         05           03/01/97          0
    2261329                              O            02/01/27
    0


    1547983          E22/824             F           98,600.00         ZZ
                                         360         98,519.14          1
    767 SAPHIRE STREET                10.375            892.73         85
                                       9.875            892.73      116,000.00
    LAYTON           UT   84041          2            12/12/96         23
    0410236848                           05           02/01/97          0
    0410236848                           O            01/01/27
    0


    1547987          766/824             F          108,000.00         ZZ
                                         360        107,955.91          1
    4275 OLD BOYNTON RD               10.375            977.84         80
                                       9.875            977.84      135,000.00
    BOYNTON BEACH    FL   33436          1            01/21/97         00
    280001547987                         05           03/01/97          0
    96DA0592                             O            02/01/27
    0


    1548005          962/824             F           58,950.00         ZZ
                                         360         58,928.39          2
    1438 1440 17TH STREET S           10.875            555.84         70
                                      10.375            555.84       84,250.00
    FARGO            ND   58103          1            01/20/97         00
    280001548005                         05           03/01/97          0
    1548005                              N            02/01/27
    0


    1548007          350/824             F           42,000.00         ZZ
                                         180         41,900.97          1
    642 LONG LEAF ACRES DRIVE         10.250            457.78         32
                                       9.750            457.78      133,000.00
1


    WILMINGTON       NC   28405          1            01/14/97         00
    280001548007                         05           03/01/97          0
    0051031                              O            02/01/12
    0


    1548012          696/824             F           52,430.00         ZZ
                                         360         52,385.82          1
    8359 KAVANAGH ROAD                10.250            469.83         70
                                       9.750            469.83       74,900.00
    BALTIMORE        MD   21222          1            12/11/96         00
    280001548012                         05           02/01/97          0
    2389158                              O            01/01/27
    0


    1548186          E22/824             F           35,000.00         ZZ
                                         180         34,843.52          1
    4529 LODEWYCK AVENUE              10.875            395.07         70
                                      10.375            395.07       50,000.00
    DETROIT          MI   48224          1            12/09/96         00
    0410166540                           05           02/01/97          0
    0410166540                           O            01/01/12
    0


    1548197          696/824             F           80,100.00         ZZ
                                         360         80,070.65          1
    7903 SUBET ROAD                   10.875            755.26         71
                                      10.375            755.26      113,000.00
    BALTIMORE        MD   21244          5            01/13/97         00
    280001548197                         05           03/01/97          0
    702043                               O            02/01/27
    0


    1548215          705/824             F          135,000.00         ZZ
                                         180        135,000.00          1
    40 MACDONALD STREET                9.625          1,419.90         75
                                       9.125          1,419.90      180,000.00
    HEMPSTEAD        NY   11550          5            02/11/97         00
    280001548215                         05           04/01/97          0
    96300335                             N            03/01/12
    0


    1548241          721/824             F           44,400.00         ZZ
                                         360         44,400.00          1
    1407 11TH STREET                  10.250            397.87         80
                                       9.750            397.87       55,500.00
    NEVADA           IA   50201          5            02/05/97         00
    280001548241                         05           04/01/97          0
    7810013061                           O            03/01/27
    0
1




    1548252          757/824             F           85,000.00         ZZ
                                         180         84,606.60          1
    300 EASTWOOD FOREST               10.500            939.59         66
                                      10.000            939.59      129,900.00
    COVINGTON        GA   30209          1            12/27/96         00
    280001548252                         05           02/01/97          0
    2879492                              O            01/01/12
    0


    1548257          757/824             F           87,200.00         ZZ
                                         360         87,132.22          1
    89 COURTNEY DRIVE                 10.625            805.82         80
                                      10.125            805.82      109,000.00
    LAGRANGE         GA   30240          1            12/23/96         00
    280001548257                         05           02/01/97          0
    2879435                              O            01/01/27
    0


    1548262          455/824             F           39,500.00         ZZ
                                         360         39,488.69          1
    6385 CONNER ROAD                  12.000            406.31         61
                                      11.500            406.31       65,000.00
    DAWSONVILLE      GA   30534          5            01/27/97         00
    280001548262                         05           03/01/97          0
    54565                                O            02/01/27
    0


    1548297          A59/824             F           37,000.00         ZZ
                                         180         36,914.75          1
    RR 1 BOX 244                      10.500            409.00         62
                                      10.000            409.00       60,000.00
    CLEVELAND        MN   56017          5            01/07/97         00
    280001548297                         05           03/01/97          0
    1548297                              O            02/01/12
    0


    1548301          757/824             F           64,000.00         ZZ
                                         360         63,941.59          1
    9975 EPHESUS CHURCH ROAD           9.875            555.75         68
                                       9.375            555.75       95,000.00
    VILLA RICA       GA   30180          5            12/23/96         00
    280001548301                         05           02/01/97          0
    2879419                              O            01/01/27
    0


    1548356          E22/824             F           70,000.00         ZZ
                                         360         69,953.78          1
1


    75 ZIRCON                         11.375            686.54         74
                                      10.875            686.54       95,800.00
    MAUMELLE         AR   72113          1            12/16/96         00
    0410325799                           05           02/01/97          0
    0410325799                           O            01/01/27
    0


    1548360          A52/824             F          272,000.00         ZZ
                                         360        272,000.00          1
    3101 TEMPLEMOOR WAY                9.250          2,237.68         80
                                       8.750          2,237.68      340,000.00
    LITHONIA         GA   30058          5            02/10/97         00
    280001548360                         05           04/01/97          0
    188926                               O            03/01/27
    0


    1548364          686/824             F          126,000.00         ZZ
                                         360        125,939.95          1
    131 COLES RD                       9.650          1,073.30         80
                                       9.150          1,073.30      157,500.00
    CROMWELL         CT   06416          1            01/24/97         00
    280001548364                         05           03/01/97          0
    817842404                            O            02/01/27
    0


    1548396          E44/824             F          236,500.00         ZZ
                                         360        236,392.56          1
    1839 EAST BEECHWOOD DRIVE          9.875          2,053.64         83
                                       9.375          2,053.64      285,000.00
    LAYTON           UT   84040          1            01/08/97         01
    280001548396                         05           03/01/97         17
    01227463                             O            02/01/27
    0


    1548400          560/824             F          120,000.00         ZZ
                                         360        119,904.20          1
    50364 OXFORD DRIVE                10.500          1,097.69         68
                                      10.000          1,097.69      177,125.00
    MACOMB           MI   48042          1            12/13/96         00
    280001548400                         05           02/01/97          0
    457627206                            O            01/01/27
    0


    1548430          F96/824             F           32,000.00         ZZ
                                         180         31,929.62          1
    114 OTTERHOLE ROAD                11.000            363.71         24
                                      10.500            363.71      135,000.00
    WEST MILFORD     NJ   07480          2            01/17/97         00
    280001548430                         05           03/01/97          0
1


    1548430                              O            02/01/12
    0


    1548548          757/824             F           97,500.00         ZZ
                                         360         97,417.87          1
    212 MARIA ROAD                    10.250            873.70         75
                                       9.750            873.70      130,000.00
    SAVANNAH         GA   31410          5            12/24/96         00
    280001548548                         05           02/01/97          0
    2879534                              O            01/01/27
    0


    1548600          F34/824             F           68,823.00         ZZ
                                         180         68,651.15          1
    13811 SW 36TH COURT                9.625            723.87         58
                                       9.125            723.87      120,000.00
    DAVIE            FL   33330          5            01/23/97         00
    280001548600                         05           03/01/97          0
    9660733                              O            02/01/12
    0


    1548605          696/824             F           56,000.00         ZZ
                                         180         55,879.69          1
    5217 DAFFODIL DRIVE               11.250            645.31         80
                                      10.750            645.31       70,000.00
    FREDERICKSBURG   VA   22407          5            01/14/97         00
    280001548605                         05           03/01/97          0
    9020126                              O            02/01/12
    0


    1548637          816/824             F          235,000.00         ZZ
                                         360        235,000.00          1
    5837 SOUTH WHITEWATER DRIVE       10.000          2,062.29         30
                                       9.500          2,062.29      795,000.00
    SALT LAKE CITY   UT   84117          2            02/07/97         00
    280001548637                         05           04/01/97          0
    141423                               O            03/01/27
    0


    1548652          E22/824             F           75,200.00         ZZ
                                         360         75,129.55          1
    1341 FRY AVE                       9.750            646.08         80
                                       9.250            646.08       94,000.00
    LAKEWOOD         OH   44107          5            12/05/96         00
    0410165682                           05           02/01/97          0
    0410165682                           O            01/01/27
    0


1


    1548786          F18/824             F          229,500.00         ZZ
                                         360        229,395.72          1
    36 COURTLAND AVENUE                9.875          1,992.87         85
                                       9.375          1,992.87      270,000.00
    SAN FRANCISCO    CA   94110          5            01/24/97         23
    280001548786                         05           03/01/97          0
    1548786                              O            02/01/27
    0


    1548860          A35/824             F          126,000.00         ZZ
                                         360        125,949.93          1
    7509 BLUE SAGE COURT              10.500          1,152.57         80
                                      10.000          1,152.57      157,500.00
    LAS VEGAS        NV   89129          1            01/09/97         00
    280001548860                         05           03/01/97          0
    2670                                 O            02/01/27
    0


    1548861          E22/824             F           68,000.00         ZZ
                                         360         67,945.72          1
    18126 SOUTH CENTER AVE            10.500            622.02         80
                                      10.000            622.02       85,000.00
    HOMEWOOD         IL   60430          1            12/09/96         00
    0410203715                           05           02/01/97          0
    0410203715                           O            01/01/27
    0


    1548866          455/824             F          100,000.00         ZZ
                                         360         99,922.28          1
    644 KENNESAW AVENUE               10.625            924.10         79
                                      10.125            924.10      128,000.00
    ATLANTA          GA   30308          1            12/30/96         00
    280001548866                         05           02/01/97          0
    53865                                O            01/01/27
    0


    1548867          766/824             F           86,000.00         ZZ
                                         360         85,936.69          1
    1611 SW 21 STREET                 10.875            810.89         66
                                      10.375            810.89      131,000.00
    MIAMI            FL   33145          5            12/16/96         00
    280001548867                         05           02/01/97          0
    96JL101                              O            01/01/27
    0


    1548872          686/824             F          120,000.00         ZZ
                                         360        119,944.60          1
    3850 SE RISLEY AVENUE              9.800          1,035.40         65
                                       9.300          1,035.40      185,000.00
1


    MILWAUKIE        OR   97267          5            01/17/97         00
    280001548872                         05           03/01/97          0
    8017682610                           O            02/01/27
    0


    1548879          455/824             F          100,500.00         ZZ
                                         360        100,429.93          1
    110 FOSTER TRACE DR               11.125            966.59         75
                                      10.625            966.59      134,000.00
    LAWRENCEVILLE    GA   30243          1            12/31/96         00
    280001548879                         05           02/01/97          0
    53882                                O            01/01/27
    0


    1548885          F46/824             F           82,000.00         ZZ
                                         360         81,963.72          1
    7615 DREXEL STREET                10.000            719.61         80
                                       9.500            719.61      103,000.00
    RALSTON          NE   68127          2            01/29/97         00
    280001548885                         05           03/01/97          0
    119211                               O            02/01/27
    0


    1548891          830/824             F           35,000.00         ZZ
                                         360         34,985.71          1
    4615 CAMERON                      10.375            316.89         61
                                       9.875            316.89       57,500.00
    HAMMOND          IN   46327          5            01/16/97         00
    280001548891                         05           03/01/97          0
    1874122                              O            02/01/27
    0


    1548894          F34/824             F           36,635.00         ZZ
                                         360         36,616.15          1
    2420 WEST KINGSTON DRIVE          12.500            390.99         52
                                      12.000            390.99       71,000.00
    MIRAMAR          FL   33023          5            01/16/97         00
    280001548894                         05           02/22/97          0
    9660741                              O            01/22/27
    0


    1548950          E22/824             F          113,050.00         ZZ
                                         360        112,969.01          1
    333 STEAMBOAT BLVD                11.000          1,076.60         81
                                      10.500          1,076.60      140,674.00
    DAVENPORT        FL   33837          1            12/10/96         23
    0410255095                           05           02/01/97          0
    0410255095                           O            01/01/27
    0
1




    1549252          757/824             F           33,300.00         ZZ
                                         360         33,272.67          1
    606 EAST 41ST STREET              10.375            301.51         90
                                       9.875            301.51       37,000.00
    SAVANNAH         GA   31401          1            12/30/96         01
    280001549252                         05           02/01/97         25
    2879542                              O            01/01/27
    0


    1549253          757/824             F           68,000.00         ZZ
                                         360         67,937.95          1
    1322 SADDLEHORN DRIVE              9.875            590.48         78
                                       9.375            590.48       88,000.00
    MACON            GA   31220          2            12/26/96         00
    280001549253                         05           02/01/97          0
    2876365                              O            01/01/27
    0


    1549255          757/824             F           37,600.00         ZZ
                                         360         37,567.46          1
    612 8TH AVENUE NORTHEAST          10.125            333.45         80
                                       9.625            333.45       47,000.00
    CAIRO            GA   31728          1            12/31/96         00
    280001549255                         05           02/01/97          0
    2879575                              O            01/01/27
    0


    1549281          921/921             F          110,000.00         ZZ
                                         360        109,767.83          1
    2409 ILLINOIS STREET              10.300            989.81         60
                                       9.800            989.81      184,000.00
    GOLDEN           CO   80401          1            09/23/96         00
    272641                               05           11/01/96          0
    272641                               O            10/01/26
    0


    1549282          E22/824             F          178,000.00         ZZ
                                         360        177,857.90          1
    2313 PISTACHIO DRIVE              10.500          1,628.24         80
                                      10.000          1,628.24      223,000.00
    IRVING           TX   75063          1            12/12/96         00
    0410311872                           05           02/01/97          0
    0410311872                           O            01/01/27
    0


    1549286          E82/824             F           82,000.00         ZZ
                                         360         81,941.23          1
1


    1211 WADE GREEN ROAD              11.000            780.91         85
                                      10.500            780.91       96,500.00
    ACWORTH          GA   30102          5            12/23/96         23
    280001549286                         05           02/01/97          0
    2198C1HC                             O            01/01/27
    0


    1549295          934/824             F          100,000.00         ZZ
                                         360        100,000.00          1
    9727 S.W. 7 STREET                 9.875            868.35         80
                                       9.375            868.35      125,000.00
    MIAMI            FL   33174          5            02/04/97         00
    280001549295                         05           04/01/97          0
    61006809                             O            03/01/27
    0


    1549310          E44/824             F           45,850.00         ZZ
                                         360         45,830.78          1
    2658 MONROE BLVD                  10.250            410.86         70
                                       9.750            410.86       65,500.00
    OGDEN            UT   84401          1            01/14/97         00
    280001549310                         05           03/01/97          0
    01117510                             O            02/01/27
    0


    1549321          696/824             F           86,400.00         ZZ
                                         360         86,370.83          1
    189 SANDY RIDGE ROAD              11.250            839.17         90
                                      10.750            839.17       96,000.00
    FREDERICKSBURG   VA   22405          5            01/22/97         23
    280001549321                         05           03/01/97          0
    9020120                              O            02/01/27
    0


    1549325          F18/824             F          173,600.00         ZZ
                                         360        173,529.13          1
    79 RIDGEFIELD AVE                 10.375          1,571.79         70
                                       9.875          1,571.79      248,000.00
    DALY CITY        CA   94015          5            01/17/97         00
    280001549325                         05           03/01/97          0
    1549325                              O            02/01/27
    0


    1549339          637/824             F          130,500.00         ZZ
                                         360        130,443.78          1
    3625 RIVER SUMMIT TRAIL           10.125          1,157.31         90
                                       9.625          1,157.31      145,000.00
    DULUTH           GA   30136          1            01/16/97         14
    280001549339                         09           03/01/97         30
1


    9431206                              O            02/01/27
    0


    1549343          G43/824             F          103,400.00         ZZ
                                         360        103,303.12          1
    9860 SW 166 CT                     9.750            888.37         90
                                       9.250            888.37      114,900.00
    MIAMI            FL   33196          1            12/27/96         23
    280001549343                         05           02/01/97          0
    9603082                              O            01/01/27
    0


    1549354          E22/824             F           42,350.00         ZZ
                                         360         42,321.27          1
    17139 QUAIL PARK DRIVE            11.250            411.33         75
                                      10.750            411.33       56,500.00
    MISSOURI CITY    TX   77489          1            12/11/96         00
    0410268684                           05           02/01/97          0
    0410268684                           N            01/01/27
    0


    1549439          A52/824             F           53,600.00         ZZ
                                         360         53,565.56          1
    3302 68TH AVENUE                  11.500            530.80         80
                                      11.000            530.80       67,000.00
    TUSCALOOSA       AL   35401          5            01/03/97         00
    280001549439                         05           02/01/97          0
    181295                               O            01/01/27
    0


    1549451          A38/824             F           45,000.00         ZZ
                                         360         44,969.47          1
    11223 FLEUR DRIVE                 11.250            437.07         90
                                      10.750            437.07       50,000.00
    HOUSTON          TX   77065          1            12/10/96         23
    280001549451                         05           02/01/97          0
    962563743                            O            01/01/27
    0


    1549461          A38/824             F           42,300.00         ZZ
                                         360         42,274.98          1
    10903 SAGEWIND DRIVE              11.875            431.04         58
                                      11.375            431.04       73,000.00
    HOUSTON          TX   77089          5            12/20/96         00
    280001549461                         05           02/01/97          0
    960395                               O            01/01/27
    0


1


    1549478          737/824             F           50,500.00         ZZ
                                         360         50,476.44          1
    2136 GAINESVILLE HIGHWAY           9.750            433.87         68
                                       9.250            433.87       75,000.00
    BLAIRSVILLE      GA   30512          2            01/17/97         00
    280001549478                         05           03/01/97          0
    559048                               O            02/01/27
    0


    1549485          757/824             F           54,700.00         ZZ
                                         180         54,422.58          1
    525 HENSON CIRCLE                  9.500            571.20         80
                                       9.000            571.20       68,500.00
    CARROLLTON       GA   30117          2            12/26/96         00
    280001549485                         05           02/01/97          0
    2879427                              O            01/01/12
    0


    1549488          A38/824             F           49,850.00         ZZ
                                         360         49,798.16          1
    8833 CAROUSEL STREET              12.500            532.03         90
                                      12.000            532.03       55,400.00
    HOUSTON          TX   77080          1            10/29/96         23
    280001549488                         05           12/01/96          0
    960702                               O            11/01/26
    0


    1549497          590/824             F           22,400.00         ZZ
                                         360         22,389.82          1
    820 NORTH FRANKLIN AVENUE          9.875            194.51         70
    UNIT #E                            9.375            194.51       32,007.00
    HOMESTEAD        FL   33034          1            01/27/97         00
    280001549497                         06           03/01/97          0
    501016146                            O            02/01/27
    0


    1549668          637/824             F           64,500.00         ZZ
                                         360         64,475.04          1
    7850 EAGLE VALLEY PASS            10.625            596.05         75
                                      10.125            596.05       86,000.00
    INDIANAPOLIS     IN   46214          5            01/30/97         00
    280001549668                         06           03/01/97          0
    9562315                              O            02/01/27
    0


    1549684          A38/824             F          147,000.00         ZZ
                                         360        146,902.96          1
    323 PACK SADDLE DRIVE             11.375          1,441.73         70
                                      10.875          1,441.73      210,000.00
1


    MARBLE FALLS     TX   78654          5            12/04/96         00
    280001549684                         05           02/01/97          0
    960334                               O            01/01/27
    0


    1549688          A38/824             F           48,800.00         ZZ
                                         360         48,773.44          1
    13120 PADON ROAD                  12.250            511.38         35
                                      11.750            511.38      140,000.00
    NEEDVILLE        TX   77461          5            12/13/96         00
    280001549688                         05           02/01/97          0
    211007                               O            01/01/27
    0


    1549697          A38/824             F           47,150.00         ZZ
                                         360         47,093.68          1
    2905 PATRICIA DRIVE               11.875            480.46         80
                                      11.375            480.46       58,950.00
    LA MARQUE        TX   77568          1            10/30/96         00
    280001549697                         05           12/01/96          0
    960382                               O            11/01/26
    0


    1549703          E22/824             F           19,100.00         ZZ
                                         180         19,018.50          1
    314 RUTH STREET                   11.375            221.61         80
                                      10.875            221.61       23,900.00
    PINEVILLE        LA   71360          1            12/18/96         00
    0410289029                           05           02/01/97          0
    0410289029                           O            01/01/12
    0


    1549732          560/824             F          139,400.00         ZZ
                                         360        139,269.39          1
    27555 ARLINGTON CT                 9.750          1,197.67         75
                                       9.250          1,197.67      185,900.00
    SOUTHFIELD       MI   48075          1            12/20/96         00
    280001549732                         05           02/01/97          0
    458643707                            O            01/01/27
    0


    1549735          560/824             F          125,200.00         ZZ
                                         360        125,112.71          1
    2436 OAK SPRINGS LANE             11.125          1,204.15         48
                                      10.625          1,204.15      265,000.00
    SAINT LOUIS      MO   63131          5            12/20/96         00
    280001549735                         05           02/01/97          0
    434588109                            O            01/01/27
    0
1




    1549740          686/824             F           55,800.00         ZZ
                                         360         55,773.41          1
    403 WEST 15TH STREET               9.650            475.32         90
                                       9.150            475.32       62,000.00
    COLUMBIA         TN   38401          5            01/24/97         23
    280001549740                         05           03/01/97          0
    817790983                            O            02/01/27
    0


    1549742          686/824             F           80,000.00         ZZ
                                         180         79,785.70          1
    3200 SALEM DRIVE                   8.850            804.30         29
                                       8.350            804.30      280,000.00
    SAN JOSE         CA   95127          5            01/17/97         00
    280001549742                         05           03/01/97          0
    030248408874                         O            02/01/12
    0


    1549746          560/824             F           76,875.00         ZZ
                                         360         76,806.68          1
    15508 127TH AVENUE EAST           10.000            674.64         75
                                       9.500            674.64      102,500.00
    PUYALLUP         WA   98374          5            12/03/96         00
    280001549746                         05           02/01/97          0
    450637251                            O            01/01/27
    0


    1549757          696/824             F           30,000.00         ZZ
                                         360         29,992.32          1
    3028 MONTROSE AVENUE              12.500            320.18         47
                                      12.000            320.18       64,000.00
    RICHMOND         VA   23222          5            01/17/97         00
    280001549757                         05           03/01/97          0
    9610030                              O            02/01/27
    0


    1549760          E22/824             F           78,300.00         ZZ
                                         360         78,249.71          1
    213 GALE PLACE                    11.500            775.40         90
                                      11.000            775.40       87,000.00
    WEST PALM BEACH  FL   33409          1            12/13/96         23
    0410253413                           05           02/01/97          0
    0410253413                           O            01/01/27
    0


    1549762          696/824             F           35,000.00         ZZ
                                         360         34,992.00          1
1


    3035 MONTROSE AVENUE              13.000            387.17         57
                                      12.500            387.17       62,000.00
    RICHMOND         VA   23222          5            01/17/97         00
    280001549762                         05           03/01/97          0
    9610031                              O            02/01/27
    0


    1549839          A80/824             F           78,200.00         ZZ
                                         360         78,173.60          1
    2480 NW 108TH STREET              11.250            759.53         85
                                      10.750            759.53       92,000.00
    MIAMI            FL   33167          1            01/23/97         23
    280001549839                         05           03/01/97          0
    9715333                              O            02/01/27
    0


    1549845          A80/824             F           44,100.00         ZZ
                                         360         44,079.42          1
    6580 SANTONA STREET                9.750            378.89         70
    #A14                               9.250            378.89       63,000.00
    CORAL GABLES     FL   33146          1            01/20/97         00
    280001549845                         01           03/01/97          0
    9750646                              N            02/01/27
    0


    1549866          E22/824             F           52,000.00         ZZ
                                         360         51,922.75          1
    14345 SW 57TH LANE                10.875            490.30         64
    UNIT # 5-7                        10.375            490.30       82,000.00
    MIAMI            FL   33183          1            10/24/96         00
    0410245674                           07           12/01/96          0
    0410245674                           O            11/01/26
    0


    1549883          208/824             F          150,000.00         ZZ
                                         360        149,880.26          1
    2582 AVENIDA DE ISIDRO            10.500          1,372.11         75
                                      10.000          1,372.11      200,000.00
    SANTA FE         NM   87505          5            12/30/96         00
    280001549883                         05           02/01/97          0
    34127                                O            01/01/27
    0


    1549940          696/824             F           76,075.00         ZZ
                                         360         76,049.31          1
    1029 LESLIE ANN DRIVE             11.250            738.89         85
                                      10.750            738.89       89,500.00
    RICHMOND         VA   23223          2            01/17/97         23
    280001549940                         05           03/01/97          0
1


    9610033                              O            02/01/27
    0


    1549973          G72/824             F           77,000.00         ZZ
                                         360         76,971.01          1
    1041 E MIDLAND RD                 10.750            718.78         87
                                      10.250            718.78       89,000.00
    BAY CITY         MI   48706          1            01/23/97         23
    280001549973                         05           03/01/97          0
    1549973                              O            02/01/27
    0


    1549999          A59/824             F           30,000.00         ZZ
                                         360         29,990.14          1
    1817 1ST AVENUE NORTH             11.375            294.23         60
                                      10.875            294.23       50,000.00
    GRAND FORKS      ND   58203          5            01/21/97         00
    280001549999                         05           03/01/97          0
    1549999                              O            02/01/27
    0


    1550034          A37/824             F           35,000.00         ZZ
                                         180         34,800.35          1
    8187 NORTHWAY LANE                12.650            434.81         25
                                      12.150            434.81      142,000.00
    HANOVER PARK     IL   60103          5            11/18/96         00
    280001550034                         05           01/01/97          0
    966N00026                            O            12/01/11
    0


    1550051          A01/824             F          110,500.00         ZZ
                                         240        110,212.44          1
    16433 EAST WILTSHIRE DRIVE        10.125          1,075.52         85
                                       9.625          1,075.52      130,000.00
    LOXAHATCHEE      FL   33470          2            12/12/96         23
    280001550051                         05           02/01/97          0
    W10045                               O            01/01/17
    0


    1550056          A01/824             F           45,000.00         ZZ
                                         360         44,967.75          1
    2112 JEFFERSON AVE.               11.000            428.55         70
                                      10.500            428.55       65,000.00
    KNOXVILLE        TN   37917          2            12/30/96         00
    280001550056                         05           02/01/97          0
    W10025                               N            01/01/27
    0


1


    1550083          757/824             F           80,000.00         ZZ
                                         360         79,966.44          1
    508 TOMAHAWK TRAIL                10.250            716.89         80
                                       9.750            716.89      100,000.00
    WOODSTOCK        GA   30188          5            01/03/97         00
    280001550083                         05           03/01/97          0
    2879609                              O            02/01/27
    0


    1550167          560/824             F           67,500.00         ZZ
                                         360         67,474.59          1
    271 HURD STREET                   10.750            630.10         75
                                      10.250            630.10       90,000.00
    MILAN            MI   48160          2            12/30/96         00
    280001550167                         05           03/01/97          0
    457476000                            O            02/01/27
    0


    1550183          562/562             F           75,000.00         ZZ
                                         180         74,660.80          4
    431 BROOKLYN AVENUE               10.750            840.72         75
                                      10.250            840.72      100,000.00
    BALDWIN          NY   11510          1            12/12/96         00
    528414                               05           02/01/97          0
    528414                               O            01/01/12
    0


    1550185          560/824             F           24,000.00         ZZ
                                         360         23,980.84          1
    1835 DAYTON                       10.500            219.54         74
                                      10.000            219.54       32,500.00
    SAGINAW          MI   48601          1            12/30/96         00
    280001550185                         05           02/01/97          0
    450612551                            O            01/01/27
    0


    1550187          562/562             F          200,000.00         ZZ
                                         360        199,891.18          4
    611 CARROLL STREET                12.250          2,095.80         50
                                      11.750          2,095.80      400,000.00
    BROOKLYN         NY   11215          5            12/13/96         00
    530436                               05           02/01/97          0
    530436                               O            01/01/27
    0


    1550188          971/824             F          153,950.00         ZZ
                                         360        153,887.16          1
    4008 S KILLARNEY WAY              10.375          1,393.87         90
                                       9.875          1,393.87      171,065.00
1


    AURORA           CO   80013          1            01/27/97         23
    280001550188                         03           03/01/97          0
    9610621                              O            02/01/27
    0


    1550201          562/562             F          142,500.00         ZZ
                                         360        142,341.94          1
    211 CREST DRIVE                   10.875          1,343.62         75
                                      10.375          1,343.62      190,000.00
    PARAMUS          NJ   07652          5            11/27/96         00
    528208                               05           01/01/97          0
    528208                               O            12/01/26
    0


    1550206          E44/824             F          175,000.00         ZZ
                                         360        175,000.00          1
    1805 EAST SUNNYDALE LANE           9.625          1,487.48         67
                                       9.125          1,487.48      263,000.00
    SALT LAKE CITY   UT   84108          5            02/11/97         00
    280001550206                         05           04/01/97          0
    11665255                             O            03/01/27
    0


    1550252          562/562             F           45,000.00         ZZ
                                         360         44,975.51          1
    122-05 HILLSIDE AVENUE            12.250            471.56         38
                                      11.750            471.56      120,000.00
    RICHMOND HILL    NY   11418          5            12/11/96         00
    529115                               05           02/01/97          0
    529115                               O            01/01/27
    0


    1550493          A59/824             F           89,600.00         ZZ
                                         360         89,567.17          1
    19909 DASSEL LANE                 10.875            844.83         70
                                      10.375            844.83      128,000.00
    ROGERS           MN   55374          5            01/31/97         00
    280001550493                         05           03/01/97          0
    1550493                              O            02/01/27
    0


    1550624          A01/824             F          100,000.00         ZZ
                                         360         99,887.46          1
    2077 STONEBROOK LANE               8.875            795.64         80
                                       8.375            795.64      125,000.00
    UPLAND           CA   91784          1            12/24/96         00
    280001550624                         03           02/01/97          0
    96123142                             O            01/01/27
    0
1




    1550651          387/824             F          372,400.00         ZZ
                                         360        371,800.00          1
    5875 KILLARNEY CIRCLE             11.550          3,702.06         80
                                      11.050          3,702.06      465,514.00
    SAN JOSE         CA   95138          1            09/13/96         00
    280001550651                         03           11/01/96          0
    803932                               O            10/01/26
    0


    1550697          E22/824             F           57,500.00         ZZ
                                         360         57,456.51          1
    905 BLUFF  STREET                 10.750            536.75         59
                                      10.250            536.75       98,000.00
    BELLEVUE         NE   68005          5            12/26/96         00
    0410203905                           05           02/01/97          0
    0410203905                           N            01/01/27
    0


    1550802          830/824             F          100,000.00         ZZ
                                         360         99,964.35          1
    4345 SOUTH 3425 WEST              11.000            952.32         78
                                      10.500            952.32      129,000.00
    WEST VALLEY      UT   84119          5            01/22/97         00
    280001550802                         05           03/01/97          0
    529100                               O            02/01/27
    0


    1550818          721/824             F           50,000.00         ZZ
                                         360         49,981.17          2
    4311 GRAND AVENUE SOUTH           10.750            466.75         43
                                      10.250            466.75      118,000.00
    MINNEAPOLIS      MN   55409          5            01/31/97         00
    280001550818                         05           03/01/97          0
    7810015542                           N            02/01/27
    0


    1550853          F25/824             F          205,000.00         ZZ
                                         360        205,000.00          1
    24 LYNBROOK AVENUE                10.500          1,875.22         53
                                      10.000          1,875.22      387,500.00
    POINT LOOKOUT    NY   11569          2            02/11/97         00
    280001550853                         05           04/01/97          0
    R9610027                             O            03/01/27
    0


    1550864          387/824             F           36,500.00         ZZ
                                         180         36,395.76          1
1


    7835 INTERNATIONAL ROAD           10.500            333.88         50
                                      10.000            333.88       74,000.00
    NILAND           CA   92256          5            07/25/96         00
    280001550864                         05           09/01/96          0
    794552                               O            08/01/11
    0


    1550865          387/824             F           88,900.00         ZZ
                                         360         88,288.46          1
    1338 TRAZADO AVENUE               10.750            829.86         70
                                      10.250            829.86      127,000.00
    SALINAS          CA   93906          5            09/25/95         00
    280001550865                         05           11/01/95          0
    550285                               O            10/01/25
    0


    1550882          387/824             F           63,750.00         ZZ
                                         360         63,336.22          1
    347 EAST ORANGE AVENUE            10.250            571.26         75
                                       9.750            571.26       85,000.00
    EL CENTRO        CA   92243          5            12/20/95         00
    280001550882                         05           02/01/96          0
    565432                               O            01/01/26
    0


    1550902          387/824             F          138,750.00         ZZ
                                         180        137,968.77          1
    4508 STONEYHAVEN WAY               9.500          1,166.69         74
                                       9.000          1,166.69      187,500.00
    SAN JOSE         CA   95111          5            03/21/96         00
    280001550902                         05           05/01/96          0
    766329                               O            04/01/11
    0


    1550913          560/824             F          241,500.00         ZZ
                                         360        241,326.97          1
    7123 S ROBB STREET                11.000          2,299.87         70
                                      10.500          2,299.87      345,000.00
    LITTLETON        CO   80127          5            12/23/96         00
    280001550913                         03           02/01/97          0
    435179007                            O            01/01/27
    0


    1550943          387/824             F          168,750.00         ZZ
                                         360        168,421.68          1
    6844 EAST MILAGRO AVENUE          10.680          1,566.38         80
                                      10.180          1,566.38      210,990.00
    MESA             AZ   85208          1            09/30/96         00
    280001550943                         03           11/01/96          0
1


    0000820852                           O            10/01/26
    0


    1550960          387/824             F          145,600.00         ZZ
                                         360        144,946.37          1
    10912 ATKINSON AVENUE             11.000          1,386.58         80
                                      10.500          1,386.58      182,000.00
    INGLEWOOD        CA   90303          5            08/12/96         00
    280001550960                         05           10/01/96          0
    0000806166                           O            09/01/26
    0


    1550973          387/824             F           75,000.00         ZZ
                                         180         74,612.57          1
    40455 HIGHWAY 41                  10.750            700.11         56
                                      10.250            700.11      136,000.00
    OAKHURST         CA   93644          5            01/04/96         00
    280001550973                         05           03/01/96          0
    567099                               O            02/01/11
    0


    1550976          387/824             F           90,560.00         ZZ
                                         180         90,241.64          1
    2400 CAMPFIRE CREEK DRIVE         10.750            845.37         81
                                      10.250            845.37      113,000.00
    ARLINGTON        TX   76018          1            06/06/96         23
    280001550976                         05           07/01/96          0
    788620                               O            06/01/11
    0


    1550981          387/824             F           92,950.00         T
                                         180         92,565.72          1
    305 WEST 6TH STREET               10.500            850.25         65
                                      10.000            850.25      143,000.00
    TUSTIN           CA   92680          5            04/17/96         00
    280001550981                         05           06/01/96          0
    0000770727                           O            05/01/11
    0


    1550988          180/824             F           67,600.00         ZZ
                                         360         67,600.00          1
    4455 XAVIER STREET                10.625            624.69         80
                                      10.125            624.69       84,500.00
    DENVER           CO   80212          5            02/05/97         00
    280001550988                         05           04/01/97          0
    4705398                              O            03/01/27
    0


1


    1550989          387/824             F          115,000.00         ZZ
                                         360        114,146.82          1
    9612 WOODFORD STREET               9.750            988.03         76
                                       9.250            988.03      152,000.00
    PICO RIVERA      CA   90660          5            11/28/95         00
    280001550989                         05           01/01/96          0
    565325                               O            12/01/25
    0


    1550991          387/824             F           45,500.00         ZZ
                                         180         45,207.33          1
    2010 EAST VASSAR AVENUE           10.500            416.21         70
                                      10.000            416.21       65,000.00
    FRESNO           CA   93703          5            11/27/95         00
    280001550991                         05           01/01/96          0
    564294                               N            12/01/10
    0


    1551006          387/824             F          118,250.00         ZZ
                                         180        117,658.14          1
    2441 CLARKSON AVENUE              10.500          1,081.68         74
                                      10.000          1,081.68      160,000.00
    SELMA            CA   93662          2            02/12/96         00
    280001551006                         05           04/01/96          0
    0000586669                           O            03/01/11
    0


    1551064          A01/824             F          174,400.00         ZZ
                                         360        173,246.81          1
    2592 GRANITE SPRINGS ROAD          9.125          1,418.98         75
                                       8.625          1,418.98      232,568.00
    RENO             NV   89509          1            03/21/96         00
    280001551064                         05           05/01/96          0
    VANHOOSE                             O            04/01/26
    0


    1551130          E22/824             F           35,750.00         ZZ
                                         360         35,725.06          2
    3729-3731 MATTISON AVENUE         11.125            343.84         65
                                      10.625            343.84       55,000.00
    FORT WORTH       TX   76107          5            12/30/96         00
    0410261531                           05           02/01/97          0
    0410261531                           N            01/01/27
    0


    1551146          E22/824             F           35,750.00         ZZ
                                         360         35,725.06          2
    3733-35 MATTISON AVE              11.125            343.84         65
                                      10.625            343.84       55,000.00
1


    FT WORTH         TX   76107          5            12/30/96         00
    0410261507                           05           02/01/97          0
    0410261507                           N            01/01/27
    0


    1551150          E22/824             F          173,000.00         ZZ
                                         360        172,931.25          1
    22626 LUPINE DRIVE                10.500          1,582.50         67
                                      10.000          1,582.50      260,000.00
    TORRANCE         CA   90505          5            01/07/97         00
    0410235683                           05           03/01/97          0
    0410235683                           O            02/01/27
    0


    1551189          E22/824             F           76,100.00         ZZ
                                         360         76,042.43          1
    121 AVILA COURT                   10.750            710.38         75
                                      10.250            710.38      101,500.00
    DAVENPORT        FL   33837          1            12/31/96         00
    0410198303                           03           02/01/97          0
    0410198303                           O            01/01/27
    0


    1551192          E22/824             F          149,600.00         ZZ
                                         360        149,483.75          1
    6909 WICKLOW DRIVE                10.625          1,382.45         80
                                      10.125          1,382.45      187,000.00
    BROWN SUMMIT     NC   27214          1            12/20/96         00
    0410257273                           05           02/01/97          0
    0410257273                           O            01/01/27
    0


    1551206          E22/824             F          148,500.00         ZZ
                                         360        148,416.93          1
    1618 EAST LAKE WAY                12.125          1,541.79         90
                                      11.625          1,541.79      165,000.00
    FORT LAUDERDALE  FL   33326          1            12/23/96         23
    0410336648                           05           02/01/97          0
    0410336648                           O            01/01/27
    0


    1551258          637/824             F          185,600.00         ZZ
                                         360        185,600.00          1
    3525 SW 136 AVE                   10.125          1,645.95         80
                                       9.625          1,645.95      232,000.00
    MIAMI            FL   33175          1            02/12/97         00
    280001551258                         05           04/01/97          0
    9455320                              O            03/01/27
    0
1




    1551325          808/824             F           56,250.00         ZZ
                                         360         56,230.47          1
    167 N OAK AVENUE                  11.125            541.01         71
                                      10.625            541.01       80,000.00
    OAKDALE          CA   95361          5            01/27/97         00
    280001551325                         05           03/01/97          0
    9404719                              O            02/01/27
    0


    1551341          E22/824             F           63,000.00         ZZ
                                         360         62,963.76          1
    82 HARMONY LANE                   12.000            648.03         90
                                      11.500            648.03       70,000.00
    EDINBURG         VA   22824          1            12/20/96         23
    280001551341                         05           02/01/97          0
    0410252878                           O            01/01/27
    0


    1551368          664/824             F           82,500.00         ZZ
                                         360         82,500.00          1
    505 ROSEWOOD COURT SOUTH          10.000            724.00         74
                                       9.500            724.00      112,000.00
    BUCKLEY          WA   98321          5            02/06/97         00
    280001551368                         05           04/01/97          0
    2261832                              O            03/01/27
    0


    1551369          F34/824             F           37,507.00         ZZ
                                         180         37,507.00          1
    3711 NW 9TH COURT                 10.950            425.13         58
                                      10.450            425.13       65,000.00
    FORT LAUDERDALE  FL   33311          5            02/11/97         00
    280001551369                         05           04/01/97          0
    9660711                              O            03/01/12
    0


    1551373          G41/824             F           88,000.00         ZZ
                                         360         88,000.00          1
    802 LAUBER ROAD                   10.625            813.21         74
                                      10.125            813.21      120,000.00
    WEST GOSHEN TOW  PA   19380          5            02/13/97         00
    280001551373                         05           04/01/97          0
    60000109                             O            03/01/27
    0


    1551393          830/824             F           61,500.00         ZZ
                                         180         61,348.18          1
1


    520 10TH STREET SE                 9.750            651.51         75
                                       9.250            651.51       83,000.00
    WASECA           MN   56093          5            01/27/97         00
    280001551393                         05           03/01/97          0
    529449                               O            02/01/12
    0


    1551883          E22/824             F           74,100.00         T
                                         360         74,052.40          1
    9874 NORTHWEST 57TH MANOR         11.500            733.81         75
                                      11.000            733.81       98,840.00
    CORAL SPRINGS    FL   33076          1            12/26/96         00
    0410253421                           07           02/01/97          0
    0410253421                           O            01/01/27
    0


    1551902          E59/824             F          100,000.00         ZZ
                                         360         99,922.28          1
    7534 DARTMOUTH AVENUE             10.625            924.10         69
                                      10.125            924.10      145,000.00
    RANCHO CUCAMONG  CA   91730          5            12/26/96         00
    280001551902                         05           02/01/97          0
    545949968                            O            01/01/27
    0


    1551912          E59/824             F           66,500.00         ZZ
                                         180         66,467.63          1
    2069 SOUTH KILSON DRIVE           12.750            722.66         70
                                      12.250            722.66       95,000.00
    SANTA ANA        CA   92704          1            12/03/96         00
    280001551912                         05           02/01/97          0
    545733514                            N            01/01/12
    0


    1551931          E22/824             F           52,500.00         ZZ
                                         360         52,464.38          1
    2544 PINE WOODS ROAD              11.250            509.91         80
                                      10.750            509.91       66,000.00
    QUICKSBURG       VA   22847          1            12/31/96         00
    0410336747                           05           02/01/97          0
    0410336747                           O            01/01/27
    0


    1552006          696/824             F           35,700.00         ZZ
                                         360         35,685.82          1
    4809 NORWOOD AVENUE               10.500            326.56         70
                                      10.000            326.56       51,000.00
    BALTIMORE        MD   21207          1            01/27/97         00
    280001552006                         05           03/01/97          0
1


    7020263                              N            02/01/27
    0


    1552008          696/824             F           42,000.00         ZZ
                                         360         41,983.31          1
    2538 DRUID HILL AVENUE            10.500            384.19         75
                                      10.000            384.19       56,000.00
    BALTIMORE        MD   21217          5            01/27/97         00
    280001552008                         05           03/01/97          0
    7020262                              N            02/01/27
    0


    1552009          696/824             F           51,750.00         ZZ
                                         360         51,729.43          1
    1732 N FULTON AVENUE              10.500            473.38         75
                                      10.000            473.38       69,000.00
    BALTIMORE        MD   21217          5            01/27/97         00
    280001552009                         05           03/01/97          0
    7020264                              N            02/01/27
    0


    1552023          E22/824             F           30,000.00         ZZ
                                         180         29,852.96          1
    931 NW 203RD STREET                9.875            320.09         22
                                       9.375            320.09      141,000.00
    MIAMI            FL   33169          5            12/26/96         00
    280001552023                         05           02/01/97          0
    0410253017                           O            01/01/12
    0


    1552038          E22/824             F           76,075.00         ZZ
                                         360         75,253.10          1
    20 KILGORE LANE                   11.750            767.91         85
                                      11.250            767.91       89,500.00
    PELL CITY        AL   35125          1            01/07/97         23
    0410338032                           05           03/01/97          0
    0410338032                           O            02/01/27
    0


    1552060          E22/824             F           91,200.00         T
                                         360         91,138.13          1
    268 WOODBURY PINES CIRCLE         11.250            885.79         75
                                      10.750            885.79      121,611.00
    ORLANDO          FL   32828          1            12/31/96         00
    0410255939                           03           02/01/97          0
    0410255939                           O            01/01/27
    0


1


    1552082          E44/824             F           67,500.00         ZZ
                                         360         67,469.33          1
    228 SOUTH 600 WEST                 9.875            586.14         90
                                       9.375            586.14       75,000.00
    PRICE            UT   84501          5            01/28/97         23
    280001552082                         05           03/01/97          0
    13111626                             O            02/01/27
    0


    1552180          757/824             F           39,500.00         ZZ
                                         240         39,391.32          1
    2410 HOOVER STREET                10.000            381.19         70
                                       9.500            381.19       56,500.00
    ALBANY           GA   31707          1            01/14/97         00
    280001552180                         05           03/01/97          0
    2879641                              N            02/01/17
    0


    1552467          757/824             F           39,000.00         ZZ
                                         240         38,946.95          1
    527 BOLT STREET                    9.750            369.93         75
                                       9.250            369.93       52,000.00
    GREENWOOD        SC   29646          5            01/16/97         00
    280001552467                         05           03/01/97          0
    2879401                              O            02/01/17
    0


    1552469          757/824             F           76,500.00         ZZ
                                         180         76,329.77          1
    3115 GATEWAY COURT                10.875            863.51         85
                                      10.375            863.51       90,000.00
    MACON            GA   31211          2            01/10/97         23
    280001552469                         05           03/01/97          0
    2876357                              O            02/01/12
    0


    1552489          450/824             F           52,800.00         ZZ
                                         360         52,779.02          1
    2942 ROUNDTREE BLVD               10.500            482.98         80
                                      10.000            482.98       66,000.00
    YPSILANTI TWP    MI   48197          1            01/31/97         00
    280001552489                         01           03/01/97          0
    4261640                              O            02/01/27
    0


    1552492          737/824             F           50,000.00         ZZ
                                         360         49,979.59          1
    3508 E GLENN STREET               10.375            452.70         63
                                       9.875            452.70       80,000.00
1


    TUCSON           AZ   85716          5            01/29/97         00
    280001552492                         05           03/01/97          0
    512272                               O            02/01/27
    0


    1552669          766/824             F          128,000.00         ZZ
                                         360        127,949.13          1
    11938 SW 79 TERR                  10.500          1,170.87         80
                                      10.000          1,170.87      160,000.00
    MIAMI            FL   33183          1            01/09/97         00
    280001552669                         05           03/01/97          0
    96SG1178                             O            02/01/27
    0


    1552676          E22/824             F           26,600.00         ZZ
                                         360         26,578.77          1
    3919 HUGGINS                      10.500            243.32         70
                                      10.000            243.32       38,000.00
    FLINT            MI   48506          5            01/03/97         00
    0410278089                           05           02/01/97          0
    0410278089                           N            01/01/27
    0


    1552716          B32/824             F           30,550.00         ZZ
                                         180         30,528.58          1
    1804 SNOW MEADOW LANE #101        11.100            293.25         65
                                      10.600            293.25       47,000.00
    BALTIMORE        MD   21209          1            12/24/96         00
    280001552716                         01           02/01/97          0
    923887                               O            01/01/12
    0


    1552729          B32/824             F          154,500.00         ZZ
                                         180        154,362.73          1
    1199 E 3RD STREET                 10.000          1,355.85         75
                                       9.500          1,355.85      206,000.00
    MORGANTOWN       WV   26505          5            12/31/96         00
    280001552729                         05           02/01/97          0
    923840                               O            01/01/12
    0


    1552790          E22/824             F           82,850.00         ZZ
                                         360         82,799.63          1
    208 BRACKENDALE LANE              11.750            836.30         85
                                      11.250            836.30       97,500.00
    EDMOND           OK   73003          5            12/26/96         23
    0410311781                           05           02/01/97          0
    0410311781                           O            01/01/27
    0
1




    1552796          B32/824             F           42,750.00         ZZ
                                         180         42,725.68          1
    2119 DRUID HILL AVENUE            12.050            441.38         75
                                      11.550            441.38       57,000.00
    BALTIMORE        MD   21217          5            12/11/96         00
    280001552796                         01           02/01/97          0
    923755                               O            01/01/12
    0


    1552835          450/824             F           41,250.00         ZZ
                                         180         41,250.00          1
    18227 BIRWOOD                      9.375            427.64         80
                                       8.875            427.64       52,000.00
    DETROIT          MI   48221          5            02/12/97         00
    280001552835                         05           04/01/97          0
    4279683                              O            03/01/12
    0


    1552842          E22/824             F           75,000.00         ZZ
                                         360         74,972.52          1
    7516 CLAY STREET                  10.875            707.17         63
                                      10.375            707.17      120,000.00
    WESTMINSTER      CO   80030          5            01/08/97         00
    0410311807                           05           03/01/97          0
    0410311807                           O            02/01/27
    0


    1552851          A59/824             F           15,000.00         ZZ
                                         120         14,928.84          1
    1001 11TH AVENUE SOUTH            10.500            202.41         54
    UNIT 6                            10.000            202.41       28,000.00
    HOPKINS          MN   55343          5            01/29/97         00
    280001552851                         01           03/01/97          0
    1552851                              N            02/01/07
    0


    1552870          771/824             F          140,000.00         ZZ
                                         360        140,000.00          1
    26 ERIE DRIVE                     10.625          1,293.74         79
                                      10.125          1,293.74      178,000.00
    SLINGERLANDS     NY   12159          1            02/13/97         00
    280001552870                         05           04/01/97          0
    970007G                              O            03/01/27
    0


    1552876          B32/824             F           33,000.00         ZZ
                                         360         32,958.82          4
1


    574 NEWCOMB STREET SE              8.375            250.83         34
                                       7.875            250.83       98,000.00
    WASHINGTON       DC   20032          5            12/20/96         00
    280001552876                         05           02/01/97          0
    923957                               O            01/01/27
    0


    1552907          B32/824             F           33,800.00         ZZ
                                         360         33,786.02          1
    1014 W CROSS STREET               13.470            386.36         65
                                      12.970            386.36       52,000.00
    BALTIMORE        MD   21230          5            12/27/96         00
    280001552907                         05           02/01/97          0
    923877                               O            01/01/27
    0


    1552920          B32/824             F           41,300.00         ZZ
                                         180         41,265.21          2
    7405 BEECH AVENUE                 10.250            370.09         70
                                       9.750            370.09       59,000.00
    BALTIMORE        MD   21206          1            12/31/96         00
    280001552920                         05           02/01/97          0
    923883                               N            01/01/12
    0


    1553042          560/824             F           38,500.00         ZZ
                                         360         38,483.85          1
    1723 WEST 110TH STREET            10.250            345.00         32
                                       9.750            345.00      123,000.00
    LOS ANGELES      CA   90047          5            01/15/97         00
    280001553042                         05           03/01/97          0
    458609203                            O            02/01/27
    0


    1553059          664/824             F          148,500.00         ZZ
                                         360        148,500.00          1
    28124 NE TOLT HILL ROAD           10.375          1,344.53         75
                                       9.875          1,344.53      198,000.00
    CARNATION        WA   98014          5            02/06/97         00
    280001553059                         05           04/01/97          0
    2261352                              N            03/01/27
    0


    1553072          664/824             F           56,000.00         ZZ
                                         360         56,000.00          1
    17211 NORTHEAST 45TH STREET       10.000            491.45         80
    #81                                9.500            491.45       70,000.00
    REDMOND          WA   98052          2            02/06/97         00
    280001553072                         01           04/01/97          0
1


    2261345                              O            03/01/27
    0


    1553160          B32/824             F          303,900.00         ZZ
                                         180        303,776.64          1
    916 BRASILENO COURT               13.550          3,492.87         80
                                      13.050          3,492.87      379,900.00
    VIRGINIA BEACH   VA   23456          1            12/31/96         00
    280001553160                         05           02/01/97          0
    923775                               O            01/01/12
    0


    1553569          E22/824             F           68,500.00         ZZ
                                         360         68,476.23          1
    409 MARY DRIVE                    11.125            658.82         85
                                      10.625            658.82       81,000.00
    RUIDOSO          NM   88345          2            01/09/97         23
    0410312052                           05           03/01/97          0
    0410312052                           O            02/01/27
    0


    1553604          E22/824             F           27,450.00         ZZ
                                         360         27,440.47          1
    106 STANFORD CIRCLE               11.125            264.01         90
                                      10.625            264.01       30,500.00
    OMAHA            NE   68108          1            01/22/97         23
    0410204754                           05           03/01/97          0
    0410204754                           O            02/01/27
    0


    1553698          G72/824             F           37,350.00         ZZ
                                         360         37,337.39          1
    634 HIGH STREET                   11.250            362.77         75
                                      10.750            362.77       49,800.00
    LANCASTER        PA   17603          1            02/07/97         00
    280001553698                         05           03/01/97          0
    1553698                              N            02/01/27
    0


    1553776          455/824             F           40,200.00         ZZ
                                         180         40,107.37          1
    1795 MELROSE DRIVE SW             10.500            444.38         60
                                      10.000            444.38       67,000.00
    ATLANTA          GA   30310          5            01/08/97         00
    280001553776                         05           03/01/97          0
    53952                                O            02/01/12
    0


1


    1553779          A80/824             F           81,800.00         ZZ
                                         360         81,763.81          1
    15490 SW 148TH TERRACE            10.000            717.86         70
                                       9.500            717.86      116,900.00
    MIAMI            FL   33196          1            01/31/97         00
    280001553779                         03           03/01/97          0
    9715352                              O            02/01/27
    0


    1553942          G32/824             F           66,500.00         ZZ
                                         180         66,500.00          1
    3528 BUCK AVENUE                   9.750            704.48         60
                                       9.250            704.48      112,000.00
    JOLIET           IL   60435          5            02/07/97         00
    280001553942                         05           04/01/97          0
    1000032                              O            03/01/12
    0


    1553960          696/824             F           50,400.00         ZZ
                                         360         50,400.00          1
    ROUTE 2 BOX 495                   10.500            461.03         80
                                      10.000            461.03       63,000.00
    GALAX            VA   24333          2            02/17/97         00
    280001553960                         05           04/01/97          0
    9640036                              O            03/01/27
    0


    1553996          A52/824             F           73,600.00         ZZ
                                         240         73,600.00          1
    6104 41ST STREET                  10.500            734.81         80
                                      10.000            734.81       92,000.00
    TUSCALOOSA       AL   35401          5            02/10/97         00
    280001553996                         05           04/01/97          0
    186698                               O            03/01/17
    0


    1554092          E22/824             F           25,800.00         ZZ
                                         360         25,779.94          4
    2312-2314 ST ANTHONY ST           10.625            238.42         60
                                      10.125            238.42       43,000.00
    NEW ORLEANS      LA   70116          5            01/03/97         00
    0410310239                           05           02/01/97          0
    0410310239                           N            01/01/27
    0


    1554097          E22/824             F           32,250.00         ZZ
                                         360         32,224.94          4
    2033 ST ANTHONY ST                10.625            298.02         75
                                      10.125            298.02       43,000.00
1


    NEW ORLEANS      LA   70116          5            01/03/97         00
    0410310247                           05           02/01/97          0
    0410310247                           N            01/01/27
    0


    1554204          921/921             F          106,250.00         ZZ
                                         180        105,158.71          1
    820 REDWOOD COURT                 11.950          1,271.77         85
                                      11.450          1,271.77      125,000.00
    BELLVUE          CO   80512          5            12/11/96         23
    275610                               05           02/01/97          0
    275610                               O            01/01/12
    0


    1554237          757/824             F           63,000.00         ZZ
                                         360         62,975.62          1
    208 BLAKE TERRACE                 10.625            582.19         73
                                      10.125            582.19       86,900.00
    WARNER ROBINS    GA   31088          1            01/21/97         00
    280001554237                         05           03/01/97          0
    2879740                              O            02/01/27
    0


    1554243          F34/824             F           31,386.00         ZZ
                                         180         31,316.65          1
    2800 NW 151 TERRACE               10.950            355.75         53
                                      10.450            355.75       60,000.00
    OPA LOCKA        FL   33054          5            02/12/97         00
    280001554243                         05           03/18/97          0
    9760009                              O            02/18/12
    0


    1554298          560/824             F           26,150.00         ZZ
                                         360         26,139.88          1
    150 GOODING STREET                10.625            241.66         45
                                      10.125            241.66       59,000.00
    LOCKPORT         NY   14094          5            01/17/97         00
    280001554298                         05           03/01/97          0
    456450006                            N            02/01/27
    0


    1554454          776/824             F          130,500.00         ZZ
                                         360        130,181.93          1
    11420 LEFLOSS AVENUE              10.500          1,193.74         90
                                      10.000          1,193.74      145,000.00
    NORWALK AREA     CA   90650          1            08/27/96         23
    280001554454                         05           10/01/96          0
    6134504                              O            09/01/26
    0
1




    1554637          E22/824             F           58,500.00         ZZ
                                         360         58,481.30          1
    820 NW 83 TERRACE                 11.500            579.32         90
                                      11.000            579.32       65,000.00
    MIAMI            FL   33150          5            01/14/97         23
    0410338800                           05           03/01/97          0
    0410338800                           O            02/01/27
    0


    1554741          E22/824             F           80,900.00         ZZ
                                         360         80,877.49          1
    2426 BLIND POND AVE               12.125            839.94         90
                                      11.625            839.94       89,900.00
    LUTZ             FL   33549          1            01/10/97         23
    0410338578                           05           03/01/97          0
    0410338578                           O            02/01/27
    0


    1554777          A52/824             F           43,000.00         ZZ
                                         180         43,000.00          1
    2805 HICKORY STREET                9.500            449.02         63
                                       9.000            449.02       69,000.00
    CANTON           GA   30114          5            02/13/97         00
    280001554777                         05           04/01/97          0
    UNKNOWN                              O            03/01/12
    0


    1554791          E22/824             F          185,400.00         ZZ
                                         360        185,333.89          1
    8405 ESTATES DRIVE NE             11.000          1,765.61         73
                                      10.500          1,765.61      255,000.00
    ALBUQUERQUE      NM   87122          2            01/17/97         00
    0410321616                           05           03/01/97          0
    0410321616                           O            02/01/27
    0


    1554875          696/824             F          142,500.00         ZZ
                                         360        142,500.00          1
    7937 OAK ROAD                      9.625          1,211.23         75
                                       9.125          1,211.23      190,000.00
    PASADENA         MD   21122          5            02/13/97         00
    280001554875                         05           04/01/97          0
    7030233                              O            03/01/27
    0


    1554901          B96/824             F           33,675.00         ZZ
                                         360         33,675.00          1
1


    1649 FULTON AVENUE                11.500            333.48         75
                                      11.000            333.48       44,900.00
    BIRMINGHAM       AL   35211          1            02/17/97         00
    280001554901                         05           04/01/97          0
    1554901                              O            03/01/27
    0


    1554902          B96/824             F          124,000.00         ZZ
                                         360        124,000.00          1
    2619 LINGER LANE                  11.500          1,227.97         80
                                      11.000          1,227.97      155,500.00
    BIRMINGHAM       AL   35226          1            02/11/97         00
    280001554902                         05           04/01/97          0
    1554902                              O            03/01/27
    0


    1554905          721/824             F           57,600.00         ZZ
                                         360         57,600.00          1
    901 W VILLAGE CIRCLE SE            9.500            484.34         80
                                       9.000            484.34       72,000.00
    ROCHESTER        MN   55904          5            02/19/97         00
    280001554905                         05           04/01/97          0
    7810015290                           O            03/01/27
    0


    1554993          E22/824             F          158,000.00         ZZ
                                         360        157,948.10          1
    301 DEVONSHIRE DRIVE              11.375          1,549.61         85
                                      10.875          1,549.61      185,900.00
    FRANKLIN         TN   37064          1            01/24/97         23
    0410294656                           03           03/01/97          0
    0410294656                           O            02/01/27
    0


    1555001          A01/824             F           73,000.00         ZZ
                                         360         72,972.51          1
    1256 CHRISTIAN COURT              10.750            681.45         85
                                      10.250            681.45       86,000.00
    VIRGINIA BEACH   VA   23464          5            01/27/97         23
    280001555001                         05           03/01/97          0
    CASHWELL                             O            02/01/27
    0


    1555016          E22/824             F          147,500.00         ZZ
                                         360        147,444.46          1
    378 SOUTH CRANBROOK ROAD          10.750          1,376.89         78
                                      10.250          1,376.89      189,500.00
    BLOOMFIELD HILL  MI   48301          5            01/16/97         00
    0410338933                           05           03/01/97          0
1


    0410338933                           O            02/01/27
    0


    1555076          A01/824             F           66,000.00         ZZ
                                         360         65,979.48          1
    1473 JAMES STREET                 11.625            659.90         60
                                      11.125            659.90      110,000.00
    WOODBURN         OR   97071          5            01/23/97         00
    280001555076                         05           03/01/97          0
    RYDER                                O            02/01/27
    0


    1555079          E22/824             F           63,700.00         ZZ
                                         360         63,679.07          1
    5823 SW 61ST STREET               11.375            624.75         70
                                      10.875            624.75       91,000.00
    MIAMI            FL   33143          5            01/16/97         00
    0410252043                           05           03/01/97          0
    0410252043                           O            02/01/27
    0


    1555209          E22/824             F           38,500.00         ZZ
                                         360         38,488.67          1
    1932 SW GARFIELD AVENUE           11.875            392.32         70
                                      11.375            392.32       55,000.00
    LAWTON           OK   73501          5            01/29/97         00
    0410312318                           05           03/01/97          0
    0410312318                           N            02/01/27
    0


    1555212          E22/824             F           50,900.00         ZZ
                                         360         50,880.84          1
    705 ROAMING ROAD                  10.750            475.14         75
                                      10.250            475.14       67,900.00
    ALLEN            TX   75002          1            01/29/97         00
    0410355507                           05           03/01/97          0
    0410355507                           N            02/01/27
    0


    1555358          E78/824             F           58,500.00         ZZ
                                         180         58,471.17          1
    1128 SOUTH 34TH STREET             9.490            491.47         65
                                       8.990            491.47       90,000.00
    TACOMA           WA   98408          5            01/22/97         00
    280001555358                         05           03/01/97          0
    964162                               O            02/01/12
    0


1


    1555364          201/824             F          119,250.00         ZZ
                                         360        119,208.62          1
    29 SMITH STREET                   11.125          1,146.93         54
                                      10.625          1,146.93      224,000.00
    BABYLON          NY   11702          5            01/24/97         00
    280001555364                         05           03/01/97          0
    2400946998                           O            02/01/27
    0


    1555392          E78/824             F           35,368.00         ZZ
                                         180         35,293.71          1
    8805 SOUTH 3760 WEST              11.490            412.94         27
                                      10.990            412.94      133,000.00
    WEST JORDAN      UT   84088          5            01/03/97         00
    280001555392                         05           03/01/97          0
    964354                               O            02/01/12
    0


    1555394          E78/824             F           19,000.00         ZZ
                                         180         18,921.74          1
    109 SOUTH NORMA AVENUE            11.750            224.98         22
                                      11.250            224.98       90,000.00
    MILLIKEN         CO   80543          5            12/19/96         00
    280001555394                         05           02/01/97          0
    964228                               O            01/01/12
    0


    1555397          E78/824             F           40,300.00         ZZ
                                         180         40,224.91          1
    14313 WEST WESLEY CIRCLE          12.750            503.28         18
                                      12.250            503.28      225,000.00
    LAKEWOOD         CO   80228          1            01/03/97         00
    280001555397                         05           03/01/97          0
    964371                               N            02/01/12
    0


    1555399          E78/824             F           21,000.00         ZZ
                                         180         20,917.34          1
    4429 EL CAMINO DRIVE              12.230            255.15         17
                                      11.730            255.15      124,000.00
    CHEYENNE         WY   82009          5            12/23/96         00
    280001555399                         05           02/01/97          0
    964196                               O            01/01/12
    0


    1555400          E78/824             F           27,000.00         ZZ
                                         180         26,942.00          1
    440 SOUTH COLEMAN                 11.250            311.13         22
                                      10.750            311.13      125,500.00
1


    TOOELE           UT   84074          5            01/24/97         00
    280001555400                         05           03/01/97          0
    971104                               O            02/01/12
    0


    1555584          B68/824             F           65,600.00         ZZ
                                         180         65,575.96          1
    1272 MODOC STREET                 10.875            618.54         80
                                      10.375            618.54       82,000.00
    SPRINGFIELD      OR   97477          5            01/10/97         00
    280001555584                         05           03/01/97          0
    118026028                            O            02/01/12
    0


    1555699          766/824             F          141,600.00         ZZ
                                         360        141,555.98          1
    17089 BONEFISH LANE WEST          11.625          1,415.77         60
                                      11.125          1,415.77      236,000.00
    SUGARLOAF KEY    FL   33042          5            01/21/97         00
    280001555699                         05           03/01/97          0
    96SG1161                             O            02/01/27
    0


    1555838          948/824             F           44,200.00         ZZ
                                         180         44,187.00          1
    436 SOUTH MAIN                    11.875            450.40         65
                                      11.375            450.40       68,000.00
    GARLAND          UT   84312          5            01/22/97         00
    280001555838                         05           03/01/97          0
    23768                                O            02/01/12
    0


    1555843          948/824             F          233,750.00         ZZ
                                         180        233,664.35          1
    4016 NORTH WILLIAMS AVENUE        10.875          2,204.01         85
                                      10.375          2,204.01      275,000.00
    CLAREMONT        CA   91711          2            01/18/97         23
    280001555843                         05           03/01/97          0
    23583                                O            02/01/12
    0


    1555854          948/824             F           43,450.00         ZZ
                                         180         43,437.91          1
    5505 BRAMLAGE COURT               12.125            451.12         90
                                      11.625            451.12       48,300.00
    JENNINGS         MO   63136          5            01/21/97         23
    280001555854                         05           03/01/97          0
    23765                                O            02/01/12
    0
1




    1555857          921/921             F           73,200.00         ZZ
                                         180         73,043.46          1
    10 EUSTACE DRIVE                  11.300            845.84         60
                                      10.800            845.84      122,000.00
    WEST HARTFORD    CT   06110          5            01/03/97         00
    418038                               05           03/01/97          0
    418038                               O            02/01/12
    0


    1555890          948/824             F           39,000.00         ZZ
                                         180         38,984.89          1
    7001 EDISON AVENUE                13.750            454.39         65
                                      13.250            454.39       60,000.00
    ST LOUIS         MO   63121          5            12/24/96         00
    280001555890                         05           02/01/97          0
    21380                                O            01/01/12
    0


    1555898          948/824             F          128,650.00         ZZ
                                         180        128,588.36          1
    844 EAST GLEN LYN DRIVE            9.625          1,093.52         90
                                       9.125          1,093.52      143,000.00
    AZUSA            CA   91702          2            01/24/97         23
    280001555898                         05           03/01/97          0
    23967                                O            02/01/12
    0


    1555911          948/824             F           87,000.00         ZZ
                                         180         86,964.48          1
    584 23RD AVENUE NORTHWEST         10.375            787.71         64
                                       9.875            787.71      137,000.00
    NEW BRIGHTON     MN   55112          5            01/24/97         00
    280001555911                         05           03/01/97          0
    23689                                O            02/01/12
    0


    1555915          A91/824             F          101,250.00         T
                                         360        101,250.00          1
    3 SANDPIPER WALK                   8.875            805.59         75
                                       8.375            805.59      135,000.00
    OCEAN RIDGE      NY   11782          1            02/07/97         00
    280001555915                         05           04/01/97          0
    1555915                              O            03/01/27
    0


    1555917          766/824             F          152,000.00         ZZ
                                         360        151,936.26          1
1


    1100 NW 130 TERR                  10.250          1,362.07         80
                                       9.750          1,362.07      190,000.00
    SUNRISE          FL   33323          1            01/29/97         00
    280001555917                         05           03/01/97          0
    96DA0578                             O            02/01/27
    0


    1555929          948/824             F           43,200.00         ZZ
                                         180         43,087.00          1
    7332 WEST HACA CIRCLE             10.750            403.27         80
                                      10.250            403.27       54,000.00
    ARIZONA CITY     AZ   85223          1            01/10/97         00
    280001555929                         05           03/01/97          0
    23642                                O            02/01/12
    0


    1555930          948/824             F           35,000.00         ZZ
                                         180         34,985.70          1
    ROUTE 2 BOX 78                    10.375            316.90         60
                                       9.875            316.90       59,000.00
    FORDLAND         MO   65652          5            01/27/97         00
    280001555930                         05           03/01/97          0
    23491                                O            02/01/12
    0


    1555931          948/824             F           88,766.00         ZZ
                                         180         88,735.19          1
    4116 POPPY GLEN ROAD              11.125            853.74         85
                                      10.625            853.74      104,431.00
    SALIDA           CA   95368          1            01/28/97         23
    280001555931                         05           03/01/97          0
    21303                                O            02/01/12
    0


    1555935          562/562             F           50,000.00         ZZ
                                         360         49,981.17          1
    345 SOUTH 13TH STREET             10.750            466.75         34
                                      10.250            466.75      150,000.00
    LINDENHURST      NY   11757          5            01/03/97         00
    530576                               05           03/01/97          0
    530576                               O            02/01/27
    0


    1555936          562/562             F           70,950.00         ZZ
                                         360         70,869.12          1
    110-07 14TH ROAD                  10.750            662.31         75
                                      10.250            662.31       94,640.00
    COLLEGE POINT    NY   11356          1            11/06/96         00
    527119                               05           01/01/97          0
1


    527119                               O            12/01/26
    0


    1555937          163/824             F          261,000.00         ZZ
                                         360        260,376.91          1
    718 JONES CREEK                    8.625          2,030.04         85
                                       8.125          2,030.04      310,000.00
    EVANS            GA   30809          2            09/30/96         14
    280001555937                         03           12/01/96         12
    56517037                             O            11/01/26
    0


    1555938          562/562             F           90,000.00         ZZ
                                         360         89,926.20          1
    3426 EDSON AVENUE                 10.375            814.87         63
                                       9.875            814.87      145,000.00
    BRONX            NY   10469          5            12/31/96         00
    528646                               05           02/01/97          0
    528646                               O            01/01/27
    0


    1555939          163/824             F          261,000.00         ZZ
                                         360        260,408.20          1
    8216 STONE TRAIL DRIVE             8.875          2,076.63         80
                                       8.375          2,076.63      330,000.00
    BETHESDA         MD   20817          2            10/17/96         00
    280001555939                         05           12/01/96          0
    371070291                            O            11/01/26
    0


    1555941          562/562             F           69,150.00         ZZ
                                         360         69,085.71          2
    174 OGDEN AVENUE                  13.000            764.94         69
                                      12.500            764.94      101,400.00
    KEARNEY          NJ   07032          1            10/29/96         00
    525196                               05           12/01/96          0
    525196                               O            11/01/26
    0


    1555942          562/562             F          111,750.00         ZZ
                                         360        111,660.77          2
    130-14 131ST AVENUE               10.500          1,022.23         75
                                      10.000          1,022.23      149,000.00
    SOUTH OZONE PAR  NY   11420          1            12/23/96         00
    527754                               05           02/01/97          0
    527754                               O            01/01/27
    0


1


    1555943          562/562             F          127,500.00         ZZ
                                         360        127,303.84          1
    226 DUCK POND DRIVE               10.375          1,154.40         75
                                       9.875          1,154.40      170,000.00
    WANTAGH          NY   11793          5            12/03/96         00
    526061                               05           02/01/97          0
    526061                               O            01/01/27
    0


    1555973          E22/824             F           45,000.00         ZZ
                                         360         44,982.12          1
    3258 BINYON STREET                10.500            411.63         90
                                      10.000            411.63       50,000.00
    FORT WORTH       TX   76133          1            01/31/97         23
    0410320980                           05           03/01/97          0
    0410320980                           O            02/01/27
    0


    1556066          637/824             F           88,800.00         ZZ
                                         360         88,761.75          1
    8490 WEST 11200 NORTH             10.125            787.50         75
                                       9.625            787.50      119,000.00
    TREMONTON        UT   84337          5            01/15/97         00
    280001556066                         05           03/01/97          0
    9235367                              O            02/01/27
    0


    1556210          F22/824             F           14,350.00         ZZ
                                         360         14,345.66          1
    735 SOUTH CECIL STREET            11.750            144.85         46
                                      11.250            144.85       31,500.00
    PHILADELPHIA     PA   19143          5            01/13/97         00
    280001556210                         05           03/01/97          0
    62000226                             N            02/01/27
    0


    1556267          F22/824             F          122,500.00         ZZ
                                         360        122,442.85          1
    5135 70TH PLACE                    9.750          1,052.46         85
                                       9.250          1,052.46      145,000.00
    HYATTSVILLE      MD   20784          2            01/10/97         23
    280001556267                         05           03/01/97          0
    70005260                             O            02/01/27
    0


    1556322          G72/824             F           25,000.00         ZZ
                                         180         25,000.00          1
    1700 PULASKI                      10.500            276.35         72
                                      10.000            276.35       35,000.00
1


    BAY CITY         MI   48708          5            02/21/97         00
    280001556322                         05           04/01/97          0
    1556322                              O            03/01/12
    0


    1556336          G92/824             F          224,700.00         ZZ
                                         180        224,615.41          1
    2152 LAKE MARIE DRIVE             10.750          2,097.53         90
                                      10.250          2,097.53      250,000.00
    SANTA MARIA      CA   93455          5            01/24/97         23
    280001556336                         05           03/01/97          0
    384449126                            O            02/01/12
    0


    1556340          F22/824             F           72,000.00         ZZ
                                         360         71,974.33          1
    1257 LOCUST STREET                11.000            685.67         80
                                      10.500            685.67       90,000.00
    CHICO            CA   95928          5            01/08/97         00
    280001556340                         05           03/01/97          0
    75000433                             O            02/01/27
    0


    1556438          776/824             F           63,000.00         ZZ
                                         360         62,893.01          1
    HCR 4, BOX 210, JOSEPH PLAINS      8.875            501.26         59
                                       8.375            501.26      106,850.00
    COTTONWOOD       ID   83522          2            11/01/96         00
    280001556438                         05           01/01/97          0
    2538034                              O            12/01/26
    0


    1556462          G92/824             F           22,000.00         ZZ
                                         180         21,958.02          1
    903 LANEWOOD DRIVE                12.500            271.15          9
                                      12.000            271.15      259,000.00
    SAN JOSE         CA   95125          5            01/10/97         00
    280001556462                         05           03/01/97          0
    527786530                            O            02/01/12
    0


    1556533          766/824             F          259,700.00         ZZ
                                         360        259,582.01          1
    12455 SW 47TH STREET               9.875          2,255.10         70
                                       9.375          2,255.10      371,000.00
    MIAMI            FL   33175          5            01/27/97         00
    280001556533                         05           03/01/97          0
    97020025                             O            02/01/27
    0
1




    1556672          A52/824             F           63,700.00         ZZ
                                         180         63,700.00          1
    1942 NORTH OAK DR                  9.125            650.83         70
                                       8.625            650.83       91,000.00
    LAWRENCEVILLE    GA   30244          5            02/28/97         00
    280001556672                         05           04/01/97          0
    189444                               O            03/01/12
    0


    1556840          F22/824             F          107,250.00         ZZ
                                         360        107,203.80          1
    6653 GREEN ASH COURT              10.125            951.12         72
                                       9.625            951.12      151,000.00
    SPRINGFIELD      VA   22152          5            01/24/97         00
    280001556840                         09           03/01/97          0
    7900014                              O            02/01/27
    0


    1556895          F22/824             F          119,650.00         ZZ
                                         360        119,604.95          1
    4240 SW 135TH AVENUE              10.750          1,116.91         89
                                      10.250          1,116.91      135,000.00
    MIAMI            FL   33175          5            01/09/97         23
    280001556895                         05           03/01/97          0
    68005810                             O            02/01/27
    0


    1556918          F22/824             F           20,000.00         ZZ
                                         360         19,992.67          1
    104 WESTERN AVENUE                10.875            188.58         33
                                      10.375            188.58       62,000.00
    SILVERTON        ID   83867          5            01/21/97         00
    280001556918                         05           03/01/97          0
    75000447                             N            02/01/27
    0


    1556922          F22/824             F          109,800.00         ZZ
                                         360        109,771.10          1
    185 VALLEY ROAD                   12.375          1,161.21         90
                                      11.875          1,161.21      122,000.00
    PLYMOUTH         MA   02360          1            01/10/97         23
    280001556922                         05           03/01/97          0
    71000020                             O            02/01/27
    0


    1556923          766/824             F          179,000.00         ZZ
                                         360        179,000.00          1
1


    8600 SW 118 STREET                10.375          1,620.68         80
                                       9.875          1,620.68      226,000.00
    MIAMI            FL   33156          5            02/07/97         00
    280001556923                         05           04/01/97          0
    97SG0043                             O            03/01/27
    0


    1556929          766/824             F           30,000.00         ZZ
                                         180         29,935.55          1
    12920 W GOLF DRIVE                11.250            345.70         60
                                      10.750            345.70       50,000.00
    MIAMI            FL   33167          2            01/30/97         00
    280001556929                         05           03/01/97          0
    97SG0014                             O            02/01/12
    0


    1556931          766/824             F           48,900.00         ZZ
                                         360         48,900.00          1
    3944 NE 167 STREET                11.375            479.59         70
    #104                              10.875            479.59       69,900.00
    NORTH MIAMI BEA  FL   33160          1            02/06/97         00
    280001556931                         01           04/01/97          0
    97020033                             O            03/01/27
    0


    1556933          F22/824             F           54,600.00         ZZ
                                         360         54,577.11          1
    3002 EAST BRINKLEY DRIVE          10.250            489.27         70
                                       9.750            489.27       78,000.00
    SPRING LAKE      NC   28390          2            01/10/97         00
    280001556933                         05           03/01/97          0
    70005287                             N            02/01/27
    0


    1556952          F22/824             F           74,400.00         ZZ
                                         360         74,321.82          1
    3006 VERMONT AVENUE               11.125            715.57         80
                                      10.625            715.57       93,000.00
    BALTIMORE        MD   21227          5            11/22/96         00
    280001556952                         05           01/01/97          0
    73058486                             O            12/01/26
    0


    1556996          F22/824             F           24,000.00         ZZ
                                         360         23,992.74          1
    4909 NORTH 18TH STREET            11.750            242.26         60
                                      11.250            242.26       40,500.00
    PHILADELPHIA     PA   19141          5            01/27/97         00
    280001556996                         05           03/01/97          0
1


    62000262                             O            02/01/27
    0


    1556997          F22/824             F           55,250.00         ZZ
                                         360         55,229.75          1
    3115 COTTMAN AVENUE               10.875            520.95         78
                                      10.375            520.95       71,000.00
    PHILADELPHIA     PA   19149          5            01/14/97         00
    280001556997                         05           03/01/97          0
    620000267                            O            02/01/27
    0


    1557054          F22/824             F           34,000.00         ZZ
                                         360         33,988.20          1
    328 WEST 15TH STREET              11.125            327.01         85
                                      10.625            327.01       40,000.00
    CHESTER          PA   19013          1            01/30/97         23
    280001557054                         05           03/01/97          0
    620000250                            O            02/01/27
    0


    1557497          E22/824             F           99,400.00         ZZ
                                         360         99,400.00          1
    1000 W 31 STREET                  10.875            937.23         70
                                      10.375            937.23      142,000.00
    HIALEAH          FL   33012          5            02/07/97         00
    0410340343                           05           04/01/97          0
    0410340343                           O            03/01/27
    0


    1557509          696/824             F           76,500.00         ZZ
                                         360         76,500.00          1
    11008 SASSAFRAS DRIVE             11.250            743.01         85
                                      10.750            743.01       90,000.00
    HOPEWELL         VA   23860          5            02/24/97         23
    280001557509                         05           04/01/97          0
    9610039                              O            03/01/27
    0


    1557542          G72/824             F           32,000.00         ZZ
                                         360         32,000.00          1
    313 KING ST                       10.500            292.72         75
                                      10.000            292.72       43,000.00
    BAY CITY         MI   48706          5            02/24/97         00
    280001557542                         05           04/01/97          0
    1557542                              O            03/01/27
    0


1


    1557625          560/824             F           52,000.00         ZZ
                                         360         51,975.73          1
    2054 62 PLACE SOUTH                9.750            446.77         70
                                       9.250            446.77       75,000.00
    ST PETERSBERG    FL   33712          5            01/29/97         00
    280001557625                         05           03/01/97          0
    458461803                            O            02/01/27
    0


    1557630          560/824             F          108,800.00         ZZ
                                         360        108,756.76          1
    3206 NE 134TH AVENUE              10.500            995.24         80
                                      10.000            995.24      136,000.00
    VANCOUVER        WA   98682          5            01/24/97         00
    280001557630                         05           03/01/97          0
    457774909                            O            02/01/27
    0


    1557635          A01/824             F           97,500.00         ZZ
                                         360         97,500.00          1
    11819 49TH STREET NORTH           10.500            891.88         75
                                      10.000            891.88      130,000.00
    ROYAL PALM BEAC  FL   33411          2            02/05/97         00
    280001557635                         05           04/01/97          0
    R10050                               O            03/01/27
    0


    1559046          560/824             F          151,200.00         ZZ
                                         360        151,119.53          1
    102 ROYAL CHASE DRIVE              9.125          1,230.22         80
                                       8.625          1,230.22      189,000.00
    PELHAM           AL   35124          1            01/30/97         00
    280001559046                         05           03/01/97          0
    458633104                            O            02/01/27
    0


    1559059          E22/824             F          101,950.00         ZZ
                                         360        101,950.00          1
    450 TALBERT AVENUE                10.875            961.28         60
                                      10.375            961.28      170,000.00
    SIMI VALLEY      CA   93065          5            02/10/97         00
    0410292866                           05           04/01/97          0
    0410292866                           O            03/01/27
    0


    1559275          E22/824             F           64,500.00         ZZ
                                         360         64,500.00          1
    701 HARLAN STREET                 10.250            577.99         75
    UNIT # 50E                         9.750            577.99       86,000.00
1


    LAKEWOOD         CO   80214          1            02/14/97         00
    0410323331                           01           04/01/97          0
    0410323331                           O            03/01/27
    0


    1559463          H39/H39             A           35,000.00         ZZ
                                         180         34,900.30          1
    15645 NORTHEAST 94TH STREET       13.000            387.17         45
                                      11.000            346.71       78,000.00
    ELK RIVER        MN   55330          5            01/22/96         00
    960004                               05           03/01/96          0
    960004                               O            02/01/11
    0


    1559465          H39/H39             A           85,000.00         ZZ
                                         180         84,896.66          1
    14085 205TH STREET NORTH          13.900          1,000.42         57
                                      12.400            933.96      150,000.00
    SCANDIA          MN   55073          5            01/26/96         00
    960012                               05           03/01/96          0
    960012                               O            02/01/11
    0


    1559466          H39/H39             A           44,000.00         ZZ
                                         180         43,827.33          1
    215 BARRY AVENUE S, #314          11.900            449.21         80
                                      10.900            432.46       55,000.00
    WAYZATA          MN   55391          5            02/19/96         00
    960024                               01           04/01/96          0
    960024                               O            03/01/11
    0


    1559467          H39/H39             A           92,000.00         ZZ
                                         180         91,725.93          1
    14485 80TH STREET SOUTH           12.900          1,010.52         80
                                      12.400          1,010.52      115,000.00
    DENMARK TOWNSHI  MN   55033          5            02/22/96         00
    960026                               05           04/01/96          0
    960026                               O            03/01/11
    0


    1559468          H39/H39             A          109,500.00         ZZ
                                         180        107,833.95          1
    8115 129TH COURT                  10.400            993.46         72
                                       9.400            945.04      153,000.00
    APPLE VALLEY     MN   55124          5            03/22/96         00
    960039                               05           05/01/96          0
    960039                               O            04/01/11
    0
1




    1559469          H39/H39             A           84,800.00         ZZ
                                         180         84,574.33          1
    978 121ST LANE NORTHWEST          12.300            891.89         80
                                      11.050            843.25      106,000.00
    COON RAPIDS      MN   55433          5            06/07/96         00
    960043                               05           07/01/96          0
    960043                               O            06/01/11
    0


    1559470          H39/H39             A           85,000.00         ZZ
                                         180         84,696.76          1
    31478 JACKSON ROAD NORTHEAST      11.400            835.27         67
                                      10.400            803.24      128,000.00
    ISANTI TOWNSHIP  MN   55008          2            04/24/96         00
    960059                               05           06/01/96          0
    960059                               O            05/01/11
    0


    1559471          H39/H39             A           72,000.00         ZZ
                                         180         69,955.59          1
    2130 SAPPHIRE LANE                12.500            768.43         78
                                      11.500            728.01       93,000.00
    EAGAN            MN   55122          5            04/24/96         00
    960062                               05           06/01/96          0
    960062                               O            05/01/11
    0


    1559472          H39/H39             A          100,000.00         ZZ
                                         180         99,727.05          1
    2812 30TH AVENUE SOUTH            10.400            907.27         80
                                       9.900            870.43      125,000.00
    MINNEAPOLIS      MN   55406          5            04/25/96         00
    960063                               05           06/01/96          0
    960063                               O            05/01/11
    0


    1559473          H39/H39             A          305,000.00         ZZ
                                         180        303,789.16          1
    29 SCOTCH PINE ROAD               10.900          2,881.56         80
                                       9.900          2,767.88      385,000.00
    NORTH OAKS       MN   55127          5            04/25/96         00
    960064                               05           06/01/96          0
    960064                               O            05/01/11
    0


    1559474          H39/H39             A          109,275.00         ZZ
                                         180        109,094.61          1
1


    5255 FRANCE AVENUE SOUTH          15.100          1,390.46         78
                                      13.600          1,303.72      141,000.00
    MINNEAPOLIS      MN   55410          1            05/10/96         00
    960073                               05           06/01/96          0
    960073                               O            05/01/11
    0


    1559475          H39/H39             A           60,000.00         ZZ
                                         180         59,825.76          1
    335 CASE AVENUE                   11.900            612.55         80
                                      10.650            578.39       75,000.00
    ST. PAUL         MN   55101          1            05/29/96         00
    960091                               05           07/01/96          0
    960091                               N            06/01/11
    0


    1559476          H39/H39             A           48,000.00         ZZ
                                         180         47,897.35          1
    2224 ELLIOTT AVENUE SOUTH         12.600            516.01         80
                                      11.600            497.52       60,000.00
    MINNEAPOLIS      MN   55404          1            06/18/96         00
    960102                               05           08/01/96          0
    960102                               O            07/01/11
    0


    1559477          H39/H39             A           40,000.00         ZZ
                                         180         39,985.10          1
    4989 VERDE VALLEY ROAD            10.800            374.90         31
                                      10.300            374.90      130,000.00
    ANOKA            MN   55303          5            06/12/96         00
    960103                               05           08/01/96          0
    960103                               O            07/01/11
    0


    1559478          H39/H39             A          100,000.00         ZZ
                                         180         99,851.59          1
    35884 COUNTY ROAD #1              13.600          1,153.29         80
                                      12.350          1,094.74      126,000.00
    ST. CLOUD        MN   56303          1            07/26/96         00
    960141                               05           09/01/96          0
    960141                               O            08/01/11
    0


    1559479          H39/H39             F          150,400.00         ZZ
                                         180        150,112.63          1
    2176 ST. CLAIR AVENUE             12.350          1,587.67         80
                                      11.850          1,587.67      188,000.00
    ST. PAUL         MN   55105          5            07/26/96         00
    960143                               05           09/01/96          0
1


    960143                               O            08/01/11
    0


    1559480          H39/H39             A           96,000.00         ZZ
                                         180         95,858.88          1
    9210 140TH STREET NORTHWEST       13.600          1,107.15         80
                                      12.600          1,069.62      120,000.00
    SOUTH HAVEN      MN   55382          5            07/30/96         00
    960148                               05           09/01/96          0
    960148                               O            08/01/11
    0


    1559482          H39/H39             A           81,200.00         ZZ
                                         180         80,978.96          1
    13808 NORTHWOOD DRIVE NW          10.800            761.04         80
                                       9.800            730.84      101,500.00
    ANDOVER          MN   55304          5            08/02/96         00
    960151                               05           09/01/96          0
    960151                               O            08/01/11
    0


    1559483          H39/H39             A           40,000.00         ZZ
                                         240         14,493.25          1
    HIRAN TOWNSHIP FIRE #3554         10.800            407.44         65
                                      10.300            407.44       62,000.00
    HACKENSACK       MN   56452          5            08/09/96         00
    960155                               05           09/01/96          0
    960155                               O            08/01/16
    0


    1559486          H39/H39             F           70,500.00         ZZ
                                         180         70,353.79          4
    2442 GRAND AVENUE SOUTH           11.250            684.74         58
                                      10.750            684.74      123,000.00
    MINNEAPOLIS      MN   55409          1            08/23/96         00
    960169                               05           10/01/96          0
    960169                               O            09/01/11
    0


    1559487          H39/H39             A           92,000.00         ZZ
                                         180         59,851.00          1
    7449 WEST 126TH STREET            10.800            862.26         80
                                      10.300            562.23      115,000.00
    SAVAGE           MN   55378          1            08/23/96         23
    960170                               05           10/01/96          0
    960170                               N            09/01/11
    0


1


    1559489          H39/H39             A          104,000.00         ZZ
                                         180        103,762.33          1
    4693 CENTERVILLE ROAD             10.800            974.73         78
                                      10.300            974.73      134,000.00
    WHITE BEAR LAKE  MN   55110          1            09/11/96         00
    960184                               05           10/01/96          0
    960184                               O            09/01/11
    0


    1559490          H39/H39             F          104,000.00         ZZ
                                         180        103,871.89          1
    25775 SLOTH STREET                13.600          1,199.42         80
                                      13.100          1,199.42      130,000.00
    ZIMMERMAN        MN   55398          1            09/11/96         00
    960185                               05           10/01/96          0
    960185                               O            09/01/11
    0


    1559493          H39/H39             F           92,250.00         ZZ
                                         180         92,155.84          1
    8909 WEST RIVER ROAD              13.600          1,063.91         75
                                      13.100          1,063.91      123,000.00
    BROOKLYN PARK    MN   55444          5            09/20/96         00
    960195                               05           11/01/96          0
    960195                               O            10/01/11
    0


    1559494          H39/H39             A           84,800.00         ZZ
                                         360         84,694.07          1
    1715 HOWARD STREET N.             12.700            918.21         80
                                      12.200            918.21      106,000.00
    MAPLEWOOD        MN   55109          5            09/23/96         00
    960197                               05           11/01/96          0
    960197                               O            10/01/26
    0


    1559495          H39/H39             A           68,000.00         ZZ
                                         180         67,913.09          1
    652 4TH AVENUE SOUTH              12.600            731.02         80
                                      12.100            731.02       85,000.00
    SOUTH ST PAUL    MN   55075          5            10/11/96         00
    960198                               05           11/01/96          0
    960198                               O            10/01/11
    0


    1559496          H39/H39             A           69,600.00         ZZ
                                         180         69,507.05          1
    1240 WASHBURN AVENUE NORTH        12.400            737.41         80
                                      11.900            737.41       87,000.00
1


    MINNEAPOLIS      MN   55411          1            10/16/96         00
    960200                               05           11/01/96          0
    960200                               O            10/01/11
    0


    1559497          H39/H39             A           40,000.00         ZZ
                                         180         39,959.20          1
    2638 GIRARD AVENUE NORTH          13.600            461.31         80
                                      13.100            461.31       50,000.00
    MINNEAPOLIS      MN   55411          1            10/03/96         00
    960203                               05           11/01/96          0
    960203                               O            10/01/11
    0


    1559498          H39/H39             A           61,000.00         ZZ
                                         180         60,937.78          1
    3065 SOUTH HOLLY STREET           13.600            703.50         71
                                      13.100            703.50       86,000.00
    CAMBRIDGE        MN   55008          5            10/07/96         00
    960207                               05           11/01/96          0
    960207                               O            10/01/11
    0


    1559499          H39/H39             A           76,800.00         ZZ
                                         180         76,737.67          1
    6920 UPTON AVENUE SOUTH           13.600            885.72         80
                                      13.100            885.72       96,000.00
    RICHFIELD        MN   55423          2            10/21/96         00
    960214                               05           12/01/96          0
    960214                               O            11/01/11
    0


    1559501          H39/H39             A           55,200.00         ZZ
                                         180         55,123.78          1
    2385 STEWART AVENUE               15.100            702.39         80
                                      14.600            702.39       69,000.00
    ST. PAUL         MN   55116          1            10/21/96         00
    960216                               05           12/01/96          0
    960216                               O            11/01/11
    0


    1559503          H39/H39             A           42,000.00         ZZ
                                         180         41,955.36          1
    997 CARROLL AVENUE                12.400            444.99         80
                                      11.900            444.99       52,500.00
    ST PAUL          MN   55104          1            11/05/96         00
    960223                               05           12/01/96          0
    960223                               O            11/01/11
    0
1




    1559504          H39/H39             A           43,200.00         ZZ
                                         180         43,164.92          1
    963 3RD STREET EAST               13.600            498.22         80
                                      13.100            498.22       54,000.00
    ST PAUL          MN   55106          5            10/31/96         00
    960224                               05           12/01/96          0
    960224                               O            11/01/11
    0


    1559505          H39/H39             A           44,000.00         ZZ
                                         360         43,961.76          1
    2113 SLOAN STREET                 13.300            497.07         51
                                      12.800            497.07       87,000.00
    MAPLEWOOD        MN   55117          5            10/31/96         00
    960225                               05           12/01/96          0
    960225                               O            11/01/26
    0


    1559506          H39/H39             A          119,000.00         ZZ
                                         180        118,867.73          1
    8683 SHADYVIEW COURT NORTH        12.200          1,242.40         85
                                      11.700          1,242.40      140,000.00
    MAPLE GROVE      MN   55311          5            11/01/96         23
    960227                               05           12/01/96          0
    960227                               O            11/01/11
    0


    1559507          H39/H39             A           83,600.00         ZZ
                                         180         83,520.29          1
    9549 3RD AVENUE SOUTH             12.400            885.75         80
                                      11.900            885.75      104,500.00
    BLOOMINGTON      MN   55420          5            11/01/96         00
    960228                               05           12/01/96          0
    960228                               O            11/01/11
    0


    1559508          H39/H39             A           67,125.00         ZZ
                                         180         67,086.39          1
    10596 STINSON AVENUE WEST         15.100            854.13         75
                                      14.600            854.13       89,500.00
    CHISAGO CITY     MN   55013          5            11/04/96         00
    960229                               05           12/01/96          0
    960229                               O            11/01/11
    0


    1559509          H39/H39             F           44,625.00         ZZ
                                         180         44,583.04          1
1


    3459 LYNDALE AVENUE NORTH         12.950            491.90         75
                                      12.450            491.90       59,500.00
    MINNEAPOLIS      MN   55412          1            11/08/96         00
    960236                               05           12/01/96          0
    960236                               N            11/01/11
    0


    1559510          H39/H39             A           56,960.00         ZZ
                                         180         56,908.20          1
    620 SOUTHWEST 15TH STREET         13.100            634.55         80
                                      12.600            634.55       71,200.00
    WILLMAR          MN   56201          1            11/14/96         00
    960241                               05           12/01/96          0
    960241                               O            11/01/11
    0


    1559511          H39/H39             A          154,000.00         ZZ
                                         180        153,824.99          1
    1110 CLIFFORD DRIVE               12.100          1,595.93         80
                                      11.600          1,595.93      193,000.00
    KASOTA           MN   56050          1            11/15/96         00
    960242                               05           12/01/96          0
    960242                               O            11/01/11
    0


    1559512          H39/H39             A           91,500.00         ZZ
                                         180         90,901.93          1
    15981 NORTH HILLCREST COURT       11.200          1,051.51         55
                                      10.700          1,051.51      169,000.00
    EDEN PRAIRIE     MN   55346          5            11/15/96         00
    960243                               05           01/01/97          0
    960243                               O            12/01/11
    0


    1559513          H39/H39             A          105,600.00         ZZ
                                         180        105,516.22          1
    1851 210TH AVENUE NORTHEAST       12.400          1,118.84         80
                                      11.900          1,118.84      132,000.00
    EAST BETHEL      MN   55011          5            11/18/96         00
    960245                               05           01/01/97          0
    960245                               O            12/01/11
    0


    1559514          H39/H39             A          100,000.00         ZZ
                                         180         99,905.30          1
    7382 ALADDIN AVENUE NORTHWEST     11.600            997.93         80
                                      11.100            997.93      125,000.00
    BUFFALO          MN   55313          1            11/19/96         00
    960247                               05           01/01/97          0
1


    960247                               O            12/01/11
    0


    1559515          H39/H39             A          115,000.00         ZZ
                                         180        114,922.05          1
    1833 FAIRMONT AVENUE              13.100          1,281.12         76
                                      12.600          1,281.12      152,000.00
    ST. PAUL         MN   55105          5            11/20/96         00
    960250                               05           01/01/97          0
    960250                               O            12/01/11
    0


    1559517          H39/H39             A           55,250.00         ZZ
                                         180         55,214.99          1
    3614 GIRARD AVENUE NORTH          13.400            628.50         81
                                      12.900            628.50       69,000.00
    MINNEAPOLIS      MN   55408          1            11/22/96         23
    960253                               05           01/01/97          0
    960253                               O            12/01/11
    0


    1559518          H39/H39             F           39,000.00         ZZ
                                         180         38,981.88          1
    1615 SHERIDAN AVENUE NORTH        12.950            429.89         75
                                      12.450            429.89       52,000.00
    MINNEAPOLIS      MN   55425          5            12/23/96         00
    960278                               05           02/01/97          0
    960278                               N            01/01/12
    0


    1559519          H39/H39             A           88,000.00         ZZ
                                         180         87,946.72          1
    9755 201ST WEST                   13.600          1,014.89         78
                                      13.100          1,014.89      114,000.00
    LAKEVILLE        MN   55044          1            11/25/96         00
    960256                               05           01/01/97          0
    960256                               O            12/01/11
    0


    1559520          H39/H39             A           42,400.00         ZZ
                                         180         42,374.34          1
    327 11TH STREET SOUTH             13.600            488.99         80
                                      13.100            488.99       53,000.00
    SAUK RAPIDS      MN   56379          1            11/27/96         00
    960258                               05           01/01/97          0
    960258                               O            12/01/11
    0


1


    1559521          H39/H39             A           36,000.00         ZZ
                                         180         35,936.15          1
    MARIE AVENUE, BOX 54              15.100            458.08         60
                                      14.600            488.99       60,000.00
    AKEKLEY          MN   56433          5            12/06/96         00
    960261                               05           01/01/97          0
    960261                               O            12/01/11
    0


    1559522          H39/H39             A           40,000.00         ZZ
                                         180         39,975.79          1
    718 6TH STREET SOUTHWEST          13.600            461.31         51
                                      13.100            461.31       79,900.00
    WILLMAR          MN   56201          5            12/10/96         00
    960264                               05           01/01/97          0
    960264                               O            12/01/11
    0


    1559523          H39/H39             F          171,000.00         ZZ
                                         180        170,948.54          1
    1125 THIRD STREET                 14.850          2,141.70         75
                                      14.350          2,141.70      230,000.00
    HUDSON           WI   54016          5            12/16/96         00
    960267                               05           02/01/97          0
    960267                               O            01/01/12
    0


    1559524          H39/H39             A           45,000.00         ZZ
                                         180         44,979.77          1
    5700 BRYANT AVENUE                13.100            501.31         62
                                      12.600            501.31       73,500.00
    BROOKLYN CENTER  MN   55430          5            12/17/96         00
    960269                               05           02/01/97          0
    960269                               O            01/01/12
    0


    1559525          H39/H39             A           48,000.00         ZZ
                                         180         47,973.00          1
    3415 & 3425 EAST LAKE STREET      12.100            497.43         60
                                      11.600            497.43       80,000.00
    ORONO            MN   55356          5            12/19/96         00
    960274                               05           02/01/97          0
    960274                               O            01/01/12
    0


    1559526          H39/H39             A          102,400.00         ZZ
                                         180        102,353.97          1
    5316 BLOOMINGTON AVENUE SOUTH     13.100          1,140.76         80
                                      12.600          1,140.76      128,000.00
1


    MINNEAPOLIS      MN   55417          5            12/20/96         00
    960276                               05           02/01/97          0
    960276                               O            01/01/12
    0


    1559527          H39/H39             F           95,900.00         ZZ
                                         180         95,855.40          1
    11259 NORTHSHORE DR.              12.950          1,057.10         70
                                      12.450          1,057.10      137,000.00
    SPICER           MN   56288          5            12/27/96         23
    960280                               05           02/01/97          0
    960280                               O            01/01/12
    0


    1559528          H39/H39             A           53,200.00         ZZ
                                         180         53,178.64          1
    3751 DUPONT AVENUE NORTH          13.600            613.55         79
                                      13.100            613.55       68,000.00
    MINNEAPOLIS      MN   55412          1            12/31/96         00
    960281                               05           02/01/97          0
    960281                               O            01/01/12
    0


    1559534          H39/H39             A           58,400.00         ZZ
                                         180         58,370.63          4
    695 OHIO STREET                   12.600            627.81         80
                                      12.100            627.81       73,000.00
    ST. PAUL         MN   55107          1            01/03/97         00
    960282                               05           02/01/97          0
    960282                               O            01/01/12
    0


    1559535          H39/H39             A           42,000.00         ZZ
                                         180         41,993.79          1
    N5251 BRIDGEWOOD ROAD             14.900            527.71         70
                                      14.400            527.71       60,000.00
    SHEBOYGAN FALLS  WI   53085          5            02/23/96         23
    961003                               05           04/01/96          0
    961003                               O            03/01/11
    0


    1559539          H39/H39             A           51,900.00         ZZ
                                         180         51,890.33          1
    1733 MARVIN COURT                 13.900            610.84         80
                                      13.400            610.84       64,900.00
    SHEBOYGAN        WI   53081          5            07/26/96         23
    961062                               05           09/01/96          0
    961062                               O            08/01/11
    0
1




    1559540          H39/H39             A           46,400.00         ZZ
                                         180         46,384.17          1
    5545 N. 36TH STREET               11.200            448.90         80
                                      10.700            448.90       58,000.00
    MILWAUKEE        WI   53209          5            08/23/96         23
    961072                               05           10/01/96          0
    961072                               O            09/01/11
    0


    1559541          H39/H39             A           72,000.00         ZZ
                                         180         71,870.46          1
    38702 60TH STREET                 11.900            735.06         80
                                      11.400            735.06       90,000.00
    BURLINGTON       WI   53105          5            09/04/96         00
    961080                               05           10/01/96          0
    961080                               O            09/01/11
    0


    1559542          H39/H39             A           42,400.00         ZZ
                                         180         41,963.01          1
    5272 NORTH 65TH STREET            11.900            506.15         80
                                      11.400            506.15       53,000.00
    MILWAUKEE        WI   53218          5            09/13/96         23
    961086                               05           11/01/96          0
    961086                               O            10/01/11
    0


    1559543          H39/H39             A           36,000.00         ZZ
                                         180         35,946.30          1
    1914 WEST EGGERT PLACE            11.900            429.75         67
                                      11.400            367.53       54,000.00
    MILWAUKEE        WI   53209          5            09/24/96         23
    961089                               05           11/01/96          0
    961089                               O            10/01/11
    0


    1559544          H39/H39             A           72,500.00         ZZ
                                         180         72,456.49          1
    N378 HUBBLETON ROAD               15.900            969.10         50
                                      15.400            969.10      145,000.00
    WATERLOO         WI   53594          5            09/24/96         23
    961092                               05           11/01/96          0
    961092                               O            10/01/11
    0


    1559545          H39/H39             A           38,000.00         ZZ
                                         180         37,921.51          1
1


    504 WASHINGTON COURT              10.400            344.76         59
                                       9.900            344.76       65,000.00
    SHEBOYGAN        WI   53081          5            09/26/96         00
    961094                               05           11/01/96          0
    961094                               O            10/01/11
    0


    1559548          H39/H39             A           60,000.00         ZZ
                                         180         59,911.36          1
    621 CHESTNUT STREET               10.900            566.86         80
                                      10.400            566.86       75,000.00
    WEST BEND        WI   53095          5            10/25/96         00
    961102                               05           12/01/96          0
    961102                               O            11/01/11
    0


    1559549          H39/H39             A           60,000.00         ZZ
                                         180         59,928.75          1
    6832 NORTH 45TH STREET            11.900            612.55         80
                                      11.400            612.55       75,000.00
    MILWAUKEE        WI   53223          5            10/30/96         00
    961105                               05           12/01/96          0
    961105                               O            11/01/11
    0


    1559551          H39/H39             A           71,250.00         ZZ
                                         180         71,209.73          1
    929 NANCY LANE                    13.900            838.58         75
                                      13.400            838.58       95,000.00
    MADISON          WI   53704          5            11/15/96         00
    961109                               05           01/01/97          0
    961109                               O            12/01/11
    0


    1559552          H39/H39             A           50,000.00         ZZ
                                         180         49,960.34          1
    7166 WEST NASH AVENUE             12.400            529.75         80
                                      11.900            529.75       62,500.00
    MILWAUKEE        WI   53216          5            11/20/96         00
    961112                               05           01/01/97          0
    961112                               O            12/01/11
    0


    1559553          H39/H39             A           92,000.00         ZZ
                                         180         91,918.45          1
    7846 32ND AVENUE                  11.900            939.25         80
                                      11.400            939.25      115,000.00
    KENOSHA          WI   53142          5            11/20/96         00
    961113                               05           01/01/97          0
1


    961113                               O            12/01/11
    0


    1559554          H39/H39             A           58,800.00         ZZ
                                         180         58,747.89          2
    5100-02 NORTH 77TH STREET         11.900            600.30         80
                                      11.400            600.30       73,500.00
    MILWAUKEE        WI   53218          1            11/27/96         00
    961119                               05           01/01/97          0
    961119                               O            12/01/11
    0


    1559555          H39/H39             A           81,600.00         ZZ
                                         180         81,552.02          1
    817 12TH AVENUE                   11.900            833.07         80
                                      11.400            833.07      102,000.00
    UNION GROVE      WI   53182          5            12/19/96         00
    961125                               05           02/01/97          0
    961125                               O            01/01/12
    0


    1559556          H39/H39             A           51,425.00         ZZ
                                         180         51,394.09          1
    5132 NORTH 61ST STREET            11.800            521.06         85
                                      11.300            521.06       60,500.00
    MILWAUKEE        WI   53218          2            12/19/96         23
    961128                               05           02/01/97          0
    961128                               O            01/01/12
    0


    1559557          H39/H39             A          144,000.00         ZZ
                                         180        143,911.51          1
    2419 JUDITH LANE                  11.700          1,448.03         80
                                      11.200          1,448.03      180,000.00
    WAUKESHA         WI   53188          5            12/19/96         00
    961129                               05           02/01/97          0
    961129                               O            01/01/12
    0


    1559558          H39/H39             A           37,500.00         ZZ
                                         180         37,485.95          1
    3816 NORTH 22ND STREET            13.900            441.36         75
                                      13.400            441.36       50,000.00
    MILWAUKEE        WI   53206          5            12/23/96         23
    961134                               05           02/01/97          0
    961134                               O            01/01/12
    0


1


    1559559          H39/H39             A           47,600.00         ZZ
                                         180         47,571.40          1
    2132 HOWE STREET                  11.800            482.30         85
                                      11.300            482.30       56,000.00
    RACINE           WI   53403          5            01/02/97         23
    961141                               05           02/01/97          0
    961141                               O            01/01/12
    0


    1559561          H39/H39             A          104,800.00         ZZ
                                         180        102,729.72          1
    8312 JOHNSON CIRCLE               11.600          1,230.93         80
                                      10.600          1,198.47      131,000.00
    BLOOMINGTON      MN   55437          5            05/31/96         00
    962010                               05           07/01/96          0
    962010                               O            06/01/11
    0


    1559563          H39/H39             A          112,400.00         ZZ
                                         240        111,533.14          1
    ROUTE 2, BOX 261                  11.200          1,175.52         80
                                      10.200          1,040.22      140,500.00
    MONTGOMERY       MN   56069          5            06/24/96         23
    962014                               05           08/01/96          0
    962014                               O            07/01/16
    0


    1559564          H39/H39             F           49,300.00         ZZ
                                         180         49,196.48          1
    306 NORTH LEXINGTON PARKWAY       12.550            528.07         85
                                      12.050            528.07       58,000.00
    ST. PAUL         MN   55104          5            06/24/96         23
    962018                               05           08/01/96          0
    962018                               O            07/01/11
    0


    1559565          H39/H39             A          116,000.00         ZZ
                                         180        115,800.49          1
    20028 KENWOOD TRAIL               12.900          1,274.13         80
                                      11.900          1,229.23      145,000.00
    LAKEVILLE        MN   55044          5            07/25/96         23
    962042                               05           09/01/96          0
    962042                               O            08/01/11
    0


    1559566          H39/H39             A           82,000.00         ZZ
                                         180         81,827.93          1
    9239 RYAN PLACE                   12.000            843.46         77
                                      11.000            812.20      107,000.00
1


    LEXINGTON        MN   55014          5            07/25/96         00
    962043                               05           09/01/96          0
    962043                               O            08/01/11
    0


    1559567          H39/H39             A           68,000.00         ZZ
                                         180         67,866.37          1
    1470 RACINE AVENUE SOUTH          12.300            715.20         85
                                      11.300            689.14       80,000.00
    ST. CROIX BEACH  MN   55043          5            08/05/96         23
    962047                               05           09/01/96          0
    962047                               O            08/01/11
    0


    1559568          H39/H39             A           47,200.00         ZZ
                                         180         46,566.65          1
    121 ARIZONA STREET SOUTHEAST      12.900            594.09         80
                                      11.650            571.52       59,000.00
    LONSDALE         MN   55046          1            08/09/96         00
    962049                               05           09/01/96          0
    962049                               O            08/01/11
    0


    1559569          H39/H39             A           44,800.00         ZZ
                                         180         44,709.95          1
    17017 70TH STREET                 11.400            440.24         80
                                      10.900            440.34       56,000.00
    CLEAR LAKE       MN   55308          1            08/12/96         00
    962052                               05           10/01/96          0
    962052                               O            09/01/11
    0


    1559570          H39/H39             A           53,900.00         ZZ
                                         180         53,825.69          1
    7297 145TH AVENUE                 13.100            600.46         70
                                      12.600            600.46       77,000.00
    MILACA           MN   56353          5            08/14/96         00
    962055                               05           10/01/96          0
    962055                               O            09/01/11
    0


    1559571          H39/H39             A           72,800.00         ZZ
                                         240         72,364.96          1
    5125 52ND AVENUE NORTH            12.300            816.87         80
                                      11.800            816.87       91,000.00
    CRYSTAL          MN   55429          5            08/15/96         00
    962058                               05           10/01/96          0
    962058                               O            09/01/16
    0
1




    1559572          H39/H39             A          117,500.00         ZZ
                                         180        117,629.88          1
    332 WEST FLORAL DRIVE             11.600          1,172.57         70
                                      11.100            816.87      168,000.00
    SHOREVIEW        MN   55126          1            08/23/96         00
    962061                               05           10/01/96          0
    962061                               O            09/01/11
    0


    1559573          H39/H39             A          112,000.00         ZZ
                                         180        111,838.52          1
    24360 33RD AVENUE                 12.900          1,230.20         80
                                      12.400          1,230.20      140,000.00
    ST. CLOUD        MN   56301          5            08/26/96         00
    962062                               05           10/01/96          0
    962062                               O            09/01/11
    0


    1559574          H39/H39             A           96,000.00         ZZ
                                         180         94,933.49          1
    6540 CRAIG AVENUE                 13.100          1,220.96         80
                                      12.600          1,220.96      120,000.00
    INVER GROVE HEI  MN   55076          5            08/26/96         23
    962063                               05           10/01/96          0
    962063                               O            09/01/11
    0


    1559575          H39/H39             F          105,400.00         ZZ
                                         180        105,201.85          1
    600 GLENWOOD AVENUE EAST          11.700          1,059.88         85
                                      11.200          1,059.88      124,000.00
    BIG LAKE         MN   55309          5            08/26/96         23
    962065                               05           10/01/96          0
    962065                               O            09/01/11
    0


    1559576          H39/H39             A           72,000.00         ZZ
                                         180         71,870.46          1
    13766 GLENHURST AVENUE            11.900            735.06         80
                                      11.400            735.06       90,000.00
    SAVAGE           MN   55378          5            08/26/96         23
    962067                               05           10/01/96          0
    962067                               O            09/01/11
    0


    1559577          H39/H39             A          166,400.00         ZZ
                                         240        165,542.37          1
1


    8571 237TH STREET EAST            10.900          1,706.25         78
                                      10.400          1,572.11      215,000.00
    LAKEVILLE        MN   55044          5            09/17/96         00
    962076                               05           11/01/96          0
    962076                               O            10/01/16
    0


    1559578          H39/H39             A          174,400.00         ZZ
                                         360        174,025.97          1
    22654 EAST MARTIN LAKE DR. NE     11.700          1,753.73         80
                                      11.200          1,753.73      218,000.00
    STACY            MN   55079          5            09/27/96         00
    962079                               05           11/01/96          0
    962079                               O            10/01/26
    0


    1559579          H39/H39             A          240,000.00         ZZ
                                         180        239,641.91          1
    23235 TEXAS AVENUE                11.900          2,450.21         73
                                      11.400          2,450.21      330,000.00
    LAKEVILLE        MN   55044          5            09/20/96         23
    962080                               05           11/01/96          0
    962080                               O            10/01/11
    0


    1559580          H39/H39             A           48,000.00         ZZ
                                         180         47,951.00          1
    3756 FREEMONT AVENUE NORTH        13.600            553.58         79
                                      13.100            553.58       61,000.00
    MINNEAPOLIS      MN   55412          5            10/04/96         00
    962092                               05           11/01/96          0
    962092                               O            10/01/11
    0


    1559581          H39/H39             A           52,800.00         ZZ
                                         180         52,290.35          1
    1094 GALTIER STREET               12.600            654.21         80
                                      12.100            654.21       66,000.00
    ST. PAUL         MN   55117          5            10/04/96         00
    962093                               05           11/01/96          0
    962093                               O            10/01/11
    0


    1559582          H39/H39             A          113,050.00         ZZ
                                         180        112,935.07          1
    28904 KILKARE ROAD                12.600          1,215.31         85
                                      12.100          1,215.31      133,000.00
    DUNBURY          WI   54830          1            10/24/96         23
    962106                               05           12/01/96          0
1


    962106                               O            11/01/11
    0


    1559583          H39/H39             A          150,000.00         ZZ
                                         180        149,801.18          1
    27846 104TH STREET                11.400          1,474.00         60
                                      10.900          1,474.00      250,000.00
    ZIMMERMAN        MN   55398          1            10/31/96         00
    962114                               05           12/01/96          0
    962114                               O            11/01/11
    0


    1559584          H39/H39             A           76,000.00         ZZ
                                         360         75,908.07          1
    30722 119TH STREET                12.400            805.22         80
                                      11.400            805.22       95,500.00
    PRINCETON        MN   55371          1            11/06/96         00
    962120                               05           12/01/96          0
    962120                               O            11/01/26
    0


    1559585          H39/H39             A           52,800.00         ZZ
                                         180         52,733.00          1
    1235 SIXTH STREET EAST            11.600            526.91         81
                                      11.100            526.91       65,900.00
    ST PAUL          MN   55106          1            11/08/96         23
    962122                               05           12/01/96          0
    962122                               O            11/01/11
    0


    1559586          H39/H39             A           89,500.00         ZZ
                                         180         89,386.44          1
    647 131ST AVENUE NE               11.600            893.15         64
                                      11.100            893.15      142,000.00
    BLAINE           MN   55434          5            11/08/96         23
    962123                               05           12/01/96          0
    962123                               O            11/01/11
    0


    1559587          H39/H39             A           64,000.00         ZZ
                                         180         63,894.71          1
    1870 HINCKLEY STREET              10.400            580.65         69
                                       9.900            580.65       93,000.00
    WHITE BEAR LAKE  MN   55110          5            11/08/96         00
    962124                               05           12/01/96          0
    962124                               O            11/01/11
    0


1


    1559590          H39/H39             A           40,000.00         ZZ
                                         180         39,972.88          1
    1501 THOMAS AVENUE NORTH          13.100            445.61         77
                                      12.600            445.61       52,000.00
    MINNEAPOLIS      MN   55411          5            11/14/96         23
    962128                               05           01/01/97          0
    962128                               O            12/01/11
    0


    1559591          H39/H39             A          110,400.00         ZZ
                                         360        110,312.43          1
    22836 WAGON WHEEL LANE            12.400          1,169.69         80
                                      11.900          1,169.69      138,000.00
    CORCORAN         MN   55357          5            11/19/96         00
    962131                               05           01/01/97          0
    962131                               O            12/01/26
    0


    1559592          H39/H39             A          105,600.00         ZZ
                                         180        105,516.22          1
    3055 GLENDEN TERRACE              12.400          1,118.84         80
                                      11.900          1,118.84      132,000.00
    GOLDEN VALLEY    MN   55422          1            11/22/96         23
    962132                               05           01/01/97          0
    962132                               O            12/01/11
    0


    1559594          H39/H39             A           79,200.00         ZZ
                                         180         78,710.51          1
    7045 CENTERVILLE ROAD             11.800            940.37         80
                                      11.300            940.37       99,000.00
    CENTERVILLE      MN   55038          5            11/20/96         23
    962134                               05           01/01/97          0
    962134                               O            12/01/11
    0


    1559595          H39/H39             A          111,200.00         ZZ
                                         360        111,069.12          1
    ROUTE 1 BOX 107                   10.600          1,025.51         80
                                      10.100          1,025.51      139,000.00
    OSAKIS           MN   56360          1            11/25/96         00
    962135                               05           01/01/97          0
    962135                               O            12/01/26
    0


    1559596          H39/H39             A          191,000.00         ZZ
                                         168        190,765.30          1
    17024 229TH AVENUE                10.400          1,732.89         80
                                       9.900          1,732.89      239,000.00
1


    BIG LAKE         MN   55309          5            11/22/96         00
    962136                               05           01/01/97          0
    962136                               O            12/01/10
    0


    1559598          H39/H39             A           46,400.00         ZZ
                                         180         46,381.39          1
    1321 THOMAS AVENUE NORTH          13.600            535.12         80
                                      13.100            535.12       58,000.00
    MINNEAPOLIS      MN   55411          1            12/17/96         00
    962144                               05           02/01/97          0
    962144                               O            01/01/12
    0


    1559599          H39/H39             A          112,000.00         ZZ
                                         180        111,876.43          1
    17176 WEAVER LAKE DRIVE           10.900          1,058.15         77
                                      10.400          1,058.15      146,000.00
    MAPLE GROVE      MN   55311          5            12/09/96         00
    962145                               05           01/01/97          0
    962145                               O            12/01/11
    0


    1559600          H39/H39             A           84,400.00         ZZ
                                         180         84,069.94          1
    14830 CROW RIVER DRIVE            12.300          1,029.29         80
                                      11.800          1,029.29      106,000.00
    ROGERS           MN   55374          2            12/16/96         00
    962151                               05           02/01/97          0
    962151                               O            01/01/12
    0


    1559601          H39/H39             A          178,500.00         ZZ
                                         180        178,410.19          1
    19250 COUNTY ROAD 40              12.600          1,918.92         80
                                      12.100          1,918.92      225,000.00
    BELLE PLAINE     MN   56011          5            12/18/96         00
    962155                               05           02/01/97          0
    962155                               O            01/01/12
    0


    1559602          H39/H39             A           67,400.00         ZZ
                                         180         67,366.84          1
    4845 FOURTH STREET NORTH EAST     12.700            729.81         81
                                      12.200            729.81       84,000.00
    COLUMBIA HEIGHT  MN   55421          5            12/19/96         23
    962156                               05           02/01/97          0
    962156                               O            01/01/12
    0
1




    1559603          H39/H39             A           72,000.00         ZZ
                                         180         71,903.49          1
    18185 KELLEY LAKE ROAD            11.200            696.58         40
                                      10.700            696.58      183,000.00
    CARVER           MN   55315          5            12/23/96         00
    962159                               05           02/01/97          0
    962159                               O            01/01/12
    0


    1559604          H39/H39             A           38,000.00         ZZ
                                         180         37,841.24          1
    3331 68TH STREET SE               11.600            446.33         78
                                      11.100            446.33       49,000.00
    ROCHESTER        MN   55904          5            12/23/96         00
    962160                               05           02/01/97          0
    962160                               O            01/01/12
    0


    1559605          H39/H39             A          102,000.00         ZZ
                                         180        101,938.68          1
    1850 SOUTHVIEW BLVD               11.800          1,033.51         85
                                      11.300          1,033.51      120,000.00
    INVER GROVE HEI  MN   55077          2            12/23/96         23
    962162                               05           02/01/97          0
    962162                               O            01/01/12
    0


    1559606          H39/H39             A          112,200.00         ZZ
                                         360        112,171.92          1
    52330 AZALIA AVENUE               12.600          1,206.18         85
                                      12.100          1,206.18      132,000.00
    STANCHFIELD      MN   55080          5            01/17/97         23
    962164                               05           03/01/97          0
    962164                               O            02/01/27
    0


    1559607          H39/H39             A           82,000.00         ZZ
                                         180         81,688.35          1
    14676 185TH AVENUE NORTH WEST     12.600          1,016.01         74
                                      12.100          1,016.01      111,000.00
    ELK EIVER        MN   55330          5            12/31/96         00
    962165                               05           02/01/97          0
    962165                               O            01/01/12
    0


    1559608          H39/H39             A          170,000.00         ZZ
                                         180        169,737.96          1
1


    4900 RACE STREET                  12.600          1,827.54         76
                                      12.100          1,827.54      225,000.00
    DENVER           CO   80216          5            08/27/96         00
    963002                               05           10/01/96          0
    963002                               O            09/01/11
    0


    1559609          H39/H39             A          114,000.00         ZZ
                                         180        113,854.32          1
    5064 PINE RIDGE DRIVE             12.600          1,225.53         74
                                      12.100          1,225.53      156,000.00
    ELIZABETH        CO   80107          5            09/19/96         00
    963005                               05           11/01/96          0
    963005                               O            10/01/11
    0


    1559610          H39/H39             A          144,000.00         ZZ
                                         180        143,726.98          1
    21437 TIM TAM CIRCLE              10.800          1,349.63         80
                                      10.300          1,349.63      180,000.00
    PARKER           CO   80134          5            10/04/96         00
    963012                               05           11/01/96          0
    963012                               O            10/01/11
    0


    1559611          H39/H39             A           56,000.00         ZZ
                                         180         55,928.45          1
    2035 SYRACUSE STREET              12.600            602.01         80
                                      12.100            602.01       70,000.00
    DENVER           CO   80207          5            10/04/96         00
    963013                               05           11/01/96          0
    963013                               O            10/01/11
    0


    1559612          H39/H39             A          132,750.00         ZZ
                                         180        132,673.62          1
    1250 HUMBOLDT STREET, #703        15.100          1,689.17         75
                                      14.600          1,689.17      177,000.00
    DENVER           CO   80218          1            10/22/96         00
    963022                               06           12/01/96          0
    963022                               O            11/01/11
    0


    1559615          H39/H39             A           46,500.00         ZZ
                                         360         46,473.12          1
    5070 WEST ALASKA PLACE            13.800            543.61         66
                                      13.300            543.61       71,000.00
    DENVER           CO   80219          5            12/04/96         00
    963047                               05           01/01/97          0
1


    963047                               O            12/01/26
    0


    1559618          H39/H39             A           91,000.00         ZZ
                                         180         90,932.49          1
    3518 SOUTH COCOPAH DRIVE          12.700            985.35         73
                                      12.200            985.35      125,000.00
    FLAGSTAFF        AZ   86001          5            12/05/96         00
    964011                               05           01/01/97          0
    964011                               O            12/01/11
    0


    1559620          H39/H39             A          174,250.00         ZZ
                                         180        174,093.63          1
    10050 E MOUNTAINVIEW LAKE DR      12.600          1,873.23         85
    #61                               12.100          1,873.23      205,000.00
    SCOTTSDALE       AZ   85258          5            12/06/96         23
    964014                               09           01/01/97          0
    964014                               O            12/01/11
    0


    1559621          H39/H39             A          344,000.00         T
                                         180        343,845.36          1
    3047 NORTH 90TH STREET            13.100          3,832.23         79
                                      12.600          3,832.23      440,000.00
    MESA             AZ   85207          5            12/12/96         00
    964016                               05           02/01/97          0
    964016                               O            01/01/12
    0


    1559622          H39/H39             A           56,000.00         ZZ
                                         180         55,936.85          1
    4501 WEST ALTEDENA AVENUE         10.800            524.86         80
                                      10.300            524.86       70,000.00
    GLENDALE         AZ   85304          1            12/11/96         00
    964017                               05           01/01/97          0
    964017                               O            12/01/11
    0


    1559624          H39/H39             A           64,000.00         ZZ
                                         180         63,974.32          1
    220 WINONA STREET EAST            13.600            738.10         80
                                      13.100            738.10       80,000.00
    ST. PAUL         MN   55107          1            01/10/97         00
    970002                               05           02/01/97          0
    970002                               O            01/01/12
    0


1


    1559625          H39/H39             A           56,000.00         ZZ
                                         168         55,977.53          1
    1948 4TH STREET EAST              13.600            645.84         80
                                      13.100            645.84       70,500.00
    ST. PAUL         MN   55119          5            01/10/97         00
    970003                               05           02/01/97          0
    970003                               O            01/01/11
    0


    1559626          H39/H39             A           89,500.00         ZZ
                                         180         89,476.05          1
    10407 HARRIET AVENUE SOUTH        12.300            941.33         80
                                      11.800            941.33      113,000.00
    BLOOMINGTON      MN   55420          5            01/10/97         00
    970004                               05           03/01/97          0
    970004                               O            02/01/12
    0


    1559627          H39/H39             A           64,800.00         ZZ
                                         180         64,769.52          1
    3734 MORGAN AVENUE NORTH          12.900            711.76         80
                                      12.400            711.76       81,000.00
    MINNEAPOLIS      MN   55412          1            01/13/97         00
    970005                               05           02/01/97          0
    970005                               O            01/01/12
    0


    1559628          H39/H39             A           57,900.00         ZZ
                                         180         57,886.46          1
    3610 ZENITH AVENUE NORTH          12.900            635.97         54
                                      12.400            635.97      109,000.00
    ROBBINSDALE      MN   55422          5            01/14/97         00
    970006                               05           03/01/97          0
    970006                               O            02/01/12
    0


    1559629          H39/H39             A           85,600.00         ZZ
                                         180         85,582.92          1
    1705 DUNKIRK LANE NORTH           13.600            987.21         80
                                      13.100            987.21      107,000.00
    PLYMOUTH         MN   55447          5            01/14/97         00
    970007                               05           03/01/97          0
    970007                               O            02/01/12
    0


    1559630          H39/H39             A           33,750.00         ZZ
                                         180         33,745.01          1
    700 10TH AVENUE SOUTHEAST         14.900            424.05         46
                                      14.400            424.05       74,000.00
1


    WASECA           MN   56093          5            01/15/97         00
    970008                               05           03/01/97          0
    970008                               O            02/01/12
    0


    1559632          H39/H39             A          171,900.00         ZZ
                                         180        171,841.33          1
    5520 ZUMBRA LANE                  11.200          1,663.07         81
                                      10.700          1,663.07      213,000.00
    EXCELSIOR        MN   55331          1            01/15/97         23
    970010                               05           03/01/97          0
    970010                               O            02/01/12
    0


    1559633          H39/H39             A           48,425.00         ZZ
                                         180         48,420.08          2
    3232 30TH AVENUE SOUTH            16.500            670.76         65
                                      16.000            670.76       74,500.00
    MINNEAPOLIS      MN   55406          5            01/27/97         00
    970011                               05           02/01/97          0
    970011                               N            01/01/12
    0


    1559634          H39/H39             A           78,400.00         ZZ
                                         180         78,293.60          1
    19934 AKIN ROAD WEST              13.100            873.39         80
                                      12.600            873.39       98,000.00
    FARMINGTON       MN   55024          5            01/16/97         00
    970012                               05           03/01/97          0
    970012                               O            02/01/12
    0


    1559636          H39/H39             A           43,500.00         ZZ
                                         180         43,493.57          1
    831 IGLEHART AVENUE               14.900            546.56         75
                                      14.400            546.56       58,000.00
    ST. PAUL         MN   55345          1            01/23/97         00
    970016                               05           03/01/97          0
    970016                               O            02/01/12
    0


    1559637          H39/H39             A           36,400.00         ZZ
                                         180         36,394.62          1
    533 BLAIR AVENUE                  14.900            457.35         70
                                      14.400            457.35       52,000.00
    ST. PAUL         MN   55103          1            01/27/97         00
    970019                               05           03/01/97          0
    970019                               O            02/01/12
    0
1




    1559638          H39/H39             A           48,000.00         ZZ
                                         180         47,989.51          1
    3107 IRVIN AVENUE NORTH           13.200            538.49         80
                                      12.700            538.49       60,000.00
    MINNEAPOLIS      MN   55411          1            01/31/97         00
    970023                               05           03/01/97          0
    970023                               O            02/01/12
    0


    1559639          H39/H39             A           69,100.00         ZZ
                                         180         69,081.91          1
    521 SCHOOL STREET                 12.400            732.12         76
                                      11.900            732.12       92,000.00
    ELK RIVER        MN   55330          1            01/30/97         00
    970025                               05           03/01/97          0
    970025                               O            02/01/12
    0


    1559640          H39/H39             A          148,800.00         ZZ
                                         180        148,768.93          1
    8055 LONG MEADOW POINT            13.400          1,692.67         80
                                      12.900          1,692.67      186,500.00
    EDEN PRAIRIE     MN   55347          5            02/04/97         00
    970031                               05           03/01/97          0
    970031                               O            02/01/12
    0


    1559641          H39/H39             A           78,750.00         ZZ
                                         180         78,738.35          1
    3330 SOUTHWOOD DRIVE              14.900            989.46         75
                                      14.400            989.46      105,000.00
    RACINE           WI   53406          5            01/16/97         00
    971003                               05           03/01/97          0
    971003                               O            02/01/12
    0


    1559642          H39/H39             A           55,000.00         ZZ
                                         180         54,988.52          1
    1115 E. OKLAHOMA AVENUE           13.400            625.65         75
                                      12.900            625.65       74,000.00
    MILWAUKEE        WI   53207          5            01/22/97         00
    971004                               05           03/01/97          0
    971004                               O            02/01/12
    0


    1559643          H39/H39             A          111,200.00         ZZ
                                         180        111,172.80          1
1


    9928 191ST AVENUE                 12.700          1,204.07         80
                                      12.200          1,204.07      139,000.00
    BRISTOL          WI   53104          5            01/24/97         00
    971006                               05           03/01/97          0
    971006                               O            02/01/12
    0


    1559644          H39/H39             A           42,000.00         ZZ
                                         180         41,987.71          1
    118 HIGH STREET                   11.900            428.79         84
                                      11.400            428.79       50,000.00
    NORTH FREEDOM    WI   53951          5            01/27/97         23
    971008                               05           03/01/97          0
    971008                               O            02/01/12
    0


    1559645          H39/H39             A          100,000.00         ZZ
                                         180         99,975.53          1
    375 S. LAKESHORE D. UNIT 203      12.700          1,082.80         80
                                      12.200          1,082.80      125,000.00
    LAKE GENEVA      WI   53147          1            01/31/97         00
    971012                               01           03/01/97          0
    971012                               O            02/01/12
    0


    1559646          H39/H39             A          120,000.00         ZZ
                                         360        119,957.21          1
    2068-2070 ENGLISH STREET          11.000          1,142.79         75
                                      10.500          1,142.79      160,000.00
    MAPLEWOOD        MN   55119          5            01/07/97         00
    972003                               05           02/01/97          0
    972003                               O            01/01/27
    0


    1559647          H39/H39             A           69,600.00         ZZ
                                         180         69,568.71          1
    1776 MEADOWLARK ROAD              13.100            775.36         80
                                      12.600            775.36       87,000.00
    EAGAN            MN   55122          5            01/07/97         00
    972004                               07           02/01/97          0
    972004                               O            01/01/12
    0


    1559648          H39/H39             A           43,200.00         ZZ
                                         180         43,178.27          1
    7850 YATES AVENUE NORTH           12.600            464.41         80
                                      12.100            464.41       54,000.00
    BROOKLYN PARK    MN   55443          5            01/10/97         00
    972006                               05           02/01/97          0
1


    972006                               O            01/01/12
    0


    1559649          H39/H39             A          124,000.00         ZZ
                                         180        123,967.54          1
    4554 241ST AVENUE NW              12.400          1,313.79         80
                                      11.900          1,313.79      155,000.00
    ST FRANCIS       MN   55070          5            01/20/97         00
    972011                               05           03/01/97          0
    972011                               O            02/01/12
    0


    1559650          H39/H39             A           92,720.00         ZZ
                                         180         92,701.50          1
    11272 JENKINS DRIVE               13.600          1,069.33         77
                                      13.100          1,069.33      121,000.00
    BECKER           MN   55308          1            01/21/97         00
    972012                               05           03/01/97          0
    972012                               O            02/01/12
    0


    1559651          H39/H39             A          100,000.00         ZZ
                                         180         99,976.08          1
    1568 CIRCLE LANE                  12.800          1,090.59         80
                                      12.300          1,090.59      125,000.00
    BURNSVILLE       MN   55337          1            01/27/97         00
    972014                               05           03/01/97          0
    972014                               O            02/01/12
    0


    1559652          H39/H39             A           50,000.00         ZZ
                                         240         49,754.04          1
    30621 117TH STREET                12.700            575.13         51
                                      12.200            575.13       98,500.00
    PRINCETON        MN   55371          1            01/24/97         00
    972015                               05           03/01/97          0
    972015                               O            02/01/17
    0


    1559653          H39/H39             A          136,500.00         ZZ
                                         180        136,476.27          1
    2122 HIGHWAY 35 NORTH             14.200          1,638.98         70
                                      13.700          1,638.98      195,000.00
    SOMERSET         WI   54025          5            02/10/97         00
    972022                               05           03/01/97          0
    972022                               N            02/01/12
    0


1


    1559654          H39/H39             A           72,000.00         ZZ
                                         360         71,981.98          1
    3300 SOUTH EMERSON STREET         12.600            774.02         78
                                      12.100            774.02       93,000.00
    ENGLEWOOD        CO   80110          5            01/07/97         00
    973003                               05           02/01/97          0
    973003                               O            01/01/27
    0


    1559655          H39/H39             A          221,000.00         ZZ
                                         180        220,574.16          1
    20020 DOEWOOD DRIVE               12.400          2,709.51         85
                                      11.900          2,709.51      260,000.00
    MONUMENT         CO   80132          5            01/16/97         23
    973005                               05           03/01/97          0
    973005                               O            02/01/12
    0


    1559656          H39/H39             A           57,600.00         ZZ
                                         180         57,587.12          1
    1051 EAST 89TH AVENUE             13.100            641.68         80
                                      12.600            641.68       72,000.00
    THORNTON         CO   80229          5            01/17/97         00
    973007                               05           03/01/97          0
    973007                               O            02/01/12
    0


    1559657          H39/H39             A          235,130.00         ZZ
                                         180        235,056.49          1
    42521 COUNTY ROAD 36              11.600          2,346.43         55
                                      11.100          2,346.43      427,900.00
    TRINIDAD         CO   81082          5            01/21/97         00
    973008                               05           03/01/97          0
    973008                               O            02/01/12
    0


    1559658          H39/H39             A          224,000.00         ZZ
                                         180        223,947.61          1
    7543 SOUTH SPOTTSWOOD COURT       12.900          2,460.39         80
                                      12.400          2,460.39      280,000.00
    LITTLETON        CO   80120          5            01/22/97         00
    973009                               05           03/01/97          0
    973009                               O            02/01/12
    0


    1559659          H39/H39             A          187,200.00         ZZ
                                         180        187,158.15          1
    5975 BURGESS ROAD                 13.100          2,085.45         80
                                      12.600          2,085.45      234,000.00
1


    COLORADO SPRING  CO   80908          5            01/27/97         00
    973012                               05           03/01/97          0
    973012                               O            02/01/12
    0


    1559660          H39/H39             A           56,000.00         ZZ
                                         180         55,984.33          1
    228 WEST IRVINGTON PLACE          12.100            580.34         80
                                      11.600            580.34       70,000.00
    DENVER           CO   80223          5            01/14/97         00
    973016                               05           03/01/97          0
    973016                               O            02/01/12
    0


    1559661          H39/H39             A           92,250.00         ZZ
                                         180         92,219.87          1
    318 NORTH KENDRICK STREET         11.400            906.51         75
                                      10.900            906.51      124,000.00
    FLAGSTAFF        AZ   86001          1            01/28/97         00
    974014                               05           03/01/97          0
    974014                               O            02/01/12
    0


    1559663          H39/H39             A           83,300.00         ZZ
                                         360         83,276.17          1
    6440 SOUTH 18TH STREET            12.000            856.83         85
                                      11.500            856.83       98,000.00
    PHOENIX          AZ   85040          5            02/06/97         23
    974018                               05           03/01/97          0
    974018                               O            02/01/27
    0


    1559664          H39/H39             A           51,850.00         ZZ
                                         180         51,838.67          1
    3439 DUPONT AVENUE NORTH          13.200            581.68         85
                                      12.700            581.68       61,000.00
    MINNEAPOLIS      MN   55412          5            02/05/97         23
    975003                               05           03/01/97          0
    975003                               O            02/01/12
    0


    1559829          921/824             F           32,000.00         ZZ
                                         360         32,000.00          1
    1668 SOUTH DESHON ROAD            11.100            307.17         34
                                      10.600            307.17       95,000.00
    LITHONIA         GA   30058          1            02/03/97         00
    280001559829                         05           04/01/97          0
    303263                               O            03/01/27
    0
1




    1559848          879/824             F          105,000.00         ZZ
                                         360        104,839.67          1
    4254 HARLAN AVENUE                 9.375            873.34         80
                                       8.875            873.34      131,500.00
    BALDWIN PARK     CA   91101          5            11/23/96         00
    280001559848                         05           01/01/97          0
    9113                                 O            12/01/26
    0


    1559875          921/824             F           45,000.00         ZZ
                                         180         44,807.53          1
    1677 RAILROAD STREET              11.350            521.40         90
                                      10.850            521.40       50,000.00
    DAYTON           TN   37321          2            01/10/97         23
    280001559875                         05           02/01/97          0
    380220                               O            01/01/12
    0


    1559887          921/824             F           55,500.00         ZZ
                                         360         55,500.00          1
    945 NORTH 120 EAST                10.500            507.69         65
                                      10.000            507.69       86,000.00
    HURRICANE        UT   84737          5            01/28/97         00
    280001559887                         05           04/01/97          0
    277517                               O            03/01/27
    0


    1559892          921/824             F           53,400.00         ZZ
                                         360         53,400.00          1
    2700 STOUT STREET                 10.450            486.48         70
                                       9.950            486.48       76,300.00
    DENVER           CO   80205          1            02/18/97         00
    280001559892                         01           04/01/97          0
    278358                               O            03/01/27
    0


    1559914          H39/H39             F           37,500.00         ZZ
                                         180         37,491.33          1
    2306 6TH STREET NORTH             12.950            413.36         75
                                      12.450            413.36       50,000.00
    MINNEAPOLIS      MN   55425          5            11/22/96         23
    960255                               05           01/01/97          0
    960255                               N            12/01/11
    0


    1559927          921/824             F          123,750.00         ZZ
                                         360        123,750.00          1
1


    6822 BARRETT ROAD                 11.350          1,211.35         75
                                      10.850          1,211.35      165,000.00
    FALLS CHURCH     VA   22042          5            02/11/97         00
    280001559927                         05           04/01/97          0
    419168                               O            03/01/27
    0


    1559928          921/824             F           52,500.00         ZZ
                                         360         52,500.00          1
    80-82 KNOWLES STREET              11.350            513.91         70
                                      10.850            513.91       75,000.00
    PAWTUCKET        RI   02860          1            02/07/97         00
    280001559928                         05           04/01/97          0
    417972                               O            03/01/27
    0


    1559931          921/824             F           80,800.00         ZZ
                                         360         80,800.00          1
    1516 E SCHWARTZ BLVD              10.550            742.14         80
                                      10.050            742.14      101,000.00
    LADY LAKE        FL   32159          5            02/12/97         00
    280001559931                         03           04/01/97          0
    303842                               O            03/01/27
    0


    1559995          921/824             F          120,000.00         ZZ
                                         360        120,000.00          1
    1906 3RD STREET NW                11.100          1,151.87         80
                                      10.600          1,151.87      150,000.00
    WASHINGTON       DC   20001          1            02/07/97         00
    280001559995                         07           04/01/97          0
    418095                               O            03/01/27
    0


    1559998          921/824             F          115,000.00         ZZ
                                         360        115,000.00          1
    2295 HOLLY COURT                  10.750          1,073.51         72
                                      10.250          1,073.51      160,000.00
    CUMMING          GA   30131          2            01/30/97         00
    280001559998                         05           04/01/97          0
    303800                               O            03/01/27
    0


    1559999          921/824             F           71,900.00         ZZ
                                         360         71,900.00          1
    1491 SOUTH BEACH COURT            10.200            641.63         80
                                       9.700            641.63       89,900.00
    DENVER           CO   80219          1            02/07/97         00
    280001559999                         05           04/01/97          0
1


    277855                               O            03/01/27
    0


    1560001          921/824             F           33,750.00         ZZ
                                         360         33,750.00          1
    4118 MANGALORE DRIVE #301         10.850            317.59         75
                                      10.350            317.59       45,000.00
    ANNANDALE        VA   22003          1            02/03/97         00
    280001560001                         01           04/01/97          0
    418996                               O            03/01/27
    0


    1560002          921/824             F           85,000.00         ZZ
                                         360         85,000.00          1
    3619 CALMER CIRCLE                11.050            812.69         76
                                      10.550            812.69      112,000.00
    EAST POINT       GA   30344          5            02/04/97         00
    280001560002                         05           04/01/97          0
    303545                               O            03/01/27
    0


    1560005          921/824             F           81,373.00         ZZ
                                         360         81,373.00          1
    3480 SAINT ANN STREET             11.100            781.09         54
                                      10.600            781.09      152,500.00
    BUTTE            MT   59701          5            02/10/97         00
    280001560005                         05           04/01/97          0
    277657                               O            03/01/27
    0


    1560100          H39/H39             A          100,000.00         ZZ
                                         180         99,584.82          1
    14020 FINALE AVENUE               12.600          1,075.02         80
                                      12.100          1,075.02      125,000.00
    HUGO             MN   55038          5            01/02/96         00
    960001                               05           02/01/96          0
    960001                               O            01/01/11
    0


    1560101          H39/H39             F          177,600.00         ZZ
                                         180        173,450.53          1
    16701 ILLINOIS AVENUE             11.900          2,120.09         80
                                      11.400          2,120.09      222,000.00
    LAKEVILLE        MN   55044          5            03/18/96         23
    960036                               05           05/01/96          0
    960036                               O            04/01/11
    0


1


    1560102          H39/H39             A           37,000.00         ZZ
                                         180         36,886.83          1
    ROUTE 2, BOX 166                  12.600            397.76         61
                                      11.600            383.51       61,000.00
    LE SUEUR         MN   56058          5            03/27/96         23
    960038                               05           05/01/96          0
    960038                               O            04/01/11
    0


    1560103          H39/H39             A           98,000.00         ZZ
                                         180         97,724.10          1
    11148 191ST AVENUE NORTHWEST      13.100          1,091.74         80
                                      11.850          1,034.78      124,000.00
    ELK RIVER        MN   55330          5            03/26/96         00
    960041                               05           05/01/96          0
    960041                               O            04/01/11
    0


    1560104          H39/H39             A           65,000.00         ZZ
                                         180         64,773.03          1
    7841 REGENT AVENUE NORTH          11.500            643.69         65
                                      10.500            619.15      101,500.00
    MINNEAPOLIS      MN   55443          5            04/10/96         00
    960050                               05           06/01/96          0
    960050                               O            05/01/11
    0


    1560105          H39/H39             A           58,400.00         ZZ
                                         180         58,200.42          1
    4120 PARKLAWN AVENUE #324         11.600            582.79         80
                                      10.600            560.70       73,000.00
    EDINA            MN   55435          5            04/16/96         23
    960054                               05           06/01/96          0
    960054                               O            05/01/11
    0


    1560106          H39/H39             F           45,000.00         ZZ
                                         180         43,741.06          1
    3825 42ND AVENUE SOUTH            12.600            483.76         90
                                      12.100            483.76       50,000.00
    MINNEAPOLIS      MN   55406          5            04/26/96         23
    960057                               05           06/01/96          0
    960057                               O            05/01/11
    0


    1560107          H39/H39             A           95,200.00         ZZ
                                         180         95,200.00          1
    14066 QUENTIN AVENUE SOUTH        11.900            971.92         80
                                      11.400          1,134.17      119,000.00
1


    SAVAGE           MN   55378          5            04/25/96         00
    960065                               05           06/01/96          0
    960065                               O            05/01/11
    0


    1560108          H39/H39             A           46,500.00         ZZ
                                         180         46,083.32          1
    317 22ND AVENUE NORTHEAST         12.700            503.50         66
                                      12.200            503.50       71,000.00
    MINNEAPOLIS      MN   55418          5            05/06/96         23
    960071                               05           06/01/96          0
    960071                               O            05/01/11
    0


    1560109          H39/H39             A           88,400.00         ZZ
                                         180         88,052.92          1
    11843 NW MARIGOLD STREET          10.400            802.03         85
                                       9.400            769.46      104,000.00
    COON RAPIDS      MN   55433          5            05/24/96         23
    960086                               05           07/01/96          0
    960086                               O            06/01/11
    0


    1560110          H39/H39             A           67,390.00         ZZ
                                         180         67,292.09          1
    33265 TEAL AVENUE                 15.100            857.50         45
                                      13.600            804.00      150,000.00
    SHAFER           MN   55074          2            05/31/96         23
    960088                               05           07/01/96          0
    960088                               O            06/01/11
    0


    1560111          H39/H39             A           96,000.00         ZZ
                                         180         95,708.33          1
    5201 WEST 91ST STREET             11.600            958.01         80
                                      10.600            921.70      120,000.00
    BLOOMINGTON      MN   55437          1            05/24/96         00
    960089                               05           07/01/96          0
    960089                               O            06/01/11
    0


    1560112          H39/H39             F          111,920.00         ZZ
                                         180        111,709.64          1
    14225 UNDERCLIFT COURT            13.600          1,290.76         80
                                      13.100          1,290.76      139,900.00
    ANDOVER          MN   55304          1            05/30/96         00
    960094                               05           07/01/96          0
    960094                               O            06/01/11
    0
1




    1560114          H39/H39             A          125,600.00         ZZ
                                         180        125,293.76          1
    2711 161ST AVENUE NORTHWEST       12.700          1,360.00         78
                                      11.450          1,287.46      161,500.00
    ANDOVER          MN   55304          1            06/13/96         00
    960100                               05           07/01/96          0
    960100                               O            06/01/11
    0


    1560115          H39/H39             A           60,700.00         ZZ
                                         180         60,567.25          1
    110 FIRST AVENUE                  12.500            647.83         75
                                      11.500            624.48       81,000.00
    MILLTOWN         WI   54858          5            06/13/96         00
    960101                               05           08/01/96          0
    960101                               O            07/01/11
    0


    1560116          H39/H39             A           42,800.00         ZZ
                                         180         42,728.88          1
    76 WEST GEORGE STREET             13.600            493.61         80
                                      13.100            493.61       53,500.00
    ST PAUL          MN   55107          5            07/03/96         00
    960106                               05           08/01/96          0
    960106                               O            07/01/11
    0


    1560117          H39/H39             A           66,400.00         ZZ
                                         180         66,281.96          1
    1507 72ND AVENUE NORTH            13.500            760.55         80
                                      12.250            721.73       83,000.00
    BROOKLYN CENTER  MN   55430          5            06/26/96         23
    960113                               05           08/01/96          0
    960113                               O            07/01/11
    0


    1560118          H39/H39             A          113,000.00         ZZ
                                         180        112,889.20          1
    5132 VALLEY VIEW ROAD             15.900          1,510.47         63
                                      15.400          1,510.47      179,500.00
    EDINA            MN   55436          5            06/27/96         00
    960114                               05           08/01/96          0
    960114                               O            07/01/11
    0


    1560119          H39/H39             A           51,000.00         ZZ
                                         180         50,905.10          1
1


    3840 CHICAGO AVENUE SOUTH         13.100            568.15         71
                                      12.600            568.15       72,000.00
    MINNEAPOLIS      MN   55407          5            06/27/96         23
    960116                               05           08/01/96          0
    960116                               O            07/01/11
    0


    1560120          H39/H39             A           61,600.00         ZZ
                                         180         61,387.87          1
    1238 TIMBERSHORE LANE             10.400            558.88         80
                                       9.400            558.88       77,000.00
    EAGAN            MN   55123          5            07/12/96         23
    960120                               05           08/01/96          0
    960120                               O            07/01/11
    0


    1560122          H39/H39             A           50,400.00         ZZ
                                         180         50,323.84          1
    11276 TENTH STREET                13.400            573.32         70
                                      12.900            573.32       72,000.00
    PRINCETON        MN   55371          1            07/18/96         23
    960131                               05           09/01/96          0
    960131                               O            08/01/11
    0


    1560123          H39/H39             A           42,000.00         ZZ
                                         180         41,956.90          1
    1800 3RD AVENUE SOUTHWEST         15.100            534.43         75
                                      14.600            534.43       56,000.00
    AUSTIN           MN   55912          5            07/25/96         23
    960137                               05           09/01/96          0
    960137                               O            08/01/11
    0


    1560125          H39/H39             A           71,500.00         ZZ
                                         180         71,390.02          1
    6401 72ND AVENUE NORTH            13.400            813.35         83
                                      12.400            785.47       87,000.00
    BROOKLYN PARK    MN   55428          5            07/25/96         23
    960142                               05           09/01/96          0
    960142                               O            08/01/11
    0


    1560126          H39/H39             F           40,300.00         ZZ
                                         180         40,258.62          1
    113 LINDEN STREET                 15.100            512.80         65
                                      14.600            512.80       62,000.00
    INVER GROVE HEI  MN   55075          5            07/26/96         23
    960144                               05           09/01/96          0
1


    960144                               O            08/01/11
    0


    1560127          H39/H39             A           84,000.00         ZZ
                                         180         83,969.64          1
    3654 144TH STREET WEST            13.600            968.76         80
                                      13.100            968.76      106,000.00
    ROSEMOUNT        MN   55068          5            07/30/96         23
    960147                               05           09/01/96          0
    960147                               O            08/01/11
    0


    1560128          H39/H39             F          107,950.00         ZZ
                                         180        107,794.39          1
    10953 XYLON COURT WEST            12.900          1,185.71         85
                                      12.400          1,185.71      127,000.00
    CHAMPLIN         MN   55316          5            08/16/96         23
    960160                               05           10/01/96          0
    960160                               O            09/01/11
    0


    1560129          H39/H39             A           40,000.00         ZZ
                                         180         39,946.10          1
    439 ST CLAIR AVENUE               13.200            448.74         75
                                      12.700            448.74       54,000.00
    ST PAUL          MN   55102          1            08/19/96         00
    960162                               05           10/01/96          0
    960162                               O            09/01/11
    0


    1560132          H39/H39             A           88,000.00         ZZ
                                         180         87,067.43          1
    16253 GLENGARY COURT WEST         11.600          1,033.61         80
                                      11.100          1,033.61      110,000.00
    ROSEMOUNT        MN   55068          5            09/18/96         23
    960187                               05           11/01/96          0
    960187                               O            10/01/11
    0


    1560133          H39/H39             A           43,200.00         ZZ
                                         180         43,110.56          1
    59 EAST KING STREET               13.000            477.88         80
                                      12.500            477.88       54,000.00
    ST PAUL          MN   55129          1            09/18/96         00
    960188                               05           11/01/96          0
    960188                               O            10/01/11
    0


1


    1560134          H39/H39             F           82,250.00         ZZ
                                         180         82,153.89          1
    74498 COUNTY ROAD 29              13.000            909.85         70
                                      12.500            909.85      117,500.00
    COKATO           MN   55325          5            09/19/96         00
    960190                               05           11/01/96          0
    960190                               O            10/01/11
    0


    1560136          H39/H39             A           79,920.00         ZZ
                                         180         79,817.93          1
    10 COLORADO STREET                12.600            859.16         77
                                      12.100            859.16      105,000.00
    LONSDALE         MN   55046          1            09/23/96         23
    960196                               05           11/01/96          0
    960196                               O            10/01/11
    0


    1560137          H39/H39             F           88,000.00         ZZ
                                         180         87,836.72          1
    16185 COUNTY ROAD 40              10.900            831.40         68
                                      10.400            831.40      130,000.00
    CARVER           MN   55315          5            10/04/96         23
    960206                               05           11/01/96          0
    960206                               O            10/01/11
    0


    1560138          H39/H39             F           63,750.00         ZZ
                                         180         63,674.69          1
    4234 PORTLAND AVENUE SOUTH        12.950            702.71         75
                                      12.450            702.71       85,000.00
    MINNEAPOLIS      MN   55407          5            10/11/96         00
    960210                               05           11/01/96          0
    960210                               N            10/01/11
    0


    1560139          H39/H39             A           64,000.00         ZZ
                                         180         63,948.05          1
    HC 60 BOX 340A                    13.600            738.10         80
                                      13.100            738.10       80,000.00
    CABLE            WI   54821          2            10/24/96         00
    960220                               05           12/01/96          0
    960220                               O            11/01/11
    0


    1560140          H39/H39             A           78,000.00         ZZ
                                         180         77,952.79          1
    124 14TH AVENUE NORTH             13.600            899.56         80
                                      13.100            899.56       97,500.00
1


    ST PAUL          MN   55075          5            11/13/96         00
    960240                               05           01/01/97          0
    960240                               O            12/01/11
    0


    1560141          H39/H39             A           43,200.00         ZZ
                                         180         43,167.23          1
    132 EAST DEMONT AVENUE #328       12.600            464.41         80
                                      12.100            464.41       54,000.00
    LITTLE CANADA    MN   55117          5            11/18/96         00
    960246                               05           01/01/97          0
    960246                               O            12/01/11
    0


    1560142          H39/H39             A          112,000.00         ZZ
                                         180        111,915.03          1
    4025 WHITE BEAR AVENUE            12.600          1,204.03         80
                                      12.100          1,204.03      140,000.00
    WHITE BEAR LAKE  MN   55110          1            11/20/96         00
    960251                               05           01/01/97          0
    960251                               O            12/01/11
    0


    1560143          H39/H39             A          128,000.00         ZZ
                                         180        127,937.05          1
    9212 WOODHALL BAY NORTH           12.700          1,385.98         80
                                      12.200          1,385.98      160,000.00
    BROOKLYN PARK    MN   55448          5            12/18/96         00
    960271                               05           02/01/97          0
    960271                               O            01/01/12
    0


    1560144          H39/H39             A           96,000.00         ZZ
                                         180         95,956.85          1
    746 200TH STREET                  13.100          1,069.46         80
                                      12.600          1,069.46      120,000.00
    DRESSER          WI   55014          5            12/19/96         00
    960273                               05           02/01/97          0
    960273                               O            01/01/12
    0


    1560145          H39/H39             A           60,000.00         ZZ
                                         180         60,000.00          1
    12 OREGON STREET                  10.990            570.94         80
                                      10.490            570.94       75,000.00
    RACINE           WI   53405          5            03/21/96         00
    961012                               05           05/01/96          0
    961012                               O            04/01/11
    0
1




    1560146          H39/H39             F           39,750.00         ZZ
                                         180         39,624.34          1
    5311 NORTH 45TH STREET            11.750            401.24         75
                                      11.250            401.24       53,000.00
    MILWAUKEE        WI   53208          2            04/25/96         00
    961020                               05           06/01/96          0
    961020                               N            05/01/11
    0


    1560148          H39/H39             F           66,000.00         ZZ
                                         180         65,837.99          1
    3433 SOUTH 14TH STREET            12.400            699.27         80
                                      11.900            699.27       82,500.00
    MILWAUKEE        WI   53215          5            05/15/96         00
    961025                               05           07/01/96          0
    961025                               O            06/01/11
    0


    1560149          H39/H39             F           36,470.00         ZZ
                                         180         36,371.12          1
    1591 PRAIRIE AVENUE               11.950            373.73         80
                                      11.450            373.73       46,000.00
    BELOIT           WI   53511          5            05/23/96         00
    961029                               05           07/01/96          0
    961029                               O            06/01/11
    0


    1560150          H39/H39             A           78,400.00         ZZ
                                         180         78,330.16          1
    7757 NORTH SHERMAN BOULEVARD      12.100            812.47         80
                                      11.250            812.47       98,000.00
    BROWN DEER       WI   53209          5            05/28/96         00
    961031                               05           07/01/96          0
    961031                               O            06/01/11
    0


    1560151          H39/H39             F           43,300.00         ZZ
                                         180         42,310.49          1
    1973 SOUTH 28TH STREET             9.800            460.02         72
                                       9.300            460.02       60,500.00
    MILWAUKEE        WI   53215          5            06/07/96         00
    961036                               05           07/01/96          0
    961036                               O            06/01/11
    0


    1560152          H39/H39             A           77,000.00         ZZ
                                         180         76,791.90          1
1


    10208 WEST ARCH AVENUE            11.600            768.40         80
                                      10.350            724.82       97,000.00
    MILWAUKEE        WI   53224          5            06/24/96         00
    961041                               05           08/01/96          0
    961041                               O            07/01/11
    0


    1560154          H39/H39             A          143,200.00         ZZ
                                         180        143,200.00          1
    5269 SOUTH 100TH STREET           10.900          1,352.92         80
                                       9.900          1,352.92      179,000.00
    HALES CORNERS    WI   53130          5            06/26/96         00
    961046                               05           08/01/96          0
    961046                               O            07/01/11
    0


    1560155          H39/H39             A           45,000.00         ZZ
                                         180         44,928.16          1
    24584 FIRST STREET                13.900            529.63         75
                                      13.400            529.63       60,000.00
    TREMPEALEAU      WI   54661          5            07/09/96         00
    961051                               05           08/01/96          0
    961051                               O            07/01/11
    0


    1560156          H39/H39             F           48,750.00         ZZ
                                         180         48,677.94          1
    410 NIAGRA AVENUE                 13.500            558.39         75
                                      13.000            558.39       65,000.00
    SHEBOYGAN        WI   53081          5            07/17/96         00
    961053                               05           09/01/96          0
    961053                               O            08/01/11
    0


    1560157          H39/H39             A           35,000.00         ZZ
                                         180         34,939.21          1
    1504 COUNTY HIGHWAY A             12.900            384.44         39
                                      11.650            364.16       91,000.00
    EDGERTON         WI   53534          5            07/24/96         00
    961057                               05           09/01/96          0
    961057                               O            08/01/11
    0


    1560158          H39/H39             A           56,000.00         ZZ
                                         180         55,175.45          1
    4449 NORTH 62ND STREET            11.900            668.50         80
                                      10.650            642.36       70,000.00
    MILWAUKEE        WI   53218          5            07/26/96         00
    961061                               05           09/01/96          0
1


    961061                               O            08/01/11
    0


    1560159          H39/H39             F           90,950.00         ZZ
                                         180         90,749.56          1
    27921 31ST STREET                 11.700            914.57         85
                                      11.200            914.57      107,000.00
    BRIGHTON         WI   53168          5            07/26/96         23
    961063                               05           09/01/96          0
    961063                               O            08/01/11
    0


    1560160          H39/H39             A           56,000.00         ZZ
                                         180         55,922.34          1
    2428 SOUTH AUSTIN STREET          13.900            659.10         80
                                      12.650            626.18       70,000.00
    MILWAUKEE        WI   53207          5            08/09/96         00
    961064                               05           09/01/96          0
    961064                               O            08/01/11
    0


    1560161          H39/H39             F           92,000.00         ZZ
                                         180         91,778.74          1
    W61N806 SHEBOYGAN RD.             11.300            897.06         80
                                      10.800            897.06      115,000.00
    CEDARBURG        WI   53012          5            07/26/96         00
    961066                               05           09/01/96          0
    961066                               O            08/01/11
    0


    1560162          H39/H39             A          127,500.00         ZZ
                                         180        127,270.61          1
    N70 W7254 BRIDGE ROAD             11.900          1,301.67         75
                                      11.400          1,301.67      172,000.00
    CEDARBURG        WI   53012          2            08/21/96         00
    961070                               05           10/01/96          0
    961070                               O            09/01/11
    0


    1560163          H39/H39             A           61,520.00         ZZ
                                         180         61,409.29          1
    1306 CEAPE AVENUE                 11.900            628.07         80
                                      11.400            628.07       76,900.00
    OSHKOSH          WI   54901          5            08/28/96         00
    961075                               05           10/01/96          0
    961075                               O            09/01/11
    0


1


    1560164          H39/H39             F           85,000.00         ZZ
                                         180         84,850.02          1
    9034 WEST LAPHAM STREET           11.990            873.67         85
                                      11.490            873.67      100,000.00
    WEST ALLIS       WI   53214          1            09/06/96         23
    961081                               05           10/01/96          0
    961081                               O            09/01/11
    0


    1560165          H39/H39             F           40,000.00         ZZ
                                         180         39,624.67          1
    14022 50TH ROAD                   12.900            503.47         34
                                      12.400            503.47      118,000.00
    STURTEVANT       WI   53177          5            09/06/96         00
    961083                               05           10/01/96          0
    961083                               O            09/01/11
    0


    1560168          H39/H39             A          183,750.00         ZZ
                                         180        183,586.46          1
    1065 GRAY FOX DRIVE               14.200          2,206.32         75
                                      13.700          2,206.32      246,000.00
    BROOKFIELD       WI   53045          1            09/25/96         00
    961093                               05           11/01/96          0
    961093                               O            10/01/11
    0


    1560171          H39/H39             A           40,160.00         ZZ
                                         180         40,136.39          1
    5229-B SOUTH 13TH STREET          11.900            410.00         79
                                      11.400            410.00       51,000.00
    MILWAUKEE        WI   53221          5            01/09/97         00
    961133                               05           02/01/97          0
    961133                               O            01/01/12
    0


    1560172          H39/H39             A           55,200.00         ZZ
                                         180         55,159.58          1
    6601 WEST BRENTWOOD AVENUE        10.900            521.52         80
                                      10.400            521.52       69,000.00
    MILWAUKEE        WI   53223          5            12/26/96         00
    961135                               05           02/01/97          0
    961135                               O            01/01/12
    0


    1560173          H39/H39             A           68,400.00         ZZ
                                         180         68,284.84          1
    23727 UNIVERSITY AVENUE NE        13.100            761.99         80
                                      12.600            761.99       86,000.00
1


    BETHEL           MN   55005          1            06/21/96         00
    962017                               05           08/01/96          0
    962017                               O            07/01/11
    0


    1560174          H39/H39             A          143,000.00         ZZ
                                         180        142,547.70          1
    3133 FREMONT AVENUE SOUTH         10.800          1,340.26         77
                                       9.800          1,287.08      187,500.00
    MINNEAPOLIS      MN   55408          1            06/25/96         00
    962019                               05           08/01/96          0
    962019                               O            07/01/11
    0


    1560175          H39/H39             A           52,000.00         ZZ
                                         180         51,879.45          1
    3520 ELLIOT AVENUE SOUTH          12.100            538.88         80
                                      11.600            538.88       65,000.00
    MINNEAPOLIS      MN   55407          5            07/03/96         00
    962023                               05           08/01/96          0
    962023                               O            07/01/11
    0


    1560177          H39/H39             A           73,500.00         ZZ
                                         180         73,130.92          1
    322 EAST FIRST STREET             11.600            733.48         78
                                      10.600            704.00       95,000.00
    CHASKA           MN   55318          5            07/10/96         23
    962027                               05           08/01/96          0
    962027                               O            07/01/11
    0


    1560178          H39/H39             A          108,000.00         ZZ
                                         180        107,820.75          1
    15017 ORCHARD DRIVE               13.100          1,203.14         80
                                      11.850          1,140.37      135,000.00
    BURNSVILLE       MN   55337          5            07/16/96         23
    962030                               05           09/01/96          0
    962030                               O            08/01/11
    0


    1560179          H39/H39             A          102,000.00         ZZ
                                         181        101,357.87          1
    6791 CLEARY PLACE                 12.350          1,076.74         85
                                      11.350          1,033.56      120,000.00
    PRIOR LAKE       MN   55372          5            07/12/96         23
    962031                               05           08/01/96          0
    962031                               O            08/01/11
    0
1




    1560182          H39/H39             A           75,000.00         ZZ
                                         180         74,931.35          1
    9071 RESORT ROAD                  14.900            942.34         64
                                      14.400            942.34      119,000.00
    HIBBING          MN   55746          5            07/19/96         00
    962035                               05           09/01/96          0
    962035                               O            08/01/11
    0


    1560183          H39/H39             A           73,100.00         ZZ
                                         180         72,963.96          1
    4416 SIXTEENTH AVENUE SOUTH       13.600            843.05         85
                                      12.600            843.05       86,000.00
    MINNEAPOLIS      MN   55407          1            08/01/96         23
    962037                               05           09/01/96          0
    962037                               O            08/01/11
    0


    1560184          H39/H39             A           67,200.00         ZZ
                                         180         67,046.07          1
    11255 RHODE ISLAND AVENUE         11.600            670.61         61
                                      10.600            645.19      111,000.00
    CHAMPLIN         MN   55316          5            07/24/96         00
    962038                               05           09/01/96          0
    962038                               O            08/01/11
    0


    1560185          H39/H39             A           35,000.00         ZZ
                                         180         35,951.74          1
    217 WEST PARK AVENUE              13.100            389.91         78
                                      11.850            369.56       45,000.00
    BUFFALO LAKE     MN   55314          5            07/25/96         00
    962040                               05           09/01/96          0
    962040                               O            08/01/11
    0


    1560186          H39/H39             A           68,000.00         ZZ
                                         180         67,877.04          1
    4155 BEARD AVENUE NORTH           12.600            731.02         80
                                      12.100            731.02       85,000.00
    ROBBINSDALE      MN   55422          5            08/02/96         23
    962050                               05           09/01/96          0
    962050                               O            08/01/11
    0


    1560187          H39/H39             A          100,000.00         ZZ
                                         180         99,838.31          1
1


    5405 XERXES AVENUE SOUTH          13.100          1,114.02         80
                                      12.600          1,114.02      125,000.00
    MINNEAPOLIS      MN   55410          5            08/12/96         23
    962054                               05           09/01/96          0
    962054                               O            08/01/11
    0


    1560188          H39/H39             A           96,600.00         ZZ
                                         180         96,451.12          1
    207 CHURCH STREET EAST            12.600          1,038.47         80
                                      12.100          1,038.47      121,000.00
    COLOGNE          MN   55322          5            08/19/96         23
    962060                               05           10/01/96          0
    962060                               O            09/01/11
    0


    1560189          H39/H39             A          108,000.00         ZZ
                                         180        107,758.41          1
    635 MONROE STREET NORTHEAST       10.900          1,020.36         80
                                      10.400          1,020.36      135,000.00
    MINNEAPOLIS      MN   55413          5            09/05/96         23
    962073                               05           10/01/96          0
    962073                               O            09/01/11
    0


    1560190          H39/H39             A          120,000.00         ZZ
                                         180        119,800.24          1
    405 SANTA FE TRAIL                11.400          1,179.20         79
                                      10.900          1,179.20      152,000.00
    CHANHASSAN       MN   55317          5            09/13/96         23
    962075                               05           11/01/96          0
    962075                               O            10/01/11
    0


    1560191          H39/H39             A           66,400.00         ZZ
                                         180         66,313.25          2
    3506 GRAND AVENUE SOUTH           12.500            708.66         80
                                      12.000            708.66       83,000.00
    MINNEAPOLIS      MN   55408          5            09/17/96         00
    962077                               05           11/01/96          0
    962077                               O            10/01/11
    0


    1560193          H39/H39             F           60,000.00         ZZ
                                         180         59,907.45          1
    8425 LADDIE ROAD                  11.750            605.65         71
                                      11.250            605.65       85,500.00
    SPRING LAKE PAR  MN   55432          5            09/20/96         23
    962082                               05           11/01/96          0
1


    962082                               N            10/01/11
    0


    1560194          H39/H39             A          132,000.00         ZZ
                                         180        131,789.62          1
    7050 TECUMSEH LANE                11.600          1,317.27         80
                                      11.100          1,317.27      165,000.00
    CHANHASSEN       MN   55317          5            09/20/96         00
    962083                               05           11/01/96          0
    962083                               O            10/01/11
    0


    1560195          H39/H39             F          119,700.00         ZZ
                                         180        119,480.29          1
    5601 88TH CRESCENT                10.950          1,135.41         70
                                      10.450          1,135.41      171,000.00
    BROOKLYN PARK    MN   55443          5            09/20/96         00
    962084                               05           11/01/96          0
    962084                               O            10/01/11
    0


    1560196          H39/H39             A          118,400.00         ZZ
                                         180        118,180.33          1
    21720 CEDAR DRIVE NORTHWEST       10.900          1,118.61         80
                                      10.400          1,118.61      148,000.00
    CEDAR            MN   55011          5            09/20/96         23
    962085                               05           11/01/96          0
    962085                               O            10/01/11
    0


    1560197          H39/H39             A           72,000.00         ZZ
                                         180         71,917.73          1
    7033 EDGEWOOD AVENUE NORTH        13.100            802.10         75
                                      12.600            802.10       97,000.00
    BROOKLYN PARK    MN   55428          5            09/20/96         00
    962086                               05           11/01/96          0
    962086                               O            10/01/11
    0


    1560198          H39/H39             A           50,000.00         ZZ
                                         240         47,701.09          1
    3566 BROOKDALE DRIVE              12.700            575.13         71
                                      12.200            575.13       71,000.00
    BROOKLYN PARK    MN   55443          5            09/25/96         23
    962088                               05           11/01/96          0
    962088                               O            10/01/16
    0


1


    1560199          H39/H39             A           56,800.00         ZZ
                                         180         56,198.06          1
    4318 5TH AVENUE SOUTH             11.600            667.15         80
                                      11.100            667.15       71,000.00
    MINNEAPOLIS      MN   55409          5            09/27/96         00
    962089                               05           11/01/96          0
    962089                               O            10/01/11
    0


    1560200          H39/H39             A           52,000.00         ZZ
                                         180         51,947.14          1
    218 MILTON STREET NORTH           12.600            559.01         80
                                      12.100            559.01       65,000.00
    ST. PAUL         MN   55104          2            10/11/96         23
    962097                               05           12/01/96          0
    962097                               O            11/01/11
    0


    1560201          H39/H39             F           30,000.00         ZZ
                                         180         29,966.30          1
    2623 WASHINGTON STREET NE         12.150            312.05         55
                                      11.650            312.05       55,000.00
    MINNEAPOLIS      MN   55418          1            10/24/96         00
    962108                               05           12/01/96          0
    962108                               N            11/01/11
    0


    1560202          H39/H39             A           62,400.00         ZZ
                                         180         62,264.32          1
    25145 US HIGHWAY 169              13.600            719.65         80
                                      13.100            719.65       78,000.00
    ZIMMERMAN        MN   55398          5            11/05/96         00
    962113                               05           12/01/96          0
    962113                               O            11/01/11
    0


    1560203          H39/H39             A           78,000.00         ZZ
                                         360         77,924.16          1
    701 BALLANTYNE LANE NE            12.800            850.66         80
                                      12.300            850.66       97,500.00
    SPRING LAKE PAR  MN   55432          5            11/01/96         00
    962118                               05           12/01/96          0
    962118                               O            11/01/26
    0


    1560204          H39/H39             A           67,600.00         ZZ
                                         240         67,286.80          1
    302 1ST STREET EAST               11.600            725.57         80
                                      11.100            725.57       84,500.00
1


    CHASKA           MN   55318          5            11/04/96         00
    962119                               05           12/01/96          0
    962119                               O            11/01/16
    0


    1560205          H39/H39             A          168,000.00         ZZ
                                         360        167,869.68          1
    6940 FAWN LAKE DRIVE NE           12.500          1,792.99         75
                                      12.000          1,792.99      224,000.00
    LINWOOD          MN   55079          5            11/27/96         00
    962137                               05           01/01/97          0
    962137                               O            12/01/26
    0


    1560206          H39/H39             A           53,900.00         ZZ
                                         180         53,867.37          1
    ROUTE 1 BOX 53                    13.600            621.62         70
                                      13.100            621.62       77,000.00
    DETROIT LAKES    MN   56501          5            12/05/96         00
    962140                               05           01/01/97          0
    962140                               O            12/01/11
    0


    1560207          H39/H39             A           82,000.00         ZZ
                                         180         81,688.35          1
    7521 IRISH AVENUE SOUTH           12.600          1,016.01         75
                                      12.100          1,016.01      110,000.00
    COTTAGE GROVE    MN   55016          5            12/20/96         23
    962157                               05           02/01/97          0
    962157                               O            01/01/12
    0


    1560208          H39/H39             A          160,000.00         ZZ
                                         180        159,870.11          1
    11738 RANCH ELSIE ROAD            13.600          1,845.26         80
                                      13.100          1,845.26      200,000.00
    GOLDEN           CO   80403          5            10/02/96         00
    963011                               05           11/01/96          0
    963011                               O            10/01/11
    0


    1560209          H39/H39             A          100,800.00         ZZ
                                         180        100,697.53          1
    6239 SOUTH WINDERMERE STREET      12.600          1,083.62         80
                                      12.100          1,083.62      126,000.00
    LITTLETON        CO   80120          2            10/17/96         00
    963017                               05           12/01/96          0
    963017                               O            11/01/11
    0
1




    1560211          H39/H39             A           92,800.00         ZZ
                                         180         92,724.66          1
    5004 WEST 71ST COURT              13.600          1,070.25         80
                                      13.100          1,070.25      116,000.00
    WESTMINSTER      CO   80030          5            10/21/96         00
    963020                               05           12/01/96          0
    963020                               O            11/01/11
    0


    1560212          H39/H39             A          123,000.00         ZZ
                                         180        122,853.92          1
    19167 EAST GRAND CIRCLE           11.900          1,255.73         80
                                      11.400          1,255.73      155,000.00
    AURORA           CO   80015          1            10/22/96         00
    963023                               03           12/01/96          0
    963023                               O            11/01/11
    0


    1560213          H39/H39             A          116,875.00         ZZ
                                         180        116,804.25          1
    2506 SOUTH PAGOSA STREET          13.600          1,347.90         85
                                      13.100          1,347.90      137,500.00
    AURORA           CO   80013          5            11/15/96         23
    963034                               05           01/01/97          0
    963034                               O            12/01/11
    0


    1560215          H39/H39             A           30,000.00         ZZ
                                         180         29,981.82          1
    3123 WEST 39TH AVENUE             13.600            345.99         36
                                      13.100            345.99       85,000.00
    DENVER           CO   80211          5            12/09/96         00
    963048                               05           01/01/97          0
    963048                               O            12/01/11
    0


    1560216          H39/H39             A           75,200.00         ZZ
                                         180         75,169.83          1
    636 TENNYSON STREET               13.600            867.27         80
                                      13.100            867.27       94,000.00
    DENVER           CO   80204          5            12/26/96         00
    963054                               05           02/01/97          0
    963054                               O            01/01/12
    0


    1560218          H39/H39             A           70,000.00         ZZ
                                         180         69,940.65          1
1


    15698 NORTH TWIN LAKES DRIVE      12.100            725.42         56
                                      11.600            725.42      125,000.00
    CATALINA         AZ   85737          5            11/15/96         00
    964006                               05           01/01/97          0
    964006                               O            12/01/11
    0


    1560219          H39/H39             A          106,800.00         ZZ
                                         180        106,729.20          1
    4386 EAST ANGELA DRIVE            13.200          1,198.14         80
                                      12.700          1,198.14      133,500.00
    PHOENIX          AZ   85032          5            11/20/96         00
    964008                               05           01/01/97          0
    964008                               O            12/01/11
    0


    1560220          H39/H39             A          128,000.00         ZZ
                                         180        127,915.16          1
    1260 LIVE OAK DRIVE               13.200          1,435.97         80
                                      12.700          1,435.97      161,000.00
    NOGALES          AZ   85621          5            12/09/96         00
    964013                               05           01/01/97          0
    964013                               O            12/01/11
    0


    1560221          H39/H39             A          171,500.00         ZZ
                                         180        171,500.00          1
    2460 AUGUSTA DRIVE                13.600          1,977.88         70
                                      13.100          1,977.88      245,000.00
    FLAGSTAFF        AZ   86004          5            12/19/96         00
    964020                               05           02/01/97          0
    964020                               O            01/01/12
    0


    1560222          H39/H39             A           72,000.00         ZZ
                                         180         71,961.26          1
    1925 NORTH 46TH STREET            12.300            757.27         80
                                      11.800            757.27       90,000.00
    PHOENIX          AZ   85008          5            12/19/96         00
    964021                               05           02/01/97          0
    964021                               O            01/01/12
    0


    1560223          H39/H39             A           93,600.00         ZZ
                                         180         93,562.45          1
    6312 & 6320 OLYMPIA STREET        13.600          1,079.47         80
                                      13.100          1,079.47      117,000.00
    GOLDEN VALLEY    MN   55427          5            01/03/97         00
    970001                               05           02/01/97          0
1


    970001                               O            01/01/12
    0


    1560224          H39/H39             A           75,000.00         ZZ
                                         180         74,985.04          1
    10550 & 10600 SOUTH SHORE DR      13.600            864.96         16
                                      13.100            864.96      475,000.00
    PLYMOUTH         MN   55441          5            01/16/97         23
    970013                               05           03/01/97          0
    970013                               O            02/01/12
    0


    1560225          H39/H39             A          116,000.00         ZZ
                                         180        115,975.77          1
    425 LAFAYETTE AVENUE              13.400          1,319.56         80
                                      12.900          1,319.56      145,000.00
    EXCELSIOR        MN   55331          5            01/24/97         23
    970018                               05           03/01/97          0
    970018                               O            02/01/12
    0


    1560226          H39/H39             A           79,400.00         ZZ
                                         180         79,386.82          1
    557 LOCUST STREET SOUTH           14.400            965.98         80
                                      13.900            965.98       99,250.00
    PRESCOTT         WI   54021          5            01/27/97         23
    970020                               07           03/01/97          0
    970020                               O            02/01/12
    0


    1560228          H39/H39             A           46,000.00         ZZ
                                         180         45,986.24          1
    32-66 1/2 WAY NORTHEAST           11.800            466.09         50
                                      11.300            466.09       93,000.00
    FRIDLEY          MN   55432          5            01/31/97         00
    970026                               05           03/01/97          0
    970026                               O            02/01/12
    0


    1560229          H39/H39             A           60,000.00         ZZ
                                         180         59,986.12          2
    2101-2103 23RD AVENUE NORTH       12.950            661.38         70
                                      12.450            661.38       86,500.00
    MINNEAPOLIS      MN   55411          5            01/31/97         00
    970027                               05           03/01/97          0
    970027                               N            02/01/12
    0


1


    1560230          H39/H39             A          108,000.00         ZZ
                                         180        108,000.00          1
    1831 VICTORIA CIRCLE              11.900          1,102.60         80
                                      11.400          1,102.60      135,000.00
    VICTORIA         MN   55386          5            02/19/97         00
    970038                               05           04/01/97          0
    970038                               O            03/01/12
    0


    1560231          H39/H39             F          290,250.00         ZZ
                                         180        290,173.19          1
    9100, 9076, 9058 N JOYCE          12.350          3,063.97         74
    AVENUE                            11.850          3,063.97      396,000.00
    MILWAUKEE        WI   53218          1            01/31/97         00
    971011                               05           03/01/97          0
    971011                               N            02/01/12
    0


    1560232          H39/H39             A          100,000.00         ZZ
                                         180         99,970.75          1
    375 S LAKESHORE DRIVE             11.900          1,020.92         80
    UNIT 101                          11.400          1,020.92      125,000.00
    LAKE GENEVA      WI   53147          1            01/31/97         00
    971013                               01           03/01/97          0
    971013                               O            02/01/12
    0


    1560233          H39/H39             A           56,000.00         ZZ
                                         180         55,974.83          1
    6520 18TH AVENUE SOUTH            13.100            623.85         80
                                      12.600            623.85       70,000.00
    RICHFIELD        MN   55423          5            01/02/97         00
    972001                               05           02/01/97          0
    972001                               O            01/01/12
    0


    1560234          H39/H39             A           88,000.00         ZZ
                                         180         87,974.26          1
    612 NORTHERN HEIGHTS DRIVE NE     11.900            898.41         80
                                      11.400            898.41      110,000.00
    ROCHESTER        MN   55906          5            01/22/97         00
    972007                               05           03/01/97          0
    972007                               O            02/01/12
    0


    1560235          H39/H39             A           52,000.00         ZZ
                                         360         51,989.14          1
    4825 OAKLEY STREET                13.400            591.53         73
                                      12.900            591.53       72,000.00
1


    DULUTH           MN   55804          5            01/27/97         00
    972013                               05           03/01/97          0
    972013                               O            02/01/27
    0


    1560237          H39/H39             A           87,000.00         ZZ
                                         240         86,913.66          1
    8121 34TH AVENUE SOUTH #108       13.400          1,044.16         80
                                      12.900          1,044.16      110,000.00
    BLOOMINGTON      MN   55425          5            02/06/97         00
    972024                               01           03/01/97          0
    972024                               O            02/01/17
    0


    1560238          H39/H39             A           59,200.00         ZZ
                                         181         59,200.00          1
    309 OJIBWE PARK                   12.400            725.80         80
                                      11.900            725.80       74,000.00
    BRAINERD         MN   56401          5            02/14/97         00
    972028                               05           04/01/97          0
    972028                               O            04/01/12
    0


    1560240          H39/H39             A          276,000.00         ZZ
                                         180        275,909.83          1
    1650-1652 FRANKLIN STREET         11.400          2,712.17         80
                                      10.900          2,712.17      345,000.00
    DENVER           CO   80205          5            02/05/97         00
    973014                               05           03/01/97          0
    973014                               O            02/01/12
    0


    1560241          H39/H39             A           66,500.00         ZZ
                                         360         66,485.79          1
    2133 WEST SHAWNEE DRIVE           13.300            751.25         57
                                      12.800            751.25      118,000.00
    CHANDLER         AZ   85224          5            01/13/97         00
    974008                               05           03/01/97          0
    974008                               O            02/01/27
    0


    1560242          H39/H39             A           77,000.00         ZZ
                                         180         76,954.94          1
    14514 WEST PANTHER DRIVE          13.400            875.91         77
                                      12.900            875.91      101,000.00
    SUN CITY WEST    AZ   85375          5            01/15/97         00
    974009                               05           03/01/97          0
    974009                               O            02/01/12
    0
1




    1560243          H39/H39             F           90,000.00         ZZ
                                         180         89,975.09          1
    9801 NORTH CENTRAL                12.150            936.16         60
                                      11.650            936.16      150,000.00
    PHOENIX          AZ   85020          5            01/24/97         00
    974010                               05           03/01/97          0
    974010                               O            02/01/12
    0


    1560244          H39/H39             A           85,000.00         ZZ
                                         180         84,987.44          1
    626 SOUTH SANTA ANA DRIVE         14.900          1,067.98         67
                                      14.400          1,067.98      127,000.00
    TUCSON           AZ   85710          1            02/06/97         00
    974012                               05           03/01/97          0
    974012                               O            02/01/12
    0


    1560245          H39/H39             A          131,000.00         ZZ
                                         180        130,946.80          1
    15924 DARVEY AVENUE               10.400          1,188.53         82
                                       9.900          1,188.53      160,000.00
    FARIBAULT        MN   55021          5            01/31/97         23
    975002                               05           03/01/97          0
    975002                               O            02/01/12
    0


    1560246          H39/H39             A           89,600.00         ZZ
                                         360         89,600.00          1
    161 197TH LANE NORTH WEST         13.800          1,047.48         80
                                      13.300          1,047.48      112,000.00
    CEDAR            MN   55011          5            02/13/97         00
    975007                               05           04/01/97          0
    975007                               O            03/01/27
    0


    1560568          H39/H39             F          108,750.00         ZZ
                                         180        108,699.80          1
    S55 W32075 COUNTY TRUNK HWY ZZ     9.800            938.33         75
                                       9.300            938.33      145,000.00
    NORTH PRAIRIE    WI   52153          5            04/30/96         00
    961022                               05           06/01/96          0
    961022                               O            05/01/11
    0


    1562996          H39/H39             A          105,500.00         ZZ
                                         360        105,337.29          1
1


    21760 DELMAR AVENUE               11.750          1,064.93         73
                                      11.250          1,064.93      146,000.00
    JORDAN           MN   55352          5            09/20/96         00
    960192                               05           11/01/96          0
    960192                               O            10/01/26
    0


    1563000          H39/H39             A           49,700.00         ZZ
                                         240         49,336.92          1
    4604 CALEY COURT                  10.400            492.86         61
                                       9.900            492.86       82,000.00
    WATERFORD        WI   53185          5            09/13/96         00
    961083                               05           11/01/96          0
    961083                               O            10/01/16
    0


    1563006          H39/H39             A           35,750.00         ZZ
                                         180         35,744.95          1
    957 BRADLEY STREET                15.100            454.90         65
                                      14.600            454.90       55,000.00
    ST PAUL          MN   55101          1            01/30/97         00
    970024                               05           03/01/97          0
    970024                               O            02/01/12
    0

   TOTAL NUMBER OF LOANS   :      1,432

   TOTAL ORIGINAL BALANCE  :   122,234,448.00

   TOTAL PRINCIPAL BALANCE :   121,743,601.84

   TOTAL ORIGINAL P+I      :     1,201,022.40

   TOTAL CURRENT P+I       :     1,198,601.55


                             ***************************
                             *      END OF REPORT      *
                             ***************************

  RUN ON     : 03/25/97           RFC DISCLOSURE SYSTEM       RFFSDFIX-01
  AT         : 08.28.35           FIXED PASSTHRU REPORT       AMORTIZED BALANCE
  SERIES     : RASC 1997-KS1 GRP I                            CUTOFF : 03/01/97
  POOL       : 0004241
             :
             :
  POOL STATUS: F

    RFC LOAN NUMBER                      SUB SERV FEE
    PRINCIPAL BALANCE                    MSTR SERV FEE
    CURR NOTE RATE                       ALL EXP
    RFC NET RATE                         MISC EXP
    NET MTG RATE(INVSTR RATE)            SPREAD
    POST STRIP RATE                      STRIP
  -----------------------------------------------------------------------

      1389987                              .2500
      635,279.02                           .0800
            8.6250                         .0000
            8.3750                         .1500
            8.1450                         .0000
            8.1450                         .0000

      1397805                              .9000
       24,243.74                           .0800
           13.9900                         .0000
           13.0900                         .1500
           12.8600                         .0000
           12.8600                         .0000

      1397823                              .9000
       14,363.94                           .0800
           12.6000                         .0000
           11.7000                         .1500
           11.4700                         .0000
           11.4700                         .0000

      1400730                              .5000
       71,924.47                           .0800
            9.5000                         .0000
            9.0000                         .1500
            8.7700                         .0000
            8.7700                         .0000

      1400926                              .5000
       72,443.66                           .0800
           10.1000                         .0000
            9.6000                         .1500
            9.3700                         .0000
            9.3700                         .0000

      1403139                              .5000
       23,743.95                           .0800
           14.5000                         .0000
           14.0000                         .1500
           13.7700                         .0000
           13.7700                         .0000
1



      1403145                              .5000
       10,972.07                           .0800
           13.9900                         .0000
           13.4900                         .1500
           13.2600                         .0000
           13.2600                         .0000

      1415543                              .5000
       18,939.76                           .0800
           12.2500                         .0000
           11.7500                         .1500
           11.5200                         .0000
           11.5200                         .0000

      1415549                              .5000
       35,022.45                           .0800
           14.7500                         .0000
           14.2500                         .1500
           14.0200                         .0000
           14.0200                         .0000

      1415551                              .5000
       18,177.91                           .0800
           14.0000                         .0000
           13.5000                         .1500
           13.2700                         .0000
           13.2700                         .0000

      1415558                              .5000
       51,446.27                           .0800
           11.0000                         .0000
           10.5000                         .1500
           10.2700                         .0000
           10.2700                         .0000

      1415566                              .5000
       38,393.49                           .0800
           13.5000                         .0000
           13.0000                         .1500
           12.7700                         .0000
           12.7700                         .0000

      1417976                              .5000
       15,822.81                           .0800
           16.3000                         .0000
           15.8000                         .1500
           15.5700                         .0000
           15.5700                         .0000

      1418106                              .5000
       16,265.38                           .0800
           13.9900                         .0000
           13.4900                         .1500
           13.2600                         .0000
           13.2600                         .0000
1



      1438293                              .5000
       36,109.89                           .0800
           11.8750                         .0000
           11.3750                         .1500
           11.1450                         .0000
           11.1450                         .0000

      1438298                              .5000
       30,256.85                           .0800
           13.8750                         .0000
           13.3750                         .1500
           13.1450                         .0000
           13.1450                         .0000

      1438300                              .5000
       69,605.14                           .0800
           12.2500                         .0000
           11.7500                         .1500
           11.5200                         .0000
           11.5200                         .0000

      1438301                              .5000
       19,362.99                           .0800
           11.3750                         .0000
           10.8750                         .1500
           10.6450                         .0000
           10.6450                         .0000

      1438303                              .5000
       32,141.55                           .0800
           11.3750                         .0000
           10.8750                         .1500
           10.6450                         .0000
           10.6450                         .0000

      1438304                              .5000
       47,979.11                           .0800
           12.8250                         .0000
           12.3250                         .1500
           12.0950                         .0000
           12.0950                         .0000

      1438305                              .5000
       44,399.40                           .0800
           13.4000                         .0000
           12.9000                         .1500
           12.6700                         .0000
           12.6700                         .0000

      1438327                              .5000
       38,746.61                           .0800
           12.6250                         .0000
           12.1250                         .1500
           11.8950                         .0000
           11.8950                         .0000
1



      1438328                              .5000
       16,404.23                           .0800
           11.0250                         .0000
           10.5250                         .1500
           10.2950                         .0000
           10.2950                         .0000

      1438330                              .5000
       15,668.45                           .0800
           13.5000                         .0000
           13.0000                         .1500
           12.7700                         .0000
           12.7700                         .0000

      1438331                              .5000
       71,499.57                           .0800
           11.2750                         .0000
           10.7750                         .1500
           10.5450                         .0000
           10.5450                         .0000

      1438332                              .5000
       16,226.57                           .0800
           13.5000                         .0000
           13.0000                         .1500
           12.7700                         .0000
           12.7700                         .0000

      1438334                              .5000
       21,847.95                           .0800
           12.3600                         .0000
           11.8600                         .1500
           11.6300                         .0000
           11.6300                         .0000

      1438335                              .5000
       47,843.63                           .0800
           12.2500                         .0000
           11.7500                         .1500
           11.5200                         .0000
           11.5200                         .0000

      1438337                              .5000
       14,376.46                           .0800
           14.5500                         .0000
           14.0500                         .1500
           13.8200                         .0000
           13.8200                         .0000

      1438339                              .5000
       38,997.38                           .0800
           12.0000                         .0000
           11.5000                         .1500
           11.2700                         .0000
           11.2700                         .0000
1



      1438341                              .5000
       21,501.33                           .0800
           11.8750                         .0000
           11.3750                         .1500
           11.1450                         .0000
           11.1450                         .0000

      1438342                              .5000
       40,975.70                           .0800
           13.0000                         .0000
           12.5000                         .1500
           12.2700                         .0000
           12.2700                         .0000

      1438343                              .5000
       25,407.17                           .0800
           13.4250                         .0000
           12.9250                         .1500
           12.6950                         .0000
           12.6950                         .0000

      1438344                              .5000
       51,505.53                           .0800
           11.3750                         .0000
           10.8750                         .1500
           10.6450                         .0000
           10.6450                         .0000

      1438345                              .5000
       34,653.36                           .0800
           13.2500                         .0000
           12.7500                         .1500
           12.5200                         .0000
           12.5200                         .0000

      1438349                              .5000
       19,967.33                           .0800
           11.3530                         .0000
           10.8530                         .1500
           10.6230                         .0000
           10.6230                         .0000

      1438350                              .5000
       15,841.98                           .0800
           14.5000                         .0000
           14.0000                         .1500
           13.7700                         .0000
           13.7700                         .0000

      1438351                              .5000
       15,697.48                           .0800
           11.8750                         .0000
           11.3750                         .1500
           11.1450                         .0000
           11.1450                         .0000
1



      1438359                              .5000
       24,154.24                           .0800
           10.2750                         .0000
            9.7750                         .1500
            9.5450                         .0000
            9.5450                         .0000

      1438360                              .5000
       26,521.80                           .0800
           13.5000                         .0000
           13.0000                         .1500
           12.7700                         .0000
           12.7700                         .0000

      1438363                              .5000
       35,646.21                           .0800
           13.5000                         .0000
           13.0000                         .1500
           12.7700                         .0000
           12.7700                         .0000

      1438366                              .5000
       34,582.54                           .0800
           13.9000                         .0000
           13.4000                         .1500
           13.1700                         .0000
           13.1700                         .0000

      1438368                              .5000
       14,416.57                           .0800
           11.2500                         .0000
           10.7500                         .1500
           10.5200                         .0000
           10.5200                         .0000

      1438372                              .5000
       13,890.54                           .0800
           13.3750                         .0000
           12.8750                         .1500
           12.6450                         .0000
           12.6450                         .0000

      1438373                              .5000
       30,673.96                           .0800
           13.3250                         .0000
           12.8250                         .1500
           12.5950                         .0000
           12.5950                         .0000

      1438375                              .5000
       18,570.01                           .0800
           11.4900                         .0000
           10.9900                         .1500
           10.7600                         .0000
           10.7600                         .0000
1



      1438376                              .5000
       18,503.23                           .0800
           12.6250                         .0000
           12.1250                         .1500
           11.8950                         .0000
           11.8950                         .0000

      1438389                              .5000
       36,384.53                           .0800
           12.0000                         .0000
           11.5000                         .1500
           11.2700                         .0000
           11.2700                         .0000

      1438401                              .5000
       30,290.37                           .0800
           12.2710                         .0000
           11.7710                         .1500
           11.5410                         .0000
           11.5410                         .0000

      1438402                              .5000
      317,438.94                           .0800
           13.1250                         .0000
           12.6250                         .1500
           12.3950                         .0000
           12.3950                         .0000

      1438406                              .5000
       22,005.90                           .0800
           12.9900                         .0000
           12.4900                         .1500
           12.2600                         .0000
           12.2600                         .0000

      1438418                              .5000
       28,675.08                           .0800
           12.0750                         .0000
           11.5750                         .1500
           11.3450                         .0000
           11.3450                         .0000

      1438422                              .5000
       13,464.41                           .0800
           11.4900                         .0000
           10.9900                         .1500
           10.7600                         .0000
           10.7600                         .0000

      1438481                              .5000
       33,716.44                           .0800
           11.7500                         .0000
           11.2500                         .1500
           11.0200                         .0000
           11.0200                         .0000
1



      1438516                              .5000
       17,282.44                           .0800
           11.8750                         .0000
           11.3750                         .1500
           11.1450                         .0000
           11.1450                         .0000

      1438523                              .5000
       27,611.56                           .0800
           11.8750                         .0000
           11.3750                         .1500
           11.1450                         .0000
           11.1450                         .0000

      1454568                              .5000
       16,629.17                           .0800
           13.9500                         .0000
           13.4500                         .1500
           13.2200                         .0000
           13.2200                         .0000

      1454569                              .5000
       48,526.54                           .0800
           14.5000                         .0000
           14.0000                         .1500
           13.7700                         .0000
           13.7700                         .0000

      1454573                              .5000
       34,099.97                           .0800
           15.2500                         .0000
           14.7500                         .1500
           14.5200                         .0000
           14.5200                         .0000

      1454582                              .5000
       12,642.45                           .0800
           15.2500                         .0000
           14.7500                         .1500
           14.5200                         .0000
           14.5200                         .0000

      1454584                              .5000
      146,065.40                           .0800
           11.1250                         .0000
           10.6250                         .1500
           10.3950                         .0000
           10.3950                         .0000

      1454591                              .5000
       34,244.50                           .0800
           13.3750                         .0000
           12.8750                         .1500
           12.6450                         .0000
           12.6450                         .0000
1



      1454595                              .5000
       70,208.48                           .0800
           13.5000                         .0000
           13.0000                         .1500
           12.7700                         .0000
           12.7700                         .0000

      1454606                              .5000
       13,490.27                           .0800
           14.5000                         .0000
           14.0000                         .1500
           13.7700                         .0000
           13.7700                         .0000

      1454612                              .5000
       45,966.87                           .0800
           13.5000                         .0000
           13.0000                         .1500
           12.7700                         .0000
           12.7700                         .0000

      1454618                              .5000
       12,495.72                           .0800
           14.5000                         .0000
           14.0000                         .1500
           13.7700                         .0000
           13.7700                         .0000

      1454621                              .5000
       20,811.41                           .0800
           15.2500                         .0000
           14.7500                         .1500
           14.5200                         .0000
           14.5200                         .0000

      1456274                              .5000
       51,719.78                           .0800
           13.5000                         .0000
           13.0000                         .1500
           12.7700                         .0000
           12.7700                         .0000

      1465785                              .5000
       44,916.44                           .0800
           11.3750                         .0000
           10.8750                         .1500
           10.6450                         .0000
           10.6450                         .0000

      1465786                              .5000
       15,525.84                           .0800
           14.1250                         .0000
           13.6250                         .1500
           13.3950                         .0000
           13.3950                         .0000
1



      1465788                              .5000
        7,277.89                           .0800
           11.0000                         .0000
           10.5000                         .1500
           10.2700                         .0000
           10.2700                         .0000

      1465792                              .5000
       22,193.75                           .0800
           14.1250                         .0000
           13.6250                         .1500
           13.3950                         .0000
           13.3950                         .0000

      1465798                              .5000
       86,862.67                           .0800
           11.3750                         .0000
           10.8750                         .1500
           10.6450                         .0000
           10.6450                         .0000

      1465800                              .5000
       29,100.81                           .0800
           13.2500                         .0000
           12.7500                         .1500
           12.5200                         .0000
           12.5200                         .0000

      1465803                              .5000
       16,453.53                           .0800
           13.9900                         .0000
           13.4900                         .1500
           13.2600                         .0000
           13.2600                         .0000

      1465804                              .5000
       11,412.99                           .0800
           15.0000                         .0000
           14.5000                         .1500
           14.2700                         .0000
           14.2700                         .0000

      1465805                              .5000
       38,769.65                           .0800
           14.1250                         .0000
           13.6250                         .1500
           13.3950                         .0000
           13.3950                         .0000

      1465813                              .5000
       25,406.14                           .0800
           14.1250                         .0000
           13.6250                         .1500
           13.3950                         .0000
           13.3950                         .0000
1



      1465815                              .5000
       30,175.61                           .0800
           11.3750                         .0000
           10.8750                         .1500
           10.6450                         .0000
           10.6450                         .0000

      1465820                              .5000
       33,638.43                           .0800
           13.9900                         .0000
           13.4900                         .1500
           13.2600                         .0000
           13.2600                         .0000

      1465828                              .5000
       17,070.96                           .0800
           15.0000                         .0000
           14.5000                         .1500
           14.2700                         .0000
           14.2700                         .0000

      1465830                              .5000
       32,628.51                           .0800
           14.5000                         .0000
           14.0000                         .1500
           13.7700                         .0000
           13.7700                         .0000

      1465833                              .5000
       23,435.67                           .0800
           14.5000                         .0000
           14.0000                         .1500
           13.7700                         .0000
           13.7700                         .0000

      1465834                              .5000
       31,029.97                           .0800
           14.7500                         .0000
           14.2500                         .1500
           14.0200                         .0000
           14.0200                         .0000

      1465847                              .5000
       13,571.74                           .0800
           12.7500                         .0000
           12.2500                         .1500
           12.0200                         .0000
           12.0200                         .0000

      1465851                              .5000
       33,255.33                           .0800
           11.8750                         .0000
           11.3750                         .1500
           11.1450                         .0000
           11.1450                         .0000
1



      1465861                              .5000
       13,250.25                           .0800
           15.2500                         .0000
           14.7500                         .1500
           14.5200                         .0000
           14.5200                         .0000

      1465865                              .5000
       44,972.18                           .0800
           11.8750                         .0000
           11.3750                         .1500
           11.1450                         .0000
           11.1450                         .0000

      1465869                              .5000
       43,803.68                           .0800
           14.1250                         .0000
           13.6250                         .1500
           13.3950                         .0000
           13.3950                         .0000

      1465870                              .5000
       93,792.71                           .0800
           13.5000                         .0000
           13.0000                         .1500
           12.7700                         .0000
           12.7700                         .0000

      1465871                              .5000
       38,897.37                           .0800
           14.5000                         .0000
           14.0000                         .1500
           13.7700                         .0000
           13.7700                         .0000

      1465879                              .5000
       34,848.19                           .0800
           14.1250                         .0000
           13.6250                         .1500
           13.3950                         .0000
           13.3950                         .0000

      1465882                              .5000
       26,255.72                           .0800
           14.5000                         .0000
           14.0000                         .1500
           13.7700                         .0000
           13.7700                         .0000

      1465887                              .5000
       27,644.89                           .0800
           14.1250                         .0000
           13.6250                         .1500
           13.3950                         .0000
           13.3950                         .0000
1



      1465892                              .5000
       32,868.39                           .0800
           14.5000                         .0000
           14.0000                         .1500
           13.7700                         .0000
           13.7700                         .0000

      1465895                              .5000
       20,421.10                           .0800
           14.5000                         .0000
           14.0000                         .1500
           13.7700                         .0000
           13.7700                         .0000

      1465897                              .5000
        9,971.41                           .0800
           14.5000                         .0000
           14.0000                         .1500
           13.7700                         .0000
           13.7700                         .0000

      1465906                              .5000
       33,459.13                           .0800
           15.0000                         .0000
           14.5000                         .1500
           14.2700                         .0000
           14.2700                         .0000

      1465918                              .5000
       19,473.60                           .0800
           15.0000                         .0000
           14.5000                         .1500
           14.2700                         .0000
           14.2700                         .0000

      1465920                              .5000
       20,466.87                           .0800
           14.6250                         .0000
           14.1250                         .1500
           13.8950                         .0000
           13.8950                         .0000

      1465930                              .5000
       19,388.87                           .0800
           14.5000                         .0000
           14.0000                         .1500
           13.7700                         .0000
           13.7700                         .0000

      1465933                              .5000
       19,985.82                           .0800
           14.6250                         .0000
           14.1250                         .1500
           13.8950                         .0000
           13.8950                         .0000
1



      1465934                              .5000
       47,855.46                           .0800
           15.0000                         .0000
           14.5000                         .1500
           14.2700                         .0000
           14.2700                         .0000

      1465937                              .5000
       43,998.36                           .0800
           14.1250                         .0000
           13.6250                         .1500
           13.3950                         .0000
           13.3950                         .0000

      1465942                              .5000
       13,834.82                           .0800
           15.2500                         .0000
           14.7500                         .1500
           14.5200                         .0000
           14.5200                         .0000

      1465950                              .5000
       24,602.40                           .0800
           11.0000                         .0000
           10.5000                         .1500
           10.2700                         .0000
           10.2700                         .0000

      1465952                              .5000
       21,545.36                           .0800
           14.7500                         .0000
           14.2500                         .1500
           14.0200                         .0000
           14.0200                         .0000

      1465955                              .5000
        9,754.81                           .0800
           15.0000                         .0000
           14.5000                         .1500
           14.2700                         .0000
           14.2700                         .0000

      1465963                              .5000
       24,350.49                           .0800
           14.3750                         .0000
           13.8750                         .1500
           13.6450                         .0000
           13.6450                         .0000

      1465965                              .5000
       24,058.36                           .0800
           14.1250                         .0000
           13.6250                         .1500
           13.3950                         .0000
           13.3950                         .0000
1



      1465970                              .5000
       11,474.71                           .0800
           14.5000                         .0000
           14.0000                         .1500
           13.7700                         .0000
           13.7700                         .0000

      1465976                              .5000
       36,622.70                           .0800
           15.5000                         .0000
           15.0000                         .1500
           14.7700                         .0000
           14.7700                         .0000

      1465977                              .5000
        9,734.03                           .0800
           14.1250                         .0000
           13.6250                         .1500
           13.3950                         .0000
           13.3950                         .0000

      1465978                              .5000
       39,019.37                           .0800
           15.0000                         .0000
           14.5000                         .1500
           14.2700                         .0000
           14.2700                         .0000

      1465979                              .5000
       15,598.35                           .0800
           14.7500                         .0000
           14.2500                         .1500
           14.0200                         .0000
           14.0200                         .0000

      1465980                              .5000
        9,734.02                           .0800
           14.1250                         .0000
           13.6250                         .1500
           13.3950                         .0000
           13.3950                         .0000

      1465981                              .5000
        9,734.02                           .0800
           14.1250                         .0000
           13.6250                         .1500
           13.3950                         .0000
           13.3950                         .0000

      1465982                              .5000
       22,875.18                           .0800
           14.1250                         .0000
           13.6250                         .1500
           13.3950                         .0000
           13.3950                         .0000
1



      1465983                              .5000
       11,583.57                           .0800
           14.1250                         .0000
           13.6250                         .1500
           13.3950                         .0000
           13.3950                         .0000

      1465984                              .5000
       16,824.48                           .0800
           14.1250                         .0000
           13.6250                         .1500
           13.3950                         .0000
           13.3950                         .0000

      1465995                              .5000
       23,170.67                           .0800
           12.0000                         .0000
           11.5000                         .1500
           11.2700                         .0000
           11.2700                         .0000

      1465997                              .5000
       36,441.34                           .0800
           12.5000                         .0000
           12.0000                         .1500
           11.7700                         .0000
           11.7700                         .0000

      1466000                              .5000
       26,699.39                           .0800
           13.5000                         .0000
           13.0000                         .1500
           12.7700                         .0000
           12.7700                         .0000

      1466002                              .5000
       14,546.91                           .0800
           13.5000                         .0000
           13.0000                         .1500
           12.7700                         .0000
           12.7700                         .0000

      1466105                              .5000
       17,266.52                           .0800
           14.9500                         .0000
           14.4500                         .1500
           14.2200                         .0000
           14.2200                         .0000

      1466162                              .5000
       37,727.89                           .0800
           12.7500                         .0000
           12.2500                         .1500
           12.0200                         .0000
           12.0200                         .0000
1



      1488645                              .5000
       70,132.76                           .0800
            9.8750                         .0000
            9.3750                         .1500
            9.1450                         .0000
            9.1450                         .0000

      1488767                              .5000
      116,946.81                           .0800
           10.5000                         .0000
           10.0000                         .1500
            9.7700                         .0000
            9.7700                         .0000

      1494122                              .5000
      175,398.07                           .0800
           10.8750                         .0000
           10.3750                         .1500
           10.1450                         .0000
           10.1450                         .0000

      1503971                              .5000
      164,096.05                           .0800
           12.5000                         .0000
           12.0000                         .1500
           11.7700                         .0000
           11.7700                         .0000

      1506668                              .5000
      103,718.14                           .0800
           10.0000                         .0000
            9.5000                         .1500
            9.2700                         .0000
            9.2700                         .0000

      1508615                              .5000
       44,865.99                           .0800
           10.9500                         .0000
           10.4500                         .1500
           10.2200                         .0000
           10.2200                         .0000

      1508617                              .5000
      167,446.33                           .0800
           11.4000                         .0000
           10.9000                         .1500
           10.6700                         .0000
           10.6700                         .0000

      1512333                              .5000
       55,886.94                           .0800
           11.3750                         .0000
           10.8750                         .1500
           10.6450                         .0000
           10.6450                         .0000
1



      1513037                              .5000
      107,313.85                           .0800
           11.6250                         .0000
           11.1250                         .1500
           10.8950                         .0000
           10.8950                         .0000

      1513680                              .5000
       67,327.27                           .0800
           11.0000                         .0000
           10.5000                         .1500
           10.2700                         .0000
           10.2700                         .0000

      1514236                              .5000
       95,710.84                           .0800
           10.2500                         .0000
            9.7500                         .1500
            9.5200                         .0000
            9.5200                         .0000

      1515099                              .5000
       75,883.97                           .0800
           10.7500                         .0000
           10.2500                         .1500
           10.0200                         .0000
           10.0200                         .0000

      1516329                              .5000
       67,862.50                           .0800
           10.5000                         .0000
           10.0000                         .1500
            9.7700                         .0000
            9.7700                         .0000

      1516347                              .5000
       24,694.29                           .0800
           10.8750                         .0000
           10.3750                         .1500
           10.1450                         .0000
           10.1450                         .0000

      1516435                              .5000
       29,324.37                           .0800
           10.2500                         .0000
            9.7500                         .1500
            9.5200                         .0000
            9.5200                         .0000

      1517010                              .5000
      114,455.01                           .0800
           10.2500                         .0000
            9.7500                         .1500
            9.5200                         .0000
            9.5200                         .0000
1



      1517421                              .5000
      398,915.89                           .0800
           10.0000                         .0000
            9.5000                         .1500
            9.2700                         .0000
            9.2700                         .0000

      1517579                              .5000
       65,179.30                           .0800
           10.8750                         .0000
           10.3750                         .1500
           10.1450                         .0000
           10.1450                         .0000

      1517599                              .5000
      114,769.08                           .0800
           12.3500                         .0000
           11.8500                         .1500
           11.6200                         .0000
           11.6200                         .0000

      1517724                              .5000
       64,875.38                           .0800
           10.7500                         .0000
           10.2500                         .1500
           10.0200                         .0000
           10.0200                         .0000

      1517767                              .5000
       28,474.57                           .0800
           11.8750                         .0000
           11.3750                         .1500
           11.1450                         .0000
           11.1450                         .0000

      1518128                              .5000
       53,688.77                           .0800
           10.5000                         .0000
           10.0000                         .1500
            9.7700                         .0000
            9.7700                         .0000

      1518154                              .5000
       40,341.56                           .0800
           11.0000                         .0000
           10.5000                         .1500
           10.2700                         .0000
           10.2700                         .0000

      1518923                              .5000
      146,747.18                           .0800
           11.2500                         .0000
           10.7500                         .1500
           10.5200                         .0000
           10.5200                         .0000
1



      1519683                              .5000
      239,384.20                           .0800
           11.0000                         .0000
           10.5000                         .1500
           10.2700                         .0000
           10.2700                         .0000

      1519689                              .5000
       99,775.94                           .0800
           11.6250                         .0000
           11.1250                         .1500
           10.8950                         .0000
           10.8950                         .0000

      1519737                              .5000
      258,566.66                           .0800
           10.8750                         .0000
           10.3750                         .1500
           10.1450                         .0000
           10.1450                         .0000

      1519749                              .5000
      197,581.42                           .0800
           11.3750                         .0000
           10.8750                         .1500
           10.6450                         .0000
           10.6450                         .0000

      1519756                              .5000
      206,572.76                           .0800
           12.0000                         .0000
           11.5000                         .1500
           11.2700                         .0000
           11.2700                         .0000

      1519883                              .5000
      114,110.89                           .0800
           10.3750                         .0000
            9.8750                         .1500
            9.6450                         .0000
            9.6450                         .0000

      1520631                              .5000
       44,947.70                           .0800
           12.0000                         .0000
           11.5000                         .1500
           11.2700                         .0000
           11.2700                         .0000

      1520891                              .5000
       56,546.34                           .0800
           10.0000                         .0000
            9.5000                         .1500
            9.2700                         .0000
            9.2700                         .0000
1



      1521105                              .5000
       98,602.92                           .0800
           10.6250                         .0000
           10.1250                         .1500
            9.8950                         .0000
            9.8950                         .0000

      1521697                              .5000
       48,371.34                           .0800
            9.5000                         .0000
            9.0000                         .1500
            8.7700                         .0000
            8.7700                         .0000

      1521747                              .5000
       63,675.36                           .0800
           10.6250                         .0000
           10.1250                         .1500
            9.8950                         .0000
            9.8950                         .0000

      1521755                              .5000
       62,908.87                           .0800
           11.0000                         .0000
           10.5000                         .1500
           10.2700                         .0000
           10.2700                         .0000

      1521956                              .5000
       62,862.09                           .0800
           11.0000                         .0000
           10.5000                         .1500
           10.2700                         .0000
           10.2700                         .0000

      1523027                              .5000
       61,033.07                           .0800
           11.6250                         .0000
           11.1250                         .1500
           10.8950                         .0000
           10.8950                         .0000

      1523517                              .5000
      114,705.00                           .0800
            9.3750                         .0000
            8.8750                         .1500
            8.6450                         .0000
            8.6450                         .0000

      1523704                              .5000
      223,598.65                           .0800
           10.0000                         .0000
            9.5000                         .1500
            9.2700                         .0000
            9.2700                         .0000
1



      1524115                              .5000
       43,437.09                           .0800
           11.0000                         .0000
           10.5000                         .1500
           10.2700                         .0000
           10.2700                         .0000

      1524620                              .5000
      206,684.03                           .0800
           10.7500                         .0000
           10.2500                         .1500
           10.0200                         .0000
           10.0200                         .0000

      1524803                              .5000
       42,650.28                           .0800
           13.8500                         .0000
           13.3500                         .1500
           13.1200                         .0000
           13.1200                         .0000

      1524950                              .5000
       83,530.14                           .0800
           11.3500                         .0000
           10.8500                         .1500
           10.6200                         .0000
           10.6200                         .0000

      1524957                              .5000
      100,520.61                           .0800
           11.3500                         .0000
           10.8500                         .1500
           10.6200                         .0000
           10.6200                         .0000

      1524967                              .5000
       89,889.21                           .0800
           11.7500                         .0000
           11.2500                         .1500
           11.0200                         .0000
           11.0200                         .0000

      1525209                              .5000
      131,651.55                           .0800
           10.1250                         .0000
            9.6250                         .1500
            9.3950                         .0000
            9.3950                         .0000

      1525322                              .5000
       57,489.90                           .0800
           11.6250                         .0000
           11.1250                         .1500
           10.8950                         .0000
           10.8950                         .0000
1



      1526708                              .5000
       73,198.17                           .0800
           11.0000                         .0000
           10.5000                         .1500
           10.2700                         .0000
           10.2700                         .0000

      1526725                              .5000
       54,131.14                           .0800
           10.5000                         .0000
           10.0000                         .1500
            9.7700                         .0000
            9.7700                         .0000

      1526740                              .5000
      159,481.11                           .0800
           11.3500                         .0000
           10.8500                         .1500
           10.6200                         .0000
           10.6200                         .0000

      1526813                              .5000
       21,704.80                           .0800
           10.3750                         .0000
            9.8750                         .1500
            9.6450                         .0000
            9.6450                         .0000

      1526858                              .5000
      124,718.86                           .0800
           10.8750                         .0000
           10.3750                         .1500
           10.1450                         .0000
           10.1450                         .0000

      1527026                              .5000
      176,975.16                           .0800
           10.2500                         .0000
            9.7500                         .1500
            9.5200                         .0000
            9.5200                         .0000

      1527159                              .5000
      119,112.24                           .0800
           10.8750                         .0000
           10.3750                         .1500
           10.1450                         .0000
           10.1450                         .0000

      1527309                              .5000
       97,842.17                           .0800
           10.5000                         .0000
           10.0000                         .1500
            9.7700                         .0000
            9.7700                         .0000
1



      1527353                              .5000
       79,844.56                           .0800
           11.5500                         .0000
           11.0500                         .1500
           10.8200                         .0000
           10.8200                         .0000

      1527374                              .5000
      193,087.28                           .0800
           11.8500                         .0000
           11.3500                         .1500
           11.1200                         .0000
           11.1200                         .0000

      1527522                              .5000
      122,761.42                           .0800
            9.6250                         .0000
            9.1250                         .1500
            8.8950                         .0000
            8.8950                         .0000

      1527555                              .5000
       83,866.83                           .0800
           11.6250                         .0000
           11.1250                         .1500
           10.8950                         .0000
           10.8950                         .0000

      1527578                              .5000
       59,884.99                           .0800
           10.7500                         .0000
           10.2500                         .1500
           10.0200                         .0000
           10.0200                         .0000

      1527898                              .5000
       99,787.79                           .0800
           11.8750                         .0000
           11.3750                         .1500
           11.1450                         .0000
           11.1450                         .0000

      1527910                              .5000
      263,390.08                           .0800
           10.7500                         .0000
           10.2500                         .1500
           10.0200                         .0000
           10.0200                         .0000

      1528003                              .5000
       53,878.51                           .0800
           10.8750                         .0000
           10.3750                         .1500
           10.1450                         .0000
           10.1450                         .0000
1



      1528004                              .5000
      124,747.71                           .0800
           11.3750                         .0000
           10.8750                         .1500
           10.6450                         .0000
           10.6450                         .0000

      1528005                              .5000
       68,268.37                           .0800
           11.6250                         .0000
           11.1250                         .1500
           10.8950                         .0000
           10.8950                         .0000

      1528436                              .5000
       48,392.11                           .0800
           11.8750                         .0000
           11.3750                         .1500
           11.1450                         .0000
           11.1450                         .0000

      1528438                              .5000
       52,124.47                           .0800
           11.0000                         .0000
           10.5000                         .1500
           10.2700                         .0000
           10.2700                         .0000

      1528447                              .5000
       75,584.44                           .0800
           10.7500                         .0000
           10.2500                         .1500
           10.0200                         .0000
           10.0200                         .0000

      1528448                              .5000
       22,175.01                           .0800
           11.5000                         .0000
           11.0000                         .1500
           10.7700                         .0000
           10.7700                         .0000

      1528478                              .5000
       93,479.47                           .0800
           10.8750                         .0000
           10.3750                         .1500
           10.1450                         .0000
           10.1450                         .0000

      1528480                              .5000
       59,886.20                           .0800
           10.8000                         .0000
           10.3000                         .1500
           10.0700                         .0000
           10.0700                         .0000
1



      1528547                              .5000
       81,777.18                           .0800
           11.3750                         .0000
           10.8750                         .1500
           10.6450                         .0000
           10.6450                         .0000

      1528686                              .5000
       67,805.08                           .0800
           10.0000                         .0000
            9.5000                         .1500
            9.2700                         .0000
            9.2700                         .0000

      1528733                              .5000
       62,282.12                           .0800
            9.7500                         .0000
            9.2500                         .1500
            9.0200                         .0000
            9.0200                         .0000

      1528747                              .5000
      135,618.17                           .0800
           11.2500                         .0000
           10.7500                         .1500
           10.5200                         .0000
           10.5200                         .0000

      1528829                              .5000
       49,797.56                           .0800
            9.8750                         .0000
            9.3750                         .1500
            9.1450                         .0000
            9.1450                         .0000

      1529029                              .5000
      163,163.96                           .0800
            9.5000                         .0000
            9.0000                         .1500
            8.7700                         .0000
            8.7700                         .0000

      1529205                              .5000
       78,989.92                           .0800
           10.5000                         .0000
           10.0000                         .1500
            9.7700                         .0000
            9.7700                         .0000

      1529231                              .5000
       47,154.46                           .0800
           10.5000                         .0000
           10.0000                         .1500
            9.7700                         .0000
            9.7700                         .0000
1



      1529409                              .5000
       46,383.58                           .0800
           10.3750                         .0000
            9.8750                         .1500
            9.6450                         .0000
            9.6450                         .0000

      1529459                              .5000
       55,455.15                           .0800
           10.5000                         .0000
           10.0000                         .1500
            9.7700                         .0000
            9.7700                         .0000

      1529510                              .5000
      108,606.85                           .0800
            8.6250                         .0000
            8.1250                         .1500
            7.8950                         .0000
            7.8950                         .0000

      1529529                              .5000
      183,726.33                           .0800
            9.5000                         .0000
            9.0000                         .1500
            8.7700                         .0000
            8.7700                         .0000

      1529540                              .5000
       62,427.49                           .0800
           10.6500                         .0000
           10.1500                         .1500
            9.9200                         .0000
            9.9200                         .0000

      1529704                              .5000
       64,925.90                           .0800
           10.7500                         .0000
           10.2500                         .1500
           10.0200                         .0000
           10.0200                         .0000

      1529713                              .5000
       54,806.58                           .0800
            9.3750                         .0000
            8.8750                         .1500
            8.6450                         .0000
            8.6450                         .0000

      1529715                              .5000
       73,826.18                           .0800
           11.3750                         .0000
           10.8750                         .1500
           10.6450                         .0000
           10.6450                         .0000
1



      1529889                              .5000
       50,919.61                           .0800
           12.5000                         .0000
           12.0000                         .1500
           11.7700                         .0000
           11.7700                         .0000

      1529951                              .5000
      167,762.94                           .0800
            9.7500                         .0000
            9.2500                         .1500
            9.0200                         .0000
            9.0200                         .0000

      1529963                              .5000
       63,907.42                           .0800
           11.0000                         .0000
           10.5000                         .1500
           10.2700                         .0000
           10.2700                         .0000

      1529976                              .5000
      100,521.15                           .0800
           10.6500                         .0000
           10.1500                         .1500
            9.9200                         .0000
            9.9200                         .0000

      1529979                              .5000
      104,776.04                           .0800
           10.2500                         .0000
            9.7500                         .1500
            9.5200                         .0000
            9.5200                         .0000

      1529980                              .5000
      120,489.37                           .0800
           10.9900                         .0000
           10.4900                         .1500
           10.2600                         .0000
           10.2600                         .0000

      1529981                              .5000
       39,884.80                           .0800
           11.4500                         .0000
           10.9500                         .1500
           10.7200                         .0000
           10.7200                         .0000

      1529982                              .5000
       43,845.43                           .0800
           11.8000                         .0000
           11.3000                         .1500
           11.0700                         .0000
           11.0700                         .0000
1



      1529992                              .5000
       63,822.93                           .0800
           10.6500                         .0000
           10.1500                         .1500
            9.9200                         .0000
            9.9200                         .0000

      1530005                              .5000
       35,657.52                           .0800
            9.9500                         .0000
            9.4500                         .1500
            9.2200                         .0000
            9.2200                         .0000

      1530030                              .5000
       41,821.61                           .0800
           11.3500                         .0000
           10.8500                         .1500
           10.6200                         .0000
           10.6200                         .0000

      1530031                              .5000
       47,847.57                           .0800
           10.0000                         .0000
            9.5000                         .1500
            9.2700                         .0000
            9.2700                         .0000

      1530070                              .5000
      383,646.49                           .0800
            8.7500                         .0000
            8.2500                         .1500
            8.0200                         .0000
            8.0200                         .0000

      1530152                              .5000
      155,554.45                           .0800
           10.5000                         .0000
           10.0000                         .1500
            9.7700                         .0000
            9.7700                         .0000

      1530168                              .5000
      118,320.80                           .0800
           11.8400                         .0000
           11.3400                         .1500
           11.1100                         .0000
           11.1100                         .0000

      1530174                              .5000
       45,827.59                           .0800
           12.5000                         .0000
           12.0000                         .1500
           11.7700                         .0000
           11.7700                         .0000
1



      1530555                              .5000
       29,641.31                           .0800
           12.4500                         .0000
           11.9500                         .1500
           11.7200                         .0000
           11.7200                         .0000

      1530575                              .5000
       24,873.53                           .0800
           10.8750                         .0000
           10.3750                         .1500
           10.1450                         .0000
           10.1450                         .0000

      1530577                              .5000
       72,403.34                           .0800
           11.3750                         .0000
           10.8750                         .1500
           10.6450                         .0000
           10.6450                         .0000

      1530582                              .5000
       40,447.46                           .0800
           11.5000                         .0000
           11.0000                         .1500
           10.7700                         .0000
           10.7700                         .0000

      1530795                              .5000
      127,289.04                           .0800
           10.3750                         .0000
            9.8750                         .1500
            9.6450                         .0000
            9.6450                         .0000

      1530798                              .5000
       66,900.43                           .0800
           10.8750                         .0000
           10.3750                         .1500
           10.1450                         .0000
           10.1450                         .0000

      1530799                              .5000
       23,469.50                           .0800
           11.5000                         .0000
           11.0000                         .1500
           10.7700                         .0000
           10.7700                         .0000

      1531083                              .5000
       37,427.25                           .0800
            9.6250                         .0000
            9.1250                         .1500
            8.8950                         .0000
            8.8950                         .0000
1



      1531084                              .5000
       78,731.82                           .0800
           10.1250                         .0000
            9.6250                         .1500
            9.3950                         .0000
            9.3950                         .0000

      1531095                              .5000
      170,745.94                           .0800
           10.8750                         .0000
           10.3750                         .1500
           10.1450                         .0000
           10.1450                         .0000

      1531096                              .5000
       61,900.13                           .0800
           10.5000                         .0000
           10.0000                         .1500
            9.7700                         .0000
            9.7700                         .0000

      1531145                              .5000
       44,910.62                           .0800
           11.4500                         .0000
           10.9500                         .1500
           10.7200                         .0000
           10.7200                         .0000

      1531150                              .5000
       67,334.24                           .0800
           10.4400                         .0000
            9.9400                         .1500
            9.7100                         .0000
            9.7100                         .0000

      1531165                              .5000
       76,212.95                           .0800
           11.5000                         .0000
           11.0000                         .1500
           10.7700                         .0000
           10.7700                         .0000

      1531166                              .5000
       44,882.82                           .0800
           10.1900                         .0000
            9.6900                         .1500
            9.4600                         .0000
            9.4600                         .0000

      1531168                              .5000
      139,220.90                           .0800
           10.5500                         .0000
           10.0500                         .1500
            9.8200                         .0000
            9.8200                         .0000
1



      1531367                              .5000
       46,838.87                           .0800
           10.1250                         .0000
            9.6250                         .1500
            9.3950                         .0000
            9.3950                         .0000

      1531507                              .5000
       90,987.50                           .0800
           11.8500                         .0000
           11.3500                         .1500
           11.1200                         .0000
           11.1200                         .0000

      1531511                              .5000
       59,881.86                           .0800
           10.6250                         .0000
           10.1250                         .1500
            9.8950                         .0000
            9.8950                         .0000

      1531572                              .5000
       43,118.36                           .0800
            9.7500                         .0000
            9.2500                         .1500
            9.0200                         .0000
            9.0200                         .0000

      1531574                              .5000
       76,369.99                           .0800
           10.2500                         .0000
            9.7500                         .1500
            9.5200                         .0000
            9.5200                         .0000

      1531795                              .5000
       59,403.03                           .0800
           11.5000                         .0000
           11.0000                         .1500
           10.7700                         .0000
           10.7700                         .0000

      1531804                              .5000
       33,865.33                           .0800
           11.2500                         .0000
           10.7500                         .1500
           10.5200                         .0000
           10.5200                         .0000

      1531818                              .5000
      263,597.05                           .0800
           10.7500                         .0000
           10.2500                         .1500
           10.0200                         .0000
           10.0200                         .0000
1



      1531861                              .5000
       29,956.60                           .0800
           11.0000                         .0000
           10.5000                         .1500
           10.2700                         .0000
           10.2700                         .0000

      1531879                              .5000
       41,942.47                           .0800
           11.2500                         .0000
           10.7500                         .1500
           10.5200                         .0000
           10.5200                         .0000

      1531880                              .5000
       90,875.68                           .0800
           12.3000                         .0000
           11.8000                         .1500
           11.5700                         .0000
           11.5700                         .0000

      1531888                              .5000
      212,170.69                           .0800
           10.8000                         .0000
           10.3000                         .1500
           10.0700                         .0000
           10.0700                         .0000

      1531979                              .5000
       56,195.55                           .0800
           11.5000                         .0000
           11.0000                         .1500
           10.7700                         .0000
           10.7700                         .0000

      1531981                              .5000
       23,000.11                           .0800
           11.3750                         .0000
           10.8750                         .1500
           10.6450                         .0000
           10.6450                         .0000

      1532042                              .5000
      112,661.78                           .0800
            8.6250                         .0000
            8.1250                         .1500
            7.8950                         .0000
            7.8950                         .0000

      1532166                              .5000
       43,963.45                           .0800
           13.5000                         .0000
           13.0000                         .1500
           12.7700                         .0000
           12.7700                         .0000
1



      1532191                              .5000
       74,885.52                           .0800
           10.7500                         .0000
           10.2500                         .1500
           10.0200                         .0000
           10.0200                         .0000

      1532286                              .5000
       82,473.88                           .0800
           10.7500                         .0000
           10.2500                         .1500
           10.0200                         .0000
           10.0200                         .0000

      1532296                              .5000
       77,802.70                           .0800
            9.7500                         .0000
            9.2500                         .1500
            9.0200                         .0000
            9.0200                         .0000

      1532352                              .5000
      152,745.12                           .0800
           12.2500                         .0000
           11.7500                         .1500
           11.5200                         .0000
           11.5200                         .0000

      1532389                              .5000
       74,831.30                           .0800
           10.0000                         .0000
            9.5000                         .1500
            9.2700                         .0000
            9.2700                         .0000

      1532390                              .5000
       63,851.80                           .0800
           10.7400                         .0000
           10.2400                         .1500
           10.0100                         .0000
           10.0100                         .0000

      1532393                              .5000
      109,787.45                           .0800
           11.5750                         .0000
           11.0750                         .1500
           10.8450                         .0000
           10.8450                         .0000

      1532394                              .5000
      175,512.79                           .0800
            9.9000                         .0000
            9.4000                         .1500
            9.1700                         .0000
            9.1700                         .0000
1



      1532395                              .5000
      117,916.17                           .0800
            9.6900                         .0000
            9.1900                         .1500
            8.9600                         .0000
            8.9600                         .0000

      1532466                              .5000
       69,457.89                           .0800
           10.0000                         .0000
            9.5000                         .1500
            9.2700                         .0000
            9.2700                         .0000

      1532468                              .5000
      101,058.01                           .0800
           10.8000                         .0000
           10.3000                         .1500
           10.0700                         .0000
           10.0700                         .0000

      1532469                              .5000
       49,953.15                           .0800
            9.7500                         .0000
            9.2500                         .1500
            9.0200                         .0000
            9.0200                         .0000

      1532476                              .5000
       69,870.07                           .0800
           10.9000                         .0000
           10.4000                         .1500
           10.1700                         .0000
           10.1700                         .0000

      1532483                              .5000
      108,742.73                           .0800
           10.6500                         .0000
           10.1500                         .1500
            9.9200                         .0000
            9.9200                         .0000

      1532506                              .5000
       39,937.26                           .0800
           10.6250                         .0000
           10.1250                         .1500
            9.8950                         .0000
            9.8950                         .0000

      1532626                              .5000
      108,600.55                           .0800
            9.8750                         .0000
            9.3750                         .1500
            9.1450                         .0000
            9.1450                         .0000
1



      1532633                              .5000
      103,860.83                           .0800
           10.0000                         .0000
            9.5000                         .1500
            9.2700                         .0000
            9.2700                         .0000

      1532661                              .5000
       64,901.84                           .0800
           10.8000                         .0000
           10.3000                         .1500
           10.0700                         .0000
           10.0700                         .0000

      1532813                              .5000
       49,599.01                           .0800
           10.8500                         .0000
           10.3500                         .1500
           10.1200                         .0000
           10.1200                         .0000

      1532855                              .5000
      108,034.83                           .0800
           10.7500                         .0000
           10.2500                         .1500
           10.0200                         .0000
           10.0200                         .0000

      1532861                              .5000
       38,949.39                           .0800
           11.5000                         .0000
           11.0000                         .1500
           10.7700                         .0000
           10.7700                         .0000

      1532892                              .5000
       59,509.00                           .0800
           10.7500                         .0000
           10.2500                         .1500
           10.0200                         .0000
           10.0200                         .0000

      1532893                              .5000
       28,911.38                           .0800
            9.8750                         .0000
            9.3750                         .1500
            9.1450                         .0000
            9.1450                         .0000

      1532919                              .5000
      107,698.85                           .0800
            8.7500                         .0000
            8.2500                         .1500
            8.0200                         .0000
            8.0200                         .0000
1



      1532959                              .5000
       26,949.78                           .0800
           11.7500                         .0000
           11.2500                         .1500
           11.0200                         .0000
           11.0200                         .0000

      1532961                              .5000
       97,083.92                           .0800
           10.7500                         .0000
           10.2500                         .1500
           10.0200                         .0000
           10.0200                         .0000

      1533088                              .5000
       49,927.65                           .0800
           11.0000                         .0000
           10.5000                         .1500
           10.2700                         .0000
           10.2700                         .0000

      1533123                              .5000
       72,205.21                           .0800
           15.7630                         .0000
           15.2630                         .1500
           15.0330                         .0000
           15.0330                         .0000

      1533135                              .5000
       23,968.87                           .0800
           11.5000                         .0000
           11.0000                         .1500
           10.7700                         .0000
           10.7700                         .0000

      1533136                              .5000
      115,786.54                           .0800
            9.8750                         .0000
            9.3750                         .1500
            9.1450                         .0000
            9.1450                         .0000

      1533137                              .5000
       56,107.01                           .0800
           10.3750                         .0000
            9.8750                         .1500
            9.6450                         .0000
            9.6450                         .0000

      1533139                              .5000
      103,337.67                           .0800
           10.6250                         .0000
           10.1250                         .1500
            9.8950                         .0000
            9.8950                         .0000
1



      1533143                              .5000
       97,366.00                           .0800
            9.8750                         .0000
            9.3750                         .1500
            9.1450                         .0000
            9.1450                         .0000

      1533148                              .5000
      104,715.42                           .0800
           10.0000                         .0000
            9.5000                         .1500
            9.2700                         .0000
            9.2700                         .0000

      1533150                              .5000
      135,611.47                           .0800
            9.7500                         .0000
            9.2500                         .1500
            9.0200                         .0000
            9.0200                         .0000

      1533151                              .5000
      189,955.78                           .0800
            9.7500                         .0000
            9.2500                         .1500
            9.0200                         .0000
            9.0200                         .0000

      1533152                              .5000
       41,897.65                           .0800
           10.5000                         .0000
           10.0000                         .1500
            9.7700                         .0000
            9.7700                         .0000

      1533154                              .5000
       61,410.91                           .0800
            9.6250                         .0000
            9.1250                         .1500
            8.8950                         .0000
            8.8950                         .0000

      1533209                              .5000
       52,903.72                           .0800
           11.0000                         .0000
           10.5000                         .1500
           10.2700                         .0000
           10.2700                         .0000

      1533215                              .5000
       43,431.78                           .0800
           10.6250                         .0000
           10.1250                         .1500
            9.8950                         .0000
            9.8950                         .0000
1



      1533218                              .5000
       67,926.89                           .0800
           12.3500                         .0000
           11.8500                         .1500
           11.6200                         .0000
           11.6200                         .0000

      1533219                              .5000
       28,584.88                           .0800
            8.5000                         .0000
            8.0000                         .1500
            7.7700                         .0000
            7.7700                         .0000

      1533262                              .5000
       50,323.90                           .0800
           10.8000                         .0000
           10.3000                         .1500
           10.0700                         .0000
           10.0700                         .0000

      1533264                              .5000
       89,883.29                           .0800
           11.5000                         .0000
           11.0000                         .1500
           10.7700                         .0000
           10.7700                         .0000

      1533265                              .5000
       80,708.25                           .0800
           11.9900                         .0000
           11.4900                         .1500
           11.2600                         .0000
           11.2600                         .0000

      1533309                              .5000
       57,718.64                           .0800
           11.1250                         .0000
           10.6250                         .1500
           10.3950                         .0000
           10.3950                         .0000

      1533323                              .5000
      296,489.14                           .0800
           11.2500                         .0000
           10.7500                         .1500
           10.5200                         .0000
           10.5200                         .0000

      1533342                              .5000
       34,934.87                           .0800
           11.7500                         .0000
           11.2500                         .1500
           11.0200                         .0000
           11.0200                         .0000
1



      1533363                              .5000
       99,922.28                           .0800
           10.6250                         .0000
           10.1250                         .1500
            9.8950                         .0000
            9.8950                         .0000

      1533407                              .5000
       41,558.95                           .0800
           13.7500                         .0000
           13.2500                         .1500
           13.0200                         .0000
           13.0200                         .0000

      1533416                              .5000
       74,544.28                           .0800
            9.6500                         .0000
            9.1500                         .1500
            8.9200                         .0000
            8.9200                         .0000

      1533444                              .5000
       60,813.08                           .0800
           12.2500                         .0000
           11.7500                         .1500
           11.5200                         .0000
           11.5200                         .0000

      1533460                              .5000
      227,632.76                           .0800
           10.5000                         .0000
           10.0000                         .1500
            9.7700                         .0000
            9.7700                         .0000

      1533586                              .5000
       71,609.76                           .0800
            9.8750                         .0000
            9.3750                         .1500
            9.1450                         .0000
            9.1450                         .0000

      1533598                              .5000
       35,464.11                           .0800
           12.6250                         .0000
           12.1250                         .1500
           11.8950                         .0000
           11.8950                         .0000

      1533608                              .5000
       93,848.58                           .0800
           10.5000                         .0000
           10.0000                         .1500
            9.7700                         .0000
            9.7700                         .0000
1



      1533663                              .5000
       53,320.56                           .0800
            9.5000                         .0000
            9.0000                         .1500
            8.7700                         .0000
            8.7700                         .0000

      1533767                              .5000
       70,122.13                           .0800
           10.8750                         .0000
           10.3750                         .1500
           10.1450                         .0000
           10.1450                         .0000

      1533777                              .5000
       19,178.71                           .0800
           10.8750                         .0000
           10.3750                         .1500
           10.1450                         .0000
           10.1450                         .0000

      1533781                              .5000
       54,842.90                           .0800
           10.5000                         .0000
           10.0000                         .1500
            9.7700                         .0000
            9.7700                         .0000

      1533784                              .5000
       73,854.09                           .0800
           11.5000                         .0000
           11.0000                         .1500
           10.7700                         .0000
           10.7700                         .0000

      1533785                              .5000
       82,851.29                           .0800
           10.0000                         .0000
            9.5000                         .1500
            9.2700                         .0000
            9.2700                         .0000

      1533793                              .5000
      148,440.99                           .0800
           10.5000                         .0000
           10.0000                         .1500
            9.7700                         .0000
            9.7700                         .0000

      1533861                              .5000
       98,463.78                           .0800
           12.2500                         .0000
           11.7500                         .1500
           11.5200                         .0000
           11.5200                         .0000
1



      1533877                              .5000
      153,809.74                           .0800
           10.3750                         .0000
            9.8750                         .1500
            9.6450                         .0000
            9.6450                         .0000

      1533894                              .5000
       62,175.11                           .0800
           10.5000                         .0000
           10.0000                         .1500
            9.7700                         .0000
            9.7700                         .0000

      1533913                              .5000
       59,931.61                           .0800
           10.7500                         .0000
           10.2500                         .1500
           10.0200                         .0000
           10.0200                         .0000

      1533915                              .5000
       36,792.16                           .0800
           11.8750                         .0000
           11.3750                         .1500
           11.1450                         .0000
           11.1450                         .0000

      1533916                              .5000
      110,655.61                           .0800
           10.1250                         .0000
            9.6250                         .1500
            9.3950                         .0000
            9.3950                         .0000

      1533920                              .5000
       67,396.96                           .0800
           10.7500                         .0000
           10.2500                         .1500
           10.0200                         .0000
           10.0200                         .0000

      1533923                              .5000
       66,910.34                           .0800
           10.0000                         .0000
            9.5000                         .1500
            9.2700                         .0000
            9.2700                         .0000

      1534005                              .5000
       62,102.51                           .0800
            9.2500                         .0000
            8.7500                         .1500
            8.5200                         .0000
            8.5200                         .0000
1



      1534017                              .5000
      193,390.99                           .0800
           11.0000                         .0000
           10.5000                         .1500
           10.2700                         .0000
           10.2700                         .0000

      1534023                              .5000
       67,713.96                           .0800
           10.2500                         .0000
            9.7500                         .1500
            9.5200                         .0000
            9.5200                         .0000

      1534024                              .5000
       63,904.91                           .0800
           10.8750                         .0000
           10.3750                         .1500
           10.1450                         .0000
           10.1450                         .0000

      1534025                              .5000
      139,762.14                           .0800
           10.2500                         .0000
            9.7500                         .1500
            9.5200                         .0000
            9.5200                         .0000

      1534325                              .5000
       43,683.21                           .0800
           10.7500                         .0000
           10.2500                         .1500
           10.0200                         .0000
           10.0200                         .0000

      1534404                              .5000
       43,753.74                           .0800
            9.6250                         .0000
            9.1250                         .1500
            8.8950                         .0000
            8.8950                         .0000

      1534553                              .5000
       55,761.00                           .0800
           10.8750                         .0000
           10.3750                         .1500
           10.1450                         .0000
           10.1450                         .0000

      1534558                              .5000
       73,411.64                           .0800
           12.8750                         .0000
           12.3750                         .1500
           12.1450                         .0000
           12.1450                         .0000
1



      1534563                              .5000
      109,794.79                           .0800
           10.8750                         .0000
           10.3750                         .1500
           10.1450                         .0000
           10.1450                         .0000

      1534564                              .5000
       43,321.18                           .0800
           11.0000                         .0000
           10.5000                         .1500
           10.2700                         .0000
           10.2700                         .0000

      1534566                              .5000
       80,273.94                           .0800
           10.6250                         .0000
           10.1250                         .1500
            9.8950                         .0000
            9.8950                         .0000

      1534575                              .5000
       94,466.30                           .0800
           11.0000                         .0000
           10.5000                         .1500
           10.2700                         .0000
           10.2700                         .0000

      1534577                              .5000
       25,836.51                           .0800
           10.8750                         .0000
           10.3750                         .1500
           10.1450                         .0000
           10.1450                         .0000

      1534586                              .5000
       51,884.51                           .0800
           10.5000                         .0000
           10.0000                         .1500
            9.7700                         .0000
            9.7700                         .0000

      1534588                              .5000
       79,638.92                           .0800
           10.6250                         .0000
           10.1250                         .1500
            9.8950                         .0000
            9.8950                         .0000

      1534713                              .5000
       34,839.16                           .0800
           11.6250                         .0000
           11.1250                         .1500
           10.8950                         .0000
           10.8950                         .0000
1



      1534718                              .5000
      174,795.07                           .0800
           10.6250                         .0000
           10.1250                         .1500
            9.8950                         .0000
            9.8950                         .0000

      1534725                              .5000
       50,340.97                           .0800
           10.6250                         .0000
           10.1250                         .1500
            9.8950                         .0000
            9.8950                         .0000

      1534727                              .5000
       65,171.51                           .0800
           10.5000                         .0000
           10.0000                         .1500
            9.7700                         .0000
            9.7700                         .0000

      1534752                              .5000
       49,946.01                           .0800
           11.0000                         .0000
           10.5000                         .1500
           10.2700                         .0000
           10.2700                         .0000

      1534919                              .5000
       44,626.04                           .0800
           10.3750                         .0000
            9.8750                         .1500
            9.6450                         .0000
            9.6450                         .0000

      1535131                              .5000
       40,553.62                           .0800
            8.5000                         .0000
            8.0000                         .1500
            7.7700                         .0000
            7.7700                         .0000

      1535154                              .5000
       19,424.79                           .0800
           10.7500                         .0000
           10.2500                         .1500
           10.0200                         .0000
           10.0200                         .0000

      1535166                              .5000
       29,965.79                           .0800
           10.7500                         .0000
           10.2500                         .1500
           10.0200                         .0000
           10.0200                         .0000
1



      1535179                              .5000
      137,777.70                           .0800
           10.5000                         .0000
           10.0000                         .1500
            9.7700                         .0000
            9.7700                         .0000

      1535215                              .5000
       84,847.67                           .0800
           10.0000                         .0000
            9.5000                         .1500
            9.2700                         .0000
            9.2700                         .0000

      1535221                              .5000
       71,806.03                           .0800
           12.5000                         .0000
           12.0000                         .1500
           11.7700                         .0000
           11.7700                         .0000

      1535236                              .5000
      168,622.36                           .0800
           10.7500                         .0000
           10.2500                         .1500
           10.0200                         .0000
           10.0200                         .0000

      1535295                              .5000
      255,692.13                           .0800
           10.5000                         .0000
           10.0000                         .1500
            9.7700                         .0000
            9.7700                         .0000

      1535322                              .5000
       74,788.74                           .0800
           10.8750                         .0000
           10.3750                         .1500
           10.1450                         .0000
           10.1450                         .0000

      1535473                              .5000
       59,935.24                           .0800
           11.0000                         .0000
           10.5000                         .1500
           10.2700                         .0000
           10.2700                         .0000

      1535494                              .5000
       34,968.23                           .0800
            9.9000                         .0000
            9.4000                         .1500
            9.1700                         .0000
            9.1700                         .0000
1



      1535497                              .5000
       64,663.33                           .0800
           10.0000                         .0000
            9.5000                         .1500
            9.2700                         .0000
            9.2700                         .0000

      1535502                              .5000
       71,913.40                           .0800
           10.5000                         .0000
           10.0000                         .1500
            9.7700                         .0000
            9.7700                         .0000

      1535507                              .5000
       30,964.66                           .0800
           10.7500                         .0000
           10.2500                         .1500
           10.0200                         .0000
           10.0200                         .0000

      1535612                              .5000
       47,275.63                           .0800
           10.7500                         .0000
           10.2500                         .1500
           10.0200                         .0000
           10.0200                         .0000

      1535636                              .5000
      119,835.09                           .0800
            9.8750                         .0000
            9.3750                         .1500
            9.1450                         .0000
            9.1450                         .0000

      1535680                              .5000
       52,921.17                           .0800
            9.5000                         .0000
            9.0000                         .1500
            8.7700                         .0000
            8.7700                         .0000

      1535822                              .5000
      159,541.82                           .0800
           10.1250                         .0000
            9.6250                         .1500
            9.3950                         .0000
            9.3950                         .0000

      1535911                              .5000
       59,883.59                           .0800
            9.6250                         .0000
            9.1250                         .1500
            8.8950                         .0000
            8.8950                         .0000
1



      1536023                              .5000
       52,268.02                           .0800
           11.0000                         .0000
           10.5000                         .1500
           10.2700                         .0000
           10.2700                         .0000

      1536111                              .5000
       74,275.34                           .0800
           10.1250                         .0000
            9.6250                         .1500
            9.3950                         .0000
            9.3950                         .0000

      1536112                              .5000
       77,375.13                           .0800
           10.5000                         .0000
           10.0000                         .1500
            9.7700                         .0000
            9.7700                         .0000

      1536118                              .5000
       61,996.32                           .0800
           10.1250                         .0000
            9.6250                         .1500
            9.3950                         .0000
            9.3950                         .0000

      1536121                              .5000
      191,666.19                           .0800
            8.7500                         .0000
            8.2500                         .1500
            8.0200                         .0000
            8.0200                         .0000

      1536146                              .5000
      159,137.12                           .0800
           11.2500                         .0000
           10.7500                         .1500
           10.5200                         .0000
           10.5200                         .0000

      1536396                              .5000
       20,677.62                           .0800
           11.0000                         .0000
           10.5000                         .1500
           10.2700                         .0000
           10.2700                         .0000

      1536398                              .5000
       46,342.67                           .0800
           10.3750                         .0000
            9.8750                         .1500
            9.6450                         .0000
            9.6450                         .0000
1



      1536401                              .5000
       51,910.52                           .0800
           11.2500                         .0000
           10.7500                         .1500
           10.5200                         .0000
           10.5200                         .0000

      1536403                              .5000
       99,600.88                           .0800
           10.1250                         .0000
            9.6250                         .1500
            9.3950                         .0000
            9.3950                         .0000

      1536404                              .5000
       53,430.20                           .0800
           11.2500                         .0000
           10.7500                         .1500
           10.5200                         .0000
           10.5200                         .0000

      1536438                              .5000
       56,912.95                           .0800
            9.3750                         .0000
            8.8750                         .1500
            8.6450                         .0000
            8.6450                         .0000

      1536463                              .5000
      158,144.86                           .0800
           10.5000                         .0000
           10.0000                         .1500
            9.7700                         .0000
            9.7700                         .0000

      1536467                              .5000
      126,102.77                           .0800
           12.7500                         .0000
           12.2500                         .1500
           12.0200                         .0000
           12.0200                         .0000

      1536601                              .5000
       93,246.32                           .0800
           15.1000                         .0000
           14.6000                         .1500
           14.3700                         .0000
           14.3700                         .0000

      1536665                              .5000
       98,193.50                           .0800
           12.0000                         .0000
           11.5000                         .1500
           11.2700                         .0000
           11.2700                         .0000
1



      1536667                              .5000
      121,283.10                           .0800
            9.8750                         .0000
            9.3750                         .1500
            9.1450                         .0000
            9.1450                         .0000

      1536680                              .5000
      189,758.93                           .0800
           10.2500                         .0000
            9.7500                         .1500
            9.5200                         .0000
            9.5200                         .0000

      1536682                              .5000
      139,831.61                           .0800
           10.5000                         .0000
           10.0000                         .1500
            9.7700                         .0000
            9.7700                         .0000

      1536695                              .5000
       52,736.31                           .0800
           11.2500                         .0000
           10.7500                         .1500
           10.5200                         .0000
           10.5200                         .0000

      1536722                              .5000
      204,569.43                           .0800
           11.2500                         .0000
           10.7500                         .1500
           10.5200                         .0000
           10.5200                         .0000

      1536748                              .5000
      129,771.95                           .0800
           10.1000                         .0000
            9.6000                         .1500
            9.3700                         .0000
            9.3700                         .0000

      1536760                              .5000
      171,592.16                           .0800
            9.7500                         .0000
            9.2500                         .1500
            9.0200                         .0000
            9.0200                         .0000

      1536779                              .5000
       30,738.45                           .0800
           11.6000                         .0000
           11.1000                         .1500
           10.8700                         .0000
           10.8700                         .0000
1



      1536812                              .5000
       87,876.14                           .0800
           11.1250                         .0000
           10.6250                         .1500
           10.3950                         .0000
           10.3950                         .0000

      1536901                              .5000
      111,696.44                           .0800
           10.0000                         .0000
            9.5000                         .1500
            9.2700                         .0000
            9.2700                         .0000

      1536905                              .5000
       60,002.07                           .0800
           11.5000                         .0000
           11.0000                         .1500
           10.7700                         .0000
           10.7700                         .0000

      1536908                              .5000
       24,256.36                           .0800
            9.7500                         .0000
            9.2500                         .1500
            9.0200                         .0000
            9.0200                         .0000

      1536930                              .5000
       61,504.75                           .0800
            9.0000                         .0000
            8.5000                         .1500
            8.2700                         .0000
            8.2700                         .0000

      1536949                              .5000
       29,757.40                           .0800
           11.5000                         .0000
           11.0000                         .1500
           10.7700                         .0000
           10.7700                         .0000

      1536954                              .5000
       79,838.23                           .0800
           10.5000                         .0000
           10.0000                         .1500
            9.7700                         .0000
            9.7700                         .0000

      1536955                              .5000
       48,921.60                           .0800
           11.6000                         .0000
           11.1000                         .1500
           10.8700                         .0000
           10.8700                         .0000
1



      1536957                              .5000
       84,302.67                           .0800
           10.7000                         .0000
           10.2000                         .1500
            9.9700                         .0000
            9.9700                         .0000

      1536963                              .5000
      203,678.44                           .0800
           11.6500                         .0000
           11.1500                         .1500
           10.9200                         .0000
           10.9200                         .0000

      1537001                              .5000
       64,937.09                           .0800
           11.5000                         .0000
           11.0000                         .1500
           10.7700                         .0000
           10.7700                         .0000

      1537002                              .5000
      160,853.08                           .0800
            9.8750                         .0000
            9.3750                         .1500
            9.1450                         .0000
            9.1450                         .0000

      1537035                              .5000
       36,416.75                           .0800
            9.8750                         .0000
            9.3750                         .1500
            9.1450                         .0000
            9.1450                         .0000

      1537051                              .6250
       67,450.28                           .0800
           10.8750                         .0000
           10.2500                         .1500
           10.0200                         .0000
           10.0200                         .0000

      1537059                              .5000
       37,730.42                           .0800
            9.8750                         .0000
            9.3750                         .1500
            9.1450                         .0000
            9.1450                         .0000

      1537069                              .5000
       27,065.15                           .0800
            9.7500                         .0000
            9.2500                         .1500
            9.0200                         .0000
            9.0200                         .0000
1



      1537087                              .5000
       99,806.04                           .0800
            9.6250                         .0000
            9.1250                         .1500
            8.8950                         .0000
            8.8950                         .0000

      1537200                              .5000
       33,145.88                           .0800
           11.5000                         .0000
           11.0000                         .1500
           10.7700                         .0000
           10.7700                         .0000

      1537237                              .5000
       52,620.40                           .0800
            9.7500                         .0000
            9.2500                         .1500
            9.0200                         .0000
            9.0200                         .0000

      1537241                              .5000
       38,854.79                           .0800
           12.0000                         .0000
           11.5000                         .1500
           11.2700                         .0000
           11.2700                         .0000

      1537327                              .5000
       97,905.11                           .0800
           11.5000                         .0000
           11.0000                         .1500
           10.7700                         .0000
           10.7700                         .0000

      1537334                              .5000
      298,406.11                           .0800
            9.5000                         .0000
            9.0000                         .1500
            8.7700                         .0000
            8.7700                         .0000

      1537347                              .5000
       43,165.51                           .0800
           10.5000                         .0000
           10.0000                         .1500
            9.7700                         .0000
            9.7700                         .0000

      1537517                              .5000
       62,529.62                           .0800
            9.7500                         .0000
            9.2500                         .1500
            9.0200                         .0000
            9.0200                         .0000
1



      1537523                              .5000
       89,357.91                           .0800
           10.2500                         .0000
            9.7500                         .1500
            9.5200                         .0000
            9.5200                         .0000

      1537525                              .5000
      259,670.08                           .0800
           10.2500                         .0000
            9.7500                         .1500
            9.5200                         .0000
            9.5200                         .0000

      1537585                              .5000
       21,803.73                           .0800
           11.0000                         .0000
           10.5000                         .1500
           10.2700                         .0000
           10.2700                         .0000

      1537652                              .5000
      313,668.33                           .0800
            9.8750                         .0000
            9.3750                         .1500
            9.1450                         .0000
            9.1450                         .0000

      1537656                              .5000
      125,840.11                           .0800
           10.2500                         .0000
            9.7500                         .1500
            9.5200                         .0000
            9.5200                         .0000

      1537664                              .5000
      177,921.45                           .0800
           11.5500                         .0000
           11.0500                         .1500
           10.8200                         .0000
           10.8200                         .0000

      1537665                              .5000
       74,139.24                           .0800
           11.9000                         .0000
           11.4000                         .1500
           11.1700                         .0000
           11.1700                         .0000

      1537666                              .5000
       75,903.57                           .0800
           11.6000                         .0000
           11.1000                         .1500
           10.8700                         .0000
           10.8700                         .0000
1



      1537786                              .5000
      146,854.81                           .0800
            9.5000                         .0000
            9.0000                         .1500
            8.7700                         .0000
            8.7700                         .0000

      1537843                              .5000
       29,300.76                           .0800
            9.6250                         .0000
            9.1250                         .1500
            8.8950                         .0000
            8.8950                         .0000

      1537850                              .5000
       56,143.70                           .0800
            9.7500                         .0000
            9.2500                         .1500
            9.0200                         .0000
            9.0200                         .0000

      1537857                              .5000
       86,723.06                           .0800
           10.3750                         .0000
            9.8750                         .1500
            9.6450                         .0000
            9.6450                         .0000

      1537899                              .5000
       78,192.74                           .0800
           11.2500                         .0000
           10.7500                         .1500
           10.5200                         .0000
           10.5200                         .0000

      1537963                              .5000
      258,876.72                           .0800
            9.0000                         .0000
            8.5000                         .1500
            8.2700                         .0000
            8.2700                         .0000

      1538102                              .5000
       73,906.62                           .0800
           11.6250                         .0000
           11.1250                         .1500
           10.8950                         .0000
           10.8950                         .0000

      1538103                              .5000
      125,822.68                           .0800
           11.1250                         .0000
           10.6250                         .1500
           10.3950                         .0000
           10.3950                         .0000
1



      1538108                              .5000
       78,530.59                           .0800
           11.8750                         .0000
           11.3750                         .1500
           11.1450                         .0000
           11.1450                         .0000

      1538118                              .5000
       39,953.40                           .0800
           11.9900                         .0000
           11.4900                         .1500
           11.2600                         .0000
           11.2600                         .0000

      1538124                              .5000
      143,033.65                           .0800
           12.0000                         .0000
           11.5000                         .1500
           11.2700                         .0000
           11.2700                         .0000

      1538254                              .5000
       67,434.36                           .0800
           12.8000                         .0000
           12.3000                         .1500
           12.0700                         .0000
           12.0700                         .0000

      1538271                              .5000
       35,284.58                           .0800
            9.7500                         .0000
            9.2500                         .1500
            9.0200                         .0000
            9.0200                         .0000

      1538356                              .5000
       40,420.76                           .0800
           10.5500                         .0000
           10.0500                         .1500
            9.8200                         .0000
            9.8200                         .0000

      1538378                              .5000
      151,878.65                           .0800
           10.5000                         .0000
           10.0000                         .1500
            9.7700                         .0000
            9.7700                         .0000

      1538399                              .5000
       90,896.29                           .0800
           10.7500                         .0000
           10.2500                         .1500
           10.0200                         .0000
           10.0200                         .0000
1



      1538411                              .5000
      106,348.44                           .0800
           10.3750                         .0000
            9.8750                         .1500
            9.6450                         .0000
            9.6450                         .0000

      1538413                              .5000
       98,874.19                           .0800
           10.6250                         .0000
           10.1250                         .1500
            9.8950                         .0000
            9.8950                         .0000

      1538419                              .5000
      179,725.25                           .0800
           10.7500                         .0000
           10.2500                         .1500
           10.0200                         .0000
           10.0200                         .0000

      1538445                              .5000
      182,663.98                           .0800
            9.8750                         .0000
            9.3750                         .1500
            9.1450                         .0000
            9.1450                         .0000

      1538450                              .5000
      103,353.94                           .0800
            9.7500                         .0000
            9.2500                         .1500
            9.0200                         .0000
            9.0200                         .0000

      1538499                              .5000
       96,507.44                           .0800
            9.5000                         .0000
            9.0000                         .1500
            8.7700                         .0000
            8.7700                         .0000

      1538574                              .5000
      144,123.77                           .0800
            9.2500                         .0000
            8.7500                         .1500
            8.5200                         .0000
            8.5200                         .0000

      1538594                              .5000
       72,908.39                           .0800
           11.6500                         .0000
           11.1500                         .1500
           10.9200                         .0000
           10.9200                         .0000
1



      1538600                              .5000
       85,825.53                           .0800
            9.6500                         .0000
            9.1500                         .1500
            8.9200                         .0000
            8.9200                         .0000

      1538601                              .5000
       87,905.38                           .0800
           12.3500                         .0000
           11.8500                         .1500
           11.6200                         .0000
           11.6200                         .0000

      1538604                              .5000
       63,916.08                           .0800
           11.4500                         .0000
           10.9500                         .1500
           10.7200                         .0000
           10.7200                         .0000

      1538606                              .5000
       44,069.04                           .0800
           10.1000                         .0000
            9.6000                         .1500
            9.3700                         .0000
            9.3700                         .0000

      1538609                              .5000
      116,448.03                           .0800
           10.1250                         .0000
            9.6250                         .1500
            9.3950                         .0000
            9.3950                         .0000

      1538640                              .5000
       92,865.95                           .0800
            9.6500                         .0000
            9.1500                         .1500
            8.9200                         .0000
            8.9200                         .0000

      1538642                              .5000
       79,896.25                           .0800
           11.5000                         .0000
           11.0000                         .1500
           10.7700                         .0000
           10.7700                         .0000

      1538733                              .5000
      166,194.42                           .0800
           10.3750                         .0000
            9.8750                         .1500
            9.6450                         .0000
            9.6450                         .0000
1



      1538740                              .5000
       33,723.76                           .0800
           10.6250                         .0000
           10.1250                         .1500
            9.8950                         .0000
            9.8950                         .0000

      1538756                              .5000
       24,769.15                           .0800
           10.6250                         .0000
           10.1250                         .1500
            9.8950                         .0000
            9.8950                         .0000

      1538818                              .5000
      125,314.55                           .0800
           11.0000                         .0000
           10.5000                         .1500
           10.2700                         .0000
           10.2700                         .0000

      1538819                              .5000
       61,889.39                           .0800
            8.6250                         .0000
            8.1250                         .1500
            7.8950                         .0000
            7.8950                         .0000

      1539192                              .5000
       72,896.99                           .0800
            9.7500                         .0000
            9.2500                         .1500
            9.0200                         .0000
            9.0200                         .0000

      1539211                              .5000
       78,383.20                           .0800
            9.5000                         .0000
            9.0000                         .1500
            8.7700                         .0000
            8.7700                         .0000

      1539288                              .5000
       40,187.43                           .0800
            9.9500                         .0000
            9.4500                         .1500
            9.2200                         .0000
            9.2200                         .0000

      1539290                              .5000
      115,876.05                           .0800
            9.1250                         .0000
            8.6250                         .1500
            8.3950                         .0000
            8.3950                         .0000
1



      1539295                              .5000
      134,902.22                           .0800
           10.9500                         .0000
           10.4500                         .1500
           10.2200                         .0000
           10.2200                         .0000

      1539310                              .5000
      191,925.73                           .0800
           10.6250                         .0000
           10.1250                         .1500
            9.8950                         .0000
            9.8950                         .0000

      1539316                              .5000
       62,023.27                           .0800
           10.3750                         .0000
            9.8750                         .1500
            9.6450                         .0000
            9.6450                         .0000

      1539320                              .5000
      216,186.27                           .0800
            9.5000                         .0000
            9.0000                         .1500
            8.7700                         .0000
            8.7700                         .0000

      1539393                              .5000
      118,874.97                           .0800
           11.1250                         .0000
           10.6250                         .1500
           10.3950                         .0000
           10.3950                         .0000

      1539483                              .5000
       93,345.30                           .0800
           10.3750                         .0000
            9.8750                         .1500
            9.6450                         .0000
            9.6450                         .0000

      1539517                              .5000
       41,533.70                           .0800
           10.5500                         .0000
           10.0500                         .1500
            9.8200                         .0000
            9.8200                         .0000

      1539522                              .5000
       88,592.83                           .0800
           10.6250                         .0000
           10.1250                         .1500
            9.8950                         .0000
            9.8950                         .0000
1



      1539523                              .5000
       69,888.48                           .0800
            9.6250                         .0000
            9.1250                         .1500
            8.8950                         .0000
            8.8950                         .0000

      1539534                              .5000
      133,768.34                           .0800
           12.7500                         .0000
           12.2500                         .1500
           12.0200                         .0000
           12.0200                         .0000

      1539558                              .5000
       34,942.10                           .0800
           10.3750                         .0000
            9.8750                         .1500
            9.6450                         .0000
            9.6450                         .0000

      1539568                              .5000
      129,830.59                           .0800
           10.1250                         .0000
            9.6250                         .1500
            9.3950                         .0000
            9.3950                         .0000

      1539570                              .5000
       48,295.11                           .0800
            9.0000                         .0000
            8.5000                         .1500
            8.2700                         .0000
            8.2700                         .0000

      1539578                              .5000
      108,892.34                           .0800
            9.5000                         .0000
            9.0000                         .1500
            8.7700                         .0000
            8.7700                         .0000

      1539585                              .5000
       41,583.47                           .0800
           10.5000                         .0000
           10.0000                         .1500
            9.7700                         .0000
            9.7700                         .0000

      1539586                              .5000
      104,977.00                           .0800
            9.7500                         .0000
            9.2500                         .1500
            9.0200                         .0000
            9.0200                         .0000
1



      1539589                              .5000
      146,156.07                           .0800
           11.5000                         .0000
           11.0000                         .1500
           10.7700                         .0000
           10.7700                         .0000

      1539590                              .5000
      109,559.74                           .0800
           11.2500                         .0000
           10.7500                         .1500
           10.5200                         .0000
           10.5200                         .0000

      1539599                              .5000
       65,853.83                           .0800
            8.9900                         .0000
            8.4900                         .1500
            8.2600                         .0000
            8.2600                         .0000

      1539600                              .5000
       79,901.76                           .0800
           11.7500                         .0000
           11.2500                         .1500
           11.0200                         .0000
           11.0200                         .0000

      1539628                              .5000
      119,411.85                           .0800
            9.8750                         .0000
            9.3750                         .1500
            9.1450                         .0000
            9.1450                         .0000

      1539634                              .5000
       39,962.51                           .0800
            9.7500                         .0000
            9.2500                         .1500
            9.0200                         .0000
            9.0200                         .0000

      1539635                              .5000
      109,879.37                           .0800
            9.0000                         .0000
            8.5000                         .1500
            8.2700                         .0000
            8.2700                         .0000

      1539637                              .5000
       70,758.20                           .0800
            8.6250                         .0000
            8.1250                         .1500
            7.8950                         .0000
            7.8950                         .0000
1



      1539638                              .5000
       50,969.89                           .0800
            8.6250                         .0000
            8.1250                         .1500
            7.8950                         .0000
            7.8950                         .0000

      1539639                              .5000
      187,889.01                           .0800
            8.6250                         .0000
            8.1250                         .1500
            7.8950                         .0000
            7.8950                         .0000

      1539644                              .5000
       74,713.10                           .0800
           12.0000                         .0000
           11.5000                         .1500
           11.2700                         .0000
           11.2700                         .0000

      1539787                              .5000
       68,148.05                           .0800
           10.8500                         .0000
           10.3500                         .1500
           10.1200                         .0000
           10.1200                         .0000

      1539793                              .5000
      137,584.00                           .0800
           10.2500                         .0000
            9.7500                         .1500
            9.5200                         .0000
            9.5200                         .0000

      1539794                              .5000
      102,311.41                           .0800
           10.1250                         .0000
            9.6250                         .1500
            9.3950                         .0000
            9.3950                         .0000

      1539802                              .5000
       64,910.65                           .0800
            9.8750                         .0000
            9.3750                         .1500
            9.1450                         .0000
            9.1450                         .0000

      1539810                              .5000
       55,948.89                           .0800
            9.8750                         .0000
            9.3750                         .1500
            9.1450                         .0000
            9.1450                         .0000
1



      1539816                              .5000
      140,239.99                           .0800
           10.7500                         .0000
           10.2500                         .1500
           10.0200                         .0000
           10.0200                         .0000

      1539824                              .5000
       99,882.91                           .0800
           10.6250                         .0000
           10.1250                         .1500
            9.8950                         .0000
            9.8950                         .0000

      1539829                              .5000
      101,801.93                           .0800
           10.8750                         .0000
           10.3750                         .1500
           10.1450                         .0000
           10.1450                         .0000

      1539870                              .5000
      104,839.71                           .0800
           10.7500                         .0000
           10.2500                         .1500
           10.0200                         .0000
           10.0200                         .0000

      1539872                              .5000
      124,776.19                           .0800
            9.5000                         .0000
            9.0000                         .1500
            8.7700                         .0000
            8.7700                         .0000

      1539884                              .5000
      119,784.96                           .0800
           10.0000                         .0000
            9.5000                         .1500
            9.2700                         .0000
            9.2700                         .0000

      1539899                              .5000
       64,955.90                           .0800
           11.2500                         .0000
           10.7500                         .1500
           10.5200                         .0000
           10.5200                         .0000

      1539903                              .5000
      164,469.43                           .0800
            9.0000                         .0000
            8.5000                         .1500
            8.2700                         .0000
            8.2700                         .0000
1



      1539905                              .5000
       50,954.67                           .0800
           10.0000                         .0000
            9.5000                         .1500
            9.2700                         .0000
            9.2700                         .0000

      1539916                              .5000
      229,267.30                           .0800
            9.3750                         .0000
            8.8750                         .1500
            8.6450                         .0000
            8.6450                         .0000

      1539930                              .5000
       65,403.09                           .0800
           11.0000                         .0000
           10.5000                         .1500
           10.2700                         .0000
           10.2700                         .0000

      1539935                              .5000
       94,906.17                           .0800
            9.5000                         .0000
            9.0000                         .1500
            8.7700                         .0000
            8.7700                         .0000

      1539961                              .5000
      138,414.23                           .0800
           11.3500                         .0000
           10.8500                         .1500
           10.6200                         .0000
           10.6200                         .0000

      1539964                              .5000
      122,527.63                           .0800
           10.8500                         .0000
           10.3500                         .1500
           10.1200                         .0000
           10.1200                         .0000

      1539972                              .5000
       53,939.33                           .0800
           12.1500                         .0000
           11.6500                         .1500
           11.4200                         .0000
           11.4200                         .0000

      1540014                              .5000
       36,469.35                           .0800
            9.5000                         .0000
            9.0000                         .1500
            8.7700                         .0000
            8.7700                         .0000
1



      1540024                              .5000
       92,013.37                           .0800
            9.8750                         .0000
            9.3750                         .1500
            9.1450                         .0000
            9.1450                         .0000

      1540054                              .5000
      100,893.30                           .0800
           11.1000                         .0000
           10.6000                         .1500
           10.3700                         .0000
           10.3700                         .0000

      1540134                              .5000
      163,931.22                           .0800
           10.2500                         .0000
            9.7500                         .1500
            9.5200                         .0000
            9.5200                         .0000

      1540141                              .5000
       68,802.77                           .0800
            9.7500                         .0000
            9.2500                         .1500
            9.0200                         .0000
            9.0200                         .0000

      1540286                              .5000
       31,960.47                           .0800
           10.3750                         .0000
            9.8750                         .1500
            9.6450                         .0000
            9.6450                         .0000

      1540307                              .5000
       80,920.00                           .0800
            9.5000                         .0000
            9.0000                         .1500
            8.7700                         .0000
            8.7700                         .0000

      1540325                              .5000
       80,911.17                           .0800
            9.0000                         .0000
            8.5000                         .1500
            8.2700                         .0000
            8.2700                         .0000

      1540336                              .5000
       54,756.25                           .0800
           10.5000                         .0000
           10.0000                         .1500
            9.7700                         .0000
            9.7700                         .0000
1



      1540439                              .5000
       95,738.48                           .0800
           10.0000                         .0000
            9.5000                         .1500
            9.2700                         .0000
            9.2700                         .0000

      1540685                              .5000
       56,613.46                           .0800
           10.7500                         .0000
           10.2500                         .1500
           10.0200                         .0000
           10.0200                         .0000

      1540846                              .5000
       52,954.13                           .0800
           10.1250                         .0000
            9.6250                         .1500
            9.3950                         .0000
            9.3950                         .0000

      1540851                              .5000
      228,826.78                           .0800
           10.7500                         .0000
           10.2500                         .1500
           10.0200                         .0000
           10.0200                         .0000

      1540859                              .5000
       71,539.69                           .0800
           10.2500                         .0000
            9.7500                         .1500
            9.5200                         .0000
            9.5200                         .0000

      1540875                              .5000
      154,666.06                           .0800
           10.1250                         .0000
            9.6250                         .1500
            9.3950                         .0000
            9.3950                         .0000

      1540915                              .5000
       71,118.90                           .0800
            9.8750                         .0000
            9.3750                         .1500
            9.1450                         .0000
            9.1450                         .0000

      1540916                              .5000
       77,323.50                           .0800
           10.0000                         .0000
            9.5000                         .1500
            9.2700                         .0000
            9.2700                         .0000
1



      1540926                              .5000
       44,956.44                           .0800
           11.5000                         .0000
           11.0000                         .1500
           10.7700                         .0000
           10.7700                         .0000

      1540949                              .5000
       63,885.81                           .0800
            8.6250                         .0000
            8.1250                         .1500
            7.8950                         .0000
            7.8950                         .0000

      1540976                              .5000
      123,886.87                           .0800
            9.8750                         .0000
            9.3750                         .1500
            9.1450                         .0000
            9.1450                         .0000

      1540984                              .5000
      206,730.26                           .0800
           10.1250                         .0000
            9.6250                         .1500
            9.3950                         .0000
            9.3950                         .0000

      1541090                              .5000
       65,189.79                           .0800
           10.2500                         .0000
            9.7500                         .1500
            9.5200                         .0000
            9.5200                         .0000

      1541117                              .5000
       59,456.19                           .0800
           10.8750                         .0000
           10.3750                         .1500
           10.1450                         .0000
           10.1450                         .0000

      1541130                              .5000
       97,910.56                           .0800
            9.8750                         .0000
            9.3750                         .1500
            9.1450                         .0000
            9.1450                         .0000

      1541134                              .5000
      131,666.94                           .0800
           10.5000                         .0000
           10.0000                         .1500
            9.7700                         .0000
            9.7700                         .0000
1



      1541164                              .5000
      158,259.26                           .0800
           10.0000                         .0000
            9.5000                         .1500
            9.2700                         .0000
            9.2700                         .0000

      1541170                              .5000
      177,865.36                           .0800
           10.7500                         .0000
           10.2500                         .1500
           10.0200                         .0000
           10.0200                         .0000

      1541180                              .5000
       40,960.73                           .0800
           11.5500                         .0000
           11.0500                         .1500
           10.8200                         .0000
           10.8200                         .0000

      1541203                              .5000
       78,313.44                           .0800
            9.7500                         .0000
            9.2500                         .1500
            9.0200                         .0000
            9.0200                         .0000

      1541223                              .5000
      127,886.27                           .0800
           10.0000                         .0000
            9.5000                         .1500
            9.2700                         .0000
            9.2700                         .0000

      1541366                              .5000
      150,906.73                           .0800
            9.6250                         .0000
            9.1250                         .1500
            8.8950                         .0000
            8.8950                         .0000

      1541375                              .5000
       86,933.48                           .0800
           10.0000                         .0000
            9.5000                         .1500
            9.2700                         .0000
            9.2700                         .0000

      1541413                              .5000
      148,452.54                           .0800
           11.5000                         .0000
           11.0000                         .1500
           10.7700                         .0000
           10.7700                         .0000
1



      1541517                              .5000
      258,494.42                           .0800
            9.5000                         .0000
            9.0000                         .1500
            8.7700                         .0000
            8.7700                         .0000

      1541631                              .5000
      116,810.32                           .0800
           11.8750                         .0000
           11.3750                         .1500
           11.1450                         .0000
           11.1450                         .0000

      1541752                              .5000
       29,680.91                           .0800
           11.5000                         .0000
           11.0000                         .1500
           10.7700                         .0000
           10.7700                         .0000

      1541822                              .5000
       58,946.16                           .0800
            9.8750                         .0000
            9.3750                         .1500
            9.1450                         .0000
            9.1450                         .0000

      1541823                              .5000
      116,893.25                           .0800
            9.8750                         .0000
            9.3750                         .1500
            9.1450                         .0000
            9.1450                         .0000

      1541828                              .5000
       52,750.52                           .0800
            9.7500                         .0000
            9.2500                         .1500
            9.0200                         .0000
            9.0200                         .0000

      1541830                              .5000
       83,932.95                           .0800
           10.5000                         .0000
           10.0000                         .1500
            9.7700                         .0000
            9.7700                         .0000

      1541856                              .5000
      169,832.10                           .0800
            9.5000                         .0000
            9.0000                         .1500
            8.7700                         .0000
            8.7700                         .0000
1



      1541864                              .5000
      107,476.67                           .0800
           10.0000                         .0000
            9.5000                         .1500
            9.2700                         .0000
            9.2700                         .0000

      1541865                              .5000
      109,486.90                           .0800
            9.5000                         .0000
            9.0000                         .1500
            8.7700                         .0000
            8.7700                         .0000

      1541868                              .5000
       98,529.36                           .0800
           11.0000                         .0000
           10.5000                         .1500
           10.2700                         .0000
           10.2700                         .0000

      1541890                              .5000
       29,537.90                           .0800
            9.2500                         .0000
            8.7500                         .1500
            8.5200                         .0000
            8.5200                         .0000

      1541894                              .5000
       20,825.26                           .0800
           12.0000                         .0000
           11.5000                         .1500
           11.2700                         .0000
           11.2700                         .0000

      1541925                              .5000
      125,136.32                           .0800
            9.9000                         .0000
            9.4000                         .1500
            9.1700                         .0000
            9.1700                         .0000

      1541976                              .5000
      255,711.88                           .0800
            8.8750                         .0000
            8.3750                         .1500
            8.1450                         .0000
            8.1450                         .0000

      1541993                              .5000
      111,263.46                           .0800
           10.6250                         .0000
           10.1250                         .1500
            9.8950                         .0000
            9.8950                         .0000
1



      1542008                              .5000
      208,365.08                           .0800
           10.1500                         .0000
            9.6500                         .1500
            9.4200                         .0000
            9.4200                         .0000

      1542010                              .5000
       58,338.22                           .0800
           10.6500                         .0000
           10.1500                         .1500
            9.9200                         .0000
            9.9200                         .0000

      1542011                              .5000
       71,899.20                           .0800
           11.1500                         .0000
           10.6500                         .1500
           10.4200                         .0000
           10.4200                         .0000

      1542012                              .5000
       23,875.48                           .0800
           13.3500                         .0000
           12.8500                         .1500
           12.6200                         .0000
           12.6200                         .0000

      1542013                              .5000
       99,343.24                           .0800
           10.1500                         .0000
            9.6500                         .1500
            9.4200                         .0000
            9.4200                         .0000

      1542014                              .5000
      125,820.37                           .0800
           12.9500                         .0000
           12.4500                         .1500
           12.2200                         .0000
           12.2200                         .0000

      1542015                              .5000
       97,025.61                           .0800
            9.2000                         .0000
            8.7000                         .1500
            8.4700                         .0000
            8.4700                         .0000

      1542016                              .5000
      144,458.40                           .0800
            8.7500                         .0000
            8.2500                         .1500
            8.0200                         .0000
            8.0200                         .0000
1



      1542017                              .5000
       87,780.12                           .0800
            9.5000                         .0000
            9.0000                         .1500
            8.7700                         .0000
            8.7700                         .0000

      1542018                              .5000
      108,343.66                           .0800
           12.7000                         .0000
           12.2000                         .1500
           11.9700                         .0000
           11.9700                         .0000

      1542019                              .5000
       66,313.74                           .0800
            8.9500                         .0000
            8.4500                         .1500
            8.2200                         .0000
            8.2200                         .0000

      1542020                              .5000
      177,248.29                           .0800
            9.9900                         .0000
            9.4900                         .1500
            9.2600                         .0000
            9.2600                         .0000

      1542021                              .5000
       76,945.97                           .0800
           11.2500                         .0000
           10.7500                         .1500
           10.5200                         .0000
           10.5200                         .0000

      1542022                              .5000
      145,916.55                           .0800
            9.9900                         .0000
            9.4900                         .1500
            9.2600                         .0000
            9.2600                         .0000

      1542023                              .5000
      113,421.69                           .0800
            8.7500                         .0000
            8.2500                         .1500
            8.0200                         .0000
            8.0200                         .0000

      1542024                              .5000
       89,056.61                           .0800
            8.9900                         .0000
            8.4900                         .1500
            8.2600                         .0000
            8.2600                         .0000
1



      1542025                              .5000
      240,450.64                           .0800
            9.9000                         .0000
            9.4000                         .1500
            9.1700                         .0000
            9.1700                         .0000

      1542026                              .5000
       84,790.27                           .0800
           10.8000                         .0000
           10.3000                         .1500
           10.0700                         .0000
           10.0700                         .0000

      1542027                              .5000
      151,880.31                           .0800
            9.3000                         .0000
            8.8000                         .1500
            8.5700                         .0000
            8.5700                         .0000

      1542028                              .5000
       75,293.09                           .0800
            7.9500                         .0000
            7.4500                         .1500
            7.2200                         .0000
            7.2200                         .0000

      1542029                              .5000
      224,838.80                           .0800
            9.6500                         .0000
            9.1500                         .1500
            8.9200                         .0000
            8.9200                         .0000

      1542030                              .5000
       85,146.72                           .0800
           11.9500                         .0000
           11.4500                         .1500
           11.2200                         .0000
           11.2200                         .0000

      1542031                              .5000
       67,620.69                           .0800
            9.6500                         .0000
            9.1500                         .1500
            8.9200                         .0000
            8.9200                         .0000

      1542032                              .5000
      161,063.75                           .0800
           12.5500                         .0000
           12.0500                         .1500
           11.8200                         .0000
           11.8200                         .0000
1



      1542033                              .5000
       94,084.95                           .0800
           11.4900                         .0000
           10.9900                         .1500
           10.7600                         .0000
           10.7600                         .0000

      1542034                              .5000
       71,891.36                           .0800
           11.8500                         .0000
           11.3500                         .1500
           11.1200                         .0000
           11.1200                         .0000

      1542035                              .5000
       92,615.72                           .0800
           11.9500                         .0000
           11.4500                         .1500
           11.2200                         .0000
           11.2200                         .0000

      1542036                              .5000
       77,242.79                           .0800
           13.8500                         .0000
           13.3500                         .1500
           13.1200                         .0000
           13.1200                         .0000

      1542037                              .5000
       98,642.40                           .0800
           12.9500                         .0000
           12.4500                         .1500
           12.2200                         .0000
           12.2200                         .0000

      1542038                              .5000
       73,941.96                           .0800
           13.7500                         .0000
           13.2500                         .1500
           13.0200                         .0000
           13.0200                         .0000

      1542040                              .5000
       61,647.32                           .0800
            9.4500                         .0000
            8.9500                         .1500
            8.7200                         .0000
            8.7200                         .0000

      1542041                              .5000
       72,219.95                           .0800
           11.1000                         .0000
           10.6000                         .1500
           10.3700                         .0000
           10.3700                         .0000
1



      1542042                              .5000
      149,799.00                           .0800
           11.3500                         .0000
           10.8500                         .1500
           10.6200                         .0000
           10.6200                         .0000

      1542043                              .5000
       26,392.73                           .0800
            9.5000                         .0000
            9.0000                         .1500
            8.7700                         .0000
            8.7700                         .0000

      1542044                              .5000
      143,636.41                           .0800
            9.4500                         .0000
            8.9500                         .1500
            8.7200                         .0000
            8.7200                         .0000

      1542045                              .5000
       64,816.34                           .0800
           10.5500                         .0000
           10.0500                         .1500
            9.8200                         .0000
            9.8200                         .0000

      1542046                              .5000
      137,026.64                           .0800
            9.7500                         .0000
            9.2500                         .1500
            9.0200                         .0000
            9.0200                         .0000

      1542047                              .5000
       52,393.83                           .0800
           10.5000                         .0000
           10.0000                         .1500
            9.7700                         .0000
            9.7700                         .0000

      1542048                              .5000
      149,024.65                           .0800
           10.8000                         .0000
           10.3000                         .1500
           10.0700                         .0000
           10.0700                         .0000

      1542049                              .5000
      101,070.06                           .0800
           11.1000                         .0000
           10.6000                         .1500
           10.3700                         .0000
           10.3700                         .0000
1



      1542050                              .5000
      280,705.17                           .0800
           10.7000                         .0000
           10.2000                         .1500
            9.9700                         .0000
            9.9700                         .0000

      1542051                              .5000
       29,968.70                           .0800
           13.5000                         .0000
           13.0000                         .1500
           12.7700                         .0000
           12.7700                         .0000

      1542052                              .5000
       89,858.11                           .0800
           11.6500                         .0000
           11.1500                         .1500
           10.9200                         .0000
           10.9200                         .0000

      1542053                              .5000
       47,942.80                           .0800
           14.4500                         .0000
           13.9500                         .1500
           13.7200                         .0000
           13.7200                         .0000

      1542054                              .5000
      112,265.79                           .0800
           11.5500                         .0000
           11.0500                         .1500
           10.8200                         .0000
           10.8200                         .0000

      1542055                              .5000
       78,852.29                           .0800
            9.8000                         .0000
            9.3000                         .1500
            9.0700                         .0000
            9.0700                         .0000

      1542056                              .5000
       53,557.28                           .0800
           12.7000                         .0000
           12.2000                         .1500
           11.9700                         .0000
           11.9700                         .0000

      1542057                              .5000
       86,720.27                           .0800
           10.8500                         .0000
           10.3500                         .1500
           10.1200                         .0000
           10.1200                         .0000
1



      1542058                              .5000
       51,720.07                           .0800
           10.7000                         .0000
           10.2000                         .1500
            9.9700                         .0000
            9.9700                         .0000

      1542059                              .5000
       90,255.90                           .0800
           12.4500                         .0000
           11.9500                         .1500
           11.7200                         .0000
           11.7200                         .0000

      1542060                              .5000
       54,909.45                           .0800
           10.5000                         .0000
           10.0000                         .1500
            9.7700                         .0000
            9.7700                         .0000

      1542061                              .5000
       38,952.10                           .0800
           11.7500                         .0000
           11.2500                         .1500
           11.0200                         .0000
           11.0200                         .0000

      1542062                              .5000
      102,900.30                           .0800
           10.1500                         .0000
            9.6500                         .1500
            9.4200                         .0000
            9.4200                         .0000

      1542063                              .5000
      104,807.28                           .0800
           10.9500                         .0000
           10.4500                         .1500
           10.2200                         .0000
           10.2200                         .0000

      1542064                              .5000
       83,778.85                           .0800
            9.2500                         .0000
            8.7500                         .1500
            8.5200                         .0000
            8.5200                         .0000

      1542065                              .5000
       71,898.11                           .0800
           11.1000                         .0000
           10.6000                         .1500
           10.3700                         .0000
           10.3700                         .0000
1



      1542066                              .5000
       81,087.46                           .0800
           10.5500                         .0000
           10.0500                         .1500
            9.8200                         .0000
            9.8200                         .0000

      1542067                              .5000
       71,883.97                           .0800
           11.5500                         .0000
           11.0500                         .1500
           10.8200                         .0000
           10.8200                         .0000

      1542068                              .5000
       62,889.23                           .0800
           11.1500                         .0000
           10.6500                         .1500
           10.4200                         .0000
           10.4200                         .0000

      1542069                              .5000
      135,798.93                           .0800
           10.9000                         .0000
           10.4000                         .1500
           10.1700                         .0000
           10.1700                         .0000

      1542070                              .5000
       49,423.65                           .0800
           11.7500                         .0000
           11.2500                         .1500
           11.0200                         .0000
           11.0200                         .0000

      1542071                              .5000
       52,425.84                           .0800
           12.9900                         .0000
           12.4900                         .1500
           12.2600                         .0000
           12.2600                         .0000

      1542072                              .5000
       62,627.16                           .0800
           10.6500                         .0000
           10.1500                         .1500
            9.9200                         .0000
            9.9200                         .0000

      1542073                              .5000
       65,920.25                           .0800
           12.8500                         .0000
           12.3500                         .1500
           12.1200                         .0000
           12.1200                         .0000
1



      1542074                              .5000
      222,524.34                           .0800
           10.2500                         .0000
            9.7500                         .1500
            9.5200                         .0000
            9.5200                         .0000

      1542076                              .5000
      188,858.37                           .0800
           12.6000                         .0000
           12.1000                         .1500
           11.8700                         .0000
           11.8700                         .0000

      1542077                              .5000
      142,236.44                           .0800
            9.8500                         .0000
            9.3500                         .1500
            9.1200                         .0000
            9.1200                         .0000

      1542078                              .5000
       92,256.96                           .0800
           14.9500                         .0000
           14.4500                         .1500
           14.2200                         .0000
           14.2200                         .0000

      1542079                              .5000
       99,061.12                           .0800
           11.1500                         .0000
           10.6500                         .1500
           10.4200                         .0000
           10.4200                         .0000

      1542080                              .5000
      190,497.20                           .0800
            9.2500                         .0000
            8.7500                         .1500
            8.5200                         .0000
            8.5200                         .0000

      1542081                              .5000
       94,376.52                           .0800
           12.5000                         .0000
           12.0000                         .1500
           11.7700                         .0000
           11.7700                         .0000

      1542082                              .5000
       72,863.09                           .0800
           10.8500                         .0000
           10.3500                         .1500
           10.1200                         .0000
           10.1200                         .0000
1



      1542083                              .5000
       85,307.30                           .0800
            9.9900                         .0000
            9.4900                         .1500
            9.2600                         .0000
            9.2600                         .0000

      1542084                              .5000
       68,895.88                           .0800
           11.8500                         .0000
           11.3500                         .1500
           11.1200                         .0000
           11.1200                         .0000

      1542085                              .5000
      139,713.87                           .0800
           10.4500                         .0000
            9.9500                         .1500
            9.7200                         .0000
            9.7200                         .0000

      1542086                              .5000
      129,356.93                           .0800
           10.8500                         .0000
           10.3500                         .1500
           10.1200                         .0000
           10.1200                         .0000

      1542087                              .5000
       78,571.01                           .0800
            9.9500                         .0000
            9.4500                         .1500
            9.2200                         .0000
            9.2200                         .0000

      1542088                              .5000
       89,363.02                           .0800
            9.9900                         .0000
            9.4900                         .1500
            9.2600                         .0000
            9.2600                         .0000

      1542089                              .5000
       90,110.70                           .0800
            8.3000                         .0000
            7.8000                         .1500
            7.5700                         .0000
            7.5700                         .0000

      1542090                              .5000
       62,943.93                           .0800
           14.2000                         .0000
           13.7000                         .1500
           13.4700                         .0000
           13.4700                         .0000
1



      1542091                              .5000
      127,580.19                           .0800
           11.2500                         .0000
           10.7500                         .1500
           10.5200                         .0000
           10.5200                         .0000

      1542092                              .5000
      102,728.86                           .0800
           14.3000                         .0000
           13.8000                         .1500
           13.5700                         .0000
           13.5700                         .0000

      1542093                              .5000
      166,196.99                           .0800
           10.9900                         .0000
           10.4900                         .1500
           10.2600                         .0000
           10.2600                         .0000

      1542094                              .5000
      283,111.69                           .0800
           11.2500                         .0000
           10.7500                         .1500
           10.5200                         .0000
           10.5200                         .0000

      1542095                              .5000
      102,250.23                           .0800
           11.2500                         .0000
           10.7500                         .1500
           10.5200                         .0000
           10.5200                         .0000

      1542096                              .5000
      143,741.42                           .0800
            9.9900                         .0000
            9.4900                         .1500
            9.2600                         .0000
            9.2600                         .0000

      1542097                              .5000
      184,210.12                           .0800
           11.5000                         .0000
           11.0000                         .1500
           10.7700                         .0000
           10.7700                         .0000

      1542098                              .5000
       86,764.60                           .0800
           12.7500                         .0000
           12.2500                         .1500
           12.0200                         .0000
           12.0200                         .0000
1



      1542099                              .5000
       95,706.84                           .0800
           10.8500                         .0000
           10.3500                         .1500
           10.1200                         .0000
           10.1200                         .0000

      1542100                              .5000
      111,830.88                           .0800
           10.8000                         .0000
           10.3000                         .1500
           10.0700                         .0000
           10.0700                         .0000

      1542101                              .5000
       90,784.25                           .0800
            9.7500                         .0000
            9.2500                         .1500
            9.0200                         .0000
            9.0200                         .0000

      1542102                              .5000
      107,199.21                           .0800
           11.3000                         .0000
           10.8000                         .1500
           10.5700                         .0000
           10.5700                         .0000

      1542103                              .5000
       70,455.55                           .0800
           10.0000                         .0000
            9.5000                         .1500
            9.2700                         .0000
            9.2700                         .0000

      1542105                              .5000
      117,711.26                           .0800
            9.6000                         .0000
            9.1000                         .1500
            8.8700                         .0000
            8.8700                         .0000

      1542106                              .5000
       64,739.32                           .0800
           14.6500                         .0000
           14.1500                         .1500
           13.9200                         .0000
           13.9200                         .0000

      1542107                              .5000
       92,854.97                           .0800
           10.6500                         .0000
           10.1500                         .1500
            9.9200                         .0000
            9.9200                         .0000
1



      1542108                              .5000
      168,117.03                           .0800
           12.3000                         .0000
           11.8000                         .1500
           11.5700                         .0000
           11.5700                         .0000

      1542109                              .5000
       35,963.26                           .0800
           13.6000                         .0000
           13.1000                         .1500
           12.8700                         .0000
           12.8700                         .0000

      1542110                              .5000
       65,370.51                           .0800
           11.8000                         .0000
           11.3000                         .1500
           11.0700                         .0000
           11.0700                         .0000

      1542111                              .5000
       52,305.87                           .0800
           11.0500                         .0000
           10.5500                         .1500
           10.3200                         .0000
           10.3200                         .0000

      1542112                              .5000
       69,932.49                           .0800
           13.8500                         .0000
           13.3500                         .1500
           13.1200                         .0000
           13.1200                         .0000

      1542113                              .5000
       65,156.28                           .0800
            9.8000                         .0000
            9.3000                         .1500
            9.0700                         .0000
            9.0700                         .0000

      1542114                              .5000
       82,026.96                           .0800
           10.5000                         .0000
           10.0000                         .1500
            9.7700                         .0000
            9.7700                         .0000

      1542115                              .5000
       34,160.56                           .0800
            9.2500                         .0000
            8.7500                         .1500
            8.5200                         .0000
            8.5200                         .0000
1



      1542116                              .5000
       20,971.41                           .0800
           11.6500                         .0000
           11.1500                         .1500
           10.9200                         .0000
           10.9200                         .0000

      1542117                              .5000
      172,128.45                           .0800
           10.6000                         .0000
           10.1000                         .1500
            9.8700                         .0000
            9.8700                         .0000

      1542118                              .5000
       72,240.75                           .0800
           10.8500                         .0000
           10.3500                         .1500
           10.1200                         .0000
           10.1200                         .0000

      1542119                              .5000
       36,905.39                           .0800
           10.8500                         .0000
           10.3500                         .1500
           10.1200                         .0000
           10.1200                         .0000

      1542120                              .5000
       49,551.99                           .0800
           10.9500                         .0000
           10.4500                         .1500
           10.2200                         .0000
           10.2200                         .0000

      1542121                              .5000
       71,454.74                           .0800
           12.7500                         .0000
           12.2500                         .1500
           12.0200                         .0000
           12.0200                         .0000

      1542122                              .5000
       29,072.24                           .0800
           11.0500                         .0000
           10.5500                         .1500
           10.3200                         .0000
           10.3200                         .0000

      1542123                              .5000
       33,357.00                           .0800
           15.6000                         .0000
           15.1000                         .1500
           14.8700                         .0000
           14.8700                         .0000
1



      1542124                              .5000
       57,841.80                           .0800
           10.9500                         .0000
           10.4500                         .1500
           10.2200                         .0000
           10.2200                         .0000

      1542125                              .5000
      106,169.27                           .0800
           10.9500                         .0000
           10.4500                         .1500
           10.2200                         .0000
           10.2200                         .0000

      1542126                              .5000
      134,363.91                           .0800
           10.9000                         .0000
           10.4000                         .1500
           10.1700                         .0000
           10.1700                         .0000

      1542127                              .5000
       42,283.16                           .0800
           11.3000                         .0000
           10.8000                         .1500
           10.5700                         .0000
           10.5700                         .0000

      1542129                              .5000
      184,286.51                           .0800
            9.9900                         .0000
            9.4900                         .1500
            9.2600                         .0000
            9.2600                         .0000

      1542130                              .5000
      136,738.10                           .0800
           11.9900                         .0000
           11.4900                         .1500
           11.2600                         .0000
           11.2600                         .0000

      1542131                              .5000
       69,397.42                           .0800
            9.9500                         .0000
            9.4500                         .1500
            9.2200                         .0000
            9.2200                         .0000

      1542132                              .5000
       91,307.95                           .0800
            9.4500                         .0000
            8.9500                         .1500
            8.7200                         .0000
            8.7200                         .0000
1



      1542133                              .5000
       71,829.26                           .0800
            9.9900                         .0000
            9.4900                         .1500
            9.2600                         .0000
            9.2600                         .0000

      1542134                              .5000
      148,640.22                           .0800
           10.9000                         .0000
           10.4000                         .1500
           10.1700                         .0000
           10.1700                         .0000

      1542135                              .5000
       60,840.67                           .0800
           10.9900                         .0000
           10.4900                         .1500
           10.2600                         .0000
           10.2600                         .0000

      1542136                              .5000
       64,237.76                           .0800
            7.9500                         .0000
            7.4500                         .1500
            7.2200                         .0000
            7.2200                         .0000

      1542137                              .5000
       90,803.07                           .0800
            9.9900                         .0000
            9.4900                         .1500
            9.2600                         .0000
            9.2600                         .0000

      1542138                              .5000
      134,722.02                           .0800
            8.9900                         .0000
            8.4900                         .1500
            8.2600                         .0000
            8.2600                         .0000

      1542139                              .5000
       60,203.15                           .0800
            9.9500                         .0000
            9.4500                         .1500
            9.2200                         .0000
            9.2200                         .0000

      1542140                              .5000
       59,374.41                           .0800
            9.8000                         .0000
            9.3000                         .1500
            9.0700                         .0000
            9.0700                         .0000
1



      1542142                              .5000
       30,202.54                           .0800
           14.3500                         .0000
           13.8500                         .1500
           13.6200                         .0000
           13.6200                         .0000

      1542143                              .5000
       38,047.92                           .0800
           10.7000                         .0000
           10.2000                         .1500
            9.9700                         .0000
            9.9700                         .0000

      1542144                              .5000
       26,761.61                           .0800
           14.5000                         .0000
           14.0000                         .1500
           13.7700                         .0000
           13.7700                         .0000

      1542145                              .5000
       11,803.08                           .0800
           14.9500                         .0000
           14.4500                         .1500
           14.2200                         .0000
           14.2200                         .0000

      1542146                              .5000
       98,927.80                           .0800
           11.8500                         .0000
           11.3500                         .1500
           11.1200                         .0000
           11.1200                         .0000

      1542147                              .5000
       91,303.25                           .0800
           12.7500                         .0000
           12.2500                         .1500
           12.0200                         .0000
           12.0200                         .0000

      1542175                              .5000
       98,955.02                           .0800
            9.8750                         .0000
            9.3750                         .1500
            9.1450                         .0000
            9.1450                         .0000

      1542186                              .5000
       82,522.59                           .0800
            9.7500                         .0000
            9.2500                         .1500
            9.0200                         .0000
            9.0200                         .0000
1



      1542260                              .5000
       74,169.84                           .0800
           11.0000                         .0000
           10.5000                         .1500
           10.2700                         .0000
           10.2700                         .0000

      1542400                              .5000
       50,147.29                           .0800
            9.6250                         .0000
            9.1250                         .1500
            8.8950                         .0000
            8.8950                         .0000

      1542401                              .5000
       88,143.35                           .0800
           11.5000                         .0000
           11.0000                         .1500
           10.7700                         .0000
           10.7700                         .0000

      1542420                              .5000
      112,959.75                           .0800
           10.5000                         .0000
           10.0000                         .1500
            9.7700                         .0000
            9.7700                         .0000

      1542453                              .5000
       47,671.00                           .0800
           11.7500                         .0000
           11.2500                         .1500
           11.0200                         .0000
           11.0200                         .0000

      1542502                              .5000
       37,363.79                           .0800
           11.5000                         .0000
           11.0000                         .1500
           10.7700                         .0000
           10.7700                         .0000

      1542560                              .5000
       71,934.01                           .0800
           11.7500                         .0000
           11.2500                         .1500
           11.0200                         .0000
           11.0200                         .0000

      1542638                              .5000
       82,998.40                           .0800
           10.0000                         .0000
            9.5000                         .1500
            9.2700                         .0000
            9.2700                         .0000
1



      1542640                              .5000
       65,632.81                           .0800
           11.2500                         .0000
           10.7500                         .1500
           10.5200                         .0000
           10.5200                         .0000

      1542658                              .5000
       31,083.32                           .0800
           10.0000                         .0000
            9.5000                         .1500
            9.2700                         .0000
            9.2700                         .0000

      1542726                              .5000
       63,956.58                           .0800
           11.2500                         .0000
           10.7500                         .1500
           10.5200                         .0000
           10.5200                         .0000

      1542756                              .5000
       86,601.19                           .0800
           10.7500                         .0000
           10.2500                         .1500
           10.0200                         .0000
           10.0200                         .0000

      1542796                              .5000
       95,890.60                           .0800
           10.7500                         .0000
           10.2500                         .1500
           10.0200                         .0000
           10.0200                         .0000

      1542807                              .5000
      216,289.19                           .0800
           10.0000                         .0000
            9.5000                         .1500
            9.2700                         .0000
            9.2700                         .0000

      1542808                              .5000
       29,770.89                           .0800
            9.5000                         .0000
            9.0000                         .1500
            8.7700                         .0000
            8.7700                         .0000

      1542810                              .5000
       50,355.21                           .0800
           10.0000                         .0000
            9.5000                         .1500
            9.2700                         .0000
            9.2700                         .0000
1



      1542824                              .5000
      125,840.12                           .0800
           10.2500                         .0000
            9.7500                         .1500
            9.5200                         .0000
            9.5200                         .0000

      1542864                              .5000
       85,282.11                           .0800
           11.2500                         .0000
           10.7500                         .1500
           10.5200                         .0000
           10.5200                         .0000

      1542877                              .5000
       70,219.68                           .0800
           10.3750                         .0000
            9.8750                         .1500
            9.6450                         .0000
            9.6450                         .0000

      1542880                              .5000
      138,859.04                           .0800
            9.3750                         .0000
            8.8750                         .1500
            8.6450                         .0000
            8.6450                         .0000

      1542886                              .5000
       88,718.99                           .0800
            9.8750                         .0000
            9.3750                         .1500
            9.1450                         .0000
            9.1450                         .0000

      1542888                              .5000
       56,477.55                           .0800
           10.5000                         .0000
           10.0000                         .1500
            9.7700                         .0000
            9.7700                         .0000

      1542892                              .5000
       47,468.65                           .0800
           11.3750                         .0000
           10.8750                         .1500
           10.6450                         .0000
           10.6450                         .0000

      1542899                              .5000
       30,856.51                           .0800
           10.5000                         .0000
           10.0000                         .1500
            9.7700                         .0000
            9.7700                         .0000
1



      1542902                              .5000
      172,338.37                           .0800
            9.7500                         .0000
            9.2500                         .1500
            9.0200                         .0000
            9.0200                         .0000

      1542949                              .5000
       91,947.06                           .0800
            8.7500                         .0000
            8.2500                         .1500
            8.0200                         .0000
            8.0200                         .0000

      1542998                              .5000
      156,446.94                           .0800
            9.5500                         .0000
            9.0500                         .1500
            8.8200                         .0000
            8.8200                         .0000

      1543021                              .5000
      164,868.29                           .0800
           10.5000                         .0000
           10.0000                         .1500
            9.7700                         .0000
            9.7700                         .0000

      1543126                              .5000
      172,910.31                           .0800
            9.2500                         .0000
            8.7500                         .1500
            8.5200                         .0000
            8.5200                         .0000

      1543165                              .5000
       42,971.61                           .0800
           11.3750                         .0000
           10.8750                         .1500
           10.6450                         .0000
           10.6450                         .0000

      1543166                              .5000
      129,092.01                           .0800
            9.5000                         .0000
            9.0000                         .1500
            8.7700                         .0000
            8.7700                         .0000

      1543169                              .5000
      175,377.64                           .0800
           11.1250                         .0000
           10.6250                         .1500
           10.3950                         .0000
           10.3950                         .0000
1



      1543175                              .5000
       89,924.19                           .0800
           10.2500                         .0000
            9.7500                         .1500
            9.5200                         .0000
            9.5200                         .0000

      1543176                              .5000
       43,468.84                           .0800
           11.0000                         .0000
           10.5000                         .1500
           10.2700                         .0000
           10.2700                         .0000

      1543260                              .5000
       25,598.63                           .0800
           10.3000                         .0000
            9.8000                         .1500
            9.5700                         .0000
            9.5700                         .0000

      1543286                              .5000
       81,847.39                           .0800
           11.5000                         .0000
           11.0000                         .1500
           10.7700                         .0000
           10.7700                         .0000

      1543422                              .5000
       74,602.11                           .0800
            9.0000                         .0000
            8.5000                         .1500
            8.2700                         .0000
            8.2700                         .0000

      1543509                              .5000
      155,811.92                           .0800
            9.8750                         .0000
            9.3750                         .1500
            9.1450                         .0000
            9.1450                         .0000

      1543510                              .5000
       85,431.73                           .0800
           10.5000                         .0000
           10.0000                         .1500
            9.7700                         .0000
            9.7700                         .0000

      1543570                              .5000
       51,681.06                           .0800
           10.8750                         .0000
           10.3750                         .1500
           10.1450                         .0000
           10.1450                         .0000
1



      1543571                              .5000
       81,838.05                           .0800
           10.7500                         .0000
           10.2500                         .1500
           10.0200                         .0000
           10.0200                         .0000

      1543574                              .5000
       50,362.89                           .0800
           10.8750                         .0000
           10.3750                         .1500
           10.1450                         .0000
           10.1450                         .0000

      1543576                              .5000
       74,933.36                           .0800
           10.0000                         .0000
            9.5000                         .1500
            9.2700                         .0000
            9.2700                         .0000

      1543580                              .5000
       51,074.88                           .0800
           11.0750                         .0000
           10.5750                         .1500
           10.3450                         .0000
           10.3450                         .0000

      1543581                              .5000
       48,051.73                           .0800
            9.4250                         .0000
            8.9250                         .1500
            8.6950                         .0000
            8.6950                         .0000

      1543703                              .5000
      144,399.26                           .0800
           11.1250                         .0000
           10.6250                         .1500
           10.3950                         .0000
           10.3950                         .0000

      1543754                              .5000
       25,177.46                           .0800
            9.5000                         .0000
            9.0000                         .1500
            8.7700                         .0000
            8.7700                         .0000

      1543787                              .5000
      151,885.01                           .0800
           10.7500                         .0000
           10.2500                         .1500
           10.0200                         .0000
           10.0200                         .0000
1



      1543818                              .5000
      113,087.36                           .0800
           11.3750                         .0000
           10.8750                         .1500
           10.6450                         .0000
           10.6450                         .0000

      1543830                              .5000
       41,606.09                           .0800
            9.8750                         .0000
            9.3750                         .1500
            9.1450                         .0000
            9.1450                         .0000

      1543841                              .5000
       79,955.23                           .0800
           12.1250                         .0000
           11.6250                         .1500
           11.3950                         .0000
           11.3950                         .0000

      1543853                              .5000
       66,249.85                           .0800
           10.7500                         .0000
           10.2500                         .1500
           10.0200                         .0000
           10.0200                         .0000

      1543855                              .5000
      123,922.53                           .0800
           11.6250                         .0000
           11.1250                         .1500
           10.8950                         .0000
           10.8950                         .0000

      1543860                              .5000
      216,452.12                           .0800
            9.8750                         .0000
            9.3750                         .1500
            9.1450                         .0000
            9.1450                         .0000

      1544079                              .5000
       34,826.48                           .0800
            9.7500                         .0000
            9.2500                         .1500
            9.0200                         .0000
            9.0200                         .0000

      1544082                              .5000
       81,417.63                           .0800
           10.5000                         .0000
           10.0000                         .1500
            9.7700                         .0000
            9.7700                         .0000
1



      1544099                              .5000
       58,003.89                           .0800
           10.3750                         .0000
            9.8750                         .1500
            9.6450                         .0000
            9.6450                         .0000

      1544104                              .5000
       69,823.65                           .0800
           10.3750                         .0000
            9.8750                         .1500
            9.6450                         .0000
            9.6450                         .0000

      1544122                              .5000
       58,445.18                           .0800
            9.7500                         .0000
            9.2500                         .1500
            9.0200                         .0000
            9.0200                         .0000

      1544201                              .5000
       74,528.70                           .0800
            9.7500                         .0000
            9.2500                         .1500
            9.0200                         .0000
            9.0200                         .0000

      1544244                              .5000
       56,475.00                           .0800
           10.0000                         .0000
            9.5000                         .1500
            9.2700                         .0000
            9.2700                         .0000

      1544280                              .5000
       64,939.74                           .0800
            9.8000                         .0000
            9.3000                         .1500
            9.0700                         .0000
            9.0700                         .0000

      1544406                              .5000
       50,360.83                           .0800
           10.6250                         .0000
           10.1250                         .1500
            9.8950                         .0000
            9.8950                         .0000

      1544419                              .5000
       26,083.22                           .0800
           11.5000                         .0000
           11.0000                         .1500
           10.7700                         .0000
           10.7700                         .0000
1



      1544422                              .5000
       89,145.49                           .0800
           10.6250                         .0000
           10.1250                         .1500
            9.8950                         .0000
            9.8950                         .0000

      1544452                              .5000
      239,893.83                           .0800
           10.0000                         .0000
            9.5000                         .1500
            9.2700                         .0000
            9.2700                         .0000

      1544627                              .5000
      114,225.40                           .0800
           10.7500                         .0000
           10.2500                         .1500
           10.0200                         .0000
           10.0200                         .0000

      1544637                              .5000
      107,948.31                           .0800
           14.6250                         .0000
           14.1250                         .1500
           13.8950                         .0000
           13.8950                         .0000

      1544638                              .5000
      135,822.77                           .0800
           10.1250                         .0000
            9.6250                         .1500
            9.3950                         .0000
            9.3950                         .0000

      1544648                              .5000
       92,308.08                           .0800
           11.3750                         .0000
           10.8750                         .1500
           10.6450                         .0000
           10.6450                         .0000

      1544847                              .5000
       99,963.36                           .0800
           10.8750                         .0000
           10.3750                         .1500
           10.1450                         .0000
           10.1450                         .0000

      1544939                              .5000
       99,902.26                           .0800
            9.5500                         .0000
            9.0500                         .1500
            8.8200                         .0000
            8.8200                         .0000
1



      1545092                              .5000
       39,159.94                           .0800
           11.2500                         .0000
           10.7500                         .1500
           10.5200                         .0000
           10.5200                         .0000

      1545174                              .5000
       64,903.31                           .0800
            9.5000                         .0000
            9.0000                         .1500
            8.7700                         .0000
            8.7700                         .0000

      1545225                              .5000
       69,945.20                           .0800
           12.4600                         .0000
           11.9600                         .1500
           11.7300                         .0000
           11.7300                         .0000

      1545254                              .5000
      206,264.71                           .0800
           13.2500                         .0000
           12.7500                         .1500
           12.5200                         .0000
           12.5200                         .0000

      1545262                              .5000
      143,269.74                           .0800
            9.5000                         .0000
            9.0000                         .1500
            8.7700                         .0000
            8.7700                         .0000

      1545270                              .5000
       64,963.64                           .0800
           13.9500                         .0000
           13.4500                         .1500
           13.2200                         .0000
           13.2200                         .0000

      1545316                              .5000
       44,044.01                           .0800
           10.2500                         .0000
            9.7500                         .1500
            9.5200                         .0000
            9.5200                         .0000

      1545325                              .5000
      123,200.00                           .0800
           10.6250                         .0000
           10.1250                         .1500
            9.8950                         .0000
            9.8950                         .0000
1



      1545840                              .5000
      102,949.87                           .0800
            9.5500                         .0000
            9.0500                         .1500
            8.8200                         .0000
            8.8200                         .0000

      1545888                              .5000
       69,107.39                           .0800
           10.0000                         .0000
            9.5000                         .1500
            9.2700                         .0000
            9.2700                         .0000

      1545898                              .5000
      112,636.57                           .0800
            9.6250                         .0000
            9.1250                         .1500
            8.8950                         .0000
            8.8950                         .0000

      1545985                              .5000
       37,781.62                           .0800
           12.7500                         .0000
           12.2500                         .1500
           12.0200                         .0000
           12.0200                         .0000

      1546017                              .5000
      143,846.16                           .0800
            9.1250                         .0000
            8.6250                         .1500
            8.3950                         .0000
            8.3950                         .0000

      1546018                              .5000
      134,158.87                           .0800
           11.1250                         .0000
           10.6250                         .1500
           10.3950                         .0000
           10.3950                         .0000

      1546040                              .5000
       34,820.49                           .0800
            9.3750                         .0000
            8.8750                         .1500
            8.6450                         .0000
            8.6450                         .0000

      1546047                              .5000
      128,245.52                           .0800
           10.8750                         .0000
           10.3750                         .1500
           10.1450                         .0000
           10.1450                         .0000
1



      1546048                              .5000
       53,139.37                           .0800
           10.7500                         .0000
           10.2500                         .1500
           10.0200                         .0000
           10.0200                         .0000

      1546060                              .5000
       58,493.30                           .0800
           11.5000                         .0000
           11.0000                         .1500
           10.7700                         .0000
           10.7700                         .0000

      1546064                              .5000
      179,717.88                           .0800
            9.2500                         .0000
            8.7500                         .1500
            8.5200                         .0000
            8.5200                         .0000

      1546075                              .5000
      144,602.01                           .0800
           11.2500                         .0000
           10.7500                         .1500
           10.5200                         .0000
           10.5200                         .0000

      1546076                              .5000
       75,351.39                           .0800
           11.2500                         .0000
           10.7500                         .1500
           10.5200                         .0000
           10.5200                         .0000

      1546078                              .5000
      190,757.65                           .0800
           10.2500                         .0000
            9.7500                         .1500
            9.5200                         .0000
            9.5200                         .0000

      1546115                              .5000
      211,898.44                           .0800
            9.6250                         .0000
            9.1250                         .1500
            8.8950                         .0000
            8.8950                         .0000

      1546129                              .5000
       65,169.89                           .0800
           11.7500                         .0000
           11.2500                         .1500
           11.0200                         .0000
           11.0200                         .0000
1



      1546130                              .5000
       22,473.85                           .0800
           12.0000                         .0000
           11.5000                         .1500
           11.2700                         .0000
           11.2700                         .0000

      1546305                              .5000
       73,628.96                           .0800
            9.6250                         .0000
            9.1250                         .1500
            8.8950                         .0000
            8.8950                         .0000

      1546372                              .5000
      102,551.98                           .0800
           10.0000                         .0000
            9.5000                         .1500
            9.2700                         .0000
            9.2700                         .0000

      1546568                              .5000
       83,166.94                           .0800
           10.5000                         .0000
           10.0000                         .1500
            9.7700                         .0000
            9.7700                         .0000

      1546600                              .5000
       54,360.60                           .0800
           10.9500                         .0000
           10.4500                         .1500
           10.2200                         .0000
           10.2200                         .0000

      1546605                              .5000
      211,745.03                           .0800
           10.5000                         .0000
           10.0000                         .1500
            9.7700                         .0000
            9.7700                         .0000

      1546606                              .5000
       84,938.43                           .0800
           10.9500                         .0000
           10.4500                         .1500
           10.2200                         .0000
           10.2200                         .0000

      1546608                              .5000
       15,227.94                           .0800
           11.0000                         .0000
           10.5000                         .1500
           10.2700                         .0000
           10.2700                         .0000
1



      1546612                              .5000
       44,736.94                           .0800
           11.1250                         .0000
           10.6250                         .1500
           10.3950                         .0000
           10.3950                         .0000

      1546614                              .5000
       27,329.22                           .0800
           11.7500                         .0000
           11.2500                         .1500
           11.0200                         .0000
           11.0200                         .0000

      1546619                              .5000
       99,341.46                           .0800
           10.9500                         .0000
           10.4500                         .1500
           10.2200                         .0000
           10.2200                         .0000

      1546623                              .5000
       59,451.98                           .0800
           10.4500                         .0000
            9.9500                         .1500
            9.7200                         .0000
            9.7200                         .0000

      1546633                              .5000
       98,311.63                           .0800
            9.9500                         .0000
            9.4500                         .1500
            9.2200                         .0000
            9.2200                         .0000

      1546636                              .5000
       69,976.62                           .0800
           11.3000                         .0000
           10.8000                         .1500
           10.5700                         .0000
           10.5700                         .0000

      1546657                              .5000
      123,858.67                           .0800
           10.7500                         .0000
           10.2500                         .1500
           10.0200                         .0000
           10.0200                         .0000

      1546676                              .5000
      114,672.25                           .0800
           12.7500                         .0000
           12.2500                         .1500
           12.0200                         .0000
           12.0200                         .0000
1



      1546681                              .5000
       91,913.81                           .0800
            9.7500                         .0000
            9.2500                         .1500
            9.0200                         .0000
            9.0200                         .0000

      1546683                              .5000
      149,935.40                           .0800
           10.1250                         .0000
            9.6250                         .1500
            9.3950                         .0000
            9.3950                         .0000

      1546710                              .5000
       77,969.00                           .0800
           10.5000                         .0000
           10.0000                         .1500
            9.7700                         .0000
            9.7700                         .0000

      1546731                              .5000
       46,344.18                           .0800
           10.5000                         .0000
           10.0000                         .1500
            9.7700                         .0000
            9.7700                         .0000

      1546776                              .5000
       31,459.14                           .0800
           11.5000                         .0000
           11.0000                         .1500
           10.7700                         .0000
           10.7700                         .0000

      1546855                              .5000
       54,001.81                           .0800
           11.8750                         .0000
           11.3750                         .1500
           11.1450                         .0000
           11.1450                         .0000

      1546869                              .5000
       66,320.65                           .0800
           10.0000                         .0000
            9.5000                         .1500
            9.2700                         .0000
            9.2700                         .0000

      1546871                              .5000
      199,956.78                           .0800
           13.2500                         .0000
           12.7500                         .1500
           12.5200                         .0000
           12.5200                         .0000
1



      1546894                              .5000
       69,931.59                           .0800
            9.5500                         .0000
            9.0500                         .1500
            8.8200                         .0000
            8.8200                         .0000

      1546912                              .5000
       94,965.19                           .0800
           10.8750                         .0000
           10.3750                         .1500
           10.1450                         .0000
           10.1450                         .0000

      1546951                              .5000
      106,201.73                           .0800
            9.8750                         .0000
            9.3750                         .1500
            9.1450                         .0000
            9.1450                         .0000

      1546961                              .5000
      127,453.29                           .0800
           10.8750                         .0000
           10.3750                         .1500
           10.1450                         .0000
           10.1450                         .0000

      1546963                              .5000
       89,953.34                           .0800
            9.2500                         .0000
            8.7500                         .1500
            8.5200                         .0000
            8.5200                         .0000

      1546966                              .5000
       25,954.93                           .0800
           13.5000                         .0000
           13.0000                         .1500
           12.7700                         .0000
           12.7700                         .0000

      1546975                              .5000
       76,965.02                           .0800
            9.8750                         .0000
            9.3750                         .1500
            9.1450                         .0000
            9.1450                         .0000

      1547013                              .5000
       65,566.23                           .0800
           12.5000                         .0000
           12.0000                         .1500
           11.7700                         .0000
           11.7700                         .0000
1



      1547025                              .5000
      140,052.10                           .0800
            9.7500                         .0000
            9.2500                         .1500
            9.0200                         .0000
            9.0200                         .0000

      1547034                              .5000
       39,983.67                           .0800
           10.3750                         .0000
            9.8750                         .1500
            9.6450                         .0000
            9.6450                         .0000

      1547038                              .5000
       41,201.70                           .0800
           10.6250                         .0000
           10.1250                         .1500
            9.8950                         .0000
            9.8950                         .0000

      1547097                              .5000
      171,426.52                           .0800
           10.1500                         .0000
            9.6500                         .1500
            9.4200                         .0000
            9.4200                         .0000

      1547100                              .5000
      128,225.37                           .0800
           10.1250                         .0000
            9.6250                         .1500
            9.3950                         .0000
            9.3950                         .0000

      1547129                              .5000
       34,863.30                           .0800
           11.1250                         .0000
           10.6250                         .1500
           10.3950                         .0000
           10.3950                         .0000

      1547152                              .5000
       33,959.08                           .0800
           10.5000                         .0000
           10.0000                         .1500
            9.7700                         .0000
            9.7700                         .0000

      1547164                              .5000
       59,708.99                           .0800
            9.9900                         .0000
            9.4900                         .1500
            9.2600                         .0000
            9.2600                         .0000
1



      1547191                              .5000
       56,860.50                           .0800
           12.9990                         .0000
           12.4990                         .1500
           12.2690                         .0000
           12.2690                         .0000

      1547199                              .5000
       95,458.51                           .0800
           11.5500                         .0000
           11.0500                         .1500
           10.8200                         .0000
           10.8200                         .0000

      1547206                              .5000
       45,961.24                           .0800
           10.2500                         .0000
            9.7500                         .1500
            9.5200                         .0000
            9.5200                         .0000

      1547245                              .5000
       44,936.12                           .0800
            9.7500                         .0000
            9.2500                         .1500
            9.0200                         .0000
            9.0200                         .0000

      1547333                              .5000
      129,843.65                           .0800
           10.5000                         .0000
           10.0000                         .1500
            9.7700                         .0000
            9.7700                         .0000

      1547346                              .5000
      101,961.60                           .0800
           10.7500                         .0000
           10.2500                         .1500
           10.0200                         .0000
           10.0200                         .0000

      1547406                              .5000
       35,528.00                           .0800
           11.7500                         .0000
           11.2500                         .1500
           11.0200                         .0000
           11.0200                         .0000

      1547452                              .5000
       78,585.38                           .0800
           11.2500                         .0000
           10.7500                         .1500
           10.5200                         .0000
           10.5200                         .0000
1



      1547462                              .5000
       24,993.23                           .0800
           12.2500                         .0000
           11.7500                         .1500
           11.5200                         .0000
           11.5200                         .0000

      1547463                              .5000
       48,712.17                           .0800
           12.5000                         .0000
           12.0000                         .1500
           11.7700                         .0000
           11.7700                         .0000

      1547464                              .5000
      101,918.57                           .0800
           10.5000                         .0000
           10.0000                         .1500
            9.7700                         .0000
            9.7700                         .0000

      1547469                              .5000
       58,971.15                           .0800
            9.8750                         .0000
            9.3750                         .1500
            9.1450                         .0000
            9.1450                         .0000

      1547473                              .5000
       29,722.73                           .0800
           11.7500                         .0000
           11.2500                         .1500
           11.0200                         .0000
           11.0200                         .0000

      1547501                              .5000
       37,715.43                           .0800
           10.8750                         .0000
           10.3750                         .1500
           10.1450                         .0000
           10.1450                         .0000

      1547507                              .5000
      426,228.68                           .0800
            9.9990                         .0000
            9.4990                         .1500
            9.2690                         .0000
            9.2690                         .0000

      1547513                              .5000
       63,675.33                           .0800
           10.6250                         .0000
           10.1250                         .1500
            9.8950                         .0000
            9.8950                         .0000
1



      1547515                              .5000
      115,187.05                           .0800
            9.0000                         .0000
            8.5000                         .1500
            8.2700                         .0000
            8.2700                         .0000

      1547516                              .5000
       49,020.18                           .0800
           11.7500                         .0000
           11.2500                         .1500
           11.0200                         .0000
           11.0200                         .0000

      1547519                              .5000
       57,714.89                           .0800
           11.7500                         .0000
           11.2500                         .1500
           11.0200                         .0000
           11.0200                         .0000

      1547521                              .5000
       82,382.52                           .0800
            9.7400                         .0000
            9.2400                         .1500
            9.0100                         .0000
            9.0100                         .0000

      1547524                              .5000
       77,177.61                           .0800
            9.7500                         .0000
            9.2500                         .1500
            9.0200                         .0000
            9.0200                         .0000

      1547525                              .5000
       28,162.29                           .0800
           10.3750                         .0000
            9.8750                         .1500
            9.6450                         .0000
            9.6450                         .0000

      1547526                              .5000
      227,447.07                           .0800
           11.8750                         .0000
           11.3750                         .1500
           11.1450                         .0000
           11.1450                         .0000

      1547532                              .5000
      201,906.75                           .0800
            9.8000                         .0000
            9.3000                         .1500
            9.0700                         .0000
            9.0700                         .0000
1



      1547537                              .5000
       67,572.40                           .0800
           10.3750                         .0000
            9.8750                         .1500
            9.6450                         .0000
            9.6450                         .0000

      1547543                              .5000
       79,971.47                           .0800
           11.0000                         .0000
           10.5000                         .1500
           10.2700                         .0000
           10.2700                         .0000

      1547555                              .5000
      108,000.00                           .0800
            9.7500                         .0000
            9.2500                         .1500
            9.0200                         .0000
            9.0200                         .0000

      1547557                              .5000
       56,198.67                           .0800
            9.8750                         .0000
            9.3750                         .1500
            9.1450                         .0000
            9.1450                         .0000

      1547561                              .5000
       44,052.40                           .0800
           11.0000                         .0000
           10.5000                         .1500
           10.2700                         .0000
           10.2700                         .0000

      1547575                              .5000
       67,920.38                           .0800
           10.6250                         .0000
           10.1250                         .1500
            9.8950                         .0000
            9.8950                         .0000

      1547608                              .5000
       45,481.92                           .0800
           10.5000                         .0000
           10.0000                         .1500
            9.7700                         .0000
            9.7700                         .0000

      1547776                              .5000
      129,335.68                           .0800
           10.2500                         .0000
            9.7500                         .1500
            9.5200                         .0000
            9.5200                         .0000
1



      1547801                              .5000
       83,958.68                           .0800
            9.5000                         .0000
            9.0000                         .1500
            8.7700                         .0000
            8.7700                         .0000

      1547813                              .5000
       48,672.48                           .0800
            9.1250                         .0000
            8.6250                         .1500
            8.3950                         .0000
            8.3950                         .0000

      1547815                              .5000
      134,903.28                           .0800
           11.0000                         .0000
           10.5000                         .1500
           10.2700                         .0000
           10.2700                         .0000

      1547818                              .5000
       97,115.73                           .0800
           12.0000                         .0000
           11.5000                         .1500
           11.2700                         .0000
           11.2700                         .0000

      1547828                              .5000
      146,191.88                           .0800
           10.5000                         .0000
           10.0000                         .1500
            9.7700                         .0000
            9.7700                         .0000

      1547983                              .5000
       98,519.14                           .0800
           10.3750                         .0000
            9.8750                         .1500
            9.6450                         .0000
            9.6450                         .0000

      1547987                              .5000
      107,955.91                           .0800
           10.3750                         .0000
            9.8750                         .1500
            9.6450                         .0000
            9.6450                         .0000

      1548005                              .5000
       58,928.39                           .0800
           10.8750                         .0000
           10.3750                         .1500
           10.1450                         .0000
           10.1450                         .0000
1



      1548007                              .5000
       41,900.97                           .0800
           10.2500                         .0000
            9.7500                         .1500
            9.5200                         .0000
            9.5200                         .0000

      1548012                              .5000
       52,385.82                           .0800
           10.2500                         .0000
            9.7500                         .1500
            9.5200                         .0000
            9.5200                         .0000

      1548186                              .5000
       34,843.52                           .0800
           10.8750                         .0000
           10.3750                         .1500
           10.1450                         .0000
           10.1450                         .0000

      1548197                              .5000
       80,070.65                           .0800
           10.8750                         .0000
           10.3750                         .1500
           10.1450                         .0000
           10.1450                         .0000

      1548215                              .5000
      135,000.00                           .0800
            9.6250                         .0000
            9.1250                         .1500
            8.8950                         .0000
            8.8950                         .0000

      1548241                              .5000
       44,400.00                           .0800
           10.2500                         .0000
            9.7500                         .1500
            9.5200                         .0000
            9.5200                         .0000

      1548252                              .5000
       84,606.60                           .0800
           10.5000                         .0000
           10.0000                         .1500
            9.7700                         .0000
            9.7700                         .0000

      1548257                              .5000
       87,132.22                           .0800
           10.6250                         .0000
           10.1250                         .1500
            9.8950                         .0000
            9.8950                         .0000
1



      1548262                              .5000
       39,488.69                           .0800
           12.0000                         .0000
           11.5000                         .1500
           11.2700                         .0000
           11.2700                         .0000

      1548297                              .5000
       36,914.75                           .0800
           10.5000                         .0000
           10.0000                         .1500
            9.7700                         .0000
            9.7700                         .0000

      1548301                              .5000
       63,941.59                           .0800
            9.8750                         .0000
            9.3750                         .1500
            9.1450                         .0000
            9.1450                         .0000

      1548356                              .5000
       69,953.78                           .0800
           11.3750                         .0000
           10.8750                         .1500
           10.6450                         .0000
           10.6450                         .0000

      1548360                              .5000
      272,000.00                           .0800
            9.2500                         .0000
            8.7500                         .1500
            8.5200                         .0000
            8.5200                         .0000

      1548364                              .5000
      125,939.95                           .0800
            9.6500                         .0000
            9.1500                         .1500
            8.9200                         .0000
            8.9200                         .0000

      1548396                              .5000
      236,392.56                           .0800
            9.8750                         .0000
            9.3750                         .1500
            9.1450                         .0000
            9.1450                         .0000

      1548400                              .5000
      119,904.20                           .0800
           10.5000                         .0000
           10.0000                         .1500
            9.7700                         .0000
            9.7700                         .0000
1



      1548430                              .5000
       31,929.62                           .0800
           11.0000                         .0000
           10.5000                         .1500
           10.2700                         .0000
           10.2700                         .0000

      1548548                              .5000
       97,417.87                           .0800
           10.2500                         .0000
            9.7500                         .1500
            9.5200                         .0000
            9.5200                         .0000

      1548600                              .5000
       68,651.15                           .0800
            9.6250                         .0000
            9.1250                         .1500
            8.8950                         .0000
            8.8950                         .0000

      1548605                              .5000
       55,879.69                           .0800
           11.2500                         .0000
           10.7500                         .1500
           10.5200                         .0000
           10.5200                         .0000

      1548637                              .5000
      235,000.00                           .0800
           10.0000                         .0000
            9.5000                         .1500
            9.2700                         .0000
            9.2700                         .0000

      1548652                              .5000
       75,129.55                           .0800
            9.7500                         .0000
            9.2500                         .1500
            9.0200                         .0000
            9.0200                         .0000

      1548786                              .5000
      229,395.72                           .0800
            9.8750                         .0000
            9.3750                         .1500
            9.1450                         .0000
            9.1450                         .0000

      1548860                              .5000
      125,949.93                           .0800
           10.5000                         .0000
           10.0000                         .1500
            9.7700                         .0000
            9.7700                         .0000
1



      1548861                              .5000
       67,945.72                           .0800
           10.5000                         .0000
           10.0000                         .1500
            9.7700                         .0000
            9.7700                         .0000

      1548866                              .5000
       99,922.28                           .0800
           10.6250                         .0000
           10.1250                         .1500
            9.8950                         .0000
            9.8950                         .0000

      1548867                              .5000
       85,936.69                           .0800
           10.8750                         .0000
           10.3750                         .1500
           10.1450                         .0000
           10.1450                         .0000

      1548872                              .5000
      119,944.60                           .0800
            9.8000                         .0000
            9.3000                         .1500
            9.0700                         .0000
            9.0700                         .0000

      1548879                              .5000
      100,429.93                           .0800
           11.1250                         .0000
           10.6250                         .1500
           10.3950                         .0000
           10.3950                         .0000

      1548885                              .5000
       81,963.72                           .0800
           10.0000                         .0000
            9.5000                         .1500
            9.2700                         .0000
            9.2700                         .0000

      1548891                              .5000
       34,985.71                           .0800
           10.3750                         .0000
            9.8750                         .1500
            9.6450                         .0000
            9.6450                         .0000

      1548894                              .5000
       36,616.15                           .0800
           12.5000                         .0000
           12.0000                         .1500
           11.7700                         .0000
           11.7700                         .0000
1



      1548950                              .5000
      112,969.01                           .0800
           11.0000                         .0000
           10.5000                         .1500
           10.2700                         .0000
           10.2700                         .0000

      1549252                              .5000
       33,272.67                           .0800
           10.3750                         .0000
            9.8750                         .1500
            9.6450                         .0000
            9.6450                         .0000

      1549253                              .5000
       67,937.95                           .0800
            9.8750                         .0000
            9.3750                         .1500
            9.1450                         .0000
            9.1450                         .0000

      1549255                              .5000
       37,567.46                           .0800
           10.1250                         .0000
            9.6250                         .1500
            9.3950                         .0000
            9.3950                         .0000

      1549281                              .5000
      109,767.83                           .0800
           10.3000                         .0000
            9.8000                         .1500
            9.5700                         .0000
            9.5700                         .0000

      1549282                              .5000
      177,857.90                           .0800
           10.5000                         .0000
           10.0000                         .1500
            9.7700                         .0000
            9.7700                         .0000

      1549286                              .5000
       81,941.23                           .0800
           11.0000                         .0000
           10.5000                         .1500
           10.2700                         .0000
           10.2700                         .0000

      1549295                              .5000
      100,000.00                           .0800
            9.8750                         .0000
            9.3750                         .1500
            9.1450                         .0000
            9.1450                         .0000
1



      1549310                              .5000
       45,830.78                           .0800
           10.2500                         .0000
            9.7500                         .1500
            9.5200                         .0000
            9.5200                         .0000

      1549321                              .5000
       86,370.83                           .0800
           11.2500                         .0000
           10.7500                         .1500
           10.5200                         .0000
           10.5200                         .0000

      1549325                              .5000
      173,529.13                           .0800
           10.3750                         .0000
            9.8750                         .1500
            9.6450                         .0000
            9.6450                         .0000

      1549339                              .5000
      130,443.78                           .0800
           10.1250                         .0000
            9.6250                         .1500
            9.3950                         .0000
            9.3950                         .0000

      1549343                              .5000
      103,303.12                           .0800
            9.7500                         .0000
            9.2500                         .1500
            9.0200                         .0000
            9.0200                         .0000

      1549354                              .5000
       42,321.27                           .0800
           11.2500                         .0000
           10.7500                         .1500
           10.5200                         .0000
           10.5200                         .0000

      1549439                              .5000
       53,565.56                           .0800
           11.5000                         .0000
           11.0000                         .1500
           10.7700                         .0000
           10.7700                         .0000

      1549451                              .5000
       44,969.47                           .0800
           11.2500                         .0000
           10.7500                         .1500
           10.5200                         .0000
           10.5200                         .0000
1



      1549461                              .5000
       42,274.98                           .0800
           11.8750                         .0000
           11.3750                         .1500
           11.1450                         .0000
           11.1450                         .0000

      1549478                              .5000
       50,476.44                           .0800
            9.7500                         .0000
            9.2500                         .1500
            9.0200                         .0000
            9.0200                         .0000

      1549485                              .5000
       54,422.58                           .0800
            9.5000                         .0000
            9.0000                         .1500
            8.7700                         .0000
            8.7700                         .0000

      1549488                              .5000
       49,798.16                           .0800
           12.5000                         .0000
           12.0000                         .1500
           11.7700                         .0000
           11.7700                         .0000

      1549497                              .5000
       22,389.82                           .0800
            9.8750                         .0000
            9.3750                         .1500
            9.1450                         .0000
            9.1450                         .0000

      1549668                              .5000
       64,475.04                           .0800
           10.6250                         .0000
           10.1250                         .1500
            9.8950                         .0000
            9.8950                         .0000

      1549684                              .5000
      146,902.96                           .0800
           11.3750                         .0000
           10.8750                         .1500
           10.6450                         .0000
           10.6450                         .0000

      1549688                              .5000
       48,773.44                           .0800
           12.2500                         .0000
           11.7500                         .1500
           11.5200                         .0000
           11.5200                         .0000
1



      1549697                              .5000
       47,093.68                           .0800
           11.8750                         .0000
           11.3750                         .1500
           11.1450                         .0000
           11.1450                         .0000

      1549703                              .5000
       19,018.50                           .0800
           11.3750                         .0000
           10.8750                         .1500
           10.6450                         .0000
           10.6450                         .0000

      1549732                              .5000
      139,269.39                           .0800
            9.7500                         .0000
            9.2500                         .1500
            9.0200                         .0000
            9.0200                         .0000

      1549735                              .5000
      125,112.71                           .0800
           11.1250                         .0000
           10.6250                         .1500
           10.3950                         .0000
           10.3950                         .0000

      1549740                              .5000
       55,773.41                           .0800
            9.6500                         .0000
            9.1500                         .1500
            8.9200                         .0000
            8.9200                         .0000

      1549742                              .5000
       79,785.70                           .0800
            8.8500                         .0000
            8.3500                         .1500
            8.1200                         .0000
            8.1200                         .0000

      1549746                              .5000
       76,806.68                           .0800
           10.0000                         .0000
            9.5000                         .1500
            9.2700                         .0000
            9.2700                         .0000

      1549757                              .5000
       29,992.32                           .0800
           12.5000                         .0000
           12.0000                         .1500
           11.7700                         .0000
           11.7700                         .0000
1



      1549760                              .5000
       78,249.71                           .0800
           11.5000                         .0000
           11.0000                         .1500
           10.7700                         .0000
           10.7700                         .0000

      1549762                              .5000
       34,992.00                           .0800
           13.0000                         .0000
           12.5000                         .1500
           12.2700                         .0000
           12.2700                         .0000

      1549839                              .5000
       78,173.60                           .0800
           11.2500                         .0000
           10.7500                         .1500
           10.5200                         .0000
           10.5200                         .0000

      1549845                              .5000
       44,079.42                           .0800
            9.7500                         .0000
            9.2500                         .1500
            9.0200                         .0000
            9.0200                         .0000

      1549866                              .5000
       51,922.75                           .0800
           10.8750                         .0000
           10.3750                         .1500
           10.1450                         .0000
           10.1450                         .0000

      1549883                              .5000
      149,880.26                           .0800
           10.5000                         .0000
           10.0000                         .1500
            9.7700                         .0000
            9.7700                         .0000

      1549940                              .5000
       76,049.31                           .0800
           11.2500                         .0000
           10.7500                         .1500
           10.5200                         .0000
           10.5200                         .0000

      1549973                              .5000
       76,971.01                           .0800
           10.7500                         .0000
           10.2500                         .1500
           10.0200                         .0000
           10.0200                         .0000
1



      1549999                              .5000
       29,990.14                           .0800
           11.3750                         .0000
           10.8750                         .1500
           10.6450                         .0000
           10.6450                         .0000

      1550034                              .5000
       34,800.35                           .0800
           12.6500                         .0000
           12.1500                         .1500
           11.9200                         .0000
           11.9200                         .0000

      1550051                              .5000
      110,212.44                           .0800
           10.1250                         .0000
            9.6250                         .1500
            9.3950                         .0000
            9.3950                         .0000

      1550056                              .5000
       44,967.75                           .0800
           11.0000                         .0000
           10.5000                         .1500
           10.2700                         .0000
           10.2700                         .0000

      1550083                              .5000
       79,966.44                           .0800
           10.2500                         .0000
            9.7500                         .1500
            9.5200                         .0000
            9.5200                         .0000

      1550167                              .5000
       67,474.59                           .0800
           10.7500                         .0000
           10.2500                         .1500
           10.0200                         .0000
           10.0200                         .0000

      1550183                              .5000
       74,660.80                           .0800
           10.7500                         .0000
           10.2500                         .1500
           10.0200                         .0000
           10.0200                         .0000

      1550185                              .5000
       23,980.84                           .0800
           10.5000                         .0000
           10.0000                         .1500
            9.7700                         .0000
            9.7700                         .0000
1



      1550187                              .5000
      199,891.18                           .0800
           12.2500                         .0000
           11.7500                         .1500
           11.5200                         .0000
           11.5200                         .0000

      1550188                              .5000
      153,887.16                           .0800
           10.3750                         .0000
            9.8750                         .1500
            9.6450                         .0000
            9.6450                         .0000

      1550201                              .5000
      142,341.94                           .0800
           10.8750                         .0000
           10.3750                         .1500
           10.1450                         .0000
           10.1450                         .0000

      1550206                              .5000
      175,000.00                           .0800
            9.6250                         .0000
            9.1250                         .1500
            8.8950                         .0000
            8.8950                         .0000

      1550252                              .5000
       44,975.51                           .0800
           12.2500                         .0000
           11.7500                         .1500
           11.5200                         .0000
           11.5200                         .0000

      1550493                              .5000
       89,567.17                           .0800
           10.8750                         .0000
           10.3750                         .1500
           10.1450                         .0000
           10.1450                         .0000

      1550624                              .5000
       99,887.46                           .0800
            8.8750                         .0000
            8.3750                         .1500
            8.1450                         .0000
            8.1450                         .0000

      1550651                              .5000
      371,800.00                           .0800
           11.5500                         .0000
           11.0500                         .1500
           10.8200                         .0000
           10.8200                         .0000
1



      1550697                              .5000
       57,456.51                           .0800
           10.7500                         .0000
           10.2500                         .1500
           10.0200                         .0000
           10.0200                         .0000

      1550802                              .5000
       99,964.35                           .0800
           11.0000                         .0000
           10.5000                         .1500
           10.2700                         .0000
           10.2700                         .0000

      1550818                              .5000
       49,981.17                           .0800
           10.7500                         .0000
           10.2500                         .1500
           10.0200                         .0000
           10.0200                         .0000

      1550853                              .5000
      205,000.00                           .0800
           10.5000                         .0000
           10.0000                         .1500
            9.7700                         .0000
            9.7700                         .0000

      1550864                              .5000
       36,395.76                           .0800
           10.5000                         .0000
           10.0000                         .1500
            9.7700                         .0000
            9.7700                         .0000

      1550865                              .5000
       88,288.46                           .0800
           10.7500                         .0000
           10.2500                         .1500
           10.0200                         .0000
           10.0200                         .0000

      1550882                              .5000
       63,336.22                           .0800
           10.2500                         .0000
            9.7500                         .1500
            9.5200                         .0000
            9.5200                         .0000

      1550902                              .5000
      137,968.77                           .0800
            9.5000                         .0000
            9.0000                         .1500
            8.7700                         .0000
            8.7700                         .0000
1



      1550913                              .5000
      241,326.97                           .0800
           11.0000                         .0000
           10.5000                         .1500
           10.2700                         .0000
           10.2700                         .0000

      1550943                              .5000
      168,421.68                           .0800
           10.6800                         .0000
           10.1800                         .1500
            9.9500                         .0000
            9.9500                         .0000

      1550960                              .5000
      144,946.37                           .0800
           11.0000                         .0000
           10.5000                         .1500
           10.2700                         .0000
           10.2700                         .0000

      1550973                              .5000
       74,612.57                           .0800
           10.7500                         .0000
           10.2500                         .1500
           10.0200                         .0000
           10.0200                         .0000

      1550976                              .5000
       90,241.64                           .0800
           10.7500                         .0000
           10.2500                         .1500
           10.0200                         .0000
           10.0200                         .0000

      1550981                              .5000
       92,565.72                           .0800
           10.5000                         .0000
           10.0000                         .1500
            9.7700                         .0000
            9.7700                         .0000

      1550988                              .5000
       67,600.00                           .0800
           10.6250                         .0000
           10.1250                         .1500
            9.8950                         .0000
            9.8950                         .0000

      1550989                              .5000
      114,146.82                           .0800
            9.7500                         .0000
            9.2500                         .1500
            9.0200                         .0000
            9.0200                         .0000
1



      1550991                              .5000
       45,207.33                           .0800
           10.5000                         .0000
           10.0000                         .1500
            9.7700                         .0000
            9.7700                         .0000

      1551006                              .5000
      117,658.14                           .0800
           10.5000                         .0000
           10.0000                         .1500
            9.7700                         .0000
            9.7700                         .0000

      1551064                              .5000
      173,246.81                           .0800
            9.1250                         .0000
            8.6250                         .1500
            8.3950                         .0000
            8.3950                         .0000

      1551130                              .5000
       35,725.06                           .0800
           11.1250                         .0000
           10.6250                         .1500
           10.3950                         .0000
           10.3950                         .0000

      1551146                              .5000
       35,725.06                           .0800
           11.1250                         .0000
           10.6250                         .1500
           10.3950                         .0000
           10.3950                         .0000

      1551150                              .5000
      172,931.25                           .0800
           10.5000                         .0000
           10.0000                         .1500
            9.7700                         .0000
            9.7700                         .0000

      1551189                              .5000
       76,042.43                           .0800
           10.7500                         .0000
           10.2500                         .1500
           10.0200                         .0000
           10.0200                         .0000

      1551192                              .5000
      149,483.75                           .0800
           10.6250                         .0000
           10.1250                         .1500
            9.8950                         .0000
            9.8950                         .0000
1



      1551206                              .5000
      148,416.93                           .0800
           12.1250                         .0000
           11.6250                         .1500
           11.3950                         .0000
           11.3950                         .0000

      1551258                              .5000
      185,600.00                           .0800
           10.1250                         .0000
            9.6250                         .1500
            9.3950                         .0000
            9.3950                         .0000

      1551325                              .5000
       56,230.47                           .0800
           11.1250                         .0000
           10.6250                         .1500
           10.3950                         .0000
           10.3950                         .0000

      1551341                              .5000
       62,963.76                           .0800
           12.0000                         .0000
           11.5000                         .1500
           11.2700                         .0000
           11.2700                         .0000

      1551368                              .5000
       82,500.00                           .0800
           10.0000                         .0000
            9.5000                         .1500
            9.2700                         .0000
            9.2700                         .0000

      1551369                              .5000
       37,507.00                           .0800
           10.9500                         .0000
           10.4500                         .1500
           10.2200                         .0000
           10.2200                         .0000

      1551373                              .5000
       88,000.00                           .0800
           10.6250                         .0000
           10.1250                         .1500
            9.8950                         .0000
            9.8950                         .0000

      1551393                              .5000
       61,348.18                           .0800
            9.7500                         .0000
            9.2500                         .1500
            9.0200                         .0000
            9.0200                         .0000
1



      1551883                              .5000
       74,052.40                           .0800
           11.5000                         .0000
           11.0000                         .1500
           10.7700                         .0000
           10.7700                         .0000

      1551902                              .5000
       99,922.28                           .0800
           10.6250                         .0000
           10.1250                         .1500
            9.8950                         .0000
            9.8950                         .0000

      1551912                              .5000
       66,467.63                           .0800
           12.7500                         .0000
           12.2500                         .1500
           12.0200                         .0000
           12.0200                         .0000

      1551931                              .5000
       52,464.38                           .0800
           11.2500                         .0000
           10.7500                         .1500
           10.5200                         .0000
           10.5200                         .0000

      1552006                              .5000
       35,685.82                           .0800
           10.5000                         .0000
           10.0000                         .1500
            9.7700                         .0000
            9.7700                         .0000

      1552008                              .5000
       41,983.31                           .0800
           10.5000                         .0000
           10.0000                         .1500
            9.7700                         .0000
            9.7700                         .0000

      1552009                              .5000
       51,729.43                           .0800
           10.5000                         .0000
           10.0000                         .1500
            9.7700                         .0000
            9.7700                         .0000

      1552023                              .5000
       29,852.96                           .0800
            9.8750                         .0000
            9.3750                         .1500
            9.1450                         .0000
            9.1450                         .0000
1



      1552038                              .5000
       75,253.10                           .0800
           11.7500                         .0000
           11.2500                         .1500
           11.0200                         .0000
           11.0200                         .0000

      1552060                              .5000
       91,138.13                           .0800
           11.2500                         .0000
           10.7500                         .1500
           10.5200                         .0000
           10.5200                         .0000

      1552082                              .5000
       67,469.33                           .0800
            9.8750                         .0000
            9.3750                         .1500
            9.1450                         .0000
            9.1450                         .0000

      1552180                              .5000
       39,391.32                           .0800
           10.0000                         .0000
            9.5000                         .1500
            9.2700                         .0000
            9.2700                         .0000

      1552467                              .5000
       38,946.95                           .0800
            9.7500                         .0000
            9.2500                         .1500
            9.0200                         .0000
            9.0200                         .0000

      1552469                              .5000
       76,329.77                           .0800
           10.8750                         .0000
           10.3750                         .1500
           10.1450                         .0000
           10.1450                         .0000

      1552489                              .5000
       52,779.02                           .0800
           10.5000                         .0000
           10.0000                         .1500
            9.7700                         .0000
            9.7700                         .0000

      1552492                              .5000
       49,979.59                           .0800
           10.3750                         .0000
            9.8750                         .1500
            9.6450                         .0000
            9.6450                         .0000
1



      1552669                              .5000
      127,949.13                           .0800
           10.5000                         .0000
           10.0000                         .1500
            9.7700                         .0000
            9.7700                         .0000

      1552676                              .5000
       26,578.77                           .0800
           10.5000                         .0000
           10.0000                         .1500
            9.7700                         .0000
            9.7700                         .0000

      1552716                              .5000
       30,528.58                           .0800
           11.1000                         .0000
           10.6000                         .1500
           10.3700                         .0000
           10.3700                         .0000

      1552729                              .5000
      154,362.73                           .0800
           10.0000                         .0000
            9.5000                         .1500
            9.2700                         .0000
            9.2700                         .0000

      1552790                              .5000
       82,799.63                           .0800
           11.7500                         .0000
           11.2500                         .1500
           11.0200                         .0000
           11.0200                         .0000

      1552796                              .5000
       42,725.68                           .0800
           12.0500                         .0000
           11.5500                         .1500
           11.3200                         .0000
           11.3200                         .0000

      1552835                              .5000
       41,250.00                           .0800
            9.3750                         .0000
            8.8750                         .1500
            8.6450                         .0000
            8.6450                         .0000

      1552842                              .5000
       74,972.52                           .0800
           10.8750                         .0000
           10.3750                         .1500
           10.1450                         .0000
           10.1450                         .0000
1



      1552851                              .5000
       14,928.84                           .0800
           10.5000                         .0000
           10.0000                         .1500
            9.7700                         .0000
            9.7700                         .0000

      1552870                              .5000
      140,000.00                           .0800
           10.6250                         .0000
           10.1250                         .1500
            9.8950                         .0000
            9.8950                         .0000

      1552876                              .5000
       32,958.82                           .0800
            8.3750                         .0000
            7.8750                         .1500
            7.6450                         .0000
            7.6450                         .0000

      1552907                              .5000
       33,786.02                           .0800
           13.4700                         .0000
           12.9700                         .1500
           12.7400                         .0000
           12.7400                         .0000

      1552920                              .5000
       41,265.21                           .0800
           10.2500                         .0000
            9.7500                         .1500
            9.5200                         .0000
            9.5200                         .0000

      1553042                              .5000
       38,483.85                           .0800
           10.2500                         .0000
            9.7500                         .1500
            9.5200                         .0000
            9.5200                         .0000

      1553059                              .5000
      148,500.00                           .0800
           10.3750                         .0000
            9.8750                         .1500
            9.6450                         .0000
            9.6450                         .0000

      1553072                              .5000
       56,000.00                           .0800
           10.0000                         .0000
            9.5000                         .1500
            9.2700                         .0000
            9.2700                         .0000
1



      1553160                              .5000
      303,776.64                           .0800
           13.5500                         .0000
           13.0500                         .1500
           12.8200                         .0000
           12.8200                         .0000

      1553569                              .5000
       68,476.23                           .0800
           11.1250                         .0000
           10.6250                         .1500
           10.3950                         .0000
           10.3950                         .0000

      1553604                              .5000
       27,440.47                           .0800
           11.1250                         .0000
           10.6250                         .1500
           10.3950                         .0000
           10.3950                         .0000

      1553698                              .5000
       37,337.39                           .0800
           11.2500                         .0000
           10.7500                         .1500
           10.5200                         .0000
           10.5200                         .0000

      1553776                              .5000
       40,107.37                           .0800
           10.5000                         .0000
           10.0000                         .1500
            9.7700                         .0000
            9.7700                         .0000

      1553779                              .5000
       81,763.81                           .0800
           10.0000                         .0000
            9.5000                         .1500
            9.2700                         .0000
            9.2700                         .0000

      1553942                              .5000
       66,500.00                           .0800
            9.7500                         .0000
            9.2500                         .1500
            9.0200                         .0000
            9.0200                         .0000

      1553960                              .5000
       50,400.00                           .0800
           10.5000                         .0000
           10.0000                         .1500
            9.7700                         .0000
            9.7700                         .0000
1



      1553996                              .5000
       73,600.00                           .0800
           10.5000                         .0000
           10.0000                         .1500
            9.7700                         .0000
            9.7700                         .0000

      1554092                              .5000
       25,779.94                           .0800
           10.6250                         .0000
           10.1250                         .1500
            9.8950                         .0000
            9.8950                         .0000

      1554097                              .5000
       32,224.94                           .0800
           10.6250                         .0000
           10.1250                         .1500
            9.8950                         .0000
            9.8950                         .0000

      1554204                              .5000
      105,158.71                           .0800
           11.9500                         .0000
           11.4500                         .1500
           11.2200                         .0000
           11.2200                         .0000

      1554237                              .5000
       62,975.62                           .0800
           10.6250                         .0000
           10.1250                         .1500
            9.8950                         .0000
            9.8950                         .0000

      1554243                              .5000
       31,316.65                           .0800
           10.9500                         .0000
           10.4500                         .1500
           10.2200                         .0000
           10.2200                         .0000

      1554298                              .5000
       26,139.88                           .0800
           10.6250                         .0000
           10.1250                         .1500
            9.8950                         .0000
            9.8950                         .0000

      1554454                              .5000
      130,181.93                           .0800
           10.5000                         .0000
           10.0000                         .1500
            9.7700                         .0000
            9.7700                         .0000
1



      1554637                              .5000
       58,481.30                           .0800
           11.5000                         .0000
           11.0000                         .1500
           10.7700                         .0000
           10.7700                         .0000

      1554741                              .5000
       80,877.49                           .0800
           12.1250                         .0000
           11.6250                         .1500
           11.3950                         .0000
           11.3950                         .0000

      1554777                              .5000
       43,000.00                           .0800
            9.5000                         .0000
            9.0000                         .1500
            8.7700                         .0000
            8.7700                         .0000

      1554791                              .5000
      185,333.89                           .0800
           11.0000                         .0000
           10.5000                         .1500
           10.2700                         .0000
           10.2700                         .0000

      1554875                              .5000
      142,500.00                           .0800
            9.6250                         .0000
            9.1250                         .1500
            8.8950                         .0000
            8.8950                         .0000

      1554901                              .5000
       33,675.00                           .0800
           11.5000                         .0000
           11.0000                         .1500
           10.7700                         .0000
           10.7700                         .0000

      1554902                              .5000
      124,000.00                           .0800
           11.5000                         .0000
           11.0000                         .1500
           10.7700                         .0000
           10.7700                         .0000

      1554905                              .5000
       57,600.00                           .0800
            9.5000                         .0000
            9.0000                         .1500
            8.7700                         .0000
            8.7700                         .0000
1



      1554993                              .5000
      157,948.10                           .0800
           11.3750                         .0000
           10.8750                         .1500
           10.6450                         .0000
           10.6450                         .0000

      1555001                              .5000
       72,972.51                           .0800
           10.7500                         .0000
           10.2500                         .1500
           10.0200                         .0000
           10.0200                         .0000

      1555016                              .5000
      147,444.46                           .0800
           10.7500                         .0000
           10.2500                         .1500
           10.0200                         .0000
           10.0200                         .0000

      1555076                              .5000
       65,979.48                           .0800
           11.6250                         .0000
           11.1250                         .1500
           10.8950                         .0000
           10.8950                         .0000

      1555079                              .5000
       63,679.07                           .0800
           11.3750                         .0000
           10.8750                         .1500
           10.6450                         .0000
           10.6450                         .0000

      1555209                              .5000
       38,488.67                           .0800
           11.8750                         .0000
           11.3750                         .1500
           11.1450                         .0000
           11.1450                         .0000

      1555212                              .5000
       50,880.84                           .0800
           10.7500                         .0000
           10.2500                         .1500
           10.0200                         .0000
           10.0200                         .0000

      1555358                              .5000
       58,471.17                           .0800
            9.4900                         .0000
            8.9900                         .1500
            8.7600                         .0000
            8.7600                         .0000
1



      1555364                              .5000
      119,208.62                           .0800
           11.1250                         .0000
           10.6250                         .1500
           10.3950                         .0000
           10.3950                         .0000

      1555392                              .5000
       35,293.71                           .0800
           11.4900                         .0000
           10.9900                         .1500
           10.7600                         .0000
           10.7600                         .0000

      1555394                              .5000
       18,921.74                           .0800
           11.7500                         .0000
           11.2500                         .1500
           11.0200                         .0000
           11.0200                         .0000

      1555397                              .5000
       40,224.91                           .0800
           12.7500                         .0000
           12.2500                         .1500
           12.0200                         .0000
           12.0200                         .0000

      1555399                              .5000
       20,917.34                           .0800
           12.2300                         .0000
           11.7300                         .1500
           11.5000                         .0000
           11.5000                         .0000

      1555400                              .5000
       26,942.00                           .0800
           11.2500                         .0000
           10.7500                         .1500
           10.5200                         .0000
           10.5200                         .0000

      1555584                              .5000
       65,575.96                           .0800
           10.8750                         .0000
           10.3750                         .1500
           10.1450                         .0000
           10.1450                         .0000

      1555699                              .5000
      141,555.98                           .0800
           11.6250                         .0000
           11.1250                         .1500
           10.8950                         .0000
           10.8950                         .0000
1



      1555838                              .5000
       44,187.00                           .0800
           11.8750                         .0000
           11.3750                         .1500
           11.1450                         .0000
           11.1450                         .0000

      1555843                              .5000
      233,664.35                           .0800
           10.8750                         .0000
           10.3750                         .1500
           10.1450                         .0000
           10.1450                         .0000

      1555854                              .5000
       43,437.91                           .0800
           12.1250                         .0000
           11.6250                         .1500
           11.3950                         .0000
           11.3950                         .0000

      1555857                              .5000
       73,043.46                           .0800
           11.3000                         .0000
           10.8000                         .1500
           10.5700                         .0000
           10.5700                         .0000

      1555890                              .5000
       38,984.89                           .0800
           13.7500                         .0000
           13.2500                         .1500
           13.0200                         .0000
           13.0200                         .0000

      1555898                              .5000
      128,588.36                           .0800
            9.6250                         .0000
            9.1250                         .1500
            8.8950                         .0000
            8.8950                         .0000

      1555911                              .5000
       86,964.48                           .0800
           10.3750                         .0000
            9.8750                         .1500
            9.6450                         .0000
            9.6450                         .0000

      1555915                              .5000
      101,250.00                           .0800
            8.8750                         .0000
            8.3750                         .1500
            8.1450                         .0000
            8.1450                         .0000
1



      1555917                              .5000
      151,936.26                           .0800
           10.2500                         .0000
            9.7500                         .1500
            9.5200                         .0000
            9.5200                         .0000

      1555929                              .5000
       43,087.00                           .0800
           10.7500                         .0000
           10.2500                         .1500
           10.0200                         .0000
           10.0200                         .0000

      1555930                              .5000
       34,985.70                           .0800
           10.3750                         .0000
            9.8750                         .1500
            9.6450                         .0000
            9.6450                         .0000

      1555931                              .5000
       88,735.19                           .0800
           11.1250                         .0000
           10.6250                         .1500
           10.3950                         .0000
           10.3950                         .0000

      1555935                              .5000
       49,981.17                           .0800
           10.7500                         .0000
           10.2500                         .1500
           10.0200                         .0000
           10.0200                         .0000

      1555936                              .5000
       70,869.12                           .0800
           10.7500                         .0000
           10.2500                         .1500
           10.0200                         .0000
           10.0200                         .0000

      1555937                              .5000
      260,376.91                           .0800
            8.6250                         .0000
            8.1250                         .1500
            7.8950                         .0000
            7.8950                         .0000

      1555938                              .5000
       89,926.20                           .0800
           10.3750                         .0000
            9.8750                         .1500
            9.6450                         .0000
            9.6450                         .0000
1



      1555939                              .5000
      260,408.20                           .0800
            8.8750                         .0000
            8.3750                         .1500
            8.1450                         .0000
            8.1450                         .0000

      1555941                              .5000
       69,085.71                           .0800
           13.0000                         .0000
           12.5000                         .1500
           12.2700                         .0000
           12.2700                         .0000

      1555942                              .5000
      111,660.77                           .0800
           10.5000                         .0000
           10.0000                         .1500
            9.7700                         .0000
            9.7700                         .0000

      1555943                              .5000
      127,303.84                           .0800
           10.3750                         .0000
            9.8750                         .1500
            9.6450                         .0000
            9.6450                         .0000

      1555973                              .5000
       44,982.12                           .0800
           10.5000                         .0000
           10.0000                         .1500
            9.7700                         .0000
            9.7700                         .0000

      1556066                              .5000
       88,761.75                           .0800
           10.1250                         .0000
            9.6250                         .1500
            9.3950                         .0000
            9.3950                         .0000

      1556210                              .5000
       14,345.66                           .0800
           11.7500                         .0000
           11.2500                         .1500
           11.0200                         .0000
           11.0200                         .0000

      1556267                              .5000
      122,442.85                           .0800
            9.7500                         .0000
            9.2500                         .1500
            9.0200                         .0000
            9.0200                         .0000
1



      1556322                              .5000
       25,000.00                           .0800
           10.5000                         .0000
           10.0000                         .1500
            9.7700                         .0000
            9.7700                         .0000

      1556336                              .5000
      224,615.41                           .0800
           10.7500                         .0000
           10.2500                         .1500
           10.0200                         .0000
           10.0200                         .0000

      1556340                              .5000
       71,974.33                           .0800
           11.0000                         .0000
           10.5000                         .1500
           10.2700                         .0000
           10.2700                         .0000

      1556438                              .5000
       62,893.01                           .0800
            8.8750                         .0000
            8.3750                         .1500
            8.1450                         .0000
            8.1450                         .0000

      1556462                              .5000
       21,958.02                           .0800
           12.5000                         .0000
           12.0000                         .1500
           11.7700                         .0000
           11.7700                         .0000

      1556533                              .5000
      259,582.01                           .0800
            9.8750                         .0000
            9.3750                         .1500
            9.1450                         .0000
            9.1450                         .0000

      1556672                              .5000
       63,700.00                           .0800
            9.1250                         .0000
            8.6250                         .1500
            8.3950                         .0000
            8.3950                         .0000

      1556840                              .5000
      107,203.80                           .0800
           10.1250                         .0000
            9.6250                         .1500
            9.3950                         .0000
            9.3950                         .0000
1



      1556895                              .5000
      119,604.95                           .0800
           10.7500                         .0000
           10.2500                         .1500
           10.0200                         .0000
           10.0200                         .0000

      1556918                              .5000
       19,992.67                           .0800
           10.8750                         .0000
           10.3750                         .1500
           10.1450                         .0000
           10.1450                         .0000

      1556922                              .5000
      109,771.10                           .0800
           12.3750                         .0000
           11.8750                         .1500
           11.6450                         .0000
           11.6450                         .0000

      1556923                              .5000
      179,000.00                           .0800
           10.3750                         .0000
            9.8750                         .1500
            9.6450                         .0000
            9.6450                         .0000

      1556929                              .5000
       29,935.55                           .0800
           11.2500                         .0000
           10.7500                         .1500
           10.5200                         .0000
           10.5200                         .0000

      1556931                              .5000
       48,900.00                           .0800
           11.3750                         .0000
           10.8750                         .1500
           10.6450                         .0000
           10.6450                         .0000

      1556933                              .5000
       54,577.11                           .0800
           10.2500                         .0000
            9.7500                         .1500
            9.5200                         .0000
            9.5200                         .0000

      1556952                              .5000
       74,321.82                           .0800
           11.1250                         .0000
           10.6250                         .1500
           10.3950                         .0000
           10.3950                         .0000
1



      1556996                              .5000
       23,992.74                           .0800
           11.7500                         .0000
           11.2500                         .1500
           11.0200                         .0000
           11.0200                         .0000

      1556997                              .5000
       55,229.75                           .0800
           10.8750                         .0000
           10.3750                         .1500
           10.1450                         .0000
           10.1450                         .0000

      1557054                              .5000
       33,988.20                           .0800
           11.1250                         .0000
           10.6250                         .1500
           10.3950                         .0000
           10.3950                         .0000

      1557497                              .5000
       99,400.00                           .0800
           10.8750                         .0000
           10.3750                         .1500
           10.1450                         .0000
           10.1450                         .0000

      1557509                              .5000
       76,500.00                           .0800
           11.2500                         .0000
           10.7500                         .1500
           10.5200                         .0000
           10.5200                         .0000

      1557542                              .5000
       32,000.00                           .0800
           10.5000                         .0000
           10.0000                         .1500
            9.7700                         .0000
            9.7700                         .0000

      1557625                              .5000
       51,975.73                           .0800
            9.7500                         .0000
            9.2500                         .1500
            9.0200                         .0000
            9.0200                         .0000

      1557630                              .5000
      108,756.76                           .0800
           10.5000                         .0000
           10.0000                         .1500
            9.7700                         .0000
            9.7700                         .0000
1



      1557635                              .5000
       97,500.00                           .0800
           10.5000                         .0000
           10.0000                         .1500
            9.7700                         .0000
            9.7700                         .0000

      1559046                              .5000
      151,119.53                           .0800
            9.1250                         .0000
            8.6250                         .1500
            8.3950                         .0000
            8.3950                         .0000

      1559059                              .5000
      101,950.00                           .0800
           10.8750                         .0000
           10.3750                         .1500
           10.1450                         .0000
           10.1450                         .0000

      1559275                              .5000
       64,500.00                           .0800
           10.2500                         .0000
            9.7500                         .1500
            9.5200                         .0000
            9.5200                         .0000

      1559463                              .5000
       34,900.30                           .0800
           13.0000                         .0000
           11.0000                         .1500
           10.7700                         .0000
           10.7700                         .0000

      1559465                              .5000
       84,896.66                           .0800
           13.9000                         .0000
           12.4000                         .1500
           12.1700                         .0000
           12.1700                         .0000

      1559466                              .5000
       43,827.33                           .0800
           11.9000                         .0000
           10.9000                         .1500
           10.6700                         .0000
           10.6700                         .0000

      1559467                              .5000
       91,725.93                           .0800
           12.9000                         .0000
           12.4000                         .1500
           12.1700                         .0000
           12.1700                         .0000
1



      1559468                              .5000
      107,833.95                           .0800
           10.4000                         .0000
            9.4000                         .1500
            9.1700                         .0000
            9.1700                         .0000

      1559469                              .5000
       84,574.33                           .0800
           12.3000                         .0000
           11.0500                         .1500
           10.8200                         .0000
           10.8200                         .0000

      1559470                              .5000
       84,696.76                           .0800
           11.4000                         .0000
           10.4000                         .1500
           10.1700                         .0000
           10.1700                         .0000

      1559471                              .5000
       69,955.59                           .0800
           12.5000                         .0000
           11.5000                         .1500
           11.2700                         .0000
           11.2700                         .0000

      1559472                              .5000
       99,727.05                           .0800
           10.4000                         .0000
            9.9000                         .1500
            9.6700                         .0000
            9.6700                         .0000

      1559473                              .5000
      303,789.16                           .0800
           10.9000                         .0000
            9.9000                         .1500
            9.6700                         .0000
            9.6700                         .0000

      1559474                              .5000
      109,094.61                           .0800
           15.1000                         .0000
           13.6000                         .1500
           13.3700                         .0000
           13.3700                         .0000

      1559475                              .5000
       59,825.76                           .0800
           11.9000                         .0000
           10.6500                         .1500
           10.4200                         .0000
           10.4200                         .0000
1



      1559476                              .5000
       47,897.35                           .0800
           12.6000                         .0000
           11.6000                         .1500
           11.3700                         .0000
           11.3700                         .0000

      1559477                              .5000
       39,985.10                           .0800
           10.8000                         .0000
           10.3000                         .1500
           10.0700                         .0000
           10.0700                         .0000

      1559478                              .5000
       99,851.59                           .0800
           13.6000                         .0000
           12.3500                         .1500
           12.1200                         .0000
           12.1200                         .0000

      1559479                              .5000
      150,112.63                           .0800
           12.3500                         .0000
           11.8500                         .1500
           11.6200                         .0000
           11.6200                         .0000

      1559480                              .5000
       95,858.88                           .0800
           13.6000                         .0000
           12.6000                         .1500
           12.3700                         .0000
           12.3700                         .0000

      1559482                              .5000
       80,978.96                           .0800
           10.8000                         .0000
            9.8000                         .1500
            9.5700                         .0000
            9.5700                         .0000

      1559483                              .5000
       14,493.25                           .0800
           10.8000                         .0000
           10.3000                         .1500
           10.0700                         .0000
           10.0700                         .0000

      1559486                              .5000
       70,353.79                           .0800
           11.2500                         .0000
           10.7500                         .1500
           10.5200                         .0000
           10.5200                         .0000
1



      1559487                              .5000
       59,851.00                           .0800
           10.8000                         .0000
           10.3000                         .1500
           10.0700                         .0000
           10.0700                         .0000

      1559489                              .5000
      103,762.33                           .0800
           10.8000                         .0000
           10.3000                         .1500
           10.0700                         .0000
           10.0700                         .0000

      1559490                              .5000
      103,871.89                           .0800
           13.6000                         .0000
           13.1000                         .1500
           12.8700                         .0000
           12.8700                         .0000

      1559493                              .5000
       92,155.84                           .0800
           13.6000                         .0000
           13.1000                         .1500
           12.8700                         .0000
           12.8700                         .0000

      1559494                              .5000
       84,694.07                           .0800
           12.7000                         .0000
           12.2000                         .1500
           11.9700                         .0000
           11.9700                         .0000

      1559495                              .5000
       67,913.09                           .0800
           12.6000                         .0000
           12.1000                         .1500
           11.8700                         .0000
           11.8700                         .0000

      1559496                              .5000
       69,507.05                           .0800
           12.4000                         .0000
           11.9000                         .1500
           11.6700                         .0000
           11.6700                         .0000

      1559497                              .5000
       39,959.20                           .0800
           13.6000                         .0000
           13.1000                         .1500
           12.8700                         .0000
           12.8700                         .0000
1



      1559498                              .5000
       60,937.78                           .0800
           13.6000                         .0000
           13.1000                         .1500
           12.8700                         .0000
           12.8700                         .0000

      1559499                              .5000
       76,737.67                           .0800
           13.6000                         .0000
           13.1000                         .1500
           12.8700                         .0000
           12.8700                         .0000

      1559501                              .5000
       55,123.78                           .0800
           15.1000                         .0000
           14.6000                         .1500
           14.3700                         .0000
           14.3700                         .0000

      1559503                              .5000
       41,955.36                           .0800
           12.4000                         .0000
           11.9000                         .1500
           11.6700                         .0000
           11.6700                         .0000

      1559504                              .5000
       43,164.92                           .0800
           13.6000                         .0000
           13.1000                         .1500
           12.8700                         .0000
           12.8700                         .0000

      1559505                              .5000
       43,961.76                           .0800
           13.3000                         .0000
           12.8000                         .1500
           12.5700                         .0000
           12.5700                         .0000

      1559506                              .5000
      118,867.73                           .0800
           12.2000                         .0000
           11.7000                         .1500
           11.4700                         .0000
           11.4700                         .0000

      1559507                              .5000
       83,520.29                           .0800
           12.4000                         .0000
           11.9000                         .1500
           11.6700                         .0000
           11.6700                         .0000
1



      1559508                              .5000
       67,086.39                           .0800
           15.1000                         .0000
           14.6000                         .1500
           14.3700                         .0000
           14.3700                         .0000

      1559509                              .5000
       44,583.04                           .0800
           12.9500                         .0000
           12.4500                         .1500
           12.2200                         .0000
           12.2200                         .0000

      1559510                              .5000
       56,908.20                           .0800
           13.1000                         .0000
           12.6000                         .1500
           12.3700                         .0000
           12.3700                         .0000

      1559511                              .5000
      153,824.99                           .0800
           12.1000                         .0000
           11.6000                         .1500
           11.3700                         .0000
           11.3700                         .0000

      1559512                              .5000
       90,901.93                           .0800
           11.2000                         .0000
           10.7000                         .1500
           10.4700                         .0000
           10.4700                         .0000

      1559513                              .5000
      105,516.22                           .0800
           12.4000                         .0000
           11.9000                         .1500
           11.6700                         .0000
           11.6700                         .0000

      1559514                              .5000
       99,905.30                           .0800
           11.6000                         .0000
           11.1000                         .1500
           10.8700                         .0000
           10.8700                         .0000

      1559515                              .5000
      114,922.05                           .0800
           13.1000                         .0000
           12.6000                         .1500
           12.3700                         .0000
           12.3700                         .0000
1



      1559517                              .5000
       55,214.99                           .0800
           13.4000                         .0000
           12.9000                         .1500
           12.6700                         .0000
           12.6700                         .0000

      1559518                              .5000
       38,981.88                           .0800
           12.9500                         .0000
           12.4500                         .1500
           12.2200                         .0000
           12.2200                         .0000

      1559519                              .5000
       87,946.72                           .0800
           13.6000                         .0000
           13.1000                         .1500
           12.8700                         .0000
           12.8700                         .0000

      1559520                              .5000
       42,374.34                           .0800
           13.6000                         .0000
           13.1000                         .1500
           12.8700                         .0000
           12.8700                         .0000

      1559521                              .5000
       35,936.15                           .0800
           15.1000                         .0000
           14.6000                         .1500
           14.3700                         .0000
           14.3700                         .0000

      1559522                              .5000
       39,975.79                           .0800
           13.6000                         .0000
           13.1000                         .1500
           12.8700                         .0000
           12.8700                         .0000

      1559523                              .5000
      170,948.54                           .0800
           14.8500                         .0000
           14.3500                         .1500
           14.1200                         .0000
           14.1200                         .0000

      1559524                              .5000
       44,979.77                           .0800
           13.1000                         .0000
           12.6000                         .1500
           12.3700                         .0000
           12.3700                         .0000
1



      1559525                              .5000
       47,973.00                           .0800
           12.1000                         .0000
           11.6000                         .1500
           11.3700                         .0000
           11.3700                         .0000

      1559526                              .5000
      102,353.97                           .0800
           13.1000                         .0000
           12.6000                         .1500
           12.3700                         .0000
           12.3700                         .0000

      1559527                              .5000
       95,855.40                           .0800
           12.9500                         .0000
           12.4500                         .1500
           12.2200                         .0000
           12.2200                         .0000

      1559528                              .5000
       53,178.64                           .0800
           13.6000                         .0000
           13.1000                         .1500
           12.8700                         .0000
           12.8700                         .0000

      1559534                              .5000
       58,370.63                           .0800
           12.6000                         .0000
           12.1000                         .1500
           11.8700                         .0000
           11.8700                         .0000

      1559535                              .5000
       41,993.79                           .0800
           14.9000                         .0000
           14.4000                         .1500
           14.1700                         .0000
           14.1700                         .0000

      1559539                              .5000
       51,890.33                           .0800
           13.9000                         .0000
           13.4000                         .1500
           13.1700                         .0000
           13.1700                         .0000

      1559540                              .5000
       46,384.17                           .0800
           11.2000                         .0000
           10.7000                         .1500
           10.4700                         .0000
           10.4700                         .0000
1



      1559541                              .5000
       71,870.46                           .0800
           11.9000                         .0000
           11.4000                         .1500
           11.1700                         .0000
           11.1700                         .0000

      1559542                              .5000
       41,963.01                           .0800
           11.9000                         .0000
           11.4000                         .1500
           11.1700                         .0000
           11.1700                         .0000

      1559543                              .5000
       35,946.30                           .0800
           11.9000                         .0000
           11.4000                         .1500
           11.1700                         .0000
           11.1700                         .0000

      1559544                              .5000
       72,456.49                           .0800
           15.9000                         .0000
           15.4000                         .1500
           15.1700                         .0000
           15.1700                         .0000

      1559545                              .5000
       37,921.51                           .0800
           10.4000                         .0000
            9.9000                         .1500
            9.6700                         .0000
            9.6700                         .0000

      1559548                              .5000
       59,911.36                           .0800
           10.9000                         .0000
           10.4000                         .1500
           10.1700                         .0000
           10.1700                         .0000

      1559549                              .5000
       59,928.75                           .0800
           11.9000                         .0000
           11.4000                         .1500
           11.1700                         .0000
           11.1700                         .0000

      1559551                              .5000
       71,209.73                           .0800
           13.9000                         .0000
           13.4000                         .1500
           13.1700                         .0000
           13.1700                         .0000
1



      1559552                              .5000
       49,960.34                           .0800
           12.4000                         .0000
           11.9000                         .1500
           11.6700                         .0000
           11.6700                         .0000

      1559553                              .5000
       91,918.45                           .0800
           11.9000                         .0000
           11.4000                         .1500
           11.1700                         .0000
           11.1700                         .0000

      1559554                              .5000
       58,747.89                           .0800
           11.9000                         .0000
           11.4000                         .1500
           11.1700                         .0000
           11.1700                         .0000

      1559555                              .5000
       81,552.02                           .0800
           11.9000                         .0000
           11.4000                         .1500
           11.1700                         .0000
           11.1700                         .0000

      1559556                              .5000
       51,394.09                           .0800
           11.8000                         .0000
           11.3000                         .1500
           11.0700                         .0000
           11.0700                         .0000

      1559557                              .5000
      143,911.51                           .0800
           11.7000                         .0000
           11.2000                         .1500
           10.9700                         .0000
           10.9700                         .0000

      1559558                              .5000
       37,485.95                           .0800
           13.9000                         .0000
           13.4000                         .1500
           13.1700                         .0000
           13.1700                         .0000

      1559559                              .5000
       47,571.40                           .0800
           11.8000                         .0000
           11.3000                         .1500
           11.0700                         .0000
           11.0700                         .0000
1



      1559561                              .5000
      102,729.72                           .0800
           11.6000                         .0000
           10.6000                         .1500
           10.3700                         .0000
           10.3700                         .0000

      1559563                              .5000
      111,533.14                           .0800
           11.2000                         .0000
           10.2000                         .1500
            9.9700                         .0000
            9.9700                         .0000

      1559564                              .5000
       49,196.48                           .0800
           12.5500                         .0000
           12.0500                         .1500
           11.8200                         .0000
           11.8200                         .0000

      1559565                              .5000
      115,800.49                           .0800
           12.9000                         .0000
           11.9000                         .1500
           11.6700                         .0000
           11.6700                         .0000

      1559566                              .5000
       81,827.93                           .0800
           12.0000                         .0000
           11.0000                         .1500
           10.7700                         .0000
           10.7700                         .0000

      1559567                              .5000
       67,866.37                           .0800
           12.3000                         .0000
           11.3000                         .1500
           11.0700                         .0000
           11.0700                         .0000

      1559568                              .5000
       46,566.65                           .0800
           12.9000                         .0000
           11.6500                         .1500
           11.4200                         .0000
           11.4200                         .0000

      1559569                              .5000
       44,709.95                           .0800
           11.4000                         .0000
           10.9000                         .1500
           10.6700                         .0000
           10.6700                         .0000
1



      1559570                              .5000
       53,825.69                           .0800
           13.1000                         .0000
           12.6000                         .1500
           12.3700                         .0000
           12.3700                         .0000

      1559571                              .5000
       72,364.96                           .0800
           12.3000                         .0000
           11.8000                         .1500
           11.5700                         .0000
           11.5700                         .0000

      1559572                              .5000
      117,629.88                           .0800
           11.6000                         .0000
           11.1000                         .1500
           10.8700                         .0000
           10.8700                         .0000

      1559573                              .5000
      111,838.52                           .0800
           12.9000                         .0000
           12.4000                         .1500
           12.1700                         .0000
           12.1700                         .0000

      1559574                              .5000
       94,933.49                           .0800
           13.1000                         .0000
           12.6000                         .1500
           12.3700                         .0000
           12.3700                         .0000

      1559575                              .5000
      105,201.85                           .0800
           11.7000                         .0000
           11.2000                         .1500
           10.9700                         .0000
           10.9700                         .0000

      1559576                              .5000
       71,870.46                           .0800
           11.9000                         .0000
           11.4000                         .1500
           11.1700                         .0000
           11.1700                         .0000

      1559577                              .5000
      165,542.37                           .0800
           10.9000                         .0000
           10.4000                         .1500
           10.1700                         .0000
           10.1700                         .0000
1



      1559578                              .5000
      174,025.97                           .0800
           11.7000                         .0000
           11.2000                         .1500
           10.9700                         .0000
           10.9700                         .0000

      1559579                              .5000
      239,641.91                           .0800
           11.9000                         .0000
           11.4000                         .1500
           11.1700                         .0000
           11.1700                         .0000

      1559580                              .5000
       47,951.00                           .0800
           13.6000                         .0000
           13.1000                         .1500
           12.8700                         .0000
           12.8700                         .0000

      1559581                              .5000
       52,290.35                           .0800
           12.6000                         .0000
           12.1000                         .1500
           11.8700                         .0000
           11.8700                         .0000

      1559582                              .5000
      112,935.07                           .0800
           12.6000                         .0000
           12.1000                         .1500
           11.8700                         .0000
           11.8700                         .0000

      1559583                              .5000
      149,801.18                           .0800
           11.4000                         .0000
           10.9000                         .1500
           10.6700                         .0000
           10.6700                         .0000

      1559584                              .5000
       75,908.07                           .0800
           12.4000                         .0000
           11.4000                         .1500
           11.1700                         .0000
           11.1700                         .0000

      1559585                              .5000
       52,733.00                           .0800
           11.6000                         .0000
           11.1000                         .1500
           10.8700                         .0000
           10.8700                         .0000
1



      1559586                              .5000
       89,386.44                           .0800
           11.6000                         .0000
           11.1000                         .1500
           10.8700                         .0000
           10.8700                         .0000

      1559587                              .5000
       63,894.71                           .0800
           10.4000                         .0000
            9.9000                         .1500
            9.6700                         .0000
            9.6700                         .0000

      1559590                              .5000
       39,972.88                           .0800
           13.1000                         .0000
           12.6000                         .1500
           12.3700                         .0000
           12.3700                         .0000

      1559591                              .5000
      110,312.43                           .0800
           12.4000                         .0000
           11.9000                         .1500
           11.6700                         .0000
           11.6700                         .0000

      1559592                              .5000
      105,516.22                           .0800
           12.4000                         .0000
           11.9000                         .1500
           11.6700                         .0000
           11.6700                         .0000

      1559594                              .5000
       78,710.51                           .0800
           11.8000                         .0000
           11.3000                         .1500
           11.0700                         .0000
           11.0700                         .0000

      1559595                              .5000
      111,069.12                           .0800
           10.6000                         .0000
           10.1000                         .1500
            9.8700                         .0000
            9.8700                         .0000

      1559596                              .5000
      190,765.30                           .0800
           10.4000                         .0000
            9.9000                         .1500
            9.6700                         .0000
            9.6700                         .0000
1



      1559598                              .5000
       46,381.39                           .0800
           13.6000                         .0000
           13.1000                         .1500
           12.8700                         .0000
           12.8700                         .0000

      1559599                              .5000
      111,876.43                           .0800
           10.9000                         .0000
           10.4000                         .1500
           10.1700                         .0000
           10.1700                         .0000

      1559600                              .5000
       84,069.94                           .0800
           12.3000                         .0000
           11.8000                         .1500
           11.5700                         .0000
           11.5700                         .0000

      1559601                              .5000
      178,410.19                           .0800
           12.6000                         .0000
           12.1000                         .1500
           11.8700                         .0000
           11.8700                         .0000

      1559602                              .5000
       67,366.84                           .0800
           12.7000                         .0000
           12.2000                         .1500
           11.9700                         .0000
           11.9700                         .0000

      1559603                              .5000
       71,903.49                           .0800
           11.2000                         .0000
           10.7000                         .1500
           10.4700                         .0000
           10.4700                         .0000

      1559604                              .5000
       37,841.24                           .0800
           11.6000                         .0000
           11.1000                         .1500
           10.8700                         .0000
           10.8700                         .0000

      1559605                              .5000
      101,938.68                           .0800
           11.8000                         .0000
           11.3000                         .1500
           11.0700                         .0000
           11.0700                         .0000
1



      1559606                              .5000
      112,171.92                           .0800
           12.6000                         .0000
           12.1000                         .1500
           11.8700                         .0000
           11.8700                         .0000

      1559607                              .5000
       81,688.35                           .0800
           12.6000                         .0000
           12.1000                         .1500
           11.8700                         .0000
           11.8700                         .0000

      1559608                              .5000
      169,737.96                           .0800
           12.6000                         .0000
           12.1000                         .1500
           11.8700                         .0000
           11.8700                         .0000

      1559609                              .5000
      113,854.32                           .0800
           12.6000                         .0000
           12.1000                         .1500
           11.8700                         .0000
           11.8700                         .0000

      1559610                              .5000
      143,726.98                           .0800
           10.8000                         .0000
           10.3000                         .1500
           10.0700                         .0000
           10.0700                         .0000

      1559611                              .5000
       55,928.45                           .0800
           12.6000                         .0000
           12.1000                         .1500
           11.8700                         .0000
           11.8700                         .0000

      1559612                              .5000
      132,673.62                           .0800
           15.1000                         .0000
           14.6000                         .1500
           14.3700                         .0000
           14.3700                         .0000

      1559615                              .5000
       46,473.12                           .0800
           13.8000                         .0000
           13.3000                         .1500
           13.0700                         .0000
           13.0700                         .0000
1



      1559618                              .5000
       90,932.49                           .0800
           12.7000                         .0000
           12.2000                         .1500
           11.9700                         .0000
           11.9700                         .0000

      1559620                              .5000
      174,093.63                           .0800
           12.6000                         .0000
           12.1000                         .1500
           11.8700                         .0000
           11.8700                         .0000

      1559621                              .5000
      343,845.36                           .0800
           13.1000                         .0000
           12.6000                         .1500
           12.3700                         .0000
           12.3700                         .0000

      1559622                              .5000
       55,936.85                           .0800
           10.8000                         .0000
           10.3000                         .1500
           10.0700                         .0000
           10.0700                         .0000

      1559624                              .5000
       63,974.32                           .0800
           13.6000                         .0000
           13.1000                         .1500
           12.8700                         .0000
           12.8700                         .0000

      1559625                              .5000
       55,977.53                           .0800
           13.6000                         .0000
           13.1000                         .1500
           12.8700                         .0000
           12.8700                         .0000

      1559626                              .5000
       89,476.05                           .0800
           12.3000                         .0000
           11.8000                         .1500
           11.5700                         .0000
           11.5700                         .0000

      1559627                              .5000
       64,769.52                           .0800
           12.9000                         .0000
           12.4000                         .1500
           12.1700                         .0000
           12.1700                         .0000
1



      1559628                              .5000
       57,886.46                           .0800
           12.9000                         .0000
           12.4000                         .1500
           12.1700                         .0000
           12.1700                         .0000

      1559629                              .5000
       85,582.92                           .0800
           13.6000                         .0000
           13.1000                         .1500
           12.8700                         .0000
           12.8700                         .0000

      1559630                              .5000
       33,745.01                           .0800
           14.9000                         .0000
           14.4000                         .1500
           14.1700                         .0000
           14.1700                         .0000

      1559632                              .5000
      171,841.33                           .0800
           11.2000                         .0000
           10.7000                         .1500
           10.4700                         .0000
           10.4700                         .0000

      1559633                              .5000
       48,420.08                           .0800
           16.5000                         .0000
           16.0000                         .1500
           15.7700                         .0000
           15.7700                         .0000

      1559634                              .5000
       78,293.60                           .0800
           13.1000                         .0000
           12.6000                         .1500
           12.3700                         .0000
           12.3700                         .0000

      1559636                              .5000
       43,493.57                           .0800
           14.9000                         .0000
           14.4000                         .1500
           14.1700                         .0000
           14.1700                         .0000

      1559637                              .5000
       36,394.62                           .0800
           14.9000                         .0000
           14.4000                         .1500
           14.1700                         .0000
           14.1700                         .0000
1



      1559638                              .5000
       47,989.51                           .0800
           13.2000                         .0000
           12.7000                         .1500
           12.4700                         .0000
           12.4700                         .0000

      1559639                              .5000
       69,081.91                           .0800
           12.4000                         .0000
           11.9000                         .1500
           11.6700                         .0000
           11.6700                         .0000

      1559640                              .5000
      148,768.93                           .0800
           13.4000                         .0000
           12.9000                         .1500
           12.6700                         .0000
           12.6700                         .0000

      1559641                              .5000
       78,738.35                           .0800
           14.9000                         .0000
           14.4000                         .1500
           14.1700                         .0000
           14.1700                         .0000

      1559642                              .5000
       54,988.52                           .0800
           13.4000                         .0000
           12.9000                         .1500
           12.6700                         .0000
           12.6700                         .0000

      1559643                              .5000
      111,172.80                           .0800
           12.7000                         .0000
           12.2000                         .1500
           11.9700                         .0000
           11.9700                         .0000

      1559644                              .5000
       41,987.71                           .0800
           11.9000                         .0000
           11.4000                         .1500
           11.1700                         .0000
           11.1700                         .0000

      1559645                              .5000
       99,975.53                           .0800
           12.7000                         .0000
           12.2000                         .1500
           11.9700                         .0000
           11.9700                         .0000
1



      1559646                              .5000
      119,957.21                           .0800
           11.0000                         .0000
           10.5000                         .1500
           10.2700                         .0000
           10.2700                         .0000

      1559647                              .5000
       69,568.71                           .0800
           13.1000                         .0000
           12.6000                         .1500
           12.3700                         .0000
           12.3700                         .0000

      1559648                              .5000
       43,178.27                           .0800
           12.6000                         .0000
           12.1000                         .1500
           11.8700                         .0000
           11.8700                         .0000

      1559649                              .5000
      123,967.54                           .0800
           12.4000                         .0000
           11.9000                         .1500
           11.6700                         .0000
           11.6700                         .0000

      1559650                              .5000
       92,701.50                           .0800
           13.6000                         .0000
           13.1000                         .1500
           12.8700                         .0000
           12.8700                         .0000

      1559651                              .5000
       99,976.08                           .0800
           12.8000                         .0000
           12.3000                         .1500
           12.0700                         .0000
           12.0700                         .0000

      1559652                              .5000
       49,754.04                           .0800
           12.7000                         .0000
           12.2000                         .1500
           11.9700                         .0000
           11.9700                         .0000

      1559653                              .5000
      136,476.27                           .0800
           14.2000                         .0000
           13.7000                         .1500
           13.4700                         .0000
           13.4700                         .0000
1



      1559654                              .5000
       71,981.98                           .0800
           12.6000                         .0000
           12.1000                         .1500
           11.8700                         .0000
           11.8700                         .0000

      1559655                              .5000
      220,574.16                           .0800
           12.4000                         .0000
           11.9000                         .1500
           11.6700                         .0000
           11.6700                         .0000

      1559656                              .5000
       57,587.12                           .0800
           13.1000                         .0000
           12.6000                         .1500
           12.3700                         .0000
           12.3700                         .0000

      1559657                              .5000
      235,056.49                           .0800
           11.6000                         .0000
           11.1000                         .1500
           10.8700                         .0000
           10.8700                         .0000

      1559658                              .5000
      223,947.61                           .0800
           12.9000                         .0000
           12.4000                         .1500
           12.1700                         .0000
           12.1700                         .0000

      1559659                              .5000
      187,158.15                           .0800
           13.1000                         .0000
           12.6000                         .1500
           12.3700                         .0000
           12.3700                         .0000

      1559660                              .5000
       55,984.33                           .0800
           12.1000                         .0000
           11.6000                         .1500
           11.3700                         .0000
           11.3700                         .0000

      1559661                              .5000
       92,219.87                           .0800
           11.4000                         .0000
           10.9000                         .1500
           10.6700                         .0000
           10.6700                         .0000
1



      1559663                              .5000
       83,276.17                           .0800
           12.0000                         .0000
           11.5000                         .1500
           11.2700                         .0000
           11.2700                         .0000

      1559664                              .5000
       51,838.67                           .0800
           13.2000                         .0000
           12.7000                         .1500
           12.4700                         .0000
           12.4700                         .0000

      1559829                              .5000
       32,000.00                           .0800
           11.1000                         .0000
           10.6000                         .1500
           10.3700                         .0000
           10.3700                         .0000

      1559848                              .5000
      104,839.67                           .0800
            9.3750                         .0000
            8.8750                         .1500
            8.6450                         .0000
            8.6450                         .0000

      1559875                              .5000
       44,807.53                           .0800
           11.3500                         .0000
           10.8500                         .1500
           10.6200                         .0000
           10.6200                         .0000

      1559887                              .5000
       55,500.00                           .0800
           10.5000                         .0000
           10.0000                         .1500
            9.7700                         .0000
            9.7700                         .0000

      1559892                              .5000
       53,400.00                           .0800
           10.4500                         .0000
            9.9500                         .1500
            9.7200                         .0000
            9.7200                         .0000

      1559914                              .5000
       37,491.33                           .0800
           12.9500                         .0000
           12.4500                         .1500
           12.2200                         .0000
           12.2200                         .0000
1



      1559927                              .5000
      123,750.00                           .0800
           11.3500                         .0000
           10.8500                         .1500
           10.6200                         .0000
           10.6200                         .0000

      1559928                              .5000
       52,500.00                           .0800
           11.3500                         .0000
           10.8500                         .1500
           10.6200                         .0000
           10.6200                         .0000

      1559931                              .5000
       80,800.00                           .0800
           10.5500                         .0000
           10.0500                         .1500
            9.8200                         .0000
            9.8200                         .0000

      1559995                              .5000
      120,000.00                           .0800
           11.1000                         .0000
           10.6000                         .1500
           10.3700                         .0000
           10.3700                         .0000

      1559998                              .5000
      115,000.00                           .0800
           10.7500                         .0000
           10.2500                         .1500
           10.0200                         .0000
           10.0200                         .0000

      1559999                              .5000
       71,900.00                           .0800
           10.2000                         .0000
            9.7000                         .1500
            9.4700                         .0000
            9.4700                         .0000

      1560001                              .5000
       33,750.00                           .0800
           10.8500                         .0000
           10.3500                         .1500
           10.1200                         .0000
           10.1200                         .0000

      1560002                              .5000
       85,000.00                           .0800
           11.0500                         .0000
           10.5500                         .1500
           10.3200                         .0000
           10.3200                         .0000
1



      1560005                              .5000
       81,373.00                           .0800
           11.1000                         .0000
           10.6000                         .1500
           10.3700                         .0000
           10.3700                         .0000

      1560100                              .5000
       99,584.82                           .0800
           12.6000                         .0000
           12.1000                         .1500
           11.8700                         .0000
           11.8700                         .0000

      1560101                              .5000
      173,450.53                           .0800
           11.9000                         .0000
           11.4000                         .1500
           11.1700                         .0000
           11.1700                         .0000

      1560102                              .5000
       36,886.83                           .0800
           12.6000                         .0000
           11.6000                         .1500
           11.3700                         .0000
           11.3700                         .0000

      1560103                              .5000
       97,724.10                           .0800
           13.1000                         .0000
           11.8500                         .1500
           11.6200                         .0000
           11.6200                         .0000

      1560104                              .5000
       64,773.03                           .0800
           11.5000                         .0000
           10.5000                         .1500
           10.2700                         .0000
           10.2700                         .0000

      1560105                              .5000
       58,200.42                           .0800
           11.6000                         .0000
           10.6000                         .1500
           10.3700                         .0000
           10.3700                         .0000

      1560106                              .5000
       43,741.06                           .0800
           12.6000                         .0000
           12.1000                         .1500
           11.8700                         .0000
           11.8700                         .0000
1



      1560107                              .5000
       95,200.00                           .0800
           11.9000                         .0000
           11.4000                         .1500
           11.1700                         .0000
           11.1700                         .0000

      1560108                              .5000
       46,083.32                           .0800
           12.7000                         .0000
           12.2000                         .1500
           11.9700                         .0000
           11.9700                         .0000

      1560109                              .5000
       88,052.92                           .0800
           10.4000                         .0000
            9.4000                         .1500
            9.1700                         .0000
            9.1700                         .0000

      1560110                              .5000
       67,292.09                           .0800
           15.1000                         .0000
           13.6000                         .1500
           13.3700                         .0000
           13.3700                         .0000

      1560111                              .5000
       95,708.33                           .0800
           11.6000                         .0000
           10.6000                         .1500
           10.3700                         .0000
           10.3700                         .0000

      1560112                              .5000
      111,709.64                           .0800
           13.6000                         .0000
           13.1000                         .1500
           12.8700                         .0000
           12.8700                         .0000

      1560114                              .5000
      125,293.76                           .0800
           12.7000                         .0000
           11.4500                         .1500
           11.2200                         .0000
           11.2200                         .0000

      1560115                              .5000
       60,567.25                           .0800
           12.5000                         .0000
           11.5000                         .1500
           11.2700                         .0000
           11.2700                         .0000
1



      1560116                              .5000
       42,728.88                           .0800
           13.6000                         .0000
           13.1000                         .1500
           12.8700                         .0000
           12.8700                         .0000

      1560117                              .5000
       66,281.96                           .0800
           13.5000                         .0000
           12.2500                         .1500
           12.0200                         .0000
           12.0200                         .0000

      1560118                              .5000
      112,889.20                           .0800
           15.9000                         .0000
           15.4000                         .1500
           15.1700                         .0000
           15.1700                         .0000

      1560119                              .5000
       50,905.10                           .0800
           13.1000                         .0000
           12.6000                         .1500
           12.3700                         .0000
           12.3700                         .0000

      1560120                              .5000
       61,387.87                           .0800
           10.4000                         .0000
            9.4000                         .1500
            9.1700                         .0000
            9.1700                         .0000

      1560122                              .5000
       50,323.84                           .0800
           13.4000                         .0000
           12.9000                         .1500
           12.6700                         .0000
           12.6700                         .0000

      1560123                              .5000
       41,956.90                           .0800
           15.1000                         .0000
           14.6000                         .1500
           14.3700                         .0000
           14.3700                         .0000

      1560125                              .5000
       71,390.02                           .0800
           13.4000                         .0000
           12.4000                         .1500
           12.1700                         .0000
           12.1700                         .0000
1



      1560126                              .5000
       40,258.62                           .0800
           15.1000                         .0000
           14.6000                         .1500
           14.3700                         .0000
           14.3700                         .0000

      1560127                              .5000
       83,969.64                           .0800
           13.6000                         .0000
           13.1000                         .1500
           12.8700                         .0000
           12.8700                         .0000

      1560128                              .5000
      107,794.39                           .0800
           12.9000                         .0000
           12.4000                         .1500
           12.1700                         .0000
           12.1700                         .0000

      1560129                              .5000
       39,946.10                           .0800
           13.2000                         .0000
           12.7000                         .1500
           12.4700                         .0000
           12.4700                         .0000

      1560132                              .5000
       87,067.43                           .0800
           11.6000                         .0000
           11.1000                         .1500
           10.8700                         .0000
           10.8700                         .0000

      1560133                              .5000
       43,110.56                           .0800
           13.0000                         .0000
           12.5000                         .1500
           12.2700                         .0000
           12.2700                         .0000

      1560134                              .5000
       82,153.89                           .0800
           13.0000                         .0000
           12.5000                         .1500
           12.2700                         .0000
           12.2700                         .0000

      1560136                              .5000
       79,817.93                           .0800
           12.6000                         .0000
           12.1000                         .1500
           11.8700                         .0000
           11.8700                         .0000
1



      1560137                              .5000
       87,836.72                           .0800
           10.9000                         .0000
           10.4000                         .1500
           10.1700                         .0000
           10.1700                         .0000

      1560138                              .5000
       63,674.69                           .0800
           12.9500                         .0000
           12.4500                         .1500
           12.2200                         .0000
           12.2200                         .0000

      1560139                              .5000
       63,948.05                           .0800
           13.6000                         .0000
           13.1000                         .1500
           12.8700                         .0000
           12.8700                         .0000

      1560140                              .5000
       77,952.79                           .0800
           13.6000                         .0000
           13.1000                         .1500
           12.8700                         .0000
           12.8700                         .0000

      1560141                              .5000
       43,167.23                           .0800
           12.6000                         .0000
           12.1000                         .1500
           11.8700                         .0000
           11.8700                         .0000

      1560142                              .5000
      111,915.03                           .0800
           12.6000                         .0000
           12.1000                         .1500
           11.8700                         .0000
           11.8700                         .0000

      1560143                              .5000
      127,937.05                           .0800
           12.7000                         .0000
           12.2000                         .1500
           11.9700                         .0000
           11.9700                         .0000

      1560144                              .5000
       95,956.85                           .0800
           13.1000                         .0000
           12.6000                         .1500
           12.3700                         .0000
           12.3700                         .0000
1



      1560145                              .5000
       60,000.00                           .0800
           10.9900                         .0000
           10.4900                         .1500
           10.2600                         .0000
           10.2600                         .0000

      1560146                              .5000
       39,624.34                           .0800
           11.7500                         .0000
           11.2500                         .1500
           11.0200                         .0000
           11.0200                         .0000

      1560148                              .5000
       65,837.99                           .0800
           12.4000                         .0000
           11.9000                         .1500
           11.6700                         .0000
           11.6700                         .0000

      1560149                              .5000
       36,371.12                           .0800
           11.9500                         .0000
           11.4500                         .1500
           11.2200                         .0000
           11.2200                         .0000

      1560150                              .5000
       78,330.16                           .0800
           12.1000                         .0000
           11.2500                         .1500
           11.0200                         .0000
           11.0200                         .0000

      1560151                              .5000
       42,310.49                           .0800
            9.8000                         .0000
            9.3000                         .1500
            9.0700                         .0000
            9.0700                         .0000

      1560152                              .5000
       76,791.90                           .0800
           11.6000                         .0000
           10.3500                         .1500
           10.1200                         .0000
           10.1200                         .0000

      1560154                              .5000
      143,200.00                           .0800
           10.9000                         .0000
            9.9000                         .1500
            9.6700                         .0000
            9.6700                         .0000
1



      1560155                              .5000
       44,928.16                           .0800
           13.9000                         .0000
           13.4000                         .1500
           13.1700                         .0000
           13.1700                         .0000

      1560156                              .5000
       48,677.94                           .0800
           13.5000                         .0000
           13.0000                         .1500
           12.7700                         .0000
           12.7700                         .0000

      1560157                              .5000
       34,939.21                           .0800
           12.9000                         .0000
           11.6500                         .1500
           11.4200                         .0000
           11.4200                         .0000

      1560158                              .5000
       55,175.45                           .0800
           11.9000                         .0000
           10.6500                         .1500
           10.4200                         .0000
           10.4200                         .0000

      1560159                              .5000
       90,749.56                           .0800
           11.7000                         .0000
           11.2000                         .1500
           10.9700                         .0000
           10.9700                         .0000

      1560160                              .5000
       55,922.34                           .0800
           13.9000                         .0000
           12.6500                         .1500
           12.4200                         .0000
           12.4200                         .0000

      1560161                              .5000
       91,778.74                           .0800
           11.3000                         .0000
           10.8000                         .1500
           10.5700                         .0000
           10.5700                         .0000

      1560162                              .5000
      127,270.61                           .0800
           11.9000                         .0000
           11.4000                         .1500
           11.1700                         .0000
           11.1700                         .0000
1



      1560163                              .5000
       61,409.29                           .0800
           11.9000                         .0000
           11.4000                         .1500
           11.1700                         .0000
           11.1700                         .0000

      1560164                              .5000
       84,850.02                           .0800
           11.9900                         .0000
           11.4900                         .1500
           11.2600                         .0000
           11.2600                         .0000

      1560165                              .5000
       39,624.67                           .0800
           12.9000                         .0000
           12.4000                         .1500
           12.1700                         .0000
           12.1700                         .0000

      1560168                              .5000
      183,586.46                           .0800
           14.2000                         .0000
           13.7000                         .1500
           13.4700                         .0000
           13.4700                         .0000

      1560171                              .5000
       40,136.39                           .0800
           11.9000                         .0000
           11.4000                         .1500
           11.1700                         .0000
           11.1700                         .0000

      1560172                              .5000
       55,159.58                           .0800
           10.9000                         .0000
           10.4000                         .1500
           10.1700                         .0000
           10.1700                         .0000

      1560173                              .5000
       68,284.84                           .0800
           13.1000                         .0000
           12.6000                         .1500
           12.3700                         .0000
           12.3700                         .0000

      1560174                              .5000
      142,547.70                           .0800
           10.8000                         .0000
            9.8000                         .1500
            9.5700                         .0000
            9.5700                         .0000
1



      1560175                              .5000
       51,879.45                           .0800
           12.1000                         .0000
           11.6000                         .1500
           11.3700                         .0000
           11.3700                         .0000

      1560177                              .5000
       73,130.92                           .0800
           11.6000                         .0000
           10.6000                         .1500
           10.3700                         .0000
           10.3700                         .0000

      1560178                              .5000
      107,820.75                           .0800
           13.1000                         .0000
           11.8500                         .1500
           11.6200                         .0000
           11.6200                         .0000

      1560179                              .5000
      101,357.87                           .0800
           12.3500                         .0000
           11.3500                         .1500
           11.1200                         .0000
           11.1200                         .0000

      1560182                              .5000
       74,931.35                           .0800
           14.9000                         .0000
           14.4000                         .1500
           14.1700                         .0000
           14.1700                         .0000

      1560183                              .5000
       72,963.96                           .0800
           13.6000                         .0000
           12.6000                         .1500
           12.3700                         .0000
           12.3700                         .0000

      1560184                              .5000
       67,046.07                           .0800
           11.6000                         .0000
           10.6000                         .1500
           10.3700                         .0000
           10.3700                         .0000

      1560185                              .5000
       35,951.74                           .0800
           13.1000                         .0000
           11.8500                         .1500
           11.6200                         .0000
           11.6200                         .0000
1



      1560186                              .5000
       67,877.04                           .0800
           12.6000                         .0000
           12.1000                         .1500
           11.8700                         .0000
           11.8700                         .0000

      1560187                              .5000
       99,838.31                           .0800
           13.1000                         .0000
           12.6000                         .1500
           12.3700                         .0000
           12.3700                         .0000

      1560188                              .5000
       96,451.12                           .0800
           12.6000                         .0000
           12.1000                         .1500
           11.8700                         .0000
           11.8700                         .0000

      1560189                              .5000
      107,758.41                           .0800
           10.9000                         .0000
           10.4000                         .1500
           10.1700                         .0000
           10.1700                         .0000

      1560190                              .5000
      119,800.24                           .0800
           11.4000                         .0000
           10.9000                         .1500
           10.6700                         .0000
           10.6700                         .0000

      1560191                              .5000
       66,313.25                           .0800
           12.5000                         .0000
           12.0000                         .1500
           11.7700                         .0000
           11.7700                         .0000

      1560193                              .5000
       59,907.45                           .0800
           11.7500                         .0000
           11.2500                         .1500
           11.0200                         .0000
           11.0200                         .0000

      1560194                              .5000
      131,789.62                           .0800
           11.6000                         .0000
           11.1000                         .1500
           10.8700                         .0000
           10.8700                         .0000
1



      1560195                              .5000
      119,480.29                           .0800
           10.9500                         .0000
           10.4500                         .1500
           10.2200                         .0000
           10.2200                         .0000

      1560196                              .5000
      118,180.33                           .0800
           10.9000                         .0000
           10.4000                         .1500
           10.1700                         .0000
           10.1700                         .0000

      1560197                              .5000
       71,917.73                           .0800
           13.1000                         .0000
           12.6000                         .1500
           12.3700                         .0000
           12.3700                         .0000

      1560198                              .5000
       47,701.09                           .0800
           12.7000                         .0000
           12.2000                         .1500
           11.9700                         .0000
           11.9700                         .0000

      1560199                              .5000
       56,198.06                           .0800
           11.6000                         .0000
           11.1000                         .1500
           10.8700                         .0000
           10.8700                         .0000

      1560200                              .5000
       51,947.14                           .0800
           12.6000                         .0000
           12.1000                         .1500
           11.8700                         .0000
           11.8700                         .0000

      1560201                              .5000
       29,966.30                           .0800
           12.1500                         .0000
           11.6500                         .1500
           11.4200                         .0000
           11.4200                         .0000

      1560202                              .5000
       62,264.32                           .0800
           13.6000                         .0000
           13.1000                         .1500
           12.8700                         .0000
           12.8700                         .0000
1



      1560203                              .5000
       77,924.16                           .0800
           12.8000                         .0000
           12.3000                         .1500
           12.0700                         .0000
           12.0700                         .0000

      1560204                              .5000
       67,286.80                           .0800
           11.6000                         .0000
           11.1000                         .1500
           10.8700                         .0000
           10.8700                         .0000

      1560205                              .5000
      167,869.68                           .0800
           12.5000                         .0000
           12.0000                         .1500
           11.7700                         .0000
           11.7700                         .0000

      1560206                              .5000
       53,867.37                           .0800
           13.6000                         .0000
           13.1000                         .1500
           12.8700                         .0000
           12.8700                         .0000

      1560207                              .5000
       81,688.35                           .0800
           12.6000                         .0000
           12.1000                         .1500
           11.8700                         .0000
           11.8700                         .0000

      1560208                              .5000
      159,870.11                           .0800
           13.6000                         .0000
           13.1000                         .1500
           12.8700                         .0000
           12.8700                         .0000

      1560209                              .5000
      100,697.53                           .0800
           12.6000                         .0000
           12.1000                         .1500
           11.8700                         .0000
           11.8700                         .0000

      1560211                              .5000
       92,724.66                           .0800
           13.6000                         .0000
           13.1000                         .1500
           12.8700                         .0000
           12.8700                         .0000
1



      1560212                              .5000
      122,853.92                           .0800
           11.9000                         .0000
           11.4000                         .1500
           11.1700                         .0000
           11.1700                         .0000

      1560213                              .5000
      116,804.25                           .0800
           13.6000                         .0000
           13.1000                         .1500
           12.8700                         .0000
           12.8700                         .0000

      1560215                              .5000
       29,981.82                           .0800
           13.6000                         .0000
           13.1000                         .1500
           12.8700                         .0000
           12.8700                         .0000

      1560216                              .5000
       75,169.83                           .0800
           13.6000                         .0000
           13.1000                         .1500
           12.8700                         .0000
           12.8700                         .0000

      1560218                              .5000
       69,940.65                           .0800
           12.1000                         .0000
           11.6000                         .1500
           11.3700                         .0000
           11.3700                         .0000

      1560219                              .5000
      106,729.20                           .0800
           13.2000                         .0000
           12.7000                         .1500
           12.4700                         .0000
           12.4700                         .0000

      1560220                              .5000
      127,915.16                           .0800
           13.2000                         .0000
           12.7000                         .1500
           12.4700                         .0000
           12.4700                         .0000

      1560221                              .5000
      171,500.00                           .0800
           13.6000                         .0000
           13.1000                         .1500
           12.8700                         .0000
           12.8700                         .0000
1



      1560222                              .5000
       71,961.26                           .0800
           12.3000                         .0000
           11.8000                         .1500
           11.5700                         .0000
           11.5700                         .0000

      1560223                              .5000
       93,562.45                           .0800
           13.6000                         .0000
           13.1000                         .1500
           12.8700                         .0000
           12.8700                         .0000

      1560224                              .5000
       74,985.04                           .0800
           13.6000                         .0000
           13.1000                         .1500
           12.8700                         .0000
           12.8700                         .0000

      1560225                              .5000
      115,975.77                           .0800
           13.4000                         .0000
           12.9000                         .1500
           12.6700                         .0000
           12.6700                         .0000

      1560226                              .5000
       79,386.82                           .0800
           14.4000                         .0000
           13.9000                         .1500
           13.6700                         .0000
           13.6700                         .0000

      1560228                              .5000
       45,986.24                           .0800
           11.8000                         .0000
           11.3000                         .1500
           11.0700                         .0000
           11.0700                         .0000

      1560229                              .5000
       59,986.12                           .0800
           12.9500                         .0000
           12.4500                         .1500
           12.2200                         .0000
           12.2200                         .0000

      1560230                              .5000
      108,000.00                           .0800
           11.9000                         .0000
           11.4000                         .1500
           11.1700                         .0000
           11.1700                         .0000
1



      1560231                              .5000
      290,173.19                           .0800
           12.3500                         .0000
           11.8500                         .1500
           11.6200                         .0000
           11.6200                         .0000

      1560232                              .5000
       99,970.75                           .0800
           11.9000                         .0000
           11.4000                         .1500
           11.1700                         .0000
           11.1700                         .0000

      1560233                              .5000
       55,974.83                           .0800
           13.1000                         .0000
           12.6000                         .1500
           12.3700                         .0000
           12.3700                         .0000

      1560234                              .5000
       87,974.26                           .0800
           11.9000                         .0000
           11.4000                         .1500
           11.1700                         .0000
           11.1700                         .0000

      1560235                              .5000
       51,989.14                           .0800
           13.4000                         .0000
           12.9000                         .1500
           12.6700                         .0000
           12.6700                         .0000

      1560237                              .5000
       86,913.66                           .0800
           13.4000                         .0000
           12.9000                         .1500
           12.6700                         .0000
           12.6700                         .0000

      1560238                              .5000
       59,200.00                           .0800
           12.4000                         .0000
           11.9000                         .1500
           11.6700                         .0000
           11.6700                         .0000

      1560240                              .5000
      275,909.83                           .0800
           11.4000                         .0000
           10.9000                         .1500
           10.6700                         .0000
           10.6700                         .0000
1



      1560241                              .5000
       66,485.79                           .0800
           13.3000                         .0000
           12.8000                         .1500
           12.5700                         .0000
           12.5700                         .0000

      1560242                              .5000
       76,954.94                           .0800
           13.4000                         .0000
           12.9000                         .1500
           12.6700                         .0000
           12.6700                         .0000

      1560243                              .5000
       89,975.09                           .0800
           12.1500                         .0000
           11.6500                         .1500
           11.4200                         .0000
           11.4200                         .0000

      1560244                              .5000
       84,987.44                           .0800
           14.9000                         .0000
           14.4000                         .1500
           14.1700                         .0000
           14.1700                         .0000

      1560245                              .5000
      130,946.80                           .0800
           10.4000                         .0000
            9.9000                         .1500
            9.6700                         .0000
            9.6700                         .0000

      1560246                              .5000
       89,600.00                           .0800
           13.8000                         .0000
           13.3000                         .1500
           13.0700                         .0000
           13.0700                         .0000

      1560568                              .5000
      108,699.80                           .0800
            9.8000                         .0000
            9.3000                         .1500
            9.0700                         .0000
            9.0700                         .0000

      1562996                              .5000
      105,337.29                           .0800
           11.7500                         .0000
           11.2500                         .1500
           11.0200                         .0000
           11.0200                         .0000
1



      1563000                              .5000
       49,336.92                           .0800
           10.4000                         .0000
            9.9000                         .1500
            9.6700                         .0000
            9.6700                         .0000

      1563006                              .5000
       35,744.95                           .0800
           15.1000                         .0000
           14.6000                         .1500
           14.3700                         .0000
           14.3700                         .0000

  TOTAL NUMBER OF LOANS:     1432
  TOTAL BALANCE........:        121,743,601.84


  RUN ON     : 03/25/97            RFC DISCLOSURE SYSTEM      RFFSDFIX-01
  AT         : 08.28.35            INITIAL SECURITY FEES      AMORTIZED BALANCE
  SERIES     : RASC 1997-KS1 GRP I  FIXED SUMMARY REPORT      CUTOFF : 03/01/97
  POOL       : 0004241
             :
             :
  POOL STATUS: F

                                   WEIGHTED AVERAGES      FROM         TO
  --------------------------------------------------------------------------
  CURR NOTE RATE                       11.0530            7.9500     16.5000
  RFC NET RATE                         10.5541            7.4500     16.0000
  NET MTG RATE(INVSTR RATE)            10.3241            7.2200     15.7700
  POST STRIP RATE                      10.3241            7.2200     15.7700
  SUB SERV FEE                           .4989             .2500       .9000
  MSTR SERV FEE                          .0800             .0800       .0800
  ALL EXP                                .0000             .0000       .0000
  MISC EXP                               .1500             .1500       .1500
  SPREAD                                 .0000             .0000       .0000
  STRIP                                  .0000             .0000       .0000







  TOTAL NUMBER OF LOANS:  1432
  TOTAL BALANCE........:     121,743,601.84


                             ***************************
                             *      END OF REPORT      *
                             ***************************


NY1-196367.4
                                                       D-1-1

                                                    EXHIBIT D-2

                                         MORTGAGE LOAN SCHEDULE - GROUP 2

  RUN ON     : 03/25/97           RFC DISCLOSURE SYSTEM       RFFSD175-01
  AT         : 09.16.19        NONFIXED RATE LOAN LISTING     AMORTIZED BALANCE
  SERIES     : RASC 1997-KS1 GRP II                           CUTOFF : 03/01/97
  POOL       : 0004242
             :
             :
  POOL STATUS: F

  RFC LOAN #                      ORIG RATE       ORIGINAL BAL    MAX NEG AM
  MORTGAGOR NAME                  CURR RATE       PRINCIPAL BAL   LN FEATURE
  ADDRESS                         CURR NET        ORIGINAL P+I    # OF UNITS
  ADDRESS LINE 2                  NOTE CEILING    CURRENT P+I     LTV
  CITY           STATE  ZIP       NET CEILING     NOTE DATE       VALUE
  SERVICER LOAN #                 NOTE FLOOR      1ST PMT DT      MI CO CODE
  SELLER LOAN #                   NET FLOOR       MATURITY DT     MI CVG
  INVSTR LOAN #                   GROSS MARGIN    1ST INTCHGDT    NXT INTCHGDT
  S/S CODE                        NET MARGIN      1ST PMTCHGDT    NXT PMTCHGDT
  INT CHG PRIOR DAYS              1ST YR FLR      PMT CAP INCR    PMT CAP DECR
  PMT TYPE                        1ST YR CEIL     INT FREQ MOS    PMT FREQ MOS
  ORIG TERM                       ADJ INDEX       PERIOD INCR     PERIOD DECR
  NOTE LF INCR                    RND NOTE TYPE   RND NOTE METH   RND NOTE FCTR
  NET LF INCR                     RND NET TYPE    RND NET METH    RND NET FCTR
  NOTE LF DECR                    LOAN PURP       CNVRT CODE      FROM WINDOW
  NET LF DECR                     PROP TYPE       CNVT INDEX      TO WINDOW
                                  OCCP CODE       CNVT MARGIN
  ______________________________________________________________________________


    1405532                           9.6250        350,000.00        100
    SHEARER             SHARON       10.3750        345,814.96         ZZ
    225 SWEETWATER HILLS DR           9.8750          2,974.96         1
                                     15.6250          3,168.56         65
    HENDERSONVILLE  NC    28739      15.1250       12/09/94        543,000.00
    280001405532                      9.6250       02/02/95            00
    409286                            9.1250       01/02/25            0
    0                                 4.8750       07/01/95        07/01/97
    736/824                           4.3750       08/01/95        08/01/97
      45                              9.6250          .0000           .0000
    A                                10.6250            6              6
      360                               9            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1421261                           8.9900        104,400.00        100
    FIDLER              GRANT        11.0000        103,303.98         ZZ
    3956 SEATON PLACE                10.5000            839.27         1
                                     14.9900            992.80         90
    LAS VEGAS       NV    89121      14.4900       03/28/95        116,000.00
    280001421261                     10.9900       05/15/95            23
    0395003                          10.4900       04/15/25            0
    0                                 5.1250       10/15/95        04/15/97
1


    B56/824                           4.6250       11/15/95        05/15/97
      25                              8.9900          .0000           .0000
    A                                10.4900            6              6
      360                               E            1.5000          1.5000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1445324                           9.2500         94,500.00        100
    GAVALDON            DELPHINE     11.5000         93,731.97         ZZ
    2521 VIA DI AUTOSTRADA           11.0000            777.43         1
                                     15.2500            934.41         90
    HENDERSON       NV    89014      14.7500       07/29/95        105,974.00
    280001445324                     11.2500       09/15/95            23
    0795211                          10.7500       08/15/25            0
    0                                 5.8750       02/01/96        08/01/97
    B56/824                           5.3750       03/01/96        09/01/97
      25                              9.2500          .0000           .0000
    A                                10.7500            6              6
      360                               E            1.5000          1.5000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           03             0           00/00/00
                                        O             .0000


    1445807                           8.8750        171,000.00        100
    SMITH               CONSTANCE    11.2500        169,423.62         ZZ
    800 DARTMOUTH STREET             10.7500          1,360.56         1
                                     14.8750          1,657.12         90
    SAN FRANCISCO   CA    94134      14.3750       07/28/95        190,000.00
    280001445807                     10.8750       09/15/95            23
    0795085                          10.3750       08/15/25            0
    0                                 5.6250       02/15/96        02/15/97
    B56/824                           5.1250       03/15/96        03/15/97
      25                              8.8750          .0000           .0000
    A                                10.3750            6              6
      360                               E            1.5000          1.5000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1484671                          12.5000         38,500.00        100
    PURGASON            ROSA         12.5000         38,093.62         ZZ
    454 TRANQUIL ROAD                12.0000            410.90         1
                                     19.5000            410.90         70
    SENOIA          GA    30276      19.0000       11/17/95         55,000.00
1


    280001484671                     12.5000       01/01/96            00
    1850262                          12.0000       12/01/25            0
    0                                 6.5000       12/01/97        12/01/97
    F14/824                           6.0000       01/01/98        01/01/98
      45                               .0000          .0000           .0000
    A                                  .0000            6              6
      360                               9            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1496770                          10.1250         43,000.00        100
    SCHULTZ             RHONDA       11.1250         42,838.76         ZZ
    855 C VILLAGE QUARTER ROAD       10.6250            381.33         1
    UNIT # 5                         16.1250            413.35         72
    WEST DUNDEE     IL    60118      15.6250       05/17/96         60,000.00
    0410169031                         .0000       07/01/96            00
    0410169031                         .0000       06/01/26            0
    0                                 6.5000       12/01/96        06/01/97
    E22/824                           6.0000       01/01/97        07/01/97
      25                              9.1250          .0000           .0000
    A                                11.1250            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           01             0           00/00/00
                                        O             .0000


    1498504                           9.6250         94,500.00        100
    VOLNEY              TRACY        10.6250         94,106.25         ZZ
    312 HIGH AVE N                   10.1250            803.24         1
                                     15.6250            872.78         90
    WANAMINGO       MN    55983      15.1250       05/24/96        105,000.00
    0410169452                         .0000       07/01/96            23
    0410169452                         .0000       06/01/26            0
    0                                 6.1250       12/01/96        06/01/97
    E22/824                           5.6250       01/01/97        07/01/97
      25                              8.6250          .0000           .0000
    A                                10.6250            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1502946                          10.1250         84,000.00        100
    ADAME               FRANK        10.1250         83,740.21         ZZ
1


    1505 E CENTRAL RD                 9.6250            744.93         1
    UNIT # 209B                      16.1250            744.93         73
    ARLINGTON HEIG  IL    60005      15.6250       07/17/96        116,000.00
    0410170633                         .0000       09/01/96            00
    0410170633                         .0000       08/01/26            0
    0                                 5.6250       08/01/97        08/01/97
    E22/824                           5.1250       09/01/97        09/01/97
      45                              8.1250          .0000           .0000
    A                                12.1250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           01             0           00/00/00
                                        O             .0000


    1503542                           5.6250        222,000.00        100
    GORSKY              IGOR          5.6250        219,510.85         ZZ
    12525 VALLEY PINES DRIVE          5.1250          1,277.96         1
                                     11.6250          1,277.96         63
    REISTERSTOWN    MD    21136      11.1250       04/26/96        356,000.00
    0380466954                         .0000       06/01/96            00
    639770                             .0000       05/01/26            0
    0                                 2.6250       05/01/97        05/01/97
    668/K01                           2.1250       06/01/97        06/01/97
      45                              3.6250          .0000           .0000
    A                                 7.6250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1504309                           8.8750        352,000.00        100
    GOLDSTEIN           LISA          8.8750        350,379.73         ZZ
    7 HAMILTON DRIVE SOUTH            8.3750          2,800.68         1
                                     14.8750          2,800.68         80
    NORTH CALDWELL  NJ    07006      14.3750       06/12/96        440,000.00
    280001504309                      4.7500       08/01/96            00
    123456                            4.2500       07/01/26            0
    0                                 4.7500       07/01/97        07/01/97
    769/824                           4.2500       08/01/97        08/01/97
      45                              6.8750          .0000           .0000
    A                                10.8750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
       4.1250                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000
1




    1507192                           9.1250        148,600.00        100
    WEGNER              THOMAS        9.1250        148,441.23         ZZ
    334 S CLEARVIEW CIRCLE            8.6250          1,209.06         1
                                     15.1250          1,209.06         90
    ROUND LAKE      IL    60073      14.6250       12/12/96        165,155.00
    280001507192                      9.1250       02/01/97            23
    2252989                           8.6250       01/01/27            0
    0                                 5.7500       07/01/97        07/01/97
    664/824                           5.2500       08/01/97        08/01/97
      25                              9.1250          .0000           .0000
    A                                10.1250            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1511325                          10.0000        175,000.00        100
    BLOOMFIELD          BARRY        10.0000        174,730.10         ZZ
    5 GEORGETOWN LANE                 9.5000          1,535.76         1
                                     16.0000          1,535.76         90
    BROOKLYN        NY    11234      15.5000       12/27/96        195,000.00
    280001511325                       .0000       02/01/97            23
    7323                               .0000       01/01/27            0
    0                                 5.7500       01/01/98        01/01/98
    A26/824                           5.2500       02/01/98        02/01/98
      45                              8.0000          .0000           .0000
    A                                12.0000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1514694                           8.6250        253,600.00        100
    CAULFIELD           DANIEL        9.6250        252,558.00         ZZ
    292 GRAND STREET                  9.1250          1,972.47         1
                                     14.6250          2,154.11         80
    REDWOOD CITY    CA    94062      14.1250       07/19/96        317,000.00
    280001514694                       .0000       09/01/96            00
    16102385                           .0000       08/01/26            0
    0                                 4.3750       02/01/97        08/01/97
    051/824                           3.8750       03/01/97        09/01/97
      25                              7.6250          .0000           .0000
    A                                 9.6250            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
1


        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1515219                           9.7500        149,550.00        100
    DOONER              MICHAEL       9.7500        149,338.96         ZZ
    600 VRTIS LANE                    9.2500          1,284.87         1
                                     15.7500          1,284.87         90
    NEW PRAGUE      MN    56071      15.2500       11/27/96        167,000.00
    280001515219                       .0000       01/01/97            23
    1800101068                         .0000       12/01/26            0
    0                                 6.3750       12/01/99        12/01/99
    E88/824                           5.8750       01/01/00        01/01/00
      25                              6.7500          .0000           .0000
    A                                12.7500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1515276                          11.5000        107,250.00        100
    FIORE               JACQUELIN    11.5000        107,110.90         ZZ
    21 CROMAN COURT                  11.0000          1,062.09         1
                                     16.5000          1,062.09         65
    HAZLET          NJ    07747      16.0000       10/07/96        165,000.00
    280001515276                       .0000       12/01/96            00
    9228081                            .0000       11/01/26            0
    0                                 5.3750       11/01/97        11/01/97
    637/824                           4.8750       12/01/97        12/01/97
      45                              9.5000          .0000           .0000
    A                                13.5000           12             12
      360                               1            2.0000          2.0000
       5.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1517019                          10.3750        112,400.00        100
    LANDGREN            DAVID        10.3750        112,256.91         ZZ
    3143 E. PORTER AVENUE             9.8750          1,017.68         1
                                     16.3750          1,017.68         90
    DES MOINES      IA    50320      15.8750       11/15/96        124,900.00
    280001517019                       .0000       01/01/97            23
    1517019                            .0000       12/01/26            0
    0                                 5.7500       12/01/99        12/01/99
    E88/824                           5.2500       01/01/00        01/01/00
      25                              7.3750          .0000           .0000
    A                                13.3750            6              6
1


      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1517711                           9.3750        155,700.00        100
    MCGRATH             JAMES        10.3750        155,218.94         ZZ
    313 GRANDVIEW AVENUE              9.8750          1,295.03         1
                                     15.3750          1,408.88         90
    FAIRFIELD       CT    06432      14.8750       08/29/96        173,000.00
    280001517711                       .0000       10/01/96            23
    1676                               .0000       09/01/26            0
    0                                 6.0000       03/01/97        09/01/97
    B38/824                           5.5000       04/01/97        10/01/97
      25                              8.3750          .0000           .0000
    A                                10.3750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1519035                           9.7500         75,000.00        100
    BLUMENFELD          SHERRY        9.7500         74,822.15         ZZ
    50 NORTH BROADWAY                 9.2500            644.37         1
    UNIT 12                          15.7500            644.37         54
    NYACK           NY    10960      15.2500       09/05/96        140,000.00
    280001519035                       .0000       11/01/96            00
    7155                               .0000       10/01/26            0
    0                                 5.7500       10/01/97        10/01/97
    A26/824                           5.2500       11/01/97        11/01/97
      45                              5.7500          .0000           .0000
    A                                11.7500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           01             0           00/00/00
                                        O             .0000


    1519203                           8.5000        320,000.00        100
    PARKER              MALCOLM       8.5000        319,610.91         ZZ
    5432 SAN PATRICIO DR              8.0000          2,460.52         1
                                     15.5000          2,460.52         80
    SANTA BARBARA   CA    93111      15.0000       12/04/96        400,000.00
    280001519203                       .0000       02/01/97            00
    OC9501054                          .0000       01/01/27            0
    0                                 5.8750       01/01/99        01/01/99
1


    E06/824                           5.3750       02/01/99        02/01/99
      45                              8.5000          .0000           .0000
    A                                11.5000            6              6
      360                               9            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1519728                          10.2500        164,700.00        100
    DAMERON             CHARLES      10.2500        164,630.93         ZZ
    125 BESSELEIU COURT               9.7500          1,475.88         1
                                     16.2500          1,475.88         90
    BLUFFTON        SC    29910      15.7500       01/24/97        183,142.00
    280001519728                       .0000       03/01/97            23
    1519728                            .0000       02/01/27            0
    0                                 6.3750       02/01/00        02/01/00
    F64/824                           5.8750       03/01/00        03/01/00
      25                             10.2500          .0000           .0000
    A                                13.2500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1519741                           9.1250        180,000.00        100
    KNAPP               VICTORIA      9.1250        179,582.78         ZZ
    850 FORT PLAINS ROAD              8.6250          1,464.54         1
                                     14.1250          1,464.54         79
    HOWELL          NJ    07731      13.6250       10/29/96        229,900.00
    280001519741                      4.1250       12/01/96            00
    0                                 3.6250       11/01/26            0
    0                                 5.2500       11/01/97        11/01/97
    A69/824                           4.7500       12/01/97        12/01/97
      30                              8.1250          .0000           .0000
    A                                10.1250           12             12
      360                               1            1.0000          1.0000
       5.0000                           S              N              .1250
        .0000                           S              N              .1250
       5.0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1519886                           9.5000        387,000.00        100
    MANN                RICHARD       9.5000        385,834.97         ZZ
    35 THORNGROVE LANE                9.0000          3,254.11         1
                                     15.5000          3,254.11         90
    DIX HILLS       NY    11746      15.0000       08/29/96        430,000.00
1


    280001519886                       .0000       10/01/96            04
    1519886                            .0000       09/01/26           25
    0                                 5.5000       10/01/97        10/01/97
    A91/824                           5.0000       11/01/97        11/01/97
      45                              7.5000          .0000           .0000
    A                                11.5000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1520095                           8.8750        143,000.00        100
    RAGO                ROBERT        9.8750        142,510.01         ZZ
    21 EAST FIELD DRIVE               9.3750          1,137.77         1
                                     14.8750          1,240.93         80
    WANTAGE         NJ    07416      14.3750       08/30/96        179,970.00
    280001520095                      8.8750       10/01/96            00
    960870                            8.3750       09/01/26            0
    0                                 5.5000       03/01/97        09/01/97
    922/824                           5.0000       04/01/97        10/01/97
      25                              8.8750          .0000           .0000
    A                                 9.8750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1520171                           9.8750        136,000.00        100
    REEVES              ZANE         10.8750        135,621.59         ZZ
    1311 S GREENSTONE LANE           10.3750          1,180.95         1
                                     15.8750          1,281.64         78
    DUNCANVILLE     TX    75137      15.3750       08/29/96        175,000.00
    280001520171                      9.8750       10/01/96            00
    960816                            9.3750       09/01/26            0
    0                                 5.8750       03/01/97        09/01/97
    922/824                           5.3750       04/01/97        10/01/97
      25                              9.8750          .0000           .0000
    A                                10.8750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1520465                           9.5000        235,800.00        100
    VELASCO             JOSE          9.5000        235,210.83         ZZ
1


    21 ARDEN LANE                     9.0000          1,982.73         1
                                     15.5000          1,982.73         89
    STAMFORD        CT    06905      15.0000       09/16/96        267,000.00
    280001520465                       .0000       11/01/96            23
    1520465                            .0000       10/01/26            0
    0                                 5.7500       10/01/97        10/01/97
    B24/824                           5.2500       11/01/97        11/01/97
      45                              7.5000          .0000           .0000
    A                                11.5000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1521765                           9.2500        108,000.00        100
    REA                 BRUCE         9.2500        107,715.68         ZZ
    RD 3 BOX 1624                     8.7500            888.49         1
                                     15.2500            888.49         90
    MILTON          PA    17847      14.7500       09/30/96        120,000.00
    280001521765                      9.2500       11/01/96            23
    960910                            8.7500       10/01/26            0
    0                                 6.3750       04/01/97        04/01/97
    922/824                           5.8750       05/01/97        05/01/97
      25                              9.2500          .0000           .0000
    A                                10.2500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1522003                          10.2500        240,000.00        100
    MAYS                FORREST      11.2500        238,947.43         ZZ
    2649 MASQUE FARM RD              10.7500          2,150.64         1
                                     16.2500          2,329.86         64
    ANNAPOLIS       MD    21403      15.7500       03/28/96        377,000.00
    280001522003                       .0000       05/02/96            00
    FC6040333                          .0000       04/02/26            0
    0                                 5.8500       10/02/96        10/02/96
    F77/824                           5.3500       11/02/96        11/02/96
      45                              9.2500          .0000           .0000
    A                                11.2500            6              6
      360                               9            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000
1




    1522006                          10.1000         57,750.00        100
    DEMPSEY JR          THOMAS       11.0000         57,485.85         ZZ
    4110 ILLINOIS AVENUE, NW         10.5000            511.07         1
                                     16.1000            549.71         55
    WASHINGTON      DC    20011      15.6000       04/16/96        105,000.00
    280001522006                       .0000       05/22/96            00
    FC6041044                          .0000       04/22/26            0
    0                                 5.2500       10/22/96        04/22/97
    F77/824                           4.7500       11/22/96        05/22/97
      45                              9.1000          .0000           .0000
    A                                11.1000            6              6
      360                               R            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1522007                          11.2500        133,600.00        100
    JONES               HERBERT      11.5000        133,185.98         ZZ
    7409 LENHAM DRIVE                11.0000          1,297.61         1
                                     18.2500          1,322.88         80
    FORT WASHINGTO  MD    20744      17.7500       06/05/96        167,000.00
    280001522007                     11.2500       07/10/96            00
    FC6050192                        10.7500       06/10/26            0
    0                                 6.0000       12/01/96        06/01/97
    F77/824                           5.5000       01/01/97        07/01/97
      25                             11.2500          .0000           .0000
    A                                12.7500            6              6
      360                               E            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1522009                          12.9900        130,000.00        100
    MIULLI              AMATORE      14.4900        129,707.53         ZZ
    3 N 520 LINDA LANE               13.9900          1,437.05         1
                                     19.9900          1,590.23         63
    ADDISON         IL    60101      19.4900       04/23/96        207,000.00
    280001522009                     12.9900       05/29/96            00
    FC6055055                        12.4900       04/29/26            0
    0                                 9.5000       10/29/96        10/29/96
    F77/824                           9.0000       11/29/96        11/29/96
      25                             12.9900          .0000           .0000
    A                                14.4900            6              6
      360                               E            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
1


        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1522013                          13.5000        200,000.00        100
    MAIETTA             PAT          14.5000        199,606.04         ZZ
    25 ALGONQUIN TRAIL               14.0000          2,290.83         1
                                     19.5000          2,448.48         27
    BRIARCLIFF MAN  NY    10510      19.0000       05/09/96        750,000.00
    280001522013                     13.5000       06/14/96            00
    FC6055355                        13.0000       05/14/26            0
    0                                 9.5000       11/14/96        11/14/96
    F77/824                           9.0000       12/14/96        12/14/96
      25                             13.5000          .0000           .0000
    A                                14.5000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1522018                          12.7000         73,500.00        100
    GILBERT JR          L            14.2000         73,333.39         ZZ
    960 BUTTERCREEK                  13.7000            795.86         1
                                     17.7000            882.14         70
    HOFFMAN ESTATE  IL    60194      17.2000       05/15/96        105,000.00
    280001522018                     12.7000       06/15/96            00
    FC6065052                        12.2000       05/15/26            0
    0                                 8.8600       11/15/96        11/15/96
    F77/824                           8.3600       12/15/96        12/15/96
      25                             12.7000          .0000           .0000
    A                                14.2000            6              6
      360                               E            1.5000          1.5000
       5.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           01             0           00/00/00
                                        O             .0000


    1522019                          12.2500        107,400.00        100
    TEEPLE              JAMES        13.2500        107,120.29         ZZ
    RD 5 P.O. BOX 5135               12.7500          1,125.45         1
                                     18.2500          1,208.67         60
    LAKE ARIEL      PA    18436      17.7500       05/23/96        179,000.00
    280001522019                       .0000       06/30/96            00
    FC6065064                          .0000       05/30/26            0
    0                                 8.5500       11/30/96        11/30/96
    F77/824                           8.0500       12/30/96        12/30/96
      25                             12.2500          .0000           .0000
    A                                13.2500            6              6
1


      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1522023                          12.7500         60,000.00        100
    SEENO               FRANK        13.7500         59,885.61         ZZ
    86 HUNNEWELL AVENUE              13.2500            652.02         1
                                     18.7500            698.85         24
    ELMONT          NY    11003      18.2500       06/27/96        250,000.00
    280001522023                     12.7500       08/02/96            00
    FC6075077                        12.2500       07/02/26            0
    0                                 9.2500       01/02/97        01/02/97
    F77/824                           8.7500       02/02/97        02/02/97
      25                             12.7500          .0000           .0000
    A                                13.7500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1522025                          11.2500         40,000.00        100
    MACIAS              ADRIAN       12.2500         39,879.37         ZZ
    3581 WEST MEDILL AVENUE          11.7500            388.51         1
                                     17.2500            418.95         35
    CHICAGO         IL    60647      16.7500       06/14/96        115,000.00
    280001522025                     11.2500       07/19/96            00
    FC6075116                        10.7500       06/19/26            0
    0                                 8.9500       01/19/97        01/19/97
    F77/824                           8.4500       02/19/97        02/19/97
      25                             11.2500          .0000           .0000
    A                                12.2500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1522031                           9.5000         44,000.00        100
    BOYER               GARY         11.5000         43,745.40         ZZ
    803 E. WALNUT STREET             11.0000            369.98         1
                                     15.5000            435.28         80
    BOONVILLE       IN    47601      15.0000       01/05/96         55,000.00
    280001522031                       .0000       02/10/96            00
    TC6030466                          .0000       01/10/26            0
    0                                 6.5000       07/10/96        01/10/97
1


    F77/824                           6.0000       08/10/96        02/10/97
      25                              9.5000          .0000           .0000
    A                                10.5000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1522032                          10.1000         60,000.00        100
    NEAL                SHARON       12.1000         59,623.75         ZZ
    7400 EDENWOOD LANE               11.6000            530.98         1
                                     16.1000            620.28         72
    RALEIGH         NC    27615      15.6000       02/05/96         84,000.00
    280001522032                       .0000       03/10/96            00
    TC6030500                          .0000       02/10/26            0
    0                                 6.7000       08/10/96        02/10/97
    F77/824                           6.2000       09/10/96        03/10/97
      25                             10.1000          .0000           .0000
    A                                11.1000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1522056                          10.0000         71,000.00        100
    MACK                MICHAEL      11.0000         70,699.16         ZZ
    5512 MALL DR NE                  10.5000            623.08         1
                                     16.0000            675.79         64
    THORNVILLE      OH    43076      15.5000       05/06/96        112,000.00
    280001522056                     10.0000       06/10/96            00
    TC6050547                         9.5000       05/10/26            0
    0                                 6.8300       11/10/96        11/10/96
    F77/824                           6.3300       12/10/96        12/10/96
      25                             10.0000          .0000           .0000
    A                                11.0000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1522061                          10.5000        154,400.00        100
    COX                 LARRY        11.5000        153,758.28         ZZ
    194 LAKE RUBY DRIVE              11.0000          1,412.36         1
                                     16.5000          1,528.28         80
    SUWANEE         GA    30174      16.0000       04/19/96        193,045.00
1


    280001522061                       .0000       05/20/96            00
    TC6050709                          .0000       04/20/26            0
    0                                 6.8000       10/20/96        10/20/96
    F77/824                           6.3000       11/20/96        11/20/96
      25                             10.5000          .0000           .0000
    A                                11.5000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1522071                          11.0000         54,000.00        100
    THOMAS              BERNARD      12.0000         53,815.23         ZZ
    910 NATIONAL DRIVE               11.5000            514.25         1
                                     17.0000            555.21         75
    GOLDSBORO       NC    27534      16.5000       05/15/96         72,000.00
    280001522071                       .0000       06/15/96            00
    TC6060867                          .0000       05/15/26            0
    0                                 6.5000       11/15/96        11/15/96
    F77/824                           6.0000       12/15/96        12/15/96
      25                             11.0000          .0000           .0000
    A                                12.0000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1522072                           8.6000        281,250.00        100
    MILLER              THOMAS        9.6000        279,945.33         ZZ
    5620 ST VRAIN RD                  9.1000          2,182.53         1
                                     14.6000          2,383.83         75
    LONGMONT        CO    80503      14.1000       07/01/96        375,000.00
    280001522072                      8.6000       08/06/96            00
    TC6070511                         8.1000       07/06/26            0
    0                                 5.0500       01/06/97        01/06/97
    F77/824                           4.5500       02/06/97        02/06/97
      25                              8.6000          .0000           .0000
    A                                 9.6000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1522081                          10.9500         37,000.00        100
    PEREZ SR            JOSE         11.9500         36,895.32         ZZ
1


    232 WOODARD AVENUE               11.4500            350.96         1
                                     16.9500            378.99         80
    OAKLEY          MI    48649      16.4500       06/28/96         46,400.00
    280001522081                     10.9500       08/03/96            00
    TC6070528                        10.4500       07/03/26            0
    0                                 7.2000       01/03/97        01/03/97
    F77/824                           6.7000       02/03/97        02/03/97
      25                             10.9500          .0000           .0000
    A                                11.9500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1522085                          10.8250         52,000.00        100
    SCHANZ              CATHLEEN     11.8250         51,797.91         ZZ
    2809 SOUTH BURRELL STREET        11.3250            488.57         1
                                     17.8250            527.64         74
    MILWAUKEE       WI    53207      17.3250       04/10/96         71,000.00
    280001522085                     10.8250       05/15/96            00
    TD6030112                        10.3250       04/15/26            0
    0                                 6.5000       10/01/96        04/01/97
    F77/824                           6.0000       11/01/96        05/01/97
      25                             10.8250          .0000           .0000
    A                                11.8250            6              6
      360                               E            1.0000          1.0000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1523176                           8.8750        160,000.00        100
    VAUGHN              RICHARD       9.8750        159,298.44         ZZ
    398 RUMMEL LANE                   9.3750          1,273.04         1
                                     15.8750          1,388.46         54
    HAMILTON        MT    59840      15.3750       05/30/96        300,000.00
    280001523176                      8.8750       08/01/96            00
    5302559                           8.3750       07/01/26            0
    0                                 6.2500       01/01/97        07/01/97
    559/824                           5.7500       02/01/97        08/01/97
      45                              8.8750          .0000           .0000
    A                                 9.8750            6              6
      360                               9            1.0000          1.0000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000
1




    1523520                           9.2500        115,000.00        100
    RUPENA              DANILO        9.2500        114,758.72         ZZ
    485 NE 144TH STREET               8.7500            946.08         1
                                     15.2500            946.08         64
    MIAMI           FL    33161      14.7500       10/17/96        180,000.00
    280001523520                       .0000       12/01/96            00
    9614994                            .0000       11/01/26            0
    0                                 5.0000       11/01/97        11/01/97
    A80/824                           4.5000       12/01/97        12/01/97
      45                              7.2500          .0000           .0000
    A                                11.2500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1523732                          10.1250        104,550.00        100
    BELL                WILLIAM      10.1250        104,413.74         ZZ
    5101 26TH AVE A CT                9.6250            927.18         1
                                     16.1250            927.18         85
    MOLINE          IL    61265      15.6250       11/15/96        123,000.00
    280001523732                       .0000       01/01/97            23
    1523732                            .0000       12/01/26            0
    0                                 6.1250       01/01/00        01/01/00
    E88/824                           5.6250       02/01/00        02/01/00
      25                              7.1250          .0000           .0000
    A                                13.1250            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1523775                           9.3750         80,800.00        100
    GOLBA               RONALD        9.3750         80,592.72         ZZ
    511 PINE STREET                   8.8750            672.06         1
                                     15.3750            672.06         80
    MEDINA          OH    44256      14.8750       09/13/96        101,000.00
    280001523775                       .0000       11/01/96            00
    GOLBA                              .0000       10/01/26            0
    0                                 5.0000       10/01/97        10/01/97
    B65/824                           4.5000       11/01/97        11/01/97
      45                              7.3750          .0000           .0000
    A                                11.3750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
1


        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1523777                          10.5000         43,500.00        100
    HARRISON            ALICIA       10.5000         43,393.98         ZZ
    1309 BRYAN COURT                 10.0000            397.91         1
                                     17.5000            397.91         75
    BEDFORD         TX    76022      17.0000       08/27/96         58,000.00
    280001523777                     10.5000       10/01/96            00
    960045                           10.0000       09/01/26            0
    0                                 5.1250       09/01/99        09/01/99
    G10/824                           4.6250       10/01/99        10/01/99
      25                             10.5000          .0000           .0000
    A                                13.5000            6              6
      360                               E            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        N             .0000


    1524631                          10.0000        126,000.00        100
    JOHNSON             GARY         10.0000        125,658.49         ZZ
    7909 W 113TH STREET               9.5000          1,105.74         1
                                     16.0000          1,105.74         77
    PALOS HILLS     IL    60465      15.5000       08/23/96        164,000.00
    0410211833                         .0000       10/01/96            00
    0410211833                         .0000       09/01/26            0
    0                                 4.8750       09/01/97        09/01/97
    E22/824                           4.3750       10/01/97        10/01/97
      45                              8.0000          .0000           .0000
    A                                12.0000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1524989                           9.1500         85,500.00        100
    ANDERSON            MIKE         10.6500         85,223.18         ZZ
    2217 NORTH STANDARD STREET       10.1500            697.20         1
                                     15.1500            791.01         90
    SPOKANE         WA    99207      14.6500       08/09/96         95,000.00
    280001524989                      9.1500       10/01/96            23
    105898                            8.6500       09/01/26            0
    0                                 5.9500       03/01/97        09/01/97
    894/824                           5.4500       04/01/97        10/01/97
      25                              9.1500          .0000           .0000
    A                                10.6500            6              6
1


      360                               E            1.5000          1.5000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1525044                           9.2500         99,000.00        100
    HURST               JOSEPH       10.7500         98,686.03         ZZ
    711 STASSEN WAY                  10.2500            814.45         1
                                     15.2500            923.34         90
    GRANDVIEW       WA    98930      14.7500       08/23/96        110,000.00
    280001525044                      9.2500       10/01/96            23
    105862                            8.7500       09/01/26            0
    0                                 6.5500       03/01/97        09/01/97
    894/824                           6.0500       04/01/97        10/01/97
      25                              9.2500          .0000           .0000
    A                                10.7500            6              6
      360                               E            1.5000          1.5000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1525293                           9.2500         76,500.00        100
    MCCURRY             PHILLIS       9.2500         76,339.50         ZZ
    501 WEST DUBLIN STREET            8.7500            629.35         1
                                     15.2500            629.35         85
    CHANDLER        AZ    85224      14.7500       10/24/96         90,000.00
    280001525293                       .0000       12/01/96            01
    4419818                            .0000       11/01/26           12
    0                                 5.6250       11/01/97        11/01/97
    180/824                           5.1250       12/01/97        12/01/97
      45                              9.2500          .0000           .0000
    A                                11.2500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1525362                          11.0000         30,000.00        100
    WELCH               DEBORAH       7.5200         22,748.12         ZZ
    921 PINE GROVE AVE.               7.0200            285.70         1
                                     16.0000            196.62         50
    ORLANDO         FL    32803      15.5000       05/17/84         60,000.00
    1609054                           6.0000       07/01/84            00
    1609054                           5.5000       06/01/14            0
    0                                 1.9000       06/01/85        06/01/97
1


    820/820                           1.4000       07/01/85        07/01/97
      45                               .0000          .0000           .0000
    A                                  .0000           12             12
      360                               1            2.0000          2.0000
       5.0000                           X              X              .0000
        .0000                           X              X              .0000
       5.0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1526189                          10.0000        133,650.00        100
    BRADY               DAVID        11.0000        133,135.48         ZZ
    12300 LOCUST STREET              10.5000          1,172.87         1
                                     16.0000          1,272.11         90
    BRIGHTON        CO    80601      15.5000       05/10/96        148,500.00
    280001526189                     10.0000       07/01/96            23
    265280                            9.5000       06/01/26            0
    0                                 5.7500       12/01/96        06/01/97
    921/824                           5.2500       01/01/97        07/01/97
      25                             10.0000          .0000           .0000
    A                                11.0000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1526220                           9.6250        178,125.00        100
    JOHNSON             G            10.6250        177,294.94         ZZ
    18530 WOODHAVEN DRIVE            10.1250          1,514.05         1
                                     15.6250          1,644.30         75
    COLORADO SPRIN  CO    80908      15.1250       05/31/96        237,500.00
    280001526220                      9.6250       07/01/96            00
    266346                            9.1250       06/01/26            0
    0                                 6.2500       12/01/96        06/01/97
    921/824                           5.7500       01/01/97        07/01/97
      25                              9.6250          .0000           .0000
    A                                10.6250            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1526361                          10.1500        100,000.00        100
    WILLIAMS            EDDIE        11.1500         99,664.17         ZZ
    814 STONEMILL MANOR              10.6500            888.68         1
                                     16.1500            963.18         80
    LITHONIA        GA    30058      15.6500       06/27/96        125,000.00
1


    280001526361                     10.1500       08/01/96            00
    297648                            9.6500       07/01/26            0
    0                                 5.7500       01/01/97        07/01/97
    921/824                           5.2500       02/01/97        08/01/97
      25                             10.1500          .0000           .0000
    A                                11.1500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1526394                          10.7500         38,500.00        100
    MIGNONE             MARIA        11.7500         38,386.21         ZZ
    208 MASSACHUSETTS AVENUE         11.2500            359.40         1
                                     16.7500            388.44         70
    PROVIDENCE      RI    02905      16.2500       05/31/96         55,000.00
    280001526394                     10.7500       08/01/96            00
    408963                           10.2500       07/01/26            0
    0                                 7.3750       01/01/97        07/01/97
    921/824                           6.8750       02/01/97        08/01/97
      25                             10.7500          .0000           .0000
    A                                11.7500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1526395                           9.4500        111,000.00        100
    MARTIN              JERRY        10.4500        110,662.30         ZZ
    LOT 46 HILLSIDE ROAD              9.9500            929.31         1
                                     15.4500          1,010.62         70
    SOUTHWICK       MA    01077      14.9500       08/07/96        159,900.00
    280001526395                      9.4500       10/01/96            00
    409243                            8.9500       09/01/26            0
    0                                 5.2500       03/01/97        09/01/97
    921/824                           4.7500       04/01/97        10/01/97
      25                              9.4500          .0000           .0000
    A                                10.4500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1526444                          11.7000        101,000.00        100
    ODOARDI             ANTHONY      12.7000        100,783.75         ZZ
1


    75 CHESTER AVENUE                12.2000          1,015.64         1
                                     17.7000          1,093.21         59
    DEDHAM          MA    02026      17.2000       07/23/96        172,000.00
    280001526444                     11.7000       09/01/96            00
    411413                           11.2000       08/01/26            0
    0                                 7.5000       02/01/97        08/01/97
    921/824                           7.0000       03/01/97        09/01/97
      25                             11.7000          .0000           .0000
    A                                12.7000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1526461                          11.4500         88,200.00        100
    HUBBELL             JOHN         12.4500         88,000.55         ZZ
    45 SEA STREET                    11.9500            870.08         1
                                     17.4500            937.53         60
    MARSHFIELD      MA    02050      16.9500       07/30/96        147,000.00
    280001526461                     11.4500       09/01/96            00
    412379                           10.9500       08/01/26            0
    0                                 7.2500       02/01/97        08/01/97
    921/824                           6.7500       03/01/97        09/01/97
      25                             11.4500          .0000           .0000
    A                                12.4500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1526533                           9.6500         99,120.00        100
    MARNER              MITCHELL     10.6500         98,750.13         ZZ
    3557 SOUTH RICHFIELD STREET      10.1500            844.32         1
                                     15.6500            917.31         80
    AURORA          CO    80013      15.1500       06/28/96        123,900.00
    280001526533                      9.6500       08/01/96            00
    504944                            9.1500       07/01/26            0
    0                                 5.2500       01/01/97        07/01/97
    921/824                           4.7500       02/01/97        08/01/97
      25                              9.6500          .0000           .0000
    A                                10.6500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000
1




    1526589                          10.5000        175,000.00        100
    CORDERO             ANNIE        10.5000        174,573.50         ZZ
    1378 SUNNYCREST CIRCLE           10.0000          1,600.79         1
                                     16.5000          1,600.79         90
    SAN JOSE        CA    95122      16.0000       08/21/96        195,000.00
    280001526589                       .0000       10/01/96            23
    960097                             .0000       09/01/26            0
    0                                 5.7500       09/01/99        09/01/99
    A01/824                           5.2500       10/01/99        10/01/99
      25                             10.5000          .0000           .0000
    A                                13.5000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1526728                           9.6250        114,750.00        100
    CURTIS              JUAN          9.6250        114,583.76         ZZ
    606 ETNA DRIVE                    9.1250            975.36         1
                                     15.6250            975.36         85
    UPPER MARLBORO  MD    20772      15.1250       11/18/96        135,000.00
    280001526728                       .0000       01/01/97            23
    7510128                            .0000       12/01/26            0
    0                                 5.5000       12/01/97        12/01/97
    696/824                           5.0000       01/01/98        01/01/98
      45                              7.6250          .0000           .0000
    A                                11.6250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1527047                           8.8750         92,750.00        100
    WINSLOW             JAMES         8.8750         92,432.11         ZZ
    2032 ELINORA DRIVE                8.3750            737.97         1
                                     14.8750            737.97         70
    PLEASANT HILL   CA    94523      14.3750       08/28/96        132,500.00
    280001527047                      8.8750       10/01/96            00
    4264396                           8.3750       09/01/26            0
    0                                 5.0000       09/01/98        09/01/98
    862/824                           4.5000       10/01/98        10/01/98
      25                              8.8750          .0000           .0000
    A                                11.8750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
1


        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        N             .0000


    1527061                           9.3750        242,900.00        100
    LEMKE               RAND          9.3750        242,149.47         ZZ
    823 PACIFICA DRIVE                8.8750          2,020.32         1
                                     15.3750          2,020.32         79
    GROVER BEACH    CA    93433      14.8750       08/19/96        310,000.00
    280001527061                      9.3750       10/01/96            00
    4216255                           8.8750       09/01/26            0
    0                                 5.7500       09/01/98        09/01/98
    862/824                           5.2500       10/01/98        10/01/98
      25                              9.3750          .0000           .0000
    A                                12.3750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           03             0           00/00/00
                                        O             .0000


    1527568                           9.3750         70,000.00        100
    RICE                FRANCES       9.3750         69,929.00         ZZ
    14010 NATIONAL ROAD SW            8.8750            582.23         1
                                     15.3750            582.23         58
    REYNOLDSBURG    OH    43068      14.8750       12/16/96        121,800.00
    280001527568                       .0000       02/01/97            00
    10896393                           .0000       01/01/27            0
    0                                 5.1250       01/01/00        01/01/00
    B65/824                           4.6250       02/01/00        02/01/00
      25                              6.3750          .0000           .0000
    A                                12.3750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1527605                           9.5000         94,320.00        100
    PORTER              RANDALL       9.5000         94,008.13         ZZ
    1104 SWINGWOOD COURT NORTHEAS     9.0000            793.10         1
                                     16.5000            793.10         80
    SALEM           OR    97303      16.0000       08/23/96        117,900.00
    280001527605                      9.5000       10/01/96            00
    96202550                          9.0000       09/01/26            0
    0                                 6.0000       09/01/98        09/01/98
    E63/824                           5.5000       10/01/98        10/01/98
      45                              9.5000          .0000           .0000
    A                                12.5000            6              6
1


      360                               9            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1528847                          11.1250         52,500.00        100
    DUCIAUME            SHELDON      11.1250         52,426.08         ZZ
    4517 154TH AVENUE                10.6250            504.94         1
                                     17.1250            504.94         70
    DURBIN          ND    58049      16.6250       10/23/96         75,000.00
    280001528847                       .0000       12/01/96            00
    1528847                            .0000       11/01/26            0
    0                                 6.3750       11/01/99        11/01/99
    962/824                           5.8750       12/01/99        12/01/99
      25                              8.1250          .0000           .0000
    A                                14.1250            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1528875                           8.5000         60,000.00        100
    PAULES              WILLIAM       8.5000         59,853.04         ZZ
    1232 FELTON ROAD                  8.0000            461.35         1
                                     14.5000            461.35         65
    RED LION        PA    17356      14.0000       10/15/96         92,900.00
    280001528875                       .0000       12/01/96            00
    962203479                          .0000       11/01/26            0
    0                                 5.2500       11/01/97        11/01/97
    575/824                           4.7500       12/01/97        12/01/97
      45                              6.5000          .0000           .0000
    A                                10.5000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1528928                          10.4000         83,700.00        100
    CLARKE              CHERYLL      11.4000         83,491.56         ZZ
    4167 LAKE MIST DRIVE             10.9000            759.39         1
                                     16.4000            822.09         90
    KENNESAW        GA    30144      15.9000       08/30/96         93,000.00
    280001528928                     10.4000       10/01/96            23
    3140662457                        9.9000       09/01/26            0
    0                                 5.9000       03/01/97        09/01/97
1


    731/824                           5.4000       04/01/97        10/01/97
      25                             10.4000          .0000           .0000
    A                                11.4000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           07             0           00/00/00
                                        O             .0000


    1529021                          12.9500         35,000.00        100
    CLEMONS             JOHN         12.9500         34,958.64         ZZ
    163 NORTH CAMPUS AVENUE          12.4500            385.80         1
                                     18.9500            385.80         50
    UPLAND          CA    91786      18.4500       09/09/96         70,000.00
    280001529021                     12.9500       11/01/96            00
    411612340                        12.4500       10/01/26            0
    0                                 6.4000       04/01/97        04/01/97
    731/824                           5.9000       05/01/97        05/01/97
      25                             12.9500          .0000           .0000
    A                                13.9500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        N             .0000


    1529106                           9.2500        228,750.00        100
    KURTZ               AGNES         9.2500        228,270.12         ZZ
    6167 OLIVERS SHOP ROAD            8.7500          1,881.87         1
                                     15.2500          1,881.87         75
    BRYANTOWN       MD    20617      14.7500       10/15/96        305,000.00
    280001529106                       .0000       12/01/96            00
    7090140                            .0000       11/01/26            0
    0                                 5.5000       11/01/97        11/01/97
    696/824                           5.0000       12/01/97        12/01/97
      45                              7.2500          .0000           .0000
    A                                11.2500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1529234                          10.0000        115,500.00        100
    DICKERSON           GILBERT      10.0000        115,186.92         ZZ
    316 PINE DRIVE                    9.5000          1,013.60         1
                                     17.0000          1,013.60         69
    AMISSVILLE      VA    22002      16.5000       08/20/96        167,500.00
1


    280001529234                     10.0000       10/01/96            00
    2506186                           9.5000       09/01/26            0
    0                                 5.0000       09/01/99        09/01/99
    B75/824                           4.5000       10/01/99        10/01/99
      25                             10.0000          .0000           .0000
    A                                13.0000            6              6
      360                               E            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1529242                           8.3750        221,850.00        100
    RIPLEY              BRIAN         8.3750        221,573.25         ZZ
    14114 TERRACE ROAD NE             7.8750          1,686.22         1
                                     13.3750          1,686.22         79
    HAM LAKE        MN    55304      12.8750       12/20/96        281,875.00
    280001529242                       .0000       02/01/97            00
    9240102                            .0000       01/01/27            0
    0                                 3.7500       01/01/98        01/01/98
    637/824                           3.2500       02/01/98        02/01/98
      45                              6.3750          .0000           .0000
    A                                10.3750           12             12
      360                               1            2.0000          2.0000
       5.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1529544                           8.8750         68,760.00        100
    PROCOPIO            MARIA         8.8750         68,604.07         ZZ
    1104 NEVADA SKY STREET            8.3750            547.09         1
                                     14.8750            547.09         80
    LAS VEGAS       NV    89128      14.3750       10/03/96         86,000.00
    280001529544                      4.7500       12/01/96            00
    2585                              4.2500       11/01/26            0
    0                                 4.7500       05/01/97        05/01/97
    A35/824                           4.2500       06/01/97        06/01/97
      25                              7.8750          .0000           .0000
    A                                 9.8750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
       4.1250                           1              00          00/00/00
        .0000                           09             0           00/00/00
                                        O             .0000


    1529679                          10.8750         86,100.00        100
    LEE                 ROBERT       10.8750         85,939.36         ZZ
1


    804 MARION QUIMBY DRIVE          10.3750            811.83         1
                                     16.8750            811.83         70
    STEVENSVILLE    MD    21666      16.3750       10/04/96        123,000.00
    280001529679                       .0000       11/01/96            00
    7090142                            .0000       10/01/26            0
    0                                 5.6250       11/01/99        11/01/99
    696/824                           5.1250       12/01/99        12/01/99
      25                              7.8750          .0000           .0000
    A                                13.8750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           01             0           00/00/00
                                        O             .0000


    1529689                          11.0400        336,250.00        100
    FADER               STEVEN       11.0400        335,394.65         ZZ
    1568 DUNWOODY CLUB CROSSING      10.5400          3,212.36         1
                                     18.0400          3,212.36         80
    DUNWOODY        GA    30338      17.5400       08/09/96        425,000.00
    280001529689                     11.0400       09/10/96            00
    FADER                            10.5400       08/10/26            0
    0                                 5.0000       08/10/99        08/10/99
    E20/824                           4.5000       09/10/99        09/10/99
      25                             11.0400          .0000           .0000
    A                                12.2900            6              6
      360                               E            1.2500          1.2500
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1529697                           9.7500        124,800.00        100
    JONES               MICHAEL       9.7500        124,231.31         ZZ
    9731 ESQUON ROAD                  9.2500          1,072.23         1
                                     16.2500          1,072.23         78
    DURHAM          CA    95938      15.7500       08/16/96        160,000.00
    280001529697                      9.7500       10/01/96            00
    478351                            9.2500       09/01/26            0
    0                                 5.7500       09/01/98        09/01/98
    147/824                           5.2500       10/01/98        10/01/98
      45                              9.7500          .0000           .0000
    A                                12.7500            6              6
      360                               9            1.0000          1.0000
       6.5000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000
1




    1529742                          10.7500         57,750.00        100
    GEIGER              EVELYN       11.7500         57,616.54         ZZ
    210 FREEMAN ROAD                 11.2500            539.09         1
                                     16.7500            582.67         75
    BARNESVILLE     GA    30204      16.2500       09/04/96         77,000.00
    280001529742                     10.7500       10/01/96            00
    3140962491                       10.2500       09/01/26            0
    0                                 6.7500       03/01/97        09/01/97
    731/824                           6.2500       04/01/97        10/01/97
      25                             10.7500          .0000           .0000
    A                                11.7500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1529747                           8.8750        226,000.00        100
    FEMOYER             JOSEPH        8.8750        225,873.30         ZZ
    5 FOOTHILL LANE                   8.3750          1,798.16         1
                                     14.8750          1,798.16         80
    EAST NORTHPORT  NY    11731      14.3750       01/03/97        282,500.00
    280001529747                       .0000       03/01/97            00
    96030301                           .0000       02/01/27            0
    0                                 5.5000       02/01/98        02/01/98
    705/824                           5.0000       03/01/98        03/01/98
      45                              6.8750          .0000           .0000
    A                                10.8750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1529766                           9.2500        314,000.00        100
    MILLER              JAMES         9.2500        313,341.29         ZZ
    6 HART AVENUE                     8.7500          2,583.20         1
                                     15.2500          2,583.20         90
    BRANFORD        CT    06405      14.7500       10/29/96        349,000.00
    280001529766                       .0000       12/01/96            23
    W089601                            .0000       11/01/26            0
    0                                 5.6250       05/01/97        05/01/97
    B38/824                           5.1250       06/01/97        06/01/97
      25                              8.2500          .0000           .0000
    A                                10.2500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
1


        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1529870                          10.1250        120,600.00        100
    VENEZIE             MARK         10.1250        120,335.83         ZZ
    8420 EMERALD CIRCLE               9.6250          1,069.51         1
                                     16.1250          1,069.51         90
    N RICHLAND HIL  TX    76180      15.6250       09/17/96        134,087.00
    0410107007                         .0000       11/01/96            23
    0410107007                         .0000       10/01/26            0
    0                                 5.3750       04/01/97        04/01/97
    E22/824                           4.8750       05/01/97        05/01/97
      25                              9.1250          .0000           .0000
    A                                11.1250            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1529948                           9.6250         90,000.00        100
    KENNEDY             THOMAS        9.6250         89,913.42         ZZ
    38739 BYRIVER                     9.1250            764.99         1
                                     15.6250            764.99         71
    CLINTON TOWNSH  MI    48036      15.1250       12/13/96        127,000.00
    280001529948                       .0000       02/01/97            00
    4346623                            .0000       01/01/27            0
    0                                 4.8750       01/01/98        01/01/98
    180/824                           4.3750       02/01/98        02/01/98
      45                              9.6250          .0000           .0000
    A                                11.6250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1529962                           8.8750         53,600.00        100
    CLARK               WESLEY        8.8750         53,478.43         ZZ
    511 ORIOLE DRIVE                  8.3750            426.47         1
                                     14.8750            426.47         80
    MARIETTA        GA    30067      14.3750       10/04/96         67,000.00
    280001529962                       .0000       12/01/96            00
    52782                              .0000       11/01/26            0
    0                                 5.6250       11/01/97        11/01/97
    455/824                           5.1250       12/01/97        12/01/97
      45                              6.8750          .0000           .0000
    A                                10.8750           12             12
1


      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1529967                          10.2500        119,000.00        100
    BEAUMONT            MICHAEL      10.2500        118,899.76         ZZ
    2774 N 800 EAST                   9.7500          1,066.36         1
                                     17.2500          1,066.36         85
    NORTH OGDEN     UT    84414      16.7500       12/04/96        140,000.00
    280001529967                       .0000       02/01/97            23
    517706883                          .0000       01/01/27            0
    0                                 6.2500       01/01/00        01/01/00
    E59/824                           5.7500       02/01/00        02/01/00
      45                             10.2500          .0000           .0000
    A                                13.2500            6              6
      360                               9            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1530161                           9.4900         63,750.00        100
    BARNES              RALPH         9.4900         63,557.67         ZZ
    117 EAST BURGESS                  8.9900            535.58         1
                                     15.9900            535.58         85
    OREANA          IL    62554      15.4900       08/16/96         75,000.00
    280001530161                      9.4900       10/01/96            23
    5190209                           8.9900       09/01/26            0
    0                                 7.0000       09/01/98        09/01/98
    147/824                           6.5000       10/01/98        10/01/98
      45                              9.4900          .0000           .0000
    A                                12.4900            6              6
      360                               9            1.0000          1.0000
       6.5000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1530192                           9.5000        239,850.00        100
    HARPER              FRANCIS       9.5000        238,967.69         ZZ
    10412 CARMEL MOUNTAIN AVENUE      9.0000          2,016.79         1
                                     15.5000          2,016.79         89
    LAS VEGAS       NV    89134      15.0000       10/08/96        269,501.00
    280001530192                      5.5000       12/01/96            23
    2443                              5.0000       11/01/26            0
    0                                 5.5000       11/01/97        11/01/97
1


    A35/824                           5.0000       12/01/97        12/01/97
      45                              7.5000          .0000           .0000
    A                                11.5000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
       4.0000                           1              00          00/00/00
        .0000                           03             0           00/00/00
                                        O             .0000


    1530307                           9.3750        109,755.00        100
    VALENZUELA          VICTOR        9.3750        109,473.48         ZZ
    15916 46TH AVENUE EAST            8.8750            912.89         1
                                     15.3750            912.89         90
    TACOMA          WA    98446      14.8750       09/20/96        121,950.00
    0410223093                         .0000       11/01/96            23
    0410223093                         .0000       10/01/26            0
    0                                 5.6250       04/01/97        04/01/97
    E22/824                           5.1250       05/01/97        05/01/97
      25                              8.3750          .0000           .0000
    A                                10.3750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1530381                          10.0000         70,000.00        100
    OLLERTON            R            10.0000         69,906.33         ZZ
    4379 WEST TWILIGHT DRIVE          9.5000            614.30         1
                                     16.0000            614.30         78
    SALT LAKE CITY  UT    84118      15.5000       11/27/96         90,000.00
    280001530381                       .0000       01/01/97            00
    140912                             .0000       12/01/26            0
    0                                 6.2500       12/01/99        12/01/99
    816/824                           5.7500       01/01/00        01/01/00
      25                              7.0000          .0000           .0000
    A                                13.0000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1530501                           9.8750         72,000.00        100
    ANDERSON            DORTHIE       9.8750         71,934.31         ZZ
    12424 1/2 S. ABERDEEN STREET      9.3750            625.21         1
                                     15.8750            625.21         80
    CALUMET PARK    IL    60643      15.3750       12/16/96         90,000.00
1


    280001530501                      9.8750       02/01/97            00
    961099                            9.3750       01/01/27            0
    0                                 6.0000       01/01/98        01/01/98
    922/824                           5.5000       02/01/98        02/01/98
      45                              9.8750          .0000           .0000
    A                                11.8750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1530583                           8.3750        126,000.00        100
    BRYENTON            JEFFREY       8.3750        125,683.39         ZZ
    4407 THOMPSON AVE                 7.8750            957.70         1
                                     14.3750            957.70         79
    EVERETT         WA    98203      13.8750       10/15/96        160,000.00
    280001530583                       .0000       12/01/96            00
    9760816197                         .0000       11/01/26            0
    0                                 5.0000       11/01/97        11/01/97
    783/824                           4.5000       12/01/97        12/01/97
      45                              8.3750          .0000           .0000
    A                                10.3750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1530800                           9.1250         90,000.00        100
    MYERS               RICHARD       9.1250         89,903.84         ZZ
    4664 ERHART ROAD                  8.6250            732.27         1
                                     15.1250            732.27         65
    MEDINA          OH    44256      14.6250       12/03/96        139,000.00
    280001530800                       .0000       02/01/97            00
    30796308                           .0000       01/01/27            0
    0                                 5.2500       01/01/98        01/01/98
    B65/824                           4.7500       02/01/98        02/01/98
      45                              7.1250          .0000           .0000
    A                                11.1250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           4              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1530803                          10.5000        313,500.00        100
    KOVESDY             PETER        10.5000        313,122.96         ZZ
1


    1140 MARLIN AVENUE               10.0000          2,867.71         1
                                     16.5000          2,867.71         75
    FOSTER CITY     CA    94404      16.0000       11/01/96        418,000.00
    280001530803                       .0000       01/01/97            00
    RFC1530803                         .0000       12/01/26            0
    0                                 5.8750       12/01/99        12/01/99
    893/824                           5.3750       01/01/00        01/01/00
      25                              7.5000          .0000           .0000
    A                                13.5000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1530807                           8.7500         54,375.00        100
    DAVIS SR            RONNIE        8.7500         54,248.47         ZZ
    10135 BIRCH ISLAND ROAD           8.2500            427.77         1
                                     14.7500            427.77         75
    WAKEFIELD       VA    23888      14.2500       10/15/96         72,500.00
    280001530807                       .0000       12/01/96            00
    962205000                          .0000       11/01/26            0
    0                                 5.0000       11/01/97        11/01/97
    575/824                           4.5000       12/01/97        12/01/97
      45                              6.7500          .0000           .0000
    A                                10.7500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1531099                           9.2500         53,100.00        100
    EZEKIEL             STELLA        9.2500         52,960.16         ZZ
    5473 NOTTING HILL DRIVE           8.7500            436.85         1
                                     15.2500            436.85         85
    BIRMINGHAM      AL    35325      14.7500       10/01/96         62,500.00
    280001531099                       .0000       11/01/96            23
    2865707                            .0000       10/01/26            0
    0                                 4.5000       10/01/97        10/01/97
    757/824                           4.0000       11/01/97        11/01/97
      45                              7.2500          .0000           .0000
    A                                11.2500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000
1




    1531289                           9.8750        103,500.00        100
    SMITHERS            GERARD        9.8750        103,357.76         ZZ
    3836 DIAMOND LOCH EAST            9.3750            898.74         1
                                     15.8750            898.74         90
    N RICHLAND HIL  TX    76180      15.3750       11/13/96        115,000.00
    280001531289                      9.8750       01/01/97            23
    961118                            9.3750       12/01/26            0
    0                                 6.2500       12/01/97        12/01/97
    922/824                           5.7500       01/01/98        01/01/98
      45                              9.8750          .0000           .0000
    A                                11.8750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1531358                           9.0000        100,000.00        100
    CARTER              RANDALL       9.0000         99,779.04         ZZ
    3700 WEST 151ST STREET            8.5000            804.62         1
                                     15.0000            804.62         80
    LEAWOOD         KS    66224      14.5000       10/23/96        125,000.00
    280001531358                       .0000       12/01/96            00
    962208460                          .0000       11/01/26            0
    0                                 5.0000       11/01/97        11/01/97
    575/824                           4.5000       12/01/97        12/01/97
      45                              7.0000          .0000           .0000
    A                                11.0000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1531373                           8.8750        115,000.00        100
    FIFE                RODERIC       9.8750        114,605.94         ZZ
    834 EAST 1240 SOUTH               9.3750            914.99         1
                                     14.8750            997.48         74
    SOUTH SPANISH   UT    84660      14.3750       09/23/96        157,000.00
    280001531373                       .0000       10/27/96            00
    960446                             .0000       09/27/26            0
    0                                 4.8750       03/27/97        03/27/97
    A07/824                           4.3750       04/27/97        04/27/97
      45                              8.8750          .0000           .0000
    A                                 9.8750            6              6
      360                               R            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
1


        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1531556                           9.8750        139,000.00        100
    ROBERTSON           THOMAS        9.8750        138,808.99         ZZ
    14825 SEABECK HIGHWAY NW          9.3750          1,207.00         1
                                     15.8750          1,207.00         73
    SEABECK         WA    98380      15.3750       11/07/96        191,000.00
    280001531556                       .0000       01/01/97            00
    A109604W                           .0000       12/01/26            0
    0                                 5.8750       12/01/99        12/01/99
    950/824                           5.3750       01/01/00        01/01/00
      25                              6.8750          .0000           .0000
    A                                12.8750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1531808                           9.3750         74,205.00        100
    OSBORNE SR          JOHN          9.3750         74,053.33         ZZ
    12611 FIVE MILE ROAD              8.8750            617.20         1
                                     15.3750            617.20         90
    FREDERICKSBURG  VA    22407      14.8750       10/24/96         82,450.00
    280001531808                       .0000       12/01/96            23
    962208452                          .0000       11/01/26            0
    0                                 6.2500       11/01/97        11/01/97
    575/824                           5.7500       12/01/97        12/01/97
      45                              7.3750          .0000           .0000
    A                                11.3750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1531844                           9.3750        167,200.00        100
    DAVIS               SHARON        9.3750        165,732.86         ZZ
    213 BENNINGTON WAY                8.8750          1,390.68         1
                                     15.3750          1,390.68         80
    GREER           SC    29650      14.8750       09/18/96        209,000.00
    0410240147                         .0000       11/01/96            00
    0410240147                         .0000       10/01/26            0
    0                                 4.8750       10/01/97        10/01/97
    E22/824                           4.3750       11/01/97        11/01/97
      45                              7.3750          .0000           .0000
    A                                11.3750           12             12
1


      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1531894                           8.3750        240,000.00        100
    NEGRON              BRAD          8.3750        239,700.62         ZZ
    2012 PINEHURST ROAD               7.8750          1,824.17         1
                                     14.3750          1,824.17         75
    LOS ANGELES     CA    90068      13.8750       12/02/96        320,000.00
    280001531894                       .0000       02/01/97            00
    961340                             .0000       01/01/27            0
    0                                 5.2500       01/01/98        01/01/98
    E97/824                           4.7500       02/01/98        02/01/98
      45                              6.3750          .0000           .0000
    A                                10.3750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1532262                          10.2500         82,400.00        100
    MOEN                IVAN         10.2500         82,224.22         ZZ
    1702 RIVERSIDE DRIVE              9.7500            738.39         1
                                     17.2500            738.39         80
    MYRTLE CREEK    OR    97457      16.7500       09/23/96        103,000.00
    280001532262                     10.2500       11/01/96            00
    96202448                          9.7500       10/01/26            0
    0                                 5.9900       10/01/98        10/01/98
    E63/824                           5.4900       11/01/98        11/01/98
      45                             10.2500          .0000           .0000
    A                                13.2500            6              6
      360                               9            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1532267                          10.5000        112,500.00        100
    MENDIOLA            TOMAS        10.5000        112,272.51         ZZ
    400 LAPHAM ROAD                  10.0000          1,029.08         1
                                     17.5000          1,029.08         75
    TOUTLE          WA    98649      17.0000       09/13/96        150,000.00
    280001532267                     10.5000       11/01/96            00
    96201657                         10.0000       10/01/26            0
    0                                 6.2500       10/01/98        10/01/98
1


    E63/824                           5.7500       11/01/98        11/01/98
      45                             10.5000          .0000           .0000
    A                                13.5000            6              6
      360                               9            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1532668                           8.8750        355,000.00        100
    CRISPO              RICHARD       8.8750        354,195.03         ZZ
    55 LINCOLNSHIRE DRIVE             8.3750          2,824.54         1
                                     14.8750          2,824.54         79
    LINCOLNSHIRE    IL    60069      14.3750       10/30/96        450,000.00
    280001532668                       .0000       12/01/96            00
    442856                             .0000       11/01/26            0
    0                                 4.6250       11/01/97        11/01/97
    180/824                           4.1250       12/01/97        12/01/97
      45                              8.8750          .0000           .0000
    A                                10.8750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1532757                          10.5000         40,500.00        100
    ANSALDI             VICTOR       10.5000         40,434.76         ZZ
    145 TOCCOA ROAD                  10.0000            370.47         1
                                     16.5000            370.47         90
    CARROLLTON      GA    30117      16.0000       10/31/96         45,000.00
    280001532757                       .0000       12/01/96            23
    ANSALDI                            .0000       11/01/26            0
    0                                 6.7500       11/01/99        11/01/99
    E20/824                           6.2500       12/01/99        12/01/99
      25                              7.5000          .0000           .0000
    A                                13.5000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1532867                           9.1250        184,000.00        100
    EVANS               DAVID         9.1250        183,603.86         ZZ
    34314 TORREGANO ROAD              8.6250          1,497.08         1
                                     15.1250          1,497.08         80
    SLIDELL         LA    70460      14.6250       10/31/96        230,000.00
1


    280001532867                       .0000       12/01/96            00
    962212009                          .0000       11/01/26            0
    0                                 5.1250       11/01/97        11/01/97
    575/824                           4.6250       12/01/97        12/01/97
      45                              7.1250          .0000           .0000
    A                                11.1250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1532907                           9.1250        144,000.00        100
    STONEBRAKER         KENNETH       9.1250        143,610.96         ZZ
    7355 REED ROAD                    8.6250          1,171.63         1
                                     15.1250          1,171.63         90
    AZLE            TX    76020      14.6250       09/18/96        160,000.00
    0410272322                         .0000       11/01/96            23
    0410272322                         .0000       10/01/26            0
    0                                 5.7500       04/01/97        04/01/97
    E22/824                           5.2500       05/01/97        05/01/97
      25                              8.1250          .0000           .0000
    A                                10.1250            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1532932                          10.7500        240,000.00        100
    NATALE              SALVATORE    10.7500        239,540.01         ZZ
    10528 S 84TH AVE                 10.2500          2,240.36         1
                                     16.7500          2,240.36         80
    PALOS HILLS     IL    60465      16.2500       09/25/96        300,000.00
    0410259410                         .0000       11/01/96            00
    0410259410                         .0000       10/01/26            0
    0                                 5.0000       10/01/99        10/01/99
    E22/824                           4.5000       11/01/99        11/01/99
      25                              7.7500          .0000           .0000
    A                                13.7500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1532963                           9.7500        157,500.00        100
    KELLY               JEFFREY       9.7500        157,277.76         ZZ
1


    136 SCOTTSDALE                    9.2500          1,353.17         1
                                     15.7500          1,353.17         90
    TROY            MI    48084      15.2500       11/15/96        176,000.00
    280001532963                       .0000       01/01/97            04
    4347084                            .0000       12/01/26           25
    0                                 5.1250       12/01/97        12/01/97
    180/824                           4.6250       01/01/98        01/01/98
      45                              9.7500          .0000           .0000
    A                                11.7500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1533061                           8.5000        128,000.00        100
    DAWKINS             ELISE         8.5000        127,606.73         ZZ
    11021 SW 120TH STREET             8.0000            984.21         1
                                     14.5000            984.21         80
    MIAMI           FL    33176      14.0000       09/30/96        160,000.00
    0410242622                         .0000       11/01/96            00
    0410242622                         .0000       10/01/26            0
    0                                 4.6250       10/01/97        10/01/97
    E22/824                           4.1250       11/01/97        11/01/97
      45                              6.5000          .0000           .0000
    A                                10.5000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1533155                           9.2500        186,400.00        100
    PAREDES             VICTOR        9.2500        186,205.98         ZZ
    3426 DEERHAUNT STREET             8.7500          1,533.47         1
                                     15.2500          1,533.47         80
    YORKTOWN HEIGH  NY    10598      14.7500       12/10/96        233,000.00
    280001533155                      5.5000       02/01/97            00
    M9602024                          5.0000       01/01/27            0
    0                                 5.5000       01/01/98        01/01/98
    A09/824                           5.0000       02/01/98        02/01/98
      45                              7.2500          .0000           .0000
    A                                11.2500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
       3.7500                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000
1




    1533201                          11.8000         97,500.00        100
    HOLLAND             PAUL         11.8000         97,347.62         ZZ
    9205 EASY STREET                 11.3000            987.92         1
                                     17.8000            987.92         65
    OWINGS          MD    20736      17.3000       09/16/96        150,000.00
    1609842                            .0000       11/01/96            00
    1609842                            .0000       10/01/26            0
    0                                 5.0500       04/01/97        04/01/97
    820/820                           4.5500       05/01/97        05/01/97
      45                               .0000          .0000           .0000
    A                                12.8000            6              6
      360                               9            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1533360                           9.5000        177,450.00        100
    BROWN               GLENN         9.5000        177,362.71         ZZ
    310 WYNDOTTE DRIVE                9.0000          1,492.10         1
                                     15.5000          1,492.10         90
    CARMEL          IN    46033      15.0000       01/10/97        197,215.00
    280001533360                       .0000       03/01/97            23
    483003102                          .0000       02/01/27            0
    0                                 6.2500       02/01/98        02/01/98
    575/824                           5.7500       03/01/98        03/01/98
      45                              7.5000          .0000           .0000
    A                                11.5000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1533388                          10.2500         89,500.00        100
    BRYANT              SHEILA       10.2500         89,386.43         ZZ
    30 GREENRIDGE DRIVE               9.7500            802.01         1
                                     16.2500            802.01         65
    STAFFORD        VA    22554      15.7500       11/05/96        139,500.00
    280001533388                       .0000       01/01/97            00
    101463                             .0000       12/01/26            0
    0                                 6.5000       12/01/99        12/01/99
    F34/824                           6.0000       01/01/00        01/01/00
      25                              7.2500          .0000           .0000
    A                                13.2500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
1


        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1533458                          12.2500        238,000.00        100
    LEE                 DUKE         12.2500        237,671.32         T
    100 LAKEVIEW DRIVE               11.7500          2,493.99         1
    UNIT 100                         18.2500          2,493.99         70
    OLD TAPPAN      NJ    07675      17.7500       09/06/96        340,000.00
    280001533458                       .0000       11/01/96            00
    1569                               .0000       10/01/26            0
    0                                 7.2500       11/01/99        11/01/99
    B38/824                           6.7500       12/01/99        12/01/99
      25                             11.2500          .0000           .0000
    A                                15.2500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           01             0           00/00/00
                                        O             .0000


    1533492                           8.5000        171,200.00        100
    PEREZ               SALVADOR      8.5000        170,886.65         ZZ
    1412 GROVEHURST DRIVE             8.0000          1,316.38         1
                                     14.5000          1,316.38         80
    MARRIETTA       GA    30062      14.0000       11/21/96        214,000.00
    280001533492                       .0000       01/01/97            00
    53572                              .0000       12/01/26            0
    0                                 5.5000       12/01/97        12/01/97
    455/824                           5.0000       01/01/98        01/01/98
      45                              6.5000          .0000           .0000
    A                                10.5000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           03             0           00/00/00
                                        O             .0000


    1533538                          10.3750         61,200.00        100
    RAZETE              MARCI        10.3750         61,149.81         ZZ
    512 FINDLEY STREET                9.8750            554.11         1
                                     16.3750            554.11         85
    TORONTO         OH    43964      15.8750       12/04/96         72,500.00
    280001533538                       .0000       02/01/97            23
    20996449                           .0000       01/01/27            0
    0                                 5.7500       01/01/00        01/01/00
    B65/824                           5.2500       02/01/00        02/01/00
      25                              7.3750          .0000           .0000
    A                                13.3750            6              6
1


      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1533561                           8.8750        100,000.00        100
    GREEN               DONNA         8.8750         98,643.78         ZZ
    4997 SW 153RD AVE                 8.3750          1,006.84         1
                                     14.8750          1,006.84         73
    DAVIE           FL    33331      14.3750       09/06/96        136,990.00
    280001533561                       .0000       11/01/96            00
    96MC0021                           .0000       10/01/11            0
    0                                 5.7500       10/01/97        10/01/97
    766/824                           5.2500       11/01/97        11/01/97
      45                              6.8750          .0000           .0000
    A                                10.8750           12             12
      180                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1533618                           9.3750         52,200.00        100
    DONALDSON           WILLIE        9.3750         52,120.30         ZZ
    709 KENDALL DRIVE                 8.8750            434.17         1
                                     15.3750            434.17         90
    TALLAHASSEE     FL    32301      14.8750       11/21/96         58,000.00
    280001533618                       .0000       01/01/97            23
    962215838                          .0000       12/01/26            0
    0                                 5.0000       12/01/97        12/01/97
    575/824                           4.5000       01/01/98        01/01/98
      45                              7.3750          .0000           .0000
    A                                11.3750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1533621                           8.6250        116,175.00        100
    DOWNING JR.         WILLIAM       8.6250        116,037.31         ZZ
    1530 DODGE ROAD                   8.1250            903.60         1
                                     14.6250            903.60         75
    AMHERST         NY    14051      14.1250       12/18/96        154,900.00
    280001533621                       .0000       02/01/97            00
    500000099                          .0000       01/01/27            0
    0                                 5.5000       01/01/98        01/01/98
1


    575/824                           5.0000       02/01/98        02/01/98
      45                              6.6250          .0000           .0000
    A                                10.6250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1533740                          10.0000        208,000.00        100
    WILSON              JOHN         10.0000        207,627.29         ZZ
    5265 CAVITT STALLMAN ROAD         9.5000          1,825.35         1
                                     16.0000          1,825.35         80
    GRANITE BAY     CA    95746      15.5000       10/28/96        260,000.00
    0410274005                         .0000       12/01/96            00
    0410274005                         .0000       11/01/26            0
    0                                 5.2500       11/01/98        11/01/98
    E22/824                           4.7500       12/01/98        12/01/98
      25                              7.0000          .0000           .0000
    A                                13.0000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1533898                           8.5000         42,400.00        100
    LOCKNER             KAREN         8.5000         42,296.14         ZZ
    4214 HARBER HOUSE DRIVE           8.0000            326.02         1
                                     14.5000            326.02         80
    TAMPA           FL    33615      14.0000       10/30/96         53,000.00
    280001533898                       .0000       12/01/96            00
    962213486                          .0000       11/01/26            0
    0                                 5.2500       11/01/97        11/01/97
    575/824                           4.7500       12/01/97        12/01/97
      45                              6.5000          .0000           .0000
    A                                10.5000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           01             0           00/00/00
                                        O             .0000


    1533918                           9.3750        148,700.00        100
    REY                 LETICIA       9.3750        148,448.42         ZZ
    13151 NW 11 TERRACE               8.8750          1,236.82         1
                                     15.3750          1,236.82         85
    MIAMI           FL    33182      14.8750       12/12/96        174,990.00
1


    280001533918                       .0000       02/01/97            23
    9609025                            .0000       01/01/27            0
    0                                 5.0000       01/01/98        01/01/98
    G43/824                           4.5000       02/01/98        02/01/98
      45                              7.3750          .0000           .0000
    A                                11.3750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1534028                           8.7500        119,850.00        100
    ALEXANDER           LINDA         8.7500        119,571.14         ZZ
    3092 BELLERIVE                    8.2500            942.86         1
                                     14.7500            942.86         85
    BEL NOR         MO    63121      14.2500       10/04/96        141,000.00
    0410160899                         .0000       12/01/96            23
    0410160899                         .0000       11/01/26            0
    0                                 5.2500       11/01/97        11/01/97
    E22/824                           4.7500       12/01/97        12/01/97
      45                              6.7500          .0000           .0000
    A                                10.7500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1534035                           9.0000        145,350.00        100
    MILLIKEN            RICHARD       9.0000        145,028.81         ZZ
    566 GREENBRIER DR SE              8.5000          1,169.52         1
                                     15.0000          1,169.52         90
    GRAND RAPIDS T  MI    49546      14.5000       10/07/96        161,500.00
    0410162705                         .0000       12/01/96            23
    0410162705                         .0000       11/01/26            0
    0                                 5.7500       11/01/97        11/01/97
    E22/824                           5.2500       12/01/97        12/01/97
      45                              7.0000          .0000           .0000
    A                                11.0000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1534327                           9.3750        172,000.00        100
    MUGLESTON           ROBERT        9.3750        171,648.46         ZZ
1


    2378 EAST CHARROS ROAD            8.8750          1,430.61         1
                                     15.3750          1,430.61         80
    SANDY           UT    84092      14.8750       10/30/96        215,000.00
    280001534327                       .0000       12/01/96            00
    141009                             .0000       11/01/26            0
    0                                 5.8750       11/01/99        11/01/99
    816/824                           5.3750       12/01/99        12/01/99
      25                              6.3750          .0000           .0000
    A                                12.3750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1534357                          10.7500         52,000.00        100
    EPSTEIN             JANA         10.7500         51,850.30         ZZ
    159 BEREAN AVENUE                10.2500            485.42         1
                                     16.7500            485.42         80
    ATLANTA         GA    30316      16.2500       10/03/96         65,000.00
    280001534357                       .0000       11/01/96            00
    EPSTEINJ                           .0000       10/01/26            0
    0                                 6.1250       10/01/99        10/01/99
    E20/824                           5.6250       11/01/99        11/01/99
      25                              7.7500          .0000           .0000
    A                                13.7500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1534384                           9.1250        207,000.00        100
    MATTHEWS            HELEN         9.1250        206,667.00         T
    135 SUNRISE AVE                   8.6250          1,684.22         1
                                     15.1250          1,684.22         46
    SEDONA          AZ    86336      14.6250       11/15/96        450,000.00
    280001534384                      9.1250       01/01/97            00
    2481927                           8.6250       12/01/26            0
    0                                 5.7500       12/01/97        12/01/97
    B75/824                           5.2500       01/01/98        01/01/98
      45                              9.1250          .0000           .0000
    A                                11.1250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000
1




    1534387                           8.5000        128,800.00        100
    THOMAS              THOMAS        8.5000        128,484.55         ZZ
    7113 GARLAND AVENUE               8.0000            990.36         1
                                     14.5000            990.36         80
    TAKOMA PARK     MD    20912      14.0000       10/31/96        161,000.00
    280001534387                       .0000       12/01/96            00
    RS101                              .0000       11/01/26            0
    0                                 4.7500       11/01/97        11/01/97
    B25/824                           4.2500       12/01/97        12/01/97
      45                              6.5000          .0000           .0000
    A                                10.5000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1534389                           9.1250        135,000.00        100
    BERTOLDI            JOHN          9.1250        134,782.81         ZZ
    530 PINE TERRACE                  8.6250          1,098.41         1
                                     15.1250          1,098.41         60
    SOUTH SAN FRAN  CA    94080      14.6250       11/01/96        225,000.00
    280001534389                       .0000       01/01/97            00
    24151747                           .0000       12/01/26            0
    0                                 4.6250       06/01/97        06/01/97
    470/824                           4.1250       07/01/97        07/01/97
      25                              8.1250          .0000           .0000
    A                                10.1250            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1534408                          11.2500         93,000.00        100
    HOLLOWAY            MICHAEL      11.2500         92,840.01         ZZ
    2310 DOGWOOD LANE SE             10.7500            903.28         1
                                     17.2500            903.28         85
    DECATUR         AL    35601      16.7500       09/30/96        109,500.00
    280001534408                       .0000       11/01/96            23
    HOLLOWAYM                          .0000       10/01/26            0
    0                                 6.5000       10/01/99        10/01/99
    E20/824                           6.0000       11/01/99        11/01/99
      25                              8.2500          .0000           .0000
    A                                14.2500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
1


        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1535100                           8.5000         88,000.00        100
    LAINO               ROCCO         8.5000         87,838.91         ZZ
    W3960 COUNTY B                    8.0000            676.65         1
                                     14.5000            676.65         80
    LAKE GENEVA     WI    53147      14.0000       11/21/96        110,000.00
    280001535100                      8.5000       01/01/97            00
    2235562                           8.0000       12/01/26            0
    0                                 4.7500       06/01/97        06/01/97
    664/824                           4.2500       07/01/97        07/01/97
      25                              8.5000          .0000           .0000
    A                                 9.5000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1535129                           9.1250        116,000.00        100
    FEDDERSON           STEPHEN       9.1250        115,813.37         ZZ
    11155 SO. ALTA MESA CIRCLE        8.6250            943.82         1
                                     15.1250            943.82         80
    SANDY           UT    84094      14.6250       11/08/96        145,000.00
    280001535129                       .0000       01/01/97            00
    6PT005                             .0000       12/01/26            0
    0                                 4.6250       12/01/97        12/01/97
    180/824                           4.1250       01/01/98        01/01/98
      45                              7.1250          .0000           .0000
    A                                11.1250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1535289                           9.6250        112,140.00        100
    HOLTON              CHARLES       9.6250        111,977.52         ZZ
    9340 QUITMAN STREET               9.1250            953.18         1
                                     15.6250            953.18         90
    WESTMINSTER     CO    80030      15.1250       11/13/96        124,600.00
    280001535289                      9.6250       01/01/97            23
    961190                            9.1250       12/01/26            0
    0                                 6.5000       12/01/97        12/01/97
    922/824                           6.0000       01/01/98        01/01/98
      45                              9.6250          .0000           .0000
    A                                11.6250           12             12
1


      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1535305                           8.5000        157,500.00        100
    CUSH                RUDOLPH       8.5000        157,211.70         ZZ
    2526 BUCKLODGE ROAD               8.0000          1,211.04         1
                                     14.5000          1,211.04         90
    ADELPHI         MD    20783      14.0000       11/18/96        175,000.00
    280001535305                       .0000       01/01/97            23
    101591                             .0000       12/01/26            0
    0                                 5.8750       06/01/97        06/01/97
    F34/824                           5.3750       07/01/97        07/01/97
      25                              8.5000          .0000           .0000
    A                                 9.5000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1535316                           8.7500        154,800.00        100
    LOPEZ               MARIA         8.7500        154,530.84         ZZ
    10003 VISTA POINTE DRIVE          8.2500          1,217.82         1
                                     14.7500          1,217.82         80
    TAMPA           FL    33635      14.2500       11/15/96        193,502.00
    280001535316                       .0000       01/01/97            00
    61006514                           .0000       12/01/26            0
    0                                 5.2500       12/01/97        12/01/97
    934/824                           4.7500       01/01/98        01/01/98
      45                              6.7500          .0000           .0000
    A                                10.7500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1535317                           9.0000        101,920.00        100
    BOAS                MATEUS        9.0000        101,694.80         ZZ
    1100 LINE STREET                  8.5000            820.07         1
                                     15.0000            820.07         80
    LANDSDALE       PA    19446      14.5000       11/01/96        127,400.00
    280001535317                       .0000       12/01/96            00
    500000114                          .0000       11/01/26            0
    0                                 5.5000       11/01/97        11/01/97
1


    575/824                           5.0000       12/01/97        12/01/97
      45                              7.0000          .0000           .0000
    A                                11.0000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1535350                          12.2500         55,000.00        100
    JACKSON             PAUL         12.2500         54,939.55         T
    262 N LAKESHORE DRIVE            11.7500            576.34         1
                                     18.2500            576.34         40
    LOUISA          VA    23093      17.7500       10/31/96        140,000.00
    280001535350                       .0000       12/01/96            00
    7080144                            .0000       11/01/26            0
    0                                 7.5000       05/01/97        05/01/97
    696/824                           7.0000       06/01/97        06/01/97
      25                             11.2500          .0000           .0000
    A                                13.2500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1535469                          10.5000        140,250.00        100
    EDGINGTON           TIMMOTHY     10.5000        140,024.10         ZZ
    229 BLOOM STREET                 10.0000          1,282.92         1
                                     16.5000          1,282.92         85
    HIGHLAND PARK   IL    60035      16.0000       10/11/96        165,000.00
    0410174700                         .0000       12/01/96            23
    0410174700                         .0000       11/01/26            0
    0                                 6.0000       11/01/97        11/01/97
    E22/824                           5.5000       12/01/97        12/01/97
      45                              8.5000          .0000           .0000
    A                                12.5000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1535482                           9.7500        176,250.00        100
    RAMOVIC             KASEM         9.7500        175,660.15         ZZ
    14853 CROFTON                     9.2500          1,514.26         1
                                     15.7500          1,514.26         75
    SHELBY          MI    48315      15.2500       06/28/96        235,000.00
1


    0410142392                         .0000       09/01/96            00
    0410142392                         .0000       08/01/26            0
    0                                 4.3750       08/01/97        08/01/97
    E22/824                           3.8750       09/01/97        09/01/97
      45                              7.7500          .0000           .0000
    A                                11.7500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1535484                           9.8750         94,400.00        100
    LAMOREAUX           WARWICK       9.8750         94,270.27         ZZ
    1081 SOUTH 1300 EAST              9.3750            819.72         1
                                     16.8750            819.72         76
    SALT LAKE CITY  UT    84105      16.3750       11/15/96        125,500.00
    280001535484                       .0000       01/01/97            00
    LAMOREAUX                          .0000       12/01/26            0
    0                                 5.3750       12/01/99        12/01/99
    E59/824                           4.8750       01/01/00        01/01/00
      45                              9.8750          .0000           .0000
    A                                12.8750            6              6
      360                               9            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1535606                           8.7500        193,500.00        100
    MILES               GREGORY       8.7500        193,163.57         ZZ
    3390 PINEWOOD COURT               8.2500          1,522.27         1
                                     14.7500          1,522.27         90
    HAYWARD         CA    94542      14.2500       11/07/96        215,000.00
    280001535606                       .0000       01/01/97            23
    0000341289                         .0000       12/01/26            0
    0                                 5.0000       06/01/97        06/01/97
    420/824                           4.5000       07/01/97        07/01/97
      25                              7.7500          .0000           .0000
    A                                 9.7500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1535616                          11.3750        241,200.00        100
    RIVERA              REYNIEL      11.3750        241,040.77         ZZ
1


    920 SOUTHGATE AVENUE             10.8750          2,365.61         1
                                     17.3750          2,365.61         90
    DALY CITY       CA    94015      16.8750       12/04/96        268,000.00
    280001535616                       .0000       02/01/97            23
    63000141                           .0000       01/01/27            0
    0                                 7.0000       01/01/00        01/01/00
    470/824                           6.5000       02/01/00        02/01/00
      25                              8.3750          .0000           .0000
    A                                14.3750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1535635                           9.0000         78,000.00        100
    KUNIHOLM            C             9.0000         77,871.21         ZZ
    559 CONCORD STREET                8.5000            627.61         1
                                     15.0000            627.61         65
    HOLLISTON       MA    01746      14.5000       11/22/96        120,000.00
    280001535635                       .0000       01/01/97            00
    6108555                            .0000       12/01/26            0
    0                                 5.2500       12/01/97        12/01/97
    G34/824                           4.7500       01/01/98        01/01/98
      45                              7.0000          .0000           .0000
    A                                11.0000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1535666                           8.8750        277,200.00        100
    HABBEN              TERESA        8.8750        276,730.32         ZZ
    RT 3 BOX 6077                     8.3750          2,205.53         1
                                     14.8750          2,205.53         80
    BERRYVILLE      VA    22611      14.3750       11/20/96        346,500.00
    280001535666                       .0000       01/01/97            00
    101583                             .0000       12/01/26            0
    0                                 5.2500       12/01/97        12/01/97
    F34/824                           4.7500       01/01/98        01/01/98
      45                              6.8750          .0000           .0000
    A                                10.8750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000
1




    1535668                           9.3750         73,600.00        100
    JENKINS             DAWN          9.3750         73,487.61         ZZ
    65 VERDE VALLEY SCHOOL ROAD       8.8750            612.17         1
    #H-5                             15.3750            612.17         80
    SEDONA          AZ    86351      14.8750       11/12/96         92,000.00
    280001535668                       .0000       01/01/97            00
    4527602                            .0000       12/01/26            0
    0                                 4.6250       12/01/97        12/01/97
    180/824                           4.1250       01/01/98        01/01/98
      45                              9.3750          .0000           .0000
    A                                11.3750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           01             0           00/00/00
                                        O             .0000


    1535675                           9.8750        300,000.00        100
    GREGORIO            JOHN          9.8750        299,587.73         T
    601 BLACKMORE COURT               9.3750          2,605.05         1
                                     14.8750          2,605.05         73
    MARCO ISLAND    FL    34145      14.3750       11/08/96        415,000.00
    280001535675                       .0000       01/01/97            00
    9468984                            .0000       12/01/26            0
    0                                 4.0000       12/01/97        12/01/97
    637/824                           3.5000       01/01/98        01/01/98
      45                              7.8750          .0000           .0000
    A                                11.8750           12             12
      360                               1            2.0000          2.0000
       5.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1535679                           9.5000        110,500.00        100
    WATERS III          OSCAR         9.5000        110,279.97         ZZ
    6906 VALLEY PARK ROAD             9.0000            929.15         1
                                     15.5000            929.15         85
    CAPITOL HEIGHT  MD    20743      15.0000       11/04/96        130,000.00
    280001535679                       .0000       12/01/96            23
    CPK075                             .0000       11/01/26            0
    0                                 6.2500       11/04/97        11/04/97
    B25/824                           5.7500       12/04/97        12/04/97
      45                              7.5000          .0000           .0000
    A                                11.5000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
1


        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1535785                           9.8750         63,000.00        100
    MC NEAR             KAREN         9.8750         62,913.41         ZZ
    800 CLINTON AVENUE                9.3750            547.06         1
                                     15.8750            547.06         90
    DES MOINES      IA    50313      15.3750       11/15/96         70,000.00
    280001535785                       .0000       01/01/97            23
    0200097810                         .0000       12/01/26            0
    0                                 6.0000       12/01/99        12/01/99
    E88/824                           5.5000       01/01/00        01/01/00
      25                              6.8750          .0000           .0000
    A                                12.8750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1535827                          10.0000        313,795.00        100
    RYAN                JOHN         10.0000        313,375.05         ZZ
    43781 WOODWORTH COURT             9.5000          2,753.78         1
                                     16.0000          2,753.78         80
    ASHBURN         VA    22011      15.5000       11/27/96        392,244.00
    280001535827                       .0000       01/01/97            00
    101666                             .0000       12/01/26            0
    0                                 6.5000       12/01/99        12/01/99
    F34/824                           6.0000       01/01/00        01/01/00
      25                              7.0000          .0000           .0000
    A                                13.0000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1535914                           8.6250        485,000.00        100
    ROGERS              CONWAY        8.6250        484,134.78         ZZ
    3215 78TH PLACE NORTHEAST         8.1250          3,772.28         1
                                     14.6250          3,772.28         58
    MEDINA          WA    98039      14.1250       11/08/96        850,000.00
    280001535914                       .0000       01/01/97            00
    A109646R                           .0000       12/01/26            0
    0                                 4.3750       06/01/97        06/01/97
    950/824                           3.8750       07/01/97        07/01/97
      25                              7.6250          .0000           .0000
    A                                 9.6250            6              6
1


      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1535930                          10.5000         99,000.00        100
    CAMPBELL            WILLIE       10.5000         98,880.94         ZZ
    109 HURON DRIVE SOUTH            10.0000            905.59         1
                                     16.5000            905.59         90
    FOREST HEIGHTS  MD    20745      16.0000       11/07/96        110,000.00
    280001535930                       .0000       01/01/97            23
    7020175                            .0000       12/01/26            0
    0                                 6.3750       12/01/99        12/01/99
    696/824                           5.8750       01/01/00        01/01/00
      25                              7.5000          .0000           .0000
    A                                13.5000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1535990                           9.2500         72,900.00        100
    POHLER              AMY           9.2500         72,747.06         ZZ
    960 EDGETREE LANE                 8.7500            599.73         1
                                     15.2500            599.73         90
    CINCINNATI      OH    45238      14.7500       10/21/96         81,000.00
    0410264766                         .0000       12/01/96            23
    0410264766                         .0000       11/01/26            0
    0                                 5.7500       12/01/97        12/01/97
    E22/824                           5.2500       01/01/98        01/01/98
      45                              7.2500          .0000           .0000
    A                                11.2500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1536019                          10.3750        142,200.00        100
    LOGAN               WILLIE       10.3750        142,083.40         ZZ
    3303 OXON RUN ROAD SE             9.8750          1,287.49         1
                                     16.3750          1,287.49         90
    WASHINGTON      DC    20032      15.8750       12/20/96        158,000.00
    280001536019                     10.3750       02/01/97            23
    101873                            9.8750       01/01/27            0
    0                                 6.8750       01/01/00        01/01/00
1


    F34/824                           6.3750       02/01/00        02/01/00
      25                             10.3750          .0000           .0000
    A                                13.3750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           03             0           00/00/00
                                        O             .0000


    1536028                           8.5000        146,250.00        100
    ROLLS               CECIL         8.5000        145,982.29         ZZ
    4019 FOXRIDGE WAY                 8.0000          1,124.54         1
                                     14.5000          1,124.54         49
    NAPA            CA    94558      14.0000       11/06/96        301,000.00
    280001536028                       .0000       01/01/97            00
    1536028                            .0000       12/01/26            0
    0                                 5.5000       06/01/97        06/01/97
    893/824                           5.0000       07/01/97        07/01/97
      25                              7.5000          .0000           .0000
    A                                 9.5000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1536030                           9.2500         63,000.00        100
    JORDAN              GARY          9.2500         62,901.24         ZZ
    22 MAYRIDGE DRIVE                 8.7500            518.29         1
                                     15.2500            518.29         78
    SHENANDOAH      IA    51601      14.7500       11/22/96         81,000.00
    280001536030                       .0000       01/01/97            00
    0200097622                         .0000       12/01/26            0
    0                                 5.0000       12/01/99        12/01/99
    E88/824                           4.5000       01/01/00        01/01/00
      25                              6.2500          .0000           .0000
    A                                12.2500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1536196                           8.8750        400,000.00        100
    THOMPSON            THOMAS        8.8750        399,223.28         ZZ
    2500 PROSPECT GREEN               8.3750          3,182.58         1
                                     14.8750          3,182.58         88
    MITCHELLVILLE   MD    20721      14.3750       11/07/96        457,500.00
1


    280001536196                       .0000       01/01/97            23
    7090183                            .0000       12/01/26            0
    0                                 5.6250       06/01/97        06/01/97
    696/824                           5.1250       07/01/97        07/01/97
      25                              7.8750          .0000           .0000
    A                                 9.8750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1536198                          10.2500        191,250.00        100
    BOWSER              WILLIAM      10.2500        191,007.34         ZZ
    822 DELRAY DRIVE                  9.7500          1,713.79         1
                                     16.3750          1,713.79         85
    FOREST HILL     MD    21050      15.8750       11/15/96        225,000.00
    280001536198                       .0000       01/01/97            23
    7090160                            .0000       12/01/26            0
    0                                 6.0000       12/01/97        12/01/97
    696/824                           5.5000       01/01/98        01/01/98
      45                              8.2500          .0000           .0000
    A                                12.2500           12             12
      360                               1            2.0000          2.0000
       6.1250                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1536212                           9.1250        267,750.00        100
    DENNEHY             TIMOTHY       9.1250        267,319.28         ZZ
    159-39 90TH STREET                8.6250          2,178.50         1
                                     15.1250          2,178.50         85
    HOWARD BEACH    NY    11414      14.6250       11/27/96        315,000.00
    280001536212                      5.7500       01/01/97            23
    M9602034                          5.2500       12/01/26            0
    0                                 5.7500       12/01/97        12/01/97
    A09/824                           5.2500       01/01/98        01/01/98
      45                              7.1250          .0000           .0000
    A                                11.1250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
       3.3750                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1536359                           9.8750        131,200.00        100
    SCHIENHOLZ          LINDA         9.8750        131,019.70         ZZ
1


    1309 QUIMENT ROAD                 9.3750          1,139.27         1
                                     15.8750          1,139.27         80
    BRIGANTINE      NJ    08203      15.3750       11/07/96        164,000.00
    280001536359                       .0000       01/01/97            00
    175055                             .0000       12/01/26            0
    0                                 5.8750       12/01/99        12/01/99
    B24/824                           5.3750       01/01/00        01/01/00
      25                              6.8750          .0000           .0000
    A                                12.8750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1536400                           9.1250        253,300.00        100
    TOTH                DAVID         9.1250        252,892.54         ZZ
    1167 BEVERLY WAY                  8.6250          2,060.93         1
                                     15.1250          2,060.93         85
    ALTADENA        CA    91001      14.6250       11/18/96        298,000.00
    280001536400                       .0000       01/01/97            23
    176463                             .0000       12/01/26            0
    0                                 5.7500       12/01/97        12/01/97
    893/824                           5.2500       01/01/98        01/01/98
      45                              7.1250          .0000           .0000
    A                                11.1250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1536492                          10.0000         93,600.00        100
    BLOCK               THOMAS       10.0000         93,432.27         ZZ
    15310 BARATARIA DRIVE             9.5000            821.41         1
                                     16.0000            821.41         80
    CORPUS CHRISTI  TX    78418      15.5000       10/10/96        117,000.00
    0410268254                         .0000       12/01/96            00
    0410268254                         .0000       11/01/26            0
    0                                 5.2500       11/01/98        11/01/98
    E22/824                           4.7500       12/01/98        12/01/98
      25                              7.0000          .0000           .0000
    A                                13.0000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000
1




    1536643                           9.6250        126,000.00        100
    KERFOOT             MARK          9.6250        125,817.44         ZZ
    2907 WINDSOR FOREST DRIVE         9.1250          1,070.99         1
                                     15.6250          1,070.99         90
    LOUISVILLE      KY    40272      15.1250       11/20/96        140,000.00
    280001536643                      9.6250       01/01/97            23
    961180                            9.1250       12/01/26            0
    0                                 6.2500       12/01/97        12/01/97
    922/824                           5.7500       01/01/98        01/01/98
      45                              9.6250          .0000           .0000
    A                                11.6250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1536666                           9.2500        382,500.00        100
    DAWSON              LELAND        9.2500        382,101.86         ZZ
    2915 SEARIDGE DRIVE               8.7500          3,146.74         1
                                     15.2500          3,146.74         90
    MALIBU          CA    90265      14.7500       12/02/96        425,000.00
    280001536666                       .0000       02/01/97            23
    200012358                          .0000       01/01/27            0
    0                                 6.0000       01/01/98        01/01/98
    E19/824                           5.5000       02/01/98        02/01/98
      45                              7.2500          .0000           .0000
    A                                11.2500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1536669                          10.6250         65,450.00        100
    POWELL              FREDDIE      10.6250         65,373.37         ZZ
    30 PERENNIAL LANE                10.1250            604.82         1
                                     16.6250            604.82         70
    WILLINGBORO     NJ    08046      16.1250       11/21/96         93,500.00
    280001536669                       .0000       01/01/97            00
    962222107                          .0000       12/01/26            0
    0                                 6.7500       12/01/99        12/01/99
    575/824                           6.2500       01/01/00        01/01/00
      25                             10.6250          .0000           .0000
    A                                13.6250            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
1


        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1536671                           9.5000         52,000.00        100
    COONEY              WILLIAM       9.5000         51,922.66         T
    5680 LIBERTY STREET               9.0000            437.24         1
                                     15.5000            437.24         80
    ROCK HALL       MD    21661      15.0000       11/15/96         65,000.00
    280001536671                       .0000       01/01/97            00
    500000150                          .0000       12/01/26            0
    0                                 6.0000       12/01/97        12/01/97
    575/824                           5.5000       01/01/98        01/01/98
      45                              7.5000          .0000           .0000
    A                                11.5000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1536672                           9.8750        110,490.00        100
    EBERHARDT           ERWIN         9.8750        110,338.15         ZZ
    3440 NW 109 WAY                   9.3750            959.44         1
                                     15.8750            959.44         85
    CORAL SPRINGS   FL    33065      15.3750       11/15/96        129,990.00
    280001536672                       .0000       01/01/97            23
    500000087                          .0000       12/01/26            0
    0                                 6.2500       12/01/97        12/01/97
    575/824                           5.7500       01/01/98        01/01/98
      45                              7.8750          .0000           .0000
    A                                11.8750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1536674                           9.6250        220,000.00        100
    FOKEN               W             9.6250        219,788.36         ZZ
    1462 OLD HILLSBORO ROAD           9.1250          1,869.98         1
                                     15.6250          1,869.98         73
    FRANKLIN        TN    37069      15.1250       12/06/96        302,500.00
    280001536674                       .0000       02/01/97            00
    12345                              .0000       01/01/27            0
    0                                 6.2500       01/01/00        01/01/00
    E48/824                           5.7500       02/01/00        02/01/00
      25                              6.6250          .0000           .0000
    A                                12.6250            6              6
1


      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1536681                          10.0000        121,000.00        100
    THOMAS              EDWARD       10.0000        120,838.06         ZZ
    5541 NAPLES DRIVE                 9.5000          1,061.86         1
                                     16.0000          1,061.86         90
    POWDER SPRINGS  GA    30073      15.5000       11/15/96        134,530.00
    280001536681                       .0000       01/01/97            23
    183709256762086                    .0000       12/01/26            0
    0                                 6.6250       12/01/99        12/01/99
    896/824                           6.1250       01/01/00        01/01/00
      25                              7.0000          .0000           .0000
    A                                13.0000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1536725                           9.8750        207,000.00        100
    REARICK             CHARLES       9.8750        206,811.14         ZZ
    7317 ELMHURST PLACE               9.3750          1,797.48         1
                                     15.8750          1,797.48         90
    GOLETA          CA    93117      15.3750       12/04/96        230,000.00
    280001536725                       .0000       02/01/97            23
    130231                             .0000       01/01/27            0
    0                                 6.3750       01/01/00        01/01/00
    700/824                           5.8750       02/01/00        02/01/00
      25                              6.8750          .0000           .0000
    A                                12.8750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1536775                          10.0000        128,250.00        100
    BUTTS               JEFFERY      10.0000        127,961.52         ZZ
    53595 HAYES                       9.5000          1,125.49         1
                                     16.0000          1,125.49         76
    SHELBY TWP      MI    48315      15.5000       09/24/96        170,000.00
    0410163323                         .0000       11/01/96            00
    0410163323                         .0000       10/01/26            0
    0                                 5.1250       10/01/97        10/01/97
1


    E22/824                           4.6250       11/01/97        11/01/97
      45                              8.0000          .0000           .0000
    A                                12.0000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1536787                          10.5000        175,525.00        100
    REYES               DANIEL       10.5000        175,313.89         ZZ
    439 VAN RENSSALAER COURT         10.0000          1,605.60         1
                                     16.5000          1,605.60         85
    RIDGEFIELD      NJ    07657      16.0000       11/22/96        206,500.00
    280001536787                     10.5000       01/01/97            23
    961248                           10.0000       12/01/26            0
    0                                 6.5000       12/01/99        12/01/99
    922/824                           6.0000       01/01/00        01/01/00
      25                             10.5000          .0000           .0000
    A                                13.5000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1536891                           8.8750         44,000.00        100
    BROWN               JAY           8.8750         43,925.43         ZZ
    130 SUSSEX STREET #4D             8.3750            350.09         1
                                     14.8750            350.09         80
    JERSEY CITY     NJ    07302      14.3750       11/18/96         55,000.00
    525816                             .0000       01/01/97            00
    525816                             .0000       12/01/26            0
    0                                 5.7500       12/01/97        12/01/97
    562/562                           5.2500       01/01/98        01/01/98
      45                              6.8750          .0000           .0000
    A                                10.8750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           01             0           00/00/00
                                        O             .0000


    1536895                          10.2500        105,600.00        100
    LOSER JR            THOMAS       10.2500        105,466.02         ZZ
    2248 COUNTRY CLUB ROAD            9.7500            946.28         1
                                     16.2500            946.28         80
    NASHVILLE       IN    47448      15.7500       11/18/96        132,000.00
1


    280001536895                       .0000       01/01/97            00
    962222123                          .0000       12/01/26            0
    0                                 5.3750       12/01/99        12/01/99
    575/824                           4.8750       01/01/00        01/01/00
      25                             10.2500          .0000           .0000
    A                                13.2500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1536917                           8.7500         90,900.00        100
    DOTY JR             HUSTON        8.7500         90,795.02         ZZ
    4947 WOLVERTON DRIVE              8.2500            715.11         1
                                     14.7500            715.11         74
    LITHONIA        GA    30038      14.2500       12/13/96        123,000.00
    280001536917                       .0000       02/01/97            00
    51096604                           .0000       01/01/27            0
    0                                 5.0000       01/01/98        01/01/98
    B65/824                           4.5000       02/01/98        02/01/98
      45                              6.7500          .0000           .0000
    A                                10.7500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1536926                           8.1250        191,250.00        100
    DESEDARE            STEVEN        8.1250        190,872.12         ZZ
    1204 SIERRA STREET                7.6250          1,420.03         1
                                     14.1250          1,420.03         75
    REDWOOD CITY    CA    94061      13.6250       11/19/96        255,000.00
    280001536926                       .0000       01/01/97            00
    DES916196A20                       .0000       12/01/26            0
    0                                 5.5000       12/01/97        12/01/97
    893/824                           5.0000       01/01/98        01/01/98
      45                              6.1250          .0000           .0000
    A                                10.1250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1536948                          10.0000        165,750.00        100
    WRIGHT              RODNEY       10.0000        165,528.20         ZZ
1


    260A SHOBER ROAD                  9.5000          1,454.57         1
                                     16.0000          1,454.57         85
    GILLETTE        WY    82718      15.5000       11/22/96        195,000.00
    280001536948                       .0000       01/01/97            23
    4585741                            .0000       12/01/26            0
    0                                 6.1250       12/01/97        12/01/97
    180/824                           5.6250       01/01/98        01/01/98
      45                             10.0000          .0000           .0000
    A                                12.0000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1536969                           8.3750        340,000.00        100
    WILDENAUER          JOHN          8.3750        339,361.55         ZZ
    871 JUDD STREET                   7.8750          2,584.25         1
                                     14.3750          2,584.25         71
    MARINE ON ST C  MN    55047      13.8750       11/21/96        480,000.00
    280001536969                      8.3750       01/01/97            00
    961255                            7.8750       12/01/26            0
    0                                 5.2500       12/01/97        12/01/97
    922/824                           4.7500       01/01/98        01/01/98
      45                              8.3750          .0000           .0000
    A                                10.3750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1536975                          10.5000        128,700.00        100
    KURTZ               LESLIE       10.5000        128,545.21         ZZ
    604 SPRUCE PEAK ROAD             10.0000          1,177.27         1
                                     16.5000          1,177.27         90
    ACME            PA    15610      16.0000       11/22/96        143,000.00
    280001536975                     10.5000       01/01/97            23
    961154                           10.0000       12/01/26            0
    0                                 6.7500       12/01/99        12/01/99
    922/824                           6.2500       01/01/00        01/01/00
      25                             10.5000          .0000           .0000
    A                                13.5000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000
1




    1536993                           8.7500         56,000.00        100
    ANDERSON            LEODIS        8.7500         55,935.31         ZZ
    1821 W 69TH STREET                8.2500            440.56         1
                                     14.7500            440.56         80
    DAVENPORT       IA    52806      14.2500       11/26/96         70,000.00
    280001536993                      8.7500       02/01/97            00
    2236016                           8.2500       01/01/27            0
    0                                 5.2500       07/01/97        07/01/97
    664/824                           4.7500       08/01/97        08/01/97
      25                              8.7500          .0000           .0000
    A                                 9.7500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1536995                           8.0000         77,000.00        100
    VENTURA             JEFFERY       8.0000         76,843.95         ZZ
    3032 N MAIN STREET                7.5000            565.00         1
                                     14.0000            565.00         65
    RACINE          WI    53402      13.5000       11/18/96        119,000.00
    280001536995                      8.0000       01/01/97            00
    1536995                           7.5000       12/01/26            0
    0                                 4.7500       06/01/97        06/01/97
    664/824                           4.2500       07/01/97        07/01/97
      25                              8.0000          .0000           .0000
    A                                 9.0000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1537038                           8.7500        149,600.00        100
    NEWMAN              PAUL          8.7500        149,427.24         ZZ
    24 INTERLOCHEN PARKWAY            8.2500          1,176.90         1
                                     14.7500          1,176.90         80
    MONROE          NY    10950      14.2500       12/10/96        187,000.00
    280001537038                      5.6250       02/01/97            00
    M9602035                          5.1250       01/01/27            0
    0                                 5.6250       01/01/00        01/01/00
    A09/824                           5.1250       02/01/00        02/01/00
      25                              5.7500          .0000           .0000
    A                                11.7500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
1


       3.1250                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1537239                           8.2500        270,000.00        100
    VITHOULKAS          PETER         8.2500        269,479.92         ZZ
    1519 WEST KERSEY LANE             7.7500          2,028.42         1
                                     14.2500          2,028.42         75
    POTOMAC         MD    20854      13.7500       11/12/96        360,000.00
    280001537239                       .0000       01/01/97            00
    MJ077                              .0000       12/01/26            0
    0                                 6.0000       12/01/97        12/01/97
    B25/824                           5.5000       01/01/98        01/01/98
      45                              6.2500          .0000           .0000
    A                                10.2500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1537320                          10.2500         72,000.00        100
    CASEY               MARTHA       10.2500         71,908.65         ZZ
    8739 BIRMINGHAM DR                9.7500            645.19         1
                                     16.2500            645.19         90
    AUSTIN          TX    78748      15.7500       11/22/96         80,000.00
    280001537320                     10.2500       01/01/97            23
    961224                            9.7500       12/01/26            0
    0                                 6.7500       12/01/99        12/01/99
    922/824                           6.2500       01/01/00        01/01/00
      25                             10.2500          .0000           .0000
    A                                13.2500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1537376                          10.0000        126,000.00        100
    MORENO              RUDY         10.0000        125,831.35         ZZ
    1408 HURON TRAIL                  9.5000          1,105.75         1
                                     16.0000          1,105.75         90
    PLANO           TX    75075      15.5000       11/20/96        140,000.00
    280001537376                     10.0000       01/01/97            23
    2205797                           9.5000       12/01/26            0
    0                                 5.7500       06/01/97        06/01/97
    664/824                           5.2500       07/01/97        07/01/97
      25                              9.0000          .0000           .0000
    A                                11.0000            6              6
1


      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1537518                           8.0000        284,000.00        100
    RAMLET              THEODORE      8.0000        283,424.50         ZZ
    37720 VIEW DRIVE                  7.5000          2,083.89         1
                                     14.0000          2,083.89         80
    BEAUMONT        CA    92223      13.5000       11/20/96        355,000.00
    280001537518                       .0000       01/01/97            00
    R6100901                           .0000       12/01/26            0
    0                                 5.1250       06/01/97        06/01/97
    F05/824                           4.6250       07/01/97        07/01/97
      45                              8.0000          .0000           .0000
    A                                 9.0000            6              6
      360                               9            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1537520                           9.6250         73,350.00        100
    BAKER               LEONARD       9.6250         73,207.74         ZZ
    28 VALLEY CREEK DRIVE             9.1250            623.47         1
                                     15.6250            623.47         90
    CARTERSVILLE    GA    30120      15.1250       10/15/96         81,500.00
    280001537520                       .0000       12/01/96            23
    BAKER                              .0000       11/01/26            0
    0                                 5.7500       11/01/97        11/01/97
    E20/824                           5.2500       12/01/97        12/01/97
      45                              7.6250          .0000           .0000
    A                                11.6250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1537522                           8.6250        176,000.00        100
    MEDOW               JULIA         8.6250        175,579.85         ZZ
    430 BEMISS COURT                  8.1250          1,368.91         1
                                     14.6250          1,368.91         80
    ALPHARETTA      GA    30202      14.1250       10/11/96        220,000.00
    280001537522                       .0000       12/01/96            00
    MEDOWJ                             .0000       11/01/26            0
    0                                 5.2500       11/01/97        11/01/97
1


    E20/824                           4.7500       12/01/97        12/01/97
      45                              6.6250          .0000           .0000
    A                                10.6250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1537528                           9.6250        337,500.00        100
    CHITTICK            KIRK          9.6250        337,024.14         ZZ
    12141 ARGYLE DRIVE                9.1250          2,868.71         1
                                     15.6250          2,868.71         90
    LOS ALAMITOS    CA    90720      15.1250       12/12/96        375,000.00
    280001537528                       .0000       02/01/97            23
    961360                             .0000       01/01/27            0
    0                                 6.2500       01/01/98        01/01/98
    E97/824                           5.7500       02/01/98        02/01/98
      45                              7.6250          .0000           .0000
    A                                11.6250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1537582                           9.7500         40,600.00        100
    WILLIAMS JR         EUGENE        9.7500         40,523.28         ZZ
    55905 WRIGHT ST                   9.2500            348.82         1
                                     15.7500            348.82         70
    SOUTH BEND      IN    46619      15.2500       10/25/96         58,000.00
    0410261192                         .0000       12/01/96            00
    0410261192                         .0000       11/01/26            0
    0                                 5.2500       11/01/98        11/01/98
    E22/824                           4.7500       12/01/98        12/01/98
      25                              6.7500          .0000           .0000
    A                                12.7500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1537632                          10.8750        132,650.00        100
    HUYNH               SANG         10.8750        132,552.36         ZZ
    601 NE 93RD COURT                10.3750          1,250.74         1
                                     16.8750          1,250.74         75
    KANSAS CITY     MO    64155      16.3750       12/06/96        176,890.00
1


    280001537632                       .0000       02/01/97            00
    962222073                          .0000       01/01/27            0
    0                                 6.3750       01/01/00        01/01/00
    575/824                           5.8750       02/01/00        02/01/00
      25                             10.8750          .0000           .0000
    A                                13.8750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1537654                           9.5000        137,600.00        100
    PETERSON            RANDALL       9.5000        137,395.32         ZZ
    385 SOUTH 1400 EAST               9.0000          1,157.02         1
                                     15.5000          1,157.02         80
    SPANISH FORK    UT    84660      15.0000       11/20/96        172,000.00
    280001537654                       .0000       01/01/97            00
    123456                             .0000       12/01/26            0
    0                                 5.5000       12/01/99        12/01/99
    624/824                           5.0000       01/01/00        01/01/00
      25                              6.5000          .0000           .0000
    A                                12.5000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1537659                          10.5000         90,500.00        100
    WILSON              CARL         10.5000         90,427.76         ZZ
    35975 COBBS HILL ROAD            10.0000            827.84         1
                                     16.5000            827.84         84
    WILLARDS        MD    21874      16.0000       12/19/96        108,000.00
    280001537659                       .0000       02/01/97            23
    101801                             .0000       01/01/27            0
    0                                 7.0000       01/01/00        01/01/00
    F34/824                           6.5000       02/01/00        02/01/00
      25                              7.5000          .0000           .0000
    A                                13.5000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1537727                           9.5000        128,300.00        100
    PIZER               PLUMMER       9.5000        128,109.14         ZZ
1


    11951 SOUTH TRIPP                 9.0000          1,078.82         1
                                     15.5000          1,078.82         85
    ALSIP           IL    60658      15.0000       11/21/96        151,000.00
    280001537727                      9.5000       01/01/97            23
    961267                            9.0000       12/01/26            0
    0                                 6.0000       12/01/97        12/01/97
    922/824                           5.5000       01/01/98        01/01/98
      45                              9.5000          .0000           .0000
    A                                11.5000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1537777                           9.7500        110,500.00        100
    MINNICK             TIMOTHY       9.7500        110,344.06         ZZ
    1014 OCEAN PARKWAY                9.2500            949.37         1
                                     15.7500            949.37         85
    BERLIN          MD    21811      15.2500       11/20/96        130,000.00
    280001537777                       .0000       01/01/97            23
    7090188                            .0000       12/01/26            0
    0                                 5.0000       06/01/97        06/01/97
    696/824                           4.5000       07/01/97        07/01/97
      25                              8.7500          .0000           .0000
    A                                10.7500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1537822                           9.6250        313,650.00        100
    TORRES              RAMON         9.6250        313,195.59         ZZ
    10441 VULTEE STREET               9.1250          2,665.99         1
                                     15.6250          2,665.99         90
    DOWNEY          CA    90241      15.1250       11/19/96        348,500.00
    280001537822                       .0000       01/01/97            23
    961355                             .0000       12/01/26            0
    0                                 6.2500       12/01/97        12/01/97
    E97/824                           5.7500       01/01/98        01/01/98
      45                              7.6250          .0000           .0000
    A                                11.6250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000
1




    1537827                           9.2500        286,400.00        100
    HARNISH             MICHAEL       9.2500        285,951.13         ZZ
    522 CALLE CUADRA                  8.7500          2,356.14         1
                                     15.2500          2,356.14         80
    SAN CLEMENTE    CA    92673      14.7500       11/22/96        358,000.00
    280001537827                       .0000       01/01/97            00
    961363                             .0000       12/01/26            0
    0                                 5.5750       12/01/97        12/01/97
    E97/824                           5.0750       01/01/98        01/01/98
      45                              7.2500          .0000           .0000
    A                                11.2500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           03             0           00/00/00
                                        O             .0000


    1537848                          10.1250        115,000.00        100
    GEORGALOS           DIMITRIOS    10.1250        114,850.12         ZZ
    12 DOJORIS LANE                   9.6250          1,019.85         1
                                     16.1250          1,019.85         68
    PUTNAM VALLEY   NY    10579      15.6250       11/27/96        169,500.00
    280001537848                       .0000       01/01/97            00
    NA                                 .0000       12/01/26            0
    0                                 5.8750       12/01/99        12/01/99
    B38/824                           5.3750       01/01/00        01/01/00
      25                              9.1250          .0000           .0000
    A                                13.1250            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1537950                           8.2500        207,500.00        100
    BARBIERI            PIETRO        8.2500        207,100.31         ZZ
    3026 VESUVIUS LANE                7.7500          1,558.88         1
                                     14.2500          1,558.88         85
    SAN JOSE        CA    95132      13.7500       11/14/96        245,000.00
    280001537950                       .0000       01/01/97            23
    12345                              .0000       12/01/26            0
    0                                 5.5000       06/01/97        06/01/97
    893/824                           5.0000       07/01/97        07/01/97
      25                              7.2500          .0000           .0000
    A                                 9.2500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
1


        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1537952                           8.5000        196,800.00        100
    LO                  ROSAN         8.5000        196,439.80         ZZ
    34217 ANGUS COURT                 8.0000          1,513.22         1
                                     14.5000          1,513.22         80
    FREMONT         CA    94555      14.0000       11/19/96        246,000.00
    280001537952                       .0000       01/01/97            00
    1537952                            .0000       12/01/26            0
    0                                 5.2500       12/01/97        12/01/97
    893/824                           4.7500       01/01/98        01/01/98
      45                              6.5000          .0000           .0000
    A                                10.5000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1537999                           8.5000        121,900.00        100
    CHAKOS              FRANCES       8.5000        121,676.87         ZZ
    33806 ISHAM JONES ROAD            8.0000            937.31         1
                                     14.5000            937.31         62
    PINE            CO    80470      14.0000       11/22/96        196,900.00
    280001537999                       .0000       01/01/97            00
    03960895                           .0000       12/01/26            0
    0                                 4.7500       06/01/97        06/01/97
    B28/824                           4.2500       07/01/97        07/01/97
      25                              7.5000          .0000           .0000
    A                                 9.5000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1538090                           8.7500        128,000.00        100
    MENDIOLA            HUMBERTO      8.7500        127,777.43         ZZ
    291 LANCE DRIVE                   8.2500          1,006.98         1
                                     14.7500          1,006.98         80
    DES PLAINES     IL    60016      14.2500       11/27/96        160,000.00
    280001538090                       .0000       01/01/97            00
    4549481                            .0000       12/01/26            0
    0                                 4.6250       12/01/97        12/01/97
    180/824                           4.1250       01/01/98        01/01/98
      45                              8.7500          .0000           .0000
    A                                10.7500           12             12
1


      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1538227                          10.6250         38,250.00        100
    SIMPSON             THOMAS       10.6250         38,205.21         ZZ
    8718 BAYSIDE ROAD                10.1250            353.47         1
                                     16.6250            353.47         46
    CHESAPEAKE BEA  MD    20732      16.1250       11/20/96         84,000.00
    280001538227                       .0000       01/01/97            00
    7090173                            .0000       12/01/26            0
    0                                 7.2500       12/01/97        12/01/97
    696/824                           6.7500       01/01/98        01/01/98
      45                              8.6250          .0000           .0000
    A                                12.6250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        N             .0000


    1538362                           8.5000        133,500.00        100
    HERBERT             ANTHONY       8.5000        133,337.67         ZZ
    304 OLD TAPPAN ROAD               8.0000          1,026.50         1
                                     14.5000          1,026.50         80
    OLD TAPPAN      NJ    07675      14.0000       12/20/96        166,900.00
    280001538362                       .0000       02/01/97            00
    71217                              .0000       01/01/27            0
    0                                 5.5000       01/01/98        01/01/98
    A69/824                           5.0000       02/01/98        02/01/98
      45                              6.5000          .0000           .0000
    A                                10.5000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1538387                           8.1250        330,000.00        100
    RE                  WAYNE         8.1250        329,348.00         ZZ
    6646 MINES ROAD                   7.6250          2,450.24         1
                                     13.1250          2,450.24         75
    LIVERMORE       CA    94550      12.6250       11/15/96        443,000.00
    280001538387                       .0000       01/01/97            00
    9312521                            .0000       12/01/26            0
    0                                 3.7500       12/01/97        12/01/97
1


    637/824                           3.2500       01/01/98        01/01/98
      45                              6.1250          .0000           .0000
    A                                10.1250           12             12
      360                               1            2.0000          2.0000
       5.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1538388                           9.8750        268,000.00        100
    PRUNTY              JAMES         9.8750        267,755.48         ZZ
    618 DOGWOD TERRACE                9.3750          2,327.17         1
                                     15.8750          2,327.17         80
    MIDDLETOWN      NJ    07748      15.3750       12/11/96        335,000.00
    280001538388                      5.6250       02/01/97            00
    M9602037                          5.1250       01/01/27            0
    0                                 5.6250       01/01/00        01/01/00
    A09/824                           5.1250       02/01/00        02/01/00
      25                              6.8750          .0000           .0000
    A                                12.8750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
       4.2500                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1538391                           9.5000        182,700.00        100
    GELLER              LAWRENCE      9.5000        182,519.53         ZZ
    2530 SOUREK ROAD                  9.0000          1,536.25         1
                                     15.5000          1,536.25         90
    AKRON           OH    44333      15.0000       12/02/96        205,000.00
    280001538391                       .0000       02/01/97            23
    31196652                           .0000       01/01/27            0
    0                                 5.7500       01/01/98        01/01/98
    B65/824                           5.2500       02/01/98        02/01/98
      45                              7.5000          .0000           .0000
    A                                11.5000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1538396                           8.7500        121,500.00        100
    HANZELIN            GLENN         8.7500        121,288.71         ZZ
    4650 CROW CREEK COURT             8.2500            955.85         1
                                     14.7500            955.85         75
    BETTENDORF      IA    52722      14.2500       11/25/96        162,000.00
1


    280001538396                      8.7500       01/01/97            00
    2236693                           8.2500       12/01/26            0
    0                                 5.2500       06/01/97        06/01/97
    664/824                           4.7500       07/01/97        07/01/97
      25                              8.7500          .0000           .0000
    A                                 9.7500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1538402                           9.5000         44,000.00        100
    KANG                YOUNG         9.5000         43,934.54         ZZ
    414 CHESTNUT STREET               9.0000            369.98         1
                                     15.5000            369.98         80
    UPPER DARBY     PA    19082      15.0000       11/20/96         55,000.00
    280001538402                       .0000       01/01/97            00
    5000071                            .0000       12/01/26            0
    0                                 5.8750       12/01/99        12/01/99
    575/824                           5.3750       01/01/00        01/01/00
      25                              9.5000          .0000           .0000
    A                                12.5000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1538407                           9.8750        157,200.00        100
    MASCARENAS          BRANNON       9.8750        156,910.80         ZZ
    16 ZOPILOTE ROAD                  9.3750          1,365.04         1
                                     15.8750          1,365.04         85
    TIJERAS         NM    87059      15.3750       10/03/96        185,000.00
    280001538407                      9.8750       12/01/96            23
    2492874                           9.3750       11/01/26            0
    0                                 6.1250       11/01/97        11/01/97
    B75/824                           5.6250       12/01/97        12/01/97
      45                              9.8750          .0000           .0000
    A                                11.8750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1538408                           9.1250        104,000.00        100
    KHAN                NASIR         9.1250        103,832.69         ZZ
1


    2017 SOUTH STREET                 8.6250            846.18         1
                                     15.1250            846.18         80
    ELGIN           IL    60123      14.6250       11/19/96        130,000.00
    280001538408                       .0000       01/01/97            00
    4549473                            .0000       12/01/26            0
    0                                 4.6250       12/01/97        12/01/97
    180/824                           4.1250       01/01/98        01/01/98
      45                              9.1250          .0000           .0000
    A                                11.1250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1538410                          10.0000         65,700.00        100
    HOLLOWAY            GRETCHEN     10.0000         65,612.08         ZZ
    906 TUCKAWANNA DR                 9.5000            576.56         1
                                     16.0000            576.56         90
    ATLANTA         GA    30311      15.5000       11/27/96         73,000.00
    280001538410                       .0000       01/01/97            23
    12354                              .0000       12/01/26            0
    0                                 5.8750       12/01/97        12/01/97
    896/824                           5.3750       01/01/98        01/01/98
      45                              8.0000          .0000           .0000
    A                                12.0000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1538556                           9.2500        134,900.00        100
    GERHARDSTEIN        THOMAS        9.2500        134,759.59         ZZ
    10 HILLCREST DRIVE                8.7500          1,109.79         1
                                     15.2500          1,109.79         90
    EAST HARWICH    MA    02645      14.7500       01/02/97        149,900.00
    280001538556                       .0000       02/01/97            12
    179002                             .0000       01/01/27           30
    0                                 5.2500       01/01/98        01/01/98
    A45/824                           4.7500       02/01/98        02/01/98
      45                              7.2500          .0000           .0000
    A                                11.2500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000
1




    1538597                           9.8750         48,800.00        100
    HUSSAIN             SHEIKH        9.8750         47,692.50         ZZ
    69 SEATON ROAD UNIT 12 B 4        9.3750            423.75         1
                                     15.8750            423.75         80
    STAMFORD        CT    06902      15.3750       11/25/96         61,000.00
    280001538597                       .0000       01/01/97            00
    NA                                 .0000       12/01/26            0
    0                                 5.8750       12/01/99        12/01/99
    A07/824                           5.3750       01/01/00        01/01/00
      45                              9.8750          .0000           .0000
    A                                12.8750            6              6
      360                               R            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           01             0           00/00/00
                                        O             .0000


    1538612                          10.3750         96,000.00        100
    MILLER              GLORIA       10.3750         95,881.41         ZZ
    7105 OHIO AVENUE                  9.8750            869.19         1
                                     16.3750            869.19         60
    HANOVER         MD    21076      15.8750       11/22/96        161,000.00
    280001538612                       .0000       01/01/97            00
    7030166                            .0000       12/01/26            0
    0                                 5.8750       12/01/99        12/01/99
    696/824                           5.3750       01/01/00        01/01/00
      25                              7.3750          .0000           .0000
    A                                13.3750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1538615                           9.5000        261,000.00        100
    MEAS                STEVEN        9.5000        260,611.80         ZZ
    10534 HALEDON AVENUE              9.0000          2,194.63         1
                                     15.5000          2,194.63         90
    DOWNEY          CA    90242      15.0000       11/22/96        290,000.00
    280001538615                       .0000       01/01/97            23
    63000154                           .0000       12/01/26            0
    0                                 6.5000       06/01/97        06/01/97
    470/824                           6.0000       07/01/97        07/01/97
      25                              8.5000          .0000           .0000
    A                                10.5000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
1


        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1538674                           9.2500        130,850.00        100
    BARKER              DAVID         9.2500        130,575.49         ZZ
    17009 GEORGETOWN WAY              8.7500          1,076.47         1
                                     15.2500          1,076.47         80
    LAKEVILLE       MN    55068      14.7500       10/30/96        163,600.00
    0410202980                         .0000       12/01/96            00
    0410202980                         .0000       11/01/26            0
    0                                 5.0000       11/01/98        11/01/98
    E22/824                           4.5000       12/01/98        12/01/98
      25                              6.2500          .0000           .0000
    A                                12.2500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1538718                           9.3750         35,000.00        100
    O'CONNOR JR         CLAUDE        9.3750         34,964.51         ZZ
    RR 3 BOX 3375-D                   8.8750            291.11         1
                                     15.3750            291.11         80
    MOSCOW          PA    18444      14.8750       12/10/96         43,750.00
    280001538718                      9.3750       02/01/97            00
    961178                            8.8750       01/01/27            0
    0                                 5.5000       01/01/98        01/01/98
    922/824                           5.0000       02/01/98        02/01/98
      45                              9.3750          .0000           .0000
    A                                11.3750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1538724                           9.6250        189,000.00        100
    MORRIS IV           ARTHUR        9.6250        188,725.44         ZZ
    614 GLENEAGLE LANE                9.1250          1,606.48         1
                                     15.6250          1,606.48         90
    FRANKLIN        TN    37064      15.1250       11/19/96        210,000.00
    280001538724                       .0000       01/01/97            23
    177955                             .0000       12/01/26            0
    0                                 5.3750       12/01/99        12/01/99
    E48/824                           4.8750       01/01/00        01/01/00
      25                              6.6250          .0000           .0000
    A                                12.6250            6              6
1


      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1538728                          10.3750        143,900.00        100
    AIRHART             GLORIA       10.3750        143,782.00         ZZ
    5465 NW PONDOSA DRIVE             9.8750          1,302.88         1
                                     16.3750          1,302.88         79
    PORTLAND        OR    97229      15.8750       12/09/96        183,000.00
    280001538728                       .0000       02/01/97            00
    96041442                           .0000       01/01/27            0
    0                                 5.8750       01/01/00        01/01/00
    624/824                           5.3750       02/01/00        02/01/00
      25                              7.3750          .0000           .0000
    A                                13.3750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1538736                           8.7500         90,000.00        100
    APPERSON            CALVIN        8.7500         89,843.52         ZZ
    6412 JODIE ST                     8.2500            708.03         1
                                     14.7500            708.03         63
    NEW CARROLLTON  MD    20784      14.2500       11/22/96        144,000.00
    280001538736                       .0000       01/01/97            00
    CP89                               .0000       12/01/26            0
    0                                 5.0000       12/01/97        12/01/97
    B25/824                           4.5000       01/01/98        01/01/98
      45                              6.7500          .0000           .0000
    A                                10.7500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1538747                           8.5000        175,000.00        100
    RAUCCI              ANTHONY       8.5000        174,787.21         ZZ
    23W609 PICTON ROAD                8.0000          1,345.60         1
                                     14.5000          1,345.60         80
    ROSELLE         IL    60172      14.0000       12/03/96        220,000.00
    280001538747                      8.5000       02/01/97            00
    960263                            8.0000       01/01/27            0
    0                                 4.7500       07/01/97        07/01/97
1


    664/824                           4.2500       08/01/97        08/01/97
      25                              8.5000          .0000           .0000
    A                                 9.5000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1538823                           9.2500        150,000.00        100
    GEORGOPULOS         EVANS         9.2500        150,000.00         ZZ
    1131 86TH STREET                  8.7500          1,234.02         4
                                     15.2500          1,234.02         43
    BROOKLYN        NY    11228      14.7500       02/14/97        350,000.00
    280001538823                       .0000       04/01/97            00
    7846                               .0000       03/01/27            0
    0                                 6.2500       03/01/98        03/01/98
    A26/824                           5.7500       04/01/98        04/01/98
      45                              7.2500          .0000           .0000
    A                                11.2500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1538971                          11.0000        360,000.00        100
    NIBLEY III          FRANK        11.0000        359,479.45         ZZ
    2950 BENT OAK LANE               10.5000          3,428.36         1
                                     17.0000          3,428.36         90
    MORGAN HILL     CA    95037      16.5000       10/29/96        400,000.00
    0410237424                         .0000       12/01/96            23
    0410237424                         .0000       11/01/26            0
    0                                 5.7500       11/01/98        11/01/98
    E22/824                           5.2500       12/01/98        12/01/98
      25                              8.0000          .0000           .0000
    A                                14.0000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1539019                          10.3750         89,800.00        100
    KELLEY              DARRYEL      10.3750         89,689.04         ZZ
    14342 MADISON OAKS DRIVE          9.8750            813.06         1
                                     16.3750            813.06         90
    WALKER          LA    70785      15.8750       11/27/96         99,800.00
1


    280001539019                     10.3750       01/01/97            23
    961284                            9.8750       12/01/26            0
    0                                 6.5000       12/01/97        12/01/97
    922/824                           6.0000       01/01/98        01/01/98
      45                             10.3750          .0000           .0000
    A                                12.3750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1539021                          10.7500         30,400.00        100
    PLATT               LINDA        10.7500         30,377.00         ZZ
    743 1/2 ST JOSEPH ST             10.2500            283.78         1
                                     16.7500            283.78         80
    LANCASTER       PA    17603      16.2500       12/19/96         38,000.00
    280001539021                     10.7500       02/01/97            00
    961294                           10.2500       01/01/27            0
    0                                 6.6250       01/01/00        01/01/00
    922/824                           6.1250       02/01/00        02/01/00
      25                             10.7500          .0000           .0000
    A                                13.7500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1539030                          10.2500         72,250.00        100
    MAURICE             PAULA        10.2500         72,219.71         ZZ
    28 NORTH 23RD STREET              9.7500            647.43         1
                                     16.2500            647.43         85
    EAST ORANGE     NJ    07017      15.7500       02/07/97         85,000.00
    280001539030                     10.2500       03/01/97            23
    961203                            9.7500       02/01/27            0
    0                                 6.5000       02/01/00        02/01/00
    922/824                           6.0000       03/01/00        03/01/00
      25                             10.2500          .0000           .0000
    A                                13.2500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1539209                           8.7500        242,000.00        100
    BURTON              CONNIE        8.7500        241,860.77         ZZ
1


    259 HIGHGATE HILL ROAD            8.2500          1,903.81         1
                                     14.7500          1,903.81         85
    INDIAN SPRINGS  AL    35124      14.2500       01/27/97        285,000.00
    280001539209                       .0000       03/01/97            23
    972224996                          .0000       02/01/27            0
    0                                 6.0000       02/01/98        02/01/98
    575/824                           5.5000       03/01/98        03/01/98
      45                              6.7500          .0000           .0000
    A                                10.7500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1539213                           9.6250         65,000.00        100
    TERRY               WILLIAM       9.6250         64,937.45         ZZ
    5128 LAKE SHORE DRIVE             9.1250            552.50         1
                                     15.6250            552.50         63
    CHESAPEAKE      VA    23321      15.1250       12/23/96        104,000.00
    280001539213                       .0000       02/01/97            00
    0176002                            .0000       01/01/27            0
    0                                 5.6250       01/01/00        01/01/00
    F64/824                           5.1250       02/01/00        02/01/00
      25                              9.6250          .0000           .0000
    A                                12.6250            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1539291                           9.0000        175,000.00        100
    CAIO                ANTHONY       9.0000        174,904.41         ZZ
    50 OLD ROAD                       8.5000          1,408.09         1
                                     15.0000          1,408.09         70
    WESTPORT        CT    06880      14.5000       01/10/97        250,000.00
    280001539291                       .0000       03/01/97            00
    1539291                            .0000       02/01/27            0
    0                                 5.5000       02/01/98        02/01/98
    B24/824                           5.0000       03/01/98        03/01/98
      45                              7.0000          .0000           .0000
    A                                11.0000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000
1




    1539504                          10.3750        131,400.00        100
    MONTI               ANTHONY      10.3750        131,182.64         ZZ
    21470 SAWMILL COURT               9.8750          1,189.70         1
                                     16.3750          1,189.70         90
    BOCA RATON      FL    33498      15.8750       10/29/96        146,000.00
    0410247027                         .0000       12/01/96            23
    0410247027                         .0000       11/01/26            0
    0                                 6.0000       11/01/97        11/01/97
    E22/824                           5.5000       12/01/97        12/01/97
      45                              8.3750          .0000           .0000
    A                                12.3750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           03             0           00/00/00
                                        O             .0000


    1539520                          10.7500        139,920.00        100
    CRUZ                NILES        10.7500        139,760.53         ZZ
    153 AUSTRIAN DRIVE               10.2500          1,306.13         1
                                     16.7500          1,306.13         80
    BLANDON         PA    19510      16.2500       11/22/96        174,900.00
    280001539520                     10.7500       01/01/97            00
    961299                           10.2500       12/01/26            0
    0                                 6.2500       12/01/99        12/01/99
    922/824                           5.7500       01/01/00        01/01/00
      25                             10.7500          .0000           .0000
    A                                13.7500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1539545                           9.3750        114,400.00        100
    KORALEWSKA          GRAZYNA       9.3750        114,283.98         ZZ
    37 SAYRE DRIVE                    8.8750            951.53         1
                                     15.3750            951.53         80
    PLAINSBORO      NJ    08536      14.8750       12/12/96        143,000.00
    280001539545                       .0000       02/01/97            00
    71221                              .0000       01/01/27            0
    0                                 5.8750       01/01/00        01/01/00
    A69/824                           5.3750       02/01/00        02/01/00
      25                              8.3750          .0000           .0000
    A                                10.3750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
1


        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1539575                          10.2500        107,865.00        100
    GULL                ALAN         10.2500        107,728.13         ZZ
    5441 WEST KARMA AVENUE            9.7500            966.58         1
                                     16.2500            966.58         85
    WEST VALLEY CI  UT    84120      15.7500       11/27/96        126,900.00
    280001539575                       .0000       01/01/97            23
    141177                             .0000       12/01/26            0
    0                                 6.7500       12/01/99        12/01/99
    816/824                           6.2500       01/01/00        01/01/00
      25                              7.2500          .0000           .0000
    A                                13.2500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1539583                           8.0000        136,000.00        100
    GARY                MATHEW        8.0000        135,908.75         ZZ
    2740 IROQUOIS DRIVE               7.5000            997.92         1
                                     14.0000            997.92         80
    THOMPSON STATI  TN    37179      13.5000       01/17/97        170,000.00
    280001539583                       .0000       03/01/97            00
    4486858                            .0000       02/01/27            0
    0                                 4.6250       02/01/98        02/01/98
    180/824                           4.1250       03/01/98        03/01/98
      45                              8.0000          .0000           .0000
    A                                10.0000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1539592                          10.5000        206,550.00        100
    LINMAN              SUSAN        10.5000        206,301.60         ZZ
    120 SOUTH 46TH STREET            10.0000          1,889.39         1
                                     16.5000          1,889.39         85
    BELLINGHAM      WA    98226      16.0000       11/22/96        243,000.00
    280001539592                       .0000       01/01/97            23
    A119618W                           .0000       12/01/26            0
    0                                 6.7500       12/01/99        12/01/99
    950/824                           6.2500       01/01/00        01/01/00
      25                              7.5000          .0000           .0000
    A                                13.5000            6              6
1


      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1539629                           9.8750         52,000.00        100
    RICE                YVONNE        9.8750         51,928.55         ZZ
    4425 PEN LUCY ROAD                9.3750            451.54         1
                                     15.8750            451.54         80
    BALTIMORE       MD    21229      15.3750       12/04/96         65,000.00
    280001539629                       .0000       01/01/97            00
    7020197                            .0000       12/01/26            0
    0                                 5.6250       12/01/99        12/01/99
    696/824                           5.1250       01/01/00        01/01/00
      25                              6.8750          .0000           .0000
    A                                12.8750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           09             0           00/00/00
                                        O             .0000


    1539632                           9.3750         87,750.00        100
    RAMIREZ             LUIS          9.3750         87,615.99         ZZ
    9347 HIDDEN WATER CIRCLE          8.8750            729.87         1
                                     14.3750            729.87         90
    RIVERVIEW       FL    33569      13.8750       11/27/96         97,550.00
    280001539632                       .0000       01/01/97            23
    0004505871                         .0000       12/01/26            0
    0                                 5.6250       06/01/97        06/01/97
    462/824                           5.1250       07/01/97        07/01/97
      25                              8.3750          .0000           .0000
    A                                10.3750            6              6
      360                               E            1.0000          1.0000
       5.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           03             0           00/00/00
                                        O             .0000


    1539772                           9.7500         70,550.00        100
    BRELAND             SHARON        9.7500         70,450.45         ZZ
    70434 WEST K STREET               9.2500            606.13         1
                                     15.7500            606.13         85
    COVINGTON       LA    70433      15.2500       11/27/96         83,000.00
    280001539772                       .0000       01/01/97            23
    1788863                            .0000       12/01/26            0
    0                                 6.0000       12/01/97        12/01/97
1


    575/824                           5.5000       01/01/98        01/01/98
      45                              7.7500          .0000           .0000
    A                                11.7500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1539786                           8.7500         72,000.00        100
    HARDY               SANDRA        8.7500         71,874.79         ZZ
    1521 MORRIS ROAD SE               8.2500            566.43         1
                                     15.7500            566.43         80
    WASHINGTON      DC    20020      15.2500       11/26/96         90,000.00
    280001539786                       .0000       01/01/97            00
    CPK076                             .0000       12/01/26            0
    0                                 5.8750       06/01/97        06/01/97
    B25/824                           5.3750       07/01/97        07/01/97
      25                              7.2500          .0000           .0000
    A                                10.2500            6              6
      360                               E            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1539820                          10.3750        117,525.00        100
    NOVOTNY             TODD         10.3750        117,379.81         ZZ
    22 FAIR ST                        9.8750          1,064.08         1
                                     16.3750          1,064.08         75
    NORWALK         CT    06851      15.8750       12/02/96        156,700.00
    280001539820                       .0000       01/01/97            00
    178564                             .0000       12/01/26            0
    0                                 6.7500       12/01/99        12/01/99
    B24/824                           6.2500       01/01/00        01/01/00
      25                              7.3750          .0000           .0000
    A                                13.3750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1539878                           9.1250        328,000.00        100
    BRADY               JUANITA       9.1250        327,293.78         ZZ
    1915 MONTICELLO COURT             8.6250          2,668.72         1
                                     15.1250          2,668.72         80
    DUNWOODY        GA    30350      14.6250       10/30/96        410,000.00
1


    280001539878                       .0000       12/01/96            00
    BRADY                              .0000       11/01/26            0
    0                                 5.8750       11/01/97        11/01/97
    E20/824                           5.3750       12/01/97        12/01/97
      45                              7.1250          .0000           .0000
    A                                11.1250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1539919                           8.6250        272,000.00        100
    CAVALLO             LAWRENCE      8.6250        271,514.75         ZZ
    3908 SKYVIEW LANE                 8.1250          2,115.59         1
                                     14.6250          2,115.59         80
    FAIRFAX         VA    22031      14.1250       11/26/96        340,000.00
    280001539919                       .0000       01/01/97            00
    CPK077                             .0000       12/01/26            0
    0                                 5.5000       11/01/97        11/01/97
    B25/824                           5.0000       12/01/97        12/01/97
      45                              6.6250          .0000           .0000
    A                                10.6250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1539921                           9.8750         86,800.00        100
    LANGE               MARK          9.8750         86,680.69         ZZ
    4 WINNEPEG AVE                    9.3750            753.73         1
                                     15.8750            753.73         70
    EGG HARBOR      NJ    08234      15.3750       11/26/96        124,000.00
    280001539921                      9.8750       01/01/97            00
    961304                            9.3750       12/01/26            0
    0                                 6.0000       12/01/97        12/01/97
    922/824                           5.5000       01/01/98        01/01/98
      45                              9.8750          .0000           .0000
    A                                11.8750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1540080                           8.5000        220,500.00        100
    BUNNELL             ROGER         8.5000        220,231.90         ZZ
1


    3028 WEST VALLEY PARK BLVD        8.0000          1,695.45         1
                                     14.5000          1,695.45         90
    LARKSPUR        CO    80118      14.0000       12/16/96        245,000.00
    280001540080                       .0000       02/01/97            04
    4580312                            .0000       01/01/27           25
    0                                 5.1250       01/01/98        01/01/98
    180/824                           4.6250       02/01/98        02/01/98
      45                              8.5000          .0000           .0000
    A                                10.5000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1540138                           8.2500        245,000.00        100
    WOODHAMS            DAVID         8.2500        244,686.45         ZZ
    1444 SANDALWOOD DRIVE             7.7500          1,840.61         1
                                     14.2500          1,840.61         76
    MURPHYS         CA    95247      13.7500       12/02/96        325,000.00
    280001540138                       .0000       02/01/97            00
    2023505                            .0000       01/01/27            0
    0                                 3.3750       07/01/97        07/01/97
    664/824                           2.8750       08/01/97        08/01/97
      25                              8.2500          .0000           .0000
    A                                 9.2500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           03             0           00/00/00
                                        O             .0000


    1540148                           8.2500        170,000.00        100
    TYMOSZENKO          GINA          8.2500        169,782.43         ZZ
    660 RIDGE AVENUE                  7.7500          1,277.16         1
                                     14.2500          1,277.16         85
    LOMBARD         IL    60148      13.7500       12/10/96        200,000.00
    280001540148                      8.2500       02/01/97            23
    2237360                           7.7500       01/01/27            0
    0                                 5.2500       07/01/97        07/01/97
    664/824                           4.7500       08/01/97        08/01/97
      25                              8.2500          .0000           .0000
    A                                 9.2500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000
1




    1540299                           9.8750         30,600.00        100
    TOWNSEND            DEBORAH       9.8750         30,572.09         ZZ
    320 VINE                          9.3750            265.71         1
                                     15.8750            265.71         85
    LEAVENWORTH     KS    66048      15.3750       12/06/96         36,000.00
    280001540299                       .0000       02/01/97            23
    1790815                            .0000       01/01/27            0
    0                                 6.7500       01/01/00        01/01/00
    575/824                           6.2500       02/01/00        02/01/00
      25                              9.8750          .0000           .0000
    A                                12.8750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1540347                           9.6250        158,400.00        100
    JIMINEZ             JIMMY         9.6250        158,092.76         ZZ
    14227 CAVALCADE                   9.1250          1,346.39         1
                                     16.6250          1,346.39         90
    SAN ANTONIO     TX    78248      16.1250       11/01/96        176,000.00
    280001540347                      9.6250       12/01/96            23
    9600000340                        9.1250       11/01/26            0
    0                                 6.2500       05/01/97        05/01/97
    G33/824                           5.7500       06/01/97        06/01/97
      25                              9.6250          .0000           .0000
    A                                11.1250            6              6
      360                               E            1.5000          1.5000
       7.0000                           X              X              .0000
        .0000                           X              X              .0000
        .0000                           1              00          00/00/00
        .0000                           03             0           00/00/00
                                        O             .0000


    1540372                           9.6250         82,450.00        100
    PERKINS             MICHAEL       9.6250         82,330.53         ZZ
    4861 BRIARBEND DRIVE              9.1250            700.82         1
                                     16.6250            700.82         85
    HOUSTON         TX    77035      16.1250       11/06/96         97,000.00
    280001540372                      9.6250       01/01/97            23
    9600000257                        9.1250       12/01/26            0
    0                                 6.2500       06/01/97        06/01/97
    G33/824                           5.7500       07/01/97        07/01/97
      25                              9.6250          .0000           .0000
    A                                11.1250            6              6
      360                               E            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
1


        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1540379                           9.5000         73,600.00        100
    SISAIYAKET          SALY          9.5000         73,490.52         ZZ
    12505 NE 72ND STREET              9.0000            618.87         1
                                     16.5000            618.87         80
    VANCOUVER       WA    98682      16.0000       11/11/96         92,000.00
    280001540379                      9.5000       01/01/97            00
    9600000334                        9.0000       12/01/26            0
    0                                 6.1250       06/01/97        06/01/97
    G33/824                           5.6250       07/01/97        07/01/97
      25                              9.5000          .0000           .0000
    A                                11.0000            6              6
      360                               E            1.5000          1.5000
       7.0000                           X              X              .0000
        .0000                           X              X              .0000
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1540388                          10.3750        139,500.00        100
    WEHMEYER            DAVID        10.3750        139,327.64         ZZ
    21306 FONES ROAD                  9.8750          1,263.05         1
                                     17.3750          1,263.05         90
    TOMBALL         TX    77375      16.8750       11/15/96        155,000.00
    280001540388                     10.3750       01/01/97            23
    9600000370                        9.8750       12/01/26            0
    0                                 6.7500       12/01/98        12/01/98
    G33/824                           6.2500       01/01/99        01/01/99
      25                             10.3750          .0000           .0000
    A                                13.3750            6              6
      360                               E            1.5000          1.5000
       7.0000                           X              X              .0000
        .0000                           X              X              .0000
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1540402                           9.8750         46,800.00        100
    GAMEZ-CONTRERAS     DANIEL        9.8750         46,735.66         ZZ
    10317 MAYFIELD ROAD               9.3750            406.39         1
                                     16.8750            406.39         90
    HOUSTON         TX    77043      16.3750       11/08/96         52,000.00
    280001540402                      9.8750       01/01/97            23
    9600000178                        9.3750       12/01/26            0
    0                                 6.2500       12/01/98        12/01/98
    G33/824                           5.7500       01/01/99        01/01/99
      25                              9.8750          .0000           .0000
    A                                12.8750            6              6
1


      360                               E            1.5000          1.5000
       7.0000                           X              X              .0000
        .0000                           X              X              .0000
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1540438                           8.7500         55,000.00        100
    BENBOW JR           NORMAN        8.7500         54,904.36         ZZ
    10804 DAVIS AVENUE                8.2500            432.69         1
                                     14.7500            432.69         46
    WOODSTOCK       MD    21163      14.2500       11/15/96        120,000.00
    280001540438                      8.7500       01/01/97            00
    63000105                          8.2500       12/01/26            0
    0                                 6.7500       06/01/97        06/01/97
    F22/824                           6.2500       07/01/97        07/01/97
      25                              8.7500          .0000           .0000
    A                                 9.7500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1540767                           9.0000         39,650.00        100
    SISSON              PETER         9.0000         39,606.53         ZZ
    4810 ROSEROCK LANE                8.5000            319.03         1
                                     15.0000            319.03         65
    SPRING          TX    77388      14.5000       12/19/96         61,000.00
    280001540767                       .0000       02/01/97            00
    9601156541                         .0000       01/01/27            0
    0                                 2.7500       01/01/98        01/01/98
    966/824                           2.2500       02/01/98        02/01/98
      45                              7.0000          .0000           .0000
    A                                11.0000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        N             .0000


    1540771                           9.0000         44,200.00        100
    SISSON              PETER         9.0000         44,151.53         ZZ
    4523 TANGLE CREEK LANE            8.5000            355.64         1
                                     15.0000            355.64         65
    SPRING          TX    77388      14.5000       12/19/96         68,000.00
    280001540771                       .0000       02/01/97            00
    9601156641                         .0000       01/01/27            0
    0                                 2.7500       01/01/98        01/01/98
1


    966/824                           2.2500       02/01/98        02/01/98
      45                              7.0000          .0000           .0000
    A                                11.0000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        N             .0000


    1540830                          10.0000        175,000.00        100
    UDELSMAN            JAMES        10.0000        174,844.50         ZZ
    425 KINGS HIGHWAY                 9.5000          1,535.76         1
                                     16.0000          1,535.76         60
    VALLEY COTTAGE  NY    10989      15.5000       12/20/96        295,000.00
    280001540830                       .0000       02/01/97            00
    7752                               .0000       01/01/27            0
    0                                 6.0000       01/01/98        01/01/98
    A26/824                           5.5000       02/01/98        02/01/98
      45                              8.0000          .0000           .0000
    A                                12.0000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1540883                           9.0000        124,950.00        100
    PARRISH             JENNIFER      9.0000        124,812.98         ZZ
    5321 S.W. 154TH PLACE             8.5000          1,005.38         1
                                     15.0000          1,005.38         85
    MIAMI           FL    33185      14.5000       12/13/96        147,000.00
    280001540883                       .0000       02/01/97            23
    9650488                            .0000       01/01/27            0
    0                                 5.0000       01/01/98        01/01/98
    A80/824                           4.5000       02/01/98        02/01/98
      45                              7.0000          .0000           .0000
    A                                11.0000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1540934                           9.1250         73,500.00        100
    SAMSON              ELANA         9.1250         73,341.73         ZZ
    2300 E FOURTH ST                  8.6250            598.02         1
                                     15.1250            598.02         75
    ROYAL OAK       MI    48067      14.6250       10/30/96         98,000.00
1


    0410164453                         .0000       12/01/96            00
    0410164453                         .0000       11/01/26            0
    0                                 5.2500       11/01/97        11/01/97
    E22/824                           4.7500       12/01/97        12/01/97
      45                              7.1250          .0000           .0000
    A                                11.1250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1541133                           9.4000         53,900.00        100
    GRIFFITH            SARAH         9.4000         53,845.64         ZZ
    12 BROADMOOR DRIVE                8.9000            449.29         1
                                     15.4000            449.29         70
    CONWAY          AR    72032      14.9000       12/04/96         77,000.00
    280001541133                       .0000       02/01/97            00
    966726                             .0000       01/01/27            0
    0                                 5.7500       01/01/98        01/01/98
    229/824                           5.2500       02/01/98        02/01/98
      45                              9.4000          .0000           .0000
    A                                11.4000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1541139                          10.3750         76,050.00        100
    CORK                DAVID        10.3750         75,987.62         ZZ
    149 TARTAN DRIVE                  9.8750            688.57         1
                                     16.3750            688.57         90
    FOLLANSBEE      WV    26037      15.8750       12/10/96         85,000.00
    280001541139                       .0000       02/01/97            23
    21196665                           .0000       01/01/27            0
    0                                 6.3750       01/01/00        01/01/00
    B65/824                           5.8750       02/01/00        02/01/00
      25                              7.3750          .0000           .0000
    A                                13.3750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1541143                          10.7500         59,500.00        100
    SCHULJAK            STEPHEN      10.7500         59,454.98         ZZ
1


    RD1 BOX 365 FLORENCE ROAD        10.2500            555.43         1
                                     16.7500            555.43         85
    NEW CUMBERLAND  WV    26047      16.2500       12/11/96         70,000.00
    280001541143                       .0000       02/01/97            23
    11196674                           .0000       01/01/27            0
    0                                 6.3750       01/01/00        01/01/00
    B65/824                           5.8750       02/01/00        02/01/00
      25                              7.7500          .0000           .0000
    A                                13.7500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1541150                           9.6250        120,000.00        100
    MCILHANY            CHRISTEL      9.6250        119,884.56         ZZ
    420 GOLFVIEW RD                   9.1250          1,019.99         1
                                     15.6250          1,019.99         61
    ATLANTA         GA    30309      15.1250       12/04/96        197,000.00
    280001541150                       .0000       02/01/97            00
    178689                             .0000       01/01/27            0
    0                                 6.1250       01/01/00        01/01/00
    A52/824                           5.6250       02/01/00        02/01/00
      25                              6.6250          .0000           .0000
    A                                12.6250            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1541215                          10.3750         49,500.00        100
    GLOVER              BRENT        10.3750         49,438.82         ZZ
    15 WILSON AVENUE                  9.8750            448.18         1
                                     16.3750            448.18         90
    OAKLAND         PA    18847      15.8750       12/07/96         55,000.00
    280001541215                     10.3750       01/01/97            23
    961325                            9.8750       12/01/26            0
    0                                 6.5000       12/01/97        12/01/97
    922/824                           6.0000       01/01/98        01/01/98
      45                             10.3750          .0000           .0000
    A                                12.3750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000
1




    1541217                           9.8750         71,800.00        100
    VAUGHAN             TERRIE        9.8750         71,734.50         ZZ
    6683 TWISTED HICKORY ROAD         9.3750            623.47         1
                                     15.8750            623.47         85
    ELIZABETHTOWN   NC    28337      15.3750       12/11/96         84,500.00
    280001541217                      9.8750       02/01/97            23
    961316                            9.3750       01/01/27            0
    0                                 6.0000       01/01/98        01/01/98
    922/824                           5.5000       02/01/98        02/01/98
      45                              9.8750          .0000           .0000
    A                                11.8750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1541249                           8.3750        207,000.00        100
    GARCIA-SHELTON      HAROLD        8.3750        206,741.77         ZZ
    1145 S WISCONSIN AVENUE           7.8750          1,573.35         1
                                     15.3750          1,573.35         85
    OAK PARK        IL    60304      14.8750       12/09/96        244,000.00
    280001541249                       .0000       02/01/97            23
    12345                              .0000       01/01/27            0
    0                                 4.7500       07/01/97        07/01/97
    664/824                           4.2500       08/01/97        08/01/97
      25                              8.3750          .0000           .0000
    A                                 9.8750            6              6
      360                               E            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1541270                          10.5000         56,050.00        100
    BROWN               JAMES        10.5000         55,982.60         ZZ
    20384 BRADFORD ROAD              10.0000            512.71         1
                                     16.5000            512.71         90
    WACHAPREAGUE    VA    23480      16.0000       12/06/96         62,300.00
    280001541270                       .0000       01/01/97            23
    7090097                            .0000       12/01/26            0
    0                                 6.3750       12/01/99        12/01/99
    696/824                           5.8750       01/01/00        01/01/00
      25                              7.5000          .0000           .0000
    A                                13.5000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
1


        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1541298                           9.3750         88,840.00        100
    HOLMES              RAYMOND       9.3750         88,704.33         ZZ
    16168 EAST ELDORADO PLACE         8.8750            738.93         1
                                     16.3750            738.93         74
    AURORA          CO    80013      15.8750       11/18/96        121,000.00
    280001541298                      9.3750       01/01/97            00
    9600000371                        8.8750       12/01/26            0
    0                                 5.7500       12/01/98        12/01/98
    G33/824                           5.2500       01/01/99        01/01/99
      25                              9.3750          .0000           .0000
    A                                12.3750            6              6
      360                               E            1.5000          1.5000
       7.0000                           X              X              .0000
        .0000                           X              X              .0000
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1541416                           9.0000         42,000.00        100
    BLANEY              STEVEN        9.0000         41,953.95         ZZ
    608 W STATE STREET                8.5000            337.94         1
                                     15.0000            337.94         75
    DETROIT LAKES   MN    56501      14.5000       12/19/96         56,000.00
    280001541416                       .0000       02/01/97            00
    1541416                            .0000       01/01/27            0
    0                                 5.0000       01/01/98        01/01/98
    962/824                           4.5000       02/01/98        02/01/98
      45                              7.0000          .0000           .0000
    A                                11.0000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        N             .0000


    1541419                          11.2500        163,850.00        100
    KUHN                ERIK         11.2500        163,682.48         ZZ
    32569 NORTHEAST 46TH PLACE       10.7500          1,591.41         1
                                     17.2500          1,591.41         90
    CARNATION       WA    98014      16.7500       10/31/96        182,140.00
    0410222145                         .0000       01/01/97            23
    0410222145                         .0000       12/01/26            0
    0                                 6.0000       12/01/99        12/01/99
    E22/824                           5.5000       01/01/00        01/01/00
      25                              8.2500          .0000           .0000
    A                                14.2500            6              6
1


      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1541421                           8.8750        416,000.00        100
    WEGNER              JOHN          8.8750        415,295.16         ZZ
    1345 DOUGLASS STREET              8.3750          3,309.88         1
                                     14.8750          3,309.88         64
    SAN FRANCISCO   CA    94131      14.3750       11/12/96        650,000.00
    0410233472                         .0000       01/01/97            00
    0410233472                         .0000       12/01/26            0
    0                                 5.2500       12/01/97        12/01/97
    E22/824                           4.7500       01/01/98        01/01/98
      45                              6.8750          .0000           .0000
    A                                10.8750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1541424                           9.5000         76,500.00        100
    MACDONALD           RALPH         9.5000         76,386.22         ZZ
    174 IBERVILLE                     9.0000            643.25         1
                                     15.5000            643.25         90
    BILOXI          MS    39532      15.0000       11/07/96         85,000.00
    0410269013                         .0000       01/01/97            23
    0410269013                         .0000       12/01/26            0
    0                                 6.0000       12/01/97        12/01/97
    E22/824                           5.5000       01/01/98        01/01/98
      45                              7.5000          .0000           .0000
    A                                11.5000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1541425                           9.0000         47,600.00        100
    BEACHY              ANTHONY       9.0000         47,494.81         ZZ
    4227 RUTH WAY                     8.5000            383.00         1
                                     15.0000            383.00         85
    SARASOTA        FL    34232      14.5000       10/04/96         56,000.00
    280001541425                      9.0000       12/01/96            23
    2397685                           8.5000       11/01/26            0
    0                                 5.2500       05/01/97        05/01/97
1


    E47/824                           4.7500       06/01/97        06/01/97
      25                              9.0000          .0000           .0000
    A                                10.0000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1541433                          10.3750        184,850.00        100
    CANTWELL            DONALD       10.3750        184,621.65         ZZ
    415 JOHN R                        9.8750          1,673.64         1
                                     16.3750          1,673.64         79
    MILFORD         MI    48381      15.8750       11/04/96        234,000.00
    0410164230                         .0000       01/01/97            00
    0410164230                         .0000       12/01/26            0
    0                                 5.0000       12/01/98        12/01/98
    E22/824                           4.5000       01/01/99        01/01/99
      25                              7.3750          .0000           .0000
    A                                13.3750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1541435                           8.7500        157,250.00        100
    COBB                LA DORA       8.7500        156,821.81         ZZ
    12202 GUINEVERE ROAD              8.2500          1,237.09         1
                                     14.7500          1,237.09         85
    GLENN DALE      MD    20769      14.2500       10/11/96        185,000.00
    280001541435                      8.7500       12/01/96            23
    2101259112                        8.2500       11/01/26            0
    0                                 4.8750       11/01/97        11/01/97
    E47/824                           4.3750       12/01/97        12/01/97
      45                              8.7500          .0000           .0000
    A                                10.7500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1541526                          10.1250        162,000.00        100
    VORA                PUNAMCHAN    10.1250        161,717.34         ZZ
    106 FOXTRAP DRIVE                 9.6250          1,436.65         1
                                     17.1250          1,436.65         90
    GLEN BURNIE     MD    21046      16.6250       10/31/96        180,000.00
1


    280001541526                     10.1250       12/01/96            23
    2101543112                        9.6250       11/01/26            0
    0                                 6.7500       05/01/97        05/01/97
    E47/824                           6.2500       06/01/97        06/01/97
      25                             10.1250          .0000           .0000
    A                                11.1250            6              6
      360                               E            1.0000          1.0000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1541536                           8.3750        103,200.00        100
    VILLA               MICHAEL       8.3750        103,006.23         ZZ
    2357 VALLEY VIEW PLACE            7.8750            784.39         1
                                     14.3750            784.39         80
    ESCONDIDO       CA    92026      13.8750       10/31/96        129,000.00
    0410284319                         .0000       01/01/97            00
    0410284319                         .0000       12/01/26            0
    0                                 5.5000       12/01/97        12/01/97
    E22/824                           5.0000       01/01/98        01/01/98
      45                              6.3750          .0000           .0000
    A                                10.3750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1541541                           9.6250        130,400.00        100
    WARNK               RICHARD       9.6250        130,147.08         ZZ
    1908 BILLY BARTON CIRCLE          9.1250          1,108.39         1
                                     16.6250          1,108.39         80
    REISTERTOWN     MD    21136      16.1250       10/15/96        163,000.00
    280001541541                      9.6250       12/01/96            00
    2101305112                        9.1250       11/01/26            0
    0                                 6.2500       05/01/97        05/01/97
    E47/824                           5.7500       06/01/97        06/01/97
      25                              9.6250          .0000           .0000
    A                                10.6250            6              6
      360                               E            1.0000          1.0000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1541586                           9.5000         72,000.00        100
    GRAHAM              ANDREA        9.5000         71,856.61         ZZ
1


    3961 WHITFIELD ROAD               9.0000            605.42         1
                                     15.5000            605.42         90
    WINSTON-SALEM   NC    27105      15.0000       11/05/96         80,000.00
    0410246060                         .0000       12/01/96            23
    0410246060                         .0000       11/01/26            0
    0                                 6.0000       11/01/97        11/01/97
    E22/824                           5.5000       12/01/97        12/01/97
      45                              7.5000          .0000           .0000
    A                                11.5000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1541598                          10.7500         91,200.00        100
    REMKE JR            TERRY        10.7500         91,096.05         ZZ
    712 COUNTRY CLUB DRIVE           10.2500            851.34         1
                                     16.7500            851.34         60
    MCHENRY         IL    60050      16.2500       11/15/96        152,000.00
    280001541598                       .0000       01/01/97            23
    96N00022                           .0000       12/01/26            0
    0                                 5.5000       12/01/99        12/01/99
    A37/824                           5.0000       01/01/00        01/01/00
      25                             10.7500          .0000           .0000
    A                                12.7500            6              6
      360                               E            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1541621                           9.5000        120,200.00        100
    FELL                JOSEPH        9.5000        119,960.66         ZZ
    2513 WEST FARMINGTON COURT        9.0000          1,010.71         1
                                     15.5000          1,010.71         90
    BELVIDERE       IL    61008      15.0000       10/28/96        133,881.00
    280001541621                       .0000       12/01/96            23
    96N00011                           .0000       11/01/26            0
    0                                 5.5500       05/01/97        05/01/97
    A37/824                           5.0500       06/01/97        06/01/97
      25                              8.5000          .0000           .0000
    A                                10.5000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000
1




    1541653                           9.5000        120,000.00        100
    PONTICELLI          GAETANO       9.5000        119,821.50         ZZ
    108 JANICE                        9.0000          1,009.03         1
                                     15.5000          1,009.03         83
    ADDISON         IL    60101      15.0000       11/12/96        145,000.00
    280001541653                       .0000       01/01/97            23
    96NW00028                          .0000       12/01/26            0
    0                                 5.3000       12/01/97        12/01/97
    A37/824                           4.8000       01/01/98        01/01/98
      45                              7.5000          .0000           .0000
    A                                11.5000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1541664                           9.5000         63,000.00        100
    CULLOTTA            JOHN          9.5000         62,874.55         ZZ
    55 SOUTH LALONDE AVENUE           9.0000            529.74         1
                                     15.5000            529.74         70
    ADDISON         IL    60101      15.0000       10/16/96         90,000.00
    280001541664                       .0000       12/01/96            00
    960004                             .0000       11/01/26            0
    0                                 5.5500       05/01/97        05/01/97
    A37/824                           5.0500       06/01/97        06/01/97
      25                              9.5000          .0000           .0000
    A                                10.5000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           01             0           00/00/00
                                        O             .0000


    1541675                          11.2500         27,000.00        100
    ERVIN               MARLIN       11.2500         26,981.68         ZZ
    826 KERR AVENUE                  10.7500            262.24         1
                                     17.2500            262.24         75
    MEMPHIS         TN    38106      16.7500       12/24/96         36,000.00
    280001541675                     11.2500       02/01/97            00
    961296                           10.7500       01/01/27            0
    0                                 6.5000       01/01/00        01/01/00
    922/824                           6.0000       02/01/00        02/01/00
      25                             11.2500          .0000           .0000
    A                                14.2500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
1


        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        N             .0000


    1541682                           9.7500        178,500.00        100
    WRIGHT              WILLIAM       9.7500        178,248.12         ZZ
    19450 WARWICK DRIVE               9.2500          1,533.59         1
                                     15.7500          1,533.59         85
    BROOKFIELD      WI    53045      15.2500       11/04/96        210,000.00
    280001541682                       .0000       01/01/97            23
    96N00039                           .0000       12/01/26            0
    0                                 5.5000       12/01/97        12/01/97
    A37/824                           5.0000       01/01/98        01/01/98
      45                              7.7500          .0000           .0000
    A                                11.7500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1541685                           8.8750        104,125.00        100
    WOODS               GARY          8.8750        104,007.81         ZZ
    16017 NOTTINGHAM DRIVE            8.3750            828.47         1
                                     14.8750            828.47         85
    OMAHA           NE    68118      14.3750       12/13/96        122,500.00
    280001541685                       .0000       02/01/97            23
    7810014384                         .0000       01/01/27            0
    0                                 4.7500       01/01/98        01/01/98
    721/824                           4.2500       02/01/98        02/01/98
      45                              6.8750          .0000           .0000
    A                                10.8750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1541726                           9.7500         84,000.00        100
    SCOTT SR            JACK          9.7500         83,881.47         ZZ
    10020 CRAIGS CHURCH LANE          9.2500            721.69         1
                                     15.7500            721.69         68
    SPOTSYLVANIA    VA    22553      15.2500       12/06/96        124,000.00
    280001541726                       .0000       01/01/97            00
    9020108                            .0000       12/01/26            0
    0                                 6.2500       12/01/97        12/01/97
    696/824                           5.7500       01/01/98        01/01/98
      45                              7.7500          .0000           .0000
    A                                11.7500           12             12
1


      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1541748                           9.5000        176,000.00        100
    MORTON              LARRY         9.5000        175,738.23         ZZ
    7911 GALLOPING CIRCLE             9.0000          1,479.90         1
                                     15.5000          1,479.90         80
    BALTIMORE       MD    21244      15.0000       12/04/96        220,000.00
    280001541748                       .0000       01/01/97            00
    7020210                            .0000       12/01/26            0
    0                                 4.7500       12/01/97        12/01/97
    696/824                           4.2500       01/01/98        01/01/98
      45                              7.5000          .0000           .0000
    A                                11.5000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1541820                          10.1250        116,000.00        100
    RAND                GARY         10.1250        115,899.66         ZZ
    370 7TH STREET                    9.6250          1,028.71         1
                                     17.1250          1,028.71         80
    NORCO           CA    91760      16.6250       12/09/96        145,000.00
    280001541820                       .0000       02/01/97            00
    546989993                          .0000       01/01/27            0
    0                                 5.6250       01/01/00        01/01/00
    E59/824                           5.1250       02/01/00        02/01/00
      45                             10.1250          .0000           .0000
    A                                13.1250            6              6
      360                               9            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1541825                           8.2500        108,000.00        100
    JONES               DEVIN         8.2500        107,861.79         ZZ
    2022 WEST 1150 SOUTH              7.7500            811.37         1
                                     14.2500            811.37         80
    SYRACUSE        UT    84075      13.7500       12/06/96        135,000.00
    280001541825                       .0000       02/01/97            00
    65025160018A                       .0000       01/01/27            0
    0                                 4.8750       01/01/98        01/01/98
1


    624/824                           4.3750       02/01/98        02/01/98
      45                              6.2500          .0000           .0000
    A                                10.2500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1541829                           9.0000         71,000.00        100
    LACROIX             LYLE          9.0000         70,922.13         ZZ
    501 CRAWFORD RD                   8.5000            571.29         1
                                     15.0000            571.29         69
    VERMILLION      SD    57069      14.5000       12/23/96        104,000.00
    280001541829                       .0000       02/01/97            00
    130L6043XR                         .0000       01/01/27            0
    0                                 4.3750       07/01/97        07/01/97
    B30/824                           3.8750       08/01/97        08/01/97
      25                              8.0000          .0000           .0000
    A                                10.0000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1541848                          10.5000         65,600.00        100
    WEICHSELFELDER      GEORGE       10.5000         65,494.34         ZZ
    2315 INDIAN VILLAGE DRIVE        10.0000            600.07         1
                                     16.5000            600.07         90
    FORT WAYNE      IN    46809      16.0000       10/31/96         72,900.00
    0410164537                         .0000       12/01/96            23
    0410164537                         .0000       11/01/26            0
    0                                 6.0000       11/01/97        11/01/97
    E22/824                           5.5000       12/01/97        12/01/97
      45                              8.5000          .0000           .0000
    A                                12.5000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1541854                           8.1250         74,400.00        100
    GARCIA              MARY          8.1250         74,203.32         ZZ
    2830 LAS CAMPANAS DRIVE           7.6250            552.42         1
                                     14.1250            552.42         80
    FARMERS BRANCH  TX    75234      13.6250       11/04/96         93,000.00
1


    0410269542                         .0000       12/01/96            00
    0410269542                         .0000       11/01/26            0
    0                                 4.7500       11/01/97        11/01/97
    E22/824                           4.2500       12/01/97        12/01/97
      45                              6.1250          .0000           .0000
    A                                10.1250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1541860                           9.7500         85,600.00        100
    TANNARIELLO         SANDRA        9.7500         85,519.80         ZZ
    6040 NW 43 TERRACE                9.2500            735.44         1
                                     15.7500            735.44         80
    COCONUT CREEK   FL    33073      15.2500       12/16/96        107,000.00
    280001541860                       .0000       02/01/97            00
    9690164                            .0000       01/01/27            0
    0                                 5.1250       01/01/00        01/01/00
    971/824                           4.6250       02/01/00        02/01/00
      25                              9.7500          .0000           .0000
    A                                12.7500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1541861                           8.5000        240,000.00        100
    CHRISTENSEN         RICHARD       8.5000        239,708.17         ZZ
    16408 KELSEY LANE                 8.0000          1,845.40         1
                                     14.5000          1,845.40         84
    EDEN PRAIRIE    MN    55347      14.0000       12/09/96        287,000.00
    280001541861                       .0000       02/01/97            23
    7810013631                         .0000       01/01/27            0
    0                                 5.0000       01/01/98        01/01/98
    721/824                           4.5000       02/01/98        02/01/98
      45                              6.5000          .0000           .0000
    A                                10.5000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1541862                           8.8750         61,000.00        100
    LAWS                DONNA         8.8750         60,931.35         ZZ
1


    2608 EAST 98TH AVENUE             8.3750            485.34         1
                                     14.8750            485.34         90
    TAMPA           FL    33612      14.3750       12/23/96         68,000.00
    280001541862                       .0000       02/01/97            23
    500000159                          .0000       01/01/27            0
    0                                 6.0000       01/01/98        01/01/98
    575/824                           5.5000       02/01/98        02/01/98
      45                              6.8750          .0000           .0000
    A                                10.8750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1541867                           9.3750         76,500.00        100
    HALL                ROBERT        9.3750         76,383.18         ZZ
    4021 SW 31ST DR                   8.8750            636.29         1
                                     15.3750            636.29         85
    HOLLYWOOD       FL    33023      14.8750       11/15/96         90,000.00
    280001541867                       .0000       01/01/97            23
    96DA0437                           .0000       12/01/26            0
    0                                 5.5000       12/01/99        12/01/99
    766/824                           5.0000       01/01/00        01/01/00
      25                              6.3750          .0000           .0000
    A                                12.3750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1541885                           8.2500        130,000.00        100
    MAYAR               EHSSAN        8.2500        129,449.58         ZZ
    12098 EASTBORNE ROAD              7.7500            976.65         1
                                     14.2500            976.65         69
    SAN DIEGO       CA    92128      13.7500       11/06/96        190,000.00
    280001541885                       .0000       01/01/97            00
    96114985                           .0000       12/01/26            0
    0                                 4.8750       06/01/97        06/01/97
    A01/824                           4.3750       07/01/97        07/01/97
      45                              8.2500          .0000           .0000
    A                                 9.2500            6              6
      360                               9            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000
1




    1541896                           8.8750        465,000.00        100
    ROHRER              SHAWN         8.8750        463,945.61         ZZ
    6421 NE 109TH STREET              8.3750          3,699.75         1
                                     14.8750          3,699.75         79
    OKLAHOMA CITY   OK    73013      14.3750       10/30/96        590,950.00
    0410284541                         .0000       12/01/96            00
    0410284541                         .0000       11/01/26            0
    0                                 5.0000       05/01/97        05/01/97
    E22/824                           4.5000       06/01/97        06/01/97
      25                              7.8750          .0000           .0000
    A                                 9.8750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           4              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1541994                           9.5000        118,800.00        100
    SANCHEZ             IVELISSE      9.5000        118,682.66         ZZ
    1530 SW 20 AVENUE                 9.0000            998.94         1
                                     15.5000            998.94         90
    MIAMI           FL    33145      15.0000       12/09/96        132,000.00
    280001541994                       .0000       02/01/97            23
    9610072                            .0000       01/01/27            0
    0                                 5.2500       01/01/98        01/01/98
    G43/824                           4.7500       02/01/98        02/01/98
      45                              7.5000          .0000           .0000
    A                                11.5000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1542180                           8.8750        119,700.00        100
    HARDING             BRENDA        8.8750        119,497.17         ZZ
    4815 GLENOAK ROAD                 8.3750            952.39         1
                                     14.8750            952.39         90
    HYATTSVILLE     MD    20784      14.3750       12/10/96        133,000.00
    280001542180                       .0000       01/01/97            23
    CPK82                              .0000       12/01/26            0
    0                                 6.2500       12/01/97        12/01/97
    B25/824                           5.7500       01/01/98        01/01/98
      45                              6.8750          .0000           .0000
    A                                10.8750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
1


        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1542184                           9.1250        106,200.00        100
    BAYLOR              ALFRED        9.1250        106,143.48         ZZ
    119 MOHICAN DRIVE                 8.6250            864.08         1
                                     16.1250            864.08         90
    FOREST HEIGHTS  MD    20745      15.6250       01/17/97        118,000.00
    280001542184                       .0000       03/01/97            23
    CPK100                             .0000       02/01/27            0
    0                                 5.5000       09/01/97        09/01/97
    B25/824                           5.0000       10/01/97        10/01/97
      45                              9.1250          .0000           .0000
    A                                10.6250            6              6
      360                               R            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1542187                           9.6000        222,400.00        100
    LINGLE              JAMES         9.6000        222,076.09         ZZ
    323 SEVENTH UNIT 8 THE MEWS       9.1000          1,886.31         1
                                     15.6000          1,886.31         80
    GENEVA          IL    60134      15.1000       11/08/96        278,000.00
    280001542187                       .0000       01/01/97            00
    96N00010                           .0000       12/01/26            0
    0                                 5.2500       06/01/97        06/01/97
    A37/824                           4.7500       07/01/97        07/01/97
      25                              8.6000          .0000           .0000
    A                                10.6000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           01             0           00/00/00
                                        O             .0000


    1542247                          10.7500         64,000.00        100
    LEMANSKI            CHARMAYNE    10.7500         63,876.15         ZZ
    8924 WEST MONTANA AVENUE         10.2500            597.43         1
                                     16.7500            597.43         80
    WEST ALLIS      WI    53227      16.2500       11/15/96         80,000.00
    280001542247                       .0000       01/01/97            00
    96N00046                           .0000       12/01/26            0
    0                                 6.3000       06/01/97        06/01/97
    A37/824                           5.8000       07/01/97        07/01/97
      25                             10.7500          .0000           .0000
    A                                11.7500            6              6
1


      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1542251                           9.5000         51,100.00        100
    GOLDBERG            LEE           9.5000         51,023.98         ZZ
    1223 HULL TERRACE  UNIT 2F        9.0000            429.68         1
                                     15.5000            429.68         70
    EVANSTON        IL    60202      15.0000       11/15/96         73,000.00
    280001542251                       .0000       01/01/97            00
    96NW00047                          .0000       12/01/26            0
    0                                 5.8500       06/01/97        06/01/97
    A37/824                           5.3500       07/01/97        07/01/97
      25                              9.5000          .0000           .0000
    A                                10.5000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           01             0           00/00/00
                                        O             .0000


    1542258                           9.6250        210,000.00        100
    LAMBERT             JAMES         9.6250        209,899.39         ZZ
    1754 SAN LUIS ROAD                9.1250          1,784.98         1
                                     15.6250          1,784.98         84
    WALNUT CREEK    CA    94596      15.1250       01/09/97        250,000.00
    280001542258                       .0000       03/01/97            23
    RFC180363                          .0000       02/01/27            0
    0                                 6.1250       02/01/00        02/01/00
    893/824                           5.6250       03/01/00        03/01/00
      25                              6.6250          .0000           .0000
    A                                12.6250            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1542264                           9.2500         91,000.00        100
    MANCUSO JR          RONALD        9.2500         90,857.38         ZZ
    4412 CRAIG AVENUE                 8.7500            748.63         1
                                     15.2500            748.63         58
    METAIRE         LA    70003      14.7500       11/06/96        157,000.00
    0410270821                         .0000       01/01/97            00
    0410270821                         .0000       12/01/26            0
    0                                 5.2500       12/01/97        12/01/97
1


    E22/824                           4.7500       01/01/98        01/01/98
      45                              7.2500          .0000           .0000
    A                                11.2500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1542272                          10.3750        121,500.00        100
    AKHIDENOR           FRANCISCA    10.3750        121,400.36         ZZ
    640 MOCKINGBIRD LANE              9.8750          1,100.07         1
                                     16.3750          1,100.07         90
    OAKLEY          CA    94561      15.8750       12/12/96        135,000.00
    280001542272                       .0000       02/01/97            23
    96168                              .0000       01/01/27            0
    0                                 5.3750       01/01/00        01/01/00
    F18/824                           4.8750       02/01/00        02/01/00
      25                             10.3750          .0000           .0000
    A                                13.3750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1542278                           8.5000         89,000.00        100
    GUILMETTE           MARK          8.5000         88,891.78         ZZ
    189 SANDOWN ROAD                  8.0000            684.33         1
                                     14.5000            684.33         67
    DANVILLE        NH    03819      14.0000       12/20/96        134,000.00
    280001542278                       .0000       02/01/97            00
    1542278                            .0000       01/01/27            0
    0                                 5.0000       01/01/98        01/01/98
    A17/824                           4.5000       02/01/98        02/01/98
      45                              6.5000          .0000           .0000
    A                                10.5000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1542388                           9.6250        159,350.00        100
    RACE                PAGE          9.6250        159,119.12         ZZ
    7221 ALDEA DRIVE                  9.1250          1,354.46         2
                                     16.6250          1,354.46         91
    AUSTIN          TX    78745      16.1250       11/20/96        176,000.00
1


    280001542388                      9.6250       01/01/97            23
    9600000411                        9.1250       12/01/26            0
    0                                 6.0000       12/01/98        12/01/98
    G33/824                           5.5000       01/01/99        01/01/99
      25                              9.6250          .0000           .0000
    A                                12.6250            6              6
      360                               E            1.5000          1.5000
       7.0000                           X              X              .0000
        .0000                           X              X              .0000
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1542403                          10.3750         56,250.00        100
    AVANT               WINFRED      10.3750         56,203.87         ZZ
    94 WHISPERING PINE DR             9.8750            509.29         1
                                     16.3750            509.29         75
    GULFPORT        MS    39501      15.8750       12/13/96         75,000.00
    280001542403                       .0000       02/01/97            00
    180658                             .0000       01/01/27            0
    0                                 6.1250       01/01/00        01/01/00
    A52/824                           5.6250       02/01/00        02/01/00
      25                              7.3750          .0000           .0000
    A                                13.3750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        N             .0000


    1542458                           9.0000        109,300.00        100
    NORTHUP             GARY          9.0000        109,240.29         ZZ
    26279 ANDREWS ROAD                8.5000            879.46         1
                                     15.0000            879.46         73
    VINTON          OH    45686      14.5000       01/08/97        150,000.00
    280001542458                       .0000       03/01/97            00
    31096624                           .0000       02/01/27            0
    0                                 5.2500       02/01/98        02/01/98
    B65/824                           4.7500       03/01/98        03/01/98
      45                              7.0000          .0000           .0000
    A                                11.0000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        N             .0000


    1542480                           8.3750        100,400.00        100
    AVILA               ARISTEO       8.3750        100,211.47         ZZ
1


    11238 CALIFA STREET               7.8750            763.11         1
                                     14.3750            763.11         80
    LOS ANGELES     CA    91601      13.8750       11/12/96        125,500.00
    280001542480                       .0000       01/01/97            00
    96112122                           .0000       12/01/26            0
    0                                 4.1250       06/01/97        06/01/97
    A01/824                           3.6250       07/01/97        07/01/97
      45                              8.3750          .0000           .0000
    A                                 9.3750            6              6
      360                               9            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1542530                           9.6250        100,000.00        100
    BLOM                MARY          9.6250         99,903.80         ZZ
    3450 VICTORIA AVENUE              9.1250            849.99         1
                                     15.6250            849.99         45
    SANTA CLARA     CA    95050      15.1250       12/11/96        227,000.00
    280001542530                      9.6250       02/01/97            00
    96120301                          9.1250       01/01/27            0
    0                                 6.0000       01/01/00        01/01/00
    F05/824                           5.5000       02/01/00        02/01/00
      45                              9.6250          .0000           .0000
    A                                10.6250            6              6
      360                               9            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1542534                           9.5000        144,500.00        100
    REDFEARN            DANIEL        9.5000        144,357.29         ZZ
    1520 EDNAM FOREST DRIVE           9.0000          1,215.03         1
                                     15.5000          1,215.03         83
    RICHMOND        VA    23233      15.0000       12/10/96        175,000.00
    280001542534                       .0000       02/01/97            23
    500000203                          .0000       01/01/27            0
    0                                 5.2500       01/01/98        01/01/98
    575/824                           4.7500       02/01/98        02/01/98
      45                              7.5000          .0000           .0000
    A                                11.5000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000
1




    1542535                           7.7500        247,500.00        100
    SCHROEDER           WILLIAM       7.7500        247,149.48         ZZ
    7104 MCCULLOM LAKE ROAD           7.2500          1,773.13         1
                                     13.7500          1,773.13         75
    WONDER LAKE     IL    60097      13.2500       12/14/96        330,000.00
    280001542535                       .0000       02/01/97            00
    1542535                            .0000       01/01/27            0
    0                                 4.3750       07/01/97        07/01/97
    664/824                           3.8750       08/01/97        08/01/97
      25                              7.7500          .0000           .0000
    A                                 8.7500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1542538                           9.1250         30,000.00        100
    HADAEGH             FARSHID       9.1250         29,951.73         ZZ
    2100 TANGLEWILDE  #320            8.6250            244.09         1
                                     16.1250            244.09         69
    HOUSTON         TX    77063      15.6250       11/26/96         44,000.00
    280001542538                      9.1250       01/01/97            00
    9600000384                        8.6250       12/01/26            0
    0                                 6.1250       06/01/97        06/01/97
    G33/824                           5.6250       07/01/97        07/01/97
      25                              9.1250          .0000           .0000
    A                                10.6250            6              6
      360                               E            1.5000          1.5000
       7.0000                           X              X              .0000
        .0000                           X              X              .0000
        .0000                           1              00          00/00/00
        .0000                           01             0           00/00/00
                                        O             .0000


    1542541                           9.6250         70,000.00        100
    LIBRIZZI            MARIO         9.6250         69,932.67         ZZ
    11000 N.W. 20 STREET              9.1250            594.99         1
                                     15.6250            594.99         56
    PEMBROKE PINES  FL    33026      15.1250       12/17/96        126,000.00
    280001542541                       .0000       02/01/97            00
    212875                             .0000       01/01/27            0
    0                                 6.2500       01/01/98        01/01/98
    E08/824                           5.7500       02/01/98        02/01/98
      45                              7.6250          .0000           .0000
    A                                11.6250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
1


        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1542543                           9.5000        115,500.00        100
    ZAKROCKY            FRANK         9.5000        115,385.92         ZZ
    6504 WEST 26TH STREET             9.0000            971.19         1
                                     15.5000            971.19         70
    BERWYN          IL    60402      15.0000       12/19/96        165,000.00
    280001542543                       .0000       02/01/97            00
    1873223                            .0000       01/01/27            0
    0                                 5.0000       04/01/98        04/01/98
    830/824                           4.5000       05/01/98        05/01/98
      45                              7.5000          .0000           .0000
    A                                11.5000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        N             .0000


    1542544                           8.6250         34,000.00        100
    JOHNSON             LAWRENCE      8.6250         33,939.34         ZZ
    620 WEST BELTLINE ROAD            8.1250            264.45         1
                                     15.6250            264.45         85
    RICHARDSON      TX    75080      15.1250       11/26/96         40,000.00
    280001542544                      8.6250       01/01/97            23
    9600000474                        8.1250       12/01/26            0
    0                                 5.6250       06/01/97        06/01/97
    G33/824                           5.1250       07/01/97        07/01/97
      25                              8.6250          .0000           .0000
    A                                10.1250            6              6
      360                               E            1.5000          1.5000
       7.0000                           X              X              .0000
        .0000                           X              X              .0000
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        N             .0000


    1542565                          10.2500        119,700.00        100
    THELUSCA            EUGENE       10.2500        119,599.18         ZZ
    4 FILLOW STREET                   9.7500          1,072.63         1
                                     16.2500          1,072.63         90
    NORWALK         CT    06854      15.7500       12/09/96        133,000.00
    280001542565                       .0000       02/01/97            14
    179450                             .0000       01/01/27           25
    0                                 5.3750       01/01/00        01/01/00
    B24/824                           4.8750       02/01/00        02/01/00
      25                              7.2500          .0000           .0000
    A                                13.2500            6              6
1


      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1542569                           9.5000         80,800.00        100
    KILBRY              MARIE         9.5000         80,150.02         ZZ
    10548 BUCHANAN ST                 9.0000            679.41         1
                                     15.5000            679.41         80
    GRAND HAVEN     MI    49417      15.0000       10/28/96        101,000.00
    0410260145                         .0000       12/01/96            00
    0410260145                         .0000       11/01/26            0
    0                                 5.2500       11/01/97        11/01/97
    E22/824                           4.7500       12/01/97        12/01/97
      45                              7.5000          .0000           .0000
    A                                11.5000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1542626                           9.2500         52,000.00        100
    GRAHAM              EVELYN        9.2500         51,945.88         ZZ
    20005 NE 3 CT #20005-05           8.7500            427.79         1
                                     15.2500            427.79         80
    MIAMI           FL    33179      14.7500       12/10/96         65,000.00
    280001542626                       .0000       02/01/97            00
    96JL104                            .0000       01/01/27            0
    0                                 5.7500       01/01/98        01/01/98
    766/824                           5.2500       02/01/98        02/01/98
      45                              7.2500          .0000           .0000
    A                                11.2500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           01             0           00/00/00
                                        O             .0000


    1542645                          10.0000        189,900.00        100
    ALEXANDER           RANDY        10.0000        189,559.72         ZZ
    20920 LONDON DRIVE                9.5000          1,666.51         1
                                     16.0000          1,666.51         90
    OLYMPIA FIELDS  IL    60461      15.5000       10/21/96        211,000.00
    0410174924                         .0000       12/01/96            23
    0410174924                         .0000       11/01/26            0
    0                                 6.0000       11/01/97        11/01/97
1


    E22/824                           5.5000       12/01/97        12/01/97
      45                              8.0000          .0000           .0000
    A                                12.0000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1542648                           9.8750        134,600.00        100
    RAZZAQ              RAJA          9.8750        134,415.02         ZZ
    6417 N OAKLEY                     9.3750          1,168.80         2
                                     15.8750          1,168.80         75
    CHICAGO         IL    60645      15.3750       11/01/96        179,500.00
    0410175269                         .0000       01/01/97            00
    0410175269                         .0000       12/01/26            0
    0                                 5.5000       12/01/97        12/01/97
    E22/824                           5.0000       01/01/98        01/01/98
      45                              7.8750          .0000           .0000
    A                                11.8750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1542656                           8.6250        170,000.00        100
    NECKER              NORBERT       8.6250        169,636.48         ZZ
    6515 AREQUA RIDGE LANE            8.1250          1,322.25         1
                                     14.6250          1,322.25         80
    COLORADO SPRIN  CO    80919      14.1250       11/14/96        215,000.00
    280001542656                       .0000       01/01/97            00
    R10048                             .0000       12/01/26            0
    0                                 4.7500       12/01/99        12/01/99
    A01/824                           4.2500       01/01/00        01/01/00
      25                              7.6250          .0000           .0000
    A                                11.6250            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1542684                          10.0000        310,000.00        100
    MERRICK             MARTIN       10.0000        309,724.58         ZZ
    218 TUTTLE AVENUE                 9.5000          2,720.47         1
                                     16.0000          2,720.47         84
    SPRING LAKE     NJ    07762      15.5000       01/03/97        370,000.00
1


    280001542684                     10.0000       02/01/97            23
    961355                            9.5000       01/01/27            0
    0                                 6.5000       01/01/98        01/01/98
    922/824                           6.0000       02/01/98        02/01/98
      45                             10.0000          .0000           .0000
    A                                12.0000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1542689                           9.8750         79,500.00        100
    MAPLES              TERRY         9.8750         79,427.45         ZZ
    9809 HOFELICH LANE                9.3750            690.34         1
                                     15.8750            690.34         85
    LOUISVILLE      KY    40291      15.3750       12/13/96         94,000.00
    280001542689                      9.8750       02/01/97            23
    961338                            9.3750       01/01/27            0
    0                                 6.3750       07/01/97        07/01/97
    922/824                           5.8750       08/01/97        08/01/97
      25                              9.8750          .0000           .0000
    A                                10.8750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1542720                          10.7500         65,000.00        100
    HOSSINE             NAFAY        10.7500         64,925.93         ZZ
    7427 VARIEL AVENUE               10.2500            606.76         1
                                     16.7500            606.76         50
    LOS ANGELES     CA    91303      16.2500       11/15/96        130,000.00
    280001542720                       .0000       01/01/97            00
    96111756                           .0000       12/01/26            0
    0                                 6.8750       12/01/99        12/01/99
    A01/824                           6.3750       01/01/00        01/01/00
      45                             10.7500          .0000           .0000
    A                                13.7500            6              6
      360                               9            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1542721                           9.0000        126,000.00        100
    SMITH               MICHAEL       9.0000        125,861.84         ZZ
1


    541 WALTON ROAD                   8.5000          1,013.82         1
                                     15.0000          1,013.82         70
    HUNTINGTOWN     MD    20639      14.5000       12/13/96        180,000.00
    280001542721                       .0000       02/01/97            00
    7030125                            .0000       01/01/27            0
    0                                 5.2500       01/01/98        01/01/98
    696/824                           4.7500       02/01/98        02/01/98
      45                              7.0000          .0000           .0000
    A                                11.0000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1542789                           9.3750         61,760.00        100
    HALL                CHRIS         9.3750         61,665.69         ZZ
    105 W DEE ST                      8.8750            513.69         1
                                     15.3750            513.69         80
    LEBANON         IL    62254      14.8750       11/25/96         77,200.00
    280001542789                       .0000       01/01/97            00
    434449807                          .0000       12/01/26            0
    0                                 3.5000       12/01/97        12/01/97
    560/824                           3.0000       01/01/98        01/01/98
      45                              7.3750          .0000           .0000
    A                                11.3750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1542812                           8.6250        168,750.00        100
    GASERO              ANTHONY       8.6250        168,550.00         ZZ
    1214 CHESTER LANE                 8.1250          1,312.53         1
                                     14.6250          1,312.53         78
    ELK GROVE VILL  IL    60007      14.1250       12/19/96        217,000.00
    280001542812                      8.6250       02/01/97            00
    2238244                           8.1250       01/01/27            0
    0                                 4.7500       07/01/97        07/01/97
    664/824                           4.2500       08/01/97        08/01/97
      25                              8.6250          .0000           .0000
    A                                 9.6250            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000
1




    1542819                           7.7500         87,000.00        100
    ROSA                LUIS          7.7500         86,876.79         ZZ
    2130 N KILBOURN                   7.2500            623.28         1
                                     13.7500            623.28         77
    CHICAGO         IL    60639      13.2500       12/20/96        113,000.00
    280001542819                       .0000       02/01/97            00
    12354                              .0000       01/01/27            0
    0                                 5.1250       07/01/97        07/01/97
    664/824                           4.6250       08/01/97        08/01/97
      25                              7.7500          .0000           .0000
    A                                 8.7500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1542885                           9.2500        158,500.00        100
    TERRY               JAMES         9.2500        158,335.03         ZZ
    2521 STANFORD WAY                 8.7500          1,303.94         1
                                     15.2500          1,303.94         60
    ANTIOCH         CA    94509      14.7500       12/17/96        267,900.00
    280001542885                       .0000       02/01/97            00
    TERRY                              .0000       01/01/27            0
    0                                 5.7500       01/01/98        01/01/98
    893/824                           5.2500       02/01/98        02/01/98
      45                              7.2500          .0000           .0000
    A                                11.2500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1542891                           8.5000         86,000.00        100
    WEISMANN            GREGORY       8.5000         85,895.42         ZZ
    15630 COUNTY ROAD 35              8.0000            661.27         1
                                     14.5000            661.27         80
    ELK RIVER       MN    55330      14.0000       12/19/96        108,000.00
    280001542891                       .0000       02/01/97            00
    180763                             .0000       01/01/27            0
    0                                 5.7500       01/01/98        01/01/98
    G18/824                           5.2500       02/01/98        02/01/98
      45                              6.5000          .0000           .0000
    A                                10.5000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
1


        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1542897                           8.8750         63,200.00        100
    DINIUS              KEITH         8.8750         63,128.86         ZZ
    128 W DENVER AVE                  8.3750            502.85         1
                                     14.8750            502.85         80
    BISMARCK        ND    58504      14.3750       12/31/96         79,000.00
    280001542897                       .0000       02/01/97            00
    1542897                            .0000       01/01/27            0
    0                                 5.0000       01/01/98        01/01/98
    962/824                           4.5000       02/01/98        02/01/98
      45                              6.8750          .0000           .0000
    A                                10.8750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           01             0           00/00/00
                                        O             .0000


    1542904                           9.8750         52,000.00        100
    MORGAN              LISA          9.8750         51,928.52         ZZ
    1515 WALKER STREET                9.3750            451.55         1
                                     15.8750            451.55         89
    SMYRNA          GA    30080      15.3750       11/07/96         59,000.00
    280001542904                       .0000       01/01/97            23
    52988                              .0000       12/01/26            0
    0                                 5.8750       12/01/97        12/01/97
    455/824                           5.3750       01/01/98        01/01/98
      45                              7.8750          .0000           .0000
    A                                11.8750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1542918                           8.7500        192,800.00        100
    GIRALDI             MARK          8.7500        192,351.40         ZZ
    6539 POPPY STREET                 8.2500          1,516.76         1
                                     14.7500          1,516.76         80
    ARVADA          CO    80007      14.2500       10/18/96        243,506.00
    0410132062                         .0000       12/01/96            00
    0410132062                         .0000       11/01/26            0
    0                                 5.5000       11/01/97        11/01/97
    E22/824                           5.0000       12/01/97        12/01/97
      45                              6.7500          .0000           .0000
    A                                10.7500           12             12
1


      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1542919                           9.7500         67,050.00        100
    SMITH               MONROE        9.7500         66,955.39         ZZ
    1 SCHUMACHER RD                   9.2500            576.06         1
                                     15.7500            576.06         90
    PATTISON        TX    77466      15.2500       11/08/96         74,500.00
    0410270995                         .0000       01/01/97            23
    0410270995                         .0000       12/01/26            0
    0                                 2.0000       12/01/97        12/01/97
    E22/824                           1.5000       01/01/98        01/01/98
      45                              7.7500          .0000           .0000
    A                                11.7500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1542947                           9.2500        168,000.00        100
    WASHINGTON          GERALDINE     9.2500        167,825.15         ZZ
    803 LAFAYETTE BLVD                8.7500          1,382.09         1
                                     15.2500          1,382.09         80
    FREDERICKSBURG  VA    22401      14.7500       12/27/96        210,000.00
    280001542947                       .0000       02/01/97            00
    9010072                            .0000       01/01/27            0
    0                                 5.7500       01/01/98        01/01/98
    696/824                           5.2500       02/01/98        02/01/98
      45                              7.2500          .0000           .0000
    A                                11.2500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1542950                           9.0000        100,000.00        100
    WELLS               ANNIE         9.0000         99,890.35         ZZ
    66 BOSTWICK AVENUE                8.5000            804.62         2
                                     15.0000            804.62         77
    JERSEY CITY     NJ    07350      14.5000       12/27/96        130,000.00
    280001542950                       .0000       02/01/97            00
    1223                               .0000       01/01/27            0
    0                                 5.6250       01/01/98        01/01/98
1


    F96/824                           5.1250       02/01/98        02/01/98
      45                              7.0000          .0000           .0000
    A                                11.0000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1542953                           9.6250         91,500.00        100
    SMITH               EDWARD        9.6250         91,456.17         ZZ
    26 CARDINAL DRIVE                 9.1250            777.74         1
                                     15.6250            777.74         75
    DOVER TOWNSHIP  NJ    08753      15.1250       01/14/97        122,000.00
    280001542953                       .0000       03/01/97            00
    5032                               .0000       02/01/27            0
    0                                 5.8750       02/01/00        02/01/00
    F96/824                           5.3750       03/01/00        03/01/00
      25                              6.6250          .0000           .0000
    A                                12.6250            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1543001                           9.5000        100,000.00        100
    MASON               FABIAN        9.5000         99,901.24         ZZ
    8172 LEA ROAD                     9.0000            840.85         1
                                     15.5000            840.85         80
    PASADENA        MD    21122      15.0000       12/12/96        125,000.00
    280001543001                       .0000       02/01/97            00
    7090180                            .0000       01/01/27            0
    0                                 6.2500       01/01/98        01/01/98
    696/824                           5.7500       02/01/98        02/01/98
      45                              7.5000          .0000           .0000
    A                                11.5000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1543029                           9.5000        136,800.00        100
    MARTIN              GEORGE        9.5000        136,664.89         ZZ
    1004 BRYANT AVENUE                9.0000          1,150.29         1
                                     16.5000          1,150.29         90
    CHICO           CA    95926      16.0000       12/19/96        152,000.00
1


    280001543029                       .0000       02/01/97            23
    LA96000385                         .0000       01/01/27            0
    0                                 6.8750       01/01/99        01/01/99
    E06/824                           6.3750       02/01/99        02/01/99
      45                              9.5000          .0000           .0000
    A                                12.5000            6              6
      360                               9            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1543128                           9.3750         83,200.00        100
    SMITH               TERRY         9.3750         83,115.63         ZZ
    2301 EAST CLARENDON AVENUE        8.8750            692.02         1
                                     15.3750            692.02         80
    PHOENIX         AZ    85016      14.8750       12/12/96        104,000.00
    280001543128                       .0000       02/01/97            00
    4528915                            .0000       01/01/27            0
    0                                 5.1250       01/01/98        01/01/98
    180/824                           4.6250       02/01/98        02/01/98
      45                              9.3750          .0000           .0000
    A                                11.3750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1543140                           9.1250         72,000.00        100
    MCKENZIE            LARRY         9.1250         71,923.06         ZZ
    175 KING GEORGE WAY               8.6250            585.82         1
                                     14.1250            585.82         75
    COLUMBIA        SC    29210      13.6250       12/13/96         96,000.00
    280001543140                       .0000       02/01/97            00
    427626                             .0000       01/01/27            0
    0                                 3.5000       01/01/98        01/01/98
    140/824                           3.0000       02/01/98        02/01/98
      45                              7.1250          .0000           .0000
    A                                11.1250           12             12
      360                               1            2.0000          2.0000
       5.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1543141                           9.5000        154,700.00        100
    GUTIERREZ           JAVIER        9.5000        154,547.21         ZZ
1


    9134 BRIGHTLEY STREET             9.0000          1,300.80         1
                                     15.5000          1,300.80         85
    BELLFLOWER      CA    90706      15.0000       12/24/96        183,000.00
    280001543141                       .0000       02/01/97            23
    961388                             .0000       01/01/27            0
    0                                 6.0000       07/01/97        07/01/97
    E97/824                           5.5000       08/01/97        08/01/97
      25                              8.5000          .0000           .0000
    A                                10.5000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1543147                           7.8750         84,700.00        100
    WEST                MICHAEL       7.8750         84,583.02         ZZ
    204 NORTH TROY LANE               7.3750            614.14         1
                                     13.8750            614.14         70
    LOMBARD         IL    60148      13.3750       12/12/96        121,000.00
    280001543147                      7.8750       02/01/97            00
    1543147                           7.3750       01/01/27            0
    0                                 5.5000       07/01/97        07/01/97
    664/824                           5.0000       08/01/97        08/01/97
      25                              7.8750          .0000           .0000
    A                                 8.8750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           07             0           00/00/00
                                        O             .0000


    1543167                           8.0000        146,000.00        100
    GIOVENCO            JOHN          8.0000        145,803.41         ZZ
    727 HILL AVE                      7.5000          1,071.30         1
                                     14.0000          1,071.30         72
    GLEN ELLYN      IL    60137      13.5000       12/27/96        205,000.00
    280001543167                      8.0000       02/01/97            00
    54321                             7.5000       01/01/27            0
    0                                 4.7500       07/01/97        07/01/97
    664/824                           4.2500       08/01/97        08/01/97
      25                              8.0000          .0000           .0000
    A                                 9.0000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000
1




    1543174                           8.8750         60,200.00        100
    MARTIN              TONY          8.8750         60,132.24         ZZ
    1800 WEST DEAVER RD               8.3750            478.98         1
                                     14.8750            478.98         70
    COLUMBUS        IN    47201      14.3750       12/19/96         86,000.00
    280001543174                       .0000       02/01/97            00
    500000109                          .0000       01/01/27            0
    0                                 5.0000       01/01/98        01/01/98
    575/824                           4.5000       02/01/98        02/01/98
      45                              6.8750          .0000           .0000
    A                                10.8750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1543183                           9.7500        187,200.00        100
    WILCOX              JOHN          9.7500        186,935.84         ZZ
    1620 RIDGEWOOD DRIVE              9.2500          1,608.34         1
                                     15.7500          1,608.34         90
    CAMARILLO       CA    93012      15.2500       11/11/96        208,000.00
    0410289458                         .0000       01/01/97            23
    0410289458                         .0000       12/01/26            0
    0                                 5.7500       12/01/97        12/01/97
    E22/824                           5.2500       01/01/98        01/01/98
      45                              7.7500          .0000           .0000
    A                                11.7500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1543184                           9.6250        130,500.00        100
    AARON               MELISSA       9.6250        130,310.91         ZZ
    2013 WILLIAMSBURG MANOR CT        9.1250          1,109.24         1
                                     15.6250          1,109.24         90
    WINSTON-SALEM   NC    27103      15.1250       11/14/96        145,000.00
    0410248702                         .0000       01/01/97            23
    0410248702                         .0000       12/01/26            0
    0                                 5.7500       12/01/97        12/01/97
    E22/824                           5.2500       01/01/98        01/01/98
      45                              7.6250          .0000           .0000
    A                                11.6250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
1


        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1543185                          10.5000         97,100.00        100
    ABRAMS              RAWLE        10.5000         96,983.23         ZZ
    3401 ARGYLE LANE                 10.0000            888.21         1
                                     16.5000            888.21         90
    GREENSBORO      NC    27406      16.0000       11/15/96        107,900.00
    0410249304                         .0000       01/01/97            23
    0410249304                         .0000       12/01/26            0
    0                                 6.0000       12/01/97        12/01/97
    E22/824                           5.5000       01/01/98        01/01/98
      45                              8.5000          .0000           .0000
    A                                12.5000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1543186                          10.2500        136,450.00        100
    FORGACH             ERIC         10.2500        136,276.87         ZZ
    6126 OLD CORRAL STREET            9.7500          1,222.73         1
                                     16.2500          1,222.73         90
    CHARLOTTE       NC    28277      15.7500       11/14/96        151,650.00
    0410249353                         .0000       01/01/97            23
    0410249353                         .0000       12/01/26            0
    0                                 6.0000       12/01/97        12/01/97
    E22/824                           5.5000       01/01/98        01/01/98
      45                              8.2500          .0000           .0000
    A                                12.2500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1543189                          10.3750         79,100.00        100
    OSPINA              JAMES        10.3750         79,035.12         ZZ
    7 PIAVE STREET UNIT 4             9.8750            716.18         1
                                     16.3750            716.18         70
    STAMFORD        CT    06902      15.8750       12/17/96        113,050.00
    280001543189                       .0000       02/01/97            00
    UNKNOWN                            .0000       01/01/27            0
    0                                 6.3750       01/01/00        01/01/00
    B24/824                           5.8750       02/01/00        02/01/00
      25                              7.3750          .0000           .0000
    A                                13.3750            6              6
1


      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           07             0           00/00/00
                                        O             .0000


    1543266                          10.5000         57,600.00        100
    WILLIAMS            VERNON       10.5000         57,554.02         ZZ
    8030 S. BURNHAM                  10.0000            526.89         1
                                     16.5000            526.89         90
    CHICAGO         IL    60617      16.0000       12/18/96         64,000.00
    280001543266                     10.5000       02/01/97            23
    961358                           10.0000       01/01/27            0
    0                                 6.5000       01/01/98        01/01/98
    922/824                           6.0000       02/01/98        02/01/98
      45                             10.5000          .0000           .0000
    A                                12.5000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1543283                           9.1250         78,300.00        100
    HAMMES              TERRENCE      9.1250         78,174.04         ZZ
    701 ALICE DRIVE                   8.6250            637.07         1
                                     16.1250            637.07         90
    LAFAYETTE       LA    70503      15.6250       11/13/96         87,000.00
    280001543283                      9.1250       01/01/97            23
    960801                            8.6250       12/01/26            0
    0                                 6.1250       06/01/97        06/01/97
    G10/824                           5.6250       07/01/97        07/01/97
      25                              9.1250          .0000           .0000
    A                                10.6250            6              6
      360                               E            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1543293                           9.6250        117,000.00        100
    LUTZ                DAVID         9.6250        116,830.47         ZZ
    43 LAKECREST DR                   9.1250            994.49         1
                                     15.6250            994.49         78
    WARWICK         RI    02889      15.1250       11/22/96        151,000.00
    280001543293                       .0000       01/01/97            00
    450585187                          .0000       12/01/26            0
    0                                 4.5000       12/01/97        12/01/97
1


    560/824                           4.0000       01/01/98        01/01/98
      45                              7.6250          .0000           .0000
    A                                11.6250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1543306                           9.1250        171,000.00        100
    MULLIS              GWENDOLYN     9.1250        170,724.92         ZZ
    1101 PALERMO STREET               8.6250          1,391.31         1
                                     15.1250          1,391.31         65
    CORAL GABLES    FL    33134      14.6250       11/15/96        265,000.00
    280001543306                       .0000       01/01/97            00
    69020729                           .0000       12/01/26            0
    0                                 4.8750       12/01/97        12/01/97
    766/824                           4.3750       01/01/98        01/01/98
      45                              7.1250          .0000           .0000
    A                                11.1250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1543329                          10.3750        135,000.00        100
    O'GRADY             ELIZABETH    10.3750        134,833.22         ZZ
    196 ANSTICE STREET                9.8750          1,222.30         1
                                     16.3750          1,222.30         70
    OYSTER BAY      NY    11771      15.8750       11/27/96        192,900.00
    280001543329                       .0000       01/01/97            00
    450586466                          .0000       12/01/26            0
    0                                 4.8750       12/01/97        12/01/97
    560/824                           4.3750       01/01/98        01/01/98
      45                              8.3750          .0000           .0000
    A                                12.3750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1543363                           8.8750        245,700.00        100
    MCDONALD            PETER         8.8750        245,283.69         ZZ
    1 KIRK ROAD                       8.3750          1,954.90         1
                                     14.8750          1,954.90         90
    BLUFFTON        SC    29910      14.3750       11/22/96        275,000.00
1


    0410251961                         .0000       01/01/97            23
    0410251961                         .0000       12/01/26            0
    0                                 6.0000       12/01/97        12/01/97
    E22/824                           5.5000       01/01/98        01/01/98
      45                              6.8750          .0000           .0000
    A                                10.8750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1543381                           8.7500        172,000.00        100
    GONZALEZ            FREDDY        8.7500        171,700.96         ZZ
    42 SCHOOL HOUSE ROAD              8.2500          1,353.12         1
                                     14.7500          1,353.12         80
    RANDOLPH TOWNS  NJ    07869      14.2500       11/20/96        215,000.00
    0410250161                         .0000       01/01/97            00
    0410250161                         .0000       12/01/26            0
    0                                 4.8750       06/01/97        06/01/97
    E22/824                           4.3750       07/01/97        07/01/97
      25                              7.7500          .0000           .0000
    A                                 9.7500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1543405                           9.1250         68,000.00        100
    PETTY JR            VERNON        9.1250         67,890.60         ZZ
    1920 CHATEAU RIDGE DRIVE          8.6250            553.27         1
                                     15.1250            553.27         80
    WINSTON-SALEM   NC    27127      14.6250       11/15/96         85,000.00
    0410246359                         .0000       01/01/97            00
    0410246359                         .0000       12/01/26            0
    0                                 5.2500       12/01/97        12/01/97
    E22/824                           4.7500       01/01/98        01/01/98
      45                              7.1250          .0000           .0000
    A                                11.1250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1543439                           9.8750         78,700.00        100
    BELL                NINA          9.8750         78,591.84         ZZ
1


    720 SLOSS AVENUE                  9.3750            683.39         1
                                     15.8750            683.39         75
    YUBA CITY       CA    95991      15.3750       11/14/96        105,000.00
    0410274856                         .0000       01/01/97            00
    0410274856                         .0000       12/01/26            0
    0                                 4.7500       12/01/98        12/01/98
    E22/824                           4.2500       01/01/99        01/01/99
      25                              6.8750          .0000           .0000
    A                                12.8750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1543461                           9.0000        288,000.00        100
    MCGEE II            RONNIE        9.0000        287,524.52         ZZ
    2000 NORTH CURSON AVENUE          8.5000          2,317.31         1
                                     15.0000          2,317.31         80
    LOS ANGELES     CA    90046      14.5000       11/04/96        360,000.00
    0410284194                         .0000       01/01/97            00
    0410284194                         .0000       12/01/26            0
    0                                 4.7500       12/01/97        12/01/97
    E22/824                           4.2500       01/01/98        01/01/98
      45                              7.0000          .0000           .0000
    A                                11.0000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1543477                          10.5000         57,000.00        100
    REINBOLD            GARY         10.5000         56,954.48         ZZ
    252 VAN TASSELL AVENUE           10.0000            521.41         1
                                     16.5000            521.41         69
    NEWARK          OH    43055      16.0000       12/16/96         83,000.00
    280001543477                       .0000       02/01/97            00
    11096605                           .0000       01/01/27            0
    0                                 5.7500       01/01/00        01/01/00
    B65/824                           5.2500       02/01/00        02/01/00
      25                              7.5000          .0000           .0000
    A                                13.5000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000
1




    1543498                          10.7500         43,200.00        100
    ZURICK              JULIE        10.7500         43,167.31         ZZ
    724 NORTH CHESTNUT STREET        10.2500            403.27         1
                                     16.7500            403.27         90
    BARNESVILLE     OH    43713      16.2500       12/30/96         48,000.00
    280001543498                       .0000       02/01/97            23
    21196689                           .0000       01/01/27            0
    0                                 6.0000       01/01/00        01/01/00
    B65/824                           5.5000       02/01/00        02/01/00
      25                              7.7500          .0000           .0000
    A                                13.7500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1543501                           8.6250        108,000.00        100
    WURL                PAUL          8.6250        107,897.48         ZZ
    C1588 HIGHWAY 153 EAST            8.1250            878.77         1
                                     14.6250            878.77         75
    STRATFORD       WI    54484      14.1250       01/07/97        144,000.00
    280001543501                       .0000       03/01/97            00
    7810013762                         .0000       02/01/22            0
    0                                 5.0000       02/01/98        02/01/98
    721/824                           4.5000       03/01/98        03/01/98
      45                              6.6250          .0000           .0000
    A                                10.6250           12             12
      300                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1543554                           9.2500         42,500.00        100
    LOFTON              CALVIN        9.2500         42,455.75         ZZ
    2646 GRANVILLE AVENUE             8.7500            349.64         1
                                     15.2500            349.64         85
    BESSEMER        AL    35020      14.7500       12/20/96         50,000.00
    280001543554                       .0000       02/01/97            23
    962235729                          .0000       01/01/27            0
    0                                 5.3750       01/01/98        01/01/98
    575/824                           4.8750       02/01/98        02/01/98
      45                              7.2500          .0000           .0000
    A                                11.2500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
1


        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1543566                           9.0000        150,000.00        100
    MCKEEVER JR         GERALD        9.0000        149,752.37         ZZ
    52237 NORTH KELLIS ROAD           8.5000          1,206.93         1
                                     15.0000          1,206.93         43
    WICKENBURG      AZ    85390      14.5000       11/01/96        350,000.00
    280001543566                      9.0000       01/01/97            00
    2480341                           8.5000       12/01/26            0
    0                                 5.5000       12/01/97        12/01/97
    B75/824                           5.0000       01/01/98        01/01/98
      45                              9.0000          .0000           .0000
    A                                11.0000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1543568                          10.6250        111,500.00        100
    PHELPS              MAUDINE      10.6250        111,369.46         ZZ
    1045 STRAP HINGE TRAIL           10.1250          1,030.37         1
                                     17.6250          1,030.37         90
    STONE MOUNTAIN  GA    30083      17.1250       11/11/96        123,900.00
    280001543568                     10.6250       01/01/97            23
    2467728                          10.1250       12/01/26            0
    0                                 6.5000       12/01/99        12/01/99
    B75/824                           6.0000       01/01/00        01/01/00
      25                             10.6250          .0000           .0000
    A                                13.6250            6              6
      360                               E            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1543569                           9.2500         44,200.00        100
    WILLIAMS            THRESA        9.2500         44,153.99         ZZ
    107 CAROL CIRCLE                  8.7500            363.62         1
                                     15.2500            363.62         85
    TALLADEGA       AL    35160      14.7500       12/20/96         52,000.00
    280001543569                       .0000       02/01/97            23
    444000400                          .0000       01/01/27            0
    0                                 5.5000       01/01/98        01/01/98
    575/824                           5.0000       02/01/98        02/01/98
      45                              7.2500          .0000           .0000
    A                                11.2500           12             12
1


      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1543573                           9.0000        123,200.00        100
    CROSSLEY            GEORGE        9.0000        123,064.90         ZZ
    166 BLUEBELLE                     8.5000            991.30         1
                                     14.0000            991.30         90
    MADISON         AL    35758      13.5000       12/16/96        136,900.00
    280001543573                       .0000       02/01/97            04
    425968                             .0000       01/01/27           25
    0                                 4.0000       01/01/98        01/01/98
    140/824                           3.5000       02/01/98        02/01/98
      45                              7.0000          .0000           .0000
    A                                11.0000           12             12
      360                               1            2.0000          2.0000
       5.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1543575                           9.6250        364,000.00        100
    GOOD                JAMES         9.6250        363,649.84         ZZ
    8021 YORKTOWN AVENUE              9.1250          3,093.96         1
                                     15.6250          3,093.96         80
    LOS ANGELES     CA    90045      15.1250       12/15/96        455,000.00
    280001543575                       .0000       02/01/97            00
    100013137                          .0000       01/01/27            0
    0                                 5.8750       01/01/00        01/01/00
    E19/824                           5.3750       02/01/00        02/01/00
      25                              6.6250          .0000           .0000
    A                                12.6250            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1543705                           9.7500        193,800.00        100
    HATHAWAY            DONALD        9.7500        193,618.44         ZZ
    1315 STARR ROAD                   9.2500          1,665.04         1
                                     15.7500          1,665.04         85
    CENTREVILLE     MD    21617      15.2500       12/13/96        228,000.00
    280001543705                       .0000       02/01/97            23
    7090202                            .0000       01/01/27            0
    0                                 6.2500       01/01/98        01/01/98
1


    696/824                           5.7500       02/01/98        02/01/98
      45                              7.7500          .0000           .0000
    A                                11.7500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1543732                          10.7500         58,000.00        100
    MUZYCZKA            NANCY        10.7500         57,895.59         ZZ
    5301 SEVILLE ROAD                10.2500            541.42         1
                                     16.7500            541.42         43
    SEVILLE         OH    44273      16.2500       12/17/96        136,000.00
    280001543732                       .0000       02/01/97            00
    31196667                           .0000       01/01/27            0
    0                                 6.8750       07/01/97        07/01/97
    B65/824                           6.3750       08/01/97        08/01/97
      25                              9.7500          .0000           .0000
    A                                11.7500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1543773                           9.7500        264,000.00        100
    MATJASICH           WALTER        9.7500        263,627.47         ZZ
    3875 E LITTLE COTTONWOOD LN       9.2500          2,268.17         1
                                     15.7500          2,268.17         71
    SANDY           UT    84092      15.2500       11/20/96        377,000.00
    280001543773                       .0000       01/01/97            00
    140818                             .0000       12/01/26            0
    0                                 5.3750       12/01/99        12/01/99
    816/824                           4.8750       01/01/00        01/01/00
      25                              6.7500          .0000           .0000
    A                                12.7500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1543797                           8.6250         90,000.00        100
    HUNTER-FAUGHT       ROBIN         8.6250         89,893.34         ZZ
    191 SCHOOL STREET                 8.1250            700.01         1
                                     14.6250            700.01         77
    WEST DENNIS     MA    02670      14.1250       12/20/96        117,500.00
1


    280001543797                       .0000       02/01/97            00
    4043                               .0000       01/01/27            0
    0                                 5.2500       01/01/98        01/01/98
    A45/824                           4.7500       02/01/98        02/01/98
      45                              6.6250          .0000           .0000
    A                                10.6250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1543805                           9.2500        131,200.00        100
    RAMBARAKH           ELEANOR       9.2500        131,131.98         ZZ
    137-31 KALMIA AVE                 8.7500          1,079.35         1
                                     15.2500          1,079.35         80
    FLUSHING        NY    11355      14.7500       01/09/97        164,000.00
    280001543805                      9.2500       03/01/97            00
    M9602059                          8.7500       02/01/27            0
    0                                 6.7500       02/01/00        02/01/00
    A09/824                           6.2500       03/01/00        03/01/00
      25                              9.2500          .0000           .0000
    A                                12.2500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1543822                           9.8750         85,000.00        100
    MULLIS              GWENDOLYN     9.8750         84,883.17         T
    6605 MAYNADA STREET               9.3750            738.10         1
                                     15.8750            738.10         33
    CORAL GABLES    FL    33146      15.3750       11/19/96        265,000.00
    280001543822                       .0000       01/01/97            00
    96020728                           .0000       12/01/26            0
    0                                 5.3750       12/01/97        12/01/97
    766/824                           4.8750       01/01/98        01/01/98
      45                              7.8750          .0000           .0000
    A                                11.8750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1543837                          10.6250        268,200.00        100
    CORDOBA             RAY          10.6250        267,886.00         ZZ
1


    50 FERNWOOD AVENUE               10.1250          2,478.43         1
                                     17.6250          2,478.43         90
    DALY CITY       CA    94015      17.1250       11/13/96        298,000.00
    280001543837                     10.6250       01/01/97            23
    2640068                          10.1250       12/01/26            0
    0                                 6.5000       12/01/99        12/01/99
    B75/824                           6.0000       01/01/00        01/01/00
      25                             10.6250          .0000           .0000
    A                                13.6250            6              6
      360                               E            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1543838                           9.0000        112,300.00        100
    WALTON              JOAN          9.0000        112,176.86         ZZ
    1320 KINNARD DRIVE                8.5000            903.59         1
                                     16.0000            903.59         61
    FRANKLIN        TN    37064      15.5000       12/19/96        185,000.00
    280001543838                       .0000       02/01/97            00
    1543838                            .0000       01/01/27            0
    0                                 5.6250       02/01/00        02/01/00
    E48/824                           5.1250       03/01/00        03/01/00
      25                              6.0000          .0000           .0000
    A                                12.0000            6              6
      360                               E            1.0000          1.0000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1543840                           8.8750         71,500.00        100
    ANDERSON            TIMOTHY       8.8750         71,419.53         ZZ
    1245 6TH STREET                   8.3750            568.89         1
                                     14.8750            568.89         84
    OGDEN           UT    84404      14.3750       12/12/96         86,000.00
    280001543840                       .0000       02/01/97            23
    67085560228A                       .0000       01/01/27            0
    0                                 5.5000       01/01/98        01/01/98
    624/824                           5.0000       02/01/98        02/01/98
      45                              6.8750          .0000           .0000
    A                                10.8750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000
1




    1543847                           9.2500         48,000.00        100
    LUDWIG              ESTHER        9.2500         47,975.12         T
    8909 EAST ROOSEVELT BLVD          8.7500            394.88         1
                                     15.2500            394.88         60
    PHILADELPHIA    PA    19152      14.7500       01/16/97         80,000.00
    280001543847                       .0000       03/01/97            00
    184143                             .0000       02/01/27            0
    0                                 6.2500       02/01/98        02/01/98
    B24/824                           5.7500       03/01/98        03/01/98
      45                              7.2500          .0000           .0000
    A                                11.2500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1543861                          10.3750         42,750.00        100
    METHENY             MARTHA       10.3750         42,679.26         ZZ
    920 RUMELY STREET                 9.8750            387.06         1
                                     16.3750            387.06         90
    LAPORTE         IN    46350      15.8750       10/25/96         47,500.00
    0410163646                         .0000       12/01/96            23
    0410163646                         .0000       11/01/26            0
    0                                 6.0000       11/01/99        11/01/99
    E22/824                           5.5000       12/01/99        12/01/99
      25                              7.3750          .0000           .0000
    A                                13.3750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1543862                           9.2500        135,000.00        100
    CHRISTENSSON        ELSISABET     9.2500        134,788.41         ZZ
    4728 MAIN ST                      8.7500          1,110.61         1
                                     15.2500          1,110.61         73
    DOWNERS GROVE   IL    60515      14.7500       11/08/96        186,000.00
    0410269435                         .0000       01/01/97            00
    0410269435                         .0000       12/01/26            0
    0                                 5.2500       12/01/97        12/01/97
    E22/824                           4.7500       01/01/98        01/01/98
      45                              7.2500          .0000           .0000
    A                                11.2500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
1


        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1543865                           9.1250         80,000.00        100
    ABDALLAH            JAMAL         9.1250         79,871.28         ZZ
    4141 WEST 82ND STREET             8.6250            650.91         1
                                     15.1250            650.91         78
    CHICAGO         IL    60652      14.6250       11/15/96        103,000.00
    0410174825                         .0000       01/01/97            00
    0410174825                         .0000       12/01/26            0
    0                                 4.7500       12/01/97        12/01/97
    E22/824                           4.2500       01/01/98        01/01/98
      45                              7.1250          .0000           .0000
    A                                11.1250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1543888                          10.0000         76,400.00        100
    GAETANO             ROBERT       10.0000         76,332.12         ZZ
    22 FOREST DR                      9.5000            670.46         1
                                     16.0000            670.46         90
    MOUNTAINTOP     PA    18707      15.5000       12/30/96         84,900.00
    280001543888                     10.0000       02/01/97            23
    961368                            9.5000       01/01/27            0
    0                                 7.0000       01/01/98        01/01/98
    922/824                           6.5000       02/01/98        02/01/98
      45                             10.0000          .0000           .0000
    A                                12.0000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1543889                          11.5000         36,900.00        100
    JACKSON             MARY         11.5000         36,876.29         ZZ
    3706 DORADO COVE                 11.0000            365.42         1
                                     17.5000            365.42         90
    MEMPHIS         TN    38128      17.0000       01/06/97         41,000.00
    280001543889                     11.5000       02/01/97            23
    961364                           11.0000       01/01/27            0
    0                                 7.0000       01/01/00        01/01/00
    922/824                           6.5000       02/01/00        02/01/00
      25                             11.5000          .0000           .0000
    A                                14.5000            6              6
1


      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1543894                           9.7500        200,000.00        100
    MARMOL, JR          JOSE          9.7500        199,906.69         ZZ
    907 AVENUE C                      9.2500          1,718.31         1
                                     15.7500          1,718.31         80
    BAYONNE         NJ    07002      15.2500       01/06/97        250,000.00
    280001543894                      9.7500       03/01/97            00
    961371                            9.2500       02/01/27            0
    0                                 5.7500       02/01/98        02/01/98
    922/824                           5.2500       03/01/98        03/01/98
      45                              9.7500          .0000           .0000
    A                                11.7500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1543896                          10.5000         73,800.00        100
    BOSTICK             RODMAN       10.5000         73,741.08         ZZ
    C-213 POCONO COUNTRY PLACE       10.0000            675.08         1
                                     16.5000            675.08         90
    TOBYHANNA       PA    18466      16.0000       12/27/96         82,000.00
    280001543896                     10.5000       02/01/97            23
    961378                           10.0000       01/01/27            0
    0                                 6.5000       01/01/98        01/01/98
    922/824                           6.0000       02/01/98        02/01/98
      45                             10.5000          .0000           .0000
    A                                12.5000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1543900                           9.5000         60,350.00        100
    WILLIAMS            DAVEAN        9.5000         60,290.39         ZZ
    113 N DENISON STREET              9.0000            507.46         1
                                     15.5000            507.46         85
    BALTIMORE       MD    21229      15.0000       12/26/96         71,000.00
    280001543900                       .0000       02/01/97            23
    7020216                            .0000       01/01/27            0
    0                                 5.7500       01/01/98        01/01/98
1


    696/824                           5.2500       02/01/98        02/01/98
      45                              7.5000          .0000           .0000
    A                                11.5000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1543912                           9.1250        239,950.00        100
    NEWLAND             MICHAEL       9.1250        239,563.99         ZZ
    3816 VERSAILLES COURT             8.6250          1,952.31         1
                                     15.1250          1,952.31         90
    SAN JOSE        CA    95127      14.6250       11/20/96        266,619.00
    0410234512                         .0000       01/01/97            23
    0410234512                         .0000       12/01/26            0
    0                                 6.0000       12/01/97        12/01/97
    E22/824                           5.5000       01/01/98        01/01/98
      45                              7.1250          .0000           .0000
    A                                11.1250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1543936                           9.3750        241,900.00        100
    CASEY               JARED         9.3750        241,530.65         ZZ
    3503 VERANO WAY                   8.8750          2,012.00         1
                                     15.3750          2,012.00         91
    SHINGLE SPRING  CA    95682      14.8750       11/18/96        267,300.00
    0410274211                         .0000       01/01/97            23
    0410274211                         .0000       12/01/26            0
    0                                 5.3750       06/01/97        06/01/97
    E22/824                           4.8750       07/01/97        07/01/97
      25                              8.3750          .0000           .0000
    A                                10.3750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1543969                           9.2500        100,000.00        100
    YOUNG               VICTOR        9.2500         99,895.90         ZZ
    1720 CLEARVIEW RD                 8.7500            822.68         1
                                     15.2500            822.68         47
    SANTA BARBARA   CA    93101      14.7500       12/17/96        215,000.00
1


    280001543969                       .0000       02/01/97            00
    70000260                           .0000       01/01/27            0
    0                                 4.7500       01/01/00        01/01/00
    E87/824                           4.2500       02/01/00        02/01/00
      25                              6.2500          .0000           .0000
    A                                12.2500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1543982                           9.0000         68,200.00        100
    MELDE               MILTON        9.0000         68,125.20         ZZ
    1945 W CHAMPAGNE AVENUE           8.5000            548.76         1
                                     14.0000            548.76         69
    TAYLORSVILLE    UT    84118      13.5000       12/24/96         99,000.00
    280001543982                       .0000       02/01/97            00
    9062449                            .0000       01/01/27            0
    0                                 4.5000       01/01/98        01/01/98
    637/824                           4.0000       02/01/98        02/01/98
      45                              7.0000          .0000           .0000
    A                                11.0000           12             12
      360                               1            2.0000          2.0000
       5.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1543991                           9.6250        184,000.00        100
    D'ANCONIA           JANET         9.6250        183,733.42         ZZ
    352 HEATHER CIRCLE                9.1250          1,563.98         1
                                     15.6250          1,563.98         80
    SOUTH LAKE TAH  CA    96150      15.1250       11/18/96        230,000.00
    0410274971                         .0000       01/01/97            00
    0410274971                         .0000       12/01/26            0
    0                                 5.2500       12/01/98        12/01/98
    E22/824                           4.7500       01/01/99        01/01/99
      25                              6.6250          .0000           .0000
    A                                12.6250            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1544063                           8.6250        113,600.00        100
    WICHMAN             STEPHEN       8.6250        113,397.33         ZZ
1


    5101 NORTH LAKE BOULEVARD         8.1250            883.57         1
    UNIT # 132                       14.6250            883.57         80
    CARNELIAN BAY   CA    96140      14.1250       11/14/96        142,000.00
    0410273338                         .0000       01/01/97            00
    0410273338                         .0000       12/01/26            0
    0                                 4.7500       12/01/97        12/01/97
    E22/824                           4.2500       01/01/98        01/01/98
      45                              6.6250          .0000           .0000
    A                                10.6250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           09             0           00/00/00
                                        O             .0000


    1544078                           9.5000        113,450.00        100
    GRIFFITH            KEVIN         9.5000        113,337.94         ZZ
    329 HICKORY WOOD DRIVE            9.0000            953.95         1
                                     15.5000            953.95         90
    KANNAPOLIS      NC    28083      15.0000       12/04/96        126,101.00
    280001544078                       .0000       02/01/97            23
    2875896                            .0000       01/01/27            0
    0                                 5.0000       01/01/98        01/01/98
    757/824                           4.5000       02/01/98        02/01/98
      45                              7.5000          .0000           .0000
    A                                11.5000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1544101                          10.6250        112,400.00        100
    SISSON              EDWARD       10.6250        112,268.08         ZZ
    410 FLOWERING TRAIL              10.1250          1,038.69         1
                                     16.6250          1,038.69         90
    GRAYSON         GA    30221      16.1250       11/21/96        124,900.00
    280001544101                       .0000       01/01/97            23
    53582                              .0000       12/01/26            0
    0                                 6.3750       12/01/99        12/01/99
    455/824                           5.8750       01/01/00        01/01/00
      25                              9.6250          .0000           .0000
    A                                13.6250            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000
1




    1544107                           9.6250        161,700.00        100
    GIBSON              GERRY         9.6250        161,544.45         ZZ
    695 NORTH LAGUNA LANE             9.1250          1,374.43         1
                                     15.6250          1,374.43         80
    WASHINGTON      UT    84780      15.1250       12/13/96        202,212.00
    280001544107                       .0000       02/01/97            00
    12345                              .0000       01/01/27            0
    0                                 5.5000       01/01/00        01/01/00
    624/824                           5.0000       02/01/00        02/01/00
      25                              6.6250          .0000           .0000
    A                                12.6250            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1544113                           7.5000        335,000.00        100
    HIMRICH             RONALD        7.5000        334,501.21         ZZ
    132 SEVILLE WAY                   7.0000          2,342.37         1
                                     14.5000          2,342.37         60
    SAN MATEO       CA    94402      14.0000       12/20/96        560,000.00
    280001544113                       .0000       02/01/97            00
    RFC1544113                         .0000       01/01/27            0
    0                                 4.6250       07/01/97        07/01/97
    893/824                           4.1250       08/01/97        08/01/97
      25                              6.0000          .0000           .0000
    A                                 9.0000            6              6
      360                               E            1.0000          1.0000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1544132                           9.7500        198,450.00        100
    BECKER              TERRY         9.7500        198,264.05         ZZ
    2822 PARKVIEW CIRCLE              9.2500          1,705.00         1
                                     15.7500          1,705.00         90
    FARGO           ND    58103      15.2500       12/27/96        220,500.00
    280001544132                       .0000       02/01/97            23
    1544132                            .0000       01/01/27            0
    0                                 6.3750       01/01/00        01/01/00
    962/824                           5.8750       02/01/00        02/01/00
      25                              6.7500          .0000           .0000
    A                                12.7500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
1


        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1544134                          10.2500        130,050.00        100
    KING                ELLA         10.2500        129,884.98         ZZ
    6995 RODLING DR #G                9.7500          1,165.38         1
                                     17.2500          1,165.38         85
    SAN JOSE        CA    95138      16.7500       11/15/96        153,000.00
    280001544134                     10.2500       01/01/97            23
    2639128                           9.7500       12/01/26            0
    0                                 6.2500       12/01/99        12/01/99
    B75/824                           5.7500       01/01/00        01/01/00
      25                             10.2500          .0000           .0000
    A                                13.2500            6              6
      360                               E            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           01             0           00/00/00
                                        O             .0000


    1544135                           8.3750         82,500.00        100
    FULLER              DUANE         8.3750         82,345.08         ZZ
    484 CAPELLA DRIVE                 7.8750            627.06         1
                                     14.3750            627.06         69
    DIAMOND SPRING  CA    95619      13.8750       11/14/96        120,000.00
    280001544135                      8.3750       01/01/97            00
    2640571                           7.8750       12/01/26            0
    0                                 5.0000       12/01/97        12/01/97
    B75/824                           4.5000       01/01/98        01/01/98
      45                              8.3750          .0000           .0000
    A                                10.3750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1544136                           9.2500        139,600.00        100
    FERNANDEZ           MARY          9.2500        139,381.21         ZZ
    3117 LYNSCOTT DRIVE               8.7500          1,148.45         1
                                     16.2500          1,148.45         80
    MARINA          CA    93933      15.7500       11/18/96        174,500.00
    280001544136                      9.2500       01/01/97            00
    2640324                           8.7500       12/01/26            0
    0                                 5.2500       12/01/99        12/01/99
    B75/824                           4.7500       01/01/00        01/01/00
      25                              9.2500          .0000           .0000
    A                                12.2500            6              6
1


      360                               E            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1544140                           9.2500        132,000.00        100
    WALKER              RICHARD       9.2500        131,793.12         ZZ
    7130 73RD STREET NORTHEAST        8.7500          1,085.93         1
                                     15.2500          1,085.93         80
    MARYSVILLE      WA    98270      14.7500       11/18/96        165,000.00
    0410221931                         .0000       01/01/97            00
    0410221931                         .0000       12/01/26            0
    0                                 5.5000       12/01/97        12/01/97
    E22/824                           5.0000       01/01/98        01/01/98
      45                              7.2500          .0000           .0000
    A                                11.2500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1544142                           9.7500         97,600.00        100
    WALKER              KENNETH       9.7500         97,462.26         ZZ
    104 NW 91ST STREET                9.2500            838.54         1
                                     15.7500            838.54         80
    MIAMI           FL    33150      15.2500       11/22/96        122,000.00
    280001544142                       .0000       01/01/97            00
    12345                              .0000       12/01/26            0
    0                                 5.3750       12/01/99        12/01/99
    A01/824                           4.8750       01/01/00        01/01/00
      25                              9.7500          .0000           .0000
    A                                12.7500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1544143                           9.8750        189,000.00        100
    WOOLEY              JAY           9.8750        188,740.26         ZZ
    973 SAN SIMEON WAY                9.3750          1,641.18         1
                                     15.8750          1,641.18         73
    BOUNTIFUL       UT    84010      15.3750       11/25/96        260,000.00
    280001544143                       .0000       01/01/97            00
    9611211                            .0000       12/01/26            0
    0                                 5.8750       12/01/99        12/01/99
1


    A01/824                           5.3750       01/01/00        01/01/00
      25                              9.8750          .0000           .0000
    A                                12.8750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1544147                           8.8750        120,000.00        100
    VERZAK              LOUIS         8.8750        119,864.96         ZZ
    11048 DANIEL TRAIL                8.3750            954.77         1
                                     14.8750            954.77         80
    MOKENA          IL    60448      14.3750       12/23/96        150,000.00
    280001544147                      8.8750       02/01/97            00
    961383                            8.3750       01/01/27            0
    0                                 5.5000       01/01/98        01/01/98
    922/824                           5.0000       02/01/98        02/01/98
      45                              8.8750          .0000           .0000
    A                                10.8750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1544148                          11.5000        167,400.00        100
    BOHANNON            MICHAEL      11.5000        167,292.49         ZZ
    27 SOUTH BRISTOL OAK             11.0000          1,657.75         1
                                     17.5000          1,657.75         90
    WOODLANDS       TX    77382      17.0000       12/20/96        186,000.00
    280001544148                     11.5000       02/01/97            23
    961384                           11.0000       01/01/27            0
    0                                 7.0000       01/01/00        01/01/00
    922/824                           6.5000       02/01/00        02/01/00
      25                             11.5000          .0000           .0000
    A                                14.5000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1544152                          11.7500         54,000.00        100
    RISER               CARLOS       11.7500         53,967.18         ZZ
    5706 GLEN FORREST                11.2500            545.08         1
                                     17.7500            545.08         90
    DALLAS          TX    75241      17.2500       01/03/97         60,000.00
1


    280001544152                     11.7500       02/01/97            23
    961374                           11.2500       01/01/27            0
    0                                 7.0000       01/01/00        01/01/00
    922/824                           6.5000       02/01/00        02/01/00
      25                             11.7500          .0000           .0000
    A                                14.7500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1544158                           8.6250        251,950.00        100
    BANNISTER           PHILLIP       8.6250        251,801.25         ZZ
    1241 SILVERWOOD COURT             8.1250          1,959.64         1
                                     14.6250          1,959.64         78
    LAWRENCEVILLE   GA    30243      14.1250       01/03/97        325,000.00
    280001544158                       .0000       03/01/97            00
    51296708                           .0000       02/01/27            0
    0                                 4.7500       02/01/98        02/01/98
    B65/824                           4.2500       03/01/98        03/01/98
      45                              6.6250          .0000           .0000
    A                                10.6250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1544197                           8.3750        320,000.00        100
    LANDIS              C             8.3750        319,600.80         ZZ
    107 DONALD DRIVE                  7.8750          2,432.24         1
                                     13.3750          2,432.24         86
    CHICO           CA    95973      12.8750       12/23/96        376,000.00
    280001544197                       .0000       02/01/97            23
    9517541                            .0000       01/01/27            0
    0                                 4.0000       01/01/98        01/01/98
    637/824                           3.5000       02/01/98        02/01/98
      45                              6.3750          .0000           .0000
    A                                10.3750           12             12
      360                               1            2.0000          2.0000
       5.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1544241                           9.4000        121,500.00        100
    RILEY               ANTHONY       9.4000        121,315.47         ZZ
1


    96 LAUREL LANE                    8.9000          1,012.78         1
                                     15.4000          1,012.78         90
    LONDON          KY    40741      14.9000       11/25/96        135,000.00
    280001544241                      9.4000       01/01/97            23
    3140663058                        8.9000       12/01/26            0
    0                                 5.9000       06/01/97        06/01/97
    731/824                           5.4000       07/01/97        07/01/97
      25                              9.4000          .0000           .0000
    A                                10.4000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1544323                           8.8000         40,000.00        100
    WHITE               GLORIA        8.8000         39,931.17         T
    4201 ARALIA ROAD                  8.3000            316.11         1
                                     14.8000            316.11         25
    ALTADENA        CA    91001      14.3000       11/25/96        165,000.00
    280001544323                      8.8000       01/01/97            00
    412610287                         8.3000       12/01/26            0
    0                                 6.0000       06/01/97        06/01/97
    731/824                           5.5000       07/01/97        07/01/97
      25                              8.8000          .0000           .0000
    A                                 9.8000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1544341                           9.0500        185,600.00        100
    ESTRADA             FERMIN        9.0500        185,296.74         ZZ
    737 EAST PUENTE STREET            8.5500          1,500.06         1
                                     15.0500          1,500.06         80
    COVINA          CA    91723      14.5500       10/30/96        232,000.00
    280001544341                      9.0500       01/01/97            00
    411612484                         8.5500       12/01/26            0
    0                                 5.2500       06/01/97        06/01/97
    731/824                           4.7500       07/01/97        07/01/97
      25                              9.0500          .0000           .0000
    A                                10.0500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000
1




    1544361                          10.8500        150,950.00        100
    DAVIS               DETRA        10.8500        150,724.51         ZZ
    206 HARBOR POINTE DRIVE          10.3500          1,420.45         1
                                     16.8500          1,420.45         90
    STONE MOUNTAIN  GA    30087      16.3500       10/31/96        168,000.00
    280001544361                     10.8500       12/01/96            23
    3140662964                       10.3500       11/01/26            0
    0                                 6.7000       05/01/97        05/01/97
    731/824                           6.2000       06/01/97        06/01/97
      25                             10.8500          .0000           .0000
    A                                11.8500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           03             0           00/00/00
                                        O             .0000


    1544375                          11.1000        130,400.00        100
    JAMES               DAVID        11.1000        130,262.25         ZZ
    270 SAWGRASS WAY                 10.6000          1,251.69         1
                                     17.1000          1,251.69         90
    FAYETTEVILLE    GA    30215      16.6000       11/22/96        145,000.00
    280001544375                     11.1000       01/01/97            23
    3140663019                       10.6000       12/01/26            0
    0                                 6.9500       06/01/97        06/01/97
    731/824                           6.4500       07/01/97        07/01/97
      25                             11.1000          .0000           .0000
    A                                12.1000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           03             0           00/00/00
                                        O             .0000


    1544384                           9.8750         40,500.00        100
    GOLISZEWSKI         PAWEL         9.8750         40,463.05         ZZ
    641 SUMMER STREET UNIT #1         9.3750            351.68         1
                                     15.8750            351.68         75
    STAMFORD        CT    06901      15.3750       12/30/96         54,000.00
    280001544384                       .0000       02/01/97            00
    183345                             .0000       01/01/27            0
    0                                 5.8750       01/01/00        01/01/00
    B24/824                           5.3750       02/01/00        02/01/00
      25                              6.8750          .0000           .0000
    A                                12.8750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
1


        .0000                           1              00          00/00/00
        .0000                           01             0           00/00/00
                                        O             .0000


    1544397                          10.7000         50,400.00        100
    WOLF                BARRY        10.7000         50,341.93         ZZ
    705 RIVER MILL CIRCLE #705       10.2000            468.58         1
                                     16.7000            468.58         80
    ROSWELL         GA    30075      16.2000       11/25/96         63,000.00
    280001544397                     10.7000       01/01/97            00
    3140963070                       10.2000       12/01/26            0
    0                                 6.5000       06/01/97        06/01/97
    731/824                           6.0000       07/01/97        07/01/97
      25                             10.7000          .0000           .0000
    A                                11.7000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           1              00          00/00/00
        .0000                           01             0           00/00/00
                                        O             .0000


    1544410                           9.2500         98,900.00        100
    CARROLL             WILLIAM       9.2500         98,797.04         ZZ
    42 BRANDY BROW ROAD               8.7500            813.63         1
                                     15.2500            813.63         90
    HAVERHILL       MA    01830      14.7500       12/20/96        109,900.00
    280001544410                       .0000       02/01/97            01
    1528986                            .0000       01/01/27           25
    0                                 5.7500       01/01/98        01/01/98
    A17/824                           5.2500       02/01/98        02/01/98
      45                              7.2500          .0000           .0000
    A                                11.2500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1544425                           9.5000        121,600.00        100
    BENITEZ             SERAFIN       9.5000        121,419.13         ZZ
    706 N NOBLE                       9.0000          1,022.48         1
                                     15.5000          1,022.48         80
    CHICAGO         IL    60622      15.0000       11/15/96        152,000.00
    0410203020                         .0000       01/01/97            00
    0410203020                         .0000       12/01/26            0
    0                                 5.2500       12/01/99        12/01/99
    E22/824                           4.7500       01/01/00        01/01/00
      25                              6.5000          .0000           .0000
    A                                12.5000            6              6
1


      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1544430                           8.8750        151,200.00        100
    MAHER               WILLIAM       8.8750        151,029.83         ZZ
    8011 DENVER STREET                8.3750          1,203.02         1
                                     14.8750          1,203.02         80
    VENTURA         CA    93004      14.3750       12/03/96        189,000.00
    0410290969                         .0000       02/01/97            00
    0410290969                         .0000       01/01/27            0
    0                                 5.2500       01/01/98        01/01/98
    E22/824                           4.7500       02/01/98        02/01/98
      45                              6.8750          .0000           .0000
    A                                10.8750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1544431                          10.2500        177,300.00        100
    MISTER              WILLIS       10.2500        177,150.65         ZZ
    3993 BLACKWOOD ST                 9.7500          1,588.79         1
    NEWBURY PARK AREA                16.2500          1,588.79         90
    THOUSAND OAKS   CA    91320      15.7500       11/26/96        197,000.00
    0410266316                         .0000       02/01/97            23
    0410266316                         .0000       01/01/27            0
    0                                 6.0000       01/01/00        01/01/00
    E22/824                           5.5000       02/01/00        02/01/00
      25                              7.2500          .0000           .0000
    A                                13.2500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1544449                          10.7500        104,000.00        100
    SIEGEL-DURBIN       COLLEEN      10.7500        103,921.33         ZZ
    4044 40TH AVE SW                 10.2500            970.82         1
                                     16.7500            970.82         65
    SEATTLE         WA    98116      16.2500       12/19/96        160,000.00
    280001544449                       .0000       02/01/97            00
    A129604W                           .0000       01/01/27            0
    0                                 6.7500       01/01/00        01/01/00
1


    950/824                           6.2500       02/01/00        02/01/00
      25                              7.7500          .0000           .0000
    A                                13.7500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1544489                           9.8750        126,000.00        100
    ARMSTRONG JR        ROBERT        9.8750        125,826.84         ZZ
    3946 LUKE LANE                    9.3750          1,094.12         1
                                     16.8750          1,094.12         80
    CARROLLTON      TX    75007      16.3750       11/22/96        157,510.00
    280001544489                      9.8750       01/01/97            23
    960244                            9.3750       12/01/26            0
    0                                 5.8750       12/01/99        12/01/99
    G10/824                           5.3750       01/01/00        01/01/00
      25                              9.8750          .0000           .0000
    A                                12.8750           12             12
      360                               E            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1544650                           9.8750        248,300.00        100
    HOLLAWAY            RICHARD       9.8750        247,726.59         ZZ
    2521 GRANT AVENUE #C              9.3750          2,156.11         1
                                     16.8750          2,156.11         90
    REDONDO BEACH   CA    90278      16.3750       09/17/96        275,900.00
    280001544650                      9.8750       11/01/96            23
    962190                            9.3750       10/01/26            0
    0                                 6.5000       04/01/97        04/01/97
    B74/824                           6.0000       05/01/97        05/01/97
      45                              9.8750          .0000           .0000
    A                                11.3750            6              6
      360                               9            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           01             0           00/00/00
                                        O             .0000


    1544653                           7.8750         94,000.00        100
    DIAZ                FLAVIO        7.8750         93,672.25         ZZ
    2416 WEST GRAND AVENUE            7.3750            681.57         1
    UNIT 4                           14.8750            681.57         80
    ALHAMBRA        CA    91801      14.3750       09/12/96        117,500.00
1


    280001544653                      7.8750       11/01/96            00
    962279                            7.3750       10/01/26            0
    0                                 4.5000       04/01/97        04/01/97
    B74/824                           4.0000       05/01/97        05/01/97
      45                              7.8750          .0000           .0000
    A                                 9.3750            6              6
      360                               9            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           01             0           00/00/00
                                        O             .0000


    1544684                          10.2500        152,000.00        100
    CUBILLAS            MIGUEL       10.2500        151,936.26         ZZ
    5944, 5944-A, 5944-B FLORA        9.7500          1,362.07         3
    AVENUE                           16.2500          1,362.07         80
    MAYWOOD         CA    90270      15.7500       01/10/97        190,000.00
    280001544684                       .0000       03/01/97            00
    961392                             .0000       02/01/27            0
    0                                 6.5000       02/01/00        02/01/00
    E97/824                           6.0000       03/01/00        03/01/00
      25                              7.2500          .0000           .0000
    A                                13.2500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1544689                           8.3750        179,000.00        100
    CADARET             HOWARD        8.3750        178,663.88         ZZ
    47 OFF SHORE                      7.8750          1,360.53         1
                                     14.3750          1,360.53         76
    HILTON HEAD     SC    29928      13.8750       11/29/96        238,500.00
    280001544689                       .0000       01/01/97            00
    96SM0166                           .0000       12/01/26            0
    0                                 5.3750       12/01/97        12/01/97
    766/824                           4.8750       01/01/98        01/01/98
      45                              6.3750          .0000           .0000
    A                                10.3750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1544776                           9.7500        107,900.00        100
    LEE                 KI-MYUNG      9.7500        107,747.72         ZZ
1


    46538 E BRIARWOOD DRIVE           9.2500            927.03         1
                                     15.7500            927.03         80
    CHESTERFIELD T  MI    48051      15.2500       11/19/96        134,900.00
    0410165872                         .0000       01/01/97            00
    0410165872                         .0000       12/01/26            0
    0                                 5.2500       12/01/97        12/01/97
    E22/824                           4.7500       01/01/98        01/01/98
      45                              7.7500          .0000           .0000
    A                                11.7500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1544778                          10.1250         59,200.00        100
    FINK                CHARLOTTE    10.1250         59,122.85         ZZ
    143 BRIDGE POINTE ROAD            9.6250            525.00         1
                                     16.1250            525.00         80
    OSAGE BEACH     MO    65065      15.6250       11/15/96         74,000.00
    0410289250                         .0000       01/01/97            00
    0410289250                         .0000       12/01/26            0
    0                                 6.0000       12/01/97        12/01/97
    E22/824                           5.5000       01/01/98        01/01/98
      45                              8.1250          .0000           .0000
    A                                12.1250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           01             0           00/00/00
                                        O             .0000


    1544780                           9.5000        148,500.00        100
    BIERMANN            FRANK         9.5000        148,353.33         ZZ
    24646 BOND ROAD NORTHEAST         9.0000          1,248.67         1
                                     15.5000          1,248.67         79
    POULSBO         WA    98370      15.0000       11/26/96        188,000.00
    0410222780                         .0000       02/02/97            00
    0410222780                         .0000       01/02/27            0
    0                                 4.7500       01/01/00        01/01/00
    E22/824                           4.2500       02/01/00        02/01/00
      25                              6.5000          .0000           .0000
    A                                12.5000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000
1




    1544797                          11.0000         85,000.00        100
    CUNNINGHAM, JR      ROBERT       11.0000         84,939.11         ZZ
    321 PERSHING BOULEVARD           10.5000            809.47         1
                                     17.0000            809.47         90
    READING         PA    19607      16.5000       12/24/96         94,500.00
    280001544797                     11.0000       02/01/97            23
    961404                           10.5000       01/01/27            0
    0                                 7.0000       01/01/00        01/01/00
    922/824                           6.5000       02/01/00        02/01/00
      25                             11.0000          .0000           .0000
    A                                14.0000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1544801                           9.1250        233,750.00        100
    DADDOW              DAVID         9.1250        233,625.60         ZZ
    143 OBERMEYER AVENUE              8.6250          1,901.87         1
                                     15.1250          1,901.87         85
    GRIDLEY         CA    95948      14.6250       01/23/97        275,000.00
    280001544801                       .0000       03/01/97            23
    3300016006BA                       .0000       02/01/27            0
    0                                 5.5000       02/01/98        02/01/98
    H07/824                           5.0000       03/01/98        03/01/98
      45                              7.1250          .0000           .0000
    A                                11.1250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1544804                           9.2500         52,500.00        100
    CRAWFORD            SAMUEL        9.2500         52,445.36         ZZ
    966 27TH STREET                   8.7500            431.90         2
                                     15.2500            431.90         75
    OGDEN           UT    84403      14.7500       12/19/96         70,000.00
    280001544804                       .0000       02/01/97            00
    67085560248A                       .0000       01/01/27            0
    0                                 5.7500       01/01/98        01/01/98
    624/824                           5.2500       02/01/98        02/01/98
      45                              7.2500          .0000           .0000
    A                                11.2500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
1


        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1544805                           9.5000         96,300.00        100
    CRAWFORD            SAMUEL        9.5000         96,204.89         ZZ
    730 EAST 5450 SOUTH               9.0000            809.74         1
                                     15.5000            809.74         90
    SOUTH OGDEN     UT    84405      15.0000       12/19/96        107,000.00
    280001544805                       .0000       02/01/97            23
    67085560238A                       .0000       01/01/27            0
    0                                 6.0000       01/01/98        01/01/98
    624/824                           5.5000       02/01/98        02/01/98
      45                              7.5000          .0000           .0000
    A                                11.5000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1544809                           8.1250        303,250.00        100
    JONES               LINDA         8.1250        303,051.64         ZZ
    315 WARING-WELFARE ROAD           7.6250          2,251.62         1
                                     14.1250          2,251.62         80
    BOERNE          TX    78006      13.6250       01/24/97        379,085.00
    280001544809                       .0000       03/01/97            00
    810975                             .0000       02/01/27            0
    0                                 5.1250       08/01/97        08/01/97
    A38/824                           4.6250       09/01/97        09/01/97
      25                              8.1250          .0000           .0000
    A                                 9.1250            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1544844                           9.3750         66,000.00        100
    LEAVITT             WAYNE         9.3750         65,933.06         ZZ
    327 SOUTH DAFFEY DRIVE            8.8750            548.96         1
                                     15.3750            548.96         80
    SALINA          UT    84654      14.8750       12/20/96         82,500.00
    280001544844                       .0000       02/01/97            00
    1544844                            .0000       01/01/27            0
    0                                 5.5000       01/01/98        01/01/98
    B43/824                           5.0000       02/01/98        02/01/98
      45                              7.3750          .0000           .0000
    A                                11.3750           12             12
1


      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1544855                           9.0000         67,900.00        100
    FARRELL             DANIEL        9.0000         67,825.54         ZZ
    160 MEADOW DR                     8.5000            546.34         1
                                     15.0000            546.34         80
    ROCHESTER       NY    14618      14.5000       12/27/96         84,900.00
    280001544855                       .0000       02/01/97            00
    467006474                          .0000       01/01/27            0
    0                                 4.8750       01/01/98        01/01/98
    575/824                           4.3750       02/01/98        02/01/98
      45                              7.0000          .0000           .0000
    A                                11.0000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1544980                           9.2500        248,000.00        100
    CARDENAS            RAMIRO        9.2500        247,871.43         ZZ
    31-65 23RD STREET                 8.7500          2,040.24         2
                                     15.2500          2,040.24         80
    ASTORIA         NY    11106      14.7500       01/13/97        310,000.00
    280001544980                       .0000       03/01/97            00
    96030382                           .0000       02/01/27            0
    0                                 5.5000       02/01/98        02/01/98
    705/824                           5.0000       03/01/98        03/01/98
      45                              7.2500          .0000           .0000
    A                                11.2500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1545044                           9.1250         35,000.00        100
    MARKLE              JAMES         9.1250         34,943.69         ZZ
    2837 NORTHEAST 15 STREET          8.6250            284.77         1
                                     15.1250            284.77         42
    POMPANO BEACH   FL    33062      14.6250       11/22/96         85,000.00
    0410252761                         .0000       01/01/97            00
    0410252761                         .0000       12/01/26            0
    0                                 5.2500       12/01/97        12/01/97
1


    E22/824                           4.7500       01/01/98        01/01/98
      45                              7.1250          .0000           .0000
    A                                11.1250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1545048                           8.8750        172,000.00        100
    PHILIPPE            CHRISTOPH     8.8750        171,708.57         ZZ
    1293 ENISWOOD PARKWAY             8.3750          1,368.51         1
                                     14.8750          1,368.51         80
    PALM HARBOR     FL    34683      14.3750       11/25/96        215,000.00
    0410251375                         .0000       01/01/97            00
    0410251375                         .0000       12/01/26            0
    0                                 4.7500       12/01/97        12/01/97
    E22/824                           4.2500       01/01/98        01/01/98
      45                              6.8750          .0000           .0000
    A                                10.8750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1545056                           9.7500        124,100.00        100
    MONTY               PAUL          9.7500        123,924.89         ZZ
    1790 SOUTH CLUB DR                9.2500          1,066.21         1
                                     15.7500          1,066.21         90
    WELLINGTON      FL    33414      15.2500       11/27/96        137,910.00
    0410249262                         .0000       01/01/97            23
    0410249262                         .0000       12/01/26            0
    0                                 6.0000       12/01/97        12/01/97
    E22/824                           5.5000       01/01/98        01/01/98
      45                              7.7500          .0000           .0000
    A                                11.7500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1545058                           8.5000        267,750.00        100
    ALLEN               ROBERT        8.5000        267,259.92         ZZ
    4882 FOUNTAIN ST                  8.0000          2,058.77         1
                                     14.5000          2,058.77         85
    BOULDER         CO    80304      14.0000       11/22/96        315,000.00
1


    0410289110                         .0000       01/01/97            23
    0410289110                         .0000       12/01/26            0
    0                                 4.8750       06/01/97        06/01/97
    E22/824                           4.3750       07/01/97        07/01/97
      25                              7.5000          .0000           .0000
    A                                 9.5000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1545060                          10.8750        110,350.00        100
    CASTRO              DENNIS       10.8750        110,268.76         ZZ
    339 ALLATOONA SHORES DRIVE       10.3750          1,040.48         1
                                     16.8750          1,040.48         85
    CANTON          GA    30114      16.3750       12/04/96        129,830.00
    280001545060                       .0000       02/01/97            23
    53684                              .0000       01/01/27            0
    0                                 6.7500       01/01/00        01/01/00
    455/824                           6.2500       02/01/00        02/01/00
      25                              7.8750          .0000           .0000
    A                                13.8750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1545061                           9.2500        123,950.00        100
    WHITE               ERIC          9.2500        123,820.40         ZZ
    6030 FOXBERRY LANE                8.7500          1,019.71         1
                                     15.2500          1,019.71         80
    ROSWELL         GA    30075      14.7500       12/30/96        154,953.00
    280001545061                       .0000       02/01/97            00
    53874                              .0000       01/01/27            0
    0                                 5.3750       01/01/00        01/01/00
    455/824                           4.8750       02/01/00        02/01/00
      25                              8.2500          .0000           .0000
    A                                10.2500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1545062                          11.1250         83,300.00        100
    COX                 DEVIN        11.1250         83,212.49         ZZ
1


    RT 1 BOX 66H                     10.6250            801.16         1
    COUNTY ROAD 124                  17.1250            801.16         85
    MARBLE FALLS    TX    78654      16.6250       11/26/96         98,000.00
    0410288294                         .0000       01/01/97            23
    0410288294                         .0000       12/01/26            0
    0                                 6.3750       12/01/99        12/01/99
    E22/824                           5.8750       01/01/00        01/01/00
      25                              8.1250          .0000           .0000
    A                                14.1250            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1545067                          10.8750         98,600.00        100
    GREENFIELD          WALTER       10.8750         98,490.62         ZZ
    1256 STRYKER AVENUE              10.3750            929.69         1
                                     16.8750            929.69         85
    W ST PAUL       MN    55118      16.3750       11/19/96        116,000.00
    0410269443                         .0000       01/01/97            23
    0410269443                         .0000       12/01/26            0
    0                                 6.1250       12/01/98        12/01/98
    E22/824                           5.6250       01/01/99        01/01/99
      25                              7.8750          .0000           .0000
    A                                13.8750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1545074                           9.7500         42,500.00        100
    GILBERT             DENNIS        9.7500         42,440.03         ZZ
    3531 NORTH HENNEY ROAD            9.2500            365.14         1
                                     15.7500            365.14         85
    CHOCTAW         OK    73020      15.2500       11/22/96         50,000.00
    0410288351                         .0000       01/01/97            23
    0410288351                         .0000       12/01/26            0
    0                                 5.2500       06/01/97        06/01/97
    E22/824                           4.7500       07/01/97        07/01/97
      25                              8.7500          .0000           .0000
    A                                10.7500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000
1




    1545081                           7.3650        159,225.00        100
    INGALSBE            GARY          7.3650        158,858.52         ZZ
    3230 GEOFFREY DRIVE               6.8650          1,098.65         1
                                     14.3650          1,098.65         75
    SAN BRUNO       CA    94066      13.8650       11/21/96        212,300.00
    280001545081                      7.3650       01/01/97            00
    6034595                           6.8650       12/01/26            0
    0                                 5.1250       06/01/97        06/01/97
    948/824                           4.6250       07/01/97        07/01/97
      45                              7.3650          .0000           .0000
    A                                 8.3650            6              6
      360                               9            1.0000          1.0000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1545090                          10.8750         58,100.00        100
    PENROD              VERLA        10.8750         58,035.55         ZZ
    695 NORTH 500 WEST               10.3750            547.82         1
    #12                              16.8750            547.82         70
    ST GEORGE       UT    84770      16.3750       11/13/96         83,000.00
    280001545090                     10.8750       01/01/97            00
    21042                            10.3750       12/01/26            0
    0                                 6.7500       12/01/98        12/01/98
    948/824                           6.2500       01/01/99        01/01/99
      45                             10.8750          .0000           .0000
    A                                13.8750            6              6
      360                               9            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           01             0           00/00/00
                                        O             .0000


    1545129                          10.2500        214,200.00        100
    RAMSEYER            STEPHAN      10.2500        213,928.20         ZZ
    9697 SOUTH EASTDELL DRIVE         9.7500          1,919.45         1
                                     16.2500          1,919.45         90
    SANDY           UT    84092      15.7500       11/21/96        238,000.00
    280001545129                     10.2500       01/01/97            23
    22038                             9.7500       12/01/26            0
    0                                 6.3750       12/01/99        12/01/99
    948/824                           5.8750       01/01/00        01/01/00
      45                             10.2500          .0000           .0000
    A                                13.2500            6              6
      360                               9            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
1


        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1545164                           9.3750         81,000.00        100
    ROWLEY              LYMAN         9.3750         80,876.31         ZZ
    489 NORTH OREM BOULEVARD          8.8750            673.72         1
                                     16.3750            673.72         90
    OREM            UT    84057      15.8750       11/20/96         90,000.00
    280001545164                      9.3750       01/01/97            23
    21077                             8.8750       12/01/26            0
    0                                 7.1250       06/01/97        06/01/97
    948/824                           6.6250       07/01/97        07/01/97
      45                              9.3750          .0000           .0000
    A                                10.3750            6              6
      360                               9            1.0000          1.0000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           09             0           00/00/00
                                        O             .0000


    1545188                           8.7500         50,000.00        100
    O'CONNELL           MARY          8.7500         49,913.03         ZZ
    1616 WELLESLEY AVENUE             8.2500            393.36         1
                                     14.7500            393.36         55
    ST PAUL         MN    55105      14.2500       11/08/96         92,000.00
    280001545188                      8.7500       01/01/97            00
    21785                             8.2500       12/01/26            0
    0                                 5.5000       12/01/98        12/01/98
    948/824                           5.0000       01/01/99        01/01/99
      45                              8.7500          .0000           .0000
    A                                11.7500            6              6
      360                               9            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1545194                           9.3750         14,700.00        100
    JAHNER              DONALD        9.3750         14,669.93         ZZ
    214 BROADWAY                      8.8750            122.27         1
                                     16.3750            122.27         70
    ENDERLIN        ND    58027      15.8750       10/11/96         21,000.00
    280001545194                      9.3750       12/01/96            00
    21204                             8.8750       11/01/26            0
    0                                 6.6250       05/01/97        05/01/97
    948/824                           6.1250       06/01/97        06/01/97
      45                              9.3750          .0000           .0000
    A                                10.3750            6              6
1


      360                               9            1.0000          1.0000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1545196                           8.6250        244,600.00        100
    PALMER              RICK          8.6250        244,163.65         ZZ
    5400 ERICKSON DRIVE               8.1250          1,902.47         1
                                     14.6250          1,902.47         80
    GRANITE BAY     CA    95746      14.1250       11/20/96        305,770.00
    0410274989                         .0000       01/01/97            00
    0410274989                         .0000       12/01/26            0
    0                                 5.2500       12/01/97        12/01/97
    E22/824                           4.7500       01/01/98        01/01/98
      45                              6.6250          .0000           .0000
    A                                10.6250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1545206                           8.8750         97,000.00        100
    THAYSEN             BARRY         8.8750         96,835.63         ZZ
    6619 BUFFALO ROAD                 8.3750            771.78         1
                                     14.8750            771.78         75
    MOUNT AIRY      MD    21771      14.3750       11/22/96        130,000.00
    0410253116                         .0000       01/01/97            00
    0410253116                         .0000       12/01/26            0
    0                                 4.8750       12/01/99        12/01/99
    E22/824                           4.3750       01/01/00        01/01/00
      25                              5.8750          .0000           .0000
    A                                11.8750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1545208                          10.2500        220,500.00        100
    RUSSELL             DANA         10.2500        220,125.34         ZZ
    1661 LAS PIEDRAS COURT            9.7500          1,975.91         1
                                     16.2500          1,975.91         90
    CAMPBELL        CA    95008      15.7500       10/03/96        245,000.00
    280001545208                     10.2500       12/01/96            23
    21185                             9.7500       11/01/26            0
    0                                 6.6250       11/01/98        11/01/98
1


    948/824                           6.1250       12/01/98        12/01/98
      45                             10.2500          .0000           .0000
    A                                13.2500            6              6
      360                               9            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           09             0           00/00/00
                                        O             .0000


    1545213                          11.8750         66,300.00        100
    NEWSUM              DELPHINE     11.8750         66,280.49         ZZ
    6367 TRILLIUM TRAIL              11.3750            675.60         1
                                     17.8750            675.60         85
    MEMPHIS         TN    38141      17.3750       02/06/97         78,000.00
    280001545213                     11.8750       03/01/97            23
    961362                           11.3750       02/01/27            0
    0                                 7.1250       02/01/00        02/01/00
    922/824                           6.6250       03/01/00        03/01/00
      25                             11.8750          .0000           .0000
    A                                14.8750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1545222                           9.6250         86,700.00        100
    SINGER              JOHN          9.6250         86,574.36         ZZ
    8405 87TH STREET SOUTH            9.1250            736.95         1
                                     15.6250            736.95         85
    COTTAGE GROVE   MN    55016      15.1250       11/20/96        102,000.00
    280001545222                      9.6250       01/01/97            23
    21122                             9.1250       12/01/26            0
    0                                 6.1250       12/01/98        12/01/98
    948/824                           5.6250       01/01/99        01/01/99
      45                              9.6250          .0000           .0000
    A                                12.6250            6              6
      360                               9            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1545240                          10.7000        135,200.00        100
    ALEXANDER           DOROTHY      10.7000        135,044.24         ZZ
    9109 STUART LANE                 10.2000          1,256.99         1
                                     16.7000          1,256.99         80
    CLINTON         MD    20735      16.2000       11/27/96        169,000.00
1


    280001545240                       .0000       01/01/97            00
    923780                             .0000       12/01/26            0
    0                                 6.5000       06/01/97        06/01/97
    B32/824                           6.0000       07/01/97        07/01/97
      25                             10.7000          .0000           .0000
    A                                11.7000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1545241                           7.9900        127,500.00        100
    BAUSCH              CHARLES       7.9900        127,241.07         ZZ
    833 MOUNT OLIVE DRIVE             7.4900            934.67         1
                                     14.9900            934.67         75
    DUARTE          CA    91010      14.4900       11/11/96        170,000.00
    280001545241                      7.9900       01/01/97            00
    21332                             7.4900       12/01/26            0
    0                                 5.6250       06/01/97        06/01/97
    948/824                           5.1250       07/01/97        07/01/97
      45                              7.9900          .0000           .0000
    A                                 8.9900            6              6
      360                               9            1.0000          1.0000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1545260                           9.4500         35,750.00        100
    SEITZ               VIRGIE        9.4500         35,696.27         ZZ
    826 SOUTH KENWOOD AVENUE          8.9500            299.30         1
                                     15.4500            299.30         55
    BALTIMORE       MD    21224      14.9500       11/22/96         65,000.00
    280001545260                      9.4500       01/01/97            00
    923725                            8.9500       12/01/26            0
    0                                 6.3500       06/01/97        06/01/97
    B32/824                           5.8500       07/01/97        07/01/97
      25                              9.4500          .0000           .0000
    A                                10.4500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1545267                          12.4300        275,000.00        100
    VANNOY              ROXANNA      12.4300        274,783.30         ZZ
1


    408 TYLER DRIVE                  11.9300          2,920.03         1
                                     18.4300          2,920.03         74
    WINCHESTER      VA    22603      17.9300       11/27/96        375,000.00
    280001545267                     12.4300       01/01/97            00
    923540                           11.9300       12/01/26            0
    0                                 6.8500       12/01/98        12/01/98
    B32/824                           6.3500       01/01/99        01/01/99
      45                             12.4300          .0000           .0000
    A                                15.4300            6              6
      360                               9            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1545282                           9.0000        151,200.00        100
    SWITALA III         LEONARD       9.0000        151,034.20         ZZ
    160 MARYLAND AVENUE               8.5000          1,216.59         1
                                     15.0000          1,216.59         90
    PASADENA        MD    21122      14.5000       12/20/96        168,000.00
    280001545282                       .0000       02/01/97            23
    MJ010                              .0000       01/01/27            0
    0                                 6.5000       01/01/98        01/01/98
    B25/824                           6.0000       02/01/98        02/01/98
      45                              7.0000          .0000           .0000
    A                                11.0000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1545286                           9.8750        120,400.00        100
    SHEA                TIMOTHY       9.8750        120,032.90         ZZ
    4434 BRANDYWINE DRIVE             9.3750          1,045.49         1
                                     15.8750          1,045.49         80
    BOCA RATON      FL    33487      15.3750       11/27/96        150,500.00
    0410251474                         .0000       01/01/97            00
    0410251474                         .0000       12/01/26            0
    0                                 5.2500       12/01/97        12/01/97
    E22/824                           4.7500       01/01/98        01/01/98
      45                              7.8750          .0000           .0000
    A                                11.8750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000
1




    1545288                           8.2500        136,000.00        100
    VENEY               MARK          8.2500        135,738.01         ZZ
    6634 EASTERN AVENUE NW            7.7500          1,021.73         1
                                     14.2500          1,021.73         80
    WASHINGTON      DC    20012      13.7500       11/29/96        170,000.00
    280001545288                       .0000       01/01/97            00
    923479                             .0000       12/01/26            0
    0                                 5.6500       06/01/97        06/01/97
    B32/824                           5.1500       07/01/97        07/01/97
      25                              8.2500          .0000           .0000
    A                                 9.2500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1545291                          11.5000         75,000.00        100
    PAPIC               JEANNIE      11.5000         74,951.83         ZZ
    340 EAST 1900 NORTH              11.0000            742.72         1
                                     17.5000            742.72         48
    PROVO           UT    84604      17.0000       12/20/96        159,000.00
    280001545291                       .0000       02/01/97            00
    1545291                            .0000       01/01/27            0
    0                                 6.7500       01/01/00        01/01/00
    624/824                           6.2500       02/01/00        02/01/00
      25                              8.5000          .0000           .0000
    A                                14.5000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1545299                          10.0300        323,250.00        100
    SHELTON             MARION       10.0300        322,820.16         ZZ
    7719 VIRGINIA OAKS DRIVE          9.5300          2,843.92         1
                                     16.0300          2,843.92         75
    GAINESVILLE     VA    22065      15.5300       11/22/96        431,000.00
    280001545299                     10.0300       01/01/97            00
    923776                            9.5300       12/01/26            0
    0                                 5.7500       12/01/98        12/01/98
    B32/824                           5.2500       01/01/99        01/01/99
      45                             10.0300          .0000           .0000
    A                                13.0300            6              6
      360                               9            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
1


        .0000                           5              00          00/00/00
        .0000                           03             0           00/00/00
                                        O             .0000


    1545305                           9.2500        239,900.00        100
    HOUSTON             NOAH          9.2500        239,650.29         ZZ
    6365 STALLION DRIVE               8.7500          1,973.60         1
                                     15.2500          1,973.60         79
    CUMMING         GA    30130      14.7500       12/26/96        305,000.00
    280001545305                       .0000       02/01/97            00
    181863                             .0000       01/01/27            0
    0                                 5.6250       01/01/00        01/01/00
    A52/824                           5.1250       02/01/00        02/01/00
      25                              6.2500          .0000           .0000
    A                                15.2500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1545324                           8.0000        247,500.00        100
    HARNOIS             ROBERT        8.0000        247,333.93         ZZ
    415 NORTH 500 EAST                7.5000          1,816.07         1
                                     14.0000          1,816.07         90
    KAYSVILLE       UT    84037      13.5000       01/07/97        275,000.00
    280001545324                       .0000       03/01/97            23
    2039311                            .0000       02/01/27            0
    0                                 6.0000       02/01/98        02/01/98
    480/824                           5.5000       03/01/98        03/01/98
      45                              6.0000          .0000           .0000
    A                                10.0000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1545326                           8.8750        118,000.00        100
    SICILIANO           JOSEPH        8.8750        117,933.85         ZZ
    1104 FRANKLIN STREET              8.3750            938.86         1
                                     14.8750            938.86         64
    MELROSE         MA    02176      14.3750       01/09/97        187,000.00
    280001545326                       .0000       03/01/97            00
    1545326                            .0000       02/01/27            0
    0                                 5.2500       02/01/98        02/01/98
    A17/824                           4.7500       03/01/98        03/01/98
      45                              6.8750          .0000           .0000
    A                                10.8750           12             12
1


      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1545806                          10.7000         93,600.00        100
    LEFLAR              TIMOTHY      10.7000         93,492.15         ZZ
    130 CASTLE STONE DRIVE           10.2000            870.23         1
                                     16.7000            870.23         80
    ELKTON          MD    21921      16.2000       11/19/96        117,000.00
    280001545806                       .0000       01/01/97            00
    923616                             .0000       12/01/26            0
    0                                 6.5000       06/01/97        06/01/97
    B32/824                           6.0000       07/01/97        07/01/97
      25                             10.7000          .0000           .0000
    A                                11.7000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1545807                          10.4500         91,462.00        100
    GRAHAM              CHARLES      11.4500         91,205.43         ZZ
    10134 DEEPWOOD CIRCLE            10.9500            833.22         1
                                     16.4500            901.82         75
    RICHMOND        VA    23233      15.9500       07/25/96        121,950.00
    280001545807                     10.4500       09/01/96            00
    922878                            9.9500       08/01/26            0
    0                                 6.3750       02/01/97        08/01/97
    B32/824                           5.8750       03/01/97        09/01/97
      25                             10.4500          .0000           .0000
    A                                11.4500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1545808                          10.8500        122,000.00        100
    THREAT              CYNTHIA      10.8500        121,863.93         ZZ
    3018 GREAT OAK DRIVE             10.3500          1,148.03         1
                                     16.8500          1,148.03         82
    DISTRICT HEIGH  MD    20747      16.3500       11/22/96        150,000.00
    280001545808                     10.8500       01/01/97            23
    923736                           10.3500       12/01/26            0
    0                                 5.6500       06/01/97        06/01/97
1


    B32/824                           5.1500       07/01/97        07/01/97
      25                             10.8500          .0000           .0000
    A                                11.8500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1545812                          10.3750        106,200.00        100
    PRICE SR            DANIEL       10.3750        106,068.80         ZZ
    11548 SOUTH KOLMAR AVE            9.8750            961.54         1
                                     16.3750            961.54         90
    ALSIP           IL    60658      15.8750       11/25/96        118,000.00
    0410208698                         .0000       01/01/97            23
    0410208698                         .0000       12/01/26            0
    0                                 5.7500       12/01/98        12/01/98
    E22/824                           5.2500       01/01/99        01/01/99
      25                              7.3750          .0000           .0000
    A                                13.3750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1545821                          10.8750         67,500.00        100
    HAYNES              CHARLES      10.8750         67,425.12         ZZ
    2185 GLENLOCK DRIVE              10.3750            636.45         1
                                     16.8750            636.45         90
    DELTONA         FL    32725      16.3750       11/27/96         75,000.00
    0410248546                         .0000       01/01/97            23
    0410248546                         .0000       12/01/26            0
    0                                 6.0000       12/01/98        12/01/98
    E22/824                           5.5000       01/01/99        01/01/99
      25                              7.8750          .0000           .0000
    A                                13.8750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1545902                           9.2500        139,500.00        100
    MEJIA               RUYZ          9.2500        139,281.36         ZZ
    1968 EAST VILLA STREET            8.7500          1,147.63         1
                                     15.2500          1,147.63         90
    PASADENA        CA    91107      14.7500       11/07/96        155,000.00
1


    280001545902                       .0000       01/01/97            23
    6138586                            .0000       12/01/26            0
    0                                 6.1250       12/01/97        12/01/97
    776/824                           5.6250       01/01/98        01/01/98
      45                              7.2500          .0000           .0000
    A                                11.2500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           01             0           00/00/00
                                        O             .0000


    1545935                           9.3750        100,000.00        100
    LANHAM              RAYMOND       9.3750         99,898.61         ZZ
    5908 ARAPAHOE TERRACE             8.8750            831.75         1
                                     15.3750            831.75         80
    OXON HILL       MD    20745      14.8750       12/20/96        125,000.00
    280001545935                       .0000       02/01/97            00
    7090223                            .0000       01/01/27            0
    0                                 5.7500       01/01/98        01/01/98
    696/824                           5.2500       02/01/98        02/01/98
      45                              7.3750          .0000           .0000
    A                                11.3750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1545945                           9.6250        129,750.00        100
    ANEMA               WAYNE         9.6250        129,562.02         ZZ
    7140 WEST 130TH STREET            9.1250          1,102.86         1
                                     15.6250          1,102.86         75
    PALOS HEIGHTS   IL    60463      15.1250       11/15/96        173,000.00
    0410208466                         .0000       01/01/97            00
    0410208466                         .0000       12/01/26            0
    0                                 5.2500       12/01/97        12/01/97
    E22/824                           4.7500       01/01/98        01/01/98
      45                              7.6250          .0000           .0000
    A                                11.6250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1545951                           8.5000        150,000.00        100
    GARRISON            MARJORIE      8.5000        149,725.45         ZZ
1


    1937 POINT VIEW STREET            8.0000          1,153.37         1
                                     14.5000          1,153.37         71
    LOS ANGELES     CA    90034      14.0000       11/15/96        212,000.00
    280001545951                       .0000       01/01/97            00
    2135391                            .0000       12/01/26            0
    0                                 4.6250       12/01/97        12/01/97
    776/824                           4.1250       01/01/98        01/01/98
      45                              6.5000          .0000           .0000
    A                                10.5000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1545979                          10.5000        254,250.00        100
    MCGRAW              BENNETTE     10.5000        254,047.04         ZZ
    4203 JEFFERSON STREET            10.0000          2,325.72         1
                                     16.5000          2,325.72         90
    HYATTSVILLE     MD    20781      16.0000       12/23/96        282,500.00
    280001545979                       .0000       02/01/97            23
    7020219                            .0000       01/01/27            0
    0                                 6.3750       01/01/00        01/01/00
    696/824                           5.8750       02/01/00        02/01/00
      25                              7.5000          .0000           .0000
    A                                13.5000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1545989                           9.6250        113,400.00        100
    PATIN               ERICA         9.6250        113,235.70         ZZ
    15037 SAN JOSE STREET             9.1250            963.89         1
                                     15.6250            963.89         90
    MISSION HILLS   CA    91345      15.1250       11/11/96        126,000.00
    280001545989                       .0000       01/01/97            23
    6139041                            .0000       12/01/26            0
    0                                 6.1250       12/01/97        12/01/97
    776/824                           5.6250       01/01/98        01/01/98
      45                              7.6250          .0000           .0000
    A                                11.6250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000
1




    1545994                          10.1250         44,000.00        100
    COOK                SHANNON      10.1250         43,942.64         ZZ
    11741 ANDERSON SPRINGS ROAD       9.6250            390.21         1
                                     16.1250            390.21         80
    MIDDLETOWN      CA    95461      15.6250       11/22/96         55,000.00
    280001545994                     10.1250       01/01/97            00
    5411749                           9.6250       12/01/26            0
    0                                 5.5000       12/01/98        12/01/98
    559/824                           5.0000       01/01/99        01/01/99
      45                             10.1250          .0000           .0000
    A                                13.1250            6              6
      360                               9            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1545997                           9.8750        118,250.00        100
    INGALLS             RODNEY        9.8750        118,087.49         ZZ
    8714 CHATEAUGAY DR                9.3750          1,026.82         1
                                     15.8750          1,026.82         90
    INDIANAPOLIS    IN    46217      15.3750       11/21/96        131,400.00
    0410165666                         .0000       01/01/97            23
    0410165666                         .0000       12/01/26            0
    0                                 6.0000       12/01/97        12/01/97
    E22/824                           5.5000       01/01/98        01/01/98
      45                              7.8750          .0000           .0000
    A                                11.8750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1545999                          10.5000         97,650.00        100
    NAYLOR              BRENT        10.5000         97,572.04         ZZ
    1581 103RD AVENUE NW             10.0000            893.24         1
                                     16.5000            893.24         85
    COON RAPIDS     MN    55433      16.0000       12/23/96        114,900.00
    280001545999                     10.5000       02/01/97            23
    961422                           10.0000       01/01/27            0
    0                                 6.5000       01/01/98        01/01/98
    922/824                           6.0000       02/01/98        02/01/98
      45                             10.5000          .0000           .0000
    A                                12.5000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
1


        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1546001                           9.3750        121,000.00        100
    ALLEN               KATHERINE     9.3750        120,815.24         ZZ
    8050 BRICELAND-THORNE ROAD        8.8750          1,006.42         1
                                     15.3750          1,006.42         65
    WHITETHORN      CA    95589      14.8750       11/20/96        187,000.00
    280001546001                      9.3750       01/01/97            00
    5411251                           8.8750       12/01/26            0
    0                                 4.6250       12/01/98        12/01/98
    559/824                           4.1250       01/01/99        01/01/99
      45                              9.3750          .0000           .0000
    A                                12.3750            6              6
      360                               9            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1546006                           9.8750         80,000.00        100
    FISHER              BRADLEY       9.8750         79,594.12         ZZ
    2316 HOLIDAY LANE                 9.3750            694.68         1
                                     15.8750            694.68         90
    MARYVILLE       IL    62062      15.3750       08/30/96         88,900.00
    280001546006                       .0000       10/01/96            23
    8135618                            .0000       09/01/26            0
    0                                 5.7500       09/01/97        09/01/97
    776/824                           5.2500       10/01/97        10/01/97
      45                              7.8750          .0000           .0000
    A                                11.8750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1546016                           9.1250        128,000.00        100
    NEWMAN              JOHN          9.1250        127,794.08         ZZ
    33505 SHORE DRIVE                 8.6250          1,041.45         1
                                     15.1250          1,041.45         80
    PACIFIC CITY    OR    97135      14.6250       11/22/96        160,000.00
    280001546016                      9.1250       01/01/97            00
    5407069                           8.6250       12/01/26            0
    0                                 4.6250       12/01/98        12/01/98
    559/824                           4.1250       01/01/99        01/01/99
      45                              9.1250          .0000           .0000
    A                                12.1250            6              6
1


      360                               9            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1546019                           9.5000         88,200.00        100
    DUTY, II            J             9.5000         88,112.90         ZZ
    302 SHAMROCK AVENUE               9.0000            741.63         1
                                     15.5000            741.63         90
    YORKTOWN        VA    23693      15.0000       12/26/96         98,000.00
    280001546019                       .0000       02/01/97            23
    438005163                          .0000       01/01/27            0
    0                                 5.7500       01/01/98        01/01/98
    575/824                           5.2500       02/01/98        02/01/98
      45                              7.5000          .0000           .0000
    A                                11.5000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1546024                          10.0000        332,000.00        100
    DELROOZ             MEHDAD       10.0000        331,555.69         ZZ
    6196 MANCUSO STREET               9.5000          2,913.54         1
                                     16.0000          2,913.54         80
    SAN JOSE        CA    95120      15.5000       11/19/96        415,000.00
    280001546024                     10.0000       01/01/97            00
    5382601                           9.5000       12/01/26            0
    0                                 5.3750       12/01/98        12/01/98
    559/824                           4.8750       01/01/99        01/01/99
      45                             10.0000          .0000           .0000
    A                                13.0000            6              6
      360                               9            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1546026                           9.2500         94,000.00        100
    DA SILVA            OSEAS         9.2500         93,951.26         ZZ
    18013 VINTAGE RIVER TERRACE       8.7500            773.32         1
    #153                             15.2500            773.32         79
    OLNEY           MD    20832      14.7500       01/06/97        119,000.00
    280001546026                       .0000       03/01/97            00
    PH68                               .0000       02/01/27            0
    0                                 6.0000       02/01/98        02/01/98
1


    B25/824                           5.5000       03/01/98        03/01/98
      45                              7.2500          .0000           .0000
    A                                11.2500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           01             0           00/00/00
                                        O             .0000


    1546037                           8.2500        179,000.00        100
    RENZ                MICHAEL       8.2500        178,770.92         ZZ
    3836 CRISWELL DRIVE               7.7500          1,344.77         1
                                     14.2500          1,344.77         72
    COLUMBUS        OH    43220      13.7500       12/31/96        250,000.00
    280001546037                       .0000       02/01/97            00
    011296734                          .0000       01/01/27            0
    0                                 5.5000       01/01/98        01/01/98
    B65/824                           5.0000       02/01/98        02/01/98
      45                              6.2500          .0000           .0000
    A                                10.2500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1546043                          10.2500        142,500.00        100
    DALLEY III          ABRAM        10.2500        142,379.98         ZZ
    733 STAHELI DRIVE                 9.7500          1,276.94         1
                                     16.2500          1,276.94         67
    WASHINGTON      UT    84780      15.7500       12/19/96        215,000.00
    280001546043                       .0000       02/01/97            00
    67047560128A                       .0000       01/01/27            0
    0                                 5.3750       01/01/00        01/01/00
    624/824                           4.8750       02/01/00        02/01/00
      25                              7.2500          .0000           .0000
    A                                13.2500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1546046                          10.5000        120,000.00        100
    KUYKENDALL          R            10.5000        119,952.31         ZZ
    411 EAST 3050 NORTH              10.0000          1,097.69         1
                                     16.5000          1,097.69         75
    PROVO           UT    84604      16.0000       01/16/97        160,000.00
1


    280001546046                       .0000       03/01/97            00
    32266                              .0000       02/01/27            0
    0                                 5.3750       02/01/00        02/01/00
    H07/824                           4.8750       03/01/00        03/01/00
      25                              7.5000          .0000           .0000
    A                                13.5000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1546068                           9.5000        194,300.00        100
    KNIGHT              JUDITH        9.5000        194,010.99         ZZ
    4058 SLEEPY HOLLOW LANE           9.0000          1,633.78         1
                                     15.5000          1,633.78         90
    HOUSE SPRINGS   MO    63051      15.0000       11/27/96        215,900.00
    280001546068                       .0000       01/01/97            23
    8239564                            .0000       12/01/26            0
    0                                 6.2500       12/01/97        12/01/97
    776/824                           5.7500       01/01/98        01/01/98
      45                              7.5000          .0000           .0000
    A                                11.5000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           03             0           00/00/00
                                        O             .0000


    1546079                           9.7500        137,700.00        100
    KNIGHT              PATRICK       9.7500        137,505.68         ZZ
    2485 SW 214TH PLACE               9.2500          1,183.06         1
                                     15.7500          1,183.06         90
    ALOHA           OR    97006      15.2500       11/16/96        153,000.00
    280001546079                       .0000       01/01/97            23
    5038763                            .0000       12/01/26            0
    0                                 5.7500       12/01/97        12/01/97
    776/824                           5.2500       01/01/98        01/01/98
      45                              7.7500          .0000           .0000
    A                                11.7500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1546089                           9.2500        184,000.00        100
    BAMFORD             DEBBIE        9.2500        183,808.47         ZZ
1


    5824 SPUR AVENUE                  8.7500          1,513.73         1
                                     15.2500          1,513.73         80
    OCEANSIDE       CA    92057      14.7500       12/04/96        230,000.00
    280001546089                       .0000       02/01/97            00
    96129437                           .0000       01/01/27            0
    0                                 6.1250       01/01/00        01/01/00
    A01/824                           5.6250       02/01/00        02/01/00
      25                              9.2500          .0000           .0000
    A                                12.2500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1546110                          10.2500         64,600.00        100
    BARKER              DARLENE      10.2500         64,600.00         ZZ
    267 LAKESHORE DRIVE               9.7500            578.88         1
                                     16.2500            578.88         85
    TWP OF WEST MI  NJ    07421      15.7500       02/26/97         76,000.00
    280001546110                       .0000       04/01/97            01
    960223                             .0000       03/01/27           25
    0                                 6.5000       03/01/00        03/01/00
    A98/824                           6.0000       04/01/00        04/01/00
      25                              9.2500          .0000           .0000
    A                                11.2500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1546118                          10.0000        243,000.00        100
    SCHROEDER           GREGORY      10.0000        242,784.10         ZZ
    32192 RANCHO CIELO                9.5000          2,132.50         1
                                     17.0000          2,132.50         90
    TRABUCO CANYON  CA    92679      16.5000       12/18/96        270,000.00
    280001546118                     10.0000       02/01/97            23
    122543359                         9.5000       01/01/27            0
    0                                 5.5000       01/01/99        01/01/99
    E59/824                           5.0000       02/01/99        02/01/99
      25                             10.0000          .0000           .0000
    A                                13.0000            6              6
      360                               E            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           03             0           00/00/00
                                        O             .0000
1




    1546126                           8.7500         43,650.00        100
    SMITH               JAN           8.7500         43,574.08         ZZ
    234 OLD CEDARTOWN ROAD            8.2500            343.40         1
                                     14.7500            343.40         90
    ROCKMART        GA    30153      14.2500       11/27/96         48,500.00
    280001546126                       .0000       01/01/97            23
    N6BO537B                           .0000       12/01/26            0
    0                                 4.5000       12/01/97        12/01/97
    E20/824                           4.0000       01/01/98        01/01/98
      45                              6.7500          .0000           .0000
    A                                10.7500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1546127                           9.0000         96,200.00        100
    EUBANKS             REGINALD      9.0000         96,041.15         ZZ
    32 MOUNTAIN TRAIL COURT           8.5000            774.05         1
                                     15.0000            774.05         90
    CARTERSVILLE    GA    30120      14.5000       11/22/96        106,900.00
    280001546127                       .0000       01/01/97            23
    96839                              .0000       12/01/26            0
    0                                 5.7500       10/01/97        10/01/97
    E20/824                           5.2500       11/01/97        11/01/97
      45                              7.0000          .0000           .0000
    A                                11.0000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1546132                           8.6250        207,000.00        100
    WAGNER              RUTH          8.6250        206,877.78         ZZ
    1492 W MEADOW LOOP ROAD           8.1250          1,610.03         1
                                     13.6250          1,610.03         72
    PARK CITY       UT    84060      13.1250       01/10/97        290,000.00
    280001546132                       .0000       03/01/97            00
    9062498                            .0000       02/01/27            0
    0                                 4.0000       02/01/98        02/01/98
    637/824                           3.5000       03/01/98        03/01/98
      45                              6.6250          .0000           .0000
    A                                10.6250           12             12
      360                               1            2.0000          2.0000
       5.0000                           S              N              .1250
        .0000                           S              N              .1250
1


        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1546134                          10.8750         70,200.00        100
    EVANS               DOROTHY      10.8750         70,095.70         T
    2206 OLD LOG GUM ROAD            10.3750            661.91         1
                                     16.8750            661.91         90
    BLAIRSVILLE     GA    30512      16.3750       11/01/96         78,000.00
    280001546134                       .0000       12/01/96            23
    695                                .0000       11/01/26            0
    0                                 7.1250       11/01/99        11/01/99
    E20/824                           6.6250       12/01/99        12/01/99
      25                              7.8750          .0000           .0000
    A                                13.8750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1546140                           8.1250        135,000.00        100
    BATTEN              WILLIAM       8.1250        134,911.69         ZZ
    50 ABBOTT ROAD                    7.6250          1,002.37         1
                                     14.1250          1,002.37         62
    NORTH READING   MA    01864      13.6250       01/10/97        220,000.00
    280001546140                       .0000       03/01/97            00
    1546140                            .0000       02/01/27            0
    0                                 5.0000       02/01/98        02/01/98
    A17/824                           4.5000       03/01/98        03/01/98
      45                              6.1250          .0000           .0000
    A                                10.1250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1546149                          11.1250         90,950.00        100
    SWARTZ              MATTHEW      11.1250         90,918.44         ZZ
    1320 EAST 1ST STREET             10.6250            874.74         1
                                     17.1250            874.74         85
    LOVELAND        CO    80537      16.6250       01/07/97        107,000.00
    280001546149                       .0000       03/01/97            10
    73011760058                        .0000       02/01/27           25
    0                                 6.1250       02/01/00        02/01/00
    624/824                           5.6250       03/01/00        03/01/00
      25                              8.1250          .0000           .0000
    A                                14.1250            6              6
1


      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1546207                           9.5000        178,200.00        100
    SAING               KYAWMIN       9.5000        178,112.35         ZZ
    234 SUMAC LANE                    9.0000          1,498.40         1
                                     15.5000          1,498.40         90
    SCHAUMBURG      IL    60193      15.0000       01/10/97        198,000.00
    280001546207                       .0000       03/01/97            23
    1546207                            .0000       02/01/27            0
    0                                 6.2500       02/01/98        02/01/98
    E21/824                           5.7500       03/01/98        03/01/98
      45                              7.5000          .0000           .0000
    A                                11.5000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1546243                          10.2500        170,000.00        100
    SHELLEY             DOLLIE       10.2500        169,784.27         ZZ
    2619 PARKER STREET                9.7500          1,523.38         1
                                     16.2500          1,523.38         70
    BERKELEY        CA    94705      15.7500       11/21/96        246,000.00
    280001546243                     10.2500       01/01/97            00
    5411012                           9.7500       12/01/26            0
    0                                 5.5000       12/01/98        12/01/98
    559/824                           5.0000       01/01/99        01/01/99
      45                             10.2500          .0000           .0000
    A                                13.2500            6              6
      360                               9            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1546285                           9.7500        263,500.00        100
    TALIAFERRO          LAWRENCE      9.7500        263,253.11         ZZ
    3205 TRELLIS PLACE                9.2500          2,263.88         1
                                     16.7500          2,263.88         85
    SAN JOSE        CA    95135      16.2500       12/02/96        310,000.00
    280001546285                      9.7500       02/01/97            23
    5413323                           9.2500       01/01/27            0
    0                                 6.2500       07/01/97        07/01/97
1


    559/824                           5.7500       08/01/97        08/01/97
      45                              9.7500          .0000           .0000
    A                                10.7500            6              6
      360                               9            1.0000          1.0000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1546292                           9.5000        112,500.00        100
    GIPSON              ZORETTA       9.5000        112,332.64         ZZ
    6358 MOCKINGBIRD LANE             9.0000            945.97         1
                                     16.5000            945.97         90
    LAS VEGAS       NV    89103      16.0000       11/26/96        125,000.00
    280001546292                      9.5000       01/01/97            23
    5411970                           9.0000       12/01/26            0
    0                                 6.8750       06/01/97        06/01/97
    559/824                           6.3750       07/01/97        07/01/97
      45                              9.5000          .0000           .0000
    A                                10.5000            6              6
      360                               9            1.0000          1.0000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1546293                           8.8750        102,375.00        100
    FONTAINE            RUSSELL       8.8750        102,201.51         ZZ
    14040 PRAIRIE WAY                 8.3750            814.55         2
                                     15.8750            814.55         65
    MENDOCINO       CA    95460      15.3750       11/19/96        157,500.00
    280001546293                      8.8750       01/01/97            00
    5403035                           8.3750       12/01/26            0
    0                                 5.8750       06/01/97        06/01/97
    559/824                           5.3750       07/01/97        07/01/97
      45                              8.8750          .0000           .0000
    A                                 9.8750            6              6
      360                               9            1.0000          1.0000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1546302                           9.8750         83,250.00        100
    MOORMANN            CARMAN        9.8750         83,212.17         ZZ
    3061 BROMLEY ROWE                 9.3750            722.90         1
                                     15.8750            722.90         90
    DULUTH          GA    30136      15.3750       01/02/97         92,500.00
1


    280001546302                       .0000       03/01/97            23
    182237                             .0000       02/01/27            0
    0                                 6.0000       02/01/98        02/01/98
    A52/824                           5.5000       03/01/98        03/01/98
      45                              7.8750          .0000           .0000
    A                                11.8750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1546316                           8.8750        141,300.00        100
    BALCOM              RICHARD       8.8750        141,060.58         ZZ
    215 FIRELIGHT COURT               8.3750          1,124.25         1
                                     15.8750          1,124.25         80
    SANTA ROSA      CA    95403      15.3750       11/22/96        177,000.00
    280001546316                      8.8750       01/01/97            00
    5394440                           8.3750       12/01/26            0
    0                                 5.3750       06/01/97        06/01/97
    559/824                           4.8750       07/01/97        07/01/97
      45                              8.8750          .0000           .0000
    A                                 9.8750            6              6
      360                               9            1.0000          1.0000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1546321                           8.3750        304,785.00        100
    SNECKNER            LEITH         8.3750        304,212.68         ZZ
    15 SNECKNER COURT                 7.8750          2,316.59         1
                                     15.3750          2,316.59         80
    MENLO PARK      CA    94025      14.8750       11/18/96        380,982.00
    280001546321                      8.3750       01/01/97            00
    5407416                           7.8750       12/01/26            0
    0                                 5.3750       06/01/97        06/01/97
    559/824                           4.8750       07/01/97        07/01/97
      45                              8.3750          .0000           .0000
    A                                 9.3750            6              6
      360                               9            1.0000          1.0000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1546325                           7.6250        199,900.00        100
    GONZALEZ            PABLO         7.6250        199,463.17         ZZ
1


    2813 SAND POINT DRIVE             7.1250          1,414.88         1
                                     14.6250          1,414.88         80
    SAN JOSE        CA    95148      14.1250       11/20/96        249,900.00
    280001546325                      7.6250       01/01/97            00
    5410840                           7.1250       12/01/26            0
    0                                 4.8750       06/01/97        06/01/97
    559/824                           4.3750       07/01/97        07/01/97
      45                              7.6250          .0000           .0000
    A                                 8.6250            6              6
      360                               9            1.0000          1.0000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1546326                           8.8750        210,600.00        100
    FOSTER              JEFFREY       8.8750        210,243.15         ZZ
    529 PICCADILLY PLACE              8.3750          1,675.63         1
                                     15.8750          1,675.63         85
    WINDSOR         CA    95492      15.3750       11/21/96        247,850.00
    280001546326                      8.8750       01/01/97            23
    5407168                           8.3750       12/01/26            0
    0                                 6.2500       06/01/97        06/01/97
    559/824                           5.7500       07/01/97        07/01/97
      45                              8.8750          .0000           .0000
    A                                 9.8750            6              6
      360                               9            1.0000          1.0000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1546341                           8.5000         62,800.00        100
    VICKERY             LYNNE         8.5000         62,646.18         ZZ
    3115 NORTH LAKE BOULEVARD         8.0000            482.88         1
    UNIT # 54                        14.5000            482.88         80
    TAHOE CITY      CA    91645      14.0000       10/11/96         78,500.00
    0410273429                         .0000       12/01/96            00
    0410273429                         .0000       11/01/26            0
    0                                 5.2500       11/01/97        11/01/97
    E22/824                           4.7500       12/01/97        12/01/97
      45                              6.5000          .0000           .0000
    A                                10.5000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000
1




    1546353                           9.3750         95,000.00        100
    TALLO               MUNADEL       9.3750         94,292.76         ZZ
    38956 HARRISON                    8.8750            790.16         1
                                     15.3750            790.16         66
    STERLING HEIGH  MI    48310      14.8750       11/26/96        146,000.00
    0410308623                         .0000       01/01/97            00
    0410307623                         .0000       12/01/26            0
    0                                 5.2500       12/01/97        12/01/97
    E22/824                           4.7500       01/01/98        01/01/98
      45                              7.3750          .0000           .0000
    A                                11.3750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1546361                           9.6250         83,200.00        100
    KIEFER              PAUL          9.6250         83,079.46         ZZ
    209 ANDOVER COURT                 9.1250            707.19         1
                                     15.6250            707.19         80
    BOLINGBROOK     IL    60440      15.1250       11/21/96        104,000.00
    0410176945                         .0000       01/01/97            00
    0410176945                         .0000       12/01/26            0
    0                                 5.2500       12/01/97        12/01/97
    E22/824                           4.7500       01/01/98        01/01/98
      45                              7.6250          .0000           .0000
    A                                11.6250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1546363                           9.8750        161,100.00        100
    IKELER              SHARON        9.8750        160,878.60         ZZ
    1617 SARAH BROOKS                 9.3750          1,398.91         1
                                     15.8750          1,398.91         90
    KELLER          TX    76248      15.3750       11/22/96        179,000.00
    0410269252                         .0000       01/01/97            23
    0410269252                         .0000       12/01/26            0
    0                                 5.7500       12/01/98        12/01/98
    E22/824                           5.2500       01/01/99        01/01/99
      25                              6.8750          .0000           .0000
    A                                12.8750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
1


        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1546374                           8.6250         54,000.00        100
    BASTING             KIMBERLY      8.6250         53,903.64         ZZ
    173 BRIDLEWOOD DRIVE              8.1250            420.01         1
                                     14.6250            420.01         80
    ST PAUL         MN    55119      14.1250       11/29/96         67,501.00
    0410204044                         .0000       01/01/97            00
    0410204044                         .0000       12/01/26            0
    0                                 4.7500       12/01/97        12/01/97
    E22/824                           4.2500       01/01/98        01/01/98
      45                              6.6250          .0000           .0000
    A                                10.6250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1546383                           9.6250         74,000.00        100
    DELONG              JOSEPH        9.6250         73,892.79         ZZ
    7402 W 250 S                      9.1250            628.99         1
                                     15.6250            628.99         80
    RUSSIAVILLE     IN    46979      15.1250       11/22/96         92,500.00
    0410164677                         .0000       01/01/97            00
    0410164677                         .0000       12/01/26            0
    0                                 5.2500       12/01/97        12/01/97
    E22/824                           4.7500       01/01/98        01/01/98
      45                              7.6250          .0000           .0000
    A                                11.6250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1546417                           9.5000        139,300.00        100
    JOHNSON, JR         CARROLL       9.5000        139,300.00         ZZ
    7721 WILLS LANE                   9.0000          1,171.31         1
                                     15.5000          1,171.31         70
    FORT WASHINGTO  MD    20744      15.0000       02/19/97        199,000.00
    280001546417                       .0000       04/01/97            00
    185937                             .0000       03/01/27            0
    0                                 5.6250       03/01/00        03/01/00
    B30/824                           5.1250       04/01/00        04/01/00
      25                              6.5000          .0000           .0000
    A                                12.5000            6              6
1


      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1546419                          11.6250        225,000.00        100
    BOWLES              CHARLES      11.6250        224,788.09         ZZ
    1467 HARDY PLACE                 11.1250          2,249.64         1
                                     17.6250          2,249.64         73
    FREMONT         CA    94536      17.1250       11/21/96        310,000.00
    280001546419                     11.6250       01/01/97            00
    5411020                          11.1250       12/01/26            0
    0                                 7.2500       12/01/98        12/01/98
    559/824                           6.7500       01/01/99        01/01/99
      45                             11.6250          .0000           .0000
    A                                14.6250            6              6
      360                               9            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1546424                           9.2500        165,100.00        100
    ROSENTHAL           AVI           9.2500        164,928.16         ZZ
    12274 RIVERFALLS CT               8.7500          1,358.24         1
                                     15.2500          1,358.24         70
    BOCA RATON      FL    33428      14.7500       01/02/97        235,932.00
    280001546424                       .0000       02/01/97            00
    9690170                            .0000       01/01/27            0
    0                                 6.0000       01/01/98        01/01/98
    971/824                           5.5000       02/01/98        02/01/98
      45                              9.2500          .0000           .0000
    A                                11.2500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1546425                           9.3750        115,000.00        100
    LE RETTE            KIMBERLY      9.3750        114,941.92         ZZ
    605 WEST VAN BUREN STREET         8.8750            956.52         1
                                     15.3750            956.52         89
    OTTAWA          IL    61350      14.8750       01/09/97        130,000.00
    280001546425                       .0000       03/01/97            23
    2258309                            .0000       02/01/27            0
    0                                 5.3750       08/01/97        08/01/97
1


    664/824                           4.8750       09/01/97        09/01/97
      25                              9.3750          .0000           .0000
    A                                10.3750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1546431                           9.7500         56,000.00        100
    BOAK                WILLIAM       9.7500         55,947.53         ZZ
    1175 THE TERRACE                  9.2500            481.13         1
                                     15.7500            481.13         87
    WILLOW CREEK    CA    95573      15.2500       12/06/96         65,000.00
    280001546431                      9.7500       02/01/97            23
    5414693                           9.2500       01/01/27            0
    0                                 4.8750       01/01/99        01/01/99
    559/824                           4.3750       02/01/99        02/01/99
      45                              9.7500          .0000           .0000
    A                                12.7500            6              6
      360                               9            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1546436                           8.8750         53,900.00        100
    ROEBUCK             BELINDA       8.8750         53,808.68         ZZ
    1334 ALCOTT AVENUE                8.3750            428.85         1
                                     14.8750            428.85         90
    DAYTON          OH    45406      14.3750       11/22/96         59,900.00
    0410164073                         .0000       01/01/97            23
    0410164073                         .0000       12/01/26            0
    0                                 5.7500       12/01/97        12/01/97
    E22/824                           5.2500       01/01/98        01/01/98
      45                              6.8750          .0000           .0000
    A                                10.8750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1546499                          10.8750        114,700.00        100
    HODNETT             TOMMY        10.8750        114,572.78         ZZ
    ROUTE 2 BOX 417                  10.3750          1,081.49         1
                                     16.8750          1,081.49         90
    LEONARD         TX    75452      16.3750       11/20/96        127,500.00
1


    280001546499                     10.8750       01/01/97            23
    2731206                          10.3750       12/01/26            0
    0                                 6.8750       12/01/98        12/01/98
    B75/824                           6.3750       01/01/99        01/01/99
      25                             10.8750          .0000           .0000
    A                                12.8750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1546527                           9.5000         60,000.00        100
    THIESSEN            PETER         9.5000         59,940.74         ZZ
    815 88TH AVENUE SOUTH             9.0000            504.51         1
                                     15.5000            504.51         51
    FARGO           ND    58104      15.0000       12/13/96        119,000.00
    280001546527                       .0000       02/01/97            00
    003016C1HCF                        .0000       01/01/27            0
    0                                 5.5000       01/01/00        01/01/00
    E82/824                           5.0000       02/01/00        02/01/00
      25                              6.5000          .0000           .0000
    A                                12.5000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1546538                           8.7500        112,000.00        100
    MAIN                ARIANE        8.7500        111,739.42         ZZ
    981 ROSE CREEK TERRACE            8.2500            881.11         1
                                     14.7500            881.11         80
    WOODSTOCK       GA    30189      14.2500       10/25/96        140,000.00
    280001546538                       .0000       12/01/96            00
    MAIN                               .0000       11/01/26            0
    0                                 5.5000       11/01/97        11/01/97
    E20/824                           5.0000       12/01/97        12/01/97
      45                              6.7500          .0000           .0000
    A                                10.7500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1546544                          11.0000         56,350.00        100
    WHITE               SHANNON      11.0000         56,268.51         ZZ
1


    303 #B LAKEMOORE DRIVE           10.5000            536.64         1
                                     17.0000            536.64         70
    ATLANTA         GA    30342      16.5000       10/25/96         80,500.00
    280001546544                       .0000       12/01/96            00
    WHITES                             .0000       11/01/26            0
    0                                 6.1250       11/01/99        11/01/99
    E20/824                           5.6250       12/01/99        12/01/99
      25                              8.0000          .0000           .0000
    A                                14.0000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           01             0           00/00/00
                                        O             .0000


    1546574                          10.7500        123,250.00        100
    REBMAN              GEORGE       10.7500        123,203.59         ZZ
    28221 37TH AVE. SOUTH            10.2500          1,150.52         1
                                     16.7500          1,150.52         85
    AUBURN          WA    98001      16.2500       12/30/96        145,000.00
    280001546574                       .0000       03/01/97            23
    A129603W                           .0000       02/01/27            0
    0                                 6.7500       02/01/00        02/01/00
    950/824                           6.2500       03/01/00        03/01/00
      25                              7.7500          .0000           .0000
    A                                13.7500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1546598                           9.0000        106,250.00        100
    MARTINEZ            HARRY         9.0000        106,074.56         ZZ
    41 ONTARIO STREET                 8.5000            854.92         1
    PORT JEFFERSON STATION           15.0000            854.92         85
    PORT JEFFERSON  NY    11776      14.5000       11/15/96        125,000.00
    525956                             .0000       01/01/97            23
    525956                             .0000       12/01/26            0
    0                                 5.7500       12/01/97        12/01/97
    562/562                           5.2500       01/01/98        01/01/98
      45                              7.0000          .0000           .0000
    A                                11.0000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000
1




    1546601                           8.6250        120,000.00        100
    KOPANOS             NIKOLAOS      8.6250        119,713.53         ZZ
    136 SINGINGWOOD DRIVE             8.1250            933.35         1
                                     14.6250            933.35         80
    HOLBROOK        NY    11741      14.1250       10/22/96        150,000.00
    526129                             .0000       12/01/96            00
    526129                             .0000       11/01/26            0
    0                                 5.5000       11/01/97        11/01/97
    562/562                           5.0000       12/01/97        12/01/97
      45                              6.6250          .0000           .0000
    A                                10.6250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1546602                           9.2500         67,500.00        100
    HENDERSON-DELANEY   SUSAN         9.2500         67,429.73         ZZ
    3502 E. ROOSEVELT AVENUE          8.7500            555.31         1
                                     15.2500            555.31         62
    TACOMA          WA    98404      14.7500       12/05/96        110,000.00
    280001546602                      6.8500       02/01/97            00
    106808                            6.3500       01/01/27            0
    0                                 6.8500       01/01/99        01/01/99
    894/824                           6.3500       02/01/99        02/01/99
      25                              6.2500          .0000           .0000
    A                                12.2500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
       2.4000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        N             .0000


    1546603                           8.7500         89,600.00        100
    KESSLER             BRIAN         8.7500         89,496.53         ZZ
    14903 SE GREENPARK CIRCLE         8.2500            704.88         1
                                     14.7500            704.88         80
    VANCOUVER       WA    98683      14.2500       12/06/96        112,000.00
    280001546603                      5.8000       02/01/97            00
    106950                            5.3000       01/01/27            0
    0                                 5.8000       01/01/99        01/01/99
    894/824                           5.3000       02/01/99        02/01/99
      25                              5.7500          .0000           .0000
    A                                11.7500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
1


       2.9500                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1546604                          10.5000        117,600.00        100
    FLYNN               DANIEL       10.5000        117,506.13         ZZ
    944 SE UMATILLA STREET           10.0000          1,075.73         1
                                     16.5000          1,075.73         70
    PORTLAND        OR    97202      16.0000       12/06/96        168,000.00
    280001546604                      7.2500       02/01/97            00
    106837                            6.7500       01/01/27            0
    0                                 7.2500       01/01/99        01/01/99
    894/824                           6.7500       02/01/99        02/01/99
      25                              7.5000          .0000           .0000
    A                                13.5000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
       3.2500                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1546607                           9.6000        198,000.00        100
    COLANDO             THOMAS        9.6000        197,808.52         ZZ
    1548 MOORE ROAD                   9.1000          1,679.36         1
                                     15.6000          1,679.36         90
    MOUNT VERNON    WA    98273      15.1000       12/06/96        220,000.00
    280001546607                      6.7000       02/01/97            23
    106790                            6.2000       01/01/27            0
    0                                 6.7000       01/01/99        01/01/99
    894/824                           6.2000       02/01/99        02/01/99
      25                              6.6000          .0000           .0000
    A                                12.6000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
       2.9000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1546610                           9.2500         45,800.00        100
    CUSTER              GREGORY       9.2500         45,752.32         ZZ
    218 S OWYHEE STREET               8.7500            376.79         1
                                     15.2500            376.79         85
    BOISE           ID    83705      14.7500       12/06/96         53,950.00
    280001546610                      7.5500       02/01/97            23
    107066                            7.0500       01/01/27            0
    0                                 7.5500       01/01/99        01/01/99
    894/824                           7.0500       02/01/99        02/01/99
      25                              6.2500          .0000           .0000
    A                                12.2500            6              6
1


      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
       1.7000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1546611                          10.0000        116,250.00        100
    CARMEL              KEVIN        10.0000        116,041.69         ZZ
    399 WRANGLEWOOD DRIVE             9.5000          1,020.18         1
                                     15.0000          1,020.18         75
    WEST PALM BEAC  FL    33414      14.5000       11/01/96        155,000.00
    527515                             .0000       12/01/96            00
    527515                             .0000       11/01/26            0
    0                                 6.1250       11/01/99        11/01/99
    562/562                           5.6250       12/01/99        12/01/99
      25                              7.0000          .0000           .0000
    A                                13.0000            6              6
      360                               E            1.0000          1.0000
       5.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1546613                          10.3000        128,000.00        100
    RURUP               GARY         10.3000        127,844.68         ZZ
    2306 38TH AVENUE SE               9.8000          1,151.77         1
                                     16.3000          1,151.77         80
    PUYALLUP        WA    98374      15.8000       12/05/96        160,000.00
    280001546613                      7.3000       02/01/97            00
    106962                            6.8000       01/01/27            0
    0                                 7.3000       01/01/99        01/01/99
    894/824                           6.8000       02/01/99        02/01/99
      25                              7.3000          .0000           .0000
    A                                13.3000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
       3.0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1546620                           9.8000        105,000.00        100
    PRINZ               PATRICIA      9.8000        104,902.66         ZZ
    66301 GERKING MARKET ROAD         9.3000            905.97         1
                                     15.8000            905.97         54
    BEND            OR    97701      15.3000       12/04/96        198,000.00
    280001546620                      6.4000       02/01/97            00
    107025                            5.9000       01/01/27            0
    0                                 6.4000       01/01/99        01/01/99
1


    894/824                           5.9000       02/01/99        02/01/99
      25                              6.8000          .0000           .0000
    A                                12.8000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
       3.4000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1546627                           9.5000        117,300.00        100
    SERLEY              PHILIP        9.5000        117,184.15         ZZ
    11726 SE PINE STREET              9.0000            986.32         1
                                     15.5000            986.32         85
    PORTLAND        OR    97216      15.0000       12/04/96        138,000.00
    280001546627                      6.6500       02/01/97            23
    106901                            6.1500       01/01/27            0
    0                                 6.6500       01/01/99        01/01/99
    894/824                           6.1500       02/01/99        02/01/99
      25                              6.5000          .0000           .0000
    A                                12.5000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
       2.8500                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1546628                           9.6000         84,150.00        100
    YOUNG               JOYOUS        9.6000         84,068.62         ZZ
    7676 HAPPY VALLEY ROAD            9.1000            713.73         1
                                     15.6000            713.73         90
    KUNA            ID    83634      15.1000       12/06/96         93,500.00
    280001546628                      6.7500       02/01/97            23
    106980                            6.2500       01/01/27            0
    0                                 6.7500       01/01/99        01/01/99
    894/824                           6.2500       02/01/99        02/01/99
      25                              6.6000          .0000           .0000
    A                                12.6000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
       2.8500                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1546629                           9.3750        183,000.00        100
    MCMAHON             JOHN          9.3750        182,720.57         ZZ
    100 HURLBUT STREET                8.8750          1,522.11         1
                                     15.3750          1,522.11         60
    WESTWOOD        NJ    07675      14.8750       11/15/96        305,000.00
1


    523894                             .0000       01/01/97            00
    523894                             .0000       12/01/26            0
    0                                 6.1250       06/01/97        06/01/97
    562/562                           5.6250       07/01/97        07/01/97
      25                              8.3750          .0000           .0000
    A                                10.3750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1546630                           9.5000        120,000.00        100
    GAINES              CHARLES       9.5000        119,881.47         ZZ
    992 N JAMES WAY                   9.0000          1,009.03         1
                                     15.5000          1,009.03         71
    CAMANO ISLAND   WA    98292      15.0000       12/03/96        170,000.00
    280001546630                      6.5000       02/01/97            00
    106865                            6.0000       01/01/27            0
    0                                 6.5000       01/01/99        01/01/99
    894/824                           6.0000       02/01/99        02/01/99
      25                              6.5000          .0000           .0000
    A                                12.5000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
       3.0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1546632                           7.8750        368,000.00        100
    HERNANDEZ           RUSSELL       7.8750        366,976.95         ZZ
    9 PATTERSON ROAD                  7.3750          2,668.26         1
                                     13.8750          2,668.26         72
    POUND RIDGE     NY    10576      13.3750       10/31/96        512,500.00
    523639                             .0000       12/01/96            00
    523639                             .0000       11/01/26            0
    0                                 5.5000       11/01/97        11/01/97
    562/562                           5.0000       12/01/97        12/01/97
      45                              5.8750          .0000           .0000
    A                                 9.8750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1546634                           9.8000        116,000.00        100
    GENNETTE            JAMES         9.8000        115,892.47         ZZ
1


    25430 32ND PLACE SOUTH            9.3000          1,000.88         1
                                     15.8000          1,000.88         80
    KENT            WA    98032      15.3000       12/04/96        145,000.00
    280001546634                      6.4000       02/01/97            00
    106846                            5.9000       01/01/27            0
    0                                 6.4000       01/01/99        01/01/99
    894/824                           5.9000       02/01/99        02/01/99
      25                              6.8000          .0000           .0000
    A                                12.8000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
       3.4000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1546635                          10.1000         57,750.00        100
    YBARRA              JOE          10.1000         57,648.69         ZZ
    1655 EAST OSTRANDER AVENUE        9.6000            511.07         1
                                     16.1000            511.07         80
    SPOKANE         WA    99207      15.6000       10/17/96         73,000.00
    280001546635                      6.0000       12/01/96            00
    400369                            5.5000       11/01/26            0
    0                                 6.0000       11/01/98        11/01/98
    894/824                           5.5000       12/01/98        12/01/98
      25                              7.1000          .0000           .0000
    A                                13.1000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
       4.1000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1546644                          10.2500        134,650.00        100
    SANCHEZ             ROBERTO      10.2500        134,479.15         ZZ
    18419 SOUTHEAST 162ND STREET      9.7500          1,206.60         1
                                     16.2500          1,206.60         85
    RENTON          WA    98058      15.7500       11/27/96        158,450.00
    0410221972                         .0000       01/01/97            23
    0410221972                         .0000       12/01/26            0
    0                                 6.3750       12/01/99        12/01/99
    E22/824                           5.8750       01/01/00        01/01/00
      25                              7.2500          .0000           .0000
    A                                13.2500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000
1




    1546648                          10.0500         30,000.00        100
    MOATS               JESSE        10.0500         29,973.63         ZZ
    112 WEST 5TH STREET               9.5500            264.38         1
                                     16.0500            264.38         53
    ANACONDA        MT    59711      15.5500       12/05/96         57,000.00
    280001546648                      6.9500       02/01/97            00
    106727                            6.4500       01/01/27            0
    0                                 6.9500       01/01/00        01/01/00
    894/824                           6.4500       02/01/00        02/01/00
      25                              7.0500          .0000           .0000
    A                                13.0500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
       3.1000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1546659                          10.7000         80,000.00        100
    BYLAND              ROBERT       10.7000         79,907.84         ZZ
    6655 MISSION ROAD                10.2000            743.78         1
                                     16.7000            743.78         80
    EVERSON         WA    98247      16.2000       11/15/96        100,000.00
    280001546659                      5.7500       01/01/97            00
    106812                            5.2500       12/01/26            0
    0                                 5.7500       12/01/98        12/01/98
    894/824                           5.2500       01/01/99        01/01/99
      25                              7.7000          .0000           .0000
    A                                13.7000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
       4.9500                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1546660                           9.6000        109,800.00        100
    LUCERO              ROBERT        9.6000        109,640.08         ZZ
    3041 W BONNER STREET              9.1000            931.28         1
                                     15.6000            931.28         90
    MERIDIAN        ID    83642      15.1000       11/22/96        122,000.00
    280001546660                      6.7500       01/01/97            23
    106815                            6.2500       12/01/26            0
    0                                 6.7500       12/01/98        12/01/98
    894/824                           6.2500       01/01/99        01/01/99
      25                              6.6000          .0000           .0000
    A                                12.6000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
1


       2.8500                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1546671                           9.6250        105,200.00        100
    PEARSON             JOHN          9.6250        105,047.58         ZZ
    3923 SOUTH 286TH STREET           9.1250            894.19         1
                                     16.6250            894.19         90
    AUBURN          WA    98001      16.1250       11/12/96        116,900.00
    280001546671                      9.6250       01/01/97            23
    5400965                           9.1250       12/01/26            0
    0                                 7.0000       06/01/97        06/01/97
    559/824                           6.5000       07/01/97        07/01/97
      45                              9.6250          .0000           .0000
    A                                10.6250            6              6
      360                               9            1.0000          1.0000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1546678                           9.8750        168,000.00        100
    WILLIAMS            JERRY         9.8750        167,846.71         ZZ
    216 SHAPIRO TRAIL                 9.3750          1,458.83         1
                                     15.8750          1,458.83         80
    COLUMBIA        TN    38401      15.3750       12/31/96        210,000.00
    280001546678                       .0000       02/01/97            00
    SP96050                            .0000       01/01/27            0
    0                                 6.2500       01/01/00        01/01/00
    E48/824                           5.7500       02/01/00        02/01/00
      25                              6.8750          .0000           .0000
    A                                12.8750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1546685                           9.3750        133,500.00        100
    MAINOR SR           NATHAN        9.3750        133,432.57         ZZ
    800 SCHOOL                        8.8750          1,110.39         1
                                     15.3750          1,110.39         89
    MATTESON        IL    60443      14.8750       01/17/97        150,000.00
    280001546685                       .0000       03/01/97            23
    2253763                            .0000       02/01/27            0
    0                                 5.3750       08/01/97        08/01/97
    664/824                           4.8750       09/01/97        09/01/97
      25                              9.3750          .0000           .0000
    A                                10.3750            6              6
1


      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1546686                           9.1250         60,000.00        100
    MELLO               STEVEN        9.1250         59,903.47         ZZ
    1046 GADDIS COURT                 8.6250            488.18         1
                                     15.1250            488.18         30
    SANTA ROSA      CA    95404      14.6250       11/25/96        206,000.00
    280001546686                      9.1250       01/01/97            00
    5403324                           8.6250       12/01/26            0
    0                                 5.0000       12/01/98        12/01/98
    559/824                           4.5000       01/01/99        01/01/99
      45                              9.1250          .0000           .0000
    A                                12.1250            6              6
      360                               9            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1546707                          11.5000         34,200.00        100
    ROMONSKY            GEORGE       11.5000         34,166.89         ZZ
    2831 PERKTEL STREET              11.0000            338.68         1
                                     17.5000            338.68         60
    SACRAMENTO      CA    95815      17.0000       11/23/96         57,000.00
    280001546707                     11.5000       01/01/97            00
    5410550                          11.0000       12/01/26            0
    0                                 6.6250       12/01/98        12/01/98
    559/824                           6.1250       01/01/99        01/01/99
      45                             11.5000          .0000           .0000
    A                                14.5000            6              6
      360                               9            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        N             .0000


    1546745                           8.7500        100,800.00        100
    ZUNINO              SUSAN         8.7500        100,683.58         ZZ
    4085 DOWS PRAIRIE ROAD            8.2500            793.00         1
                                     14.7500            793.00         70
    MCKINLEYVILLE   CA    95521      14.2500       12/09/96        144,000.00
    280001546745                      8.7500       02/01/97            00
    5411723                           8.2500       01/01/27            0
    0                                 4.1250       01/01/99        01/01/99
1


    559/824                           3.6250       02/01/99        02/01/99
      45                              8.7500          .0000           .0000
    A                                11.7500            6              6
      360                               9            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1546773                           9.5000        211,960.00        100
    ITURRIAGA           JOSE          9.5000        211,644.72         ZZ
    3283 MONTIERRA PLACE              9.0000          1,782.28         1
                                     16.5000          1,782.28         68
    SAN JOSE        CA    95135      16.0000       11/22/96        314,950.00
    280001546773                      9.5000       01/01/97            00
    5410444                           9.0000       12/01/26            0
    0                                 6.0000       06/01/97        06/01/97
    559/824                           5.5000       07/01/97        07/01/97
      45                              9.5000          .0000           .0000
    A                                10.5000            6              6
      360                               9            1.0000          1.0000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1546797                           8.5000        227,500.00        100
    SWANSON             B             8.5000        227,223.37         ZZ
    7335 ACKERMAN AVENUE              8.0000          1,749.28         1
                                     15.5000          1,749.28         70
    LAS VEGAS       NV    89131      15.0000       12/04/96        325,000.00
    280001546797                      8.5000       02/01/97            00
    5409198                           8.0000       01/01/27            0
    0                                 5.8750       07/01/97        07/01/97
    559/824                           5.3750       08/01/97        08/01/97
      45                              8.5000          .0000           .0000
    A                                 9.5000            6              6
      360                               9            1.0000          1.0000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1546798                           8.3750        102,900.00        100
    WASYLYSHYN          MICHAEL       8.3750        102,771.62         ZZ
    3165 PAYNE AVENUE                 7.8750            782.12         1
    #40                              15.3750            782.12         70
    SAN JOSE        CA    95117      14.8750       12/05/96        147,000.00
1


    280001546798                      8.3750       02/01/97            00
    5411673                           7.8750       01/01/27            0
    0                                 5.7500       07/01/97        07/01/97
    559/824                           5.2500       08/01/97        08/01/97
      45                              8.3750          .0000           .0000
    A                                 9.3750            6              6
      360                               9            1.0000          1.0000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           09             0           00/00/00
                                        N             .0000


    1546809                           8.3750        164,000.00        100
    POWIS               MICHAEL       8.3750        163,795.41         ZZ
    23427 SIDLEE PL                   7.8750          1,246.52         1
    HARBOR CITY AREA                 14.3750          1,246.52         80
    LOS ANGELES     CA    90710      13.8750       12/11/96        205,000.00
    0410284046                         .0000       02/01/97            00
    0410284046                         .0000       01/01/27            0
    0                                 5.2500       01/01/98        01/01/98
    E22/824                           4.7500       02/01/98        02/01/98
      45                              6.3750          .0000           .0000
    A                                10.3750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1546819                           8.2500        100,800.00        100
    LE                  HIEP          8.2500        100,605.82         ZZ
    264 EL RANCHO VERDE DRIVE         7.7500            757.28         1
                                     15.2500            757.28         80
    SAN JOSE        CA    95116      14.7500       11/20/96        126,000.00
    280001546819                      8.2500       01/01/97            00
    5401054                           7.7500       12/01/26            0
    0                                 5.3750       06/01/97        06/01/97
    559/824                           4.8750       07/01/97        07/01/97
      45                              8.2500          .0000           .0000
    A                                 9.2500            6              6
      360                               9            1.0000          1.0000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           01             0           00/00/00
                                        O             .0000


    1546825                           9.2500        308,000.00        100
    HARMS               BILL          9.2500        307,679.42         ZZ
1


    185 CHALK MOUNTAIN ROAD           8.7500          2,533.84         1
                                     15.2500          2,533.84         73
    SCOTTS VALLEY   CA    95066      14.7500       12/06/96        425,000.00
    280001546825                      9.2500       02/01/97            00
    5409271                           8.7500       01/01/27            0
    0                                 4.6250       01/01/99        01/01/99
    559/824                           4.1250       02/01/99        02/01/99
      45                              9.2500          .0000           .0000
    A                                12.2500            6              6
      360                               9            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1546826                          11.5000         37,800.00        100
    ROMONSKY            GEORGE       11.5000         37,763.38         ZZ
    5310 38TH AVENUE                 11.0000            374.34         1
                                     17.5000            374.34         65
    SACRAMENTO      CA    95824      17.0000       11/23/96         58,969.00
    280001546826                     11.5000       01/01/97            00
    5410543                          11.0000       12/01/26            0
    0                                 6.6250       12/01/98        12/01/98
    559/824                           6.1250       01/01/99        01/01/99
      45                             11.5000          .0000           .0000
    A                                14.5000            6              6
      360                               9            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        N             .0000


    1546834                           9.5000         49,500.00        100
    JACKSON             STEPHEN       9.5000         49,426.37         ZZ
    614 HILDRED AVENUE                9.0000            416.22         1
                                     15.5000            416.22         90
    CONROE          TX    77303      15.0000       11/26/96         55,000.00
    0410288740                         .0000       01/01/97            23
    0410288740                         .0000       12/01/26            0
    0                                 5.7500       12/01/97        12/01/97
    E22/824                           5.2500       01/01/98        01/01/98
      45                              7.5000          .0000           .0000
    A                                11.5000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000
1




    1546840                           9.2500         88,500.00        100
    VENOYA, JR.         HILARIO       9.2500         88,259.73         ZZ
    1601 SOUTH SAN FRANCISCO COUR     8.7500            728.07         1
                                     15.2500            728.07         75
    ANTIOCH         CA    94509      14.7500       11/01/96        118,000.00
    280001546840                      9.2500       01/01/97            00
    5399738                           8.7500       12/01/26            0
    0                                 4.1250       12/01/98        12/01/98
    559/824                           3.6250       01/01/99        01/01/99
      45                              9.2500          .0000           .0000
    A                                12.2500            6              6
      360                               9            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1546844                          11.5000         45,000.00        100
    ROMONSKY            GEORGE       11.5000         44,956.41         ZZ
    4711 DEL NORTE BOULVARD          11.0000            445.64         1
                                     17.5000            445.64         60
    SACRAMENTO      CA    95820      17.0000       11/23/96         75,000.00
    280001546844                     11.5000       01/01/97            00
    5410410                          11.0000       12/01/26            0
    0                                 6.6250       12/01/98        12/01/98
    559/824                           6.1250       01/01/99        01/01/99
      45                             11.5000          .0000           .0000
    A                                14.5000            6              6
      360                               9            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        N             .0000


    1546852                          11.5000         40,800.00        100
    ROMONSKY            GEORGE       11.5000         40,760.50         ZZ
    3741 CAMERON ROAD                11.0000            404.04         1
                                     17.5000            404.04         60
    SACRAMENTO      CA    95838      17.0000       11/23/96         68,000.00
    280001546852                     11.5000       01/01/97            00
    5410501                          11.0000       12/01/26            0
    0                                 6.6250       12/01/98        12/01/98
    559/824                           6.1250       01/01/99        01/01/99
      45                             11.5000          .0000           .0000
    A                                14.5000            6              6
      360                               9            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
1


        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        N             .0000


    1546859                           8.8750        292,000.00        100
    PLETT               MALCOLM       8.8750        291,671.39         ZZ
    52 COOPER LANE                    8.3750          2,323.28         1
                                     14.8750          2,323.28         80
    LARCHMONT       NY    10538      14.3750       12/31/96        365,000.00
    280001546859                       .0000       02/01/97            00
    2135                               .0000       01/01/27            0
    0                                 5.1250       07/01/97        07/01/97
    B38/824                           4.6250       08/01/97        08/01/97
      25                              7.8750          .0000           .0000
    A                                 9.8750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1546890                           9.5500         81,000.00        100
    NIEBUHR             CAROLYN       9.5500         80,920.83         ZZ
    840 9TH STREET                    9.0500            684.05         1
                                     15.5500            684.05         90
    WASHOUGAL       WA    98671      15.0500       12/06/96         90,000.00
    280001546890                      7.1000       02/01/97            23
    107076                            6.6000       01/01/27            0
    0                                 7.1000       01/01/99        01/01/99
    894/824                           6.6000       02/01/99        02/01/99
      25                              6.5500          .0000           .0000
    A                                12.5500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
       2.4500                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1546891                           8.5500        140,000.00        100
    HALSTENSEN          ALMA          8.5500        139,831.52         ZZ
    19812 SE 267TH PLACE              8.0500          1,081.44         1
                                     14.5500          1,081.44         80
    KENT            WA    98042      14.0500       12/09/96        175,000.00
    280001546891                      6.1000       02/01/97            00
    106798                            5.6000       01/01/27            0
    0                                 6.1000       01/01/99        01/01/99
    894/824                           5.6000       02/01/99        02/01/99
      25                              5.5500          .0000           .0000
    A                                11.5500            6              6
1


      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
       2.4500                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1546893                           8.4000         85,000.00        100
    GILLEG              ROBERT        8.4000         84,894.51         ZZ
    2519 SHIRLEY STREET SE            7.9000            647.56         1
                                     14.4000            647.56         75
    LACEY           WA    98503      13.9000       12/09/96        114,700.00
    280001546893                      6.0000       02/01/97            00
    106829                            5.5000       01/01/27            0
    0                                 6.0000       01/01/99        01/01/99
    894/824                           5.5000       02/01/99        02/01/99
      25                              5.4000          .0000           .0000
    A                                11.4000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
       2.4000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1546895                           9.6000         99,000.00        100
    RAE                 DAVID         9.6000         98,904.26         ZZ
    544 SE MOFFIT COURT               9.1000            839.68         1
                                     15.6000            839.68         87
    WALDPORT        OR    97394      15.1000       12/06/96        115,000.00
    280001546895                      6.7500       02/01/97            23
    107051                            6.2500       01/01/27            0
    0                                 6.7500       01/01/99        01/01/99
    894/824                           6.2500       02/01/99        02/01/99
      25                              6.6000          .0000           .0000
    A                                12.6000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
       2.8500                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1546897                           7.7000        119,000.00        100
    WATSON              STEVE         7.7000        118,829.77         ZZ
    16816 130TH STREET NORTHEAST      7.2000            848.42         1
                                     13.7000            848.42         70
    ARLINGTON       WA    98223      13.2000       12/10/96        170,000.00
    280001546897                      5.5000       02/01/97            00
    107090                            5.0000       01/01/27            0
    0                                 5.5000       01/01/99        01/01/99
1


    894/824                           5.0000       02/01/99        02/01/99
      25                              4.7000          .0000           .0000
    A                                10.7000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
       2.2000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1546899                           7.9500         90,000.00        100
    RICHFIELD           TOM           7.9500         89,877.60         ZZ
    2713 SE 80TH AVENUE               7.4500            657.25         1
                                     13.9500            657.25         68
    PORTLAND        OR    97206      13.4500       12/10/96        133,000.00
    280001546899                      5.7000       02/01/97            00
    107145                            5.2000       01/01/27            0
    0                                 5.7000       01/01/99        01/01/99
    894/824                           5.2000       02/01/99        02/01/99
      25                              4.9500          .0000           .0000
    A                                10.9500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
       2.2500                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1546901                          10.7500        117,750.00        100
    NOWAK               MATTHEW      10.7500        117,660.95         ZZ
    18100 BLUFF ROAD                 10.2500          1,099.17         1
                                     16.7500          1,099.17         75
    SANDY           OR    97055      16.2500       12/10/96        157,000.00
    280001546901                      7.7500       02/01/97            00
    107109                            7.2500       01/01/27            0
    0                                 7.7500       01/01/99        01/01/99
    894/824                           7.2500       02/01/99        02/01/99
      25                              7.7500          .0000           .0000
    A                                13.7500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
       3.0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1546931                           9.5000        135,000.00        100
    MCQUEEN             STANLEY       9.5000        134,799.21         ZZ
    501 KWANZAN CIRCLE                9.0000          1,135.15         1
                                     16.5000          1,135.15         90
    OREM            UT    84058      16.0000       11/08/96        150,000.00
1


    280001546931                       .0000       01/01/97            23
    LA96000314                         .0000       12/01/26            0
    0                                 7.1250       06/01/97        06/01/97
    E06/824                           6.6250       07/01/97        07/01/97
      45                              9.5000          .0000           .0000
    A                                11.0000            6              6
      360                               9            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1546934                           9.6250        157,500.00        100
    POULIDAKIS          EVANGELOS     9.6250        157,424.55         ZZ
    16508 SIOUX LANE                  9.1250          1,338.73         1
                                     15.6250          1,338.73         75
    GAITHERSBURG    MD    20878      15.1250       01/09/97        210,000.00
    280001546934                       .0000       03/01/97            00
    7510236                            .0000       02/01/27            0
    0                                 5.7500       02/01/98        02/01/98
    696/824                           5.2500       03/01/98        03/01/98
      45                              7.6250          .0000           .0000
    A                                11.6250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1546946                           9.0000         60,000.00        100
    LANG                FRANK         9.0000         59,967.23         ZZ
    150 E. NEW ENGLAND AVENUE         8.5000            482.77         1
                                     15.0000            482.77         60
    PINE BLUFF      NC    28373      14.5000       01/03/97        100,000.00
    280001546946                       .0000       03/01/97            00
    409000783                          .0000       02/01/27            0
    0                                 5.2500       02/01/98        02/01/98
    575/824                           4.7500       03/01/98        03/01/98
      45                              7.0000          .0000           .0000
    A                                11.0000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1546947                           9.0000         59,100.00        100
    REICHELDERFER       ERIC          9.0000         59,067.72         ZZ
1


    7819 AVONDALE TERRACE             8.5000            475.53         1
                                     15.0000            475.53         80
    HARRISBURG      PA    17112      14.5000       01/22/97         73,900.00
    280001546947                       .0000       03/01/97            00
    972238194                          .0000       02/01/27            0
    0                                 5.0000       02/01/98        02/01/98
    575/824                           4.5000       03/01/98        03/01/98
      45                              7.0000          .0000           .0000
    A                                11.0000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1546953                           8.6250        193,500.00        100
    WEEMS III           JOHN          8.6250        193,385.76         ZZ
    80 SKYLAND DRIVE                  8.1250          1,505.02         1
                                     14.6250          1,505.02         79
    ROSWELL         GA    30075      14.1250       01/08/97        246,000.00
    280001546953                       .0000       03/01/97            00
    51296738                           .0000       02/01/27            0
    0                                 4.7500       02/01/98        02/01/98
    B65/824                           4.2500       03/01/98        03/01/98
      45                              6.6250          .0000           .0000
    A                                10.6250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           03             0           00/00/00
                                        O             .0000


    1546957                          10.1250         63,750.00        100
    RIVERA              CARLOS       10.1250         63,722.54         ZZ
    1008 FOX ROW                      9.6250            565.35         1
                                     16.1250            565.35         85
    TAYLORS         SC    29687      15.6250       01/14/97         75,000.00
    280001546957                       .0000       03/01/97            23
    1546957                            .0000       02/01/27            0
    0                                 5.7500       02/01/00        02/01/00
    F64/824                           5.2500       03/01/00        03/01/00
      25                             10.1250          .0000           .0000
    A                                13.1250            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000
1




    1546959                          10.1250        217,600.00        100
    LAFERLA             RICARDO      10.1250        217,506.27         ZZ
    5021 SEPULVEDA BOULEVARD          9.6250          1,929.73         1
                                     16.1250          1,929.73         80
    TORRANCE        CA    90505      15.6250       01/16/97        272,000.00
    280001546959                       .0000       03/01/97            00
    962024                             .0000       02/01/27            0
    0                                 5.6250       02/01/00        02/01/00
    E97/824                           5.1250       03/01/00        03/01/00
      25                              7.1250          .0000           .0000
    A                                13.1250            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1546972                           8.5000        172,000.00        100
    JULESON             GEORGE        8.5000        171,895.80         ZZ
    19 MARATHON RD                    8.0000          1,322.53         1
                                     14.5000          1,322.53         80
    TRUMBULL        CT    06611      14.0000       12/30/96        215,000.00
    280001546972                       .0000       03/01/97            00
    182481                             .0000       02/01/27            0
    0                                 5.5000       02/01/98        02/01/98
    B24/824                           5.0000       03/01/98        03/01/98
      45                              6.5000          .0000           .0000
    A                                10.5000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           09             0           00/00/00
                                        O             .0000


    1546976                           9.0000        111,600.00        100
    GARDNER             JAMES         9.0000        111,477.62         ZZ
    750 CAHABA RIVER ESTATES          8.5000            897.96         1
                                     15.0000            897.96         80
    BIRMINGHAM      AL    35244      14.5000       12/13/96        139,500.00
    280001546976                       .0000       02/01/97            00
    2877595                            .0000       01/01/27            0
    0                                 4.5000       01/01/98        01/01/98
    757/824                           4.0000       02/01/98        02/01/98
      45                              7.0000          .0000           .0000
    A                                11.0000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
1


        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1546977                           9.8750        400,000.00        100
    BROWN               LEWIS         9.8750        399,635.03         ZZ
    5500 SILVER LODE DRIVE            9.3750          3,473.40         1
                                     15.8750          3,473.40         84
    PLACERVILLE     CA    95667      15.3750       12/05/96        480,000.00
    280001546977                       .0000       02/01/97            23
    96110301                           .0000       01/01/27            0
    0                                 5.3750       01/01/99        01/01/99
    A01/824                           4.8750       02/01/99        02/01/99
      25                              9.8750          .0000           .0000
    A                                11.8750            6              6
      360                               E            1.5000          1.5000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1547012                           9.8750         70,200.00        100
    GOMEZ               MIGUEL        9.8750         70,103.52         ZZ
    8708 BROOKLYN BLVD                9.3750            609.58         1
                                     15.8750            609.58         79
    BROOKLYN PARK   MN    55443      15.3750       11/22/96         89,000.00
    0410208672                         .0000       01/01/97            00
    0410208672                         .0000       12/01/26            0
    0                                 5.2500       12/01/98        12/01/98
    E22/824                           4.7500       01/01/99        01/01/99
      25                              6.8750          .0000           .0000
    A                                12.8750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1547041                           9.5000        146,400.00        100
    BURKE               DANIEL        9.5000        146,182.25         ZZ
    2032 PLAINFIELD DR                9.0000          1,231.01         1
                                     15.5000          1,231.01         80
    DES PLAINES     IL    60018      15.0000       12/02/96        183,000.00
    0410288047                         .0000       01/01/97            00
    0410288047                         .0000       12/01/26            0
    0                                 5.0000       12/01/97        12/01/97
    E22/824                           4.5000       01/01/98        01/01/98
      45                              7.5000          .0000           .0000
    A                                11.5000           12             12
1


      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1547064                          10.9900         92,000.00        100
    HAMBLIN             SHERRI       10.9900         91,933.95         ZZ
    10502 208TH STREET E             10.4900            875.44         1
                                     16.9900            875.44         77
    GRAHAM          WA    98338      16.4900       11/26/96        120,000.00
    280001547064                      7.0000       02/01/97            00
    106816                            6.5000       01/01/27            0
    0                                 7.0000       01/01/99        01/01/99
    894/824                           6.5000       02/01/99        02/01/99
      25                              7.9900          .0000           .0000
    A                                13.9900            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
       3.9900                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1547066                          10.1250         55,000.00        100
    SKIPPER             DARRIN       10.1250         54,952.42         ZZ
    307 LINCOLN AVENUE                9.6250            487.75         1
                                     16.1250            487.75         53
    SAINT MICHAELS  MD    21663      15.6250       01/06/97        105,000.00
    280001547066                       .0000       02/01/97            00
    7090225                            .0000       01/01/27            0
    0                                 6.2500       01/01/98        01/01/98
    696/824                           5.7500       02/01/98        02/01/98
      45                              8.1250          .0000           .0000
    A                                12.1250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1547067                           8.7500        180,000.00        100
    REINER              JACK          8.7500        179,687.04         ZZ
    200 LIVE OAK LANE                 8.2500          1,416.06         1
                                     14.7500          1,416.06         80
    ALTAMONTE SPRI  FL    32714      14.2500       11/27/96        225,000.00
    0410254544                         .0000       01/01/97            00
    0410254544                         .0000       12/01/26            0
    0                                 4.8750       06/01/97        06/01/97
1


    E22/824                           4.3750       07/01/97        07/01/97
      25                              7.7500          .0000           .0000
    A                                 9.7500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           03             0           00/00/00
                                        O             .0000


    1547087                           9.3750         38,000.00        100
    WILLIAMS            GARY          9.3750         36,934.17         T
    409 US HIGHWAY ONE                8.8750            316.06         1
    UNIT # 207C                      15.3750            316.06         80
    NORTH PALM BEA  FL    33408      14.8750       12/03/96         47,500.00
    0410252258                         .0000       01/01/97            00
    0410252258                         .0000       12/01/26            0
    0                                 5.7500       12/01/97        12/01/97
    E22/824                           5.2500       01/01/98        01/01/98
      45                              7.3750          .0000           .0000
    A                                11.3750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           01             0           00/00/00
                                        O             .0000


    1547142                          10.1250         66,600.00        100
    MCDANIEL            QUINTON      10.1250         66,542.39         ZZ
    5626 KENT LANE                    9.6250            590.62         1
                                     16.1250            590.62         88
    FOREST PARK     GA    30050      15.6250       01/06/97         76,500.00
    280001547142                       .0000       02/01/97            23
    12345                              .0000       01/01/27            0
    0                                 6.1250       07/01/97        07/01/97
    896/824                           5.6250       08/01/97        08/01/97
      25                              9.1250          .0000           .0000
    A                                11.1250            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1547150                           8.6250        183,500.00        100
    YOUNG               MICHAEL       8.6250        180,051.49         ZZ
    42 EUCLID AVENUE                  8.1250          1,427.24         1
                                     14.6250          1,427.24         79
    SAN LEANDRO     CA    94577      14.1250       12/10/96        235,000.00
1


    0410236194                         .0000       02/01/97            00
    0410236194                         .0000       01/01/27            0
    0                                 4.7500       01/01/98        01/01/98
    E22/824                           4.2500       02/01/98        02/01/98
      45                              6.6250          .0000           .0000
    A                                10.6250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1547162                           9.8750         86,100.00        100
    RECTOR              LARRY         9.8750         86,021.44         ZZ
    313 HEATHER DRIVE                 9.3750            747.65         1
                                     15.8750            747.65         70
    HENDERSON       NV    89015      15.3750       12/10/96        123,000.00
    0410303770                         .0000       02/01/97            00
    0410303770                         .0000       01/01/27            0
    0                                 6.0000       01/01/98        01/01/98
    E22/824                           5.5000       02/01/98        02/01/98
      45                              7.8750          .0000           .0000
    A                                11.8750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1547174                           8.9500        145,000.00        100
    JENSEN              THOMAS        8.9500        144,839.33         ZZ
    6620 PARK WAY                     8.4500          1,161.49         1
                                     14.9500          1,161.49         80
    GLADSTONE       OR    97027      14.4500       12/10/96        182,000.00
    280001547174                      5.6500       02/01/97            00
    107144                            5.1500       01/01/27            0
    0                                 5.6500       01/01/99        01/01/99
    894/824                           5.1500       02/01/99        02/01/99
      25                              5.9500          .0000           .0000
    A                                11.9500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
       3.3000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1547179                          10.4000        155,700.00        100
    HELM                KERRY        10.4000        155,573.01         ZZ
1


    3307 OREGON PLACE                 9.9000          1,412.62         1
                                     16.4000          1,412.62         90
    BELLINGHAM      WA    98226      15.9000       12/11/96        173,000.00
    280001547179                      7.5500       02/01/97            23
    106963                            7.0500       01/01/27            0
    0                                 7.5500       01/01/99        01/01/99
    894/824                           7.0500       02/01/99        02/01/99
      25                              7.4000          .0000           .0000
    A                                13.4000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
       2.8500                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1547184                           9.6500        105,000.00        100
    FEIS                ROBERT        9.6500        104,899.52         ZZ
    1701 S 15TH AVENUE                9.1500            894.41         1
                                     15.6500            894.41         81
    YAKIMA          WA    98902      15.1500       12/12/96        130,000.00
    280001547184                      6.3500       02/01/97            23
    106992                            5.8500       01/01/27            0
    0                                 6.3500       01/01/99        01/01/99
    894/824                           5.8500       02/01/99        02/01/99
      25                              6.6500          .0000           .0000
    A                                12.6500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
       3.3000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1547185                           9.7500         90,000.00        100
    WOOD                ROYCE         9.7500         89,872.99         ZZ
    2248 82ND AVENUE                  9.2500            773.24         1
                                     15.7500            773.24         90
    OAKLAND         CA    94605      15.2500       11/26/96        100,000.00
    0410236723                         .0000       01/01/97            23
    0410236723                         .0000       12/01/26            0
    0                                 5.7500       12/01/97        12/01/97
    E22/824                           5.2500       01/01/98        01/01/98
      45                              9.7500          .0000           .0000
    A                                11.7500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000
1




    1547190                           7.9000         68,500.00        100
    BAZZELL             RUSSELL       7.9000         68,405.87         ZZ
    425 NE NEAL LANE                  7.4000            497.86         1
                                     13.9000            497.86         62
    MYRTLE CREEK    OR    97457      13.4000       12/11/96        111,000.00
    280001547190                      5.8000       02/01/97            00
    400418                            5.3000       01/01/27            0
    0                                 5.8000       01/01/99        01/01/99
    894/824                           5.3000       02/01/99        02/01/99
      25                              4.9000          .0000           .0000
    A                                10.9000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
       2.1000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1547202                           9.9000        101,600.00        100
    HILL                DOUGLAS       9.9000        101,507.80         ZZ
    8175 HAPPY VALLEY ROAD            9.4000            884.11         1
                                     15.9000            884.11         80
    KUNA            ID    83634      15.4000       12/03/96        127,000.00
    280001547202                      6.3500       02/01/97            00
    107083                            5.8500       01/01/27            0
    0                                 6.3500       01/01/00        01/01/00
    894/824                           5.8500       02/01/00        02/01/00
      25                              6.9000          .0000           .0000
    A                                12.9000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
       3.5500                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1547204                           9.8000        150,000.00        100
    EAGLE               MARY          9.8000        149,860.95         ZZ
    59-627 AKANOHO PLACE              9.3000          1,294.24         1
                                     15.8000          1,294.24         33
    HALEIWA         HI    96712      15.3000       12/13/96        460,000.00
    280001547204                      6.4000       02/01/97            00
    107166                            5.9000       01/01/27            0
    0                                 6.4000       01/01/99        01/01/99
    894/824                           5.9000       02/01/99        02/01/99
      25                              6.8000          .0000           .0000
    A                                12.8000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
1


       3.4000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1547339                           9.8750        182,750.00        100
    WIKE                DAVID         9.8750        182,666.97         ZZ
    11 EAST GLEN CIRCLE               9.3750          1,586.91         1
                                     15.8750          1,586.91         85
    MEDIA           PA    19063      15.3750       01/10/97        215,000.00
    280001547339                      9.8750       03/01/97            23
    961456                            9.3750       02/01/27            0
    0                                 6.5000       02/01/98        02/01/98
    922/824                           6.0000       03/01/98        03/01/98
      45                              9.8750          .0000           .0000
    A                                11.8750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1547342                           8.3750        220,000.00        100
    PRYOR               NATHANIEL     8.3750        219,863.26         ZZ
    1809 DOBSON ST                    7.8750          1,672.16         1
                                     14.3750          1,672.16         80
    EVANSTON        IL    60202      13.8750       01/17/97        278,000.00
    280001547342                       .0000       03/01/97            00
    2240869                            .0000       02/01/27            0
    0                                 4.3750       08/01/97        08/01/97
    664/824                           3.8750       09/01/97        09/01/97
      25                              8.3750          .0000           .0000
    A                                 9.3750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1547343                           9.3750         99,125.00        100
    WADSWORTH           HAROLD        9.3750         99,074.93         ZZ
    6359 WADSWORTH ROAD               8.8750            824.48         1
                                     15.3750            824.48         85
    MEDINA          OH    44256      14.8750       01/08/97        117,000.00
    280001547343                       .0000       03/01/97            23
    30996551                           .0000       02/01/27            0
    0                                 5.5000       02/01/98        02/01/98
    B65/824                           5.0000       03/01/98        03/01/98
      45                              7.3750          .0000           .0000
    A                                11.3750           12             12
1


      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1547345                           9.0000        103,300.00        100
    MAVILLE             THOMAS        9.0000        103,243.57         ZZ
    342 WEST MAGNOLIA ST.             8.5000            831.18         1
                                     15.0000            831.18         85
    PONCHATOULA     LA    70454      14.5000       01/14/97        121,600.00
    280001547345                       .0000       03/01/97            23
    972232882                          .0000       02/01/27            0
    0                                 5.7500       02/01/98        02/01/98
    575/824                           5.2500       03/01/98        03/01/98
      45                              7.0000          .0000           .0000
    A                                11.0000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1547460                           9.8750        178,400.00        100
    IVES                VARESHA       9.8750        178,237.24         ZZ
    6508 WINDING LAKE DRIVE           9.3750          1,549.13         1
                                     15.8750          1,549.13         80
    JUPITER         FL    33458      15.3750       12/17/96        223,000.00
    280001547460                       .0000       02/01/97            00
    96DAO507                           .0000       01/01/27            0
    0                                 5.6250       01/01/00        01/01/00
    766/824                           5.1250       02/01/00        02/01/00
      25                              6.8750          .0000           .0000
    A                                12.8750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1547471                           8.8750        103,000.00        100
    PEDERSEN            A             8.8750        102,724.72         ZZ
    360 E DAPHNE ROAD                 8.3750          1,037.05         1
                                     14.8750          1,037.05         34
    FOX POINT       WI    53217      14.3750       01/13/97        310,000.00
    280001547471                       .0000       03/01/97            00
    7810013715                         .0000       02/01/12            0
    0                                 4.5000       02/01/98        02/01/98
1


    721/824                           4.0000       03/01/98        03/01/98
      45                              6.8750          .0000           .0000
    A                                10.8750           12             12
      180                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1547489                          10.6250        114,400.00        100
    PRICE               JOHN         10.6250        114,073.25         ZZ
    17500 GEORGE BRENNAN WAY         10.1250          1,057.17         1
                                     16.6250          1,057.17         80
    TINLEY PARK     IL    60477      16.1250       12/02/96        143,000.00
    0410208755                         .0000       01/01/97            00
    0410208755                         .0000       12/01/26            0
    0                                 5.2500       12/01/98        12/01/98
    E22/824                           4.7500       01/01/99        01/01/99
      25                              7.6250          .0000           .0000
    A                                13.6250            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1547494                           9.6250        111,600.00        100
    NORRIS              JAMES         9.6250        111,438.30         ZZ
    2900 ROWAN                        9.1250            948.59         1
                                     15.6250            948.59         90
    WATERFORD       MI    48329      15.1250       12/02/96        124,000.00
    0410165724                         .0000       01/01/97            23
    0410165724                         .0000       12/01/26            0
    0                                 5.7500       12/01/97        12/01/97
    E22/824                           5.2500       01/01/98        01/01/98
      45                              7.6250          .0000           .0000
    A                                11.6250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1547530                          10.3750         50,850.00        100
    REESE               GEORGE       10.3750         50,829.24         ZZ
    323 EAST 33RD ST                  9.8750            460.40         1
                                     16.3750            460.40         90
    ERIE            PA    16504      15.8750       01/27/97         56,500.00
1


    280001547530                     10.3750       03/01/97            23
    961433                            9.8750       02/01/27            0
    0                                 6.2500       02/01/98        02/01/98
    922/824                           5.7500       03/01/98        03/01/98
      45                             10.3750          .0000           .0000
    A                                12.3750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1547531                           9.7500        197,900.00        100
    YOUNG, JR           JAMES         9.7500        197,807.67         ZZ
    3595 PINE MEADOW AVE              9.2500          1,700.27         1
                                     15.7500          1,700.27         90
    PARKER          CO    80134      15.2500       01/14/97        219,900.00
    280001547531                      9.7500       03/01/97            23
    961459                            9.2500       02/01/27            0
    0                                 6.5000       02/01/98        02/01/98
    922/824                           6.0000       03/01/98        03/01/98
      45                              9.7500          .0000           .0000
    A                                11.7500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           03             0           00/00/00
                                        O             .0000


    1547539                           8.2500         61,600.00        100
    KUSER               BRADLY        8.2500         61,560.72         ZZ
    1374 GRAVES RD                    7.7500            462.78         1
                                     14.2500            462.78         80
    NORCROSS        GA    30093      13.7500       01/09/97         77,000.00
    280001547539                       .0000       03/01/97            00
    183018                             .0000       02/01/27            0
    0                                 4.3750       08/01/97        08/01/97
    A52/824                           3.8750       09/01/97        09/01/97
      25                              7.2500          .0000           .0000
    A                                 9.2500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1547540                          10.3750         94,500.00        100
    BIDEGAIN            JOHN         10.3750         94,422.51         ZZ
1


    1890 GRIDLEY AVENUE               9.8750            855.61         1
                                     16.3750            855.61         78
    RENO            NV    89503      15.8750       12/09/96        122,500.00
    0410275192                         .0000       02/01/97            00
    0410275192                         .0000       01/01/27            0
    0                                 5.2500       01/01/99        01/01/99
    E22/824                           4.7500       02/01/99        02/01/99
      25                              7.3750          .0000           .0000
    A                                13.3750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1547544                          10.1250        104,000.00        100
    WHITWORTH           JOHN         10.1250        103,910.02         ZZ
    6324 HAZEL AVENUE                 9.6250            922.30         1
                                     16.1250            922.30         80
    ORANGEVALE      CA    95662      15.6250       12/05/96        130,000.00
    0410275507                         .0000       02/01/97            00
    0410275507                         .0000       01/01/27            0
    0                                 5.8750       01/01/00        01/01/00
    E22/824                           5.3750       02/01/00        02/01/00
      25                              7.1250          .0000           .0000
    A                                13.1250            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1547550                           9.1250        212,000.00        100
    KENNEDY JR.         GEORGE        9.1250        211,887.17         ZZ
    1602 RIDGE ROAD                   8.6250          1,724.91         1
                                     15.1250          1,724.91         80
    CATONSVILLE     MD    21228      14.6250       01/15/97        265,000.00
    280001547550                       .0000       03/01/97            00
    MJ013                              .0000       02/01/27            0
    0                                 5.5000       02/01/98        02/01/98
    B25/824                           5.0000       03/01/98        03/01/98
      45                              9.1250          .0000           .0000
    A                                12.1250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000
1




    1547576                          11.3750        225,000.00        100
    WOJCIECHOWSKI       CHRISTOPH    11.3750        224,776.16         ZZ
    24 W 285 HEMLOCK LANE            10.8750          2,206.72         1
                                     17.3750          2,206.72         65
    NAPERVILLE      IL    60540      16.8750       11/21/96        350,000.00
    280001547576                     11.3750       01/01/97            00
    0500306913                       10.8750       12/01/26            0
    0                                 7.7500       06/01/97        06/01/97
    E47/824                           7.2500       07/01/97        07/01/97
      25                             11.3750          .0000           .0000
    A                                12.3750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1547596                           9.8750        153,000.00        100
    CHRISTIANSEN        MICHELLE      9.8750        152,789.75         ZZ
    229 SNOQUALMIE DRIVE              9.3750          1,328.57         1
                                     15.8750          1,328.57         85
    SNOQUALMIE PAS  WA    98068      15.3750       11/05/96        180,000.00
    280001547596                       .0000       01/01/97            23
    A109611R                           .0000       12/01/26            0
    0                                 6.2000       06/01/97        06/01/97
    950/824                           5.7000       07/01/97        07/01/97
      25                              8.8750          .0000           .0000
    A                                10.8750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1547598                           9.1250         55,000.00        100
    ZINZI               ANDREW        9.1250         54,881.57         ZZ
    219 KENT ROAD                     8.6250            447.50         1
                                     15.1250            447.50         36
    KENT            CT    06757      14.6250       10/28/96        154,000.00
    280001547598                      9.1250       12/01/96            00
    2101437112                        8.6250       11/01/26            0
    0                                 5.8750       05/01/97        05/01/97
    E47/824                           5.3750       06/01/97        06/01/97
      25                              9.1250          .0000           .0000
    A                                10.1250            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
1


        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1547609                          11.3750         95,300.00        100
    CLARK               MICHAEL      11.3750         95,268.69         ZZ
    33 GLASSBORO ROAD                10.8750            934.67         1
                                     17.3750            934.67         69
    PARSIPPANY-TRO  NJ    07054      16.8750       01/31/97        140,000.00
    280001547609                       .0000       03/01/97            00
    5035                               .0000       02/01/27            0
    0                                 7.0000       02/01/98        02/01/98
    F96/824                           6.5000       03/01/98        03/01/98
      45                              9.3750          .0000           .0000
    A                                13.3750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1547619                           8.2500        114,000.00        100
    BOOZER              TERRY         8.2500        113,780.40         ZZ
    2405 METZEROTT ROAD               7.7500            856.45         1
                                     14.2500            856.45         79
    ADELPHI         MD    20783      13.7500       11/08/96        145,000.00
    280001547619                      8.2500       01/01/97            00
    2101434112                        7.7500       12/01/26            0
    0                                 4.5000       06/01/97        06/01/97
    E47/824                           4.0000       07/01/97        07/01/97
      25                              8.2500          .0000           .0000
    A                                 9.2500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1547629                           9.0000        182,750.00        100
    VANSTEDUM           CHARLES       9.0000        182,346.19         ZZ
    4042 ROSLYN ROAD                  8.5000          1,470.45         1
                                     16.0000          1,470.45         85
    DOWNERS GROVE   IL    60516      15.5000       10/31/96        215,000.00
    280001547629                      9.0000       12/01/96            23
    2101307112                        8.5000       11/01/26            0
    0                                 5.2500       05/01/97        05/01/97
    E47/824                           4.7500       06/01/97        06/01/97
      25                              9.0000          .0000           .0000
    A                                10.5000            6              6
1


      360                               E            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1547645                           9.6250         71,400.00        100
    STEWART             KIMBERLY      9.6250         71,296.53         ZZ
    7804 PERRY STREET                 9.1250            606.90         1
                                     15.6250            606.90         85
    CINCINATTI      OH    45246      15.1250       11/08/96         84,000.00
    280001547645                      9.6250       01/01/97            23
    2101718112                        9.1250       12/01/26            0
    0                                 5.6250       12/01/97        12/01/97
    E47/824                           5.1250       01/01/98        01/01/98
      45                              9.6250          .0000           .0000
    A                                11.6250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1547668                           9.3750         60,000.00        100
    SCOTT               GLORIA        9.3750         59,838.21         ZZ
    541 E COLDSPRING LANE             8.8750            499.05         1
                                     15.3750            499.05         80
    BALTIMORE       MD    21212      14.8750       12/10/96         75,000.00
    280001547668                      9.3750       02/01/97            00
    2102159112                        8.8750       01/01/27            0
    0                                 5.0000       01/01/98        01/01/98
    E47/824                           4.5000       02/01/98        02/01/98
      45                              9.3750          .0000           .0000
    A                                11.3750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           07             0           00/00/00
                                        O             .0000


    1547713                          10.1250        158,100.00        100
    REDMOND             MICHAEL      10.1250        157,893.95         ZZ
    9951 LAKE OCCOQUAN DRIVE          9.6250          1,402.07         1
                                     16.1250          1,402.07         85
    MANASSAS        VA    22111      15.6250       11/21/96        186,000.00
    280001547713                     10.1250       01/01/97            23
    2101336112                        9.6250       12/01/26            0
    0                                 6.6250       06/01/97        06/01/97
1


    E47/824                           6.1250       07/01/97        07/01/97
      25                             10.1250          .0000           .0000
    A                                11.1250            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1547735                           9.6250        127,500.00        100
    LEWIS               STANLEY       9.6250        127,315.26         ZZ
    38630 ROAD 8                      9.1250          1,083.74         1
                                     16.6250          1,083.74         88
    KINGSBURG       CA    93631      16.1250       11/20/96        145,000.00
    280001547735                      9.6250       01/01/97            23
    0500338913                        9.1250       12/01/26            0
    0                                 6.2500       06/01/97        06/01/97
    E47/824                           5.7500       07/01/97        07/01/97
      25                              9.6250          .0000           .0000
    A                                10.6250            6              6
      360                               E            1.0000          1.0000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1547736                           9.8750        137,250.00        100
    NORTHRUP            JAMES         9.8750        137,061.37         ZZ
    1339 SE 30TH COURT                9.3750          1,191.81         1
                                     16.8750          1,191.81         90
    TROUTDALE       OR    97060      16.3750       11/21/96        152,500.00
    280001547736                      9.8750       01/01/97            23
    0500429913                        9.3750       12/01/26            0
    0                                 6.5000       06/01/97        06/01/97
    E47/824                           6.0000       07/01/97        07/01/97
      25                              9.8750          .0000           .0000
    A                                10.8750            6              6
      360                               E            1.0000          1.0000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1547737                          10.5000         77,000.00        100
    PETERS              MARY         10.5000         76,907.39         ZZ
    7858 OYSTER SHELL COURT          10.0000            704.35         1
                                     16.5000            704.35         60
    BALTIMORE       MD    21226      16.0000       11/22/96        130,000.00
1


    280001547737                     10.5000       01/01/97            00
    2101667112                       10.0000       12/01/26            0
    0                                 6.1250       12/01/97        12/01/97
    E47/824                           5.6250       01/01/98        01/01/98
      45                             10.5000          .0000           .0000
    A                                12.5000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           01             0           00/00/00
                                        O             .0000


    1547740                           9.6250        104,000.00        100
    KEARNEY             SEAN          9.6250        103,849.31         ZZ
    276 MATCHAPONIX                   9.1250            883.99         1
                                     16.6250            883.99         80
    MONROE TOWNSHI  NJ    08831      16.1250       11/20/96        130,000.00
    280001547740                      9.6250       01/01/97            00
    2101782112                        9.1250       12/01/26            0
    0                                 6.2500       06/01/97        06/01/97
    E47/824                           5.7500       07/01/97        07/01/97
      25                              9.6250          .0000           .0000
    A                                10.6250            6              6
      360                               E            1.0000          1.0000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1547755                           9.1250        187,500.00        100
    WALDRON             CONRAD        9.1250        187,198.35         ZZ
    292 SAINT JAMES PLACE             8.6250          1,525.57         4
                                     15.1250          1,525.57         75
    BROOKLYN        NY    11238      14.6250       11/15/96        250,000.00
    526046                             .0000       01/01/97            00
    526046                             .0000       12/01/26            0
    0                                 6.0000       12/01/97        12/01/97
    562/562                           5.5000       01/01/98        01/01/98
      45                              7.1250          .0000           .0000
    A                                11.1250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1547775                           8.2500        112,000.00        100
    GARCIA              JESSE         8.2500        111,856.67         ZZ
1


    9704 AVENIDA RICARDO              7.7500            841.42         1
                                     14.2500            841.42         63
    SPRING VALLEY   CA    91977      13.7500       12/09/96        180,000.00
    280001547775                      8.2500       02/01/97            00
    0500500913                        7.7500       01/01/27            0
    0                                 4.2500       07/01/97        07/01/97
    E47/824                           3.7500       08/01/97        08/01/97
      25                              8.2500          .0000           .0000
    A                                 9.2500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           03             0           00/00/00
                                        O             .0000


    1547778                          10.1250        127,400.00        100
    FRITZ               MATT         10.1250        127,177.67         ZZ
    1220 NE BELLFLOWER LANE           9.6250          1,129.82         1
                                     16.1250          1,129.82         85
    OWATONNA        MN    55060      15.6250       10/28/96        149,900.00
    280001547778                     10.1250       12/01/96            23
    2101552112                        9.6250       11/01/26            0
    0                                 6.6250       05/01/97        05/01/97
    E47/824                           6.1250       06/01/97        06/01/97
      25                             10.1250          .0000           .0000
    A                                11.1250            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1547787                           7.6250         50,000.00        100
    CORREA              ARMANDO       7.6250         49,890.73         ZZ
    12061 NELSON STREET               7.1250            353.90         1
                                     14.6250            353.90         35
    GARDEN GROVE    CA    92640      14.1250       11/07/96        145,000.00
    280001547787                      7.6250       01/01/97            00
    0500244913                        7.1250       12/01/26            0
    0                                 3.8750       06/01/97        06/01/97
    E47/824                           3.3750       07/01/97        07/01/97
      25                              7.6250          .0000           .0000
    A                                 9.1250            6              6
      360                               E            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000
1




    1547793                           9.3750        103,000.00        100
    CONWELL             SCOTT         9.3750        102,895.54         ZZ
    607 ALDEN STREET                  8.8750            856.71         1
                                     15.3750            856.71         77
    BALTIMORE       MD    21225      14.8750       12/06/96        135,000.00
    280001547793                      9.3750       02/01/97            00
    2102071112                        8.8750       01/01/27            0
    0                                 5.8750       07/01/97        07/01/97
    E47/824                           5.3750       08/01/97        08/01/97
      25                              9.3750          .0000           .0000
    A                                10.3750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1547794                           9.3750        128,250.00        100
    YOUNG               TIMOTHY       9.3750        128,054.17         ZZ
    610 TOSHA                         8.8750          1,066.72         1
                                     15.3750          1,066.72         90
    SAN ANTONIO     TX    78260      14.8750       11/26/96        142,500.00
    0410288526                         .0000       01/01/97            23
    0410288526                         .0000       12/01/26            0
    0                                 5.7500       12/01/97        12/01/97
    E22/824                           5.2500       01/01/98        01/01/98
      45                              7.3750          .0000           .0000
    A                                11.3750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1547799                           7.6250        238,000.00        100
    BROOKS              JEROME        7.6250        237,479.93         ZZ
    15603 HENRIETTA DRIVE             7.1250          1,684.55         1
                                     13.6250          1,684.55         70
    ACCOKEEK        MD    20607      13.1250       11/22/96        340,000.00
    280001547799                      7.6250       01/01/97            00
    2101775112                        7.1250       12/01/26            0
    0                                 3.5000       06/01/97        06/01/97
    E47/824                           3.0000       07/01/97        07/01/97
      25                              7.6250          .0000           .0000
    A                                 8.6250            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
1


        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1547805                          10.7500        113,850.00        100
    SMITH               DARYL        10.7500        113,807.14         ZZ
    435 HEATHER LANE                 10.2500          1,062.77         1
                                     16.7500          1,062.77         90
    CONROE          TX    77385      16.2500       01/10/97        126,500.00
    280001547805                     10.7500       03/01/97            23
    961416                           10.2500       02/01/27            0
    0                                 6.5000       02/01/98        02/01/98
    922/824                           6.0000       03/01/98        03/01/98
      45                             10.7500          .0000           .0000
    A                                12.7500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1547806                           9.7500        102,400.00        100
    JONES               CHARLES       9.7500        102,304.05         ZZ
    6908 INGRAHAM STREET              9.2500            879.78         1
                                     15.7500            879.78         85
    RIVERDALE       MD    20737      15.2500       12/13/96        120,500.00
    280001547806                      9.7500       02/01/97            23
    2101325112                        9.2500       01/01/27            0
    0                                 6.2500       07/01/97        07/01/97
    E47/824                           5.7500       08/01/97        08/01/97
      25                              9.7500          .0000           .0000
    A                                10.7500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1547819                           9.7500        144,500.00        100
    CAMPBELL            NICHOLAS      9.7500        144,432.58         ZZ
    618 EAST MAIN STREET              9.2500          1,241.48         1
                                     15.7500          1,241.48         85
    GALLATIN        TN    37066      15.2500       01/06/97        170,000.00
    280001547819                       .0000       03/01/97            23
    1547819                            .0000       02/01/27            0
    0                                 5.6250       02/01/00        02/01/00
    E48/824                           5.1250       03/01/00        03/01/00
      25                              6.7500          .0000           .0000
    A                                12.7500            6              6
1


      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1547825                           8.7500        164,700.00        100
    CARRIER             MARC          8.7500        164,605.24         ZZ
    1049 SUGARBUSH LANE               8.2500          1,295.70         1
                                     14.7500          1,295.70         90
    WACONIA         MN    55387      14.2500       01/06/97        183,000.00
    280001547825                       .0000       03/01/97            23
    1800101117                         .0000       02/01/27            0
    0                                 5.1250       02/01/98        02/01/98
    E88/824                           4.6250       03/01/98        03/01/98
      45                              6.7500          .0000           .0000
    A                                10.7500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1547826                           8.3750         28,500.00        100
    KEINE               JOHN          8.3750         28,464.44         ZZ
    3023 NAPOLEAN AVENUE W            7.8750            216.62         1
                                     14.3750            216.62         75
    TAMPA           FL    33611      13.8750       12/12/96         38,000.00
    0410253637                         .0000       02/01/97            00
    0410253637                         .0000       01/01/27            0
    0                                 5.2500       01/01/98        01/01/98
    E22/824                           4.7500       02/01/98        02/01/98
      45                              6.3750          .0000           .0000
    A                                10.3750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        N             .0000


    1547966                          10.2500        114,200.00        100
    MILLER              EDWARD       10.2500        114,103.81         ZZ
    540 WEEPING WILLOW DRIVE          9.7500          1,023.35         1
                                     16.2500          1,023.35         90
    LOGANVILLE      GA    30249      15.7500       12/10/96        126,900.00
    280001547966                       .0000       02/01/97            23
    2878874                            .0000       01/01/27            0
    0                                 5.0000       01/01/98        01/01/98
1


    757/824                           4.5000       02/01/98        02/01/98
      45                              8.2500          .0000           .0000
    A                                12.2500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1547967                          10.5000        144,000.00        100
    LAMOUSNERY          JEAN         10.5000        143,942.78         ZZ
    62 REYNOLDS AVE                  10.0000          1,317.22         1
                                     16.5000          1,317.22         90
    STAMFORD        CT    06905      16.0000       01/28/97        160,000.00
    280001547967                       .0000       03/01/97            23
    184349                             .0000       02/01/27            0
    0                                 6.1250       02/01/00        02/01/00
    B24/824                           5.6250       03/01/00        03/01/00
      25                              7.5000          .0000           .0000
    A                                13.5000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1547969                           9.5000        142,500.00        100
    MOREIRA             ERNESTO       9.5000        142,288.04         ZZ
    3874 GATLIN PLACE CIRCLE          9.0000          1,198.22         1
                                     15.5000          1,198.22         75
    ORLANDO         FL    32812      15.0000       12/06/96        190,000.00
    0410251946                         .0000       01/01/97            00
    0410251946                         .0000       12/01/26            0
    0                                 5.3750       06/01/97        06/01/97
    E22/824                           4.8750       07/01/97        07/01/97
      25                              8.5000          .0000           .0000
    A                                10.5000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1547986                           7.8000         57,375.00        100
    URLACHER            DARRELL       7.8000         57,294.55         ZZ
    2809 EAST 19TH AVENUE             7.3000            413.03         1
                                     13.8000            413.03         75
    SPOKANE         WA    99223      13.3000       12/13/96         76,500.00
1


    280001547986                      5.5500       02/01/97            00
    400424                            5.0500       01/01/27            0
    0                                 5.5500       01/01/99        01/01/99
    894/824                           5.0500       02/01/99        02/01/99
      25                              4.8000          .0000           .0000
    A                                10.8000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
       2.2500                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        N             .0000


    1547992                           9.8750        270,000.00        100
    WOOLLEY             CYNTHIA       9.8750        269,753.66         ZZ
    222 GRANITE CHIEF ROAD            9.3750          2,344.54         1
                                     15.8750          2,344.54         75
    OLYMPIC VALLEY  CA    96146      15.3750       12/19/96        360,000.00
    0410275531                         .0000       02/01/97            00
    0410275531                         .0000       01/01/27            0
    0                                 5.7500       01/01/99        01/01/99
    E22/824                           5.2500       02/01/99        02/01/99
      25                              6.8750          .0000           .0000
    A                                12.8750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1547995                           9.1000        106,250.00        100
    BONLIE              DAVID         9.1000        106,135.88         ZZ
    14522 N NEVADA STREET             8.6000            862.57         1
                                     15.1000            862.57         85
    SPOKANE         WA    99208      14.6000       12/12/96        125,000.00
    280001547995                      6.2500       02/01/97            23
    400428                            5.7500       01/01/27            0
    0                                 6.2500       01/01/99        01/01/99
    894/824                           5.7500       02/01/99        02/01/99
      25                              6.1000          .0000           .0000
    A                                12.1000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
       2.8500                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1548004                           9.2500        420,000.00        100
    MAXWELL             MICHAEL       9.2500        420,000.00         ZZ
1


    9764 LA TUNA CANYON ROAD          8.7500          3,455.24         1
                                     15.2500          3,455.24         73
    SUN VALLEY      CA    91352      14.7500       02/10/97        580,000.00
    280001548004                       .0000       04/01/97            00
    67047560108A                       .0000       03/01/27            0
    0                                 5.5000       03/01/98        03/01/98
    H07/824                           5.0000       04/01/98        04/01/98
      45                              7.2500          .0000           .0000
    A                                11.2500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1548086                           8.9500        229,500.00        100
    PETERS              CHRISTOPH     8.9500        229,245.70         ZZ
    46-292 KAMEHAMEHA HIGHWAY         8.4500          1,838.36         1
                                     14.9500          1,838.36         90
    KANEOHE         HI    96744      14.4500       12/13/96        255,000.00
    280001548086                      6.5000       02/01/97            23
    107095                            6.0000       01/01/27            0
    0                                 6.5000       01/01/99        01/01/99
    894/824                           6.0000       02/01/99        02/01/99
      25                              5.9500          .0000           .0000
    A                                11.9500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
       2.4500                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1548145                           9.7500        163,900.00        100
    CROW                JIM           9.7500        163,746.45         ZZ
    3017 318TH STREET                 9.2500          1,408.15         1
                                     15.7500          1,408.15         58
    OCEAN PARK      WA    98640      15.2500       12/13/96        283,000.00
    280001548145                      5.7500       02/01/97            00
    106741                            5.2500       01/01/27            0
    0                                 5.7500       01/01/99        01/01/99
    894/824                           5.2500       02/01/99        02/01/99
      25                              6.7500          .0000           .0000
    A                                12.7500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
       4.0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000
1




    1548148                           7.9900        280,000.00        100
    KELLMER             EDWARD        7.9900        279,622.23         ZZ
    16515 EAST WELLESLEY AVENUE       7.4900          2,052.59         1
                                     13.9900          2,052.59         80
    SPOKANE         WA    99216      13.4900       12/13/96        350,000.00
    280001548148                      5.8500       02/01/97            00
    400423                            5.3500       01/01/27            0
    0                                 5.8500       01/01/99        01/01/99
    894/824                           5.3500       02/01/99        02/01/99
      25                              4.9900          .0000           .0000
    A                                10.9900            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
       2.1400                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1548155                           8.4500        119,000.00        100
    BROWN               SANDRA        8.4500        118,853.82         ZZ
    1125 NO. FIFE ST                  7.9500            910.79         1
                                     14.4500            910.79         85
    TACOMA          WA    98406      13.9500       12/17/96        140,000.00
    280001548155                      8.4500       02/01/97            23
    107281                            7.9500       01/01/27            0
    0                                 6.4500       07/01/97        07/01/97
    894/824                           5.9500       08/01/97        08/01/97
      25                              6.9500          .0000           .0000
    A                                 9.9500            6              6
      360                               E            1.5000          1.5000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1548157                           9.7500        106,000.00        100
    TENORIO             RAUL          9.7500        105,900.70         ZZ
    1337 LARCH STREET                 9.2500            910.70         1
                                     15.7500            910.70         80
    FOREST GROVE    OR    97116      15.2500       12/09/96        133,000.00
    280001548157                      4.9500       02/01/97            00
    106569                            4.4500       01/01/27            0
    0                                 4.9500       01/01/00        01/01/00
    894/824                           4.4500       02/01/00        02/01/00
      25                              6.7500          .0000           .0000
    A                                12.7500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
1


       4.8000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1548199                           9.1250         37,450.00        100
    BUSCHNYJ            STEFAN        9.1250         37,430.07         ZZ
    3703 WEST PALMER AVENUE           8.6250            304.71         2
                                     15.1250            304.71         75
    CHICAGO         IL    60647      14.6250       01/14/97         49,977.00
    280001548199                       .0000       03/01/97            00
    2241180                            .0000       02/01/27            0
    0                                 5.1250       08/01/97        08/01/97
    664/824                           4.6250       09/01/97        09/01/97
      25                              9.1250          .0000           .0000
    A                                10.1250            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        N             .0000


    1548267                           8.5000        224,000.00        100
    HASANAJ             VALDET        8.5000        223,864.29         ZZ
    42 CROSS STREET                   8.0000          1,722.37         1
                                     14.5000          1,722.37         80
    YONKERS         NY    10708      14.0000       01/21/97        280,000.00
    280001548267                       .0000       03/01/97            00
    1548267                            .0000       02/01/27            0
    0                                 5.5000       02/01/98        02/01/98
    B24/824                           5.0000       03/01/98        03/01/98
      45                              6.5000          .0000           .0000
    A                                10.5000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1548269                           9.2500        150,000.00        100
    FRATTAROLI          NEIL          9.2500        149,922.24         ZZ
    16B RITCH AVENUE                  8.7500          1,234.01         1
                                     15.2500          1,234.01         60
    GREENWICH       CT    06830      14.7500       01/10/97        250,000.00
    280001548269                       .0000       03/01/97            00
    183522                             .0000       02/01/27            0
    0                                 6.0000       02/01/98        02/01/98
    B24/824                           5.5000       03/01/98        03/01/98
      45                              7.2500          .0000           .0000
    A                                11.2500           12             12
1


      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           01             0           00/00/00
                                        O             .0000


    1548290                           9.1250        210,000.00        100
    HEATER              LARRY         9.1250        209,888.25         ZZ
    27733 TOOTH ACRES WAY             8.6250          1,708.63         1
                                     15.1250          1,708.63         75
    NORTH FORK      CA    93602      14.6250       01/23/97        280,000.00
    280001548290                       .0000       03/01/97            00
    21854                              .0000       02/01/27            0
    0                                 5.6250       02/01/00        02/01/00
    964/824                           5.1250       03/01/00        03/01/00
      25                              6.1250          .0000           .0000
    A                                12.1250            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1548358                           9.8750         63,750.00        100
    TOMOR               FRANK         9.8750         63,721.02         ZZ
    1241 MORSE STREET                 9.3750            553.58         1
                                     15.8750            553.58         75
    AKRON           OH    44320      15.3750       01/22/97         85,000.00
    280001548358                       .0000       03/01/97            00
    30996557                           .0000       02/01/27            0
    0                                 5.8750       02/01/00        02/01/00
    B65/824                           5.3750       03/01/00        03/01/00
      25                              6.8750          .0000           .0000
    A                                12.8750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1548373                           9.7500         57,600.00        100
    RAIRIGH             VIRGINIA      9.7500         57,573.13         ZZ
    9647 BARON PLACE                  9.2500            494.87         1
                                     15.7500            494.87         80
    BALTIMORE       MD    21237      15.2500       01/09/97         72,000.00
    280001548373                       .0000       03/01/97            00
    7090240                            .0000       02/01/27            0
    0                                 6.0000       02/01/98        02/01/98
1


    696/824                           5.5000       03/01/98        03/01/98
      45                              7.7500          .0000           .0000
    A                                11.7500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           01             0           00/00/00
                                        O             .0000


    1548386                           9.8750         96,000.00        100
    BUTCHER             CRAIG         9.8750         95,956.39         ZZ
    612 EAST 750 SOUTH                9.3750            833.61         1
                                     15.8750            833.61         80
    OREM            UT    84097      15.3750       01/16/97        120,000.00
    280001548386                       .0000       03/01/97            00
    6704817001                         .0000       02/01/27            0
    0                                 6.0000       02/01/98        02/01/98
    624/824                           5.5000       03/01/98        03/01/98
      45                              7.8750          .0000           .0000
    A                                11.8750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1548394                          10.1250         96,750.00        100
    MILLER              MICHAEL      10.1250         96,708.33         ZZ
    6063 SO PRAIRIE VIEW DR           9.6250            858.00         1
                                     16.1250            858.00         90
    TAYLORSVILLE    UT    84118      15.6250       01/15/97        107,500.00
    280001548394                       .0000       03/01/97            23
    12345                              .0000       02/01/27            0
    0                                 6.3750       02/01/00        02/01/00
    F81/824                           5.8750       03/01/00        03/01/00
      25                              7.1250          .0000           .0000
    A                                13.1250            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1548407                           8.8750        119,000.00        100
    COHEN               EDWARD        8.8750        118,933.28         ZZ
    6053 S LIMA ST                    8.3750            946.82         1
                                     14.8750            946.82         58
    ENGLEWOOD       CO    80111      14.3750       01/20/97        208,000.00
1


    280001548407                       .0000       03/01/97            00
    4704417                            .0000       02/01/27            0
    0                                 5.1250       02/01/98        02/01/98
    180/824                           4.6250       03/01/98        03/01/98
      45                              8.8750          .0000           .0000
    A                                10.8750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1548428                           8.8750        198,750.00        100
    JOST                RICHARD       8.8750        198,638.57         ZZ
    3437 ASHLEY DR                    8.3750          1,581.35         1
                                     14.8750          1,581.35         75
    GLENVIEW        IL    60025      14.3750       01/20/97        265,000.00
    280001548428                       .0000       03/01/97            00
    2241610                            .0000       02/01/27            0
    0                                 4.8750       08/01/97        08/01/97
    664/824                           4.3750       09/01/97        09/01/97
      25                              8.8750          .0000           .0000
    A                                 9.8750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1548535                           8.5000        120,000.00        100
    HALTEMAN            RICKY         8.5000        119,854.09         ZZ
    1405 SASSAFRASS LANE              8.0000            922.70         1
                                     14.5000            922.70         73
    CUMMING         GA    30131      14.0000       12/18/96        164,475.00
    280001548535                       .0000       02/01/97            00
    53791                              .0000       01/01/27            0
    0                                 5.0000       01/01/98        01/01/98
    455/824                           4.5000       02/01/98        02/01/98
      45                              6.5000          .0000           .0000
    A                                10.5000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           09             0           00/00/00
                                        O             .0000


    1548551                          11.0000         74,400.00        100
    SQUIRES             RONALD       11.0000         74,319.66         ZZ
1


    12232 24TH AVE SOUTH             10.5000            708.53         1
                                     17.0000            708.53         65
    BURNSVILLE      MN    55337      16.5000       12/04/96        114,500.00
    0410178024                         .0000       01/01/97            00
    0410178024                         .0000       12/01/26            0
    0                                 6.6250       12/01/98        12/01/98
    E22/824                           6.1250       01/01/99        01/01/99
      25                              8.0000          .0000           .0000
    A                                14.0000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1548552                           9.0000        135,150.00        100
    O'BRIEN             JAMES         9.0000        135,001.79         ZZ
    7442 FIGURA DRIVE                 8.5000          1,087.45         1
                                     15.0000          1,087.45         85
    JUSTICE         IL    60458      14.5000       12/13/96        159,000.00
    0410309009                         .0000       02/01/97            23
    0410309009                         .0000       01/01/27            0
    0                                 5.2500       01/01/98        01/01/98
    E22/824                           4.7500       02/01/98        02/01/98
      45                              7.0000          .0000           .0000
    A                                11.0000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1548599                           9.7500        146,200.00        100
    FAHRINGER           ANN           9.7500        146,131.80         ZZ
    717 BUTLER PIKE                   9.2500          1,256.08         1
                                     15.7500          1,256.08         85
    MAPLE GLEN      PA    19002      15.2500       01/15/97        172,000.00
    280001548599                      9.7500       03/01/97            14
    970013                            9.2500       02/01/27           12
    0                                 5.7500       02/01/98        02/01/98
    922/824                           5.2500       03/01/98        03/01/98
      45                              9.7500          .0000           .0000
    A                                11.7500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000
1




    1548603                           9.5000         52,200.00        100
    DENT                TUNSTELL      9.5000         52,096.00         ZZ
    307 LEE                           9.0000            438.93         1
                                     15.5000            438.93         90
    O'FALLON        IL    62269      15.0000       10/31/96         58,000.00
    280001548603                       .0000       12/01/96            23
    8135660                            .0000       11/01/26            0
    0                                 6.2500       11/01/97        11/01/97
    776/824                           5.7500       12/01/97        12/01/97
      45                              7.5000          .0000           .0000
    A                                11.5000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1548606                          10.0000        144,500.00        100
    PAZ                 TIMOTHY      10.0000        144,241.09         ZZ
    5414 DUKE DRIVE                   9.5000          1,268.09         1
                                     16.0000          1,268.09         85
    FAIRVIEW HEIGH  IL    62208      15.5000       10/18/96        170,000.00
    280001548606                       .0000       12/01/96            23
    8138201                            .0000       11/01/26            0
    0                                 6.5000       11/01/97        11/01/97
    776/824                           6.0000       12/01/97        12/01/97
      45                              8.0000          .0000           .0000
    A                                12.0000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1548615                           9.2500        120,700.00        100
    BRACK               PAUL          9.2500        120,446.79         ZZ
    557 CROWN PASSAGE                 8.7500            992.97         1
                                     15.2500            992.97         80
    ST. CHARLES     MO    63303      14.7500       10/31/96        151,672.00
    280001548615                       .0000       12/01/96            00
    8239507                            .0000       11/01/26            0
    0                                 5.2500       11/01/97        11/01/97
    776/824                           4.7500       12/01/97        12/01/97
      45                              7.2500          .0000           .0000
    A                                11.2500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
1


        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1548625                           9.2500         79,500.00        100
    ELLINGTON           DAVID         9.2500         79,375.38         ZZ
    9220 NILES PLACE                  8.7500            654.03         1
                                     15.2500            654.03         75
    ST. LOUIS       MO    63123      14.7500       11/22/96        106,000.00
    280001548625                       .0000       01/01/97            00
    8239569                            .0000       12/01/26            0
    0                                 5.2500       12/01/97        12/01/97
    776/824                           4.7500       01/01/98        01/01/98
      45                              7.2500          .0000           .0000
    A                                11.2500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1548634                           9.0000         52,700.00        100
    HUFFMAN             DEWAN         9.0000         52,612.98         ZZ
    1923 ANDREW STREET                8.5000            424.04         1
                                     15.0000            424.04         82
    PEVELY          MO    63070      14.5000       11/22/96         65,000.00
    280001548634                       .0000       01/01/97            23
    8235809                            .0000       12/01/26            0
    0                                 5.7500       12/01/97        12/01/97
    776/824                           5.2500       01/01/98        01/01/98
      45                              7.0000          .0000           .0000
    A                                11.0000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1548666                          10.3750         74,800.00        100
    STEPHEN             SUSAN        10.3750         74,644.66         ZZ
    502 O'FALLON AVENUE               9.8750            677.24         1
                                     16.3750            677.24         85
    O'FALLON        MO    63366      15.8750       09/27/96         88,000.00
    280001548666                       .0000       11/01/96            23
    8237338                            .0000       10/01/26            0
    0                                 5.5000       10/01/97        10/01/97
    776/824                           5.0000       11/01/97        11/01/97
      45                              8.3750          .0000           .0000
    A                                12.3750           12             12
1


      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1548691                           9.8750         79,500.00        100
    GRUBB               DIANE         9.8750         79,316.38         ZZ
    1 WINDING OAKS CIRCLE             9.3750            690.34         1
                                     15.8750            690.34         80
    O'FALLON        MO    63366      15.3750       09/20/96         99,900.00
    280001548691                       .0000       11/01/96            00
    8237305                            .0000       10/01/26            0
    0                                 5.0000       10/01/97        10/01/97
    776/824                           4.5000       11/01/97        11/01/97
      45                              7.8750          .0000           .0000
    A                                11.8750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1548706                           8.7500         92,000.00        100
    POPE                F             8.7500         91,840.04         ZZ
    2659 HUDSON STREET                8.2500            723.76         1
                                     14.7500            723.76         80
    DENVER          CO    80207      14.2500       11/22/96        115,000.00
    0410288773                         .0000       01/01/97            00
    0410288773                         .0000       12/01/26            0
    0                                 5.0000       12/01/98        12/01/98
    E22/824                           4.5000       01/01/99        01/01/99
      25                              5.7500          .0000           .0000
    A                                11.7500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1548723                          10.3750         88,000.00        100
    BROOKS              MICHAEL      10.3750         87,927.83         ZZ
    19911 PINE HILL RD                9.8750            796.76         1
                                     16.3750            796.76         67
    FRANKFORT       IL    60423      15.8750       12/12/96        132,000.00
    0410204093                         .0000       02/01/97            00
    0410204093                         .0000       01/01/27            0
    0                                 5.6250       01/01/99        01/01/99
1


    E22/824                           5.1250       02/01/99        02/01/99
      25                              7.3750          .0000           .0000
    A                                13.3750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1548729                           9.5000         70,800.00        100
    AUTEN               EMMA          9.5000         70,659.05         ZZ
    3416 STANKA LANE                  9.0000            595.32         1
                                     15.5000            595.32         60
    GODFREY         IL    62035      15.0000       10/09/96        118,000.00
    280001548729                       .0000       12/01/96            00
    8135674                            .0000       11/01/26            0
    0                                 6.0000       11/01/97        11/01/97
    776/824                           5.5000       12/01/97        12/01/97
      45                              7.5000          .0000           .0000
    A                                11.5000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1548732                           8.3750        142,500.00        100
    GAZDA               DENISE        8.3750        142,322.24         ZZ
    11304 PAULS DRIVE                 7.8750          1,083.10         1
                                     14.3750          1,083.10         75
    CONIFER         CO    80433      13.8750       12/13/96        190,000.00
    0410311575                         .0000       02/01/97            00
    0410311575                         .0000       01/01/27            0
    0                                 5.0000       01/01/98        01/01/98
    E22/824                           4.5000       02/01/98        02/01/98
      45                              6.3750          .0000           .0000
    A                                10.3750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1548740                           9.1250         71,900.00        100
    MCFADDEN            HALINA        9.1250         71,745.20         ZZ
    612 SHADY COURT                   8.6250            585.00         1
                                     15.1250            585.00         80
    ARNOLD          MO    63010      14.6250       10/31/96         90,000.00
1


    280001548740                       .0000       12/01/96            00
    8238445                            .0000       11/01/26            0
    0                                 5.7500       11/01/97        11/01/97
    776/824                           5.2500       12/01/97        12/01/97
      45                              7.1250          .0000           .0000
    A                                11.1250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1548863                           9.8750        139,000.00        100
    BUETTMANN           VICTORIA      9.8750        138,873.18         ZZ
    2892 FOX MEADOW                   9.3750          1,207.00         1
                                     15.8750          1,207.00         90
    ARNOLD          MO    63010      15.3750       12/06/96        156,000.00
    0410164040                         .0000       02/01/97            23
    0410164040                         .0000       01/01/27            0
    0                                 5.2500       01/01/98        01/01/98
    E22/824                           4.7500       02/01/98        02/01/98
      45                              9.8750          .0000           .0000
    A                                11.8750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              01          01/01/98
        .0000                           05             E           01/01/02
                                        O             .6250


    1548864                           8.8750        200,000.00        100
    CONTOIS             MIKE          8.8750        199,774.91         ZZ
    11928 ORYX PLACE NE               8.3750          1,591.29         1
                                     14.8750          1,591.29         79
    ALBUQUERQUE     NM    87111      14.3750       12/24/96        255,000.00
    0410311898                         .0000       02/01/97            00
    0410311898                         .0000       01/01/27            0
    0                                 5.0000       01/01/98        01/01/98
    E22/824                           4.5000       02/01/98        02/01/98
      45                              6.8750          .0000           .0000
    A                                10.8750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1548865                          10.6250         76,400.00        100
    PERL JR             RICHARD      10.6250         76,340.63         ZZ
1


    5808 SUMMERSWEET DRIVE           10.1250            706.01         1
                                     16.6250            706.01         90
    CLAYTON         OH    45315      16.1250       12/06/96         84,900.00
    0410162861                         .0000       02/01/97            23
    0410162861                         .0000       01/01/27            0
    0                                 6.0000       01/01/99        01/01/99
    E22/824                           5.5000       02/01/99        02/01/99
      25                              7.6250          .0000           .0000
    A                                13.6250            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1548871                           9.6250        192,000.00        100
    GIZZI               AMEDEO        9.6250        191,815.30         ZZ
    221 E THORNDALE AVE               9.1250          1,631.98         1
                                     15.6250          1,631.98         80
    ROSELLE         IL    60172      15.1250       12/12/96        240,500.00
    0410204812                         .0000       02/01/97            00
    0410204812                         .0000       01/01/27            0
    0                                 5.2500       01/01/98        01/01/98
    E22/824                           4.7500       02/01/98        02/01/98
      45                              7.6250          .0000           .0000
    A                                11.6250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1548878                           9.8750         54,000.00        100
    BERNARD             CRAIG         9.8750         53,874.71         ZZ
    612 ALVORD STREET                 9.3750            468.91         1
                                     15.8750            468.91         90
    FLINT           MI    48507      15.3750       12/06/96         60,000.00
    0410166433                         .0000       02/01/97            23
    0410166433                         .0000       01/01/27            0
    0                                 5.7500       01/01/98        01/01/98
    E22/824                           5.2500       02/01/98        02/01/98
      25                              6.8750          .0000           .0000
    A                                12.8750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000
1




    1548888                           8.6250        151,250.00        100
    BOWEN               MARK          8.6250        151,070.75         ZZ
    2006 KINGSBURY ESTATES DRIVE      8.1250          1,176.41         1
                                     14.6250          1,176.41         80
    PLAINFIELD      IL    60544      14.1250       12/18/96        189,110.00
    0410169205                         .0000       02/01/97            00
    0410169205                         .0000       01/01/27            0
    0                                 4.7500       01/01/98        01/01/98
    E22/824                           4.2500       02/01/98        02/01/98
      45                              6.6250          .0000           .0000
    A                                10.6250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1548893                           8.7500        157,250.00        100
    SCHWINN             ROBERT        8.7500        157,159.52         ZZ
    18918 CHASE STREET                8.2500          1,237.09         1
                                     14.7500          1,237.09         85
    NORTHRIDGE ARE  CA    91324      14.2500       01/21/97        185,000.00
    280001548893                       .0000       03/01/97            23
    962023                             .0000       02/01/27            0
    0                                 5.7500       02/01/98        02/01/98
    E97/824                           5.2500       03/01/98        03/01/98
      45                              6.7500          .0000           .0000
    A                                10.7500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1548895                          10.2500        138,750.00        100
    HUNGERFORD          DANA         10.2500        138,691.82         ZZ
    6860 NE ALAMEDA STREET            9.7500          1,243.34         1
                                     16.2500          1,243.34         78
    PORTLAND        OR    97213      15.7500       01/24/97        180,000.00
    280001548895                       .0000       03/01/97            00
    12345                              .0000       02/01/27            0
    0                                 5.2500       02/01/00        02/01/00
    H07/824                           4.7500       03/01/00        03/01/00
      25                              7.2500          .0000           .0000
    A                                13.2500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
1


        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1548897                          10.3750         82,500.00        100
    STRIEBY, JR         ROBERT       10.3750         82,466.32         ZZ
    344 JUDSON STREET                 9.8750            746.96         1
                                     17.3750            746.96         75
    LONGMONT        CO    80501      16.8750       01/02/97        110,000.00
    280001548897                       .0000       03/01/97            00
    523600224                          .0000       02/01/27            0
    0                                 6.2500       02/01/00        02/01/00
    E59/824                           5.7500       03/01/00        03/01/00
      45                             10.3750          .0000           .0000
    A                                13.3750            6              6
      360                               9            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1549057                           9.5000        220,000.00        100
    TRIPODI             SUSAN         9.5000        219,782.71         ZZ
    634 EAST CAPITOL STREET NE        9.0000          1,849.88         1
                                     15.5000          1,849.88         80
    WASHINGTON      DC    20003      15.0000       12/20/96        275,000.00
    0410254791                         .0000       02/01/97            00
    0410254791                         .0000       01/01/27            0
    0                                 5.5000       01/01/99        01/01/99
    E22/824                           5.0000       02/01/99        02/01/99
      25                              6.5000          .0000           .0000
    A                                12.5000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1549235                           9.8750         59,250.00        100
    WORLEY              LINDA         9.8750         59,195.93         ZZ
    320 S PEARL STREET                9.3750            514.50         1
                                     15.8750            514.50         75
    ROCKY MOUNT     NC    27804      15.3750       12/19/96         79,000.00
    0410255335                         .0000       02/01/97            00
    0410255335                         .0000       01/01/27            0
    0                                 5.5000       01/01/98        01/01/98
    E22/824                           5.0000       02/01/98        02/01/98
      45                              7.8750          .0000           .0000
    A                                11.8750           12             12
1


      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1549258                           9.1250         71,000.00        100
    WHITE               LARCILE       9.1250         70,885.79         ZZ
    637 NORTH ZENITH AVENUE           8.6250            577.68         1
                                     15.1250            577.68         89
    TULSA           OK    74127      14.6250       11/29/96         79,800.00
    280001549258                      9.1250       01/01/97            23
    2734176                           8.6250       12/01/26            0
    0                                 5.7500       12/01/97        12/01/97
    B75/824                           5.2500       01/01/98        01/01/98
      45                              9.1250          .0000           .0000
    A                                11.1250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1549259                           9.3750        175,300.00        100
    ANDERSON            VERNON        9.3750        175,032.33         ZZ
    3819 MEANDERING WAY               8.8750          1,458.06         1
                                     15.3750          1,458.06         90
    LILBURN         GA    30247      14.8750       11/27/96        194,843.00
    280001549259                      9.3750       01/01/97            23
    2469203                           8.8750       12/01/26            0
    0                                 6.0000       12/01/97        12/01/97
    B75/824                           5.5000       01/01/98        01/01/98
      45                              9.3750          .0000           .0000
    A                                11.3750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           03             0           00/00/00
                                        O             .0000


    1549269                          11.5000        236,000.00        100
    ODEH                FARRIS       11.5000        235,848.43         ZZ
    172 ILIWAI LOOP                  11.0000          2,337.09         1
                                     17.5000          2,337.09         80
    KIHEI           HI    96753      17.0000       12/19/96        295,000.00
    0410305502                         .0000       02/01/97            00
    0410305502                         .0000       01/01/27            0
    0                                 5.7500       01/01/99        01/01/99
1


    E22/824                           5.2500       02/01/99        02/01/99
      25                              8.5000          .0000           .0000
    A                                14.5000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1549270                           9.6250         95,000.00        100
    RILEY               JAMES         9.6250         94,908.60         ZZ
    8777 LOS ENCANTOS CIRCLE          9.1250            807.49         1
                                     15.6250            807.49         76
    ELK GROVE       CA    95624      15.1250       12/20/96        126,000.00
    0410274138                         .0000       02/01/97            00
    0410274138                         .0000       01/01/27            0
    0                                 4.7500       01/01/99        01/01/99
    E22/824                           4.2500       02/01/99        02/01/99
      25                              6.6250          .0000           .0000
    A                                12.6250            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1549272                           9.5500         72,000.00        100
    WEITZEL             ALICE         9.5500         71,929.64         ZZ
    9804 SE RAMONA STREET             9.0500            608.04         1
                                     15.5500            608.04         90
    PORTLAND        OR    97266      15.0500       12/20/96         80,000.00
    280001549272                      7.1000       02/01/97            23
    106515                            6.6000       01/01/27            0
    0                                 7.1000       01/01/99        01/01/99
    894/824                           6.6000       02/01/99        02/01/99
      25                              6.5500          .0000           .0000
    A                                12.5500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
       2.4500                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1549275                          10.2500        180,000.00        100
    BUTLER              RICHARD      10.2500        179,694.20         ZZ
    2305 B NANTUCKET DRIVE            9.7500          1,612.98         1
                                     17.2500          1,612.98         90
    HOUSTON         TX    77057      16.7500       10/31/96        200,000.00
1


    280001549275                       .0000       12/01/96            23
    960410                             .0000       11/01/26            0
    0                                 5.5000       11/01/98        11/01/98
    A38/824                           5.0000       12/01/98        12/01/98
      25                             10.2500          .0000           .0000
    A                                13.2500            6              6
      360                               E            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1549276                          10.1500         56,000.00        100
    PENA                GUADALUPE    10.1500         55,951.81         ZZ
    12901 CHRISMAN ROAD               9.6500            497.66         1
                                     16.1500            497.66         80
    HOUSTON         TX    77039      15.6500       12/06/96         70,000.00
    280001549276                       .0000       02/01/97            00
    211006                             .0000       01/01/27            0
    0                                 5.2500       07/01/97        07/01/97
    A38/824                           4.7500       08/01/97        08/01/97
      25                              9.1500          .0000           .0000
    A                                11.1500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1549279                          10.5500         69,350.00        100
    AUSMAN              FLORENCE     10.5500         69,239.48         ZZ
    730 MELTON STREET                10.0500            636.97         1
                                     16.5500            636.97         75
    CHEYENNE        WY    82009      16.0500       10/02/96         92,500.00
    273177                           10.5500       12/01/96            00
    273177                           10.0500       11/01/26            0
    0                                 5.0000       11/01/98        11/01/98
    921/921                           4.5000       12/01/98        12/01/98
      25                             10.5500          .0000           .0000
    A                                13.5500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1549283                           9.3750        105,700.00        100
    TRUJILLO            MICHAEL       9.3750        105,592.82         ZZ
1


    2730 WEST ELIZABETH STREET        8.8750            879.16         1
                                     15.3750            879.16         70
    FORT COLLINS    CO    80521      14.8750       12/11/96        151,000.00
    0410312185                         .0000       02/01/97            00
    0410312185                         .0000       01/01/27            0
    0                                 6.0000       01/01/98        01/01/98
    E22/824                           5.5000       02/01/98        02/01/98
      45                              7.3750          .0000           .0000
    A                                11.3750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1549284                           9.8750         62,300.00        100
    WOLF                JOHN          9.8750         62,271.69         ZZ
    312 REED STREET                   9.3750            540.99         1
                                     15.8750            540.99         70
    PLYMOUTH        WI    53073      15.3750       01/24/97         89,000.00
    280001549284                       .0000       03/01/97            00
    7810012951                         .0000       02/01/27            0
    0                                 5.5000       02/01/98        02/01/98
    721/824                           5.0000       03/01/98        03/01/98
      45                              7.8750          .0000           .0000
    A                                11.8750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1549292                          10.2500         40,000.00        100
    QAMAR               SAFDAR       10.2500         39,949.25         ZZ
    11826 STONE BRIDGE DRIVE          9.7500            358.44         1
                                     17.2500            358.44         80
    HOUSTON         TX    77064      16.7500       11/05/96         50,000.00
    280001549292                       .0000       01/01/97            00
    860243                             .0000       12/01/26            0
    0                                 5.5000       12/01/98        12/01/98
    A38/824                           5.0000       01/01/99        01/01/99
      25                             10.2500          .0000           .0000
    A                                13.2500            6              6
      360                               E            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000
1




    1549317                           9.7500         83,000.00        100
    MEADOR              JOHN          9.7500         83,000.00         ZZ
    1208 CASTLEWOOD AVENUE            9.2500            713.10         1
                                     15.7500            713.10         89
    LOUISVILLE      KY    40204      15.2500       02/07/97         94,000.00
    280001549317                      9.7500       04/01/97            23
    970015                            9.2500       03/01/27            0
    0                                 6.5000       03/01/98        03/01/98
    922/824                           6.0000       04/01/98        04/01/98
      45                              7.7500          .0000           .0000
    A                                11.7500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1549319                           9.6250         50,400.00        100
    TINDELL SR          RICHARD       9.6250         50,375.86         ZZ
    317 WEST JUNIPER AVENUE           9.1250            428.39         2
                                     15.6250            428.39         80
    WILDWOOD        NJ    08260      15.1250       01/31/97         63,000.00
    280001549319                      9.6250       03/01/97            00
    970014                            9.1250       02/01/27            0
    0                                 5.5000       02/01/98        02/01/98
    922/824                           5.0000       03/01/98        03/01/98
      45                              9.6250          .0000           .0000
    A                                11.6250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1549342                          10.0000         85,500.00        100
    MCDONALD            HAROLD       10.0000         85,424.04         ZZ
    631 E CYPRESSWOOD DRIVE           9.5000            750.32         1
                                     16.0000            750.32         90
    SPRING          TX    77373      15.5000       12/18/96         95,000.00
    280001549342                       .0000       02/01/97            23
    211012                             .0000       01/01/27            0
    0                                 5.0000       07/01/97        07/01/97
    A38/824                           4.5000       08/01/97        08/01/97
      25                              9.0000          .0000           .0000
    A                                11.0000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
1


        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1549344                           9.8750        156,000.00        100
    PINEDA              FIDEL         9.8750        155,929.13         ZZ
    32632 MUIRWOOD DR                 9.3750          1,354.62         1
                                     15.8750          1,354.62         80
    UNION CITY      CA    94587      15.3750       01/22/97        195,000.00
    280001549344                       .0000       03/01/97            00
    1549344                            .0000       02/01/27            0
    0                                 4.3750       02/01/00        02/01/00
    F18/824                           3.8750       03/01/00        03/01/00
      25                              6.8750          .0000           .0000
    A                                12.8750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1549455                           9.4500        142,375.00        100
    GILLESPIE           RICHILDA      9.4500        142,232.89         ZZ
    6726 35TH AVENUE SOUTHWEST        8.9500          1,191.98         1
                                     15.4500          1,191.98         85
    SEATTLE         WA    98126      14.9500       12/24/96        168,500.00
    280001549455                       .0000       02/01/97            23
    A109654W                           .0000       01/01/27            0
    0                                 6.0000       07/01/97        07/01/97
    950/824                           5.5000       08/01/97        08/01/97
      25                              8.4500          .0000           .0000
    A                                10.4500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1549481                           8.8750         91,400.00        100
    KAUFMAN             DANA          8.8750         91,297.13         ZZ
    2837 NORTH DAMEN                  8.3750            727.22         1
                                     14.8750            727.22         80
    CHICAGO         IL    60618      14.3750       12/19/96        115,000.00
    0410205280                         .0000       02/01/97            00
    0410205280                         .0000       01/01/27            0
    0                                 5.2500       01/01/98        01/01/98
    E22/824                           4.7500       02/01/98        02/01/98
      45                              6.8750          .0000           .0000
    A                                10.8750           12             12
1


      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1549483                          10.6250         73,400.00        100
    PARKINSON           DAVID        10.6250         73,342.96         ZZ
    16 TOWNHOUSE COURT               10.1250            678.29         1
                                     17.6250            678.29         74
    BELLAIRE        TX    77401      17.1250       12/11/96        100,000.00
    280001549483                       .0000       02/01/97            00
    960406                             .0000       01/01/27            0
    0                                 5.5000       01/01/99        01/01/99
    A38/824                           5.0000       02/01/99        02/01/99
      25                             10.6250          .0000           .0000
    A                                13.6250            6              6
      360                               E            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1549486                           9.1250         35,600.00        100
    BELTRAN             SAM           9.1250         35,523.36         ZZ
    1045 SHOOK AVENUE                 8.6250            289.65         1
                                     15.1250            289.65         75
    SAN ANTONIO     TX    78212      14.6250       10/25/96         47,500.00
    280001549486                       .0000       12/01/96            00
    810779                             .0000       11/01/26            0
    0                                 5.5000       05/01/97        05/01/97
    A38/824                           5.0000       06/01/97        06/01/97
      25                              9.1250          .0000           .0000
    A                                10.1250            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           01             0           00/00/00
                                        O             .0000


    1549489                          11.2500         56,250.00        100
    SCHNEIDER           BARBARA      11.2500         56,192.51         ZZ
    6106 VANCE JACKSON #9C           10.7500            546.33         1
                                     17.2500            546.33         75
    SAN ANTONIO     TX    78230      16.7500       11/13/96         75,000.00
    280001549489                       .0000       01/01/97            00
    810857                             .0000       12/01/26            0
    0                                 5.6250       12/01/98        12/01/98
1


    A38/824                           5.1250       01/01/99        01/01/99
      25                             11.2500          .0000           .0000
    A                                14.2500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           01             0           00/00/00
                                        O             .0000


    1549492                          10.8750        130,300.00        100
    JACKSON JR          CHARLES      10.8750        130,252.25         ZZ
    2432 GREENWICH DRIVE             10.3750          1,228.59         1
                                     16.8750          1,228.59         85
    CARROLLTON      TX    75006      16.3750       01/21/97        153,347.00
    280001549492                     10.8750       03/01/97            23
    970020                           10.3750       02/01/27            0
    0                                 6.5000       02/01/00        02/01/00
    922/824                           6.0000       03/01/00        03/01/00
      25                             10.8750          .0000           .0000
    A                                13.8750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1549507                          10.5000         45,200.00        100
    MACIAS              GUADALUPE    10.5000         45,127.20         ZZ
    5728 DEVON AVE                   10.0000            413.46         1
                                     16.5000            413.46         80
    EL PASO         TX    79924      16.0000       10/25/96         56,500.00
    280001549507                       .0000       12/01/96            00
    410043                             .0000       11/01/26            0
    0                                 5.6250       11/01/98        11/01/98
    A38/824                           5.1250       12/01/98        12/01/98
      25                             10.5000          .0000           .0000
    A                                13.5000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1549509                           9.8750        145,000.00        100
    SULLIVAN            JOHN          9.8750        144,934.12         T
    28 WILMS AVENUE                   9.3750          1,259.11         1
                                     15.8750          1,259.11         70
    SOUTH SAN FRAN  CA    94080      15.3750       01/29/97        210,000.00
1


    280001549509                       .0000       03/01/97            00
    RFC185295                          .0000       02/01/27            0
    0                                 4.3750       02/01/00        02/01/00
    893/824                           3.8750       03/01/00        03/01/00
      25                              6.8750          .0000           .0000
    A                                12.8750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1549578                          11.1250         33,600.00        100
    BEACH               DONALD       11.1250         33,271.75         ZZ
    246 FLORIDA AVENUE               10.6250            323.16         1
                                     17.1250            323.16         80
    YOUNGSTOWN      OH    44507      16.6250       12/13/96         42,000.00
    0410165245                         .0000       02/01/97            00
    0410165245                         .0000       01/01/27            0
    0                                 6.7500       01/01/98        01/01/98
    E22/824                           6.2500       02/01/98        02/01/98
      45                              9.1250          .0000           .0000
    A                                13.1250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        N             .0000


    1549581                          10.0000         67,500.00        100
    MILLER              JEFFERY      10.0000         67,440.03         ZZ
    68 SOUTH 400 EAST                 9.5000            592.36         1
                                     17.0000            592.36         85
    CLEARFIELD      UT    84015      16.5000       12/10/96         79,500.00
    280001549581                       .0000       02/01/97            23
    LA96000378                         .0000       01/01/27            0
    0                                 6.5000       01/01/99        01/01/99
    E06/824                           6.0000       02/01/99        02/01/99
      45                             10.0000          .0000           .0000
    A                                13.0000            6              6
      360                               9            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1549589                          11.0000        157,250.00        100
    CALL                MAX          11.0000        157,137.33         ZZ
1


    3586 NORTH 225 EAST              10.5000          1,497.53         1
                                     18.0000          1,497.53         85
    NORTH OGDEN     UT    84414      17.5000       12/18/96        185,000.00
    280001549589                       .0000       02/01/97            23
    LA96000380                         .0000       01/01/27            0
    0                                 6.7500       01/01/99        01/01/99
    E06/824                           6.2500       02/01/99        02/01/99
      45                             11.0000          .0000           .0000
    A                                14.0000            6              6
      360                               9            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1549591                          10.5000         96,000.00        100
    PACKARD             KEVIN        10.5000         95,923.36         ZZ
    4658 SOUTH 2350 WEST             10.0000            878.15         1
                                     17.5000            878.15         80
    ROY             UT    84067      17.0000       12/06/96        120,000.00
    280001549591                       .0000       02/01/97            00
    LA96000381                         .0000       01/01/27            0
    0                                 6.7500       01/01/99        01/01/99
    E06/824                           6.2500       02/01/99        02/01/99
      45                             10.5000          .0000           .0000
    A                                13.5000            6              6
      360                               9            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1549602                          10.0000        332,000.00        100
    MCCREEDY            JOHN         10.0000        331,705.02         ZZ
    988 BROOKVIEW AVENUE              9.5000          2,913.54         1
                                     17.0000          2,913.54         80
    WESTLAKE VILLA  CA    91361      16.5000       12/12/96        415,000.00
    280001549602                       .0000       02/01/97            00
    LA96000347                         .0000       01/01/27            0
    0                                 6.3750       01/01/99        01/01/99
    E06/824                           5.8750       02/01/99        02/01/99
      45                             10.0000          .0000           .0000
    A                                13.0000            6              6
      360                               9            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000
1




    1549655                           8.8750        121,500.00        100
    OLIVER              WILLIAM       8.8750        121,363.26         ZZ
    101 GLENN MEADOW LANE             8.3750            966.71         1
                                     14.8750            966.71         90
    SEALY           TX    77474      14.3750       12/10/96        135,000.00
    280001549655                       .0000       02/01/97            23
    211011                             .0000       01/01/27            0
    0                                 4.7500       07/01/97        07/01/97
    A38/824                           4.2500       08/01/97        08/01/97
      25                              7.8750          .0000           .0000
    A                                 9.8750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1549673                           9.8750        137,250.00        100
    BRADFORD            JEFFREY       9.8750        137,187.64         ZZ
    2227 WOODBRIAR DRIVE              9.3750          1,191.81         1
                                     15.8750          1,191.81         90
    BUFORD          GA    30519      15.3750       01/15/97        152,500.00
    280001549673                       .0000       03/01/97            23
    184132                             .0000       02/01/27            0
    0                                 6.2500       02/01/98        02/01/98
    A52/824                           5.7500       03/01/98        03/01/98
      45                              7.8750          .0000           .0000
    A                                11.8750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           03             0           00/00/00
                                        O             .0000


    1549683                           9.5000         61,850.00        100
    FISHER              MARY BETH     9.5000         61,758.00         ZZ
    1396 BRIARWOOD ROAD NE            9.0000            520.07         1
                                     15.5000            520.07         75
    ATLANTA         GA    30319      15.0000       11/26/96         82,500.00
    280001549683                       .0000       01/01/97            00
    12345                              .0000       12/01/26            0
    0                                 5.6870       12/01/97        12/01/97
    896/824                           5.1870       01/01/98        01/01/98
      45                              5.6870          .0000           .0000
    A                                15.5000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
1


        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1549685                           9.5000         83,300.00        100
    WEBB                MICKEY        9.5000         83,176.11         ZZ
    15 BUCKTHORN DRIVE                9.0000            700.43         1
                                     15.5000            700.43         85
    NEWNAN          GA    30265      15.0000       11/07/96         98,000.00
    280001549685                       .0000       01/01/97            23
    12345                              .0000       12/01/26            0
    0                                 5.3750       12/01/97        12/01/97
    896/824                           4.8750       01/01/98        01/01/98
      45                              7.5000          .0000           .0000
    A                                11.5000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1549686                          10.0000        183,850.00        100
    WILLIAMS            DAVID        10.0000        183,603.94         ZZ
    2416 CAMDEN LAKE VIEW             9.5000          1,613.42         1
                                     16.0000          1,613.42         85
    ACWORTH         GA    30101      15.5000       11/22/96        216,323.00
    280001549686                       .0000       01/01/97            23
    12354                              .0000       12/01/26            0
    0                                 6.1250       06/01/97        06/01/97
    896/824                           5.6250       07/01/97        07/01/97
      25                              9.0000          .0000           .0000
    A                                11.0000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1549704                          10.2500        191,200.00        100
    BRENNER             DOUGLAS      10.2500        191,038.95         ZZ
    73050 GRAPEVINE STREET            9.7500          1,713.35         1
                                     17.2500          1,713.35         80
    PALM DESERT     CA    92260      16.7500       12/23/96        239,000.00
    280001549704                       .0000       02/01/97            00
    LA96000431                         .0000       01/01/27            0
    0                                 6.7500       01/01/99        01/01/99
    E06/824                           6.2500       02/01/99        02/01/99
      45                             10.2500          .0000           .0000
    A                                13.2500            6              6
1


      360                               9            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1549706                          11.1250         65,700.00        100
    SAM                 DANIEL       11.1250         65,654.19         ZZ
    1649 SOUTH 1100 WEST             10.6250            631.89         1
                                     18.1250            631.89         90
    VERNAL          UT    84078      17.6250       12/18/96         73,000.00
    280001549706                       .0000       02/01/97            23
    LA96000392                         .0000       01/01/27            0
    0                                 7.2500       01/01/99        01/01/99
    E06/824                           6.7500       02/01/99        02/01/99
      45                             11.1250          .0000           .0000
    A                                14.1250            6              6
      360                               9            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1549720                          10.2500        110,800.00        100
    JESCHKE             JAY          10.2500        110,753.54         ZZ
    11602 SECOND STREET               9.7500            992.88         1
                                     16.2500            992.88         80
    HUNTLEY         IL    60142      15.7500       01/16/97        138,500.00
    280001549720                     10.2500       03/01/97            00
    970022                            9.7500       02/01/27            0
    0                                 6.0000       02/01/98        02/01/98
    922/824                           5.5000       03/01/98        03/01/98
      45                             10.2500          .0000           .0000
    A                                12.2500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1549722                           9.5000         33,250.00        100
    WEATHERS            ROGER         9.5000         33,233.64         ZZ
    1617 WILMORE DR                   9.0000            279.59         1
                                     14.5000            279.59         70
    CHARLOTTE       NC    28203      14.0000       01/24/97         47,500.00
    280001549722                       .0000       03/01/97            00
    9459439                            .0000       02/01/27            0
    0                                 4.0000       02/01/98        02/01/98
1


    637/824                           3.5000       03/01/98        03/01/98
      45                              7.5000          .0000           .0000
    A                                11.5000           12             12
      360                               1            2.0000          2.0000
       5.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        N             .0000


    1549723                           8.7500        158,400.00        100
    WEATHERS            ROGER         8.7500        158,308.86         ZZ
    4401 LAZY DR                      8.2500          1,246.14         1
                                     13.7500          1,246.14         80
    CHARLOTTE       NC    28215      13.2500       01/24/97        198,000.00
    280001549723                       .0000       03/01/97            00
    9459413                            .0000       02/01/27            0
    0                                 4.0000       02/01/98        02/01/98
    637/824                           3.5000       03/01/98        03/01/98
      45                              6.7500          .0000           .0000
    A                                10.7500           12             12
      360                               1            2.0000          2.0000
       5.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1549724                           8.7500        145,600.00        100
    DIONNE              DEBRAH        8.7500        145,431.84         ZZ
    1322 SPRINGBROOK ROAD             8.2500          1,145.44         1
                                     14.7500          1,145.44         80
    LAKE STEVENS    WA    98258      14.2500       12/23/96        182,000.00
    0410221055                         .0000       02/01/97            00
    0410221055                         .0000       01/01/27            0
    0                                 4.7500       01/01/98        01/01/98
    E22/824                           4.2500       02/01/98        02/01/98
      45                              6.7500          .0000           .0000
    A                                10.7500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1549725                           9.5000         54,000.00        100
    WEATHERS            ROGER         9.5000         53,973.43         ZZ
    1822 CHALFONT COURT               9.0000            454.07         1
                                     14.5000            454.07         75
    CHARLOTTE       NC    28262      14.0000       01/24/97         72,000.00
1


    280001549725                       .0000       03/01/97            00
    9459421                            .0000       02/01/27            0
    0                                 4.0000       02/01/98        02/01/98
    637/824                           3.5000       03/01/98        03/01/98
      45                              7.5000          .0000           .0000
    A                                11.5000           12             12
      360                               1            2.0000          2.0000
       5.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        N             .0000


    1549727                          11.1250         98,800.00        100
    STOLZ, JR           JOSEPH       11.1250         98,765.72         ZZ
    215 GROVE AVENUE                 10.6250            950.24         1
                                     17.1250            950.24         65
    WASHINGTON GRO  MD    20880      16.6250       01/28/97        152,000.00
    280001549727                       .0000       03/01/97            00
    972243053                          .0000       02/01/27            0
    0                                 7.0000       02/01/98        02/01/98
    575/824                           6.5000       03/01/98        03/01/98
      45                              9.1250          .0000           .0000
    A                                13.1250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        N             .0000


    1549731                           9.8750         61,200.00        100
    RUFFIN              JOHN          9.8750         61,144.15         ZZ
    921 E DAYTON CIRCLE               9.3750            531.43         1
                                     15.8750            531.43         85
    FORT LAUDERDAL  FL    33312      15.3750       12/11/96         72,000.00
    0410242440                         .0000       02/01/97            23
    0410242440                         .0000       01/01/27            0
    0                                 6.0000       01/01/98        01/01/98
    E22/824                           5.5000       02/01/98        02/01/98
      45                              7.8750          .0000           .0000
    A                                11.8750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1549796                           9.2500         72,700.00        100
    PEREZ ORTIZ         LUIS          9.2500         72,624.33         ZZ
1


    13136 MEADOWFIELD DRIVE           8.7500            598.09         1
                                     15.2500            598.09         80
    ORLANDO         FL    32824      14.7500       12/16/96         90,970.00
    0410240535                         .0000       02/01/97            00
    0410240535                         .0000       01/01/27            0
    0                                 5.2500       01/01/98        01/01/98
    E22/824                           4.7500       02/01/98        02/01/98
      45                              7.2500          .0000           .0000
    A                                11.2500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1549837                           8.6250        106,250.00        100
    PINKSTON            JOHN          8.6250        106,187.27         ZZ
    149 EAST FISH HATCHERY ROAD       8.1250            826.40         1
                                     14.6250            826.40         85
    MANTUA          UT    84324      14.1250       01/21/97        125,000.00
    280001549837                       .0000       03/01/97            23
    2039907                            .0000       02/01/27            0
    0                                 5.5000       02/01/98        02/01/98
    480/824                           5.0000       03/01/98        03/01/98
      45                              6.6250          .0000           .0000
    A                                10.6250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1549849                           9.0000        392,700.00        100
    SINGER              MARTIN        9.0000        392,485.49         ZZ
    819 PRAIRIE LAWN ROAD             8.5000          3,159.76         1
                                     15.0000          3,159.76         85
    GLENVIEW        IL    60025      14.5000       02/04/97        462,000.00
    280001549849                      9.0000       03/01/97            23
    961125                            8.5000       02/01/27            0
    0                                 5.2500       08/01/97        08/01/97
    664/824                           4.7500       09/01/97        09/01/97
      25                              9.0000          .0000           .0000
    A                                10.0000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000
1




    1549858                           9.5000         56,000.00        100
    VANG                XOB           9.5000         55,944.68         ZZ
    5440 HIGHWAY #601 NORTH           9.0000            470.88         1
                                     15.5000            470.88         80
    SALISBURY       NC    28144      15.0000       12/27/96         70,000.00
    0410251979                         .0000       02/01/97            00
    0410251979                         .0000       01/01/27            0
    0                                 5.0000       01/01/98        01/01/98
    E22/824                           4.5000       02/01/98        02/01/98
      45                              7.5000          .0000           .0000
    A                                11.5000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1549909                           9.5000         94,150.00        100
    BAILEY JR           ARTHUR        9.5000         94,057.02         ZZ
    233 BRITTANY DRIVE                9.0000            791.66         1
                                     15.5000            791.66         70
    STREAMWOOD      IL    60107      15.0000       12/13/96        134,500.00
    0410203665                         .0000       02/01/97            00
    0410203665                         .0000       01/01/27            0
    0                                 5.5000       01/01/98        01/01/98
    E22/824                           5.0000       02/01/98        02/01/98
      45                              7.5000          .0000           .0000
    A                                11.5000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1549910                           9.6250        157,250.00        100
    SWOVERLAND          ROBERT        9.6250        157,098.72         ZZ
    1614 23RD AVENUE NW               9.1250          1,336.61         1
                                     15.6250          1,336.61         85
    NEW BRIGHTON    MN    55112      15.1250       12/18/96        185,000.00
    0410205181                         .0000       02/01/97            23
    0410205181                         .0000       01/01/27            0
    0                                 5.2500       01/01/98        01/01/98
    E22/824                           4.7500       02/01/98        02/01/98
      45                              7.6250          .0000           .0000
    A                                11.6250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
1


        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1549912                           9.2500         59,500.00        100
    THURMAN JR          A D           9.2500         59,438.07         ZZ
    2908 NE BELL AVE                  8.7500            489.49         1
                                     15.2500            489.49         73
    LAWTON          OK    73507      14.7500       12/19/96         82,000.00
    0410325187                         .0000       02/01/97            00
    0410325187                         .0000       01/01/27            0
    0                                 5.2500       07/01/97        07/01/97
    E22/824                           4.7500       08/01/97        08/01/97
      25                              8.2500          .0000           .0000
    A                                10.2500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1549919                           9.7500         68,800.00        100
    DAVIDSON            ROBERT        9.7500         68,702.91         ZZ
    4855 WYANDOT STREET               9.2500            591.10         1
                                     15.7500            591.10         80
    DENVER          CO    80221      15.2500       11/22/96         86,000.00
    0410269286                         .0000       01/01/97            00
    0410269286                         .0000       12/01/26            0
    0                                 5.2500       12/01/97        12/01/97
    E22/824                           4.7500       01/01/98        01/01/98
      45                              7.7500          .0000           .0000
    A                                11.7500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1549921                          11.0000        131,600.00        100
    MCLIN               RANDY        11.0000        131,553.07         ZZ
    100 YALE PLACE                   10.5000          1,253.26         1
                                     17.0000          1,253.26         70
    WOODLAND PARK   CO    80863      16.5000       01/22/97        188,000.00
    280001549921                     11.0000       03/01/97            00
    970044                           10.5000       02/01/27            0
    0                                 6.5000       08/01/97        08/01/97
    922/824                           6.0000       09/01/97        09/01/97
      25                             11.0000          .0000           .0000
    A                                12.0000            6              6
1


      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1549937                           9.1250        207,000.00        100
    BISH                BENNIE        9.1250        206,889.84         ZZ
    97 MORGAN AVE                     8.6250          1,684.22         1
                                     15.1250          1,684.22         73
    SAYREVILLE      NJ    08879      14.6250       01/17/97        284,000.00
    280001549937                       .0000       03/01/97            00
    183000                             .0000       02/01/27            0
    0                                 5.2500       02/01/98        02/01/98
    B24/824                           4.7500       03/01/98        03/01/98
      45                              7.1250          .0000           .0000
    A                                11.1250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1549951                          11.7000        210,000.00        100
    GLIGORIC            ILE          11.7000        209,870.93         ZZ
    731 BEAU COURT                   11.2000          2,111.72         3
                                     17.7000          2,111.72         75
    DES PLAINES     IL    60016      17.2000       12/19/96        280,000.00
    280001549951                       .0000       02/01/97            00
    96NW00066                          .0000       01/01/27            0
    0                                 5.7500       07/01/97        07/01/97
    A37/824                           5.2500       08/01/97        08/01/97
      25                             10.7000          .0000           .0000
    A                                12.7000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        N             .0000


    1549955                          10.5500         84,200.00        100
    SIFERD              CHARLES      10.5500         84,133.51         ZZ
    720 101ST STREET                 10.0500            773.36         1
                                     16.5500            773.36         85
    KENOSHA         WI    53143      16.0500       12/23/96        100,077.00
    280001549955                       .0000       02/01/97            23
    96NW00052                          .0000       01/01/27            0
    0                                 5.7500       07/01/97        07/01/97
1


    A37/824                           5.2500       08/01/97        08/01/97
      25                              9.5500          .0000           .0000
    A                                11.5500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1549964                          11.6000        102,000.00        100
    KESSLER             CHARLES      11.6000        101,935.91         ZZ
    233 EAST STREAMWOOD BOULEVARD    11.1000          1,017.89         1
                                     17.6000          1,017.89         85
    STREAMWOOD      IL    60107      17.1000       12/26/96        120,000.00
    280001549964                       .0000       02/01/97            23
    96NW00065                          .0000       01/01/27            0
    0                                 7.7500       01/01/98        01/01/98
    A37/824                           7.2500       02/01/98        02/01/98
      45                              9.6000          .0000           .0000
    A                                13.6000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1549983                           9.0000        159,750.00        100
    WINEBRENER          RICKEY        9.0000        159,662.75         ZZ
    801 DEL MAR BLVD.                 8.5000          1,285.38         1
                                     15.0000          1,285.38         90
    HAMMOND         LA    70403      14.5000       01/20/97        177,500.00
    280001549983                       .0000       03/01/97            23
    972245421                          .0000       02/01/27            0
    0                                 6.0000       02/01/98        02/01/98
    575/824                           5.5000       03/01/98        03/01/98
      45                              7.0000          .0000           .0000
    A                                11.0000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1549987                           9.0000         80,500.00        100
    DOOGAN              NEIL          9.0000         80,456.03         ZZ
    121 E. STEWART AVENUE             8.5000            647.72         1
                                     15.0000            647.72         70
    LANDSDOWNE      PA    19050      14.5000       01/21/97        115,000.00
1


    280001549987                       .0000       03/01/97            00
    972249613                          .0000       02/01/27            0
    0                                 5.7500       02/01/98        02/01/98
    575/824                           5.2500       03/01/98        03/01/98
      45                              7.0000          .0000           .0000
    A                                11.0000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1549994                           9.8000        145,600.00        100
    AUGUSTINE           NANCY         9.8000        145,465.02         ZZ
    S69W 13442 HALE PARK COURT        9.3000          1,256.28         1
                                     15.8000          1,256.28         80
    MUSKEGO         WI    53150      15.3000       12/12/96        182,000.00
    280001549994                       .0000       02/01/97            00
    96N00013                           .0000       01/01/27            0
    0                                 5.3500       01/01/98        01/01/98
    A37/824                           4.8500       02/01/98        02/01/98
      45                              7.8000          .0000           .0000
    A                                11.8000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1550003                           9.8750         84,000.00        100
    BASUALDO            REINA         9.8750         83,961.84         ZZ
    85 SMITH STREET                   9.3750            729.41         1
                                     15.8750            729.41         70
    NEWARK          NJ    07106      15.3750       01/21/97        120,000.00
    280001550003                       .0000       03/01/97            00
    12345                              .0000       02/01/27            0
    0                                 5.2500       02/01/98        02/01/98
    F96/824                           4.7500       03/01/98        03/01/98
      45                              7.8750          .0000           .0000
    A                                11.8750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        N             .0000


    1550006                          10.7500         90,000.00        100
    HANSEN              MARIJO       10.7500         89,966.12         ZZ
1


    81 ROOSEVELT AVE                 10.2500            840.13         1
                                     16.7500            840.13         90
    AMERICAN FORK   UT    84003      16.2500       01/22/97        100,000.00
    280001550006                       .0000       03/01/97            23
    65028370018A                       .0000       02/01/27            0
    0                                 6.5000       02/01/00        02/01/00
    H07/824                           6.0000       03/01/00        03/01/00
      25                              7.7500          .0000           .0000
    A                                13.7500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1550050                          10.3500        100,800.00        100
    STINNETT            DOUGLAS      10.3500        100,758.62         ZZ
    4181 WEST ROCKTON ROAD            9.8500            910.78         1
                                     16.3500            910.78         80
    ROCKTON         IL    61072      15.8500       12/30/96        126,000.00
    280001550050                       .0000       03/01/97            00
    96NW00074                          .0000       02/01/27            0
    0                                 6.0000       02/01/00        02/01/00
    A37/824                           5.5000       03/01/00        03/01/00
      25                              9.3500          .0000           .0000
    A                                11.3500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1550061                           9.3500        141,300.00        100
    MONDEAUX            FRANK         9.3500        141,228.27         ZZ
    4753 SW DAWN STREET               8.8500          1,172.69         1
                                     15.3500          1,172.69         90
    LAKE OSWEGO     OR    97035      14.8500       12/31/96        157,000.00
    280001550061                      6.9000       03/01/97            23
    107165                            6.4000       02/01/27            0
    0                                 6.9000       02/01/99        02/01/99
    894/824                           6.4000       03/01/99        03/01/99
      25                              6.9000          .0000           .0000
    A                                12.3500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
       2.4500                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000
1




    1550076                          12.2500         89,600.00        100
    BASTERASH-PRITCHETT JANICE       12.2500         89,551.24         ZZ
    6725 WEST ROOT RIVER DRIVE       11.7500            938.92         1
                                     18.2500            938.92         80
    FRANKLIN        WI    53132      17.7500       12/13/96        112,000.00
    280001550076                       .0000       02/01/97            00
    96N00012                           .0000       01/01/27            0
    0                                 5.3500       01/01/00        01/01/00
    A37/824                           4.8500       02/01/00        02/01/00
      25                             11.2500          .0000           .0000
    A                                13.2500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1550078                           8.8750        214,000.00        100
    BELAL               KAZI          8.8750        213,880.03         ZZ
    33 TRAINCROFT ROAD                8.3750          1,702.68         1
                                     14.8750          1,702.68         71
    MEDFORD         MA    02155      14.3750       01/27/97        303,000.00
    280001550078                       .0000       03/01/97            00
    1550078                            .0000       02/01/27            0
    0                                 5.7500       02/01/98        02/01/98
    A17/824                           5.2500       03/01/98        03/01/98
      45                              6.8750          .0000           .0000
    A                                10.8750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1550081                          10.2500        137,700.00        100
    FUTYMA              JAN          10.2500        137,642.25         ZZ
    37 ALBIN ROAD                     9.7500          1,233.93         1
                                     16.2500          1,233.93         85
    STAMFORD        CT    06902      15.7500       01/27/97        162,000.00
    280001550081                       .0000       03/01/97            23
    185441                             .0000       02/01/27            0
    0                                 6.1250       02/01/00        02/01/00
    B24/824                           5.6250       03/01/00        03/01/00
      25                              7.2500          .0000           .0000
    A                                13.2500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
1


        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1550150                          11.2000        104,000.00        100
    CHAPMAN             SCOTT        11.2000        103,928.68         ZZ
    1150 CHIPSTONE DRIVE             10.7000          1,006.16         1
                                     17.2000          1,006.16         80
    SOUTH ELGIN     IL    60177      16.7000       12/11/96        130,000.00
    280001550150                       .0000       02/01/97            00
    96NP00007                          .0000       01/01/27            0
    0                                 5.5000       01/01/00        01/01/00
    A37/824                           5.0000       02/01/00        02/01/00
      25                             10.2000          .0000           .0000
    A                                12.2000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1550152                          10.3500         62,900.00        100
    LANGUSCH            WILLIAM      10.3500         62,874.18         ZZ
    906 STEUBEN                       9.8500            568.33         1
                                     16.3500            568.33         67
    MC HENRY        IL    60050      15.8500       12/31/96         95,000.00
    280001550152                       .0000       03/01/97            00
    96NP00055                          .0000       02/01/27            0
    0                                 6.0000       08/01/97        08/01/97
    A37/824                           5.5000       09/01/97        09/01/97
      25                             10.3500          .0000           .0000
    A                                11.3500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           03             0           00/00/00
                                        O             .0000


    1550153                          10.8000         70,160.00        100
    JORDAN              DANNY        10.8000         70,107.50         ZZ
    1262 WEST PRATT BOULEVARD        10.3000            657.57         1
                                     16.8000            657.57         80
    CHICAGO         IL    60626      16.3000       12/20/96         87,700.00
    280001550153                       .0000       02/01/97            00
    96NW00051                          .0000       01/01/27            0
    0                                 5.7500       07/01/97        07/01/97
    A37/824                           5.2500       08/01/97        08/01/97
      25                              9.8000          .0000           .0000
    A                                11.8000            6              6
1


      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           01             0           00/00/00
                                        O             .0000


    1550154                          10.2500        337,500.00        100
    SAPATA JR           TONY         10.2500        337,358.47         ZZ
    1811 RIVER RIDGE CIRCLE           9.7500          3,024.34         1
                                     16.2500          3,024.34         90
    NAPERVILLE      IL    60565      15.7500       01/02/97        375,000.00
    280001550154                       .0000       03/01/97            23
    96NP00072                          .0000       02/01/27            0
    0                                 5.5000       02/01/98        02/01/98
    A37/824                           5.0000       03/01/98        03/01/98
      45                             10.2500          .0000           .0000
    A                                12.2500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1550159                           8.7500        240,750.00        100
    CALLANAN            LAWRENCE      8.7500        240,611.48         ZZ
    271 LOMITA AVENUE                 8.2500          1,893.99         1
                                     14.7500          1,893.99         90
    SAN BRUNO       CA    94066      14.2500       01/17/97        267,500.00
    280001550159                       .0000       03/01/97            23
    2155000                            .0000       02/01/27            0
    0                                 5.3750       08/01/97        08/01/97
    664/824                           4.8750       09/01/97        09/01/97
      25                              8.7500          .0000           .0000
    A                                 9.7500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1550166                           9.6250        264,000.00        100
    BARTLETT            PAUL          9.6250        263,746.02         ZZ
    7 WESTWOOD ACRES                  9.1250          2,243.98         1
                                     15.6250          2,243.98         80
    LINCOLN         NH    03251      15.1250       12/17/96        330,000.00
    280001550166                       .0000       02/01/97            00
    458351608                          .0000       01/01/27            0
    0                                 4.5000       01/01/98        01/01/98
1


    560/824                           4.0000       02/01/98        02/01/98
      45                              7.6250          .0000           .0000
    A                                11.6250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1550168                           9.0000        137,250.00        100
    YIN                 NUON          9.0000        137,099.49         ZZ
    3 GOOSEBERRY LANE                 8.5000          1,104.35         1
                                     15.0000          1,104.35         75
    RONKONKOMA      NY    11779      14.5000       12/18/96        183,000.00
    529107                             .0000       02/01/97            00
    529107                             .0000       01/01/27            0
    0                                 5.2500       01/01/98        01/01/98
    562/562                           4.7500       02/01/98        02/01/98
      45                              7.0000          .0000           .0000
    A                                11.0000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1550178                           9.0000         51,650.00        100
    SALAMON             LINDA         9.0000         51,593.36         ZZ
    71-44 162ND STREET                8.5000            415.59         1
    UNIT 6-B                         15.0000            415.59         70
    FLUSHING        NY    11365      14.5000       12/06/96         73,840.00
    525568                             .0000       02/01/97            00
    525568                             .0000       01/01/27            0
    0                                 5.7500       01/01/98        01/01/98
    562/562                           5.2500       02/01/98        02/01/98
      45                              7.0000          .0000           .0000
    A                                11.0000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           01             0           00/00/00
                                        N             .0000


    1550184                           8.7500        101,500.00        100
    DANISHER            NICHOLAS      8.7500        101,382.76         ZZ
    62 PLEASANT ROAD                  8.2500            798.51         1
                                     14.7500            798.51         70
    LAKE PEEKSKILL  NY    10537      14.2500       12/06/96        145,000.00
1


    521906                             .0000       02/01/97            00
    521906                             .0000       01/01/27            0
    0                                 4.7500       01/01/98        01/01/98
    562/562                           4.2500       02/01/98        02/01/98
      45                              6.7500          .0000           .0000
    A                                10.7500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1550192                           8.5000        148,000.00        100
    BRUSCHI             ROBERT        8.5000        147,603.77         ZZ
    28 MIDTOWN ROAD                   8.0000          1,138.00         1
                                     14.5000          1,138.00         80
    CARLE PLACE     NY    11514      14.0000       11/27/96        185,000.00
    527259                             .0000       01/01/97            00
    527259                             .0000       12/01/26            0
    0                                 4.7500       12/01/97        12/01/97
    562/562                           4.2500       01/01/98        01/01/98
      45                              6.5000          .0000           .0000
    A                                10.5000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1550193                           9.6250         68,000.00        100
    DAVIDSON SR         RICHARD       9.6250         67,967.43         ZZ
    478 SOUTH POLK AVE                9.1250            577.99         1
                                     15.6250            577.99         85
    OGDEN           UT    84404      15.1250       01/22/97         80,000.00
    280001550193                       .0000       03/01/97            23
    67054570018A                       .0000       02/01/27            0
    0                                 5.8750       02/01/98        02/01/98
    H07/824                           5.3750       03/01/98        03/01/98
      45                              7.6250          .0000           .0000
    A                                11.6250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1550196                          10.5000        100,300.00        100
    CAROWAY             CEDRIC       10.5000        100,260.15         ZZ
1


    6405 WILLOW FOX                  10.0000            917.48         1
                                     16.5000            917.48         85
    RALEIGH         NC    27604      16.0000       01/29/97        118,000.00
    280001550196                     10.5000       03/01/97            23
    970050                           10.0000       02/01/27            0
    0                                 6.5000       02/01/98        02/01/98
    922/824                           6.0000       03/01/98        03/01/98
      45                             10.5000          .0000           .0000
    A                                12.5000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1550199                           9.0000        457,500.00        100
    KOGAN               CARL          9.0000        457,250.10         ZZ
    5525 CROSS GATE COURT NW          8.5000          3,681.15         1
                                     15.0000          3,681.15         81
    ATLANTA         GA    30327      14.5000       01/21/97        568,000.00
    280001550199                       .0000       03/01/97            23
    53984                              .0000       02/01/27            0
    0                                 6.2500       02/01/98        02/01/98
    455/824                           5.7500       03/01/98        03/01/98
      45                              7.0000          .0000           .0000
    A                                11.0000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1550212                           8.8750        216,000.00        100
    WALCOTT             GRACE         8.8750        215,756.90         ZZ
    68 RUTLAND ROAD                   8.3750          1,718.60         1
                                     14.8750          1,718.60         90
    YONKERS         NY    10708      14.3750       12/18/96        240,000.00
    526855                             .0000       02/01/97            23
    526855                             .0000       01/01/27            0
    0                                 6.2500       01/01/98        01/01/98
    562/562                           5.7500       02/01/98        02/01/98
      45                              6.8750          .0000           .0000
    A                                10.8750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000
1




    1550215                          11.7500         64,515.00        100
    BROWN               ROBERT       11.7500         64,495.49         ZZ
    1403 12TH STREET NORTH           11.2500            651.22         1
                                     17.7500            651.22         85
    PRINCETON       MN    55371      17.2500       01/31/97         75,900.00
    280001550215                     11.7500       03/01/97            23
    970037                           11.2500       02/01/27            0
    0                                 7.1250       02/01/99        02/01/99
    922/824                           6.6250       03/01/99        03/01/99
      25                             11.7500          .0000           .0000
    A                                14.7500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1550231                           8.8750         54,400.00        100
    CORBUS JR           JOHN          8.8750         54,369.49         ZZ
    726 WEST HATFIELD STREET          8.3750            432.84         1
                                     14.8750            432.84         80
    TUCSON          AZ    85706      14.3750       01/23/97         68,000.00
    280001550231                       .0000       03/01/97            00
    63000219                           .0000       02/01/27            0
    0                                 4.8750       08/01/97        08/01/97
    470/824                           4.3750       09/01/97        09/01/97
      25                              7.8750          .0000           .0000
    A                                 9.8750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1550242                           9.8750         67,800.00        100
    JONES               KENNETH       9.8750         67,769.20         ZZ
    403 LORRAINE AVENUE               9.3750            588.74         1
                                     15.8750            588.74         62
    FREDERICKSBURG  VA    22408      15.3750       01/23/97        110,000.00
    280001550242                       .0000       03/01/97            00
    9020133                            .0000       02/01/27            0
    0                                 5.6250       02/01/00        02/01/00
    696/824                           5.1250       03/01/00        03/01/00
      25                              6.8750          .0000           .0000
    A                                12.8750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
1


        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1550247                           9.0000        136,500.00        100
    MACCIOLI            GERARD        9.0000        136,425.44         ZZ
    14 BELLEVUE AVENUE                8.5000          1,098.31         3
                                     15.0000          1,098.31         65
    BELLEVILLE TOW  NJ    07109      14.5000       01/31/97        210,000.00
    280001550247                       .0000       03/01/97            00
    5038                               .0000       02/01/27            0
    0                                 5.0000       08/01/97        08/01/97
    F96/824                           4.5000       09/01/97        09/01/97
      25                              8.0000          .0000           .0000
    A                                10.0000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1550258                           9.8750        150,000.00        100
    SABLO               GERALD        9.8750        149,487.02         ZZ
    11 COUNTRY CLUB DRIVE             9.3750          1,302.53         1
                                     15.8750          1,302.53         46
    WHITE PLAINS    NY    10607      15.3750       11/27/96        330,000.00
    528497                             .0000       01/01/97            00
    528497                             .0000       12/01/26            0
    0                                 6.2500       12/01/97        12/01/97
    562/562                           5.7500       01/01/98        01/01/98
      45                              7.8750          .0000           .0000
    A                                11.8750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1550274                          11.0000        152,100.00        100
    YOST                CAMILLA      11.0000        151,991.04         ZZ
    900 SILVER PALM WAY              10.5000          1,448.48         1
                                     17.0000          1,448.48         90
    APOLLO BEACH    FL    33572      16.5000       12/17/96        169,000.00
    0410253835                         .0000       02/01/97            23
    0410253835                         .0000       01/01/27            0
    0                                 6.2500       01/01/00        01/01/00
    E22/824                           5.7500       02/01/00        02/01/00
      25                              8.0000          .0000           .0000
    A                                14.0000            6              6
1


      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1550376                           7.8750        113,000.00        100
    WHARTON             CASSANDRA     7.8750        112,843.95         ZZ
    8111 EAST CRICKET LANE            7.3750            819.33         1
                                     13.8750            819.33         72
    PORT ORCHARD    WA    98366      13.3750       12/19/96        158,000.00
    280001550376                       .0000       02/01/97            00
    A129606R                           .0000       01/01/27            0
    0                                 4.6250       07/01/97        07/01/97
    950/824                           4.1250       08/01/97        08/01/97
      25                              6.8750          .0000           .0000
    A                                 8.8750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1550471                          10.2500         90,450.00        100
    HILBERT             DONALD       10.2500         90,412.06         ZZ
    108 WENDY LANE                    9.7500            810.53         1
                                     16.2500            810.53         80
    ST MARYS        GA    31558      15.7500       01/03/97        113,100.00
    280001550471                       .0000       03/01/97            00
    53887                              .0000       02/01/27            0
    0                                 5.5000       02/01/00        02/01/00
    455/824                           5.0000       03/01/00        03/01/00
      25                              9.2500          .0000           .0000
    A                                11.2500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1550475                           9.6250         40,800.00        100
    FAVORS              ROBERT        9.6250         40,698.12         ZZ
    1818 SOUTH WALNUT AVENUE          9.1250            429.13         1
                                     15.6250            429.13         80
    YUMA            AZ    85364      15.1250       01/24/97         51,000.00
    280001550475                      9.6250       03/01/97            00
    512223                            9.1250       02/01/12            0
    0                                 4.8750       08/01/97        08/01/97
1


    737/824                           4.3750       09/01/97        09/01/97
      25                              9.6250          .0000           .0000
    A                                10.6250            6              6
      180                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1550477                          10.8750         61,200.00        100
    COLLINS             TOM          10.8750         61,154.94         ZZ
    797 JANET STREET                 10.3750            577.05         1
                                     16.8750            577.05         85
    VERSAILLES      KY    40383      16.3750       12/06/96         72,000.00
    280001550477                       .0000       02/01/97            23
    96122522                           .0000       01/01/27            0
    0                                 5.8750       01/01/00        01/01/00
    A01/824                           5.3750       02/01/00        02/01/00
      25                             10.8750          .0000           .0000
    A                                13.8750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1550482                           8.8750         88,000.00        100
    PUEPPKE             BRUCE         8.8750         87,950.66         ZZ
    3062 142ND AVENUE SE              8.3750            700.17         1
                                     14.8750            700.17         80
    BUFFALO         ND    58011      14.3750       01/17/97        110,000.00
    280001550482                       .0000       03/01/97            00
    1532412                            .0000       02/01/27            0
    0                                 5.7500       02/01/98        02/01/98
    962/824                           5.2500       03/01/98        03/01/98
      45                              6.8750          .0000           .0000
    A                                10.8750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1550483                           9.7500        308,000.00        100
    TROCHALAKIS         GEORGE        9.7500        307,711.43         ZZ
    659 CRANE AVENUE                  9.2500          2,646.20         1
                                     15.7500          2,646.20         80
    FOSTER CITY     CA    94404      15.2500       12/23/96        385,000.00
1


    0410304638                         .0000       02/01/97            00
    0410304638                         .0000       01/01/27            0
    0                                 5.2500       01/01/98        01/01/98
    E22/824                           4.7500       02/01/98        02/01/98
      45                              9.7500          .0000           .0000
    A                                11.7500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              01          01/01/98
        .0000                           05             E           01/01/02
                                        O             .6250


    1550484                           8.3750         63,000.00        100
    GRABAU              LOIS          8.3750         62,921.39         ZZ
    48 SPARROW ROAD                   7.8750            478.85         1
                                     14.3750            478.85         75
    CARPENTERSVILL  IL    60110      13.8750       12/20/96         84,000.00
    0410205314                         .0000       02/01/97            00
    0410205314                         .0000       01/01/27            0
    0                                 5.2500       01/01/98        01/01/98
    E22/824                           4.7500       02/01/98        02/01/98
      45                              6.3750          .0000           .0000
    A                                10.3750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        N             .0000


    1550494                          10.5000         72,500.00        100
    DE CASTRO           LUIS         10.5000         72,442.11         ZZ
    10620 SW 126TH AVENUE            10.0000            663.19         1
                                     16.5000            663.19         60
    MIAMI           FL    33186      16.0000       12/16/96        122,500.00
    0410250997                         .0000       02/01/97            00
    0410250997                         .0000       01/01/27            0
    0                                 6.1250       01/01/99        01/01/99
    E22/824                           5.6250       02/01/99        02/01/99
      25                              7.5000          .0000           .0000
    A                                13.5000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1550518                           9.6250        124,200.00        100
    MORSE               RANDALL       9.6250        124,080.51         ZZ
1


    6930 STEPHANIE LANE               9.1250          1,055.69         1
                                     15.6250          1,055.69         90
    LINCOLN         NE    68516      15.1250       12/30/96        138,000.00
    0410203863                         .0000       02/01/97            23
    0410203863                         .0000       01/01/27            0
    0                                 5.7500       01/01/98        01/01/98
    E22/824                           5.2500       02/01/98        02/01/98
      45                              7.6250          .0000           .0000
    A                                11.6250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1550555                           8.3750         93,750.00        100
    GRABAU              LOIS          8.3750         93,633.04         ZZ
    2 WANDER WAY                      7.8750            712.57         1
                                     14.3750            712.57         75
    LAKE IN THE HI  IL    60102      13.8750       12/20/96        125,000.00
    0410205306                         .0000       02/01/97            00
    0410205306                         .0000       01/01/27            0
    0                                 5.2500       01/01/98        01/01/98
    E22/824                           4.7500       02/01/98        02/01/98
      45                              6.3750          .0000           .0000
    A                                10.3750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        N             .0000


    1550556                           9.7500         90,000.00        100
    CAULDER             JIMMY         9.7500         89,958.01         ZZ
    18310 SHARON ROAD                 9.2500            773.24         1
                                     15.7500            773.24         63
    TRIANGLE        VA    22172      15.2500       01/24/97        145,000.00
    280001550556                       .0000       03/01/97            00
    9020125                            .0000       02/01/27            0
    0                                 5.6250       02/01/00        02/01/00
    696/824                           5.1250       03/01/00        03/01/00
      25                              6.7500          .0000           .0000
    A                                12.7500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000
1




    1550602                          10.3750        225,250.00        100
    CHAVARIN            MARIO        10.3750        225,158.04         ZZ
    49100 TOMAHAWK PLACE              9.8750          2,039.43         1
                                     16.3750          2,039.43         85
    FREMONT         CA    94539      15.8750       01/03/97        265,000.00
    280001550602                       .0000       03/01/97            23
    CHAVARIN                           .0000       02/01/27            0
    0                                 5.7500       02/01/00        02/01/00
    A01/824                           5.2500       03/01/00        03/01/00
      25                             10.3750          .0000           .0000
    A                                13.3750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1550605                           8.3750        180,000.00        100
    NG                  YUI           8.3750        179,888.12         ZZ
    539 33RD AVENUE                   7.8750          1,368.13         1
                                     14.3750          1,368.13         75
    SAN FRANCISCO   CA    94121      13.8750       01/02/97        240,000.00
    280001550605                      8.3750       03/01/97            00
    97013700                          7.8750       02/01/27            0
    0                                 5.5000       02/01/98        02/01/98
    A01/824                           5.0000       03/01/98        03/01/98
      45                              8.3750          .0000           .0000
    A                                10.3750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1550628                           9.0000        126,000.00        100
    RICHARDS            GEORGE        9.0000        125,861.82         ZZ
    1764 LOCH NESS WAY                8.5000          1,013.83         1
                                     15.0000          1,013.83         70
    SAN JOSE        CA    95121      14.5000       12/20/96        180,000.00
    280001550628                       .0000       02/01/97            00
    RICHARDS                           .0000       01/01/27            0
    0                                 5.3750       01/01/99        01/01/99
    A01/824                           4.8750       02/01/99        02/01/99
      25                              9.0000          .0000           .0000
    A                                11.0000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
1


        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1550662                           9.8750        163,800.00        100
    BATES SR            PHILIP        9.8750        163,650.54         ZZ
    492 LODGEPOLE DRIVE               9.3750          1,422.36         1
                                     15.8750          1,422.36         90
    BLACK HAWK      CO    80403      15.3750       12/18/96        182,000.00
    0410311674                         .0000       02/01/97            23
    0410311674                         .0000       01/01/27            0
    0                                 6.0000       01/01/00        01/01/00
    E22/824                           5.5000       02/01/00        02/01/00
      25                              6.8750          .0000           .0000
    A                                12.8750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1550673                           9.7500        114,000.00        100
    DULAN               HURLON       10.6250        113,674.30         ZZ
    388 SOUTH SHERMAN STREET         10.1250            979.44         3
                                     16.7500          1,052.96         75
    DENVER          CO    80209      16.2500       08/01/96        152,000.00
    280001550673                      9.7500       10/01/96            00
    801795                            9.2500       09/01/26            0
    0                                 5.0000       03/01/97        09/01/97
    387/824                           4.5000       04/01/97        10/01/97
      45                              9.7500          .0000           .0000
    A                                10.7500            6              6
      360                               R            1.0000          1.0000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1550690                           8.8750        248,000.00        100
    SHIPMAN             ALLEN         9.5000        245,616.10         ZZ
    4493 LYNBROOK LOOP                9.0000          1,973.20         4
                                     14.8750          2,082.67         80
    REDDING         CA    96003      14.3750       10/11/95        310,000.00
    280001550690                       .0000       12/01/95            00
    551002                             .0000       11/01/25            0
    0                                 3.6250       11/01/96        11/01/97
    387/824                           3.1250       12/01/96        12/01/97
      45                              6.8750          .0000           .0000
    A                                10.8750           12             12
1


      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        N             .0000


    1550691                           9.6250        144,900.00        100
    AUSTIN              GERALD        9.6250        144,830.58         ZZ
    4852 SPARTA HIGHWAY               9.1250          1,231.64         1
                                     15.6250          1,231.64         90
    SMITHVILLE      TN    37166      15.1250       01/22/97        161,000.00
    280001550691                       .0000       03/01/97            23
    102300                             .0000       02/01/27            0
    0                                 6.2500       08/01/97        08/01/97
    F34/824                           5.7500       09/01/97        09/01/97
      25                              8.6250          .0000           .0000
    A                                10.6250            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1550855                          10.5000         74,200.00        100
    SIMPSON             LAUREL       10.5000         74,170.51         ZZ
    32526 SE PROCTOR STREET          10.0000            678.74         1
                                     17.5000            678.74         70
    GRESHAM         OR    97080      17.0000       01/08/97        106,000.00
    280001550855                     10.5000       03/01/97            00
    CA0043                           10.0000       02/01/27            0
    0                                 6.2500       02/01/00        02/01/00
    G10/824                           5.7500       03/01/00        03/01/00
      25                             10.5000          .0000           .0000
    A                                13.5000           12             12
      360                               E            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1550856                          10.4900        101,100.00        100
    JENKINS             BILLY        10.4900        101,019.11         ZZ
    6609 CLASSEN TRAIL                9.9900            924.05         1
                                     17.4900            924.05         85
    ARLINGTON       TX    76018      16.9900       12/24/96        120,000.00
    280001550856                     10.4900       02/01/97            23
    960303                            9.9900       01/01/27            0
    0                                 6.1250       01/01/00        01/01/00
1


    G10/824                           5.6250       02/01/00        02/01/00
      25                             10.4900          .0000           .0000
    A                                13.4900            6              6
      360                               E            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1550857                           9.1250         36,600.00        100
    HAMEL               WARREN        9.1250         36,560.89         ZZ
    12315 AMSTERDAM DRIVE             8.6250            297.79         1
                                     16.1250            297.79         60
    HOUSTON         TX    77089      15.6250       12/11/96         61,000.00
    280001550857                      9.1250       02/01/97            00
    960250                            8.6250       01/01/27            0
    0                                 5.6250       07/01/97        07/01/97
    G10/824                           5.1250       08/01/97        08/01/97
      25                              9.1250          .0000           .0000
    A                                10.6250            6              6
      360                               E            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        N             .0000


    1550859                          10.2500        106,450.00        100
    BARCALA             KIMBERLY     11.7500        105,796.32         ZZ
    40896 NORTH SCHNEPF ROAD         11.2500            953.90         1
                                     17.2500          1,073.51         79
    QUEEN CREEK     AZ    85242      16.7500       10/27/95        136,000.00
    280001550859                     10.2500       12/01/95            00
    553388                            9.7500       11/01/25            0
    0                                 6.0000       05/01/96        05/01/97
    387/824                           5.5000       06/01/96        06/01/97
      45                             10.2500          .0000           .0000
    A                                11.2500            6              6
      360                               R            1.0000          1.0000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1550870                           8.5000        206,750.00        100
    GREGORY             JOHN          9.5000        205,771.12         ZZ
    120 EAST 23RD STREET              9.0000          1,589.73         1
    UNIT E                           15.5000          1,737.26         80
    COSTA MESA      CA    92627      15.0000       06/26/96        258,455.00
1


    280001550870                      8.5000       08/01/96            00
    794222                            8.0000       07/01/26            0
    0                                 4.7500       01/01/97        07/01/97
    387/824                           4.2500       02/01/97        08/01/97
      45                              8.5000          .0000           .0000
    A                                 9.5000            6              6
      360                               R            1.0000          1.0000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           01             0           00/00/00
                                        O             .0000


    1550881                           8.2500         48,000.00        100
    BROWN               PATRICIA      9.2500         47,734.42         ZZ
    2821 HUMBOLDT STREET              8.7500            360.61         1
                                     15.2500            394.60         75
    DENVER          CO    80205      14.7500       05/14/96         64,000.00
    280001550881                      8.2500       07/01/96            00
    777342                            7.7500       06/01/26            0
    0                                 4.5000       12/01/96        06/01/97
    387/824                           4.0000       01/01/97        07/01/97
      45                              8.2500          .0000           .0000
    A                                 9.2500            6              6
      360                               R            1.0000          1.0000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1550886                           9.7500        128,750.00        100
    WHITESCARVER        STEVEN        9.7500        128,629.38         ZZ
    14429 SAN FRANCISCO               9.2500          1,106.16         1
                                     15.7500          1,106.16         85
    POSEN           IL    60469      15.2500       12/24/96        151,500.00
    0410204184                         .0000       02/01/97            23
    0410204184                         .0000       01/01/27            0
    0                                 6.0000       01/01/98        01/01/98
    E22/824                           5.5000       02/01/98        02/01/98
      45                              7.7500          .0000           .0000
    A                                11.7500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1550897                           8.7500        189,000.00        100
    OCHOA               ARTHUR        9.7500        188,335.57         ZZ
1


    1839 NORTH MICHIGAN AVENUE        9.2500          1,486.86         1
                                     15.7500          1,622.73         90
    PASADENA        CA    91104      15.2500       08/20/96        210,000.00
    280001550897                      8.7500       10/01/96            23
    0000806778                        8.2500       09/01/26            0
    0                                 5.0000       03/01/97        09/01/97
    387/824                           4.5000       04/01/97        10/01/97
      45                              8.7500          .0000           .0000
    A                                 9.7500            6              6
      360                               R            1.0000          1.0000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1550905                           8.2500        106,250.00        100
    STANFILL            GREGORY       9.2500        105,526.17         ZZ
    1405 LOST CREEK DRIVE             8.7500            798.22         1
                                     15.2500            871.40         85
    DESOTO          TX    76115      14.7500       08/29/96        125,000.00
    280001550905                      8.2500       10/01/96            23
    810218                            7.7500       09/01/26            0
    0                                 4.0000       03/01/97        09/01/97
    387/824                           3.5000       04/01/97        10/01/97
      45                              8.2500          .0000           .0000
    A                                 9.2500            6              6
      360                               R            1.0000          1.0000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1550916                          10.7500        126,012.00        100
    BYRNE               MICHAEL      10.7500        125,964.56         ZZ
    1487 LAURELWOOD ROAD             10.2500          1,176.30         1
                                     16.7500          1,176.30         85
    POTTSTOWN       PA    19465      16.2500       01/31/97        148,250.00
    280001550916                     10.7500       03/01/97            23
    970060                           10.2500       02/01/27            0
    0                                 6.5000       02/01/98        02/01/98
    922/824                           6.0000       03/01/98        03/01/98
      45                             10.7500          .0000           .0000
    A                                12.7500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000
1




    1550942                           9.8750        161,500.00        100
    GOMEZ IV            JOHNNY        9.8750        161,352.66         ZZ
    4232 S 176TH STREET               9.3750          1,402.38         1
                                     15.8750          1,402.38         85
    OMAHA           NE    68135      15.3750       12/18/96        190,450.00
    0410205355                         .0000       02/01/97            23
    0410205355                         .0000       01/01/27            0
    0                                 5.5000       01/01/98        01/01/98
    E22/824                           5.0000       02/01/98        02/01/98
      45                              7.8750          .0000           .0000
    A                                11.8750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1551054                           8.7500        310,400.00        100
    RICHARDS            W THOMAS      8.7500        309,860.32         ZZ
    1400 MONACO STREET PARKWAY        8.2500          2,441.92         1
                                     14.7500          2,441.92         80
    DENVER          CO    80220      14.2500       11/22/96        388,000.00
    0410307359                         .0000       01/01/97            00
    0410307359                         .0000       12/01/26            0
    0                                 4.3750       06/01/97        06/01/97
    E22/824                           3.8750       07/01/97        07/01/97
      25                              7.7500          .0000           .0000
    A                                 9.7500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1551077                          10.5000        166,000.00        100
    WILLIAMS            CAMERON      10.5000        165,867.48         ZZ
    6813 PENTRIDGE DRIVE             10.0000          1,518.47         1
                                     17.5000          1,518.47         90
    PLANO           TX    75024      17.0000       12/26/96        184,500.00
    280001551077                       .0000       02/01/97            23
    9600000718                         .0000       01/01/27            0
    0                                 6.8750       01/01/99        01/01/99
    G33/824                           6.3750       02/01/99        02/01/99
      25                             10.5000          .0000           .0000
    A                                13.5000            6              6
      360                               E            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
1


        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1551079                          10.5000        122,800.00        100
    ANWAR               MUHAMMAD     10.5000        122,701.97         ZZ
    8021 GREENWOOD DRIVE             10.0000          1,123.30         1
                                     17.5000          1,123.30         80
    PLANO           TX    75025      17.0000       01/03/97        153,500.00
    280001551079                       .0000       02/01/97            00
    9600000732                         .0000       01/01/27            0
    0                                 6.8750       01/01/99        01/01/99
    G33/824                           6.3750       02/01/99        02/01/99
      25                             10.5000          .0000           .0000
    A                                13.5000            6              6
      360                               E            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1551081                           8.7500        105,000.00        100
    ROESSLING           ROSEMARY      8.7500        104,878.72         ZZ
    130 EAST FRENCH PLACE             8.2500            826.04         3
                                     15.7500            826.04         78
    SAN ANTONIO     TX    78212      15.2500       12/23/96        135,000.00
    280001551081                      8.7500       02/01/97            00
    960000355                         8.2500       01/01/27            0
    0                                 5.1250       01/01/00        01/01/00
    G33/824                           4.6250       02/01/00        02/01/00
      25                              8.7500          .0000           .0000
    A                                11.7500            6              6
      360                               E            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1551082                           9.1250        198,000.00        100
    GERBER              PHYLLIS       9.1250        197,788.44         ZZ
    6400 STONE CREEK MEADOW COURT     8.6250          1,611.00         1
                                     16.1250          1,611.00         90
    FORT WORTH      TX    76137      15.6250       12/27/96        220,000.00
    280001551082                      9.1250       02/01/97            23
    9600000606                        8.6250       01/01/27            0
    0                                 6.1250       07/01/97        07/01/97
    G33/824                           5.6250       08/01/97        08/01/97
      25                              9.1250          .0000           .0000
    A                                10.6250            6              6
1


      360                               E            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           03             0           00/00/00
                                        O             .0000


    1551083                          10.1250         52,650.00        100
    BAER                HENRY        10.1250         52,604.43         ZZ
    5512 ROYAL CREST DRIVE            9.6250            466.92         1
                                     17.1250            466.92         14
    DALLAS          TX    75229      16.6250       12/26/96        382,000.00
    280001551083                     10.1250       02/01/97            00
    9600000158                        9.6250       01/01/27            0
    0                                 6.5000       07/01/97        07/01/97
    G33/824                           6.0000       08/01/97        08/01/97
      25                             10.1250          .0000           .0000
    A                                11.6250            6              6
      360                               E            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1551085                           8.2500        163,500.00        100
    DIXON JR            H             8.2500        163,290.75         ZZ
    9145 SOUTH WILLIAMSBURG COURT     7.7500          1,228.33         1
                                     15.2500          1,228.33         75
    WEST JORDAN     UT    84088      14.7500       12/31/96        218,000.00
    280001551085                      8.2500       02/01/97            00
    960000365                         7.7500       01/01/27            0
    0                                 5.2500       07/01/97        07/01/97
    G33/824                           4.7500       08/01/97        08/01/97
      25                              8.2500          .0000           .0000
    A                                 9.7500            6              6
      360                               E            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1551086                           9.2500        204,000.00        100
    RUPE                JERRY         9.2500        203,787.66         ZZ
    3913 ACAPULCO STREET              8.7500          1,678.26         1
                                     16.2500          1,678.26         80
    IRVING          TX    75062      15.7500       12/11/96        255,000.00
    280001551086                      9.2500       02/01/97            00
    9600000548                        8.7500       01/01/27            0
    0                                 5.6250       01/01/99        01/01/99
1


    G33/824                           5.1250       02/01/99        02/01/99
      25                              9.2500          .0000           .0000
    A                                12.2500            6              6
      360                               E            1.5000          1.5000
       7.0000                           X              X              .0000
        .0000                           X              X              .0000
        .0000                           5              00          00/00/00
        .0000                           03             0           00/00/00
                                        O             .0000


    1551131                           9.7500        124,950.00        100
    HILLIARD            LAWRENCE      9.7500        124,832.93         ZZ
    18956 ORCHARD LANE                9.2500          1,073.52         1
                                     15.7500          1,073.52         85
    WILDWOOD        IL    60030      15.2500       12/13/96        147,000.00
    0410308019                         .0000       02/01/97            23
    0410308019                         .0000       01/01/27            0
    0                                 5.2500       01/01/98        01/01/98
    E22/824                           4.7500       02/01/98        02/01/98
      45                              7.7500          .0000           .0000
    A                                11.7500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1551136                           9.0000         42,700.00        100
    CAMARGO             GENE          9.0000         42,552.42         ZZ
    1843 W MAGNOLIA AVENUE            8.5000            343.58         1
                                     16.0000            343.58         80
    SAN ANTONIO     TX    78201      15.5000       12/31/96         53,427.00
    280001551136                       .0000       02/01/97            00
    9600000704                         .0000       01/01/27            0
    0                                 5.3750       01/01/99        01/01/99
    G33/824                           4.8750       02/01/99        02/01/99
      25                              9.0000          .0000           .0000
    A                                12.0000            6              6
      360                               E            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1551139                           9.3750        390,000.00        100
    POSTEL              JO ANNA       9.3750        389,604.55         ZZ
    8717 MOUNTAIN TOP                 8.8750          3,243.83         1
                                     16.3750          3,243.83         78
    SAN ANTONIO     TX    78255      15.8750       12/26/96        500,000.00
1


    280001551139                      9.3750       02/01/97            00
    9600000589                        8.8750       01/01/27            0
    0                                 6.5000       07/01/97        07/01/97
    G33/824                           6.0000       08/01/97        08/01/97
      25                              9.3750          .0000           .0000
    A                                10.8750            6              6
      360                               E            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           03             0           00/00/00
                                        O             .0000


    1551145                           8.0000        112,000.00        100
    PETERSON            SARA          8.0000        111,849.19         ZZ
    3349 47TH AVE SOUTH               7.5000            821.82         1
                                     14.0000            821.82         80
    MINNEAPOLIS     MN    55406      13.5000       01/06/97        140,000.00
    0410178123                         .0000       02/01/97            00
    0410178123                         .0000       01/01/27            0
    0                                 4.3750       07/01/97        07/01/97
    E22/824                           3.8750       08/01/97        08/01/97
      25                              7.0000          .0000           .0000
    A                                 9.0000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1551149                          10.2500        177,000.00        100
    PACKARD             MITCHELL     10.2500        176,925.78         ZZ
    3600 NORTH LAKE BOULEVARD         9.7500          1,586.10         1
    UNIT # 18                        16.2500          1,586.10         60
    TAHOE CITY      CA    96145      15.7500       12/31/96        298,000.00
    0410276042                         .0000       03/01/97            00
    0410276042                         .0000       02/01/27            0
    0                                 5.6250       02/01/98        02/01/98
    E22/824                           5.1250       03/01/98        03/01/98
      45                              8.2500          .0000           .0000
    A                                12.2500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           09             0           00/00/00
                                        N             .0000


    1551190                           9.8750        112,950.00        100
    LEVEQUE             WILLIAM       9.8750        112,898.68         ZZ
1


    721 SOUTH MONROE STREET           9.3750            980.80         1
                                     15.8750            980.80         90
    TACOMA          WA    98405      15.3750       01/02/97        126,000.00
    0410220826                         .0000       03/01/97            23
    0410220826                         .0000       02/01/27            0
    0                                 6.0000       02/01/98        02/01/98
    E22/824                           5.5000       03/01/98        03/01/98
      45                              7.8750          .0000           .0000
    A                                11.8750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1551316                           9.5000         81,600.00        100
    SMITH               HENRY         9.5000         81,559.86         ZZ
    2282 ANVIL LANE                   9.0000            686.14         1
                                     15.5000            686.14         80
    TEMPLE HILLS    MD    20748      15.0000       01/24/97        102,000.00
    280001551316                       .0000       03/01/97            00
    20293677                           .0000       02/01/27            0
    0                                 5.2500       02/01/98        02/01/98
    696/824                           4.7500       03/01/98        03/01/98
      45                              7.5000          .0000           .0000
    A                                11.5000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           09             0           00/00/00
                                        O             .0000


    1551348                           9.5000         51,000.00        100
    SOMMERS             WILLIAM       9.5000         50,949.62         ZZ
    159 CRESTVIEW DRIVE               9.0000            428.84         1
                                     15.5000            428.84         62
    MOCKSVILLE      NC    27028      15.0000       12/31/96         83,500.00
    0410254395                         .0000       02/01/97            00
    0410254395                         .0000       01/01/27            0
    0                                 4.3750       07/01/97        07/01/97
    E22/824                           3.8750       08/01/97        08/01/97
      25                              8.5000          .0000           .0000
    A                                10.5000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000
1




    1551350                          10.2500        103,200.00        100
    PRECIA              EMMA         10.2500        103,156.72         ZZ
    913 4TH STREET, N.E.              9.7500            924.78         1
                                     16.2500            924.78         80
    WASHINGTON      DC    20002      15.7500       01/30/97        129,000.00
    280001551350                       .0000       03/01/97            00
    088                                .0000       02/01/27            0
    0                                 6.5000       02/01/00        02/01/00
    B25/824                           6.0000       03/01/00        03/01/00
      45                             10.2500          .0000           .0000
    A                                11.2500            6              6
      360                               R            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           07             0           00/00/00
                                        O             .0000


    1551355                          11.0000         65,300.00        100
    MURRAY              DOVIE        11.0000         65,276.71         ZZ
    5656 SAN FELIPE #9               10.5000            621.87         1
                                     18.0000            621.87         34
    HOUSTON         TX    77056      17.5000       01/07/97        195,000.00
    280001551355                     11.0000       03/01/97            00
    9600000731                       10.5000       02/01/27            0
    0                                 8.1250       08/01/97        08/01/97
    G33/824                           7.6250       09/01/97        09/01/97
      25                             11.0000          .0000           .0000
    A                                12.5000            6              6
      360                               E            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           09             0           00/00/00
                                        N             .0000


    1551359                           8.6250        280,000.00        100
    TOKAR               PAULA         8.6250        280,000.00         ZZ
    2669 HADDASSAH DRIVE              8.1250          2,177.82         1
                                     14.6250          2,177.82         80
    NAPERVILLE      IL    60565      14.1250       02/07/97        350,000.00
    280001551359                       .0000       04/01/97            00
    2255974                            .0000       03/01/27            0
    0                                 4.8750       09/01/97        09/01/97
    664/824                           4.3750       10/01/97        10/01/97
      25                              8.6250          .0000           .0000
    A                                 9.6250            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
1


        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1551365                          10.0000        202,500.00        100
    MARTIN              JESSICA      10.0000        202,410.42         ZZ
    88 S ROOSEVELT AVENUE             9.5000          1,777.08         1
                                     16.0000          1,777.08         90
    COLUMBUS        OH    43209      15.5000       01/27/97        225,000.00
    280001551365                       .0000       03/01/97            23
    1551365                            .0000       02/01/27            0
    0                                 6.2500       02/01/98        02/01/98
    B65/824                           5.7500       03/01/98        03/01/98
      45                              8.0000          .0000           .0000
    A                                12.0000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1551366                           9.1250         97,750.00        100
    SMITH               DELLA         9.1250         97,697.98         ZZ
    1610 EAST 11TH STREET             8.6250            795.33         1
                                     15.1250            795.33         85
    OGDEN           UT    84404      14.6250       01/27/97        115,000.00
    280001551366                       .0000       03/01/97            23
    2039980                            .0000       02/01/27            0
    0                                 5.7500       02/01/98        02/01/98
    480/824                           5.2500       03/01/98        03/01/98
      45                              7.1250          .0000           .0000
    A                                11.1250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1551371                           9.7500         90,000.00        100
    LIGTENBERG          MARK          9.7500         90,000.00         ZZ
    31382 ELECTRIC AVENUE             9.2500            773.24         1
                                     15.7500            773.24         75
    NUEVO           CA    92567      15.2500       02/04/97        120,000.00
    280001551371                       .0000       04/01/97            00
    972030                             .0000       03/01/27            0
    0                                 5.8750       03/01/00        03/01/00
    E97/824                           5.3750       04/01/00        04/01/00
      25                              6.7500          .0000           .0000
    A                                12.7500            6              6
1


      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        N             .0000


    1551381                           8.7500        300,000.00        100
    BANGERT             GEOFF         8.7500        299,653.52         ZZ
    3278 NORTHSIDE DRIVE              8.2500          2,360.11         1
                                     14.7500          2,360.11         53
    ATLANTA         GA    30305      14.2500       12/31/96        572,000.00
    280001551381                       .0000       02/01/97            00
    12345                              .0000       01/01/27            0
    0                                 6.1250       01/01/98        01/01/98
    E20/824                           5.6250       02/01/98        02/01/98
      45                              6.7500          .0000           .0000
    A                                10.7500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1551382                           9.5000        184,400.00        100
    ANDREADES           SANDRA        9.5000        184,400.00         ZZ
    105 HABOR DRIVE #114              9.0000          1,550.54         1
                                     15.5000          1,550.54         80
    STAMFORD        CT    06902      15.0000       02/28/97        230,500.00
    280001551382                       .0000       04/01/97            00
    186175                             .0000       03/01/27            0
    0                                 5.0000       03/01/98        03/01/98
    B24/824                           4.5000       04/01/98        04/01/98
      45                              7.5000          .0000           .0000
    A                                11.5000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           06             0           00/00/00
                                        O             .0000


    1551400                           8.6250         97,500.00        100
    STEWART             BEVERLEY      8.6250         97,442.44         ZZ
    919 WALNUT DRIVE                  8.1250            758.34         1
                                     14.6250            758.34         75
    STILLWATER TOW  NJ    07860      14.1250       01/27/97        130,000.00
    280001551400                       .0000       03/01/97            00
    1228                               .0000       02/01/27            0
    0                                 5.5000       02/01/98        02/01/98
1


    F96/824                           5.0000       03/01/98        03/01/98
      45                              6.6250          .0000           .0000
    A                                10.6250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           03             0           00/00/00
                                        O             .0000


    1551885                           9.3750        144,000.00        100
    HERNANDEZ           FELIX         9.3750        143,927.28         ZZ
    6853 SORRENTO ROAD                8.8750          1,197.72         1
                                     15.3750          1,197.72         80
    RANCHO CUCAMON  CA    91701      14.8750       01/07/97        180,000.00
    0410341572                         .0000       03/01/97            00
    0410341572                         .0000       02/01/27            0
    0                                 4.8750       08/01/97        08/01/97
    E22/824                           4.3750       09/01/97        09/01/97
      25                              8.3750          .0000           .0000
    A                                10.3750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1551887                          10.5000        192,000.00        100
    PEACE               GEORGE       10.5000        191,923.70         ZZ
    1350-1352 NORTH GARDNER STREE    10.0000          1,756.30         1
                                     16.5000          1,756.30         80
    LOS ANGELES     CA    90046      16.0000       01/13/97        240,000.00
    0410293542                         .0000       03/01/97            00
    0410293542                         .0000       02/01/27            0
    0                                 5.7500       02/01/99        02/01/99
    E22/824                           5.2500       03/01/99        03/01/99
      25                              7.5000          .0000           .0000
    A                                13.5000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1551909                          11.3750        110,000.00        100
    KONTOS              ANTHONY      11.3750        109,890.58         ZZ
    1465 EAST ALISAL STREET          10.8750          1,078.84         1
                                     17.3750          1,078.84         65
    SALINAS         CA    93905      16.8750       11/01/96        170,000.00
1


    280001551909                     11.3750       01/01/97            00
    563471818                        10.8750       12/01/26            0
    0                                 6.0000       12/01/98        12/01/98
    E59/824                           5.5000       01/01/99        01/01/99
      25                             11.3750          .0000           .0000
    A                                14.3750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1551955                          10.0000         76,000.00        100
    SO                  VITOU        10.0000         75,966.38         ZZ
    16534 VISTA OAK DRIVE             9.5000            666.95         1
                                     16.0000            666.95         85
    HOUSTON         TX    77073      15.5000       01/30/97         89,450.00
    280001551955                       .0000       03/01/97            23
    972252450                          .0000       02/01/27            0
    0                                 6.2500       02/01/98        02/01/98
    575/824                           5.7500       03/01/98        03/01/98
      45                              8.0000          .0000           .0000
    A                                12.0000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           03             0           00/00/00
                                        O             .0000


    1552052                           8.8750        142,000.00        100
    SCHECHTER           MARVIN        8.8750        141,840.18         ZZ
    518 OGDEN AVE                     8.3750          1,129.82         1
                                     14.8750          1,129.82         72
    TEANECK         NJ    07666      14.3750       12/09/96        198,000.00
    0410250278                         .0000       02/01/97            00
    0410250278                         .0000       01/01/27            0
    0                                 5.0000       01/01/98        01/01/98
    E22/824                           4.5000       02/01/98        02/01/98
      45                              6.8750          .0000           .0000
    A                                10.8750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1552074                           9.5000         80,000.00        100
    HARRISON            KEVIN         9.5000         79,960.65         ZZ
1


    6781 SOUTH 3200 WEST              9.0000            672.68         1
                                     15.5000            672.68         61
    WEST JORDAN     UT    84084      15.0000       01/27/97        133,000.00
    280001552074                       .0000       03/01/97            00
    1123546                            .0000       02/01/27            0
    0                                 5.0000       08/01/97        08/01/97
    A07/824                           4.5000       09/01/97        09/01/97
      45                              9.5000          .0000           .0000
    A                                10.5000            6              6
      360                               R            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1552076                           9.3750         96,950.00        100
    TEZYK JR            HENRY         9.3750         96,851.69         ZZ
    4384 BEECHWOOD LAKE DRIVE         8.8750            806.38         1
                                     15.3750            806.38         80
    NAPLES          FL    34112      14.8750       12/31/96        121,200.00
    0410337182                         .0000       02/01/97            00
    0410337182                         .0000       01/01/27            0
    0                                 5.2500       01/01/98        01/01/98
    E22/824                           4.7500       02/01/98        02/01/98
      45                              7.3750          .0000           .0000
    A                                11.3750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1552088                           9.2500        161,900.00        100
    GRUIDL              DANIEL        9.2500        161,731.48         ZZ
    6008 TAMARAC AVENUE               8.7500          1,331.91         1
                                     15.2500          1,331.91         90
    EDINA           MN    55346      14.7500       12/26/96        179,900.00
    0410205298                         .0000       02/01/97            23
    0410205298                         .0000       01/01/27            0
    0                                 4.7500       01/01/98        01/01/98
    E22/824                           4.2500       02/01/98        02/01/98
      45                              7.2500          .0000           .0000
    A                                11.2500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000
1




    1552100                           9.7500        190,000.00        100
    YUM                 HEUNG-YUB     9.7500        189,822.00         ZZ
    5269 FAIRMONT HILLS COURT         9.2500          1,632.39         1
                                     15.7500          1,632.39         74
    BLOOMFIELD HIL  MI    48302      15.2500       12/27/96        257,000.00
    0410167274                         .0000       02/01/97            00
    0410167274                         .0000       01/01/27            0
    0                                 5.2500       01/01/98        01/01/98
    E22/824                           4.7500       02/01/98        02/01/98
      45                              7.7500          .0000           .0000
    A                                11.7500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1552102                          10.0000         82,400.00        100
    CAMBRONNE           GENOUSSE     10.0000         82,400.00         ZZ
    92 LAFAYETTE ST                   9.5000            723.12         1
    UNIT 1B                          16.0000            723.12         80
    STAMFORD        CT    06902      15.5000       02/14/97        103,000.00
    280001552102                       .0000       04/01/97            00
    187467                             .0000       03/01/27            0
    0                                 5.8750       03/01/00        03/01/00
    B24/824                           5.3750       04/01/00        04/01/00
      25                              7.0000          .0000           .0000
    A                                13.0000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1552111                           9.8750         73,950.00        100
    KINSLEY III         ROY           9.8750         73,813.96         ZZ
    3316 SARATOGA DRIVE               9.3750            642.14         1
                                     15.8750            642.14         85
    BELLEVILLE      IL    62221      15.3750       10/28/96         87,000.00
    280001552111                       .0000       12/01/96            23
    8238413                            .0000       11/01/26            0
    0                                 5.7500       11/01/97        11/01/97
    776/824                           5.2500       12/01/97        12/01/97
      45                              7.8750          .0000           .0000
    A                                11.8750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
1


        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1552115                           8.8750        191,250.00        100
    GLASSCOCK           GARY          8.8750        191,034.77         ZZ
    13610 59TH PLACE N                8.3750          1,521.67         1
                                     14.8750          1,521.67         75
    PLYMOUTH        MN    55446      14.3750       12/26/96        255,000.00
    0410205496                         .0000       02/01/97            00
    0410205496                         .0000       01/01/27            0
    0                                 5.2500       01/01/98        01/01/98
    E22/824                           4.7500       02/01/98        02/01/98
      45                              6.8750          .0000           .0000
    A                                10.8750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1552200                          10.7500         45,350.00        100
    CREWS               PAMELA       10.7500         45,315.71         ZZ
    3522 OXFORD                      10.2500            423.33         1
                                     16.7500            423.33         75
    ST LOUIS        MO    63143      16.2500       12/23/96         60,500.00
    0410164925                         .0000       02/01/97            00
    0410164925                         .0000       01/01/27            0
    0                                 6.1250       01/01/99        01/01/99
    E22/824                           5.6250       02/01/99        02/01/99
      25                              7.7500          .0000           .0000
    A                                13.7500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1552208                           9.0000        145,600.00        100
    HORNOWSKI           CHESTER       9.0000        145,520.46         ZZ
    2860 N DRAKE AVENUE               8.5000          1,171.54         2
                                     15.0000          1,171.54         80
    CHICAGO         IL    60618      14.5000       01/27/97        182,000.00
    280001552208                      9.0000       03/01/97            00
    2257384                           8.5000       02/01/27            0
    0                                 5.0000       08/01/97        08/01/97
    664/824                           4.5000       09/01/97        09/01/97
      25                              9.0000          .0000           .0000
    A                                10.0000            6              6
1


      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1552238                           9.5000         52,000.00        100
    MARTIN              BARBARA       9.5000         51,974.43         ZZ
    2408 SE SAPELO AVE                9.0000            437.24         1
                                     15.5000            437.24         76
    PORT ST LUCIE   FL    34952      15.0000       01/06/97         69,000.00
    280001552238                       .0000       03/01/97            00
    96DA0570                           .0000       02/01/27            0
    0                                 5.6250       02/01/00        02/01/00
    766/824                           5.1250       03/01/00        03/01/00
      25                              7.5000          .0000           .0000
    A                                12.5000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1552263                           9.5000        108,000.00        100
    SALTER              DEBRA         9.5000        107,946.88         ZZ
    1053 MARLEIGH CIRCLE              9.0000            908.12         1
                                     15.5000            908.12         80
    BALTIMORE       MD    21204      15.0000       01/30/97        135,000.00
    280001552263                       .0000       03/01/97            00
    7090259                            .0000       02/01/27            0
    0                                 5.7500       02/01/98        02/01/98
    696/824                           5.2500       03/01/98        03/01/98
      45                              7.5000          .0000           .0000
    A                                11.5000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1552400                           8.5000        107,500.00        100
    PARKER              MARGARET      8.5000        107,434.87         ZZ
    226 EAGLE HEAD DRIVE              8.0000            826.58         1
                                     14.5000            826.58         85
    FORT WASHINGTO  MD    20744      14.0000       01/27/97        126,500.00
    280001552400                       .0000       03/01/97            23
    20293927                           .0000       02/01/27            0
    0                                 6.2500       02/01/98        02/01/98
1


    696/824                           5.7500       03/01/98        03/01/98
      45                              6.5000          .0000           .0000
    A                                10.5000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1552412                          10.2500         90,000.00        100
    CHARRON             ARTHUR       10.2500         89,962.26         ZZ
    718 S CAMP MEADE ROAD             9.7500            806.49         1
                                     16.2500            806.49         72
    LINTHICUM       MD    21090      15.7500       02/07/97        125,000.00
    280001552412                       .0000       03/01/97            00
    7090265                            .0000       02/01/27            0
    0                                 5.8750       02/01/00        02/01/00
    696/824                           5.3750       03/01/00        03/01/00
      25                              7.2500          .0000           .0000
    A                                13.2500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        N             .0000


    1552454                           9.8750         52,400.00        100
    COOK                WENDY         9.8750         52,376.19         ZZ
    3901 7TH STREET                   9.3750            455.02         1
                                     15.8750            455.02         80
    DES MOINES      IA    50313      15.3750       01/31/97         65,500.00
    280001552454                       .0000       03/01/97            00
    0200098158                         .0000       02/01/27            0
    0                                 5.6250       02/01/00        02/01/00
    E88/824                           5.1250       03/01/00        03/01/00
      25                              6.8750          .0000           .0000
    A                                12.8750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1552460                           9.7500         39,900.00        100
    BEVINS              TIMOTHY       9.7500         39,862.62         ZZ
    6840 SYRACUSE                     9.2500            342.80         1
                                     15.7500            342.80         70
    TAYLOR          MI    48180      15.2500       12/26/96         57,000.00
1


    0410310577                         .0000       02/01/97            00
    0410310577                         .0000       01/01/27            0
    0                                 5.2500       01/01/98        01/01/98
    E22/824                           4.7500       02/01/98        02/01/98
      45                              7.7500          .0000           .0000
    A                                11.7500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        N             .0000


    1552476                           9.1250        152,100.00        100
    CANNON              CHARLES       9.1250        151,937.49         ZZ
    2367 WEST CLUB TERRACE            8.6250          1,237.54         1
                                     15.1250          1,237.54         90
    BALLWIN         MO    63011      14.6250       12/19/96        169,000.00
    0410310486                         .0000       02/01/97            23
    0410310486                         .0000       01/01/27            0
    0                                 5.7500       01/01/98        01/01/98
    E22/824                           5.2500       02/01/98        02/01/98
      45                              7.1250          .0000           .0000
    A                                11.1250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              01          01/01/98
        .0000                           05             E           01/01/02
                                        O             .6250


    1552486                          10.7500         32,800.00        100
    SPECHT              DELYTE       10.7500         32,674.30         T
    7814 YATES AVENUE NORTH          10.2500            306.18         1
                                     16.7500            306.18         70
    BROOKLYN PARK   MN    55443      16.2500       12/30/96         46,900.00
    0410206106                         .0000       02/01/97            00
    0410206106                         .0000       01/01/27            0
    0                                 6.0000       01/01/00        01/01/00
    E22/824                           5.5000       02/01/00        02/01/00
      25                              7.7500          .0000           .0000
    A                                13.7500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           09             0           00/00/00
                                        O             .0000


    1552661                           8.5000        102,800.00        100
    RITTHALER           DANIEL        8.5000        102,737.72         ZZ
1


    9076 HARDING AVENUE #3            8.0000            790.44         1
                                     14.5000            790.44         69
    SURFSIDE        FL    33154      14.0000       01/14/97        151,000.00
    280001552661                       .0000       03/01/97            00
    96SG1155                           .0000       02/01/27            0
    0                                 5.7500       02/01/98        02/01/98
    766/824                           5.2500       03/01/98        03/01/98
      45                              6.5000          .0000           .0000
    A                                10.5000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           09             0           00/00/00
                                        O             .0000


    1552679                           8.1250        109,550.00        100
    MORGAN              RITA          8.1250        109,478.33         ZZ
    2591 CAMPBELLGATE CIRCLE          7.6250            813.41         1
                                     14.1250            813.41         85
    WATERFORD       MI    48329      13.6250       01/13/97        128,900.00
    0410343495                         .0000       03/01/97            23
    0410343495                         .0000       02/01/27            0
    0                                 5.2500       08/01/97        08/01/97
    E22/824                           4.7500       09/01/97        09/01/97
      25                              7.1250          .0000           .0000
    A                                 9.1250            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1552680                           9.2500         42,300.00        100
    MALONE              HEATHER       9.2500         42,255.97         ZZ
    1714 MORGAN ST                    8.7500            347.99         1
                                     15.2500            347.99         90
    SPRINGFIELD     OH    45503      14.7500       12/27/96         47,000.00
    0410309900                         .0000       02/01/97            23
    0410309900                         .0000       01/01/27            0
    0                                 5.7500       01/01/98        01/01/98
    E22/824                           5.2500       02/01/98        02/01/98
      45                              7.2500          .0000           .0000
    A                                11.2500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000
1




    1552704                           9.1250        388,000.00        100
    GILBURD             MICHAEL       9.1250        387,585.46         ZZ
    1297 BURR OAK ROAD                8.6250          3,156.90         1
                                     15.1250          3,156.90         80
    LAKE FOREST     IL    60045      14.6250       12/26/96        485,000.00
    0410205702                         .0000       02/01/97            00
    0410205702                         .0000       01/01/27            0
    0                                 5.2500       01/01/98        01/01/98
    E22/824                           4.7500       02/01/98        02/01/98
      45                              7.1250          .0000           .0000
    A                                11.1250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1552712                          10.0000         39,000.00        100
    WEYDIG              KATHY        10.0000         38,965.36         ZZ
    258-262 MYRTLE AVENUE             9.5000            342.25         1
                                     16.0000            342.25         75
    BRIDGEPORT      CT    06604      15.5000       12/27/96         52,000.00
    0410255194                         .0000       02/01/97            00
    0410255194                         .0000       01/01/27            0
    0                                 5.7500       01/01/99        01/01/99
    E22/824                           5.2500       02/01/99        02/01/99
      25                              7.0000          .0000           .0000
    A                                13.0000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        N             .0000


    1552784                          11.1250         57,000.00        100
    TIANGCO             ERNEST       11.1250         56,980.23         ZZ
    18340 SW 296TH STREET            10.6250            548.21         1
                                     17.1250            548.21         60
    HOMESTEAD       FL    33030      16.6250       01/07/97         95,000.00
    0410249007                         .0000       03/01/97            00
    0410249007                         .0000       02/01/27            0
    0                                 5.3750       02/01/00        02/01/00
    E22/824                           4.8750       03/01/00        03/01/00
      25                              8.1250          .0000           .0000
    A                                14.1250            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
1


        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1552808                          10.0000        138,600.00        100
    HAMILTON            DAVID        10.0000        138,538.68         ZZ
    3616 GLEN HAVEN DRIVE             9.5000          1,216.32         1
                                     16.0000          1,216.32         90
    HARRISBURG      NC    28075      15.5000       01/17/97        154,000.00
    280001552808                       .0000       03/01/97            23
    2879690                            .0000       02/01/27            0
    0                                 5.0000       02/01/98        02/01/98
    757/824                           4.5000       03/01/98        03/01/98
      45                              8.0000          .0000           .0000
    A                                12.0000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1552813                          10.7800        123,250.00        100
    CHILDRESS           DONALD       10.7800        123,110.44         ZZ
    3301 D STREET SOUTHEAST          10.2800          1,153.30         4
                                     16.7800          1,153.30         85
    WASHINGTON      DC    20019      16.2800       11/19/96        145,000.00
    280001552813                     10.7800       01/01/97            23
    923417                           10.2800       12/01/26            0
    0                                 6.2000       12/01/98        12/01/98
    B32/824                           5.7000       01/01/99        01/01/99
      45                             10.7800          .0000           .0000
    A                                13.7800            6              6
      360                               9            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1552832                          11.6250        106,050.00        100
    O'CONNELL-RAYMOND   TERRY        11.6250        106,050.00         ZZ
    5867 SUGARBUSH DRIVE             11.1250          1,060.33         1
                                     17.6250          1,060.33         70
    LAFAYETTE       NY    13084      17.1250       02/10/97        151,500.00
    280001552832                       .0000       04/01/97            00
    972251098                          .0000       03/01/27            0
    0                                 7.7500       03/01/00        03/01/00
    575/824                           7.2500       04/01/00        04/01/00
      25                              8.6250          .0000           .0000
    A                                14.6250            6              6
1


      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1552873                           8.3750        144,000.00        100
    MARTINEZ            GERARDO       8.3750        144,000.00         ZZ
    2435 N KOSTNER AVENUE             7.8750          1,094.51         2
                                     14.3750          1,094.51         80
    CHICAGO         IL    60639      13.8750       02/07/97        180,000.00
    280001552873                       .0000       04/01/97            00
    2255461                            .0000       03/01/27            0
    0                                 4.6250       09/01/97        09/01/97
    664/824                           4.1250       10/01/97        10/01/97
      25                              8.3750          .0000           .0000
    A                                 9.3750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1552910                          11.8800        163,800.00        100
    MAGNATERRA SR       PAUL         11.8800        163,751.86         ZZ
    12302 MANOR ROAD                 11.3800          1,669.76         1
                                     17.8800          1,669.76         70
    GLEN ARM        MD    21057      17.3800       01/02/97        234,000.00
    280001552910                     11.8800       03/01/97            00
    923890                           11.3800       02/01/27            0
    0                                 6.1500       02/01/99        02/01/99
    B32/824                           5.6500       03/01/99        03/01/99
      45                             11.8800          .0000           .0000
    A                                14.8800            6              6
      360                               9            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1552924                           9.1500        116,950.00        100
    TURNER              THERESA       9.1500        116,888.08         ZZ
    4925 LEE FARM COURT               8.6500            953.66         1
                                     15.1500            953.66         75
    ELLICOTT CITY   MD    21043      14.6500       01/13/97        155,950.00
    280001552924                       .0000       03/01/97            00
    924009                             .0000       02/01/27            0
    0                                 5.6500       08/01/97        08/01/97
1


    B32/824                           5.1500       09/01/97        09/01/97
      25                              9.1500          .0000           .0000
    A                                10.1500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           01             0           00/00/00
                                        O             .0000


    1552925                          12.2500         40,000.00        100
    PICONE              MARGARET     12.2500         39,989.17         ZZ
    9705 ST JOHNS CHURCH ROAD        11.7500            419.16         1
                                     18.2500            419.16         42
    ZEBULON         NC    27597      17.7500       01/10/97         96,000.00
    280001552925                     12.2500       03/01/97            00
    923988                           11.7500       02/01/27            0
    0                                 8.2500       08/01/97        08/01/97
    B32/824                           7.7500       09/01/97        09/01/97
      25                             12.2500          .0000           .0000
    A                                13.2500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1552931                          10.5000         91,000.00        100
    ZEITFUSS            MARILYN      10.5000         90,963.83         ZZ
    1413 HORNER ROAD                 10.0000            832.42         1
                                     16.5000            832.42         70
    WOODBRIDGE      VA    22191      16.0000       01/03/97        130,000.00
    280001552931                     10.5000       03/01/97            00
    923923                           10.0000       02/01/27            0
    0                                 7.2500       08/01/97        08/01/97
    B32/824                           6.7500       09/01/97        09/01/97
      25                             10.5000          .0000           .0000
    A                                11.5000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1552939                           9.5500        139,200.00        100
    MCKEE               THOMAS        9.5500        139,063.96         ZZ
    611 ALFRED STREET N               9.0500          1,175.55         1
                                     15.5500          1,175.55         60
    ALEXANDRIA      VA    22314      15.0500       12/24/96        232,000.00
1


    280001552939                       .0000       02/01/97            00
    923940                             .0000       01/01/27            0
    0                                 7.0000       07/01/97        07/01/97
    B32/824                           6.5000       08/01/97        08/01/97
      25                              9.5500          .0000           .0000
    A                                10.5500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           07             0           00/00/00
                                        O             .0000


    1552941                           9.5500        139,200.00        100
    MCKEE               THOMAS        9.5500        139,063.96         ZZ
    613 ALFRED STREET N               9.0500          1,175.55         1
                                     15.5500          1,175.55         60
    ALEXANDRIA      VA    22314      15.0500       12/24/96        232,000.00
    280001552941                       .0000       02/01/97            00
    923937                             .0000       01/01/27            0
    0                                 7.0000       07/01/97        07/01/97
    B32/824                           6.5000       08/01/97        08/01/97
      25                              9.5500          .0000           .0000
    A                                10.5500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           07             0           00/00/00
                                        O             .0000


    1553011                           9.5000         63,000.00        100
    GERNER              ANTHONY       9.5000         63,000.00         ZZ
    7718 LAFAYETTE FOREST DR #14      9.0000            529.74         1
                                     15.5000            529.74         60
    ANNANDALE       VA    22003      15.0000       02/04/97        105,000.00
    280001553011                       .0000       04/01/97            00
    972246569                          .0000       03/01/27            0
    0                                 5.7500       03/01/98        03/01/98
    575/824                           5.2500       04/01/98        04/01/98
      45                              7.5000          .0000           .0000
    A                                11.5000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           06             0           00/00/00
                                        N             .0000


    1553021                          10.2500         62,150.00        100
    PEARSON             TERENCE      10.2500         62,123.93         ZZ
1


    2560 NORTH A STREET               9.7500            556.93         1
                                     16.2500            556.93         75
    SPRINGFIELD     OR    97477      15.7500       01/09/97         82,900.00
    0410220099                         .0000       03/01/97            00
    0410220099                         .0000       02/01/27            0
    0                                 5.5000       02/01/99        02/01/99
    E22/824                           5.0000       03/01/99        03/01/99
      25                              7.2500          .0000           .0000
    A                                13.2500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1553030                          10.1250         67,500.00        100
    GUBBELS             JON          10.1250         67,441.60         ZZ
    2319 AVENUE D                     9.6250            598.61         1
                                     16.1250            598.61         90
    COUNCIL BLUFFS  IA    51501      15.6250       12/30/96         75,000.00
    0410311138                         .0000       02/01/97            23
    0410311138                         .0000       01/01/27            0
    0                                 5.7500       01/01/98        01/01/98
    E22/824                           5.2500       02/01/98        02/01/98
      45                              8.1250          .0000           .0000
    A                                12.1250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1553071                           9.0000        110,500.00        100
    DELONG              STEVEN        9.0000        110,317.73         ZZ
    14603 DUBUQUE ROAD                8.5000            889.11         1
                                     16.0000            889.11         65
    SNOHOMISH       WA    98290      15.5000       11/08/96        170,000.00
    280001553071                      9.0000       01/01/97            00
    8187                              8.5000       12/01/26            0
    0                                 5.7500       12/01/98        12/01/98
    879/824                           5.2500       01/01/99        01/01/99
      25                              9.0000          .0000           .0000
    A                                12.0000            6              6
      360                               E            1.0000          1.0000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000
1




    1553076                           9.5000         97,500.00        100
    GARDNER             STEVEN        9.5000         97,355.00         ZZ
    7050 SOUTH 3400 WEST              9.0000            819.83         1
                                     16.5000            819.83         75
    SPANISH FORK    UT    84660      16.0000       11/20/96        130,000.00
    280001553076                      9.5000       01/01/97            00
    8210                              9.0000       12/01/26            0
    0                                 4.8750       12/01/98        12/01/98
    879/824                           4.3750       01/01/99        01/01/99
      25                              9.5000          .0000           .0000
    A                                12.5000            6              6
      360                               E            1.0000          1.0000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1553116                           8.8750        133,000.00        100
    ROBINSON            LISA          8.8750        132,774.65         ZZ
    1112 LANGLIE WAY                  8.3750          1,058.21         1
                                     14.8750          1,058.21         75
    RODEO           CA    94572      14.3750       11/18/96        179,000.00
    280001553116                      8.8750       01/01/97            00
    8225                              8.3750       12/01/26            0
    0                                 5.7500       06/01/97        06/01/97
    879/824                           5.2500       07/01/97        07/01/97
      25                              8.8750          .0000           .0000
    A                                 9.8750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1553137                          10.5000         90,000.00        100
    EBACK               DALE         10.5000         89,891.75         ZZ
    2419 NE 104TH AVENUE             10.0000            823.27         1
                                     17.5000            823.27         75
    VANCOUVER       WA    98664      17.0000       11/20/96        120,000.00
    280001553137                     10.5000       01/01/97            00
    8247                             10.0000       12/01/26            0
    0                                 5.5000       12/01/98        12/01/98
    879/824                           5.0000       01/01/99        01/01/99
      25                             10.5000          .0000           .0000
    A                                13.5000            6              6
      360                               E            1.0000          1.0000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
1


        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1553138                           8.8750         65,250.00        100
    VAWDREY             WADE          8.8750         65,137.74         ZZ
    376 NORTH 5TH EAST                8.3750            519.16         1
                                     14.8750            519.16         75
    PRICE           UT    84501      14.3750       11/19/96         87,000.00
    280001553138                      8.8750       01/01/97            00
    8230                              8.3750       12/01/26            0
    0                                 5.7500       06/01/97        06/01/97
    879/824                           5.2500       07/01/97        07/01/97
      25                              8.8750          .0000           .0000
    A                                 9.8750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1553146                           9.0000        288,000.00        100
    CRESPO              CHRISTINE     9.0000        287,684.18         ZZ
    5630 COMMON LANE                  8.5000          2,317.32         1
                                     15.0000          2,317.32         80
    ALPHARETTA      GA    30202      14.5000       12/17/96        360,000.00
    280001553146                       .0000       02/01/97            00
    CRESPO                             .0000       01/01/27            0
    0                                 5.5000       01/01/98        01/01/98
    E20/824                           5.0000       02/01/98        02/01/98
      45                              7.0000          .0000           .0000
    A                                11.0000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1553150                           9.3750        114,000.00        100
    RONQUILLO           MARTHA        9.3750        113,825.34         ZZ
    9995-9997-9999 MILLS AVENUE       8.8750            948.19         3
                                     16.3750            948.19         75
    MONTCLAIR       CA    91763      15.8750       11/21/96        152,000.00
    280001553150                      9.3750       01/01/97            00
    7200                              8.8750       12/01/26            0
    0                                 5.6250       12/01/98        12/01/98
    879/824                           5.1250       01/01/99        01/01/99
      25                              9.3750          .0000           .0000
    A                                12.3750            6              6
1


      360                               E            1.0000          1.0000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1553154                           8.6500        160,500.00        100
    NICOTRA             CHRISTOPH     8.6500        160,310.77         ZZ
    11522 RUNNING CEDAR ROAD          8.1500          1,251.21         1
                                     14.6500          1,251.21         75
    RESTON          VA    22091      14.1500       12/31/96        214,000.00
    280001553154                       .0000       02/01/97            00
    923847                             .0000       01/01/27            0
    0                                 5.4000       07/01/97        07/01/97
    B32/824                           4.9000       08/01/97        08/01/97
      25                              8.6500          .0000           .0000
    A                                 9.6500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1553157                          10.6250        180,000.00        100
    WALTER              JAMES        10.6250        179,789.25         ZZ
    3048 TILLIE STREET               10.1250          1,663.38         1
                                     16.6250          1,663.38         71
    LOS ANGELES     CA    90065      16.1250       11/20/96        255,000.00
    280001553157                     10.6250       01/01/97            00
    7290                             10.1250       12/01/26            0
    0                                 7.0000       06/01/97        06/01/97
    879/824                           6.5000       07/01/97        07/01/97
      25                             10.6250          .0000           .0000
    A                                11.6250            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1553159                           7.8750         83,000.00        100
    WILSON              GLORIASTI     7.8750         82,827.51         ZZ
    1145 WEST 56TH STREET             7.3750            601.81         1
                                     13.8750            601.81         64
    LOS ANGELES     CA    90037      13.3750       11/20/96        130,000.00
    280001553159                      7.8750       01/01/97            00
    7305                              7.3750       12/01/26            0
    0                                 5.7500       06/01/97        06/01/97
1


    879/824                           5.2500       07/01/97        07/01/97
      25                              7.8750          .0000           .0000
    A                                 8.8750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1553162                          10.0000         97,000.00        100
    GAINEY              JEFF         10.0000         96,870.21         ZZ
    4649 WEST ODIN LANE               9.5000            851.24         1
                                     17.0000            851.24         72
    WEST JORDAN     UT    84088      16.5000       11/05/96        135,000.00
    280001553162                     10.0000       01/01/97            00
    8168                              9.5000       12/01/26            0
    0                                 4.7500       12/01/98        12/01/98
    879/824                           4.2500       01/01/99        01/01/99
      25                             10.0000          .0000           .0000
    A                                13.0000            6              6
      360                               E            1.0000          1.0000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1553164                           7.8750        105,000.00        100
    ROBLES              JORGE         7.8750        104,781.73         ZZ
    15216 LIME AVENUE                 7.3750            761.32         1
                                     13.8750            761.32         75
    COMPTON AREA    CA    90221      13.3750       11/15/96        140,000.00
    280001553164                      7.8750       01/01/97            00
    7264                              7.3750       12/01/26            0
    0                                 5.7500       06/01/97        06/01/97
    879/824                           5.2500       07/01/97        07/01/97
      25                              7.8750          .0000           .0000
    A                                 8.8750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1553196                           8.8750        135,000.00        100
    MADISON             DORTHY        8.8750        134,771.27         ZZ
    4501 SOUTH WILTON PLACE           8.3750          1,074.12         1
                                     14.8750          1,074.12         75
    LOS ANGELES     CA    90062      14.3750       11/18/96        180,000.00
1


    280001553196                      8.8750       01/01/97            00
    9037                              8.3750       12/01/26            0
    0                                 5.2500       06/01/97        06/01/97
    879/824                           4.7500       07/01/97        07/01/97
      25                              8.8750          .0000           .0000
    A                                 9.8750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1553210                          11.0000         95,200.00        100
    BARRON              FERNANDO     11.0000         95,097.24         ZZ
    3302 JOSEPHINE STREET            10.5000            906.61         1
                                     17.0000            906.61         70
    LYNWOOD         CA    90262      16.5000       11/11/96        136,000.00
    280001553210                     11.0000       01/01/97            00
    9059                             10.5000       12/01/26            0
    0                                 7.2500       06/01/97        06/01/97
    879/824                           6.7500       07/01/97        07/01/97
      25                             11.0000          .0000           .0000
    A                                12.0000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1553212                           9.2500        222,400.00        100
    NELSON              BRUCE         9.2500        222,400.00         ZZ
    1025 CHURCH LANE                  8.7500          1,829.63         1
                                     15.2500          1,829.63         80
    ROSWELL         GA    30075      14.7500       02/04/97        278,000.00
    280001553212                       .0000       04/01/97            00
    559186                             .0000       03/01/27            0
    0                                 4.6250       03/01/98        03/01/98
    737/824                           4.1250       04/01/98        04/01/98
      45                              7.2500          .0000           .0000
    A                                11.2500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1553224                           8.8750        107,120.00        100
    COLLADO             MAXIMO        8.8750        107,059.95         ZZ
1


    11718 SIR WINSTON WAY             8.3750            852.29         1
                                     14.8750            852.29         80
    ORLANDO         FL    32824      14.3750       01/17/97        133,900.00
    280001553224                       .0000       03/01/97            00
    96DA0599                           .0000       02/01/27            0
    0                                 4.2500       08/01/97        08/01/97
    766/824                           3.7500       09/01/97        09/01/97
      25                              7.8750          .0000           .0000
    A                                 9.8750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           03             0           00/00/00
                                        O             .0000


    1553363                          10.5000        117,000.00        100
    PORTALSKI           WILLIAM      10.5000        116,953.51         ZZ
    4818 WEST STREET                 10.0000          1,070.24         1
                                     16.5000          1,070.24         90
    MC HENRY        IL    60050      16.0000       01/15/97        130,000.00
    0410206072                         .0000       03/01/97            23
    0410206072                         .0000       02/01/27            0
    0                                 5.7500       02/01/98        02/01/98
    E22/824                           5.2500       03/01/98        03/01/98
      45                              8.5000          .0000           .0000
    A                                12.5000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1553364                          10.0000         64,400.00        100
    MINX                WANDA        10.0000         64,371.51         ZZ
    6205 SADDLE RIDGE ROAD            9.5000            565.16         1
                                     16.0000            565.16         70
    ARLINGTON       TX    76016      15.5000       01/13/97         92,000.00
    0410312169                         .0000       03/01/97            00
    0410312169                         .0000       02/01/27            0
    0                                 5.5000       02/01/99        02/01/99
    E22/824                           5.0000       03/01/99        03/01/99
      25                              7.0000          .0000           .0000
    A                                13.0000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000
1




    1553418                           9.3750        268,500.00        100
    WHITE               J BRADLEY     9.3750        268,364.41         ZZ
    12901 N FRISCO ROAD               8.8750          2,233.25         1
                                     15.5000          2,233.25         69
    OKLAHOMA CITY   OK    73099      15.0000       01/13/97        390,000.00
    0410309801                         .0000       03/01/97            00
    0410309801                         .0000       02/01/27            0
    0                                 5.1250       02/01/99        02/01/99
    E22/824                           4.6250       03/01/99        03/01/99
      25                              6.3750          .0000           .0000
    A                                12.3750            6              6
      360                               E            1.0000          1.0000
       6.1250                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1553574                           9.5000        112,400.00        100
    CAMACHO             ROLAND        9.5000        112,288.99         ZZ
    1460-1480 W 41ST AVENUE           9.0000            945.12         1
                                     15.5000            945.12         75
    DENVER          CO    80211      15.0000       12/31/96        149,900.00
    0410325385                         .0000       02/01/97            00
    0410325385                         .0000       01/01/27            0
    0                                 5.5000       01/01/99        01/01/99
    E22/824                           5.0000       02/01/99        02/01/99
      25                              6.5000          .0000           .0000
    A                                12.5000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        N             .0000


    1553586                          12.0000         21,250.00        100
    JOHNSON             BRIAN        12.0000         21,243.92         ZZ
    8178 DAVIS STREET                11.5000            218.58         1
                                     18.0000            218.58         85
    MASURY          OH    44438      17.5000       01/16/97         25,000.00
    0410167738                         .0000       03/01/97            23
    0410167738                         .0000       02/01/27            0
    0                                 6.2500       02/01/00        02/01/00
    E22/824                           5.7500       03/01/00        03/01/00
      25                              9.0000          .0000           .0000
    A                                15.0000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
1


        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1553589                           9.6250        149,900.00        100
    BELL                TED           9.6250        149,828.19         ZZ
    6642 S RICHMOND STREET            9.1250          1,274.13         1
                                     15.6250          1,274.13         90
    CHICAGO         IL    60629      15.1250       01/22/97        166,666.00
    0410206023                         .0000       03/01/97            23
    0410206023                         .0000       02/01/27            0
    0                                 5.7500       02/01/98        02/01/98
    E22/824                           5.2500       03/01/98        03/01/98
      45                              7.6250          .0000           .0000
    A                                11.6250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1553595                          10.7500         76,500.00        100
    HONECKER            ANDREA       10.7500         76,500.00         ZZ
    31 BAY LAUREL DRIVE              10.2500            714.11         1
                                     16.7500            714.11         85
    BRICK           NJ    08723      16.2500       02/07/97         90,000.00
    280001553595                     10.7500       04/01/97            23
    970112                           10.2500       03/01/27            0
    0                                 6.5000       03/01/98        03/01/98
    922/824                           6.0000       04/01/98        04/01/98
      45                             10.7500          .0000           .0000
    A                                12.7500           12             12
      360                               1            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1553600                          10.1250        105,000.00        100
    DOWIS, JR           WILLIAM      10.1250        105,000.00         ZZ
    5159 SOUTH SANDERLIN              9.6250            931.16         1
                                     16.1250            931.16         75
    BIG CANOE       GA    30143      15.6250       02/07/97        140,000.00
    280001553600                     10.1250       04/01/97            00
    970073                            9.6250       03/01/27            0
    0                                 5.6250       09/01/97        09/01/97
    922/824                           5.1250       10/01/97        10/01/97
      25                             10.1250          .0000           .0000
    A                                11.1250            6              6
1


      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1553633                           8.6250         95,000.00        100
    GRITTON             MARK          8.6250         95,000.00         ZZ
    9748 S MAPLEWOOD                  8.1250            738.91         1
                                     14.6250            738.91         74
    EVERGREEN PARK  IL    60805      14.1250       02/11/97        130,000.00
    280001553633                      8.6250       04/01/97            00
    2255883                           8.1250       03/01/27            0
    0                                 4.7500       09/01/97        09/01/97
    664/824                           4.2500       10/01/97        10/01/97
      25                              8.6250          .0000           .0000
    A                                 9.6250            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1553640                          10.8750         50,000.00        100
    WOLFE               VICKIE       10.8750         49,925.70         ZZ
    360 EDGECLIFF DRIVE              10.3750            471.45         1
                                     16.8750            471.45         49
    WALDPORT        OR    97394      16.3750       10/16/96        102,500.00
    280001553640                       .0000       12/01/96            00
    454445                             .0000       11/01/26            0
    0                                 5.7500       11/01/98        11/01/98
    736/824                           5.2500       12/01/98        12/01/98
      25                             10.8750          .0000           .0000
    A                                13.8750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        N             .0000


    1553692                          12.2500         36,000.00        100
    ADKINS              JUSTUS       12.2500         35,990.26         ZZ
    3417 LIBERTY HEIGHTS AVENUE      11.7500            377.24         2
                                     18.2500            377.24         60
    BALTIMORE       MD    21215      17.7500       01/31/97         60,000.00
    280001553692                       .0000       03/01/97            00
    7020274                            .0000       02/01/27            0
    0                                 6.7500       02/01/00        02/01/00
1


    696/824                           6.2500       03/01/00        03/01/00
      25                              9.2500          .0000           .0000
    A                                15.2500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1553775                           9.8750         94,600.00        100
    BARK                JUN           9.8750         94,600.00         ZZ
    2417 BENDEMEER DRIVE              9.3750            821.46         1
                                     15.8750            821.46         80
    COLUMBIA        SC    29209      15.3750       02/14/97        118,250.00
    280001553775                       .0000       04/01/97            00
    427640                             .0000       03/01/27            0
    0                                 5.3750       03/01/00        03/01/00
    140/824                           4.8750       04/01/00        04/01/00
      25                              6.8750          .0000           .0000
    A                                12.8750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1553781                           7.3000        130,000.00        100
    BOYD                JEFFREY       7.3000        129,798.57         ZZ
    43910 SOUTHEAST 149TH STREET      6.8000            891.24         1
                                     13.3000            891.24         68
    NORTH BEND      WA    98045      12.8000       12/09/96        192,000.00
    280001553781                      5.1000       02/01/97            00
    106709                            4.6000       01/01/27            0
    0                                 5.1000       01/01/99        01/01/99
    894/824                           4.6000       02/01/99        02/01/99
      25                              4.3000          .0000           .0000
    A                                10.3000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
       2.2000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1553783                           8.9500        268,200.00        100
    MCCALLUM            CURTIS        8.9500        268,051.96         ZZ
    18909 185TH AVENUE NORTHEAST      8.4500          2,148.36         1
                                     14.9500          2,148.36         90
    WOODINVILLE     WA    98072      14.4500       01/03/97        298,000.00
1


    280001553783                      6.5000       03/01/97            23
    107120                            6.0000       02/01/27            0
    0                                 6.5000       02/01/99        02/01/99
    894/824                           6.0000       03/01/99        03/01/99
      25                              6.5000          .0000           .0000
    A                                11.9500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
       2.4500                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1553811                           9.9000         65,000.00        100
    DORVALL             DENNIS        9.9000         64,941.02         ZZ
    2906 EDWARDS                      9.4000            565.62         1
                                     15.9000            565.62         79
    BUTTE           MT    59701      15.4000       12/17/96         82,600.00
    280001553811                      6.1000       02/01/97            00
    106987                            5.6000       01/01/27            0
    0                                 6.1000       01/01/00        01/01/00
    894/824                           5.6000       02/01/00        02/01/00
      25                              6.9000          .0000           .0000
    A                                12.9000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
       3.8000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1553814                           9.3000         69,700.00        100
    EKLUND              DARREL        9.3000         69,628.22         ZZ
    18410 EAST SHARP AVENUE           8.8000            575.93         1
                                     15.3000            575.93         85
    GREENACRES      WA    99016      14.8000       12/27/96         82,000.00
    280001553814                      6.4250       02/01/97            23
    400438                            5.9250       01/01/27            0
    0                                 6.4250       01/01/99        01/01/99
    894/824                           5.9250       02/01/99        02/01/99
      25                              6.4250          .0000           .0000
    A                                12.3000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
       2.8750                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1553816                           8.4500        178,500.00        100
    YOUNG               JACK          8.4500        178,280.73         ZZ
1


    6921 W 53RD AVE                   7.9500          1,366.19         1
                                     14.4500          1,366.19         85
    SPOKANE         WA    99204      13.9500       12/23/96        210,000.00
    280001553816                      6.0000       02/01/97            23
    400436                            5.5000       01/01/27            0
    0                                 6.0000       01/01/99        01/01/99
    894/824                           5.5000       02/01/99        02/01/99
      25                              6.0000          .0000           .0000
    A                                11.4500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
       2.4500                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1553817                           9.0000         86,400.00        100
    BEAIRD, JR          DANIEL        9.0000         86,305.27         ZZ
    921 ELLINOR AVENUE                8.5000            695.19         1
                                     15.0000            695.19         90
    SHELTON         WA    98584      14.5000       12/20/96         96,000.00
    280001553817                      9.0000       02/01/97            23
    107379                            8.5000       01/01/27            0
    0                                 7.1250       07/01/97        07/01/97
    894/824                           6.6250       08/01/97        08/01/97
      25                              9.0000          .0000           .0000
    A                                10.5000            6              6
      360                               E            1.5000          1.5000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1553820                           9.0000         42,930.00        100
    MCCOLLOUGH          EDWARD        9.0000         42,906.55         ZZ
    1014 HIGHWAY 1 WEST               8.5000            345.42         1
                                     15.0000            345.42         90
    ANACONDA        MT    59711      14.5000       01/02/97         47,700.00
    280001553820                      9.0000       03/01/97            23
    106910                            8.5000       02/01/27            0
    0                                 7.1250       08/01/97        08/01/97
    894/824                           6.6250       09/01/97        09/01/97
      25                              9.0000          .0000           .0000
    A                                10.5000            6              6
      360                               E            1.5000          1.5000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000
1




    1553822                          10.1250        100,000.00        100
    HEMELSTRAND         NANCY        10.1250         99,956.93         ZZ
    1185 NORTH 280 WEST               9.6250            886.82         1
                                     16.1250            886.82         80
    PLEASANT GROVE  UT    84062      15.6250       01/02/97        125,000.00
    280001553822                       .0000       03/01/97            00
    497640                             .0000       02/01/27            0
    0                                 6.0000       02/01/99        02/01/99
    736/824                           5.5000       03/01/99        03/01/99
      25                             10.1250          .0000           .0000
    A                                13.1250            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1553824                           9.8000         90,400.00        100
    MCCRAY              DONALD        9.8000         90,358.27         ZZ
    4514 S ASOTIN STREET              9.3000            780.00         1
                                     15.8000            780.00         80
    TACOMA          WA    98408      15.3000       01/07/97        113,000.00
    280001553824                      6.4000       03/01/97            00
    107002                            5.9000       02/01/27            0
    0                                 6.4000       02/01/99        02/01/99
    894/824                           5.9000       03/01/99        03/01/99
      25                              6.8000          .0000           .0000
    A                                12.8000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
       3.4000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1553825                          10.6250         55,000.00        100
    MORRIS              KARL         10.6250         54,891.75         ZZ
    4471 SOUTH HENRY STREET          10.1250            508.25         1
                                     17.6250            508.25         50
    BOISE           ID    83709      17.1250       09/21/96        112,000.00
    280001553825                     10.6250       11/01/96            00
    6793                             10.1250       10/01/26            0
    0                                 7.0000       10/01/98        10/01/98
    879/824                           6.5000       11/01/98        11/01/98
      25                             10.6250          .0000           .0000
    A                                13.6250            6              6
      360                               E            1.0000          1.0000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
1


        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1553826                           9.0000        120,400.00        100
    NEAL                SHERRA        9.0000        120,334.23         ZZ
    5924 NE CLEVELAND AVENUE          8.5000            968.77         1
                                     15.0000            968.77         80
    PORTLAND        OR    97211      14.5000       01/09/97        150,500.00
    280001553826                      6.1500       03/01/97            00
    107202                            5.6500       02/01/27            0
    0                                 6.1500       02/01/99        02/01/99
    894/824                           5.6500       03/01/99        03/01/99
      25                              6.1500          .0000           .0000
    A                                12.0000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
       2.8500                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1553828                           9.7500         74,800.00        100
    YOUNGER             WAYNE         9.7500         74,729.91         ZZ
    4429 DEERHORN TRAIL NORTHWEST     9.2500            642.65         1
                                     15.7500            642.65         80
    BREMERTON       WA    98312      15.2500       12/05/96         93,500.00
    280001553828                       .0000       02/01/97            00
    496778                             .0000       01/01/27            0
    0                                 5.6250       01/01/99        01/01/99
    736/824                           5.1250       02/01/99        02/01/99
      25                              9.7500          .0000           .0000
    A                                12.7500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           03             0           00/00/00
                                        O             .0000


    1553829                          11.2500         34,000.00        100
    ELLS                JESSE        11.2500         33,836.15         ZZ
    W. 91 KELLY ROAD                 10.7500            330.23         1
                                     18.2500            330.23         34
    SHELTON         WA    98584      17.7500       05/20/96        100,000.00
    280001553829                     11.2500       07/01/96            00
    6235                             10.7500       06/01/26            0
    0                                 5.2500       06/01/99        06/01/99
    879/824                           4.7500       07/01/99        07/01/99
      25                             11.2500          .0000           .0000
    A                                14.2500            6              6
1


      360                               E            1.0000          1.0000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1553830                          10.1250         90,000.00        100
    HELGREN             KENNETH      10.1250         89,922.15         ZZ
    5607 SOUTH "I" STREET             9.6250            798.14         1
                                     16.1250            798.14         75
    TACOMA          WA    98408      15.6250       12/12/96        120,000.00
    280001553830                       .0000       02/01/97            00
    496781                             .0000       01/01/27            0
    0                                 5.5000       01/01/99        01/01/99
    736/824                           5.0000       02/01/99        02/01/99
      25                             10.1250          .0000           .0000
    A                                13.1250            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1553832                           9.9000         65,000.00        100
    PISTILLI            JOHN          9.9000         64,970.63         ZZ
    831 EAST 52ND STREET              9.4000            565.62         1
                                     15.9000            565.62         63
    TACOMA          WA    98404      15.4000       01/02/97        104,000.00
    280001553832                      6.1500       03/01/97            00
    107363                            5.6500       02/01/27            0
    0                                 6.1500       02/01/00        02/01/00
    894/824                           5.6500       03/01/00        03/01/00
      25                              6.9000          .0000           .0000
    A                                12.9000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
       3.7500                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        N             .0000


    1553837                           9.2500        101,250.00        100
    MCAULEY             KATHLEEN      9.2500        101,197.51         ZZ
    10471 JENNINGS ROAD               8.7500            832.96         1
                                     15.2500            832.96         75
    GRAND BLANC     MI    48439      14.7500       01/15/97        135,000.00
    280001553837                       .0000       03/01/97            00
    458043106                          .0000       02/01/27            0
    0                                 4.0000       02/01/98        02/01/98
1


    560/824                           3.5000       03/01/98        03/01/98
      45                              7.2500          .0000           .0000
    A                                11.2500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1553881                          10.0000        176,250.00        100
    SHOCKLEY            ERIC         10.0000        176,093.41         ZZ
    203 SOUTH 13TH STREET             9.5000          1,546.72         1
                                     16.0000          1,546.72         75
    RICHMOND        CA    94804      15.5000       12/23/96        235,000.00
    280001553881                       .0000       02/01/97            00
    500630                             .0000       01/01/27            0
    0                                 6.1250       01/01/99        01/01/99
    736/824                           5.6250       02/01/99        02/01/99
      25                             10.0000          .0000           .0000
    A                                13.0000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1553891                           9.8750        200,100.00        100
    WILLIAMS SR         PHILLIP       9.8750        199,917.43         ZZ
    2170 MARY ALICE WAY               9.3750          1,737.57         1
                                     15.8750          1,737.57         90
    TRACY           CA    95376      15.3750       12/10/96        222,388.00
    280001553891                       .0000       02/01/97            23
    492968                             .0000       01/01/27            0
    0                                 5.1250       01/01/99        01/01/99
    736/824                           4.6250       02/01/99        02/01/99
      25                              9.8750          .0000           .0000
    A                                12.8750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1553892                          10.3000         67,500.00        100
    SCHAEFFER           DEBRA        10.3000         67,471.99         ZZ
    7136 N JERSEY STREET              9.8000            607.38         1
                                     16.3000            607.38         75
    PORTLAND        OR    97203      15.8000       01/02/97         90,000.00
1


    280001553892                      6.8000       03/01/97            00
    107143                            6.3000       02/01/27            0
    0                                 6.8000       02/01/99        02/01/99
    894/824                           6.3000       03/01/99        03/01/99
      25                              7.3000          .0000           .0000
    A                                13.3000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
       3.5000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1553895                           9.7500         52,000.00        100
    TEZAK               CATHERINE     9.7500         51,975.74         ZZ
    1686 WEST 3750 SOUTH              9.2500            446.76         1
                                     15.7500            446.76         23
    ST GEORGE       UT    84790      15.2500       01/13/97        232,000.00
    280001553895                       .0000       03/01/97            00
    503596                             .0000       02/01/27            0
    0                                 5.0000       02/01/99        02/01/99
    736/824                           4.5000       03/01/99        03/01/99
      25                              9.7500          .0000           .0000
    A                                12.7500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1553898                          10.2500        176,000.00        100
    LIVINGSTON          DONALD       10.2500        175,851.75         ZZ
    23521-23523 45TH AVE E            9.7500          1,577.14         2
                                     16.2500          1,577.14         80
    SPANAWAY        WA    98387      15.7500       12/19/96        220,000.00
    280001553898                      7.3750       02/01/97            00
    107131                            6.8750       01/01/27            0
    0                                 7.3750       01/01/99        01/01/99
    894/824                           6.8750       02/01/99        02/01/99
      25                              7.2500          .0000           .0000
    A                                13.2500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
       2.8750                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        N             .0000


    1553911                          10.7500         36,000.00        100
    TURMAN              DONNIE       10.7500         35,931.03         ZZ
1


    3783 ELLIS STREET                10.2500            336.05         1
                                     16.7500            336.05         50
    CORONA (AREA)   CA    91760      16.2500       09/26/96         72,000.00
    280001553911                     10.7500       11/01/96            00
    7119                             10.2500       10/01/26            0
    0                                 7.7500       04/01/97        04/01/97
    879/824                           7.2500       05/01/97        05/01/97
      25                             10.7500          .0000           .0000
    A                                11.7500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        N             .0000


    1553936                           8.9500        256,700.00        100
    NICHOLS             STEVEN        8.9500        256,415.57         ZZ
    4215 E 96TH ST                    8.4500          2,056.24         1
                                     14.9500          2,056.24         85
    TACOMA          WA    98446      14.4500       12/20/96        302,000.00
    280001553936                      6.5000       02/01/97            23
    107093                            6.0000       01/01/27            0
    0                                 6.5000       01/01/99        01/01/99
    894/824                           6.0000       02/01/99        02/01/99
      25                              6.5000          .0000           .0000
    A                                11.9500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
       2.4500                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1553940                           9.0000         75,200.00        100
    SHORT               J             9.0000         75,158.92         ZZ
    10338 N HILLVIEW DRIVE            8.5000            605.08         1
                                     15.0000            605.08         80
    HAYDEN LAKE     ID    83835      14.5000       01/15/97         94,000.00
    280001553940                      6.5500       03/01/97            00
    400451                            6.0500       02/01/27            0
    0                                 6.5500       02/01/99        02/01/99
    894/824                           6.0500       03/01/99        03/01/99
      25                              6.5500          .0000           .0000
    A                                12.0000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
       2.4500                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000
1




    1553945                           9.3500         75,000.00        100
    SWANBY              ARNOLD        9.3500         74,961.92         ZZ
    1176 FERTILE VALLEY ROAD          8.8500            622.45         1
                                     15.3500            622.45         43
    NEWPORT         WA    99156      14.8500       01/10/97        178,000.00
    280001553945                      6.9000       03/01/97            00
    400437                            6.4000       02/01/27            0
    0                                 6.9000       02/01/99        02/01/99
    894/824                           6.4000       03/01/99        03/01/99
      25                              6.9000          .0000           .0000
    A                                12.3500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
       2.4500                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1553961                           7.7500         48,000.00        100
    RYAN                JUDITH        7.7500         47,932.02         ZZ
    21615 NE 189TH STREET             7.2500            343.88         1
                                     13.7500            343.88         23
    BRUSH PRAIRIE   WA    98606      13.2500       12/23/96        210,000.00
    280001553961                      5.5000       02/01/97            00
    107193                            5.0000       01/01/27            0
    0                                 5.5000       01/01/99        01/01/99
    894/824                           5.0000       02/01/99        02/01/99
      25                              4.7500          .0000           .0000
    A                                10.7500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
       2.2500                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1553975                          10.6250        150,000.00        100
    PARKER              ROSETTA      10.6250        150,000.00         ZZ
    909 DELRAN PLACE                 10.1250          1,386.15         1
                                     16.6250          1,386.15         81
    UPPER MARLBORO  MD    20772      16.1250       02/12/97        187,000.00
    280001553975                     10.6250       04/01/97            23
    970124                           10.1250       03/01/27            0
    0                                 6.5000       03/01/98        03/01/98
    922/824                           6.0000       04/01/98        04/01/98
      45                             10.6250          .0000           .0000
    A                                12.6250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
1


        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1554017                           8.5000         75,000.00        100
    HANSEN              ZIRA          8.5000         74,908.80         ZZ
    1330 WEST 1050 NORTH              8.0000            576.69         1
                                     14.5000            576.69         53
    PROVO           UT    84604      14.0000       12/03/96        143,000.00
    280001554017                       .0000       02/01/97            00
    497581                             .0000       01/01/27            0
    0                                 5.1250       01/01/99        01/01/99
    736/824                           4.6250       02/01/99        02/01/99
      25                              8.5000          .0000           .0000
    A                                11.5000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1554018                           9.7500        124,650.00        100
    MCCOWAN             MARY          9.7500        124,474.10         ZZ
    13233 WEST BEVERLY ROAD           9.2500          1,070.94         1
                                     15.7500          1,070.94         70
    GOODYEAR        AZ    85338      15.2500       11/27/96        180,000.00
    280001554018                       .0000       01/01/97            00
    498621                             .0000       12/01/26            0
    0                                 5.2500       12/01/98        12/01/98
    736/824                           4.7500       01/01/99        01/01/99
      25                              9.7500          .0000           .0000
    A                                12.7500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1554019                          10.1000        280,000.00        100
    BROOKS              JAMES        10.1000        279,756.47         ZZ
    4901 28TH STREET NW               9.6000          2,477.92         1
                                     16.1000          2,477.92         80
    GIG HARBOR      WA    98335      15.6000       12/17/96        350,000.00
    280001554019                      6.7000       02/01/97            00
    107276                            6.2000       01/01/27            0
    0                                 6.7000       01/01/99        01/01/99
    894/824                           6.2000       02/01/99        02/01/99
      25                              7.1000          .0000           .0000
    A                                13.1000            6              6
1


      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
       3.4000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1554020                           8.5000         85,000.00        100
    PARROTT             KENNETH       8.5000         84,896.64         ZZ
    3809 S CRESTLINE ST               8.0000            653.58         1
                                     14.5000            653.58         68
    SPOKANE         WA    99203      14.0000       12/23/96        126,000.00
    280001554020                      6.2500       02/01/97            00
    400434                            5.7500       01/01/27            0
    0                                 6.2500       01/01/99        01/01/99
    894/824                           5.7500       02/01/99        02/01/99
      25                              6.2500          .0000           .0000
    A                                11.5000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
       2.2500                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1554021                          10.1500        116,450.00        100
    SMITH               CHRISTOPH    10.1500        116,349.80         ZZ
    5230 NE 28TH AVENUE               9.6500          1,034.86         1
                                     16.1500          1,034.86         85
    PORTLAND        OR    97211      15.6500       12/17/96        137,000.00
    280001554021                      6.8500       02/01/97            23
    107206                            6.3500       01/01/27            0
    0                                 6.8500       01/01/99        01/01/99
    894/824                           6.3500       02/01/99        02/01/99
      25                              7.1500          .0000           .0000
    A                                13.1500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
       3.3000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1554028                           9.5500        101,600.00        100
    LEDFORD             DAVID         9.5500        101,500.70         ZZ
    1891 CLARK AVENUE                 9.0500            858.02         1
                                     15.5500            858.02         80
    COTTAGE GROVE   OR    97424      15.0500       12/17/96        127,000.00
    280001554028                      7.0500       02/01/97            00
    107322                            6.5500       01/01/27            0
    0                                 7.0500       01/01/99        01/01/99
1


    894/824                           6.5500       02/01/99        02/01/99
      25                              6.5500          .0000           .0000
    A                                12.5500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
       2.5000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1554029                           8.9500         85,500.00        100
    HATHAWAY            BRUCE         8.9500         85,405.27         ZZ
    3619 N 17TH ST                    8.4500            684.88         1
                                     14.9500            684.88         90
    COEUR D'ALENE   ID    83814      14.4500       12/20/96         95,000.00
    280001554029                      6.5000       02/01/97            23
    400430                            6.0000       01/01/27            0
    0                                 6.5000       01/01/99        01/01/99
    894/824                           6.0000       02/01/99        02/01/99
      25                              6.5000          .0000           .0000
    A                                11.9500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
       2.4500                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1554030                           9.5500        179,100.00        100
    LEONARD             JAMES         9.5500        179,012.83         ZZ
    3080 SE COURTNEY ROAD             9.0500          1,512.51         1
                                     15.5500          1,512.51         90
    MILWAUKIE       OR    97222      15.0500       01/09/97        199,000.00
    280001554030                      7.1000       03/01/97            23
    106764                            6.6000       02/01/27            0
    0                                 7.1000       02/01/99        02/01/99
    894/824                           6.6000       03/01/99        03/01/99
      25                              7.1000          .0000           .0000
    A                                12.5500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
       2.4500                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1554031                           8.6000        242,000.00        100
    GRACE               RICHARD       8.6000        241,711.73         ZZ
    95-705 HINALII STREET             8.1000          1,877.95         1
                                     14.6000          1,877.95         77
    MILILANI        HI    96789      14.1000       12/21/96        315,000.00
1


    280001554031                      5.7250       02/01/97            00
    107230                            5.2250       01/01/27            0
    0                                 5.7250       01/01/99        01/01/99
    894/824                           5.2250       02/01/99        02/01/99
      25                              5.7250          .0000           .0000
    A                                11.6000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
       2.8750                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1554032                           9.3500         35,000.00        100
    TURNER              KEVIN         9.3500         34,964.32         ZZ
    622 MAIN STREET                   8.8500            290.48         1
                                     15.3500            290.48         44
    MCCLEARY        WA    98557      14.8500       12/23/96         80,000.00
    280001554032                      6.9000       02/01/97            00
    107340                            6.4000       01/01/27            0
    0                                 6.9000       01/01/99        01/01/99
    894/824                           6.4000       02/01/99        02/01/99
      25                              6.9000          .0000           .0000
    A                                12.3500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
       2.4500                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        N             .0000


    1554033                           9.3750        135,000.00        100
    BETHEL              AUTUMN        9.3750        134,931.83         ZZ
    12607 TELEPHONE AVENUE            8.8750          1,122.86         1
                                     15.3750          1,122.86         90
    CHINO           CA    91710      14.8750       01/16/97        150,000.00
    0410341887                         .0000       03/01/97            23
    0410341887                         .0000       02/01/27            0
    0                                 6.0000       02/01/98        02/01/98
    E22/824                           5.5000       03/01/98        03/01/98
      45                              7.3750          .0000           .0000
    A                                11.3750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1554035                           7.9900         92,000.00        100
    ATHA                CHRIS         7.9900         91,938.14         ZZ
1


    4495 HART ROAD                    7.4900            674.42         1
                                     13.9900            674.42         70
    DALLAS          OR    97338      13.4900       01/02/97        131,500.00
    280001554035                      6.3500       03/01/97            00
    106399                            5.8500       02/01/27            0
    0                                 6.3500       02/01/99        02/01/99
    894/824                           5.8500       03/01/99        03/01/99
      25                              6.3500          .0000           .0000
    A                                10.9900            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
       1.6400                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1554036                          10.5000         96,000.00        100
    EHLE                HAROLD       10.5000         95,923.37         ZZ
    17219 HORNE ROAD                 10.0000            878.15         1
                                     16.5000            878.15         80
    LUTZ            FL    33549      16.0000       12/31/96        120,000.00
    0410254957                         .0000       02/01/97            00
    0410254957                         .0000       01/01/27            0
    0                                 5.0000       01/01/00        01/01/00
    E22/824                           4.5000       02/01/00        02/01/00
      25                              7.5000          .0000           .0000
    A                                13.5000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1554037                          10.2500         71,920.00        100
    JAMEYSON            DAVID        10.2500         71,889.84         ZZ
    32504 129TH AVE EAST              9.7500            644.48         1
                                     16.2500            644.48         80
    GRAHAM          WA    98338      15.7500       12/31/96         89,900.00
    280001554037                      6.4500       03/01/97            00
    106907                            5.9500       02/01/27            0
    0                                 6.4500       02/01/99        02/01/99
    894/824                           5.9500       03/01/99        03/01/99
      25                              7.2500          .0000           .0000
    A                                13.2500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
       3.8000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000
1




    1554038                           8.7500        200,000.00        100
    BARRETT             GEORGE        8.7500        199,769.02         ZZ
    420 W 30TH STREET                 8.2500          1,573.40         1
                                     14.7500          1,573.40         75
    MIAMI BEACH     FL    33140      14.2500       12/26/96        270,000.00
    0410253900                         .0000       02/01/97            00
    0410253900                         .0000       01/01/27            0
    0                                 5.2500       01/01/98        01/01/98
    E22/824                           4.7500       02/01/98        02/01/98
      45                              6.7500          .0000           .0000
    A                                10.7500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1554040                           7.5000         84,000.00        100
    GAMEL               CLYDE         7.5000         83,937.66         ZZ
    113 WASHINGTON STREET             7.0000            587.34         1
                                     13.5000            587.34         65
    LAFAYETTE       OR    97127      13.0000       01/09/97        130,000.00
    280001554040                      5.0500       03/01/97            00
    107012                            4.5500       02/01/27            0
    0                                 5.0500       02/01/99        02/01/99
    894/824                           4.5500       03/01/99        03/01/99
      25                              5.0500          .0000           .0000
    A                                10.5000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
       2.4500                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1554042                           8.3500         72,000.00        100
    DAY                 WESLEY        8.3500         71,909.73         ZZ
    10630 31ST AVENUE SOUTHWEST       7.8500            545.98         1
                                     14.3500            545.98         62
    SEATTLE         WA    98146      13.8500       12/26/96        118,000.00
    280001554042                      5.0750       02/01/97            00
    107305                            4.5750       01/01/27            0
    0                                 5.0750       01/01/99        01/01/99
    894/824                           4.5750       02/01/99        02/01/99
      25                              5.3500          .0000           .0000
    A                                11.3500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
1


       3.2750                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1554044                           8.2000        157,500.00        100
    HANSEN              ROBERT        8.2000        157,296.39         ZZ
    7311 NORTHEAST 143RD STREET       7.7000          1,177.71         1
                                     14.2000          1,177.71         75
    BOTHELL         WA    98011      13.7000       12/19/96        210,000.00
    280001554044                      5.7500       02/01/97            00
    107232                            5.2500       01/01/27            0
    0                                 5.7500       01/01/99        01/01/99
    894/824                           5.2500       02/01/99        02/01/99
      25                              5.2000          .0000           .0000
    A                                11.2000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
       2.4500                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1554045                           9.9000        176,000.00        100
    SCRIBNER            GARRY         9.9000        174,249.18         ZZ
    22626 16TH AVENUE SOUTH           9.4000          1,531.54         1
                                     16.9000          1,531.54         80
    SEATTLE         WA    98198      16.4000       09/26/96        220,000.00
    280001554045                      9.9000       12/01/96            00
    6985                              9.4000       11/01/26            0
    0                                 5.2500       11/01/98        11/01/98
    879/824                           4.7500       12/01/98        12/01/98
      25                              9.9000          .0000           .0000
    A                                12.9000            6              6
      360                               E            1.0000          1.0000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1554046                           9.6000        108,750.00        100
    PUGH                DENNIS        9.6000        108,644.84         ZZ
    18307 77TH STREET EAST            9.1000            922.37         1
                                     15.6000            922.37         75
    BONNEY LAKE     WA    98390      15.1000       12/23/96        145,000.00
    280001554046                      6.2000       02/01/97            00
    106810                            5.7000       01/01/27            0
    0                                 6.2000       01/01/99        01/01/99
    894/824                           5.7000       02/01/99        02/01/99
      25                              6.6000          .0000           .0000
    A                                12.6000            6              6
1


      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
       3.4000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1554047                          10.9900         53,500.00        100
    SHERWOOD            TRUMAN       10.9900         53,461.59         ZZ
    1607 SOUTH 76TH STREET           10.4900            509.09         1
                                     16.9900            509.09         65
    TACOMA          WA    98408      16.4900       12/20/96         82,500.00
    280001554047                      8.1000       02/01/97            00
    107020                            7.6000       01/01/27            0
    0                                 8.1000       01/01/00        01/01/00
    894/824                           7.6000       02/01/00        02/01/00
      25                              8.1000          .0000           .0000
    A                                13.9900            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
       2.8900                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1554050                           7.9000        135,000.00        100
    TATE                TERRY         7.9000        134,814.51         ZZ
    17855 SE VOGEL RD                 7.4000            981.19         1
                                     13.9000            981.19         72
    BORING          OR    97009      13.4000       12/19/96        190,000.00
    280001554050                      5.4500       02/01/97            00
    106782                            4.9500       01/01/27            0
    0                                 5.4500       01/01/99        01/01/99
    894/824                           4.9500       02/01/99        02/01/99
      25                              4.9000          .0000           .0000
    A                                10.9000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
       2.4500                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1554051                          10.0000        139,000.00        100
    PETERSON            DAVID        10.0000        138,876.51         ZZ
    2421 LINDA AVENUE                 9.5000          1,219.82         1
                                     16.0000          1,219.82         89
    KEY WEST        FL    33040      15.5000       12/31/96        157,500.00
    0410254015                         .0000       02/01/97            23
    0410254015                         .0000       01/01/27            0
    0                                 5.7500       01/01/98        01/01/98
1


    E22/824                           5.2500       02/01/98        02/01/98
      45                              8.0000          .0000           .0000
    A                                12.0000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1554054                           9.3750        122,100.00        100
    BARSOTTI            MARCUS        9.3750        121,976.18         ZZ
    5248 NW 117TH AVENUE              8.8750          1,015.57         1
                                     15.3750          1,015.57         80
    CORAL SPRINGS   FL    33076      14.8750       12/31/96        152,625.00
    0410336630                         .0000       02/01/97            00
    0410336630                         .0000       01/01/27            0
    0                                 5.2500       01/01/98        01/01/98
    E22/824                           4.7500       02/01/98        02/01/98
      45                              7.3750          .0000           .0000
    A                                11.3750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1554057                          10.8500         59,925.00        100
    WARD                CHESTER      10.8500         59,880.64         ZZ
    12347 S HAWK HAVEN AVENUE        10.3500            563.90         1
                                     16.8500            563.90         75
    KUNA            ID    83634      16.3500       12/23/96         79,900.00
    280001554057                      7.3500       02/01/97            00
    107311                            6.8500       01/01/27            0
    0                                 7.3500       01/01/99        01/01/99
    894/824                           6.8500       02/01/99        02/01/99
      25                              7.8500          .0000           .0000
    A                                13.8500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
       3.5000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1554059                           9.9000         76,000.00        100
    TRACY               MITCHELL      9.9000         75,965.65         ZZ
    3010 E RIVERVIEW DR               9.4000            661.35         1
                                     15.9000            661.35         80
    COEUR D'ALENE   ID    83814      15.4000       01/07/97         95,000.00
1


    280001554059                      6.1000       03/01/97            00
    400444                            5.6000       02/01/27            0
    0                                 6.1000       02/01/00        02/01/00
    894/824                           5.6000       03/01/00        03/01/00
      25                              6.9000          .0000           .0000
    A                                12.9000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
       3.8000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1554062                           9.9500         80,500.00        100
    SPANGLER            KENNETH       9.9500         80,464.01         ZZ
    1201 TALCOTT STREET               9.4500            703.47         1
                                     15.9500            703.47         70
    SEDRO WOOLLEY   WA    98284      15.4500       01/07/97        115,000.00
    280001554062                      6.4500       03/01/97            00
    107310                            5.9500       02/01/27            0
    0                                 6.4500       02/01/99        02/01/99
    894/824                           5.9500       03/01/99        03/01/99
      25                              6.9500          .0000           .0000
    A                                12.9500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
       3.5000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1554081                           8.3500         95,000.00        100
    COCKLEREECE         RONALD        8.3500         94,940.65         ZZ
    7123 N WOOD ROAD                  7.8500            720.39         1
                                     14.3500            720.39         66
    REARDAN         WA    99029      13.8500       01/09/97        146,000.00
    280001554081                      5.2500       03/01/97            00
    400448                            4.7500       02/01/27            0
    0                                 5.2500       02/01/00        02/01/00
    894/824                           4.7500       03/01/00        03/01/00
      25                              5.3500          .0000           .0000
    A                                11.3500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
       3.1000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1554103                          10.7500         81,600.00        100
    PHILLIPS            DONALD       10.7500         81,569.28         ZZ
1


    5340 S 51ST STREET               10.2500            761.72         1
                                     16.7500            761.72         85
    LINCOLN         NE    68516      16.2500       01/03/97         96,000.00
    0410205843                         .0000       03/01/97            23
    0410205843                         .0000       02/01/27            0
    0                                 6.1250       02/01/99        02/01/99
    E22/824                           5.6250       03/01/99        03/01/99
      25                              7.7500          .0000           .0000
    A                                13.7500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1554117                           9.1000        139,500.00        100
    TROTTER             JAMES         9.1000        139,425.37         ZZ
    2230 65TH COURT SW                8.6000          1,132.50         1
                                     15.1000          1,132.50         85
    OLYMPIA         WA    98512      14.6000       01/09/97        165,000.00
    280001554117                      6.2250       03/01/97            23
    107454                            5.7250       02/01/27            0
    0                                 6.2250       02/01/99        02/01/99
    894/824                           5.7250       03/01/99        03/01/99
      25                              6.2250          .0000           .0000
    A                                12.1000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
       2.8750                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1554119                          10.0000        105,000.00        100
    DYBDAHL             RYAN         10.0000        104,953.55         ZZ
    1216  BROADWAY                    9.5000            921.45         2
                                     16.0000            921.45         73
    ANN ARBOR       MI    48105      15.5000       01/21/97        145,000.00
    0410306583                         .0000       03/01/97            00
    0410306583                         .0000       02/01/27            0
    0                                 5.5000       02/01/98        02/01/98
    E22/824                           5.0000       03/01/98        03/01/98
      45                              8.0000          .0000           .0000
    A                                12.0000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        N             .0000
1




    1554124                          10.2000         75,000.00        100
    WILLIS              BARBARA      10.2000         74,968.21         ZZ
    2947 SE ARIE COURT                9.7000            669.29         1
                                     16.2000            669.29         89
    PORT ORCHARD    WA    98366      15.7000       01/10/97         85,000.00
    280001554124                      7.3250       03/01/97            23
    107252                            6.8250       02/01/27            0
    0                                 7.3250       02/01/99        02/01/99
    894/824                           6.8250       03/01/99        03/01/99
      25                              7.3250          .0000           .0000
    A                                13.2000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
       2.8750                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1554174                           8.3500        296,000.00        100
    GUMPRECHT           ERNEST        8.3500        295,815.08         ZZ
    16822 N GOLDEN ROAD               7.8500          2,244.59         1
                                     14.3500          2,244.59         80
    COLBERT         WA    99005      13.8500       01/09/97        370,000.00
    280001554174                      5.7250       03/01/97            00
    400442                            5.2250       02/01/27            0
    0                                 5.7250       02/01/99        02/01/99
    894/824                           5.2250       03/01/99        03/01/99
      25                              5.7250          .0000           .0000
    A                                11.3500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
       2.6250                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1554176                           7.9500         80,000.00        100
    BEEKMAN             RONALD        7.9500         79,891.18         ZZ
    2810 W ROCKWELL AVENUE            7.4500            584.23         1
                                     13.9500            584.23         80
    SPOKANE         WA    99205      13.4500       12/23/96        101,000.00
    280001554176                      5.5000       02/01/97            00
    400431                            5.0000       01/01/27            0
    0                                 5.5000       01/01/99        01/01/99
    894/824                           5.0000       02/01/99        02/01/99
      25                              5.5000          .0000           .0000
    A                                10.9500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
1


       2.4500                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1554194                           9.6000        134,820.00        100
    VALITSKI            ROBERT        9.6000        134,689.62         ZZ
    39520 SE STEFENEE COURT           9.1000          1,143.49         1
                                     15.6000          1,143.49         90
    SANDY           OR    97055      15.1000       12/23/96        149,801.00
    280001554194                      6.7500       02/01/97            23
    106886                            6.2500       01/01/27            0
    0                                 6.7500       01/01/99        01/01/99
    894/824                           6.2500       02/01/99        02/01/99
      25                              6.7500          .0000           .0000
    A                                12.6000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
       2.8500                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1554242                           9.7500         82,700.00        100
    BOSSI               VINCENT       9.7500         82,700.00         ZZ
    34 GARRISON AVENUE                9.2500            710.53         1
                                     15.7500            710.53         58
    YORK            ME    03909      15.2500       02/19/97        145,000.00
    280001554242                       .0000       04/01/97            00
    0546019197                         .0000       03/01/27            0
    0                                 5.1250       03/01/98        03/01/98
    G88/824                           4.6250       04/01/98        04/01/98
      45                              7.7500          .0000           .0000
    A                                11.7500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1554246                           9.7500        109,000.00        100
    POLLITZER           JOHN          9.7500        108,949.15         ZZ
    34 THOMAS SUMTER                  9.2500            936.48         1
                                     15.7500            936.48         85
    BEAUFORT        SC    29902      15.2500       01/22/97        128,500.00
    280001554246                       .0000       03/01/97            23
    96SM0184                           .0000       02/01/27            0
    0                                 5.5000       02/01/98        02/01/98
    766/824                           5.0000       03/01/98        03/01/98
      45                              7.7500          .0000           .0000
    A                                11.7500           12             12
1


      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1554258                           9.8750        194,800.00        100
    HITE                DENNIS        9.8750        194,711.50         ZZ
    4725 GREEN ROAD                   9.3750          1,691.54         1
                                     15.8750          1,691.54         85
    HOWELL          MI    48843      15.3750       01/17/97        229,200.00
    0410343198                         .0000       03/01/97            23
    0410343198                         .0000       02/01/27            0
    0                                 5.5000       02/01/98        02/01/98
    E22/824                           5.0000       03/01/98        03/01/98
      45                              7.8750          .0000           .0000
    A                                11.8750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1554261                           7.7000         75,800.00        100
    NELSON              WINIFRED      7.7000         75,745.96         ZZ
    3411 E PINE GLEN AVE              7.2000            540.42         1
                                     13.7000            540.42         66
    MEAD            WA    99021      13.2000       01/14/97        115,000.00
    280001554261                      5.2500       03/01/97            00
    400445                            4.7500       02/01/27            0
    0                                 5.2500       02/01/99        02/01/99
    894/824                           4.7500       03/01/99        03/01/99
      25                              5.2500          .0000           .0000
    A                                10.7000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
       2.4500                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1554262                           9.6250         48,000.00        100
    DEMARAIS            TERRELL       9.6250         47,977.01         ZZ
    12946 DALE                        9.1250            407.99         1
                                     15.6250            407.99         80
    DETROIT         MI    48127      15.1250       01/10/97         60,000.00
    0410168033                         .0000       03/01/97            00
    0410168033                         .0000       02/01/27            0
    0                                 5.5000       02/01/98        02/01/98
1


    E22/824                           5.0000       03/01/98        03/01/98
      45                              7.6250          .0000           .0000
    A                                11.6250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1554263                          11.7500         67,500.00        100
    WORTHINGTON         PHIL         11.7500         67,458.97         ZZ
    240 4TH STREET SE                11.2500            681.35         1
                                     17.7500            681.35         54
    ALBANY          OR    97321      17.2500       12/27/96        125,000.00
    280001554263                      8.4500       02/01/97            00
    107406                            7.9500       01/01/27            0
    0                                 8.4500       01/01/99        01/01/99
    894/824                           7.9500       02/01/99        02/01/99
      25                              8.7500          .0000           .0000
    A                                14.7500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
       3.3000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        N             .0000


    1554264                           8.0000        114,000.00        100
    COKES JR            ELLIS         8.0000        113,846.51         ZZ
    710 CORDOVA STREET                7.5000            836.49         1
                                     14.0000            836.49         80
    DALLAS          TX    75223      13.5000       01/03/97        142,500.00
    0410322069                         .0000       02/01/97            00
    0410322069                         .0000       01/01/27            0
    0                                 4.7500       01/01/98        01/01/98
    E22/824                           4.2500       02/01/98        02/01/98
      45                              6.0000          .0000           .0000
    A                                10.0000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1554265                           7.9500         44,000.00        100
    HOWARD              LAURIE        7.9500         43,970.18         ZZ
    19712 CARTER HILL LANE            7.4500            321.32         1
                                     13.9500            321.32         80
    CONDON          OR    97823      13.4500       01/13/97         55,000.00
1


    280001554265                      5.5000       03/01/97            00
    107067                            5.0000       02/01/27            0
    0                                 5.5000       02/01/99        02/01/99
    894/824                           5.0000       03/01/99        03/01/99
      25                              5.5000          .0000           .0000
    A                                10.9500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
       2.4500                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1554267                           9.2000        225,000.00        100
    CONNER              DOREEN        9.2000        224,882.13         ZZ
    18406 DRIFTWOOD DRIVE EAST        8.7000          1,842.87         1
                                     15.2000          1,842.87         74
    SUMNER          WA    98390      14.7000       01/15/97        305,000.00
    280001554267                      6.7500       03/01/97            00
    107445                            6.2500       02/01/27            0
    0                                 6.7500       02/01/99        02/01/99
    894/824                           6.2500       03/01/99        03/01/99
      25                              6.7500          .0000           .0000
    A                                12.2000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
       2.4500                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1554270                           7.5000         72,800.00        100
    UZUN                YASAR         7.5000         72,745.97         ZZ
    4508 SE 87TH AVENUE               7.0000            509.03         1
                                     13.5000            509.03         70
    PORTLAND        OR    97266      13.0000       01/09/97        104,000.00
    280001554270                      5.0500       03/01/97            00
    107325                            4.5500       02/01/27            0
    0                                 5.0500       02/01/99        02/01/99
    894/824                           4.5500       03/01/99        03/01/99
      25                              5.0500          .0000           .0000
    A                                10.5000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
       2.4500                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1554272                           9.1250        153,750.00        100
    COMBS               ALEX          9.1250        153,668.18         ZZ
1


    5751 ANGELO DRIVE                 8.6250          1,250.96         1
                                     15.1250          1,250.96         75
    LOOMIS          CA    95650      14.6250       01/15/97        205,000.00
    0410276091                         .0000       03/01/97            00
    0410276091                         .0000       02/01/27            0
    0                                 5.0000       02/01/98        02/01/98
    E22/824                           4.5000       03/01/98        03/01/98
      45                              7.1250          .0000           .0000
    A                                11.1250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1554273                           7.3000         75,000.00        100
    BILLIARD            ERNEST        7.3000         74,942.07         ZZ
    2633 ACCESS ROAD NORTH            6.8000            514.18         1
                                     13.3000            514.18         52
    HAGERMAN        ID    83332      12.8000       01/14/97        145,000.00
    280001554273                      4.8500       03/01/97            00
    107531                            4.3500       02/01/27            0
    0                                 4.8500       02/01/99        02/01/99
    894/824                           4.3500       03/01/99        03/01/99
      25                              4.8500          .0000           .0000
    A                                10.3000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
       2.4500                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1554275                           9.9900        105,825.00        100
    HOLM                DAVID         9.9900        105,778.08         ZZ
    104 PALMER DRIVE                  9.4900            927.91         1
                                     15.9900            927.91         85
    SELAH           WA    98942      15.4900       01/09/97        124,500.00
    280001554275                      6.6900       03/01/97            23
    107307                            6.1900       02/01/27            0
    0                                 6.6900       02/01/99        02/01/99
    894/824                           6.1900       03/01/99        03/01/99
      25                              6.9900          .0000           .0000
    A                                12.9900            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
       3.3000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000
1




    1554276                           9.8000         90,000.00        100
    MARTIN              FRANK         9.8000         89,916.56         ZZ
    11314 C STREET SOUTH              9.3000            776.55         1
                                     15.8000            776.55         82
    TACOMA          WA    98444      15.3000       12/23/96        110,000.00
    280001554276                      6.4000       02/01/97            23
    106852                            5.9000       01/01/27            0
    0                                 6.4000       01/01/99        01/01/99
    894/824                           5.9000       02/01/99        02/01/99
      25                              6.8000          .0000           .0000
    A                                12.8000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
       3.4000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1554277                           9.2500        191,000.00        100
    MAYFIELD III        JAMES         9.2500        190,900.98         ZZ
    48 RIVERDALE DRIVE                8.7500          1,571.31         1
                                     15.2500          1,571.31         62
    COVINGTON       LA    70433      14.7500       12/30/96        310,000.00
    0410325450                         .0000       03/01/97            00
    0410325450                         .0000       02/01/27            0
    0                                 5.0000       02/01/98        02/01/98
    E22/824                           4.5000       03/01/98        03/01/98
      45                              7.2500          .0000           .0000
    A                                11.2500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1554278                           9.9000         89,300.00        100
    CHASE               DALE          9.9000         89,218.96         ZZ
    12135 W HARVESTER COURT           9.4000            777.08         1
                                     15.9000            777.08         80
    BOISE           ID    83709      15.4000       12/27/96        111,660.00
    280001554278                      6.9000       02/01/97            00
    107142                            6.4000       01/01/27            0
    0                                 6.9000       01/01/99        01/01/99
    894/824                           6.4000       02/01/99        02/01/99
      25                              6.9000          .0000           .0000
    A                                12.9000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
1


       3.0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1554282                          10.8750         84,000.00        100
    MORING              RONNIE       10.8750         83,969.22         ZZ
    340-346 SOUTH MILL ROAD          10.3750            792.03         4
                                     16.8750            792.03         75
    FESTUS          MO    63028      16.3750       01/17/97        112,000.00
    0410168215                         .0000       03/01/97            00
    0410168215                         .0000       02/01/27            0
    0                                 5.0000       02/01/99        02/01/99
    E22/824                           4.5000       03/01/99        03/01/99
      25                              7.8750          .0000           .0000
    A                                13.8750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1554291                           9.3750         80,000.00        100
    PRATHER             APRIL         9.3750         79,959.60         ZZ
    865 GOAT CREEK CUT-OFF            8.8750            665.40         1
                                     15.3750            665.40         59
    KERRVILLE       TX    78028      14.8750       01/15/97        136,600.00
    0410312235                         .0000       03/01/97            00
    0410312235                         .0000       02/01/27            0
    0                                 5.5000       02/01/98        02/01/98
    E22/824                           5.0000       03/01/98        03/01/98
      45                              7.3750          .0000           .0000
    A                                11.3750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        N             .0000


    1554296                          10.0000         74,550.00        100
    BUCKLIN             RICHARD      10.0000         74,483.77         ZZ
    1817 MIDDLEBURY COURT             9.5000            654.23         1
                                     16.0000            654.23         70
    KANNAPOLIS      NC    28081      15.5000       12/23/96        106,500.00
    280001554296                       .0000       02/01/97            00
    2880375                            .0000       01/01/27            0
    0                                 5.0000       01/01/98        01/01/98
    757/824                           4.5000       02/01/98        02/01/98
      45                              8.0000          .0000           .0000
    A                                12.0000           12             12
1


      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1554474                          11.5000         55,550.00        100
    MORTENSON           DAVID        11.5000         55,532.24         ZZ
    RR1 BOX 67                       11.0000            550.11         1
                                     17.5000            550.11         85
    PERLEY          MN    56574      17.0000       02/07/97         65,400.00
    280001554474                       .0000       03/01/97            23
    1554474                            .0000       02/01/27            0
    0                                 7.2500       02/01/00        02/01/00
    962/824                           6.7500       03/01/00        03/01/00
      25                              8.5000          .0000           .0000
    A                                14.5000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1554494                           9.0000         69,600.00        100
    BOHNE               JOAN          9.0000         69,600.00         ZZ
    3719 MONTREAL STREET              8.5000            560.02         1
                                     15.0000            560.02         85
    BISMARCK        ND    58501      14.5000       02/13/97         81,900.00
    280001554494                       .0000       04/01/97            23
    1554494                            .0000       03/01/27            0
    0                                 6.1250       03/01/00        03/01/00
    962/824                           5.6250       04/01/00        04/01/00
      25                              6.0000          .0000           .0000
    A                                12.0000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1554496                           9.1250        121,000.00        100
    CHAFFIN             GREGORY       9.1250        121,000.00         ZZ
    5735 GRANADA AVENUE               8.6250            984.50         1
                                     15.1250            984.50         83
    GALLOWAY        OH    43119      14.6250       02/11/97        146,500.00
    280001554496                       .0000       04/01/97            23
    10197033                           .0000       03/01/27            0
    0                                 5.2500       03/01/98        03/01/98
1


    B65/824                           4.7500       04/01/98        04/01/98
      45                              7.1250          .0000           .0000
    A                                11.1250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1554508                           8.7500        165,650.00        100
    KICKHAM             CAROL         8.7500        165,554.69         ZZ
    1203 CHAVANIAC                    8.2500          1,303.17         1
                                     14.7500          1,303.17         73
    MANCHESTER      MO    63011      14.2500       01/16/97        227,000.00
    0410310981                         .0000       03/01/97            00
    0410310981                         .0000       02/01/27            0
    0                                 4.7500       02/01/98        02/01/98
    E22/824                           4.2500       03/01/98        03/01/98
      45                              6.7500          .0000           .0000
    A                                10.7500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           09             0           00/00/00
                                        O             .0000


    1554509                           9.2500        226,000.00        100
    JONES               RANDY         9.2500        225,764.76         ZZ
    16101 CHALFONT CIRCLE             8.7500          1,859.25         1
                                     15.2500          1,859.25         80
    DALLAS          TX    75248      14.7500       01/02/97        282,500.00
    0410321889                         .0000       02/01/97            00
    0410321889                         .0000       01/01/27            0
    0                                 4.7500       01/01/98        01/01/98
    E22/824                           4.2500       02/01/98        02/01/98
      45                              7.2500          .0000           .0000
    A                                11.2500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           09             0           00/00/00
                                        O             .0000


    1554640                          10.0000         99,900.00        100
    VONDREJC            HUGO         10.0000         99,811.25         ZZ
    120 KINGSLEY RD SE                9.5000            876.69         1
                                     16.0000            876.69         57
    VIENNA          VA    22180      15.5000       12/26/96        176,000.00
1


    0410256135                         .0000       02/01/97            00
    0410256135                         .0000       01/01/27            0
    0                                 5.0000       01/01/00        01/01/00
    E22/824                           4.5000       02/01/00        02/01/00
      25                              7.0000          .0000           .0000
    A                                13.0000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1554643                           9.5000         81,000.00        100
    TERRY JR            HAROLD        9.5000         80,960.16         ZZ
    4461 SW 24TH AVENUE               9.0000            681.09         1
                                     15.5000            681.09         90
    DANIA           FL    33021      15.0000       01/13/97         90,000.00
    280001554643                       .0000       03/01/97            23
    0410339006                         .0000       02/01/27            0
    0                                 5.7500       02/01/98        02/01/98
    E22/824                           5.2500       03/01/98        03/01/98
      45                              7.5000          .0000           .0000
    A                                11.5000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1554784                          10.0000        164,000.00        100
    CUDDY               TAMMY        10.0000        163,927.45         ZZ
    26 ELIZABETH ST                   9.5000          1,439.22         1
                                     16.0000          1,439.22         80
    BETHEL          CT    06801      15.5000       02/07/97        205,000.00
    280001554784                       .0000       03/01/97            00
    186947                             .0000       02/01/27            0
    0                                 5.8750       02/01/00        02/01/00
    B24/824                           5.3750       03/01/00        03/01/00
      25                              7.0000          .0000           .0000
    A                                13.0000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1554790                           9.2500         70,550.00        100
    HUDDLESTON III      THOMAS        9.2500         70,476.56         ZZ
1


    430 POMPANO                       8.7500            580.40         1
                                     15.2500            580.40         90
    HITCHCOCK       TX    77563      14.7500       12/31/96         78,400.00
    0410310700                         .0000       02/01/97            23
    0410310700                         .0000       01/01/27            0
    0                                 5.3750       07/01/97        07/01/97
    E22/824                           4.8750       08/01/97        08/01/97
      25                              8.2500          .0000           .0000
    A                                10.2500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1554877                           9.7500        152,000.00        100
    SWEENEY             ROBERT        9.7500        152,000.00         ZZ
    6111 CROOM STATION ROAD           9.2500          1,305.91         1
                                     16.7500          1,305.91         84
    UPPER MARLBORO  MD    20772      16.2500       02/14/97        183,000.00
    280001554877                       .0000       04/01/97            23
    7030276                            .0000       03/01/27            0
    0                                 6.7500       03/01/00        03/01/00
    696/824                           6.2500       04/01/00        04/01/00
      25                              6.7500          .0000           .0000
    A                                12.7500            6              6
      360                               E            1.0000          1.0000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1554878                           8.7500        164,050.00        100
    KIRAKOSIAN          HOVIK         8.7500        164,050.00         ZZ
    11511 ROTHBURY SQUARE             8.2500          1,290.58         1
                                     14.7500          1,290.58         70
    FAIRFAX         VA    22030      14.2500       02/20/97        234,395.00
    280001554878                       .0000       04/01/97            00
    21393577                           .0000       03/01/27            0
    0                                 5.0000       09/01/97        09/01/97
    696/824                           4.5000       10/01/97        10/01/97
      25                              7.7500          .0000           .0000
    A                                 9.7500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           09             0           00/00/00
                                        O             .0000
1




    1554975                           9.8750         97,600.00        100
    BAUER               RANDY         9.8750         97,600.00         ZZ
    4501 RIVERBEND LANE               9.3750            847.51         1
                                     15.8750            847.51         85
    BISMARCK        ND    58504      15.3750       02/13/97        115,000.00
    280001554975                       .0000       04/01/97            23
    1554975                            .0000       03/01/27            0
    0                                 6.0000       03/01/98        03/01/98
    962/824                           5.5000       04/01/98        04/01/98
      45                              7.8750          .0000           .0000
    A                                11.8750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1554992                          10.5000        229,500.00        100
    ASH                 DOUGLAS      10.5000        229,408.80         ZZ
    10807 AVENIDA SANTA ANA          10.0000          2,099.33         1
                                     16.5000          2,099.33         90
    BOCA RATON      FL    33498      16.0000       01/17/97        255,000.00
    0410339030                         .0000       03/01/97            23
    0410339030                         .0000       02/01/27            0
    0                                 5.7500       02/01/99        02/01/99
    E22/824                           5.2500       03/01/99        03/01/99
      25                              7.5000          .0000           .0000
    A                                13.5000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           03             0           00/00/00
                                        O             .0000


    1554994                           9.2500        275,000.00        100
    PEREZ               MAXIMO        9.2500        274,857.43         ZZ
    21221 RAINBOW DRIVE               8.7500          2,262.36         1
                                     15.2500          2,262.36         55
    CUPERTINO       CA    95014      14.7500       01/16/97        500,000.00
    0410305817                         .0000       03/01/97            00
    0410305817                         .0000       02/01/27            0
    0                                 4.7500       02/01/98        02/01/98
    E22/824                           4.2500       03/01/98        03/01/98
      45                              7.2500          .0000           .0000
    A                                11.2500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
1


        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1554995                           8.5000        176,000.00        100
    BLAYDES             BENNY         8.5000        175,893.38         ZZ
    1879 EAST KRAMER DRIVE            8.0000          1,353.29         1
                                     14.5000          1,353.29         80
    CARSON          CA    90746      14.0000       01/22/97        220,000.00
    280001554995                       .0000       03/01/97            23
    BLAYDES                            .0000       02/01/27            0
    0                                 5.6250       02/01/99        02/01/99
    A01/824                           5.1250       03/01/99        03/01/99
      45                              8.5000          .0000           .0000
    A                                 9.5000            6              6
      360                               9            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1554996                          11.7500         55,650.00        100
    STORY               SCOTT        11.7500         55,633.17         ZZ
    330 NORTH VALLEY DRIVE           11.2500            561.74         1
                                     17.7500            561.74         70
    SALINA          UT    84654      17.2500       01/15/97         79,500.00
    280001554996                       .0000       03/01/97            00
    STORY                              .0000       02/01/27            0
    0                                 6.7500       02/01/99        02/01/99
    A01/824                           6.2500       03/01/99        03/01/99
      25                             11.7500          .0000           .0000
    A                                13.7500            6              6
      360                               E            1.5000          1.5000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1554997                          11.5000        211,500.00        100
    PENA                RODOLFO      11.5000        211,432.40         ZZ
    2634 ALDERWOOD DRIVE             11.0000          2,094.47         1
                                     17.5000          2,094.47         90
    SAN JOSE        CA    95132      17.0000       01/03/97        235,000.00
    280001554997                       .0000       03/01/97            23
    96143                              .0000       02/01/27            0
    0                                 6.2500       02/01/00        02/01/00
    A01/824                           5.7500       03/01/00        03/01/00
      25                             11.5000          .0000           .0000
    A                                14.5000            6              6
1


      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1555083                           9.7500         69,120.00        100
    OWOLABI             THOMAS        9.7500         69,055.24         ZZ
    8632 GLENWOOD DRIVE               9.2500            593.85         1
                                     15.7500            593.85         90
    RIVERDALE       GA    30247      15.2500       12/23/96         76,800.00
    280001555083                       .0000       02/01/97            23
    OWOLABI                            .0000       01/01/27            0
    0                                 6.1250       01/01/98        01/01/98
    E20/824                           5.6250       02/01/98        02/01/98
      45                              7.7500          .0000           .0000
    A                                11.7500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1555087                           9.3750        124,500.00        100
    DURAND              ROBERT        9.3750        124,437.13         ZZ
    2309 WEST GREGG DRIVE             8.8750          1,035.53         1
                                     15.9350          1,035.53         85
    CHANDLER        AZ    85224      15.4350       01/07/97        146,500.00
    280001555087                      9.3750       03/01/97            23
    DURAND                            8.8750       02/01/27            0
    0                                 5.7500       03/01/98        03/01/98
    A01/824                           5.2500       04/01/98        04/01/98
      45                              9.3750          .0000           .0000
    A                                11.3750           12             12
      360                               1            2.0000          2.0000
       6.5600                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           03             0           00/00/00
                                        O             .0000


    1555150                           9.0000        160,000.00        100
    CARDONA             HECTOR        9.0000        159,824.54         ZZ
    96 HIGHTSTOWN ROAD                8.5000          1,287.40         1
                                     15.0000          1,287.40         80
    WEST WINDSOR T  NJ    08540      14.5000       12/20/96        201,500.00
    0410254270                         .0000       02/01/97            00
    0410254270                         .0000       01/01/27            0
    0                                 5.2500       01/01/98        01/01/98
1


    E22/824                           4.7500       02/01/98        02/01/98
      45                              7.0000          .0000           .0000
    A                                11.0000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1555173                           9.7500        130,500.00        100
    MCHENRY             JON           9.7500        130,439.11         ZZ
    2334 SOUTHEAST 40TH AVENUE        9.2500          1,121.20         2
                                     15.7500          1,121.20         75
    PORTLAND        OR    97214      15.2500       01/22/97        174,000.00
    0410220131                         .0000       03/01/97            00
    0410220131                         .0000       02/01/27            0
    0                                 5.5000       02/01/00        02/01/00
    E22/824                           5.0000       03/01/00        03/01/00
      25                              6.7500          .0000           .0000
    A                                12.7500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1555194                          10.0000        146,600.00        100
    JACKSON             RANDALL      10.0000        146,535.15         ZZ
    393 CRESTVIEW POINT DRIVE         9.5000          1,286.52         1
                                     16.0000          1,286.52         85
    LEWISVILLE      TX    75067      15.5000       01/24/97        172,518.00
    0410311187                         .0000       03/01/97            23
    0410311187                         .0000       02/01/27            0
    0                                 5.2500       08/01/97        08/01/97
    E22/824                           4.7500       09/01/97        09/01/97
      25                              9.0000          .0000           .0000
    A                                11.0000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1555195                           8.5000        125,600.00        100
    IRANI               ALI           8.5000        125,523.91         ZZ
    1589 ASHBURY PLACE                8.0000            965.76         1
                                     14.5000            965.76         80
    EAGAN           MN    55122      14.0000       01/24/97        157,000.00
1


    0410205595                         .0000       03/01/97            00
    0410205595                         .0000       02/01/27            0
    0                                 5.2500       02/01/98        02/01/98
    E22/824                           4.7500       03/01/98        03/01/98
      45                              6.5000          .0000           .0000
    A                                10.5000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1555206                          10.1250        123,950.00        100
    TURNER              MICHAEL      10.1250        123,896.61         ZZ
    328 NORTHWEST 189TH STREET        9.6250          1,099.22         1
                                     16.1250          1,099.22         80
    SHORELINE       WA    98177      15.6250       01/14/97        154,950.00
    0410220339                         .0000       03/01/97            00
    0410220339                         .0000       02/01/27            0
    0                                 5.6250       02/01/99        02/01/99
    E22/824                           5.1250       03/01/99        03/01/99
      25                              7.1250          .0000           .0000
    A                                13.1250            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1555210                          10.2500         48,850.00        100
    CHENAULT            FREDRICK     10.2500         48,829.51         ZZ
    1921 SW GARFIELD AVE              9.7500            437.75         1
                                     16.2500            437.75         85
    LAWTON          OK    73501      15.7500       01/24/97         57,500.00
    0410312300                         .0000       03/01/97            23
    0410312300                         .0000       02/01/27            0
    0                                 5.2500       08/01/97        08/01/97
    E22/824                           4.7500       09/01/97        09/01/97
      25                              9.2500          .0000           .0000
    A                                11.2500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1555213                           9.2500        176,800.00        100
    STEEL               R KIRK        9.2500        176,708.34         ZZ
1


    718 JEFFERY STREET                8.7500          1,454.49         1
                                     15.2500          1,454.49         80
    SOUTH LAKE TAH  CA    96150      14.7500       01/23/97        221,000.00
    0410276406                         .0000       03/01/97            00
    0410276406                         .0000       02/01/27            0
    0                                 5.2500       02/01/98        02/01/98
    E22/824                           4.7500       03/01/98        03/01/98
      45                              7.2500          .0000           .0000
    A                                11.2500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1555301                           9.5000        100,669.00        100
    OFFNER              CAROLYN       9.5000        100,619.48         ZZ
    13399 WYANDOT STREET              9.0000            846.48         1
                                     16.5000            846.48         75
    WESTMINSTER     CO    80234      16.0000       01/27/97        134,225.00
    280001555301                      9.5000       03/01/97            00
    971096                            9.0000       02/01/27            0
    0                                 7.2500       02/01/99        02/01/99
    E78/824                           6.7500       03/01/99        03/01/99
      45                              9.5000          .0000           .0000
    A                                12.5000            6              6
      360                               9            1.0000          1.0000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1555311                           9.2500         90,000.00        100
    KISHMAN             DOLORES       9.2500         89,906.32         T
    7225 NORTH SAN ANNA DRIVE         8.7500            740.41         1
                                     15.2500            740.41         51
    TUCSON          AZ    85704      14.7500       01/06/97        177,000.00
    280001555311                       .0000       02/01/97            00
    4267                               .0000       01/01/27            0
    0                                 5.2500       01/01/98        01/01/98
    965/824                           4.7500       02/01/98        02/01/98
      45                              7.2500          .0000           .0000
    A                                11.2500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000
1




    1555314                           8.7500        262,500.00        100
    OROZCO              EDMUNDO       8.7500        262,348.97         ZZ
    7523 CAMINO DEL RIO NORTHWEST     8.2500          2,065.09         1
                                     15.7500          2,065.09         75
    ALBUQUERQUE     NM    87114      15.2500       01/30/97        350,000.00
    280001555314                      8.7500       03/01/97            00
    971099                            8.2500       02/01/27            0
    0                                 5.4900       08/01/97        08/01/97
    E78/824                           4.9900       09/01/97        09/01/97
      45                              8.7500          .0000           .0000
    A                                 9.7500            6              6
      360                               9            1.0000          1.0000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1555321                           9.3900         93,200.00        100
    EDGINGTON, JR       WILLIAM       9.3900         93,153.08         ZZ
    3667 WEST 4550 SOUTH              8.8900            776.21         1
                                     16.3900            776.21         80
    ROY             UT    84067      15.8900       01/29/97        116,500.00
    280001555321                      9.3900       03/01/97            00
    971148                            8.8900       02/01/27            0
    0                                 5.8900       02/01/99        02/01/99
    E78/824                           5.3900       03/01/99        03/01/99
      45                              9.3900          .0000           .0000
    A                                12.3900            6              6
      360                               9            1.0000          1.0000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1555337                          10.4500        135,915.00        100
    BRINGHURST          JASON        10.4500        135,860.40         ZZ
    2788 WEST 13640 SOUTH             9.9500          1,238.19         1
                                     17.4500          1,238.19         85
    RIVERTON        UT    84065      16.9500       01/24/97        159,900.00
    280001555337                     10.4500       03/01/97            23
    971067                            9.9500       02/01/27            0
    0                                 5.9500       02/01/99        02/01/99
    E78/824                           5.4500       03/01/99        03/01/99
      45                             10.4500          .0000           .0000
    A                                13.4500            6              6
      360                               9            1.0000          1.0000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
1


        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1555341                           8.7500         92,000.00        100
    HOPKINS             HILLARY       8.7500         91,893.74         ZZ
    17 SCOTLAND PLACE NW              8.2500            723.77         1
                                     14.7500            723.77         80
    ATLANTA         GA    30318      14.2500       12/12/96        115,000.00
    280001555341                       .0000       02/01/97            00
    HOPKINS                            .0000       01/01/27            0
    0                                 6.2500       01/01/98        01/01/98
    E20/824                           5.7500       02/01/98        02/01/98
      45                              6.7500          .0000           .0000
    A                                10.7500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           01             0           00/00/00
                                        O             .0000


    1555342                           9.4500         85,000.00        100
    ORTIZ               VICTOR        9.4500         84,957.75         ZZ
    3841 WEST AJO WAY                 8.9500            711.63         1
                                     16.4500            711.63         41
    TUCSON          AZ    85746      15.9500       01/10/97        212,000.00
    280001555342                      9.4500       03/01/97            00
    964359                            8.9500       02/01/27            0
    0                                 5.9500       02/01/99        02/01/99
    E78/824                           5.4500       03/01/99        03/01/99
      45                              9.4500          .0000           .0000
    A                                12.4500            6              6
      360                               9            1.0000          1.0000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1555346                           9.9900         79,800.00        100
    TRUJILLO            NICKE         9.9900         79,764.63         ZZ
    240 EAST TJ DRIVE                 9.4900            699.71         1
                                     16.9900            699.71         70
    SANDY           UT    84070      16.4900       01/28/97        114,000.00
    280001555346                      9.9900       03/01/97            00
    971071                            9.4900       02/01/27            0
    0                                 5.7500       02/01/99        02/01/99
    E78/824                           5.2500       03/01/99        03/01/99
      45                              9.9900          .0000           .0000
    A                                12.9900            6              6
1


      360                               9            1.0000          1.0000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1555352                          10.3900         88,000.00        100
    KERSHAW             GORDON       10.3900         87,964.19         ZZ
    4866 WEST GASKILL WAY             9.8900            797.74         1
                                     17.3900            797.74         79
    WEST JORDAN     UT    84084      16.8900       01/15/97        112,000.00
    280001555352                     10.3900       03/01/97            00
    961018                            9.8900       02/01/27            0
    0                                 6.3900       02/01/99        02/01/99
    E78/824                           5.8900       03/01/99        03/01/99
      45                             10.3900          .0000           .0000
    A                                13.3900            6              6
      360                               9            1.0000          1.0000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1555362                          10.3900         78,320.00        100
    MARTINEZ            JAMES        10.3900         78,288.13         ZZ
    2086 NORTH 100 WEST               9.8900            709.99         1
                                     17.3900            709.99         80
    SUNSET          UT    84015      16.8900       01/28/97         97,900.00
    280001555362                     10.3900       03/01/97            00
    971110                            9.8900       02/01/27            0
    0                                 6.3900       02/01/99        02/01/99
    E78/824                           5.8900       03/01/99        03/01/99
      45                             10.3900          .0000           .0000
    A                                13.3900            6              6
      360                               9            1.0000          1.0000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           03             0           00/00/00
                                        O             .0000


    1555365                           9.9900         42,640.00        100
    LILLIE              DAVID         9.9900         42,621.10         ZZ
    5302 NORTH 15TH DRIVE             9.4900            373.88         1
                                     16.9900            373.88         80
    PHOENIX         AZ    85015      16.4900       01/29/97         53,300.00
    280001555365                      9.9900       03/01/97            00
    971121                            9.4900       02/01/27            0
    0                                 5.4900       02/01/99        02/01/99
1


    E78/824                           4.9900       03/01/99        03/01/99
      45                              9.9900          .0000           .0000
    A                                12.9900            6              6
      360                               9            1.0000          1.0000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           09             0           00/00/00
                                        O             .0000


    1555368                           9.6900        160,000.00        100
    RAGUDOS             JOHN          9.6900        159,924.40         ZZ
    4314 SOUTH FERDINAND STREET       9.1900          1,367.60         1
                                     16.6900          1,367.60         80
    SEATTLE         WA    98118      16.1900       01/23/97        200,000.00
    280001555368                      9.6900       03/01/97            00
    971155                            9.1900       02/01/27            0
    0                                 5.6900       02/01/99        02/01/99
    E78/824                           5.1900       03/01/99        03/01/99
      45                              9.6900          .0000           .0000
    A                                12.6900            6              6
      360                               9            1.0000          1.0000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1555369                           9.6900         51,200.00        100
    MURRIETA            DAVID         9.6900         51,175.81         ZZ
    741 WEST VALENCIA ROAD            9.1900            437.63         1
                                     16.6900            437.63         75
    TUCSON          AZ    85706      16.1900       01/24/97         69,000.00
    280001555369                      9.6900       03/01/97            00
    971109                            9.1900       02/01/27            0
    0                                 5.9500       02/01/99        02/01/99
    E78/824                           5.4500       03/01/99        03/01/99
      45                              9.6900          .0000           .0000
    A                                12.6900            6              6
      360                               9            1.0000          1.0000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1555372                           9.8900        115,600.00        100
    SCHNEIDER           THOMAS        9.8900        115,547.65         T
    677 NORTH GREGORY PLACE           9.3900          1,005.09         1
                                     16.8900          1,005.09         80
    CHANDLER        AZ    85226      16.3900       01/24/97        144,500.00
1


    280001555372                      9.8900       03/01/97            00
    971126                            9.3900       02/01/27            0
    0                                 5.8900       02/01/99        02/01/99
    E78/824                           5.3900       03/01/99        03/01/99
      45                              9.8900          .0000           .0000
    A                                12.8900            6              6
      360                               9            1.0000          1.0000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1555374                           9.9900        109,900.00        100
    PEREZ               FRANCISCO     9.9900        109,851.28         ZZ
    8372 SOUTH SYCAMORE TREE COVE     9.4900            963.64         1
                                     16.9900            963.64         69
    SANDY           UT    84094      16.4900       01/31/97        159,900.00
    280001555374                      9.9900       03/01/97            00
    971233                            9.4900       02/01/27            0
    0                                 5.9900       02/01/99        02/01/99
    E78/824                           5.4900       03/01/99        03/01/99
      45                              9.9900          .0000           .0000
    A                                12.9900            6              6
      360                               9            1.0000          1.0000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1555378                           9.1900        150,400.00        100
    ASHBY               LESLIE        9.1900        150,321.04         ZZ
    10 NORTH 400 EAST                 8.6900          1,230.77         1
                                     16.1900          1,230.77         80
    PROVIDENCE      UT    84332      15.6900       01/14/97        188,000.00
    280001555378                      9.1900       03/01/97            00
    964399                            8.6900       02/01/27            0
    0                                 5.9500       02/01/99        02/01/99
    E78/824                           5.4500       03/01/99        03/01/99
      45                              9.1900          .0000           .0000
    A                                12.1900            6              6
      360                               9            1.0000          1.0000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1555381                          10.8900         87,200.00        100
    DEANE               RONALD       10.8900         87,168.15         ZZ
1


    2212 SOUTHWEST 330TH STREET      10.3900            823.19         1
                                     17.8900            823.19         80
    FEDERAL WAY     WA    98023      17.3900       01/10/97        109,000.00
    280001555381                     10.8900       03/01/97            00
    961028                           10.3900       02/01/27            0
    0                                 6.1500       02/01/99        02/01/99
    E78/824                           5.6500       03/01/99        03/01/99
      45                             10.8900          .0000           .0000
    A                                13.8900            6              6
      360                               9            1.0000          1.0000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1555384                           9.1900         79,900.00        100
    THOMAS              MICHAEL       9.1900         79,858.05         ZZ
    365 EAST 120 SOUTH STREET         8.6900            653.85         1
                                     16.1900            653.85         85
    SMITHFIELD      UT    84335      15.6900       01/24/97         94,000.00
    280001555384                      9.1900       03/01/97            23
    971131                            8.6900       02/01/27            0
    0                                 5.6900       02/01/99        02/01/99
    E78/824                           5.1900       03/01/99        03/01/99
      45                              9.1900          .0000           .0000
    A                                12.1900            6              6
      360                               9            1.0000          1.0000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1555386                          12.6900        128,800.00        100
    MARTINEZ            RAYMOND      12.6900        128,768.42         ZZ
    2729 EAST 2880 SOUTH             12.1900          1,393.64         1
                                     19.6900          1,393.64         80
    SALT LAKE CITY  UT    84109      19.1900       01/21/97        161,000.00
    280001555386                     12.6900       03/01/97            00
    964402                           12.1900       02/01/27            0
    0                                 6.9500       02/01/99        02/01/99
    E78/824                           6.4500       03/01/99        03/01/99
      45                             12.6900          .0000           .0000
    A                                15.6900            6              6
      360                               9            1.0000          1.0000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000
1




    1555426                          10.2500        142,000.00        100
    ANDERSON            DARRELL      10.2500        141,880.39         ZZ
    2785 AUTUMN LAKE LANE             9.7500          1,272.47         1
                                     16.2500          1,272.47         75
    DECATUR         GA    30034      15.7500       12/19/96        190,000.00
    280001555426                       .0000       02/01/97            00
    ANDERSON                           .0000       01/01/27            0
    0                                 5.7500       01/01/00        01/01/00
    E20/824                           5.2500       02/01/00        02/01/00
      25                              7.2500          .0000           .0000
    A                                13.2500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1555522                          11.3750        302,400.00        100
    SCHULTZ             RICHARD      11.3750        302,300.67         ZZ
    11-13 CLEVELAND STREET           10.8750          2,965.83         1
    UNIT #11                         17.3750          2,965.83         70
    CAMBRIDGE       MA    02138      16.8750       01/17/97        433,000.00
    280001555522                     11.3750       03/01/97            00
    11007006                         10.8750       02/01/27            0
    0                                 8.0000       08/01/97        08/01/97
    B68/824                           7.5000       09/01/97        09/01/97
      25                             11.3750          .0000           .0000
    A                                12.3750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           01             0           00/00/00
                                        N             .0000


    1555544                           8.7500        104,000.00        100
    JAMES               ELLERY        8.7500        103,879.89         ZZ
    8917 RUTHELEN STREET              8.2500            818.17         1
                                     14.7500            818.17         80
    LOS ANGELES     CA    90047      14.2500       12/24/96        130,000.00
    280001555544                      8.7500       02/01/97            00
    127006001                         8.2500       01/01/27            0
    0                                 5.5000       01/01/00        01/01/00
    B68/824                           5.0000       02/01/00        02/01/00
      25                              8.7500          .0000           .0000
    A                                14.7500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
1


        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1555570                           9.8750        100,000.00        100
    MENELEY             VICTOR        9.8750         99,954.57         ZZ
    11253 ANABEL AVENUE               9.3750            868.35         1
                                     15.8750            868.35         72
    WHITTIER AREA   CA    90604      15.3750       01/07/97        140,000.00
    280001555570                      9.8750       03/01/97            00
    127006002                         9.3750       02/01/27            0
    0                                 5.8750       02/01/00        02/01/00
    B68/824                           5.3750       03/01/00        03/01/00
      25                              9.8750          .0000           .0000
    A                                15.8750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1555599                          10.2500         80,500.00        100
    WILLIAMS            DAVID        10.2500         80,466.24         ZZ
    63 THORNTON STREET                9.7500            721.36         3
                                     16.2500            721.36         70
    REVERE          MA    02151      15.7500       01/09/97        115,000.00
    280001555599                     10.2500       03/01/97            00
    121016051                         9.7500       02/01/27            0
    0                                 5.7500       02/01/00        02/01/00
    B68/824                           5.2500       03/01/00        03/01/00
      25                             10.2500          .0000           .0000
    A                                16.2500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1555618                           9.9900         75,000.00        100
    ALLEN               JOHN          9.9900         74,966.76         ZZ
    8310 SOUTHEAST 70TH AVENUE        9.4900            657.62         1
                                     16.9900            657.62         66
    PORTLAND        OR    97206      16.4900       01/28/97        115,000.00
    280001555618                      9.9900       03/01/97            00
    971108                            9.4900       02/01/27            0
    0                                 6.7500       02/01/99        02/01/99
    E78/824                           6.2500       03/01/99        03/01/99
      45                              9.9900          .0000           .0000
    A                                12.9900            6              6
1


      360                               9            1.0000          1.0000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1555624                          11.9900         30,100.00        100
    NORTON              DANIEL       11.9900         30,091.37         ZZ
    2119 FENWICK DRIVE               11.4900            309.38         1
                                     18.9900            309.38         70
    DALLAS          TX    75228      18.4900       01/22/97         43,000.00
    280001555624                     11.9900       03/01/97            00
    964385                           11.4900       02/01/27            0
    0                                 7.2500       02/01/99        02/01/99
    E78/824                           6.7500       03/01/99        03/01/99
      45                             11.9900          .0000           .0000
    A                                14.9900            6              6
      360                               9            1.0000          1.0000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1555629                          10.2500         25,000.00        100
    TURNER              ETHEL        10.2500         24,989.51         ZZ
    2609 WHITE OAK ROAD               9.7500            224.03         1
                                     17.2500            224.03         35
    NORTH LAS VEGA  NV    89030      16.7500       01/17/97         72,000.00
    280001555629                     10.2500       03/01/97            00
    961105                            9.7500       02/01/27            0
    0                                 6.7500       02/01/99        02/01/99
    E78/824                           6.2500       03/01/99        03/01/99
      45                             10.2500          .0000           .0000
    A                                13.2500            6              6
      360                               9            1.0000          1.0000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1555644                           8.7500        130,125.00        100
    CHUNG               DAE           8.7500        130,050.14         ZZ
    9628 SAN BERNARDINO AVENUE NE     8.2500          1,023.69         1
                                     15.7500          1,023.69         75
    ALBUQUERQUE     NM    87109      15.2500       01/30/97        173,500.00
    280001555644                      8.7500       03/01/97            00
    971037                            8.2500       02/01/27            0
    0                                 5.7500       08/01/97        08/01/97
1


    E78/824                           5.2500       09/01/97        09/01/97
      45                              8.7500          .0000           .0000
    A                                 9.7500            6              6
      360                               9            1.0000          1.0000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1555646                           9.0000        124,000.00        100
    SEARLES             KEVIN         9.0000        123,932.27         ZZ
    1114 SE 54TH AVENUE               8.5000            997.73         1
                                     15.0000            997.73         80
    HILLSBORO       OR    97123      14.5000       01/07/97        155,000.00
    280001555646                      9.0000       03/01/97            00
    128006003                         8.5000       02/01/27            0
    0                                 5.6250       02/01/00        02/01/00
    B68/824                           5.1250       03/01/00        03/01/00
      25                              9.0000          .0000           .0000
    A                                15.0000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1555649                           9.3900        120,000.00        100
    PIETRUSZKIEWICZ     EDWARD        9.3900        119,939.59         ZZ
    2208 SOUTH HOLT AVENUE            8.8900            999.41         4
    UNITS 1-4                        16.3900            999.41         75
    SIOUX FALLS     SD    57103      15.8900       01/27/97        160,000.00
    280001555649                      9.3900       03/01/97            00
    964376                            8.8900       02/01/27            0
    0                                 5.3900       08/01/97        08/01/97
    E78/824                           4.8900       09/01/97        09/01/97
      45                              9.3900          .0000           .0000
    A                                10.3900            6              6
      360                               9            1.0000          1.0000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1555692                          10.1250         92,200.00        100
    CHRISSOMALLIS       JOHN         10.1250         92,200.00         ZZ
    31 STONE PARK PLACE               9.6250            817.65         1
                                     16.1250            817.65         90
    BALTIMORE       MD    21236      15.6250       02/18/97        102,500.00
1


    280001555692                       .0000       04/01/97            23
    0397WH17                           .0000       03/01/27            0
    0                                 6.0000       03/01/98        03/01/98
    F47/824                           5.5000       04/01/98        04/01/98
      45                              8.1250          .0000           .0000
    A                                12.1250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1555705                          10.6250         77,850.00        100
    HELTEBRIDLE         TODD         10.6250         77,850.00         ZZ
    3293 E PHEASANT DRIVE            10.1250            719.41         1
                                     16.6250            719.41         90
    DOVER           PA    17315      16.1250       02/20/97         86,500.00
    280001555705                       .0000       04/01/97            23
    972257467                          .0000       03/01/27            0
    0                                 5.2500       03/01/00        03/01/00
    575/824                           4.7500       04/01/00        04/01/00
      25                              7.6250          .0000           .0000
    A                                13.6250            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1555741                           9.6250        102,800.00        100
    CHOPELAS            WILLIAM       9.6250        102,750.75         ZZ
    79 OAKLAND ROAD                   9.1250            873.79         1
                                     15.6250            873.79         39
    READING         MA    01867      15.1250       01/17/97        265,000.00
    280001555741                      9.6250       03/01/97            00
    121016078                         9.1250       02/01/27            0
    0                                 6.5000       08/01/97        08/01/97
    B68/824                           6.0000       09/01/97        09/01/97
      25                              9.6250          .0000           .0000
    A                                10.6250            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1555745                           9.5000        112,400.00        100
    JONAS               ANN           9.5000        112,344.71         ZZ
1


    555 MASSACHUSETTS AVENUE #3       9.0000            945.12         1
                                     15.5000            945.12         75
    BOSTON          MA    02118      15.0000       01/15/97        151,000.00
    280001555745                      9.5000       03/01/97            00
    121016018                         9.0000       02/01/27            0
    0                                 6.0000       08/01/97        08/01/97
    B68/824                           5.5000       09/01/97        09/01/97
      25                              9.5000          .0000           .0000
    A                                10.5000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           01             0           00/00/00
                                        O             .0000


    1555839                          10.1250         75,000.00        100
    STEIR               CAROL        10.1250         74,967.69         ZZ
    14 TREETOP PARK                   9.6250            665.12         1
                                     16.1250            665.12         60
    WESTBOROUGH     MA    01581      15.6250       01/06/97        127,000.00
    280001555839                     10.1250       03/01/97            00
    121006020                         9.6250       02/01/27            0
    0                                 6.7500       08/01/97        08/01/97
    B68/824                           6.2500       09/01/97        09/01/97
      25                             10.1250          .0000           .0000
    A                                11.1250            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           01             0           00/00/00
                                        O             .0000


    1555846                          10.3750         28,400.00        100
    SANTANA             CRISTINA     10.3750         28,388.40         ZZ
    120 BRADLEE STREET UNIT #7        9.8750            257.14         1
                                     16.3750            257.14         73
    HYDE PARK       MA    02136      15.8750       01/29/97         39,000.00
    280001555846                     10.3750       03/01/97            00
    11007005                          9.8750       02/01/27            0
    0                                 6.8750       02/01/00        02/01/00
    B68/824                           6.3750       03/01/00        03/01/00
      25                             10.3750          .0000           .0000
    A                                16.3750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           1              00          00/00/00
        .0000                           01             0           00/00/00
                                        N             .0000
1




    1555847                          11.9900         53,200.00        100
    PATZER              DENNIS       11.9900         53,184.74         ZZ
    829 SEQUOIA CIRCLE               11.4900            546.82         1
                                     17.9900            546.82         70
    COPPEROPOLIS    CA    95228      17.4900       01/21/97         76,000.00
    280001555847                     11.9900       03/01/97            00
    23833                            11.4900       02/01/27            0
    0                                 7.7500       02/01/00        02/01/00
    948/824                           7.2500       03/01/00        03/01/00
      45                             11.9900          .0000           .0000
    A                                14.9900            6              6
      360                               9            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1555851                          11.5000         84,800.00        100
    BURNETT, JR         JAMES        11.5000         84,772.90         ZZ
    2190 HONDO LANE                  11.0000            839.77         1
                                     17.5000            839.77         80
    ELKO            NV    89801      17.0000       01/17/97        106,000.00
    280001555851                     11.5000       03/01/97            00
    23809                            11.0000       02/01/27            0
    0                                 7.7500       02/01/99        02/01/99
    948/824                           7.2500       03/01/99        03/01/99
      45                             11.5000          .0000           .0000
    A                                14.5000            6              6
      360                               9            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1555856                          11.8750        120,000.00        100
    PARIURY             ROBERT       11.8750        119,964.70         ZZ
    41 BIGELOW STREET                11.3750          1,222.80         3
                                     17.8750          1,222.80         48
    BRIGHTON        MA    02134      17.3750       01/24/97        250,000.00
    280001555856                     11.8750       03/01/97            00
    121016076                        11.3750       02/01/27            0
    0                                 7.0000       02/01/00        02/01/00
    B68/824                           6.5000       03/01/00        03/01/00
      25                             11.8750          .0000           .0000
    A                                17.8750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
1


        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        N             .0000


    1555858                           8.3750         72,800.00        100
    MCNAUGHTON          COLLEEN       8.3750         72,754.74         ZZ
    8016 SNOW AVENUE NE               7.8750            553.34         1
                                     14.3750            553.34         70
    ALBUQUERQUE     NM    87110      13.8750       01/28/97        104,000.00
    280001555858                      8.3750       03/01/97            00
    23933                             7.8750       02/01/27            0
    0                                 5.8750       02/01/99        02/01/99
    948/824                           5.3750       03/01/99        03/01/99
      45                              8.3750          .0000           .0000
    A                                11.3750            6              6
      360                               9            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1555861                          11.1250        124,000.00        100
    MCKINNEY            THOMAS       11.1250        123,956.97         ZZ
    1601 WOODLAND PLACE              10.6250          1,192.61         1
                                     17.1250          1,192.61         80
    MOUNT VERNON    WA    98273      16.6250       01/24/97        155,000.00
    280001555861                     11.1250       03/01/97            00
    23287                            10.6250       02/01/27            0
    0                                 7.1250       02/01/99        02/01/99
    948/824                           6.6250       03/01/99        03/01/99
      45                             11.1250          .0000           .0000
    A                                14.1250            6              6
      360                               9            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1555864                          12.1250         65,250.00        100
    KAMPA               MARY         12.1250         65,231.84         ZZ
    2103 WEST 82ND STREET            11.6250            677.46         1
                                     18.1250            677.46         75
    BLOOMINGTON     MN    55431      17.6250       01/17/97         87,000.00
    280001555864                     12.1250       03/01/97            00
    23601                            11.6250       02/01/27            0
    0                                 8.0000       02/01/99        02/01/99
    948/824                           7.5000       03/01/99        03/01/99
      45                             12.1250          .0000           .0000
    A                                15.1250            6              6
1


      360                               9            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1555866                           8.3750        308,500.00        100
    HOLT                DAVID         8.3750        308,308.24         ZZ
    2324 WEST WILLIAMSBURG CIRCLE     7.8750          2,344.83         1
                                     15.3750          2,344.83         75
    WEST JORDAN     UT    84088      14.8750       01/27/97        412,500.00
    280001555866                      8.3750       03/01/97            00
    23907                             7.8750       02/01/27            0
    0                                 6.1250       08/01/97        08/01/97
    948/824                           5.6250       09/01/97        09/01/97
      45                              8.3750          .0000           .0000
    A                                 9.3750            6              6
      360                               9            1.0000          1.0000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1555867                          10.2500        108,000.00        100
    KELLEY              BEVERLY      10.2500        107,954.71         ZZ
    26 CHARLES STREET                 9.7500            967.79         1
                                     16.2500            967.79         80
    QUINCY          MA    02169      15.7500       01/03/97        135,000.00
    280001555867                     10.2500       03/01/97            00
    121016058                         9.7500       02/01/27            0
    0                                 5.7500       02/01/00        02/01/00
    B68/824                           5.2500       03/01/00        03/01/00
      25                             10.2500          .0000           .0000
    A                                16.2500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1555868                          10.7500        206,500.00        100
    GONZALEZ            ADRIANA      10.7500        206,422.26         ZZ
    1074 OCASO CAMINO                10.2500          1,927.64         1
                                     16.7500          1,927.64         70
    FREMONT         CA    94539      16.2500       01/23/97        295,000.00
    280001555868                     10.7500       03/01/97            00
    23918                            10.2500       02/01/27            0
    0                                 6.2500       02/01/99        02/01/99
1


    948/824                           5.7500       03/01/99        03/01/99
      25                             10.7500          .0000           .0000
    A                                13.7500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           09             0           00/00/00
                                        O             .0000


    1555877                          10.3750        138,600.00        100
    GIUMMARRA           ROSARIO      10.3750        138,543.41         ZZ
    5340 NORTH EL CAPITAN WAY         9.8750          1,254.90         1
                                     16.3750          1,254.90         70
    LAS VEGAS       NV    89129      15.8750       01/28/97        198,000.00
    280001555877                     10.3750       03/01/97            00
    23925                             9.8750       02/01/27            0
    0                                 7.0000       02/01/99        02/01/99
    948/824                           6.5000       03/01/99        03/01/99
      45                             10.3750          .0000           .0000
    A                                13.3750            6              6
      360                               9            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1555880                           8.9900        247,500.00        100
    PEAT                NORMAN        8.9900        247,364.52         ZZ
    7943 NORTH 9150 WEST              8.4900          1,989.67         1
                                     14.9900          1,989.67         75
    LEHI            UT    84043      14.4900       01/21/97        330,000.00
    280001555880                      8.9900       03/01/97            00
    23779                             8.4900       02/01/27            0
    0                                 5.9500       02/01/99        02/01/99
    948/824                           5.4500       03/01/99        03/01/99
      45                              8.9900          .0000           .0000
    A                                11.9900            6              6
      360                               9            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1555886                           9.6250         96,000.00        100
    WATKINS             FRANK         9.6250         95,954.01         ZZ
    6913 ROCKY POINT DRIVE            9.1250            815.99         1
                                     15.6250            815.99         75
    LAS VEGAS       NV    89128      15.1250       01/28/97        128,000.00
1


    280001555886                      9.6250       03/01/97            00
    23985                             9.1250       02/01/27            0
    0                                 6.3750       02/01/99        02/01/99
    948/824                           5.8750       03/01/99        03/01/99
      45                              9.6250          .0000           .0000
    A                                12.6250            6              6
      360                               9            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1555889                           8.8750         65,250.00        100
    MACLEAN             SHARON        8.8750         65,213.42         ZZ
    15 BENNETT STREET                 8.3750            519.16         1
                                     14.8750            519.16         75
    LOWELL          MA    01850      14.3750       01/23/97         88,000.00
    280001555889                      8.8750       03/01/97            00
    121016079                         8.3750       02/01/27            0
    0                                 5.5000       08/01/97        08/01/97
    B68/824                           5.0000       09/01/97        09/01/97
      25                              8.8750          .0000           .0000
    A                                 9.8750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           01             0           00/00/00
                                        O             .0000


    1555891                           9.7500         80,550.00        100
    REED JR             WALLACE       9.7500         80,550.00         ZZ
    ROUTE 2 BOX 138                   9.2500            692.05         1
                                     15.7500            692.05         90
    COLONIAL BEACH  VA    22443      15.2500       02/17/97         89,500.00
    280001555891                       .0000       04/01/97            23
    9010143                            .0000       03/01/27            0
    0                                 6.0000       03/01/98        03/01/98
    696/824                           5.5000       04/01/98        04/01/98
      45                              7.7500          .0000           .0000
    A                                11.7500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1555894                          10.1250         50,000.00        100
    TURO                CHRISTOPH    10.1250         49,978.47         ZZ
1


    13 THACHER STREET, UNIT #1        9.6250            443.41         1
                                     16.1250            443.41         55
    BOSTON          MA    02113      15.6250       01/24/97         91,500.00
    280001555894                     10.1250       03/01/97            00
    11007007                          9.6250       02/01/27            0
    0                                 6.2500       02/01/00        02/01/00
    B68/824                           5.7500       03/01/00        03/01/00
      25                             10.1250          .0000           .0000
    A                                16.1250            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           1              00          00/00/00
        .0000                           01             0           00/00/00
                                        O             .0000


    1555896                           9.7500        189,000.00        100
    CHECKLENIS          MICHAEL       9.7500        188,733.30         ZZ
    125 CONNEMARA WAY                 9.2500          1,623.81         1
    #160                             15.7500          1,623.81         90
    SUNNYVALE       CA    94087      15.2500       11/22/96        210,000.00
    280001555896                      9.7500       01/01/97            23
    21507                             9.2500       12/01/26            0
    0                                 6.5000       12/01/98        12/01/98
    948/824                           6.0000       01/01/99        01/01/99
      45                              9.7500          .0000           .0000
    A                                12.7500            6              6
      360                               9            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           07             0           00/00/00
                                        O             .0000


    1555897                           9.7500         44,900.00        100
    CRAWFORD            LEROY         9.7500         44,900.00         ZZ
    2892 BAYARD STREET                9.2500            385.77         1
                                     15.7500            385.77         90
    EAST POINT      GA    30344      15.2500       02/03/97         49,900.00
    280001555897                       .0000       04/01/97            23
    54590                              .0000       03/01/27            0
    0                                 6.0000       03/01/98        03/01/98
    455/824                           5.5000       04/01/98        04/01/98
      45                              7.7500          .0000           .0000
    A                                11.7500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000
1




    1555901                           9.5000         90,400.00        100
    TREPTOW             ARTHUR        9.5000         90,355.53         ZZ
    1305 ZEPHYR WAY                   9.0000            760.14         1
                                     15.5000            760.14         80
    SPARKS          NV    89431      15.0000       01/17/97        113,000.00
    280001555901                      9.5000       03/01/97            00
    23586                             9.0000       02/01/27            0
    0                                 6.2500       02/01/99        02/01/99
    948/824                           5.7500       03/01/99        03/01/99
      45                              9.5000          .0000           .0000
    A                                12.5000            6              6
      360                               9            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1555903                          10.7500        150,000.00        100
    PARIURY             ROBERT       10.7500        149,943.53         ZZ
    6 - 8 GARDNER STREET             10.2500          1,400.22         2
                                     16.7500          1,400.22         72
    NEWTON          MA    02158      16.2500       01/21/97        210,000.00
    280001555903                     10.7500       03/01/97            00
    121016077                        10.2500       02/01/27            0
    0                                 5.7500       02/01/00        02/01/00
    B68/824                           5.2500       03/01/00        03/01/00
      25                             10.7500          .0000           .0000
    A                                16.7500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        N             .0000


    1555907                          10.1250         68,000.00        100
    VERAS               CARMEN       10.1250         67,970.71         ZZ
    121 BUTLER STREET                 9.6250            603.04         2
                                     16.1250            603.04         80
    LAWRENCE        MA    01841      15.6250       01/24/97         85,000.00
    280001555907                     10.1250       03/01/97            00
    91016090                          9.6250       02/01/27            0
    0                                 5.7500       02/01/00        02/01/00
    B68/824                           5.2500       03/01/00        03/01/00
      25                             10.1250          .0000           .0000
    A                                16.1250            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
1


        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1555908                          10.1250        185,250.00        100
    HANNON, JR          THOMAS       10.1250        185,170.21         ZZ
    12 STONY BROOK DRIVE              9.6250          1,642.84         1
                                     16.1250          1,642.84         75
    HOLLISTON       MA    01746      15.6250       01/24/97        247,000.00
    280001555908                     10.1250       03/01/97            00
    11007003                          9.6250       02/01/27            0
    0                                 6.7500       08/01/97        08/01/97
    B68/824                           6.2500       09/01/97        09/01/97
      25                             10.1250          .0000           .0000
    A                                11.1250            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1555909                           9.4900        147,750.00        100
    PHILLIPS            STEVEN        9.4900        147,677.17         ZZ
    1216 LORDS WAY                    8.9900          1,241.29         1
                                     15.4900          1,241.29         75
    TAHOE VISTA     CA    96148      14.9900       01/13/97        197,000.00
    280001555909                      9.4900       03/01/97            00
    23773                             8.9900       02/01/27            0
    0                                 5.9900       02/01/00        02/01/00
    948/824                           5.4900       03/01/00        03/01/00
      45                              9.4900          .0000           .0000
    A                                12.4900            6              6
      360                               9            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1555910                           9.5000         64,000.00        100
    QUIROGA             DANIEL        9.5000         63,968.52         ZZ
    5968 SOUTH BELVEDERE AVENUE       9.0000            538.15         1
                                     15.5000            538.15         80
    TUCSON          AZ    85706      15.0000       01/24/97         80,000.00
    280001555910                      9.5000       03/01/97            00
    23808                             9.0000       02/01/27            0
    0                                 6.2500       02/01/99        02/01/99
    948/824                           5.7500       03/01/99        03/01/99
      45                              9.5000          .0000           .0000
    A                                12.5000            6              6
1


      360                               9            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1555912                          10.6250         78,000.00        100
    STROKOVSKY          POLINA       10.6250         77,969.83         ZZ
    7 DEAD EYE RUN                   10.1250            720.80         1
                                     16.6250            720.80         60
    SWAMPSCOTT      MA    01907      16.1250       01/15/97        132,000.00
    280001555912                     10.6250       03/01/97            00
    121016039                        10.1250       02/01/27            0
    0                                 6.3750       02/01/00        02/01/00
    B68/824                           5.8750       03/01/00        03/01/00
      25                             10.6250          .0000           .0000
    A                                16.6250            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           5              00          00/00/00
        .0000                           01             0           00/00/00
                                        O             .0000


    1555913                           9.1250         74,500.00        100
    SCHJOLL             ARTHUR        9.1250         74,460.35         ZZ
    1913 & 1915 COMBS FLAT ROAD       8.6250            606.16         1
                                     15.1250            606.16         71
    PRINEVILLE      OR    97754      14.6250       01/07/97        105,000.00
    280001555913                      9.1250       03/01/97            00
    23256                             8.6250       02/01/27            0
    0                                 6.0000       02/01/99        02/01/99
    948/824                           5.5000       03/01/99        03/01/99
      45                              9.1250          .0000           .0000
    A                                12.1250            6              6
      360                               9            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        N             .0000


    1555919                           8.0000        308,800.00        100
    LANNING             ROBERT        8.0000        308,800.00         ZZ
    2640 HAMPTONS CHASE               7.5000          2,265.87         1
                                     14.0000          2,265.87         87
    ALPHARETTA      GA    30202      13.5000       02/24/97        356,000.00
    280001555919                       .0000       04/01/97            10
    51296741                           .0000       03/01/27           25
    0                                 5.5000       03/01/98        03/01/98
1


    B65/824                           5.0000       04/01/98        04/01/98
      45                              6.0000          .0000           .0000
    A                                10.0000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           03             0           00/00/00
                                        O             .0000


    1555927                           9.7500         81,650.00        100
    WILEMAN             STEPHEN       9.7500         81,650.00         ZZ
    6368 BANNISTER DRIVE              9.2500            701.50         1
                                     15.7500            701.50         85
    DUBLIN          OH    43017      15.2500       02/21/97         97,000.00
    280001555927                       .0000       04/01/97            23
    10297048                           .0000       03/01/27            0
    0                                 5.8750       03/01/00        03/01/00
    B65/824                           5.3750       04/01/00        04/01/00
      25                              6.7500          .0000           .0000
    A                                12.7500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1555934                           9.2500        140,000.00        100
    KORR                WILLIAM       9.2500        139,927.42         ZZ
    280 LAKE SHORE DRIVE              8.7500          1,151.75         1
                                     15.2500          1,151.75         59
    PLEASANTVILLE   NY    10570      14.7500       01/17/97        240,000.00
    532317                             .0000       03/01/97            00
    532317                             .0000       02/01/27            0
    0                                 5.7500       02/01/98        02/01/98
    562/562                           5.2500       03/01/98        03/01/98
      45                              7.2500          .0000           .0000
    A                                11.2500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1555940                           9.3750        175,500.00        100
    WOS                 MICHAEL       9.3750        175,322.03         ZZ
    33 BANNEHR STREET                 8.8750          1,459.73         1
                                     15.3750          1,459.73         90
    OAKLAND         NJ    07436      14.8750       12/30/96        195,000.00
1


    530006                             .0000       02/01/97            23
    530006                             .0000       01/01/27            0
    0                                 6.5000       01/01/98        01/01/98
    562/562                           6.0000       02/01/98        02/01/98
      45                              7.3750          .0000           .0000
    A                                11.3750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1555944                          11.5000         70,000.00        100
    MANNING             RICHARD      11.5000         69,977.62         ZZ
    1857 PARK PLACE                  11.0000            693.21         3
                                     17.5000            693.21         43
    BROOKLYN        NY    11233      17.0000       01/13/97        165,000.00
    527937                           11.5000       03/01/97            00
    527937                           11.0000       02/01/27            0
    0                                 6.8750       07/01/97        07/01/97
    562/562                           6.3750       08/01/97        08/01/97
      25                             11.5000          .0000           .0000
    A                                12.5000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1555945                           9.0500        116,000.00        100
    TRIEU               FRANCOISE     9.0500        115,810.45         ZZ
    2252 MEADOWGATE WAY               8.5500            937.54         1
                                     15.0500            937.54         80
    SAN JOSE        CA    95132      14.5500       11/11/96        145,000.00
    280001555945                      9.0500       01/01/97            00
    111753066                         8.5500       12/01/26            0
    0                                 5.2500       06/01/97        06/01/97
    731/824                           4.7500       07/01/97        07/01/97
      25                              9.0500          .0000           .0000
    A                                10.0500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           09             0           00/00/00
                                        O             .0000


    1555961                           9.2500         87,000.00        100
    HONEYCUTT           VICTORIA      9.2500         86,954.89         ZZ
1


    2800 WESTHILL DRIVE               8.7500            715.73         4
                                     15.2500            715.73         75
    AUSTIN          TX    78704      14.7500       01/23/97        116,000.00
    0410289219                         .0000       03/01/97            00
    0410289219                         .0000       02/01/27            0
    0                                 5.5000       02/01/98        02/01/98
    E22/824                           5.0000       03/01/98        03/01/98
      45                              7.2500          .0000           .0000
    A                                11.2500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        N             .0000


    1555972                           8.3750        165,600.00        100
    WEIR SR             GARY          8.3750        165,497.07         ZZ
    1897 PINE MEADOW COURT            7.8750          1,258.68         1
                                     14.3750          1,258.68         80
    GURNEE          IL    60031      13.8750       01/31/97        207,000.00
    0410205710                         .0000       03/01/97            00
    0410205710                         .0000       02/01/27            0
    0                                 4.3750       08/01/97        08/01/97
    E22/824                           3.8750       09/01/97        09/01/97
      25                              7.3750          .0000           .0000
    A                                 9.3750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1555977                           9.6250        101,250.00        100
    BABINEAU            RICK          9.6250        101,201.50         ZZ
    1110 MONTEREY ROAD                9.1250            860.61         1
                                     15.6250            860.61         75
    EL CAJON        CA    92020      15.1250       01/22/97        135,000.00
    0410293872                         .0000       03/01/97            00
    0410293872                         .0000       02/01/27            0
    0                                 5.5000       02/01/98        02/01/98
    E22/824                           5.0000       03/01/98        03/01/98
      45                              7.6250          .0000           .0000
    A                                11.6250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000
1




    1556045                           8.8750        246,500.00        100
    SIERRA              CARMEN        8.8750        246,361.80         ZZ
    51 DIAMOND WAY                    8.3750          1,961.27         1
                                     14.8750          1,961.27         85
    MOONACHIE       NJ    07074      14.3750       01/03/97        290,000.00
    522656                             .0000       03/01/97            23
    522656                             .0000       02/01/27            0
    0                                 5.5000       02/01/98        02/01/98
    562/562                           5.0000       03/01/98        03/01/98
      45                              6.8750          .0000           .0000
    A                                10.8750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1556053                           9.3750         81,600.00        100
    PALERMO             NAT           9.3750         81,558.79         ZZ
    67 EVA DRIVE                      8.8750            678.71         1
                                     15.3750            678.71         80
    LEOMINSTER      MA    01453      14.8750       01/30/97        102,000.00
    280001556053                      9.3750       03/01/97            00
    121006080                         8.8750       02/01/27            0
    0                                 5.8750       02/01/00        02/01/00
    B68/824                           5.3750       03/01/00        03/01/00
      25                              9.3750          .0000           .0000
    A                                15.3750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1556068                           9.2500        127,200.00        100
    D'AMBROSIO          ANTHONY       9.2500        127,134.06         ZZ
    16 MAGOUN AVENUE                  8.7500          1,046.44         1
                                     15.2500          1,046.44         80
    MEDFORD         MA    02155      14.7500       01/31/97        159,000.00
    280001556068                      9.2500       03/01/97            00
    121016042                         8.7500       02/01/27            0
    0                                 6.0000       08/01/97        08/01/97
    B68/824                           5.5000       09/01/97        09/01/97
      25                              9.2500          .0000           .0000
    A                                10.2500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
1


        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1556109                          10.3750        112,000.00        100
    HEFFERNAN           PETER        10.3750        111,954.27         ZZ
    30 MASON AVENUE                   9.8750          1,014.06         1
                                     16.3750          1,014.06         80
    BILLERICA       MA    01862      15.8750       01/23/97        140,000.00
    280001556109                     10.3750       03/01/97            00
    121016030                         9.8750       02/01/27            0
    0                                 5.8750       02/01/00        02/01/00
    B68/824                           5.3750       03/01/00        03/01/00
      25                             10.3750          .0000           .0000
    A                                16.3750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1556110                          11.1250         82,000.00        100
    SAUNDERS            JOHN         11.1250         81,971.55         ZZ
    5 BENHAM STREET                  10.6250            788.66         1
                                     17.1250            788.66         68
    GROVELAND       MA    01834      16.6250       01/31/97        121,000.00
    280001556110                     11.1250       03/01/97            00
    11017019                         10.6250       02/01/27            0
    0                                 6.2500       02/01/00        02/01/00
    B68/824                           5.7500       03/01/00        03/01/00
      25                             11.1250          .0000           .0000
    A                                17.1250            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1556111                           9.3750         80,850.00        100
    MIKUCKI             MICHAEL       9.3750         80,809.17         ZZ
    14 DUNGARVIN DRIVE                8.8750            672.47         1
                                     15.3750            672.47         70
    BUCKLAND        MA    01338      14.8750       02/03/97        116,000.00
    280001556111                      9.3750       03/01/97            00
    11007001                          8.8750       02/01/27            0
    0                                 5.5000       02/01/99        02/01/99
    B68/824                           5.0000       03/01/99        03/01/99
      25                              9.3750          .0000           .0000
    A                                12.3750            6              6
1


      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1556113                           9.6250        336,000.00        100
    CINCOTTA            JOHN          9.6250        335,839.04         ZZ
    32 TEMPLE STREET #3               9.1250          2,855.96         1
                                     15.6250          2,855.96         70
    BOSTON          MA    02114      15.1250       01/30/97        480,000.00
    280001556113                      9.6250       03/01/97            00
    11017026                          9.1250       02/01/27            0
    0                                 6.7500       08/01/97        08/01/97
    B68/824                           6.2500       09/01/97        09/01/97
      25                              9.6250          .0000           .0000
    A                                10.6250            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           01             0           00/00/00
                                        O             .0000


    1556119                           9.2500        112,000.00        100
    GERMAIN             JOSEPH        9.2500        111,941.93         ZZ
    179 PAYTON AVENUE                 8.7500            921.40         1
                                     15.2500            921.40         80
    WARWICK         RI    02889      14.7500       01/24/97        140,000.00
    280001556119                      9.2500       03/01/97            00
    111016100                         8.7500       02/01/27            0
    0                                 6.0000       08/01/97        08/01/97
    B68/824                           5.5000       09/01/97        09/01/97
      25                              9.2500          .0000           .0000
    A                                10.2500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1556120                          10.3750         73,500.00        100
    ANDERSON            CHRISTOPH    10.3750         73,470.00         ZZ
    7 CHEROKEE STREET                 9.8750            665.47         2
                                     16.3750            665.47         63
    BOSTON          MA    02120      15.8750       01/29/97        118,000.00
    280001556120                     10.3750       03/01/97            00
    11017002                          9.8750       02/01/27            0
    0                                 7.2500       08/01/97        08/01/97
1


    B68/824                           6.7500       09/01/97        09/01/97
      25                             10.3750          .0000           .0000
    A                                11.3750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        N             .0000


    1556122                           9.6250        125,750.00        100
    OBERLANDER          DANIEL        9.6250        125,689.76         ZZ
    38 PAULA ROAD                     9.1250          1,068.86         1
                                     15.6250          1,068.86         68
    PLYMOUTH        MA    02360      15.1250       01/24/97        186,000.00
    280001556122                      9.6250       03/01/97            00
    11017011                          9.1250       02/01/27            0
    0                                 6.7500       08/01/97        08/01/97
    B68/824                           6.2500       09/01/97        09/01/97
      25                              9.6250          .0000           .0000
    A                                10.6250            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1556202                          10.3750        121,500.00        100
    LINDSAY             ROBERT       10.3750        121,500.00         T
    7 WESTSHORE DR                    9.8750          1,100.07         1
                                     16.3750          1,100.07         90
    SUMMERLAND KEY  FL    33042      15.8750       02/06/97        135,000.00
    280001556202                       .0000       04/01/97            23
    97SG0027                           .0000       03/01/27            0
    0                                 5.5000       03/01/98        03/01/98
    766/824                           5.0000       04/01/98        04/01/98
      45                              8.3750          .0000           .0000
    A                                12.3750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1556204                          11.5000         84,000.00        100
    BERKOWITZ           HOWARD       11.5000         83,973.16         ZZ
    1518 FIREWHEEL DRIVE             11.0000            831.84         1
                                     17.5000            831.84         65
    WESLEY CHAPEL   FL    33543      17.0000       01/31/97        129,238.00
1


    280001556204                     11.5000       03/01/97            00
    68005109                         11.0000       02/01/27            0
    0                                 7.3750       02/01/99        02/01/99
    F22/824                           6.8750       03/01/99        03/01/99
      25                             11.5000          .0000           .0000
    A                                14.5000            6              6
      360                               E            1.5000          1.5000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1556205                           8.6250        117,750.00        100
    BAUER               GARY          8.6250        117,680.48         ZZ
    3907 SHERWOOD BLVD                8.1250            915.85         1
                                     14.6250            915.85         75
    DELRAY BEACH    FL    33445      14.1250       01/31/97        157,000.00
    280001556205                       .0000       03/01/97            00
    97SG0050                           .0000       02/01/27            0
    0                                 4.7500       08/01/97        08/01/97
    766/824                           4.2500       09/01/97        09/01/97
      25                              6.6250          .0000           .0000
    A                                 9.6250            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1556207                           9.6250         99,400.00        100
    RODRIGUEZ           JAIME         9.6250         99,400.00         T
    9261 SW 12 STREET                 9.1250            844.89         1
                                     15.6250            844.89         70
    MIAMI           FL    33174      15.1250       01/31/97        142,000.00
    280001556207                       .0000       04/01/97            00
    97020043                           .0000       03/01/27            0
    0                                 5.5000       03/01/98        03/01/98
    766/824                           5.0000       04/01/98        04/01/98
      45                              7.6250          .0000           .0000
    A                                11.6250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1556212                           9.5000        105,000.00        100
    SANCHEZ             TRINIDAD      9.5000        104,948.35         ZZ
1


    2899 COLLINS AVENUE               9.0000            882.90         1
    UNIT 1017                        15.5000            882.90         75
    MIAMI BEACH     FL    33140      15.0000       01/27/97        141,000.00
    280001556212                      9.5000       03/01/97            00
    68006106                          9.0000       02/01/27            0
    0                                 5.8750       02/01/99        02/01/99
    F22/824                           5.3750       03/01/99        03/01/99
      25                              9.5000          .0000           .0000
    A                                12.5000            6              6
      360                               E            1.5000          1.5000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           06             0           00/00/00
                                        O             .0000


    1556226                          11.0000        120,000.00        100
    MCCORMICK           JOHN         11.0000        119,957.21         ZZ
    3390 TARPON WOODS BLVD           10.5000          1,142.79         1
                                     17.0000          1,142.79         75
    PALM HARBOR     FL    34685      16.5000       01/21/97        160,000.00
    280001556226                     11.0000       03/01/97            00
    68005995                         10.5000       02/01/27            0
    0                                 6.3750       02/01/99        02/01/99
    F22/824                           5.8750       03/01/99        03/01/99
      25                             11.0000          .0000           .0000
    A                                14.0000            6              6
      360                               E            1.5000          1.5000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1556239                           9.2500         72,250.00        100
    WIKOFF JR.          JACK          9.2500         72,212.55         ZZ
    809 WELLINGTON DRIVE              8.7500            594.38         1
                                     15.2500            594.38         85
    CLEARWATER      FL    34624      14.7500       01/10/97         85,500.00
    280001556239                      9.2500       03/01/97            23
    68006028                          8.7500       02/01/27            0
    0                                 5.8750       08/01/97        08/01/97
    F22/824                           5.3750       09/01/97        09/01/97
      25                              9.2500          .0000           .0000
    A                                10.2500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000
1




    1556252                           9.2500        140,000.00        100
    MCDERMOTT           CARLA         9.2500        139,927.42         ZZ
    17 KNOX COURT                     8.7500          1,151.75         1
    UNIT B                           15.2500          1,151.75         69
    BERNARDS        NJ    07920      14.7500       01/31/97        202,964.00
    280001556252                      9.2500       03/01/97            00
    73058992                          8.7500       02/01/27            0
    0                                 6.5000       08/01/97        08/01/97
    F22/824                           6.0000       09/01/97        09/01/97
      25                              9.2500          .0000           .0000
    A                                10.2500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           01             0           00/00/00
                                        O             .0000


    1556254                           9.1250         52,100.00        100
    CACCAVALE           MICHELLE      9.1250         52,072.28         ZZ
    318 SPRING DRIVE                  8.6250            423.90         1
                                     15.1250            423.90         75
    ANDOVER         NJ    07860      14.6250       01/09/97         69,500.00
    280001556254                      9.1250       03/01/97            00
    73058851                          8.6250       02/01/27            0
    0                                 6.1250       08/01/97        08/01/97
    F22/824                           5.6250       09/01/97        09/01/97
      25                              9.1250          .0000           .0000
    A                                10.1250            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1556256                          11.0000         53,600.00        100
    ESPINOZA            RICHARD      11.0000         53,580.88         ZZ
    17570 ATLANTIC BLVD              10.5000            510.45         1
    UNIT #209                        17.0000            510.45         80
    N MIAMI BEACH   FL    33160      16.5000       01/21/97         67,000.00
    280001556256                     11.0000       03/01/97            00
    68006093                         10.5000       02/01/27            0
    0                                 6.5000       02/01/99        02/01/99
    F22/824                           6.0000       03/01/99        03/01/99
      25                             11.0000          .0000           .0000
    A                                14.0000            6              6
      360                               E            1.5000          1.5000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
1


        .0000                           1              00          00/00/00
        .0000                           08             0           00/00/00
                                        O             .0000


    1556261                           9.6250        174,750.00        100
    ATHERTON            STEVEN        9.6250        174,666.28         ZZ
    26 FRIEND STREET                  9.1250          1,485.36         1
                                     15.6250          1,485.36         75
    BEVERLY         MA    01915      15.1250       01/09/97        233,000.00
    280001556261                      9.6250       03/01/97            00
    71000027                          9.1250       02/01/27            0
    0                                 6.1250       08/01/97        08/01/97
    F22/824                           5.6250       09/01/97        09/01/97
      25                              9.6250          .0000           .0000
    A                                10.6250            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1556264                          10.2500         67,200.00        100
    RODRIGUEZ           ALBA         10.2500         67,171.82         ZZ
    151 FAIRWAY DRIVE                 9.7500            602.18         1
    UNIT 2304                        16.2500            602.18         70
    MIAMI SPRINGS   FL    33010      15.7500       01/31/97         96,000.00
    280001556264                     10.2500       03/01/97            00
    68005466                          9.7500       02/01/27            0
    0                                 6.3750       02/01/99        02/01/99
    F22/824                           5.8750       03/01/99        03/01/99
      25                             10.2500          .0000           .0000
    A                                13.2500            6              6
      360                               E            1.5000          1.5000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        N             .0000


    1556265                          12.2500        245,000.00        100
    JIMENEZ             JESUS        12.2500        244,933.69         ZZ
    2651 SOUTH FORT SCOTT DRIVE      11.7500          2,567.35         1
                                     18.2500          2,567.35         70
    ARLINGTON       VA    22202      17.7500       01/24/97        350,000.00
    280001556265                     12.2500       03/01/97            00
    80000001                         11.7500       02/01/27            0
    0                                 7.6250       08/01/97        08/01/97
    F22/824                           7.1250       09/01/97        09/01/97
      25                             12.2500          .0000           .0000
    A                                13.2500            6              6
1


      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1556341                           9.7500        112,200.00        100
    FERRELL             JOHN          9.7500        112,147.66         ZZ
    209 ATKINSON STREET               9.2500            963.97         1
                                     15.7500            963.97         85
    CLAYTON         NC    27520      15.2500       01/16/97        132,000.00
    280001556341                      9.7500       03/01/97            23
    70005346                          9.2500       02/01/27            0
    0                                 5.8750       02/01/99        02/01/99
    F22/824                           5.3750       03/01/99        03/01/99
      25                              9.7500          .0000           .0000
    A                                12.7500            6              6
      360                               E            1.5000          1.5000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1556363                          10.5500        104,150.00        100
    GIORGINI            ANNA         10.5500        104,150.00         ZZ
    125 SURF WAY #317                10.0500            956.60         1
                                     17.5500            956.60         75
    MONTEREY        CA    93940      17.0500       01/31/97        138,890.00
    280001556363                     10.5500       04/01/97            00
    563842984                        10.0500       03/01/27            0
    0                                 6.1500       03/01/99        03/01/99
    G92/824                           5.6500       04/01/99        04/01/99
      25                             10.5500          .0000           .0000
    A                                13.5500            6              6
      360                               E            1.0000          1.0000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           01             0           00/00/00
                                        O             .0000


    1556373                          11.3750         35,700.00        100
    HARTLEY II          DWIGHT       11.3750         35,688.28         ZZ
    445 TOM COOK ROAD                10.8750            350.13         1
                                     17.3750            350.13         70
    MOUNT AIRY      NC    27030      16.8750       01/09/97         51,000.00
    280001556373                     11.3750       03/01/97            00
    70005266                         10.8750       02/01/27            0
    0                                 7.1250       02/01/99        02/01/99
1


    F22/824                           6.6250       03/01/99        03/01/99
      25                             11.3750          .0000           .0000
    A                                14.3750            6              6
      360                               E            1.5000          1.5000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1556381                           9.8750         75,600.00        100
    LAFLEUR             GOTHRIEL      9.8750         75,531.02         T
    3185 WEST MANOR CIRCLE            9.3750            656.48         1
                                     15.8750            656.48         90
    ATLANTA         GA    30311      15.3750       12/30/96         84,000.00
    280001556381                       .0000       02/01/97            23
    LAFLEUR                            .0000       01/01/27            0
    0                                 6.2500       01/01/98        01/01/98
    E20/824                           5.7500       02/01/98        02/01/98
      45                              7.8750          .0000           .0000
    A                                11.8750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1556387                           9.4500        111,000.00        100
    CARR                JUDITH        9.4500        111,000.00         ZZ
    1146 COVENTRY DRIVE               8.9500            929.30         1
                                     16.4500            929.30         47
    THOUSAND OAKS   CA    91360      15.9500       02/07/97        240,000.00
    280001556387                      9.4500       04/01/97            00
    570540724                         8.9500       03/01/27            0
    0                                 5.5000       03/01/99        03/01/99
    G92/824                           5.0000       04/01/99        04/01/99
      25                              9.4500          .0000           .0000
    A                                12.4500            6              6
      360                               E            1.0000          1.0000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1556394                          10.5000        161,100.00        100
    SHAPIRO             GARY         10.5000        160,971.39         ZZ
    3410 WATERS MILL DRIVE           10.0000          1,473.65         1
                                     16.5000          1,473.65         90
    ALPHARETTA      GA    30202      16.0000       12/12/96        179,000.00
1


    280001556394                       .0000       02/01/97            23
    E2000                              .0000       01/01/27            0
    0                                 6.7500       01/01/00        01/01/00
    E20/824                           6.2500       02/01/00        02/01/00
      25                              7.5000          .0000           .0000
    A                                13.5000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           03             0           00/00/00
                                        O             .0000


    1556417                           9.9900        182,700.00        100
    ALVAREZ             TRINIDAD      9.9900        182,619.01         ZZ
    220 NORTH SEVENTEENTH STREET      9.4900          1,601.97         1
                                     16.9900          1,601.97         90
    SAN JOSE        CA    95112      16.4900       01/27/97        203,000.00
    280001556417                      9.9900       03/01/97            23
    553379455                         9.4900       02/01/27            0
    0                                 6.5500       02/01/99        02/01/99
    G92/824                           6.0500       03/01/99        03/01/99
      25                              9.9900          .0000           .0000
    A                                12.9900            6              6
      360                               E            1.0000          1.0000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1556458                           9.5000         99,200.00        100
    MAYNEZ              LORENZO       9.5000         99,151.20         ZZ
    1460 LUXTON STREET                9.0000            834.13         1
                                     16.5000            834.13         80
    SEASIDE         CA    93955      16.0000       01/21/97        124,000.00
    280001556458                      9.5000       03/01/97            00
    554132673                         9.0000       02/01/27            0
    0                                 5.5500       02/01/99        02/01/99
    G92/824                           5.0500       03/01/99        03/01/99
      25                              9.5000          .0000           .0000
    A                                12.5500            6              6
      360                               E            1.0000          1.0000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1556464                           9.5750        157,250.00        100
    SHKLYAR             MARK          9.5750        157,173.86         ZZ
1


    5639 BLOSSOM PARK LANE            9.0750          1,330.86         1
                                     16.5750          1,330.86         85
    SAN JOSE        CA    95118      16.0750       01/28/97        185,000.00
    280001556464                      9.5750       03/01/97            23
    609764366                         9.0750       02/01/27            0
    0                                 5.9250       08/01/97        08/01/97
    G92/824                           5.4250       09/01/97        09/01/97
      25                              9.5750          .0000           .0000
    A                                10.5750            6              6
      360                               E            1.0000          1.0000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           01             0           00/00/00
                                        O             .0000


    1556492                           8.2500        268,000.00        100
    NICHOLSON           MARK          8.2500        268,000.00         ZZ
    26559 ASPEN PLACE                 7.7500          2,013.39         1
                                     15.2500          2,013.39         80
    CARMEL          CA    93923      14.7500       01/29/97        335,000.00
    280001556492                      8.2500       04/01/97            00
    549028721                         7.7500       03/01/27            0
    0                                 4.8500       09/01/97        09/01/97
    G92/824                           4.3500       10/01/97        10/01/97
      25                              8.2500          .0000           .0000
    A                                 9.2500            6              6
      360                               E            1.0000          1.0000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1556515                           8.9900        120,000.00        100
    ENGELMAN            MARY          8.9900        119,934.32         ZZ
    15090 LOS GATOS BLVD              8.4900            964.68         1
                                     15.9900            964.68         35
    LOS GATOS       CA    95032      15.4900       01/27/97        350,000.00
    280001556515                      8.9900       03/01/97            00
    568358695                         8.4900       02/01/27            0
    0                                 5.1500       02/01/99        02/01/99
    G92/824                           4.6500       03/01/99        03/01/99
      25                              8.9900          .0000           .0000
    A                                11.9900            6              6
      360                               E            1.0000          1.0000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000
1




    1556805                          10.0000         60,750.00        100
    BROWN               CINDY        10.0000         60,723.13         ZZ
    5667 CLEVELAND SCHOOL ROAD        9.5000            533.12         1
                                     16.0000            533.12         75
    CLAYTON         NC    27520      15.5000       02/03/97         81,000.00
    0410348593                         .0000       03/01/97            00
    0410348593                         .0000       02/01/27            0
    0                                 5.2500       02/01/98        02/01/98
    E22/824                           4.7500       03/01/98        03/01/98
      45                              8.0000          .0000           .0000
    A                                12.0000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1556806                           8.7500        106,000.00        100
    JONES               KEVIN         8.7500        106,000.00         ZZ
    2154 CALCUTTA ROAD                8.2500            833.90         1
                                     14.7500            833.90         80
    PUNTA GORDA     FL    33983      14.2500       02/08/97        132,500.00
    0410350672                         .0000       04/01/97            00
    0410350672                         .0000       03/01/27            0
    0                                 5.2500       03/01/98        03/01/98
    E22/824                           4.7500       04/01/98        04/01/98
      45                              6.7500          .0000           .0000
    A                                10.7500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1556811                           9.7500        117,700.00        100
    QUINTO              CATHERINE     9.7500        117,645.09         ZZ
    6644 PILLIOD ROAD                 9.2500          1,011.22         1
                                     15.7500          1,011.22         85
    HOLLAND         OH    43528      15.2500       02/05/97        138,500.00
    0410344584                         .0000       03/01/97            23
    0410344584                         .0000       02/01/27            0
    0                                 5.2500       02/01/98        02/01/98
    E22/824                           4.7500       03/01/98        03/01/98
      45                              7.7500          .0000           .0000
    A                                11.7500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
1


        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1556813                          10.0000         44,400.00        100
    RICHARDSON          CLYDE        10.0000         44,400.00         ZZ
    8390 MONROE                       9.5000            389.64         1
                                     16.0000            389.64         75
    ST LOUIS        MO    63114      15.5000       02/05/97         59,250.00
    0410344501                         .0000       04/01/97            00
    0410344501                         .0000       03/01/27            0
    0                                 5.2500       03/01/98        03/01/98
    E22/824                           4.7500       04/01/98        04/01/98
      45                              8.0000          .0000           .0000
    A                                12.0000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        N             .0000


    1556814                           7.5500        116,250.00        100
    MARSHALL            ROD           7.5500        116,164.59         ZZ
    12812 NW 33RD AVE                 7.0500            816.82         1
                                     13.5500            816.82         74
    VANCOUVER       WA    98685      13.0500       01/17/97        158,500.00
    280001556814                      5.1000       03/01/97            00
    107396                            4.6000       02/01/27            0
    0                                 5.1000       02/01/99        02/01/99
    894/824                           4.6000       03/01/99        03/01/99
      25                              5.1000          .0000           .0000
    A                                10.5500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
       2.4500                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1556816                           8.6500         93,500.00        100
    BARCLAY             WALLACE       8.6500         93,445.08         ZZ
    3217 ELWOOD DRIVE WEST            8.1500            728.90         1
                                     14.6500            728.90         85
    TACOMA          WA    98466      14.1500       01/22/97        110,000.00
    280001556816                      5.6500       03/01/97            23
    107298                            5.1500       02/01/27            0
    0                                 5.6500       02/01/99        02/01/99
    894/824                           5.1500       03/01/99        03/01/99
      25                              5.6500          .0000           .0000
    A                                11.6500            6              6
1


      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
       3.0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1556817                           9.0500        124,000.00        100
    BERGLUND            DEAN          9.0500        123,932.97         ZZ
    20327 76TH AVENUE WEST            8.5500          1,002.20         1
                                     15.0500          1,002.20         80
    LYNNWOOD        WA    98036      14.5500       01/24/97        155,000.00
    280001556817                      6.0500       03/01/97            00
    107643                            5.5500       02/01/27            0
    0                                 6.0500       02/01/99        02/01/99
    894/824                           5.5500       03/01/99        03/01/99
      25                              6.0500          .0000           .0000
    A                                12.0500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
       3.0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1556818                           9.7500        104,700.00        100
    WARE                ELOISE        9.7500        104,651.16         ZZ
    6540 ESTHER AVENUE NE             9.2500            899.53         1
                                     15.7500            899.53         80
    ALBUQUERQUE     NM    87109      15.2500       01/31/97        130,900.00
    0410320832                         .0000       03/01/97            00
    0410320832                         .0000       02/01/27            0
    0                                 5.2500       02/01/98        02/01/98
    E22/824                           4.7500       03/01/98        03/01/98
      45                              7.7500          .0000           .0000
    A                                11.7500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1556820                           9.4000        110,250.00        100
    GRACE               PAUL          9.4000        110,194.61         ZZ
    3436 EAST RANCH VIEW DRIVE        8.9000            919.01         1
                                     15.4000            919.01         75
    SALT LAKE CITY  UT    84124      14.9000       01/24/97        147,000.00
    280001556820                      6.9500       03/01/97            00
    107739                            6.4500       02/01/27            0
    0                                 6.9500       02/01/99        02/01/99
1


    894/824                           6.4500       03/01/99        03/01/99
      25                              6.9500          .0000           .0000
    A                                12.4000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
       2.4500                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1556822                           9.2500        130,500.00        100
    ZUNIE               DERRICK       9.2500        130,432.35         ZZ
    15006 NE 87TH STREET              8.7500          1,073.59         1
                                     15.2500          1,073.59         90
    VANCOUVER       WA    98682      14.7500       01/22/97        145,000.00
    280001556822                      6.8000       03/01/97            23
    106788                            6.3000       02/01/27            0
    0                                 6.8000       02/01/99        02/01/99
    894/824                           6.3000       03/01/99        03/01/99
      25                              6.8000          .0000           .0000
    A                                12.2500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
       2.4500                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1556823                           9.0000         61,200.00        100
    GOUDE               JAMES         9.0000         61,166.57         ZZ
    1622 WEST ARABIAN AVENUE          8.5000            492.43         1
                                     15.0000            492.43         80
    COLBERT         WA    99005      14.5000       01/25/97         76,500.00
    280001556823                      6.1250       03/01/97            00
    400440                            5.6250       02/01/27            0
    0                                 6.1250       02/01/99        02/01/99
    894/824                           5.6250       03/01/99        03/01/99
      25                              6.1250          .0000           .0000
    A                                12.0000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
       2.8750                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1556824                           9.7000        102,850.00        100
    SUWANMANEEDANG      TOM           9.7000        102,801.50         ZZ
    1505 S BETTMAN RD                 9.2000            879.87         1
                                     15.7000            879.87         85
    SPOKANE         WA    99212      15.2000       01/22/97        121,000.00
1


    280001556824                      6.8250       03/01/97            23
    400455                            6.3250       02/01/27            0
    0                                 6.8250       02/01/99        02/01/99
    894/824                           6.3250       03/01/99        03/01/99
      25                              6.8250          .0000           .0000
    A                                12.7000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
       2.8750                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1556828                           8.6000        126,000.00        100
    CLUSTER JR          ELBERT        8.6000        125,925.23         ZZ
    23014 129TH AVENUE SOUTHEAST      8.1000            977.77         1
                                     14.6000            977.77         75
    KENT            WA    98031      14.1000       01/25/97        170,000.00
    280001556828                      5.7250       03/01/97            00
    107590                            5.2250       02/01/27            0
    0                                 5.7250       02/01/99        02/01/99
    894/824                           5.2250       03/01/99        03/01/99
      25                              5.7250          .0000           .0000
    A                                11.6000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
       2.8750                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1556829                           7.9500        275,500.00        100
    ESPERANZA           JOHNNY        7.9500        275,313.26         ZZ
    1835 OWAWA STREET                 7.4500          2,011.93         1
                                     13.9500          2,011.93         70
    HONOLULU        HI    96819      13.4500       01/23/97        394,000.00
    280001556829                      5.5000       03/01/97            00
    107431                            5.0000       02/01/27            0
    0                                 5.5000       02/01/99        02/01/99
    894/824                           5.0000       03/01/99        03/01/99
      25                              5.5000          .0000           .0000
    A                                10.9500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
       2.4500                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        N             .0000


    1556833                           8.8500         89,250.00        100
    SEWARD              MARGIE        8.8500         89,199.71         ZZ
1


    26680 WALKER ROAD                 8.3500            708.51         1
                                     14.8500            708.51         84
    PARMA           ID    83660      14.3500       01/25/97        107,000.00
    280001556833                      6.8000       03/01/97            23
    107455                            6.3000       02/01/27            0
    0                                 6.8000       02/01/99        02/01/99
    894/824                           6.3000       03/01/99        03/01/99
      25                              6.8000          .0000           .0000
    A                                11.8500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
       2.0500                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1556834                           7.5500         56,250.00        100
    HANSEN              REED          7.5500         56,208.67         ZZ
    26 N 950 W                        7.0500            395.24         1
                                     13.5500            395.24         75
    BLACKFOOT       ID    83221      13.0500       01/24/97         75,000.00
    280001556834                      5.1000       03/01/97            00
    107670                            4.6000       02/01/27            0
    0                                 5.1000       02/01/99        02/01/99
    894/824                           4.6000       03/01/99        03/01/99
      25                              5.1000          .0000           .0000
    A                                10.5500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
       2.4500                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1556836                           8.1000         90,000.00        100
    BRINKERHOFF         NICOLE        8.1000         90,000.00         ZZ
    1460 WEST 8660 SOUTH              7.6000            666.67         1
                                     14.1000            666.67         70
    WEST JORDAN     UT    84088      13.6000       01/29/97        130,000.00
    280001556836                      5.1000       04/01/97            00
    107822                            4.6000       03/01/27            0
    0                                 5.1000       03/01/99        03/01/99
    894/824                           4.6000       04/01/99        04/01/99
      25                              5.1000          .0000           .0000
    A                                11.1000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
       3.0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000
1




    1556839                           9.3500         68,300.00        100
    JONES               AARON         9.3500         68,265.33         ZZ
    20203/20207 MEADOW LANE           8.8500            566.84         1
                                     15.3500            566.84         47
    BEND            OR    97701      14.8500       01/24/97        147,500.00
    280001556839                      5.9500       03/01/97            00
    400446                            5.4500       02/01/27            0
    0                                 5.9500       02/01/99        02/01/99
    894/824                           5.4500       03/01/99        03/01/99
      25                              6.3500          .0000           .0000
    A                                12.3500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
       3.4000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1556843                           9.6250        350,000.00        100
    GOLDEN              ROBERT        9.6250        349,832.33         ZZ
    388 A NAVAJO ROAD                 9.1250          2,974.96         1
                                     15.6250          2,974.96         77
    LAKE OZARK      MO    65049      15.1250       01/29/97        455,000.00
    0410343560                         .0000       03/01/97            00
    0410343560                         .0000       02/01/27            0
    0                                 4.7500       02/01/98        02/01/98
    E22/824                           4.2500       03/01/98        03/01/98
      45                              7.6250          .0000           .0000
    A                                11.6250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1556848                           9.6000        180,000.00        100
    VIERRA              GEORGE        9.6000        180,000.00         ZZ
    71 LOA PLACE                      9.1000          1,526.69         1
                                     15.6000          1,526.69         90
    LAHAINA         HI    96761      15.1000       01/30/97        200,000.00
    280001556848                      6.7250       04/01/97            23
    107618                            6.2250       03/01/27            0
    0                                 6.7250       03/01/99        03/01/99
    894/824                           6.2250       04/01/99        04/01/99
      25                              6.7250          .0000           .0000
    A                                12.6000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
1


       2.8750                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1556857                           9.8500         52,000.00        100
    BASSETT             PAUL          9.8500         51,976.25         ZZ
    1249 BARRY STREET                 9.3500            450.58         1
                                     15.8500            450.58         80
    COOS BAY        OR    97420      15.3500       01/15/97         65,000.00
    280001556857                      6.5500       03/01/97            00
    107336                            6.0500       02/01/27            0
    0                                 6.5500       02/01/99        02/01/99
    894/824                           6.0500       03/01/99        03/01/99
      25                              6.8500          .0000           .0000
    A                                12.8500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
       3.3000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1556858                           9.3750        212,500.00        100
    SZALAY              ANDRE         9.3750        212,392.69         ZZ
    41 BEECHTREE ROAD                 8.8750          1,767.47         1
                                     15.3750          1,767.47         85
    WEST CALDWELL   NJ    07006      14.8750       01/10/97        250,000.00
    280001556858                      9.3750       03/01/97            23
    7300058245                        8.8750       02/01/27            0
    0                                 5.8750       02/01/99        02/01/99
    F22/824                           5.3750       03/01/99        03/01/99
      25                              9.3750          .0000           .0000
    A                                12.3750            6              6
      360                               E            1.5000          1.5000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1556878                           9.6000        111,150.00        100
    CARDILE             GEORGE        9.6000        111,096.47         ZZ
    20745 SW WYNGATE STREET           9.1000            942.73         1
                                     15.6000            942.73         90
    ALOHA           OR    97007      15.1000       01/17/97        123,500.00
    280001556878                      6.7250       03/01/97            23
    107432                            6.2250       02/01/27            0
    0                                 6.7250       02/01/99        02/01/99
    894/824                           6.2250       03/01/99        03/01/99
      25                              6.7250          .0000           .0000
    A                                12.6000            6              6
1


      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
       2.8750                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1556891                           9.9000         61,275.00        100
    GOULD               DELL          9.9000         61,247.31         ZZ
    130 E 9TH SOUTH                   9.4000            533.21         1
                                     15.9000            533.21         75
    ST ANTHONY      ID    83445      15.4000       01/21/97         81,700.00
    280001556891                      6.5000       03/01/97            00
    107549                            6.0000       02/01/27            0
    0                                 6.5000       02/01/99        02/01/99
    894/824                           6.0000       03/01/99        03/01/99
      25                              6.9000          .0000           .0000
    A                                12.9000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
       3.4000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1556894                           8.8000        110,000.00        100
    STOA                LARRY         8.8000        109,937.37         ZZ
    10612 EXETER AVENUE NORTHEAST     8.3000            869.30         1
                                     14.8000            869.30         30
    SEATTLE         WA    98125      14.3000       01/17/97        373,000.00
    280001556894                      6.3500       03/01/97            00
    107649                            5.8500       02/01/27            0
    0                                 6.3500       02/01/99        02/01/99
    894/824                           5.8500       03/01/99        03/01/99
      25                              6.3500          .0000           .0000
    A                                11.8000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
       2.4500                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1556912                           8.9500         82,800.00        100
    VANTASSELL          MARK          8.9500         82,754.30         ZZ
    4601 NE 78TH PLACE                8.4500            663.25         1
                                     14.9500            663.25         90
    PORTLAND        OR    97218      14.4500       01/17/97         92,000.00
    280001556912                      6.5000       03/01/97            23
    107575                            6.0000       02/01/27            0
    0                                 6.5000       02/01/99        02/01/99
1


    894/824                           6.0000       03/01/99        03/01/99
      25                              6.5000          .0000           .0000
    A                                11.9500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
       2.4500                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1556916                          10.1500         78,200.00        100
    GEORGE              TERRY        10.1500         78,132.72         ZZ
    4789 BLUEGRASS AVENUE             9.6500            694.94         1
                                     16.1500            694.94         85
    BOISE           ID    83703      15.6500       12/17/96         92,000.00
    280001556916                      6.8500       02/01/97            23
    106897                            6.3500       01/01/27            0
    0                                 6.8500       01/01/99        01/01/99
    894/824                           6.3500       02/01/99        02/01/99
      25                              7.1500          .0000           .0000
    A                                13.1500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
       3.3000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1556920                           8.4500         90,400.00        100
    FLANAGAN            SHERYL        8.4500         90,344.67         ZZ
    104-106 20TH STREET SOUTH         7.9500            691.90         2
                                     14.4500            691.90         80
    GREAT FALLS     MT    59405      13.9500       01/02/97        113,000.00
    280001556920                      6.0000       03/01/97            00
    107239                            5.5000       02/01/27            0
    0                                 6.0000       02/01/99        02/01/99
    894/824                           5.5000       03/01/99        03/01/99
      25                              6.0000          .0000           .0000
    A                                11.4500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
       2.4500                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1556924                           8.1500        225,000.00        100
    CUMBERLAND          JOHN          8.1500        225,000.00         ZZ
    6103 147TH CT NE                  7.6500          1,674.56         1
                                     14.1500          1,674.56         75
    REDMOND         WA    98052      13.6500       01/28/97        300,000.00
1


    280001556924                      5.7000       04/01/97            00
    107747                            5.2000       03/01/27            0
    0                                 5.7000       03/01/99        03/01/99
    894/824                           5.2000       04/01/99        04/01/99
      25                              5.7000          .0000           .0000
    A                                11.1500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
       2.4500                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1556927                          12.4500        204,750.00        100
    DAY                 SHERI        12.4500        204,697.01         ZZ
    3319 HUNTER BOULEVARD SOUTH      11.9500          2,177.27         1
                                     18.4500          2,177.27         72
    SEATTLE         WA    98144      17.9500       01/27/97        285,000.00
    280001556927                      8.3500       03/01/97            00
    107532                            7.8500       02/01/27            0
    0                                 8.3500       02/01/99        02/01/99
    894/824                           7.8500       03/01/99        03/01/99
      25                              9.4500          .0000           .0000
    A                                15.4500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
       4.1000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1556930                          10.2500        153,000.00        100
    KACHEL              JAMES        10.2500        152,806.42         ZZ
    1183 MOONSTONE RUN,               9.7500          1,371.04         1
                                     16.2500          1,371.04         90
    LAKE IN THE HI  IL    60102      15.7500       11/20/96        170,000.00
    280001556930                       .0000       01/01/97            23
    96N00016                           .0000       12/01/26            0
    0                                 5.5000       12/01/97        12/01/97
    A37/824                           5.0000       01/01/98        01/01/98
      45                              8.2500          .0000           .0000
    A                                12.2500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1556934                          11.0000         58,125.00        100
    KELLEY              BYRON        11.0000         58,104.27         ZZ
1


    389 3RD AVE EAST                 10.5000            553.54         1
                                     17.0000            553.54         75
    WENDELL         ID    83355      16.5000       01/16/97         77,500.00
    280001556934                      6.8500       03/01/97            00
    107210                            6.3500       02/01/27            0
    0                                 6.8500       02/01/00        02/01/00
    894/824                           6.3500       03/01/00        03/01/00
      25                              8.0000          .0000           .0000
    A                                14.0000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
       4.1500                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1556937                           8.9500        117,000.00        100
    SECOR               CHRISTOPH     8.9500        116,935.42         ZZ
    5269 PETERSON ROAD SE             8.4500            937.20         1
                                     14.9500            937.20         90
    PORT ORCHARD    WA    98366      14.4500       01/27/97        130,000.00
    280001556937                      6.5000       03/01/97            23
    107714                            6.0000       02/01/27            0
    0                                 6.5000       02/01/99        02/01/99
    894/824                           6.0000       03/01/99        03/01/99
      25                              6.5000          .0000           .0000
    A                                11.9500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
       2.4500                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1556943                           9.8750        132,000.00        100
    BARTOLI             THOMAS        9.8750        131,940.03         ZZ
    417 BRIMS WAY                     9.3750          1,146.22         1
                                     15.8750          1,146.22         85
    GARNER          NC    27529      15.3750       01/21/97        155,400.00
    280001556943                      9.8750       03/01/97            23
    70005355                          9.3750       02/01/27            0
    0                                 5.8750       02/01/99        02/01/99
    F22/824                           5.3750       03/01/99        03/01/99
      25                              9.8750          .0000           .0000
    A                                12.8750            6              6
      360                               E            1.5000          1.5000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000
1




    1556944                           9.7000        191,250.00        100
    EYERLY              DONALD        9.7000        191,159.82         ZZ
    8053 MILL CREEK ROAD SE           9.2000          1,636.12         1
                                     15.7000          1,636.12         85
    AUMSVILLE       OR    97325      15.2000       01/25/97        225,000.00
    280001556944                      6.8250       03/01/97            23
    107314                            6.3250       02/01/27            0
    0                                 6.8250       02/01/99        02/01/99
    894/824                           6.3250       03/01/99        03/01/99
      25                              6.8250          .0000           .0000
    A                                12.7000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
       2.8750                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1556945                           8.9500        125,100.00        100
    LONG                RONALD        8.9500        125,030.95         ZZ
    518 W FALCON AVE                  8.4500          1,002.09         1
                                     14.9500          1,002.09         90
    SPOKANE         WA    99218      14.4500       01/15/97        139,000.00
    280001556945                      6.5000       03/01/97            23
    400457                            6.0000       02/01/27            0
    0                                 6.5000       02/01/99        02/01/99
    894/824                           6.0000       03/01/99        03/01/99
      25                              6.5000          .0000           .0000
    A                                11.9500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
       2.4500                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1556949                           9.6250         64,000.00        100
    LOOMIS              GREG          9.6250         63,969.34         ZZ
    8378 SOUTH DIXIE HIGHWAY          9.1250            543.99         1
                                     15.6250            543.99         80
    RUDOLPH         OH    43462      15.1250       01/31/97         80,000.00
    0410167845                         .0000       03/01/97            00
    0410167845                         .0000       02/01/27            0
    0                                 5.5000       02/01/98        02/01/98
    E22/824                           5.0000       03/01/98        03/01/98
      45                              7.6250          .0000           .0000
    A                                11.6250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
1


        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1556950                          10.0000         60,350.00        100
    GREWAL              RAJINDER     10.0000         60,323.31         ZZ
    29 EAST MAGGIE COURT              9.5000            529.61         1
                                     16.0000            529.61         85
    WENDELL         NC    27591      15.5000       01/30/97         71,000.00
    280001556950                     10.0000       03/01/97            23
    70005351                          9.5000       02/01/27            0
    0                                 5.8750       02/01/99        02/01/99
    F22/824                           5.3750       03/01/99        03/01/99
      25                             10.0000          .0000           .0000
    A                                13.0000            6              6
      360                               E            1.5000          1.5000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1556951                           8.0000        116,250.00        100
    YOST                KATHERINE     8.0000        116,172.00         ZZ
    98-1783 KAAHUMANU STREET          7.5000            853.00         1
    71-D                             14.0000            853.00         75
    AIEA            HI    96701      13.5000       01/23/97        155,000.00
    280001556951                      6.3500       03/01/97            00
    107708                            5.8500       02/01/27            0
    0                                 6.3500       02/01/99        02/01/99
    894/824                           5.8500       03/01/99        03/01/99
      25                              6.3500          .0000           .0000
    A                                11.0000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
       1.6500                           1              00          00/00/00
        .0000                           09             0           00/00/00
                                        O             .0000


    1556953                           8.3500        134,400.00        100
    HARMS               ARNOLD        8.3500        134,316.04         ZZ
    HCR 85 BOX 285-O                  7.8500          1,019.16         1
                                     14.3500          1,019.16         80
    BONNERS FERRY   ID    83805      13.8500       01/23/97        168,000.00
    280001556953                      5.9000       03/01/97            00
    400463                            5.4000       02/01/27            0
    0                                 5.9000       02/01/99        02/01/99
    894/824                           5.4000       03/01/99        03/01/99
      25                              5.9000          .0000           .0000
    A                                11.3500            6              6
1


      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
       2.4500                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1556955                           9.5500        130,000.00        100
    VANDERPOOL          SHARON        9.5500        129,936.72         ZZ
    18613 SOUTH TAPPS DRIVE EAST      9.0500          1,097.86         1
                                     15.5500          1,097.86         88
    SUMNER          WA    98390      15.0500       01/22/97        148,000.00
    280001556955                      6.5000       03/01/97            23
    106708                            6.0000       02/01/27            0
    0                                 6.5000       02/01/99        02/01/99
    894/824                           6.0000       03/01/99        03/01/99
      25                              6.5500          .0000           .0000
    A                                12.5500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
       3.0500                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1556958                          10.0500        154,400.00        100
    PINZ                TINA         10.0500        154,332.41         ZZ
    27071 HATCH LANE                  9.5500          1,360.69         1
                                     16.0500          1,360.69         80
    PARMA           ID    83660      15.5500       01/21/97        193,000.00
    280001556958                      6.7500       03/01/97            00
    107596                            6.2500       02/01/27            0
    0                                 6.7500       02/01/99        02/01/99
    894/824                           6.2500       03/01/99        03/01/99
      25                              7.0500          .0000           .0000
    A                                13.0500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
       3.3000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1556967                           9.6250         78,000.00        100
    HARRISON            SILAS         9.6250         77,962.63         ZZ
    57334 S HARRISON ROAD             9.1250            662.99         1
                                     15.6250            662.99         67
    SLIDELL         LA    70461      15.1250       01/29/97        118,000.00
    0410288609                         .0000       03/01/97            00
    0410288609                         .0000       02/01/27            0
    0                                 5.5000       02/01/98        02/01/98
1


    E22/824                           5.0000       03/01/98        03/01/98
      45                              7.6250          .0000           .0000
    A                                11.6250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1556968                           9.2000        152,000.00        100
    CUNNINGHAM          JAMES         9.2000        151,920.37         ZZ
    8790 NW KINGLET STREET            8.7000          1,244.96         1
                                     15.2000          1,244.96         80
    SEAL ROCK       OR    97376      14.7000       01/21/97        190,000.00
    280001556968                      6.7500       03/01/97            00
    107348                            6.2500       02/01/27            0
    0                                 6.7500       02/01/99        02/01/99
    894/824                           6.2500       03/01/99        03/01/99
      25                              6.7500          .0000           .0000
    A                                12.2000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
       2.4500                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1556971                           9.5500         82,500.00        100
    HOFFER              RICHARD       9.5500         82,459.84         ZZ
    15707 90TH AVE COURT EAST         9.0500            696.72         1
                                     15.5500            696.72         75
    PUYALLUP        WA    98373      15.0500       01/10/97        110,000.00
    280001556971                      6.4500       03/01/97            00
    106799                            5.9500       02/01/27            0
    0                                 6.4500       02/01/99        02/01/99
    894/824                           5.9500       03/01/99        03/01/99
      25                              6.5500          .0000           .0000
    A                                12.5500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
       3.1000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1556973                           9.9500         93,250.00        100
    CABATIC             NAPOLEON      9.9500         93,250.00         ZZ
    10658 SALES ROAD SO               9.4500            814.89         1
                                     15.9500            814.89         74
    TACOMA          WA    98444      15.4500       01/29/97        126,500.00
1


    280001556973                      6.3500       04/01/97            00
    107441                            5.8500       03/01/27            0
    0                                 6.3500       03/01/99        03/01/99
    894/824                           5.8500       04/01/99        04/01/99
      25                              6.9500          .0000           .0000
    A                                12.9500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
       3.6000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1556974                           8.5000        145,600.00        100
    NEWMAN              ALAN          8.5000        145,511.79         ZZ
    9521 N LOGANBERRY COURT           8.0000          1,119.54         1
                                     14.5000          1,119.54         80
    SPOKANE         WA    99208      14.0000       01/22/97        182,000.00
    280001556974                      6.2000       03/01/97            00
    400446                            5.7000       02/01/27            0
    0                                 6.2000       02/01/99        02/01/99
    894/824                           5.7000       03/01/99        03/01/99
      25                              6.2000          .0000           .0000
    A                                11.5000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
       2.3000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1556978                           7.9500         92,000.00        100
    HOWARD              LLOYD         7.9500         91,937.64         ZZ
    5775 VALHALLA DRIVE               7.4500            671.86         1
                                     13.9500            671.86         80
    NESKOWIN        OR    97149      13.4500       01/13/97        115,000.00
    280001556978                      5.5000       03/01/97            00
    106691                            5.0000       02/01/27            0
    0                                 5.5000       02/01/99        02/01/99
    894/824                           5.0000       03/01/99        03/01/99
      25                              5.5000          .0000           .0000
    A                                10.9500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
       2.4500                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1556980                           8.2000         90,000.00        100
    HOWARD              LLOYD         8.2000         89,942.02         ZZ
1


    2944 NW OAR AVENUE                7.7000            672.98         1
                                     14.2000            672.98         75
    LINCOLN CITY    OR    97367      13.7000       01/13/97        120,000.00
    280001556980                      5.9500       03/01/97            00
    106692                            5.4500       02/01/27            0
    0                                 5.9500       02/01/99        02/01/99
    894/824                           5.4500       03/01/99        03/01/99
      25                              5.9500          .0000           .0000
    A                                11.2000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
       2.2500                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        N             .0000


    1556986                          11.0000        149,000.00        100
    HOELSCHER           CLIFFORD     11.0000        148,946.87         ZZ
    1732 CONCORD DR                  10.5000          1,418.96         1
                                     17.0000          1,418.96         89
    FORT COLLINS    CO    80526      16.5000       01/30/97        168,000.00
    0410312508                         .0000       03/01/97            23
    0410312508                         .0000       02/01/27            0
    0                                 6.0000       02/01/00        02/01/00
    E22/824                           5.5000       03/01/00        03/01/00
      25                              8.0000          .0000           .0000
    A                                14.0000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1556987                          10.1250         84,000.00        100
    GORWIC              URSZULA      10.1250         83,963.82         ZZ
    6 RUTHVEN                         9.6250            744.93         1
                                     16.1250            744.93         48
    ANN ARBOR       MI    48104      15.6250       02/03/97        175,000.00
    0410344352                         .0000       03/01/97            00
    0410344352                         .0000       02/01/27            0
    0                                 4.8750       02/01/99        02/01/99
    E22/824                           4.3750       03/01/99        03/01/99
      25                              7.1250          .0000           .0000
    A                                13.1250            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000
1




    1556988                          10.1250        111,200.00        100
    LOVE                MICHAEL      10.1250        111,200.00         ZZ
    384 BERKSHIRE DRIVE               9.6250            986.15         1
                                     16.1250            986.15         70
    SALINE          MI    48176      15.6250       02/07/97        158,900.00
    0410344741                         .0000       04/01/97            00
    0410344741                         .0000       03/01/27            0
    0                                 5.2500       03/01/99        03/01/99
    E22/824                           4.7500       04/01/99        04/01/99
      25                              7.1250          .0000           .0000
    A                                13.1250            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1556990                           8.7500         72,250.00        100
    SCHABERG            SHARI         8.7500         72,250.00         ZZ
    1804 HILLCREST                    8.2500            568.39         1
                                     14.7500            568.39         85
    LANSING         MI    48910      14.2500       02/06/97         85,000.00
    0410344402                         .0000       04/01/97            23
    0410344402                         .0000       03/01/27            0
    0                                 5.5000       03/01/98        03/01/98
    E22/824                           5.0000       04/01/98        04/01/98
      45                              6.7500          .0000           .0000
    A                                10.7500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1557003                          10.3750        103,200.00        100
    KRESPAN             JON          10.3750        103,157.87         ZZ
    14514 WEXHALL TERRACE             9.8750            934.38         1
    UNIT 30                          16.3750            934.38         80
    BURTONSVILLE    MD    20866      15.8750       01/27/97        129,000.00
    280001557003                     10.3750       03/01/97            00
    79000020                          9.8750       02/01/27            0
    0                                 6.5000       02/01/99        02/01/99
    F22/824                           6.0000       03/01/99        03/01/99
      25                             10.3750          .0000           .0000
    A                                13.3750            6              6
      360                               E            1.5000          1.5000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
1


        .0000                           5              00          00/00/00
        .0000                           01             0           00/00/00
                                        O             .0000


    1557004                          10.2500         50,800.00        100
    HEBERT JR           RAYMOND      10.2500         50,778.70         T
    LOT 7 MOUNTAIN VIEW ROAD          9.7500            455.22         1
                                     16.2500            455.22         58
    ALEXANDRIA      NH    03222      15.7500       01/24/97         88,000.00
    280001557004                     10.2500       03/01/97            00
    71000109                          9.7500       02/01/27            0
    0                                 6.3750       08/01/97        08/01/97
    F22/824                           5.8750       09/01/97        09/01/97
      25                             10.2500          .0000           .0000
    A                                11.2500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1557011                           9.7500         32,600.00        100
    GIBSON              ESTHER        9.7500         32,600.00         ZZ
    4453 LEE AVENUE                   9.2500            280.08         1
                                     15.7500            280.08         75
    ST LOUIS        MO    63115      15.2500       01/29/97         43,500.00
    0410344378                         .0000       04/01/97            00
    0410344378                         .0000       03/01/27            0
    0                                 5.0000       03/01/98        03/01/98
    E22/824                           4.5000       04/01/98        04/01/98
      45                              7.7500          .0000           .0000
    A                                11.7500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1557056                           8.5000        102,800.00        100
    BAVERMAN            JOHN          8.5000        102,737.73         ZZ
    16 STRONGWOOD ROAD                8.0000            790.44         1
                                     14.5000            790.44         78
    OWINGS MILLS    MD    21117      14.0000       01/23/97        133,000.00
    280001557056                      8.5000       03/01/97            00
    79000037                          8.0000       02/01/27            0
    0                                 6.5000       08/01/97        08/01/97
    F22/824                           6.0000       09/01/97        09/01/97
      25                              8.5000          .0000           .0000
    A                                 9.5000            6              6
1


      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1557058                          10.2500         77,500.00        100
    HOLMES              ALAIN        10.2500         77,467.50         ZZ
    7810 SW 6TH COURT                 9.7500            694.48         1
                                     16.2500            694.48         87
    NORTH LAUDERDA  FL    33068      15.7500       01/15/97         90,000.00
    280001557058                     10.2500       03/01/97            23
    68005991                          9.7500       02/01/27            0
    0                                 5.8750       02/01/99        02/01/99
    F22/824                           5.3750       03/01/99        03/01/99
      25                             10.2500          .0000           .0000
    A                                13.2500            6              6
      360                               E            1.5000          1.5000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1557064                           9.5000        101,250.00        100
    HENDERSON           LESTER        9.5000        101,200.20         ZZ
    9107 BROCK ROAD                   9.0000            851.36         1
                                     15.5000            851.36         75
    SPOTSYLVANIA    VA    22553      15.0000       01/29/97        135,000.00
    280001557064                      9.5000       03/01/97            00
    79000054                          9.0000       02/01/27            0
    0                                 7.1250       08/01/97        08/01/97
    F22/824                           6.6250       09/01/97        09/01/97
      25                              9.5000          .0000           .0000
    A                                10.5000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1557068                          10.8750        186,000.00        100
    HUBER               GEOFFREY     10.8750        185,931.85         ZZ
    5 HOLLOW BROOK ROAD              10.3750          1,753.78         1
                                     16.8750          1,753.78         60
    WASHINGTON TOW  NJ    07853      16.3750       01/06/97        310,000.00
    280001557068                     10.8750       03/01/97            00
    7300058619                       10.3750       02/01/27            0
    0                                 7.3750       08/01/97        08/01/97
1


    F22/824                           6.8750       09/01/97        09/01/97
      25                             10.8750          .0000           .0000
    A                                11.8750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1557092                          10.3750        110,500.00        100
    GINGERICH           DOUGLAS      10.3750        110,500.00         ZZ
    RR1 BOX 107A                      9.8750          1,000.47         1
                                     16.3750          1,000.47         85
    TUTTLE          OK    73089      15.8750       02/06/97        130,000.00
    0410324057                         .0000       04/01/97            23
    0410324057                         .0000       03/01/27            0
    0                                 5.5000       03/01/99        03/01/99
    E22/824                           5.0000       04/01/99        04/01/99
      25                              7.3750          .0000           .0000
    A                                13.3750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1557454                          10.1250         56,200.00        100
    PURDY               GARY         10.1250         56,200.00         ZZ
    5921 CENTRAL PARK DRIVE           9.6250            498.39         1
                                     17.1250            498.39         75
    ABERDEEN        WA    98520      16.6250       02/06/97         75,000.00
    280001557454                     10.1250       04/01/97            00
    G1000                             9.6250       03/01/27            0
    0                                 5.6250       03/01/00        03/01/00
    G10/824                           5.1250       04/01/00        04/01/00
      25                             10.1250          .0000           .0000
    A                                13.1250            6              6
      360                               E            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1557470                          10.7500         56,200.00        100
    LAPLANTE            MARK         10.7500         56,178.84         ZZ
    15702 HEIDE                      10.2500            524.62         1
                                     16.7500            524.62         75
    ROCKWOOD        MI    48173      16.2500       01/27/97         75,000.00
1


    280001557470                     10.7500       03/01/97            00
    924057                           10.2500       02/01/27            0
    0                                 6.3500       08/01/97        08/01/97
    B32/824                           5.8500       09/01/97        09/01/97
      45                             10.7500          .0000           .0000
    A                                11.7500            6              6
      360                               9            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1557472                           9.0000         40,000.00        100
    SULLIVAN            WALTER        9.0000         40,000.00         ZZ
    2324 CHESTERFIELD AVENUE          8.5000            321.85         1
                                     15.0000            321.85         52
    CHARLOTTE       NC    28205      14.5000       02/10/97         77,500.00
    0410256309                         .0000       04/01/97            00
    0410256309                         .0000       03/01/27            0
    0                                 4.5000       03/01/98        03/01/98
    E22/824                           4.0000       04/01/98        04/01/98
      45                              7.0000          .0000           .0000
    A                                11.0000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1557479                          10.5300        127,400.00        100
    EMERSON             MARK         10.5300        127,349.70         ZZ
    8708 WINANDS ROAD                10.0300          1,168.24         1
                                     16.5300          1,168.24         85
    RANDALLSTOWN    MD    21133      16.0300       01/22/97        149,900.00
    280001557479                     10.5300       03/01/97            23
    924062                           10.0300       02/01/27            0
    0                                 6.0000       02/01/99        02/01/99
    B32/824                           5.5000       03/01/99        03/01/99
      45                             10.5300          .0000           .0000
    A                                13.5300            6              6
      360                               9            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1557523                          10.1250         76,050.00        100
    MAHANNAH            JON          10.1250         76,050.00         ZZ
1


    109 FOXWOOD DRIVE                 9.6250            674.43         1
                                     16.1250            674.43         90
    LAKE PLACID     FL    33852      15.6250       02/13/97         84,500.00
    0410349385                         .0000       04/01/97            23
    0410349385                         .0000       03/01/27            0
    0                                 6.0000       03/01/00        03/01/00
    E22/824                           5.5000       04/01/00        04/01/00
      25                              7.1250          .0000           .0000
    A                                13.1250            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1557555                           7.7500        112,000.00        100
    ABBOTT              DOROTHY       7.7500        111,920.94         ZZ
    9509 PARK STREET                  7.2500            802.39         1
                                     13.7500            802.39         66
    MANASSAS        VA    22110      13.2500       01/27/97        170,000.00
    280001557555                      7.7500       03/01/97            00
    923881                            7.2500       02/01/27            0
    0                                 5.9500       02/01/99        02/01/99
    B32/824                           5.4500       03/01/99        03/01/99
      45                              7.7500          .0000           .0000
    A                                10.7500            6              6
      360                               9            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1557564                          12.5300         80,000.00        100
    HODGE               ROBERT       12.5300         79,979.66         ZZ
    14 SANDALWOOD DRIVE              12.0300            855.67         1
                                     18.5300            855.67         80
    REHOBOTH BEACH  DE    19971      18.0300       01/31/97        100,000.00
    280001557564                     12.5300       03/01/97            00
    924014                           12.0300       02/01/27            0
    0                                 7.2500       02/01/99        02/01/99
    B32/824                           6.7500       03/01/99        03/01/99
      45                             12.5300          .0000           .0000
    A                                15.5300            6              6
      360                               9            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           03             0           00/00/00
                                        O             .0000
1




    1557577                           9.9000        143,000.00        100
    O'NEILL             BERNARD       9.9000        142,935.37         ZZ
    2905 TIMBER RIDGE DRIVE           9.4000          1,244.38         1
                                     15.9000          1,244.38         85
    MT AIRY         MD    21771      15.4000       01/29/97        170,000.00
    280001557577                      9.9000       03/01/97            23
    924071                            9.4000       02/01/27            0
    0                                 5.6500       08/01/97        08/01/97
    B32/824                           5.1500       09/01/97        09/01/97
      45                              9.9000          .0000           .0000
    A                                10.9000            6              6
      360                               9            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1557583                          11.3300         85,425.00        100
    ATHANASIS           SOPHIA       11.3300         85,396.65         ZZ
    4 RAINFLOWER PATH UNIT 203       10.8300            834.90         1
                                     17.3300            834.90         75
    SPARKS          MD    21152      16.8300       01/27/97        113,900.00
    280001557583                     11.3300       03/01/97            00
    923888                           10.8300       02/01/27            0
    0                                 5.7500       02/01/99        02/01/99
    B32/824                           5.2500       03/01/99        03/01/99
      45                             11.3300          .0000           .0000
    A                                14.3300            6              6
      360                               9            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           01             0           00/00/00
                                        O             .0000


    1557816                           9.5000        180,000.00        100
    MONTILLA            JULIO         9.5000        180,000.00         ZZ
    701 SOUTH ADA                     9.0000          1,513.54         3
                                     15.5000          1,513.54         72
    CHICAGO         IL    60607      15.0000       02/06/97        251,900.00
    0410206601                         .0000       04/01/97            00
    0410206601                         .0000       03/01/27            0
    0                                 5.5000       09/01/97        09/01/97
    E22/824                           5.0000       10/01/97        10/01/97
      25                              8.5000          .0000           .0000
    A                                10.5000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
1


        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1557817                           9.3750         51,800.00        100
    ORLOWSKI            KEVIN         9.3750         51,800.00         ZZ
    1648-1650 SOUTH 69TH STREET       8.8750            430.85         2
                                     15.3750            430.85         70
    WEST ALLIS      WI    53214      14.8750       02/07/97         74,000.00
    0410206494                         .0000       04/01/97            00
    0410206494                         .0000       03/01/27            0
    0                                 6.2500       02/01/98        02/01/98
    E22/824                           5.7500       03/01/98        03/01/98
      45                              7.3750          .0000           .0000
    A                                11.3750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1557921                           8.5000         92,000.00        100
    WALSETH             DENNIS        8.5000         92,000.00         ZZ
    815 10TH STREET S                 8.0000            707.41         2
                                     14.5000            707.41         80
    MOORHEAD        MN    56560      14.0000       02/27/97        115,000.00
    280001557921                       .0000       04/01/97            00
    1557921                            .0000       03/01/27            0
    0                                 4.7500       09/01/97        09/01/97
    962/824                           4.2500       10/01/97        10/01/97
      25                              7.5000          .0000           .0000
    A                                 9.5000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1558077                          11.0000         16,500.00        100
    BOULDEN             SARAH        11.0000         16,500.00         ZZ
    16435 LAWNDALE AVENUE            10.5000            157.13         1
                                     17.0000            157.13         39
    MARKHAM         IL    60426      16.5000       02/11/97         43,000.00
    0410356273                         .0000       04/01/97            00
    0410356273                         .0000       03/01/27            0
    0                                 6.0000       04/01/99        04/01/99
    E22/824                           5.5000       05/01/99        05/01/99
      25                              8.0000          .0000           .0000
    A                                14.0000            6              6
1


      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1558245                           8.7500        144,000.00        100
    PEREZ               JESUS         8.7500        144,000.00         ZZ
    34 BARHOLM AVENUE                 8.2500          1,132.85         1
                                     14.7500          1,132.85         70
    STAMFORD        CT    06907      14.2500       02/28/97        206,000.00
    280001558245                       .0000       04/01/97            00
    189897                             .0000       03/01/27            0
    0                                 5.7500       03/01/98        03/01/98
    B24/824                           5.2500       04/01/98        04/01/98
      45                              6.7500          .0000           .0000
    A                                10.7500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1559035                          10.2500        204,850.00        100
    OSERO               KENNETH      10.2500        204,850.00         ZZ
    5560 LEXINGTON AVENUE N.          9.7500          1,835.66         1
                                     16.2500          1,835.66         85
    SHOREVIEW       MN    55126      15.7500       02/21/97        241,000.00
    280001559035                       .0000       04/01/97            22
    002027                             .0000       03/01/27           12
    0                                 5.8750       03/01/00        03/01/00
    E82/824                           5.3750       04/01/00        04/01/00
      25                              7.2500          .0000           .0000
    A                                13.2500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1559379                           9.8000         64,000.00        100
    JOCHIMS             AMELIA        9.8000         64,000.00         ZZ
    W4140 CENTER STREET               9.3000            552.21         1
                                     15.8000            552.21         80
    FREDONIA        WI    53021      15.3000       02/05/97         80,000.00
    280001559379                       .0000       04/01/97            00
    9611525                            .0000       03/01/27            0
    0                                 5.3500       03/01/98        03/01/98
1


    A37/824                           4.8500       04/01/98        04/01/98
      45                              7.8000          .0000           .0000
    A                                11.8000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1559413                          10.0000        320,000.00        100
    BREHMAN             DELBERT      10.0000        320,000.00         ZZ
    905 WEST FULLERTON PARKWAY        9.5000          2,808.23         1
                                     16.0000          2,808.23         80
    CHICAGO         IL    60614      15.5000       02/19/97        400,000.00
    280001559413                       .0000       04/01/97            00
    97NP0039                           .0000       03/01/27            0
    0                                 5.3000       03/01/98        03/01/98
    A37/824                           4.8000       04/01/98        04/01/98
      45                              8.0000          .0000           .0000
    A                                12.0000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           03             0           00/00/00
                                        O             .0000


    1559448                           9.2500         80,250.00        100
    FITZHENRY           KATHIE        9.2500         80,250.00         ZZ
    213 EAST STREAMWOOD BOULEVARD     8.7500            660.20         1
                                     15.2500            660.20         75
    STREAMWOOD      IL    60107      14.7500       02/10/97        107,000.00
    280001559448                       .0000       04/01/97            00
    96NW0003                           .0000       03/01/27            0
    0                                 5.2500       03/01/98        03/01/98
    A37/824                           4.7500       04/01/98        04/01/98
      45                              7.2500          .0000           .0000
    A                                11.2500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1559460                          12.2500         65,000.00        100
    EBY                 GEORGE       12.2500         65,000.00         ZZ
    962 EAST FOREST AVENUE           11.7500            681.13         1
                                     18.2500            681.13         42
    DES PLAINES     IL    60018      17.7500       02/07/97        158,000.00
1


    280001559460                       .0000       04/01/97            00
    96NP00064                          .0000       03/01/27            0
    0                                 6.2500       03/01/00        03/01/00
    A37/824                           5.7500       04/01/00        04/01/00
      25                             11.2500          .0000           .0000
    A                                13.2500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1559712                          10.5500        103,200.00        100
    JESCHKE             DAVID        10.5500        103,159.43         ZZ
    419 RIDGEVIEW DRIVE              10.0500            947.87         1
                                     16.5500            947.87         81
    GENOA CITY      WI    53128      16.0500       01/29/97        128,835.00
    280001559712                       .0000       03/01/97            23
    960002                             .0000       02/01/27            0
    0                                 5.7500       08/01/97        08/01/97
    A37/824                           5.2500       09/01/97        09/01/97
      25                              9.5500          .0000           .0000
    A                                11.5500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1559714                          10.8750         68,800.00        100
    STROBEL             TIMOTHY      10.8750         68,800.00         ZZ
    1012 PARKWOOD                    10.3750            648.71         4
                                     16.8750            648.71         80
    JOLIET          IL    60435      16.3750       02/03/97         86,500.00
    280001559714                       .0000       04/01/97            00
    96NW00081                          .0000       03/01/27            0
    0                                 7.0500       03/01/98        03/01/98
    A37/824                           6.5500       04/01/98        04/01/98
      45                              8.8750          .0000           .0000
    A                                12.8750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        N             .0000


    1559718                          10.7500        168,000.00        100
    SALEMI              RICHARD      10.7500        168,000.00         ZZ
1


    1910 WEST REICHE LANE            10.2500          1,568.25         1
                                     16.7500          1,568.25         80
    MCHENRY         IL    60050      16.2500       02/10/97        210,000.00
    280001559718                       .0000       04/01/97            00
    97NW00045                          .0000       03/01/27            0
    0                                 6.5000       03/01/98        03/01/98
    A37/824                           6.0000       04/01/98        04/01/98
      45                              8.7500          .0000           .0000
    A                                12.7500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1559722                          10.6250        102,400.00        100
    HURST               MARY         10.6250        102,400.00         ZZ
    14721 SOUTH ST LOUIS             10.1250            946.28         1
                                     16.6250            946.28         85
    MIDLOTHIAN      IL    60445      16.1250       02/18/97        120,500.00
    0410206627                         .0000       04/01/97            23
    0410206627                         .0000       03/01/27            0
    0                                 5.3750       03/01/99        03/01/99
    E22/824                           4.8750       04/01/99        04/01/99
      25                              7.6250          .0000           .0000
    A                                13.6250            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1559724                          10.2500        108,000.00        100
    LINGWAY             NANCY        10.2500        108,000.00         ZZ
    956 NORTH FRANKLIN AVENUE         9.7500            967.79         1
                                     16.2500            967.79         80
    PALATINE        IL    60067      15.7500       02/10/97        135,000.00
    280001559724                       .0000       04/01/97            00
    96NP00001                          .0000       03/01/27            0
    0                                 6.6500       03/01/98        03/01/98
    A37/824                           6.1500       04/01/98        04/01/98
      45                              8.2500          .0000           .0000
    A                                12.2500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000
1




    1559728                           8.6500        132,000.00        100
    LUCCHETTI           RICHARD       8.6500        132,000.00         ZZ
    6107 LONDONDERRY DRIVE            8.1500          1,029.03         1
                                     14.6500          1,029.03         55
    CARY            IL    60013      14.1500       02/07/97        240,000.00
    280001559728                       .0000       04/01/97            00
    97NW0022                           .0000       03/01/27            0
    0                                 4.8500       03/01/98        03/01/98
    A37/824                           4.3500       04/01/98        04/01/98
      45                              6.6500          .0000           .0000
    A                                10.6500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1559731                          10.7500         53,950.00        100
    CLARK               DENNIE       10.7500         53,929.69         ZZ
    5746 N 92ND STREET               10.2500            503.61         1
                                     16.7500            503.61         90
    MILWAUKEE       WI    53225      16.2500       01/31/97         59,950.00
    280001559731                       .0000       03/01/97            23
    96N00076                           .0000       02/01/27            0
    0                                 6.6500       02/01/98        02/01/98
    A37/824                           6.1500       03/01/98        03/01/98
      45                              8.7500          .0000           .0000
    A                                12.7500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1559732                           8.7500        134,300.00        100
    PINTADO JR          SERGIO        8.7500        134,300.00         ZZ
    11540 SW 10TH COURT               8.2500          1,056.54         1
                                     14.7500          1,056.54         80
    PEMBROKE PINES  FL    33025      14.2500       02/19/97        167,900.00
    0410252100                         .0000       04/01/97            00
    0410252100                         .0000       03/01/27            0
    0                                 4.7500       03/01/98        03/01/98
    E22/824                           4.2500       04/01/98        04/01/98
      45                              6.7500          .0000           .0000
    A                                10.7500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
1


        .0000                           1              00          00/00/00
        .0000                           03             0           00/00/00
                                        O             .0000


    1559935                          11.1000         61,000.00        100
    RICE                RICHARD      11.1000         60,978.71         ZZ
    820 N ELM STREET                 10.6000            585.54         1
                                     17.1000            585.54         90
    ENGLEWOOD       FL    34223      16.6000       01/30/97         67,800.00
    280001559935                     11.1000       03/01/97            23
    303271                           10.6000       02/01/27            0
    0                                 5.7500       02/01/00        02/01/00
    921/824                           5.2500       03/01/00        03/01/00
      25                             11.1000          .0000           .0000
    A                                14.1000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000

   TOTAL NUMBER OF LOANS   :      1,204

   TOTAL ORIGINAL BALANCE  :   152,067,963.00

   TOTAL PRINCIPAL BALANCE :   151,859,043.76

   TOTAL ORIGINAL P+I      :     1,283,059.24

   TOTAL CURRENT P+I       :     1,287,706.06


                             ***************************
                             *      END OF REPORT      *
                             ***************************


  RUN ON     : 03/25/97           RFC DISCLOSURE SYSTEM       RFFSDARM-01
  AT         : 09.16.19            ARM PASSTHRU REPORT        AMORTIZED BALANCE
  SERIES     : RASC 1997-KS1 GROUP II                         CUTOFF : 03/01/97
  POOL       : 0004242
             :
             :
  POOL STATUS: F

  RFC LOAN NUMBER             SUB SERV FEE       RFC NET CEILING(MX RFC NET RT)
  PRINCIPAL BALANCE           MSTR SERV FEE      MAX NET MTG RT(MAX INV RT)
  CURR NOTE RATE              ALL EXP            MAX POST STRIP RATE
  RFC NET RATE                MISC EXP           INV RATE MARGIN
  NET MTG RATE(INVSTR RATE)   SPREAD             POST STRIP MARGIN
  POST STRIP RATE             STRIP
  ------------------------------------------------------------------------

       1405532                  .5000              15.1250
       345,814.96               .0800              14.8950
            10.3750             .0000              14.8950
             9.8750             .1500               4.1450
             9.6450             .0000               4.1450
             9.6450             .0000

       1421261                  .5000              14.4900
       103,303.98               .0800              14.2600
            11.0000             .0000              14.2600
            10.5000             .1500               4.3950
            10.2700             .0000               4.3950
            10.2700             .0000

       1445324                  .5000              14.7500
        93,731.97               .0800              14.5200
            11.5000             .0000              14.5200
            11.0000             .1500               5.1450
            10.7700             .0000               5.1450
            10.7700             .0000

       1445807                  .5000              14.3750
       169,423.62               .0800              14.1450
            11.2500             .0000              14.1450
            10.7500             .1500               4.8950
            10.5200             .0000               4.8950
            10.5200             .0000

       1484671                  .5000              19.0000
        38,093.62               .0800              18.7700
            12.5000             .0000              18.7700
            12.0000             .1500               5.7700
            11.7700             .0000               5.7700
            11.7700             .0000

       1496770                  .5000              15.6250
        42,838.76               .0800              15.3950
            11.1250             .0000              15.3950
            10.6250             .1500               5.7700
            10.3950             .0000               5.7700
            10.3950             .0000
1



       1498504                  .5000              15.1250
        94,106.25               .0800              14.8950
            10.6250             .0000              14.8950
            10.1250             .1500               5.3950
             9.8950             .0000               5.3950
             9.8950             .0000

       1502946                  .5000              15.6250
        83,740.21               .0800              15.3950
            10.1250             .0000              15.3950
             9.6250             .1500               4.8950
             9.3950             .0000               4.8950
             9.3950             .0000

       1503542                  .5000              11.1250
       219,510.85               .0800              10.8950
             5.6250             .0000              10.8950
             5.1250             .1500               1.8950
             4.8950             .0000               1.8950
             4.8950             .0000

       1504309                  .5000              14.3750
       350,379.73               .0800              14.1450
             8.8750             .0000              14.1450
             8.3750             .1500               4.0200
             8.1450             .0000               4.0200
             8.1450             .0000

       1507192                  .5000              14.6250
       148,441.23               .0800              14.3950
             9.1250             .0000              14.3950
             8.6250             .1500               5.0200
             8.3950             .0000               5.0200
             8.3950             .0000

       1511325                  .5000              15.5000
       174,730.10               .0800              15.2700
            10.0000             .0000              15.2700
             9.5000             .1500               5.0200
             9.2700             .0000               5.0200
             9.2700             .0000

       1514694                  .5000              14.1250
       252,558.00               .0800              13.8950
             9.6250             .0000              13.8950
             9.1250             .1500               3.6450
             8.8950             .0000               3.6450
             8.8950             .0000

       1515219                  .5000              15.2500
       149,338.96               .0800              15.0200
             9.7500             .0000              15.0200
             9.2500             .1500               5.6450
             9.0200             .0000               5.6450
             9.0200             .0000
1



       1515276                  .5000              16.0000
       107,110.90               .0800              15.7700
            11.5000             .0000              15.7700
            11.0000             .1500               4.6450
            10.7700             .0000               4.6450
            10.7700             .0000

       1517019                  .5000              15.8750
       112,256.91               .0800              15.6450
            10.3750             .0000              15.6450
             9.8750             .1500               5.0200
             9.6450             .0000               5.0200
             9.6450             .0000

       1517711                  .5000              14.8750
       155,218.94               .0800              14.6450
            10.3750             .0000              14.6450
             9.8750             .1500               5.2700
             9.6450             .0000               5.2700
             9.6450             .0000

       1519035                  .5000              15.2500
        74,822.15               .0800              15.0200
             9.7500             .0000              15.0200
             9.2500             .1500               5.0200
             9.0200             .0000               5.0200
             9.0200             .0000

       1519203                  .5000              15.0000
       319,610.91               .0800              14.7700
             8.5000             .0000              14.7700
             8.0000             .1500               5.1450
             7.7700             .0000               5.1450
             7.7700             .0000

       1519728                  .5000              15.7500
       164,630.93               .0800              15.5200
            10.2500             .0000              15.5200
             9.7500             .1500               5.6450
             9.5200             .0000               5.6450
             9.5200             .0000

       1519741                  .5000              13.6250
       179,582.78               .0800              13.3950
             9.1250             .0000              13.3950
             8.6250             .1500               4.5200
             8.3950             .0000               4.5200
             8.3950             .0000

       1519886                  .5000              15.0000
       385,834.97               .0800              14.7700
             9.5000             .0000              14.7700
             9.0000             .1500               4.7700
             8.7700             .0000               4.7700
             8.7700             .0000
1



       1520095                  .5000              14.3750
       142,510.01               .0800              14.1450
             9.8750             .0000              14.1450
             9.3750             .1500               4.7700
             9.1450             .0000               4.7700
             9.1450             .0000

       1520171                  .5000              15.3750
       135,621.59               .0800              15.1450
            10.8750             .0000              15.1450
            10.3750             .1500               5.1450
            10.1450             .0000               5.1450
            10.1450             .0000

       1520465                  .5000              15.0000
       235,210.83               .0800              14.7700
             9.5000             .0000              14.7700
             9.0000             .1500               5.0200
             8.7700             .0000               5.0200
             8.7700             .0000

       1521765                  .5000              14.7500
       107,715.68               .0800              14.5200
             9.2500             .0000              14.5200
             8.7500             .1500               5.6450
             8.5200             .0000               5.6450
             8.5200             .0000

       1522003                  .5000              15.7500
       238,947.43               .0800              15.5200
            11.2500             .0000              15.5200
            10.7500             .1500               5.1200
            10.5200             .0000               5.1200
            10.5200             .0000

       1522006                  .5000              15.6000
        57,485.85               .0800              15.3700
            11.0000             .0000              15.3700
            10.5000             .1500               4.5200
            10.2700             .0000               4.5200
            10.2700             .0000

       1522007                  .5000              17.7500
       133,185.98               .0800              17.5200
            11.5000             .0000              17.5200
            11.0000             .1500               5.2700
            10.7700             .0000               5.2700
            10.7700             .0000

       1522009                  .5000              19.4900
       129,707.53               .0800              19.2600
            14.4900             .0000              19.2600
            13.9900             .1500               8.7700
            13.7600             .0000               8.7700
            13.7600             .0000
1



       1522013                  .5000              19.0000
       199,606.04               .0800              18.7700
            14.5000             .0000              18.7700
            14.0000             .1500               8.7700
            13.7700             .0000               8.7700
            13.7700             .0000

       1522018                  .5000              17.2000
        73,333.39               .0800              16.9700
            14.2000             .0000              16.9700
            13.7000             .1500               8.1300
            13.4700             .0000               8.1300
            13.4700             .0000

       1522019                  .5000              17.7500
       107,120.29               .0800              17.5200
            13.2500             .0000              17.5200
            12.7500             .1500               7.8200
            12.5200             .0000               7.8200
            12.5200             .0000

       1522023                  .5000              18.2500
        59,885.61               .0800              18.0200
            13.7500             .0000              18.0200
            13.2500             .1500               8.5200
            13.0200             .0000               8.5200
            13.0200             .0000

       1522025                  .5000              16.7500
        39,879.37               .0800              16.5200
            12.2500             .0000              16.5200
            11.7500             .1500               8.2200
            11.5200             .0000               8.2200
            11.5200             .0000

       1522031                  .5000              15.0000
        43,745.40               .0800              14.7700
            11.5000             .0000              14.7700
            11.0000             .1500               5.7700
            10.7700             .0000               5.7700
            10.7700             .0000

       1522032                  .5000              15.6000
        59,623.75               .0800              15.3700
            12.1000             .0000              15.3700
            11.6000             .1500               5.9700
            11.3700             .0000               5.9700
            11.3700             .0000

       1522056                  .5000              15.5000
        70,699.16               .0800              15.2700
            11.0000             .0000              15.2700
            10.5000             .1500               6.1000
            10.2700             .0000               6.1000
            10.2700             .0000
1



       1522061                  .5000              16.0000
       153,758.28               .0800              15.7700
            11.5000             .0000              15.7700
            11.0000             .1500               6.0700
            10.7700             .0000               6.0700
            10.7700             .0000

       1522071                  .5000              16.5000
        53,815.23               .0800              16.2700
            12.0000             .0000              16.2700
            11.5000             .1500               5.7700
            11.2700             .0000               5.7700
            11.2700             .0000

       1522072                  .5000              14.1000
       279,945.33               .0800              13.8700
             9.6000             .0000              13.8700
             9.1000             .1500               4.3200
             8.8700             .0000               4.3200
             8.8700             .0000

       1522081                  .5000              16.4500
        36,895.32               .0800              16.2200
            11.9500             .0000              16.2200
            11.4500             .1500               6.4700
            11.2200             .0000               6.4700
            11.2200             .0000

       1522085                  .5000              17.3250
        51,797.91               .0800              17.0950
            11.8250             .0000              17.0950
            11.3250             .1500               5.7700
            11.0950             .0000               5.7700
            11.0950             .0000

       1523176                  .5000              15.3750
       159,298.44               .0800              15.1450
             9.8750             .0000              15.1450
             9.3750             .1500               5.5200
             9.1450             .0000               5.5200
             9.1450             .0000

       1523520                  .5000              14.7500
       114,758.72               .0800              14.5200
             9.2500             .0000              14.5200
             8.7500             .1500               4.2700
             8.5200             .0000               4.2700
             8.5200             .0000

       1523732                  .5000              15.6250
       104,413.74               .0800              15.3950
            10.1250             .0000              15.3950
             9.6250             .1500               5.3950
             9.3950             .0000               5.3950
             9.3950             .0000
1



       1523775                  .5000              14.8750
        80,592.72               .0800              14.6450
             9.3750             .0000              14.6450
             8.8750             .1500               4.2700
             8.6450             .0000               4.2700
             8.6450             .0000

       1523777                  .5000              17.0000
        43,393.98               .0800              16.7700
            10.5000             .0000              16.7700
            10.0000             .1500               4.3950
             9.7700             .0000               4.3950
             9.7700             .0000

       1524631                  .5000              15.5000
       125,658.49               .0800              15.2700
            10.0000             .0000              15.2700
             9.5000             .1500               4.1450
             9.2700             .0000               4.1450
             9.2700             .0000

       1524989                  .5000              14.6500
        85,223.18               .0800              14.4200
            10.6500             .0000              14.4200
            10.1500             .1500               5.2200
             9.9200             .0000               5.2200
             9.9200             .0000

       1525044                  .5000              14.7500
        98,686.03               .0800              14.5200
            10.7500             .0000              14.5200
            10.2500             .1500               5.8200
            10.0200             .0000               5.8200
            10.0200             .0000

       1525293                  .5000              14.7500
        76,339.50               .0800              14.5200
             9.2500             .0000              14.5200
             8.7500             .1500               4.8950
             8.5200             .0000               4.8950
             8.5200             .0000

       1525362                  .5000              15.5000
        22,748.12               .0800              15.2700
             7.5200             .0000              15.2700
             7.0200             .1500               1.1700
             6.7900             .0000               1.1700
             6.7900             .0000

       1526189                  .5000              15.5000
       133,135.48               .0800              15.2700
            11.0000             .0000              15.2700
            10.5000             .1500               5.0200
            10.2700             .0000               5.0200
            10.2700             .0000
1



       1526220                  .5000              15.1250
       177,294.94               .0800              14.8950
            10.6250             .0000              14.8950
            10.1250             .1500               5.5200
             9.8950             .0000               5.5200
             9.8950             .0000

       1526361                  .5000              15.6500
        99,664.17               .0800              15.4200
            11.1500             .0000              15.4200
            10.6500             .1500               5.0200
            10.4200             .0000               5.0200
            10.4200             .0000

       1526394                  .5000              16.2500
        38,386.21               .0800              16.0200
            11.7500             .0000              16.0200
            11.2500             .1500               6.6450
            11.0200             .0000               6.6450
            11.0200             .0000

       1526395                  .5000              14.9500
       110,662.30               .0800              14.7200
            10.4500             .0000              14.7200
             9.9500             .1500               4.5200
             9.7200             .0000               4.5200
             9.7200             .0000

       1526444                  .5000              17.2000
       100,783.75               .0800              16.9700
            12.7000             .0000              16.9700
            12.2000             .1500               6.7700
            11.9700             .0000               6.7700
            11.9700             .0000

       1526461                  .5000              16.9500
        88,000.55               .0800              16.7200
            12.4500             .0000              16.7200
            11.9500             .1500               6.5200
            11.7200             .0000               6.5200
            11.7200             .0000

       1526533                  .5000              15.1500
        98,750.13               .0800              14.9200
            10.6500             .0000              14.9200
            10.1500             .1500               4.5200
             9.9200             .0000               4.5200
             9.9200             .0000

       1526589                  .5000              16.0000
       174,573.50               .0800              15.7700
            10.5000             .0000              15.7700
            10.0000             .1500               5.0200
             9.7700             .0000               5.0200
             9.7700             .0000
1



       1526728                  .5000              15.1250
       114,583.76               .0800              14.8950
             9.6250             .0000              14.8950
             9.1250             .1500               4.7700
             8.8950             .0000               4.7700
             8.8950             .0000

       1527047                  .5000              14.3750
        92,432.11               .0800              14.1450
             8.8750             .0000              14.1450
             8.3750             .1500               4.2700
             8.1450             .0000               4.2700
             8.1450             .0000

       1527061                  .5000              14.8750
       242,149.47               .0800              14.6450
             9.3750             .0000              14.6450
             8.8750             .1500               5.0200
             8.6450             .0000               5.0200
             8.6450             .0000

       1527568                  .5000              14.8750
        69,929.00               .0800              14.6450
             9.3750             .0000              14.6450
             8.8750             .1500               4.3950
             8.6450             .0000               4.3950
             8.6450             .0000

       1527605                  .5000              16.0000
        94,008.13               .0800              15.7700
             9.5000             .0000              15.7700
             9.0000             .1500               5.2700
             8.7700             .0000               5.2700
             8.7700             .0000

       1528847                  .5000              16.6250
        52,426.08               .0800              16.3950
            11.1250             .0000              16.3950
            10.6250             .1500               5.6450
            10.3950             .0000               5.6450
            10.3950             .0000

       1528875                  .5000              14.0000
        59,853.04               .0800              13.7700
             8.5000             .0000              13.7700
             8.0000             .1500               4.5200
             7.7700             .0000               4.5200
             7.7700             .0000

       1528928                  .5000              15.9000
        83,491.56               .0800              15.6700
            11.4000             .0000              15.6700
            10.9000             .1500               5.1700
            10.6700             .0000               5.1700
            10.6700             .0000
1



       1529021                  .5000              18.4500
        34,958.64               .0800              18.2200
            12.9500             .0000              18.2200
            12.4500             .1500               5.6700
            12.2200             .0000               5.6700
            12.2200             .0000

       1529106                  .5000              14.7500
       228,270.12               .0800              14.5200
             9.2500             .0000              14.5200
             8.7500             .1500               4.7700
             8.5200             .0000               4.7700
             8.5200             .0000

       1529234                  .5000              16.5000
       115,186.92               .0800              16.2700
            10.0000             .0000              16.2700
             9.5000             .1500               4.2700
             9.2700             .0000               4.2700
             9.2700             .0000

       1529242                  .5000              12.8750
       221,573.25               .0800              12.6450
             8.3750             .0000              12.6450
             7.8750             .1500               3.0200
             7.6450             .0000               3.0200
             7.6450             .0000

       1529544                  .5000              14.3750
        68,604.07               .0800              14.1450
             8.8750             .0000              14.1450
             8.3750             .1500               4.0200
             8.1450             .0000               4.0200
             8.1450             .0000

       1529679                  .5000              16.3750
        85,939.36               .0800              16.1450
            10.8750             .0000              16.1450
            10.3750             .1500               4.8950
            10.1450             .0000               4.8950
            10.1450             .0000

       1529689                  .5000              17.5400
       335,394.65               .0800              17.3100
            11.0400             .0000              17.3100
            10.5400             .1500               4.2700
            10.3100             .0000               4.2700
            10.3100             .0000

       1529697                  .5000              15.7500
       124,231.31               .0800              15.5200
             9.7500             .0000              15.5200
             9.2500             .1500               5.0200
             9.0200             .0000               5.0200
             9.0200             .0000
1



       1529742                  .5000              16.2500
        57,616.54               .0800              16.0200
            11.7500             .0000              16.0200
            11.2500             .1500               6.0200
            11.0200             .0000               6.0200
            11.0200             .0000

       1529747                  .5000              14.3750
       225,873.30               .0800              14.1450
             8.8750             .0000              14.1450
             8.3750             .1500               4.7700
             8.1450             .0000               4.7700
             8.1450             .0000

       1529766                  .5000              14.7500
       313,341.29               .0800              14.5200
             9.2500             .0000              14.5200
             8.7500             .1500               4.8950
             8.5200             .0000               4.8950
             8.5200             .0000

       1529870                  .5000              15.6250
       120,335.83               .0800              15.3950
            10.1250             .0000              15.3950
             9.6250             .1500               4.6450
             9.3950             .0000               4.6450
             9.3950             .0000

       1529948                  .5000              15.1250
        89,913.42               .0800              14.8950
             9.6250             .0000              14.8950
             9.1250             .1500               4.1450
             8.8950             .0000               4.1450
             8.8950             .0000

       1529962                  .5000              14.3750
        53,478.43               .0800              14.1450
             8.8750             .0000              14.1450
             8.3750             .1500               4.8950
             8.1450             .0000               4.8950
             8.1450             .0000

       1529967                  .5000              16.7500
       118,899.76               .0800              16.5200
            10.2500             .0000              16.5200
             9.7500             .1500               5.5200
             9.5200             .0000               5.5200
             9.5200             .0000

       1530161                  .5000              15.4900
        63,557.67               .0800              15.2600
             9.4900             .0000              15.2600
             8.9900             .1500               6.2700
             8.7600             .0000               6.2700
             8.7600             .0000
1



       1530192                  .5000              15.0000
       238,967.69               .0800              14.7700
             9.5000             .0000              14.7700
             9.0000             .1500               4.7700
             8.7700             .0000               4.7700
             8.7700             .0000

       1530307                  .5000              14.8750
       109,473.48               .0800              14.6450
             9.3750             .0000              14.6450
             8.8750             .1500               4.8950
             8.6450             .0000               4.8950
             8.6450             .0000

       1530381                  .5000              15.5000
        69,906.33               .0800              15.2700
            10.0000             .0000              15.2700
             9.5000             .1500               5.5200
             9.2700             .0000               5.5200
             9.2700             .0000

       1530501                  .5000              15.3750
        71,934.31               .0800              15.1450
             9.8750             .0000              15.1450
             9.3750             .1500               5.2700
             9.1450             .0000               5.2700
             9.1450             .0000

       1530583                  .5000              13.8750
       125,683.39               .0800              13.6450
             8.3750             .0000              13.6450
             7.8750             .1500               4.2700
             7.6450             .0000               4.2700
             7.6450             .0000

       1530800                  .5000              14.6250
        89,903.84               .0800              14.3950
             9.1250             .0000              14.3950
             8.6250             .1500               4.5200
             8.3950             .0000               4.5200
             8.3950             .0000

       1530803                  .5000              16.0000
       313,122.96               .0800              15.7700
            10.5000             .0000              15.7700
            10.0000             .1500               5.1450
             9.7700             .0000               5.1450
             9.7700             .0000

       1530807                  .5000              14.2500
        54,248.47               .0800              14.0200
             8.7500             .0000              14.0200
             8.2500             .1500               4.2700
             8.0200             .0000               4.2700
             8.0200             .0000
1



       1531099                  .5000              14.7500
        52,960.16               .0800              14.5200
             9.2500             .0000              14.5200
             8.7500             .1500               3.7700
             8.5200             .0000               3.7700
             8.5200             .0000

       1531289                  .5000              15.3750
       103,357.76               .0800              15.1450
             9.8750             .0000              15.1450
             9.3750             .1500               5.5200
             9.1450             .0000               5.5200
             9.1450             .0000

       1531358                  .5000              14.5000
        99,779.04               .0800              14.2700
             9.0000             .0000              14.2700
             8.5000             .1500               4.2700
             8.2700             .0000               4.2700
             8.2700             .0000

       1531373                  .5000              14.3750
       114,605.94               .0800              14.1450
             9.8750             .0000              14.1450
             9.3750             .1500               4.1450
             9.1450             .0000               4.1450
             9.1450             .0000

       1531556                  .5000              15.3750
       138,808.99               .0800              15.1450
             9.8750             .0000              15.1450
             9.3750             .1500               5.1450
             9.1450             .0000               5.1450
             9.1450             .0000

       1531808                  .5000              14.8750
        74,053.33               .0800              14.6450
             9.3750             .0000              14.6450
             8.8750             .1500               5.5200
             8.6450             .0000               5.5200
             8.6450             .0000

       1531844                  .5000              14.8750
       165,732.86               .0800              14.6450
             9.3750             .0000              14.6450
             8.8750             .1500               4.1450
             8.6450             .0000               4.1450
             8.6450             .0000

       1531894                  .5000              13.8750
       239,700.62               .0800              13.6450
             8.3750             .0000              13.6450
             7.8750             .1500               4.5200
             7.6450             .0000               4.5200
             7.6450             .0000
1



       1532262                  .5000              16.7500
        82,224.22               .0800              16.5200
            10.2500             .0000              16.5200
             9.7500             .1500               5.2600
             9.5200             .0000               5.2600
             9.5200             .0000

       1532267                  .5000              17.0000
       112,272.51               .0800              16.7700
            10.5000             .0000              16.7700
            10.0000             .1500               5.5200
             9.7700             .0000               5.5200
             9.7700             .0000

       1532668                  .5000              14.3750
       354,195.03               .0800              14.1450
             8.8750             .0000              14.1450
             8.3750             .1500               3.8950
             8.1450             .0000               3.8950
             8.1450             .0000

       1532757                  .5000              16.0000
        40,434.76               .0800              15.7700
            10.5000             .0000              15.7700
            10.0000             .1500               6.0200
             9.7700             .0000               6.0200
             9.7700             .0000

       1532867                  .5000              14.6250
       183,603.86               .0800              14.3950
             9.1250             .0000              14.3950
             8.6250             .1500               4.3950
             8.3950             .0000               4.3950
             8.3950             .0000

       1532907                  .5000              14.6250
       143,610.96               .0800              14.3950
             9.1250             .0000              14.3950
             8.6250             .1500               5.0200
             8.3950             .0000               5.0200
             8.3950             .0000

       1532932                  .5000              16.2500
       239,540.01               .0800              16.0200
            10.7500             .0000              16.0200
            10.2500             .1500               4.2700
            10.0200             .0000               4.2700
            10.0200             .0000

       1532963                  .5000              15.2500
       157,277.76               .0800              15.0200
             9.7500             .0000              15.0200
             9.2500             .1500               4.3950
             9.0200             .0000               4.3950
             9.0200             .0000
1



       1533061                  .5000              14.0000
       127,606.73               .0800              13.7700
             8.5000             .0000              13.7700
             8.0000             .1500               3.8950
             7.7700             .0000               3.8950
             7.7700             .0000

       1533155                  .5000              14.7500
       186,205.98               .0800              14.5200
             9.2500             .0000              14.5200
             8.7500             .1500               4.7700
             8.5200             .0000               4.7700
             8.5200             .0000

       1533201                  .5000              17.3000
        97,347.62               .0800              17.0700
            11.8000             .0000              17.0700
            11.3000             .1500               4.3200
            11.0700             .0000               4.3200
            11.0700             .0000

       1533360                  .5000              15.0000
       177,362.71               .0800              14.7700
             9.5000             .0000              14.7700
             9.0000             .1500               5.5200
             8.7700             .0000               5.5200
             8.7700             .0000

       1533388                  .5000              15.7500
        89,386.43               .0800              15.5200
            10.2500             .0000              15.5200
             9.7500             .1500               5.7700
             9.5200             .0000               5.7700
             9.5200             .0000

       1533458                  .5000              17.7500
       237,671.32               .0800              17.5200
            12.2500             .0000              17.5200
            11.7500             .1500               6.5200
            11.5200             .0000               6.5200
            11.5200             .0000

       1533492                  .5000              14.0000
       170,886.65               .0800              13.7700
             8.5000             .0000              13.7700
             8.0000             .1500               4.7700
             7.7700             .0000               4.7700
             7.7700             .0000

       1533538                  .5000              15.8750
        61,149.81               .0800              15.6450
            10.3750             .0000              15.6450
             9.8750             .1500               5.0200
             9.6450             .0000               5.0200
             9.6450             .0000
1



       1533561                  .5000              14.3750
        98,643.78               .0800              14.1450
             8.8750             .0000              14.1450
             8.3750             .1500               5.0200
             8.1450             .0000               5.0200
             8.1450             .0000

       1533618                  .5000              14.8750
        52,120.30               .0800              14.6450
             9.3750             .0000              14.6450
             8.8750             .1500               4.2700
             8.6450             .0000               4.2700
             8.6450             .0000

       1533621                  .5000              14.1250
       116,037.31               .0800              13.8950
             8.6250             .0000              13.8950
             8.1250             .1500               4.7700
             7.8950             .0000               4.7700
             7.8950             .0000

       1533740                  .5000              15.5000
       207,627.29               .0800              15.2700
            10.0000             .0000              15.2700
             9.5000             .1500               4.5200
             9.2700             .0000               4.5200
             9.2700             .0000

       1533898                  .5000              14.0000
        42,296.14               .0800              13.7700
             8.5000             .0000              13.7700
             8.0000             .1500               4.5200
             7.7700             .0000               4.5200
             7.7700             .0000

       1533918                  .5000              14.8750
       148,448.42               .0800              14.6450
             9.3750             .0000              14.6450
             8.8750             .1500               4.2700
             8.6450             .0000               4.2700
             8.6450             .0000

       1534028                  .5000              14.2500
       119,571.14               .0800              14.0200
             8.7500             .0000              14.0200
             8.2500             .1500               4.5200
             8.0200             .0000               4.5200
             8.0200             .0000

       1534035                  .5000              14.5000
       145,028.81               .0800              14.2700
             9.0000             .0000              14.2700
             8.5000             .1500               5.0200
             8.2700             .0000               5.0200
             8.2700             .0000
1



       1534327                  .5000              14.8750
       171,648.46               .0800              14.6450
             9.3750             .0000              14.6450
             8.8750             .1500               5.1450
             8.6450             .0000               5.1450
             8.6450             .0000

       1534357                  .5000              16.2500
        51,850.30               .0800              16.0200
            10.7500             .0000              16.0200
            10.2500             .1500               5.3950
            10.0200             .0000               5.3950
            10.0200             .0000

       1534384                  .5000              14.6250
       206,667.00               .0800              14.3950
             9.1250             .0000              14.3950
             8.6250             .1500               5.0200
             8.3950             .0000               5.0200
             8.3950             .0000

       1534387                  .5000              14.0000
       128,484.55               .0800              13.7700
             8.5000             .0000              13.7700
             8.0000             .1500               4.0200
             7.7700             .0000               4.0200
             7.7700             .0000

       1534389                  .5000              14.6250
       134,782.81               .0800              14.3950
             9.1250             .0000              14.3950
             8.6250             .1500               3.8950
             8.3950             .0000               3.8950
             8.3950             .0000

       1534408                  .5000              16.7500
        92,840.01               .0800              16.5200
            11.2500             .0000              16.5200
            10.7500             .1500               5.7700
            10.5200             .0000               5.7700
            10.5200             .0000

       1535100                  .5000              14.0000
        87,838.91               .0800              13.7700
             8.5000             .0000              13.7700
             8.0000             .1500               4.0200
             7.7700             .0000               4.0200
             7.7700             .0000

       1535129                  .5000              14.6250
       115,813.37               .0800              14.3950
             9.1250             .0000              14.3950
             8.6250             .1500               3.8950
             8.3950             .0000               3.8950
             8.3950             .0000
1



       1535289                  .5000              15.1250
       111,977.52               .0800              14.8950
             9.6250             .0000              14.8950
             9.1250             .1500               5.7700
             8.8950             .0000               5.7700
             8.8950             .0000

       1535305                  .5000              14.0000
       157,211.70               .0800              13.7700
             8.5000             .0000              13.7700
             8.0000             .1500               5.1450
             7.7700             .0000               5.1450
             7.7700             .0000

       1535316                  .5000              14.2500
       154,530.84               .0800              14.0200
             8.7500             .0000              14.0200
             8.2500             .1500               4.5200
             8.0200             .0000               4.5200
             8.0200             .0000

       1535317                  .5000              14.5000
       101,694.80               .0800              14.2700
             9.0000             .0000              14.2700
             8.5000             .1500               4.7700
             8.2700             .0000               4.7700
             8.2700             .0000

       1535350                  .5000              17.7500
        54,939.55               .0800              17.5200
            12.2500             .0000              17.5200
            11.7500             .1500               6.7700
            11.5200             .0000               6.7700
            11.5200             .0000

       1535469                  .5000              16.0000
       140,024.10               .0800              15.7700
            10.5000             .0000              15.7700
            10.0000             .1500               5.2700
             9.7700             .0000               5.2700
             9.7700             .0000

       1535482                  .5000              15.2500
       175,660.15               .0800              15.0200
             9.7500             .0000              15.0200
             9.2500             .1500               3.6450
             9.0200             .0000               3.6450
             9.0200             .0000

       1535484                  .5000              16.3750
        94,270.27               .0800              16.1450
             9.8750             .0000              16.1450
             9.3750             .1500               4.6450
             9.1450             .0000               4.6450
             9.1450             .0000
1



       1535606                  .5000              14.2500
       193,163.57               .0800              14.0200
             8.7500             .0000              14.0200
             8.2500             .1500               4.2700
             8.0200             .0000               4.2700
             8.0200             .0000

       1535616                  .5000              16.8750
       241,040.77               .0800              16.6450
            11.3750             .0000              16.6450
            10.8750             .1500               6.2700
            10.6450             .0000               6.2700
            10.6450             .0000

       1535635                  .5000              14.5000
        77,871.21               .0800              14.2700
             9.0000             .0000              14.2700
             8.5000             .1500               4.5200
             8.2700             .0000               4.5200
             8.2700             .0000

       1535666                  .5000              14.3750
       276,730.32               .0800              14.1450
             8.8750             .0000              14.1450
             8.3750             .1500               4.5200
             8.1450             .0000               4.5200
             8.1450             .0000

       1535668                  .5000              14.8750
        73,487.61               .0800              14.6450
             9.3750             .0000              14.6450
             8.8750             .1500               3.8950
             8.6450             .0000               3.8950
             8.6450             .0000

       1535675                  .5000              14.3750
       299,587.73               .0800              14.1450
             9.8750             .0000              14.1450
             9.3750             .1500               3.2700
             9.1450             .0000               3.2700
             9.1450             .0000

       1535679                  .5000              15.0000
       110,279.97               .0800              14.7700
             9.5000             .0000              14.7700
             9.0000             .1500               5.5200
             8.7700             .0000               5.5200
             8.7700             .0000

       1535785                  .5000              15.3750
        62,913.41               .0800              15.1450
             9.8750             .0000              15.1450
             9.3750             .1500               5.2700
             9.1450             .0000               5.2700
             9.1450             .0000
1



       1535827                  .5000              15.5000
       313,375.05               .0800              15.2700
            10.0000             .0000              15.2700
             9.5000             .1500               5.7700
             9.2700             .0000               5.7700
             9.2700             .0000

       1535914                  .5000              14.1250
       484,134.78               .0800              13.8950
             8.6250             .0000              13.8950
             8.1250             .1500               3.6450
             7.8950             .0000               3.6450
             7.8950             .0000

       1535930                  .5000              16.0000
        98,880.94               .0800              15.7700
            10.5000             .0000              15.7700
            10.0000             .1500               5.6450
             9.7700             .0000               5.6450
             9.7700             .0000

       1535990                  .5000              14.7500
        72,747.06               .0800              14.5200
             9.2500             .0000              14.5200
             8.7500             .1500               5.0200
             8.5200             .0000               5.0200
             8.5200             .0000

       1536019                  .5000              15.8750
       142,083.40               .0800              15.6450
            10.3750             .0000              15.6450
             9.8750             .1500               6.1450
             9.6450             .0000               6.1450
             9.6450             .0000

       1536028                  .5000              14.0000
       145,982.29               .0800              13.7700
             8.5000             .0000              13.7700
             8.0000             .1500               4.7700
             7.7700             .0000               4.7700
             7.7700             .0000

       1536030                  .5000              14.7500
        62,901.24               .0800              14.5200
             9.2500             .0000              14.5200
             8.7500             .1500               4.2700
             8.5200             .0000               4.2700
             8.5200             .0000

       1536196                  .5000              14.3750
       399,223.28               .0800              14.1450
             8.8750             .0000              14.1450
             8.3750             .1500               4.8950
             8.1450             .0000               4.8950
             8.1450             .0000
1



       1536198                  .5000              15.8750
       191,007.34               .0800              15.6450
            10.2500             .0000              15.6450
             9.7500             .1500               5.2700
             9.5200             .0000               5.2700
             9.5200             .0000

       1536212                  .5000              14.6250
       267,319.28               .0800              14.3950
             9.1250             .0000              14.3950
             8.6250             .1500               5.0200
             8.3950             .0000               5.0200
             8.3950             .0000

       1536359                  .5000              15.3750
       131,019.70               .0800              15.1450
             9.8750             .0000              15.1450
             9.3750             .1500               5.1450
             9.1450             .0000               5.1450
             9.1450             .0000

       1536400                  .5000              14.6250
       252,892.54               .0800              14.3950
             9.1250             .0000              14.3950
             8.6250             .1500               5.0200
             8.3950             .0000               5.0200
             8.3950             .0000

       1536492                  .5000              15.5000
        93,432.27               .0800              15.2700
            10.0000             .0000              15.2700
             9.5000             .1500               4.5200
             9.2700             .0000               4.5200
             9.2700             .0000

       1536643                  .5000              15.1250
       125,817.44               .0800              14.8950
             9.6250             .0000              14.8950
             9.1250             .1500               5.5200
             8.8950             .0000               5.5200
             8.8950             .0000

       1536666                  .5000              14.7500
       382,101.86               .0800              14.5200
             9.2500             .0000              14.5200
             8.7500             .1500               5.2700
             8.5200             .0000               5.2700
             8.5200             .0000

       1536669                  .5000              16.1250
        65,373.37               .0800              15.8950
            10.6250             .0000              15.8950
            10.1250             .1500               6.0200
             9.8950             .0000               6.0200
             9.8950             .0000
1



       1536671                  .5000              15.0000
        51,922.66               .0800              14.7700
             9.5000             .0000              14.7700
             9.0000             .1500               5.2700
             8.7700             .0000               5.2700
             8.7700             .0000

       1536672                  .5000              15.3750
       110,338.15               .0800              15.1450
             9.8750             .0000              15.1450
             9.3750             .1500               5.5200
             9.1450             .0000               5.5200
             9.1450             .0000

       1536674                  .5000              15.1250
       219,788.36               .0800              14.8950
             9.6250             .0000              14.8950
             9.1250             .1500               5.5200
             8.8950             .0000               5.5200
             8.8950             .0000

       1536681                  .5000              15.5000
       120,838.06               .0800              15.2700
            10.0000             .0000              15.2700
             9.5000             .1500               5.8950
             9.2700             .0000               5.8950
             9.2700             .0000

       1536725                  .5000              15.3750
       206,811.14               .0800              15.1450
             9.8750             .0000              15.1450
             9.3750             .1500               5.6450
             9.1450             .0000               5.6450
             9.1450             .0000

       1536775                  .5000              15.5000
       127,961.52               .0800              15.2700
            10.0000             .0000              15.2700
             9.5000             .1500               4.3950
             9.2700             .0000               4.3950
             9.2700             .0000

       1536787                  .5000              16.0000
       175,313.89               .0800              15.7700
            10.5000             .0000              15.7700
            10.0000             .1500               5.7700
             9.7700             .0000               5.7700
             9.7700             .0000

       1536891                  .5000              14.3750
        43,925.43               .0800              14.1450
             8.8750             .0000              14.1450
             8.3750             .1500               5.0200
             8.1450             .0000               5.0200
             8.1450             .0000
1



       1536895                  .5000              15.7500
       105,466.02               .0800              15.5200
            10.2500             .0000              15.5200
             9.7500             .1500               4.6450
             9.5200             .0000               4.6450
             9.5200             .0000

       1536917                  .5000              14.2500
        90,795.02               .0800              14.0200
             8.7500             .0000              14.0200
             8.2500             .1500               4.2700
             8.0200             .0000               4.2700
             8.0200             .0000

       1536926                  .5000              13.6250
       190,872.12               .0800              13.3950
             8.1250             .0000              13.3950
             7.6250             .1500               4.7700
             7.3950             .0000               4.7700
             7.3950             .0000

       1536948                  .5000              15.5000
       165,528.20               .0800              15.2700
            10.0000             .0000              15.2700
             9.5000             .1500               5.3950
             9.2700             .0000               5.3950
             9.2700             .0000

       1536969                  .5000              13.8750
       339,361.55               .0800              13.6450
             8.3750             .0000              13.6450
             7.8750             .1500               4.5200
             7.6450             .0000               4.5200
             7.6450             .0000

       1536975                  .5000              16.0000
       128,545.21               .0800              15.7700
            10.5000             .0000              15.7700
            10.0000             .1500               6.0200
             9.7700             .0000               6.0200
             9.7700             .0000

       1536993                  .5000              14.2500
        55,935.31               .0800              14.0200
             8.7500             .0000              14.0200
             8.2500             .1500               4.5200
             8.0200             .0000               4.5200
             8.0200             .0000

       1536995                  .5000              13.5000
        76,843.95               .0800              13.2700
             8.0000             .0000              13.2700
             7.5000             .1500               4.0200
             7.2700             .0000               4.0200
             7.2700             .0000
1



       1537038                  .5000              14.2500
       149,427.24               .0800              14.0200
             8.7500             .0000              14.0200
             8.2500             .1500               4.8950
             8.0200             .0000               4.8950
             8.0200             .0000

       1537239                  .5000              13.7500
       269,479.92               .0800              13.5200
             8.2500             .0000              13.5200
             7.7500             .1500               5.2700
             7.5200             .0000               5.2700
             7.5200             .0000

       1537320                  .5000              15.7500
        71,908.65               .0800              15.5200
            10.2500             .0000              15.5200
             9.7500             .1500               6.0200
             9.5200             .0000               6.0200
             9.5200             .0000

       1537376                  .5000              15.5000
       125,831.35               .0800              15.2700
            10.0000             .0000              15.2700
             9.5000             .1500               5.0200
             9.2700             .0000               5.0200
             9.2700             .0000

       1537518                  .5000              13.5000
       283,424.50               .0800              13.2700
             8.0000             .0000              13.2700
             7.5000             .1500               4.3950
             7.2700             .0000               4.3950
             7.2700             .0000

       1537520                  .5000              15.1250
        73,207.74               .0800              14.8950
             9.6250             .0000              14.8950
             9.1250             .1500               5.0200
             8.8950             .0000               5.0200
             8.8950             .0000

       1537522                  .5000              14.1250
       175,579.85               .0800              13.8950
             8.6250             .0000              13.8950
             8.1250             .1500               4.5200
             7.8950             .0000               4.5200
             7.8950             .0000

       1537528                  .5000              15.1250
       337,024.14               .0800              14.8950
             9.6250             .0000              14.8950
             9.1250             .1500               5.5200
             8.8950             .0000               5.5200
             8.8950             .0000
1



       1537582                  .5000              15.2500
        40,523.28               .0800              15.0200
             9.7500             .0000              15.0200
             9.2500             .1500               4.5200
             9.0200             .0000               4.5200
             9.0200             .0000

       1537632                  .5000              16.3750
       132,552.36               .0800              16.1450
            10.8750             .0000              16.1450
            10.3750             .1500               5.6450
            10.1450             .0000               5.6450
            10.1450             .0000

       1537654                  .5000              15.0000
       137,395.32               .0800              14.7700
             9.5000             .0000              14.7700
             9.0000             .1500               4.7700
             8.7700             .0000               4.7700
             8.7700             .0000

       1537659                  .5000              16.0000
        90,427.76               .0800              15.7700
            10.5000             .0000              15.7700
            10.0000             .1500               6.2700
             9.7700             .0000               6.2700
             9.7700             .0000

       1537727                  .5000              15.0000
       128,109.14               .0800              14.7700
             9.5000             .0000              14.7700
             9.0000             .1500               5.2700
             8.7700             .0000               5.2700
             8.7700             .0000

       1537777                  .5000              15.2500
       110,344.06               .0800              15.0200
             9.7500             .0000              15.0200
             9.2500             .1500               4.2700
             9.0200             .0000               4.2700
             9.0200             .0000

       1537822                  .5000              15.1250
       313,195.59               .0800              14.8950
             9.6250             .0000              14.8950
             9.1250             .1500               5.5200
             8.8950             .0000               5.5200
             8.8950             .0000

       1537827                  .5000              14.7500
       285,951.13               .0800              14.5200
             9.2500             .0000              14.5200
             8.7500             .1500               4.8450
             8.5200             .0000               4.8450
             8.5200             .0000
1



       1537848                  .5000              15.6250
       114,850.12               .0800              15.3950
            10.1250             .0000              15.3950
             9.6250             .1500               5.1450
             9.3950             .0000               5.1450
             9.3950             .0000

       1537950                  .5000              13.7500
       207,100.31               .0800              13.5200
             8.2500             .0000              13.5200
             7.7500             .1500               4.7700
             7.5200             .0000               4.7700
             7.5200             .0000

       1537952                  .5000              14.0000
       196,439.80               .0800              13.7700
             8.5000             .0000              13.7700
             8.0000             .1500               4.5200
             7.7700             .0000               4.5200
             7.7700             .0000

       1537999                  .5000              14.0000
       121,676.87               .0800              13.7700
             8.5000             .0000              13.7700
             8.0000             .1500               4.0200
             7.7700             .0000               4.0200
             7.7700             .0000

       1538090                  .5000              14.2500
       127,777.43               .0800              14.0200
             8.7500             .0000              14.0200
             8.2500             .1500               3.8950
             8.0200             .0000               3.8950
             8.0200             .0000

       1538227                  .5000              16.1250
        38,205.21               .0800              15.8950
            10.6250             .0000              15.8950
            10.1250             .1500               6.5200
             9.8950             .0000               6.5200
             9.8950             .0000

       1538362                  .5000              14.0000
       133,337.67               .0800              13.7700
             8.5000             .0000              13.7700
             8.0000             .1500               4.7700
             7.7700             .0000               4.7700
             7.7700             .0000

       1538387                  .5000              12.6250
       329,348.00               .0800              12.3950
             8.1250             .0000              12.3950
             7.6250             .1500               3.0200
             7.3950             .0000               3.0200
             7.3950             .0000
1



       1538388                  .5000              15.3750
       267,755.48               .0800              15.1450
             9.8750             .0000              15.1450
             9.3750             .1500               4.8950
             9.1450             .0000               4.8950
             9.1450             .0000

       1538391                  .5000              15.0000
       182,519.53               .0800              14.7700
             9.5000             .0000              14.7700
             9.0000             .1500               5.0200
             8.7700             .0000               5.0200
             8.7700             .0000

       1538396                  .5000              14.2500
       121,288.71               .0800              14.0200
             8.7500             .0000              14.0200
             8.2500             .1500               4.5200
             8.0200             .0000               4.5200
             8.0200             .0000

       1538402                  .5000              15.0000
        43,934.54               .0800              14.7700
             9.5000             .0000              14.7700
             9.0000             .1500               5.1450
             8.7700             .0000               5.1450
             8.7700             .0000

       1538407                  .5000              15.3750
       156,910.80               .0800              15.1450
             9.8750             .0000              15.1450
             9.3750             .1500               5.3950
             9.1450             .0000               5.3950
             9.1450             .0000

       1538408                  .5000              14.6250
       103,832.69               .0800              14.3950
             9.1250             .0000              14.3950
             8.6250             .1500               3.8950
             8.3950             .0000               3.8950
             8.3950             .0000

       1538410                  .5000              15.5000
        65,612.08               .0800              15.2700
            10.0000             .0000              15.2700
             9.5000             .1500               5.1450
             9.2700             .0000               5.1450
             9.2700             .0000

       1538556                  .5000              14.7500
       134,759.59               .0800              14.5200
             9.2500             .0000              14.5200
             8.7500             .1500               4.5200
             8.5200             .0000               4.5200
             8.5200             .0000
1



       1538597                  .5000              15.3750
        47,692.50               .0800              15.1450
             9.8750             .0000              15.1450
             9.3750             .1500               5.1450
             9.1450             .0000               5.1450
             9.1450             .0000

       1538612                  .5000              15.8750
        95,881.41               .0800              15.6450
            10.3750             .0000              15.6450
             9.8750             .1500               5.1450
             9.6450             .0000               5.1450
             9.6450             .0000

       1538615                  .5000              15.0000
       260,611.80               .0800              14.7700
             9.5000             .0000              14.7700
             9.0000             .1500               5.7700
             8.7700             .0000               5.7700
             8.7700             .0000

       1538674                  .5000              14.7500
       130,575.49               .0800              14.5200
             9.2500             .0000              14.5200
             8.7500             .1500               4.2700
             8.5200             .0000               4.2700
             8.5200             .0000

       1538718                  .5000              14.8750
        34,964.51               .0800              14.6450
             9.3750             .0000              14.6450
             8.8750             .1500               4.7700
             8.6450             .0000               4.7700
             8.6450             .0000

       1538724                  .5000              15.1250
       188,725.44               .0800              14.8950
             9.6250             .0000              14.8950
             9.1250             .1500               4.6450
             8.8950             .0000               4.6450
             8.8950             .0000

       1538728                  .5000              15.8750
       143,782.00               .0800              15.6450
            10.3750             .0000              15.6450
             9.8750             .1500               5.1450
             9.6450             .0000               5.1450
             9.6450             .0000

       1538736                  .5000              14.2500
        89,843.52               .0800              14.0200
             8.7500             .0000              14.0200
             8.2500             .1500               4.2700
             8.0200             .0000               4.2700
             8.0200             .0000
1



       1538747                  .5000              14.0000
       174,787.21               .0800              13.7700
             8.5000             .0000              13.7700
             8.0000             .1500               4.0200
             7.7700             .0000               4.0200
             7.7700             .0000

       1538823                  .5000              14.7500
       150,000.00               .0800              14.5200
             9.2500             .0000              14.5200
             8.7500             .1500               5.5200
             8.5200             .0000               5.5200
             8.5200             .0000

       1538971                  .5000              16.5000
       359,479.45               .0800              16.2700
            11.0000             .0000              16.2700
            10.5000             .1500               5.0200
            10.2700             .0000               5.0200
            10.2700             .0000

       1539019                  .5000              15.8750
        89,689.04               .0800              15.6450
            10.3750             .0000              15.6450
             9.8750             .1500               5.7700
             9.6450             .0000               5.7700
             9.6450             .0000

       1539021                  .5000              16.2500
        30,377.00               .0800              16.0200
            10.7500             .0000              16.0200
            10.2500             .1500               5.8950
            10.0200             .0000               5.8950
            10.0200             .0000

       1539030                  .5000              15.7500
        72,219.71               .0800              15.5200
            10.2500             .0000              15.5200
             9.7500             .1500               5.7700
             9.5200             .0000               5.7700
             9.5200             .0000

       1539209                  .5000              14.2500
       241,860.77               .0800              14.0200
             8.7500             .0000              14.0200
             8.2500             .1500               5.2700
             8.0200             .0000               5.2700
             8.0200             .0000

       1539213                  .5000              15.1250
        64,937.45               .0800              14.8950
             9.6250             .0000              14.8950
             9.1250             .1500               4.8950
             8.8950             .0000               4.8950
             8.8950             .0000
1



       1539291                  .5000              14.5000
       174,904.41               .0800              14.2700
             9.0000             .0000              14.2700
             8.5000             .1500               4.7700
             8.2700             .0000               4.7700
             8.2700             .0000

       1539504                  .5000              15.8750
       131,182.64               .0800              15.6450
            10.3750             .0000              15.6450
             9.8750             .1500               5.2700
             9.6450             .0000               5.2700
             9.6450             .0000

       1539520                  .5000              16.2500
       139,760.53               .0800              16.0200
            10.7500             .0000              16.0200
            10.2500             .1500               5.5200
            10.0200             .0000               5.5200
            10.0200             .0000

       1539545                  .5000              14.8750
       114,283.98               .0800              14.6450
             9.3750             .0000              14.6450
             8.8750             .1500               5.1450
             8.6450             .0000               5.1450
             8.6450             .0000

       1539575                  .5000              15.7500
       107,728.13               .0800              15.5200
            10.2500             .0000              15.5200
             9.7500             .1500               6.0200
             9.5200             .0000               6.0200
             9.5200             .0000

       1539583                  .5000              13.5000
       135,908.75               .0800              13.2700
             8.0000             .0000              13.2700
             7.5000             .1500               3.8950
             7.2700             .0000               3.8950
             7.2700             .0000

       1539592                  .5000              16.0000
       206,301.60               .0800              15.7700
            10.5000             .0000              15.7700
            10.0000             .1500               6.0200
             9.7700             .0000               6.0200
             9.7700             .0000

       1539629                  .5000              15.3750
        51,928.55               .0800              15.1450
             9.8750             .0000              15.1450
             9.3750             .1500               4.8950
             9.1450             .0000               4.8950
             9.1450             .0000
1



       1539632                  .5000              13.8750
        87,615.99               .0800              13.6450
             9.3750             .0000              13.6450
             8.8750             .1500               4.8950
             8.6450             .0000               4.8950
             8.6450             .0000

       1539772                  .5000              15.2500
        70,450.45               .0800              15.0200
             9.7500             .0000              15.0200
             9.2500             .1500               5.2700
             9.0200             .0000               5.2700
             9.0200             .0000

       1539786                  .5000              15.2500
        71,874.79               .0800              15.0200
             8.7500             .0000              15.0200
             8.2500             .1500               5.1450
             8.0200             .0000               5.1450
             8.0200             .0000

       1539820                  .5000              15.8750
       117,379.81               .0800              15.6450
            10.3750             .0000              15.6450
             9.8750             .1500               6.0200
             9.6450             .0000               6.0200
             9.6450             .0000

       1539878                  .5000              14.6250
       327,293.78               .0800              14.3950
             9.1250             .0000              14.3950
             8.6250             .1500               5.1450
             8.3950             .0000               5.1450
             8.3950             .0000

       1539919                  .5000              14.1250
       271,514.75               .0800              13.8950
             8.6250             .0000              13.8950
             8.1250             .1500               4.7700
             7.8950             .0000               4.7700
             7.8950             .0000

       1539921                  .5000              15.3750
        86,680.69               .0800              15.1450
             9.8750             .0000              15.1450
             9.3750             .1500               5.2700
             9.1450             .0000               5.2700
             9.1450             .0000

       1540080                  .5000              14.0000
       220,231.90               .0800              13.7700
             8.5000             .0000              13.7700
             8.0000             .1500               4.3950
             7.7700             .0000               4.3950
             7.7700             .0000
1



       1540138                  .5000              13.7500
       244,686.45               .0800              13.5200
             8.2500             .0000              13.5200
             7.7500             .1500               2.6450
             7.5200             .0000               2.6450
             7.5200             .0000

       1540148                  .5000              13.7500
       169,782.43               .0800              13.5200
             8.2500             .0000              13.5200
             7.7500             .1500               4.5200
             7.5200             .0000               4.5200
             7.5200             .0000

       1540299                  .5000              15.3750
        30,572.09               .0800              15.1450
             9.8750             .0000              15.1450
             9.3750             .1500               6.0200
             9.1450             .0000               6.0200
             9.1450             .0000

       1540347                  .5000              16.1250
       158,092.76               .0800              15.8950
             9.6250             .0000              15.8950
             9.1250             .1500               5.5200
             8.8950             .0000               5.5200
             8.8950             .0000

       1540372                  .5000              16.1250
        82,330.53               .0800              15.8950
             9.6250             .0000              15.8950
             9.1250             .1500               5.5200
             8.8950             .0000               5.5200
             8.8950             .0000

       1540379                  .5000              16.0000
        73,490.52               .0800              15.7700
             9.5000             .0000              15.7700
             9.0000             .1500               5.3950
             8.7700             .0000               5.3950
             8.7700             .0000

       1540388                  .5000              16.8750
       139,327.64               .0800              16.6450
            10.3750             .0000              16.6450
             9.8750             .1500               6.0200
             9.6450             .0000               6.0200
             9.6450             .0000

       1540402                  .5000              16.3750
        46,735.66               .0800              16.1450
             9.8750             .0000              16.1450
             9.3750             .1500               5.5200
             9.1450             .0000               5.5200
             9.1450             .0000
1



       1540438                  .5000              14.2500
        54,904.36               .0800              14.0200
             8.7500             .0000              14.0200
             8.2500             .1500               6.0200
             8.0200             .0000               6.0200
             8.0200             .0000

       1540767                  .5000              14.5000
        39,606.53               .0800              14.2700
             9.0000             .0000              14.2700
             8.5000             .1500               2.0200
             8.2700             .0000               2.0200
             8.2700             .0000

       1540771                  .5000              14.5000
        44,151.53               .0800              14.2700
             9.0000             .0000              14.2700
             8.5000             .1500               2.0200
             8.2700             .0000               2.0200
             8.2700             .0000

       1540830                  .5000              15.5000
       174,844.50               .0800              15.2700
            10.0000             .0000              15.2700
             9.5000             .1500               5.2700
             9.2700             .0000               5.2700
             9.2700             .0000

       1540883                  .5000              14.5000
       124,812.98               .0800              14.2700
             9.0000             .0000              14.2700
             8.5000             .1500               4.2700
             8.2700             .0000               4.2700
             8.2700             .0000

       1540934                  .5000              14.6250
        73,341.73               .0800              14.3950
             9.1250             .0000              14.3950
             8.6250             .1500               4.5200
             8.3950             .0000               4.5200
             8.3950             .0000

       1541133                  .5000              14.9000
        53,845.64               .0800              14.6700
             9.4000             .0000              14.6700
             8.9000             .1500               5.0200
             8.6700             .0000               5.0200
             8.6700             .0000

       1541139                  .5000              15.8750
        75,987.62               .0800              15.6450
            10.3750             .0000              15.6450
             9.8750             .1500               5.6450
             9.6450             .0000               5.6450
             9.6450             .0000
1



       1541143                  .5000              16.2500
        59,454.98               .0800              16.0200
            10.7500             .0000              16.0200
            10.2500             .1500               5.6450
            10.0200             .0000               5.6450
            10.0200             .0000

       1541150                  .5000              15.1250
       119,884.56               .0800              14.8950
             9.6250             .0000              14.8950
             9.1250             .1500               5.3950
             8.8950             .0000               5.3950
             8.8950             .0000

       1541215                  .5000              15.8750
        49,438.82               .0800              15.6450
            10.3750             .0000              15.6450
             9.8750             .1500               5.7700
             9.6450             .0000               5.7700
             9.6450             .0000

       1541217                  .5000              15.3750
        71,734.50               .0800              15.1450
             9.8750             .0000              15.1450
             9.3750             .1500               5.2700
             9.1450             .0000               5.2700
             9.1450             .0000

       1541249                  .5000              14.8750
       206,741.77               .0800              14.6450
             8.3750             .0000              14.6450
             7.8750             .1500               4.0200
             7.6450             .0000               4.0200
             7.6450             .0000

       1541270                  .5000              16.0000
        55,982.60               .0800              15.7700
            10.5000             .0000              15.7700
            10.0000             .1500               5.6450
             9.7700             .0000               5.6450
             9.7700             .0000

       1541298                  .5000              15.8750
        88,704.33               .0800              15.6450
             9.3750             .0000              15.6450
             8.8750             .1500               5.0200
             8.6450             .0000               5.0200
             8.6450             .0000

       1541416                  .5000              14.5000
        41,953.95               .0800              14.2700
             9.0000             .0000              14.2700
             8.5000             .1500               4.2700
             8.2700             .0000               4.2700
             8.2700             .0000
1



       1541419                  .5000              16.7500
       163,682.48               .0800              16.5200
            11.2500             .0000              16.5200
            10.7500             .1500               5.2700
            10.5200             .0000               5.2700
            10.5200             .0000

       1541421                  .5000              14.3750
       415,295.16               .0800              14.1450
             8.8750             .0000              14.1450
             8.3750             .1500               4.5200
             8.1450             .0000               4.5200
             8.1450             .0000

       1541424                  .5000              15.0000
        76,386.22               .0800              14.7700
             9.5000             .0000              14.7700
             9.0000             .1500               5.2700
             8.7700             .0000               5.2700
             8.7700             .0000

       1541425                  .5000              14.5000
        47,494.81               .0800              14.2700
             9.0000             .0000              14.2700
             8.5000             .1500               4.5200
             8.2700             .0000               4.5200
             8.2700             .0000

       1541433                  .5000              15.8750
       184,621.65               .0800              15.6450
            10.3750             .0000              15.6450
             9.8750             .1500               4.2700
             9.6450             .0000               4.2700
             9.6450             .0000

       1541435                  .5000              14.2500
       156,821.81               .0800              14.0200
             8.7500             .0000              14.0200
             8.2500             .1500               4.1450
             8.0200             .0000               4.1450
             8.0200             .0000

       1541526                  .5000              16.6250
       161,717.34               .0800              16.3950
            10.1250             .0000              16.3950
             9.6250             .1500               6.0200
             9.3950             .0000               6.0200
             9.3950             .0000

       1541536                  .5000              13.8750
       103,006.23               .0800              13.6450
             8.3750             .0000              13.6450
             7.8750             .1500               4.7700
             7.6450             .0000               4.7700
             7.6450             .0000
1



       1541541                  .5000              16.1250
       130,147.08               .0800              15.8950
             9.6250             .0000              15.8950
             9.1250             .1500               5.5200
             8.8950             .0000               5.5200
             8.8950             .0000

       1541586                  .5000              15.0000
        71,856.61               .0800              14.7700
             9.5000             .0000              14.7700
             9.0000             .1500               5.2700
             8.7700             .0000               5.2700
             8.7700             .0000

       1541598                  .5000              16.2500
        91,096.05               .0800              16.0200
            10.7500             .0000              16.0200
            10.2500             .1500               4.7700
            10.0200             .0000               4.7700
            10.0200             .0000

       1541621                  .5000              15.0000
       119,960.66               .0800              14.7700
             9.5000             .0000              14.7700
             9.0000             .1500               4.8200
             8.7700             .0000               4.8200
             8.7700             .0000

       1541653                  .5000              15.0000
       119,821.50               .0800              14.7700
             9.5000             .0000              14.7700
             9.0000             .1500               4.5700
             8.7700             .0000               4.5700
             8.7700             .0000

       1541664                  .5000              15.0000
        62,874.55               .0800              14.7700
             9.5000             .0000              14.7700
             9.0000             .1500               4.8200
             8.7700             .0000               4.8200
             8.7700             .0000

       1541675                  .5000              16.7500
        26,981.68               .0800              16.5200
            11.2500             .0000              16.5200
            10.7500             .1500               5.7700
            10.5200             .0000               5.7700
            10.5200             .0000

       1541682                  .5000              15.2500
       178,248.12               .0800              15.0200
             9.7500             .0000              15.0200
             9.2500             .1500               4.7700
             9.0200             .0000               4.7700
             9.0200             .0000
1



       1541685                  .5000              14.3750
       104,007.81               .0800              14.1450
             8.8750             .0000              14.1450
             8.3750             .1500               4.0200
             8.1450             .0000               4.0200
             8.1450             .0000

       1541726                  .5000              15.2500
        83,881.47               .0800              15.0200
             9.7500             .0000              15.0200
             9.2500             .1500               5.5200
             9.0200             .0000               5.5200
             9.0200             .0000

       1541748                  .5000              15.0000
       175,738.23               .0800              14.7700
             9.5000             .0000              14.7700
             9.0000             .1500               4.0200
             8.7700             .0000               4.0200
             8.7700             .0000

       1541820                  .5000              16.6250
       115,899.66               .0800              16.3950
            10.1250             .0000              16.3950
             9.6250             .1500               4.8950
             9.3950             .0000               4.8950
             9.3950             .0000

       1541825                  .5000              13.7500
       107,861.79               .0800              13.5200
             8.2500             .0000              13.5200
             7.7500             .1500               4.1450
             7.5200             .0000               4.1450
             7.5200             .0000

       1541829                  .5000              14.5000
        70,922.13               .0800              14.2700
             9.0000             .0000              14.2700
             8.5000             .1500               3.6450
             8.2700             .0000               3.6450
             8.2700             .0000

       1541848                  .5000              16.0000
        65,494.34               .0800              15.7700
            10.5000             .0000              15.7700
            10.0000             .1500               5.2700
             9.7700             .0000               5.2700
             9.7700             .0000

       1541854                  .5000              13.6250
        74,203.32               .0800              13.3950
             8.1250             .0000              13.3950
             7.6250             .1500               4.0200
             7.3950             .0000               4.0200
             7.3950             .0000
1



       1541860                  .5000              15.2500
        85,519.80               .0800              15.0200
             9.7500             .0000              15.0200
             9.2500             .1500               4.3950
             9.0200             .0000               4.3950
             9.0200             .0000

       1541861                  .5000              14.0000
       239,708.17               .0800              13.7700
             8.5000             .0000              13.7700
             8.0000             .1500               4.2700
             7.7700             .0000               4.2700
             7.7700             .0000

       1541862                  .5000              14.3750
        60,931.35               .0800              14.1450
             8.8750             .0000              14.1450
             8.3750             .1500               5.2700
             8.1450             .0000               5.2700
             8.1450             .0000

       1541867                  .5000              14.8750
        76,383.18               .0800              14.6450
             9.3750             .0000              14.6450
             8.8750             .1500               4.7700
             8.6450             .0000               4.7700
             8.6450             .0000

       1541885                  .5000              13.7500
       129,449.58               .0800              13.5200
             8.2500             .0000              13.5200
             7.7500             .1500               4.1450
             7.5200             .0000               4.1450
             7.5200             .0000

       1541896                  .5000              14.3750
       463,945.61               .0800              14.1450
             8.8750             .0000              14.1450
             8.3750             .1500               4.2700
             8.1450             .0000               4.2700
             8.1450             .0000

       1541994                  .5000              15.0000
       118,682.66               .0800              14.7700
             9.5000             .0000              14.7700
             9.0000             .1500               4.5200
             8.7700             .0000               4.5200
             8.7700             .0000

       1542180                  .5000              14.3750
       119,497.17               .0800              14.1450
             8.8750             .0000              14.1450
             8.3750             .1500               5.5200
             8.1450             .0000               5.5200
             8.1450             .0000
1



       1542184                  .5000              15.6250
       106,143.48               .0800              15.3950
             9.1250             .0000              15.3950
             8.6250             .1500               4.7700
             8.3950             .0000               4.7700
             8.3950             .0000

       1542187                  .5000              15.1000
       222,076.09               .0800              14.8700
             9.6000             .0000              14.8700
             9.1000             .1500               4.5200
             8.8700             .0000               4.5200
             8.8700             .0000

       1542247                  .5000              16.2500
        63,876.15               .0800              16.0200
            10.7500             .0000              16.0200
            10.2500             .1500               5.5700
            10.0200             .0000               5.5700
            10.0200             .0000

       1542251                  .5000              15.0000
        51,023.98               .0800              14.7700
             9.5000             .0000              14.7700
             9.0000             .1500               5.1200
             8.7700             .0000               5.1200
             8.7700             .0000

       1542258                  .5000              15.1250
       209,899.39               .0800              14.8950
             9.6250             .0000              14.8950
             9.1250             .1500               5.3950
             8.8950             .0000               5.3950
             8.8950             .0000

       1542264                  .5000              14.7500
        90,857.38               .0800              14.5200
             9.2500             .0000              14.5200
             8.7500             .1500               4.5200
             8.5200             .0000               4.5200
             8.5200             .0000

       1542272                  .5000              15.8750
       121,400.36               .0800              15.6450
            10.3750             .0000              15.6450
             9.8750             .1500               4.6450
             9.6450             .0000               4.6450
             9.6450             .0000

       1542278                  .5000              14.0000
        88,891.78               .0800              13.7700
             8.5000             .0000              13.7700
             8.0000             .1500               4.2700
             7.7700             .0000               4.2700
             7.7700             .0000
1



       1542388                  .5000              16.1250
       159,119.12               .0800              15.8950
             9.6250             .0000              15.8950
             9.1250             .1500               5.2700
             8.8950             .0000               5.2700
             8.8950             .0000

       1542403                  .5000              15.8750
        56,203.87               .0800              15.6450
            10.3750             .0000              15.6450
             9.8750             .1500               5.3950
             9.6450             .0000               5.3950
             9.6450             .0000

       1542458                  .5000              14.5000
       109,240.29               .0800              14.2700
             9.0000             .0000              14.2700
             8.5000             .1500               4.5200
             8.2700             .0000               4.5200
             8.2700             .0000

       1542480                  .5000              13.8750
       100,211.47               .0800              13.6450
             8.3750             .0000              13.6450
             7.8750             .1500               3.3950
             7.6450             .0000               3.3950
             7.6450             .0000

       1542530                  .5000              15.1250
        99,903.80               .0800              14.8950
             9.6250             .0000              14.8950
             9.1250             .1500               5.2700
             8.8950             .0000               5.2700
             8.8950             .0000

       1542534                  .5000              15.0000
       144,357.29               .0800              14.7700
             9.5000             .0000              14.7700
             9.0000             .1500               4.5200
             8.7700             .0000               4.5200
             8.7700             .0000

       1542535                  .5000              13.2500
       247,149.48               .0800              13.0200
             7.7500             .0000              13.0200
             7.2500             .1500               3.6450
             7.0200             .0000               3.6450
             7.0200             .0000

       1542538                  .5000              15.6250
        29,951.73               .0800              15.3950
             9.1250             .0000              15.3950
             8.6250             .1500               5.3950
             8.3950             .0000               5.3950
             8.3950             .0000
1



       1542541                  .5000              15.1250
        69,932.67               .0800              14.8950
             9.6250             .0000              14.8950
             9.1250             .1500               5.5200
             8.8950             .0000               5.5200
             8.8950             .0000

       1542543                  .5000              15.0000
       115,385.92               .0800              14.7700
             9.5000             .0000              14.7700
             9.0000             .1500               4.2700
             8.7700             .0000               4.2700
             8.7700             .0000

       1542544                  .5000              15.1250
        33,939.34               .0800              14.8950
             8.6250             .0000              14.8950
             8.1250             .1500               4.8950
             7.8950             .0000               4.8950
             7.8950             .0000

       1542565                  .5000              15.7500
       119,599.18               .0800              15.5200
            10.2500             .0000              15.5200
             9.7500             .1500               4.6450
             9.5200             .0000               4.6450
             9.5200             .0000

       1542569                  .5000              15.0000
        80,150.02               .0800              14.7700
             9.5000             .0000              14.7700
             9.0000             .1500               4.5200
             8.7700             .0000               4.5200
             8.7700             .0000

       1542626                  .5000              14.7500
        51,945.88               .0800              14.5200
             9.2500             .0000              14.5200
             8.7500             .1500               5.0200
             8.5200             .0000               5.0200
             8.5200             .0000

       1542645                  .5000              15.5000
       189,559.72               .0800              15.2700
            10.0000             .0000              15.2700
             9.5000             .1500               5.2700
             9.2700             .0000               5.2700
             9.2700             .0000

       1542648                  .5000              15.3750
       134,415.02               .0800              15.1450
             9.8750             .0000              15.1450
             9.3750             .1500               4.7700
             9.1450             .0000               4.7700
             9.1450             .0000
1



       1542656                  .5000              14.1250
       169,636.48               .0800              13.8950
             8.6250             .0000              13.8950
             8.1250             .1500               4.0200
             7.8950             .0000               4.0200
             7.8950             .0000

       1542684                  .5000              15.5000
       309,724.58               .0800              15.2700
            10.0000             .0000              15.2700
             9.5000             .1500               5.7700
             9.2700             .0000               5.7700
             9.2700             .0000

       1542689                  .5000              15.3750
        79,427.45               .0800              15.1450
             9.8750             .0000              15.1450
             9.3750             .1500               5.6450
             9.1450             .0000               5.6450
             9.1450             .0000

       1542720                  .5000              16.2500
        64,925.93               .0800              16.0200
            10.7500             .0000              16.0200
            10.2500             .1500               6.1450
            10.0200             .0000               6.1450
            10.0200             .0000

       1542721                  .5000              14.5000
       125,861.84               .0800              14.2700
             9.0000             .0000              14.2700
             8.5000             .1500               4.5200
             8.2700             .0000               4.5200
             8.2700             .0000

       1542789                  .5000              14.8750
        61,665.69               .0800              14.6450
             9.3750             .0000              14.6450
             8.8750             .1500               2.7700
             8.6450             .0000               2.7700
             8.6450             .0000

       1542812                  .5000              14.1250
       168,550.00               .0800              13.8950
             8.6250             .0000              13.8950
             8.1250             .1500               4.0200
             7.8950             .0000               4.0200
             7.8950             .0000

       1542819                  .5000              13.2500
        86,876.79               .0800              13.0200
             7.7500             .0000              13.0200
             7.2500             .1500               4.3950
             7.0200             .0000               4.3950
             7.0200             .0000
1



       1542885                  .5000              14.7500
       158,335.03               .0800              14.5200
             9.2500             .0000              14.5200
             8.7500             .1500               5.0200
             8.5200             .0000               5.0200
             8.5200             .0000

       1542891                  .5000              14.0000
        85,895.42               .0800              13.7700
             8.5000             .0000              13.7700
             8.0000             .1500               5.0200
             7.7700             .0000               5.0200
             7.7700             .0000

       1542897                  .5000              14.3750
        63,128.86               .0800              14.1450
             8.8750             .0000              14.1450
             8.3750             .1500               4.2700
             8.1450             .0000               4.2700
             8.1450             .0000

       1542904                  .5000              15.3750
        51,928.52               .0800              15.1450
             9.8750             .0000              15.1450
             9.3750             .1500               5.1450
             9.1450             .0000               5.1450
             9.1450             .0000

       1542918                  .5000              14.2500
       192,351.40               .0800              14.0200
             8.7500             .0000              14.0200
             8.2500             .1500               4.7700
             8.0200             .0000               4.7700
             8.0200             .0000

       1542919                  .5000              15.2500
        66,955.39               .0800              15.0200
             9.7500             .0000              15.0200
             9.2500             .1500               1.2700
             9.0200             .0000               1.2700
             9.0200             .0000

       1542947                  .5000              14.7500
       167,825.15               .0800              14.5200
             9.2500             .0000              14.5200
             8.7500             .1500               5.0200
             8.5200             .0000               5.0200
             8.5200             .0000

       1542950                  .5000              14.5000
        99,890.35               .0800              14.2700
             9.0000             .0000              14.2700
             8.5000             .1500               4.8950
             8.2700             .0000               4.8950
             8.2700             .0000
1



       1542953                  .5000              15.1250
        91,456.17               .0800              14.8950
             9.6250             .0000              14.8950
             9.1250             .1500               5.1450
             8.8950             .0000               5.1450
             8.8950             .0000

       1543001                  .5000              15.0000
        99,901.24               .0800              14.7700
             9.5000             .0000              14.7700
             9.0000             .1500               5.5200
             8.7700             .0000               5.5200
             8.7700             .0000

       1543029                  .5000              16.0000
       136,664.89               .0800              15.7700
             9.5000             .0000              15.7700
             9.0000             .1500               6.1450
             8.7700             .0000               6.1450
             8.7700             .0000

       1543128                  .5000              14.8750
        83,115.63               .0800              14.6450
             9.3750             .0000              14.6450
             8.8750             .1500               4.3950
             8.6450             .0000               4.3950
             8.6450             .0000

       1543140                  .5000              13.6250
        71,923.06               .0800              13.3950
             9.1250             .0000              13.3950
             8.6250             .1500               2.7700
             8.3950             .0000               2.7700
             8.3950             .0000

       1543141                  .5000              15.0000
       154,547.21               .0800              14.7700
             9.5000             .0000              14.7700
             9.0000             .1500               5.2700
             8.7700             .0000               5.2700
             8.7700             .0000

       1543147                  .5000              13.3750
        84,583.02               .0800              13.1450
             7.8750             .0000              13.1450
             7.3750             .1500               4.7700
             7.1450             .0000               4.7700
             7.1450             .0000

       1543167                  .5000              13.5000
       145,803.41               .0800              13.2700
             8.0000             .0000              13.2700
             7.5000             .1500               4.0200
             7.2700             .0000               4.0200
             7.2700             .0000
1



       1543174                  .5000              14.3750
        60,132.24               .0800              14.1450
             8.8750             .0000              14.1450
             8.3750             .1500               4.2700
             8.1450             .0000               4.2700
             8.1450             .0000

       1543183                  .5000              15.2500
       186,935.84               .0800              15.0200
             9.7500             .0000              15.0200
             9.2500             .1500               5.0200
             9.0200             .0000               5.0200
             9.0200             .0000

       1543184                  .5000              15.1250
       130,310.91               .0800              14.8950
             9.6250             .0000              14.8950
             9.1250             .1500               5.0200
             8.8950             .0000               5.0200
             8.8950             .0000

       1543185                  .5000              16.0000
        96,983.23               .0800              15.7700
            10.5000             .0000              15.7700
            10.0000             .1500               5.2700
             9.7700             .0000               5.2700
             9.7700             .0000

       1543186                  .5000              15.7500
       136,276.87               .0800              15.5200
            10.2500             .0000              15.5200
             9.7500             .1500               5.2700
             9.5200             .0000               5.2700
             9.5200             .0000

       1543189                  .5000              15.8750
        79,035.12               .0800              15.6450
            10.3750             .0000              15.6450
             9.8750             .1500               5.6450
             9.6450             .0000               5.6450
             9.6450             .0000

       1543266                  .5000              16.0000
        57,554.02               .0800              15.7700
            10.5000             .0000              15.7700
            10.0000             .1500               5.7700
             9.7700             .0000               5.7700
             9.7700             .0000

       1543283                  .5000              15.6250
        78,174.04               .0800              15.3950
             9.1250             .0000              15.3950
             8.6250             .1500               5.3950
             8.3950             .0000               5.3950
             8.3950             .0000
1



       1543293                  .5000              15.1250
       116,830.47               .0800              14.8950
             9.6250             .0000              14.8950
             9.1250             .1500               3.7700
             8.8950             .0000               3.7700
             8.8950             .0000

       1543306                  .5000              14.6250
       170,724.92               .0800              14.3950
             9.1250             .0000              14.3950
             8.6250             .1500               4.1450
             8.3950             .0000               4.1450
             8.3950             .0000

       1543329                  .5000              15.8750
       134,833.22               .0800              15.6450
            10.3750             .0000              15.6450
             9.8750             .1500               4.1450
             9.6450             .0000               4.1450
             9.6450             .0000

       1543363                  .5000              14.3750
       245,283.69               .0800              14.1450
             8.8750             .0000              14.1450
             8.3750             .1500               5.2700
             8.1450             .0000               5.2700
             8.1450             .0000

       1543381                  .5000              14.2500
       171,700.96               .0800              14.0200
             8.7500             .0000              14.0200
             8.2500             .1500               4.1450
             8.0200             .0000               4.1450
             8.0200             .0000

       1543405                  .5000              14.6250
        67,890.60               .0800              14.3950
             9.1250             .0000              14.3950
             8.6250             .1500               4.5200
             8.3950             .0000               4.5200
             8.3950             .0000

       1543439                  .5000              15.3750
        78,591.84               .0800              15.1450
             9.8750             .0000              15.1450
             9.3750             .1500               4.0200
             9.1450             .0000               4.0200
             9.1450             .0000

       1543461                  .5000              14.5000
       287,524.52               .0800              14.2700
             9.0000             .0000              14.2700
             8.5000             .1500               4.0200
             8.2700             .0000               4.0200
             8.2700             .0000
1



       1543477                  .5000              16.0000
        56,954.48               .0800              15.7700
            10.5000             .0000              15.7700
            10.0000             .1500               5.0200
             9.7700             .0000               5.0200
             9.7700             .0000

       1543498                  .5000              16.2500
        43,167.31               .0800              16.0200
            10.7500             .0000              16.0200
            10.2500             .1500               5.2700
            10.0200             .0000               5.2700
            10.0200             .0000

       1543501                  .5000              14.1250
       107,897.48               .0800              13.8950
             8.6250             .0000              13.8950
             8.1250             .1500               4.2700
             7.8950             .0000               4.2700
             7.8950             .0000

       1543554                  .5000              14.7500
        42,455.75               .0800              14.5200
             9.2500             .0000              14.5200
             8.7500             .1500               4.6450
             8.5200             .0000               4.6450
             8.5200             .0000

       1543566                  .5000              14.5000
       149,752.37               .0800              14.2700
             9.0000             .0000              14.2700
             8.5000             .1500               4.7700
             8.2700             .0000               4.7700
             8.2700             .0000

       1543568                  .5000              17.1250
       111,369.46               .0800              16.8950
            10.6250             .0000              16.8950
            10.1250             .1500               5.7700
             9.8950             .0000               5.7700
             9.8950             .0000

       1543569                  .5000              14.7500
        44,153.99               .0800              14.5200
             9.2500             .0000              14.5200
             8.7500             .1500               4.7700
             8.5200             .0000               4.7700
             8.5200             .0000

       1543573                  .5000              13.5000
       123,064.90               .0800              13.2700
             9.0000             .0000              13.2700
             8.5000             .1500               3.2700
             8.2700             .0000               3.2700
             8.2700             .0000
1



       1543575                  .5000              15.1250
       363,649.84               .0800              14.8950
             9.6250             .0000              14.8950
             9.1250             .1500               5.1450
             8.8950             .0000               5.1450
             8.8950             .0000

       1543705                  .5000              15.2500
       193,618.44               .0800              15.0200
             9.7500             .0000              15.0200
             9.2500             .1500               5.5200
             9.0200             .0000               5.5200
             9.0200             .0000

       1543732                  .5000              16.2500
        57,895.59               .0800              16.0200
            10.7500             .0000              16.0200
            10.2500             .1500               6.1450
            10.0200             .0000               6.1450
            10.0200             .0000

       1543773                  .5000              15.2500
       263,627.47               .0800              15.0200
             9.7500             .0000              15.0200
             9.2500             .1500               4.6450
             9.0200             .0000               4.6450
             9.0200             .0000

       1543797                  .5000              14.1250
        89,893.34               .0800              13.8950
             8.6250             .0000              13.8950
             8.1250             .1500               4.5200
             7.8950             .0000               4.5200
             7.8950             .0000

       1543805                  .5000              14.7500
       131,131.98               .0800              14.5200
             9.2500             .0000              14.5200
             8.7500             .1500               6.0200
             8.5200             .0000               6.0200
             8.5200             .0000

       1543822                  .5000              15.3750
        84,883.17               .0800              15.1450
             9.8750             .0000              15.1450
             9.3750             .1500               4.6450
             9.1450             .0000               4.6450
             9.1450             .0000

       1543837                  .5000              17.1250
       267,886.00               .0800              16.8950
            10.6250             .0000              16.8950
            10.1250             .1500               5.7700
             9.8950             .0000               5.7700
             9.8950             .0000
1



       1543838                  .5000              15.5000
       112,176.86               .0800              15.2700
             9.0000             .0000              15.2700
             8.5000             .1500               4.8950
             8.2700             .0000               4.8950
             8.2700             .0000

       1543840                  .5000              14.3750
        71,419.53               .0800              14.1450
             8.8750             .0000              14.1450
             8.3750             .1500               4.7700
             8.1450             .0000               4.7700
             8.1450             .0000

       1543847                  .5000              14.7500
        47,975.12               .0800              14.5200
             9.2500             .0000              14.5200
             8.7500             .1500               5.5200
             8.5200             .0000               5.5200
             8.5200             .0000

       1543861                  .5000              15.8750
        42,679.26               .0800              15.6450
            10.3750             .0000              15.6450
             9.8750             .1500               5.2700
             9.6450             .0000               5.2700
             9.6450             .0000

       1543862                  .5000              14.7500
       134,788.41               .0800              14.5200
             9.2500             .0000              14.5200
             8.7500             .1500               4.5200
             8.5200             .0000               4.5200
             8.5200             .0000

       1543865                  .5000              14.6250
        79,871.28               .0800              14.3950
             9.1250             .0000              14.3950
             8.6250             .1500               4.0200
             8.3950             .0000               4.0200
             8.3950             .0000

       1543888                  .5000              15.5000
        76,332.12               .0800              15.2700
            10.0000             .0000              15.2700
             9.5000             .1500               6.2700
             9.2700             .0000               6.2700
             9.2700             .0000

       1543889                  .5000              17.0000
        36,876.29               .0800              16.7700
            11.5000             .0000              16.7700
            11.0000             .1500               6.2700
            10.7700             .0000               6.2700
            10.7700             .0000
1



       1543894                  .5000              15.2500
       199,906.69               .0800              15.0200
             9.7500             .0000              15.0200
             9.2500             .1500               5.0200
             9.0200             .0000               5.0200
             9.0200             .0000

       1543896                  .5000              16.0000
        73,741.08               .0800              15.7700
            10.5000             .0000              15.7700
            10.0000             .1500               5.7700
             9.7700             .0000               5.7700
             9.7700             .0000

       1543900                  .5000              15.0000
        60,290.39               .0800              14.7700
             9.5000             .0000              14.7700
             9.0000             .1500               5.0200
             8.7700             .0000               5.0200
             8.7700             .0000

       1543912                  .5000              14.6250
       239,563.99               .0800              14.3950
             9.1250             .0000              14.3950
             8.6250             .1500               5.2700
             8.3950             .0000               5.2700
             8.3950             .0000

       1543936                  .5000              14.8750
       241,530.65               .0800              14.6450
             9.3750             .0000              14.6450
             8.8750             .1500               4.6450
             8.6450             .0000               4.6450
             8.6450             .0000

       1543969                  .5000              14.7500
        99,895.90               .0800              14.5200
             9.2500             .0000              14.5200
             8.7500             .1500               4.0200
             8.5200             .0000               4.0200
             8.5200             .0000

       1543982                  .5000              13.5000
        68,125.20               .0800              13.2700
             9.0000             .0000              13.2700
             8.5000             .1500               3.7700
             8.2700             .0000               3.7700
             8.2700             .0000

       1543991                  .5000              15.1250
       183,733.42               .0800              14.8950
             9.6250             .0000              14.8950
             9.1250             .1500               4.5200
             8.8950             .0000               4.5200
             8.8950             .0000
1



       1544063                  .5000              14.1250
       113,397.33               .0800              13.8950
             8.6250             .0000              13.8950
             8.1250             .1500               4.0200
             7.8950             .0000               4.0200
             7.8950             .0000

       1544078                  .5000              15.0000
       113,337.94               .0800              14.7700
             9.5000             .0000              14.7700
             9.0000             .1500               4.2700
             8.7700             .0000               4.2700
             8.7700             .0000

       1544101                  .5000              16.1250
       112,268.08               .0800              15.8950
            10.6250             .0000              15.8950
            10.1250             .1500               5.6450
             9.8950             .0000               5.6450
             9.8950             .0000

       1544107                  .5000              15.1250
       161,544.45               .0800              14.8950
             9.6250             .0000              14.8950
             9.1250             .1500               4.7700
             8.8950             .0000               4.7700
             8.8950             .0000

       1544113                  .5000              14.0000
       334,501.21               .0800              13.7700
             7.5000             .0000              13.7700
             7.0000             .1500               3.8950
             6.7700             .0000               3.8950
             6.7700             .0000

       1544132                  .5000              15.2500
       198,264.05               .0800              15.0200
             9.7500             .0000              15.0200
             9.2500             .1500               5.6450
             9.0200             .0000               5.6450
             9.0200             .0000

       1544134                  .5000              16.7500
       129,884.98               .0800              16.5200
            10.2500             .0000              16.5200
             9.7500             .1500               5.5200
             9.5200             .0000               5.5200
             9.5200             .0000

       1544135                  .5000              13.8750
        82,345.08               .0800              13.6450
             8.3750             .0000              13.6450
             7.8750             .1500               4.2700
             7.6450             .0000               4.2700
             7.6450             .0000
1



       1544136                  .5000              15.7500
       139,381.21               .0800              15.5200
             9.2500             .0000              15.5200
             8.7500             .1500               4.5200
             8.5200             .0000               4.5200
             8.5200             .0000

       1544140                  .5000              14.7500
       131,793.12               .0800              14.5200
             9.2500             .0000              14.5200
             8.7500             .1500               4.7700
             8.5200             .0000               4.7700
             8.5200             .0000

       1544142                  .5000              15.2500
        97,462.26               .0800              15.0200
             9.7500             .0000              15.0200
             9.2500             .1500               4.6450
             9.0200             .0000               4.6450
             9.0200             .0000

       1544143                  .5000              15.3750
       188,740.26               .0800              15.1450
             9.8750             .0000              15.1450
             9.3750             .1500               5.1450
             9.1450             .0000               5.1450
             9.1450             .0000

       1544147                  .5000              14.3750
       119,864.96               .0800              14.1450
             8.8750             .0000              14.1450
             8.3750             .1500               4.7700
             8.1450             .0000               4.7700
             8.1450             .0000

       1544148                  .5000              17.0000
       167,292.49               .0800              16.7700
            11.5000             .0000              16.7700
            11.0000             .1500               6.2700
            10.7700             .0000               6.2700
            10.7700             .0000

       1544152                  .5000              17.2500
        53,967.18               .0800              17.0200
            11.7500             .0000              17.0200
            11.2500             .1500               6.2700
            11.0200             .0000               6.2700
            11.0200             .0000

       1544158                  .5000              14.1250
       251,801.25               .0800              13.8950
             8.6250             .0000              13.8950
             8.1250             .1500               4.0200
             7.8950             .0000               4.0200
             7.8950             .0000
1



       1544197                  .5000              12.8750
       319,600.80               .0800              12.6450
             8.3750             .0000              12.6450
             7.8750             .1500               3.2700
             7.6450             .0000               3.2700
             7.6450             .0000

       1544241                  .5000              14.9000
       121,315.47               .0800              14.6700
             9.4000             .0000              14.6700
             8.9000             .1500               5.1700
             8.6700             .0000               5.1700
             8.6700             .0000

       1544323                  .5000              14.3000
        39,931.17               .0800              14.0700
             8.8000             .0000              14.0700
             8.3000             .1500               5.2700
             8.0700             .0000               5.2700
             8.0700             .0000

       1544341                  .5000              14.5500
       185,296.74               .0800              14.3200
             9.0500             .0000              14.3200
             8.5500             .1500               4.5200
             8.3200             .0000               4.5200
             8.3200             .0000

       1544361                  .5000              16.3500
       150,724.51               .0800              16.1200
            10.8500             .0000              16.1200
            10.3500             .1500               5.9700
            10.1200             .0000               5.9700
            10.1200             .0000

       1544375                  .5000              16.6000
       130,262.25               .0800              16.3700
            11.1000             .0000              16.3700
            10.6000             .1500               6.2200
            10.3700             .0000               6.2200
            10.3700             .0000

       1544384                  .5000              15.3750
        40,463.05               .0800              15.1450
             9.8750             .0000              15.1450
             9.3750             .1500               5.1450
             9.1450             .0000               5.1450
             9.1450             .0000

       1544397                  .5000              16.2000
        50,341.93               .0800              15.9700
            10.7000             .0000              15.9700
            10.2000             .1500               5.7700
             9.9700             .0000               5.7700
             9.9700             .0000
1



       1544410                  .5000              14.7500
        98,797.04               .0800              14.5200
             9.2500             .0000              14.5200
             8.7500             .1500               5.0200
             8.5200             .0000               5.0200
             8.5200             .0000

       1544425                  .5000              15.0000
       121,419.13               .0800              14.7700
             9.5000             .0000              14.7700
             9.0000             .1500               4.5200
             8.7700             .0000               4.5200
             8.7700             .0000

       1544430                  .5000              14.3750
       151,029.83               .0800              14.1450
             8.8750             .0000              14.1450
             8.3750             .1500               4.5200
             8.1450             .0000               4.5200
             8.1450             .0000

       1544431                  .5000              15.7500
       177,150.65               .0800              15.5200
            10.2500             .0000              15.5200
             9.7500             .1500               5.2700
             9.5200             .0000               5.2700
             9.5200             .0000

       1544449                  .5000              16.2500
       103,921.33               .0800              16.0200
            10.7500             .0000              16.0200
            10.2500             .1500               6.0200
            10.0200             .0000               6.0200
            10.0200             .0000

       1544489                  .5000              16.3750
       125,826.84               .0800              16.1450
             9.8750             .0000              16.1450
             9.3750             .1500               5.1450
             9.1450             .0000               5.1450
             9.1450             .0000

       1544650                  .5000              16.3750
       247,726.59               .0800              16.1450
             9.8750             .0000              16.1450
             9.3750             .1500               5.7700
             9.1450             .0000               5.7700
             9.1450             .0000

       1544653                  .5000              14.3750
        93,672.25               .0800              14.1450
             7.8750             .0000              14.1450
             7.3750             .1500               3.7700
             7.1450             .0000               3.7700
             7.1450             .0000
1



       1544684                  .5000              15.7500
       151,936.26               .0800              15.5200
            10.2500             .0000              15.5200
             9.7500             .1500               5.7700
             9.5200             .0000               5.7700
             9.5200             .0000

       1544689                  .5000              13.8750
       178,663.88               .0800              13.6450
             8.3750             .0000              13.6450
             7.8750             .1500               4.6450
             7.6450             .0000               4.6450
             7.6450             .0000

       1544776                  .5000              15.2500
       107,747.72               .0800              15.0200
             9.7500             .0000              15.0200
             9.2500             .1500               4.5200
             9.0200             .0000               4.5200
             9.0200             .0000

       1544778                  .5000              15.6250
        59,122.85               .0800              15.3950
            10.1250             .0000              15.3950
             9.6250             .1500               5.2700
             9.3950             .0000               5.2700
             9.3950             .0000

       1544780                  .5000              15.0000
       148,353.33               .0800              14.7700
             9.5000             .0000              14.7700
             9.0000             .1500               4.0200
             8.7700             .0000               4.0200
             8.7700             .0000

       1544797                  .5000              16.5000
        84,939.11               .0800              16.2700
            11.0000             .0000              16.2700
            10.5000             .1500               6.2700
            10.2700             .0000               6.2700
            10.2700             .0000

       1544801                  .5000              14.6250
       233,625.60               .0800              14.3950
             9.1250             .0000              14.3950
             8.6250             .1500               4.7700
             8.3950             .0000               4.7700
             8.3950             .0000

       1544804                  .5000              14.7500
        52,445.36               .0800              14.5200
             9.2500             .0000              14.5200
             8.7500             .1500               5.0200
             8.5200             .0000               5.0200
             8.5200             .0000
1



       1544805                  .5000              15.0000
        96,204.89               .0800              14.7700
             9.5000             .0000              14.7700
             9.0000             .1500               5.2700
             8.7700             .0000               5.2700
             8.7700             .0000

       1544809                  .5000              13.6250
       303,051.64               .0800              13.3950
             8.1250             .0000              13.3950
             7.6250             .1500               4.3950
             7.3950             .0000               4.3950
             7.3950             .0000

       1544844                  .5000              14.8750
        65,933.06               .0800              14.6450
             9.3750             .0000              14.6450
             8.8750             .1500               4.7700
             8.6450             .0000               4.7700
             8.6450             .0000

       1544855                  .5000              14.5000
        67,825.54               .0800              14.2700
             9.0000             .0000              14.2700
             8.5000             .1500               4.1450
             8.2700             .0000               4.1450
             8.2700             .0000

       1544980                  .5000              14.7500
       247,871.43               .0800              14.5200
             9.2500             .0000              14.5200
             8.7500             .1500               4.7700
             8.5200             .0000               4.7700
             8.5200             .0000

       1545044                  .5000              14.6250
        34,943.69               .0800              14.3950
             9.1250             .0000              14.3950
             8.6250             .1500               4.5200
             8.3950             .0000               4.5200
             8.3950             .0000

       1545048                  .5000              14.3750
       171,708.57               .0800              14.1450
             8.8750             .0000              14.1450
             8.3750             .1500               4.0200
             8.1450             .0000               4.0200
             8.1450             .0000

       1545056                  .5000              15.2500
       123,924.89               .0800              15.0200
             9.7500             .0000              15.0200
             9.2500             .1500               5.2700
             9.0200             .0000               5.2700
             9.0200             .0000
1



       1545058                  .5000              14.0000
       267,259.92               .0800              13.7700
             8.5000             .0000              13.7700
             8.0000             .1500               4.1450
             7.7700             .0000               4.1450
             7.7700             .0000

       1545060                  .5000              16.3750
       110,268.76               .0800              16.1450
            10.8750             .0000              16.1450
            10.3750             .1500               6.0200
            10.1450             .0000               6.0200
            10.1450             .0000

       1545061                  .5000              14.7500
       123,820.40               .0800              14.5200
             9.2500             .0000              14.5200
             8.7500             .1500               4.6450
             8.5200             .0000               4.6450
             8.5200             .0000

       1545062                  .5000              16.6250
        83,212.49               .0800              16.3950
            11.1250             .0000              16.3950
            10.6250             .1500               5.6450
            10.3950             .0000               5.6450
            10.3950             .0000

       1545067                  .5000              16.3750
        98,490.62               .0800              16.1450
            10.8750             .0000              16.1450
            10.3750             .1500               5.3950
            10.1450             .0000               5.3950
            10.1450             .0000

       1545074                  .5000              15.2500
        42,440.03               .0800              15.0200
             9.7500             .0000              15.0200
             9.2500             .1500               4.5200
             9.0200             .0000               4.5200
             9.0200             .0000

       1545081                  .5000              13.8650
       158,858.52               .0800              13.6350
             7.3650             .0000              13.6350
             6.8650             .1500               4.3950
             6.6350             .0000               4.3950
             6.6350             .0000

       1545090                  .5000              16.3750
        58,035.55               .0800              16.1450
            10.8750             .0000              16.1450
            10.3750             .1500               6.0200
            10.1450             .0000               6.0200
            10.1450             .0000
1



       1545129                  .5000              15.7500
       213,928.20               .0800              15.5200
            10.2500             .0000              15.5200
             9.7500             .1500               5.6450
             9.5200             .0000               5.6450
             9.5200             .0000

       1545164                  .5000              15.8750
        80,876.31               .0800              15.6450
             9.3750             .0000              15.6450
             8.8750             .1500               6.3950
             8.6450             .0000               6.3950
             8.6450             .0000

       1545188                  .5000              14.2500
        49,913.03               .0800              14.0200
             8.7500             .0000              14.0200
             8.2500             .1500               4.7700
             8.0200             .0000               4.7700
             8.0200             .0000

       1545194                  .5000              15.8750
        14,669.93               .0800              15.6450
             9.3750             .0000              15.6450
             8.8750             .1500               5.8950
             8.6450             .0000               5.8950
             8.6450             .0000

       1545196                  .5000              14.1250
       244,163.65               .0800              13.8950
             8.6250             .0000              13.8950
             8.1250             .1500               4.5200
             7.8950             .0000               4.5200
             7.8950             .0000

       1545206                  .5000              14.3750
        96,835.63               .0800              14.1450
             8.8750             .0000              14.1450
             8.3750             .1500               4.1450
             8.1450             .0000               4.1450
             8.1450             .0000

       1545208                  .5000              15.7500
       220,125.34               .0800              15.5200
            10.2500             .0000              15.5200
             9.7500             .1500               5.8950
             9.5200             .0000               5.8950
             9.5200             .0000

       1545213                  .5000              17.3750
        66,280.49               .0800              17.1450
            11.8750             .0000              17.1450
            11.3750             .1500               6.3950
            11.1450             .0000               6.3950
            11.1450             .0000
1



       1545222                  .5000              15.1250
        86,574.36               .0800              14.8950
             9.6250             .0000              14.8950
             9.1250             .1500               5.3950
             8.8950             .0000               5.3950
             8.8950             .0000

       1545240                  .5000              16.2000
       135,044.24               .0800              15.9700
            10.7000             .0000              15.9700
            10.2000             .1500               5.7700
             9.9700             .0000               5.7700
             9.9700             .0000

       1545241                  .5000              14.4900
       127,241.07               .0800              14.2600
             7.9900             .0000              14.2600
             7.4900             .1500               4.8950
             7.2600             .0000               4.8950
             7.2600             .0000

       1545260                  .5000              14.9500
        35,696.27               .0800              14.7200
             9.4500             .0000              14.7200
             8.9500             .1500               5.6200
             8.7200             .0000               5.6200
             8.7200             .0000

       1545267                  .5000              17.9300
       274,783.30               .0800              17.7000
            12.4300             .0000              17.7000
            11.9300             .1500               6.1200
            11.7000             .0000               6.1200
            11.7000             .0000

       1545282                  .5000              14.5000
       151,034.20               .0800              14.2700
             9.0000             .0000              14.2700
             8.5000             .1500               5.7700
             8.2700             .0000               5.7700
             8.2700             .0000

       1545286                  .5000              15.3750
       120,032.90               .0800              15.1450
             9.8750             .0000              15.1450
             9.3750             .1500               4.5200
             9.1450             .0000               4.5200
             9.1450             .0000

       1545288                  .5000              13.7500
       135,738.01               .0800              13.5200
             8.2500             .0000              13.5200
             7.7500             .1500               4.9200
             7.5200             .0000               4.9200
             7.5200             .0000
1



       1545291                  .5000              17.0000
        74,951.83               .0800              16.7700
            11.5000             .0000              16.7700
            11.0000             .1500               6.0200
            10.7700             .0000               6.0200
            10.7700             .0000

       1545299                  .5000              15.5300
       322,820.16               .0800              15.3000
            10.0300             .0000              15.3000
             9.5300             .1500               5.0200
             9.3000             .0000               5.0200
             9.3000             .0000

       1545305                  .5000              14.7500
       239,650.29               .0800              14.5200
             9.2500             .0000              14.5200
             8.7500             .1500               4.8950
             8.5200             .0000               4.8950
             8.5200             .0000

       1545324                  .5000              13.5000
       247,333.93               .0800              13.2700
             8.0000             .0000              13.2700
             7.5000             .1500               5.2700
             7.2700             .0000               5.2700
             7.2700             .0000

       1545326                  .5000              14.3750
       117,933.85               .0800              14.1450
             8.8750             .0000              14.1450
             8.3750             .1500               4.5200
             8.1450             .0000               4.5200
             8.1450             .0000

       1545806                  .5000              16.2000
        93,492.15               .0800              15.9700
            10.7000             .0000              15.9700
            10.2000             .1500               5.7700
             9.9700             .0000               5.7700
             9.9700             .0000

       1545807                  .5000              15.9500
        91,205.43               .0800              15.7200
            11.4500             .0000              15.7200
            10.9500             .1500               5.6450
            10.7200             .0000               5.6450
            10.7200             .0000

       1545808                  .5000              16.3500
       121,863.93               .0800              16.1200
            10.8500             .0000              16.1200
            10.3500             .1500               4.9200
            10.1200             .0000               4.9200
            10.1200             .0000
1



       1545812                  .5000              15.8750
       106,068.80               .0800              15.6450
            10.3750             .0000              15.6450
             9.8750             .1500               5.0200
             9.6450             .0000               5.0200
             9.6450             .0000

       1545821                  .5000              16.3750
        67,425.12               .0800              16.1450
            10.8750             .0000              16.1450
            10.3750             .1500               5.2700
            10.1450             .0000               5.2700
            10.1450             .0000

       1545902                  .5000              14.7500
       139,281.36               .0800              14.5200
             9.2500             .0000              14.5200
             8.7500             .1500               5.3950
             8.5200             .0000               5.3950
             8.5200             .0000

       1545935                  .5000              14.8750
        99,898.61               .0800              14.6450
             9.3750             .0000              14.6450
             8.8750             .1500               5.0200
             8.6450             .0000               5.0200
             8.6450             .0000

       1545945                  .5000              15.1250
       129,562.02               .0800              14.8950
             9.6250             .0000              14.8950
             9.1250             .1500               4.5200
             8.8950             .0000               4.5200
             8.8950             .0000

       1545951                  .5000              14.0000
       149,725.45               .0800              13.7700
             8.5000             .0000              13.7700
             8.0000             .1500               3.8950
             7.7700             .0000               3.8950
             7.7700             .0000

       1545979                  .5000              16.0000
       254,047.04               .0800              15.7700
            10.5000             .0000              15.7700
            10.0000             .1500               5.6450
             9.7700             .0000               5.6450
             9.7700             .0000

       1545989                  .5000              15.1250
       113,235.70               .0800              14.8950
             9.6250             .0000              14.8950
             9.1250             .1500               5.3950
             8.8950             .0000               5.3950
             8.8950             .0000
1



       1545994                  .5000              15.6250
        43,942.64               .0800              15.3950
            10.1250             .0000              15.3950
             9.6250             .1500               4.7700
             9.3950             .0000               4.7700
             9.3950             .0000

       1545997                  .5000              15.3750
       118,087.49               .0800              15.1450
             9.8750             .0000              15.1450
             9.3750             .1500               5.2700
             9.1450             .0000               5.2700
             9.1450             .0000

       1545999                  .5000              16.0000
        97,572.04               .0800              15.7700
            10.5000             .0000              15.7700
            10.0000             .1500               5.7700
             9.7700             .0000               5.7700
             9.7700             .0000

       1546001                  .5000              14.8750
       120,815.24               .0800              14.6450
             9.3750             .0000              14.6450
             8.8750             .1500               3.8950
             8.6450             .0000               3.8950
             8.6450             .0000

       1546006                  .5000              15.3750
        79,594.12               .0800              15.1450
             9.8750             .0000              15.1450
             9.3750             .1500               5.0200
             9.1450             .0000               5.0200
             9.1450             .0000

       1546016                  .5000              14.6250
       127,794.08               .0800              14.3950
             9.1250             .0000              14.3950
             8.6250             .1500               3.8950
             8.3950             .0000               3.8950
             8.3950             .0000

       1546019                  .5000              15.0000
        88,112.90               .0800              14.7700
             9.5000             .0000              14.7700
             9.0000             .1500               5.0200
             8.7700             .0000               5.0200
             8.7700             .0000

       1546024                  .5000              15.5000
       331,555.69               .0800              15.2700
            10.0000             .0000              15.2700
             9.5000             .1500               4.6450
             9.2700             .0000               4.6450
             9.2700             .0000
1



       1546026                  .5000              14.7500
        93,951.26               .0800              14.5200
             9.2500             .0000              14.5200
             8.7500             .1500               5.2700
             8.5200             .0000               5.2700
             8.5200             .0000

       1546037                  .5000              13.7500
       178,770.92               .0800              13.5200
             8.2500             .0000              13.5200
             7.7500             .1500               4.7700
             7.5200             .0000               4.7700
             7.5200             .0000

       1546043                  .5000              15.7500
       142,379.98               .0800              15.5200
            10.2500             .0000              15.5200
             9.7500             .1500               4.6450
             9.5200             .0000               4.6450
             9.5200             .0000

       1546046                  .5000              16.0000
       119,952.31               .0800              15.7700
            10.5000             .0000              15.7700
            10.0000             .1500               4.6450
             9.7700             .0000               4.6450
             9.7700             .0000

       1546068                  .5000              15.0000
       194,010.99               .0800              14.7700
             9.5000             .0000              14.7700
             9.0000             .1500               5.5200
             8.7700             .0000               5.5200
             8.7700             .0000

       1546079                  .5000              15.2500
       137,505.68               .0800              15.0200
             9.7500             .0000              15.0200
             9.2500             .1500               5.0200
             9.0200             .0000               5.0200
             9.0200             .0000

       1546089                  .5000              14.7500
       183,808.47               .0800              14.5200
             9.2500             .0000              14.5200
             8.7500             .1500               5.3950
             8.5200             .0000               5.3950
             8.5200             .0000

       1546110                  .5000              15.7500
        64,600.00               .0800              15.5200
            10.2500             .0000              15.5200
             9.7500             .1500               5.7700
             9.5200             .0000               5.7700
             9.5200             .0000
1



       1546118                  .5000              16.5000
       242,784.10               .0800              16.2700
            10.0000             .0000              16.2700
             9.5000             .1500               4.7700
             9.2700             .0000               4.7700
             9.2700             .0000

       1546126                  .5000              14.2500
        43,574.08               .0800              14.0200
             8.7500             .0000              14.0200
             8.2500             .1500               3.7700
             8.0200             .0000               3.7700
             8.0200             .0000

       1546127                  .5000              14.5000
        96,041.15               .0800              14.2700
             9.0000             .0000              14.2700
             8.5000             .1500               5.0200
             8.2700             .0000               5.0200
             8.2700             .0000

       1546132                  .5000              13.1250
       206,877.78               .0800              12.8950
             8.6250             .0000              12.8950
             8.1250             .1500               3.2700
             7.8950             .0000               3.2700
             7.8950             .0000

       1546134                  .5000              16.3750
        70,095.70               .0800              16.1450
            10.8750             .0000              16.1450
            10.3750             .1500               6.3950
            10.1450             .0000               6.3950
            10.1450             .0000

       1546140                  .5000              13.6250
       134,911.69               .0800              13.3950
             8.1250             .0000              13.3950
             7.6250             .1500               4.2700
             7.3950             .0000               4.2700
             7.3950             .0000

       1546149                  .5000              16.6250
        90,918.44               .0800              16.3950
            11.1250             .0000              16.3950
            10.6250             .1500               5.3950
            10.3950             .0000               5.3950
            10.3950             .0000

       1546207                  .5000              15.0000
       178,112.35               .0800              14.7700
             9.5000             .0000              14.7700
             9.0000             .1500               5.5200
             8.7700             .0000               5.5200
             8.7700             .0000
1



       1546243                  .5000              15.7500
       169,784.27               .0800              15.5200
            10.2500             .0000              15.5200
             9.7500             .1500               4.7700
             9.5200             .0000               4.7700
             9.5200             .0000

       1546285                  .5000              16.2500
       263,253.11               .0800              16.0200
             9.7500             .0000              16.0200
             9.2500             .1500               5.5200
             9.0200             .0000               5.5200
             9.0200             .0000

       1546292                  .5000              16.0000
       112,332.64               .0800              15.7700
             9.5000             .0000              15.7700
             9.0000             .1500               6.1450
             8.7700             .0000               6.1450
             8.7700             .0000

       1546293                  .5000              15.3750
       102,201.51               .0800              15.1450
             8.8750             .0000              15.1450
             8.3750             .1500               5.1450
             8.1450             .0000               5.1450
             8.1450             .0000

       1546302                  .5000              15.3750
        83,212.17               .0800              15.1450
             9.8750             .0000              15.1450
             9.3750             .1500               5.2700
             9.1450             .0000               5.2700
             9.1450             .0000

       1546316                  .5000              15.3750
       141,060.58               .0800              15.1450
             8.8750             .0000              15.1450
             8.3750             .1500               4.6450
             8.1450             .0000               4.6450
             8.1450             .0000

       1546321                  .5000              14.8750
       304,212.68               .0800              14.6450
             8.3750             .0000              14.6450
             7.8750             .1500               4.6450
             7.6450             .0000               4.6450
             7.6450             .0000

       1546325                  .5000              14.1250
       199,463.17               .0800              13.8950
             7.6250             .0000              13.8950
             7.1250             .1500               4.1450
             6.8950             .0000               4.1450
             6.8950             .0000
1



       1546326                  .5000              15.3750
       210,243.15               .0800              15.1450
             8.8750             .0000              15.1450
             8.3750             .1500               5.5200
             8.1450             .0000               5.5200
             8.1450             .0000

       1546341                  .5000              14.0000
        62,646.18               .0800              13.7700
             8.5000             .0000              13.7700
             8.0000             .1500               4.5200
             7.7700             .0000               4.5200
             7.7700             .0000

       1546353                  .5000              14.8750
        94,292.76               .0800              14.6450
             9.3750             .0000              14.6450
             8.8750             .1500               4.5200
             8.6450             .0000               4.5200
             8.6450             .0000

       1546361                  .5000              15.1250
        83,079.46               .0800              14.8950
             9.6250             .0000              14.8950
             9.1250             .1500               4.5200
             8.8950             .0000               4.5200
             8.8950             .0000

       1546363                  .5000              15.3750
       160,878.60               .0800              15.1450
             9.8750             .0000              15.1450
             9.3750             .1500               5.0200
             9.1450             .0000               5.0200
             9.1450             .0000

       1546374                  .5000              14.1250
        53,903.64               .0800              13.8950
             8.6250             .0000              13.8950
             8.1250             .1500               4.0200
             7.8950             .0000               4.0200
             7.8950             .0000

       1546383                  .5000              15.1250
        73,892.79               .0800              14.8950
             9.6250             .0000              14.8950
             9.1250             .1500               4.5200
             8.8950             .0000               4.5200
             8.8950             .0000

       1546417                  .5000              15.0000
       139,300.00               .0800              14.7700
             9.5000             .0000              14.7700
             9.0000             .1500               4.8950
             8.7700             .0000               4.8950
             8.7700             .0000
1



       1546419                  .5000              17.1250
       224,788.09               .0800              16.8950
            11.6250             .0000              16.8950
            11.1250             .1500               6.5200
            10.8950             .0000               6.5200
            10.8950             .0000

       1546424                  .5000              14.7500
       164,928.16               .0800              14.5200
             9.2500             .0000              14.5200
             8.7500             .1500               5.2700
             8.5200             .0000               5.2700
             8.5200             .0000

       1546425                  .5000              14.8750
       114,941.92               .0800              14.6450
             9.3750             .0000              14.6450
             8.8750             .1500               4.6450
             8.6450             .0000               4.6450
             8.6450             .0000

       1546431                  .5000              15.2500
        55,947.53               .0800              15.0200
             9.7500             .0000              15.0200
             9.2500             .1500               4.1450
             9.0200             .0000               4.1450
             9.0200             .0000

       1546436                  .5000              14.3750
        53,808.68               .0800              14.1450
             8.8750             .0000              14.1450
             8.3750             .1500               5.0200
             8.1450             .0000               5.0200
             8.1450             .0000

       1546499                  .5000              16.3750
       114,572.78               .0800              16.1450
            10.8750             .0000              16.1450
            10.3750             .1500               6.1450
            10.1450             .0000               6.1450
            10.1450             .0000

       1546527                  .5000              15.0000
        59,940.74               .0800              14.7700
             9.5000             .0000              14.7700
             9.0000             .1500               4.7700
             8.7700             .0000               4.7700
             8.7700             .0000

       1546538                  .5000              14.2500
       111,739.42               .0800              14.0200
             8.7500             .0000              14.0200
             8.2500             .1500               4.7700
             8.0200             .0000               4.7700
             8.0200             .0000
1



       1546544                  .5000              16.5000
        56,268.51               .0800              16.2700
            11.0000             .0000              16.2700
            10.5000             .1500               5.3950
            10.2700             .0000               5.3950
            10.2700             .0000

       1546574                  .5000              16.2500
       123,203.59               .0800              16.0200
            10.7500             .0000              16.0200
            10.2500             .1500               6.0200
            10.0200             .0000               6.0200
            10.0200             .0000

       1546598                  .5000              14.5000
       106,074.56               .0800              14.2700
             9.0000             .0000              14.2700
             8.5000             .1500               5.0200
             8.2700             .0000               5.0200
             8.2700             .0000

       1546601                  .5000              14.1250
       119,713.53               .0800              13.8950
             8.6250             .0000              13.8950
             8.1250             .1500               4.7700
             7.8950             .0000               4.7700
             7.8950             .0000

       1546602                  .5000              14.7500
        67,429.73               .0800              14.5200
             9.2500             .0000              14.5200
             8.7500             .1500               6.1200
             8.5200             .0000               6.1200
             8.5200             .0000

       1546603                  .5000              14.2500
        89,496.53               .0800              14.0200
             8.7500             .0000              14.0200
             8.2500             .1500               5.0700
             8.0200             .0000               5.0700
             8.0200             .0000

       1546604                  .5000              16.0000
       117,506.13               .0800              15.7700
            10.5000             .0000              15.7700
            10.0000             .1500               6.5200
             9.7700             .0000               6.5200
             9.7700             .0000

       1546607                  .5000              15.1000
       197,808.52               .0800              14.8700
             9.6000             .0000              14.8700
             9.1000             .1500               5.9700
             8.8700             .0000               5.9700
             8.8700             .0000
1



       1546610                  .5000              14.7500
        45,752.32               .0800              14.5200
             9.2500             .0000              14.5200
             8.7500             .1500               6.8200
             8.5200             .0000               6.8200
             8.5200             .0000

       1546611                  .5000              14.5000
       116,041.69               .0800              14.2700
            10.0000             .0000              14.2700
             9.5000             .1500               5.3950
             9.2700             .0000               5.3950
             9.2700             .0000

       1546613                  .5000              15.8000
       127,844.68               .0800              15.5700
            10.3000             .0000              15.5700
             9.8000             .1500               6.5700
             9.5700             .0000               6.5700
             9.5700             .0000

       1546620                  .5000              15.3000
       104,902.66               .0800              15.0700
             9.8000             .0000              15.0700
             9.3000             .1500               5.6700
             9.0700             .0000               5.6700
             9.0700             .0000

       1546627                  .5000              15.0000
       117,184.15               .0800              14.7700
             9.5000             .0000              14.7700
             9.0000             .1500               5.9200
             8.7700             .0000               5.9200
             8.7700             .0000

       1546628                  .5000              15.1000
        84,068.62               .0800              14.8700
             9.6000             .0000              14.8700
             9.1000             .1500               6.0200
             8.8700             .0000               6.0200
             8.8700             .0000

       1546629                  .5000              14.8750
       182,720.57               .0800              14.6450
             9.3750             .0000              14.6450
             8.8750             .1500               5.3950
             8.6450             .0000               5.3950
             8.6450             .0000

       1546630                  .5000              15.0000
       119,881.47               .0800              14.7700
             9.5000             .0000              14.7700
             9.0000             .1500               5.7700
             8.7700             .0000               5.7700
             8.7700             .0000
1



       1546632                  .5000              13.3750
       366,976.95               .0800              13.1450
             7.8750             .0000              13.1450
             7.3750             .1500               4.7700
             7.1450             .0000               4.7700
             7.1450             .0000

       1546634                  .5000              15.3000
       115,892.47               .0800              15.0700
             9.8000             .0000              15.0700
             9.3000             .1500               5.6700
             9.0700             .0000               5.6700
             9.0700             .0000

       1546635                  .5000              15.6000
        57,648.69               .0800              15.3700
            10.1000             .0000              15.3700
             9.6000             .1500               5.2700
             9.3700             .0000               5.2700
             9.3700             .0000

       1546644                  .5000              15.7500
       134,479.15               .0800              15.5200
            10.2500             .0000              15.5200
             9.7500             .1500               5.6450
             9.5200             .0000               5.6450
             9.5200             .0000

       1546648                  .5000              15.5500
        29,973.63               .0800              15.3200
            10.0500             .0000              15.3200
             9.5500             .1500               6.2200
             9.3200             .0000               6.2200
             9.3200             .0000

       1546659                  .5000              16.2000
        79,907.84               .0800              15.9700
            10.7000             .0000              15.9700
            10.2000             .1500               5.0200
             9.9700             .0000               5.0200
             9.9700             .0000

       1546660                  .5000              15.1000
       109,640.08               .0800              14.8700
             9.6000             .0000              14.8700
             9.1000             .1500               6.0200
             8.8700             .0000               6.0200
             8.8700             .0000

       1546671                  .5000              16.1250
       105,047.58               .0800              15.8950
             9.6250             .0000              15.8950
             9.1250             .1500               6.2700
             8.8950             .0000               6.2700
             8.8950             .0000
1



       1546678                  .5000              15.3750
       167,846.71               .0800              15.1450
             9.8750             .0000              15.1450
             9.3750             .1500               5.5200
             9.1450             .0000               5.5200
             9.1450             .0000

       1546685                  .5000              14.8750
       133,432.57               .0800              14.6450
             9.3750             .0000              14.6450
             8.8750             .1500               4.6450
             8.6450             .0000               4.6450
             8.6450             .0000

       1546686                  .5000              14.6250
        59,903.47               .0800              14.3950
             9.1250             .0000              14.3950
             8.6250             .1500               4.2700
             8.3950             .0000               4.2700
             8.3950             .0000

       1546707                  .5000              17.0000
        34,166.89               .0800              16.7700
            11.5000             .0000              16.7700
            11.0000             .1500               5.8950
            10.7700             .0000               5.8950
            10.7700             .0000

       1546745                  .5000              14.2500
       100,683.58               .0800              14.0200
             8.7500             .0000              14.0200
             8.2500             .1500               3.3950
             8.0200             .0000               3.3950
             8.0200             .0000

       1546773                  .5000              16.0000
       211,644.72               .0800              15.7700
             9.5000             .0000              15.7700
             9.0000             .1500               5.2700
             8.7700             .0000               5.2700
             8.7700             .0000

       1546797                  .5000              15.0000
       227,223.37               .0800              14.7700
             8.5000             .0000              14.7700
             8.0000             .1500               5.1450
             7.7700             .0000               5.1450
             7.7700             .0000

       1546798                  .5000              14.8750
       102,771.62               .0800              14.6450
             8.3750             .0000              14.6450
             7.8750             .1500               5.0200
             7.6450             .0000               5.0200
             7.6450             .0000
1



       1546809                  .5000              13.8750
       163,795.41               .0800              13.6450
             8.3750             .0000              13.6450
             7.8750             .1500               4.5200
             7.6450             .0000               4.5200
             7.6450             .0000

       1546819                  .5000              14.7500
       100,605.82               .0800              14.5200
             8.2500             .0000              14.5200
             7.7500             .1500               4.6450
             7.5200             .0000               4.6450
             7.5200             .0000

       1546825                  .5000              14.7500
       307,679.42               .0800              14.5200
             9.2500             .0000              14.5200
             8.7500             .1500               3.8950
             8.5200             .0000               3.8950
             8.5200             .0000

       1546826                  .5000              17.0000
        37,763.38               .0800              16.7700
            11.5000             .0000              16.7700
            11.0000             .1500               5.8950
            10.7700             .0000               5.8950
            10.7700             .0000

       1546834                  .5000              15.0000
        49,426.37               .0800              14.7700
             9.5000             .0000              14.7700
             9.0000             .1500               5.0200
             8.7700             .0000               5.0200
             8.7700             .0000

       1546840                  .5000              14.7500
        88,259.73               .0800              14.5200
             9.2500             .0000              14.5200
             8.7500             .1500               3.3950
             8.5200             .0000               3.3950
             8.5200             .0000

       1546844                  .5000              17.0000
        44,956.41               .0800              16.7700
            11.5000             .0000              16.7700
            11.0000             .1500               5.8950
            10.7700             .0000               5.8950
            10.7700             .0000

       1546852                  .5000              17.0000
        40,760.50               .0800              16.7700
            11.5000             .0000              16.7700
            11.0000             .1500               5.8950
            10.7700             .0000               5.8950
            10.7700             .0000
1



       1546859                  .5000              14.3750
       291,671.39               .0800              14.1450
             8.8750             .0000              14.1450
             8.3750             .1500               4.3950
             8.1450             .0000               4.3950
             8.1450             .0000

       1546890                  .5000              15.0500
        80,920.83               .0800              14.8200
             9.5500             .0000              14.8200
             9.0500             .1500               6.3700
             8.8200             .0000               6.3700
             8.8200             .0000

       1546891                  .5000              14.0500
       139,831.52               .0800              13.8200
             8.5500             .0000              13.8200
             8.0500             .1500               5.3700
             7.8200             .0000               5.3700
             7.8200             .0000

       1546893                  .5000              13.9000
        84,894.51               .0800              13.6700
             8.4000             .0000              13.6700
             7.9000             .1500               5.2700
             7.6700             .0000               5.2700
             7.6700             .0000

       1546895                  .5000              15.1000
        98,904.26               .0800              14.8700
             9.6000             .0000              14.8700
             9.1000             .1500               6.0200
             8.8700             .0000               6.0200
             8.8700             .0000

       1546897                  .5000              13.2000
       118,829.77               .0800              12.9700
             7.7000             .0000              12.9700
             7.2000             .1500               4.7700
             6.9700             .0000               4.7700
             6.9700             .0000

       1546899                  .5000              13.4500
        89,877.60               .0800              13.2200
             7.9500             .0000              13.2200
             7.4500             .1500               4.9700
             7.2200             .0000               4.9700
             7.2200             .0000

       1546901                  .5000              16.2500
       117,660.95               .0800              16.0200
            10.7500             .0000              16.0200
            10.2500             .1500               7.0200
            10.0200             .0000               7.0200
            10.0200             .0000
1



       1546931                  .5000              16.0000
       134,799.21               .0800              15.7700
             9.5000             .0000              15.7700
             9.0000             .1500               6.3950
             8.7700             .0000               6.3950
             8.7700             .0000

       1546934                  .5000              15.1250
       157,424.55               .0800              14.8950
             9.6250             .0000              14.8950
             9.1250             .1500               5.0200
             8.8950             .0000               5.0200
             8.8950             .0000

       1546946                  .5000              14.5000
        59,967.23               .0800              14.2700
             9.0000             .0000              14.2700
             8.5000             .1500               4.5200
             8.2700             .0000               4.5200
             8.2700             .0000

       1546947                  .5000              14.5000
        59,067.72               .0800              14.2700
             9.0000             .0000              14.2700
             8.5000             .1500               4.2700
             8.2700             .0000               4.2700
             8.2700             .0000

       1546953                  .5000              14.1250
       193,385.76               .0800              13.8950
             8.6250             .0000              13.8950
             8.1250             .1500               4.0200
             7.8950             .0000               4.0200
             7.8950             .0000

       1546957                  .5000              15.6250
        63,722.54               .0800              15.3950
            10.1250             .0000              15.3950
             9.6250             .1500               5.0200
             9.3950             .0000               5.0200
             9.3950             .0000

       1546959                  .5000              15.6250
       217,506.27               .0800              15.3950
            10.1250             .0000              15.3950
             9.6250             .1500               4.8950
             9.3950             .0000               4.8950
             9.3950             .0000

       1546972                  .5000              14.0000
       171,895.80               .0800              13.7700
             8.5000             .0000              13.7700
             8.0000             .1500               4.7700
             7.7700             .0000               4.7700
             7.7700             .0000
1



       1546976                  .5000              14.5000
       111,477.62               .0800              14.2700
             9.0000             .0000              14.2700
             8.5000             .1500               3.7700
             8.2700             .0000               3.7700
             8.2700             .0000

       1546977                  .5000              15.3750
       399,635.03               .0800              15.1450
             9.8750             .0000              15.1450
             9.3750             .1500               4.6450
             9.1450             .0000               4.6450
             9.1450             .0000

       1547012                  .5000              15.3750
        70,103.52               .0800              15.1450
             9.8750             .0000              15.1450
             9.3750             .1500               4.5200
             9.1450             .0000               4.5200
             9.1450             .0000

       1547041                  .5000              15.0000
       146,182.25               .0800              14.7700
             9.5000             .0000              14.7700
             9.0000             .1500               4.2700
             8.7700             .0000               4.2700
             8.7700             .0000

       1547064                  .5000              16.4900
        91,933.95               .0800              16.2600
            10.9900             .0000              16.2600
            10.4900             .1500               6.2700
            10.2600             .0000               6.2700
            10.2600             .0000

       1547066                  .5000              15.6250
        54,952.42               .0800              15.3950
            10.1250             .0000              15.3950
             9.6250             .1500               5.5200
             9.3950             .0000               5.5200
             9.3950             .0000

       1547067                  .5000              14.2500
       179,687.04               .0800              14.0200
             8.7500             .0000              14.0200
             8.2500             .1500               4.1450
             8.0200             .0000               4.1450
             8.0200             .0000

       1547087                  .5000              14.8750
        36,934.17               .0800              14.6450
             9.3750             .0000              14.6450
             8.8750             .1500               5.0200
             8.6450             .0000               5.0200
             8.6450             .0000
1



       1547142                  .5000              15.6250
        66,542.39               .0800              15.3950
            10.1250             .0000              15.3950
             9.6250             .1500               5.3950
             9.3950             .0000               5.3950
             9.3950             .0000

       1547150                  .5000              14.1250
       180,051.49               .0800              13.8950
             8.6250             .0000              13.8950
             8.1250             .1500               4.0200
             7.8950             .0000               4.0200
             7.8950             .0000

       1547162                  .5000              15.3750
        86,021.44               .0800              15.1450
             9.8750             .0000              15.1450
             9.3750             .1500               5.2700
             9.1450             .0000               5.2700
             9.1450             .0000

       1547174                  .5000              14.4500
       144,839.33               .0800              14.2200
             8.9500             .0000              14.2200
             8.4500             .1500               4.9200
             8.2200             .0000               4.9200
             8.2200             .0000

       1547179                  .5000              15.9000
       155,573.01               .0800              15.6700
            10.4000             .0000              15.6700
             9.9000             .1500               6.8200
             9.6700             .0000               6.8200
             9.6700             .0000

       1547184                  .5000              15.1500
       104,899.52               .0800              14.9200
             9.6500             .0000              14.9200
             9.1500             .1500               5.6200
             8.9200             .0000               5.6200
             8.9200             .0000

       1547185                  .5000              15.2500
        89,872.99               .0800              15.0200
             9.7500             .0000              15.0200
             9.2500             .1500               5.0200
             9.0200             .0000               5.0200
             9.0200             .0000

       1547190                  .5000              13.4000
        68,405.87               .0800              13.1700
             7.9000             .0000              13.1700
             7.4000             .1500               5.0700
             7.1700             .0000               5.0700
             7.1700             .0000
1



       1547202                  .5000              15.4000
       101,507.80               .0800              15.1700
             9.9000             .0000              15.1700
             9.4000             .1500               5.6200
             9.1700             .0000               5.6200
             9.1700             .0000

       1547204                  .5000              15.3000
       149,860.95               .0800              15.0700
             9.8000             .0000              15.0700
             9.3000             .1500               5.6700
             9.0700             .0000               5.6700
             9.0700             .0000

       1547339                  .5000              15.3750
       182,666.97               .0800              15.1450
             9.8750             .0000              15.1450
             9.3750             .1500               5.7700
             9.1450             .0000               5.7700
             9.1450             .0000

       1547342                  .5000              13.8750
       219,863.26               .0800              13.6450
             8.3750             .0000              13.6450
             7.8750             .1500               3.6450
             7.6450             .0000               3.6450
             7.6450             .0000

       1547343                  .5000              14.8750
        99,074.93               .0800              14.6450
             9.3750             .0000              14.6450
             8.8750             .1500               4.7700
             8.6450             .0000               4.7700
             8.6450             .0000

       1547345                  .5000              14.5000
       103,243.57               .0800              14.2700
             9.0000             .0000              14.2700
             8.5000             .1500               5.0200
             8.2700             .0000               5.0200
             8.2700             .0000

       1547460                  .5000              15.3750
       178,237.24               .0800              15.1450
             9.8750             .0000              15.1450
             9.3750             .1500               4.8950
             9.1450             .0000               4.8950
             9.1450             .0000

       1547471                  .5000              14.3750
       102,724.72               .0800              14.1450
             8.8750             .0000              14.1450
             8.3750             .1500               3.7700
             8.1450             .0000               3.7700
             8.1450             .0000
1



       1547489                  .5000              16.1250
       114,073.25               .0800              15.8950
            10.6250             .0000              15.8950
            10.1250             .1500               4.5200
             9.8950             .0000               4.5200
             9.8950             .0000

       1547494                  .5000              15.1250
       111,438.30               .0800              14.8950
             9.6250             .0000              14.8950
             9.1250             .1500               5.0200
             8.8950             .0000               5.0200
             8.8950             .0000

       1547530                  .5000              15.8750
        50,829.24               .0800              15.6450
            10.3750             .0000              15.6450
             9.8750             .1500               5.5200
             9.6450             .0000               5.5200
             9.6450             .0000

       1547531                  .5000              15.2500
       197,807.67               .0800              15.0200
             9.7500             .0000              15.0200
             9.2500             .1500               5.7700
             9.0200             .0000               5.7700
             9.0200             .0000

       1547539                  .5000              13.7500
        61,560.72               .0800              13.5200
             8.2500             .0000              13.5200
             7.7500             .1500               3.6450
             7.5200             .0000               3.6450
             7.5200             .0000

       1547540                  .5000              15.8750
        94,422.51               .0800              15.6450
            10.3750             .0000              15.6450
             9.8750             .1500               4.5200
             9.6450             .0000               4.5200
             9.6450             .0000

       1547544                  .5000              15.6250
       103,910.02               .0800              15.3950
            10.1250             .0000              15.3950
             9.6250             .1500               5.1450
             9.3950             .0000               5.1450
             9.3950             .0000

       1547550                  .5000              14.6250
       211,887.17               .0800              14.3950
             9.1250             .0000              14.3950
             8.6250             .1500               4.7700
             8.3950             .0000               4.7700
             8.3950             .0000
1



       1547576                  .5000              16.8750
       224,776.16               .0800              16.6450
            11.3750             .0000              16.6450
            10.8750             .1500               7.0200
            10.6450             .0000               7.0200
            10.6450             .0000

       1547596                  .5000              15.3750
       152,789.75               .0800              15.1450
             9.8750             .0000              15.1450
             9.3750             .1500               5.4700
             9.1450             .0000               5.4700
             9.1450             .0000

       1547598                  .5000              14.6250
        54,881.57               .0800              14.3950
             9.1250             .0000              14.3950
             8.6250             .1500               5.1450
             8.3950             .0000               5.1450
             8.3950             .0000

       1547609                  .5000              16.8750
        95,268.69               .0800              16.6450
            11.3750             .0000              16.6450
            10.8750             .1500               6.2700
            10.6450             .0000               6.2700
            10.6450             .0000

       1547619                  .5000              13.7500
       113,780.40               .0800              13.5200
             8.2500             .0000              13.5200
             7.7500             .1500               3.7700
             7.5200             .0000               3.7700
             7.5200             .0000

       1547629                  .5000              15.5000
       182,346.19               .0800              15.2700
             9.0000             .0000              15.2700
             8.5000             .1500               4.5200
             8.2700             .0000               4.5200
             8.2700             .0000

       1547645                  .5000              15.1250
        71,296.53               .0800              14.8950
             9.6250             .0000              14.8950
             9.1250             .1500               4.8950
             8.8950             .0000               4.8950
             8.8950             .0000

       1547668                  .5000              14.8750
        59,838.21               .0800              14.6450
             9.3750             .0000              14.6450
             8.8750             .1500               4.2700
             8.6450             .0000               4.2700
             8.6450             .0000
1



       1547713                  .5000              15.6250
       157,893.95               .0800              15.3950
            10.1250             .0000              15.3950
             9.6250             .1500               5.8950
             9.3950             .0000               5.8950
             9.3950             .0000

       1547735                  .5000              16.1250
       127,315.26               .0800              15.8950
             9.6250             .0000              15.8950
             9.1250             .1500               5.5200
             8.8950             .0000               5.5200
             8.8950             .0000

       1547736                  .5000              16.3750
       137,061.37               .0800              16.1450
             9.8750             .0000              16.1450
             9.3750             .1500               5.7700
             9.1450             .0000               5.7700
             9.1450             .0000

       1547737                  .5000              16.0000
        76,907.39               .0800              15.7700
            10.5000             .0000              15.7700
            10.0000             .1500               5.3950
             9.7700             .0000               5.3950
             9.7700             .0000

       1547740                  .5000              16.1250
       103,849.31               .0800              15.8950
             9.6250             .0000              15.8950
             9.1250             .1500               5.5200
             8.8950             .0000               5.5200
             8.8950             .0000

       1547755                  .5000              14.6250
       187,198.35               .0800              14.3950
             9.1250             .0000              14.3950
             8.6250             .1500               5.2700
             8.3950             .0000               5.2700
             8.3950             .0000

       1547775                  .5000              13.7500
       111,856.67               .0800              13.5200
             8.2500             .0000              13.5200
             7.7500             .1500               3.5200
             7.5200             .0000               3.5200
             7.5200             .0000

       1547778                  .5000              15.6250
       127,177.67               .0800              15.3950
            10.1250             .0000              15.3950
             9.6250             .1500               5.8950
             9.3950             .0000               5.8950
             9.3950             .0000
1



       1547787                  .5000              14.1250
        49,890.73               .0800              13.8950
             7.6250             .0000              13.8950
             7.1250             .1500               3.1450
             6.8950             .0000               3.1450
             6.8950             .0000

       1547793                  .5000              14.8750
       102,895.54               .0800              14.6450
             9.3750             .0000              14.6450
             8.8750             .1500               5.1450
             8.6450             .0000               5.1450
             8.6450             .0000

       1547794                  .5000              14.8750
       128,054.17               .0800              14.6450
             9.3750             .0000              14.6450
             8.8750             .1500               5.0200
             8.6450             .0000               5.0200
             8.6450             .0000

       1547799                  .5000              13.1250
       237,479.93               .0800              12.8950
             7.6250             .0000              12.8950
             7.1250             .1500               2.7700
             6.8950             .0000               2.7700
             6.8950             .0000

       1547805                  .5000              16.2500
       113,807.14               .0800              16.0200
            10.7500             .0000              16.0200
            10.2500             .1500               5.7700
            10.0200             .0000               5.7700
            10.0200             .0000

       1547806                  .5000              15.2500
       102,304.05               .0800              15.0200
             9.7500             .0000              15.0200
             9.2500             .1500               5.5200
             9.0200             .0000               5.5200
             9.0200             .0000

       1547819                  .5000              15.2500
       144,432.58               .0800              15.0200
             9.7500             .0000              15.0200
             9.2500             .1500               4.8950
             9.0200             .0000               4.8950
             9.0200             .0000

       1547825                  .5000              14.2500
       164,605.24               .0800              14.0200
             8.7500             .0000              14.0200
             8.2500             .1500               4.3950
             8.0200             .0000               4.3950
             8.0200             .0000
1



       1547826                  .5000              13.8750
        28,464.44               .0800              13.6450
             8.3750             .0000              13.6450
             7.8750             .1500               4.5200
             7.6450             .0000               4.5200
             7.6450             .0000

       1547966                  .5000              15.7500
       114,103.81               .0800              15.5200
            10.2500             .0000              15.5200
             9.7500             .1500               4.2700
             9.5200             .0000               4.2700
             9.5200             .0000

       1547967                  .5000              16.0000
       143,942.78               .0800              15.7700
            10.5000             .0000              15.7700
            10.0000             .1500               5.3950
             9.7700             .0000               5.3950
             9.7700             .0000

       1547969                  .5000              15.0000
       142,288.04               .0800              14.7700
             9.5000             .0000              14.7700
             9.0000             .1500               4.6450
             8.7700             .0000               4.6450
             8.7700             .0000

       1547986                  .5000              13.3000
        57,294.55               .0800              13.0700
             7.8000             .0000              13.0700
             7.3000             .1500               4.8200
             7.0700             .0000               4.8200
             7.0700             .0000

       1547992                  .5000              15.3750
       269,753.66               .0800              15.1450
             9.8750             .0000              15.1450
             9.3750             .1500               5.0200
             9.1450             .0000               5.0200
             9.1450             .0000

       1547995                  .5000              14.6000
       106,135.88               .0800              14.3700
             9.1000             .0000              14.3700
             8.6000             .1500               5.5200
             8.3700             .0000               5.5200
             8.3700             .0000

       1548004                  .5000              14.7500
       420,000.00               .0800              14.5200
             9.2500             .0000              14.5200
             8.7500             .1500               4.7700
             8.5200             .0000               4.7700
             8.5200             .0000
1



       1548086                  .5000              14.4500
       229,245.70               .0800              14.2200
             8.9500             .0000              14.2200
             8.4500             .1500               5.7700
             8.2200             .0000               5.7700
             8.2200             .0000

       1548145                  .5000              15.2500
       163,746.45               .0800              15.0200
             9.7500             .0000              15.0200
             9.2500             .1500               5.0200
             9.0200             .0000               5.0200
             9.0200             .0000

       1548148                  .5000              13.4900
       279,622.23               .0800              13.2600
             7.9900             .0000              13.2600
             7.4900             .1500               5.1200
             7.2600             .0000               5.1200
             7.2600             .0000

       1548155                  .5000              13.9500
       118,853.82               .0800              13.7200
             8.4500             .0000              13.7200
             7.9500             .1500               5.7200
             7.7200             .0000               5.7200
             7.7200             .0000

       1548157                  .5000              15.2500
       105,900.70               .0800              15.0200
             9.7500             .0000              15.0200
             9.2500             .1500               4.2200
             9.0200             .0000               4.2200
             9.0200             .0000

       1548199                  .5000              14.6250
        37,430.07               .0800              14.3950
             9.1250             .0000              14.3950
             8.6250             .1500               4.3950
             8.3950             .0000               4.3950
             8.3950             .0000

       1548267                  .5000              14.0000
       223,864.29               .0800              13.7700
             8.5000             .0000              13.7700
             8.0000             .1500               4.7700
             7.7700             .0000               4.7700
             7.7700             .0000

       1548269                  .5000              14.7500
       149,922.24               .0800              14.5200
             9.2500             .0000              14.5200
             8.7500             .1500               5.2700
             8.5200             .0000               5.2700
             8.5200             .0000
1



       1548290                  .5000              14.6250
       209,888.25               .0800              14.3950
             9.1250             .0000              14.3950
             8.6250             .1500               4.8950
             8.3950             .0000               4.8950
             8.3950             .0000

       1548358                  .5000              15.3750
        63,721.02               .0800              15.1450
             9.8750             .0000              15.1450
             9.3750             .1500               5.1450
             9.1450             .0000               5.1450
             9.1450             .0000

       1548373                  .5000              15.2500
        57,573.13               .0800              15.0200
             9.7500             .0000              15.0200
             9.2500             .1500               5.2700
             9.0200             .0000               5.2700
             9.0200             .0000

       1548386                  .5000              15.3750
        95,956.39               .0800              15.1450
             9.8750             .0000              15.1450
             9.3750             .1500               5.2700
             9.1450             .0000               5.2700
             9.1450             .0000

       1548394                  .5000              15.6250
        96,708.33               .0800              15.3950
            10.1250             .0000              15.3950
             9.6250             .1500               5.6450
             9.3950             .0000               5.6450
             9.3950             .0000

       1548407                  .5000              14.3750
       118,933.28               .0800              14.1450
             8.8750             .0000              14.1450
             8.3750             .1500               4.3950
             8.1450             .0000               4.3950
             8.1450             .0000

       1548428                  .5000              14.3750
       198,638.57               .0800              14.1450
             8.8750             .0000              14.1450
             8.3750             .1500               4.1450
             8.1450             .0000               4.1450
             8.1450             .0000

       1548535                  .5000              14.0000
       119,854.09               .0800              13.7700
             8.5000             .0000              13.7700
             8.0000             .1500               4.2700
             7.7700             .0000               4.2700
             7.7700             .0000
1



       1548551                  .5000              16.5000
        74,319.66               .0800              16.2700
            11.0000             .0000              16.2700
            10.5000             .1500               5.8950
            10.2700             .0000               5.8950
            10.2700             .0000

       1548552                  .5000              14.5000
       135,001.79               .0800              14.2700
             9.0000             .0000              14.2700
             8.5000             .1500               4.5200
             8.2700             .0000               4.5200
             8.2700             .0000

       1548599                  .5000              15.2500
       146,131.80               .0800              15.0200
             9.7500             .0000              15.0200
             9.2500             .1500               5.0200
             9.0200             .0000               5.0200
             9.0200             .0000

       1548603                  .5000              15.0000
        52,096.00               .0800              14.7700
             9.5000             .0000              14.7700
             9.0000             .1500               5.5200
             8.7700             .0000               5.5200
             8.7700             .0000

       1548606                  .5000              15.5000
       144,241.09               .0800              15.2700
            10.0000             .0000              15.2700
             9.5000             .1500               5.7700
             9.2700             .0000               5.7700
             9.2700             .0000

       1548615                  .5000              14.7500
       120,446.79               .0800              14.5200
             9.2500             .0000              14.5200
             8.7500             .1500               4.5200
             8.5200             .0000               4.5200
             8.5200             .0000

       1548625                  .5000              14.7500
        79,375.38               .0800              14.5200
             9.2500             .0000              14.5200
             8.7500             .1500               4.5200
             8.5200             .0000               4.5200
             8.5200             .0000

       1548634                  .5000              14.5000
        52,612.98               .0800              14.2700
             9.0000             .0000              14.2700
             8.5000             .1500               5.0200
             8.2700             .0000               5.0200
             8.2700             .0000
1



       1548666                  .5000              15.8750
        74,644.66               .0800              15.6450
            10.3750             .0000              15.6450
             9.8750             .1500               4.7700
             9.6450             .0000               4.7700
             9.6450             .0000

       1548691                  .5000              15.3750
        79,316.38               .0800              15.1450
             9.8750             .0000              15.1450
             9.3750             .1500               4.2700
             9.1450             .0000               4.2700
             9.1450             .0000

       1548706                  .5000              14.2500
        91,840.04               .0800              14.0200
             8.7500             .0000              14.0200
             8.2500             .1500               4.2700
             8.0200             .0000               4.2700
             8.0200             .0000

       1548723                  .5000              15.8750
        87,927.83               .0800              15.6450
            10.3750             .0000              15.6450
             9.8750             .1500               4.8950
             9.6450             .0000               4.8950
             9.6450             .0000

       1548729                  .5000              15.0000
        70,659.05               .0800              14.7700
             9.5000             .0000              14.7700
             9.0000             .1500               5.2700
             8.7700             .0000               5.2700
             8.7700             .0000

       1548732                  .5000              13.8750
       142,322.24               .0800              13.6450
             8.3750             .0000              13.6450
             7.8750             .1500               4.2700
             7.6450             .0000               4.2700
             7.6450             .0000

       1548740                  .5000              14.6250
        71,745.20               .0800              14.3950
             9.1250             .0000              14.3950
             8.6250             .1500               5.0200
             8.3950             .0000               5.0200
             8.3950             .0000

       1548863                  .5000              15.3750
       138,873.18               .0800              15.1450
             9.8750             .0000              15.1450
             9.3750             .1500               4.5200
             9.1450             .0000               4.5200
             9.1450             .0000
1



       1548864                  .5000              14.3750
       199,774.91               .0800              14.1450
             8.8750             .0000              14.1450
             8.3750             .1500               4.2700
             8.1450             .0000               4.2700
             8.1450             .0000

       1548865                  .5000              16.1250
        76,340.63               .0800              15.8950
            10.6250             .0000              15.8950
            10.1250             .1500               5.2700
             9.8950             .0000               5.2700
             9.8950             .0000

       1548871                  .5000              15.1250
       191,815.30               .0800              14.8950
             9.6250             .0000              14.8950
             9.1250             .1500               4.5200
             8.8950             .0000               4.5200
             8.8950             .0000

       1548878                  .5000              15.3750
        53,874.71               .0800              15.1450
             9.8750             .0000              15.1450
             9.3750             .1500               5.0200
             9.1450             .0000               5.0200
             9.1450             .0000

       1548888                  .5000              14.1250
       151,070.75               .0800              13.8950
             8.6250             .0000              13.8950
             8.1250             .1500               4.0200
             7.8950             .0000               4.0200
             7.8950             .0000

       1548893                  .5000              14.2500
       157,159.52               .0800              14.0200
             8.7500             .0000              14.0200
             8.2500             .1500               5.0200
             8.0200             .0000               5.0200
             8.0200             .0000

       1548895                  .5000              15.7500
       138,691.82               .0800              15.5200
            10.2500             .0000              15.5200
             9.7500             .1500               4.5200
             9.5200             .0000               4.5200
             9.5200             .0000

       1548897                  .5000              16.8750
        82,466.32               .0800              16.6450
            10.3750             .0000              16.6450
             9.8750             .1500               5.5200
             9.6450             .0000               5.5200
             9.6450             .0000
1



       1549057                  .5000              15.0000
       219,782.71               .0800              14.7700
             9.5000             .0000              14.7700
             9.0000             .1500               4.7700
             8.7700             .0000               4.7700
             8.7700             .0000

       1549235                  .5000              15.3750
        59,195.93               .0800              15.1450
             9.8750             .0000              15.1450
             9.3750             .1500               4.7700
             9.1450             .0000               4.7700
             9.1450             .0000

       1549258                  .5000              14.6250
        70,885.79               .0800              14.3950
             9.1250             .0000              14.3950
             8.6250             .1500               5.0200
             8.3950             .0000               5.0200
             8.3950             .0000

       1549259                  .5000              14.8750
       175,032.33               .0800              14.6450
             9.3750             .0000              14.6450
             8.8750             .1500               5.2700
             8.6450             .0000               5.2700
             8.6450             .0000

       1549269                  .5000              17.0000
       235,848.43               .0800              16.7700
            11.5000             .0000              16.7700
            11.0000             .1500               5.0200
            10.7700             .0000               5.0200
            10.7700             .0000

       1549270                  .5000              15.1250
        94,908.60               .0800              14.8950
             9.6250             .0000              14.8950
             9.1250             .1500               4.0200
             8.8950             .0000               4.0200
             8.8950             .0000

       1549272                  .5000              15.0500
        71,929.64               .0800              14.8200
             9.5500             .0000              14.8200
             9.0500             .1500               6.3700
             8.8200             .0000               6.3700
             8.8200             .0000

       1549275                  .5000              16.7500
       179,694.20               .0800              16.5200
            10.2500             .0000              16.5200
             9.7500             .1500               4.7700
             9.5200             .0000               4.7700
             9.5200             .0000
1



       1549276                  .5000              15.6500
        55,951.81               .0800              15.4200
            10.1500             .0000              15.4200
             9.6500             .1500               4.5200
             9.4200             .0000               4.5200
             9.4200             .0000

       1549279                  .5000              16.0500
        69,239.48               .0800              15.8200
            10.5500             .0000              15.8200
            10.0500             .1500               4.2700
             9.8200             .0000               4.2700
             9.8200             .0000

       1549283                  .5000              14.8750
       105,592.82               .0800              14.6450
             9.3750             .0000              14.6450
             8.8750             .1500               5.2700
             8.6450             .0000               5.2700
             8.6450             .0000

       1549284                  .5000              15.3750
        62,271.69               .0800              15.1450
             9.8750             .0000              15.1450
             9.3750             .1500               4.7700
             9.1450             .0000               4.7700
             9.1450             .0000

       1549292                  .5000              16.7500
        39,949.25               .0800              16.5200
            10.2500             .0000              16.5200
             9.7500             .1500               4.7700
             9.5200             .0000               4.7700
             9.5200             .0000

       1549317                  .5000              15.2500
        83,000.00               .0800              15.0200
             9.7500             .0000              15.0200
             9.2500             .1500               5.7700
             9.0200             .0000               5.7700
             9.0200             .0000

       1549319                  .5000              15.1250
        50,375.86               .0800              14.8950
             9.6250             .0000              14.8950
             9.1250             .1500               4.7700
             8.8950             .0000               4.7700
             8.8950             .0000

       1549342                  .5000              15.5000
        85,424.04               .0800              15.2700
            10.0000             .0000              15.2700
             9.5000             .1500               4.2700
             9.2700             .0000               4.2700
             9.2700             .0000
1



       1549344                  .5000              15.3750
       155,929.13               .0800              15.1450
             9.8750             .0000              15.1450
             9.3750             .1500               3.6450
             9.1450             .0000               3.6450
             9.1450             .0000

       1549455                  .5000              14.9500
       142,232.89               .0800              14.7200
             9.4500             .0000              14.7200
             8.9500             .1500               5.2700
             8.7200             .0000               5.2700
             8.7200             .0000

       1549481                  .5000              14.3750
        91,297.13               .0800              14.1450
             8.8750             .0000              14.1450
             8.3750             .1500               4.5200
             8.1450             .0000               4.5200
             8.1450             .0000

       1549483                  .5000              17.1250
        73,342.96               .0800              16.8950
            10.6250             .0000              16.8950
            10.1250             .1500               4.7700
             9.8950             .0000               4.7700
             9.8950             .0000

       1549486                  .5000              14.6250
        35,523.36               .0800              14.3950
             9.1250             .0000              14.3950
             8.6250             .1500               4.7700
             8.3950             .0000               4.7700
             8.3950             .0000

       1549489                  .5000              16.7500
        56,192.51               .0800              16.5200
            11.2500             .0000              16.5200
            10.7500             .1500               4.8950
            10.5200             .0000               4.8950
            10.5200             .0000

       1549492                  .5000              16.3750
       130,252.25               .0800              16.1450
            10.8750             .0000              16.1450
            10.3750             .1500               5.7700
            10.1450             .0000               5.7700
            10.1450             .0000

       1549507                  .5000              16.0000
        45,127.20               .0800              15.7700
            10.5000             .0000              15.7700
            10.0000             .1500               4.8950
             9.7700             .0000               4.8950
             9.7700             .0000
1



       1549509                  .5000              15.3750
       144,934.12               .0800              15.1450
             9.8750             .0000              15.1450
             9.3750             .1500               3.6450
             9.1450             .0000               3.6450
             9.1450             .0000

       1549578                  .5000              16.6250
        33,271.75               .0800              16.3950
            11.1250             .0000              16.3950
            10.6250             .1500               6.0200
            10.3950             .0000               6.0200
            10.3950             .0000

       1549581                  .5000              16.5000
        67,440.03               .0800              16.2700
            10.0000             .0000              16.2700
             9.5000             .1500               5.7700
             9.2700             .0000               5.7700
             9.2700             .0000

       1549589                  .5000              17.5000
       157,137.33               .0800              17.2700
            11.0000             .0000              17.2700
            10.5000             .1500               6.0200
            10.2700             .0000               6.0200
            10.2700             .0000

       1549591                  .5000              17.0000
        95,923.36               .0800              16.7700
            10.5000             .0000              16.7700
            10.0000             .1500               6.0200
             9.7700             .0000               6.0200
             9.7700             .0000

       1549602                  .5000              16.5000
       331,705.02               .0800              16.2700
            10.0000             .0000              16.2700
             9.5000             .1500               5.6450
             9.2700             .0000               5.6450
             9.2700             .0000

       1549655                  .5000              14.3750
       121,363.26               .0800              14.1450
             8.8750             .0000              14.1450
             8.3750             .1500               4.0200
             8.1450             .0000               4.0200
             8.1450             .0000

       1549673                  .5000              15.3750
       137,187.64               .0800              15.1450
             9.8750             .0000              15.1450
             9.3750             .1500               5.5200
             9.1450             .0000               5.5200
             9.1450             .0000
1



       1549683                  .5000              15.0000
        61,758.00               .0800              14.7700
             9.5000             .0000              14.7700
             9.0000             .1500               4.9570
             8.7700             .0000               4.9570
             8.7700             .0000

       1549685                  .5000              15.0000
        83,176.11               .0800              14.7700
             9.5000             .0000              14.7700
             9.0000             .1500               4.6450
             8.7700             .0000               4.6450
             8.7700             .0000

       1549686                  .5000              15.5000
       183,603.94               .0800              15.2700
            10.0000             .0000              15.2700
             9.5000             .1500               5.3950
             9.2700             .0000               5.3950
             9.2700             .0000

       1549704                  .5000              16.7500
       191,038.95               .0800              16.5200
            10.2500             .0000              16.5200
             9.7500             .1500               6.0200
             9.5200             .0000               6.0200
             9.5200             .0000

       1549706                  .5000              17.6250
        65,654.19               .0800              17.3950
            11.1250             .0000              17.3950
            10.6250             .1500               6.5200
            10.3950             .0000               6.5200
            10.3950             .0000

       1549720                  .5000              15.7500
       110,753.54               .0800              15.5200
            10.2500             .0000              15.5200
             9.7500             .1500               5.2700
             9.5200             .0000               5.2700
             9.5200             .0000

       1549722                  .5000              14.0000
        33,233.64               .0800              13.7700
             9.5000             .0000              13.7700
             9.0000             .1500               3.2700
             8.7700             .0000               3.2700
             8.7700             .0000

       1549723                  .5000              13.2500
       158,308.86               .0800              13.0200
             8.7500             .0000              13.0200
             8.2500             .1500               3.2700
             8.0200             .0000               3.2700
             8.0200             .0000
1



       1549724                  .5000              14.2500
       145,431.84               .0800              14.0200
             8.7500             .0000              14.0200
             8.2500             .1500               4.0200
             8.0200             .0000               4.0200
             8.0200             .0000

       1549725                  .5000              14.0000
        53,973.43               .0800              13.7700
             9.5000             .0000              13.7700
             9.0000             .1500               3.2700
             8.7700             .0000               3.2700
             8.7700             .0000

       1549727                  .5000              16.6250
        98,765.72               .0800              16.3950
            11.1250             .0000              16.3950
            10.6250             .1500               6.2700
            10.3950             .0000               6.2700
            10.3950             .0000

       1549731                  .5000              15.3750
        61,144.15               .0800              15.1450
             9.8750             .0000              15.1450
             9.3750             .1500               5.2700
             9.1450             .0000               5.2700
             9.1450             .0000

       1549796                  .5000              14.7500
        72,624.33               .0800              14.5200
             9.2500             .0000              14.5200
             8.7500             .1500               4.5200
             8.5200             .0000               4.5200
             8.5200             .0000

       1549837                  .5000              14.1250
       106,187.27               .0800              13.8950
             8.6250             .0000              13.8950
             8.1250             .1500               4.7700
             7.8950             .0000               4.7700
             7.8950             .0000

       1549849                  .5000              14.5000
       392,485.49               .0800              14.2700
             9.0000             .0000              14.2700
             8.5000             .1500               4.5200
             8.2700             .0000               4.5200
             8.2700             .0000

       1549858                  .5000              15.0000
        55,944.68               .0800              14.7700
             9.5000             .0000              14.7700
             9.0000             .1500               4.2700
             8.7700             .0000               4.2700
             8.7700             .0000
1



       1549909                  .5000              15.0000
        94,057.02               .0800              14.7700
             9.5000             .0000              14.7700
             9.0000             .1500               4.7700
             8.7700             .0000               4.7700
             8.7700             .0000

       1549910                  .5000              15.1250
       157,098.72               .0800              14.8950
             9.6250             .0000              14.8950
             9.1250             .1500               4.5200
             8.8950             .0000               4.5200
             8.8950             .0000

       1549912                  .5000              14.7500
        59,438.07               .0800              14.5200
             9.2500             .0000              14.5200
             8.7500             .1500               4.5200
             8.5200             .0000               4.5200
             8.5200             .0000

       1549919                  .5000              15.2500
        68,702.91               .0800              15.0200
             9.7500             .0000              15.0200
             9.2500             .1500               4.5200
             9.0200             .0000               4.5200
             9.0200             .0000

       1549921                  .5000              16.5000
       131,553.07               .0800              16.2700
            11.0000             .0000              16.2700
            10.5000             .1500               5.7700
            10.2700             .0000               5.7700
            10.2700             .0000

       1549937                  .5000              14.6250
       206,889.84               .0800              14.3950
             9.1250             .0000              14.3950
             8.6250             .1500               4.5200
             8.3950             .0000               4.5200
             8.3950             .0000

       1549951                  .5000              17.2000
       209,870.93               .0800              16.9700
            11.7000             .0000              16.9700
            11.2000             .1500               5.0200
            10.9700             .0000               5.0200
            10.9700             .0000

       1549955                  .5000              16.0500
        84,133.51               .0800              15.8200
            10.5500             .0000              15.8200
            10.0500             .1500               5.0200
             9.8200             .0000               5.0200
             9.8200             .0000
1



       1549964                  .5000              17.1000
       101,935.91               .0800              16.8700
            11.6000             .0000              16.8700
            11.1000             .1500               7.0200
            10.8700             .0000               7.0200
            10.8700             .0000

       1549983                  .5000              14.5000
       159,662.75               .0800              14.2700
             9.0000             .0000              14.2700
             8.5000             .1500               5.2700
             8.2700             .0000               5.2700
             8.2700             .0000

       1549987                  .5000              14.5000
        80,456.03               .0800              14.2700
             9.0000             .0000              14.2700
             8.5000             .1500               5.0200
             8.2700             .0000               5.0200
             8.2700             .0000

       1549994                  .5000              15.3000
       145,465.02               .0800              15.0700
             9.8000             .0000              15.0700
             9.3000             .1500               4.6200
             9.0700             .0000               4.6200
             9.0700             .0000

       1550003                  .5000              15.3750
        83,961.84               .0800              15.1450
             9.8750             .0000              15.1450
             9.3750             .1500               4.5200
             9.1450             .0000               4.5200
             9.1450             .0000

       1550006                  .5000              16.2500
        89,966.12               .0800              16.0200
            10.7500             .0000              16.0200
            10.2500             .1500               5.7700
            10.0200             .0000               5.7700
            10.0200             .0000

       1550050                  .5000              15.8500
       100,758.62               .0800              15.6200
            10.3500             .0000              15.6200
             9.8500             .1500               5.2700
             9.6200             .0000               5.2700
             9.6200             .0000

       1550061                  .5000              14.8500
       141,228.27               .0800              14.6200
             9.3500             .0000              14.6200
             8.8500             .1500               6.1700
             8.6200             .0000               6.1700
             8.6200             .0000
1



       1550076                  .5000              17.7500
        89,551.24               .0800              17.5200
            12.2500             .0000              17.5200
            11.7500             .1500               4.6200
            11.5200             .0000               4.6200
            11.5200             .0000

       1550078                  .5000              14.3750
       213,880.03               .0800              14.1450
             8.8750             .0000              14.1450
             8.3750             .1500               5.0200
             8.1450             .0000               5.0200
             8.1450             .0000

       1550081                  .5000              15.7500
       137,642.25               .0800              15.5200
            10.2500             .0000              15.5200
             9.7500             .1500               5.3950
             9.5200             .0000               5.3950
             9.5200             .0000

       1550150                  .5000              16.7000
       103,928.68               .0800              16.4700
            11.2000             .0000              16.4700
            10.7000             .1500               4.7700
            10.4700             .0000               4.7700
            10.4700             .0000

       1550152                  .5000              15.8500
        62,874.18               .0800              15.6200
            10.3500             .0000              15.6200
             9.8500             .1500               5.2700
             9.6200             .0000               5.2700
             9.6200             .0000

       1550153                  .5000              16.3000
        70,107.50               .0800              16.0700
            10.8000             .0000              16.0700
            10.3000             .1500               5.0200
            10.0700             .0000               5.0200
            10.0700             .0000

       1550154                  .5000              15.7500
       337,358.47               .0800              15.5200
            10.2500             .0000              15.5200
             9.7500             .1500               4.7700
             9.5200             .0000               4.7700
             9.5200             .0000

       1550159                  .5000              14.2500
       240,611.48               .0800              14.0200
             8.7500             .0000              14.0200
             8.2500             .1500               4.6450
             8.0200             .0000               4.6450
             8.0200             .0000
1



       1550166                  .5000              15.1250
       263,746.02               .0800              14.8950
             9.6250             .0000              14.8950
             9.1250             .1500               3.7700
             8.8950             .0000               3.7700
             8.8950             .0000

       1550168                  .5000              14.5000
       137,099.49               .0800              14.2700
             9.0000             .0000              14.2700
             8.5000             .1500               4.5200
             8.2700             .0000               4.5200
             8.2700             .0000

       1550178                  .5000              14.5000
        51,593.36               .0800              14.2700
             9.0000             .0000              14.2700
             8.5000             .1500               5.0200
             8.2700             .0000               5.0200
             8.2700             .0000

       1550184                  .5000              14.2500
       101,382.76               .0800              14.0200
             8.7500             .0000              14.0200
             8.2500             .1500               4.0200
             8.0200             .0000               4.0200
             8.0200             .0000

       1550192                  .5000              14.0000
       147,603.77               .0800              13.7700
             8.5000             .0000              13.7700
             8.0000             .1500               4.0200
             7.7700             .0000               4.0200
             7.7700             .0000

       1550193                  .5000              15.1250
        67,967.43               .0800              14.8950
             9.6250             .0000              14.8950
             9.1250             .1500               5.1450
             8.8950             .0000               5.1450
             8.8950             .0000

       1550196                  .5000              16.0000
       100,260.15               .0800              15.7700
            10.5000             .0000              15.7700
            10.0000             .1500               5.7700
             9.7700             .0000               5.7700
             9.7700             .0000

       1550199                  .5000              14.5000
       457,250.10               .0800              14.2700
             9.0000             .0000              14.2700
             8.5000             .1500               5.5200
             8.2700             .0000               5.5200
             8.2700             .0000
1



       1550212                  .5000              14.3750
       215,756.90               .0800              14.1450
             8.8750             .0000              14.1450
             8.3750             .1500               5.5200
             8.1450             .0000               5.5200
             8.1450             .0000

       1550215                  .5000              17.2500
        64,495.49               .0800              17.0200
            11.7500             .0000              17.0200
            11.2500             .1500               6.3950
            11.0200             .0000               6.3950
            11.0200             .0000

       1550231                  .5000              14.3750
        54,369.49               .0800              14.1450
             8.8750             .0000              14.1450
             8.3750             .1500               4.1450
             8.1450             .0000               4.1450
             8.1450             .0000

       1550242                  .5000              15.3750
        67,769.20               .0800              15.1450
             9.8750             .0000              15.1450
             9.3750             .1500               4.8950
             9.1450             .0000               4.8950
             9.1450             .0000

       1550247                  .5000              14.5000
       136,425.44               .0800              14.2700
             9.0000             .0000              14.2700
             8.5000             .1500               4.2700
             8.2700             .0000               4.2700
             8.2700             .0000

       1550258                  .5000              15.3750
       149,487.02               .0800              15.1450
             9.8750             .0000              15.1450
             9.3750             .1500               5.5200
             9.1450             .0000               5.5200
             9.1450             .0000

       1550274                  .5000              16.5000
       151,991.04               .0800              16.2700
            11.0000             .0000              16.2700
            10.5000             .1500               5.5200
            10.2700             .0000               5.5200
            10.2700             .0000

       1550376                  .5000              13.3750
       112,843.95               .0800              13.1450
             7.8750             .0000              13.1450
             7.3750             .1500               3.8950
             7.1450             .0000               3.8950
             7.1450             .0000
1



       1550471                  .5000              15.7500
        90,412.06               .0800              15.5200
            10.2500             .0000              15.5200
             9.7500             .1500               4.7700
             9.5200             .0000               4.7700
             9.5200             .0000

       1550475                  .5000              15.1250
        40,698.12               .0800              14.8950
             9.6250             .0000              14.8950
             9.1250             .1500               4.1450
             8.8950             .0000               4.1450
             8.8950             .0000

       1550477                  .5000              16.3750
        61,154.94               .0800              16.1450
            10.8750             .0000              16.1450
            10.3750             .1500               5.1450
            10.1450             .0000               5.1450
            10.1450             .0000

       1550482                  .5000              14.3750
        87,950.66               .0800              14.1450
             8.8750             .0000              14.1450
             8.3750             .1500               5.0200
             8.1450             .0000               5.0200
             8.1450             .0000

       1550483                  .5000              15.2500
       307,711.43               .0800              15.0200
             9.7500             .0000              15.0200
             9.2500             .1500               4.5200
             9.0200             .0000               4.5200
             9.0200             .0000

       1550484                  .5000              13.8750
        62,921.39               .0800              13.6450
             8.3750             .0000              13.6450
             7.8750             .1500               4.5200
             7.6450             .0000               4.5200
             7.6450             .0000

       1550494                  .5000              16.0000
        72,442.11               .0800              15.7700
            10.5000             .0000              15.7700
            10.0000             .1500               5.3950
             9.7700             .0000               5.3950
             9.7700             .0000

       1550518                  .5000              15.1250
       124,080.51               .0800              14.8950
             9.6250             .0000              14.8950
             9.1250             .1500               5.0200
             8.8950             .0000               5.0200
             8.8950             .0000
1



       1550555                  .5000              13.8750
        93,633.04               .0800              13.6450
             8.3750             .0000              13.6450
             7.8750             .1500               4.5200
             7.6450             .0000               4.5200
             7.6450             .0000

       1550556                  .5000              15.2500
        89,958.01               .0800              15.0200
             9.7500             .0000              15.0200
             9.2500             .1500               4.8950
             9.0200             .0000               4.8950
             9.0200             .0000

       1550602                  .5000              15.8750
       225,158.04               .0800              15.6450
            10.3750             .0000              15.6450
             9.8750             .1500               5.0200
             9.6450             .0000               5.0200
             9.6450             .0000

       1550605                  .5000              13.8750
       179,888.12               .0800              13.6450
             8.3750             .0000              13.6450
             7.8750             .1500               4.7700
             7.6450             .0000               4.7700
             7.6450             .0000

       1550628                  .5000              14.5000
       125,861.82               .0800              14.2700
             9.0000             .0000              14.2700
             8.5000             .1500               4.6450
             8.2700             .0000               4.6450
             8.2700             .0000

       1550662                  .5000              15.3750
       163,650.54               .0800              15.1450
             9.8750             .0000              15.1450
             9.3750             .1500               5.2700
             9.1450             .0000               5.2700
             9.1450             .0000

       1550673                  .5000              16.2500
       113,674.30               .0800              16.0200
            10.6250             .0000              16.0200
            10.1250             .1500               4.2700
             9.8950             .0000               4.2700
             9.8950             .0000

       1550690                  .5000              14.3750
       245,616.10               .0800              14.1450
             9.5000             .0000              14.1450
             9.0000             .1500               2.8950
             8.7700             .0000               2.8950
             8.7700             .0000
1



       1550691                  .5000              15.1250
       144,830.58               .0800              14.8950
             9.6250             .0000              14.8950
             9.1250             .1500               5.5200
             8.8950             .0000               5.5200
             8.8950             .0000

       1550855                  .5000              17.0000
        74,170.51               .0800              16.7700
            10.5000             .0000              16.7700
            10.0000             .1500               5.5200
             9.7700             .0000               5.5200
             9.7700             .0000

       1550856                  .5000              16.9900
       101,019.11               .0800              16.7600
            10.4900             .0000              16.7600
             9.9900             .1500               5.3950
             9.7600             .0000               5.3950
             9.7600             .0000

       1550857                  .5000              15.6250
        36,560.89               .0800              15.3950
             9.1250             .0000              15.3950
             8.6250             .1500               4.8950
             8.3950             .0000               4.8950
             8.3950             .0000

       1550859                  .5000              16.7500
       105,796.32               .0800              16.5200
            11.7500             .0000              16.5200
            11.2500             .1500               5.2700
            11.0200             .0000               5.2700
            11.0200             .0000

       1550870                  .5000              15.0000
       205,771.12               .0800              14.7700
             9.5000             .0000              14.7700
             9.0000             .1500               4.0200
             8.7700             .0000               4.0200
             8.7700             .0000

       1550881                  .5000              14.7500
        47,734.42               .0800              14.5200
             9.2500             .0000              14.5200
             8.7500             .1500               3.7700
             8.5200             .0000               3.7700
             8.5200             .0000

       1550886                  .5000              15.2500
       128,629.38               .0800              15.0200
             9.7500             .0000              15.0200
             9.2500             .1500               5.2700
             9.0200             .0000               5.2700
             9.0200             .0000
1



       1550897                  .5000              15.2500
       188,335.57               .0800              15.0200
             9.7500             .0000              15.0200
             9.2500             .1500               4.2700
             9.0200             .0000               4.2700
             9.0200             .0000

       1550905                  .5000              14.7500
       105,526.17               .0800              14.5200
             9.2500             .0000              14.5200
             8.7500             .1500               3.2700
             8.5200             .0000               3.2700
             8.5200             .0000

       1550916                  .5000              16.2500
       125,964.56               .0800              16.0200
            10.7500             .0000              16.0200
            10.2500             .1500               5.7700
            10.0200             .0000               5.7700
            10.0200             .0000

       1550942                  .5000              15.3750
       161,352.66               .0800              15.1450
             9.8750             .0000              15.1450
             9.3750             .1500               4.7700
             9.1450             .0000               4.7700
             9.1450             .0000

       1551054                  .5000              14.2500
       309,860.32               .0800              14.0200
             8.7500             .0000              14.0200
             8.2500             .1500               3.6450
             8.0200             .0000               3.6450
             8.0200             .0000

       1551077                  .5000              17.0000
       165,867.48               .0800              16.7700
            10.5000             .0000              16.7700
            10.0000             .1500               6.1450
             9.7700             .0000               6.1450
             9.7700             .0000

       1551079                  .5000              17.0000
       122,701.97               .0800              16.7700
            10.5000             .0000              16.7700
            10.0000             .1500               6.1450
             9.7700             .0000               6.1450
             9.7700             .0000

       1551081                  .5000              15.2500
       104,878.72               .0800              15.0200
             8.7500             .0000              15.0200
             8.2500             .1500               4.3950
             8.0200             .0000               4.3950
             8.0200             .0000
1



       1551082                  .5000              15.6250
       197,788.44               .0800              15.3950
             9.1250             .0000              15.3950
             8.6250             .1500               5.3950
             8.3950             .0000               5.3950
             8.3950             .0000

       1551083                  .5000              16.6250
        52,604.43               .0800              16.3950
            10.1250             .0000              16.3950
             9.6250             .1500               5.7700
             9.3950             .0000               5.7700
             9.3950             .0000

       1551085                  .5000              14.7500
       163,290.75               .0800              14.5200
             8.2500             .0000              14.5200
             7.7500             .1500               4.5200
             7.5200             .0000               4.5200
             7.5200             .0000

       1551086                  .5000              15.7500
       203,787.66               .0800              15.5200
             9.2500             .0000              15.5200
             8.7500             .1500               4.8950
             8.5200             .0000               4.8950
             8.5200             .0000

       1551131                  .5000              15.2500
       124,832.93               .0800              15.0200
             9.7500             .0000              15.0200
             9.2500             .1500               4.5200
             9.0200             .0000               4.5200
             9.0200             .0000

       1551136                  .5000              15.5000
        42,552.42               .0800              15.2700
             9.0000             .0000              15.2700
             8.5000             .1500               4.6450
             8.2700             .0000               4.6450
             8.2700             .0000

       1551139                  .5000              15.8750
       389,604.55               .0800              15.6450
             9.3750             .0000              15.6450
             8.8750             .1500               5.7700
             8.6450             .0000               5.7700
             8.6450             .0000

       1551145                  .5000              13.5000
       111,849.19               .0800              13.2700
             8.0000             .0000              13.2700
             7.5000             .1500               3.6450
             7.2700             .0000               3.6450
             7.2700             .0000
1



       1551149                  .5000              15.7500
       176,925.78               .0800              15.5200
            10.2500             .0000              15.5200
             9.7500             .1500               4.8950
             9.5200             .0000               4.8950
             9.5200             .0000

       1551190                  .5000              15.3750
       112,898.68               .0800              15.1450
             9.8750             .0000              15.1450
             9.3750             .1500               5.2700
             9.1450             .0000               5.2700
             9.1450             .0000

       1551316                  .5000              15.0000
        81,559.86               .0800              14.7700
             9.5000             .0000              14.7700
             9.0000             .1500               4.5200
             8.7700             .0000               4.5200
             8.7700             .0000

       1551348                  .5000              15.0000
        50,949.62               .0800              14.7700
             9.5000             .0000              14.7700
             9.0000             .1500               3.6450
             8.7700             .0000               3.6450
             8.7700             .0000

       1551350                  .5000              15.7500
       103,156.72               .0800              15.5200
            10.2500             .0000              15.5200
             9.7500             .1500               5.7700
             9.5200             .0000               5.7700
             9.5200             .0000

       1551355                  .5000              17.5000
        65,276.71               .0800              17.2700
            11.0000             .0000              17.2700
            10.5000             .1500               7.3950
            10.2700             .0000               7.3950
            10.2700             .0000

       1551359                  .5000              14.1250
       280,000.00               .0800              13.8950
             8.6250             .0000              13.8950
             8.1250             .1500               4.1450
             7.8950             .0000               4.1450
             7.8950             .0000

       1551365                  .5000              15.5000
       202,410.42               .0800              15.2700
            10.0000             .0000              15.2700
             9.5000             .1500               5.5200
             9.2700             .0000               5.5200
             9.2700             .0000
1



       1551366                  .5000              14.6250
        97,697.98               .0800              14.3950
             9.1250             .0000              14.3950
             8.6250             .1500               5.0200
             8.3950             .0000               5.0200
             8.3950             .0000

       1551371                  .5000              15.2500
        90,000.00               .0800              15.0200
             9.7500             .0000              15.0200
             9.2500             .1500               5.1450
             9.0200             .0000               5.1450
             9.0200             .0000

       1551381                  .5000              14.2500
       299,653.52               .0800              14.0200
             8.7500             .0000              14.0200
             8.2500             .1500               5.3950
             8.0200             .0000               5.3950
             8.0200             .0000

       1551382                  .5000              15.0000
       184,400.00               .0800              14.7700
             9.5000             .0000              14.7700
             9.0000             .1500               4.2700
             8.7700             .0000               4.2700
             8.7700             .0000

       1551400                  .5000              14.1250
        97,442.44               .0800              13.8950
             8.6250             .0000              13.8950
             8.1250             .1500               4.7700
             7.8950             .0000               4.7700
             7.8950             .0000

       1551885                  .5000              14.8750
       143,927.28               .0800              14.6450
             9.3750             .0000              14.6450
             8.8750             .1500               4.1450
             8.6450             .0000               4.1450
             8.6450             .0000

       1551887                  .5000              16.0000
       191,923.70               .0800              15.7700
            10.5000             .0000              15.7700
            10.0000             .1500               5.0200
             9.7700             .0000               5.0200
             9.7700             .0000

       1551909                  .5000              16.8750
       109,890.58               .0800              16.6450
            11.3750             .0000              16.6450
            10.8750             .1500               5.2700
            10.6450             .0000               5.2700
            10.6450             .0000
1



       1551955                  .5000              15.5000
        75,966.38               .0800              15.2700
            10.0000             .0000              15.2700
             9.5000             .1500               5.5200
             9.2700             .0000               5.5200
             9.2700             .0000

       1552052                  .5000              14.3750
       141,840.18               .0800              14.1450
             8.8750             .0000              14.1450
             8.3750             .1500               4.2700
             8.1450             .0000               4.2700
             8.1450             .0000

       1552074                  .5000              15.0000
        79,960.65               .0800              14.7700
             9.5000             .0000              14.7700
             9.0000             .1500               4.2700
             8.7700             .0000               4.2700
             8.7700             .0000

       1552076                  .5000              14.8750
        96,851.69               .0800              14.6450
             9.3750             .0000              14.6450
             8.8750             .1500               4.5200
             8.6450             .0000               4.5200
             8.6450             .0000

       1552088                  .5000              14.7500
       161,731.48               .0800              14.5200
             9.2500             .0000              14.5200
             8.7500             .1500               4.0200
             8.5200             .0000               4.0200
             8.5200             .0000

       1552100                  .5000              15.2500
       189,822.00               .0800              15.0200
             9.7500             .0000              15.0200
             9.2500             .1500               4.5200
             9.0200             .0000               4.5200
             9.0200             .0000

       1552102                  .5000              15.5000
        82,400.00               .0800              15.2700
            10.0000             .0000              15.2700
             9.5000             .1500               5.1450
             9.2700             .0000               5.1450
             9.2700             .0000

       1552111                  .5000              15.3750
        73,813.96               .0800              15.1450
             9.8750             .0000              15.1450
             9.3750             .1500               5.0200
             9.1450             .0000               5.0200
             9.1450             .0000
1



       1552115                  .5000              14.3750
       191,034.77               .0800              14.1450
             8.8750             .0000              14.1450
             8.3750             .1500               4.5200
             8.1450             .0000               4.5200
             8.1450             .0000

       1552200                  .5000              16.2500
        45,315.71               .0800              16.0200
            10.7500             .0000              16.0200
            10.2500             .1500               5.3950
            10.0200             .0000               5.3950
            10.0200             .0000

       1552208                  .5000              14.5000
       145,520.46               .0800              14.2700
             9.0000             .0000              14.2700
             8.5000             .1500               4.2700
             8.2700             .0000               4.2700
             8.2700             .0000

       1552238                  .5000              15.0000
        51,974.43               .0800              14.7700
             9.5000             .0000              14.7700
             9.0000             .1500               4.8950
             8.7700             .0000               4.8950
             8.7700             .0000

       1552263                  .5000              15.0000
       107,946.88               .0800              14.7700
             9.5000             .0000              14.7700
             9.0000             .1500               5.0200
             8.7700             .0000               5.0200
             8.7700             .0000

       1552400                  .5000              14.0000
       107,434.87               .0800              13.7700
             8.5000             .0000              13.7700
             8.0000             .1500               5.5200
             7.7700             .0000               5.5200
             7.7700             .0000

       1552412                  .5000              15.7500
        89,962.26               .0800              15.5200
            10.2500             .0000              15.5200
             9.7500             .1500               5.1450
             9.5200             .0000               5.1450
             9.5200             .0000

       1552454                  .5000              15.3750
        52,376.19               .0800              15.1450
             9.8750             .0000              15.1450
             9.3750             .1500               4.8950
             9.1450             .0000               4.8950
             9.1450             .0000
1



       1552460                  .5000              15.2500
        39,862.62               .0800              15.0200
             9.7500             .0000              15.0200
             9.2500             .1500               4.5200
             9.0200             .0000               4.5200
             9.0200             .0000

       1552476                  .5000              14.6250
       151,937.49               .0800              14.3950
             9.1250             .0000              14.3950
             8.6250             .1500               5.0200
             8.3950             .0000               5.0200
             8.3950             .0000

       1552486                  .5000              16.2500
        32,674.30               .0800              16.0200
            10.7500             .0000              16.0200
            10.2500             .1500               5.2700
            10.0200             .0000               5.2700
            10.0200             .0000

       1552661                  .5000              14.0000
       102,737.72               .0800              13.7700
             8.5000             .0000              13.7700
             8.0000             .1500               5.0200
             7.7700             .0000               5.0200
             7.7700             .0000

       1552679                  .5000              13.6250
       109,478.33               .0800              13.3950
             8.1250             .0000              13.3950
             7.6250             .1500               4.5200
             7.3950             .0000               4.5200
             7.3950             .0000

       1552680                  .5000              14.7500
        42,255.97               .0800              14.5200
             9.2500             .0000              14.5200
             8.7500             .1500               5.0200
             8.5200             .0000               5.0200
             8.5200             .0000

       1552704                  .5000              14.6250
       387,585.46               .0800              14.3950
             9.1250             .0000              14.3950
             8.6250             .1500               4.5200
             8.3950             .0000               4.5200
             8.3950             .0000

       1552712                  .5000              15.5000
        38,965.36               .0800              15.2700
            10.0000             .0000              15.2700
             9.5000             .1500               5.0200
             9.2700             .0000               5.0200
             9.2700             .0000
1



       1552784                  .5000              16.6250
        56,980.23               .0800              16.3950
            11.1250             .0000              16.3950
            10.6250             .1500               4.6450
            10.3950             .0000               4.6450
            10.3950             .0000

       1552808                  .5000              15.5000
       138,538.68               .0800              15.2700
            10.0000             .0000              15.2700
             9.5000             .1500               4.2700
             9.2700             .0000               4.2700
             9.2700             .0000

       1552813                  .5000              16.2800
       123,110.44               .0800              16.0500
            10.7800             .0000              16.0500
            10.2800             .1500               5.4700
            10.0500             .0000               5.4700
            10.0500             .0000

       1552832                  .5000              17.1250
       106,050.00               .0800              16.8950
            11.6250             .0000              16.8950
            11.1250             .1500               7.0200
            10.8950             .0000               7.0200
            10.8950             .0000

       1552873                  .5000              13.8750
       144,000.00               .0800              13.6450
             8.3750             .0000              13.6450
             7.8750             .1500               3.8950
             7.6450             .0000               3.8950
             7.6450             .0000

       1552910                  .5000              17.3800
       163,751.86               .0800              17.1500
            11.8800             .0000              17.1500
            11.3800             .1500               5.4200
            11.1500             .0000               5.4200
            11.1500             .0000

       1552924                  .5000              14.6500
       116,888.08               .0800              14.4200
             9.1500             .0000              14.4200
             8.6500             .1500               4.9200
             8.4200             .0000               4.9200
             8.4200             .0000

       1552925                  .5000              17.7500
        39,989.17               .0800              17.5200
            12.2500             .0000              17.5200
            11.7500             .1500               7.5200
            11.5200             .0000               7.5200
            11.5200             .0000
1



       1552931                  .5000              16.0000
        90,963.83               .0800              15.7700
            10.5000             .0000              15.7700
            10.0000             .1500               6.5200
             9.7700             .0000               6.5200
             9.7700             .0000

       1552939                  .5000              15.0500
       139,063.96               .0800              14.8200
             9.5500             .0000              14.8200
             9.0500             .1500               6.2700
             8.8200             .0000               6.2700
             8.8200             .0000

       1552941                  .5000              15.0500
       139,063.96               .0800              14.8200
             9.5500             .0000              14.8200
             9.0500             .1500               6.2700
             8.8200             .0000               6.2700
             8.8200             .0000

       1553011                  .5000              15.0000
        63,000.00               .0800              14.7700
             9.5000             .0000              14.7700
             9.0000             .1500               5.0200
             8.7700             .0000               5.0200
             8.7700             .0000

       1553021                  .5000              15.7500
        62,123.93               .0800              15.5200
            10.2500             .0000              15.5200
             9.7500             .1500               4.7700
             9.5200             .0000               4.7700
             9.5200             .0000

       1553030                  .5000              15.6250
        67,441.60               .0800              15.3950
            10.1250             .0000              15.3950
             9.6250             .1500               5.0200
             9.3950             .0000               5.0200
             9.3950             .0000

       1553071                  .5000              15.5000
       110,317.73               .0800              15.2700
             9.0000             .0000              15.2700
             8.5000             .1500               5.0200
             8.2700             .0000               5.0200
             8.2700             .0000

       1553076                  .5000              16.0000
        97,355.00               .0800              15.7700
             9.5000             .0000              15.7700
             9.0000             .1500               4.1450
             8.7700             .0000               4.1450
             8.7700             .0000
1



       1553116                  .5000              14.3750
       132,774.65               .0800              14.1450
             8.8750             .0000              14.1450
             8.3750             .1500               5.0200
             8.1450             .0000               5.0200
             8.1450             .0000

       1553137                  .5000              17.0000
        89,891.75               .0800              16.7700
            10.5000             .0000              16.7700
            10.0000             .1500               4.7700
             9.7700             .0000               4.7700
             9.7700             .0000

       1553138                  .5000              14.3750
        65,137.74               .0800              14.1450
             8.8750             .0000              14.1450
             8.3750             .1500               5.0200
             8.1450             .0000               5.0200
             8.1450             .0000

       1553146                  .5000              14.5000
       287,684.18               .0800              14.2700
             9.0000             .0000              14.2700
             8.5000             .1500               4.7700
             8.2700             .0000               4.7700
             8.2700             .0000

       1553150                  .5000              15.8750
       113,825.34               .0800              15.6450
             9.3750             .0000              15.6450
             8.8750             .1500               4.8950
             8.6450             .0000               4.8950
             8.6450             .0000

       1553154                  .5000              14.1500
       160,310.77               .0800              13.9200
             8.6500             .0000              13.9200
             8.1500             .1500               4.6700
             7.9200             .0000               4.6700
             7.9200             .0000

       1553157                  .5000              16.1250
       179,789.25               .0800              15.8950
            10.6250             .0000              15.8950
            10.1250             .1500               6.2700
             9.8950             .0000               6.2700
             9.8950             .0000

       1553159                  .5000              13.3750
        82,827.51               .0800              13.1450
             7.8750             .0000              13.1450
             7.3750             .1500               5.0200
             7.1450             .0000               5.0200
             7.1450             .0000
1



       1553162                  .5000              16.5000
        96,870.21               .0800              16.2700
            10.0000             .0000              16.2700
             9.5000             .1500               4.0200
             9.2700             .0000               4.0200
             9.2700             .0000

       1553164                  .5000              13.3750
       104,781.73               .0800              13.1450
             7.8750             .0000              13.1450
             7.3750             .1500               5.0200
             7.1450             .0000               5.0200
             7.1450             .0000

       1553196                  .5000              14.3750
       134,771.27               .0800              14.1450
             8.8750             .0000              14.1450
             8.3750             .1500               4.5200
             8.1450             .0000               4.5200
             8.1450             .0000

       1553210                  .5000              16.5000
        95,097.24               .0800              16.2700
            11.0000             .0000              16.2700
            10.5000             .1500               6.5200
            10.2700             .0000               6.5200
            10.2700             .0000

       1553212                  .5000              14.7500
       222,400.00               .0800              14.5200
             9.2500             .0000              14.5200
             8.7500             .1500               3.8950
             8.5200             .0000               3.8950
             8.5200             .0000

       1553224                  .5000              14.3750
       107,059.95               .0800              14.1450
             8.8750             .0000              14.1450
             8.3750             .1500               3.5200
             8.1450             .0000               3.5200
             8.1450             .0000

       1553363                  .5000              16.0000
       116,953.51               .0800              15.7700
            10.5000             .0000              15.7700
            10.0000             .1500               5.0200
             9.7700             .0000               5.0200
             9.7700             .0000

       1553364                  .5000              15.5000
        64,371.51               .0800              15.2700
            10.0000             .0000              15.2700
             9.5000             .1500               4.7700
             9.2700             .0000               4.7700
             9.2700             .0000
1



       1553418                  .5000              15.0000
       268,364.41               .0800              14.7700
             9.3750             .0000              14.7700
             8.8750             .1500               4.3950
             8.6450             .0000               4.3950
             8.6450             .0000

       1553574                  .5000              15.0000
       112,288.99               .0800              14.7700
             9.5000             .0000              14.7700
             9.0000             .1500               4.7700
             8.7700             .0000               4.7700
             8.7700             .0000

       1553586                  .5000              17.5000
        21,243.92               .0800              17.2700
            12.0000             .0000              17.2700
            11.5000             .1500               5.5200
            11.2700             .0000               5.5200
            11.2700             .0000

       1553589                  .5000              15.1250
       149,828.19               .0800              14.8950
             9.6250             .0000              14.8950
             9.1250             .1500               5.0200
             8.8950             .0000               5.0200
             8.8950             .0000

       1553595                  .5000              16.2500
        76,500.00               .0800              16.0200
            10.7500             .0000              16.0200
            10.2500             .1500               5.7700
            10.0200             .0000               5.7700
            10.0200             .0000

       1553600                  .5000              15.6250
       105,000.00               .0800              15.3950
            10.1250             .0000              15.3950
             9.6250             .1500               4.8950
             9.3950             .0000               4.8950
             9.3950             .0000

       1553633                  .5000              14.1250
        95,000.00               .0800              13.8950
             8.6250             .0000              13.8950
             8.1250             .1500               4.0200
             7.8950             .0000               4.0200
             7.8950             .0000

       1553640                  .5000              16.3750
        49,925.70               .0800              16.1450
            10.8750             .0000              16.1450
            10.3750             .1500               5.0200
            10.1450             .0000               5.0200
            10.1450             .0000
1



       1553692                  .5000              17.7500
        35,990.26               .0800              17.5200
            12.2500             .0000              17.5200
            11.7500             .1500               6.0200
            11.5200             .0000               6.0200
            11.5200             .0000

       1553775                  .5000              15.3750
        94,600.00               .0800              15.1450
             9.8750             .0000              15.1450
             9.3750             .1500               4.6450
             9.1450             .0000               4.6450
             9.1450             .0000

       1553781                  .5000              12.8000
       129,798.57               .0800              12.5700
             7.3000             .0000              12.5700
             6.8000             .1500               4.3700
             6.5700             .0000               4.3700
             6.5700             .0000

       1553783                  .5000              14.4500
       268,051.96               .0800              14.2200
             8.9500             .0000              14.2200
             8.4500             .1500               5.7700
             8.2200             .0000               5.7700
             8.2200             .0000

       1553811                  .5000              15.4000
        64,941.02               .0800              15.1700
             9.9000             .0000              15.1700
             9.4000             .1500               5.3700
             9.1700             .0000               5.3700
             9.1700             .0000

       1553814                  .5000              14.8000
        69,628.22               .0800              14.5700
             9.3000             .0000              14.5700
             8.8000             .1500               5.6950
             8.5700             .0000               5.6950
             8.5700             .0000

       1553816                  .5000              13.9500
       178,280.73               .0800              13.7200
             8.4500             .0000              13.7200
             7.9500             .1500               5.2700
             7.7200             .0000               5.2700
             7.7200             .0000

       1553817                  .5000              14.5000
        86,305.27               .0800              14.2700
             9.0000             .0000              14.2700
             8.5000             .1500               6.3950
             8.2700             .0000               6.3950
             8.2700             .0000
1



       1553820                  .5000              14.5000
        42,906.55               .0800              14.2700
             9.0000             .0000              14.2700
             8.5000             .1500               6.3950
             8.2700             .0000               6.3950
             8.2700             .0000

       1553822                  .5000              15.6250
        99,956.93               .0800              15.3950
            10.1250             .0000              15.3950
             9.6250             .1500               5.2700
             9.3950             .0000               5.2700
             9.3950             .0000

       1553824                  .5000              15.3000
        90,358.27               .0800              15.0700
             9.8000             .0000              15.0700
             9.3000             .1500               5.6700
             9.0700             .0000               5.6700
             9.0700             .0000

       1553825                  .5000              17.1250
        54,891.75               .0800              16.8950
            10.6250             .0000              16.8950
            10.1250             .1500               6.2700
             9.8950             .0000               6.2700
             9.8950             .0000

       1553826                  .5000              14.5000
       120,334.23               .0800              14.2700
             9.0000             .0000              14.2700
             8.5000             .1500               5.4200
             8.2700             .0000               5.4200
             8.2700             .0000

       1553828                  .5000              15.2500
        74,729.91               .0800              15.0200
             9.7500             .0000              15.0200
             9.2500             .1500               4.8950
             9.0200             .0000               4.8950
             9.0200             .0000

       1553829                  .5000              17.7500
        33,836.15               .0800              17.5200
            11.2500             .0000              17.5200
            10.7500             .1500               4.5200
            10.5200             .0000               4.5200
            10.5200             .0000

       1553830                  .5000              15.6250
        89,922.15               .0800              15.3950
            10.1250             .0000              15.3950
             9.6250             .1500               4.7700
             9.3950             .0000               4.7700
             9.3950             .0000
1



       1553832                  .5000              15.4000
        64,970.63               .0800              15.1700
             9.9000             .0000              15.1700
             9.4000             .1500               5.4200
             9.1700             .0000               5.4200
             9.1700             .0000

       1553837                  .5000              14.7500
       101,197.51               .0800              14.5200
             9.2500             .0000              14.5200
             8.7500             .1500               3.2700
             8.5200             .0000               3.2700
             8.5200             .0000

       1553881                  .5000              15.5000
       176,093.41               .0800              15.2700
            10.0000             .0000              15.2700
             9.5000             .1500               5.3950
             9.2700             .0000               5.3950
             9.2700             .0000

       1553891                  .5000              15.3750
       199,917.43               .0800              15.1450
             9.8750             .0000              15.1450
             9.3750             .1500               4.3950
             9.1450             .0000               4.3950
             9.1450             .0000

       1553892                  .5000              15.8000
        67,471.99               .0800              15.5700
            10.3000             .0000              15.5700
             9.8000             .1500               6.0700
             9.5700             .0000               6.0700
             9.5700             .0000

       1553895                  .5000              15.2500
        51,975.74               .0800              15.0200
             9.7500             .0000              15.0200
             9.2500             .1500               4.2700
             9.0200             .0000               4.2700
             9.0200             .0000

       1553898                  .5000              15.7500
       175,851.75               .0800              15.5200
            10.2500             .0000              15.5200
             9.7500             .1500               6.6450
             9.5200             .0000               6.6450
             9.5200             .0000

       1553911                  .5000              16.2500
        35,931.03               .0800              16.0200
            10.7500             .0000              16.0200
            10.2500             .1500               7.0200
            10.0200             .0000               7.0200
            10.0200             .0000
1



       1553936                  .5000              14.4500
       256,415.57               .0800              14.2200
             8.9500             .0000              14.2200
             8.4500             .1500               5.7700
             8.2200             .0000               5.7700
             8.2200             .0000

       1553940                  .5000              14.5000
        75,158.92               .0800              14.2700
             9.0000             .0000              14.2700
             8.5000             .1500               5.8200
             8.2700             .0000               5.8200
             8.2700             .0000

       1553945                  .5000              14.8500
        74,961.92               .0800              14.6200
             9.3500             .0000              14.6200
             8.8500             .1500               6.1700
             8.6200             .0000               6.1700
             8.6200             .0000

       1553961                  .5000              13.2500
        47,932.02               .0800              13.0200
             7.7500             .0000              13.0200
             7.2500             .1500               4.7700
             7.0200             .0000               4.7700
             7.0200             .0000

       1553975                  .5000              16.1250
       150,000.00               .0800              15.8950
            10.6250             .0000              15.8950
            10.1250             .1500               5.7700
             9.8950             .0000               5.7700
             9.8950             .0000

       1554017                  .5000              14.0000
        74,908.80               .0800              13.7700
             8.5000             .0000              13.7700
             8.0000             .1500               4.3950
             7.7700             .0000               4.3950
             7.7700             .0000

       1554018                  .5000              15.2500
       124,474.10               .0800              15.0200
             9.7500             .0000              15.0200
             9.2500             .1500               4.5200
             9.0200             .0000               4.5200
             9.0200             .0000

       1554019                  .5000              15.6000
       279,756.47               .0800              15.3700
            10.1000             .0000              15.3700
             9.6000             .1500               5.9700
             9.3700             .0000               5.9700
             9.3700             .0000
1



       1554020                  .5000              14.0000
        84,896.64               .0800              13.7700
             8.5000             .0000              13.7700
             8.0000             .1500               5.5200
             7.7700             .0000               5.5200
             7.7700             .0000

       1554021                  .5000              15.6500
       116,349.80               .0800              15.4200
            10.1500             .0000              15.4200
             9.6500             .1500               6.1200
             9.4200             .0000               6.1200
             9.4200             .0000

       1554028                  .5000              15.0500
       101,500.70               .0800              14.8200
             9.5500             .0000              14.8200
             9.0500             .1500               6.3200
             8.8200             .0000               6.3200
             8.8200             .0000

       1554029                  .5000              14.4500
        85,405.27               .0800              14.2200
             8.9500             .0000              14.2200
             8.4500             .1500               5.7700
             8.2200             .0000               5.7700
             8.2200             .0000

       1554030                  .5000              15.0500
       179,012.83               .0800              14.8200
             9.5500             .0000              14.8200
             9.0500             .1500               6.3700
             8.8200             .0000               6.3700
             8.8200             .0000

       1554031                  .5000              14.1000
       241,711.73               .0800              13.8700
             8.6000             .0000              13.8700
             8.1000             .1500               4.9950
             7.8700             .0000               4.9950
             7.8700             .0000

       1554032                  .5000              14.8500
        34,964.32               .0800              14.6200
             9.3500             .0000              14.6200
             8.8500             .1500               6.1700
             8.6200             .0000               6.1700
             8.6200             .0000

       1554033                  .5000              14.8750
       134,931.83               .0800              14.6450
             9.3750             .0000              14.6450
             8.8750             .1500               5.2700
             8.6450             .0000               5.2700
             8.6450             .0000
1



       1554035                  .5000              13.4900
        91,938.14               .0800              13.2600
             7.9900             .0000              13.2600
             7.4900             .1500               5.6200
             7.2600             .0000               5.6200
             7.2600             .0000

       1554036                  .5000              16.0000
        95,923.37               .0800              15.7700
            10.5000             .0000              15.7700
            10.0000             .1500               4.2700
             9.7700             .0000               4.2700
             9.7700             .0000

       1554037                  .5000              15.7500
        71,889.84               .0800              15.5200
            10.2500             .0000              15.5200
             9.7500             .1500               5.7200
             9.5200             .0000               5.7200
             9.5200             .0000

       1554038                  .5000              14.2500
       199,769.02               .0800              14.0200
             8.7500             .0000              14.0200
             8.2500             .1500               4.5200
             8.0200             .0000               4.5200
             8.0200             .0000

       1554040                  .5000              13.0000
        83,937.66               .0800              12.7700
             7.5000             .0000              12.7700
             7.0000             .1500               4.3200
             6.7700             .0000               4.3200
             6.7700             .0000

       1554042                  .5000              13.8500
        71,909.73               .0800              13.6200
             8.3500             .0000              13.6200
             7.8500             .1500               4.3450
             7.6200             .0000               4.3450
             7.6200             .0000

       1554044                  .5000              13.7000
       157,296.39               .0800              13.4700
             8.2000             .0000              13.4700
             7.7000             .1500               5.0200
             7.4700             .0000               5.0200
             7.4700             .0000

       1554045                  .5000              16.4000
       174,249.18               .0800              16.1700
             9.9000             .0000              16.1700
             9.4000             .1500               4.5200
             9.1700             .0000               4.5200
             9.1700             .0000
1



       1554046                  .5000              15.1000
       108,644.84               .0800              14.8700
             9.6000             .0000              14.8700
             9.1000             .1500               5.4700
             8.8700             .0000               5.4700
             8.8700             .0000

       1554047                  .5000              16.4900
        53,461.59               .0800              16.2600
            10.9900             .0000              16.2600
            10.4900             .1500               7.3700
            10.2600             .0000               7.3700
            10.2600             .0000

       1554050                  .5000              13.4000
       134,814.51               .0800              13.1700
             7.9000             .0000              13.1700
             7.4000             .1500               4.7200
             7.1700             .0000               4.7200
             7.1700             .0000

       1554051                  .5000              15.5000
       138,876.51               .0800              15.2700
            10.0000             .0000              15.2700
             9.5000             .1500               5.0200
             9.2700             .0000               5.0200
             9.2700             .0000

       1554054                  .5000              14.8750
       121,976.18               .0800              14.6450
             9.3750             .0000              14.6450
             8.8750             .1500               4.5200
             8.6450             .0000               4.5200
             8.6450             .0000

       1554057                  .5000              16.3500
        59,880.64               .0800              16.1200
            10.8500             .0000              16.1200
            10.3500             .1500               6.6200
            10.1200             .0000               6.6200
            10.1200             .0000

       1554059                  .5000              15.4000
        75,965.65               .0800              15.1700
             9.9000             .0000              15.1700
             9.4000             .1500               5.3700
             9.1700             .0000               5.3700
             9.1700             .0000

       1554062                  .5000              15.4500
        80,464.01               .0800              15.2200
             9.9500             .0000              15.2200
             9.4500             .1500               5.7200
             9.2200             .0000               5.7200
             9.2200             .0000
1



       1554081                  .5000              13.8500
        94,940.65               .0800              13.6200
             8.3500             .0000              13.6200
             7.8500             .1500               4.5200
             7.6200             .0000               4.5200
             7.6200             .0000

       1554103                  .5000              16.2500
        81,569.28               .0800              16.0200
            10.7500             .0000              16.0200
            10.2500             .1500               5.3950
            10.0200             .0000               5.3950
            10.0200             .0000

       1554117                  .5000              14.6000
       139,425.37               .0800              14.3700
             9.1000             .0000              14.3700
             8.6000             .1500               5.4950
             8.3700             .0000               5.4950
             8.3700             .0000

       1554119                  .5000              15.5000
       104,953.55               .0800              15.2700
            10.0000             .0000              15.2700
             9.5000             .1500               4.7700
             9.2700             .0000               4.7700
             9.2700             .0000

       1554124                  .5000              15.7000
        74,968.21               .0800              15.4700
            10.2000             .0000              15.4700
             9.7000             .1500               6.5950
             9.4700             .0000               6.5950
             9.4700             .0000

       1554174                  .5000              13.8500
       295,815.08               .0800              13.6200
             8.3500             .0000              13.6200
             7.8500             .1500               4.9950
             7.6200             .0000               4.9950
             7.6200             .0000

       1554176                  .5000              13.4500
        79,891.18               .0800              13.2200
             7.9500             .0000              13.2200
             7.4500             .1500               4.7700
             7.2200             .0000               4.7700
             7.2200             .0000

       1554194                  .5000              15.1000
       134,689.62               .0800              14.8700
             9.6000             .0000              14.8700
             9.1000             .1500               6.0200
             8.8700             .0000               6.0200
             8.8700             .0000
1



       1554242                  .5000              15.2500
        82,700.00               .0800              15.0200
             9.7500             .0000              15.0200
             9.2500             .1500               4.3950
             9.0200             .0000               4.3950
             9.0200             .0000

       1554246                  .5000              15.2500
       108,949.15               .0800              15.0200
             9.7500             .0000              15.0200
             9.2500             .1500               4.7700
             9.0200             .0000               4.7700
             9.0200             .0000

       1554258                  .5000              15.3750
       194,711.50               .0800              15.1450
             9.8750             .0000              15.1450
             9.3750             .1500               4.7700
             9.1450             .0000               4.7700
             9.1450             .0000

       1554261                  .5000              13.2000
        75,745.96               .0800              12.9700
             7.7000             .0000              12.9700
             7.2000             .1500               4.5200
             6.9700             .0000               4.5200
             6.9700             .0000

       1554262                  .5000              15.1250
        47,977.01               .0800              14.8950
             9.6250             .0000              14.8950
             9.1250             .1500               4.7700
             8.8950             .0000               4.7700
             8.8950             .0000

       1554263                  .5000              17.2500
        67,458.97               .0800              17.0200
            11.7500             .0000              17.0200
            11.2500             .1500               7.7200
            11.0200             .0000               7.7200
            11.0200             .0000

       1554264                  .5000              13.5000
       113,846.51               .0800              13.2700
             8.0000             .0000              13.2700
             7.5000             .1500               4.0200
             7.2700             .0000               4.0200
             7.2700             .0000

       1554265                  .5000              13.4500
        43,970.18               .0800              13.2200
             7.9500             .0000              13.2200
             7.4500             .1500               4.7700
             7.2200             .0000               4.7700
             7.2200             .0000
1



       1554267                  .5000              14.7000
       224,882.13               .0800              14.4700
             9.2000             .0000              14.4700
             8.7000             .1500               6.0200
             8.4700             .0000               6.0200
             8.4700             .0000

       1554270                  .5000              13.0000
        72,745.97               .0800              12.7700
             7.5000             .0000              12.7700
             7.0000             .1500               4.3200
             6.7700             .0000               4.3200
             6.7700             .0000

       1554272                  .5000              14.6250
       153,668.18               .0800              14.3950
             9.1250             .0000              14.3950
             8.6250             .1500               4.2700
             8.3950             .0000               4.2700
             8.3950             .0000

       1554273                  .5000              12.8000
        74,942.07               .0800              12.5700
             7.3000             .0000              12.5700
             6.8000             .1500               4.1200
             6.5700             .0000               4.1200
             6.5700             .0000

       1554275                  .5000              15.4900
       105,778.08               .0800              15.2600
             9.9900             .0000              15.2600
             9.4900             .1500               5.9600
             9.2600             .0000               5.9600
             9.2600             .0000

       1554276                  .5000              15.3000
        89,916.56               .0800              15.0700
             9.8000             .0000              15.0700
             9.3000             .1500               5.6700
             9.0700             .0000               5.6700
             9.0700             .0000

       1554277                  .5000              14.7500
       190,900.98               .0800              14.5200
             9.2500             .0000              14.5200
             8.7500             .1500               4.2700
             8.5200             .0000               4.2700
             8.5200             .0000

       1554278                  .5000              15.4000
        89,218.96               .0800              15.1700
             9.9000             .0000              15.1700
             9.4000             .1500               6.1700
             9.1700             .0000               6.1700
             9.1700             .0000
1



       1554282                  .5000              16.3750
        83,969.22               .0800              16.1450
            10.8750             .0000              16.1450
            10.3750             .1500               4.2700
            10.1450             .0000               4.2700
            10.1450             .0000

       1554291                  .5000              14.8750
        79,959.60               .0800              14.6450
             9.3750             .0000              14.6450
             8.8750             .1500               4.7700
             8.6450             .0000               4.7700
             8.6450             .0000

       1554296                  .5000              15.5000
        74,483.77               .0800              15.2700
            10.0000             .0000              15.2700
             9.5000             .1500               4.2700
             9.2700             .0000               4.2700
             9.2700             .0000

       1554474                  .5000              17.0000
        55,532.24               .0800              16.7700
            11.5000             .0000              16.7700
            11.0000             .1500               6.5200
            10.7700             .0000               6.5200
            10.7700             .0000

       1554494                  .5000              14.5000
        69,600.00               .0800              14.2700
             9.0000             .0000              14.2700
             8.5000             .1500               5.3950
             8.2700             .0000               5.3950
             8.2700             .0000

       1554496                  .5000              14.6250
       121,000.00               .0800              14.3950
             9.1250             .0000              14.3950
             8.6250             .1500               4.5200
             8.3950             .0000               4.5200
             8.3950             .0000

       1554508                  .5000              14.2500
       165,554.69               .0800              14.0200
             8.7500             .0000              14.0200
             8.2500             .1500               4.0200
             8.0200             .0000               4.0200
             8.0200             .0000

       1554509                  .5000              14.7500
       225,764.76               .0800              14.5200
             9.2500             .0000              14.5200
             8.7500             .1500               4.0200
             8.5200             .0000               4.0200
             8.5200             .0000
1



       1554640                  .5000              15.5000
        99,811.25               .0800              15.2700
            10.0000             .0000              15.2700
             9.5000             .1500               4.2700
             9.2700             .0000               4.2700
             9.2700             .0000

       1554643                  .5000              15.0000
        80,960.16               .0800              14.7700
             9.5000             .0000              14.7700
             9.0000             .1500               5.0200
             8.7700             .0000               5.0200
             8.7700             .0000

       1554784                  .5000              15.5000
       163,927.45               .0800              15.2700
            10.0000             .0000              15.2700
             9.5000             .1500               5.1450
             9.2700             .0000               5.1450
             9.2700             .0000

       1554790                  .5000              14.7500
        70,476.56               .0800              14.5200
             9.2500             .0000              14.5200
             8.7500             .1500               4.6450
             8.5200             .0000               4.6450
             8.5200             .0000

       1554877                  .5000              16.2500
       152,000.00               .0800              16.0200
             9.7500             .0000              16.0200
             9.2500             .1500               6.0200
             9.0200             .0000               6.0200
             9.0200             .0000

       1554878                  .5000              14.2500
       164,050.00               .0800              14.0200
             8.7500             .0000              14.0200
             8.2500             .1500               4.2700
             8.0200             .0000               4.2700
             8.0200             .0000

       1554975                  .5000              15.3750
        97,600.00               .0800              15.1450
             9.8750             .0000              15.1450
             9.3750             .1500               5.2700
             9.1450             .0000               5.2700
             9.1450             .0000

       1554992                  .5000              16.0000
       229,408.80               .0800              15.7700
            10.5000             .0000              15.7700
            10.0000             .1500               5.0200
             9.7700             .0000               5.0200
             9.7700             .0000
1



       1554994                  .5000              14.7500
       274,857.43               .0800              14.5200
             9.2500             .0000              14.5200
             8.7500             .1500               4.0200
             8.5200             .0000               4.0200
             8.5200             .0000

       1554995                  .5000              14.0000
       175,893.38               .0800              13.7700
             8.5000             .0000              13.7700
             8.0000             .1500               4.8950
             7.7700             .0000               4.8950
             7.7700             .0000

       1554996                  .5000              17.2500
        55,633.17               .0800              17.0200
            11.7500             .0000              17.0200
            11.2500             .1500               6.0200
            11.0200             .0000               6.0200
            11.0200             .0000

       1554997                  .5000              17.0000
       211,432.40               .0800              16.7700
            11.5000             .0000              16.7700
            11.0000             .1500               5.5200
            10.7700             .0000               5.5200
            10.7700             .0000

       1555083                  .5000              15.2500
        69,055.24               .0800              15.0200
             9.7500             .0000              15.0200
             9.2500             .1500               5.3950
             9.0200             .0000               5.3950
             9.0200             .0000

       1555087                  .5000              15.4350
       124,437.13               .0800              15.2050
             9.3750             .0000              15.2050
             8.8750             .1500               5.0200
             8.6450             .0000               5.0200
             8.6450             .0000

       1555150                  .5000              14.5000
       159,824.54               .0800              14.2700
             9.0000             .0000              14.2700
             8.5000             .1500               4.5200
             8.2700             .0000               4.5200
             8.2700             .0000

       1555173                  .5000              15.2500
       130,439.11               .0800              15.0200
             9.7500             .0000              15.0200
             9.2500             .1500               4.7700
             9.0200             .0000               4.7700
             9.0200             .0000
1



       1555194                  .5000              15.5000
       146,535.15               .0800              15.2700
            10.0000             .0000              15.2700
             9.5000             .1500               4.5200
             9.2700             .0000               4.5200
             9.2700             .0000

       1555195                  .5000              14.0000
       125,523.91               .0800              13.7700
             8.5000             .0000              13.7700
             8.0000             .1500               4.5200
             7.7700             .0000               4.5200
             7.7700             .0000

       1555206                  .5000              15.6250
       123,896.61               .0800              15.3950
            10.1250             .0000              15.3950
             9.6250             .1500               4.8950
             9.3950             .0000               4.8950
             9.3950             .0000

       1555210                  .5000              15.7500
        48,829.51               .0800              15.5200
            10.2500             .0000              15.5200
             9.7500             .1500               4.5200
             9.5200             .0000               4.5200
             9.5200             .0000

       1555213                  .5000              14.7500
       176,708.34               .0800              14.5200
             9.2500             .0000              14.5200
             8.7500             .1500               4.5200
             8.5200             .0000               4.5200
             8.5200             .0000

       1555301                  .5000              16.0000
       100,619.48               .0800              15.7700
             9.5000             .0000              15.7700
             9.0000             .1500               6.5200
             8.7700             .0000               6.5200
             8.7700             .0000

       1555311                  .5000              14.7500
        89,906.32               .0800              14.5200
             9.2500             .0000              14.5200
             8.7500             .1500               4.5200
             8.5200             .0000               4.5200
             8.5200             .0000

       1555314                  .5000              15.2500
       262,348.97               .0800              15.0200
             8.7500             .0000              15.0200
             8.2500             .1500               4.7600
             8.0200             .0000               4.7600
             8.0200             .0000
1



       1555321                  .5000              15.8900
        93,153.08               .0800              15.6600
             9.3900             .0000              15.6600
             8.8900             .1500               5.1600
             8.6600             .0000               5.1600
             8.6600             .0000

       1555337                  .5000              16.9500
       135,860.40               .0800              16.7200
            10.4500             .0000              16.7200
             9.9500             .1500               5.2200
             9.7200             .0000               5.2200
             9.7200             .0000

       1555341                  .5000              14.2500
        91,893.74               .0800              14.0200
             8.7500             .0000              14.0200
             8.2500             .1500               5.5200
             8.0200             .0000               5.5200
             8.0200             .0000

       1555342                  .5000              15.9500
        84,957.75               .0800              15.7200
             9.4500             .0000              15.7200
             8.9500             .1500               5.2200
             8.7200             .0000               5.2200
             8.7200             .0000

       1555346                  .5000              16.4900
        79,764.63               .0800              16.2600
             9.9900             .0000              16.2600
             9.4900             .1500               5.0200
             9.2600             .0000               5.0200
             9.2600             .0000

       1555352                  .5000              16.8900
        87,964.19               .0800              16.6600
            10.3900             .0000              16.6600
             9.8900             .1500               5.6600
             9.6600             .0000               5.6600
             9.6600             .0000

       1555362                  .5000              16.8900
        78,288.13               .0800              16.6600
            10.3900             .0000              16.6600
             9.8900             .1500               5.6600
             9.6600             .0000               5.6600
             9.6600             .0000

       1555365                  .5000              16.4900
        42,621.10               .0800              16.2600
             9.9900             .0000              16.2600
             9.4900             .1500               4.7600
             9.2600             .0000               4.7600
             9.2600             .0000
1



       1555368                  .5000              16.1900
       159,924.40               .0800              15.9600
             9.6900             .0000              15.9600
             9.1900             .1500               4.9600
             8.9600             .0000               4.9600
             8.9600             .0000

       1555369                  .5000              16.1900
        51,175.81               .0800              15.9600
             9.6900             .0000              15.9600
             9.1900             .1500               5.2200
             8.9600             .0000               5.2200
             8.9600             .0000

       1555372                  .5000              16.3900
       115,547.65               .0800              16.1600
             9.8900             .0000              16.1600
             9.3900             .1500               5.1600
             9.1600             .0000               5.1600
             9.1600             .0000

       1555374                  .5000              16.4900
       109,851.28               .0800              16.2600
             9.9900             .0000              16.2600
             9.4900             .1500               5.2600
             9.2600             .0000               5.2600
             9.2600             .0000

       1555378                  .5000              15.6900
       150,321.04               .0800              15.4600
             9.1900             .0000              15.4600
             8.6900             .1500               5.2200
             8.4600             .0000               5.2200
             8.4600             .0000

       1555381                  .5000              17.3900
        87,168.15               .0800              17.1600
            10.8900             .0000              17.1600
            10.3900             .1500               5.4200
            10.1600             .0000               5.4200
            10.1600             .0000

       1555384                  .5000              15.6900
        79,858.05               .0800              15.4600
             9.1900             .0000              15.4600
             8.6900             .1500               4.9600
             8.4600             .0000               4.9600
             8.4600             .0000

       1555386                  .5000              19.1900
       128,768.42               .0800              18.9600
            12.6900             .0000              18.9600
            12.1900             .1500               6.2200
            11.9600             .0000               6.2200
            11.9600             .0000
1



       1555426                  .5000              15.7500
       141,880.39               .0800              15.5200
            10.2500             .0000              15.5200
             9.7500             .1500               5.0200
             9.5200             .0000               5.0200
             9.5200             .0000

       1555522                  .5000              16.8750
       302,300.67               .0800              16.6450
            11.3750             .0000              16.6450
            10.8750             .1500               7.2700
            10.6450             .0000               7.2700
            10.6450             .0000

       1555544                  .5000              14.2500
       103,879.89               .0800              14.0200
             8.7500             .0000              14.0200
             8.2500             .1500               4.7700
             8.0200             .0000               4.7700
             8.0200             .0000

       1555570                  .5000              15.3750
        99,954.57               .0800              15.1450
             9.8750             .0000              15.1450
             9.3750             .1500               5.1450
             9.1450             .0000               5.1450
             9.1450             .0000

       1555599                  .5000              15.7500
        80,466.24               .0800              15.5200
            10.2500             .0000              15.5200
             9.7500             .1500               5.0200
             9.5200             .0000               5.0200
             9.5200             .0000

       1555618                  .5000              16.4900
        74,966.76               .0800              16.2600
             9.9900             .0000              16.2600
             9.4900             .1500               6.0200
             9.2600             .0000               6.0200
             9.2600             .0000

       1555624                  .5000              18.4900
        30,091.37               .0800              18.2600
            11.9900             .0000              18.2600
            11.4900             .1500               6.5200
            11.2600             .0000               6.5200
            11.2600             .0000

       1555629                  .5000              16.7500
        24,989.51               .0800              16.5200
            10.2500             .0000              16.5200
             9.7500             .1500               6.0200
             9.5200             .0000               6.0200
             9.5200             .0000
1



       1555644                  .5000              15.2500
       130,050.14               .0800              15.0200
             8.7500             .0000              15.0200
             8.2500             .1500               5.0200
             8.0200             .0000               5.0200
             8.0200             .0000

       1555646                  .5000              14.5000
       123,932.27               .0800              14.2700
             9.0000             .0000              14.2700
             8.5000             .1500               4.8950
             8.2700             .0000               4.8950
             8.2700             .0000

       1555649                  .5000              15.8900
       119,939.59               .0800              15.6600
             9.3900             .0000              15.6600
             8.8900             .1500               4.6600
             8.6600             .0000               4.6600
             8.6600             .0000

       1555692                  .5000              15.6250
        92,200.00               .0800              15.3950
            10.1250             .0000              15.3950
             9.6250             .1500               5.2700
             9.3950             .0000               5.2700
             9.3950             .0000

       1555705                  .5000              16.1250
        77,850.00               .0800              15.8950
            10.6250             .0000              15.8950
            10.1250             .1500               4.5200
             9.8950             .0000               4.5200
             9.8950             .0000

       1555741                  .5000              15.1250
       102,750.75               .0800              14.8950
             9.6250             .0000              14.8950
             9.1250             .1500               5.7700
             8.8950             .0000               5.7700
             8.8950             .0000

       1555745                  .5000              15.0000
       112,344.71               .0800              14.7700
             9.5000             .0000              14.7700
             9.0000             .1500               5.2700
             8.7700             .0000               5.2700
             8.7700             .0000

       1555839                  .5000              15.6250
        74,967.69               .0800              15.3950
            10.1250             .0000              15.3950
             9.6250             .1500               6.0200
             9.3950             .0000               6.0200
             9.3950             .0000
1



       1555846                  .5000              15.8750
        28,388.40               .0800              15.6450
            10.3750             .0000              15.6450
             9.8750             .1500               6.1450
             9.6450             .0000               6.1450
             9.6450             .0000

       1555847                  .5000              17.4900
        53,184.74               .0800              17.2600
            11.9900             .0000              17.2600
            11.4900             .1500               7.0200
            11.2600             .0000               7.0200
            11.2600             .0000

       1555851                  .5000              17.0000
        84,772.90               .0800              16.7700
            11.5000             .0000              16.7700
            11.0000             .1500               7.0200
            10.7700             .0000               7.0200
            10.7700             .0000

       1555856                  .5000              17.3750
       119,964.70               .0800              17.1450
            11.8750             .0000              17.1450
            11.3750             .1500               6.2700
            11.1450             .0000               6.2700
            11.1450             .0000

       1555858                  .5000              13.8750
        72,754.74               .0800              13.6450
             8.3750             .0000              13.6450
             7.8750             .1500               5.1450
             7.6450             .0000               5.1450
             7.6450             .0000

       1555861                  .5000              16.6250
       123,956.97               .0800              16.3950
            11.1250             .0000              16.3950
            10.6250             .1500               6.3950
            10.3950             .0000               6.3950
            10.3950             .0000

       1555864                  .5000              17.6250
        65,231.84               .0800              17.3950
            12.1250             .0000              17.3950
            11.6250             .1500               7.2700
            11.3950             .0000               7.2700
            11.3950             .0000

       1555866                  .5000              14.8750
       308,308.24               .0800              14.6450
             8.3750             .0000              14.6450
             7.8750             .1500               5.3950
             7.6450             .0000               5.3950
             7.6450             .0000
1



       1555867                  .5000              15.7500
       107,954.71               .0800              15.5200
            10.2500             .0000              15.5200
             9.7500             .1500               5.0200
             9.5200             .0000               5.0200
             9.5200             .0000

       1555868                  .5000              16.2500
       206,422.26               .0800              16.0200
            10.7500             .0000              16.0200
            10.2500             .1500               5.5200
            10.0200             .0000               5.5200
            10.0200             .0000

       1555877                  .5000              15.8750
       138,543.41               .0800              15.6450
            10.3750             .0000              15.6450
             9.8750             .1500               6.2700
             9.6450             .0000               6.2700
             9.6450             .0000

       1555880                  .5000              14.4900
       247,364.52               .0800              14.2600
             8.9900             .0000              14.2600
             8.4900             .1500               5.2200
             8.2600             .0000               5.2200
             8.2600             .0000

       1555886                  .5000              15.1250
        95,954.01               .0800              14.8950
             9.6250             .0000              14.8950
             9.1250             .1500               5.6450
             8.8950             .0000               5.6450
             8.8950             .0000

       1555889                  .5000              14.3750
        65,213.42               .0800              14.1450
             8.8750             .0000              14.1450
             8.3750             .1500               4.7700
             8.1450             .0000               4.7700
             8.1450             .0000

       1555891                  .5000              15.2500
        80,550.00               .0800              15.0200
             9.7500             .0000              15.0200
             9.2500             .1500               5.2700
             9.0200             .0000               5.2700
             9.0200             .0000

       1555894                  .5000              15.6250
        49,978.47               .0800              15.3950
            10.1250             .0000              15.3950
             9.6250             .1500               5.5200
             9.3950             .0000               5.5200
             9.3950             .0000
1



       1555896                  .5000              15.2500
       188,733.30               .0800              15.0200
             9.7500             .0000              15.0200
             9.2500             .1500               5.7700
             9.0200             .0000               5.7700
             9.0200             .0000

       1555897                  .5000              15.2500
        44,900.00               .0800              15.0200
             9.7500             .0000              15.0200
             9.2500             .1500               5.2700
             9.0200             .0000               5.2700
             9.0200             .0000

       1555901                  .5000              15.0000
        90,355.53               .0800              14.7700
             9.5000             .0000              14.7700
             9.0000             .1500               5.5200
             8.7700             .0000               5.5200
             8.7700             .0000

       1555903                  .5000              16.2500
       149,943.53               .0800              16.0200
            10.7500             .0000              16.0200
            10.2500             .1500               5.0200
            10.0200             .0000               5.0200
            10.0200             .0000

       1555907                  .5000              15.6250
        67,970.71               .0800              15.3950
            10.1250             .0000              15.3950
             9.6250             .1500               5.0200
             9.3950             .0000               5.0200
             9.3950             .0000

       1555908                  .5000              15.6250
       185,170.21               .0800              15.3950
            10.1250             .0000              15.3950
             9.6250             .1500               6.0200
             9.3950             .0000               6.0200
             9.3950             .0000

       1555909                  .5000              14.9900
       147,677.17               .0800              14.7600
             9.4900             .0000              14.7600
             8.9900             .1500               5.2600
             8.7600             .0000               5.2600
             8.7600             .0000

       1555910                  .5000              15.0000
        63,968.52               .0800              14.7700
             9.5000             .0000              14.7700
             9.0000             .1500               5.5200
             8.7700             .0000               5.5200
             8.7700             .0000
1



       1555912                  .5000              16.1250
        77,969.83               .0800              15.8950
            10.6250             .0000              15.8950
            10.1250             .1500               5.6450
             9.8950             .0000               5.6450
             9.8950             .0000

       1555913                  .5000              14.6250
        74,460.35               .0800              14.3950
             9.1250             .0000              14.3950
             8.6250             .1500               5.2700
             8.3950             .0000               5.2700
             8.3950             .0000

       1555919                  .5000              13.5000
       308,800.00               .0800              13.2700
             8.0000             .0000              13.2700
             7.5000             .1500               4.7700
             7.2700             .0000               4.7700
             7.2700             .0000

       1555927                  .5000              15.2500
        81,650.00               .0800              15.0200
             9.7500             .0000              15.0200
             9.2500             .1500               5.1450
             9.0200             .0000               5.1450
             9.0200             .0000

       1555934                  .5000              14.7500
       139,927.42               .0800              14.5200
             9.2500             .0000              14.5200
             8.7500             .1500               5.0200
             8.5200             .0000               5.0200
             8.5200             .0000

       1555940                  .5000              14.8750
       175,322.03               .0800              14.6450
             9.3750             .0000              14.6450
             8.8750             .1500               5.7700
             8.6450             .0000               5.7700
             8.6450             .0000

       1555944                  .5000              17.0000
        69,977.62               .0800              16.7700
            11.5000             .0000              16.7700
            11.0000             .1500               6.1450
            10.7700             .0000               6.1450
            10.7700             .0000

       1555945                  .5000              14.5500
       115,810.45               .0800              14.3200
             9.0500             .0000              14.3200
             8.5500             .1500               4.5200
             8.3200             .0000               4.5200
             8.3200             .0000
1



       1555961                  .5000              14.7500
        86,954.89               .0800              14.5200
             9.2500             .0000              14.5200
             8.7500             .1500               4.7700
             8.5200             .0000               4.7700
             8.5200             .0000

       1555972                  .5000              13.8750
       165,497.07               .0800              13.6450
             8.3750             .0000              13.6450
             7.8750             .1500               3.6450
             7.6450             .0000               3.6450
             7.6450             .0000

       1555977                  .5000              15.1250
       101,201.50               .0800              14.8950
             9.6250             .0000              14.8950
             9.1250             .1500               4.7700
             8.8950             .0000               4.7700
             8.8950             .0000

       1556045                  .5000              14.3750
       246,361.80               .0800              14.1450
             8.8750             .0000              14.1450
             8.3750             .1500               4.7700
             8.1450             .0000               4.7700
             8.1450             .0000

       1556053                  .5000              14.8750
        81,558.79               .0800              14.6450
             9.3750             .0000              14.6450
             8.8750             .1500               5.1450
             8.6450             .0000               5.1450
             8.6450             .0000

       1556068                  .5000              14.7500
       127,134.06               .0800              14.5200
             9.2500             .0000              14.5200
             8.7500             .1500               5.2700
             8.5200             .0000               5.2700
             8.5200             .0000

       1556109                  .5000              15.8750
       111,954.27               .0800              15.6450
            10.3750             .0000              15.6450
             9.8750             .1500               5.1450
             9.6450             .0000               5.1450
             9.6450             .0000

       1556110                  .5000              16.6250
        81,971.55               .0800              16.3950
            11.1250             .0000              16.3950
            10.6250             .1500               5.5200
            10.3950             .0000               5.5200
            10.3950             .0000
1



       1556111                  .5000              14.8750
        80,809.17               .0800              14.6450
             9.3750             .0000              14.6450
             8.8750             .1500               4.7700
             8.6450             .0000               4.7700
             8.6450             .0000

       1556113                  .5000              15.1250
       335,839.04               .0800              14.8950
             9.6250             .0000              14.8950
             9.1250             .1500               6.0200
             8.8950             .0000               6.0200
             8.8950             .0000

       1556119                  .5000              14.7500
       111,941.93               .0800              14.5200
             9.2500             .0000              14.5200
             8.7500             .1500               5.2700
             8.5200             .0000               5.2700
             8.5200             .0000

       1556120                  .5000              15.8750
        73,470.00               .0800              15.6450
            10.3750             .0000              15.6450
             9.8750             .1500               6.5200
             9.6450             .0000               6.5200
             9.6450             .0000

       1556122                  .5000              15.1250
       125,689.76               .0800              14.8950
             9.6250             .0000              14.8950
             9.1250             .1500               6.0200
             8.8950             .0000               6.0200
             8.8950             .0000

       1556202                  .5000              15.8750
       121,500.00               .0800              15.6450
            10.3750             .0000              15.6450
             9.8750             .1500               4.7700
             9.6450             .0000               4.7700
             9.6450             .0000

       1556204                  .5000              17.0000
        83,973.16               .0800              16.7700
            11.5000             .0000              16.7700
            11.0000             .1500               6.6450
            10.7700             .0000               6.6450
            10.7700             .0000

       1556205                  .5000              14.1250
       117,680.48               .0800              13.8950
             8.6250             .0000              13.8950
             8.1250             .1500               4.0200
             7.8950             .0000               4.0200
             7.8950             .0000
1



       1556207                  .5000              15.1250
        99,400.00               .0800              14.8950
             9.6250             .0000              14.8950
             9.1250             .1500               4.7700
             8.8950             .0000               4.7700
             8.8950             .0000

       1556212                  .5000              15.0000
       104,948.35               .0800              14.7700
             9.5000             .0000              14.7700
             9.0000             .1500               5.1450
             8.7700             .0000               5.1450
             8.7700             .0000

       1556226                  .5000              16.5000
       119,957.21               .0800              16.2700
            11.0000             .0000              16.2700
            10.5000             .1500               5.6450
            10.2700             .0000               5.6450
            10.2700             .0000

       1556239                  .5000              14.7500
        72,212.55               .0800              14.5200
             9.2500             .0000              14.5200
             8.7500             .1500               5.1450
             8.5200             .0000               5.1450
             8.5200             .0000

       1556252                  .5000              14.7500
       139,927.42               .0800              14.5200
             9.2500             .0000              14.5200
             8.7500             .1500               5.7700
             8.5200             .0000               5.7700
             8.5200             .0000

       1556254                  .5000              14.6250
        52,072.28               .0800              14.3950
             9.1250             .0000              14.3950
             8.6250             .1500               5.3950
             8.3950             .0000               5.3950
             8.3950             .0000

       1556256                  .5000              16.5000
        53,580.88               .0800              16.2700
            11.0000             .0000              16.2700
            10.5000             .1500               5.7700
            10.2700             .0000               5.7700
            10.2700             .0000

       1556261                  .5000              15.1250
       174,666.28               .0800              14.8950
             9.6250             .0000              14.8950
             9.1250             .1500               5.3950
             8.8950             .0000               5.3950
             8.8950             .0000
1



       1556264                  .5000              15.7500
        67,171.82               .0800              15.5200
            10.2500             .0000              15.5200
             9.7500             .1500               5.6450
             9.5200             .0000               5.6450
             9.5200             .0000

       1556265                  .5000              17.7500
       244,933.69               .0800              17.5200
            12.2500             .0000              17.5200
            11.7500             .1500               6.8950
            11.5200             .0000               6.8950
            11.5200             .0000

       1556341                  .5000              15.2500
       112,147.66               .0800              15.0200
             9.7500             .0000              15.0200
             9.2500             .1500               5.1450
             9.0200             .0000               5.1450
             9.0200             .0000

       1556363                  .5000              17.0500
       104,150.00               .0800              16.8200
            10.5500             .0000              16.8200
            10.0500             .1500               5.4200
             9.8200             .0000               5.4200
             9.8200             .0000

       1556373                  .5000              16.8750
        35,688.28               .0800              16.6450
            11.3750             .0000              16.6450
            10.8750             .1500               6.3950
            10.6450             .0000               6.3950
            10.6450             .0000

       1556381                  .5000              15.3750
        75,531.02               .0800              15.1450
             9.8750             .0000              15.1450
             9.3750             .1500               5.5200
             9.1450             .0000               5.5200
             9.1450             .0000

       1556387                  .5000              15.9500
       111,000.00               .0800              15.7200
             9.4500             .0000              15.7200
             8.9500             .1500               4.7700
             8.7200             .0000               4.7700
             8.7200             .0000

       1556394                  .5000              16.0000
       160,971.39               .0800              15.7700
            10.5000             .0000              15.7700
            10.0000             .1500               6.0200
             9.7700             .0000               6.0200
             9.7700             .0000
1



       1556417                  .5000              16.4900
       182,619.01               .0800              16.2600
             9.9900             .0000              16.2600
             9.4900             .1500               5.8200
             9.2600             .0000               5.8200
             9.2600             .0000

       1556458                  .5000              16.0000
        99,151.20               .0800              15.7700
             9.5000             .0000              15.7700
             9.0000             .1500               4.8200
             8.7700             .0000               4.8200
             8.7700             .0000

       1556464                  .5000              16.0750
       157,173.86               .0800              15.8450
             9.5750             .0000              15.8450
             9.0750             .1500               5.1950
             8.8450             .0000               5.1950
             8.8450             .0000

       1556492                  .5000              14.7500
       268,000.00               .0800              14.5200
             8.2500             .0000              14.5200
             7.7500             .1500               4.1200
             7.5200             .0000               4.1200
             7.5200             .0000

       1556515                  .5000              15.4900
       119,934.32               .0800              15.2600
             8.9900             .0000              15.2600
             8.4900             .1500               4.4200
             8.2600             .0000               4.4200
             8.2600             .0000

       1556805                  .5000              15.5000
        60,723.13               .0800              15.2700
            10.0000             .0000              15.2700
             9.5000             .1500               4.5200
             9.2700             .0000               4.5200
             9.2700             .0000

       1556806                  .5000              14.2500
       106,000.00               .0800              14.0200
             8.7500             .0000              14.0200
             8.2500             .1500               4.5200
             8.0200             .0000               4.5200
             8.0200             .0000

       1556811                  .5000              15.2500
       117,645.09               .0800              15.0200
             9.7500             .0000              15.0200
             9.2500             .1500               4.5200
             9.0200             .0000               4.5200
             9.0200             .0000
1



       1556813                  .5000              15.5000
        44,400.00               .0800              15.2700
            10.0000             .0000              15.2700
             9.5000             .1500               4.5200
             9.2700             .0000               4.5200
             9.2700             .0000

       1556814                  .5000              13.0500
       116,164.59               .0800              12.8200
             7.5500             .0000              12.8200
             7.0500             .1500               4.3700
             6.8200             .0000               4.3700
             6.8200             .0000

       1556816                  .5000              14.1500
        93,445.08               .0800              13.9200
             8.6500             .0000              13.9200
             8.1500             .1500               4.9200
             7.9200             .0000               4.9200
             7.9200             .0000

       1556817                  .5000              14.5500
       123,932.97               .0800              14.3200
             9.0500             .0000              14.3200
             8.5500             .1500               5.3200
             8.3200             .0000               5.3200
             8.3200             .0000

       1556818                  .5000              15.2500
       104,651.16               .0800              15.0200
             9.7500             .0000              15.0200
             9.2500             .1500               4.5200
             9.0200             .0000               4.5200
             9.0200             .0000

       1556820                  .5000              14.9000
       110,194.61               .0800              14.6700
             9.4000             .0000              14.6700
             8.9000             .1500               6.2200
             8.6700             .0000               6.2200
             8.6700             .0000

       1556822                  .5000              14.7500
       130,432.35               .0800              14.5200
             9.2500             .0000              14.5200
             8.7500             .1500               6.0700
             8.5200             .0000               6.0700
             8.5200             .0000

       1556823                  .5000              14.5000
        61,166.57               .0800              14.2700
             9.0000             .0000              14.2700
             8.5000             .1500               5.3950
             8.2700             .0000               5.3950
             8.2700             .0000
1



       1556824                  .5000              15.2000
       102,801.50               .0800              14.9700
             9.7000             .0000              14.9700
             9.2000             .1500               6.0950
             8.9700             .0000               6.0950
             8.9700             .0000

       1556828                  .5000              14.1000
       125,925.23               .0800              13.8700
             8.6000             .0000              13.8700
             8.1000             .1500               4.9950
             7.8700             .0000               4.9950
             7.8700             .0000

       1556829                  .5000              13.4500
       275,313.26               .0800              13.2200
             7.9500             .0000              13.2200
             7.4500             .1500               4.7700
             7.2200             .0000               4.7700
             7.2200             .0000

       1556833                  .5000              14.3500
        89,199.71               .0800              14.1200
             8.8500             .0000              14.1200
             8.3500             .1500               6.0700
             8.1200             .0000               6.0700
             8.1200             .0000

       1556834                  .5000              13.0500
        56,208.67               .0800              12.8200
             7.5500             .0000              12.8200
             7.0500             .1500               4.3700
             6.8200             .0000               4.3700
             6.8200             .0000

       1556836                  .5000              13.6000
        90,000.00               .0800              13.3700
             8.1000             .0000              13.3700
             7.6000             .1500               4.3700
             7.3700             .0000               4.3700
             7.3700             .0000

       1556839                  .5000              14.8500
        68,265.33               .0800              14.6200
             9.3500             .0000              14.6200
             8.8500             .1500               5.2200
             8.6200             .0000               5.2200
             8.6200             .0000

       1556843                  .5000              15.1250
       349,832.33               .0800              14.8950
             9.6250             .0000              14.8950
             9.1250             .1500               4.0200
             8.8950             .0000               4.0200
             8.8950             .0000
1



       1556848                  .5000              15.1000
       180,000.00               .0800              14.8700
             9.6000             .0000              14.8700
             9.1000             .1500               5.9950
             8.8700             .0000               5.9950
             8.8700             .0000

       1556857                  .5000              15.3500
        51,976.25               .0800              15.1200
             9.8500             .0000              15.1200
             9.3500             .1500               5.8200
             9.1200             .0000               5.8200
             9.1200             .0000

       1556858                  .5000              14.8750
       212,392.69               .0800              14.6450
             9.3750             .0000              14.6450
             8.8750             .1500               5.1450
             8.6450             .0000               5.1450
             8.6450             .0000

       1556878                  .5000              15.1000
       111,096.47               .0800              14.8700
             9.6000             .0000              14.8700
             9.1000             .1500               5.9950
             8.8700             .0000               5.9950
             8.8700             .0000

       1556891                  .5000              15.4000
        61,247.31               .0800              15.1700
             9.9000             .0000              15.1700
             9.4000             .1500               5.7700
             9.1700             .0000               5.7700
             9.1700             .0000

       1556894                  .5000              14.3000
       109,937.37               .0800              14.0700
             8.8000             .0000              14.0700
             8.3000             .1500               5.6200
             8.0700             .0000               5.6200
             8.0700             .0000

       1556912                  .5000              14.4500
        82,754.30               .0800              14.2200
             8.9500             .0000              14.2200
             8.4500             .1500               5.7700
             8.2200             .0000               5.7700
             8.2200             .0000

       1556916                  .5000              15.6500
        78,132.72               .0800              15.4200
            10.1500             .0000              15.4200
             9.6500             .1500               6.1200
             9.4200             .0000               6.1200
             9.4200             .0000
1



       1556920                  .5000              13.9500
        90,344.67               .0800              13.7200
             8.4500             .0000              13.7200
             7.9500             .1500               5.2700
             7.7200             .0000               5.2700
             7.7200             .0000

       1556924                  .5000              13.6500
       225,000.00               .0800              13.4200
             8.1500             .0000              13.4200
             7.6500             .1500               4.9700
             7.4200             .0000               4.9700
             7.4200             .0000

       1556927                  .5000              17.9500
       204,697.01               .0800              17.7200
            12.4500             .0000              17.7200
            11.9500             .1500               7.6200
            11.7200             .0000               7.6200
            11.7200             .0000

       1556930                  .5000              15.7500
       152,806.42               .0800              15.5200
            10.2500             .0000              15.5200
             9.7500             .1500               4.7700
             9.5200             .0000               4.7700
             9.5200             .0000

       1556934                  .5000              16.5000
        58,104.27               .0800              16.2700
            11.0000             .0000              16.2700
            10.5000             .1500               6.1200
            10.2700             .0000               6.1200
            10.2700             .0000

       1556937                  .5000              14.4500
       116,935.42               .0800              14.2200
             8.9500             .0000              14.2200
             8.4500             .1500               5.7700
             8.2200             .0000               5.7700
             8.2200             .0000

       1556943                  .5000              15.3750
       131,940.03               .0800              15.1450
             9.8750             .0000              15.1450
             9.3750             .1500               5.1450
             9.1450             .0000               5.1450
             9.1450             .0000

       1556944                  .5000              15.2000
       191,159.82               .0800              14.9700
             9.7000             .0000              14.9700
             9.2000             .1500               6.0950
             8.9700             .0000               6.0950
             8.9700             .0000
1



       1556945                  .5000              14.4500
       125,030.95               .0800              14.2200
             8.9500             .0000              14.2200
             8.4500             .1500               5.7700
             8.2200             .0000               5.7700
             8.2200             .0000

       1556949                  .5000              15.1250
        63,969.34               .0800              14.8950
             9.6250             .0000              14.8950
             9.1250             .1500               4.7700
             8.8950             .0000               4.7700
             8.8950             .0000

       1556950                  .5000              15.5000
        60,323.31               .0800              15.2700
            10.0000             .0000              15.2700
             9.5000             .1500               5.1450
             9.2700             .0000               5.1450
             9.2700             .0000

       1556951                  .5000              13.5000
       116,172.00               .0800              13.2700
             8.0000             .0000              13.2700
             7.5000             .1500               5.6200
             7.2700             .0000               5.6200
             7.2700             .0000

       1556953                  .5000              13.8500
       134,316.04               .0800              13.6200
             8.3500             .0000              13.6200
             7.8500             .1500               5.1700
             7.6200             .0000               5.1700
             7.6200             .0000

       1556955                  .5000              15.0500
       129,936.72               .0800              14.8200
             9.5500             .0000              14.8200
             9.0500             .1500               5.7700
             8.8200             .0000               5.7700
             8.8200             .0000

       1556958                  .5000              15.5500
       154,332.41               .0800              15.3200
            10.0500             .0000              15.3200
             9.5500             .1500               6.0200
             9.3200             .0000               6.0200
             9.3200             .0000

       1556967                  .5000              15.1250
        77,962.63               .0800              14.8950
             9.6250             .0000              14.8950
             9.1250             .1500               4.7700
             8.8950             .0000               4.7700
             8.8950             .0000
1



       1556968                  .5000              14.7000
       151,920.37               .0800              14.4700
             9.2000             .0000              14.4700
             8.7000             .1500               6.0200
             8.4700             .0000               6.0200
             8.4700             .0000

       1556971                  .5000              15.0500
        82,459.84               .0800              14.8200
             9.5500             .0000              14.8200
             9.0500             .1500               5.7200
             8.8200             .0000               5.7200
             8.8200             .0000

       1556973                  .5000              15.4500
        93,250.00               .0800              15.2200
             9.9500             .0000              15.2200
             9.4500             .1500               5.6200
             9.2200             .0000               5.6200
             9.2200             .0000

       1556974                  .5000              14.0000
       145,511.79               .0800              13.7700
             8.5000             .0000              13.7700
             8.0000             .1500               5.4700
             7.7700             .0000               5.4700
             7.7700             .0000

       1556978                  .5000              13.4500
        91,937.64               .0800              13.2200
             7.9500             .0000              13.2200
             7.4500             .1500               4.7700
             7.2200             .0000               4.7700
             7.2200             .0000

       1556980                  .5000              13.7000
        89,942.02               .0800              13.4700
             8.2000             .0000              13.4700
             7.7000             .1500               5.2200
             7.4700             .0000               5.2200
             7.4700             .0000

       1556986                  .5000              16.5000
       148,946.87               .0800              16.2700
            11.0000             .0000              16.2700
            10.5000             .1500               5.2700
            10.2700             .0000               5.2700
            10.2700             .0000

       1556987                  .5000              15.6250
        83,963.82               .0800              15.3950
            10.1250             .0000              15.3950
             9.6250             .1500               4.1450
             9.3950             .0000               4.1450
             9.3950             .0000
1



       1556988                  .5000              15.6250
       111,200.00               .0800              15.3950
            10.1250             .0000              15.3950
             9.6250             .1500               4.5200
             9.3950             .0000               4.5200
             9.3950             .0000

       1556990                  .5000              14.2500
        72,250.00               .0800              14.0200
             8.7500             .0000              14.0200
             8.2500             .1500               4.7700
             8.0200             .0000               4.7700
             8.0200             .0000

       1557003                  .5000              15.8750
       103,157.87               .0800              15.6450
            10.3750             .0000              15.6450
             9.8750             .1500               5.7700
             9.6450             .0000               5.7700
             9.6450             .0000

       1557004                  .5000              15.7500
        50,778.70               .0800              15.5200
            10.2500             .0000              15.5200
             9.7500             .1500               5.6450
             9.5200             .0000               5.6450
             9.5200             .0000

       1557011                  .5000              15.2500
        32,600.00               .0800              15.0200
             9.7500             .0000              15.0200
             9.2500             .1500               4.2700
             9.0200             .0000               4.2700
             9.0200             .0000

       1557056                  .5000              14.0000
       102,737.73               .0800              13.7700
             8.5000             .0000              13.7700
             8.0000             .1500               5.7700
             7.7700             .0000               5.7700
             7.7700             .0000

       1557058                  .5000              15.7500
        77,467.50               .0800              15.5200
            10.2500             .0000              15.5200
             9.7500             .1500               5.1450
             9.5200             .0000               5.1450
             9.5200             .0000

       1557064                  .5000              15.0000
       101,200.20               .0800              14.7700
             9.5000             .0000              14.7700
             9.0000             .1500               6.3950
             8.7700             .0000               6.3950
             8.7700             .0000
1



       1557068                  .5000              16.3750
       185,931.85               .0800              16.1450
            10.8750             .0000              16.1450
            10.3750             .1500               6.6450
            10.1450             .0000               6.6450
            10.1450             .0000

       1557092                  .5000              15.8750
       110,500.00               .0800              15.6450
            10.3750             .0000              15.6450
             9.8750             .1500               4.7700
             9.6450             .0000               4.7700
             9.6450             .0000

       1557454                  .5000              16.6250
        56,200.00               .0800              16.3950
            10.1250             .0000              16.3950
             9.6250             .1500               4.8950
             9.3950             .0000               4.8950
             9.3950             .0000

       1557470                  .5000              16.2500
        56,178.84               .0800              16.0200
            10.7500             .0000              16.0200
            10.2500             .1500               5.6200
            10.0200             .0000               5.6200
            10.0200             .0000

       1557472                  .5000              14.5000
        40,000.00               .0800              14.2700
             9.0000             .0000              14.2700
             8.5000             .1500               3.7700
             8.2700             .0000               3.7700
             8.2700             .0000

       1557479                  .5000              16.0300
       127,349.70               .0800              15.8000
            10.5300             .0000              15.8000
            10.0300             .1500               5.2700
             9.8000             .0000               5.2700
             9.8000             .0000

       1557523                  .5000              15.6250
        76,050.00               .0800              15.3950
            10.1250             .0000              15.3950
             9.6250             .1500               5.2700
             9.3950             .0000               5.2700
             9.3950             .0000

       1557555                  .5000              13.2500
       111,920.94               .0800              13.0200
             7.7500             .0000              13.0200
             7.2500             .1500               5.2200
             7.0200             .0000               5.2200
             7.0200             .0000
1



       1557564                  .5000              18.0300
        79,979.66               .0800              17.8000
            12.5300             .0000              17.8000
            12.0300             .1500               6.5200
            11.8000             .0000               6.5200
            11.8000             .0000

       1557577                  .5000              15.4000
       142,935.37               .0800              15.1700
             9.9000             .0000              15.1700
             9.4000             .1500               4.9200
             9.1700             .0000               4.9200
             9.1700             .0000

       1557583                  .5000              16.8300
        85,396.65               .0800              16.6000
            11.3300             .0000              16.6000
            10.8300             .1500               5.0200
            10.6000             .0000               5.0200
            10.6000             .0000

       1557816                  .5000              15.0000
       180,000.00               .0800              14.7700
             9.5000             .0000              14.7700
             9.0000             .1500               4.7700
             8.7700             .0000               4.7700
             8.7700             .0000

       1557817                  .5000              14.8750
        51,800.00               .0800              14.6450
             9.3750             .0000              14.6450
             8.8750             .1500               5.5200
             8.6450             .0000               5.5200
             8.6450             .0000

       1557921                  .5000              14.0000
        92,000.00               .0800              13.7700
             8.5000             .0000              13.7700
             8.0000             .1500               4.0200
             7.7700             .0000               4.0200
             7.7700             .0000

       1558077                  .5000              16.5000
        16,500.00               .0800              16.2700
            11.0000             .0000              16.2700
            10.5000             .1500               5.2700
            10.2700             .0000               5.2700
            10.2700             .0000

       1558245                  .5000              14.2500
       144,000.00               .0800              14.0200
             8.7500             .0000              14.0200
             8.2500             .1500               5.0200
             8.0200             .0000               5.0200
             8.0200             .0000
1



       1559035                  .5000              15.7500
       204,850.00               .0800              15.5200
            10.2500             .0000              15.5200
             9.7500             .1500               5.1450
             9.5200             .0000               5.1450
             9.5200             .0000

       1559379                  .5000              15.3000
        64,000.00               .0800              15.0700
             9.8000             .0000              15.0700
             9.3000             .1500               4.6200
             9.0700             .0000               4.6200
             9.0700             .0000

       1559413                  .5000              15.5000
       320,000.00               .0800              15.2700
            10.0000             .0000              15.2700
             9.5000             .1500               4.5700
             9.2700             .0000               4.5700
             9.2700             .0000

       1559448                  .5000              14.7500
        80,250.00               .0800              14.5200
             9.2500             .0000              14.5200
             8.7500             .1500               4.5200
             8.5200             .0000               4.5200
             8.5200             .0000

       1559460                  .5000              17.7500
        65,000.00               .0800              17.5200
            12.2500             .0000              17.5200
            11.7500             .1500               5.5200
            11.5200             .0000               5.5200
            11.5200             .0000

       1559712                  .5000              16.0500
       103,159.43               .0800              15.8200
            10.5500             .0000              15.8200
            10.0500             .1500               5.0200
             9.8200             .0000               5.0200
             9.8200             .0000

       1559714                  .5000              16.3750
        68,800.00               .0800              16.1450
            10.8750             .0000              16.1450
            10.3750             .1500               6.3200
            10.1450             .0000               6.3200
            10.1450             .0000

       1559718                  .5000              16.2500
       168,000.00               .0800              16.0200
            10.7500             .0000              16.0200
            10.2500             .1500               5.7700
            10.0200             .0000               5.7700
            10.0200             .0000
1



       1559722                  .5000              16.1250
       102,400.00               .0800              15.8950
            10.6250             .0000              15.8950
            10.1250             .1500               4.6450
             9.8950             .0000               4.6450
             9.8950             .0000

       1559724                  .5000              15.7500
       108,000.00               .0800              15.5200
            10.2500             .0000              15.5200
             9.7500             .1500               5.9200
             9.5200             .0000               5.9200
             9.5200             .0000

       1559728                  .5000              14.1500
       132,000.00               .0800              13.9200
             8.6500             .0000              13.9200
             8.1500             .1500               4.1200
             7.9200             .0000               4.1200
             7.9200             .0000

       1559731                  .5000              16.2500
        53,929.69               .0800              16.0200
            10.7500             .0000              16.0200
            10.2500             .1500               5.9200
            10.0200             .0000               5.9200
            10.0200             .0000

       1559732                  .5000              14.2500
       134,300.00               .0800              14.0200
             8.7500             .0000              14.0200
             8.2500             .1500               4.0200
             8.0200             .0000               4.0200
             8.0200             .0000

       1559935                  .5000              16.6000
        60,978.71               .0800              16.3700
            11.1000             .0000              16.3700
            10.6000             .1500               5.0200
            10.3700             .0000               5.0200
            10.3700             .0000

  TOTAL NUMBER OF LOANS:     1204
  TOTAL BALANCE........:        151,859,043.76


  RUN ON     : 03/25/97            RFC DISCLOSURE SYSTEM      RFFSDARM-01
  AT         : 09.16.19            INITIAL SECURITY FEES      AMORTIZED BALANCE
  SERIES     : RASC 1997-KS1 GRP II  ARM SUMMARY REPORT       CUTOFF : 03/01/97
  POOL       : 0004242
             :
             :
  POOL STATUS: F

                                   WEIGHTED AVERAGES    FROM        TO
  --------------------------------------------------------------------------
  CURR NOTE RATE                       9.5653            5.6250     14.5000
  RFC NET RATE                         9.0653            5.1250     14.0000
  NET MTG RATE(INVSTR RATE)            8.8353            4.8950     13.7700
  POST STRIP RATE                      8.8353            4.8950     13.7700
  SUB SERV FEE                          .5000             .5000       .5000
  MSTR SERV FEE                         .0800             .0800       .0800
  ALL EXP                               .0000             .0000       .0000
  MISC EXP                              .1500             .1500       .1500
  SPREAD                                .0000             .0000       .0000
  STRIP                                 .0000             .0000       .0000
  RFC NET CEILING(MX RFC NET RT)      15.1208           11.1250     19.4900
  MAX NET MTG RT(MAX INV RT)          14.8908           10.8950     19.2600
  MAX POST STRIP RATE                 14.8908           10.8950     19.2600
  INV RATE MARGIN                      4.9967            1.1700      8.7700
  POST STRIP MARGIN                    4.9967            1.1700      8.7700







  TOTAL NUMBER OF LOANS:  1204
  TOTAL BALANCE........:   151,859,043.76


                             ***************************
                             *      END OF REPORT      *
                             ***************************


NY1-196367.4
                                                       D-2-1

                                                     EXHIBIT E


                                           FORMS OF REQUEST FOR RELEASE

DATE:

TO:

RE:      REQUEST FOR RELEASE OF DOCUMENTS

In connection with the administration of the pool of Mortgage Loans held by you for the referenced pool, we request the release of the Mortgage Loan File described below.

Pooling and Servicing Agreement Dated:
Series#:
Account#:
Pool#:
Loan#:
Borrower Name(s):
Reason for Document Request: (circle one)           rchased

"We hereby certify that all amounts received or to be received in connection with such payments which are required to be deposited have been or will be so deposited as provided in the Pooling and Servicing Agreement."


Residential Funding Corporation
Authorized Signature
*************************************************************
TO CUSTODIAN/TRUSTEE: Please acknowledge this request, and check off documents being enclosed with a copy of this form. You should retain this form for your files in accordance with the terms of the Pooling and Servicing Agreement.

         Enclosed Documents:        [] Promissory Note
                                            [] Primary Insurance Policy
                                            [] Mortgage or Deed of Trust
                                            [] Assignment(s) of Mortgage or
                                               Deed of Trust
                                            [] Title Insurance Policy
                                            [] Other:


Name                                Date
Title


NY1-196367.4
                                                        E-1

DATE:

TO:

RE:      REQUEST FOR RELEASE OF DOCUMENTS

In connection with the administration of the pool of Mortgage Loans held by you for the referenced pool, we request the release of the Mortgage Loan File described below.

Pooling and Servicing Agreement Dated:
Series#:
Account#:
Pool#:
Loan#:
Borrower Name(s):
Reason for Document Request (circle one):     Mortgage Loan Prepaid in Full
                          Mortgage Loan in Foreclosure

"We hereby certify that such release will not invalidate any insurance coverage provided in respect of the Mortgage Loan pursuant to the Pooling and Servicing Agreement."


Residential Funding Corporation
Authorized Signature
*************************************************************

TO CUSTODIAN/TRUSTEE: Please acknowledge this request, and check off documents being enclosed with a copy of this form. You should retain this form for your files in accordance with the terms of the Pooling and Servicing Agreement.

         Enclosed Documents:        [] Promissory Note
                                            [] Primary Insurance Policy
                                            [] Mortgage or Deed of Trust
                                            [] Assignment(s) of Mortgage or
                                               Deed of Trust
                                            [] Title Insurance Policy
                                            [] Other:


Name                                Date

Title


NY1-196367.4
                                                        E-2

                                                    EXHIBIT F-1

                                     FORM OF TRANSFER AFFIDAVIT AND AGREEMENT

STATE OF                   )
                           ) :ss.
COUNTY OF         )

                  [NAME OF OFFICER], being first duly sworn, deposes and says:

                  1. That he is [Title of Officer] of [Name of Owner] (record or beneficial owner of the Mortgage Pass-Through Certificates, Series 1997-KS1 Class R (the "Owner")), a [savings institution] [corporation] duly organized and existing under the laws of [the State of
   ] [the United States], on behalf of which he makes this affidavit and agreement.

                  2. That the Owner (i) is not and will not be a "disqualified organization" as of [date of transfer] within the meaning of Section 860E(e)(5) of the Internal Revenue Code of 1986, as amended (the "Code"), (ii) will endeavor to remain other than a disqualified organization for so long as it retains its ownership interest in the Class R Certificates, and (iii) is acquiring the Class R Certificates for its own account or for the account of another Owner from which it has received an affidavit and agreement in substantially the same form as this affidavit and agreement. (For this purpose, a "disqualified organization" means the United States, any state or political subdivision thereof, any agency or instrumentality of any of the foregoing (other than an instrumentality all of the activities of which are subject to tax and, except for the Federal Home Loan Mortgage Corporation, a majority of whose board of directors is not selected by any such governmental entity) or any foreign government, international organization or any agency or instrumentality of such foreign government or organization, any rural electric or telephone cooperative, or any organization (other than certain farmers' cooperatives) that is generally exempt from federal income tax unless such organization is subject to the tax on unrelated business taxable income).

                  3. That the Owner is aware (i) of the tax that would be imposed on transfers of Class R Certificates to disqualified organizations under the Code, that applies to all transfers of Class R Certificates after March 31, 1988; (ii) that such tax would be on the transferor, or, if such transfer is through an agent (which person includes a broker, nominee or middleman) for a disqualified organization, on the agent; (iii) that the person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnishes to such person an affidavit that the transferee is not a disqualified organization and, at the time of transfer, such person does not have actual knowledge that the affidavit is false; and (iv) that the Class R Certificates may be "noneconomic residual interests" within the meaning of Treasury regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax.

                  4. That the Owner is aware of the tax imposed on a "pass-through entity" holding Class R Certificates if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity. (For this purpose,


NY1-196367.4
                                                       F-1-1
a "pass through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives.)

                  5. That the Owner is aware that the Trustee will not register the transfer of any Class R Certificates unless the transferee, or the transferee's agent, delivers to it an affidavit and agreement, among other things, in substantially the same form as this affidavit and agreement. The Owner expressly agrees that it will not consummate any such transfer if it knows or believes that any of the representations contained in such affidavit and agreement are false.

                  6. That the Owner has reviewed the restrictions set forth on the face of the Class R Certificates and the provisions of Section 5.02(f) of the Pooling and Servicing Agreement under which the Class R Certificates were issued (in particular, clause (iii)(A) and (iii)(B) of Section 5.02(f) which authorize the Trustee to deliver payments to a person other than the Owner and negotiate a mandatory sale by the Trustee in the event the Owner holds such Certificates in violation of Section 5.02(f)). The Owner expressly agrees to be bound by and to comply with such restrictions and provisions.

                  7. That the Owner consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that the Class R Certificates will only be owned, directly or indirectly, by an Owner that is not a disqualified organization.

                  8.  The Owner's Taxpayer Identification Number is           .

                  9. This affidavit and agreement relates only to the Class R Certificates held by the Owner and not to any other holder of the Class R Certificates. The Owner understands that the liabilities described herein relate only to the Class R Certificates.

                  10. That no purpose of the Owner relating to the transfer of any of the Class R Certificates by the Owner is or will be to impede the assessment or collection of any tax.

                  11. That the Owner has no present knowledge or expectation that it will be unable to pay any United States taxes owed by it so long as any of the Certificates remain outstanding. In this regard, the Owner hereby represents to and for the benefit of the person from whom it acquired the Class R Certificate that the Owner intends to pay taxes associated with holding such Class R Certificate as they become due, fully understanding that it may incur tax liabilities in excess of any cash flows generated by the Class R Certificate.

                  12. That the Owner has no present knowledge or expectation that it will become insolvent or subject to a bankruptcy proceeding for so long as any of the Class R Certificates remain outstanding.

                  13. The Owner is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate or trust whose income from sources without the United States is includable in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States.


NY1-196367.4
                                                       F-1-2

                  14. The Purchaser is not an employee benefit plan or other plan subject to the prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or an investment manager, named fiduciary or a trustee of any such plan, or any other Person acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any such plan.


NY1-196367.4
                                                       F-1-3

                  IN WITNESS WHEREOF, the Owner has caused this instrument to be executed on its behalf, pursuant to the authority of its Board of Directors, by its [Title of Officer] and its corporate seal to be hereunto attached, attested by its [Assistant] Secretary, this day of
         , 19__.


                           [NAME OF OWNER]


                                            By:
                                               [Name of Officer]
                                               [Title of Officer]
[Corporate Seal]

ATTEST:



[Assistant] Secretary



         Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer] of the Owner, and acknowledged to me that he executed the same as his free act and deed and the free act and deed of the Owner.

         Subscribed and sworn before me this     day of              , 19__.




                          NOTARY PUBLIC

                          COUNTY OF
                          STATE OF
                          My Commission expires the       day of         , 19  .


NY1-196367.4
                                                       F-1-4

                                                    EXHIBIT F-2

                                          FORM OF TRANSFEROR CERTIFICATE


                                            __________________, 19__


Residential Asset Securities Corporation
8400 Normandale Lake Boulevard
Suite 600
Minneapolis, Minnesota  55437

The First National Bank of Chicago
One North State Street
9th Floor
Chicago, Illinois 60602

Attention:  Corporate Trust Administration

         Re:      Mortgage Pass-Through Certificates,
                  Series 1997-KS1, Class R

Ladies and Gentlemen:

         This letter is delivered to you in connection with the transfer by (the "Seller") to ______________________________________ (the "Purchaser") of
$_____________ Initial Certificate Principal Balance of Mortgage Pass-Through Certificates, Series 1997-KS1, Class R (the "Certificates"), pursuant to Section
5.02  of the  Pooling  and  Servicing  Agreement  (the  "Pooling  and  Servicing
Agreement"), dated as of March 1, 1997, among Residential Asset Securities Corporation, as seller (the "Company"), Residential Funding Corporation, as master servicer, and The First National Bank of Chicago, as trustee (the "Trustee"). All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Seller hereby certifies, represents and warrants to, and covenants with, the Company and the Trustee that:

     1. No purpose of the Seller relating to the transfer of the Certificate by the Seller to the Purchaser is or will be to impede the assessment or collection of any tax.
         2. The Seller understands that the Purchaser has delivered to the Trustee and the Master Servicer a transfer affidavit and agreement in the form attached to the Pooling and Servicing Agreement as Exhibit F-1. The Seller does not know or believe that any representation contained therein is false.

     3. The Seller, at the time of the transfer, has conducted a reasonable investigation of the financial condition of the Purchaser as contemplated by Treasury Regulations Section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Seller has determined that the

NY1-196367.4
                                                       F-2-1

Purchaser has historically paid its debts as they become due and has found no significant evidence to indicate that the Purchaser will not continue to pay its debts as they become due in the future. The Seller understands that the transfer of a Class R Certificate may not be respected for United States income tax purposes (and the Seller may continue to be liable for United States income taxes associated therewith) unless the Seller has conducted such an investigation.

     4. The Seller has no actual knowledge that the proposed Transferee is not both a United States Person and a Permitted Transferee.
                                            Very truly yours,




                                            (Seller)


                                            By:
                                            Name:
                                            Title:


NY1-196367.4
                                                       F-2-2

                                                     EXHIBIT G

                                      FORM OF INVESTOR REPRESENTATION LETTER


                                                       , 19


Residential Asset Securities Corporation
8400 Normandale Lake Boulevard
Suite 600
Minneapolis, MN 55437

The First National Bank of Chicago
One North State Street
9th Floor
Chicago, Illinois 60602

Attention:  Corporate Trust Administration

                  Re:      Mortgage Pass-Through Certificates,
                           Series 1997-KS1, Class R

Ladies and Gentlemen:

     (the "Purchaser") intends to purchase from (the "Seller") $ Initial Certificate Principal Balance of Mortgage Pass-Through Certificates, Series 1997-KS1, Class R (the "Certificates"), issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of March 1, 1997 among Residential Asset Securities Corporation, as seller (the "Company"), Residential Funding Corporation, as master servicer, and The First National Bank of Chicago, as trustee (the "Trustee"). All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Purchaser hereby certifies, represents and warrants to, and covenants with, the Company and the Trustee that:
                           1. The Purchaser understands that (a) the Certificates have not been and will not be registered or qualified under the Securities Act of 1933, as amended (the "Act") or any state securities law, (b) the Company is not required to so register or qualify the Certificates, (c) the Certificates may be resold only if registered and qualified pursuant to the provisions of the Act or any state securities law, or if an exemption from such registration and qualification is available, (d) the Pooling and Servicing Agreement contains restrictions regarding the transfer of the Certificates and (e) the Certificates will bear a legend to the foregoing effect.



NY1-196367.4
                                                        G-1

                           2. The  Purchaser is acquiring the  Certificates  for
                  its own account for investment only and not with a view to or for sale in connection with any distribution thereof in any manner that would violate the Act or any applicable state securities laws.

                           3. The Purchaser is (a) a substantial,  sophisticated
                  institutional investor having such knowledge and experience in financial and business matters, and, in particular, in such matters related to securities similar to the Certificates, such that it is capable of evaluating the merits and risks of investment in the Certificates, (b) able to bear the economic risks of such an investment and (c) an "accredited investor" within the meaning of Rule 501(a) promulgated pursuant to the Act.

                           4. The Purchaser has been furnished with, and has had
                  an opportunity to review (a) [a copy of the Private Placement Memorandum, dated , 19 , relating to the Certificates (b)] a copy of the Pooling and Servicing Agreement and [b] [c] such other information concerning the Certificates, the Mortgage Loans and the Company as has been requested by the Purchaser from the Company or the Seller and is relevant to the Purchaser's decision to purchase the Certificates. The Purchaser has had any questions arising from such review answered by the Company or the Seller to the satisfaction of the Purchaser. [If the Purchaser did not purchase the Certificates from the Seller in connection with the initial distribution of the Certificates and was provided with a copy of the Private Placement Memorandum (the "Memorandum") relating to the original sale (the "Original Sale") of the Certificates by the Company, the Purchaser acknowledges that such Memorandum was provided to it by the Seller, that the Memorandum was prepared by the Company solely for use in connection with the Original Sale and the Company did not participate in or facilitate in any way the purchase of the Certificates by the Purchaser from the Seller, and the Purchaser agrees that it will look solely to the Seller and not to the Company with respect to any damage, liability, claim or expense arising out of, resulting from or in connection with (a) error or omission, or alleged error or omission, contained in the Memorandum, or (b) any information, development or event arising after the date of the Memorandum.]

                           5. The Purchaser has not and will not nor has it authorized or will it authorize any person to (a) offer, pledge, sell, dispose of or otherwise transfer any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) solicit any offer to buy or to accept a pledge, disposition of other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner,
                  (c) otherwise approach or negotiate with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) make any general solicitation by means of general advertising or in any other manner or (e) take any other action, that (as to any of (a) through (e) above) would constitute a distribution of any Certificate under the Act, that would render the disposition of any Certificate a violation of Section 5 of the Act or any state securities law, or


NY1-196367.4
                                                        G-2
                  that would require registration or qualification pursuant thereto. The Purchaser will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of the Pooling and Servicing Agreement.

                           [6.  The Purchaser

                                    (a) is not an employee benefit plan or other
                  plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986 (the "Code") (a "Plan"), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan; or

                                    (b) is an insurance  company,  the source of
                  funds to be used by it to purchase the Certificates is an "insurance company general account" (within the meaning of Department of Labor Prohibited Transaction Class Exemption ("PTCE") 95-60), and the purchase is being made in reliance upon the availability of the exemptive relief afforded under
                  Section III of PTCE 95-60.]

                           7.  The Purchaser is not a non-United States person.

                                            Very truly yours,



                                            By:
                                            Name:
                                            Title:



NY1-196367.4
                                                        G-3

                                                     EXHIBIT H

                                     FORM OF TRANSFEROR REPRESENTATION LETTER




                                                     , 19


Residential Asset Securities Corporation
8400 Normandale Lake Boulevard
Suite 600
Minneapolis, Minnesota 55437

The First National Bank of Chicago
One North State Street
9th Floor
Chicago, Illinois 60602

Attention:  Residential Funding Corporation Series 1997-KS1

                  Re:      Mortgage Pass-Through Certificates,
                           Series 1997-KS1, Class R

Ladies and Gentlemen:

     In connection with the sale by (the "Seller") to (the ------------- ------------------ "Purchaser") of $ Initial Certificate Principal Balance of Mortgage Pass-Through ----------- Certificates, Series 1997-KS1, Class R (the "Certificates"), issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of March 1, 1997 among Residential Asset Securities Corporation, as seller (the "Company"), Residential Funding Corporation, as master servicer, and The First National Bank of Chicago, as trustee (the "Trustee"). The Seller hereby certifies, represents and warrants to, and covenants with, the Company and the Trustee that:
                  Neither the Seller nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) has solicited any offer to buy or to accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) has otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner,
(d) has made any general solicitation by means of general advertising or in any other manner, or (e) has taken any other action, that (as to any of (a) through (e) above) would constitute a distribution of the Certificates under the Securities Act of 1933 (the "Act"), that would render the disposition of any Certificate a violation of Section 5 of the Act or any state securities law, or that would require registration or qualification


NY1-196367.4
                                                        H-1
pursuant thereto. The Seller will not act, in any manner set forth in the foregoing sentence with respect to any Certificate. The Seller has not and will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of the Pooling and Servicing Agreement.

                                                              Very truly yours,


                                                              (Seller)



                                                              By:
                                                              Name:
                                                              Title:




NY1-196367.4
                                                        H-2

                                    EXHIBIT I

                   Text of Amendment to Pooling and Servicing
                  Agreement Pursuant to Section 11.01(e) for a
                                Limited Guaranty

                                   ARTICLE XII

             Subordinate Certificate Loss Coverage; Limited Guaranty

                  Section 12.01. Subordinate Certificate Loss Coverage; Limited Guaranty. (a) Subject to subsection (c) below, prior to the later of the third Business Day prior to each Distribution Date or the related Determination Date, the Master Servicer shall determine whether it or any Subservicer will be entitled to any reimbursement pursuant to Section 4.02(a) on such Distribution Date for Advances or Subservicer Advances previously made, (which will not be Advances or Subservicer Advances that were made with respect to delinquencies which were subsequently determined to be Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses) and, if so, the Master Servicer shall demand payment from Residential Funding of an amount equal to the amount of any Advances or Subservicer Advances reimbursed pursuant to
Section 4.02(a), to the extent such Advances or Subservicer Advances have not been included in the amount of the Realized Loss in the related Mortgage Loan, and shall distribute the same to the Class R Certificateholders in the same manner as if such amount were to be distributed pursuant to Section 4.02(a).

                  (b) Subject to subsection (c) below, prior to the later of the third Business Day prior to each Distribution Date or the related Determination Date, the Master Servicer shall determine whether any Realized Losses (other than Excess Special Hazard Losses, Excess Bankruptcy Losses, Excess Fraud Losses and Extraordinary Losses) will be allocated to the Class R Certificates on such Distribution Date pursuant to Section 4.05, and, if so, the Master Servicer shall demand payment from Residential Funding of the amount of such Realized Loss and shall distribute the same to the Class R Certificateholders in the same manner as if such amount were to be distributed pursuant to Section 4.02(a); provided, however, that the amount of such demand in respect of any Distribution Date shall in no event be greater than the sum of (i) the additional amount of Accrued Certificate Interest that would have been paid for the Class R Certificateholders on such Distribution Date had such Realized Loss or Losses not occurred plus (ii) the amount of the reduction in the Certificate Principal Balances of the Class R Certificates on such Distribution Date due to such Realized Loss or Losses. Notwithstanding such payment, such Realized Losses shall be deemed to have been borne by the Certificateholders for purposes of
Section 4.05. Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses and Extraordinary Losses allocated to the Class R Certificates will not be covered by the Subordinate Certificate Loss Obligation.

                  (c) Demands for payments pursuant to this Section shall be made prior to the later of the third Business Day prior to each Distribution Date or the related Determination Date by the Master Servicer with written notice thereof to the Trustee. The maximum amount that Residential Funding shall be required to pay pursuant to this Section on any Distribution Date


NY1-196367.4
                                                        I-1

(the  "Amount  Available")  shall be equal to the lesser of (X) minus the sum of
(i) all previous payments made under subsections (a) and (b) hereof and (ii) all draws under the Limited Guaranty made in lieu of such payments as described below in subsection (d) and (Y) the then outstanding Certificate Principal Balances of the Class R Certificates, or such lower amount as may be established pursuant to Section 12.02. Residential Funding's obligations as described in this Section are referred to herein as the "Subordinate Certificate Loss Obligation."

                  (d) The Trustee will promptly notify General Motors Acceptance Corporation of any failure of Residential Funding to make any payments hereunder and shall demand payment pursuant to the limited guaranty (the "Limited Guaranty"), executed by General Motors Acceptance Corporation, of Residential Funding's obligation to make payments pursuant to this Section, in an amount equal to the lesser of (i) the Amount Available and (ii) such required payments, by delivering to General Motors Acceptance Corporation a written demand for payment by wire transfer, not later than the second Business Day prior to the Distribution Date for such month, with a copy to the Master Servicer.

                  (e) All payments made by Residential Funding pursuant to this Section or amounts paid under the Limited Guaranty shall be deposited directly in the Certificate Account, for distribution on the Distribution Date for such month to the Class R Certificateholders.

                  (f) The Company shall have the option, in its sole discretion, to substitute for either or both of the Limited Guaranty or the Subordinate Certificate Loss Obligation another instrument in the form of a corporate guaranty, an irrevocable letter of credit, a surety bond, insurance policy or similar instrument or a reserve fund; provided that (i) the Company obtains an Opinion of Counsel (which need not be an opinion of Independent counsel) to the effect that obtaining such substitute corporate guaranty, irrevocable letter of credit, surety bond, insurance policy or similar instrument or reserve fund will not cause either (a) any federal tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on "prohibited transactions" under
Section 860(F)(a)(1) of the Code or on "contributions after the startup date" under Section 860(G)(d)(1) of the Code or (b) the Trust Fund to fail to qualify as a REMIC at any time that any Certificate is outstanding, and (ii) no such substitution shall be made unless (A) the substitute Limited Guaranty or Subordinate Certificate Loss Obligation is for an initial amount not less than the then current Amount Available and contains provisions that are in all material respects equivalent to the original Limited Guaranty or Subordinate Certificate Loss Obligation (including that no portion of the fees, reimbursements or other obligations under any such instrument will be borne by the Trust Fund), (B) the long term debt obligations of any obligor of any substitute Limited Guaranty or Subordinate Certificate Loss Obligation (if not supported by the Limited Guaranty) shall be rated at least the lesser of (a) the rating of the long term debt obligations of General Motors Acceptance Corporation as of the date of issuance of the Limited Guaranty and (b) the rating of the long term debt obligations of General Motors Acceptance Corporation at the date of such substitution and (C) the Company obtains written confirmation from each nationally recognized credit rating agency that rated the Class R Certificates at the request of the Company that such substitution shall not lower the rating on the Class R Certificates below the lesser of (a) the then-current rating assigned to the Class R Certificates by such rating agency and (b) the original rating assigned to the Class R Certificates by such rating agency. Any replacement of the Limited Guaranty or Subordinate Certificate Loss Obligation pursuant to this Section shall be accompanied by a written Opinion of Counsel


NY1-196367.4
                                                        I-2
to the substitute guarantor or obligor, addressed to the Master Servicer and the Trustee, that such substitute instrument constitutes a legal, valid and binding obligation of the substitute guarantor or obligor, enforceable in accordance with its terms, and concerning such other matters as the Master Servicer and the Trustee shall reasonably request. Neither the Company, the Master Servicer nor the Trustee shall be obligated to substitute for or replace the Limited Guaranty or Subordinate Certificate Loss Obligation under any circumstance.

                  Section 12.02. Amendments Relating to the Limited Guaranty. Notwithstanding Sections 11.01 or 12.01: (i) the provisions of this Article XII may be amended, superseded or deleted, (ii) the Limited Guaranty or Subordinate Certificate Loss Obligation may be amended, reduced or canceled, and (iii) any other provision of this Agreement which is related or incidental to the matters described in this Article XI may be amended in any manner; in each case by written instrument executed or consented to by the Company and Residential Funding but without the consent of any Certificateholder and without the consent of the Master Servicer or the Trustee being required unless any such amendment would impose any additional obligation on, or otherwise adversely affect the interests of, the Master Servicer or the Trustee, as applicable; provided that the Company shall also obtain a letter from each nationally recognized credit rating agency that rated the Class R Certificates at the request of the Company to the effect that such amendment, reduction, deletion or cancellation will not lower the rating on the Class R Certificates below the lesser of (a) the then-current rating assigned to the Class R Certificates by such rating agency and (b) the original rating assigned to the Class R Certificates by such rating agency, unless (A) the Holder of 100% of the Class R Certificates is Residential Funding or an Affiliate of Residential Funding, or (B) such amendment, reduction, deletion or cancellation is made in accordance with Section 11.01(e) and, provided further that the Company obtains, in the case of a material amendment or supersession (but not a reduction, cancellation or deletion of the Limited Guaranty or the Subordinate Certificate Loss Obligation), an Opinion of Counsel (which need not be an opinion of Independent counsel) to the effect that any such amendment or supersession will not cause either (a) any federal tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or on "contributions after the startup date" under Section 860G(d)(1) of the Code or
(b) the Trust Fund to fail to qualify as a REMIC at any time that any Certificate is outstanding. A copy of any such instrument shall be provided to the Trustee and the Master Servicer together with an Opinion of Counsel that such amendment complies with this Section 12.02.



NY1-196367.4
                                                        I-3

                                                     EXHIBIT J

                                             FORM OF LIMITED GUARANTY

                                                 LIMITED GUARANTY

                                     RESIDENTIAL ASSET SECURITIES CORPORATION

                                        Mortgage Pass-Through Certificates
                                                  Series 1997-KS1



                                                  , 199__

The First National Bank of Chicago
One North State Street
9th Floor
Chicago, Illinois 60602

Attention:  Corporate Trust

Ladies and Gentlemen:

                  WHEREAS, Residential Funding Corporation, a Delaware corporation ("Residential Funding"), an indirect wholly-owned subsidiary of General Motors Acceptance Corporation, a New York corporation ("GMAC"), plans to incur certain obligations as described under Section 12.01 of the Pooling and Servicing Agreement dated as of March 1, 1997 (the "Servicing Agreement"), among Residential Asset Securities Corporation (the "Company"), Residential Funding and The First National Bank of Chicago (the "Trustee") as amended by Amendment No. 1 thereto, dated as of , with respect to the Mortgage Pass-Through Certificates, Series 1997-KS1 (the "Certificates"); and

                  WHEREAS, pursuant to Section 12.01 of the Servicing Agreement, Residential Funding agrees to make payments to the Holders of the Class R Certificates with respect to certain losses on the Mortgage Loans as described in the Servicing Agreement; and

                  WHEREAS, GMAC desires to provide certain assurances with respect to the ability of Residential Funding to secure sufficient funds and faithfully to perform its Subordinate Certificate Loss Obligation;

                  NOW  THEREFORE,   in  consideration  of  the  premises  herein
contained and certain other good and valuable consideration, the receipt of which is hereby acknowledged, GMAC agrees as follows:



NY1-196367.4
                                                        J-1

                  1. Provision of Funds. (a) GMAC agrees to contribute and deposit in the Certificate Account on behalf of Residential Funding (or otherwise provide to Residential Funding, or to cause to be made available to Residential Funding), either directly or through a subsidiary, in any case prior to the related Distribution Date, such moneys as may be required by Residential Funding to perform its Subordinate Certificate Loss Obligation when and as the same arises from time to time upon the demand of the Trustee in accordance with
Section 11.01 of the Servicing Agreement.

                  (b) The agreement set forth in the preceding clause (a) shall be absolute, irrevocable and unconditional and shall not be affected by the transfer by GMAC or any other person of all or any part of its or their interest in Residential Funding, by any insolvency, bankruptcy, dissolution or other proceeding affecting Residential Funding or any other person, by any defense or right of counterclaim, set-off or recoupment that GMAC may have against Residential Funding or any other person or by any other fact or circumstance. Notwithstanding the foregoing, GMAC's obligations under clause (a) shall terminate upon the earlier of (x) substitution for this Limited Guaranty pursuant to Section 12.01(f) of the Servicing Agreement, or (y) the termination of the Trust Fund pursuant to the Servicing Agreement.

                  2. Waiver. GMAC hereby waives any failure or delay on the part of Residential Funding, the Trustee or any other person in asserting or enforcing any rights or in making any claims or demands hereunder. Any defective or partial exercise of any such rights shall not preclude any other or further exercise of that or any other such right. GMAC further waives demand, presentment, notice of default, protest, notice of acceptance and any other notices with respect to this Limited Guaranty, including, without limitation, those of action or nonaction on the part of Residential Funding or the Trustee.

                  3. Modification, Amendment and Termination. This Limited Guaranty may be modified, amended or terminated only by the written agreement of GMAC and the Trustee and only if such modification, amendment or termination is permitted under Section 12.02 of the Servicing Agreement. The obligations of GMAC under this Limited Guaranty shall continue and remain in effect so long as the Servicing Agreement is not modified or amended in any way that might affect the obligations of GMAC under this Limited Guaranty without the prior written consent of GMAC.

     4. Successor. Except as otherwise expressly provided herein, the guarantee herein set forth shall be binding upon GMAC and its respective successors.

     5. Governing Law. This Limited Guaranty shall be governed by the laws of the State of New York.
     6. Authorization and Reliance. GMAC understands that a copy of this Limited Guaranty shall be delivered to the Trustee in connection with the execution of Amendment No. 1 to the Servicing Agreement and GMAC hereby authorizes the Company and the Trustee to rely on the covenants and agreements set forth herein.
     7. Definitions. Capitalized terms used but not otherwise defined herein shall have the meaning given them in the Servicing Agreement.

NY1-196367.4
                                                        J-2

     8. Counterparts. This Limited Guaranty may be executed in any number of counterparts, each of which shall be deemed to be an original and such counterparts shall constitute but one and the same instrument.
                  IN WITNESS WHEREOF, GMAC has caused this Limited Guaranty to be executed and delivered by its respective officers thereunto duly authorized as of the day and year first above written.

                                 GENERAL MOTORS ACCEPTANCE CORPORATION


                                 By:
                                 Name:
                                 Title:


Acknowledged by:

The First National Bank of Chicago,
  as Trustee


By:
Name:
Title:


RESIDENTIAL ASSET SECURITIES CORPORATION


By:
Name:
Title:


NY1-196367.4
                                                        J-3

                                    EXHIBIT K

          FORM OF LENDER CERTIFICATION FOR ASSIGNMENT OF MORTGAGE LOAN


                           __________________, 19____

Residential Asset Securities Corporation
8400 Normandale Lake Boulevard
Suite 600
Minneapolis, Minnesota  55437

The First National Bank of Chicago
One North State Street
9th Floor
Chicago, Illinois 60602

Attention:  Corporate Trust Administration

                  Re: Mortgage Pass-Through Certificates, Series 1997-KS1, Assignment of Mortgage Loan

Ladies and Gentlemen:

                  This letter is delivered to you in connection with the assignment by _________________ (the "Trustee") to _______________________ (the
"Lender") of _______________ (the "Mortgage Loan") pursuant to Section 3.12(d) of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of March 1, 1997, among Residential Asset Securities Corporation, as seller (the "Company"), Residential Funding Corporation, as master servicer, and the Trustee. All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Lender hereby certifies, represents and warrants to, and covenants with, the Master Servicer and the Trustee that:

           (i) the Mortgage Loan is secured by Mortgaged Property located in a jurisdiction in which an assignment in lieu of satisfaction is required to preserve lien priority, minimize or avoid mortgage recording taxes or otherwise comply with, or facilitate a refinancing under, the laws of such jurisdiction;

          (ii) the substance of the assignment is, and is intended to be, a refinancing of such Mortgage Loan and the form of the transaction is solely to comply with, or facilitate the transaction under, such local laws;

         (iii) the Mortgage Loan following the proposed assignment will be modified to have a rate of interest at least 0.25 percent below or above the rate of interest on such Mortgage Loan prior to such proposed assignment; and



NY1-196367.4
                                                        K-1

     (iv) such assignment is at the request of the borrower under the related Mortgage Loan.
                                                              Very truly yours,


                                                              (Lender)

                                                              By:
                                                              Name:
                                                              Title:



NY1-196367.4
                                                        K-2

                                    EXHIBIT L


                  [FORM OF RULE 144A INVESTMENT REPRESENTATION]


                 Description of Rule 144A Securities, including
                                    numbers:
                 ===============================================
                 ===============================================


                  The undersigned seller, as registered holder (the "Seller"), intends to transfer the Rule 144A Securities described above to the undersigned buyer (the "Buyer").

                  1. In connection with such transfer and in accordance with the agreements pursuant to which the Rule 144A Securities were issued, the Seller hereby certifies the following facts: Neither the Seller nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security from, or otherwise approached or negotiated with respect to the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Rule 144A Securities under the Securities Act of 1933, as amended (the "1933 Act"), or that would render the disposition of the Rule 144A Securities a violation of Section 5 of the 1933 Act or require registration pursuant thereto, and that the Seller has not offered the Rule 144A Securities to any person other than the Buyer or another "qualified institutional buyer" as defined in Rule 144A under the 1933 Act.

                  2. The Buyer warrants and represents to and covenants with the Seller, the Trustee and the Master Servicer (as defined in the Pooling and Servicing Agreement (the "Agreement"), dated as of March 1, 1997 among
Residential Funding Corporation, as Master Servicer, Residential Asset Securities Corporation, as depositor, pursuant to Section 5.02 of the Agreement and The First National Bank of Chicago, as trustee, as follows:

                           a.  The   Buyer   understands   that  the  Rule  144A
         Securities have not been registered under the 1933 Act or the securities laws of any state.

                           b. The Buyer considers itself a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Rule 144A Securities.

                           c. The Buyer has been furnished with all information regarding the Rule 144A Securities that it has requested from the Seller, the Trustee or the Servicer.


NY1-196367.4
                                                        L-1

                           d. Neither the Buyer nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security from, or otherwise approached or negotiated with respect to the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Rule 144A Securities under the 1933 Act or that would render the disposition of the Rule 144A Securities a violation of Section 5 of the 1933 Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Rule 144A Securities.

                           e. The Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the 1933 Act and has completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. The Buyer is aware that the sale to it is being made in reliance on Rule 144A. The Buyer is acquiring the Rule 144A Securities for its own account or the accounts of other qualified institutional buyers, understands that such Rule 144A Securities may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the 1933 Act.

                  [3.  The Buyer

                           a. is not an employee benefit or other plan subject to the prohibited transaction provision of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") (a "Plan"), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan; or

                           b. is an insurance company, the source of funds to be used by it to purchase the Certificates is an "insurance company general account" (within the meaning of Department of Labor Prohibited Transaction Class Exemption ("PTCE") 95-60), and the purchase is being made in reliance upon the availability of the exemptive relief afforded under Section III of PTCE 95-60.]

                  4. This document may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same document.

                  IN WITNESS WHEREOF, each of the parties has executed this document as of the date set forth below.


NY1-196367.4
                                                        L-2

Print Name of Seller                 Print Name of Buyer

By:                                  By:
     Name:                           Name:
     Title:                              Title:

Taxpayer Identification:             Taxpayer Identification:

No.                                  No.

Date:                                Date:






NY1-196367.4
                                                        L-3

                              ANNEX 1 TO EXHIBIT L


            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

             [For Buyers Other Than Registered Investment Companies]


             The undersigned hereby certifies as follows in connection with the Rule 144A Investment Representation to which this Certification is attached:

             1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

             2. In connection with purchases by the Buyer, the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because (i) the Buyer owned and/or invested on a discretionary basis $______________________1 in securities (except for the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Buyer satisfies the criteria in the category marked below.

     ___ Corporation, etc. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code.

     ___ Bank. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.
--------
1 Buyer must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Buyer is a dealer, and, in that case, Buyer must own and/or invest on a discretionary basis at least $10,000,000 in securities.



NY1-196367.4
                                                        L-4

     ___ Savings and Loan. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements.

___ Broker-Dealer. The Buyer is a dealer registered pursuant to Section 15 of the ------------- Securities Exchange Act of 1934.
     ___ Insurance Company. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State or territory or the District of Columbia.

___ State or Local Plan. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.
     ___ ERISA Plan. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

___ Investment Adviser. The Buyer is an investment adviser registered under the Investment Advisers Act of 1940.
___ SBIC. The Buyer is a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.
___ Business Development Company. The Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.
     ___ Trust Fund. The Buyer is a trust fund whose trustee is a bank or trust company and whose participants are exclusively (a) plans established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees, or (b) employee benefit plans within the meaning of Title I of the Employee Retirement Income Security Act of 1974, but is not a trust fund that includes as participants individual retirement accounts or H.R.
             10 plans.

             3. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.



NY1-196367.4
                                                        L-5

             4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer's direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934.

             5. The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

  ___        ___           Will the Buyer be purchasing the Rule 144A
  Yes        No                     Securities only for the Buyer's own account?

             6. If the answer to the foregoing question is "no", the Buyer agrees that, in connection with any purchase of securities sold to the Buyer for the account of a third party (including any separate account) in reliance on Rule 144A, the Buyer will only purchase for the account of a third party that at the time is a "qualified institutional buyer" within the meaning of Rule 144A. In addition, the Buyer agrees that the Buyer will not purchase securities for a third party unless the Buyer has obtained a current representation letter from such third party or taken other appropriate steps contemplated by Rule 144A to conclude that such third party independently meets the definition of "qualified institutional buyer" set forth in Rule 144A.

             7. The Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of Rule 144A Securities will constitute a reaffirmation of this certification as of the date of such purchase.


                                            Print Name of Buyer

                                            By:
                                                     Name:
                                                     Title:
                                            Date:


NY1-196367.4
                                                        L-6

                              ANNEX 2 TO EXHIBIT L


            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

              [For Buyers That Are Registered Investment Companies]


                  The undersigned hereby certifies as follows in connection with the Rule 144A Investment Representation to which this Certification is attached:

                   1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

                  2. In connection with purchases by Buyer, the Buyer is a "qualified institutional buyer" as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Buyer alone, or the Buyer's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer's Family of Investment Companies, the cost of such securities was used.
____ The Buyer owned $___________________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).
 ____ The Buyer is part of a Family of Investment Companies which owned in the aggregate $______________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

                  3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

                  4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps.

     5. The Buyer is familiar with Rule 144A and understands that each of the parties to which this certification is made are relying and will continue to rely on the statements
NY1-196367.4
                                                        L-7
made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer's own account.

                  6. The undersigned will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Buyer's purchase of Rule 144A Securities will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.



                                                     Print Name of Buyer


                                                     By:
                                                        Name:
                                                        Title:

                                                     IF AN ADVISER:


                                                     Print Name of Buyer


                                                     Date:







NY1-196367.4
                                                        L-8

                                                     EXHIBIT M

                                             HIGH COST MORTGAGE LOANS

                                                  RFC Loan Number






NY1-196367.4
                                                        M-1

                                                     EXHIBIT N

                                          REPRESENTATIONS AND WARRANTIES

                  Capitalized terms used in this Exhibit, not defined in the Agreement or herein shall have the meanings set forth in the Program Guide.

                  Residential Funding hereby represents and warrants to the Trustee, as to each Mortgage Loan, that as of the Closing Date or as of such other date specifically provided herein:

                (i) Immediately prior to the delivery of the Mortgage Loans to the Company, Residential Funding has good title to, and is the sole owner of, each Loan free and clear of any mortgage, pledge, lien, security interest, charge or other encumbrance, and had full right and authority to sell and assign the Mortgage Loans pursuant to the Assignment and Assumption Agreement.

               (ii) The proceeds of the Mortgage Loan have been fully disbursed, there is no requirement for future advances thereunder and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor (including any escrow funds held to make Monthly Payments pending completion of such improvements) have been complied with. All costs, fees and expenses incurred in making, closing or recording the Mortgage Loans were paid.

              (iii) The Borrower (including any party secondarily liable under the Loan Documents) has no right of set-off, defense, counterclaim or right of rescission as to any Loan Document.

               (iv) Residential Funding and any other originator, Servicer or other previous owner of each Mortgage Loan has obtained all licenses and effected all registrations required under all applicable local, State and federal laws, regulations and orders, including without limitation truth in lending and disclosure laws, necessary to own or originate the Mortgage Loans (the failure to obtain such licenses or to comply with such laws, regulations and orders would make such Mortgage Loans void or voidable). Each Mortgage Loan was originated in compliance with all applicable state and federal laws, including, without limitation, truth in lending and disclosure laws.

                (v) A policy of title insurance, in the form and amount that is in material compliance with the Program Guide, was effective as of the closing of each Loan, is valid and binding, and remains in full force and effect, unless the Mortgaged Premises are located in the State of Iowa and an attorney's certificate has been provided as described in clause (k) of the Program Guide. No claims have been made under such title insurance policy and no holder of the related mortgage, including Residential Funding, has done or omitted to do anything which would impair the coverage of such title insurance policy.

               (vi) Each Mortgage is a valid and enforceable first lien (or junior lien, with respect to 2.4% of the Group I Loans) on the Mortgaged Property subject only to (1) the lien of nondelinquent current real property taxes and assessments, (2) covenants, conditions and


NY1-196367.4
                                                        N-1
restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions generally or specifically reflected in the appraisal made in connection with the origination of the related Mortgage Loan, and (3) other matters to which like properties are commonly subject that do not materially interfere with the benefits of the security intended to be provided by such Mortgage.

              (vii) All improvements which were considered in determining the appraised Value of the Mortgaged Premises lie wholly within the boundaries and the building restriction lines of the Mortgaged Premises, or the policy of title insurance affirmatively insures against loss or damage by reason of any violation, variation, encroachment or adverse circumstance that either is disclosed or would have been disclosed by an accurate survey.

             (viii) There are no delinquent tax or delinquent assessment liens against the Mortgaged Premises, and there are no mechanic's liens or claims for work, labor or material or any other liens affecting the Mortgaged Premises, which are or may be a lien prior to, or equal with, the lien of the Security Instrument assigned to Residential Funding, except those liens that are insured against by the policy of title insurance and described in (v) above.

(ix) Each Mortgaged Property is free of material damage and is in good repair.
                (x) The improvements upon the Mortgaged Premises are insured against loss by fire and other hazards as required by the Program Guide, including flood insurance if required under the National Flood Insurance Act of 1968, as amended. The Security Instrument requires the Borrower to maintain such casualty insurance at the Borrower's expense, and on the Borrower's failure to do so, authorizes the holder of the Security Instrument to obtain and maintain such insurance at the Borrower's expense and to seek reimbursement therefore from the Borrower.

     (xi) The appraisal was made by an appraiser who meets the minimum qualifications for appraisers as specified in the Program Guide. (xii) Each Note and Security Instrument constitutes a legal, valid and binding obligation of the Borrower enforceable in accordance with its terms except as limited by bankruptcy, insolvency or other similar laws affecting generally the enforcement of creditors' rights.

             (xiii) Each Mortgage Loan was originated (1) by a savings and loan association, savings bank, commercial bank, credit union, insurance company or similar institution that is supervised and examined by a federal or state authority, (2) by a mortgagee approved by the Secretary of HUD pursuant to Sections 203 and 211 of the National Housing Act, as amended, or (3) by a mortgage broker or correspondent lender in a manner such that the Certificates would qualify as "mortgage related securities" within the meaning of Section 3(a)(41) of the Securities Exchange Act of 1934, as amended.

              (xiv)            No Mortgage Loan is secured by a leasehold estate


NY1-196367.4
                                                        N-2

               (xv) The information set forth on the Mortgage Loan Schedule with respect to each Mortgage Loan is true and correct in all material respects.

              (xvi) As of the Cut-off Date, approximately 3.8% of the Group I Loans, and 3.2% of the Group II Loans, each by aggregate principal balance as of the Cut-off Date, are delinquent in payment of principal and interest by one month. As of the Cut-off Date, no Group I Loan or Group II Loan is two months or more delinquent in payment of principal and interest.

             (xvii) 16 Group I Loans, and 13 Group II loans, with a Loan-to-Value Ratio at origination in excess of 80% representing 5.7% of the Group I Loans, and 4.0% of the Group II Loans (and representing 21.6% of such Group I Loans, and 35.5% of such Group II Loans, with Loan-to-Value Ratios in excess of 80%), are insured by a primary mortgage insurance policy covering the amount of such Group I Loan or Group II Loan in excess of 75%. No Group I Loan or Group II Loan had a combined Loan-to-Value Ratio at origination, other than 0.04% of the Group I Loans that are second mortgage or deed of trust subordinated to the lien of the Mortgage, in excess of 100%. The weighted average Loan-to-Value Ratio with respect to the Group I Loans and the Group II Loans, by outstanding principal balance as of the Cut-off Date, is 73.45% and 78.47%, respectively.

     (xviii) Each Mortgage Loan is covered by a standard hazard insurance policy.
              (xix) No more than approximately 0.4% of the Group I Loans, and 0.5% of the Group II Loans, each by outstanding principal balance as of the Cut-off Date, are located in any one zip code area in California. No more than approximately 0.7% of the Group I Loans, and 0.7% of the Group II Loans, are located in any one zip code area outside California.

               (xx) The Mortgage Rate on each Group II Loan will be subject to adjustment (a) semi-annually commencing approximately either (i) six months after origination with respect to approximately 23.2% of the Group II Loans,
(ii) twelve months after origination with respect to approximately 0.4% of the Six-Month LIBOR Group II Loans, (iii) two years after the date of origination with respect to approximately 22.0% of the Group II Loans, or (iv) three years after origination with respect to approximately 16.2% of the Group II Loans; or
(b) annually commencing one year after origination with respect to approximately 38.6% of the Group II Loans (by aggregate principal balance as of the Cut-off
Date), in each case on the Adjustment Date specified in the related Mortgage Note to a rate equal to the sum (rounded as described in the Prospectus Supplement) of the related Index described in the Prospectus Supplement and the Note Margin set forth in the related Mortgage Note, subject to the limitations described in the Prospectus Supplement, and semi-annually or annually, as applicable, thereafter, and each such Adjustable Rate Mortgage Loan has an original term to maturity from the date on which the first monthly payment is due of not more than approximately 30 years. On each Adjustment Date, the Mortgage Rate will be adjusted to equal the related Index plus the Gross Margin, rounded to the nearest 0.125%, or, with respect to 1.8% of the Group II Loans, rounded up to the nearest multiple of 0.125% or, with respect to 0.6% of the Group II Loans (each by aggregate principal balance of the Mortgage Loans as of the Cut-off Date) not rounded, subject in each case to the Periodic Rate Cap, the Maximum Interest Rate and the Minimum Interest Rate. The amount of the monthly payment on each Mortgage Loan will be adjusted semi-annually or annually on the first day of the month following the month in which the adjustment date occurs


NY1-196367.4
                                                        N-3
to equal the amount necessary to pay interest at the then-applicable Mortgage Rate to fully amortize the outstanding principal balance of the Mortgage Loan over its remaining term to stated maturity. No Mortgage Loan is subject to negative amortization.

     (xxi) 30.6% of the Group I Loans, and none of the Group II Loans, are Balloon Mortgage Loans.
             (xxii) With respect to each Mortgage constituting a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in such Mortgage, and no fees or expenses are or will become payable by the holder of the Mortgage
Loan to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor.

            (xxiii) Approximately 4.03% of the Mortgaged Properties related to the Group I Loans, and 4.26% of the Mortgaged Properties related to the Group II Loans (each by outstanding principal balance as of the Cut-off Date), are units in detached planned unit developments. Approximately 0.91% of the Mortgaged Properties related to the Group I Loans, and 1.60% of the Mortgaged Properties related to the Group II Loans (each by outstanding principal balance as of the Cut-off Date), are units in attached planned unit developments. Approximately 0.97% of the Mortgaged Properties related to the Group I Loans, and 0.58% of the Mortgaged Properties related to the Group II Loans (each by outstanding principal balance as of the Cut-off Date), are units in townhouses. Each Mortgaged Property is suitable for year-round occupancy.

             (xxiv) Approximately 2.10% of the Mortgaged Properties related to the Group I Loans, and 3.52% of the Mortgaged Properties related to the Group II Loans (each by outstanding principal balance as of the Cut-off Date), are condominium units.

              (xxv) Approximately 93.86% of the Group I Loans, and 95.61% of the Group II Loans, each by outstanding principal balance as of the Cut-off Date, are secured by the owner's primary residence. Approximately 1.05% of the Group I Loans, and 1.23% of the Group II Loans, each by outstanding principal balance as of the Cut-off Date, are secured by the owner's second or vacation residence. Approximately 5.08% of the Group I Loans, and 3.16% of the Group II Loans, each by outstanding principal balance as of the Cut-off Date, are secured by a non-owner occupied residence.

             (xxvi) Approximately 3.67% of the Group I Loans, and 2.96% of the Group II Loans, each by outstanding principal balance as of the Cut-off Date, are secured by two-to-four family dwelling units. Approximately 88.33% of the Group I Loans, and 87.08% of the Group II Loans, each by outstanding principal balance as of the Cut-off Date, are secured by detached one-family dwelling units.

            (xxvii) The average outstanding principal balance of the Mortgage Loans at origination was approximately $85,359 for the Group I Loans, and $126,302 for the Group II Loans. Among the Group I Loans, no Mortgage Loan at origination had a principal balance of less than $10,000 or more than $650,000. Among the Group II Loans, no Mortgage Loan at origination had a principal balance of less than $14,700 or more than $485,000.


NY1-196367.4
                                                        N-4

           (xxviii) As of the Cut-off Date, all Mortgage Rate adjustments on Mortgage Loans that have reached an Adjustment Date have been done in accordance with the terms of the related Mortgage Note.

             (xxix) Any escrow arrangements established with respect to any Mortgage Loan are in compliance with all applicable local, state and federal laws and are in compliance with the terms of the related Mortgage Note.

         (xxx) Except as otherwise specifically set forth herein, there is no default, breach, violation or event of acceleration existing under any Mortgage Note or Mortgage and no event which, with notice and expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and no such default, breach, violation or event of acceleration has been waived by Residential Funding or by any other entity involved in originating or servicing a Mortgage Loan.

         (xxxi)  Each  Mortgage  Loan  constitutes  a qualified  mortgage  under
Section   860G(a)(3)(A)   of  the  Code   and   Treasury   Regulations   Section
1.860G-2(a)(1).



NY1-196367.4
                                                        N-5

                                                     EXHIBIT O


                                       CERTIFICATE GUARANTY INSURANCE POLICY


                CERTIFICATE GUARANTY INSURANCE POLICY ENDORSEMENT


Attached to and forming                   Effective Date of Endorsement:
part of Policy #AB0103BE                 March 27, 1997
issued to:


The First National Bank of Chicago,
as Trustee on behalf of, and for the benefit of the Holders of, the Mortgage Pass-Through Certificates, Series 1997-KS1, Class A Certificates as Issued pursuant to the Agreement

         For all purposes of this Policy, the following terms shall have the following meanings:

         "Agreement" shall mean the Pooling and Servicing Agreement dated as of March 1, 1997 among Residential Asset Securities Corporation, as Company,
Residential Funding Corporation, as Master Servicer, and the Trustee, as Trustee, without regard to any amendment or supplement thereto.

         "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in New York City or in the city in which the corporate trust office of the Trustee under the Agreement or the Insurer is located are authorized or obligated by law or executive order to close.

         "Deficiency Amount" shall mean, with respect to the Class A-I Certificates or Class A-II Certificates, as of any Distribution Date (i) any shortfall in amounts available in the Certificate Account to pay interest for the related Interest Accrual Period on the Certificate Principal Balance of such Class A Certificates at the then applicable Pass-Through Rate, net of any interest shortfalls relating to the Relief Act and any Class A-I Unpaid Interest Shortfalls and Class A-II Unpaid Interest Shortfalls allocated to such Class A Certificates, (ii) the principal portion of any Realized Losses allocated to such Class A Certificates with respect to such Distribution Date and (iii) the Certificate Principal Balance of such Class A Certificates to the extent unpaid on the Final Distribution Date or earlier termination of the Trust Fund pursuant to the terms of the Agreement.

         "Due for Payment" shall mean the Distribution Date on which Insured Amounts are due.


NY1-200650.1

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         "Final Distribution Date" shall mean the Distribution Date on which the final  distribution  in respect of the  Certificates  will be made  pursuant  to
Section 9.01 of the Agreement, which Final Distribution Date shall in no event be later than the end of the 90-day liquidation period described in Section 9.02 of the Agreement.

         "First Distribution Date" shall mean April 25, 1997.

         "Holder" shall mean any person who is the registered owner or beneficial owner of any of the Class A Certificates.

         "Insurance Agreement" shall mean the Insurance and Indemnity Agreement (as may be amended, modified or supplemented from time to time) dated as of March 27, 1997, by and among the Insurer, Residential Funding Corporation, as Seller of the Mortgage Loans to the Company and as Master Servicer, the Company and The First National Bank of Chicago, as Trustee.

         "Insurance Policy" or "Policy" shall mean this Certificate Guaranty Insurance Policy together with each and every endorsement hereto.

         "Insured Amounts" shall mean, with respect to any Distribution Date, the Deficiency Amount for such Distribution Date.

         "Insured Obligations" shall mean the Class A Certificates.

         "Insured Payments" shall mean, with respect to any Distribution Date, the aggregate amount actually paid by the Insurer to the Trustee in respect of Insured Amounts for such Distribution Date.

         "Insurer" shall mean AMBAC Indemnity Corporation, or any successor thereto, as issuer of the Insurance Policy.

         "Late Payment Rate" shall mean the lesser of (a) the greater of (i) the per annum rate of interest publicly announced from time to time by Citibank, N.A. as its prime or base lending rate (any change in such rate of interest to be effective on the date such change is announced by Citibank, N.A.), and (ii) the then applicable rate of interest on the Class A Certificates and (b) the maximum rate permissible under applicable usury or similar laws limiting interest rates. The Late Payment Rate shall be computed on the basis of the actual number of days elapsed over a year of 360 days for any Distribution Date

         "Nonpayment" shall mean, with respect to any Distribution Date, a Deficiency Amount owing in respect of such Distribution Date.

         "Notice" shall mean the telephonic or telegraphic notice, promptly confirmed in writing by telecopy substantially in the form of Exhibit A to the Policy, the original of which is subsequently delivered by registered or certified mail, from the Trustee specifying the Insured Amount which shall be due and owing on the applicable Distribution Date.


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 "Premium Percentage" shall have the definition set forth in the
 Insurance Agreement.

         "Reimbursement Amount" shall mean, as to any Distribution Date, the sum of (x) (i) all Insured Payments paid by the Insurer, but for which the Insurer has not been reimbursed prior to such Distribution Date pursuant to Section 4.02 of the Agreement, plus (ii) interest accrued thereon, calculated at the Late Payment Rate from the date the Trustee received the related Insured Payments, and (y) (i) any other amounts then due and owing to the Insurer under the Insurance Agreement, but for which the Insurer has not been reimbursed prior to such Distribution Date pursuant to Section 4.02 of the Agreement, plus (ii) interest on such amounts at the Late Payment Rate.

         "Trustee" shall mean, for the purposes of the Policy, The First National Bank of Chicago, or any successor thereto under the Agreement.

         Capitalized used herein and not otherwise defined shall have the meaning assigned to them in the Agreement.

         AMBAC hereby agrees that if, as of any Distribution Date, it has become subrogated to the rights of Holders by virtue of a previous payment under this Policy, no recovery of such payment will occur unless the full amount of the Holders' allocable distributions for such Distribution Date can be made. In so doing, AMBAC does not waive its rights to seek full payment of all Reimbursement Amounts owed to it under the Agreement.

         As provided by the Policy, the Insurer will pay any amount payable hereunder no later than 12:00 noon, New York City time, on the later of the Distribution Date on which the related Deficiency Amount is due or the Business Day following receipt in New York, New York on a Business Day by the Insurer of a Notice; provided that, if such Notice is received after 12:00 noon, New York City time, on such Business Day, it will be deemed to be received on the following Business Day. If any such Notice is not in proper form or is otherwise insufficient for the purpose of making claim under the Policy, it shall be deemed not to have been received for purposes of this paragraph, and the Insurer shall promptly so advise the Trustee and the Trustee may submit an amended Notice.

         The terms and provisions of the Agreement constitute the instrument of assignment referred to in the second paragraph of the face of this Policy.

         A premium will be payable on this Policy on each Distribution Date as provided in Section 4.01(b) of the Agreement, beginning with the First
Distribution Date, in an amount equal to 1/12th of the product of (i) the Premium Percentage and (ii) the aggregate Certificate Principal Balance of the Class A Certificates on the prior Distribution Date (after giving effect to any distributions to be made on such Distribution Date); provided that on the First Distribution Date, the premium will be equal to 1/12th of the product of the (i) Premium Percentage and (ii) aggregate Certificate Principal Balance of the Class A Certificates as of the Cut-off Date.



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         The   insurance   provided   by  the  Policy  is  not  covered  by  the
Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

         The Policy to which this Endorsement is attached and of which it forms a part is hereby amended to provide that there shall be no acceleration payment due under the Policy unless such acceleration is at the sole option of AMBAC. This Policy does not cover shortfalls, if any, attributable to the liability of the Trust Fund, the REMIC or the Trustee for withholding taxes, if any (including interest and penalties in respect of any such liability).

         Nothing herein contained shall be held to vary, alter, waive or extend any of the terms, conditions, provisions, agreements or limitations of the above mentioned Policy other than as above stated.

         This Policy is issued under and pursuant to, and shall be construed under, the laws of the State of Illinois (without giving effect to the conflict of laws provisions thereof).

                                   [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]


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         IN WITNESS WHEREOF,  AMBAC has caused this Endorsement to the Policy to be signed by its duly authorized officers.


Vice President                                       Assistant Secretary



--------------------                      ---------------------



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



                                    EXHIBIT A
                  TO THE CERTIFICATE GUARANTY INSURANCE POLICY
                               Policy No. AB0103BE


                         NOTICE OF NONPAYMENT AND DEMAND
                         FOR PAYMENT OF INSURED AMOUNTS

                                    Date: [ ]

AMBAC INDEMNITY CORPORATION
One State Street Plaza
New York, New York  10004
Attention:  General Counsel

         Reference is made to Certificate Guaranty Insurance Policy No.#AB0103BE (the "Policy") issued by AMBAC Indemnity Corporation ("AMBAC"). Terms capitalized herein and not otherwise defined shall have the meanings specified in the Policy and the Agreement, as the case may be, unless the context otherwise requires.

  The Trustee hereby certifies as follows:

1.The Trustee is the Trustee under the Agreement for the Class A Certificates.

2.The relevant Distribution Date or Final Distribution Date is [date].

3.Payment on the Class A Certificates in respect of the Distribution Date is due to be received on ____________________________ under the Agreement, in an amount equal to $_____________________.

[3The amount to be paid to the Holders of the Class A Certificates on the Final
  Distribution Date is $__________.]

4.There is a Deficiency Amount of $__________________ in respect of the Class
  A Certificates, which amount is an Insured Amount pursuant to the terms of the Agreement.

5.The sum of $__________________ is the Insured Amount that is Due for Payment.

6.The Trustee has not heretofore made a demand for the Insured Amount in respect of the Distribution Date.

7.The Trustee hereby requests the payment of the Insured Amount that is Due for Payment be made by AMBAC under the Policy and directs that payment under


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


                  the Policy be made to the following account by bank wire transfer of federal or other immediately available funds in accordance with the terms of the Policy to:

                  [The First National Bank of Chicago
                  ABA # 007000013
                  Acct # 4811-5377 for credit to 19-203015-007
                  FBO:  RASC 1997-KS1]

                  [Trustee's account number.]

         8. The Trustee hereby agrees that, following receipt of the Insured Amount from AMBAC, it shall (a) hold such amounts in trust and apply the same directly to the distribution of payment on the Class A Certificates when due; (b) not apply such funds for any other purpose; (c) deposit such funds to the Certificate Account and not commingle such funds with other funds held by the Trustee and (d) maintain an accurate record of such payments with respect to the Class A Certificates and the corresponding claim on the Policy and proceeds thereof.


                                [Name of Trustee]


                                                     By:
                                                     Title:
                                                                       (Officer)


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NY1-196367.4
                                                        O-1

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